MANUFACTURERS INVESTMENT TRUST ANNUAL REPORT
PRESIDENT'S MESSAGE

January 31, 2004

Dear Fellow Investors:

I am pleased to present the 2003 annual financial statements of the Manufacturers Investment Trust (the Trust), the mutual fund that is the underlying investment vehicle for your variable annuity, variable insurance product or retirement plan. The financial statements that follow reflect operations for the 12 months ended December 31, 2003. During this period, total net assets of the Trust increased by 40% from $18.8 billion to $26.2 billion.

This year was a turning point for the US and global economies. Business spending strengthened significantly, the employment picture began looking positive, and during the third quarter GDP grew at an annual rate of 8.2%, the strongest in nearly 20 years. In addition, consumer spending remained strong, as did consumer confidence and the housing market.

The S&P 500 Index marked its first positive calendar year since 1999, ending the year up +28.7%. The Russell Midcap and small-cap Russell 2000 Indices gained +40.1% and +47.3%, respectively, while the technology-heavy Nasdaq registered a +50.0% gain in 2003. During the same period, the Wilshire Real Estate Securities Index rose +37.1%. The overall US Bond Market posted a small gain; the first time in four years that bonds underperformed the stock market.

Equity market gains in 2003 appear to bring to a close the current era of equity market bubbles, starting with the steep climb in the late 1990s and concluding with the recent collapse at the dawn of the new millennium. This volatility strengthens the value of our commitment to time-tested disciplines of diversification and buy-and-hold investing. The multi-manager platform that Manulife Financial offers was designed in particular to help you achieve diversification in your portfolio.

To make diversification easier, Manulife offers Lifestyle portfolios, which are diversified, fund-of-fund portfolios that offer investment risk management strategies ranging from conservative to aggressive. Increasingly, our clients are turning to these portfolios to help them pursue an asset allocation mix appropriate for their risk tolerance. Along with the platform changes implemented in May, we rebalanced our five Lifestyle portfolios, further diversifying them with broader asset allocation and new asset classes such as TIPS (Treasury Inflation Protected Securities), Natural Resources and International Small Cap. Collectively, these restructurings are a reflection of our commitment to offer clients a "best in class" investment platform with the tools needed to implement appropriate asset allocation strategies.

We urge you to review your financial program regularly with your financial consultant to ensure that it continues to be structured in the best way to help you meet your goals. It may be the right time to reevaluate your mix of portfolios to increase diversification among different asset classes.

Thank you for choosing Manulife Financial. We look forward to continuing to earn your trust as we serve your retirement, insurance and investment needs.

Sincerely,

/s/ JAMES D. GALLAGHER
President
Manufacturers Investment Trust

MANUFACTURERS INVESTMENT TRUST
INDEX TO ANNUAL REPORT

                                                                                Page
                                                                                ----
Portfolio Performance and Manager's Commentary..........................        iii

Report of Independent Auditors..........................................          1

Statements of Assets and Liabilities....................................          2

Statements of Operations................................................         20

Statements of Changes in Net Assets.....................................         38

Financial Highlights....................................................         62

Portfolio of Investments:

    Science & Technology Trust..........................................         97

    Pacific Rim Emerging Markets Trust..................................         98

    Health Sciences Trust...............................................        100

    Emerging Growth Trust ..............................................        102

    Aggressive Growth Trust.............................................        103

    Emerging Small Company Trust........................................        107

    Small Company Blend Trust...........................................        109

    Dynamic Growth Trust................................................        112

    Mid Cap Stock Trust.................................................        113

    Natural Resources Trust.............................................        115

    All Cap Growth Trust................................................        116

    Strategic Opportunities Trust.......................................        118

    Financial Services Trust............................................        119

    International Stock Trust...........................................        120

    Overseas Trust......................................................        121

    International Small Cap Trust.......................................        123

    International Value Trust...........................................        125

    Quantitative Mid Cap Trust..........................................        126

    Mid Cap Core Trust..................................................        127

    Global Equity Trust.................................................        129

    Strategic Growth Trust..............................................        131

    Capital Appreciation Trust..........................................        132

    Quantitative All Cap Trust..........................................        133

    All Cap Core Trust .................................................        135

    Large Cap Growth Trust..............................................        137

    Quantitative Equity Trust...........................................        140

    Blue Chip Growth Trust..............................................        141

    U.S. Large Cap Trust (formerly, U.S. Large Cap Value Trust).........        143

    Strategic Value Trust (formerly, Capital Opportunities Trust).......        146

    Large Cap Value Trust...............................................        147

    Utilities Trust.....................................................        148

    Real Estate Securities Trust........................................        150

    Small Cap Opportunities Trust.......................................        151

    Small Company Value Trust...........................................        153

    Special Value Trust.................................................        155

    Mid Cap Value Trust.................................................        157

    Value Trust.........................................................        158

    All Cap Value Trust.................................................        159

MANUFACTURERS INVESTMENT TRUST
INDEX TO ANNUAL REPORT, CONTINUED

    Equity Index Trust..................................................        161

    Fundamental Value Trust.............................................        167

    Growth & Income Trust...............................................        168

    Great Companies-America Trust.......................................        170

    Equity-Income Trust.................................................        170

    Income & Value Trust................................................        172

    Balanced Trust......................................................        180

    Global Allocation Trust (formerly, Tactical Allocation Trust).......        182

    High Yield Trust....................................................        187

    Strategic Bond Trust................................................        193

    Global Bond Trust...................................................        200

    Diversified Bond Trust..............................................        205

    Investment Quality Bond Trust.......................................        210

    Total Return Trust..................................................        221

    Real Return Bond Trust..............................................        224

    U.S. Government Securities Trust....................................        226

    Money Market Trust..................................................        227

    Small Cap Index Trust...............................................        228

    International Index Trust...........................................        243

    Mid Cap Index Trust.................................................        253

    Total Stock Market Index Trust......................................        257

    500 Index Trust.....................................................        283

    Lifestyle Aggressive 1000 Trust.....................................        289

    Lifestyle Growth 820 Trust..........................................        289

    Lifestyle Balanced 640 Trust........................................        290

    Lifestyle Moderate 460 Trust........................................        290

    Lifestyle Conservative 280 Trust....................................        291

    Small-Mid Cap Trust.................................................        291

    International Equity Select Trust...................................        292

    High Grade Bond Trust...............................................        293

    American Growth Trust...............................................        294

    American International Trust........................................        294

    American Growth-Income Trust........................................        294

    American Blue Chip Income and Growth Trust..........................        294

Notes to Financial Statements...........................................        295

Trustees and Officers Information.......................................        320

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO PERFORMANCE AND MANAGER'S COMMENTARY

                                TRUST PERFORMANCE

In the following pages we have set forth information regarding the performance of each Portfolio of the Manufacturers Investment Trust (the "Trust"), excluding the Money Market Trust. There are several ways to evaluate a Portfolio's historical performance. One can look at the total percentage change in value, the average annual percentage change or the growth of a hypothetical $10,000 investment. WITH RESPECT TO ALL PERFORMANCE INFORMATION PRESENTED, IT IS IMPORTANT TO UNDERSTAND THAT PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. RETURN AND PRINCIPAL FLUCTUATE, AND SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.

                               PERFORMANCE TABLES

The Performance Tables show two types of total return information: CUMULATIVE AND AVERAGE ANNUAL TOTAL RETURNS. A CUMULATIVE TOTAL RETURN is an expression of a Portfolio's total change in share value in percentage terms over a set period of time -- one, five and ten years (or since the Portfolio's inception if less than the applicable period). An AVERAGE ANNUAL TOTAL RETURN takes the Portfolio's cumulative total return for a time period greater than one year and shows what would have happened if the Portfolio had performed at a constant rate each year. THE TABLES SHOW ALL CUMULATIVE AND AVERAGE ANNUAL TOTAL RETURNS, NET OF FEES AND EXPENSES OF THE TRUST, BUT DO NOT REFLECT THE INSURANCE (SEPARATE ACCOUNT) EXPENSES (INCLUDING A POSSIBLE CONTINGENT DEFERRED SALES CHARGE) OF THE VARIABLE ANNUITY AND VARIABLE LIFE PRODUCTS THAT INVEST IN THE TRUST. IF THESE WERE INCLUDED, PERFORMANCE WOULD BE LOWER.

     GRAPH -- CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

The performance graph for each Portfolio shows the change in value of a $10,000 investment over the life or ten year period of each Portfolio, whichever is shorter. Each Portfolio's performance is compared with the performance of one or more broad-based securities indices as a "benchmark." All performance information includes the reinvestment of dividends and capital gain distributions, as well as the deduction of ongoing management fees and Portfolio operating expenses. The benchmarks used for comparison are unmanaged and include reinvestment of dividends and capital gains distributions, if any, but do not reflect any fees or expenses. Portfolios that invest in multiple asset classes are compared with a customized benchmark. This benchmark is comprised of a set percentage allocation from each of the asset classes in which the Portfolio invests.

                         PORTFOLIO MANAGER'S COMMENTARY

Finally, we have provided a commentary by each portfolio manager regarding each Portfolio's performance during the period ended December 31, 2003. The views expressed are those of the portfolio manager as of December 31, 2003, and are subject to change based on market and other conditions. Information about a Portfolio's holdings, asset allocation or country diversification is historical and is no indication of future portfolio composition, which will vary. Information provided in this report should not be considered a recommendation to purchase or sell securities. The Portfolios are not insured by the FDIC, are not a deposit or other obligation of, or guaranteed by banks and are not subject to investment risks including loss of principal amount invested. For a more detailed discussion of the risks associated with the Portfolios, see the Trust prospectus.

"Standard & Poor's," "Standard & Poor's 500," "S&P 500," and "S&P MidCap 400 Index" are trademarks of The McGraw-Hill Companies, Inc. "Russell 1000," "Russell 2000," "Russell 3000," and "Russell Midcap" are trademarks of Frank Russell Company. "Wilshire 5000" is a trademark of Wilshire Associates. "Morgan Stanley European Australian Far East Free", "EAFE" and "MSCI" are trademarks of Morgan Stanley & Co. Incorporated." "Lehman Brothers" is a registered trademark of Lehman Brothers Inc. "Lipper" is a registered trademark of Reuters S.A. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by any of these companies, and none of these companies make any representation regarding the advisability of investing in the Trust.

                           SCIENCE & TECHNOLOGY TRUST


INVESTMENT OBJECTIVE &   To achieve long-term growth of capital by investing at least
  POLICIES:              80% of the portfolio's net assets in the common stocks of
                         companies expected to benefit from the development,
                         advancement and use of science and technology.
SUBADVISER:              T. Rowe Price Associates, Inc.
PORTFOLIO MANAGERS:      Michael Sola
INCEPTION DATE:          January 1, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[SCIENCE & TECHNOLOGY TRUST PERFORMANCE GRAPH]

                                                             SCIENCE & TECHNOLOGY TRUST SERIES   LIPPER SCIENCE & TECHNOLOGY AVG.
                                                                             I                         FUNDS CLASSIFICATION
                                                             ---------------------------------   --------------------------------
Dec. 1996                                                                  10000                              10000
                                                                           10744                              10620
                                                                            9896                               9719
                                                                            9344                               9013
                                                                            9704                               9270
                                                                           10840                              10537
Jun. 1997                                                                  11040                              10688
                                                                           12336                              12052
                                                                           12168                              12055
                                                                           12616                              12672
                                                                           11680                              11607
                                                                           11632                              11500
Dec. 1997                                                                  11071                              11229
                                                                           11242                              11500
                                                                           12607                              12819
                                                                           12827                              13219
                                                                           13436                              13728
                                                                           12323                              12752
Jun. 1998                                                                  12981                              13720
                                                                           12339                              13481
                                                                            9575                              10762
                                                                           10787                              12199
                                                                           12063                              13073
                                                                           13510                              14815
Dec. 1998                                                                  15867                              17240
                                                                           17882                              19948
                                                                           16069                              18215
                                                                           17873                              20302
                                                                           18004                              20935
                                                                           18233                              20661
Jun. 1999                                                                  20674                              23124
                                                                           20649                              22881
                                                                           21797                              24080
                                                                           22333                              24896
                                                                           23749                              27660
                                                                           26654                              32459
Dec. 1999                                                                  31652                              40723
                                                                           29971                              39933
                                                                           35711                              51022
                                                                           35719                              48685
                                                                           31386                              42658
                                                                           27633                              37475
Jun. 2000                                                                  30622                              43853
                                                                           29238                              41718
                                                                           34697                              48205
                                                                           30540                              43351
                                                                           28213                              38391
                                                                           20553                              28341
Dec. 2000                                                                  20872                              27748
                                                                           23485                              30470
                                                                           15996                              21987
                                                                           13041                              18282
                                                                           16967                              21897
                                                                           15991                              20990
Jun. 2001                                                                  15227                              20697
                                                                           14194                              18768
                                                                           11919                              16283
                                                                            9070                              12718
                                                                           10638                              14748
                                                                           12310                              17065
Dec. 2001                                                                  12262                              17236
                                                                           11899                              16927
                                                                           10399                              14566
                                                                           11345                              15934
                                                                            9816                              13993
                                                                            9357                              13159
Jun. 2002                                                                   8201                              11417
                                                                            7359                              10154
                                                                            7283                               9854
                                                                            6078                               8406
                                                                            7244                               9801
                                                                            8343                              11439
Dec. 2002                                                                   7264                               9876
                                                                            7206                               9834
                                                                            7349                               9876
                                                                            7330                               9839
                                                                            8076                              10814
                                                                            8821                              12146
Jun. 2003                                                                   8840                              12224
                                                                            9222                              12935
                                                                            9814                              13900
                                                                            9566                              13518
                                                                           10417                              14921
                                                                           10636                              14985
Dec. 2003                                                                  10924                              15009

                              PERFORMANCE TABLE**

                                                              Average Annual Total Return         Cumulative Total Return
                                                                                   Since                          Since
Periods Ended December 31, 2003                               1 Year   5 Year    Inception         5 Year       Inception
Lipper Science & Technology Avg. Funds Classification*        51.98%   -2.73%      5.97%          -12.94%         50.09%
Science & Technology Trust Series I                           50.39%   -7.19%      1.27%          -31.15%          9.24%
Science & Technology Trust Series II+++                       50.46%              -5.00%                          -9.44%
Science & Technology Trust Series III***                                                                           7.73%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                           PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Science & Technology Trust Series I returned +50.39%, underperforming the +51.98% return of the Lipper Science & Technology Average Funds Classification.

ENVIRONMENT: Science and technology stocks rebounded from their lows and posted powerful returns in 2003. Equity gains were strong, as all major market indexes delivered returns of 25% or more -- the NASDAQ Composite Index's 50% gain led the way. The year ended on an upbeat note compared with an atmosphere of economic uncertainty, depressed business confidence, tight financial conditions and weak economic growth that prevailed during the early months of 2003.

The fund benefited from strong stock selection among Software stocks. An overweight of the sector, which lagged the Index, detracted slightly from results. Solid stock selection among Hardware sector companies helped returns. In the E-commerce sector, relative performance was hurt when the portfolio eliminated one company in favor of another when the two companies announced they would merge. The absence of a leading e-commerce firm from the portfolio also hurt returns. Stock selection in the Components sector detracted.

OUTLOOK: The more speculative stocks in our sectors of the market have been fully valued for some time, but we see opportunities among some of the more established technology companies with leadership positions in their industries. Corporate profits are strong, and we expect corporate spending on information technology and other areas to pick up in the months ahead.

                       PACIFIC RIM EMERGING MARKETS TRUST


INVESTMENT OBJECTIVE     To achieve long-term growth of capital by investing, under
  & POLICIES:            normal conditions, at least 80% of the portfolio's net
                         assets in common stocks and equity-related securities of
                         established, larger capitalization, non-U.S. companies in
                         the Pacific Rim that have attractive long-term prospects for capital growth.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Samantha Ho and Seton Lor
INCEPTION DATE:          October 4, 1994

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[PACIFIC RIM EMERGING MARKETS TRUST PERFORMANCE GRAPH]

                                                  PACIFIC RIM EMERGING                                    MSCI AC PACIFIC FREE
                                                 MARKETS TRUST SERIES I        MSCI PACIFIC INDEX                 INDEX
                                                 ----------------------        ------------------         --------------------
Sept. 1994                                                10000                       10000                       10000
                                                          10140                       10254                       10264
                                                           9466                        9684                        9674
Dec. 1994                                                  9473                        9750                        9727
                                                           8774                        9136                        9087
                                                           9189                        8912                        8903
                                                           9302                        9597                        9537
                                                           9403                       10007                        9924
                                                           9904                        9609                        9622
Jun. 1995                                                  9748                        9203                        9240
                                                          10239                        9868                        9868
                                                          10056                        9498                        9488
                                                          10097                        9588                        9579
                                                           9978                        9123                        9138
                                                          10122                        9573                        9536
Dec. 1995                                                 10548                       10042                       10005
                                                          11015                       10061                       10086
                                                          11064                        9949                        9963
                                                          11184                       10256                       10241
                                                          11563                       10779                       10759
                                                          11392                       10313                       10315
Jun. 1996                                                 11289                       10317                       10301
                                                          10821                        9844                        9792
                                                          11140                        9587                        9568
                                                          11422                        9901                        9859
                                                          11260                        9443                        9375
                                                          11747                        9701                        9653
Dec. 1996                                                 11582                        9198                        9179
                                                          11539                        8426                        8521
                                                          11699                        8603                        8671
                                                          11284                        8289                        8352
                                                          11093                        8463                        8507
                                                          11869                        9292                        9258
Jun. 1997                                                 11964                        9869                        9818
                                                          12007                        9634                        9617
                                                          10179                        8680                        8569
                                                          10328                        8648                        8493
                                                           8564                        7599                        7394
                                                           8033                        7182                        6960
Dec. 1997                                                  7630                        6868                        6623
                                                           7353                        7241                        6976
                                                           8067                        7502                        7283
                                                           7971                        7090                        6894
                                                           7747                        6951                        6721
                                                           6948                        6480                        6224
Jun. 1998                                                  6458                        6468                        6166
                                                           6330                        6357                        6080
                                                           5627                        5606                        5334
                                                           5850                        5589                        5346
                                                           6767                        6558                        6299
                                                           7193                        6860                        6651
Dec. 1998                                                  7278                        7053                        6850
                                                           7257                        7105                        6887
                                                           7150                        6967                        6741
                                                           7822                        7847                        7576
                                                           8783                        8372                        8185
                                                           8310                        7875                        7719
Jun. 1999                                                  9128                        8601                        8543
                                                           9365                        9257                        9063
                                                           9462                        9164                        9007
                                                           9623                        9588                        9271
                                                          10140                        9960                        9635
                                                          11065                       10456                       10150
Dec. 1999                                                 11854                       11140                       10797
                                                          11244                       10604                       10376
                                                          11113                       10373                       10057
                                                          11647                       11094                       10760
                                                          11010                       10324                        9974
                                                          10518                        9725                        9422
Jun. 2000                                                 11163                       10477                       10074
                                                          10168                        9481                        9137
                                                          10628                        9999                        9520
                                                           9961                        9473                        8910
                                                           9348                        8931                        8352
                                                           9108                        8622                        8033
Dec. 2000                                                  8966                        8284                        7707
                                                           9119                        8259                        7903
                                                           8747                        7908                        7540
                                                           8025                        7536                        7133
                                                           8618                        8032                        7540
                                                           8519                        8003                        7520
Jun. 2001                                                  8124                        7621                        7197
                                                           7542                        7126                        6737
                                                           7377                        6959                        6603
                                                           6444                        6233                        5868
                                                           6686                        6299                        5975
                                                           7169                        6481                        6253
Dec. 2001                                                  7301                        6194                        6109
                                                           7191                        5850                        5874
                                                           7377                        6008                        6030
                                                           7904                        6338                        6389
                                                           8056                        6622                        6632
                                                           8177                        6970                        6905
Jun. 2002                                                  7748                        6608                        6548
                                                           7309                        6163                        6135
                                                           7155                        6120                        6083
                                                           6462                        5820                        5715
                                                           6429                        5589                        5560
                                                           6858                        5793                        5787
Dec. 2002                                                  6385                        5637                        5589
                                                           6309                        5480                        5476
                                                           6166                        5486                        5431
                                                           5792                        5324                        5255
                                                           6001                        5373                        5333
                                                           6398                        5638                        5628
Jun. 2003                                                  6827                        5997                        5998
                                                           7279                        6202                        6260
                                                           7928                        6758                        6786
                                                           8116                        7133                        7061
                                                           8710                        7505                        7480
                                                           8413                        7331                        7301
Dec. 2003                                                  8986                        7834                        7629

                              PERFORMANCE TABLE**

                                                               Average Annual Total Return    Cumulative Total Return
                                                                                    Since                     Since
Periods Ended December 31, 2003                               1 Year    5 Year    Inception    5 Year       Inception
MSCI Pacific Index*                                            38.98%    2.12%      -2.60%     11.08%         -21.66%
MSCI AC Pacific Free Index+*                                   36.51%    2.18%      -2.88%     11.38%         -23.71%
Pacific Rim Emerging Markets Trust Series I                    40.37%    4.30%      -1.15%     23.45%         -10.14%
Pacific Rim Emerging Markets Trust Series II+++                40.17%               11.44%                     23.28%
Pacific Rim Emerging Markets Trust Series III***                                                               10.75%

  + The MSCI AC Pacific Free Index was added in 2003 to more accurately reflect the investment objective of the Pacific Rim Emerging Markets Trust.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Pacific Rim Emerging Markets Trust Series I returned +40.37%, outperforming the +36.51% return of the MSCI AC Pacific Free Index.

ENVIRONMENT: Pacific Asian markets posted strong returns in 2003, reversing earlier losses undermined by the Iraqi war and the SARS outbreak. The regional index hit its low in April and subsequently rallied, supported by faster global economic growth and attractive valuations. Over the period, Japanese equities underperformed the region. Consumer Durable stocks underperformed the market following disappointing results from a Japanese consumer electronics firm. In Korea, the market underperformed the region as rising tension on the Korean peninsula weighed on sentiment during the first few months of the year. Technology stocks were also strong following better than expected third quarter results from a Japanese electronics company. In China, materials stocks rallied strongly after positive earnings from a couple of chemical companies. Auto stocks remained strong on the back of robust domestic sales.

The overweight positions in China, Taiwan and Thailand versus the underweight exposure in Japan, added value against benchmark. The underweight exposure in Australia and the overweight position in Korea and Singapore subtracted value.

OUTLOOK: We believe the macro economic environment remains positive for Asian equity markets. With an improving global economic outlook, there is room for further acceleration in growth in much of the region in 2004 supported by renewed domestic consumption and business investment. Although non-Japan Asia markets have performed strongly since the SARS outbreak, valuations are still moderate in absolute terms and inexpensive against its own history or relative to developed markets.

                             HEALTH SCIENCES TRUST


INVESTMENT OBJECTIVE &   To achieve long-term capital appreciation by investing at
  POLICIES:              least 80% of the portfolio's net assets in common stocks of companies engaged in the research, development, production or distribution of products or services related to
                         healthcare, medicine or the life sciences (collectively, the
                         "health sciences").
SUBADVISER:              T. Rowe Price Associates, Inc.
PORTFOLIO MANAGERS:      Kris H. Jenner
INCEPTION DATE:          April 30, 2001

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[HEALTH SCIENCES TRUST PERFORMANCE GRAPH]

                                                                                                 LIPPER HEALTH/BIOTECHNOLOGY AVG.
                                                               HEALTH SCIENCES TRUST SERIES I          FUNDS CLASSIFICATION
                                                               ------------------------------    --------------------------------
Apr. 2001                                                                  10000                              10000
                                                                           10472                              10432
Jun. 2001                                                                  10808                              10527
                                                                           10272                              10157
                                                                           10224                              10000
Sep. 2001                                                                   9607                               9394
                                                                           10160                               9879
                                                                           10784                              10462
Dec. 2001                                                                  10832                              10397
                                                                           10176                               9676
                                                                            9800                               9363
Mar. 2002                                                                  10121                               9587
                                                                            9534                               8887
                                                                            9197                               8505
Jun. 2002                                                                   8524                               7736
                                                                            8203                               7488
                                                                            8051                               7372
Sep. 2002                                                                   7762                               7045
                                                                            8091                               7305
                                                                            8219                               7518
Dec. 2002                                                                   7882                               7189
                                                                            7890                               7173
                                                                            7826                               6991
Mar. 2003                                                                   8227                               7272
                                                                            8612                               7695
                                                                            9446                               8387
Jun. 2003                                                                   9719                               8620
                                                                           10160                               8883
                                                                            9991                               8744
Sep. 2003                                                                   9856                               8782
                                                                            9984                               8884
                                                                           10312                               8902
Dec. 2003                                                                  10736                               9274

                              PERFORMANCE TABLE**

                                                              Average Annual Total Return          Cumulative Total Return
                                                                                 Since                      Since
Periods Ended December 31, 2003                               1 Year           Inception                  Inception
Lipper Health/Biotechnology Avg. Funds Classification*        28.99%             -2.79%                     -7.26%
Health Sciences Trust Series I                                36.22%              2.69%                      7.36%
Health Sciences Trust Series II+++                            35.91%              1.95%                      3.80%
Health Sciences Trust Series III***                                                                          5.93%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Health Sciences Trust Series I returned +36.22%, outperforming the +28.99% return of the Lipper Health/Biotechnology Average Funds Classification.

ENVIRONMENT: Despite strong returns by health maintenance organizations and biotechnology and medical device companies, health care equities as a group underperformed the S&P 500 Index last year. The performance of many big pharmaceutical companies, which were hurt by disappointing current and forecasted earnings, was the primary reason for this shortfall.

A three-year slide in U.S. stocks ended in mid-March. Stocks have rallied strongly since that time, and all major indices finished the year solidly in positive territory. The NASDAQ Composite Index's 50.0% return led the way. The S&P 500 Index and the Dow Jones Industrial Average delivered more moderate, but still impressive, gains of 28.7% and 28.2%, respectively. Small-cap stocks strongly outpaced large-caps.

Stock selection among Pharmaceutical stocks, an underweight position relative to the benchmark at approximately 22% of portfolio assets, contributed strongly to relative returns. An overweight of a particular pharmaceutical firm aided performance. We also benefited by underweighting or avoiding several other major pharmaceutical companies.

Biotechnology represents nearly 39% of portfolio assets -- well above the benchmark holding. Stock selection in this area yielded mixed results. Strong stock selection in the services sector, which represents about 23% of portfolio assets, helped returns. Among products and devices stocks, individual selection was positive but the portfolio's underweight of this strong sector detracted.

OUTLOOK: We remain biased towards companies producing important drugs for unmet medical needs with strong management and solid balance sheets. Over the long term, we believe that health care remains an area of tremendous growth.

                             EMERGING GROWTH TRUST


INVESTMENT OBJECTIVE &   To achieve superior long-term rates of return through
  POLICIES:              capital appreciation. The portfolio seeks to achieve its
                         objective by investing, under normal circumstances,
                         primarily in equity securities of small-cap U.S. companies.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Niall Brown, Robert Lutzko & Luciano Orengo
INCEPTION DATE:          May 5, 2003

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[EMERGING GROWTH TRUST PERFORMANCE GRAPH]

                                                                   EMERGING GROWTH TRUST            RUSSELL 2000 GROWTH INDEX
                                                                   ---------------------            -------------------------
Apr. 2003                                                                  10000                              10000
May 2003                                                                   10640                              11127
Jun. 2003                                                                  10776                              11342
Jul. 2003                                                                  11505                              12199
Aug. 2003                                                                  12120                              12854
Sep. 2003                                                                  11784                              12529
Oct. 2003                                                                  12640                              13612
Nov. 2003                                                                  13111                              14055
Dec. 2003                                                                  13084                              14117

                              PERFORMANCE TABLE**

                                                                                                     Cumulative Total Return
                                                                                                              Since
Periods Ended December 31, 2003                                                                             Inception
Russell 2000 Growth Index*                                                                                   41.17%
Emerging Growth Trust Series I                                                                               30.84%
Emerging Growth Trust Series II                                                                              30.68%
Emerging Growth Trust Series III***                                                                           4.77%

  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the period since its inception on May 5, 2003, the Emerging Growth Trust Series I returned +30.84%, underperforming the +41.17% return of the Russell 2000 Growth Index and the 39.12% return of the Morningstar Small Growth Peer Group.

ENVIRONMENT: This proved to be an excellent year for the small cap space, and in particular for the small cap growth space, which led all style boxes in 2003. On the heels of losses in the prior three years, a deeply oversold market with a reasonable valuation, diminishing geopolitical risks, and an improving economy combined to produce one of the best years ever for small cap investors, and the best year since 1991.

In this year of recovery, the more cyclical sectors outperformed the less cyclical sectors in general. The top three performing sectors in 2003 were Telecommunication Services +90.8%, Information Technology +68%, and Health Care +44.5%. While the three worst performing sectors were Energy +30.6%, Consumer Staples +31.2% and Utilities +32.8%.

This year was a difficult period for small cap portfolio managers to outperform. With the benchmark Russell 2000 Growth Index up 48.54% any cash holdings severely penalized managers. A 5% cash weight held throughout the year would have hurt performance by a full 2.42%. An allocation to cash detracted from the Trust's performance. Stock selection also carried an impact. In 2003 the best performing stocks were ones that were: losing money, were most over valued, had a stock price under $5, and a market cap under $250M at the years start. In general these are companies, which we best describe as low quality. The Trust was penalized by not owning enough of these low quality companies.

OUTLOOK: The environment for the small cap growth space remains strong as the US economy continues to lead the developed world in growth. Growth stocks tend to beat value stocks early in the recovery and in periods of US dollar weakness; we expect the group to continue to perform well. We remain focused on profitable small companies with reasonable valuations, a strategy that has worked over the longer term and one that we expect to work in this period of earnings recovery. The risk of profit taking, especially in the "high-flying" names continues to be present but we feel that our portfolio positioning in better quality names offers the fund a degree of protection. We continue to believe that the group as a whole will end 2004 at a higher level.

                            AGGRESSIVE GROWTH TRUST


INVESTMENT OBJECTIVE     To achieve long-term capital appreciation by investing
  & POLICIES:            primarily in common stocks, convertible bonds, convertible preferred stocks and warrants of companies that the
                         subadviser expects to achieve earnings growth over time at a rate in excess of 15% per year. Many of these companies are small and medium sized.
SUBADVISER:              A I M Capital Management, Inc.
PORTFOLIO MANAGERS:      Karl Farmer, Robert M. Kippes & Jay K. Rushkin
INCEPTION DATE:          January 1, 1997++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[AGGRESSIVE GROWTH TRUST PERFORMANCE GRAPH]

                                                              AGGRESSIVE GROWTH TRUST SERIES I      RUSSELL 2000 GROWTH INDEX
                                                              --------------------------------      -------------------------
Dec.1996                                                                   10000                              10000
                                                                           10128                              10250
                                                                            9296                               9631
                                                                            8488                               8951
                                                                            8504                               8848
                                                                            9384                              10177
Jun.1997                                                                    9792                              10523
                                                                           10584                              11062
                                                                           10256                              11394
                                                                           10704                              12303
                                                                           10088                              11564
                                                                            9872                              11288
Dec.1997                                                                   10000                              11295
                                                                            9600                              11144
                                                                           10432                              12128
                                                                           10920                              12637
                                                                           10976                              12714
                                                                            9944                              11790
Jun.1998                                                                   10480                              11911
                                                                            9544                              10916
                                                                            7384                               8396
                                                                            7888                               9248
                                                                            8328                               9730
                                                                            9120                              10485
Dec.1998                                                                   10432                              11434
                                                                           10640                              11949
                                                                            9584                              10855
                                                                           10008                              11242
                                                                            9559                              12234
                                                                            9640                              12254
Jun.1999                                                                   10384                              12900
                                                                           10440                              12501
                                                                           10336                              12034
                                                                           10648                              12266
                                                                           11112                              12580
                                                                           12056                              13909
Dec.1999                                                                   13872                              16361
                                                                           13608                              16209
                                                                           17960                              19981
                                                                           17465                              17881
                                                                           16336                              16075
                                                                           14873                              14667
Jun.2000                                                                   16705                              16562
                                                                           15856                              15142
                                                                           18121                              16735
                                                                           17057                              15903
                                                                           16233                              14612
                                                                           13209                              11958
Dec.2000                                                                   14288                              12691
                                                                           14368                              13718
                                                                           12169                              11837
                                                                           10864                              10761
                                                                           11984                              12078
                                                                           12056                              12358
Jun.2001                                                                   12256                              12696
                                                                           11721                              11613
                                                                           10809                              10887
                                                                            9273                               9131
                                                                            9729                              10009
                                                                           10281                              10845
Dec.2001                                                                   10576                              11520
                                                                           10344                              11110
                                                                            9984                              10391
                                                                           10624                              11294
                                                                           10441                              11050
                                                                           10049                              10404
Jun.2002                                                                    9257                               9521
                                                                            8041                               8058
                                                                            7993                               8054
                                                                            7520                               7472
                                                                            7880                               7851
                                                                            8360                               8629
Dec.2002                                                                    7936                               8034
                                                                            7721                               7815
                                                                            7528                               7606
                                                                            7641                               7721
                                                                            8113                               8451
                                                                            8697                               9404
Jun.2003                                                                    8929                               9585
                                                                            9249                              10310
                                                                            9809                              10863
                                                                            9497                              10589
                                                                           10273                              11504
                                                                           10545                              11879
Dec.2003                                                                   10624                              11933

                              PERFORMANCE TABLE**

                                                                  Average Annual Total Return            Cumulative Total Return
                                                                                Since       Since++                       Since
Periods Ended December 31, 2003                           1 Year    5 Year    Inception   May 1, 1999   5 Year          Inception
Russell 2000 Growth Index*                                 48.54%    0.86%      2.56%        -0.53%      4.37%            19.33%
Aggressive Growth Trust Series I                           33.87%    0.37%      0.87%         2.29%      1.84%             6.24%
Aggressive Growth Trust Series II+++                       33.57%               1.40%                                      2.71%
Aggressive Growth Trust Series III***                                                                                      6.58%

  ++ Current subadviser assignment became effective May 1, 1999.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Aggressive Growth Trust Series I returned +33.87%, underperforming the +48.54% return of the Russell 2000 Growth Index.

ENVIRONMENT: In the first half of 2003, as the country focused on conflict in Iraq, the domestic equity markets managed slight gains, and the U.S. economy grew at a sluggish pace. By the second half of the year, however, economic growth gathered momentum and the equity markets experienced a broad-based rally. Economic growth accelerated from 1.4% in the first quarter to 8.2% by the third quarter. Economic growth is estimated at 4 to 5% for the fourth quarter and projected to be near 4.5% for 2004.

For the first time in three years, the major equity indices posted gains: the Dow Jones Industrial Average was up 28.27%, the NASDAQ Composite Index rose 50.01%, and the S&P 500 Index gained 28.70%. Small-cap stocks outperformed large caps, and small-cap growth outperformed small-cap value.

The primary detractors during the year were the Information Technology and Health Care sectors, largely due to stock selection. Within these sectors, portfolio holdings in semiconductor and semiconductor equipment stocks and health care providers and services detracted the most from performance versus the Russell 2000 Growth Index. The underweight position to biotechnology stocks within the Health Care sector detracted from relative performance. In general, while overall performance was positive, a lack of exposure to more volatile, lower quality stocks detracted from performance when compared to the benchmark. Although Information Technology detracted from performance on a relative basis, this sector had a positive impact on the portfolio's overall return. The Consumer Discretionary sector also helped performance due to an overweight position and stock selection.

OUTLOOK: By the end of 2003, the economy had improved markedly, and as we look to 2004, it remains to be seen whether headlines of new corporate scandals, heightened terror alerts, and renewed fears of SARS and Mad Cow disease will erode last year's gains. Both the equity markets and the economy, however, are in a better position now compared to a year ago, which should bode well for growth in 2004.

                          EMERGING SMALL COMPANY TRUST


INVESTMENT OBJECTIVE &   To achieve long-term growth of capital by investing at least
  POLICIES:              80% of the portfolio's net assets in common stocks of
                         companies that have market capitalizations which match the approximate range of capitalization of the Russell 2000
                         Growth Index at the time of purchase.
SUBADVISER:              Franklin(R) Templeton(R)
PORTFOLIO MANAGERS:      Edward B. Jamieson, Michael McCarthy and Aidan O'Connell
INCEPTION DATE:          January 1, 1997++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[EMERGING SMALL COMPANY TRUST PERFORMANCE GRAPH]

                                                                EMERGING SMALL COMPANY TRUST
                                                                          SERIES I                  RUSSELL 2000 GROWTH INDEX
                                                                ----------------------------        -------------------------
Dec.1996                                                                   10000                              10000
                                                                           10186                              10250
                                                                            9731                               9631
                                                                            9133                               8951
                                                                            9079                               8848
                                                                           10127                              10177
Jun.1997                                                                   10578                              10523
                                                                           11191                              11062
                                                                           11298                              11394
                                                                           12293                              12303
                                                                           11651                              11564
                                                                           11514                              11288
Dec.1997                                                                   11823                              11295
                                                                           11303                              11144
                                                                           12386                              12128
                                                                           13077                              12637
                                                                           13103                              12714
                                                                           12223                              11790
Jun.1998                                                                   12551                              11911
                                                                           11210                              10916
                                                                            9189                               8396
                                                                            9904                               9248
                                                                           10435                               9730
                                                                           10982                              10485
Dec.1998                                                                   11722                              11434
                                                                           12081                              11949
                                                                           10910                              10855
                                                                           11732                              11242
                                                                           11434                              12234
                                                                           11334                              12254
Jun.1999                                                                   12443                              12900
                                                                           12138                              12501
                                                                           12357                              12034
                                                                           12786                              12266
                                                                           14349                              12580
                                                                           16401                              13909
Dec.1999                                                                   20341                              16361
                                                                           20176                              16209
                                                                           25594                              19981
                                                                           23846                              17881
                                                                           21490                              16075
                                                                           20138                              14667
Jun.2000                                                                   23024                              16562
                                                                           22096                              15142
                                                                           25114                              16735
                                                                           24619                              15903
                                                                           22891                              14612
                                                                           17866                              11958
Dec.2000                                                                   19467                              12691
                                                                           20273                              13718
                                                                           16365                              11837
                                                                           14370                              10761
                                                                           16555                              12078
                                                                           16428                              12358
Jun.2001                                                                   16213                              12696
                                                                           15313                              11613
                                                                           14285                              10887
                                                                           12101                               9131
                                                                           13112                              10009
                                                                           14412                              10845
Dec.2001                                                                   15138                              11520
                                                                           14534                              11110
                                                                           13877                              10391
                                                                           14882                              11294
                                                                           14051                              11050
                                                                           13575                              10404
Jun.2002                                                                   12500                               9521
                                                                           10792                               8058
                                                                           10600                               8054
                                                                            9537                               7472
                                                                           10437                               7851
                                                                           11680                               8629
Dec.2002                                                                   10717                               8034
                                                                           10438                               7815
                                                                           10282                               7606
                                                                           10183                               7721
                                                                           11124                               8451
                                                                           12169                               9404
Jun.2003                                                                   12234                               9585
                                                                           12728                              10310
                                                                           13669                              10863
                                                                           13077                              10589
                                                                           14355                              11504
                                                                           14778                              11879
Dec.2003                                                                   14975                              11933

                              PERFORMANCE TABLE**

                                                            Average Annual Total Return              Cumulative Total Return
                                                                         Since       Since++                        Since
Periods Ended December 31, 2003                      1 Year   5 Year   Inception   May 1, 1999        5 Year      Inception
Russell 2000 Growth Index*                            48.54%   0.86%     2.56%       -0.53%            4.37%        19.33%
Emerging Small Company Trust Series I                 39.73%   5.02%     5.94%        5.95%           27.75%        49.75%
Emerging Small Company Trust Series II+++             39.48%             1.21%                                       2.35%
Emerging Small Company Trust Series III***                                                                           7.60%

  ++ Current subadviser assignment became effective May 1, 1999.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Emerging Small Company Trust Series I returned +39.73%, underperforming the +48.54% return of the Russell 2000 Growth Index.

ENVIRONMENT: The final quarter of 2003 capped a year of strong stock market performance. The widely followed Dow Jones Industrial Average, NASDAQ Composite Index and S&P 500 Index performed well above long-term averages. In the last three quarters of the year, small-cap stocks outperformed their larger-cap counterparts. In general, the markets reflected confidence that the economic recovery may be at hand.

On an absolute basis, electronic technology stocks provided the greatest contribution to the portfolio's return during the year as its semiconductor and electronic production equipment holdings appreciated. Retail trade, technology services and health technology companies were also significant contributors to positive returns. Relative to the benchmark, the portfolio's overweight position in electronic technology, particularly in semiconductors and electronic production equipment, helped performance, as did stock selection within the Retail sector.

Although the portfolio performed well on an absolute basis during the period, it underperformed the Index. This was primarily due to overweight positions in Industrial Services and Process Industries. An overweight position and stock selection in Producer Manufacturing also hurt relative performance, as did our stock selection within Health Services.

OUTLOOK: We seek to invest in stocks that present the best trade-off among growth opportunity, business and financial risk, and valuation. We continue to search across all sectors for opportunities to invest in rapidly growing small cap companies, which tend to show higher growth momentum as the economy picks up.

                           SMALL COMPANY BLEND TRUST


INVESTMENT OBJECTIVE     To achieve long-term growth of capital by investing at least
  & POLICIES:            80% of its net assets in equity and equity-related
                         securities of companies with market capitalizations that
                         approximately match the range of capitalization of the
                         Russell 2000 Index ("small cap stocks") at the time of
                         purchase.
SUBADVISER:              Capital Guardian Trust Company
PORTFOLIO MANAGERS:      Michael R. Ericksen, James S. Kang, Robert G. Kirby, Karen
                         A. Miller, Kathryn M. Peters and Lawrence R. Solomon
INCEPTION DATE:          May 1, 1999

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[SMALL COMPANY BLEND TRUST PERFORMANCE GRAPH]

                                                              SMALL COMPANY BLEND TRUST SERIES
                                                                             I                          RUSSELL 2000 INDEX
                                                              --------------------------------          ------------------
May1999                                                                    10024                              10146
Jun.1999                                                                   10904                              10605
                                                                           10688                              10314
                                                                           10432                               9932
Sep.1999                                                                   10456                               9934
                                                                           10696                               9974
                                                                           11536                              10570
Dec.1999                                                                   12856                              11767
                                                                           12978                              11578
                                                                           15099                              13489
Mar.2000                                                                   14437                              12600
                                                                           12966                              11842
                                                                           11981                              11151
Jun.2000                                                                   13977                              12124
                                                                           13295                              11733
                                                                           14362                              12628
Sep.2000                                                                   12909                              12257
                                                                           11825                              11710
                                                                            9583                              10508
Dec.2000                                                                   10319                              11411
                                                                           11733                              12006
                                                                            9807                              11218
Mar.2001                                                                    8986                              10669
                                                                           10145                              11504
                                                                           10476                              11787
Jun.2001                                                                   10714                              12193
                                                                           10145                              11534
                                                                            9540                              11161
Sep.2001                                                                    7942                               9659
                                                                            8640                              10224
                                                                            9412                              11015
Dec.2001                                                                   10081                              11695
                                                                            9768                              11573
                                                                            9566                              11256
Mar.2002                                                                   10576                              12161
                                                                           10374                              12272
                                                                            9887                              11727
Jun.2002                                                                    9216                              11145
                                                                            7873                               9462
                                                                            7726                               9438
Sep.2002                                                                    7054                               8760
                                                                            7257                               9041
                                                                            7983                               9848
Dec.2002                                                                    7505                               9299
                                                                            7202                               9041
                                                                            6953                               8768
Mar.2003                                                                    7018                               8881
                                                                            7753                               9723
                                                                            8554                              10767
Jun.2003                                                                    8691                              10962
                                                                            9022                              11648
                                                                            9648                              12181
Sep.2003                                                                    9252                              11956
                                                                            9942                              12960
                                                                           10209                              13420
Dec.2003                                                                   10484                              13694

                              PERFORMANCE TABLE**

                                                              Average Annual Total Return    Cumulative Total Return
                                                                                  Since               Since
Periods Ended December 31, 2003                                1 Year           Inception           Inception
Russell 2000 Index*                                            47.25%              6.97%              36.94%
Small Company Blend Trust Series I                             39.71%              1.02%               4.84%
Small Company Blend Trust Series II+++                         39.63%              3.38%               6.64%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Small Company Blend Trust Series I returned +39.71%, underperforming the +47.25% return of the Russell 2000 Index.

ENVIRONMENT: The year was a tough one for active small-cap managers as highly volatile stocks with no earnings, very small market capitalizations and low returns on equity drove the performance of the Russell 2000 Index.

Throughout the year, the portfolio was positioned for an economic recovery. Our overweight position in and stock selection within the Consumer Discretionary area -- industries such as retail, media, hotels, and restaurants -- generally detracted from results, although some Consumer Discretionary holdings had strong relative returns. Holdings in Other Cyclicals and Materials were also detractors. The portfolio's underweight position and stock selection in Health Care also hurt returns.

On the positive side, our overweight position in semiconductor production equipment companies was helpful and we were able to take profits in several of these holdings. Despite being underweight Technology, stock selection proved fruitful as our technology holdings outperformed the broad sector.

OUTLOOK: As of the end of 2003, small-caps have now outperformed large caps for five consecutive years. The duration of the cycle, the magnitude of small-cap outperformance, current valuations relative to large-caps and historical precedent argues against this type of small-cap outperformance relative to large-caps continuing for much longer.

                              DYNAMIC GROWTH TRUST

INVESTMENT OBJECTIVE     To achieve long-term growth of capital by investing
  & POLICIES:            primarily in equity securities of companies with significant capital appreciation potential, with an emphasis on medium size companies.
SUBADVISER:              Deutsche Asset Management
PORTFOLIO MANAGERS:      Bob Grandhi, Audrey M.T. Jones and Dorris R. Klug
INCEPTION DATE:          May 1, 2000+

          CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[DYNAMIC GROWTH TRUST PERFORMANCE GRAPH]

                                                               DYNAMIC GROWTH TRUST SERIES I       RUSSELL MIDCAP GROWTH INDEX
                                                               -----------------------------       ---------------------------
Apr. 2000                                                                  10000                              10000
                                                                            8960                               9271
Jun. 2000                                                                   9616                              10255
                                                                            9032                               9606
                                                                           10009                              11054
                                                                            9416                              10514
                                                                            8816                               9794
                                                                            6081                               7666
Dec. 2000                                                                   6384                               8069
                                                                            7416                               8530
                                                                            5680                               7054
                                                                            4984                               6045
                                                                            5346                               7052
                                                                            4969                               7019
Jun. 2001                                                                   4616                               7023
                                                                            4352                               6549
                                                                            3975                               6075
                                                                            3342                               5070
                                                                            3558                               5603
                                                                            3783                               6207
Dec. 2001                                                                   3815                               6443
                                                                            3494                               6234
                                                                            3310                               5881
                                                                            3478                               6329
                                                                            3398                               5994
                                                                            3294                               5816
Jun. 2002                                                                   3085                               5174
                                                                            2813                               4671
                                                                            2813                               4655
                                                                            2700                               4284
                                                                            2773                               4617
                                                                            2861                               4978
Dec. 2002                                                                   2733                               4678
                                                                            2628                               4632
                                                                            2605                               4592
                                                                            2596                               4677
                                                                            2757                               4996
                                                                            2965                               5476
Jun. 2003                                                                   3013                               5555
                                                                            3149                               5753
                                                                            3301                               6070
                                                                            3221                               5952
                                                                            3446                               6432
                                                                            3494                               6604
Dec. 2003                                                                   3526                               6675

                              PERFORMANCE TABLE**

                                                               Average Annual Total Return          Cumulative Total Return
                                                                                        Since+                    Since+
                                                                            Since      Nov 25,       Since        Nov 25,
           Periods Ended December 31, 2003               1 Year           Inception      2002      Inception       2002
Russell Midcap Growth Index*                              42.71%           -10.44%      31.10%      -33.25%        34.09%
Dynamic Growth Trust Series I                             29.03%           -24.73%      20.04%      -64.74%        22.22%
Dynamic Growth Trust Series II+++                         29.12%            -0.12%      20.10%       -0.23%        22.28%

  + Current subadviser assignment became effective November 25, 2002.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Dynamic Growth Trust Series I returned +29.03%, underperforming the +42.71% return of the Russell Midcap Growth Index.

ENVIRONMENT: With recent economic data indicating a six month expansion in the manufacturing sector, the U.S. economy continuing to add jobs, and the fastest increase in the pace of consumer spending seen in the last 17 years, it would appear that the U.S. economy is on the path of recovery. However, factors such as OPEC's decision to reduce production in order to boost oil prices could have a moderating effect on future growth.

The underweight to both the Technology and Health Care sector was a positive contributor to relative performance, while the overweight to Other Energy and Consumer Staples was a detracting factor. Stock selection was the primary driver of underperformance. The fund was hurt by picks in Consumer Discretionary and Technology, while selections in Health Care and Consumer Staples helped performance.

OUTLOOK: With underlying economic and market factors supportive of the equity markets, investor focus should shift towards the more profitable, institutional quality mid cap companies (instead of the low quality, non-earner companies which were the primary drivers of Index performance) as they report superior earnings with attractive valuations. Mid-cap earnings growth is expected to come in ahead of large caps, making this the twelfth out of the last 13 reporting seasons in which mid-cap earnings have exceeded that of large caps and this should drive relative performance.

                              MID CAP STOCK TRUST

INVESTMENT OBJECTIVE &   To achieve growth of capital by investing at least 80% of
  POLICIES:              the portfolio's net assets in equity securities of mid-sized companies with significant capital appreciation potential.
SUBADVISER:              Wellington Management Company, LLP
PORTFOLIO MANAGER:       Michael Carmen
INCEPTION DATE:          May 1, 1999

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[MID CAP STOCK TRUST PERFORMANCE GRAPH]

                                                                MID CAP STOCK TRUST SERIES I       RUSSELL MIDCAP GROWTH INDEX
                                                                ----------------------------       ---------------------------
May1999                                                                    10104                               9871
Jun.1999                                                                   10544                              10560
                                                                           10320                              10224
                                                                            9536                              10118
Sep.1999                                                                    9312                              10032
                                                                            9327                              10807
                                                                            9415                              11927
Dec.1999                                                                   10080                              13992
                                                                            9680                              13989
                                                                            9880                              16930
Mar.2000                                                                   10536                              16947
                                                                            9544                              15301
                                                                            8816                              14186
Jun.2000                                                                    9719                              15691
                                                                            9839                              14698
                                                                           11206                              16914
Sep.2000                                                                   11135                              16087
                                                                           10454                              14987
                                                                            8702                              11730
Dec.2000                                                                    9680                              12348
                                                                            9928                              13053
                                                                            8648                              10795
Mar.2001                                                                    7392                               9250
                                                                            8433                              10792
                                                                            8472                              10742
Jun.2001                                                                    8688                              10747
                                                                            8488                              10023
                                                                            8152                               9296
Sep.2001                                                                    7136                               7759
                                                                            7513                               8575
                                                                            8321                               9498
Dec.2001                                                                    8616                               9860
                                                                            8560                               9540
                                                                            8120                               8999
Mar.2002                                                                    8664                               9686
                                                                            8352                               9173
                                                                            8200                               8899
Jun.2002                                                                    7456                               7917
                                                                            6817                               7148
                                                                            6656                               7123
Sep.2002                                                                    6200                               6557
                                                                            6553                               7065
                                                                            7201                               7618
Dec.2002                                                                    6672                               7158
                                                                            6680                               7088
                                                                            6592                               7026
Mar.2003                                                                    6752                               7157
                                                                            7352                               7644
                                                                            7913                               8379
Jun.2003                                                                    8113                               8499
                                                                            8161                               8803
                                                                            8505                               9288
Sep.2003                                                                    8281                               9107
                                                                            9057                               9841
                                                                            9370                              10105
Dec.2003                                                                    9496                              10215

                              PERFORMANCE TABLE**

                                                            Average Annual Total Return            Cumulative Total Return
                                                                               Since                        Since
             Periods Ended December 31, 2003                 1 Year          Inception                    Inception
Russell Midcap Growth Index*                                 42.71%             0.46%                       2.15%
Mid Cap Stock Trust Series I                                 42.33%            -1.10%                      -5.04%
Mid Cap Stock Trust Series II+++                             41.97%             5.69%                      11.28%
Mid Cap Stock Trust Series III***                                                                          10.42%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Mid Cap Stock Trust Series I returned +42.33%, underperforming the +42.71% return of the Russell Midcap Growth Index.

ENVIRONMENT: Equity markets capped off a strong 2003 with another quarter of double-digit gains. Economic data continued to improve as third quarter real gross domestic product (GDP) growth reached 8.2%, corporate earnings surged and the labor market stabilized. Small-and mid-cap stocks outperformed large-cap stocks, and value and growth stocks posted similar gains. All sectors within the Russell MidCap Growth Index ended the year with more than a 15% return. The best-performing sectors were Technology, Telecommunication and Materials, while the Energy, Consumer Staples and Industrials lagged. Stock selection in Health Care, Industrials and Consumer Discretionary sectors made the greatest contributions to performance. Conversely, our underweight exposure to Technology offset gains for the year.

OUTLOOK: As we enter 2004, corporate profits are robust, borrowing costs remain attractive, and consumer spending is stable. The building blocks for reinvigorated corporate spending, rising employment and an expanding economy appear to be in place. While the strongest move in the equity markets is likely behind us, we are still early in the economic recovery. Inventories remain quite low so any acceleration in orders could set off an inventory cycle that would result in healthy economic growth for an extended period. Rising profit expectations should continue to support moderate returns in the equity markets. The biggest risk is if interest rates move dramatically higher and earnings growth fails to materialize. Relative to the benchmark, the portfolio is overweight in the Industrials and Telecommunication sectors and underweight in the Technology sector.

                            NATURAL RESOURCES TRUST

INVESTMENT OBJECTIVE &   To achieve long-term total return. Under normal market
  POLICIES:              conditions, the portfolio will invest at least 80% of its
                         net assets in equity and equity-related securities of
                         natural resource-related companies worldwide. Natural
                         resource-related companies include companies that own or
                         develop energy, metals, forest products and other natural
                         resources, or supply goods and services to such companies.
                         The portfolio seeks to invest in companies that are expected to benefit from rising demand for natural resources and
                         natural resource-based products and services.
SUBADVISER:              Wellington Management Company, LLP
PORTFOLIO MANAGERS:      Karl E. Bandtel and James A. Bevilacqua
INCEPTION DATE:          May 5, 2003

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[NATURAL RESOURCES TRUST PERFORMANCE GRAPH]

                                                LIPPER NATURAL RESOURCES                                 NATURAL RESOURCES TRUST
                                                AVG. FUNDS CLASSIFICATION        COMBINED INDEX                 SERIES I
                                                -------------------------        --------------          -----------------------
Apr-03                                                    10000                       10000                       10000
May-03                                                    11121                       10767                       10688
Jun-03                                                    11018                       10983                       10880
Jul-03                                                    10740                       11168                       10880
Aug-03                                                    11514                       11819                       11689
Sep-03                                                    11298                       11715                       11649
Oct-03                                                    11755                       12388                       12417
Nov-03                                                    11972                       12597                       12921
Dec-03                                                    13213                       14207                       14400

                              PERFORMANCE TABLE**

Periods Ended December 31, 2003                                   Cumulative Total Return
Lipper Natural Resources Avg. Funds Classification*                       32.13%
Combined Index*+                                                          42.07%
Natural Resources Trust Series I                                          44.00%
Natural Resources Trust Series II                                         43.84%
Natural Resources Trust Series III***                                     22.28%

  + The Combined Index is comprised of 60% MSCI World Energy Index, 30% MSCI
    World Metals & Mining Index, and 10% MSCI World Paper & Forest Products
    Index.
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the period since its inception on May 5 through year-end 2003, the Natural Resources Trust Series I returned +44.00%, outperforming the +42.07% return of its Combined Index.

ENVIRONMENT: In 2003, oil and gas prices combined (50/50) averaged just under $31 per barrel-of-oil-equivalent. This is the highest level ever, and roughly twice the average throughout the 1990s. Energy stocks responded positively to the bullish commodity prices, particularly in December. Base and precious metals commodity prices had a strong year, as well. Gold ended the year at $420 an ounce, up from less than $350 in early May. Metals equities followed suit with substantial rises. The paper industry continued to show comparative weakness until late in the year when signs of life emerged. The Portfolio's relative outperformance was due to stock selection among Oil & Gas and Metals & Mining securities. Stock selection in Paper and Forest Products detracted somewhat.

OUTLOOK: We are always uncomfortable during periods when optimism is the prevailing mood toward the sectors in which we invest. Potential future returns generally become compressed during those rare periods. However, the current bullish outlook seems plausible. There is little excess capacity in most commodity sectors, inventories are not excessive, and additional supply is constrained either by geologic, political, or timeframe limitations. This is an environment conducive to robust commodity prices. The question is how long does it take for the powerful self- correcting forces to assert themselves? As yet, we are generally sticking with the investments that have served us well although, as always, we remain vigilant for opportunities to improve the portfolio's risk/reward potential.

                              ALL CAP GROWTH TRUST

INVESTMENT OBJECTIVE &   To achieve long-term capital appreciation by investing the
  POLICIES:              portfolio's assets, under normal market conditions,
                         principally in common stocks of companies that are likely to benefit from new or innovative products, services or
                         processes, as well as those that have experienced
                         above-average, long-term growth in earnings and have
                         excellent prospects for future growth.
SUBADVISER:              A I M Capital Management, Inc.
PORTFOLIO MANAGERS:      Christian A. Costanzo, Robert Lloyd, Bryan A. Unterhalter &
                         Kenneth A. Zschappel
INCEPTION DATE:          March 4, 1996++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[ALL CAP GROWTH TRUST PERFORMANCE GRAPH]

                                                  ALL CAP GROWTH TRUST
                                                        SERIES I            RUSSELL 3000 GROWTH INDEX        COMBINED INDEX
                                                  --------------------      -------------------------        --------------
Feb. 1996                                               10000.00                    10000.00                    10000.00
                                                        10312.00                    10031.00                    10079.00
                                                        10824.00                    10346.00                    10566.00
                                                        10976.00                    10726.00                    10781.00
Jun. 1996                                               10504.00                    10663.00                    10456.00
                                                         9368.00                     9968.00                     9644.00
                                                         9904.00                    10272.00                    10166.00
                                                        10456.00                    10997.00                    10812.00
                                                        10248.00                    11010.00                    10685.00
                                                        10864.00                    11786.00                    11315.00
Dec. 1996                                               10696.00                    11598.00                    11124.00
                                                        11232.00                    12360.00                    11616.00
                                                        10584.00                    12214.00                    11361.00
                                                         9984.00                    11535.00                    10719.00
                                                        10064.00                    12223.00                    10981.00
                                                        10848.00                    13182.00                    11965.00
Jun. 1997                                               11448.00                    13703.00                    12297.00
                                                        12520.00                    14866.00                    13474.00
                                                        12384.00                    14119.00                    13341.00
                                                        13264.00                    14858.00                    14017.00
                                                        12544.00                    14273.00                    13314.00
                                                        12576.00                    14781.00                    13454.00
Dec. 1997                                               12328.00                    14932.00                    13630.00
                                                        12320.00                    15316.00                    13385.00
                                                        13408.00                    16486.00                    14643.00
                                                        14288.00                    17147.00                    15257.00
                                                        14176.00                    17372.00                    15464.00
                                                        13720.00                    16807.00                    14829.00
Jun. 1998                                               14792.00                    17760.00                    15248.00
                                                        14536.00                    17522.00                    14596.00
                                                        11592.00                    14776.00                    11809.00
                                                        12408.00                    15939.00                    12702.00
                                                        13128.00                    17186.00                    13637.00
                                                        14080.00                    18495.00                    14556.00
Dec. 1998                                               15816.00                    20163.00                    16064.00
                                                        15672.00                    21327.00                    16546.00
                                                        14912.00                    20280.00                    15737.00
                                                        16224.00                    21324.00                    16614.00
                                                        16237.00                    21480.00                    17371.00
                                                        16192.00                    20872.00                    17147.00
Jun. 1999                                               17304.00                    22306.00                    18344.00
                                                        16771.00                    21599.00                    17761.00
                                                        16697.00                    21866.00                    17576.00
                                                        16818.00                    21466.00                    17427.00
                                                        18050.00                    23012.00                    18774.00
                                                        19622.00                    24333.00                    20719.00
Dec. 1999                                               22884.00                    26983.00                    22975.00
                                                        22488.00                    25790.00                    21959.00
                                                        25403.00                    27402.00                    23332.00
                                                        26066.00                    28953.00                    24652.00
                                                        24064.00                    27465.00                    23385.00
                                                        22601.00                    26012.00                    22148.00
Jun. 2000                                               24757.00                    28074.00                    23904.00
                                                        24479.00                    26817.00                    22834.00
                                                        27713.00                    29270.00                    24923.00
                                                        26192.00                    26589.00                    22640.00
                                                        24492.00                    25268.00                    21515.00
                                                        19794.00                    21485.00                    18294.00
Dec. 2000                                               20415.00                    20933.00                    17824.00
                                                        21364.00                    22396.00                    19070.00
                                                        18072.00                    18645.00                    15875.00
                                                        16046.00                    16641.00                    14169.00
                                                        17641.00                    18741.00                    15957.00
                                                        17461.00                    18518.00                    15767.00
Jun.2001                                                17145.00                    18160.00                    15463.00
                                                        16490.00                    17630.00                    15011.00
                                                        15056.00                    16211.00                    13803.00
                                                        13168.00                    14526.00                    12369.00
                                                        13917.00                    15328.00                    13052.00
                                                        15310.00                    16788.00                    14294.00
Dec.2001                                                15562.00                    16825.00                    14326.00
                                                        15299.00                    16507.00                    14056.00
                                                        14644.00                    15796.00                    13451.00
                                                        15530.00                    16397.00                    13962.00
                                                        14634.00                    15126.00                    12880.00
                                                        14349.00                    14722.00                    12536.00
Jun.2002                                                13346.00                    13368.00                    11383.00
                                                        12133.00                    12543.00                    10680.00
                                                        12090.00                    12577.00                    10710.00
                                                        11173.00                    11297.00                     9620.00
                                                        12165.00                    12304.00                    10477.00
                                                        12639.00                    13006.00                    11075.00
Dec.2002                                                11764.00                    12108.00                    10310.00
                                                        11448.00                    11811.00                    10057.00
                                                        11405.00                    11740.00                     9997.00
                                                        11553.00                    11956.00                    10181.00
                                                        12324.00                    12855.00                    10947.00
                                                        12925.00                    13548.00                    11537.00
Jun.2003                                                13095.00                    13739.00                    11699.00
                                                        13581.00                    14130.00                    12032.00
                                                        14087.00                    14510.00                    12355.00
                                                        13612.00                    14338.00                    12209.00
                                                        14583.00                    15176.00                    12922.00
                                                        14889.00                    15359.00                    13079.00
Dec.2003                                                15203.00                    15858.00                    13503.00

                              PERFORMANCE TABLE**

                                                            Average Annual Total Return               Cumulative Total Return
                                                                          Since       Since++                        Since
Periods Ended December 31, 2003                      1 Year    5 Year   Inception   May 1, 1999        5 Year      Inception
Russell 3000 Growth Index*                            30.97%   -4.69%     6.06%       -6.29%          -21.35%        58.58%
Combined Index*+                                      30.97%   -3.41%     3.91%       -5.25%          -15.95%        35.03%
All Cap Growth Trust Series I                         29.24%   -0.79%     5.50%       -1.40%           -3.87%        52.03%
All Cap Growth Trust Series II+++                     28.99%             -0.43%                                      -0.83%
All Cap Growth Trust Series III***                                                                                    6.90%

  + The Combined Index is a blend of the Russell Mid Cap Growth Index since inception until November 30, 1999, and the performance of the Russell 3000 Growth Index from December 1, 1999 and thereafter.
  ++ Current subadviser assignment became effective May 1, 1999.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the All Cap Growth Trust Series I returned +29.24%, underperforming the +30.97% return of the Russell 3000 Growth Index.

ENVIRONMENT: In the first half of 2003, as the country focused on conflict in Iraq, the domestic equity markets managed slight gains, and the U.S. economy grew at a sluggish pace. By the second half of the year, however, economic growth gathered momentum and the equity markets experienced a broad-based rally. Economic growth accelerated from 1.4% in the first quarter to 8.2% by the third quarter. Economic growth is estimated at 4 to 5% for the fourth quarter and projected to be near 4.5% for 2004.

For the first time in three years, the major equity indices posted gains: the Dow Jones Industrial Average was up 28.27%, the NASDAQ Composite Index rose 50.01%, and the S&P 500 Index gained 28.67%. Small-cap stocks outperformed large caps, and small-cap growth outperformed small-cap value. Growth outperformed value among stocks of all sizes.

The Industrial sector was the main detractor from relative performance, primarily due to stock selection. The Consumer Discretionary and Health Care sectors aided relative performance due to a combination of stock selection and sector weight. We held an overweight in the Consumer Discretionary sector and an underweight in Health Care throughout the year. During the year, we changed the portfolio's position between earnings momentum and core growth stocks to 60% earnings momentum/40% core growth, a reverse of the previous year's mix of roughly 60% core growth and 40% earnings momentum.

OUTLOOK: By the end of 2003, the economy had improved markedly, and as we look to 2004, it remains to be seen whether headlines of new corporate scandals, heightened terror alerts, and renewed fears of SARS and Mad Cow disease will erode last year's gains. Both the equity markets and the economy, however, are in a better position now compared to a year ago, which should bode well for growth in 2004.

                         STRATEGIC OPPORTUNITIES TRUST

INVESTMENT OBJECTIVE &   To achieve growth of capital by investing the portfolio's
  POLICIES:              assets primarily in common stocks of U.S. issuers or
                         securities convertible into, or that carry the right to buy, common stocks. Although current income is a secondary
                         objective, growth of income may accompany growth of capital.
SUBADVISER:              Fidelity(R) Management & Research Company
PORTFOLIO MANAGER:       Jason Weiner, CFA
INCEPTION DATE:          June 18, 1985++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[STRATEGIC OPPORTUNITIES TRUST PERFORMANCE GRAPH]

                                                 STRATEGIC OPPORTUNITIES
                                                     TRUST SERIES I               S&P 500 INDEX              COMBINED INDEX
                                                 -----------------------          -------------              --------------
Dec.1993                                                  10000                       10000                       10000
                                                          10335                       10276                       10373
                                                          10056                       10136                       10295
                                                           9619                        9704                        9872
                                                           9744                        9771                        9994
                                                           9902                        9784                        9872
                                                           9658                        9494                        9424
                                                           9977                        9820                        9635
                                                          10384                       10286                       10116
                                                          10133                       10035                        9886
                                                          10365                       10111                       10232
                                                           9985                        9665                        9879
Dec.1994                                                  10131                        9791                        9947
                                                          10394                        9992                        9872
                                                          10797                       10509                       10266
                                                          11117                       10810                       10659
                                                          11441                       10973                       11149
                                                          11892                       11333                       11566
                                                          12172                       11714                       12488
                                                          12577                       12283                       13486
                                                          12611                       12471                       13629
                                                          13140                       12753                       14046
                                                          13094                       12468                       13998
                                                          13670                       13088                       14346
Dec.1995                                                  13923                       13164                       14203
                                                          14402                       13441                       14565
                                                          14540                       13757                       14907
                                                          14679                       13956                       15050
                                                          14895                       14351                       15577
                                                          15279                       14568                       16060
                                                          15342                       14349                       15758
                                                          14659                       13461                       14770
                                                          14970                       14102                       15313
                                                          15811                       14799                       16120
                                                          16245                       14918                       16271
                                                          17478                       15826                       17176
Dec.1996                                                  17135                       15665                       17063
                                                          18199                       16251                       18074
                                                          18347                       16226                       17372
                                                          17583                       15537                       16286
                                                          18633                       15923                       16987
                                                          19777                       17085                       18246
                                                          20659                       17644                       18823
                                                          22300                       19116                       20196
                                                          21060                       18908                       19855
                                                          22213                       19987                       20782
                                                          21471                       19210                       19543
                                                          22465                       19667                       19912
Dec.1997                                                  22852                       20209                       20347
                                                          23105                       19828                       20290
                                                          24772                       21378                       21909
                                                          26040                       22392                       22959
                                                          26302                       22448                       23095
                                                          25850                       21754                       22455
                                                          26900                       22055                       22729
                                                          26614                       21003                       21815
                                                          22766                       17644                       18010
                                                          24224                       18786                       18627
                                                          26195                       20067                       20295
                                                          27782                       21017                       21232
Dec.1998                                                  29383                       22249                       22261
                                                          30612                       22211                       22204
                                                          29661                       21472                       21347
                                                          30847                       22145                       22021
                                                          32042                       23781                       24750
                                                          31286                       23713                       24828
                                                          33022                       24549                       26139
                                                          31991                       23875                       25178
                                                          31833                       23257                       24516
                                                          30960                       22439                       23919
                                                          32919                       23502                       24100
                                                          33589                       24178                       25542
Dec.1999                                                  35567                       26306                       28438
                                                          33780                       25435                       27113
                                                          33141                       27390                       29489
                                                          36383                       28959                       30541
                                                          35288                       27588                       28571
                                                          34564                       26857                       27142
                                                          35416                       27652                       28176
                                                          34862                       27341                       27598
                                                          37028                       29962                       30288
                                                          35073                       29535                       28449
                                                          34925                       29079                       27933
                                                          32171                       26462                       24589
Dec.2000                                                  32328                       28476                       26626
                                                          33475                       28934                       28009
                                                          30423                       27173                       25835
                                                          28496                       25487                       24012
                                                          30710                       27667                       26634
                                                          30916                       27889                       26135
                                                          30163                       27375                       26384
                                                          29867                       26924                       25438
                                                          27997                       25334                       23171
                                                          25736                       23099                       19172
                                                          26227                       23636                       20279
                                                          28239                       25457                       21939
Dec.2001                                                  28486                       25816                       22564
                                                          28071                       25492                       21332
                                                          27529                       24970                       20993
                                                          28565                       26065                       22404
                                                          26833                       24698                       21261
                                                          26635                       24412                       20297
                                                          24738                       22655                       17280
                                                          22809                       20854                       15370
                                                          22959                       20952                       15084
                                                          20464                       18751                       13353
                                                          22265                       20244                       14174
                                                          23576                       21435                       15174
Dec.2002                                                  22190                       20175                       13817
                                                          21608                       19646                       13638
                                                          21284                       19352                       13246
                                                          21491                       19539                       13032
                                                          23261                       21149                       14424
                                                          24487                       22264                       15477
                                                          24801                       22549                       15584
                                                          25237                       22946                       15781
                                                          25729                       23393                       16138
                                                          25457                       23145                       15781
                                                          26897                       24455                       16691
                                                          27134                       24670                       16709
Dec. 2003                                                 28557                       25964                       17387

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                              PERFORMANCE TABLE**

                                                    Average Annual Total Return                    Cumulative Total Return
                                                                 Since ++        Since                                Since
Periods Ended December 31, 2003   1 Year    5 Year   10 Year   Dec 13, 1991    Inception        5 Year    10 Year   Inception
S&P 500 Index*                     28.70%   -0.57%   11.06%       11.60%                         -2.81%   185.57%
Combined Index*++                  28.70%    3.14%   10.01%       11.78%                         16.70%   159.64%
Strategic Opportunities Trust
  Series I                         25.84%   -4.82%    5.69%        6.89%                        -21.89%    73.87%
Strategic Opportunities Trust
  Series II+++                     25.61%                                       -10.34%                              -19.02%

  ++ Current subadviser assignment became effective December 13, 1991.
 ++ The Combined Index represents the performance of the Russell Midcap Index from inception to April 30, 2001 and the Russell 3000 Index from May 1, 2001 through October 2002, and the performance of the S&P 500 Index thereafter. The Combined Index was prepared by the Advisor using Ibbotson Associates Software and Data.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Strategic Opportunities Trust Series I returned +25.84%, underperforming the +28.70% return of the S&P 500 Index.

ENVIRONMENT: For the year 2003, U.S. stock markets rallied back to positive territory after finishing down for three consecutive years. The Technology sector moved from being the worst performer in 2002 to top billing in 2003 as investors rotated into higher-growth segments of the market. Small-cap and international stocks were top performers, while bond markets performed modestly, with the notable exception of high-yield bonds, which rallied sharply. In this environment, the Trust trailed the S&P 500 Index. The portfolio's underperformance versus the Index can be attributed to overweighting tobacco holdings early in the year. Additionally, stock selection within the Energy and Health Care sectors also dampened results. On the positive side, some good picks in Consumer Discretionary, Telecommunication Services and Technology added to the portfolio's performance. Several wireless and cellular tower holdings boosted returns within Telecommunications.

                            FINANCIAL SERVICES TRUST

INVESTMENT OBJECTIVE     To achieve growth of capital by investing primarily in
  & POLICIES:            common stock of financial services companies. During normal market conditions, at least 80% of the portfolio's net
                         assets are invested in companies that are principally
                         engaged in financial services. A company is "principally
                         engaged" in financial services if it owns financial
                         services-related assets constituting at least 50% of the
                         value of its total assets, or if at least 50% of its
                         revenues are derived from its provision of financial
                         services.
SUBADVISER:              Davis Advisors
PORTFOLIO MANAGERS:      Christopher C. Davis and Kenneth C. Feinberg
INCEPTION DATE:          April 30, 2001

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[FINANCIAL SERVICES TRUST PERFORMANCE GRAPH]

                                                                                                  LIPPER FINANCIAL SERVICES AVG.
                                                             FINANCIAL SERVICES TRUST SERIES I         FUNDS CLASSIFICATION
                                                             ---------------------------------    ------------------------------
Apr.2001                                                                 10000.00                            10000.00
                                                                         10328.00                            10362.00
Jun.2001                                                                 10008.00                            10419.00
                                                                          9728.00                            10309.00
                                                                          9264.00                             9896.00
Sep.2001                                                                  8472.00                             9258.00
                                                                          8432.00                             9071.00
                                                                          9024.00                             9650.00
Dec.2001                                                                  9307.00                             9907.00
                                                                          8978.00                             9804.00
                                                                          8915.00                             9760.00
Mar.2002                                                                  9307.00                            10337.00
                                                                          9187.00                            10328.00
                                                                          9163.00                            10333.00
Jun.2002                                                                  8443.00                             9873.00
                                                                          7739.00                             9114.00
                                                                          7875.00                             9286.00
Sep.2002                                                                  7146.00                             8262.00
                                                                          7514.00                             8796.00
                                                                          7979.00                             9123.00
Dec.2002                                                                  7642.00                             8742.00
                                                                          7474.00                             8586.00
                                                                          7314.00                             8351.00
Mar.2003                                                                  7226.00                             8290.00
                                                                          7923.00                             9226.00
                                                                          8516.00                             9789.00
Jun.2003                                                                  8741.00                             9842.00
                                                                          8885.00                            10239.00
                                                                          8973.00                            10239.00
Sep.2003                                                                  8997.00                            10304.00
                                                                          9518.00                            11050.00
                                                                          9671.00                            11100.00
Dec.2003                                                                 10208.00                            11570.00

                              PERFORMANCE TABLE**

                                                              Average Annual Total Return       Cumulative Total Return
                                                                                  Since                  Since
Periods Ended December 31, 2003                               1 Year            Inception              Inception
Lipper Financial Services Avg. Funds Classification*           32.35%             5.62%                  15.70%
Financial Services Trust Series I                              33.58%             0.78%                   2.08%
Financial Services Trust Series II+++                          33.40%             5.48%                  10.86%
Financial Services Trust Series III***                                                                   12.85%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Financial Services Trust Series I returned +33.58%, outperforming the +32.35% of the Lipper Financial Services Average Funds Classification.

ENVIRONMENT: The Financial Services sector as a whole outperformed the S&P 500 Index. In addition, the specific financial services companies which the portfolio owned outperformed the majority of financial services companies in the Index. The portfolio also makes strategic investments in non-financial companies. These companies as a group were strong contributors to both relative and absolute performance. In the strong bull market, cash holdings were a drag on relative performance. The portfolio's short-term performance was also hurt by select large financial institutions, one of which we sold.

OUTLOOK: We continue to believe that long-term demographics favor financial services companies. The portfolio's investment strategy is to perform extensive research to buy companies with expanding earnings at value prices and hold them for the long term. After a strong year such as we enjoyed in 2003, we caution investors not to be overly optimistic. We are strong supporters of long-term buy-and-hold investing.

                           INTERNATIONAL STOCK TRUST

INVESTMENT OBJECTIVE     Under normal market conditions, the International Stock
  & POLICIES:            Trust invests at least 80% of its net assets in common
                         stocks. The portfolio primarily invests in the countries
                         that make up the MSCI EAFE Index. The MSCI EAFE Index tracks stocks in Australia, Austria, Belgium, Denmark, Finland,
                         France, Germany, Hong Kong, Ireland, Italy, Japan, the
                         Netherlands, New Zealand, Norway, Portugal, Singapore,
                         Spain, Sweden, Switzerland and the United Kingdom. At least
                         50% of the portfolio's assets will be invested in securities that are represented in the MSCI EAFE Index. However, the
                         portfolio may invest up to 50% of its total assets in
                         non-Index securities of companies located in the countries that make up the Index.
SUBADVISER:              Deutsche Asset Management
PORTFOLIO MANAGERS:      Claire Gray, Stuart Kirk, Marc Slendebroek and Alex Tedder
INCEPTION DATE:          January 1, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[INTERNATIONAL STOCK TRUST PERFORMANCE GRAPH]

                                                            INTERNATIONAL STOCK TRUST SERIES I           MSCI EAFE INDEX
                                                            ----------------------------------           ---------------
Dec. 1996                                                                  10000                              10000
                                                                            9929                               9652
                                                                           10026                               9813
Mar. 1997                                                                  10018                               9850
                                                                           10097                               9905
                                                                           10733                              10552
Jun. 1997                                                                  11183                              11136
                                                                           11474                              11319
                                                                           10424                              10476
Sept. 1997                                                                 11086                              11065
                                                                           10247                              10217
                                                                           10229                              10115
Dec. 1997                                                                  10264                              10206
                                                                           10604                              10675
                                                                           11221                              11363
Mar. 1998                                                                  11615                              11715
                                                                           11696                              11810
                                                                           11642                              11756
Jun. 1998                                                                  11651                              11847
                                                                           11803                              11970
                                                                           10300                              10490
Sept. 1998                                                                 10067                              10171
                                                                           10962                              11234
                                                                           11437                              11812
Dec. 1998                                                                  11650                              12281
                                                                           11497                              12248
                                                                           11228                              11959
Mar. 1999                                                                  11677                              12461
                                                                           12058                              12968
                                                                           11448                              12303
Jun. 1999                                                                  11888                              12785
                                                                           12067                              13169
                                                                           12175                              13220
Sept. 1999                                                                 12228                              13356
                                                                           12659                              13860
                                                                           13466                              14345
Dec. 1999                                                                  15112                              15633
                                                                           14240                              14642
                                                                           14995                              15039
Mar. 2000                                                                  15161                              15625
                                                                           14291                              14806
                                                                           13769                              14448
Jun. 2000                                                                  14439                              15016
                                                                           13966                              14390
                                                                           14271                              14518
Sept. 2000                                                                 13385                              13814
                                                                           12853                              13490
                                                                           12184                              12987
Dec. 2000                                                                  12608                              13451
                                                                           12727                              13444
                                                                           11654                              12437
Mar. 2001                                                                  10758                              11614
                                                                           11626                              12428
                                                                           11120                              11999
Jun. 2001                                                                  10666                              11513
                                                                           10408                              11305
                                                                           10129                              11021
Sept. 2001                                                                  9077                               9907
                                                                            9325                              10161
                                                                            9696                              10535
Dec. 2001                                                                   9892                              10599
                                                                            9417                              10037
                                                                            9500                              10107
Mar. 2002                                                                   9984                              10659
                                                                            9921                              10736
                                                                            9911                              10882
Jun. 2002                                                                   9507                              10453
                                                                            8430                               9422
                                                                            8367                               9403
Sept. 2002                                                                  7394                               8395
                                                                            7901                               8847
                                                                            8026                               9250
Dec. 2002                                                                   7747                               8939
                                                                            7291                               8566
                                                                            7033                               8370
Mar. 2003                                                                   6960                               8212
                                                                            7541                               9027
                                                                            7978                               9582
Jun. 2003                                                                   8051                               9818
                                                                            8384                              10058
                                                                            8551                              10302
Sep. 2003                                                                   8832                              10622
                                                                            9353                              11284
                                                                            9457                              11537
Dec. 2003                                                                  10092                              12441

                              PERFORMANCE TABLE**

                                                                Average Annual Total Return         Cumulative Total Return
                                                                                Since                Since         Since+
Periods Ended December 31, 2003                             1 Year   5 Year   Inception   5 Year   Inception    Nov 25, 2002
MSCI EAFE Index*                                            39.17%    0.26%      3.17%      1.30%    24.41%        34.50%
International Stock Trust Series I                          30.27%   -2.83%      0.13%    -13.37%     0.92%        26.39%
International Stock Trust Series II+++                      30.26%              -0.72%               -1.39%        26.04%
International Stock Trust Series III***                                                              15.08%

  + Current subadviser assignment became effective November 25, 2002.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the International Stock Trust Series I returned +30.27%, underperforming the +39.17% return of the MSCI EAFE Index and the +33.15% return of the Morningstar Foreign Large Growth Peer Group.
ENVIRONMENT: During 2003, the harsh bear market finally came to an end. International equities recorded stellar gains, in part flattered by strengthening currencies vs. the U.S. dollar. One of the most important features of equity market performance this year has been the outperformance of the low quality leveraged plays. During 2003 the more leveraged the company, the greater the rise in the share price. We continue to focus our investment efforts on companies with sustainable business models and quality franchises, "best business models", which we believe outperform over time. However, during 2003 these companies have not been the market leaders in a market that is driven by contracting credit spreads with little regard for risk. We believe that over time equity markets reward quality companies and as the market begins to become more focused on fundamentals this will play to our investment style.
Another feature of 2003 has been the significant outperformance of small caps. Small cap stocks in Europe and Japan have outperformed the broader indices dramatically. As we retain a predominantly large cap focus, this has penalized our Fund.
A Japanese bank was the greatest contributor to returns. The company issued improved results. The stock has turned the corner on a number of asset quality metrics. A European wireless communications company was also a positive contributor as the benefits of its restructuring have been coming. A leading European building products manufacturer was also a strong performer.
A Japanese electronics firm was the largest detractor as the company announced very poor numbers within its electronics division, suggesting that the business has structural problems. A property and casualty insurance firm was another detractor. The stock fell when the company announced it would cut its dividend.
OUTLOOK: As we look out to 2004, the U.S. continues to be the prime driver of global growth. We believe that inflationary pressures will begin to reappear and that global reflation will be of significant benefit to Asia including Japan. Current growth forecasts for the region are currently too low and will therefore surprise on the upside. Stocks also remain cheap in the region, but in many other areas valuations are relatively full.

                                 OVERSEAS TRUST

INVESTMENT OBJECTIVE     To achieve growth of capital by investing at least 80% of
  & POLICIES:            the portfolio's net assets in non-U.S. securities (primarily common stocks).
SUBADVISER:              Fidelity(R) Management & Research Company
PORTFOLIO MANAGERS:      Richard R. Mace Jr.
INCEPTION DATE:          January 9, 1995++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[OVERSEAS TRUST PERFORMANCE GRAPH]

                                                                  OVERSEAS TRUST SERIES I                MSCI EAFE INDEX
                                                                  -----------------------                ---------------
Dec.1994                                                                   10000                              10000
                                                                            9820                               9618
                                                                            9620                               9593
                                                                           10060                              10194
                                                                           10390                              10581
                                                                           10190                              10457
Jun.1995                                                                   10010                              10276
                                                                           10480                              10918
                                                                           10200                              10505
                                                                           10270                              10713
                                                                           10080                              10428
                                                                           10280                              10721
Dec.1995                                                                   10698                              11155
                                                                           10810                              11203
                                                                           10790                              11243
                                                                           10984                              11485
                                                                           11187                              11821
                                                                           11177                              11606
Jun.1996                                                                   11320                              11675
                                                                           11054                              11336
                                                                           11167                              11363
                                                                           11453                              11668
                                                                           11545                              11551
                                                                           11955                              12013
Dec.1996                                                                   12047                              11862
                                                                           11791                              11449
                                                                           11883                              11639
                                                                           11976                              11685
                                                                           11983                              11749
                                                                           12485                              12516
Jun.1997                                                                   12912                              13209
                                                                           13054                              13426
                                                                           12278                              12426
                                                                           12715                              13124
                                                                           11993                              12119
                                                                           11829                              11998
Dec.1997                                                                   12037                              12106
                                                                           12387                              12662
                                                                           13196                              13478
                                                                           13786                              13896
                                                                           14015                              14008
                                                                           13809                              13944
Jun.1998                                                                   13602                              14053
                                                                           13682                              14199
                                                                           11352                              12442
                                                                           10778                              12064
                                                                           12064                              13325
                                                                           12672                              14011
Dec.1998                                                                   13006                              14567
                                                                           13225                              14528
                                                                           12834                              14185
                                                                           13558                              14781
                                                                           13949                              15382
                                                                           13190                              14593
Jun.1999                                                                   13765                              15165
                                                                           14270                              15620
                                                                           14454                              15681
                                                                           14547                              15843
                                                                           15236                              16440
                                                                           16420                              17015
Dec.1999                                                                   18274                              18549
                                                                           17115                              17373
                                                                           17999                              17844
                                                                           18240                              18540
                                                                           17072                              17568
                                                                           16461                              17143
Jun.2002                                                                   17246                              17817
                                                                           16424                              17074
                                                                           16997                              17226
                                                                           16025                              16390
                                                                           15252                              16007
                                                                           14679                              15410
Dec.2000                                                                   14853                              15960
                                                                           14966                              15952
                                                                           13806                              14757
                                                                           13132                              13780
                                                                           14088                              14746
                                                                           13677                              14238
Jun.2001                                                                   13089                              13661
                                                                           12623                              13414
                                                                           12047                              13077
                                                                           10856                              11755
                                                                           11212                              12056
                                                                           11759                              12501
Dec.2001                                                                   11720                              12575
                                                                           11118                              11908
                                                                           11337                              11992
                                                                           11925                              12647
                                                                           11890                              12738
                                                                           12138                              12911
Jun.2002                                                                   11395                              12402
                                                                           10156                              11179
                                                                           10032                              11156
                                                                            8959                               9961
                                                                            9358                              10497
                                                                            9881                              10975
Dec.2002                                                                    9207                              10606
                                                                            8835                              10164
                                                                            8601                               9931
                                                                            8243                               9743
                                                                            8939                              10710
                                                                            9672                              11368
Jun.2003                                                                   10142                              11649
                                                                           10640                              11934
                                                                           11055                              12224
                                                                           11359                              12602
                                                                           12160                              13389
                                                                           12368                              13689
Dec.2003                                                                   13243                              14760

                              PERFORMANCE TABLE**

                                                                  Average Annual Total Return            Cumulative Total Return
                                                                                Since       Since++                       Since
Periods Ended December 31, 2003                           1 Year    5 Year    Inception   May 1, 1999   5 Year          Inception
MSCI EAFE Index*                                           39.17%    0.26%      4.42%        -0.89%      1.30%            47.60%
Overseas Trust Series I                                    43.83%    0.36%      3.18%        -1.09%      1.82%            32.43%
Overseas Trust Series II+++                                43.71%               8.54%                                     17.14%
Overseas Trust Series III***                                                                                              16.14%

 ++ Current subadviser assignment became effective May 1, 1999.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Overseas Trust Series I returned +43.83%, outperforming the +39.17% return of the MSCI EAFE Index.

ENVIRONMENT: During the past 12 months, most of the world's major stock markets posted increases, as many foreign economies rebounded and grew alongside the rally in the U.S. market. Encouraged by better-than-expected corporate earnings and a favorable interest rate environment, the world's equity markets were further boosted by the easing of global geopolitical tensions. In this environment, the Trust outpaced the MSCI EAFE Index. Financial holdings largely contributed to performance, mostly due to an overweighting in some of the outperforming Japanese brokers and European credit companies. Additional contributors included the portfolio's sizable overweighting in the robust Information Technology sector, with key semiconductor-related stocks leading the way, as well as an underweighted position in the more-defensive Utilities sector. Conversely, performance was hurt by disappointing stock selection in both the Consumer Staples and Industrials sectors.

                                      xviii

                         INTERNATIONAL SMALL CAP TRUST

INVESTMENT OBJECTIVE &   To achieve long-term capital appreciation. Under normal
  POLICIES:              market conditions, the portfolio will invest at least 80% of its net assets in securities issued by foreign companies
                         which have total stock market capitalizations or annual
                         revenues of $1.5 billion or less ($2 billion or less
                         effective August 1, 2003) ("small company securities").
SUBADVISER:              Templeton Investment Counsel, LLC
PORTFOLIO MANAGERS:      Tucker Scott & Cindy L. Sweeting
INCEPTION DATE:          March 4, 1996++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[INTERNATIONAL SMALL CAP TRUST PERFORMANCE GRAPH]

                                        INTERNATIONAL SMALL     MSCI WORLD EX U.S.    CITIGROUP GLOBAL EX
                                         CAP TRUST SERIES I           INDEX                  U.S.A.             COMBINED INDEX
                                        -------------------     ------------------    -------------------       --------------
                                              10000.00               10000.00               10000.00               10000.00
Mar. 1996                                     10048.00               10214.00               10211.00               10214.00
                                              10344.00               10519.00               10745.00               10519.00
                                              10576.00               10342.00               10635.00               10342.00
Jun. 1996                                     10624.00               10389.00               10621.00               10389.00
                                              10240.00               10087.00               10181.00               10087.00
                                              10304.00               10128.00               10315.00               10128.00
                                              10424.00               10405.00               10411.00               10405.00
                                              10632.00               10339.00               10400.00               10339.00
                                              10832.00               10767.00               10616.00               10767.00
Dec. 1996                                     10920.00               10621.00               10429.00               10621.00
                                              11033.00               10292.00               10403.00               10292.00
                                              11298.00               10451.00               10637.00               10451.00
                                              11257.00               10464.00               10429.00               10464.00
                                              10998.00               10531.00               10269.00               10531.00
                                              11496.00               11228.00               10834.00               11228.00
Jun. 1997                                     11641.00               11830.00               11087.00               11830.00
                                              11601.00               12050.00               10953.00               12050.00
                                              11143.00               11165.00               10352.00               11165.00
                                              11560.00               11794.00               10429.00               11794.00
                                              11086.00               10907.00                9781.00               10907.00
                                              11151.00               10788.00                9156.00               10788.00
Dec. 1997                                     11006.00               10893.00                8897.00               10893.00
                                              11255.00               11360.00                9069.00               11360.00
                                              11801.00               12102.00                9797.00               12102.00
                                              12476.00               12503.00               10187.00               12503.00
                                              12827.00               12603.00               10224.00               12603.00
                                              13359.00               12540.00               10034.00               12540.00
Jun. 1998                                     13383.00               12610.00                9570.00               12610.00
                                              13383.00               12695.00                9374.00               12695.00
                                              11514.00               11076.00                7986.00               11076.00
                                              10853.00               10763.00                7955.00               10763.00
                                              11328.00               11887.00                8593.00               11887.00
                                              11804.00               12492.00                8907.00               12492.00
Dec. 1998                                     12311.00               12974.00                9015.00               12974.00
                                              12738.00               12980.00                8890.00               12980.00
                                              12125.00               12656.00                8754.00               12656.00
                                              12681.00               13188.00                9390.00               13188.00
                                              13210.00               13756.00               10218.00               13756.00
                                              12749.00               13064.00               10009.00               13064.00
Jun. 1999                                     13322.00               13578.00               10642.00               13578.00
                                              13831.00               13972.00               10892.00               13972.00
                                              13945.00               14015.00               11081.00               14015.00
                                              14349.00               14170.00               10964.00               14170.00
                                              15036.00               14720.00               10894.00               14720.00
                                              18819.00               15238.00               11154.00               15238.00
Dec. 1999                                     22767.00               16642.00               11753.00               16642.00
                                              23730.00               15634.00               11770.00               15634.00
                                              30870.00               16080.00               12068.00               16080.00
                                              26400.00               16743.00               12125.00               16743.00
                                              21561.00               15878.00               11247.00               15878.00
                                              19565.00               15496.00               11050.00               15496.00
Jun. 2000                                     20764.00               16170.00               11729.00               16170.00
                                              19958.00               15555.00               11267.00               15555.00
                                              21198.00               15761.00               11604.00               15761.00
                                              20009.00               14948.00               11006.00               14948.00
                                              18022.00               14543.00               10194.00               14543.00
                                              15926.00               13961.00                9834.00               13961.00
Dec. 2000                                     16128.00               14453.00               10075.00               14453.00
                                              15970.00               14480.00               10406.00               14480.00
                                              14879.00               13334.00               10133.00               13334.00
                                              13100.00               12436.00                9430.00               12436.00
                                              13641.00               13309.00                9959.00               13309.00
                                              13276.00               12881.00               10050.00               12881.00
Jun. 2001                                     12667.00               12361.00                9768.00               12361.00
                                              11693.00               12145.00                9371.00               12145.00
                                              11398.00               11823.00                9384.00               11823.00
                                               9834.00               10633.00                8212.00               10633.00
                                              10267.00               10893.00                8512.00               10893.00
                                              11212.00               11322.00                8923.00               11322.00
Dec. 2001                                     11113.00               11395.00                9093.00               11395.00
                                              11172.00               10817.00                9051.00               10817.00
                                              10936.00               10883.00                9177.00               10883.00
                                              11556.00               11467.00                9714.00               11467.00
                                              11458.00               11542.00                9946.00               11542.00
                                              11842.00               11703.00               10213.00               11703.00
Jun. 2002                                     11390.00               11231.00                9771.00               11231.00
                                              10494.00               10116.00                9115.00               10116.00
                                              10238.00               10103.00                9050.00               10103.00
                                               9156.00                9034.00                8266.00                9034.00
                                               9550.00                9509.00                8334.00                9509.00
                                               9806.00                9948.00                8638.00                9948.00
Dec. 2002                                      9254.00                9628.00                8599.00                9628.00
                                               9156.00                9262.00                8606.00                9262.00
                                               9087.00                9080.00                8514.00                9080.00
                                               8871.00                8912.00                8409.00                8912.00
                                               9598.00                9778.00                9021.00                9777.00
                                              10247.00               10393.00                9796.00               10617.00
Jun. 2003                                     10798.00               10651.00               10297.00               11159.00
                                              11456.00               10898.00               10688.00               11583.00
                                              12184.00               11181.00               11356.00               12307.00
                                              12527.00               11519.00               11929.00               12929.00
                                              13422.00               12241.00               12805.00               13878.00
                                              13579.00               12520.00               12864.00               13942.00
Dec. 2003                                     14338.00               13690.00               13447.00               14837.00

                              PERFORMANCE TABLE**

                                                    Average Annual Total Return              Cumulative Total Return
                                                                         Since                      Since       Since++
Periods Ended December 31, 2003                     1 Year    5 Year   Inception        5 Year    Inception   May 1, 2003
MSCI World ex US Index*                              40.01%    0.77%     3.89%            3.90%     34.80%      37.87%
Citigroup Global ex US ****$2 billion Index++*       59.20%    8.71%     4.07%           51.85%     36.90%      51.75%
Combined Index+*                                     54.10%    2.72%     5.17%           14.35%     48.37%      51.75%
International Small Cap Trust Series I               54.73%    3.10%     4.71%           16.46%     43.38%      48.57%
International Small Cap Trust Series II+++           54.52%             13.76%                      28.28%      48.37%
International Small Cap Trust Series III***                                                         14.74%

  + The Combined Index was added to more accurately reflect the investment objective of the International Small Cap Trust. The Combined Index is a blend of the MSCI World ex US Index from inception through May 31, 2003 and the Citigroup Global ex US ****$2 billion Index from June 1, 2003 and thereafter.
 ++ The Citigroup Global ex US ****$2 billion Index was added to more accurately reflect the investment objective of the International Small Cap Trust.
  ++ Current subadviser assignment became effective May 5, 2003.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the International Small Cap Trust Series I returned 54.73%, underperforming the +59.20% return of the Citigroup Global ex US **** $2 billion Index and outperforming the +48.45% return of the Morningstar Foreign Small/Mid Value Peer Group.

ENVIRONMENT: In late May 2003, the resolution of the war in Iraq coincided with the start of a global stock market rally that provided equity investors with the strongest yearly gains since 1986. The rally's main catalyst was an improving global economy, underpinned by years of expansionary policies, restructuring and consolidation. After outperforming larger-cap stocks in the second and third quarters, foreign small-caps performed in line with larger stocks during the fourth quarter.

During the last year, the portfolio benefited from the strong performance of several stocks. Shares of a Hong Kong-based manufacturer of power tools appreciated substantially during the year. The portfolio also benefited from its holding of a Dutch-based specialist staffing company; the security performed very well during the year, thanks to healthier European labor markets. Finally, the portfolio was rewarded for holding a low-income homebuilder in Mexico. The security appreciated significantly as the market captured the company's compelling growth opportunities.

Unfortunately, the portfolio was not immune to the markets' volatile nature. During the reporting period, there tended to be a sharp, negative share price reaction for companies that reported disappointing news. Examples included a Tokyo-based educational firm and a UK security services firm.

OUTLOOK: We seek to invest in securities of small-capitalization companies located outside of the U.S., and continue to apply our long-term, bottom-up, value-oriented investment strategy in researching and identifying companies we believe are poised for future earnings and asset growth.

**** Denotes less than

                           INTERNATIONAL VALUE TRUST

INVESTMENT OBJECTIVE &   To achieve long-term growth of capital by investing
  POLICIES:              primarily in equity securities of companies located outside the United States, including those in emerging markets.
SUBADVISER:              Templeton(R) Investments Counsel, Inc.
PORTFOLIO MANAGERS:      Antonio C. Docal, Tucker Scott & Cindy L. Sweeting
INCEPTION DATE:          May 1, 1999

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[INTERNATIONAL VALUE TRUST PERFORMANCE GRAPH]

                                                            INTERNATIONAL VALUE TRUST SERIES I           MSCI EAFE INDEX
                                                            ----------------------------------           ---------------
Apr.1999                                                                   10000                              10000
                                                                            9504                               9487
Jun.1999                                                                    9920                               9859
                                                                            9840                              10155
                                                                            9743                              10194
Sep.1999                                                                    9519                              10299
                                                                            9447                              10688
                                                                            9623                              11062
Dec.1999                                                                   10384                              12055
                                                                            9728                              11291
                                                                            9703                              11597
Mar.2000                                                                   10143                              12049
                                                                            9704                              11418
                                                                            9752                              11141
Jun.2000                                                                   10316                              11579
                                                                           10155                              11096
                                                                           10171                              11195
Sep.2000                                                                    9632                              10652
                                                                            9302                              10403
                                                                            9229                              10015
Dec.2000                                                                    9713                              10373
                                                                            9826                              10369
                                                                            9471                               9592
Mar.2001                                                                    8730                               8957
                                                                            9375                               9585
                                                                            9317                               9255
Jun.2001                                                                    9126                               8880
                                                                            8935                               8719
                                                                            8860                               8500
Sep.2001                                                                    7740                               7641
                                                                            7989                               7836
                                                                            8553                               8126
Dec.2001                                                                    8745                               8173
                                                                            8463                               7739
                                                                            8529                               7794
Mar.2003                                                                    9068                               8220
                                                                            9048                               8279
                                                                            9257                               8391
Jun.2002                                                                    8722                               8060
                                                                            7744                               7265
                                                                            7735                               7251
Sep.2002                                                                    6666                               6474
                                                                            7210                               6822
                                                                            7694                               7133
Dec.2002                                                                    7185                               6893
                                                                            6968                               6606
                                                                            6658                               6454
Mar.2002                                                                    6491                               6332
                                                                            7301                               6960
                                                                            7799                               7389
Jun.2003                                                                    8061                               7571
                                                                            8525                               7756
                                                                            8854                               7944
Sep.2003                                                                    8938                               8191
                                                                            9580                               8702
                                                                            9748                               8897
Dec.2003                                                                   10408                               9593

                              PERFORMANCE TABLE**

                                                              Average Annual Total Return    Cumulative Total Return
                                                                                 Since                Since
Periods Ended December 31, 2003                                1 Year          Inception            Inception
MSCI EAFE Index*                                                39.17%           -0.89%               -4.07%
International Value Trust Series I                              44.86%            0.86%                4.08%
International Value Trust Series II+++                          44.52%           10.56%               21.39%
International Value Trust Series III***                                                               14.27%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the International Value Trust Series I returned +44.86%, outperforming the +39.17% return of the MSCI EAFE Index.

ENVIRONMENT: In late May 2003, the resolution of the war in Iraq coincided with the start of a global stock market rally that provided equity investors with the strongest yearly gains since 1986. The rally's main catalyst was an improving global economy, underpinned by years of expansionary policies, restructuring and consolidation.

During 2003, the portfolio benefited from the strong performance of several stocks, including a Denmark-based wind turbine manufacturer that appreciated during the year. A German post office company and the world's leading express and logistics provider rose significantly, benefiting from a comprehensive restructuring project. The portfolio was also rewarded for its holdings of a French insurer and asset manager, which gained as a result of accelerated premium growth, improving equity markets, and tight expense control.

Unfortunately, the portfolio was not immune to the markets' volatile nature. During the reporting period, there tended to be a sharp, negative share price reaction for companies that reported disappointing news. Examples of such stocks in the portfolio included a French energy and transport firm, and a UK security services firm.

                           QUANTITATIVE MID CAP TRUST

INVESTMENT OBJECTIVE &   To achieve long-term capital growth by investing at least
  POLICIES:              80% of the portfolio's net assets in U.S. mid cap stocks,
                         convertible preferred stocks, convertible bonds and
                         warrants.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGER:       Rhonda Chang and Noman Ali
INCEPTION DATE:          April 30, 2001

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[QUANTATIVE MID CAP TRUST PERFORMANCE GRAPH]

                                                             QUANTITATIVE MID CAP TRUST SERIES
                                                                             I                        S&P MID CAP 400 INDEX
                                                             ---------------------------------        ---------------------
Apr. 2001                                                                10000.00                            10000.00
                                                                          9976.00                            10233.00
Jun. 2001                                                                 9616.00                            10192.00
                                                                          9136.00                            10040.00
                                                                          8472.00                             9712.00
Sep. 2001                                                                 7344.00                             8504.00
                                                                          7480.00                             8880.00
                                                                          7928.00                             9540.00
Dec. 2001                                                                 8160.00                            10033.00
                                                                          8009.00                             9981.00
                                                                          7857.00                             9993.00
Mar. 2002                                                                 8216.00                            10708.00
                                                                          8024.00                            10657.00
                                                                          7784.00                            10477.00
Jun. 2002                                                                 7256.00                             9710.00
                                                                          6497.00                             8769.00
                                                                          6513.00                             8813.00
Sep. 2002                                                                 6289.00                             8103.00
                                                                          6561.00                             8454.00
                                                                          6593.00                             8943.00
Dec. 2002                                                                 6312.00                             8577.00
                                                                          6256.00                             8327.00
                                                                          6224.00                             8128.00
Mar. 2003                                                                 6312.00                             8197.00
                                                                          6784.00                             8792.00
                                                                          7232.00                             9521.00
Jun. 2003                                                                 7255.00                             9641.00
                                                                          7480.00                             9984.00
                                                                          7808.00                            10437.00
Sep. 2003                                                                 7768.00                            10277.00
                                                                          8400.00                            11054.00
                                                                          8593.00                            11439.00
Dec. 2003                                                                 8744.00                            11631.00

                              PERFORMANCE TABLE**

                                                              Average Annual Total Return            Cumulative Total Return
                                                                                 Since                        Since
Periods Ended December 31, 2003                                1 Year          Inception                    Inception
S&P MidCap 400 Index*                                          35.61%             5.83%                       16.31%
Quantitative Mid Cap Trust Series I                            38.53%            -4.90%                      -12.56%
Quantitative Mid Cap Trust Series II+++                        38.32%             4.40%                        8.67%
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower.
    Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Quantitative Mid Cap Trust Series I returned +38.53%, outperforming the +35.61% return of the S&P MidCap 400 Index.

ENVIRONMENT: In 2003, Technology and Health Care were the best performing sectors in the S&P MidCap 400 Index, outperforming the Index by 38.3% and 19.8% respectively. While all sectors had positive returns for the year, Consumer Staples and Energy were the worst performers, underperforming the Index by 13.5% and 14.5% respectively, as investors avoided defensive sectors and the threat of Iraqi oil entering the market kept oil stocks in check. For the Trust, Financials and Energy were the leading contributors to outperformance. Most notably, shares in a leading mortgage bank almost doubled in price as interest rates continued to fuel mortgage refinancing while a U.S.-based oil & gas exploration company gained 75% in 2003 on increased production guidance.

OUTLOOK: The outlook for the market is positive, although a second consecutive year of strong double-digit gains is less likely. Economic growth is projected to be about 4% in 2004 and earnings growth for S&P 400 Index companies may accelerate to 19% from 15% in 2003. Inflation remains muted despite high oil prices. Typically the market return has been 14% in such a favorable macro environment. However, our forecast is tempered by an expected Federal Reserve interest rate hike in May, and valuation levels that already reflect much of the good news. The Trust's growth focus and larger cap bias position it favorably for the year ahead.

                               MID CAP CORE TRUST

INVESTMENT OBJECTIVE &   To achieve long-term growth of capital. The portfolio seeks
  POLICIES:              to achieve its objective by investing, normally, at least
                         80% of its assets in equity securities, including
                         convertible securities, of mid-capitalization companies.
SUBADVISER:              A I M Capital Management
PORTFOLIO MANAGER:       Ronald S. Sloan, Paul Rasplicka
INCEPTION DATE:          May 5, 2003

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[MID CAP CORE TRUST PERFORMANCE GRAPH]

                                                                MID CAP CORE TRUST SERIES I            RUSSELL MIDCAP INDEX
                                                                ---------------------------            --------------------
Apr. 2003                                                                  10000                              10000
May 2003                                                                   10616                              10915
Jun. 2003                                                                  10744                              11025
Jul. 2003                                                                  11056                              11389
Aug. 2003                                                                  11456                              11883
Sep. 2003                                                                  11177                              11735
Oct. 2003                                                                  11665                              12630
Nov. 2003                                                                  11858                              12985
Dec. 2003                                                                  12256                              13374

                              PERFORMANCE TABLE**

                                                                        Cumulative Total Return
                                                                                 Since
Periods Ended December 31, 2003                                                Inception
Russell Midcap Index*                                                           33.74%
Mid Cap Core Trust Series I                                                     22.56%
Mid Cap Core Trust Series II                                                    22.40%
Mid Cap Core Trust Series III***                                                 5.87%

  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the period since its inception on May 5, 2003, the Mid Cap Core Trust Series I returned +22.56%, underperforming the 33.74% return of the Russell Midcap Index.

ENVIRONMENT: Despite anxieties about the sustainability of the economic recovery and the stock market rally, the economy and stocks ended 2003 strongly. Third quarter economic growth reached 8.2%, the highest third quarter growth in nearly 20 years. A key manufacturing report surprised analysts positively, indicating that the U.S. manufacturing sector is in a sustainable upward trend, and the unemployment rate fell to 5.7% by year-end. All 10 of the S&P sectors were positive for the fourth quarter, as small capitalization stocks continued to outperform large, and the value style of investing outperformed growth.

During the last six months, the portfolio had positive relative performance in the Information Technology and Industrial sectors. Relative performance excelled due to good stock selection in both sectors. An overweight position in the Industrials sector also contributed to relative performance, as well. Relative performance was helped in the Information Technology sector by the stock of a company that provides end-to-end networks for programmers and cable operators. A company that designs, makes and sells office systems, products and services was the largest contributor to relative performance in the Industrial sector. The largest detractor from relative performance was the Financials sector, primarily due to an underweight position.

OUTLOOK: For 2004, we will continue to balance exposure to more defensive names with tactical investments in individual companies that are more leveraged to the economy. We have been careful to select economically sensitive companies that represent strong brands, are market leaders and are trading at very compelling valuations.

                              GLOBAL EQUITY TRUST

INVESTMENT OBJECTIVE     The portfolio seeks long-term capital appreciation by
  & POLICIES:            investing, under normal market conditions, at least 80% of its net assets (plus any borrowings for investment purposes)
                         in the equity securities of companies located anywhere in
                         the world, including emerging markets. At least 65% of its total assets will be invested in issuers located in at least three different countries (including the U.S.).
SUBADVISER:              Franklin(R) Templeton(R)
PORTFOLIO MANAGER:       Jeffery A. Everett, Murdo Murchison & Lisa F. Myers
INCEPTION DATE:          March 18, 1988++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[GLOBAL EQUITY TRUST PERFORMANCE GRAPH]

                                                                GLOBAL EQUITY TRUST SERIES I             MSCI WORLD INDEX
                                                                ----------------------------             ----------------
Dec. 1993                                                                 10000.00                           10000.00
                                                                          10598.00                           10661.00
                                                                          10623.00                           10525.00
                                                                          10299.00                           10073.00
                                                                          10600.00                           10386.00
                                                                          10445.00                           10415.00
                                                                          10562.00                           10388.00
                                                                          10814.00                           10587.00
                                                                          11169.00                           10908.00
                                                                          10762.00                           10623.00
                                                                          10898.00                           10927.00
                                                                          10193.00                           10455.00
Dec. 1994                                                                 10174.00                           10558.00
                                                                           9618.00                           10402.00
                                                                           9611.00                           10555.00
                                                                           9993.00                           11066.00
                                                                          10234.00                           11454.00
                                                                          10254.00                           11554.00
                                                                          10220.00                           11553.00
                                                                          10812.00                           12133.00
                                                                          10730.00                           11865.00
                                                                          10839.00                           12213.00
                                                                          10588.00                           12023.00
                                                                          10662.00                           12443.00
Dec. 1995                                                                 10955.00                           12809.00
                                                                          11071.00                           13043.00
                                                                          11173.00                           13125.00
                                                                          11438.00                           13345.00
                                                                          11832.00                           13662.00
                                                                          11722.00                           13676.00
                                                                          11715.00                           13748.00
                                                                          11065.00                           13264.00
                                                                          11320.00                           13419.00
                                                                          11424.00                           13947.00
                                                                          11362.00                           14047.00
                                                                          12095.00                           14837.00
Dec. 1996                                                                 12337.00                           14602.00
                                                                          12365.00                           14780.00
                                                                          12676.00                           14953.00
                                                                          12572.00                           14659.00
                                                                          12688.00                           15141.00
                                                                          13573.00                           16078.00
                                                                          14242.00                           16883.00
                                                                          14834.00                           17663.00
                                                                          14111.00                           16484.00
                                                                          14872.00                           17382.00
                                                                          14318.00                           16470.00
                                                                          14388.00                           16764.00
Dec. 1997                                                                 14903.00                           16971.00
                                                                          14972.00                           17447.00
                                                                          16141.00                           18630.00
                                                                          17025.00                           19419.00
                                                                          17205.00                           19612.00
                                                                          17008.00                           19369.00
                                                                          16778.00                           19831.00
                                                                          16507.00                           19802.00
                                                                          13930.00                           17164.00
                                                                          14324.00                           17471.00
                                                                          15662.00                           19053.00
                                                                          16277.00                           20189.00
Dec. 1998                                                                 16729.00                           21179.00
                                                                          16573.00                           21646.00
                                                                          15777.00                           21073.00
                                                                          16072.00                           21953.00
                                                                          17101.00                           22822.00
                                                                          16843.00                           21991.00
                                                                          17350.00                           23020.00
                                                                          17526.00                           22954.00
                                                                          17369.00                           22916.00
                                                                          16649.00                           22697.00
                                                                          16760.00                           23880.00
                                                                          17000.00                           24555.00
Dec. 1999                                                                 17341.00                           26546.00
                                                                          16584.00                           25028.00
                                                                          16132.00                           25099.00
                                                                          17332.00                           26837.00
                                                                          17150.00                           25705.00
                                                                          17613.00                           25058.00
                                                                          18044.00                           25905.00
                                                                          17813.00                           25179.00
                                                                          18160.00                           26001.00
                                                                          17666.00                           24622.00
                                                                          18245.00                           24212.00
                                                                          18287.00                           22745.00
Dec. 2000                                                                 19455.00                           23116.00
                                                                          19360.00                           23565.00
                                                                          18866.00                           21576.00
                                                                          18076.00                           20163.00
                                                                          18824.00                           21659.00
                                                                          18598.00                           21390.00
                                                                          17995.00                           20723.00
                                                                          17669.00                           20450.00
                                                                          16702.00                           19472.00
                                                                          14944.00                           17759.00
                                                                          14994.00                           18101.00
                                                                          15961.00                           19174.00
Dec. 2001                                                                 16325.00                           19297.00
                                                                          15760.00                           18715.00
                                                                          15534.00                           18556.00
                                                                          16476.00                           19380.00
                                                                          15773.00                           18729.00
                                                                          15875.00                           18772.00
                                                                          14769.00                           17637.00
                                                                          13536.00                           16153.00
                                                                          13765.00                           16186.00
                                                                          12405.00                           14410.00
                                                                          13231.00                           15476.00
                                                                          13803.00                           16314.00
Dec. 2002                                                                 13205.00                           15526.00
                                                                          12786.00                           15057.00
                                                                          12456.00                           14799.00
                                                                          12367.00                           14759.00
                                                                          13571.00                           16077.00
                                                                          14354.00                           17004.00
                                                                          14572.00                           17304.00
                                                                          14765.00                           17659.00
                                                                          15163.00                           18045.00
                                                                          15265.00                           18159.00
                                                                          16061.00                           19240.00
                                                                          16151.00                           19538.00
Dec. 2003                                                                 16832.00                           20768.00

                              PERFORMANCE TABLE**

                                                                                     Cumulative Total Return
                                                                                                       Since++
                                                Average Annual Total Return                10        December 9,        Since
Periods Ended December 31, 2003                 1 Year    5 Year    10 Year    5 Year     Year           2003         Inception
MSCI World Index*                                33.76%    -0.39%     7.58%     -1.94%   107.68%         6.30%
Global Equity Trust Series I                     27.46%     0.12%     5.34%      0.61%    68.32%         3.39%
Global Equity Trust Series II+++                 27.23%                                                  3.40%          5.18%
Global Equity Trust Series III***                                                                        3.39%          9.07%

  ++ Current subadviser assignment became effective December 9, 2003.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Global Equity Trust Series I returned +27.46%, underperforming the +33.76% return of the MSCI World Index.

ENVIRONMENT: After three years of declines, in 2003, global equity markets delivered the strongest annual total return gains since 1986. The main catalyst for the rally was an improving global economy, underpinned by years of expansionary fiscal and monetary policies, corporate restructuring and consolidation, and declining equity valuations that created opportunities for investors in Asia, Europe and the Americas. In many countries, including the United States, China and Japan, gross domestic product (GDP) growth accelerated in 2003, particularly in the second half of the year. Domestically, consumer spending rose, spurred largely by tax cuts, car-buying incentives and mortgage refinancing, as U.S. interest rates remained at their lowest level in more than four decades.

In 2003, the value of the U.S. dollar fell against most major currencies, including a substantial decline versus the euro. While the decline magnified top-line and earnings-per-share growth in the U.S., it had the opposite effect in Europe. The dollar's decline benefited U.S. investors in international equities because it increased the returns of investments denominated in currencies whose value increased against the dollar, such as the euro.

OUTLOOK: The portfolio seeks to invest in securities of companies located around the world, including the United States. We continue to adhere to our time-tested investment philosophy of identifying and evaluating securities based on a long-term, bottom-up and value-oriented investment approach.

                                      xxiii

                             STRATEGIC GROWTH TRUST

INVESTMENT OBJECTIVE     The portfolio invests, under normal market conditions, at
  & POLICIES:            least 65% of its total assets in common stocks and related securities (such as preferred stocks, bonds, warrants or
                         rights Convertible into stock and depositary receipts for
                         these securities) of companies which MFS believes offer
                         superior prospects for growth.
SUBADVISER:              MFS Investment Management(R)
PORTFOLIO MANAGERS:      S. Irfan Ali
INCEPTION DATE:          April 30, 2001

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[STRATEGIC GROWTH TRUST PERFORMANCE GRAPH]

                                                              STRATEGIC GROWTH TRUST SERIES I       RUSSELL 1000 GROWTH INDEX
                                                              -------------------------------       -------------------------
Apr.2001                                                                   10000                              10000
                                                                           10000                               9853
Jun. 2001                                                                   9704                               9624
                                                                            9232                               9384
                                                                            8432                               8616
Sep. 2001                                                                   7384                               7756
                                                                            7920                               8164
                                                                            8680                               8948
Dec. 2001                                                                   8816                               8931
                                                                            8336                               8773
                                                                            8025                               8409
Mar. 2002                                                                   8440                               8700
                                                                            7760                               7990
                                                                            7520                               7796
Jun. 2002                                                                   6768                               7075
                                                                            6280                               6686
                                                                            6336                               6706
Sep. 2002                                                                   5680                               6011
                                                                            6313                               6562
                                                                            6841                               6918
Dec. 2002                                                                   6344                               6440
                                                                            6264                               6284
                                                                            6144                               6255
Mar. 2003                                                                   6208                               6371
                                                                            6743                               6842
                                                                            7095                               7183
Jun. 2003                                                                   7183                               7282
                                                                            7319                               7464
                                                                            7503                               7649
Sep. 2003                                                                   7319                               7568
                                                                            7727                               7993
                                                                            7815                               8077
Dec. 2003                                                                   8048                               8356

                              PERFORMANCE TABLE**

                                                              Average Annual Total Return    Cumulative Total Return
                                                                                  Since               Since
Periods Ended December 31, 2003                                1 Year           Inception           Inception
Russell 1000 Growth*                                           29.75%             -6.51%             -16.44%
Strategic Growth Trust Series I                                26.86%             -7.81%             -19.52%
Strategic Growth Trust Series II+++                            26.61%             -2.68%              -5.10%
Strategic Growth Trust Series III***                                                                   4.36%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Strategic Growth Trust Series I returned +26.86%, underperforming the +29.75% return of the Russell 1000 Growth Index and the +28.55% return of the Morningstar Large Growth Peer Group.

ENVIRONMENT: Our positioning among Business Services stocks was the greatest impediment to performance. We sold our position in a firm that provides payroll and trade processing services after it experienced soft demand for its services and then announced plans to increase spending. A provider of investment and educational services to financial institutions also weighed on results. But we held onto the stock, in the belief that the company would be able to address soft demand for some of its products.

Holdings in the Leisure sector also hurt relative performance, as weak advertising sales in radio, television and newspapers detracted from results. However, we retained some of these holdings because we believe market conditions in 2004 could offer growth opportunities for advertising-sensitive media companies -- given the confluence of a stronger economy, a U.S. presidential election, and the summer Olympics.

Performance was held back by not owning a semiconductor chip giant as semiconductor stocks staged a strong rebound during the period. Strong relative positioning elsewhere in Technology did not fully offset the impact of underweighting this one stock. Our position in a moderate-priced apparel retailer also hurt performance.

In the Health Care sector, we avoided or underweighted several large-cap pharmaceutical firms because we felt their medium-term growth prospects would be limited by patent expirations on key products as well as by a dearth of new drugs in the development pipeline. Instead, we invested in companies elsewhere in Health Care that we believed would offer stronger sustainable growth. This positioning proved beneficial for results. Underweighting Consumer Staples concerns also helped performance as that sector lagged the overall market. Stock selection in the Financial Services sector also helped performance. In particular, the portfolio's focus on capital markets-sensitive franchises helped performance as bond spreads narrowed, trading volumes rose, and underwriting activity showed signs of renewed life.

                           CAPITAL APPRECIATION TRUST

INVESTMENT OBJECTIVE &   To achieve long-term growth of capital by investing at least
  POLICIES:              65% of the portfolio's total assets in equity-related
                         securities of companies that exceed $1 billion in market
                         capitalization and that Jennison Associates believes have
                         above-average growth prospects.
SUBADVISER:              Jennison Associates, LLC
PORTFOLIO MANAGERS:      Michael Del Balso, Kathleen McCarragher, and Spiros Segalas
INCEPTION DATE:          November 1, 2000

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[CAPITAL APPRECIATION TRUST PERFORMANCE GRAPH]

                                                           CAPITAL APPRECIATION TRUST SERIES I      RUSSELL 1000 GROWTH INDEX
                                                           -----------------------------------      -------------------------
Oct. 2000                                                                 10000                               10000
                                                                           8640                                8526
Dec. 2000                                                                  8776                                8256
                                                                           9279                                8129
                                                                           7960                                6748
Mar. 2001                                                                  7432                                6014
                                                                           8064                                6775
                                                                           8032                                6675
Jun. 2001                                                                  7656                                6520
                                                                           7447                                6357
                                                                           6815                                5837
Sep. 2001                                                                  6151                                5255
                                                                           6495                                5531
                                                                           7127                                6062
Dec. 2001                                                                  7160                                6570
                                                                           7016                                6454
                                                                           6800                                6186
Mar. 2002                                                                  6960                                6400
                                                                           6496                                5878
                                                                           6320                                5735
Jun. 2002                                                                  5808                                5205
                                                                           5320                                4919
                                                                           5304                                4933
Sep. 2002                                                                  4816                                4422
                                                                           5144                                4827
                                                                           5440                                5090
Dec. 2002                                                                  4968                                4738
                                                                           4848                                4623
                                                                           4792                                4602
Mar. 2003                                                                  4880                                4687
                                                                           5264                                5034
                                                                           5560                                5285
Jun. 2003                                                                  5560                                5358
                                                                           5791                                5491
                                                                           5991                                5628
Sep. 2003                                                                  5815                                5568
                                                                           6167                                5880
                                                                           6223                                5942
Dec. 2003                                                                  6432                                6148

                              PERFORMANCE TABLE**

                                                              Average Annual Total Return            Cumulative Total Return
                                                                                 Since                        Since
Periods Ended December 31, 2003                               1 Year           Inception                    Inception
Russell 1000 Growth Index*                                    29.75%            -14.24%                      -38.52%
Capital Appreciation Trust Series I                           29.47%            -13.02%                      -35.68%
Capital Appreciation Trust Series II+++                       29.35%             -4.30%                       -8.13%
Capital Appreciation Trust Series III***                                                                       5.51%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Capital Appreciation Trust Series I returned +29.47%, underperforming the +29.75% return of the Russell 1000 Growth Index.

ENVIRONMENT: Information Technology stocks contributed significantly to returns, led by our emphasis in semiconductor and semiconductor equipment stocks. We added meaningfully to these and other Technology stocks in late 2002 and early 2003. In the fourth quarter, we opportunistically reduced selected semiconductor positions due to valuations, and redeployed the proceeds into other Technology stocks. So far, earnings growth for many of our holdings in this area is primarily a result of cost cutting. We believe that as revenue growth accelerates, these companies should demonstrate impressive operating leverage leading to upward earnings revisions and positive earnings surprises.

Health Care stocks were among the largest contributors to absolute returns. Biotechnology holdings advanced on the back of a stream of encouraging product developments. Financial holdings also advanced, led by capital markets stocks. We expect higher-margin merger and acquisition and initial public offering (IPO) activity, increased corporate spending and a stronger global economy to be among the earnings drivers for these stocks in the coming year.

OUTLOOK: The Trust's gains for the year were supported by accelerating profits alongside surging economic activity in the second half of the year. While we believe that the rapid pace of growth in the past two quarters will not likely be repeated, the fundamental drivers for healthy economic activity should remain in place, reinforcing our positive economic outlook and optimistic perspective for equities in 2004.

                           QUANTITATIVE ALL CAP TRUST

INVESTMENT OBJECTIVE &   To achieve long-term growth of capital. The portfolio seeks
  POLICIES:              to achieve its objective by investing, under normal
                         circumstances, primarily in equity securities of U.S.
                         companies. The Fund will generally focus on equity
                         securities of U.S. companies across the three market
                         capitalization ranges of large, mid and small.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Rhonda Chang, Chris Hensen, Brett Hryb, Robert Lutzko, Mark
                         Schmeer & Harpreet Singh
INCEPTION DATE:          May 5, 2003

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[QUANTITATIVE ALL CAP TRUST PERFORMANCE GRAPH]

                                                           QUANTITATIVE ALL CAP TRUST SERIES I          RUSSELL 3000 INDEX
                                                           -----------------------------------          ------------------
Apr. 2003                                                                 10000                               10000
May 2003                                                                  10488                               10604
Jun. 2003                                                                 10536                               10747
Jul. 2003                                                                 10792                               10993
Aug. 2003                                                                 11017                               11237
Sep. 2003                                                                 11000                               11115
Oct. 2003                                                                 11680                               11787
Nov. 2003                                                                 11960                               11950
Dec. 2003                                                                 12449                               12496

                              PERFORMANCE TABLE**

                                                                                                         Cumulative Total Return
                                                                                                                  Since
Periods Ended December 31, 2003                                                                                 Inception
Russell 3000 Index*                                                                                              24.96%
Quantitative All Cap Trust Series I                                                                              24.49%
Quantitative All Cap Trust Series II                                                                             24.38%
Quantitative All Cap Trust Series III***                                                                         10.42%

  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since its inception on May 5, 2003, the Quantitative All Cap Trust Series I returned +24.49%, underperforming the +24.96% return of the Russell 3000 Index.

ENVIRONMENT: Better than expected earnings results throughout the year coupled with a strong rebound in the economy and the end of the war in Iraq helped to propel the market higher. The economically sensitive sectors such as Basics, Consumer Durables and Technology outperformed, while the less economically sensitive sectors such as Telecommunications, Consumer Staples and Health Care underperformed. Successful allocation to stocks of different sizes combined with stock selection in Technology, Consumer Staples and Financials contributed positively to the Trust's performance.

OUTLOOK: We expect positive returns in 2004, albeit at much lower levels than those experienced in 2003. Economic growth in 2004 should average around 4%. Growth will be driven by accelerated business investment, which should offset moderating consumer spending activity. Given this economic backdrop, earnings growth should average 10% to 15%. Historically this type of environment has been positive for stocks, with returns averaging 11% to 14%.

However, there are a few risks on the horizon. With economic growth at healthy levels the risk of inflation and the Federal Reserve's policy to deal with it should not be discounted. When the Fed is tightening, returns in the market have historically been negative. The Trust is well positioned to provide strong performance in an improving economy and rising stock market. The average earnings growth rates and earnings revisions for the stocks in the Trust are greater than those of the Russell 3000 Index, yet the Trust's valuation characteristics continue to remain more attractive than those of the market.

                   ALL CAP CORE TRUST (FORMERLY GROWTH TRUST)

INVESTMENT OBJECTIVE     To achieve long-term growth of capital by investing in
  & POLICIES:            stocks within all assets classes (small-, mid- and
                         large-cap) primarily those within the Russell 3000 Index.
SUBADVISER:              Deutsche Asset Management
PORTFOLIO MANAGERS:      Janet Campagna & Robert Wang
INCEPTION DATE:          July 15, 1996++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[ALL CAP CORE TRUST PERFORMANCE GRAPH]

                                                 RUSSELL 3000 INDEX            COMBINED INDEX         ALL CAP CORE TRUST SERIES I
                                                 ------------------            --------------         ---------------------------
                                                        10000                       10000                        10000
                                                         9477                        9415                         9936
                                                         9765                        9658                        10304
                                                        10296                       10361                        10808
                                                        10484                       10424                        10768
                                                        11224                       11206                        11400
Dec-96                                                  11089                       10987                        11053
                                                        11702                       11758                        11697
                                                        11715                       11678                        11432
                                                        11185                       11046                        11077
                                                        11736                       11779                        11593
                                                        12537                       12630                        12293
                                                        13059                       13135                        12937
                                                        14082                       14297                        14056
                                                        13511                       13460                        13412
                                                        14277                       14122                        14081
                                                        13798                       13600                        13485
                                                        14326                       14178                        13598
Dec-97                                                  14613                       14337                        13855
                                                        14689                       14765                        14016
                                                        15740                       15876                        14894
                                                        16520                       16509                        15659
                                                        16682                       16737                        15892
                                                        16270                       16262                        15657
                                                        16820                       17258                        16503
                                                        16515                       17144                        16269
                                                        13985                       14571                        13622
                                                        14939                       15690                        14443
                                                        16073                       16952                        15331
                                                        17056                       18241                        16009
Dec-98                                                  18140                       19886                        17174
                                                        18756                       21053                        18321
                                                        18092                       20092                        17861
                                                        18756                       21150                        18824
                                                        19602                       21177                        18697
                                                        19230                       20526                        18417
                                                        20202                       21964                        19714
                                                        19589                       21266                        19206
                                                        19366                       21613                        19486
                                                        18871                       21159                        19066
                                                        20055                       22757                        20345
                                                        20616                       23985                        21345
Dec-99                                                  21932                       26480                        23563
                                                        21072                       25238                        22353
                                                        21268                       26472                        23580
                                                        22934                       28367                        25412
                                                        22126                       27017                        24097
                                                        21504                       25657                        22967
                                                        22141                       27601                        24522
                                                        21749                       26450                        23392
                                                        23362                       28845                        25410
                                                        22304                       26117                        22407
                                                        21987                       24881                        21064
                                                        19960                       21213                        17916
Dec-00                                                  20296                       20542                        17133
                                                        20990                       21961                        17771
                                                        19072                       18233                        14690
                                                        17829                       16249                        12951
                                                        19259                       18304                        14786
                                                        19413                       18034                        14719
                                                        19055                       17617                        14651
                                                        18741                       17176                        14284
                                                        17635                       15772                        13106
                                                        16079                       14197                        11783
                                                        16453                       14942                        12372
                                                        17720                       16378                        13357
Dec-01                                                  17970                       16347                        13473
                                                        17745                       16058                        13212
                                                        17382                       15391                        12507
                                                        18144                       15924                        12922
                                                        17192                       14624                        12063
                                                        16993                       14270                        11667
                                                        15770                       12950                        10827
                                                        14516                       12238                        10228
                                                        14585                       12275                        10209
                                                        13052                       11002                         9310
                                                        14092                       12011                        10102
                                                        14944                       12663                        10547
Dec-02                                                  14099                       11947                        10073
                                                        13754                       11655                         9909
                                                        13528                       11463                         9716
                                                        13670                       11584                         9841
                                                        14787                       12530                        10566
                                                        15679                       13286                        11155
                                                        15891                       13465                        11242
                                                        16255                       13774                        11464
                                                        16615                       14079                        11802
                                                        16435                       13926                        11725
                                                        17430                       14769                        12459
                                                        17670                       14973                        12691
Dec-03                                                  18477                       15656                        13251

                              PERFORMANCE TABLE**

                                                                                                            Cumulative Total
                                                                     Average Annual Total Return                 Return
                                                                                  Since       Since++                 Since
Periods Ended December 31, 2003                               1 Year   5 Year   Inception   Nov 25, 2002   5 Year   Inception
Russell 3000 Index*                                           31.06%    0.37%     9.42%        21.64%        1.86%    84.77%
Combined Index+*                                              31.06%   -4.67%     7.10%        21.64%      -21.26%    56.56%
All Cap Core Trust Series I                                   31.54%   -5.05%     3.84%        23.82%      -22.84%    32.51%
All Cap Core Trust Series II+++                               31.26%              0.19%        23.67%                  0.37%

  + The Combined Index was added to more accurately reflect the investment objective of the All Cap Core Trust. The Combined Index is a blend of the Russell 1000 Growth Index from inception through December 31, 2002 and the Russell 3000 Index from January 1, 2003 and thereafter.
  ++ Current subadviser assignment became effective November 25, 2002.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the All Cap Core Trust Series I returned +31.54%, outperforming the +31.06% return of the Russell 3000 Index and the +28.04% return of the Lipper Multi Cap Core Average Funds Classification.

ENVIRONMENT: Domestic equity markets experienced one of their best years on record. Small capitalization stocks had an especially strong year. As measured by the Russell 2000 Index, these stocks returned +47.25%, while the Russell 1000 Index returned +29.89%.

With respect to the All Cap Core portfolio, stocks within Automobiles and Components had the highest absolute performance, returning +68.9% for the year. In terms of relative performance, stock selection within Diversified Financials added more than any other industry group, generating 1.1% of relative performance. The largest drag on relative performance was the Materials sector, detracting 0.8 percentage points. Stocks in the Index in this industry group returned +34.8% while poor stock selection within the Materials group in the portfolio generated a return of only +11.4%.

OUTLOOK: The market volatility experienced in the first half of 2003 has diminished greatly and fundamental characteristics are now more likely to be driving individual stock performance. This is expected to continue into 2004. Currently the portfolio remains positioned to be style, capitalization and industry group neutral to the Russell 3000 benchmark. Therefore, the strategy seeks to add value purely through stock selection bets relative to the benchmark weights of the individual securities. The position taken in an individual security depends on the relative value, growth, market sentiment, and risk characteristics relative to the security's peer group.

                                      xxvii

                             LARGE CAP GROWTH TRUST

INVESTMENT OBJECTIVE &   To achieve long-term growth of capital invests at least 80%
  POLICIES:              of the portfolio's assets in securities (primarily common
                         stocks) of companies with large market capitalizations.
                         Portfolio securities are selected based on the fundamental analysis of each issuer. Investments may include domestic
                         and foreign issuers, and growth or value stocks or a
                         combination of both.
SUBADVISER:              Fidelity(R) Management & Research Company
PORTFOLIO MANAGER:       Karen Firestone
INCEPTION DATE:          August 3, 1989++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[LARGE CAP GROWTH TRUST PERFORMANCE GRAPH]

                                                 LARGE CAP GROWTH TRUST
                                                        SERIES I            RUSSELL 1000 GROWTH INDEX        COMBINED INDEX
                                                 ----------------------     -------------------------        --------------
Dec. 1993                                               10000.00                    10000.00                    10000.00
                                                        10324.00                    10231.00                    10358.00
                                                        10091.00                    10045.00                    10212.00
                                                         9717.00                     9559.00                     9845.00
                                                         9816.00                     9605.00                     9957.00
                                                         9931.00                     9750.00                     9993.00
                                                         9727.00                     9462.00                     9899.00
                                                        10002.00                     9785.00                    10095.00
                                                        10233.00                    10331.00                    10367.00
                                                        10020.00                    10190.00                    10188.00
                                                        10153.00                    10430.00                    10339.00
                                                         9851.00                    10096.00                    10055.00
Dec. 1994                                                9931.00                    10266.00                    10156.00
                                                         9905.00                    10484.00                    10228.00
                                                        10127.00                    10924.00                    10481.00
                                                        10385.00                    11243.00                    10770.00
                                                        10637.00                    11489.00                    11027.00
                                                        10893.00                    11890.00                    11274.00
                                                        11064.00                    12349.00                    11430.00
                                                        11462.00                    12862.00                    11809.00
                                                        11491.00                    12876.00                    11806.00
                                                        11737.00                    13469.00                    12100.00
                                                        11614.00                    13479.00                    12014.00
                                                        11956.00                    14003.00                    12364.00
Dec. 1995                                               12193.00                    14083.00                    12608.00
                                                        12411.00                    14554.00                    12814.00
                                                        12478.00                    14820.00                    12905.00
                                                        12535.00                    14839.00                    13016.00
                                                        12661.00                    15230.00                    13241.00
                                                        12794.00                    15762.00                    13373.00
                                                        12835.00                    15783.00                    13373.00
                                                        12477.00                    14858.00                    12971.00
                                                        12630.00                    15242.00                    13188.00
                                                        13122.00                    16352.00                    13655.00
                                                        13317.00                    16450.00                    13780.00
                                                        13890.00                    17685.00                    14386.00
Dec. 1996                                               13778.00                    17339.00                    14268.00
                                                        14065.00                    18555.00                    14552.00
                                                        14095.00                    18430.00                    14625.00
                                                        13757.00                    17432.00                    14296.00
                                                        14146.00                    18590.00                    14660.00
                                                        14912.00                    19931.00                    15396.00
                                                        15426.00                    20729.00                    15955.00
                                                        16283.00                    22562.00                    16694.00
                                                        15643.00                    21242.00                    16131.00
                                                        16500.00                    22287.00                    16830.00
                                                        15963.00                    21463.00                    16355.00
                                                        16329.00                    22375.00                    16607.00
Dec. 1997                                               16409.00                    22626.00                    16826.00
                                                        16626.00                    23302.00                    17083.00
                                                        17631.00                    25055.00                    17903.00
                                                        18385.00                    26053.00                    18469.00
                                                        18573.00                    26414.00                    18632.00
                                                        18291.00                    25664.00                    18421.00
                                                        18688.00                    27236.00                    18795.00
                                                        18586.00                    27056.00                    18662.00
                                                        16037.00                    22996.00                    16803.00
                                                        16818.00                    24762.00                    17292.00
                                                        17715.00                    26752.00                    18229.00
                                                        18637.00                    28787.00                    19055.00
Dec. 1998                                               19546.00                    31383.00                    19798.00
                                                        20046.00                    33226.00                    20182.00
                                                        19482.00                    31708.00                    19684.00
                                                        20199.00                    33378.00                    20251.00
                                                        20480.00                    33421.00                    20921.00
                                                        19855.00                    32394.00                    20279.00
                                                        20850.00                    34663.00                    21698.00
                                                        20480.00                    33561.00                    21008.00
                                                        20793.00                    34109.00                    21351.00
                                                        20267.00                    33393.00                    20902.00
                                                        21504.00                    35915.00                    22480.00
                                                        22470.00                    37852.00                    23692.00
Dec. 1999                                               24488.00                    41789.00                    26156.00
                                                        23707.00                    39830.00                    24929.00
                                                        25085.00                    41777.00                    26148.00
                                                        25512.00                    44767.00                    28021.00
                                                        24205.00                    42637.00                    26687.00
                                                        23254.00                    40490.00                    25342.00
                                                        24622.00                    43559.00                    27263.00
                                                        23855.00                    41743.00                    26126.00
                                                        25541.00                    45522.00                    28490.00
                                                        23888.00                    41216.00                    25795.00
                                                        23120.00                    39266.00                    24575.00
                                                        20867.00                    33478.00                    20953.00
Dec. 2000                                               21000.00                    32419.00                    20290.00
                                                        21384.00                    34658.00                    21693.00
                                                        19347.00                    28774.00                    18009.00
                                                        18012.00                    25643.00                    16050.00
                                                        19510.00                    28886.00                    18080.00
                                                        19458.00                    28461.00                    17814.00
                                                        19109.00                    27802.00                    17401.00
                                                        18603.00                    27107.00                    16966.00
                                                        17329.00                    24891.00                    15578.00
                                                        15532.00                    22406.00                    14023.00
                                                        16125.00                    23581.00                    14760.00
                                                        17277.00                    25846.00                    16178.00
Dec. 2001                                               17259.00                    25798.00                    16147.00
                                                        17085.00                    25342.00                    15862.00
                                                        16718.00                    24290.00                    15203.00
                                                        17329.00                    25130.00                    15729.00
                                                        16346.00                    23079.00                    14446.00
                                                        16189.00                    22521.00                    14096.00
                                                        15121.00                    20438.00                    12792.00
                                                        13984.00                    19314.00                    12089.00
                                                        13931.00                    19372.00                    12125.00
                                                        12583.00                    17362.00                    10868.00
                                                        13529.00                    18955.00                    11864.00
                                                        14194.00                    19985.00                    12508.00
Dec. 2002                                               13319.00                    18604.00                    11644.00
                                                        12916.00                    18153.00                    11361.00
                                                        12846.00                    18069.00                    11309.00
                                                        12951.00                    18405.00                    11519.00
                                                        13848.00                    19766.00                    12370.00
                                                        14533.00                    20753.00                    12988.00
                                                        14585.00                    21039.00                    13167.00
                                                        14954.00                    21562.00                    13495.00
                                                        15252.00                    22099.00                    13831.00
                                                        15077.00                    21862.00                    13683.00
                                                        15849.00                    23090.00                    14452.00
                                                        15972.00                    23332.00                    14604.00
Dec. 2003                                               16691.00                    24138.00                    15108.00

                              PERFORMANCE TABLE**

                                               Average Annual Total Return                     Cumulative Total Return
                                                                       Since++                                    Since
Periods Ended December 31, 2003          1 Year   5 Year   10 Year   May 1, 1999            5 Year    10 Year   Inception
Russell 1000 Growth Index*               29.75%   -5.11%    9.21%      -6.73%               -23.08%   141.38%
Combined Index*+                         29.75%   -5.26%    4.21%      -6.73%               -23.68%    51.08%
Large Cap Growth Trust Series I          25.33%   -3.11%    5.26%      -4.29%               -14.60%    66.91%
Large Cap Growth Trust Series II+++      25.24%                                                                   -2.50%

  + The Combined Index is comprised of 47.5% of the return of the Wilshire 5000
    Index, 20% of the MSCI EAFE Index, 15% of the Lehman Brothers Aggregate Bond Index, 10% of the 90 Day T-Bill, and 7.5% of the Merrill Lynch High Yield Index since inception and 100% return of the Russell 1000 Growth Index thereafter. The Combined Index was prepared by the adviser using Ibbotson Associates Software and Data.
  ++ Current subadviser assignment became effective May 1, 1999.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Large Cap Growth Trust Series I returned +25.33%, underperforming the +29.75% return of the Russell 1000 Growth Index.

ENVIRONMENT: The broad U.S. stock market, as represented by the S&P 500 Index, gained substantial ground in 2003, providing some relief to investors who endured several years of dismal equity returns. The strong results were likely a product of several factors: Improving economic conditions led to a rapid gain in corporate earnings, and investors reacted to the strong earnings reports by pushing stock prices higher. In this environment, the portfolio underperformed the Index. Security selection in Telecommunication Services was a major detractor, as one of the portfolio's holdings experienced a labor dispute. Stock picking in Technology further detracted, led by several large-cap stocks that underperformed the sector. On the positive side was security selection in Consumer Discretionary, where holdings in some online retailers performed well as investor attention once again turned to these types of companies. Additionally, the portfolio benefited from security selection in Financials, particularly among brokers and asset management companies that rebounded as market and trading activity improved.

                                      xxviii

                           QUANTITATIVE EQUITY TRUST

INVESTMENT OBJECTIVE &   To achieve intermediate and long-term growth through capital
  POLICIES:              appreciation and current income by investing at least 80% of its net assets in common stocks or in securities convertible into common stock or carrying rights or warrants to purchase common stocks or to participate in earnings.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Rhonda Chang, Chris Hensen, Brett Hryb & Mark Schmeer
INCEPTION DATE:          April 30, 1987

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[QUANTITIVE EQUITY TRUST PERFORMANCE GRAPH]

                                                            QUANTITATIVE EQUITY TRUST SERIES I            S&P 500 INDEX
                                                            ----------------------------------            -------------
Dec.1993                                                                 10000.00                            10000.00
                                                                         10410.00                            10335.00
                                                                         10113.00                            10056.00
                                                                          9504.00                             9619.00
                                                                          9625.00                             9744.00
                                                                          9655.00                             9902.00
                                                                          9340.00                             9658.00
                                                                          9732.00                             9977.00
                                                                         10124.00                            10384.00
                                                                          9948.00                            10133.00
                                                                         10033.00                            10365.00
                                                                          9594.00                             9985.00
Dec.1994                                                                  9579.00                            10131.00
                                                                          9635.00                            10394.00
                                                                          9967.00                            10797.00
                                                                         10160.00                            11117.00
                                                                         10167.00                            11441.00
                                                                         10409.00                            11892.00
                                                                         10693.00                            12172.00
                                                                         11067.00                            12577.00
                                                                         11070.00                            12611.00
                                                                         11624.00                            13140.00
                                                                         11559.00                            13094.00
                                                                         12104.00                            13670.00
Dec.1995                                                                 12379.00                            13923.00
                                                                         12687.00                            14402.00
                                                                         12898.00                            14540.00
                                                                         12914.00                            14679.00
                                                                         13177.00                            14895.00
                                                                         13463.00                            15279.00
                                                                         13426.00                            15342.00
                                                                         12696.00                            14659.00
                                                                         13124.00                            14970.00
                                                                         13807.00                            15811.00
                                                                         14239.00                            16245.00
                                                                         14992.00                            17478.00
Dec.1996                                                                 14598.00                            17135.00
                                                                         15432.00                            18199.00
                                                                         15517.00                            18347.00
                                                                         14910.00                            17583.00
                                                                         15643.00                            18633.00
                                                                         16528.00                            19777.00
                                                                         17244.00                            20659.00
                                                                         18785.00                            22300.00
                                                                         18019.00                            21060.00
                                                                         19038.00                            22213.00
                                                                         18162.00                            21471.00
                                                                         18583.00                            22465.00
Dec.1997                                                                 18954.00                            22852.00
                                                                         18945.00                            23105.00
                                                                         20327.00                            24772.00
                                                                         21363.00                            26040.00
                                                                         21507.00                            26302.00
                                                                         20985.00                            25850.00
                                                                         21735.00                            26900.00
                                                                         21241.00                            26614.00
                                                                         18089.00                            22766.00
                                                                         19190.00                            24224.00
                                                                         20691.00                            26195.00
                                                                         21944.00                            27782.00
Dec.1998                                                                 23948.00                            29383.00
                                                                         25125.00                            30612.00
                                                                         24309.00                            29661.00
                                                                         25533.00                            30847.00
                                                                         25741.00                            32042.00
                                                                         25055.00                            31286.00
                                                                         26594.00                            33022.00
                                                                         26085.00                            31991.00
                                                                         25731.00                            31833.00
                                                                         25065.00                            30960.00
                                                                         26501.00                            32919.00
                                                                         27125.00                            33589.00
Dec.1999                                                                 29288.00                            35567.00
                                                                         28643.00                            33780.00
                                                                         29413.00                            33141.00
                                                                         32585.00                            36383.00
                                                                         31466.00                            35288.00
                                                                         30493.00                            34564.00
                                                                         32272.00                            35416.00
                                                                         31952.00                            34862.00
                                                                         34845.00                            37028.00
                                                                         33908.00                            35073.00
                                                                         33446.00                            34925.00
                                                                         30126.00                            32171.00
Dec.2000                                                                 31134.00                            32328.00
                                                                         31750.00                            33475.00
                                                                         28324.00                            30423.00
                                                                         26166.00                            28496.00
                                                                         28772.00                            30710.00
                                                                         28437.00                            30916.00
                                                                         27099.00                            30163.00
                                                                         26373.00                            29867.00
                                                                         24184.00                            27997.00
                                                                         21534.00                            25736.00
                                                                         22398.00                            26227.00
                                                                         23765.00                            28239.00
Dec.2001                                                                 23988.00                            28486.00
                                                                         23235.00                            28071.00
                                                                         22426.00                            27529.00
                                                                         23472.00                            28565.00
                                                                         21533.00                            26833.00
                                                                         21155.00                            26635.00
                                                                         19338.00                            24738.00
                                                                         17940.00                            22809.00
                                                                         18079.00                            22959.00
                                                                         15898.00                            20464.00
                                                                         17380.00                            22265.00
                                                                         18261.00                            23576.00
Dec.2002                                                                 17324.00                            22190.00
                                                                         16821.00                            21608.00
                                                                         16443.00                            21284.00
                                                                         16457.00                            21491.00
                                                                         17574.00                            23261.00
                                                                         18574.00                            24487.00
                                                                         18855.00                            24801.00
                                                                         19010.00                            25237.00
                                                                         19320.00                            25729.00
                                                                         19207.00                            25457.00
                                                                         19911.00                            26897.00
                                                                         20235.00                            27134.00
Dec.2003                                                                 21404.00                            28557.00

                              PERFORMANCE TABLE**

                                                                                               Cumulative Total Return
                                                    Average Annual Total Return                                   Since
Periods Ended December 31, 2003                     1 Year    5 Year    10 Year             5 Year    10 Year   Inception
S&P 500 Index*                                      28.70%    -0.57%     11.06%              -2.81%   185.57%
Quantitative Equity Trust Series I                  23.55%    -2.22%      7.91%             -10.62%   114.04%
Quantitative Equity Trust Series II+++              23.40%                                                        -9.10%
Quantitative Equity Trust Series III***                                                                            8.88%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Quantitative Equity Trust Series I returned +23.55%, underperforming the +28.70% return of the S&P 500 Index and the +26.72% return of the Morningstar Large Blend Peer Group.

ENVIRONMENT: Economic data improved steadily throughout the year. Figures for 2003 economic growth showed steady improvement from 1.4% in the first quarter, 3.3% in the second quarter and more than 8% for the third quarter. Employment data also showed an improving trend during the third and fourth quarters.

The Technology sector was strong, with returns up by more than 46% for the year. Other sectors that performed well included Materials and Consumer Discretionary. Sectors that performed poorly for the year were Telecommunications Utilities, Consumer Staples and Health Care. Performance for the year was strong in absolute terms but lagged that of the S&P 500 Index. The Trust's average cash position of about 3% hurt performance. The large cap bias of the portfolio also had a negative impact due to the exceptional performance of the smallest, most expensive stocks within the benchmark. Sectors that detracted from performance during 2003 included Capital Goods and Consumer Staples. The Trust was overweight the Consumer Staples sector for most of the year and this sector underperformed the broader S&P 500 index. In Capital Goods the large defense names all underperformed the market and the Trust had positions in several of these names. Stock selection in Health Care strongly added to performance. Large Cap pharmaceutical stocks were down meaningfully in 2003 and the fund benefit from its under weight to this group.

OUTLOOK: We are bullish on the U.S. markets in 2004 given our forecasts for economic growth and inflation (4% and 2%, respectively). Our expectation for positive returns in 2004 is tempered by potential risks, the biggest being the future direction of interest rates. Given the growth we have seen in the U.S. economy, it is possible the Federal Reserve will take action on interest rates as early as May.

                             BLUE CHIP GROWTH TRUST

INVESTMENT OBJECTIVE     To achieve long-term growth of capital by investing at least
  & POLICIES:            80% of the portfolio's net assets in the common stocks of
                         large and medium sized blue chip companies as defined by T.
                         Rowe Price Associates, Inc. These are firms that the
                         managers believe are well established in their industries
                         and have the potential for above-average earnings growth.
                         Current income is a secondary objective.
SUBADVISER:              T. Rowe Price Associates, Inc.
PORTFOLIO MANAGER:       Larry J. Puglia
INCEPTION DATE:          December 11, 1992++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[BLUE CHIP GROWTH TRUST PERFORMANCE GRAPH]

                                                 BLUE CHIP GROWTH TRUST
                                                        SERIES I               RUSSELL 1000 GROWTH            S&P 500 INDEX
                                                 ----------------------        -------------------            -------------
Dec.1993                                                10000.00                    10000.00                    10000.00
                                                        10115.00                    10231.00                    10335.00
                                                         9916.00                    10045.00                    10056.00
                                                         9382.00                     9559.00                     9619.00
                                                         9541.00                     9605.00                     9744.00
                                                         9488.00                     9750.00                     9902.00
                                                         9110.00                     9462.00                     9658.00
                                                         9352.00                     9785.00                     9977.00
                                                         9920.00                    10331.00                    10384.00
                                                         9709.00                    10190.00                    10133.00
                                                         9804.00                    10430.00                    10365.00
                                                         9594.00                    10096.00                     9985.00
Dec.1994                                                 9520.00                    10266.00                    10131.00
                                                         9741.00                    10484.00                    10394.00
                                                         9951.00                    10924.00                    10797.00
                                                        10246.00                    11243.00                    11117.00
                                                        10387.00                    11489.00                    11441.00
                                                        10714.00                    11890.00                    11892.00
                                                        11158.00                    12349.00                    12172.00
                                                        11623.00                    12862.00                    12577.00
                                                        11612.00                    12876.00                    12611.00
                                                        11950.00                    13469.00                    13140.00
                                                        11771.00                    13479.00                    13094.00
                                                        12119.00                    14003.00                    13670.00
Dec.1995                                                12046.00                    14083.00                    13923.00
                                                        12447.00                    14554.00                    14402.00
                                                        12743.00                    14820.00                    14540.00
                                                        12838.00                    14839.00                    14679.00
                                                        13353.00                    15230.00                    14895.00
                                                        13872.00                    15762.00                    15279.00
                                                        13735.00                    15783.00                    15342.00
                                                        12834.00                    14858.00                    14659.00
                                                        13321.00                    15242.00                    14970.00
                                                        14371.00                    16352.00                    15811.00
                                                        14318.00                    16450.00                    16245.00
                                                        15377.00                    17685.00                    17478.00
Dec.1996                                                15165.00                    17339.00                    17135.00
                                                        15801.00                    18555.00                    18199.00
                                                        15822.00                    18430.00                    18347.00
                                                        15102.00                    17432.00                    17583.00
                                                        15772.00                    18590.00                    18633.00
                                                        16684.00                    19931.00                    19777.00
                                                        17377.00                    20729.00                    20659.00
                                                        18686.00                    22562.00                    22300.00
                                                        17839.00                    21242.00                    21060.00
                                                        18698.00                    22287.00                    22213.00
                                                        18262.00                    21463.00                    21471.00
                                                        18827.00                    22375.00                    22465.00
Dec.1997                                                19250.00                    22626.00                    22852.00
                                                        19468.00                    23302.00                    23105.00
                                                        20944.00                    25055.00                    24772.00
                                                        21894.00                    26053.00                    26040.00
                                                        22121.00                    26414.00                    26302.00
                                                        21572.00                    25664.00                    25850.00
                                                        22552.00                    27236.00                    26900.00
                                                        22304.00                    27056.00                    26614.00
                                                        18708.00                    22996.00                    22766.00
                                                        19820.00                    24762.00                    24224.00
                                                        21532.00                    26752.00                    26195.00
                                                        22853.00                    28787.00                    27782.00
Dec.1998                                                24735.00                    31383.00                    29383.00
                                                        25441.00                    33226.00                    30612.00
                                                        24722.00                    31708.00                    29661.00
                                                        25638.00                    33378.00                    30847.00
                                                        26293.00                    33421.00                    32042.00
                                                        25542.00                    32394.00                    31286.00
                                                        27084.00                    34663.00                    33022.00
                                                        26183.00                    33561.00                    31991.00
                                                        25883.00                    34109.00                    31833.00
                                                        25392.00                    33393.00                    30960.00
                                                        27166.00                    35915.00                    32919.00
                                                        27753.00                    37852.00                    33589.00
Dec.1999                                                29542.00                    41789.00                    35567.00
                                                        28586.00                    39830.00                    33780.00
                                                        28873.00                    41777.00                    33141.00
                                                        31357.00                    44767.00                    36383.00
                                                        30410.00                    42637.00                    35288.00
                                                        29739.00                    40490.00                    34564.00
                                                        31509.00                    43559.00                    35416.00
                                                        30866.00                    41743.00                    34862.00
                                                        33506.00                    45522.00                    37028.00
                                                        31794.00                    41216.00                    35073.00
                                                        31081.00                    39266.00                    34925.00
                                                        28098.00                    33478.00                    32171.00
Dec.2000                                                28726.00                    32419.00                    32328.00
                                                        29125.00                    34658.00                    33475.00
                                                        26029.00                    28774.00                    30423.00
                                                        23817.00                    25643.00                    28496.00
                                                        26141.00                    28886.00                    30710.00
                                                        26358.00                    28461.00                    30916.00
                                                        25707.00                    27802.00                    30163.00
                                                        25041.00                    27107.00                    29867.00
                                                        23290.00                    24891.00                    27997.00
                                                        21601.00                    22406.00                    25736.00
                                                        22438.00                    23581.00                    26227.00
                                                        24204.00                    25846.00                    28239.00
Dec.2001                                                24530.00                    25798.00                    28486.00
                                                        23832.00                    25342.00                    28071.00
                                                        23135.00                    24290.00                    27529.00
                                                        24220.00                    25130.00                    28565.00
                                                        22732.00                    23079.00                    26833.00
                                                        22345.00                    22521.00                    26635.00
                                                        20408.00                    20438.00                    24738.00
                                                        18920.00                    19314.00                    22809.00
                                                        19277.00                    19372.00                    22959.00
                                                        17278.00                    17362.00                    20464.00
                                                        18936.00                    18955.00                    22265.00
                                                        19881.00                    19985.00                    23576.00
Dec.2002                                                18579.00                    18604.00                    22190.00
                                                        18207.00                    18153.00                    21608.00
                                                        18022.00                    18069.00                    21284.00
                                                        18331.00                    18405.00                    21491.00
                                                        19828.00                    19766.00                    23261.00
                                                        20852.00                    20753.00                    24487.00
                                                        21115.00                    21039.00                    24801.00
                                                        21580.00                    21562.00                    25237.00
                                                        21828.00                    22099.00                    25729.00
                                                        21518.00                    21862.00                    25457.00
                                                        22681.00                    23090.00                    26897.00
                                                        22914.00                    23332.00                    27134.00
Dec.2003                                                23999.00                    24138.00                    28557.00

                              PERFORMANCE TABLE**

                                                        Average Annual Total Return            Cumulative Total Return
                                                                                Since++                           Since
Periods Ended December 31, 2003                   1 Year   5 Year   10 Year   Oct 1, 1996   5 Year    10 Year   Inception
S&P 500 Index+                                    28.70%   -0.57%   11.06%       8.50%       -2.81%   185.57%
Russell 1000 Growth*                              29.75%   -5.11%    9.21%       5.52%      -23.08%   141.38%
Blue Chip Growth Trust Series I                   29.17%   -0.60%    9.15%       7.40%       -2.98%   139.99%
Blue Chip Growth Trust Series II+++               29.02%                                                          -0.48%
Blue Chip Growth Trust Series III***                                                                               7.80%

  ++ Current subadviser assignment became effective October 1, 1996.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003
  + This Index was added to more accurately reflect the investment objective of the Trust.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Blue Chip Growth Trust Series I returned +29.17%, outperforming the +28.70% return of the S&P 500 Index.

ENVIRONMENT: U.S. stocks posted solid gains in 2003. Investors bid up equities, which were buoyed by favorable economic data, stronger earnings growth, signs of job market stabilization and rising global demand. For the year, the portfolio posted a strong gain that almost matched the style-specific Russell 1000 Growth Index and edged the S&P 500 Index.

The Telecommunications Services sector produced the strongest contribution to the portfolio's relative results, largely because of good stock selection. Two communications firms rallied sharply and were top absolute and relative performance contributors for the year. Similarly, the Health Care sector contributed to relative results despite our overweight position, which limited gains. Strength came mostly from pharmaceuticals and biotechnology holdings during the period.

The Consumer Discretionary sector was the largest drag on relative results, and although the Information Technology (IT) sector led the market higher, the IT services industry languished.

OUTLOOK: As economic growth continues to accelerate into 2004, we expect earnings at many U.S. companies to also show sharp improvement. Despite the strong gains this year, driven mostly by small- and mid-cap stocks, we are optimistic about the prospects for large-cap stocks as history indicates that this group is likely to outperform in the second year of an expansion. Additionally, we believe that many consistent growth companies with strong free cash flow and dividend growth potential appear to be undervalued, providing us with advantageous investing opportunities.

           U.S. LARGE CAP TRUST (FORMERLY U.S. LARGE CAP VALUE TRUST)

INVESTMENT OBJECTIVE &   To achieve long-term growth of capital and income by
  POLICIES:              investing at least 80% of the portfolio's net assets in
                         equity and equity-related securities of companies with
                         market capitalization greater than $500 million at the time of purchase.
SUBADVISER:              Capital Guardian Trust Company
PORTFOLIO MANAGERS:      Terry Berkemeier, Michael R. Ericksen, David I. Fisher,
                         Karen A. Miller, Theodore R. Samuels, Eugene P. Stein and
                         Alan J. Wilson
INCEPTION DATE:          May 1, 1999

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[U.S. LARGE CAP TRUST PERFORMANCE GRAPH]

                                                                       S&P 500 INDEX               US LARGE CAP TRUST SERIES I
                                                                       -------------               ---------------------------
                                                                          10000.00                           10000.00
                                                                           9764.00                            9744.00
                                                                          10306.00                           10168.00
                                                                           9984.00                           10040.00
                                                                           9935.00                            9808.00
                                                                           9662.00                            9416.00
                                                                          10274.00                            9744.00
                                                                          10483.00                            9808.00
Dec.1999                                                                  11100.00                           10272.00
                                                                          10542.00                            9800.00
                                                                          10343.00                            9696.00
                                                                          11355.00                           10656.00
                                                                          11013.00                           10606.00
                                                                          10787.00                           10590.00
                                                                          11053.00                           10566.00
                                                                          10880.00                           10509.00
                                                                          11556.00                           11042.00
                                                                          10946.00                           10711.00
                                                                          10900.00                           10687.00
                                                                          10040.00                            9977.00
Dec.2000                                                                  10089.00                           10558.00
                                                                          10447.00                           11058.00
                                                                           9495.00                           10219.00
                                                                           8893.00                            9808.00
                                                                           9584.00                           10689.00
                                                                           9649.00                           10869.00
                                                                           9414.00                           10591.00
                                                                           9321.00                           10509.00
                                                                           8738.00                            9930.00
                                                                           8032.00                            8780.00
                                                                           8185.00                            9179.00
                                                                           8813.00                           10028.00
Dec.2001                                                                   8890.00                           10289.00
                                                                           8761.00                           10053.00
                                                                           8592.00                            9718.00
                                                                           8915.00                           10330.00
                                                                           8374.00                            9678.00
                                                                           8313.00                            9514.00
                                                                           7720.00                            8524.00
                                                                           7119.00                            7690.00
                                                                           7165.00                            7592.00
                                                                           6387.00                            6806.00
                                                                           6949.00                            7551.00
                                                                           7358.00                            8303.00
Dec.2002                                                                   6925.00                            7698.00
                                                                           6744.00                            7534.00
                                                                           6643.00                            7510.00
                                                                           6707.00                            7608.00
                                                                           7260.00                            8316.00
                                                                           7642.00                            8891.00
                                                                           7740.00                            9031.00
                                                                           7876.00                            9285.00
                                                                           8030.00                            9507.00
                                                                           7945.00                            9327.00
                                                                           8394.00                            9935.00
                                                                           8468.00                           10074.00
Dec. 2003                                                                  8912.00                           10551.00

                              PERFORMANCE TABLE**

                                                             Average Annual Total Return            Cumulative Total Return
                                                                                Since                        Since
Periods Ended December 31, 2003                              1 Year           Inception                    Inception
S&P 500 Index*                                               28.70%             -2.44%                     -10.88%
U.S. Large Cap Trust Series I                                37.06%              1.16%                       5.51%
U.S. Large Cap Trust Series II+++                            36.68%              2.26%                       4.41%
U.S. Large Cap Trust Series III***                                                                           9.56%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the U.S. Large Cap Trust Series I returned 37.06%, outperforming the 28.70% return of the S&P 500 Index.

ENVIRONMENT: The U.S. equity market closed 2003 very strongly, with all sectors in the portfolio returning double-digits for the year. The largest contributor to relative returns for the year was an overweight and strong stock selection in Technology -- specifically semiconductor equipment manufacturers and other companies focusing on high-value-added equipment or components within the technology chain. Stock selection within the pharmaceuticals industry also helped as our concentration in companies with solid drug pipelines outperformed the Index for the year. The portfolio's underweight to Consumer Staples was also helpful as Foods and other less economically sensitive stocks underperformed the broad market. On the negative side, stock selection among Integrated Oils and Financial stocks hindered results.

OUTLOOK: The best results in 2003 came from depressed industries such as Technology and from stocks of low-quality companies whose prospects dramatically improved as their balance sheets recovered. Many of these stocks now look fully valued. Our research is currently identifying attractive investments in a broader range of sectors, often in defensive industries that trailed the market for most of 2003.

          STRATEGIC VALUE TRUST (FORMERLY CAPITAL OPPORTUNITIES TRUST)

INVESTMENT OBJECTIVE &   To seek capital appreciation. The portfolio invests, under
  POLICIES:              normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred
                         stock, convertible securities and depositary receipts, of
                         companies which MFS believes are undervalued in the market relative to their long term potential.
SUBADVISER:              MFS Investment Management
PORTFOLIO MANAGER:       Kenneth J. Enright
INCEPTION DATE:          April 30, 2001 (manager, investment process & style changed as of May 1, 2003)

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[STRATEGIC VALUE TRUST PERFORMANCE GRAPH]

                                             STRATEGIC VALUE TRUST SERIES
                                                          I                       S&P 500 INDEX         RUSSELL 1000 VALUE INDEX
                                             ----------------------------         -------------         ------------------------
Apr.2001                                                10000                         10000                       10000
                                                         9960                         10067                       10225
Jun.2001                                                 9568                          9822                        9998
                                                         9135                          9726                        9977
                                                         8296                          9117                        9577
Sep.2001                                                 7303                          8381                        8903
                                                         7712                          8541                        8826
                                                         8383                          9196                        9339
Dec.2001                                                 8560                          9276                        9559
                                                         8168                          9141                        9486
                                                         8048                          8964                        9501
Mar.2002                                                 8472                          9302                        9950
                                                         7968                          8738                        9609
                                                         7736                          8673                        9657
Jun.2002                                                 6976                          8055                        9103
                                                         6305                          7427                        8257
                                                         6376                          7476                        8319
Sep.2002                                                 5729                          6664                        7394
                                                         6152                          7250                        7942
                                                         6704                          7677                        8442
Dec.2002                                                 6232                          7225                        8075
                                                         6088                          7036                        7880
                                                         5936                          6930                        7670
Mar.2003                                                 5976                          6997                        7683
                                                         6545                          7574                        8359
                                                         6977                          7973                        8899
Jun.2003                                                 7161                          8075                        9010
                                                         7217                          8217                        9144
                                                         7425                          8378                        9287
Sep.2003                                                 7257                          8289                        9196
                                                         7505                          8758                        9758
                                                         7537                          8835                        9891
Dec.2003                                                 8025                          9299                       10500

                              PERFORMANCE TABLE**

                                                               Average Annual Total Return           Cumulative Total Return
                                                                                  Since                       Since
Periods Ended December 31, 2003                               1 Year            Inception                   Inception
S&P 500 Index*                                                28.70%              -2.69%                      -7.01%
Russell 1000 Value Index*+                                    30.03%               1.85%                       5.00%
Strategic Value Trust Series I                                28.78%              -7.90%                     -19.75%
Strategic Value Trust Series II+++                            28.68%              -1.31%                      -2.52%
Strategic Value Trust Series III***                                                                            6.48%

  + The Index was added to more accurately reflect the current strategy of the manager.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Strategic Value Trust Series I returned +28.78%, underperforming the +30.03% return of the Russell 1000 Value Index.

ENVIRONMENT: An underweighting in technology and stock selection in the energy sectors were key factors in the portfolio's relative underperformance compared with its benchmark. One pharmaceutical company saw its stock price decline sharply because of announcements of lower earnings, investigations of past pricing and shareholder reporting practices, and marketing difficulties with a prescription allergy drug. The portfolio's position in several Energy companies also hurt relative performance as concerns arose over sustainable natural gas prices and the lack of evidence of capital spending in the industry.

In Basic Materials, the stock of a company that manufactures glass and plastic packaging detracted from performance as it faced pressure from rising fuel prices at its factories as well as concerns about its highly leveraged balance sheet and potential asbestos liabilities. Retailing, Utilities and Communications were among the portfolio's strongest-performing sectors, and individual holdings in several other sectors, such as Financial Services, contributed to performance. A large undervalued retailer contributed to positive performance. Another large retailer performed well as it posted strong sales figures after beginning the year selling at a very attractive valuation. The portfolio also benefited from a large wireless telephone company and a bank merger that boosted the stock price of a bank holding on the announcement of a large takeover offer.

                                      xxxii

                              LARGE CAP VALUE TRUST

INVESTMENT OBJECTIVE     The portfolio seeks long-term growth of capital through
  & POLICIES:            investment primarily in a diversified portfolio of equity
                         securities of large-cap companies located in the United
                         States. The portfolio seeks to achieve its investment
                         objective by investing at least 80% of its net assets in
                         common stocks of large cap companies the subadviser selects from among those that are, at the time of purchase, included in the Russell 1000 Index.
SUBADVISER:              Mercury Advisors
PORTFOLIO MANAGER:       Bob Doll
INCEPTION DATE:          May 5, 2003

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[LARGE CAP VALUE TRUST PERFORMANCE GRAPH]

                                                               LARGE CAP VALUE TRUST SERIES I        RUSSELL 1000 VALUE INDEX
                                                               ------------------------------        ------------------------
Apr. 2003                                                                  10000                              10000
May 2003                                                                   10504                              10645
Jun. 2003                                                                  10696                              10778
Jul. 2003                                                                  10832                              10938
Aug. 2003                                                                  11128                              11109
Sep. 2003                                                                  11152                              11000
Oct. 2003                                                                  12152                              11673
Nov. 2003                                                                  12536                              11832
Dec. 2003                                                                  12765                              12562

                              PERFORMANCE TABLE**

                                                                                            Cumulative Total Return
Periods Ended December 31, 2003                                                                 Since Inception
Russell 1000 Value Index*                                                                            25.62%
Large Cap Value Trust Series I                                                                       27.65%
Large Cap Value Trust Series II                                                                      27.49%

  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since the Trust's inception on May 5, 2003, the Large Cap Value Trust Series I returned +27.65%, outperforming the +25.62% return of the Russell 1000 Value Index.

ENVIRONMENT: The Trust's performance versus its benchmark benefited from positive stock selection in the Health Care and Consumer Discretionary sectors, a significant overweight in the Consumer Discretionary sector, and a considerable underweight in Telecommunication Services. Conversely, poor stock selection and underweight positions in the Financials and Materials sectors detracted from the relative return.

During the year, we adopted a more cyclical orientation to the portfolio with increased leverage to an improving U.S. economy. Consequently, we added significantly to our Information Technology holdings, maintained an overweight exposure in the Consumer Discretionary sector, and trimmed our positions in Health Care, Energy and Consumer Staples.

OUTLOOK: The portfolio remains overweight versus the benchmark in cyclical areas of the market, including Consumer Discretionary and Information Technology, and underweight in Financials and Consumer Staples. As usual, through careful stock selection, we are focusing on companies that we believe have positive earnings momentum, earnings surprises, and valuation characteristics.

                                     xxxiii

                                 UTILITIES TRUST

INVESTMENT OBJECTIVE     To achieve capital growth and current income (income above
  & POLICIES:            that available from a portfolio invested entirely in equity securities) by investing at least 80% of the portfolio's net assets in equity and debt securities of domestic and foreign companies in the utilities industry.
SUBADVISER:              MFS Investment Management(R)
PORTFOLIO MANAGER:       Maura A. Shaughnessy
INCEPTION DATE:          April 30, 2001

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[UTILITIES TRUST PERFORMANCE GRAPH]

                                                                  UTILITIES TRUST SERIES I             S&P UTILITIES INDEX
                                                                  ------------------------             -------------------
Apr. 2001                                                                 10000.00                           10000.00
                                                                           9688.00                            9681.00
Jun. 2001                                                                  9048.00                            8910.00
                                                                           8712.00                            8499.00
                                                                           8216.00                            8268.00
Sep. 2001                                                                  7424.00                            7311.00
                                                                           7424.00                            7284.00
                                                                           7336.00                            6893.00
Dec. 2001                                                                  7470.00                            7073.00
                                                                           6891.00                            6666.00
                                                                           6698.00                            6519.00
Mar. 2002                                                                  7068.00                            7312.00
                                                                           6787.00                            7176.00
                                                                           6465.00                            6539.00
Jun. 2002                                                                  5966.00                            6075.00
                                                                           5404.00                            5226.00
                                                                           5661.00                            5422.00
Sep. 2002                                                                  5243.00                            4721.00
                                                                           5436.00                            4636.00
                                                                           5652.00                            4758.00
Dec. 2002                                                                  5717.00                            4952.00
                                                                           5733.00                            4800.00
                                                                           5621.00                            4573.00
Mar. 2003                                                                  5749.00                            4797.00
                                                                           6264.00                            5212.00
                                                                           6729.00                            5756.00
Jun. 2003                                                                  6891.00                            5821.00
                                                                           6704.00                            5441.00
                                                                           6794.00                            5545.00
Sep. 2003                                                                  6932.00                            5792.00
                                                                           7063.00                            5854.00
                                                                           7217.00                            5860.00
Dec. 2003                                                                  7691.00                            6252.00

                               PERFORMANCE TABLE**

                                                              Average Annual Total Return           Cumulative Total Return
                                                                                  Since                      Since
Periods Ended December 31, 2003                                1 Year           Inception                  Inception
S&P Utilities Index*                                           26.26%            -16.15%                    -37.48%
Utilities Trust Series I                                       34.53%             -9.36%                    -23.09%
Utilities Trust Series II+++                                   34.25%              4.41%                      8.69%
Utilities Trust Series III***                                                                                11.20%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Utilities Trust Series I returned +34.53%, outperforming the +26.26% return of the S&P Utilities Index.

ENVIRONMENT: Over the year, the electric utility and natural gas industries experienced a dramatic recovery from the devastation initiated by Enron. In 2002, in the wake of the Enron scandal, utilities symbolized what was wrong with American business. Credit rating agencies took a dim view of any company with energy trading or merchant generation exposure and viewed most utilities as having too much debt on their balance sheets. This initiated a downward spiral in mid-2002 that decimated both stocks and bonds of many utilities. In our view, the rating agencies and investors largely ignored the fact that Enron went bankrupt because of fraud, not because it was in the energy trading or electric generation business.

Over the period, investors seemed to realize that most utilities were probably undervalued. Utilities began to improve their balance sheets by issuing equity to pay down debt. Banks restructured utility debt at lower rates and longer maturities. The result was strong performance in the first half of 2003, as beaten-down utility securities recovered. In the second half of 2003, however, Utility issues were largely left behind in a stock market rally that focused on more cyclical companies, particularly in Technology and Financial Services.

In Telecommunications, performance was mixed. Earnings of regional Bell operating companies (RBOCs), continued to be hampered by a murky regulatory environment that, in our view, put them at a disadvantage relative to competition from cable companies. Convertible preferred bonds of an electric power generator also contributed strongly to performance. The firm's credit outlook, and thus its bond prices, strengthened over the period as the company improved its cash flow and negotiated more favorable terms on its debt. As natural gas prices appreciated over the winter of 2002-2003, portfolio performance was also helped by positions in what we viewed as some of the best-managed companies in the industry: an integrated gas production and distribution firm, a pipeline company and a distribution firm.

Over the period, some of the largest detractors from performance were positions in several RBOCs. Relative performance was also hurt by our underweighted positions in some electric generation and natural gas companies that performed very well over the period.

                                      xxxiv

                          REAL ESTATE SECURITIES TRUST

INVESTMENT OBJECTIVE     The portfolio invests, under normal market conditions, at
  & POLICIES:            least 80% of net assets (plus any borrowings for investment purposes) in equity securities of real estate investment
                         trusts ("REITS") and real estate companies. Equity
                         securities include common stock, preferred stock and
                         securities convertible into common stock.
SUBADVISER:              Deutsche Asset Management
PORTFOLIO MANAGERS:      Karen Knudson, John F. Robertson, John W. Vojtick and Mark
                         D. Zeisloft
INCEPTION DATE:          April 30, 1987++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[REAL ESTATE SECURITIES TRUST PERFORMANCE GRAPH]

                                                                 REAL ESTATE TRUST SERIES I      WILSHIRE REAL ESTATE SECURITIES
                                                                 --------------------------      -------------------------------
Dec.1993                                                                  10000.00                           10000.00
                                                                          10178.00                           10300.00
                                                                          10762.00                           10721.00
                                                                          10366.00                           10225.00
                                                                          10319.00                           10339.00
                                                                          10460.00                           10554.00
                                                                          10304.00                           10347.00
                                                                          10093.00                           10370.00
                                                                          10214.00                           10363.00
                                                                           9960.00                           10190.00
                                                                           9478.00                            9817.00
                                                                           9066.00                            9433.00
Dec.1994                                                                   9723.00                           10164.00
                                                                           9421.00                            9836.00
                                                                           9611.00                           10144.00
                                                                           9574.00                           10203.00
                                                                           9575.00                           10129.00
                                                                           9953.00                           10464.00
                                                                          10292.00                           10647.00
                                                                          10476.00                           10818.00
                                                                          10758.00                           10950.00
                                                                          10874.00                           11151.00
                                                                          10595.00                           10806.00
                                                                          10590.00                           10918.00
Dec.1995                                                                  11195.00                           11551.00
                                                                          11310.00                           11711.00
                                                                          11400.00                           11943.00
                                                                          11329.00                           12039.00
                                                                          11348.00                           12094.00
                                                                          11666.00                           12363.00
                                                                          11870.00                           12611.00
                                                                          11826.00                           12498.00
                                                                          12325.00                           13029.00
                                                                          12543.00                           13355.00
                                                                          12979.00                           13717.00
                                                                          13453.00                           14286.00
Dec.1996                                                                  15079.00                           15811.00
                                                                          15034.00                           16037.00
                                                                          15043.00                           16046.00
                                                                          15106.00                           16101.00
                                                                          14572.00                           15581.00
                                                                          15034.00                           16045.00
                                                                          15862.00                           16841.00
                                                                          16342.00                           17395.00
                                                                          16129.00                           17266.00
                                                                          17650.00                           18969.00
                                                                          17098.00                           18163.00
                                                                          17418.00                           18528.00
Dec.1997                                                                  17854.00                           18941.00
                                                                          17614.00                           18674.00
                                                                          17347.00                           18435.00
                                                                          17819.00                           18798.00
                                                                          17171.00                           18206.00
                                                                          17080.00                           18031.00
                                                                          17019.00                           17936.00
                                                                          15848.00                           16687.00
                                                                          14282.00                           14953.00
                                                                          15141.00                           15791.00
                                                                          14868.00                           15575.00
                                                                          15090.00                           15867.00
Dec.1998                                                                  14919.00                           15640.00
                                                                          14474.00                           15301.00
                                                                          14222.00                           15180.00
                                                                          14020.00                           15098.00
                                                                          15407.00                           16708.00
                                                                          15663.00                           16990.00
                                                                          15269.00                           16701.00
                                                                          14705.00                           16062.00
                                                                          14470.00                           15821.00
                                                                          13853.00                           15107.00
                                                                          13650.00                           14826.00
                                                                          13342.00                           14593.00
Dec.1999                                                                  13725.00                           15142.00
                                                                          13342.00                           15204.00
                                                                          12937.00                           14914.00
                                                                          13778.00                           15567.00
                                                                          14494.00                           16677.00
                                                                          14716.00                           16877.00
                                                                          14793.00                           17446.00
                                                                          15757.00                           19012.00
                                                                          15624.00                           18328.00
                                                                          16056.00                           18924.00
                                                                          15613.00                           18102.00
                                                                          15901.00                           18510.00
Dec.2000                                                                  17253.00                           19796.00
                                                                          17109.00                           19994.00
                                                                          16710.00                           19578.00
                                                                          16622.00                           19594.00
                                                                          17028.00                           20060.00
                                                                          17200.00                           20622.00
                                                                          18118.00                           21737.00
                                                                          17682.00                           21303.00
                                                                          18187.00                           22046.00
                                                                          17246.00                           20739.00
                                                                          16627.00                           19963.00
                                                                          17407.00                           21257.00
Dec.2001                                                                  17797.00                           21873.00
                                                                          17797.00                           21967.00
                                                                          18141.00                           22470.00
                                                                          19276.00                           23852.00
                                                                          19368.00                           24000.00
                                                                          19782.00                           24243.00
                                                                          20184.00                           24740.00
                                                                          18954.00                           23208.00
                                                                          19120.00                           23217.00
                                                                          18422.00                           22191.00
                                                                          17405.00                           21086.00
                                                                          18067.00                           22130.00
Dec.2002                                                                  18256.00                           22453.00
                                                                          17854.00                           21795.00
                                                                          18162.00                           22115.00
                                                                          18682.00                           22677.00
                                                                          19457.00                           23632.00
                                                                          20517.00                           24988.00
                                                                          20907.00                           25476.00
                                                                          22077.00                           26953.00
                                                                          22442.00                           27242.00
                                                                          23234.00                           28160.00
                                                                          23478.00                           28588.00
                                                                          24623.00                           29826.00
Dec.2003                                                                  25403.00                           30774.00

                               PERFORMANCE TABLE**

                                                                  Average Annual Total Return
                                                                                           Since++     Cumulative Total Return
                                                               1         5         10      Nov 25,     5        10        Since
Periods Ended December 31, 2003                               Year      Year      Year      2002      Year     Year     Inception
Wilshire Real Estate Securities Index*                       37.06%    14.50%     11.90%    35.58%   96.76%   207.74%
Real Estate Securities Trust Series I                        39.15%    11.23%      9.77%    36.86%   70.28%   154.03%
Real Estate Securities Trust Series II+++                    38.93%                         36.58%                        43.17%
Real Estate Securities Trust Series III***                                                                                10.49%

  ++ Current subadviser assignment became effective November 25, 2002.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Real Estate Securities Trust Series I returned +39.15%, outperforming the +37.06% return of the Wilshire Real Estate Securities Index.

ENVIRONMENT: During 2003, REITs performed very well, as investors continued to be attracted to the yield and the attractive relative valuations available in this asset class. Over the year, sector selection and stock selection, in particular, made a significant contribution to performance. From a sector perspective, mall, retail, hotel and storage outperformed the other property types during the quarter, while the apartment sector lagged. As such, our overweight positions in the mall and hotel areas over the year benefited performance as these were two of the best performing sectors on an annual basis. Meanwhile, our overweight position in apartments for much of the year detracted from performance. From a stock perspective, our individual holdings in retail, office, industrial and hotels performed particularly well relative to the benchmark.

OUTLOOK: As the economy improves, we continue to believe that REITs will perform well. Though other asset classes performed particularly well during the fourth quarter, investor interest in REITs remains strong. Furthermore, concern about valuation is offset by the expectation of improving real estate fundamentals.

                          SMALL CAP OPPORTUNITIES TRUST

INVESTMENT OBJECTIVE &   To achieve long-term capital appreciation by investing,
  POLICIES:              under normal circumstances, at least 80% of its net assets, in smaller-capitalization companies that the managers
                         believe are undervalued but have stable or improving
                         earnings records and sound finances. Small-capitalization
                         companies generally have a market capitalization below $1.5 billion at the time of purchase.
SUBADVISER:              Munder Capital Management
PORTFOLIO MANAGERS:      Robert E. Crosby, Julie R. Hollinshead and John P.
                         Richardson
INCEPTION DATE:          May 5, 2003

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[SMALL CAP OPPORTUNITIES TRUST PERFORMANCE GRAPH]

                                                               SMALL CAP OPPORTUNITIES TRUST         RUSSEL 2000 VALUE INDEX
                                                               -----------------------------         -----------------------
Apr. 2003                                                                 10000.00                           10000.00
May 2003                                                                  10568.00                           11021.00
Jun. 2003                                                                 10969.00                           11207.00
Jul. 2003                                                                 11233.00                           11766.00
Aug. 2003                                                                 11545.00                           12214.00
Sep. 2003                                                                 11777.00                           12073.00
Oct. 2003                                                                 12897.00                           13057.00
Nov. 2003                                                                 13385.00                           13559.00
Dec. 2003                                                                 14000.00                           14050.00

                              PERFORMANCE TABLE**

                                                                                                       Cumulative Total Return
                                                                                                                Since
Periods Ended December 31, 2003                                                                               Inception
Russell 2000 Value Index*                                                                                       40.50%
Small Cap Opportunities Trust Series I                                                                          40.00%
Small Cap Opportunities Trust Series II                                                                         39.84%
Small Cap Opportunities Trust Series III***                                                                     17.85%

  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since inception on May 5, 2003, the Small Cap Opportunities Trust Series I returned +40.00%, underperforming the +40.50% return of the Russell 2000 Value Index.

ENVIRONMENT: The portfolio was helped by good stock selection, but was hurt by holding some cash as the stock market soared. We target to hold cash at a maximum of 5%.

The strongest sectors in the portfolio were Consumer Discretionary, Financials and Health Care. We were underweight in Technology, causing the portfolio to underperform the best performing sector in the Index. Our focus is on companies with a high return on capital, but reasonable valuations. This focus will almost always lead to an underweight in the Technology and Utility sectors.

The small cap market has performed extremely well. Further strong performance will be more dependent on good earnings' growth. We will continue to focus on stocks with the combination of the best fundamentals and valuation.

                                      xxxvi

                            SMALL COMPANY VALUE TRUST

INVESTMENT OBJECTIVE     To achieve long-term growth of capital by investing at least
  & POLICIES:            80% of its net assets in companies with market
                         capitalizations that do not exceed the maximum market
                         capitalization of any security in the Russell 2000 Index at the time of purchase. Portfolio securities are also selected by what T. Rowe Price believes to be undervalued companies that have good prospects for capital appreciation.
SUBADVISER:              T. Rowe Price Associates, Inc.
PORTFOLIO MANAGERS:      Preston G. Athey
INCEPTION DATE:          October 1, 1997++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[SMALL COMPANY VALUE TRUST PERFORMANCE GRAPH]

                                                              SMALL COMPANY VALUE TRUST SERIES
                                                                             I                       RUSSELL 2000 VALUE INDEX
                                                              --------------------------------       ------------------------
Sep. 1997                                                                 10000.00                           10000.00
                                                                           9512.00                            9728.00
                                                                           9496.00                            9835.00
Dec. 1997                                                                  9552.00                           10168.00
                                                                           9368.00                            9984.00
                                                                          10032.00                           10587.00
                                                                          10448.00                           11017.00
                                                                          10622.00                           11071.00
                                                                          10141.00                           10679.00
Jun. 1998                                                                  9965.00                           10620.00
                                                                           9213.00                            9788.00
                                                                           7652.00                            8255.00
                                                                           8140.00                            8722.00
                                                                           8164.00                            8981.00
                                                                           8677.00                            9224.00
Dec. 1998                                                                  9101.00                            9514.00
                                                                           9037.00                            9298.00
                                                                           8341.00                            8663.00
                                                                           8356.00                            8591.00
                                                                           8627.00                            9375.00
                                                                           8771.00                            9663.00
Jun. 1999                                                                  9276.00                           10013.00
                                                                           9139.00                            9775.00
                                                                           8891.00                            9419.00
                                                                           8899.00                            9230.00
                                                                           8810.00                            9046.00
                                                                           9099.00                            9093.00
Dec .1999                                                                  9828.00                            9371.00
                                                                           9660.00                            9126.00
                                                                          10541.00                            9684.00
                                                                          10125.00                            9730.00
                                                                           9746.00                            9787.00
                                                                           9240.00                            9637.00
Jun. 2000                                                                  9898.00                            9919.00
                                                                           9673.00                           10249.00
                                                                          10234.00                           10707.00
                                                                          10106.00                           10646.00
                                                                          10058.00                           10608.00
                                                                           9408.00                           10391.00
Dec. 2000                                                                 10412.00                           11509.00
                                                                          10533.00                           11827.00
                                                                          10420.00                           11810.00
                                                                          10067.00                           11621.00
                                                                          10610.00                           12159.00
                                                                          10876.00                           12472.00
Jun. 2001                                                                 11044.00                           12973.00
                                                                          10892.00                           12682.00
                                                                          10611.00                           12638.00
                                                                           9622.00                           11243.00
                                                                           9976.00                           11536.00
                                                                          10426.00                           12366.00
Dec. 2001                                                                 11092.00                           13124.00
                                                                          11333.00                           13298.00
                                                                          11502.00                           13379.00
                                                                          12314.00                           14381.00
                                                                          12796.00                           14887.00
                                                                          12263.00                           14395.00
Jun. 2002                                                                 11907.00                           14076.00
                                                                          10314.00                           11985.00
                                                                          10362.00                           11931.00
                                                                           9797.00                           11079.00
                                                                           9966.00                           11246.00
                                                                          10532.00                           12143.00
Dec. 2002                                                                 10435.00                           11624.00
                                                                          10063.00                           11296.00
                                                                           9796.00                           10917.00
                                                                          10144.00                           11034.00
                                                                          11083.00                           12082.00
                                                                          11750.00                           13315.00
Jun. 2003                                                                 11864.00                           13541.00
                                                                          12336.00                           14216.00
                                                                          12703.00                           14756.00
                                                                          12500.00                           14587.00
                                                                          13306.00                           15776.00
                                                                          13656.00                           16381.00
Dec. 2003                                                                 13948.00                           16975.00

                               PERFORMANCE TABLE**

                                                                  Average Annual Total Return            Cumulative Total Return
                                                                                Since       Since++                      Since
Periods Ended December 31, 2003                           1 Year    5 Year    Inception   Apr 30, 2001    5 Year       Inception
Russell 2000 Value Index*                                  46.03%    12.28%      8.83%       13.33%       78.45%         69.75%
Small Company Value Trust Series I                         33.66%     8.91%      5.47%       10.78%       53.26%         39.48%
Small Company Value Trust Series II+++                     33.56%               12.37%                                   25.28%
Small Company Value Trust Series III***                                                                                   7.33%

  ++ Current subadvisor assignment became effective April 30, 2001.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Small Company Value Trust Series I returned +33.66%, underperforming the +46.03% return of the Russell 2000 Value Index.

ENVIRONMENT: U.S. stocks bounced back from a three-year bear market in 2003, with several major indexes finishing the year at their highest levels in nearly two years. The rally gathered steam in mid-year on stronger corporate earnings growth and mounting evidence of a self-sustaining economic recovery. For the year, small-caps outperformed large, and growth, led by Technology stocks, outperformed value.

Improving investor confidence about an economic recovery led to a sharp rebound in speculative/riskier small-cap stocks. The portfolio's underperformance was primarily due to our lower-than-benchmark risk posture, and stock selection in the Health Care and Industrials sectors.

OUTLOOK: Small-cap stocks led the bull market in 2003 and we expect the positive environment for the asset class to continue into 2004. While we select stocks in an individual bottom-up fashion, there are a few industries -- Commercial Transportation, Commercial Services, Paper and Forest Products, and Construction Materials -- that appear undervalued and have our attention. We will likely remain underweight in Financials, in deference to our concern about rising interest rates. Regardless of the economic climate, we remain focused on our investment strategy -- investing in small, out-of-favor and undervalued companies.

                                     xxxvii

                               SPECIAL VALUE TRUST


INVESTMENT OBJECTIVE     To achieve long-term growth of capital by investing at least
  & POLICIES:            80% of the value of its net assets in the common stock and other equity securities of smaller-capitalized U.S.
                         companies believed to be undervalued.
SUBADVISER:              Salomon Brothers Asset Management
PORTFOLIO MANAGERS:      Peter J. Hable & Thomas B. Driscoll
INCEPTION DATE:          May 5, 2003

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[SPECIAL VALUE TRUST PERFORMANCE GRAPH]

                                                                SPECIAL VALUE TRUST SERIES I         RUSSELL 2000 VALUE INDEX
                                                                ----------------------------         ------------------------
Apr. 2003                                                                  10000                              10000
May. 2003                                                                  10416                              11021
Jun. 2003                                                                  10664                              11207
Jul. 2003                                                                  11184                              11766
Aug. 2003                                                                  11568                              12214
Sep. 2003                                                                  11344                              12073
Oct. 2003                                                                  11831                              13057
Nov. 2003                                                                  12151                              13559
Dec. 2003                                                                  12656                              14050

                              PERFORMANCE TABLE**

                                                                                                    Cumulative Total Return
                                                                                                             Since
Periods Ended December 31, 2003                                                                            Inception
Russell 2000 Value Index*                                                                                    40.50%
Special Value Trust Series I                                                                                 26.56%
Special Value Trust Series II                                                                                26.40%
Special Value Trust Series III***                                                                             7.99%

  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since inception on May 5, 2003, the Special Value Trust Series I returned +26.56%, underperforming the +40.50% return of the Russell 2000 Value Index.

ENVIRONMENT: For the past year, the market for small-cap stocks strongly favored companies with the lowest share prices, smallest size and highest volatility. This has presented one of the most difficult periods for active small-cap managers, as it is very difficult and risky to have a large concentration in these speculative companies. To date, this situation has left us with good absolute returns, but behind the Russell 2000 Value Index. We expect that as the economy continues to recover, the market for small-cap stocks will broaden and we will see a move away from speculative trading.

We have positioned the portfolio in sectors that we expect will benefit from economic recovery, with a particular focus on companies that will benefit from a return of corporate spending. As the economy has begun to recover, we have seen a resurgence of corporate capital expenditures. Consequently, we have a significant overweight in the Producer Durables ("Industrials"), Technology and Basic Materials sectors.

With an increase in economic activity, we have anticipated a rise in interest rates and a steepening yield curve. Consequently, we have underweighted sectors that we believe will be hurt by rising interest rates, in particular the Financial sector. Our largest underweights within this sector are the savings and loans, and banks that focus on mortgage origination. We are also underweighted in Real Estate Investment Trusts (REITs). Finally, we are underweighted in Utilities because of high valuations, increasing interest rates and a difficult regulatory environment.

OUTLOOK: Small-cap stocks have outperformed larger-caps for more than three years. This period of relative outperformance by small-cap stocks has narrowed the extreme valuation gap that has existed between small and large-cap companies since 1998. In our opinion, however, small-cap stocks are still priced at compelling levels relative to large-cap stocks. While the outperformance of small-cap stocks over the last few years may have eliminated the potential for dramatic gains relative to large cap companies, we believe small-cap valuations still imply further superior return potential.

                                     xxxviii

                               MID CAP VALUE TRUST

INVESTMENT OBJECTIVE     To achieve capital appreciation by investing at least 80% of
  & POLICIES:            the portfolio's net assets will consist of investments in
                         mid-sized companies, with market capitalizations of
                         approximately $500 million to $10 billion.
SUBADVISER:              Lord, Abbett & Co. LLC
PORTFOLIO MANAGER:       Eileen K. Banko, David G. Builder, Howard E. Hansen and
                         Edward K. von der Linde
INCEPTION DATE:          April 30, 2001

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[MID CAP VALUE TRUST PERFORMANCE GRAPH]

                                                                MID CAP VALUE TRUST SERIES I        RUSSELL MIDCAP VALUE INDEX
                                                                ----------------------------        --------------------------
Apr. 2001                                                                  10000                              10000
                                                                           10240                              10284
Jun. 2001                                                                  10096                              10147
                                                                           10047                              10107
                                                                            9920                               9922
Sep. 2001                                                                   9248                               8975
                                                                            9656                               9023
                                                                           10152                               9654
Dec. 2001                                                                  10472                              10054
                                                                           10152                              10156
                                                                           10456                              10321
Mar. 2002                                                                  11049                              10848
                                                                           10953                              10841
                                                                           10936                              10825
Jun. 2002                                                                  10383                              10342
                                                                            9388                               9329
                                                                            9588                               9438
Sep. 2002                                                                   8851                               8485
                                                                            8995                               8754
                                                                            9757                               9306
Dec. 2002                                                                   9413                               9085
                                                                            9012                               8833
                                                                            8659                               8687
Mar. 2003                                                                   8652                               8716
                                                                            9215                               9379
                                                                            9811                              10204
Jun. 2003                                                                   9980                              10275
                                                                           10189                              10595
                                                                           10680                              10971
Sep. 2003                                                                  10471                              10886
                                                                           10866                              11685
                                                                           11189                              12023
Dec. 2003                                                                  11800                              12543

                              PERFORMANCE TABLE**

                                                              Average Annual Total Return    Cumulative Total Return
                                                                                   Since              Since
Periods Ended December 31, 2003                               1 Year             Inception          Inception
Russell Midcap Value Index*                                    38.07%              8.87%              25.43%
Mid Cap Value Trust Series I                                   25.36%              6.39%              18.00%
Mid Cap Value Trust Series II+++                               25.14%              8.14%              16.32%
Mid Cap Value Trust Series III***                                                                      9.49%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Mid Cap Value Trust Series I returned +25.36%, underperforming the +38.07% return of the Russell Midcap Value Index.

ENVIRONMENT: Stock selection in the Materials and Processing sector detracted from relative performance versus the Russell Midcap Value Index during 2003, as returns of certain holdings within the Chemical Manufacturing industry trailed the Index's sector holdings. Stock selection in the Producer Durables sector also hurt relative returns for the period. Certain holdings within the construction and agricultural machinery industry suffered as a result of a slumping industry, partially due to customers' postponed equipment purchases. Additionally, the portfolio's lack of exposure to the Technology sector hurt relative returns. We continue to search for the combination of catalysts and attractive valuations we believe necessary for us to meaningfully add to the sector.

The portfolio's overweight in the strong performing Health Care sector, combined with good stock selection, aided relative returns. Certain retail drug holdings performed well in 2003, as investors gravitated to lower cost drug providers. Additionally, the portfolio's underweight in the Consumer Staples sector helped relative performance, as this sector did not keep pace with stronger performing sectors.

OUTLOOK: We remain focused on bottom-up selection of attractively valued stocks whose issuing companies are likely to experience a set of catalysts that we believe can enhance profitability. We believe the roots of a recovery are in place and expect the economy to expand over the next year or longer.

                                      xxxix

                                   VALUE TRUST

INVESTMENT OBJECTIVE:    To achieve long-term capital appreciation. Under normal
                         circumstances, the portfolio invests at least 65% of its
                         total assets in equity securities. These primarily include common stocks, but may also include preferred stocks,
                         convertible securities, rights, warrants, and ADR's.
SUBADVISER:              Van Kampen Investments
PORTFOLIO MANAGERS:      James A. Gilligan
INCEPTION DATE:          January 1, 1997++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[VALUE TRUST PERFORMANCE GRAPH]

                                                                    VALUE TRUST SERIES I            RUSSELL MIDCAP VALUE INDEX
                                                                    --------------------            --------------------------
Dec. 1996                                                                  10000                              10000
                                                                           10328                              10314
                                                                           10464                              10489
                                                                           10144                              10170
                                                                           10536                              10427
                                                                           11168                              11041
Jun. 1997                                                                  11576                              11451
                                                                           12232                              12302
                                                                           12120                              12158
                                                                           12480                              12912
                                                                           11904                              12519
                                                                           12120                              12942
Dec. 1997                                                                  12214                              13437
                                                                           11991                              13176
                                                                           12882                              14056
                                                                           13328                              14780
                                                                           13353                              14697
                                                                           13155                              14354
Jun. 1998                                                                  12858                              14400
                                                                           12330                              13670
                                                                           10563                              11748
                                                                           10613                              12433
                                                                           11537                              13238
                                                                           12065                              13703
Dec. 1998                                                                  12003                              14120
                                                                           11739                              13791
                                                                           11611                              13488
                                                                           11842                              13680
                                                                           13174                              14976
                                                                           13191                              15039
Jun. 1999                                                                  13439                              15210
                                                                           12986                              14830
                                                                           12320                              14317
                                                                           11347                              13593
                                                                           11749                              13994
                                                                           11475                              13737
Dec. 1999                                                                  11669                              14104
                                                                           10866                              13261
                                                                           10196                              12706
                                                                           11774                              14246
                                                                           12330                              14303
                                                                           12065                              14549
Jun. 2000                                                                  11236                              14007
                                                                           11598                              14334
                                                                           12339                              15213
                                                                           12515                              15359
                                                                           13679                              15651
                                                                           13511                              15447
Dec. 2000                                                                  14535                              16810
                                                                           15179                              16749
                                                                           14827                              16679
                                                                           14438                              16217
                                                                           15361                              17109
                                                                           15662                              17595
Jun. 2001                                                                  15306                              17361
                                                                           15489                              17291
                                                                           15087                              16975
                                                                           13582                              15356
                                                                           13618                              15437
                                                                           14568                              16518
Dec. 2001                                                                  15033                              17201
                                                                           14814                              17374
                                                                           14905                              17656
                                                                           15682                              18559
                                                                           15257                              18547
                                                                           15127                              18519
Jun. 2002                                                                  13779                              17692
                                                                           12163                              15960
                                                                           12201                              16146
                                                                           10556                              14515
                                                                           11179                              14977
                                                                           12201                              15920
Dec. 2002                                                                  11605                              15541
                                                                           11299                              15111
                                                                           10964                              14860
                                                                           10871                              14910
                                                                           11834                              16043
                                                                           13163                              17455
Jun. 2003                                                                  13088                              17577
                                                                           13654                              18124
                                                                           14388                              18767
                                                                           14001                              18621
                                                                           14999                              19988
                                                                           15281                              20567
Dec. 2003                                                                  16103                              21457

                              PERFORMANCE TABLE**

                                           Average Annual Total Return                    Cumulative Total Return
                                                                Since                            Since          Since++
Periods Ended December 31, 2003            1 Year    5 Year   Inception            5 Year      Inception      May 1, 2003
Russell MidCap Value Index*                 38.07%    8.73%    11.52%              51.97%       114.57%          33.73%
Value Trust Series I                        38.76%    6.05%     7.05%              34.15%        61.03%          35.53%
Value Trust Series II+++                    38.60%              4.21%                             8.29%          35.24%

 ++ Current subadvisor assignment became effective May 1, 2003.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Value Trust Series I returned +38.76%, outperforming the +38.07% return of the Russell MidCap Value Index.

ENVIRONMENT: Stock selection and sector weighting had a positive impact on relative performance. The portfolio's largest sector weighting was Financials, which was underweight relative to the Russell MidCap Value Index. This position contributed positively to performance.

The Consumer Discretionary sector, which was underweight relative to the Index, made the greatest positive contribution to performance, with stock selection being particularly beneficial. The overweight position in Industrials relative to the Index had the greatest negative impact on performance.

The portfolio's Energy position had the most significant negative effect on relative performance due to both weak stock selection and an overweight allocation relative to the Index.

OUTLOOK: Favorable fundamental conditions (low interest rates, a cheaper dollar and fiscal stimulus) support a rebound in economic growth to around a 5% rate in the second half of 2003. Capital markets have benefited handsomely from powerful monetary and fiscal stimuli. With better economic conditions expected for the next several quarters, however, U.S. Treasury yields have moved higher. The Federal Reserve may have little choice but to begin raising short-term rates during 2004. Even modest upward moves in interest rates would likely be felt throughout the bond and stock markets. We believe investors should be realistic in their return expectations and should pay attention to sound valuation disciplines in the quarters ahead.

                                       xl

                               ALL CAP VALUE TRUST

INVESTMENT OBJECTIVE &   The portfolio will invest primarily in equity securities of
  POLICIES:              U.S. and multinational companies that Lord Abbett & Co. LLC
                         (Lord Abbett) believes are undervalued in all capitalization ranges. Under normal circumstances, the portfolio will
                         invest at least 50% of its net assets in equity securities of large, seasoned companies with market capitalizations of at least $5 billion at the time of purchase.
SUBADVISER:              Lord, Abbett & Co. LLC
PORTFOLIO MANAGER:       David G. Builder, Robert P. Fetch, Daniel H. Frascarelli,
                         Howard E. Hansen, Gerard E. Heffernan Jr. & Robert G. Morris
INCEPTION DATE:          April 30, 2001++

          CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[ALL CAP VALUE TRUST PERFORMANCE GRAPH]

                                                                ALL CAP VALUE TRUST SERIES I         RUSSELL 3000 VALUE INDEX
                                                                ----------------------------         ------------------------
Apr.2001                                                                  10000.00                           10000.00
                                                                          10184.00                           10227.00
Jun.2001                                                                  10008.00                           10045.00
                                                                           9928.00                           10010.00
                                                                           9496.00                            9633.00
Sep.2001                                                                   8543.00                            8928.00
                                                                           8831.00                            8872.00
                                                                           9783.00                            9396.00
Dec.2001                                                                  10090.00                            9642.00
                                                                          10041.00                            9583.00
                                                                           9433.00                            9601.00
Mar.2002                                                                  10049.00                           10075.00
                                                                           9441.00                            9783.00
                                                                           9169.00                            9802.00
Jun.2002                                                                   8329.00                            9266.00
                                                                           7304.00                            8367.00
                                                                           7304.00                            8423.00
Sep.2002                                                                   6337.00                            7509.00
                                                                           7041.00                            8034.00
                                                                           8009.00                            8549.00
Dec.2002                                                                   7281.00                            8178.00
                                                                           7329.00                            7978.00
                                                                           7265.00                            7762.00
Mar.2003                                                                   7345.00                            7779.00
                                                                           8000.00                            8468.00
                                                                           8417.00                            9037.00
Jun.2003                                                                   8529.00                            9153.00
                                                                           8737.00                            9312.00
                                                                           8962.00                            9472.00
Sep.2003                                                                   8793.00                            9378.00
                                                                           9362.00                            9966.00
                                                                           9578.00                           10121.00
Dec.2003                                                                  10075.00                           10725.00

                               PERFORMANCE TABLE**

                                                            Average Annual Total Return              Cumulative Total Return
                                                                                Since                 Since          Since++
Periods Ended December 31, 2003                              1 Year           Inception             Inception      May 1, 2003
Russell 3000 Value Index*                                     31.14%             2.66%                 7.25%         26.65%
All Cap Value Trust Series I                                  38.36%             0.28%                 0.75%         25.67%
All Cap Value Trust Series II+++                              38.16%             0.00%                -0.01%         25.53%
All Cap Value Trust Series III***                                                                     11.03%

 ++ Current subadvisor assignment became effective May 1, 2003.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the All Cap Value Trust Series I returned +38.36%, outperforming the +31.14% return of the Russell 3000 Value Index.

ENVIRONMENT: Stock selection within the Materials and Processing sector aided performance relative to the Russell 3000 Value Index. Several Basic Materials holdings benefited from strong third quarter earnings announcements. In addition, the portfolio's overweight in the Materials and Processing sector, compared to the Russell 3000 Value Index, further added to performance. Technology sector holdings also contributed positively for the eight-month period ended December 31, 2003. In particular, several Technology holdings have benefited from stronger-than-anticipated quarterly earnings announcements and reported new product developments.

Stock selection within the Consumer Staples sector detracted from relative performance for the period. Specifically, a food processing company holding was hurt by an announced earnings revision during the fourth quarter. Within the Consumer Discretionary sector, a consumer product manufacturing company has been hurt by announcing weaker-than-anticipated sales in recent months. Additionally, stock selection within the Auto and Transportation sector also detracted from relative performance.

OUTLOOK: Toward the end of 2003, we selectively added some undervalued Consumer Staples sector stocks to the portfolio's holdings. We continue to maintain a cyclical bias in the portfolio, focusing on Consumer Cyclical, Basic Materials and Technology stocks, which we believe should benefit from continued strengthening in the U.S. economy. Going forward, we will continue to implement the disciplined investment process and philosophy that has guided us for over 70 years.

                                       xli

                               EQUITY INDEX TRUST

INVESTMENT OBJECTIVE &   To achieve the approximate aggregate total return of a broad
  POLICIES:              U.S. domestic equity market index by attempting to track the performance of the S&P 500 Index.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Carson Jen and Narayan Ramani
INCEPTION DATE:          February 14, 1996

          CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[EQUITY INDEX TRUST PERFORMANCE GRAPH]

                                                                EQUITY INDEX TRUST SERIES I               S&P 500 INDEX
                                                                ---------------------------               -------------
Jan .1996                                                                  10000                               10000
                                                                            9740                             9779.41
                                                                            9895                             9873.29
                                                                           10038                             10018.4
                                                                           10283                             10276.9
Jun. 1996                                                                  10369                               10319
                                                                            9888                             9859.84
                                                                           10069                             10068.9
                                                                           10633                             10634.7
                                                                           10951                             10926.1
                                                                           11749                             11755.4
Dec. 1996                                                                  11486                               11525
                                                                           12206                             12240.7
                                                                           12303                             12339.9
                                                                           11733                             11826.5
                                                                           12475                             12532.6
                                                                           13281                             13302.1
Jun. 1997                                                                  13807                             13895.3
                                                                           14946                             14998.7
                                                                           14130                             14164.7
                                                                           14871                             14940.5
                                                                           14441                             14441.5
                                                                           15054                             15110.2
Dec. 1997                                                                  15337                               15370
                                                                           15533                             15540.7
                                                                           16627                             16661.4
                                                                           17475                             17514.7
                                                                           17656                             17690.9
                                                                           17343                             17386.8
Jun. 1998                                                                  18032                               18093
                                                                           17831                             17900.3
                                                                           15264                             15312.3
                                                                           16266                             16293.2
                                                                           17581                             17618.5
                                                                           18645                             18686.3
Dec. 1998                                                                  19718                             19763.1
                                                                           20536                             20589.6
                                                                           19898                             19949.6
                                                                           20664                             20747.8
                                                                           21472                             21551.4
                                                                           20971                             21042.6
Jun. 1999                                                                  22127                             22210.4
                                                                           21434                               21517
                                                                           21319                             21410.5
                                                                           20728                             20823.6
                                                                           22038                             22141.3
                                                                           22474                             22591.5
Dec. 1999                                                                  23776                             23922.1
                                                                           22582                             22720.3
                                                                           22162                             22290.2
                                                                           24325                             24470.8
                                                                           23579                             23734.5
                                                                           23093                             23247.5
Jun. 2000                                                                  23631                             23820.5
                                                                           23277                             23448.2
                                                                           24710                             24904.6
                                                                           23408                             23589.9
                                                                           23303                             23490.1
                                                                           21462                             21638.1
Dec. 2000                                                                  21568                             21743.9
                                                                           22332                             22515.4
                                                                           20293                             20462.4
                                                                           19004                             19166.2
                                                                           20479                             20655.6
                                                                           20600                             20793.9
Jun. 2001                                                                  20087                             20287.8
                                                                           19884                             20088.2
                                                                           18641                             18830.7
                                                                           17127                             17310.1
                                                                           17439                             17640.2
                                                                           18777                             18993.4
Dec. 2001                                                                  18924                             19159.8
                                                                           18640                             18880.2
                                                                           18288                             18516.2
                                                                           18964                             19212.6
                                                                           17815                             18047.7
                                                                           17678                             17914.7
Jun. 2002                                                                  16409                             16638.5
                                                                           15126                             15341.5
                                                                           15221                             15442.3
                                                                           13556                               13764
                                                                           14757                             14975.5
                                                                           15617                               15857
Dec. 2002                                                                  14704                               14925
                                                                           14308                               14534
                                                                           14090                               14316
                                                                           14226                               14455
                                                                           15396                               15646
                                                                           16201                               16470
Jun. 2003                                                                  16423                               16681
                                                                           16700                               16975
                                                                           17019                               17306
                                                                           16839                               17122
                                                                           17782                               18092
                                                                           17935                               18251
Dec. 2003                                                                  18863                               19207

                               PERFORMANCE TABLE**

                                                           Average Annual Total Return             Cumulative Total Return
                                                                                Since                             Since
Periods Ended December 31, 2003                            1 Year    5 Year   Inception            5 Year       Inception
S&P 500 Index                                               28.70%   -0.57%     9.03%              -2.81%         92.07%
Equity Index Trust Series I                                 28.29%   -0.88%     8.39%              -4.34%         88.63%

 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Equity Index Trust Series I returned +28.29%, underperforming the +28.70% return of the S&P 500 Index.

ENVIRONMENT: The U.S. economy started out strong in 2003. The federal stimulus package eliminated the double taxation of dividends. However, the continued geopolitical risks, high unemployment rate and decreased consumer confidence caused the market to continue to decline until mid-March.

After the decisive victory in the Iraq war, all of the major indexes rallied strongly. But even with the rebound, consumer confidence and unemployment numbers remained mixed and deflation risks prompted the Federal Reserve to reduce rates from 1.25% to 1.0%.

In the third quarter, the economy expanded at an 8.2% annualized rate and consumer spending increased at a 6.4% annualized rate. The labor market is also continuing its recovery with three straight months of job growth and an average of 82,000 new jobs created each month.

For the year, Information Technology and Consumer Discretionary were the best performing sectors, up 46.6% and 36.1% respectively; Consumer Staples and Utilities were the worst, returning 9.2% and 6.9%.

OUTLOOK: The economy is positioned to expand at a better pace than last year. Geopolitical risks have subsided; economic growth and consumer confidence have also increased. The major concerns in the near term are the size of the U.S. government deficit and the need for a pickup in employment for the economic recovery to be sustainable.

                                      xlii

                             FUNDAMENTAL VALUE TRUST

INVESTMENT OBJECTIVE &   To achieve growth of capital by investing primarily in
  POLICIES:              common stocks of U.S. companies with market capitalizations of at least $10 billion.
SUBADVISER:              Davis Advisors
PORTFOLIO MANAGER:       Christopher C. Davis and Kenneth C. Feinberg
INCEPTION DATE:          April 30, 2001

          CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[FUNDAMENTAL VALUE TRUST PERFORMANCE GRAPH]

                                                 FUNDAMENTAL VALUE TRUST
                                                        SERIES I            RUSSELL 1000 VALUE INDEX          S&P 500 INDEX
                                                 -----------------------    ------------------------          -------------
Apr. 2001                                                 10000                       10000                       10000
                                                          10168                       10225                       10067
Jun. 2001                                                  9816                        9998                        9822
                                                           9608                        9977                        9725
                                                           9168                        9577                        9117
Sep. 2001                                                  8464                        8903                        8380
                                                           8536                        8826                        8540
                                                           9216                        9339                        9195
Dec. 2001                                                  9384                        9559                        9276
                                                           9040                        9486                        9141
                                                           8952                        9501                        8964
Mar. 2002                                                  9312                        9950                        9301
                                                           9144                        9609                        8737
                                                           9161                        9657                        8673
Jun. 2002                                                  8472                        9103                        8055
                                                           8015                        8257                        7427
                                                           8119                        8319                        7476
Sep. 2002                                                  7406                        7394                        6664
                                                           7759                        7942                        7250
                                                           8127                        8442                        7677
Dec. 2002                                                  7863                        8075                        7225
                                                           7687                        7880                        7036
                                                           7543                        7669                        6930
Mar.2003                                                   7479                        7682                        6997
                                                           8089                        8358                        7574
                                                           8619                        8898                        7973
Jun.2003                                                   8779                        9009                        8075
                                                           8868                        9144                        8217
                                                           8956                        9286                        8378
Sep.2003                                                   8948                        9195                        8289
                                                           9510                        9758                        8758
                                                           9695                        9891                        8835
Dec.2003                                                  10209                       10500                        9299

                               PERFORMANCE TABLE**

                                                             Average Annual Total Return             Cumulative Total Return
                                                                                 Since                        Since
Periods Ended December 31, 2003                               1 Year           Inception                    Inception
Russell 1000 Value Index*                                     30.03%              1.85%                        5.00%
S&P 500 Index*                                                28.70%             -2.69%                       -7.01%
Fundamental Value Trust Series I                              29.83%              0.78%                        2.09%
Fundamental Value Trust Series II+++                          29.57%              5.47%                       10.84%
Fundamental Value Trust Series III***                                                                         12.68%

+++ Series III inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Fundamental Value Trust Series I returned +29.83%, outperforming the +28.70% return of the S&P 500 Index.

ENVIRONMENT: The portfolio performed well during the year, both on an absolute basis and relative to the S&P 500 Index. Contributors to relative performance over the year included our large holdings in Financial Services companies and their strong performance through the year, and the Capital Goods companies which the portfolio held -- as a group, they outperformed the Index by a substantial margin. On the negative side, weaker performance from the portfolio's Health Care companies, and cash holdings were a drag on relative performance.

OUTLOOK: We have built a portfolio that is quite different in composition from the S&P 500 Index. Our investment strategy is to perform extensive research to buy companies with expanding earnings at value prices and hold them for the long term. After a strong year such as we enjoyed in 2003, we caution investors not to be overly optimistic. We are strong supporters of long-term buy-and-hold investing.

                                      xliii

                              GROWTH & INCOME TRUST

INVESTMENT OBJECTIVE &   To achieve long-term growth of capital and income consistent
  POLICIES:              with prudent investment risk by investing the portfolio's
                         assets primarily in common stocks of U.S. issuers the
                         manager believes are of high quality. The portfolio may also invest in securities convertible into, or that carry the
                         right to buy, common stocks. The portfolio may also invest up to 20% of its assets in foreign securities.
SUBADVISER:              Wellington Management Company, LLP
PORTFOLIO MANAGER:       Matthew E. Megargel
INCEPTION DATE:          April 23, 1991

          CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[GROWTH & INCOME TRUST PERFORMANCE GRAPH]

                                                                    S&P 500 INDEX TOTAL           GROWTH & INCOME TRUST SERIES I
                                                                    -------------------           ------------------------------
Dec-1993                                                                   10000                              10000
                                                                           10335                              10345
                                                                           10056                              10237
                                                                            9619                               9855
                                                                            9744                               9962
                                                                            9902                              10135
                                                                            9658                               9899
                                                                            9977                              10317
                                                                           10384                              10624
                                                                           10133                              10427
                                                                           10365                              10584
                                                                            9985                              10103
Dec-1994                                                                   10131                              10284
                                                                           10394                              10293
                                                                           10797                              10711
                                                                           11117                              10963
                                                                           11441                              11315
                                                                           11892                              11681
                                                                           12172                              11924
                                                                           12577                              12265
                                                                           12611                              12370
                                                                           13140                              12751
                                                                           13094                              12556
                                                                           13670                              13067
Dec-1995                                                                   13923                              13287
                                                                           14402                              13603
                                                                           14540                              13635
                                                                           14679                              13871
                                                                           14895                              14081
                                                                           15279                              14417
                                                                           15342                              14435
                                                                           14659                              13912
                                                                           14970                              14215
                                                                           15811                              15041
                                                                           16245                              15453
                                                                           17478                              16623
Dec-1996                                                                   17135                              16321
                                                                           18199                              17205
                                                                           18347                              17400
                                                                           17583                              16726
                                                                           18633                              17678
                                                                           19777                              18703
                                                                           20659                              19775
                                                                           22300                              21310
                                                                           21060                              20165
                                                                           22214                              21218
                                                                           21472                              20484
                                                                           22466                              21436
Dec-1997                                                                   22852                              21681
                                                                           23106                              21926
                                                                           24772                              23423
                                                                           26040                              24604
                                                                           26303                              24943
                                                                           25851                              24307
                                                                           26901                              25263
                                                                           26615                              25146
                                                                           22767                              21498
                                                                           24226                              22828
                                                                           26196                              24844
                                                                           27783                              26213
Dec-1998                                                                   29384                              27429
                                                                           30612                              28299
                                                                           29660                              27690
                                                                           30846                              28906
                                                                           32040                              30132
                                                                           31284                              29342
                                                                           33020                              30929
                                                                           31990                              30110
                                                                           31830                              29959
                                                                           30958                              29082
                                                                           32917                              30748
                                                                           33586                              31058
Dec-1999                                                                   35564                              32605
                                                                           33778                              31128
                                                                           33140                              30558
                                                                           36381                              33813
                                                                           35286                              32873
                                                                           34563                              32331
                                                                           35413                              32819
                                                                           34860                              32235
                                                                           37025                              34114
                                                                           35070                              32077
                                                                           34923                              31971
                                                                           32171                              29986
Dec-2000                                                                   32329                              30283
                                                                           33476                              31110
                                                                           30423                              28680
                                                                           28498                              26824
                                                                           30712                              28710
                                                                           30918                              29169
                                                                           30166                              28181
                                                                           29871                              27899
                                                                           28001                              26169
                                                                           25738                              24439
                                                                           26230                              24945
                                                                           28242                              26744
Dec-2001                                                                   28490                              26867
                                                                           28074                              26114
                                                                           27533                              25597
                                                                           28568                              26529
                                                                           26837                              24383
                                                                           26638                              24149
                                                                           24741                              22526
                                                                           22811                              20983
                                                                           22962                              20970
                                                                           20466                              18599
                                                                           22267                              20410
                                                                           23579                              21743
Dec-2002                                                                   22192                              20330
                                                                           21611                              19722
                                                                           21287                              19371
                                                                           21493                              19545
                                                                           23264                              21068
                                                                           24490                              22060
                                                                           24804                              22437
                                                                           25240                              23086
                                                                           25732                              23487
                                                                           25460                              23062
                                                                           26901                              24278
                                                                           27137                              24372
Dec-2003                                                                   28557                              25737

                               PERFORMANCE TABLE**

                                                                                                Cumulative Total Return
                                                      Average Annual Total Return                                  Since
Periods Ended December 31, 2003                       1 Year    5 Year    10 Year             5 Year   10 Year   Inception
S&P 500 Index*                                        28.70%    -0.57%      11.06%            -2.81%   185.57%        284.32%
Growth & Income Trust Series I                        26.45%    -1.27%       9.91%            -6.18%   157.37%        244.57%
Growth & Income Trust Series II+++                    26.41%                                                           -2.44%
Growth & Income Trust Series III***                                                                                     7.82%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Growth and Income Trust Series I returned +26.45%, underperforming the +28.70% return of the S&P 500 Index.

ENVIRONMENT: After three consecutive down years, equity markets posted strong double digit returns driven by an improved geopolitical environment, renewed economic growth, improving credit markets, and investor perception that deflationary risks had bottomed. This sharp directional change in the financial markets was reflected by market capitalization with nearly an inverse relationship between company size and returns, with small stocks performing the best and mega-caps returning the least.

The portfolio lagged the Index while finishing nearly on par with its Morningstar peer group. All 10 S&P 500 Index sectors had positive returns, led by Technology stocks, which gained over 47%. Significant contributors to performance were stock selection coupled with an overweight to the Materials sector plus stock selection in Consumer Discretionary stocks. Stock selection in Information Technology and Financials detracted from performance. We correctly overweighted Technology but our overweight positions in higher-quality, larger-cap names hurt relative performance as they lagged the market.

OUTLOOK: We continue to have a cyclical bias. Our view is that cyclical earnings growth will be sufficient near term to continue to attract investor attention and support relatively high valuation, with the exception of some technology industries. While we remain optimistic about the economy moving beyond the current stimulus-driven phase into a more durable recovery with higher employment and income, the rate of growth will decelerate especially later in the year. This transition may favor a gradual unwinding of our cyclical posture into more stable areas. Thus, we envision a maturing economic cycle that will likely provide lower absolute returns but favor high quality, big-cap stocks that can provide steadier earnings growth.

                                      xliv

                          GREAT COMPANIES-AMERICA TRUST

INVESTMENT OBJECTIVE &
  POLICIES:              Seek to achieve long-term growth of capital by investing in common stocks of large, established, United States-based
                         companies. The goal is to produce similar to or higher
                         returns than that of the S&P 500 Index over the long-term
                         but with lower volatility.
SUBADVISER:              Great Companies, L.L.C.
PORTFOLIO MANAGERS:      Jim Huguet, Jack Kenny, Gerry Bollman and Matt Stephani
INCEPTION DATE:          August 4, 2003

          CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[GREAT COMPANIES-AMERICA TRUST PERFORMANCE GRAPH]

                                                               GREAT COMPANIES AMERICA TRUST              S&P 500 INDEX
                                                               -----------------------------              -------------
Jul. 2003                                                                  10000                              10000
Aug. 2003                                                                  10216                              10195
Sep. 2003                                                                  10272                              10087
Oct. 2003                                                                  10560                              10658
Nov. 2003                                                                  10591                              10752
Dec. 2003                                                                  11207                              11315

                               PERFORMANCE TABLE**

                                                                      Cumulative Total Return
Periods Ended December 31, 2003                                           Since Inception
S&P 500 Index*                                                                 13.15%
Great Companies-America Trust Series II                                        12.07%

 * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the period since inception on August 4 through year-end 2003, the Great Companies-America Trust Series II returned +12.07%, underperforming the +13.15% return of the S&P 500 Index.

ENVIRONMENT: For the first time in three years the markets closed up for the year. Unfortunately, many investors who became afraid of the market pulled out in 2002 and missed the significant market run-up in 2003. We believe there are several lessons to be learned from the last three years -- over the long term, markets improve, it is impossible to time the market, and whenever investor's emotions control their stock market activities, they will lose.

We remain overweighted in the Healthcare and Industrial sectors. These sectors lend themselves to long-term protective barriers, and companies participating in these sectors can often generate returns on capital in excess of the cost of capital, which in turn drives stock performance. We continue to avoid in their entirety, the Energy, Materials, Utilities, and Telecommunication sectors as these sectors are commodity-type businesses and as a result, positive economic profits over the long term are doubtful.

Our overweighting in Healthcare hurt us as the Healthcare sector underperformed the S&P 500 during the past quarter. Furthermore, underweighting Materials also hurt our performance as investors bid up shares of these companies as a result of the economic recovery becoming more prominent. Our overweighting in Industrials helped us during the quarter as these stocks outperformed the S&P 500 as well.

OUTLOOK: The tax cuts of 2003 as well as low interest rates have created a backdrop that will support significant economic growth. Furthermore, productivity gains and an improving employment picture also support our bias towards economic growth. However growth expectations are now factored into the stock prices of many cyclical businesses, reducing the opportunity for such businesses to out perform as these stocks no longer trade at significant discounts to intrinsic value.

We regularly review our stocks, their intrinsic values, and the discount to intrinsic value given the current market price. In reviewing the stocks included in our portfolio, many stocks have closed the gap between their stock price and their intrinsic values. However, we still see significant discounts to intrinsic value in the Healthcare and Industrial sectors. As a result, we have increased our positions in these sectors.

                                       xlv

                              EQUITY-INCOME TRUST

INVESTMENT OBJECTIVE &   To achieve substantial dividend income and also long-term
  POLICIES:              capital appreciation by investing, under normal
                         circumstances, at least 80% of the portfolio's total assets in equity securities, with at least 65% in common stocks of well-established companies, paying above-average dividends.
                         The portfolio seeks equity securities that appear to be
                         temporarily undervalued by various measures and may be
                         temporarily out of favor but have good prospects for capital appreciation and dividend growth.
SUBADVISER:              T. Rowe Price Associates, Inc.
PORTFOLIO MANAGER:       Brian C. Rogers
INCEPTION DATE:          February 19, 1993++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[EQUITY-INCOME TRUST PERFORMANCE GRAPH]

                                                                EQUITY-INCOME TRUST SERIES I         RUSSELL 1000 VALUE INDEX
                                                                ----------------------------         ------------------------
Dec. 1993                                                                  10000                              10000
                                                                           10195                              10378
                                                                           10354                              10023
                                                                           10044                               9651
                                                                           10079                               9836
                                                                           10159                               9949
                                                                           10017                               9711
                                                                           10159                              10013
                                                                           10613                              10300
                                                                           10550                               9959
                                                                           10364                              10097
                                                                            9892                               9689
Dec. 1994                                                                  10079                               9801
                                                                           10017                              10103
                                                                           10675                              10502
                                                                           10906                              10733
                                                                           11068                              11072
                                                                           11384                              11538
                                                                           11745                              11694
                                                                           12097                              12101
                                                                           12223                              12272
                                                                           12259                              12716
                                                                           11835                              12590
                                                                           12313                              13227
Dec. 1995                                                                  12467                              13560
                                                                           12765                              13982
                                                                           13018                              14088
                                                                           13171                              14328
                                                                           13488                              14383
                                                                           13769                              14562
                                                                           13468                              14574
                                                                           12993                              14024
                                                                           13391                              14425
                                                                           14060                              14998
                                                                           14205                              15578
                                                                           15049                              16707
Dec. 1996                                                                  14942                              16494
                                                                           15369                              17294
                                                                           15766                              17548
                                                                           15417                              16917
                                                                           15828                              17627
                                                                           16593                              18612
                                                                           17234                              19411
                                                                           18257                              20871
                                                                           17751                              20127
                                                                           18616                              21344
                                                                           18122                              20747
                                                                           18819                              21665
Dec. 1997                                                                  19381                              22297
                                                                           19246                              21982
                                                                           20190                              23461
                                                                           21146                              24896
                                                                           21023                              25063
                                                                           20678                              24691
                                                                           20618                              25008
                                                                           20023                              24566
                                                                           18047                              20910
                                                                           19035                              22111
                                                                           20202                              23823
                                                                           21023                              24933
Dec. 1998                                                                  21166                              25782
                                                                           20618                              25988
                                                                           20452                              25621
                                                                           21011                              26151
                                                                           23336                              28594
                                                                           23143                              28280
                                                                           23785                              29101
                                                                           23259                              28248
                                                                           22540                              27200
                                                                           21731                              26250
                                                                           22437                              27760
                                                                           22078                              27543
Dec. 1999                                                                  21886                              27676
                                                                           20794                              26774
                                                                           19100                              24784
                                                                           21231                              27808
                                                                           21408                              27485
                                                                           22407                              27774
                                                                           21247                              26505
                                                                           21511                              26837
                                                                           22569                              28330
                                                                           22701                              28590
                                                                           23833                              29292
                                                                           23583                              28204
Dec. 2000                                                                  24729                              29617
                                                                           25037                              29731
                                                                           24685                              28905
                                                                           24009                              27883
                                                                           25048                              29251
                                                                           25892                              29907
                                                                           25379                              29244
                                                                           25478                              29182
                                                                           25048                              28013
                                                                           23260                              26041
                                                                           23244                              25817
                                                                           24618                              27318
Dec. 2001                                                                  25048                              27961
                                                                           25015                              27746
                                                                           25396                              27791
                                                                           26207                              29106
                                                                           25491                              28107
                                                                           25766                              28248
                                                                           24131                              26626
                                                                           21997                              24151
                                                                           22238                              24333
                                                                           19931                              21628
                                                                           21153                              23230
                                                                           22634                              24693
Dec. 2002                                                                  21721                              23621
                                                                           21085                              23049
                                                                           20362                              22434
                                                                           20413                              22472
                                                                           22205                              24449
                                                                           23602                              26029
                                                                           23817                              26354
                                                                           23943                              26747
                                                                           24391                              27164
                                                                           24158                              26898
                                                                           25377                              28544
                                                                           25502                              28932
Dec. 2003                                                                  27276                              30714

                              PERFORMANCE TABLE**

                                                   Average Annual Total Return                      Cumulative Total Return
                                                                     Since       Since++                               Since
Periods Ended December 31, 2003        1 Year   5 Year   10 Year   Inception   Oct 1, 1996        5 Year   10 Year   Inception
Russell 1000 Value Index*              30.03%   3.56%    11.88%                  10.39%           19.13%   207.14%
Equity-Income Trust Series I           25.57%   5.20%    10.56%                   9.54%           28.87%   172.76%
Equity-Income Trust Series II+++       25.40%                        4.68%                                              9.24%
Equity-Income Trust Series III***                                                                                       9.81%

  ++ Current subadviser assignment became effective October 1, 1996.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Equity Income Trust Series I returned +25.57%, underperforming the +30.03% return of the Russell 1000 Value Index.

ENVIRONMENT: U.S. stocks bounced back from a three-year bear market in 2003, with several major indexes finishing the year at their highest levels in nearly two years. Small- and mid-cap shares outperformed large-caps, but value edged out growth among large-caps.

The portfolio posted a strong gain for the year but lagged the Russell 1000 Value Index. Stock selection in Consumer Discretionary, a significant overweight in Pharmaceuticals, and underweighting Financials hurt relative results.

Overweighting the strong Industrials sector added the most to relative results. In Financials, our performance was hurt by underweighting market-sensitive companies such as brokers and diversified financials. However, we added value with stock selection among banks, particularly as merger activity in that sector picked up.

Continued concern about generic competition and limited product pipelines weighed on a couple of large pharmaceuticals, which detracted from results. We believe these pharmaceutical leaders have good business models and attractive valuations relative to the market, as well as strong and safe dividend yields. Stock selection in Consumer Discretionary was negative. Telecommunications holdings also struggled throughout the year, hurting the portfolio's relative results.

OUTLOOK: Overall, we remain optimistic about the prospects for our value approach to stock selection in the months ahead. Economic growth is likely to decelerate from the strong pace of the second half of 2003. We see value opportunities in Pharmaceuticals, Media and Industrial and Business Services stocks. Pharmaceuticals are beginning to trade at a discount to the overall market, but many have good business models and attractive and safe dividend yields. Media shares were strong performers throughout 2003, but we believe they will still enjoy good earnings growth in the year ahead. Within Industrials, defense-related stocks should continue to benefit from the ongoing war against terrorism while other Industrials trade at attractive valuations and should benefit from a continuing economic recovery.

                                       xlvi

                              INCOME & VALUE TRUST

INVESTMENT OBJECTIVE     To achieve both the conservation of principal and long-term
  & POLICIES:            growth of capital and income by investing in both equity and fixed income securities.
SUBADVISER:              Capital Guardian Trust Company
PORTFOLIO MANAGERS:      Terry Berkemeier, Christine Cronin, Michael R. Ericksen,
                         David I. Fisher, Michael D. Locke, Karen A. Miller, James R.
                         Mulally, Theodore R. Samuels, Eugene P. Stein and Alan J.
                         Wilson
INCEPTION DATE:          August 3, 1989++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[INCOME & VALUE TRUST PERFORMANCE GRAPH]

                                                                                             60% S&P 500/40%
                                                                         CITIGROUP BROAD     CITIGROUP BROAD
                                 INCOME & VALUE                         INVESTMENT GRADE    INVESTMENT GRADE
                                 TRUST SERIES I       S&P 500 INDEX        BOND INDEX          BOND INDEX*       COMBINED INDEX
                                 --------------       -------------     ----------------    ----------------     --------------
Dec. 1993                           10000.00            10000.00            10000.00            10000.00            10000.00
                                    10255.00            10335.00            10135.00            10255.00            10260.00
                                    10043.00            10056.00             9967.00            10021.00            10108.00
                                     9719.00             9619.00             9720.00             9660.00             9795.00
                                     9749.00             9744.00             9647.00             9707.00             9829.00
                                     9822.00             9902.00             9646.00             9801.00             9857.00
                                     9675.00             9658.00             9625.00             9647.00             9783.00
                                     9921.00             9977.00             9808.00             9912.00             9972.00
                                    10067.00            10384.00             9819.00            10159.00            10153.00
                                     9876.00            10133.00             9678.00             9954.00            10002.00
                                     9976.00            10365.00             9668.00            10086.00            10091.00
                                     9767.00             9985.00             9642.00             9853.00             9911.00
Dec. 1994                            9840.00            10131.00             9715.00             9970.00            10000.00
                                     9876.00            10394.00             9916.00            10208.00            10126.00
                                    10077.00            10797.00            10148.00            10541.00            10379.00
                                    10278.00            11117.00            10207.00            10753.00            10575.00
                                    10494.00            11441.00            10347.00            10999.00            10785.00
                                    10772.00            11892.00            10758.00            11434.00            11088.00
                                    10916.00            12172.00            10833.00            11628.00            11227.00
                                    11146.00            12577.00            10812.00            11851.00            11453.00
                                    11213.00            12611.00            10936.00            11924.00            11512.00
                                    11405.00            13140.00            11039.00            12269.00            11737.00
                                    11385.00            13094.00            11187.00            12309.00            11741.00
                                    11654.00            13670.00            11361.00            12711.00            12020.00
Dec. 1995                           11874.00            13923.00            11518.00            12922.00            12221.00
                                    12065.00            14402.00            11596.00            13224.00            12386.00
                                    12046.00            14540.00            11399.00            13211.00            12382.00
                                    12056.00            14679.00            11317.00            13249.00            12420.00
                                    12096.00            14895.00            11233.00            13327.00            12534.00
                                    12179.00            15279.00            11226.00            13531.00            12624.00
                                    12252.00            15342.00            11371.00            13634.00            12675.00
                                    12054.00            14659.00            11402.00            13285.00            12440.00
                                    12158.00            14970.00            11386.00            13446.00            12581.00
                                    12535.00            15811.00            11584.00            13993.00            12947.00
                                    12745.00            16245.00            11845.00            14348.00            13122.00
                                    13173.00            17478.00            12040.00            15096.00            13572.00
Dec. 1996                           13058.00            17135.00            11934.00            14865.00            13469.00
                                    13267.00            18199.00            11981.00            15442.00            13687.00
                                    13299.00            18347.00            11994.00            15524.00            13743.00
                                    13028.00            17583.00            11873.00            15073.00            13482.00
                                    13356.00            18633.00            12043.00            15699.00            13780.00
                                    13882.00            19777.00            12156.00            16336.00            14267.00
                                    14268.00            20659.00            12301.00            16851.00            14650.00
                                    14899.00            22300.00            12634.00            17837.00            15233.00
                                    14467.00            21060.00            12525.00            17180.00            14887.00
                                    15063.00            22214.00            12709.00            17845.00            15371.00
                                    14795.00            21472.00            12892.00            17590.00            15188.00
                                    15029.00            22466.00            12953.00            18112.00            15379.00
Dec. 1997                           15134.00            22852.00            13085.00            18373.00            15565.00
                                    15321.00            23106.00            13254.00            18590.00            15769.00
                                    15976.00            24772.00            13245.00            19389.00            16250.00
                                    16466.00            26040.00            13296.00            20016.00            16606.00
                                    16609.00            26303.00            13365.00            20178.00            16731.00
                                    16478.00            25851.00            13494.00            20047.00            16657.00
                                    16738.00            26901.00            13604.00            20602.00            16930.00
                                    16673.00            26615.00            13633.00            20489.00            16858.00
                                    15093.00            22767.00            13841.00            18837.00            15849.00
                                    15668.00            24226.00            14168.00            19740.00            16296.00
                                    16164.00            26196.00            14104.00            20667.00            16806.00
                                    16804.00            27783.00            14182.00            21465.00            17348.00
Dec. 1998                           17445.00            29384.00            14226.00            22234.00            17802.00
                                    17811.00            30612.00            14331.00            22856.00            18085.00
                                    17367.00            29660.00            14080.00            22269.00            17700.00
                                    17876.00            30846.00            14161.00            22854.00            18058.00
                                    18212.00            32040.00            14207.00            23417.00            18467.00
                                    18007.00            31284.00            14077.00            23000.00            18139.00
                                    18563.00            33020.00            14029.00            23734.00            18717.00
                                    18344.00            31990.00            13973.00            23252.00            18337.00
                                    18094.00            31830.00            13963.00            23175.00            18277.00
                                    17713.00            30958.00            14130.00            22904.00            18063.00
                                    18152.00            32917.00            14173.00            23802.00            18771.00
                                    18299.00            33586.00            14171.00            24092.00            19000.00
Dec. 1999                           18930.00            35564.00            14106.00            24899.00            19637.00
                                    18328.00            33778.00            14067.00            24120.00            19022.00
                                    18299.00            33140.00            14231.00            23958.00            18895.00
                                    19501.00            36381.00            14416.00            25489.00            20102.00
                                    19300.00            35286.00            14373.00            25000.00            19716.00
                                    19300.00            34563.00            14360.00            24682.00            19466.00
                                    19395.00            35413.00            14660.00            25252.00            19915.00
                                    19395.00            34860.00            14794.00            25108.00            19802.00
                                    20184.00            37025.00            15005.00            26188.00            20653.00
                                    19845.00            35070.00            15107.00            25429.00            20054.00
                                    19827.00            34923.00            15204.00            25429.00            20054.00
                                    18943.00            32171.00            15450.00            24391.00            19236.00
Dec. 2000                           19866.00            32329.00            15742.00            24647.00            19438.00
                                    20618.00            33476.00            16002.00            25335.00            19980.00
                                    19565.00            30423.00            16144.00            24038.00            18957.00
                                    19039.00            28498.00            16228.00            23175.00            18277.00
                                    20200.00            30712.00            16152.00            24211.00            19094.00
                                    20477.00            30918.00            16257.00            24371.00            19220.00
                                    20159.00            30166.00            16311.00            24046.00            18964.00
                                    20179.00            29871.00            16688.00            24126.00            19027.00
                                    19467.00            28001.00            16871.00            23327.00            18397.00
                                    17902.00            25738.00            17079.00            22312.00            17597.00
                                    18575.00            26230.00            17424.00            22748.00            17940.00
                                    19743.00            28242.00            17183.00            23669.00            18666.00
Dec. 2001                           20059.00            28490.00            17082.00            23737.00            18720.00
                                    19803.00            28074.00            17217.00            23605.00            18616.00
                                    19367.00            27533.00            17382.00            23423.00            18472.00
                                    20159.00            28568.00            17095.00            23795.00            18766.00
                                    19347.00            26837.00            17420.00            23110.00            18226.00
                                    19145.00            26638.00            17568.00            23087.00            18207.00
                                    17673.00            24741.00            17698.00            22168.00            17483.00
                                    16463.00            22811.00            17909.00            21237.00            16748.00
                                    16463.00            22962.00            18222.00            21468.00            16931.00
                                    15253.00            20466.00            18512.00            20206.00            15935.00
                                    16403.00            22267.00            18429.00            21237.00            16748.00
                                    17674.00            23579.00            18425.00            21986.00            17339.00
Dec. 2002                           16866.00            22192.00            18808.00            21393.00            16871.00
                                    16623.00            21611.00            18823.00            21063.00            16611.00
                                    16643.00            21287.00            19090.00            20994.00            16557.00
                                    16825.00            21493.00            19073.00            21107.00            16646.00
                                    17972.00            23264.00            19241.00            22226.00            17528.00
                                    18941.00            24490.00            19597.00            23092.00            18212.00
                                    19126.00            24804.00            19562.00            23254.00            18339.00
                                    19270.00            25240.00            18901.00            23184.00            18284.00
                                    19642.00            25732.00            19031.00            23518.00            18548.00
                                    19540.00            25460.00            19530.00            23615.00            18624.00
                                    20384.00            26901.00            19350.00            24330.00            19188.00
                                    20610.00            27137.00            19406.00            24488.00            19313.00
Dec. 2003                           21325.00            28557.00            19597.00            25358.00            20004.00

                              PERFORMANCE TABLE**

                                                       Average Annual Total Return                    Cumulative Total Return
                                                                          Since       Since++                             Since
Periods Ended December 31, 2003          1 Year    5 Year    10 Year    Inception   May 1, 1999    5 Year    10 Year    Inception
S&P 500 Index*                            28.70%    -0.57%    11.06%                    -2.44%      -2.81%    185.57%
Citigroup Broad Investment Grade Bond
  Index*                                   4.20%     6.62%     6.96%                     7.14%      37.77%     95.97%
60% S&P 500/40% Citigroup Broad
  Investment Grade Bond Index             18.53%     2.67%     9.75%                    -2.44%      14.07%    153.58%
Combined Index*++++                       18.53%     2.35%     7.18%                     1.72%      12.34%    100.04%
Income & Value Trust Series I             26.48%     4.11%     7.87%                     3.44%      22.28%    113.25%
Income & Value Trust Series II+++         26.29%                          3.87%                                            7.61%

  ++ Current sub-adviser assignment became effective May 1, 1999.
 ++++ The Combined Index represents 32.5% of the return of the Wilshire 5000
      Index, 10% of the MSCI EAFE Index, 40% of the Lehman Brothers Aggregate Bond Index, 10% of the 90 Day T-Bill, and 7.5% of the Merrill Lynch High Yield Index through April 30, 1999, and 60% of the returns of the S&P 500 Index and 40% of the returns of the Citigroup Broad Investment Grade Bond Index from May 1, 1999 and thereafter. The Combined Index was prepared by the adviser using Ibboston Associates Software and Data.
+++ Series II inception date: January 28, 2002.
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Income & Value Trust Series I returned +26.48%, outperforming both the +18.53% return of the blend of 60% S&P 500/40% Citigroup Broad Investment Grade Bond Index.

ENVIRONMENT: The portfolio's overweight position in equities and underweight position in bonds throughout the year contributed to results while both equity and fixed-income portfolios outperformed their respective benchmarks. The equity portfolio benefited from good stock selection, especially within the Information Technology sector and the pharmaceuticals industry. Also adding value during the year was an underweight to the traditionally less economically sensitive names in the Consumer Staples sector, which underperformed the market. The fixed-income portfolio benefited from an overweight position in corporate bonds and emphasis on BBB-rated securities and high-yield issues and an underweight to mortgage-backed securities.

OUTLOOK: The portfolio continues to be overweight stocks and underweight bonds. Equities have by and large moved straight up for nine months, and we are concerned that investor expectations for both stock prices and sustainable economic growth may be too high. While a pullback may be inevitable, over the coming year we believe equities should continue to be supported by economic growth and improving earnings. A weaker U.S. dollar should also help companies that generate a significant portion of profits from overseas.

                                      xlvii

                                 BALANCED TRUST

INVESTMENT OBJECTIVE &   To achieve current income and capital appreciation by
  POLICIES:              investing in a balanced portfolio of common stocks, U.S. and foreign government obligations and a variety of corporate
                         fixed income securities.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Rhonda Chang, Chris Hensen, Brett Hryb, John McIntyre, Mark
                         Schmeer, Gary Stewart
INCEPTION DATE:          January 1, 1997++++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[BALANCED TRUST PERFORMANCE GRAPH]

                                                                                             LEHMAN BROTHERS
                                                                         LEHMAN BROTHERS           IT
                                 BALANCED TRUST                          AGGREGATE BOND     GOVERNMENT/CREDIT
                                    SERIES I          S&P 500 INDEX           INDEX            BOND INDEX        COMBINED INDEX
                                 --------------       -------------      ---------------    -----------------    --------------
Dec. 1996                             10000               10000               10000               10000               10000
                                      10374               10625               10031               10039               10326
                                      10362               10708               10056               10058               10381
                                      10196               10268                9944                9989               10107
                                      10515               10881               10094               10107               10485
                                      10901               11543               10190               10190               10856
Jun. 1997                             11239               12081               10311               10283               11163
                                      11570               13021               10589               10492               11757
                                      11208               12291               10499               10439               11380
                                      11655               12965               10655               10561               11776
                                      11563               12532               10809               10678               11665
                                      11704               13112               10859               10701               11962
Dec. 1997                             11852               13338               10968               10787               12125
                                      12170               13486               11109               10928               12270
                                      12532               14459               11100               10919               12707
                                      12777               15199               11138               10954               13054
                                      12891               15352               11196               11009               13154
                                      12821               15088               11302               11090               13103
Jun. 1998                             12982               15701               11398               11160               13425
                                      12710               15534               11422               11200               13368
                                      12019               13288               11608               11375               12510
                                      12654               14139               11880               11661               13057
                                      13066               15289               11817               11649               13554
                                      13345               16216               11884               11648               14003
Dec. 1998                             13458               17150               11920               11695               14428
                                      13298               17867               12004               11759               14781
                                      12972               17311               11794               11586               14422
                                      13159               18004               11859               11673               14750
                                      13427               18700               11897               11709               15059
                                      13383               18259               11792               11619               14815
Jun. 1999                             13598               19272               11755               11627               15202
                                      13331               18671               11705               11617               14933
                                      13360               18578               11700               11626               14892
                                      13093               18069               11835               11734               14775
                                      13293               19213               11879               11765               15269
                                      13137               19603               11878               11779               15424
Dec. 1999                             13235               20757               11821               11740               15841
                                      12842               19715               11782               11696               15340
                                      13392               19342               11924               11792               15216
                                      14053               21234               12082               11915               16173
                                      13142               20595               12047               11888               15866
                                      12707               20173               12041               11907               15681
Jun. 2000                             13352               20669               12291               12116               16023
                                      13236               20347               12403               12208               15921
                                      14206               21610               12583               12352               16590
                                      13515               20469               12662               12465               16125
                                      13111               20383               12746               12522               16114
                                      11923               18777               12955               12692               15439
Dec. 2000                             12000               18867               13196               12926               15598
                                      12497               19537               13411               13138               16032
                                      11636               17755               13527               13263               15216
                                      10991               16631               13595               13365               14685
                                      11666               17923               13538               13330               15354
                                      11610               18043               13619               13405               15452
Jun. 2001                             11324               17605               13671               13454               15293
                                      11237               17432               13977               13734               15389
                                      10729               16341               14138               13872               14996
                                      10071               15021               14302               14074               14477
                                      10412               15308               14601               14308               14767
                                      10753               16482               14399               14165               15231
Dec. 2001                             10777               16624               14307               14087               15249
                                      10619               16382               14423               14160               15199
                                      10444               16066               14563               14272               15127
                                      10674               16670               14321               14055               15286
                                      10229               15660               14599               14287               14970
                                      10132               15544               14723               14430               14979
Jun. 2002                              9612               14437               14851               14554               14511
                                       9198               13311               15031               14725               14033
                                       9328               13399               15285               14945               14197
                                       8686               11943               15533               15212               13541
                                       9149               12994               15461               15153               14106
                                       9450               13759               15457               15139               14519
Dec. 2002                              9231               12950               15776               15469               14242
                                       9085               12611               15790               15468               14061
                                       9011               12422               16008               15686               14053
                                       9019               12542               15995               15702               14116
                                       9391               13576               16128               15821               14757
                                       9750               14291               16428               16139               15282
Jun. 2003                              9816               14474               16395               16128               15365
                                       9732               14729               15844               15689               15242
                                       9840               15016               15949               15727               15440
                                       9891               14857               16372               16125               15562
                                      10066               15698               16219               15973               15931
                                      10174               15836               16258               15995               16020
Dec. 2003                             10549               16666               16425               16135               16523

                              PERFORMANCE TABLE**

                                                        Average Annual Total Return                   Cumulative Total Return
                                                                     Since       Since++++                           Since
Periods Ended December 31, 2003                 1 Year    5 Year   Inception   Apr 30, 2001            5 Year      Inception
S&P 500 Index*                                   28.70%   -0.57%     7.57%        -2.69%               -2.81%        66.66%
Lehman Brothers Aggregate Bond Index*+            4.11%    6.62%     7.35%         7.52%               37.79%        64.25%
Lehman Brothers IT Government/Credit Bond
  Index*                                          4.30%    6.65%     7.07%         7.42%               37.97%        61.35%
Combined Index*++                                16.01%    2.75%     7.44%         2.79%               14.52%        65.23%
Balanced Trust Series I                          14.30%   -4.75%     0.77%        -3.70%              -21.61%         5.49%
Balanced Trust Series II+++                      14.18%             -0.75%                                           -1.44%

  + The Lehman Brothers Aggregate Bond Index was added to more accurately reflect the investment objective of the Balanced Trust.
  ++ The Combined Index represents 50% of the return of the S&P 500 Index and
     50% of the return of the Lehman Brothers Aggregate Bond Index through December 31, 1999, and 60% of the return of the S&P 500 Index and 40% of the return of the Lehman Brothers Intermediate Term Government/Credit Bond Index from January 1, 2000 through April 30, 2001. As of May 2001, the index represents 50% of the return of the S&P 500 Index and 50% of the return of the Lehman Brothers Aggregate Bond Index. The Combined Index was prepared using Ibbotson Associates Software and Data.
 ++++ Current subadvisor assignment became effective April 30, 2001.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Balanced Trust Series I returned +14.30%, underperforming the +16.01% return of the Combined Index.

ENVIRONMENT: Long-term interest rates increased by about 30 basis points in 2003. The bond market was extremely volatile for most of the year, with major swings occurring between March and September. Geopolitical risk dominated market activity early in the year with the onset of the war in Iraq. This overshadowed economic data that showed a weakening economy.

Deflationary fears on the part of the Federal Reserve contributed to a major bond market rally in the second quarter, only to be reversed when these fears became less of a concern. Economic growth began to pick up steam in the latter part of the year, with third quarter U.S. gross domestic product (GDP) growth increasing by a surprising 8.2%. Job data, which had been depressed for the past few years, began to show strength, with gains over the last four months of the year.

OUTLOOK: We are bullish on the U.S. equity markets in 2004 given our forecasts for economic growth and inflation (4% and 2% respectively). Our expectation for positive returns in 2004 is tempered by potential risks, the biggest being the future direction of interest rates.

The Federal Reserve has stated that it will keep interest rates low for the foreseeable future, which should limit any dramatic increase in rates over the near term. However, the outlook is for interest rates to move higher in 2004 as the economy continues to achieve stronger growth. As the excess capacity in the U.S. economy is reduced, there will be pressure on the Fed to shift away from its accommodative policy and precipitate a move to higher rates and a flatter yield curve.

                                      xlviii

          GLOBAL ALLOCATION TRUST (FORMERLY TACTICAL ALLOCATION TRUST)

INVESTMENT OBJECTIVE &   The portfolio seeks to achieve total return by allocating
  POLICIES:              its assets between equity and fixed income securities of
                         issuers located within and outside the United States. The
                         portfolio can invest a portion of its assets across
                         domestic, international, and emerging market equities,
                         domestic and international emerging market, and high yield bonds.
SUBADVISER:              UBS Global Asset Management
PORTFOLIO MANAGERS:      Thomas P. Madsen, John A. Penicook, Jr., Brian D. Singer &
                         Neil Williams
INCEPTION DATE:          May 1, 2000 (manager, investment process & style changed as of May 1, 2003)

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[GLOBAL ALLOCATION TRUST PERFORMANCE GRAPH]

                                                 GLOBAL ALLOCATION TRUST                                 GSMI GLOBAL SECURITIES
                                                        SERIES I                  S&P 500 INDEX               MARKETS INDEX
                                                        ----------------          -------------          ----------------------
Apr.2000                                                10000.00                    10000.00                    10000.00
                                                         9840.00                     9795.00                     9793.00
Jun.2000                                                 9968.00                    10036.00                    10150.00
                                                         9856.00                     9879.00                     9970.00
                                                        10321.00                    10493.00                    10315.00
Sept.2000                                               10080.00                     9939.00                     9986.00
                                                        10056.00                     9897.00                     9801.00
                                                         9680.00                     9117.00                     9339.00
Dec.2000                                                 9680.00                     9161.00                     9570.00
                                                        10003.00                     9487.00                     9816.00
                                                         9091.00                     8622.00                     9265.00
Mar.2001                                                 8502.00                     8076.00                     8821.00
                                                         9128.00                     8704.00                     9247.00
                                                         9178.00                     8762.00                     9238.00
Jun.2001                                                 8946.00                     8549.00                     9079.00
                                                         8847.00                     8465.00                     9027.00
                                                         8283.00                     7935.00                     8822.00
Sep.2001                                                 7602.00                     7294.00                     8271.00
                                                         7735.00                     7434.00                     8459.00
                                                         8316.00                     8004.00                     8791.00
Dec.2001                                                 8385.00                     8073.00                     8852.00
                                                         8251.00                     7955.00                     8716.00
                                                         8085.00                     7801.00                     8684.00
Mar.2002                                                 8377.00                     8095.00                     8934.00
                                                         7860.00                     7604.00                     8846.00
                                                         7801.00                     7548.00                     8868.00
Jun.2002                                                 7242.00                     7010.00                     8553.00
                                                         6666.00                     6464.00                     8077.00
                                                         6708.00                     6506.00                     8156.00
Sep.2002                                                 5964.00                     5799.00                     7635.00
                                                         6474.00                     6310.00                     7971.00
                                                         6850.00                     6681.00                     8282.00
Dec.2002                                                 6439.00                     6288.00                     8120.00
                                                         6264.00                     6123.00                     7993.00
                                                         6172.00                     6031.00                     7939.00
Mar.2003                                                 6222.00                     6090.00                     7945.00
                                                         6731.00                     6592.00                     8442.00
                                                         7016.00                     6939.00                     8861.00
Jun.2003                                                 7117.00                     7028.00                     8965.00
                                                         7159.00                     7152.00                     9018.00
                                                         7260.00                     7291.00                     9188.00
Sep.2003                                                 7369.00                     7214.00                     9327.00
                                                         7637.00                     7622.00                     9693.00
                                                         7755.00                     7689.00                     9830.00
Dec.2003                                                 8140.00                     8093.00                    10270.00

                              PERFORMANCE TABLE**

                                                              Average Annual Total Return             Cumulative Total Return
                                                                                  Since                        Since
Periods Ended December 31, 2003                                1 Year           Inception                    Inception
S&P 500 Index*                                                 28.70%             -5.61%                      -19.07%
Global Securities Market Index+*                               26.48%              0.73%                        2.70%
Global Allocation Trust Series I                               26.43%             -5.45%                      -18.60%
Global Allocation Trust Series II+++                           26.47%             -0.90%                       -1.73%

  + The Global Securities Markets Index was added to more accurately reflect the investment objective of the Global Allocation Trust, and is an unmanaged index compiled by UBS Global Asset Management. It is currently constructed as follows: 40% Russell 3000 Index, 22% MSCI World ex-USA (free) Index, 21% Citigroup Broad Investment Grade (BIG) Bond Index, 9% Citigroup World Government Bond non-US Index, 3% Merrill Lynch High Yield Cash Pay Index, 3% MSCI Emerging Free Markets Index and 2% J.P. Morgan EMBI Global.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Global Allocation Trust Series I returned +26.43%, underperforming the +26.48% return of the Global Securities Market Index.

ENVIRONMENT: Global capital markets are currently within a band of intrinsic or fair value at the end of 2003. Equities were out of favor through the first quarter, but a variety of developments led to a reversal. Military success in Iraq in April helped to encourage less risk averse investors, as risky assets soared through the remainder of the year. We generally expect small company and emerging stocks to perform well as equity markets recover, and 2003 was no exception. Even the riskier areas in fixed income -- US high yield and emerging markets debt -- followed suit.

A nascent global economic recovery helped to make this appreciation in risky assets possible. Increases in real gross domestic product (GDP) were accompanied by high productivity growth and increased capital spending in both developed and emerging markets.

OUTLOOK: In our view, expectations for global economic growth are reasonable, and although we believe that developed-country equity markets are within a range of fair value, opportunities exist in UK and emerging equities at the expense of Japan and the United States. Security selection opportunities within markets abound.

We believe Japan also poses risks in fixed income, with more favorable opportunities available in Europe as well as global credit and mortgage-backed instruments. Further, we believe neither high yield nor emerging market debt offers an attractive risk/return relationship at present. We expect modest asset returns across the board in 2004.

                                       xlix

                                HIGH YIELD TRUST

INVESTMENT OBJECTIVE &   To seek to achieve maximum current income by investing
  POLICIES:              primarily in high yield bonds issued by U.S. and foreign
                         corporations and foreign governments and their agencies and instrumentalities. This portfolio invests, under normal
                         circumstances, at least 80% of its net assets in high yield bonds and related investments.
SUBADVISER:              Salomon Brothers Asset Management
PORTFOLIO MANAGER:       Peter J. Wilby
INCEPTION DATE:          January 1, 1997++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[HIGH YIELD TRUST PERFORMANCE GRAPH]

                                                                 HIGH YIELD TRUST SERIES I          CITIGROUP HIGH YIELD INDEX
                                                                 -------------------------          --------------------------
Dec. 1996                                                                  10000                              10000
                                                                           10058                              10075
                                                                           10144                              10246
                                                                            9904                              10141
                                                                           10144                              10214
                                                                           10392                              10420
Jun. 1997                                                                  10576                              10596
                                                                           10944                              10839
                                                                           10912                              10866
                                                                           11136                              11056
                                                                           11032                              11145
                                                                           11138                              11201
Dec. 1997                                                                  11268                              11319
                                                                           11443                              11575
                                                                           11575                              11652
                                                                           11725                              11778
                                                                           11780                              11842
                                                                           11722                              11874
Jun. 1998                                                                  11747                              11900
                                                                           11864                              11995
                                                                           10922                              11191
                                                                           10981                              11329
                                                                           10831                              11173
                                                                           11589                              11734
Dec. 1998                                                                  11581                              11725
                                                                           11698                              11901
                                                                           11654                              11801
                                                                           11869                              11902
                                                                           12326                              12150
                                                                           12012                              11960
Jun. 1999                                                                  12056                              11933
                                                                           12083                              11960
                                                                           11993                              11817
                                                                           12047                              11727
                                                                           12074                              11648
                                                                           12370                              11831
Dec. 1999                                                                  12508                              11930
                                                                           12449                              11831
                                                                           12556                              11859
                                                                           12411                              11619
                                                                           12373                              11665
                                                                           12080                              11503
Jun. 2000                                                                  12343                              11762
                                                                           12266                              11890
                                                                           12393                              11978
                                                                           12119                              11850
                                                                           11641                              11499
                                                                           10967                              11029
Dec. 2000                                                                  11387                              11254
                                                                           12150                              12012
                                                                           12188                              12155
                                                                           11680                              11934
                                                                           11363                              11758
                                                                           11460                              11947
Jun. 2001                                                                  11112                              11618
                                                                           11112                              11836
                                                                           11210                              11997
                                                                           10404                              11134
                                                                           10491                              11503
                                                                           10818                              11940
Dec. 2001                                                                  10763                              11864
                                                                           10763                              11915
                                                                           10546                              11785
                                                                           10546                              12099
                                                                           10673                              12297
                                                                           10566                              12144
Jun. 2002                                                                  10070                              11075
                                                                            9585                              10574
                                                                            9692                              10977
                                                                            9633                              10761
                                                                            9538                              10724
                                                                           10058                              11542
Dec. 2002                                                                  10023                              11683
                                                                           10259                              12118
                                                                           10411                              12280
                                                                           10648                              12694
                                                                           11106                              13482
                                                                           11268                              13571
Jun. 2003                                                                  11493                              13993
                                                                           11268                              13786
                                                                           11442                              13928
                                                                           11755                              14340
                                                                           11943                              14675
                                                                           12105                              14879
Dec. 2003                                                                  12473                              15262

                              PERFORMANCE TABLE**

                                                              Average Annual Total Return            Cumulative Total Return
                                                                                  Since                             Since
Periods Ended December 31, 2003                               1 Year   5 Year   Inception            5 Year       Inception
Citigroup High Yield Index*                                   30.62%   5.41%      6.23%              30.14%         52.62%
High Yield Trust Series I                                     24.15%   1.49%      3.21%               7.70%         24.73%
High Yield Trust Series II+++                                 23.91%              7.36%                             14.71%
High Yield Trust Series III***                                                                                       8.03%

+++ Series II inception date: January 28, 2002
  ++ Current subadviser assignment became effective May 1, 2003.
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the High Yield Trust Series I returned +24.15%, underperforming the +30.62% return of the Citigroup High Yield Market Index.

ENVIRONMENT: Declining default rates, signs of improving corporate earnings, the end of major hostilities in Iraq and relatively favorable yields contributed to the strong demand for high-yield bonds earlier this year. These factors, coupled with expectations that the Fed would likely cut its short-term interest rate targets, all helped buoy high-yield securities through mid-June.

In June, the Fed cut its target for the federal funds rate to a four-decade low of 1%. Treasury bond prices (which move opposite to yields) subsequently fell, particularly during July, amid stronger-than-anticipated economic data. Likewise, the high-yield market lost ground from the end of June into the middle of August as the yield on 10-year U.S. Treasuries soared from the low 3% range in mid-June to almost 4.5% by the middle of August. These rising yields, the subsequent outflows of cash from high-yield bond funds, and the abundant quantity of new issues on the market (which created supply pressures) caused the high-yield market to move lower. However, the market reversed course and rallied through the end of the year, sparking the return of mutual fund inflows, due to stronger-than-expected economic data and earnings that were in line with expectations.

Airlines, Cable, Communications Towers, Energy, Technology, Telecommunications and Utilities were top-performing high-yield bond sectors. Airlines recovered as some companies avoided bankruptcy by renegotiating union contracts and experiencing better-than-expected traffic volumes following the resolution of the major hostilities in Iraq. The Cable sector outperformed many others. The Communications Towers sector benefited from better-than-expected earnings results, asset sales, new financing and increasing free cash flow. The Energy and Utilities sectors benefited as companies added additional financing through the use of senior debt and sold assets to reduce total debt. Technology moved higher due to strong earnings and improved liquidity. Wireless Telecommunications bonds outperformed due to better-than-expected operating results, debt-for-equity swaps, and debt refinancing. Wireline Telecommunications benefited as well. The most significant underperforming sectors included Health Care and Textiles.

OUTLOOK: The yield on the Citigroup High Yield Market Index recently exceeded 7.7%. Based upon this rate, high-yield bonds categorically offer very competitive yields relative to their higher-rated brethren (although they also are subject to additional risks such as the increased risk of default because of the lower credit quality of the issues.) Recent economic data indicate that the economy is showing signs of improvement and the economy is expected to continue its recovery, which should result in better corporate earnings and lower default rates relative to last year. If equity markets continue to exhibit more stability in contrast to 2002, we believe the high-yield market should perform favorably over the long term.

                                        l

                              STRATEGIC BOND TRUST

INVESTMENT OBJECTIVE &   To achieve a high level of total return consistent with
  POLICIES:              preservation of capital by investing at least 80% of the
                         portfolio's net assets in fixed income securities. These
                         investments can be among five segments of the fixed income market: (i) United States government obligations, (ii)
                         investment-grade domestic corporate fixed income securities,
                         (iii) high yield, high risk corporate fixed income
                         securities (commonly called "junk bonds"), (iv)
                         mortgage-backed securities and (v) investment-grade and high yield international fixed income securities. SaBAM will
                         determine the amount of assets to be allocated to each type of security based on its assessment of the maximum level of total return that can be achieved from investment in these securities without incurring undue risks to principal value.
                         In pursuing its objective, the portfolio may invest without limitation in high yield, high risk securities.
SUBADVISER:              Salomon Brothers Asset Management Inc.
PORTFOLIO MANAGERS:      Roger M. Lavan, David J. Scott and Peter J. Wilby
INCEPTION DATE:          February 19, 1993

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[STRATEGIC BOND TRUST PERFORMANCE GRAPH]

                                                                                                  LEHMAN BROTHERS AGGREGATE BOND
                                                                    STRATEGIC BOND TRUST                      INDEX
                                                                    --------------------          ------------------------------
Dec-93                                                                     10000                              10000
                                                                           10156                              10135
                                                                            9945                               9959
                                                                            9596                               9713
                                                                            9533                               9635
                                                                            9552                               9634
                                                                            9543                               9613
                                                                            9562                               9804
                                                                            9571                               9816
                                                                            9600                               9672
                                                                            9581                               9663
                                                                            9543                               9642
Dec-94                                                                      9401                               9708
                                                                            9382                               9900
                                                                            9457                              10136
                                                                            9467                              10198
                                                                            9844                              10341
                                                                           10252                              10741
                                                                           10371                              10819
                                                                           10441                              10795
                                                                           10511                              10926
                                                                           10680                              11032
                                                                           10760                              11175
                                                                           10949                              11343
Dec-95                                                                     11207                              11502
                                                                           11655                              11578
                                                                           11456                              11376
                                                                           11466                              11297
                                                                           11617                              11233
                                                                           11714                              11211
                                                                           11843                              11361
                                                                           11929                              11392
                                                                           12091                              11372
                                                                           12478                              11570
                                                                           12586                              11827
                                                                           12811                              12029
Dec-96                                                                     12854                              11918
                                                                           12984                              11955
                                                                           13145                              11984
                                                                           12919                              11851
                                                                           13056                              12029
                                                                           13355                              12143
                                                                           13540                              12288
                                                                           13897                              12620
                                                                           13862                              12512
                                                                           14128                              12698
                                                                           13943                              12882
                                                                           14104                              12941
Dec-97                                                                     14266                              13072
                                                                           14416                              13239
                                                                           14519                              13228
                                                                           14623                              13273
                                                                           14662                              13342
                                                                           14662                              13469
                                                                           14638                              13584
                                                                           14687                              13612
                                                                           13737                              13834
                                                                           14157                              14158
                                                                           14120                              14083
                                                                           14465                              14163
Dec-98                                                                     14453                              14206
                                                                           14440                              14306
                                                                           14329                              14056
                                                                           14539                              14133
                                                                           14760                              14179
                                                                           14495                              14054
                                                                           14508                              14009
                                                                           14469                              13950
                                                                           14336                              13943
                                                                           14482                              14105
                                                                           14522                              14157
                                                                           14641                              14156
Dec-99                                                                     14774                              14088
                                                                           14707                              14041
                                                                           14906                              14211
                                                                           15052                              14399
                                                                           14906                              14357
                                                                           14776                              14350
                                                                           15095                              14648
                                                                           15255                              14781
                                                                           15443                              14996
                                                                           15400                              15090
                                                                           15327                              15190
                                                                           15516                              15439
Dec-00                                                                     15864                              15726
                                                                           16082                              15982
                                                                           16213                              16121
                                                                           16227                              16202
                                                                           16149                              16134
                                                                           16243                              16231
                                                                           16258                              16292
                                                                           16557                              16657
                                                                           16761                              16849
                                                                           16682                              17044
                                                                           17012                              17401
                                                                           16855                              17161
Dec-01                                                                     16855                              17051
                                                                           17059                              17189
                                                                           17231                              17356
                                                                           17200                              17067
                                                                           17522                              17399
                                                                           17539                              17546
                                                                           17269                              17699
                                                                           17066                              17913
                                                                           17572                              18216
                                                                           17623                              18511
                                                                           17673                              18426
                                                                           18028                              18420
Dec-02                                                                     18365                              18802
                                                                           18500                              18819
                                                                           18837                              19078
                                                                           19039                              19063
                                                                           19675                              19221
                                                                           20136                              19579
                                                                           20171                              19540
                                                                           19480                              18883
                                                                           19746                              19008
                                                                           20277                              19511
                                                                           20331                              19330
                                                                           20437                              19376
Dec-03                                                                     20773                              19574

                              PERFORMANCE TABLE**

                                                Average Annual Total Return                       Cumulative Total Return
                                                                          Since                                        Since
Periods Ended December 31, 2003           1 Year   5 Year    10 Year    Inception            5 Year       10 Year    Inception
Lehman Brothers Aggregate Bond Index*      4.11%    6.62%     6.95%                          37.79%        95.74%
Strategic Bond Trust Series I             13.11%    7.53%     7.58%                          43.73%       107.73%
Strategic Bond Trust Series II+++         12.93%                         10.54%                                        21.35%
Strategic Bond Trust Series III***                                                                                      5.01%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Strategic Bond Trust Series I returned +13.11%, outperforming the +4.11% return of the Lehman Brothers Aggregate Bond Index.

ENVIRONMENT: When the period began, concerns about a faltering economy and stock market volatility, coupled with expectations that interest rates would drop, triggered investor demand for fixed-income securities. Because bond prices typically move opposite to interest rate movements, many longer-term fixed-income securities appreciated over the first five months of the period.

The Federal Reserve reduced its interest rate targets in June to their lowest levels in 45 years. Shortly after the rate reduction, signs suggesting the economic growth was stronger than expected generated concerns about inflation. This led investors to question whether the Fed's rate-cutting cycle had run its course, which contributed to a decline in bond prices. This was exacerbated by selling from investors holding mortgage-backed securities. Prices of Treasuries bounced back to an extent in September, although rate concerns resurfaced after third-quarter data indicated 8.2% annualized economic growth.

For the fourth quarter, U.S. Treasury bonds generated slightly negative total returns. Shorter-term U.S. Treasuries and U.S. agency securities held up better. In contrast, U.S. high-yield and emerging markets bonds rallied. (Their performance tends to be more highly correlated to the credit strength of bond issuers than interest rate movements.) U.S. high-yield bonds benefited from a favorable reception to corporate earnings results from investors, continued relatively low default rates, and strong infusion of cash into the market.

As of year-end, all markets represented by the J.P. Morgan Emerging Markets Bond Index Plus had generated positive total returns for 2003. The sovereign debt market benefited from strong cash inflows, signs of global economic growth and stable commodity prices, including metals, gold and oil -- important drivers of export revenues for many emerging market economies.

OUTLOOK: The portfolio's allocation to higher-yielding bonds has provided it with favorable yields, which should benefit long-term returns if corporate earnings continue to improve and interest rates remain within recent ranges.

                                        li

                               GLOBAL BOND TRUST

INVESTMENT OBJECTIVE     To achieve maximum total return consistent with preservation
  & POLICIES:            of capital and prudent investment management by investing, under normal market conditions, at least 80% of the
                         portfolio's net assets in fixed income securities. These
                         fixed income securities include fixed income securities
                         denominated in major foreign currencies and in U.S. dollars.
                         The portfolio may also invest in baskets of foreign
                         currencies (such as the euro), and the U.S. dollar.
SUBADVISER:              Pacific Investment Management Company
PORTFOLIO MANAGERS:      Michael R. Asay & Sudi Mariappa
INCEPTION DATE:          March 18, 1988++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[GLOBAL BOND TRUST PERFORMANCE GRAPH]

                                                               JP MORGAN GLOBAL UNHEDGED BOND
                                                                           INDEX                    GLOBAL BOND TRUST SERIES I
                                                               ------------------------------       --------------------------
Dec.1993                                                                   10000                              10000
                                                                           10094                              10223
                                                                            9983                               9857
                                                                            9937                               9627
                                                                            9929                               9554
                                                                            9847                               9297
                                                                            9964                               9297
                                                                           10058                               9425
                                                                           10031                               9358
                                                                           10081                               9380
                                                                           10232                               9516
                                                                           10103                               9418
Dec.1994                                                                   10126                               9426
                                                                           10331                               9501
                                                                           10597                               9720
                                                                           11137                               9970
                                                                           11314                              10216
                                                                           11629                              10486
                                                                           11701                              10486
                                                                           11756                              10678
                                                                           11430                              10726
                                                                           11687                              10910
                                                                           11801                              11069
                                                                           11933                              11340
Dec.1995                                                                   12081                              11611
                                                                           11957                              11642
                                                                           11888                              11539
                                                                           11870                              11555
                                                                           11826                              11667
                                                                           11838                              11764
                                                                           11941                              11922
                                                                           12160                              12036
                                                                           12211                              12202
                                                                           12279                              12474
                                                                           12522                              12842
                                                                           12701                              13158
Dec.1996                                                                   12612                              13123
                                                                           12297                              12808
                                                                           12212                              12799
                                                                           12119                              12694
                                                                           12051                              12780
                                                                           12335                              12886
                                                                           12476                              13087
                                                                           12430                              13125
                                                                           12415                              13020
                                                                           12691                              13347
                                                                           12960                              13338
                                                                           12804                              13367
Dec.1997                                                                   12790                              13511
                                                                           12918                              13694
                                                                           13014                              13751
                                                                           12916                              13780
                                                                           13115                              13861
                                                                           13171                              13872
                                                                           13208                              13682
                                                                           13244                              13682
                                                                           13609                              13470
                                                                           14320                              14169
                                                                           14640                              14349
                                                                           14475                              14202
Dec.1998                                                                   14747                              14541
                                                                           14626                              14415
                                                                           14138                              13937
                                                                           14173                              13843
                                                                           14169                              13958
                                                                           13919                              13630
                                                                           13687                              13336
                                                                           13988                              13594
                                                                           14024                              13617
                                                                           14226                              13770
                                                                           14209                              13793
                                                                           14040                              13571
Dec.1999                                                                   14000                              13571
                                                                           13724                              13196
                                                                           13655                              13173
                                                                           14052                              13489
                                                                           13625                              13073
                                                                           13725                              13097
                                                                           14058                              13483
                                                                           13838                              13302
                                                                           13738                              13229
                                                                           13710                              13205
                                                                           13547                              13013
                                                                           13828                              13230
Dec.2000                                                                   14326                              13798
                                                                           14315                              13858
                                                                           14320                              13858
                                                                           13920                              13375
                                                                           13865                              13399
                                                                           13824                              13338
                                                                           13700                              13169
                                                                           14047                              13580
                                                                           14573                              14123
                                                                           14677                              14245
                                                                           14809                              14438
                                                                           14590                              14209
Dec.2001                                                                   14210                              13870
                                                                           13983                              13714
                                                                           14057                              13859
                                                                           13995                              13859
                                                                           14492                              14354
                                                                           14886                              14693
                                                                           15581                              15333
                                                                           15753                              15405
                                                                           16041                              15683
                                                                           16230                              15865
                                                                           16162                              15817
                                                                           16167                              15901
Dec.2002                                                                   16963                              16662
                                                                           17185                              17001
                                                                           17432                              17278
                                                                           17476                              17290
                                                                           17685                              17535
                                                                           18453                              18275
                                                                           18163                              17987
                                                                           17595                              17447
                                                                           17507                              17360
                                                                           18496                              18301
                                                                           18400                              18213
                                                                           18692                              18552
Dec.2003                                                                   19427                              19220

                              PERFORMANCE TABLE**

                                                       Average Annual Total Return                    Cumulative Total Return
                                                                           Since       Since++                            Since
Periods Ended December 31, 2003           1 Year    5 Year    10 Year    Inception   May 1, 1999   5 Year    10 Year    Inception
JP Morgan Global Unhedged Bond Index*      14.53%    5.67%      6.87%                   7.00%       31.73%    94.27%
Global Bond Trust Series I                 15.40%    5.75%      6.75%                   7.10%       32.23%    92.20%
Global Bond Trust Series II+++             15.25%                          18.90%                                         39.70%
Global Bond Trust Series III***                                                                                           11.81%

  ++ Current subadviser assignment became effective May 1, 1999.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Global Bond Trust Series I returned +15.40%, outperforming the +14.53% return of the J.P. Morgan Global Unhedged Bond Index.

ENVIRONMENT: Global bond yields drifted higher as economic growth gathered momentum, although terrorism fears remained in the foreground to temper any sell-off. While factors driving this cyclical recovery -- U.S. fiscal stimulus, accommodative monetary policy and the fading impact of SARS and the Iraqi conflict -- may be temporary, their impact has been significant. Euroland bonds outperformed Treasuries for the year. With China's economy booming, Japan remains in a cyclical up trend, fueled by rising capital expenditures and strong exports. The UK economy also continues to perform well, as global growth has lifted its manufacturing sector while consumers remain resilient. Only Euroland growth remains sluggish, although recent data indicates an improvement. The U.S. dollar remained under pressure with most foreign currencies posting double-digit gains.

OUTLOOK: Prospects for global economic growth remain strong. Monetary policy across global economies will continue to support growth overall. Fiscal stimulus will be less potent but its economic spark will continue to lift growth. In 2004, U.S. growth is expected to be near 4%, Euroland near 1.5% and Japan near 2.5%. Beyond our cyclical horizon, imbalances threaten the sustainability of this recovery. In the U.S., fiscal stimulus could turn into fiscal drag in 2005 and the current account and fiscal deficits threaten growth. Structural reform and low-cost competition from Asia will challenge Euroland while demographics and banking sector woes loom over Japan.

In this environment we will: target U.S. duration below benchmark to guard against higher long-term U.S. rates; position for a steeper UK yield curve; invest in mortgage-backed securities when attractive spreads compensate for duration extension risk; maintain an overweight to Euroland bonds, especially at the short end of the yield curve; retain high quality emerging market bonds; hold U.S. real return bonds, partly as a hedge against inflation risk; hold and selectively add municipal bonds to exploit yields close to taxable bonds; position portfolios with an underweight to the U.S. dollar to exploit dollar weakness arising from U.S. trade and budget deficits.

                                       lii

                             DIVERSIFIED BOND TRUST

INVESTMENT OBJECTIVE     To achieve as high a total return as is consistent with the
  & POLICIES:            conservation of capital by investing, under normal market
                         conditions, at least 80% of the portfolio's net assets in
                         fixed income securities, including up to 20% in non
                         investment-grade fixed income securities.
SUBADVISER:              Capital Guardian Trust Company
PORTFOLIO MANAGERS:      James R. Mulally, Michael D. Locke & Christine C. Cronin
INCEPTION DATE:          August 3, 1989++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[DIVERSIFIED BOND TRUST PERFORMANCE GRAPH]

                                                DIVERSIFIED BOND TRUST     CITIGROUP BROAD INVESTMENT
                                                       SERIES I                 GRADE BOND INDEX             COMBINED INDEX
                                                ----------------------     --------------------------        --------------
Dec. 1993                                                10000                       10000                        10000
                                                         10178                       10135                        10179
                                                         10000                        9967                        10050
                                                          9751                        9720                         9821
                                                          9730                        9647                         9828
                                                          9759                        9646                         9853
                                                          9683                        9625                         9805
                                                          9872                        9808                         9974
                                                          9948                        9819                        10090
                                                          9815                        9678                         9971
                                                          9872                        9668                        10026
                                                          9749                        9642                         9928
Dec. 1994                                                 9815                        9715                        10003
                                                          9919                        9916                        10138
                                                         10118                       10148                        10349
                                                         10242                       10207                        10480
                                                         10398                       10347                        10639
                                                         10688                       10758                        10924
                                                         10799                       10833                        11036
                                                         10928                       10812                        11163
                                                         11008                       10936                        11245
                                                         11148                       11039                        11409
                                                         11178                       11187                        11458
                                                         11378                       11361                        11670
Dec. 1995                                                11588                       11518                        11826
                                                         11709                       11596                        11945
                                                         11639                       11399                        11897
                                                         11628                       11317                        11906
                                                         11647                       11233                        11961
                                                         11690                       11226                        12016
                                                         11775                       11371                        12093
                                                         11680                       11402                        11974
                                                         11734                       11386                        12056
                                                         12000                       11584                        12319
                                                         12192                       11845                        12497
                                                         12502                       12040                        12808
Dec. 1996                                                12405                       11934                        12725
                                                         12544                       11981                        12873
                                                         12576                       11994                        12911
                                                         12405                       11873                        12742
                                                         12627                       12043                        12967
                                                         12897                       12156                        13269
                                                         13132                       12301                        13521
                                                         13531                       12634                        13937
                                                         13320                       12525                        13737
                                                         13637                       12709                        14054
                                                         13614                       12892                        14023
                                                         13731                       12953                        14155
Dec. 1997                                                13824                       13085                        14301
                                                         13976                       13254                        14456
                                                         14235                       13245                        14722
                                                         14469                       13296                        14934
                                                         14564                       13365                        15030
                                                         14577                       13494                        15035
                                                         14731                       13604                        15225
                                                         14731                       13633                        15198
                                                         14201                       13841                        14771
                                                         14537                       14168                        15130
                                                         14744                       14104                        15410
                                                         15015                       14182                        15701
Dec. 1998                                                15299                       14226                        15971
                                                         15493                       14331                        16158
                                                         15222                       14080                        15895
                                                         15455                       14161                        16109
                                                         15580                       14207                        16336
                                                         15367                       14077                        16186
                                                         15310                       14029                        16131
                                                         15238                       13973                        16066
                                                         15224                       13963                        16055
                                                         15395                       14130                        16248
                                                         15422                       14173                        16297
                                                         15450                       14171                        16295
Dec. 1999                                                15407                       14106                        16220
                                                         15307                       14067                        16175
                                                         15435                       14231                        16364
                                                         15577                       14416                        16577
                                                         15504                       14373                        16527
                                                         15472                       14360                        16512
                                                         15844                       14660                        16857
                                                         15990                       14794                        17011
                                                         16217                       15005                        17254
                                                         16347                       15107                        17371
                                                         16412                       15204                        17482
                                                         16639                       15450                        17765
Dec. 2000                                                16997                       15742                        18101
                                                         17304                       16002                        18400
                                                         17450                       16144                        18564
                                                         17483                       16228                        18660
                                                         17376                       16152                        18573
                                                         17461                       16257                        18693
                                                         17461                       16311                        18755
                                                         17840                       16688                        19188
                                                         17995                       16871                        19399
                                                         18168                       17079                        19638
                                                         18530                       17424                        20035
                                                         18357                       17183                        19758
Dec. 2001                                                18203                       17082                        19641
                                                         18289                       17217                        19797
                                                         18375                       17382                        19987
                                                         18134                       17095                        19657
                                                         18437                       17420                        20030
                                                         18546                       17568                        20201
                                                         18419                       17698                        20350
                                                         18456                       17909                        20592
                                                         18907                       18222                        20953
                                                         19069                       18512                        21286
                                                         19016                       18429                        21190
                                                         19177                       18425                        21186
Dec. 2002                                                19592                       18808                        21626
                                                         19627                       18823                        21644
                                                         19896                       19090                        21951
                                                         19932                       19073                        21931
                                                         20133                       19241                        22124
                                                         20491                       19597                        22534
                                                         20473                       19562                        22493
                                                         19793                       18901                        21733
                                                         19906                       19031                        21883
                                                         20433                       19530                        22456
                                                         20225                       19350                        22250
                                                         20300                       19406                        22314
Dec. 2003                                                20494                       19597                        22528

                              PERFORMANCE TABLE**

                                                Average Annual Total Return                          Cumulative Total Return
                                                                   Since      Since ++                                  Since
Periods Ending December 31, 2003   1 Year    5 Year    10 Year   Inception   May 1, 1999          5 Year    10 Year   Inception
Citigroup Broad Investment Grade
  Bond Index*                        4.20%    6.62%     6.96%                   7.14%             37.77%     95.97%
Combined Index*++++                  4.20%    7.13%     8.46%                   7.14%             41.10%    125.28%
Diversified Bond Trust Series I      4.60%    6.02%     7.44%                   6.05%             33.93%    104.94%
Diversified Bond Trust Series
  II+++                              4.59%                          6.11%                                               12.13%
Diversified Bond Trust Series
  III***                                                                                                                 3.04%

  ++ Current subadviser assignment became effective May 1, 1999.
 ++++ The Combined Index represents 20% of the return of the Wilshire 5000
      Index, 5% of the MSCI EAFE Index, 50% of the Lehman Brothers Aggregate Bond Index, 25% of the 90 Day T-Bill through April 30, 1999, and 100% of the return of the Citigroup Broad Investment Grade Bond Index from May 1, 1999 and thereafter.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Diversified Bond Trust Series I returned +4.60%, outperforming the +4.20% return of the Citigroup Broad Investment Grade Bond Index.

ENVIRONMENT: The portfolio benefited from an overweight allocation to BBB credits and high yield bonds. These issues did particularly well during 2003 and accounted for nearly half of the excess return for the year. Earlier in the year, the Trust reduced its exposure to mortgage-backed securities in anticipation of a possible interest rate hike. This move continues to aid portfolio returns. Within corporate bonds, the portfolio's overweight allocation to Wireless, Media, Health Care, and Hotels, Restaurants & Leisure were beneficial.

OUTLOOK: Preserving capital is an important theme for the portfolio. Since we think interest rates are likely to rise, we anticipate becoming more cautious on duration. The portfolio is underweight sectors of the bond market that could come under pressure in a rising interest rate environment, namely mortgage-backed securities. Our second theme is that bond selection will be key. Corporate bond spreads narrowed appreciably in 2003 and are narrow by historical standards. We believe it will be imperative to own individual bonds that have positive credit momentum and are undervalued relative to their peers.

                                       liii

                         INVESTMENT QUALITY BOND TRUST

INVESTMENT OBJECTIVE &   To achieve a high level of current income consistent with
  POLICIES:              the maintenance of principal and liquidity by investing,
                         under normal market conditions, at least 80% of the
                         portfolio's net assets in investment grade bonds. The
                         portfolio will invest primarily in corporate bonds and U.S.
                         government bonds with intermediate to longer-term
                         maturities.
SUBADVISER:              Wellington Management Company, LLP
PORTFOLIO MANAGER:       Thomas L. Pappas
INCEPTION DATE:          June 18, 1985

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[INVESTMENT QUALITY BOND TRUST PERFORMANCE GRAPH]

                                                 INVESTMENT QUALITY BOND    LEHMAN BROTHERS AGGREGATE
                                                     TRUST SERIES I                BOND INDEX                COMBINED INDEX
                                                 -----------------------    -------------------------        --------------
Dec-93                                                  10000.00                    10000.00                    10000.00
                                                        10132.00                    10135.00                    10165.00
                                                         9885.00                     9959.00                     9937.00
                                                         9596.00                     9713.00                     9673.00
                                                         9493.00                     9635.00                     9588.00
                                                         9484.00                     9634.00                     9564.00
                                                         9467.00                     9613.00                     9541.00
                                                         9640.00                     9804.00                     9750.00
                                                         9657.00                     9816.00                     9757.00
                                                         9511.00                     9672.00                     9598.00
                                                         9485.00                     9663.00                     9583.00
                                                         9459.00                     9642.00                     9567.00
Dec-94                                                   9537.00                     9708.00                     9636.00
                                                         9711.00                     9900.00                     9828.00
                                                         9927.00                    10136.00                    10075.00
                                                         9997.00                    10198.00                    10149.00
                                                        10148.00                    10341.00                    10301.00
                                                        10564.00                    10741.00                    10751.00
                                                        10647.00                    10819.00                    10840.00
                                                        10610.00                    10795.00                    10796.00
                                                        10739.00                    10926.00                    10946.00
                                                        10850.00                    11032.00                    11063.00
                                                        11034.00                    11175.00                    11219.00
                                                        11210.00                    11343.00                    11413.00
Dec-95                                                  11395.00                    11502.00                    11589.00
                                                        11451.00                    11578.00                    11662.00
                                                        11219.00                    11376.00                    11404.00
                                                        11127.00                    11297.00                    11309.00
                                                        11032.00                    11233.00                    11226.00
                                                        11002.00                    11211.00                    11207.00
                                                        11139.00                    11361.00                    11362.00
                                                        11168.00                    11392.00                    11387.00
                                                        11148.00                    11372.00                    11356.00
                                                        11354.00                    11570.00                    11570.00
                                                        11580.00                    11827.00                    11855.00
                                                        11806.00                    12029.00                    12085.00
Dec-96                                                  11688.00                    11918.00                    11940.00
                                                        11717.00                    11955.00                    11954.00
                                                        11747.00                    11984.00                    11988.00
                                                        11599.00                    11851.00                    11831.00
                                                        11790.00                    12029.00                    12006.00
                                                        11896.00                    12143.00                    12126.00
                                                        12054.00                    12288.00                    12280.00
                                                        12435.00                    12620.00                    12679.00
                                                        12287.00                    12512.00                    12522.00
                                                        12489.00                    12698.00                    12725.00
                                                        12637.00                    12882.00                    12916.00
                                                        12701.00                    12941.00                    12985.00
Dec-97                                                  12828.00                    13072.00                    13122.00
                                                        13049.00                    13239.00                    13297.00
                                                        13029.00                    13228.00                    13277.00
                                                        13070.00                    13273.00                    13321.00
                                                        13129.00                    13342.00                    13393.00
                                                        13263.00                    13469.00                    13542.00
                                                        13364.00                    13584.00                    13669.00
                                                        13397.00                    13612.00                    13673.00
                                                        13510.00                    13834.00                    13884.00
                                                        13902.00                    14158.00                    14296.00
                                                        13789.00                    14083.00                    14162.00
                                                        13890.00                    14163.00                    14298.00
Dec-98                                                  13945.00                    14206.00                    14335.00
                                                        14046.00                    14306.00                    14448.00
                                                        13721.00                    14056.00                    14104.00
                                                        13834.00                    14133.00                    14182.00
                                                        13896.00                    14179.00                    14219.00
                                                        13719.00                    14054.00                    14061.00
                                                        13660.00                    14009.00                    14010.00
                                                        13602.00                    13950.00                    13961.00
                                                        13554.00                    13943.00                    13945.00
                                                        13684.00                    14105.00                    14077.00
                                                        13696.00                    14157.00                    14121.00
                                                        13732.00                    14156.00                    14119.00
Dec-99                                                  13696.00                    14088.00                    14036.00
                                                        13673.00                    14041.00                    14021.00
                                                        13826.00                    14211.00                    14186.00
                                                        13992.00                    14399.00                    14370.00
                                                        13912.00                    14357.00                    14287.00
                                                        13836.00                    14350.00                    14266.00
                                                        14117.00                    14648.00                    14572.00
                                                        14244.00                    14781.00                    14731.00
                                                        14435.00                    14996.00                    14936.00
                                                        14498.00                    15090.00                    14996.00
                                                        14536.00                    15190.00                    15075.00
                                                        14702.00                    15439.00                    15322.00
Dec-00                                                  14982.00                    15726.00                    15624.00
                                                        15276.00                    15982.00                    15918.00
                                                        15467.00                    16121.00                    16079.00
                                                        15518.00                    16202.00                    16156.00
                                                        15402.00                    16134.00                    16044.00
                                                        15509.00                    16231.00                    16144.00
                                                        15523.00                    16292.00                    16221.00
                                                        15918.00                    16657.00                    16627.00
                                                        16094.00                    16849.00                    16841.00
                                                        16094.00                    17044.00                    16974.00
                                                        16474.00                    17401.00                    17404.00
                                                        16216.00                    17161.00                    17134.00
Dec-01                                                  16079.00                    17051.00                    17000.00
                                                        16214.00                    17189.00                    17128.00
                                                        16364.00                    17356.00                    17272.00
                                                        16146.00                    17067.00                    16925.00
                                                        16458.00                    17399.00                    17245.00
                                                        16573.00                    17546.00                    17410.00
                                                        16601.00                    17699.00                    17546.00
                                                        16659.00                    17913.00                    17734.00
                                                        17017.00                    18216.00                    18140.00
                                                        17332.00                    18511.00                    18524.00
                                                        17117.00                    18426.00                    18343.00
                                                        17245.00                    18420.00                    18383.00
Dec-02                                                  17675.00                    18802.00                    18878.00
                                                        17762.00                    18819.00                    18885.00
                                                        18078.00                    19078.00                    19225.00
                                                        18063.00                    19063.00                    19204.00
                                                        18352.00                    19221.00                    19427.00
                                                        18850.00                    19579.00                    19986.00
                                                        18850.00                    19540.00                    19908.00
                                                        18096.00                    18883.00                    19072.00
                                                        18231.00                    19008.00                    19200.00
                                                        18804.00                    19511.00                    19814.00
                                                        18653.00                    19330.00                    19567.00
                                                        18728.00                    19376.00                    19623.00
Dec-03                                                  18976.00                    19574.00                    19817.00

                              PERFORMANCE TABLE**

                                                                                                   Cumulative Total Return
                                                          Average Annual Total Return                                 Since
Periods Ended December 31, 2003                           1 Year   5 Year    10 Year             5 Year   10 Year   Inception
Lehman Brothers Aggregate Bond Index*                     4.11%     6.62%     6.95%              37.79%   95.74%
Combined Index*+                                          5.00%     6.69%     7.08%              38.25%   98.17%
Investment Quality Bond Trust Series I                    7.32%     6.35%     6.62%              36.06%   89.76%
Investment Quality Bond Trust Series II+++                7.24%                                                        16.91%
Investment Quality Bond Trust Series III***                                                                             4.14%

  + The Combined Index is comprised of 50% of the return of the Lehman Brothers
    Government Bond Index and 50% of the return of the Lehman Brothers Credit Bond Index.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Investment Quality Bond Trust Series I returned +7.32%, outperforming the +5.00% return of the Combined Index (50%/50% Lehman Brothers Government/Credit Index), and underperforming the +7.98% return of the Morningstar Long Term Bond Peer Group.

ENVIRONMENT: Higher yielding sectors of the investment grade bond market, such as corporate bonds and mortgage-backed securities, outperformed U.S. Treasuries. The Federal Reserve maintained the federal funds rate at 1% since June and has reiterated that rates would remain low for a "considerable period." Long interest rates rose significantly in July as signs of a second-half recovery grew. The yield curve steepened and Treasury bond prices declined. We shifted our duration posture from slightly below neutral to neutral toward the end of the year. The greatest contributors to performance were derived from our overweight position in investment grade credits, individual security selection within those credits, and exposure to non-investment grade issues. The greatest detractor was duration and yield curve positioning.

OUTLOOK: We believe a broad based recovery is unfolding as evidenced by economic data that has exceeded investor expectations. Monetary easing and a weaker dollar are providing a level of fiscal stimulus that should support further growth. The risks from a ballooning fiscal deficit and geopolitical activity remain. Although the economic cycle points to higher rates ahead, investors may defer their fears of higher rates and continue to purchase bonds in the near term. We have adjusted our duration bias from slightly below neutral to neutral and positioned the portfolio to seek a yield advantage by maintaining overweight positions in corporate bonds and mortgages while being underweight Treasuries.

                                       liv

                               TOTAL RETURN TRUST

INVESTMENT OBJECTIVE &   To achieve maximum total return, consistent with
  POLICIES:              preservation of capital and prudent investment management by investing, under normal market conditions, at least 65% of the portfolio's assets in a diversified portfolio of fixed income securities of varying maturities. The average
                         portfolio duration will normally vary within a 3- to 6-year time frame based on PIMCO's forecast for interest rates.
SUBADVISER:              Pacific Investment Management Company
PORTFOLIO MANAGERS:      William H. Gross
INCEPTION DATE:          May 1, 1999

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[TOTAL RETURN TRUST PERFORMANCE GRAPH]

                                                                                                  LEHMAN BROTHERS AGGREGATE BOND
                                                                TOTAL RETURN TRUST SERIES I                   INDEX
                                                                ---------------------------       ------------------------------
Apr. 1999                                                                  10000                              10000
                                                                            9928                               9912
                                                                            9896                               9880
                                                                            9840                               9839
Aug. 1999                                                                   9824                               9834
                                                                            9928                               9948
                                                                            9936                               9985
                                                                            9968                               9984
Dec. 1999                                                                   9896                               9936
                                                                            9776                               9903
                                                                            9849                              10023
                                                                           10049                              10155
Apr. 2000                                                                  10032                              10126
                                                                           10024                              10121
                                                                           10213                              10331
                                                                           10303                              10425
Aug. 2000                                                                  10467                              10577
                                                                           10475                              10643
                                                                           10565                              10713
                                                                           10778                              10889
Dec. 2000                                                                  10934                              11091
                                                                           11049                              11272
                                                                           11147                              11370
                                                                           11196                              11427
Apr. 2001                                                                  11107                              11379
                                                                           11123                              11447
                                                                           11140                              11490
                                                                           11506                              11748
Aug. 2001                                                                  11634                              11883
                                                                           11856                              12021
                                                                           12078                              12272
                                                                           11908                              12103
Dec. 2001                                                                  11884                              12026
                                                                           12012                              12123
                                                                           12149                              12241
                                                                           11961                              12038
Apr. 2002                                                                  12167                              12271
                                                                           12239                              12375
                                                                           12284                              12483
                                                                           12338                              12634
Aug. 2002                                                                  12564                              12848
                                                                           12681                              13056
                                                                           12726                              12996
                                                                           12771                              12992
Dec. 2002                                                                  13015                              13261
                                                                           13087                              13273
                                                                           13276                              13456
                                                                           13286                              13445
Apr. 2003                                                                  13428                              13557
                                                                           13649                              13809
                                                                           13640                              13781
                                                                           13111                              13318
Aug. 2003                                                                  13235                              13406
                                                                           13582                              13762
                                                                           13485                              13634
                                                                           13525                              13666
Dec. 2003                                                                  13668                              13805

                              PERFORMANCE TABLE**

                                                               Average Annual Total Return             Cumulative Total Return
                                                                                   Since                        Since
Periods Ended December 31, 2003                                1 Year            Inception                    Inception
Lehman Brothers Aggregate Bond Index*                           4.11%              7.15%                       38.05%
Total Return Trust Series I                                     5.02%              6.92%                       36.68%
Total Return Trust Series II+++                                 4.87%              6.92%                       13.79%
Total Return Trust Series III***                                                                                3.35%

+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Total Return Trust Series I returned +5.02%, outperforming the +4.11% return of the Lehman Brothers Aggregate Bond Index.

ENVIRONMENT: While Treasury yields rose only 0.2 to 0.5 percentage points for the year, the markets were far from calm. For instance, yields moved lower through the first half of the year as perceived deflation risks grew. The Federal Reserve cut the federal funds rate to 1 percent in June and the 10-year Treasury yield plunged to a 45-year low near 3 percent. Rates then reversed course dramatically, jumping more than 1.3 percentage points in July, the worst month in the U.S. government bond market in more than 23 years.

This reversal was partly prompted by investors' growing confidence that growth would accelerate. Economic performance in the second half of the year met investors' expectations, highlighted by 8.2 percent annualized growth in the third quarter, the fastest pace in almost two decades. The 10-year Treasury yield finished the year at 4.25 percent, up 0.43 percentage points for the full period.

OUTLOOK: The recovery in the global economy should be sustained in 2004, with China joining the U.S. as an engine of growth. U.S. interest rates could rise up to 1.0 percentage points for short maturities but less for longer maturities as markets anticipate tightening by the Fed by late in 2004 or early 2005.

The bond market in 2004 will be challenging, with upward pressure on rates and full valuations in Treasuries, most corporates and mortgages. This environment dictates an underweight to mortgages and corporates, below-index duration and focus on intermediate maturities. Real return, municipal, short maturity Eurozone and emerging market bonds remain compelling. TIPs hedge against secular inflation risk. Munis provide yields near Treasuries and defensive characteristics in a rising rate environment. Short-term Euroland exposure offers yields that do not reflect the low probability of central bank tightening in 2004. Modest exposure to the euro and yen can add value as concern about the U.S. trade deficit keeps the dollar weak. Finally, high yielding emerging market bonds are poised for another good year as fundamentals continue to improve.

                                        lv

                             REAL RETURN BOND TRUST

INVESTMENT OBJECTIVE &   To seek to achieve maximum real return, consistent with
  POLICIES:              preservation of real capital and prudent investment
                         management. The portfolio seeks to achieve its objective by investing under normal circumstances, at least 80% of its
                         net assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and corporations.
SUBADVISER:              Pacific Investment Management Company
PORTFOLIO MANAGERS:      John B. Brynjolfsson
INCEPTION DATE:          May 5, 2003

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[REAL RETURN BOND TRUST PERFORMANCE GRAPH]

                                                                                                 LEHMAN BROTHERS GLOBAL REAL U.S.
                                                              REAL RETURN BOND TRUST SERIES I               TIPS INDEX
                                                              -------------------------------    --------------------------------
Apr. 2003                                                                  10000                              10000
May 2003                                                                   10424                              10474
Jun. 2003                                                                  10336                              10367
Jul. 2003                                                                   9817                               9888
Aug. 2003                                                                   9984                              10065
Sep. 2003                                                                  10417                              10398
Oct. 2003                                                                  10393                              10455
Nov. 2003                                                                  10449                              10461
Dec. 2003                                                                  10488                              10567

                              PERFORMANCE TABLE**

                                                                        Cumulative Total Return
                                                                                 Since
Periods Ended December 31, 2003                                                Inception
Lehman Brothers Global Real U.S. TIPS Index*                                     5.67%
Real Return Bond Trust Series I                                                  4.88%
Real Return Bond Trust Series II                                                 4.80%
Real Return Bond Trust Series III***                                             5.64%

  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since inception, May 5, 2003, the Real Return Bond Trust Series I returned +4.88%, underperforming the +5.67% return of the Lehman Global Real U.S. TIPs Index.

ENVIRONMENT: Most bonds posted positive returns in the fourth quarter, capping a year in which fixed income assets gained ground despite volatile interest rates. Interest rates fell in the first half of the year, as markets were anxious about deflation, but reversed course in the second half as the mood swung toward expectations of faster growth. Inflation was modest even in the face of surging commodity prices and a falling U.S. dollar; low inflation helped to ease the rise in interest rates. Higher yielding corporate and emerging market assets were the best performing, as demand for riskier, higher yielding assets surged. Real return bonds outpaced Treasuries for the year, as these high quality assets demonstrated their defensive characteristics as interest rates moved higher.

OUTLOOK: The recovery in the global economy will be sustained in 2004, with China joining the U.S. as an engine of growth. U.S. interest rates could rise up to 1.0 percentage points for short maturities but less for longer maturities as markets anticipate tightening by the Federal Reserve by 2004 or early 2005.

The bond market in 2004 will be challenging, with upward pressure on rates and full valuations in Treasuries, most corporates and mortgages. Duration from TIPS will remain slightly longer than benchmark duration with a focus on shorter maturity TIPS. Outside of the U.S. TIPS market, there are opportunities to add value through global inflation-linked bonds. Additionally, municipal and emerging market bonds remain compelling while a modest exposure to event-linked bonds provides an opportunity to increase yield.

                                       lvi

                        U.S. GOVERNMENT SECURITIES TRUST

INVESTMENT OBJECTIVE     To achieve a high level of current income consistent with
  & POLICIES:            the preservation of capital and maintenance of liquidity by investing at least 80% of the portfolio's net assets in debt obligations and mortgage-backed securities issued or
                         guaranteed by the U.S. government, its agencies or
                         instrumentalities and derivative securities.
SUBADVISER:              Salomon Brothers Asset Management Inc.
PORTFOLIO MANAGER:       Roger M. Lavan
INCEPTION DATE:          March 18, 1988++

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[U.S. GOVERNMENT SECURITIES TRUST PERFORMANCE GRAPH]

                                                            U.S GOVERNMENT SECURITIES TRUST
                                                                        SERIES I               CITIGROUP 1-10 YEAR TREASURY INDEX
                                                            -------------------------------    ----------------------------------
Dec. 1993                                                               10000.00                            10000.00
                                                                        10096.00                            10100.00
                                                                         9963.00                             9963.00
                                                                         9844.00                             9813.00
                                                                         9828.00                             9752.00
                                                                         9844.00                             9762.00
                                                                         9821.00                             9766.00
                                                                         9930.00                             9887.00
                                                                         9976.00                             9916.00
                                                                         9859.00                             9834.00
                                                                         9836.00                             9837.00
                                                                         9812.00                             9788.00
Dec. 1994                                                                9875.00                             9824.00
                                                                        10047.00                             9990.00
                                                                        10258.00                            10176.00
                                                                        10320.00                            10231.00
                                                                        10435.00                            10347.00
                                                                        10812.00                            10639.00
                                                                        10879.00                            10708.00
                                                                        10854.00                            10714.00
                                                                        10954.00                            10798.00
                                                                        11029.00                            10865.00
                                                                        11155.00                            10986.00
                                                                        11289.00                            11126.00
Dec. 1995                                                               11414.00                            11235.00
                                                                        11489.00                            11332.00
                                                                        11305.00                            11217.00
                                                                        11239.00                            11160.00
                                                                        11197.00                            11119.00
                                                                        11152.00                            11122.00
                                                                        11276.00                            11231.00
                                                                        11311.00                            11264.00
                                                                        11320.00                            11279.00
                                                                        11497.00                            11423.00
                                                                        11709.00                            11612.00
                                                                        11886.00                            11747.00
Dec. 1996                                                               11797.00                            11685.00
                                                                        11860.00                            11733.00
                                                                        11904.00                            11744.00
                                                                        11815.00                            11684.00
                                                                        11973.00                            11809.00
                                                                        12058.00                            11902.00
                                                                        12171.00                            12004.00
                                                                        12408.00                            12228.00
                                                                        12351.00                            12179.00
                                                                        12503.00                            12313.00
                                                                        12646.00                            12456.00
                                                                        12674.00                            12486.00
Dec. 1997                                                               12796.00                            12591.00
                                                                        12949.00                            12761.00
                                                                        12958.00                            12741.00
                                                                        12995.00                            12783.00
                                                                        13068.00                            12843.00
                                                                        13158.00                            12930.00
                                                                        13228.00                            13018.00
                                                                        13278.00                            13070.00
                                                                        13458.00                            13326.00
                                                                        13727.00                            13645.00
                                                                        13657.00                            13672.00
                                                                        13677.00                            13623.00
Dec. 1998                                                               13757.00                            13676.00
                                                                        13816.00                            13739.00
                                                                        13666.00                            13540.00
                                                                        13757.00                            13630.00
                                                                        13798.00                            13668.00
                                                                        13683.00                            13581.00
                                                                        13652.00                            13605.00
                                                                        13559.00                            13619.00
                                                                        13559.00                            13645.00
                                                                        13756.00                            13753.00
                                                                        13808.00                            13771.00
                                                                        13787.00                            13779.00
Dec. 1999                                                               13725.00                            13743.00
                                                                        13632.00                            13705.00
                                                                        13819.00                            13810.00
                                                                        13954.00                            13984.00
                                                                        13974.00                            13979.00
                                                                        13985.00                            14036.00
                                                                        14231.00                            14239.00
                                                                        14309.00                            14333.00
                                                                        14500.00                            14482.00
                                                                        14646.00                            14592.00
                                                                        14735.00                            14687.00
                                                                        14959.00                            14900.00
Dec. 2000                                                               15217.00                            15146.00
                                                                        15407.00                            15320.00
                                                                        15519.00                            15463.00
                                                                        15598.00                            15586.00
                                                                        15563.00                            15524.00
                                                                        15634.00                            15591.00
                                                                        15647.00                            15647.00
                                                                        15944.00                            15927.00
                                                                        16062.00                            16062.00
                                                                        16346.00                            16392.00
                                                                        16572.00                            16631.00
                                                                        16381.00                            16451.00
Dec. 2001                                                               16286.00                            16374.00
                                                                        16394.00                            16430.00
                                                                        16525.00                            16560.00
                                                                        16346.00                            16303.00
                                                                        16611.00                            16587.00
                                                                        16711.00                            16704.00
                                                                        16860.00                            16906.00
                                                                        17057.00                            17241.00
                                                                        17231.00                            17417.00
                                                                        17391.00                            17748.00
                                                                        17415.00                            17711.00
                                                                        17367.00                            17553.00
Dec. 2002                                                               17589.00                            17874.00
                                                                        17614.00                            17821.00
                                                                        17749.00                            18013.00
                                                                        17724.00                            18010.00
                                                                        17792.00                            18046.00
                                                                        17907.00                            18329.00
                                                                        17895.00                            18298.00
                                                                        17422.00                            17901.00
                                                                        17511.00                            17928.00
                                                                        17779.00                            18297.00
                                                                        17703.00                            18119.00
                                                                        17754.00                            18118.00
Dec. 2003                                                               17895.00                            18258.00

                              PERFORMANCE TABLE**

                                                     Average Annual Total Return                      Cumulative Return
                                                                              Since                                   Since
Periods Ending December 31, 2003                1 Year   5 Year   10 Year   Inception            5 Year   10 Year   Inception
Citigroup 1-10 year Treasury Index*             2.12%    5.95%     6.20%                         33.49%   82.58%
U.S. Government Securities Trust Series I       1.73%    5.40%     5.99%                         30.07%   78.95%
U.S. Government Securities Trust Series II+++   1.59%                         4.68%                                   9.24%
U.S. Government Securities Trust Series
  III***                                                                                                              2.26%

  ++ Current subadvisor assignment became effective December 13, 1991
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the U.S. Government Securities Trust Series I returned +1.73%, underperforming the +2.12% return of the Citigroup 1-10 Year Treasury Index.

ENVIRONMENT: When the period began, concerns about a faltering economy and stock market volatility, coupled with expectations that interest rates would drop, triggered investor demand for higher-rated fixed-income securities. Because bond prices typically move opposite to interest rate movements, many longer-term fixed-income securities appreciated over the first five months of the period.

The Federal Reserve proceeded to reduce its interest rate targets in June to their lowest levels since the Eisenhower Administration. Shortly after the Fed's rate reduction, signs suggesting that gross domestic product (GDP) growth was stronger than expected renewed concerns over inflation. This led investors to question whether the Fed's rate-cutting cycle had run its course, which contributed to a decline in bond prices. The decline was exacerbated due to selling from investors holding mortgage-backed securities. Many institutional investors sold Treasuries as long-term rates rose to help lower their portfolios' duration, to better preserve their value against a further rise in long-term rates.

Prices of Treasuries bounced back to an extent in September. Rate concerns resurfaced after the Commerce Department released preliminary third-quarter data stating that the economy grew at its fastest pace in almost 20 years. Third quarter economic growth was an annualized 8.2%. However, selling in the Treasury markets was more contained than it was in July as some of this growth was attributable to one-time factors, such as the tax cuts and the end of major combat in Iraq, and many analysts and investors felt that the Fed appeared to be in a holding pattern from adjusting its rate targets.

We continued to allocate investment capital primarily between mortgage-backed fixed-income securities and U.S. Treasuries through the end of the period, while maintaining the ability to add exposure to other sectors when opportunities arise. Given that certain fixed-income sectors exhibited more volatility than others for much of 2003, our diversified approach to fixed-income investing reduced overall portfolio volatility yet enabled us to capture competitive yields. Although interest rate fluctuations can be unpredictable, as of year-end, we maintained a relatively defensive posture in terms of the portfolio's exposure to interest rate risk.

                                       lvii

                             SMALL CAP INDEX TRUST

INVESTMENT OBJECTIVE     To achieve the approximate aggregate total return of a small
  & POLICIES:            cap U.S. domestic equity market index by attempting to track the performance of the Russell 2000 Index. The portfolio
                         invests at least 80% of its net assets in (a) the common
                         stocks that are included in the Russell 2000 Index and (b)
                         securities (which may or may not be included in the Russell
                         2000 Index) that MFC believes as a group will behave in a
                         manner similar to the index.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Carson Jen and Narayan Ramani
INCEPTION DATE:          May 1, 2000

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[SMALL CAP INDEX TRUST PERFORMANCE GRAPH]

                                                               SMALL CAP INDEX TRUST SERIES I           RUSSELL 2000 INDEX
                                                               ------------------------------           ------------------
Apr. 2000                                                                 10000.00                           10000.00
                                                                           9168.00                            9186.00
Jun. 2000                                                                 10000.00                            9987.00
                                                                           9728.00                            9665.00
                                                                          10375.00                           10403.00
Sep. 2000                                                                 10112.00                           10097.00
                                                                           9656.00                            9647.00
                                                                           8704.00                            8656.00
Dec. 2000                                                                  9362.00                            9400.00
                                                                           9826.00                            9889.00
                                                                           9187.00                            9241.00
Mar. 2001                                                                  8740.00                            8789.00
                                                                           9412.00                            9476.00
                                                                           9636.00                            9709.00
Jun. 2001                                                                  9960.00                           10044.00
                                                                           9396.00                            9501.00
                                                                           9089.00                            9194.00
Sep. 2001                                                                  7870.00                            7956.00
                                                                           8318.00                            8422.00
                                                                           8957.00                            9074.00
Dec. 2001                                                                  9503.00                            9633.00
                                                                           9402.00                            9532.00
                                                                           9149.00                            9271.00
Mar. 2002                                                                  9865.00                           10016.00
                                                                           9949.00                           10107.00
                                                                           9494.00                            9659.00
Jun. 2002                                                                  9031.00                            9180.00
                                                                           7641.00                            7793.00
                                                                           7607.00                            7773.00
Sep. 2002                                                                  7060.00                            7215.00
                                                                           7279.00                            7446.00
                                                                           7911.00                            8111.00
Dec. 2002                                                                  7462.00                            7659.00
                                                                           7250.00                            7447.00
                                                                           7037.00                            7222.00
Mar. 2003                                                                  7131.00                            7315.00
                                                                           7803.00                            8009.00
                                                                           8610.00                            8868.00
Jun. 2003                                                                  8755.00                            9028.00
                                                                           9291.00                            9594.00
                                                                           9715.00                           10033.00
Sep. 2003                                                                  9520.00                            9847.00
                                                                          10310.00                           10675.00
                                                                          10667.00                           11053.00
Dec. 2003                                                                 10879.00                           11278.00

                              PERFORMANCE TABLE**

                                                               Average Annual Total Return             Cumulative Total Return
                                                                                   Since                        Since
Periods Ended December 31, 2003                                 1 Year           Inception                    Inception
Russell 2000 Index                                               47.25%             4.04%                       12.78%
Small Cap Index Trust Series I                                   45.79%             2.32%                        8.79%
Small Cap Index Trust Series II+++                               45.33%             8.15%                       16.34%
Small Cap Index Trust Series III***                                                                              8.75%

+++ Series II inception date: January 28, 2002
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Small Cap Index Trust Series I returned +45.79%, underperforming the +47.25% return of the Russell 2000 Index.

ENVIRONMENT: The U.S. economy started out strong in 2003. The Federal stimulus package eliminated the double taxation of dividends. However, the continued geopolitical risks, high unemployment rate and decreased consumer confidence caused the market to continue to decline until mid-March.

After the decisive victory in the Iraq war, all of the major indexes rallied strongly. But even with the rebound, consumer confidence and unemployment numbers remained mixed and deflation risks prompted the Federal Reserve to reduce rates from 1.25% to 1.0%.

In the third quarter, the economy expanded at an 8.2% annualized rate and consumer spending increased at a 6.4% annualized rate. The labor market also continued its recovery with three straight months of job growth and an average of 82,000 new jobs created each month.

Information Technology and Producer Durables were the best performing sectors, up 63.4% and 59.2% respectively; Consumer Staples and Utilities were the worst, gaining 23.9% and 33.9%.

OUTLOOK: The economy is positioned to expand at a better pace than last year. Geopolitical risks have subsided; economic growth and consumer confidence have also increased. The major concerns in the near term are the size of the U.S. Government deficit and the need for a pickup in employment for the economic recovery to be sustainable.

                                      lviii

                           INTERNATIONAL INDEX TRUST

INVESTMENT OBJECTIVE   To achieve the approximate aggregate total return of a
  & POLICIES:          foreign equity market index by attempting to track the
                       performance of the Morgan Stanley Europe Australasia Far
                       East Free Index (the MSCI EAFE Index). The portfolio invests at least 80% of its net assets in (a) the common stocks that are included in the MSCI EAFE Index and (b) securities
                       (which may or may not be included in the MSCI EAFE Index)
                       that MFC believes as a group will behave in a manner similar to the index.
SUBADVISER:            MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:    Carson Jen and Narayan Ramani
INCEPTION DATE:        May 1, 2000

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[INTERNATIONAL INDEX TRUST PERFORMANCE GRAPH]

                                                            INTERNATIONAL INDEX TRUST SERIES I           MSCI EAFE INDEX
                                                            ----------------------------------           ---------------
Apr. 2000                                                                10000.00                            10000.00
                                                                          9784.00                             9715.00
Jun. 2000                                                                10112.00                            10097.00
                                                                          9704.00                             9675.00
                                                                          9776.00                             9761.00
Sep. 2000                                                                 9320.00                             9288.00
                                                                          9080.00                             9071.00
                                                                          8712.00                             8732.00
Dec. 2000                                                                 9016.00                             9045.00
                                                                          9000.00                             9040.00
                                                                          8318.00                             8363.00
Mar. 2001                                                                 7726.00                             7810.00
                                                                          8294.00                             8357.00
                                                                          7994.00                             8069.00
Jun. 2001                                                                 7686.00                             7742.00
                                                                          7531.00                             7602.00
                                                                          7345.00                             7411.00
Sep. 2001                                                                 6598.00                             6662.00
                                                                          6752.00                             6832.00
                                                                          6963.00                             7085.00
Dec. 2001                                                                 6996.00                             7127.00
                                                                          6610.00                             6749.00
                                                                          6667.00                             6796.00
Mar. 2002                                                                 7037.00                             7167.00
                                                                          7053.00                             7219.00
                                                                          7136.00                             7317.00
Jun. 2002                                                                 6848.00                             7029.00
                                                                          6175.00                             6335.00
                                                                          6142.00                             6322.00
Sep. 2002                                                                 5477.00                             5645.00
                                                                          5756.00                             5949.00
                                                                          6011.00                             6220.00
Dec. 2002                                                                 5796.00                             6011.00
                                                                          5546.00                             5760.00
                                                                          5396.00                             5629.00
Mar. 2003                                                                 5280.00                             5522.00
                                                                          5780.00                             6070.00
                                                                          6097.00                             6443.00
Jun. 2003                                                                 6238.00                             6603.00
                                                                          6355.00                             6764.00
                                                                          6497.00                             6928.00
Sep. 2003                                                                 6671.00                             7143.00
                                                                          7038.00                             7589.00
                                                                          7180.00                             7759.00
Dec. 2003                                                                 7662.00                             8365.00

                              PERFORMANCE TABLE**

                                                              Average Annual Total Return       Cumulative Total Return
                                                                                  Since                  Since
Periods Ended December 31, 2003                                1 Year           Inception              Inception
MSCI EAFE Index                                                39.17%              -4.64%                -16.35%
International Index Trust Series I                             32.18%              -7.00%                -23.38%
International Index Trust Series II+++                         32.12%               7.25%                 14.48%
International Index Trust Series III***                                                                   15.57%

+++ Series II inception date: January 28, 2002
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the International Index Trust Series I returned +32.18%, underperforming the +39.17% return of the MSCI EAFE Index.

ENVIRONMENT: All of the MSCI EAFE Index sectors were in the positive territory for 2003. Information Technology was the best performer, followed by Industrials, Materials and Financials, all of which returned high double-digit gains. Energy, Consumer Staples and Utilities were the worst performing sectors.

Likewise, most countries in the Index had gains for 2003. Greece was the best performing country, gaining about 67% in value. Sweden, Spain, Germany, New Zealand and Denmark also had high double-digit gains. Finland was the worst performer, followed by the Netherlands.

MSCI rebalanced its EAFE Index in May and again in November. The rebalancing resulted in no significant country or sector weight changes.

OUTLOOK: In 2003, the European Central Bank cut its benchmark interest rate from 2.75% to 2.0% in June. Similarly, the Bank of England cut its rate from 4.0% to 3.5% in July. A corporate profit recovery is underway in Japan, driven in part through sales growth but largely due to the effects of restructuring.

                                       lix

                              MID CAP INDEX TRUST

INVESTMENT OBJECTIVE &   To achieve the approximate aggregate total return of a mid
  POLICIES:              cap U.S. domestic equity market index by attempting to track the performance of the S&P MidCap 400 Index. The portfolio invests at least 80% of its net assets in (a) the common
                         stocks that are included in the S&P 400 Index and (b)
                         securities (which may or may not be included in the S&P
                         MidCap 400 Index) that MFC believes as a group will behave in a manner similar to the index.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Carson Jen and Narayan Ramani
INCEPTION DATE:          May 1, 2000

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[MID CAP INDEX TRUST PERFORMANCE GRAPH]

                                                                MID CAP INDEX TRUST SERIES I           S&P MIDCAP 400 INDEX
                                                                ----------------------------           --------------------
Apr. 2000                                                                 10000.00                           10000.00
                                                                           9752.00                            9742.00
Jun. 2000                                                                  9920.00                            9885.00
                                                                          10056.00                           10041.00
                                                                          11160.00                           11162.00
Sep. 2000                                                                 11088.00                           11086.00
                                                                          10696.00                           10710.00
                                                                           9920.00                            9902.00
Dec. 2000                                                                 10715.00                           10659.00
                                                                          10878.00                           10897.00
                                                                          10250.00                           10275.00
Mar. 2001                                                                  9491.00                            9511.00
                                                                          10528.00                           10560.00
                                                                          10765.00                           10806.00
Jun. 2001                                                                 10716.00                           10762.00
                                                                          10553.00                           10602.00
                                                                          10210.00                           10255.00
Sep. 2001                                                                  8945.00                            8979.00
                                                                           9337.00                            9377.00
                                                                          10022.00                           10074.00
Dec. 2001                                                                 10529.00                           10595.00
                                                                          10472.00                           10540.00
                                                                          10480.00                           10553.00
Mar. 2002                                                                 11219.00                           11307.00
                                                                          11146.00                           11254.00
                                                                          10957.00                           11064.00
Jun. 2002                                                                 10152.00                           10254.00
                                                                           9158.00                            9261.00
                                                                           9199.00                            9308.00
Sep. 2002                                                                  8452.00                            8558.00
                                                                           8813.00                            8929.00
                                                                           9322.00                            9445.00
Dec. 2002                                                                  8933.00                            9057.00
                                                                           8669.00                            8792.00
                                                                           8462.00                            8583.00
Mar. 2003                                                                  8520.00                            8655.00
                                                                           9139.00                            9284.00
                                                                           9890.00                           10053.00
Jun.2003                                                                  10006.00                           10181.00
                                                                          10361.00                           10542.00
                                                                          10823.00                           11020.00
Sep. 2003                                                                 10642.00                           10852.00
                                                                          11434.00                           11672.00
                                                                          11831.00                           12079.00
Dec. 2003                                                                 12020.00                           12283.00

                              PERFORMANCE TABLE**

                                                               Average Annual Total Return     Cumulative Total Return
Periods Ended December 31, 2003                               1 Year         Since Inception       Since Inception
S&P MidCap 400 Index                                          35.61%              6.16%                 22.83%
Mid Cap Index Trust Series I                                  34.57%              5.14%                 20.20%
Mid Cap Index Trust Series II+++                              34.32%              7.05%                 14.07%
Mid Cap Index Trust Series III***                                                                        9.39%

+++ Series II inception date: January 28, 2002
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Mid Cap Index Trust Series I returned +34.57%, underperforming the +35.61% return of the S&P MidCap 400 Index.

ENVIRONMENT: The U.S. economy started out strong in 2003. The federal stimulus package eliminated the double taxation of dividends. However, the continued geopolitical risks, high unemployment rate and decreased consumer confidence caused the market to continue to decline until mid-March.

After the decisive victory in the Iraq war, all of the major indexes rallied strongly. But even with the rebound, consumer confidence and unemployment numbers remained mixed and deflation risks prompted the Federal Reserve to reduce rates from 1.25% to 1.0%.

In the third quarter, the economy expanded at an 8.2% annualized rate and consumer spending increased at a 6.4% annualized rate. The labor market is also continuing its recovery with three straight months of job growth and an average of 82,000 new jobs created each month.

For the year, Information Technology and Health Care were the best performing sectors, up 52.9% and 45.0% respectively; Materials and Energy were the worst, gaining 20.0% and 17.2%.

OUTLOOK: The economy is positioned to expand at a better pace than last year. Geopolitical risks have subsided; economic growth and consumer confidence have also increased. The major concerns in the near term are the size of the U.S. government deficit and the need for a pickup in employment for the economic recovery to be sustainable.

                                        lx

                         TOTAL STOCK MARKET INDEX TRUST

INVESTMENT OBJECTIVE &   To achieve the approximate aggregate total return of a broad
  POLICIES:              U.S. domestic equity market index by attempting to track the performance of the Wilshire 5000 Index. The portfolio
                         invests at least 80% of its net assets in (a) the common
                         stocks that are included in the Wilshire 5000 Index and (b)
                         securities (which may or may not be included in the Wilshire
                         5000 Index) that MFC believes as a group will behave in a
                         manner similar to the index.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Carson Jen and Narayan Ramani
INCEPTION DATE:          May 1, 2000

          CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[TOTAL STOCK MARKET INDEX TRUST PERFORMANCE GRAPH]

                                                                                                  TOTAL STOCK MARKET INDEX TRUST
                                                                    WILSHIRE 5000 INDEX                      SERIES I
                                                                    -------------------           ------------------------------
Apr. 2000                                                                 10000.00                           10000.00
                                                                           9509.00                            9480.00
Jun. 2000                                                                  9928.00                            9960.00
                                                                           9726.00                            9744.00
                                                                          10432.00                           10432.00
Sep. 2000                                                                  9945.00                            9952.00
                                                                           9734.00                            9768.00
                                                                           8766.00                            8840.00
Dec. 2000                                                                  8922.00                            8996.00
                                                                           9264.00                            9327.00
                                                                           8385.00                            8439.00
Mar. 2001                                                                  7821.00                            7873.00
                                                                           8464.00                            8519.00
                                                                           8548.00                            8600.00
Jun. 2001                                                                  8405.00                            8447.00
                                                                           8266.00                            8309.00
                                                                           7766.00                            7801.00
Sep. 2001                                                                  7068.00                            7106.00
                                                                           7248.00                            7284.00
                                                                           7803.00                            7833.00
Dec. 2001                                                                  7943.00                            7969.00
                                                                           7844.00                            7855.00
                                                                           7683.00                            7701.00
Mar. 2002                                                                  8019.00                            8026.00
                                                                           7628.00                            7636.00
                                                                           7538.00                            7538.00
Jun. 2002                                                                  7008.00                            7001.00
                                                                           6442.00                            6439.00
                                                                           6480.00                            6480.00
Sep. 2002                                                                  5830.00                            5828.00
                                                                           6276.00                            6276.00
                                                                           6654.00                            6651.00
Dec. 2002                                                                  6286.00                            6273.00
                                                                           6128.00                            6117.00
                                                                           6024.00                            6010.00
Mar. 2003                                                                  6092.00                            6067.00
                                                                           6591.00                            6569.00
                                                                           6994.00                            6955.00
Jun. 2003                                                                  7097.00                            7054.00
                                                                           7268.00                            7218.00
                                                                           7443.00                            7383.00
Sep. 2003                                                                  7361.00                            7301.00
                                                                           7810.00                            7736.00
                                                                           7919.00                            7843.00
Dec. 2003                                                                  8275.00                            8188.00

                               PERFORMANCE TABLE**

                                                              Average Annual Total Return    Cumulative Total Return
                                                                                  Since               Since
Periods Ended December 31, 2003                                1 Year           Inception           Inception
Wilshire 5000 Index                                            31.64%             -4.65%             -17.25%
Total Stock Market Index Trust Series I                        30.54%             -5.30%             -18.12%
Total Stock Market Index Trust Series II+++                    30.31%              1.94%               3.79%
Total Stock Market Index Trust Series III***                                                           8.62%

+++ Series II inception date: January 28, 2002
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Total Stock Market Index Series I returned +30.54%, underperforming the +31.64% return of the Wilshire 5000 Index.

ENVIRONMENT: The U.S. economy started out strong in 2003. The Federal stimulus package eliminated the double taxation of dividends. However, the continued geopolitical risks, high unemployment rate and decreased consumer confidence caused the market to continue to decline until mid-March.

After the decisive victory in the Iraq war, all of the major indexes rallied strongly. But even with the rebound, consumer confidence and unemployment numbers remained mixed and deflation risks prompted the Federal Reserve to reduce rates from 1.25% to 1.0%.

In the third quarter, the economy expanded at an 8.2% annualized rate and consumer spending increased at a 6.4% annualized rate. The labor market also continued its recovery with three straight months of job growth and an average of 82,000 new jobs created each month.

Information Technology and Consumer Durables were the best performing sectors, up 47.1% and 46.4% respectively; Transportation and Consumer Non-Durables were the worst, gaining 25.1% and 22.4%.

OUTLOOK: The economy is positioned to expand at a better pace than last year. Geopolitical risks have subsided; economic growth and consumer confidence have also increased. The major concerns in the near term are the size of the U.S. government deficit and the need for a pickup in employment for the economic recovery to be sustainable.

                                       lxi

                                 500 INDEX TRUST

INVESTMENT OBJECTIVE &   To achieve the approximate aggregate total return of a broad
  POLICIES:              U.S. domestic equity market index by attempting to track the performance of the S&P 500 Index. The Trust invests, under normal market conditions, at least 80% of its net assets in
                         (a) the common stocks that are included in the S&P 500 Index and (b) securities (which may or may not be included in the
                         S&P 500 Index) that MFC believes as a group will behave in a manner similar to the index.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Martin Ayow and Narayan Ramani
INCEPTION DATE:          May 1, 2000

          CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[500 INDEX TRUST PERFORMANCE GRAPH]

                                                                  500 INDEX TRUST SERIES I                S&P 500 INDEX
                                                                  ------------------------                -------------
Apr. 2000                                                                  10000                              10000
                                                                            9680                               9689
Jun. 2000                                                                   9896                               9928
                                                                            9744                               9773
Aug. 2000                                                                  10344                              10380
                                                                            9800                               9832
Oct. 2000                                                                   9768                               9790
                                                                            9000                               9019
Dec. 2000                                                                   9043                               9063
                                                                            9356                               9384
Feb. 2001                                                                   8498                               8529
                                                                            7961                               7988
Apr. 2001                                                                   8570                               8609
                                                                            8626                               8667
Jun. 2001                                                                   8410                               8456
                                                                            8322                               8373
Aug. 2001                                                                   7801                               7848
                                                                            7167                               7215
Oct. 2001                                                                   7304                               7352
                                                                            7857                               7916
Dec. 2001                                                                   7924                               7986
                                                                            7803                               7869
Feb. 2002                                                                   7650                               7717
                                                                            7932                               8008
Apr. 2002                                                                   7448                               7522
                                                                            7391                               7467
Jun. 2002                                                                   6858                               6935
                                                                            6317                               6394
Aug. 2002                                                                   6357                               6436
                                                                            5663                               5737
Oct. 2002                                                                   6164                               6242
                                                                            6527                               6609
Dec. 2002                                                                   6139                               6220
                                                                            5978                               6057
Feb.2003                                                                    5889                               5967
                                                                            5937                               6024
Apr.2003                                                                    6422                               6521
                                                                            6765                               6865
Jun.2003                                                                    6847                               6952
                                                                            6961                               7075
Aug.2003                                                                    7092                               7213
                                                                            7018                               7136
Oct.2003                                                                    7410                               7540
                                                                            7467                               7607
Dec.2003                                                                    7859                               8005

                               PERFORMANCE TABLE**

                                                             Average Annual Total Return            Cumulative Total Return
                                                                                 Since                       Since
Periods Ended December 31, 2003                              1 Year            Inception                   Inception
S&P 500 Index                                                 28.70%             -5.61%                     -19.95%
500 Index Trust Series I                                      28.01%             -6.36%                     -21.41%
500 Index Trust Series II+++                                  27.76%              0.09%                       0.18%
500 Index Trust Series III***                                                                                 8.57%

+++ Series II inception date: January 28, 2002
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.
*** Series III inception date: September 5, 2003. Total return would have been lower had operating expenses not been reduced.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the 500 Index Trust Series I returned +28.01%, underperforming the +28.70% return of the S&P 500 Index.

ENVIRONMENT: The U.S. economy started out strong in 2003. The federal stimulus package eliminated the double taxation of dividends. However, the continued geopolitical risks, high unemployment rate and decreased consumer confidence caused the market to continue to decline until mid-March.

After the decisive victory in the Iraq war, all of the major indexes rallied strongly. But even with the rebound, consumer confidence and unemployment numbers remained mixed and deflation risks prompted the Federal Reserve to reduce rates from 1.25% to 1.0%.

In the third quarter, the economy expanded at an 8.2% annualized rate and consumer spending increased at a 6.4% annualized rate. The labor market is also continuing its recovery with three straight months of job growth and an average of 82,000 new jobs created each month.

For the year, Information Technology and Consumer Discretionary were the best performing sectors, up 46.6% and 36.1% respectively; Consumer Staples and Utilities were the worst, returning 9.2% and 6.9%.

OUTLOOK: The economy is positioned to expand at a better pace than last year. Geopolitical risks have subsided; economic growth and consumer confidence have also increased. The major concerns in the near term are the size of the U.S. government deficit and the need for a pickup in employment for the economic recovery to be sustainable.

                                      lxii

                         LIFESTYLE AGGRESSIVE 1000 TRUST

INVESTMENT OBJECTIVE     To achieve long-term growth of capital by investing 100% of
  & POLICIES:            the portfolio's assets in other portfolios of the Trust
                         (underlying portfolios) that invest primarily in equity
                         securities. Current income is not a consideration.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Management Team
INCEPTION DATE:          January 7, 1997

          CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[LIFESTYLE AGGRESSIVE 1000 TRUST PERFORMANCE GRAPH]

                                        LIFESTYLE AGGRESSIVE                          LIFESTYLE AGGRESSIVE
                                        1000 TRUST SERIES I     RUSSELL 2000 INDEX           POLICY           RUSSELL 3000 INDEX
                                        --------------------    ------------------    --------------------    ------------------
Dec. 1996                                     10000.00               10000.00               10000.00               10000.00
                                              10112.00               10200.00               10186.00               10553.00
                                               9920.00                9952.00               10189.00               10565.00
                                               9568.00                9482.00                9883.00               10087.00
                                               9637.00                9509.00               10128.00               10584.00
                                              10302.00               10566.00               10909.00               11307.00
Jun. 1997                                     10738.00               11020.00               11414.00               11778.00
                                              11321.00               11532.00               12001.00               12701.00
                                              10886.00               11796.00               11557.00               12185.00
                                              11543.00               12660.00               12253.00               12876.00
                                              10968.00               12104.00               11644.00               12444.00
                                              10960.00               12025.00               11793.00               12920.00
Dec. 1997                                     11090.00               12236.00               11980.00               13179.00
                                              10991.00               12042.00               12142.00               13247.00
                                              11691.00               12932.00               12990.00               14194.00
                                              12210.00               13465.00               13531.00               14898.00
                                              12287.00               13539.00               13644.00               15044.00
                                              11854.00               12809.00               13304.00               14673.00
Jun. 1998                                     12036.00               12836.00               13546.00               15169.00
                                              11403.00               11798.00               13228.00               14893.00
                                               9523.00                9507.00               11200.00               12611.00
                                               9895.00               10251.00               11637.00               13471.00
                                              10345.00               10669.00               12530.00               14494.00
                                              10926.00               11228.00               13232.00               15381.00
Dec. 1998                                     11628.00               11923.00               13967.00               16359.00
                                              11733.00               12082.00               14208.00               16915.00
                                              11029.00               11103.00               13606.00               16316.00
                                              11385.00               11277.00               14060.00               16915.00
                                              11625.00               12287.00               14825.00               17678.00
                                              11371.00               12466.00               14509.00               17342.00
Jun. 1999                                     11944.00               13030.00               15172.00               18218.00
                                              11835.00               12673.00               15016.00               17666.00
                                              11635.00               12204.00               14827.00               17464.00
                                              11480.00               12206.00               14710.00               17017.00
                                              11880.00               12255.00               15308.00               18084.00
                                              12298.00               12987.00               15889.00               18591.00
Dec. 1999                                     13327.00               14457.00               17223.00               19777.00
                                              12741.00               14224.00               16510.00               19002.00
                                              13217.00               16573.00               17372.00               19178.00
                                              13886.00               15480.00               17928.00               20680.00
                                              13247.00               14548.00               17091.00               19952.00
                                              12862.00               13700.00               16508.00               19391.00
Jun. 2000                                     13508.00               14895.00               17277.00               19965.00
                                              13218.00               14415.00               16780.00               19612.00
                                              14086.00               15515.00               17682.00               21067.00
                                              13517.00               15059.00               16931.00               20113.00
                                              13179.00               14387.00               16516.00               19827.00
                                              11983.00               12910.00               15243.00               17999.00
Dec. 2000                                     12646.00               14022.00               15846.00               18302.00
                                              13004.00               14753.00               16280.00               18927.00
                                              11826.00               13785.00               14980.00               17197.00
                                              10975.00               13111.00               14057.00               16076.00
                                              11952.00               14136.00               15132.00               17366.00
                                              11910.00               14484.00               15108.00               17504.00
Jun.2001                                      11637.00               14983.00               14913.00               17182.00
                                              11341.00               14173.00               14525.00               16899.00
                                              10802.00               13715.00               13918.00               15902.00
                                               9630.00               11869.00               12478.00               14499.00
                                              10011.00               12563.00               12883.00               14837.00
                                              10697.00               13536.00               13712.00               15980.00
Dec. 2001                                     10917.00               14371.00               14026.00               16205.00
                                              10611.00               14222.00               13675.00               16002.00
                                              10505.00               13832.00               13493.00               15676.00
                                              11065.00               14943.00               14249.00               16362.00
                                              10762.00               15080.00               13982.00               15503.00
                                              10655.00               14410.00               13824.00               15324.00
Jun. 2002                                      9932.00               13695.00               13046.00               14220.00
                                               8943.00               11627.00               11706.00               13090.00
                                               8932.00               11597.00               11715.00               13151.00
                                               8060.00               10764.00               10571.00               11769.00
                                               8603.00               11110.00               11204.00               12706.00
                                               9145.00               12101.00               11907.00               13475.00
Dec. 2002                                      8656.00               11427.00               11326.00               12713.00
                                               8390.00               11110.00               10978.00               12402.00
                                               8199.00               10775.00               10739.00               12197.00
                                               8199.00               10914.00               10757.00               12325.00
                                               8911.00               11949.00               11730.00               13332.00
                                               9487.00               13231.00               12574.00               14138.00
Jun.2003                                       9680.00               13470.00               12827.00               14328.00
                                               9947.00               14313.00               13250.00               14657.00
                                              10278.00               14969.00               13690.00               14982.00
                                              10246.00               14692.00               13713.00               14819.00
                                              10909.00               15926.00               14640.00               15715.00
                                              11112.00               16491.00               14936.00               15932.00
Dec.2003                                      11642.00               16827.00               15731.00               16664.00


                               PERFORMANCE TABLE**

                                                                    Average Annual Total Return        Cumulative Total Return
                                                                                           Since                       Since
Periods Ended December 31, 2003                                  1 Year      5 Year      Inception     5 Year        Inception
Russell 2000 Index*                                               47.25%      7.13%        7.72%        41.11%         68.27%
Russell 3000 Index*                                               31.06%      0.37%        7.57%         1.86%         66.64%
Lifestyle Aggressive Policy*+                                     38.89%      2.40%        6.69%        12.59%         57.31%
Lifestyle Aggressive 1000 Trust Series I                          34.91%      0.04%        2.20%         0.19%         16.42%
Lifestyle Aggressive 1000 Trust Series II+++                      34.91%                   4.87%                        9.62%
Lifestyle Aggressive 1000 Trust Series III***                                                                          11.53%

  + The Lifestyle Aggressive Policy is a blend of returns (41% Russell 1000
    Index, 27% Russell 2000 Index, and 32% MSCI EAFE Index). The Lifestyle Aggressive Policy was prepared by the advisor using Ibbotson Associates Software and Data.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Lifestyle Aggressive 1000 Trust Series I returned +34.91%, underperforming the +38.89% return of the Lifestyle Aggressive Policy.

ENVIRONMENT: Real estate securities performed well as the NAREIT Index posted a return of 38.47% for the year. On a market capitalization basis, small and mid caps outperformed large cap stocks. On a style basis, value-oriented stocks slightly outperformed their growth counterparts as the Russell 3000 Value Index returned 31.13% versus the Russell 3000 Growth Index return of 30.97%. Foreign equities generated positive returns as the MSCI EAFE Index returned 39.17%.

The Lifestyle Aggressive 1000 Trust underperformed its benchmark for the year. The small and mid cap and foreign components detracted from performance. The large cap component detracted from portfolio performance due to the underperformance of the Equity Income Trust.

OUTLOOK: While the near term outlook for stocks continues to be encouraging, the gains are most likely behind us. If a correction materializes, it is expected to be short-lived, since the US and global economies continue to recover.

                                      lxiii

                           LIFESTYLE GROWTH 820 TRUST

INVESTMENT OBJECTIVE     To achieve long-term growth of capital by investing
  & POLICIES:            approximately 20% of the portfolio's assets in underlying
                         portfolios that invest primarily in fixed income securities and approximately 80% of its assets in underlying portfolios that invest primarily in equity securities. Current income is also a consideration.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Management Team
INCEPTION DATE:          January 7, 1997

          CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[LIFESTYLE GROWTH 820 TRUST PERFORMANCE GRAPH]

                                                                                        LEHMAN BROTHERS
                                        LIFESTYLE GROWTH 820                           GOVERNMENT/CREDIT       LIFESTYLE GROWTH
                                           TRUST SERIES I         S&P 500 INDEX            BOND INDEX               POLICY
                                        --------------------      -------------        -----------------       ----------------
Dec. 1996                                      10000                  10000                  10000                  10000
                                               10144                  10621                  10012                  10220
                                               10104                  10707                  10033                  10253
                                                9824                  10262                   9914                   9965
                                                9967                  10874                  10058                  10227
                                               10517                  11542                  10152                  10868
Jun. 1997                                      10894                  12057                  10274                  11294
                                               11420                  13014                  10588                  11864
                                               11132                  12290                  10470                  11486
                                               11641                  12964                  10634                  12066
                                               11173                  12531                  10804                  11642
                                               11247                  13111                  10861                  11829
Dec. 1997                                      11384                  13336                  10975                  12011
                                               11367                  13484                  11130                  12176
                                               11971                  14457                  11107                  12868
                                               12401                  15197                  11142                  13335
                                               12467                  15350                  11198                  13442
                                               12188                  15086                  11317                  13199
Jun. 1998                                      12293                  15699                  11433                  13443
                                               11901                  15532                  11442                  13234
                                               10302                  13286                  11665                  11535
                                               10615                  14137                  11999                  11980
                                               11102                  15287                  11914                  12700
                                               11641                  16214                  11985                  13362
Dec. 1998                                      12090                  17148                  12014                  13973
                                               12134                  17865                  12099                  14238
                                               11677                  17309                  11811                  13747
                                               12010                  18002                  11870                  14146
                                               12456                  18698                  11900                  14769
                                               12281                  18257                  11777                  14477
Jun. 1999                                      12777                  19270                  11741                  15011
                                               12668                  18669                  11708                  14846
                                               12512                  18576                  11699                  14686
                                               12392                  18067                  11804                  14545
                                               12751                  19210                  11835                  15071
                                               12165                  19600                  11828                  15526
Dec. 1999                                      14093                  20757                  11756                  16522
                                               13583                  19715                  11752                  15957
                                               14047                  19342                  11899                  16496
                                               14632                  21234                  12071                  17054
                                               14055                  20595                  12012                  16457
                                               13683                  20173                  12001                  16004
Jun. 2000                                      14236                  20669                  12246                  16611
                                               14035                  20347                  12375                  16293
                                               14810                  21610                  12550                  17072
                                               14327                  20469                  12598                  16464
                                               14066                  20383                  12677                  16125
                                               13081                  18777                  12894                  15038
Dec. 2000                                      13663                  18867                  13147                  15505
                                               14055                  19537                  13368                  15999
                                               13070                  17755                  13506                  14977
                                               12305                  16631                  13568                  14200
                                               13133                  17923                  13466                  15046
                                               13156                  18043                  13544                  15079
Jun. 2001                                      12902                  17605                  13609                  14851
                                               12713                  17432                  13948                  14632
                                               12249                  16341                  14126                  14137
                                               11222                  15021                  14256                  12900
                                               11620                  15308                  14619                  13284
                                               12250                  16482                  14379                  14039
Dec. 2001                                      12437                  16624                  14266                  14250
                                               12172                  16382                  14370                  14004
                                               12051                  16066                  14492                  13832
                                               12525                  16670                  14198                  14444
                                               12214                  15660                  14473                  14189
                                               12134                  15544                  14606                  14057
Jun. 2002                                      11435                  14437                  14730                  13248
                                               10578                  13311                  14907                  12163
                                               10600                  13399                  15241                  12253
                                                9776                  11943                  15569                  11264
                                               10351                  12994                  15419                  11835
                                               10927                  13759                  15429                  12527
Dec. 2002                                      10467                  12950                  15837                  12059
                                               10252                  12611                  15837                  11827
                                               10105                  12422                  16119                  11665
                                               10139                  12542                  16098                  11741
                                               10883                  13576                  16271                  12669
                                               11466                  14291                  16733                  13400
Jun.2003                                       11650                  14474                  16666                  13638
                                               11809                  14729                  15967                  13891
                                               12129                  15016                  16073                  14255
                                               12163                  14857                  16582                  14353
                                               12758                  15698                  16372                  15112
                                               12975                  15836                  16416                  15363
Dec.2003                                       13498                  16666                  16579                  16084


                               PERFORMANCE TABLE**

                                                                    Average Annual Total Return        Cumulative Total Return
                                                                                           Since                       Since
Periods Ended December 31, 2003                                  1 Year      5 Year      Inception     5 Year        Inception
S&P 500 Index*                                                    28.70%      -0.57%       7.57%        -2.81%         66.66%
Lehman Brothers Government/Credit Bond Index*                      4.68%       6.65%       7.49%        37.99%         65.79%
Lifestyle Growth Policy*+                                         33.38%       2.86%       7.02%        15.11%         60.84%
Lifestyle Growth 820 Trust Series I                               29.55%       2.24%       4.39%        11.71%         34.98%
Lifestyle Growth 820 Trust Series II+++                           29.44%                   5.45%                       10.80%
Lifestyle Growth 820 Trust Series III***                                                                               10.12%

  + The Lifestyle Growth Policy is a blend of returns (42% Russell 1000 Index,
    17% Russell 2000 Index, 21% MSCI EAFE Index, 3% Lehman Brothers IT Government/Credit Bond Index, 3% Lehman Brothers 1-3 Year Government Index, 2% Lehman Brothers LT Government/Credit Bond Index, 12% Salomon Brothers High Yield Bond Index). The Lifestyle Growth Composite Index was prepared by the adviser using Ibbotson Associates Software and Data.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Lifestyle Growth 820 Trust Series I returned +29.55%, underperforming the +33.38% return of the Lifestyle Growth Policy.

ENVIRONMENT: Real estate securities performed well as the NAREIT Index posted a return of 38.47% for the year. On a market capitalization basis, small and mid caps outperformed large cap stocks. On a style basis, value-oriented stocks slightly outperformed their growth counterparts as the Russell 3000 Value Index returned 31.13% versus the Russell 3000 Growth Index return of 30.97%. Foreign equities generated positive returns as the MSCI EAFE Index returned 39.17%. Fixed income performance was poor with investment grade bonds performing relatively worse as returns ranged between 2.01% for short-term issues (per Lehman Brothers 1-3 year Gov't Index), and 5.88% for long-term issues (per Lehman Brothers Gov't/Credit Long Term Index). In contrast, high yield bonds experienced higher returns as the Citigroup High Yield Market Index rose 30.62% over the year.

The Lifestyle Growth 820 Trust underperformed its benchmark for the year. The large, mid and small cap components and the foreign component detracted from portfolio performance. The fixed income component contributed negatively to portfolio performance.

OUTLOOK: While the near term outlook for stocks continues to be encouraging, the gains are most likely behind us. If a correction materializes, it is expected to be short-lived, since the US and global economies continue to recover.

                                      lxiv

                          LIFESTYLE BALANCED 640 TRUST

INVESTMENT OBJECTIVE     To achieve long-term growth of capital by investing
  & POLICIES:            approximately 40% of the portfolio's assets in underlying
                         portfolios that invest primarily in fixed income securities and approximately 60% of its assets in underlying portfolios that invest primarily in equity securities. Current income is also a consideration.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Management Team
INCEPTION DATE:          January 7, 1997

          CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[LIFESTYLE BALANCED 640 TRUST PERFORMANCE GRAPH]

                                                                                        LEHMAN BROTHERS
                                      LIFESTYLE BALANCED 640                           GOVERNMENT/CREDIT      LIFESTYLE BALANCED
                                          TRUST SERIES I          S&P 500 INDEX            BOND INDEX               POLICY
                                      ----------------------      -------------        -----------------      ------------------
Dec.1996                                       10000                  10000                  10000                  10000
                                               10147                  10621                  10012                  10193
                                               10151                  10707                  10033                  10253
                                                9907                  10262                   9914                  10046
                                               10099                  10874                  10058                  10263
                                               10528                  11542                  10152                  10705
Jun.1997                                       10842                  12057                  10274                  11050
                                               11330                  13014                  10588                  11529
                                               11127                  12290                  10470                  11220
                                               11541                  12964                  10634                  11685
                                               11176                  12531                  10804                  11430
                                               11261                  13111                  10861                  11624
Dec.1997                                       11411                  13336                  10975                  11790
                                               11397                  13484                  11130                  11957
                                               11887                  14457                  11107                  12398
                                               12235                  15197                  11142                  12739
                                               12282                  15350                  11198                  12799
                                               12069                  15086                  11317                  12689
Jun.1998                                       12149                  15699                  11433                  12890
                                               11803                  15532                  11442                  12779
                                               10526                  13286                  11665                  11611
                                               10890                  14137                  11999                  11992
                                               11271                  15287                  11914                  12474
                                               11723                  16214                  11985                  12984
Dec.1998                                       12064                  17148                  12014                  13363
                                               12100                  17865                  12099                  13562
                                               11725                  17309                  11811                  13243
                                               12002                  18002                  11870                  13538
                                               12422                  18698                  11900                  14006
                                               12224                  18257                  11777                  13780
Jun.1999                                       12545                  19270                  11741                  14107
                                               12403                  18669                  11708                  13976
                                               12337                  18576                  11699                  13882
                                               12262                  18067                  11804                  13738
                                               12610                  19210                  11835                  14107
                                               12939                  19600                  11828                  14360
Dec.1999                                       13562                  20757                  11756                  14954
                                               13266                  19715                  11752                  14586
                                               13609                  19342                  11899                  14751
                                               14085                  21234                  12071                  15284
                                               13776                  20595                  12012                  15036
                                               13624                  20173                  12001                  14797
Jun.2000                                       14025                  20669                  12246                  15192
                                               13967                  20347                  12375                  15145
                                               14472                  21610                  12550                  15615
                                               14157                  20469                  12598                  15262
                                               13964                  20383                  12677                  15024
                                               13411                  18777                  12894                  14363
Dec.2000                                       13859                  18867                  13147                  14712
                                               14226                  19537                  13368                  15127
                                               13590                  17755                  13506                  14475
                                               13068                  16631                  13568                  13962
                                               13622                  17923                  13466                  14519
                                               13656                  18043                  13544                  14577
Jun.2001                                       13466                  17605                  13609                  14410
                                               13422                  17432                  13948                  14352
                                               13131                  16341                  14126                  14075
                                               12357                  15021                  14256                  13212
                                               12649                  15308                  14619                  13483
                                               13142                  16482                  14379                  14064
Dec.2001                                       13242                  16624                  14266                  14161
                                               13086                  16382                  14370                  14015
                                               12985                  16066                  14492                  13930
                                               13321                  16670                  14198                  14359
                                               13092                  15660                  14473                  14184
                                               13057                  15544                  14606                  14145
Jun.2002                                       12501                  14437                  14730                  13526
                                               11829                  13311                  14907                  12791
                                               11922                  13399                  15241                  12927
                                               11238                  11943                  15569                  12176
                                               11690                  12994                  15419                  12578
                                               12212                  13759                  15429                  13155
Dec.2002                                       11924                  12950                  15837                  12885
                                               11762                  12611                  15837                  12738
                                               11716                  12422                  16119                  12687
                                               11773                  12542                  16098                  12791
                                               12428                  13576                  16271                  13565
                                               12975                  14291                  16733                  14135
Jun.2003                                       13141                  14474                  16666                  14333
                                               13176                  14729                  15967                  14353
                                               13462                  15016                  16073                  14641
                                               13605                  14857                  16582                  14871
                                               14044                  15698                  16372                  15393
                                               14247                  15836                  16416                  15613
Dec.2003                                       14776                  16666                  16579                  16247

                               PERFORMANCE TABLE**

                                                                    Average Annual Total Return        Cumulative Total Return
                                                                                           Since                       Since
Periods Ended December 31, 2003                                  1 Year      5 Year      Inception     5 Year        Inception
S&P 500 Index*                                                    28.70%      -0.57%       7.57%        -2.81%         66.66%
Lehman Brothers Government/Credit Bond Index*                      4.68%       6.65%       7.49%        37.99%         65.79%
Lifestyle Balanced Policy*+                                       26.09%       3.98%       7.18%        21.57%         62.47%
Lifestyle Balanced 640 Trust Series I                             23.97%       4.15%       5.75%        22.54%         47.76%
Lifestyle Balanced 640 Trust Series II+++                         23.97%                   6.33%                       12.59%
Lifestyle Balanced 640 Trust Series III***                                                                              8.56%

  + The Lifestyle Balanced Policy is a blend of returns (35% Russell 1000 Index,
    4% Russell 2000 Index, 14% MSCI EAFE, 6% Lehman Brothers IT Government/Credit Bond Index, 4% Lehman Brothers LT Government/Credit Bond Index, 9% Lehman Brothers 1-3 Year Government Index, 16% Salomon Brothers High Yield Index, 7% NAREIT Index, and 5% of the 3-month T-Bill). The Lifestyle Balanced Composite Index was prepared by the adviser using Ibbotson Associates Software and Data.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Lifestyle Balanced 640 Trust Series I returned +23.97%, underperforming the +26.09% return of the Lifestyle Balanced Policy.

ENVIRONMENT: Real estate securities performed well as the NAREIT Index posted a return of 38.47% for the year. On a market capitalization basis, small and mid caps outperformed large cap stocks. On a style basis, value-oriented stocks slightly outperformed their growth counterparts as the Russell 3000 Value Index returned 31.13% versus the Russell 3000 Growth Index return of 30.97%. Foreign equities generated positive returns as the MSCI EAFE Index returned 39.17%. Fixed income performance was poor with investment grade bonds performing relatively worse as returns ranged between 2.01% for short-term issues (per Lehman Brothers 1-3 year Gov't Index), and 5.88% for long-term issues (per Lehman Brothers Gov't/Credit Long Term Index). In contrast, high yield bonds experienced higher returns as the Citigroup High Yield Market Index rose 30.62% over the year.

The Lifestyle Balanced 640 Trust underperformed its benchmark for the year. The large and mid cap components and the foreign component detracted from portfolio performance. The real estate component contributed slightly to portfolio performance. The fixed income component contributed negatively to portfolio performance.

OUTLOOK: While the near term outlook for stocks continues to be encouraging, the gains are most likely behind us. If a correction materializes, it is expected to be short-lived, since the US and global economies continue to recover.

                                       lxv

                          LIFESTYLE MODERATE 460 TRUST

INVESTMENT OBJECTIVE &   To achieve a balance between a high level of current income
  POLICIES:              and growth of capital with a greater emphasis on income by investing approximately 60% of the portfolio's assets in
                         underlying portfolios that invest primarily in fixed income securities and approximately 40% of its assets in underlying portfolios that invest primarily in equity securities.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Management Team
INCEPTION DATE:          January 7, 1997

          CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[LIFESTYLE MODERATE 460 TRUST PERFORMANCE GRAPH]

                                                                                        LEHMAN BROTHERS
                                      LIFESTYLE MODERATE 460                           GOVERNMENT/CREDIT      LIFESTYLE MODERATE
                                          TRUST SERIES I          S&P 500 INDEX            BOND INDEX               POLICY
                                      ----------------------      -------------        -----------------      ------------------
Dec. 1996                                    10000.00                10000.00               10000.00               10000.00
                                             10134.00                10621.00               10012.00               10130.00
                                             10206.00                10707.00               10033.00               10189.00
                                             10046.00                10262.00                9914.00               10047.00
                                             10253.00                10874.00               10058.00               10212.00
                                             10548.00                11542.00               10152.00               10520.00
Jun. 1997                                    10785.00                12057.00               10274.00               10783.00
                                             11182.00                13014.00               10588.00               11152.00
                                             10998.00                12290.00               10470.00               10938.00
                                             11285.00                12964.00               10634.00               11288.00
                                             11082.00                12531.00               10804.00               11163.00
                                             11232.00                13111.00               10861.00               11303.00
Dec. 1997                                    11370.00                13336.00               10975.00               11442.00
                                             11463.00                13484.00               11130.00               11601.00
                                             11819.00                14457.00               11107.00               11865.00
                                             12066.00                15197.00               11142.00               12091.00
                                             12123.00                15350.00               11198.00               12137.00
                                             12066.00                15086.00               11317.00               12107.00
Jun. 1998                                    12142.00                15699.00               11433.00               12252.00
                                             12076.00                15532.00               11442.00               12198.00
                                             11246.00                13286.00               11665.00               11496.00
                                             11517.00                14137.00               11999.00               11803.00
                                             11913.00                15287.00               11914.00               12094.00
                                             12264.00                16214.00               11985.00               12446.00
Dec. 1998                                    12480.00                17148.00               12014.00               12673.00
                                             12502.00                17865.00               12099.00               12810.00
                                             12327.00                17309.00               11811.00               12576.00
                                             12574.00                18002.00               11870.00               12780.00
                                             12999.00                18698.00               11900.00               13103.00
                                             12877.00                18257.00               11777.00               12941.00
Jun. 1999                                    13029.00                19270.00               11741.00               13126.00
                                             12925.00                18669.00               11708.00               13053.00
                                             12820.00                18576.00               11699.00               12999.00
                                             12801.00                18067.00               11804.00               12926.00
                                             12943.00                19210.00               11835.00               13149.00
                                             13114.00                19600.00               11828.00               13300.00
Dec. 1999                                    13466.00                20757.00               11756.00               13647.00
                                             13247.00                19715.00               11752.00               13426.00
                                             13456.00                19342.00               11899.00               13524.00
                                             13827.00                21234.00               12071.00               13886.00
                                             13627.00                20595.00               12012.00               13774.00
                                             13501.00                20173.00               12001.00               13646.00
Jun. 2000                                    13831.00                20669.00               12246.00               13945.00
                                             13849.00                20347.00               12375.00               13989.00
                                             14200.00                21610.00               12550.00               14279.00
                                             14014.00                20469.00               12598.00               14103.00
                                             13915.00                20383.00               12677.00               13958.00
                                             13663.00                18777.00               12894.00               13614.00
Dec. 2000                                    14040.00                18867.00               13147.00               13909.00
                                             14284.00                19537.00               13368.00               14251.00
                                             13901.00                17755.00               13506.00               13902.00
                                             13583.00                16631.00               13568.00               13608.00
                                             13951.00                17923.00               13466.00               13938.00
                                             14001.00                18043.00               13544.00               14004.00
Jun. 2001                                    13926.00                17605.00               13609.00               13908.00
                                             13952.00                17432.00               13948.00               13955.00
                                             13842.00                16341.00               14126.00               13848.00
                                             13306.00                15021.00               14256.00               13308.00
                                             13538.00                15308.00               14619.00               13546.00
                                             13838.00                16482.00               14379.00               13914.00
Dec. 2001                                    13886.00                16624.00               14266.00               13955.00
                                             13819.00                16382.00               14370.00               13881.00
                                             13786.00                16066.00               14492.00               13858.00
                                             13982.00                16670.00               14198.00               14111.00
                                             13941.00                15660.00               14473.00               14074.00
                                             13943.00                15544.00               14606.00               14084.00
Jun. 2002                                    13576.00                14437.00               14730.00               13680.00
                                             13115.00                13311.00               14907.00               13221.00
                                             13247.00                13399.00               15241.00               13381.00
                                             12820.00                11943.00               15569.00               12916.00
                                             13059.00                12994.00               15419.00               13155.00
                                             13440.00                13759.00               15429.00               13587.00
Dec. 2002                                    13325.00                12950.00               15837.00               13495.00
                                             13230.00                12611.00               15837.00               13413.00
                                             13254.00                12422.00               16119.00               13437.00
                                             13302.00                12542.00               16098.00               13531.00
                                             13847.00                13576.00               16271.00               14122.00
                                             14326.00                14291.00               16733.00               14573.00
Jun. 2003                                    14461.00                14474.00               16666.00               14710.00
                                             14338.00                14729.00               15967.00               14610.00
                                             14583.00                15016.00               16073.00               14807.00
                                             14817.00                14857.00               16582.00               15088.00
                                             15112.00                15698.00               16372.00               15411.00
                                             15284.00                15836.00               16416.00               15584.00
Dec. 2003                                    15697.00                16666.00               16579.00               16028.00

                               PERFORMANCE TABLE**

                                                               Average Annual Total Return        Cumulative Total Return
                                                                                      Since                       Since
Periods Ended December 31, 2003                              1 Year      5 Year     Inception     5 Year        Inception
S&P 500 Index*                                                28.70%     -0.57%       7.57%       -2.81%          66.66%
Lehman Brothers Government/Credit Bond Index*                  4.68%      6.65%       7.49%       37.99%          65.79%
Lifestyle Moderate Policy*+                                   18.75%      4.81%       6.97%       26.47%          60.28%
Lifestyle Moderate 460 Trust Series I                         17.83%      4.69%       6.67%       25.76%          56.97%
Lifestyle Moderate 460 Trust Series II+++                     17.83%                  6.72%                       13.38%
Lifestyle Moderate 460 Trust Series III***                                                                         6.76%

  + The Lifestyle Moderate Policy is a blend of returns (22% Russell 1000 Index,
    1% Russell 2000 Index, 10% MSCI EAFE Index, 14% Lehman Brothers IT Government/Credit Bond Index, 6% Lehman Brothers LT Government/Credit Bond Index, 17% Lehman Brothers 1-3 Year Government Index, 8% Salomon Brothers 3-month T-Bill, 15% Salomon Brothers High Yield Index, and 7% NAREIT Index). The Lifestyle Moderate Composite Index was prepared by the adviser using Ibbotson Associates Software and Data.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Lifestyle Moderate 460 Trust Series I returned +17.83%, underperforming the +18.75% return of the Lifestyle Moderate Policy.

ENVIRONMENT: Real estate securities performed well as the NAREIT Index posted a return of 38.47% for the year. On a market capitalization basis, small and mid caps outperformed large cap stocks. On a style basis, value-oriented stocks slightly outperformed their growth counterparts as the Russell 3000 Value Index returned 31.13% versus the Russell 3000 Growth Index return of 30.97%. Foreign equities generated positive returns as the MSCI EAFE Index returned 39.17%. Fixed income performance was poor with investment grade bonds performing relatively worse as returns ranged between 2.01% for short-term issues (per Lehman Brothers 1-3 year Gov't Index), and 5.88% for long-term issues (per Lehman Brothers Gov't/Credit Long Term Index). In contrast, high yield bonds experienced higher returns as the Citigroup High Yield Market Index rose 30.62% over the year.

The Lifestyle Moderate 420 Trust underperformed its benchmark for the year. The large cap component contributed to portfolio performance due to the outperformance of the All Cap Value Trust. The real estate component contributed slightly to performance. The foreign component detracted from portfolio performance due to the underperformance of the International Stock Trust. The fixed income component contributed negatively to portfolio performance.

OUTLOOK: While the near term outlook for stocks continues to be encouraging, the gains are most likely behind us. If a correction materializes, it is expected to be short-lived, since the US and global economies continue to recover.

                                      lxvi

                        LIFESTYLE CONSERVATIVE 280 TRUST

INVESTMENT OBJECTIVE     To achieve a high level of current income with some
  & POLICIES:            consideration given to growth of capital by investing
                         approximately 80% of the portfolio's assets in underlying
                         portfolios that invest primarily in fixed income securities and approximately 20% of its assets in underlying portfolios that invest primarily in equity securities.
SUBADVISER:              MFC Global Investment Management (U.S.A.) Limited
PORTFOLIO MANAGERS:      Management Team
INCEPTION DATE:          January 7, 1997

          CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[LIFESTYLE CONSERVATIVE 280 TRUST PERFORMANCE GRAPH]

                                                                                 LEHMAN BROTHERS
                                               LIFESTYLE CONSERVATIVE 280    GOVERNMENT/CREDIT BOND      LIFESTYLE CONSERVATIVE
                                                     TRUST SERIES I                   INDEX                      POLICY
                                               --------------------------    ----------------------      ----------------------
Dec.1996                                                10000.00                    10000.00                    10000.00
                                                        10115.00                    10012.00                    10083.00
                                                        10176.00                    10033.00                    10126.00
                                                        10071.00                     9914.00                    10055.00
                                                        10236.00                    10058.00                    10170.00
                                                        10422.00                    10152.00                    10351.00
Jun.1997                                                10591.00                    10274.00                    10518.00
                                                        10890.00                    10588.00                    10754.00
                                                        10787.00                    10470.00                    10655.00
                                                        10991.00                    10634.00                    10873.00
                                                        10983.00                    10804.00                    10855.00
                                                        11089.00                    10861.00                    10937.00
Dec.1997                                                11215.00                    10975.00                    11041.00
                                                        11299.00                    11130.00                    11170.00
                                                        11494.00                    11107.00                    11288.00
                                                        11665.00                    11142.00                    11413.00
                                                        11717.00                    11198.00                    11455.00
                                                        11718.00                    11317.00                    11477.00
Jun.1998                                                11828.00                    11433.00                    11568.00
                                                        11793.00                    11442.00                    11563.00
                                                        11429.00                    11665.00                    11304.00
                                                        11766.00                    11999.00                    11538.00
                                                        11948.00                    11914.00                    11682.00
                                                        12158.00                    11985.00                    11846.00
Dec.1998                                                12359.00                    12014.00                    11961.00
                                                        12460.00                    12099.00                    12044.00
                                                        12286.00                    11811.00                    11904.00
                                                        12469.00                    11870.00                    12034.00
                                                        12676.00                    11900.00                    12213.00
                                                        12569.00                    11777.00                    12130.00
Jun.1999                                                12617.00                    11741.00                    12220.00
                                                        12559.00                    11708.00                    12198.00
                                                        12530.00                    11699.00                    12188.00
                                                        12569.00                    11804.00                    12192.00
                                                        12666.00                    11835.00                    12302.00
                                                        12743.00                    11828.00                    12377.00
Dec.1999                                                12879.00                    11756.00                    12533.00
                                                        12723.00                    11752.00                    12434.00
                                                        12821.00                    11899.00                    12507.00
                                                        13078.00                    12071.00                    12716.00
                                                        13059.00                    12012.00                    12695.00
                                                        13041.00                    12001.00                    12666.00
Jun.2000                                                13242.00                    12246.00                    12875.00
                                                        13329.00                    12375.00                    12958.00
                                                        13532.00                    12550.00                    13124.00
                                                        13514.00                    12598.00                    13108.00
                                                        13517.00                    12677.00                    13067.00
                                                        13541.00                    12894.00                    12987.00
Dec.2000                                                13861.00                    13147.00                    13217.00
                                                        14074.00                    13368.00                    13461.00
                                                        13980.00                    13506.00                    13357.00
                                                        13896.00                    13568.00                    13277.00
                                                        14044.00                    13466.00                    13436.00
                                                        14086.00                    13544.00                    13506.00
Jun.2001                                                14039.00                    13609.00                    13494.00
                                                        14180.00                    13948.00                    13603.00
                                                        14198.00                    14126.00                    13614.00
                                                        14028.00                    14256.00                    13445.00
                                                        14199.00                    14619.00                    13621.00
                                                        14302.00                    14379.00                    13779.00
Dec.2001                                                14319.00                    14266.00                    13790.00
                                                        14300.00                    14370.00                    13776.00
                                                        14348.00                    14492.00                    13808.00
                                                        14395.00                    14198.00                    13884.00
                                                        14484.00                    14473.00                    13952.00
                                                        14533.00                    14606.00                    14001.00
Jun.2002                                                14376.00                    14730.00                    13864.00
                                                        14162.00                    14907.00                    13704.00
                                                        14314.00                    15241.00                    13835.00
                                                        14145.00                    15569.00                    13671.00
                                                        14251.00                    15419.00                    13778.00
                                                        14459.00                    15429.00                    13996.00
Dec.2002                                                14566.00                    15837.00                    14044.00
                                                        14534.00                    15837.00                    14005.00
                                                        14626.00                    16119.00                    14072.00
                                                        14672.00                    16098.00                    14137.00
                                                        15036.00                    16271.00                    14466.00
                                                        15429.00                    16733.00                    14752.00
Jun.2003                                                15500.00                    16666.00                    14841.00
                                                        15179.00                    15967.00                    14739.00
                                                        15358.00                    16073.00                    14827.00
                                                        15716.00                    16582.00                    15083.00
                                                        15799.00                    16372.00                    15192.00
                                                        15930.00                    16416.00                    15295.00
Dec.2003                                                16246.00                    16579.00                    15554.00

                               PERFORMANCE TABLE**

                                                                    Average Annual Total Return        Cumulative Total Return
                                                                                           Since                       Since
Periods Ended December 31, 2003                                  1 Year      5 Year      Inception     5 Year        Inception
Lehman Brothers Government/Credit Bond Index*                      4.68%      6.65%        7.49%        37.99%         65.79%
Lifestyle Conservative Policy*+                                   10.75%      5.39%        6.51%        30.02%         55.54%
Lifestyle Conservative 280 Trust Series I                         11.47%      5.62%        7.20%        31.45%         62.46%
Lifestyle Conservative 280 Trust Series II+++                     11.46%                   6.78%                       13.50%
Lifestyle Conservative 280 Trust Series III***                                                                          5.33%

  + The Lifestyle Conservative Policy is a blend of returns (10% Russell 1000
    Index, 5% MSCI EAFE Index, Index, 2% Lehman Brothers LT Government/Credit Bond Index, 30% Lehman Brothers 1-3 Year Government Index, 15% of the 3-month T-Bill, 8% Salomon Brothers High Yield Index and 5% NAREIT Index). The Lifestyle Conservative Composite Index was prepared by the adviser using Ibbotson Associates Software and Data.
+++ Series II inception date: January 28, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Lifestyle Conservative 280 Trust Series I returned +11.47%, outperforming the +10.75% return of the Lifestyle Conservative Policy.

ENVIRONMENT: Real estate securities performed well as the NAREIT Index posted a return of 38.47 for the year. On a market capitalization basis, small and mid caps outperformed large cap stocks. On a style basis, value-oriented stocks slightly outperformed their growth counterparts as the Russell 3000 Value Index returned 31.13% versus the Russell 3000 Growth Index return of 30.97%. Foreign equities generated positive returns as the MSCI EAFE Index returned 39.17%. Fixed income performance was poor with investment grade bonds performing relatively worse as returns ranged between 2.01% for short-term issues (per Lehman Brothers 1-3 year Gov't Index), and 5.88% for long-term issues (per Lehman Brothers Gov't/Credit Long Term Index). In contrast, high yield bonds experienced higher returns as the Citigroup High Yield Market Index rose 30.62% over the year

The Lifestyle Conservative 280 Trust outperformed its benchmark for the year. The large cap component detracted from portfolio performance. The foreign and real estate components contributed to portfolio performance. The outperformance of the Investment Quality Bond, Strategic Bond and Total Return Trusts was offset by the underperformance of the High Grade and High Yield Trusts.

OUTLOOK: While the near term outlook for stocks continues to be encouraging, the gains are most likely behind us. If a correction materializes, it is expected to be short-lived, since the US and global economies continue to recover.

                                      lxvii

                              SMALL-MID CAP TRUST

INVESTMENT OBJECTIVE     To achieve long-term capital appreciation, with dividend
  & POLICIES:            income as a secondary consideration by investing at least
                         80% of the portfolio's assets in small and mid cap
                         companies. Small and mid cap companies are companies whose market cap does not exceed the market cap of the largest
                         company included in the Russell 2500 Index at the time of
                         purchase by the portfolio that Kayne Anderson Rudnick
                         believes are of high quality.
SUBADVISER:              Kayne Anderson Rudnick Investment Management, LLC
PORTFOLIO MANAGERS:      Sandi Gleason and Robert Schwarzkopf
INCEPTION DATE:          July 16, 2001

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[SMALL-MID CAP TRUST PERFORMANCE GRAPH]

                                                                SMALL-MID CAP TRUST SERIES I            RUSSELL 2500 INDEX
                                                                ----------------------------            ------------------
Jun. 2001                                                                 10000.00                           10000.00
                                                                           9968.00                            9642.00
                                                                           9752.00                            9326.00
Sep. 2001                                                                  8600.00                            8119.00
                                                                           8568.00                            8539.00
                                                                           9144.00                            9230.00
Dec. 2001                                                                  9560.00                            9747.00
                                                                           9632.00                            9626.00
                                                                           9656.00                            9458.00
Mar. 2002                                                                 10240.00                           10112.00
                                                                          10096.00                           10086.00
                                                                          10032.00                            9791.00
Jun. 2002                                                                  9176.00                            9239.00
                                                                           8328.00                            8136.00
                                                                           8617.00                            8161.00
Sep. 2002                                                                  7864.00                            7514.00
                                                                           7761.00                            7759.00
                                                                           8241.00                            8393.00
Dec. 2002                                                                  7881.00                            8310.00
                                                                           7625.00                            8089.00
                                                                           7457.00                            7895.00
Mar. 2003                                                                  7425.00                            7970.00
                                                                           7825.00                            8680.00
                                                                           8297.00                            9533.00
Jun. 2003                                                                  8433.00                            9715.00
                                                                           8601.00                           10238.00
                                                                           8889.00                           10712.00
Sep. 2003                                                                  8777.00                           10566.00
                                                                           9353.00                           11401.00
                                                                           9472.00                           11830.00
Dec. 2003                                                                  9704.00                           12092.00

                              PERFORMANCE TABLE**

                                                               Average Annual Total Return           Cumulative Total Return
                                                                                   Since                      Since
          Periods Ending December 31, 2003                      1 Year           Inception                  Inception
Russell 2500 Index*                                             45.51%              8.18%                     20.92%
Small-Mid Cap Trust Series I                                    23.15%             -1.21%                     -2.96%
Small-Mid Cap Trust Series II+++                                22.84%             15.95%                     17.70%
Small-Mid Cap Trust Series III***                                                                              7.25%
+++ Series II inception date: November 25, 2002.
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower.
    Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the Small-Mid Cap Trust Series I returned +23.15%, underperforming the +45.51% return of the Russell 2500 Index.

ENVIRONMENT: Unlike the period from the end of first quarter of 2000 until the fall of 2002, when investors sought refuge in high-quality companies, in 2003, investors went on a buying frenzy, seeking out the most beaten-down companies -- low-quality, speculative companies with low profitability and high debt. Because of the Small-Mid Cap Trust's focus on high-quality businesses, the Trust lagged the Index and its peer group despite generating attractive absolute returns.

OUTLOOK: The year 2004 begins with the economy in its best shape since the recession that began in 2001. The annualized economic growth rate is expected to hold around 4% in 2004. Corporate earnings are projected to increase 10 to 15% in 2004 and foreign demand for U.S. exports will provide further stimulus. However, many also expect the Federal Reserve will raise interest rates.

In 2004, we expect investors will begin to favor high-quality stocks with strong earnings growth and low debt -- such as the companies in the Trust -- and we expect these companies will again outperform.

The Small-Mid Cap Trust continues to produce strong, consistent earnings growth from underleveraged balance sheets with the stocks selling at discount valuations. Lower quality companies can outperform the index in an accelerating economy emerging from a recession, as occurred in 2003. However, we expect the fusion of quality, growth and value to lead the market when the growth rate of the economic recovery subsides, which economists believe occurred in the fourth quarter of 2003.

                                      lxviii

                       INTERNATIONAL EQUITY SELECT TRUST

INVESTMENT OBJECTIVE &   To seek long-term capital appreciation by investing, under
  POLICIES:              normal market conditions, at least 80% of the portfolios net assets in equity securities, principally American Depository
                         Receipts and common stocks of relatively large non-U.S.
                         companies. These companies will have market capitalizations in the range of the Morgan Stanley Capital International
                         (MSCI) Europe, Australia and Far East Index. Lazard believes these companies are undervalued based on their earnings,
                         cash flow or asset values.
SUBADVISER:              Lazard Asset Management LLC
PORTFOLIO MANAGERS:      John R. Reinsberg, Michael A. Bennett, Gabrielle Boyle,
                         Michael Powers
INCEPTION DATE:          July 16, 2001

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[INTERNATIONAL EQUITY SELECT TRUST PERFORMANCE GRAPH]

                                                             INTERNATIONAL EQUITY SELECT TRUST
                                                                         SERIES I                        MSCI EAFE INDEX
                                                             ---------------------------------           ---------------
Jun. 2001                                                                10000.00                            10000.00
                                                                         10072.00                             9819.00
                                                                          9800.00                             9572.00
Sep. 2001                                                                 8888.00                             8605.00
                                                                          9008.00                             8825.00
                                                                          9424.00                             9151.00
Dec. 2001                                                                 9616.00                             9205.00
                                                                          9168.00                             8717.00
                                                                          9376.00                             8778.00
Mar. 2002                                                                 9816.00                             9258.00
                                                                          9968.00                             9325.00
                                                                          9936.00                             9451.00
Jun. 2002                                                                 9744.00                             9078.00
                                                                          8712.00                             8183.00
                                                                          8760.00                             8166.00
Sep. 2002                                                                 7848.00                             7291.00
                                                                          8449.00                             7684.00
                                                                          8665.00                             8033.00
Dec. 2002                                                                 8496.00                             7907.00
                                                                          8048.00                             7697.00
                                                                          7888.00                             7512.00
Mar. 2003                                                                 7872.00                             7583.00
                                                                          8664.00                             8259.00
                                                                          9056.00                             9071.00
Jun. 2003                                                                 9096.00                             9244.00
                                                                          9088.00                             9741.00
                                                                          9119.00                            10192.00
Sep. 2003                                                                 9383.00                            10054.00
                                                                          9775.00                            10848.00
                                                                         10183.00                            11256.00
Dec. 2003                                                                10872.00                            11004.00

                              PERFORMANCE TABLE**

                                                               Average Annual Total Return             Cumulative Total Return
                                                                                   Since                        Since
Periods Ended December 31, 2003                                1 Year            Inception                    Inception
MSCI EAFE Index*                                               39.17%               4.04%                      10.04%
International Equity Select Trust Series I                     27.97%               3.46%                       8.72%
International Equity Select Trust Series II+++                 27.68%              22.32%                      24.98%
International Equity Select Trust Series III***                                                                16.95%

+++ Series II inception date: November 25, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the International Equity Select Trust Series I returned +27.97%, underperforming the +39.17% return of the MSCI EAFE Index.

ENVIRONMENT: The first two-and-a-half months of 2003, which saw a continuation of the previous year's bear market, proved an anomaly in an otherwise bull market year. In mid-March, just before the start of the second Gulf War, sentiment abruptly became very positive. Investors rotated into stocks that stood to gain the most from an improving economy; the stocks that benefited from this change in sentiment included highly leveraged and economically sensitive companies. Many of the greatest beneficiaries were those same lower-quality companies whose business models had been most questioned during the bear market. All sectors in the MSCI EAFE Index rose in 2003 after across-the-board declines in 2002. In addition, the Technology sector, which led 2002's decline, proved to be 2003's strongest performer. However, late in the year there were signs that the rebound in lower-quality stocks had begun to fade as investors began to refocus once again on individual companies' fundamentals.

The portfolio generated strong gains in the Financial sector, as capital markets-oriented companies benefited from rising markets and the fading of the research scandals of 2002. The portfolio's Energy holdings also performed well, as oil prices have remained at historically high levels. In addition, the weakness in the U.S. dollar versus most major currencies bolstered returns for the dollar-based investor. The portfolio's sole Industrial holding rose strongly, but the relatively low weight in this economically-sensitive group detracted from relative returns. In addition, our substantial allocation to the Consumer Staples sector hurt returns, as investors sought out more economically-sensitive companies amid expectations for a robust recovery.

In the past, market recoveries have frequently seen a period during which lower quality, more cyclical stocks have outperformed. During these initial stages of upswing, investors tend to seek out companies that stand to gain the most from an economic improvement. Frequently, these companies are the most volatile, debt-ridden, and cyclical stocks available. As we may already be seeing, however, investors tend to turn their attention back to the fundamentals underpinning stocks, including a company's ability to generate strong returns on its capital. We remain confident in the long-term prospects of the portfolio's holdings.

                                       lxix

                             HIGH GRADE BOND TRUST

INVESTMENT OBJECTIVE &   To seek to maximize total return, consistent with the
  POLICIES:              preservation of capital and prudent investment management by investing under normal market conditions, at least 80% of
                         the portfolios net assets, in investment grade, fixed income securities of varying maturities.
SUBADVISER:              Allegiance Capital, Inc.
PORTFOLIO MANAGER:       William Mawhorter
INCEPTION DATE:          July 16, 2001

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[HIGH GRADE BOND TRUST PERFORMANCE GRAPH]

                                                                                                  LEHMAN BROTHERS AGGREGATE BOND
                                                               HIGH GRADE BOND TRUST SERIES I                 INDEX
                                                               ------------------------------     ------------------------------
Jun. 2001                                                                  10000                              10000
                                                                           10112                              10224
                                                                           10224                              10342
Sep. 2001                                                                  10432                              10462
                                                                           10696                              10680
                                                                           10400                              10533
Dec. 2001                                                                  10321                              10465
                                                                           10387                              10550
                                                                           10511                              10652
Mar. 2002                                                                  10263                              10476
                                                                           10495                              10679
                                                                           10553                              10770
Jun. 2002                                                                  10702                              10863
                                                                           10958                              10995
                                                                           11181                              11181
Sep. 2002                                                                  11463                              11362
                                                                           11372                              11309
                                                                           11173                              11306
Dec. 2002                                                                  11457                              11287
                                                                           11416                              11297
                                                                           11598                              11453
Mar. 2003                                                                  11549                              11444
                                                                           11595                              11539
                                                                           11927                              11754
Jun. 2003                                                                  11852                              11730
                                                                           11320                              11336
                                                                           11378                              11411
Sep .2003                                                                  11686                              11713
                                                                           11503                              11604
                                                                           11495                              11632
Dec. 2003                                                                  11595                              11751

                              PERFORMANCE TABLE**

                                                              Average Annual Total Return             Cumulative Total Return
                                                                                  Since                        Since
Periods Ended December 31, 2003                               1 Year            Inception                    Inception
Lehman Brothers Aggregate Bond Index*                          4.11%              6.90%                        17.51%
High Grade Bond Trust Series I                                 1.20%              6.20%                        15.95%
High Grade Bond Trust Series II+++                             0.99%              2.51%                         2.78%
High Grade Bond Trust Series III***                                                                             2.20%

+++ Series II inception date: November 25, 2002
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results. Total return would have been lower had operating expenses not been reduced.
*** Series III inception date: September 5, 2003

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year 2003, the High Grade Bond Trust Series I returned +1.20%, underperforming the +4.11% return of the Lehman Brothers Aggregate Bond Index.

ENVIRONMENT: Depending on maturity, interest rates rose 0.3% to 0.6% during 2003. In order, Agency Mortgage-Backed Securities, U.S. Treasury and Agency securities had the lowest performance, while corporate bonds, particularly the Baa-rating category, had the best performance.

With corporate bonds being the best performing sector, but excluded from use, and Government bonds underperforming, we made significant use of Aaa-rated Asset-Backed securities to boost returns. With corporate bonds representing 43% of the Lehman Government/Credit Index, but excluded from use in the portfolio, yet outperforming Treasuries 8.25% to 2.24% for 2003, the portfolio wasn't able to match the return of the Government/Credit Index. However, by employing intermediate maturity issues from January through early June, then switching to a combination of short and long maturity issues, coupled with the Aaa-rated ABS area, we were able to outperform a sector-equivalent Index target and Government-bond oriented managers.

OUTLOOK: We expect the economic recovery will be very slow, with little business re-investment and job creation. Tied in with this expectation, interest rates are expected to rise during 2004, but in a relatively gradual fashion, and without the impetus of a Federal Reserve tightening action. We will maintain the portfolio in a short/long maturity combination structure as the yield curve flattens with rising interest rates. Corporate bond outperformance that took place from 2001 through 2003 is now over and will not be a performance impediment during 2004. We expect to heavily employ the Agency Mortgage-Backed Securities area, which is currently providing yields exceeding 2% above the level for comparable maturity Treasury issues.

                                       lxx

                             AMERICAN GROWTH TRUST

INVESTMENT OBJECTIVE &   The American Growth Trust invests all of its assets in the
  POLICIES:              master fund, Class 2 shares of the Growth Fund, a series of
                         American Funds Insurance Series. The Growth Fund invests
                         primarily in common stocks of companies that appear to offer superior opportunities for growth of capital. The Growth
                         Fund may also invest up to 15% of its assets in equity
                         securities of issuers domiciled outside the U.S. and Canada and not included in the S&P 500 Composite Index.
SUBADVISER:              American Funds Insurance Series
PORTFOLIO MANAGERS:      Gordon Crawford, James E. Drasdo & Donald D. O'Neal
INCEPTION DATE:          May 5, 2003

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[AMERICAN GROWTH TRUST PERFORMANCE GRAPH]

                                                              AMERICAN GROWTH TRUST SERIES II       RUSSELL 1000 GROWTH INDEX
                                                              -------------------------------       -------------------------
Apr. 2003                                                                 10000.00                           10000.00
May 2003                                                                  10592.00                           10499.00
Jun. 2003                                                                 10688.00                           10644.00
Jul. 2003                                                                 10929.00                           10909.00
Aug. 2003                                                                 11393.00                           11180.00
Sep. 2003                                                                 10985.00                           11060.00
Oct. 2003                                                                 11778.00                           11681.00
Nov. 2003                                                                 11913.00                           11804.00
Dec. 2003                                                                 12328.00                           12212.00

                              PERFORMANCE TABLE**

                                                                                                   Cumulative Total Return
                                                                                                            Since
Periods Ended December 31, 2003                                                                           Inception
Russell 1000 Growth Index*                                                                                  22.12%
American Growth Trust Series II+                                                                            23.28%
American Growth Trust Series I+++                                                                           10.62%

  + Series II inception date: May 5, 2003
+++ Series I inception date: July 9, 2003
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since inception on May 5, 2003, the American Growth Trust Series II returned +23.28%, outperforming the +22.12% return of the Russell 1000 Growth Index.

***ENVIRONMENT: The Fund handily outpaced the S&P 500 Index, which rose 28.70%. The year didn't begin with great hope. War with Iraq was on the horizon, and the U.S. economy showed few signs of life. But when the initial phase of hostilities in Iraq ended quickly and the economy began to recover, the stage was set for a rebound.

Growth stocks, such as those that make up most of the portfolio, typically are more volatile than the broader market, and when the market recovered, many growth stocks led the rebound.

During 2003, the stocks of semiconductors and semiconductor equipment and media companies, which made up 25% of the portfolio at yearend, rebounded after losing ground in the long market slump. Both technology and media were major industry concentrations during 2003, and the higher prices for their stocks helped the portfolio. Our holdings in oil stocks and some basic industries, such as metals, also helped.

*** The portfolio commentary described above is for the American Funds Insurance
    Series Growth Fund Class 2 shares and is for the year ended December 31, 2003. The American Funds Insurance Series Growth Fund Class 2 is the underlying investment for the Manufacturers Investment Trust American Growth Trust.

                                       lxxi

                          AMERICAN INTERNATIONAL TRUST

INVESTMENT OBJECTIVE &   To seek to make the shareholders investment grow. The
  POLICIES:              American International Trust invests all of its assets in
                         the master fund, Class 2 shares of the International Fund, a series of American Funds Insurance Series. The International
                         Fund invests primarily in common stocks of companies located outside the United States.
SUBADVISER:              American Funds Insurance Series
PORTFOLIO MANAGERS:      Alwyn W. Heong, Darcy B. Kopcho and Robert W. Lovelace
INCEPTION DATE:          May 5, 2003

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[AMERICAN INTERNATIONAL TRUST PERFORMANCE GRAPH]

                                                           AMERICAN INTERNATIONAL TRUST SERIES
                                                                           II                            MSCI EAFE INDEX
                                                           -----------------------------------           ---------------
Apr. 2003                                                               10000.00                             10000.00
May 2003                                                                10336.00                             10615.00
Jun. 2003                                                               10560.00                             10878.00
Jul. 2003                                                               10889.00                             11143.00
Aug. 2003                                                               11424.00                             11414.00
Sep. 2003                                                               11648.00                             11768.00
Oct. 2003                                                               12401.00                             12502.00
Nov .2003                                                               12561.00                             12782.00
Dec. 2003                                                               13328.00                             13781.00

                              PERFORMANCE TABLE**

                                                                                                 Cumulative Total Return
                                                                                                          Since
Periods Ended December 31, 2003                                                                         Inception
MSCI EAFE Index*                                                                                          37.81%
American International Trust Series II+                                                                   33.28%
American International Trust Series I+++                                                                  21.04%

 + Series II inception date: May 5, 2003
+++ Series I inception date: July 9, 2003
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since inception on May 5, 2003, the American International Trust Series II returned +33.28%, underperforming the +37.81% return of the MSCI EAFE Index.

***ENVIRONMENT: Markets in Asia and Europe gained ground in 2003, as did the Fund, although it trailed its benchmark. The portfolio benefited significantly from the decline of the U.S. dollar. The Fund's holdings in Japan, accounting for 18% of total assets at year-end, helped as that country's stock market showed signs of ending its 13-year slump.

Europe remained the portfolio's largest area of concentration in 2003, and the Fund benefited from the strength of the markets there. London's FTSE 100 Index gained 13.6% and Germany's DAX Index rose 37.1% when measured in local currencies.

While markets in Asia and Europe were strong, the U.S. dollar's weakness was one of the biggest factors in the portfolio's rise. The U.S. dollar lost 20% against the euro and 10% against the Japanese yen during 2003. The 24.5% gain of Japan's Nikkei 225 Stock Average turned into a 37.7% return when translated into U.S. dollars, and Germany's DAX Index's 37.1% gain translated into a 64.0% return in dollars.

*** The portfolio commentary described above is for the American Funds Insurance
    Series International Fund Class 2 shares and is for the year ended December 31, 2003. The American Funds Insurance Series International Fund Class 2 is the underlying investment for the Manufacturers Investment Trust American International Trust.

                                      lxxii

                          AMERICAN GROWTH-INCOME TRUST

INVESTMENT OBJECTIVE &   The American Growth-Income Trust invests all of its assets
  POLICIES:              in the master fund, Class 2 shares of the Growth -- Income
                         Fund, a series of American Funds Insurance Series. The
                         Growth -- Income Fund invests primarily in common stocks or other securities which demonstrate the potential for
                         appreciation and/or dividends. The fund may invest a portion of its assets in securities of issuers domiciled outside the
                         U.S. and not included in the Standard & Poor's 500 Composite
                         Index.
SUBADVISER:              American Funds Insurance Series
PORTFOLIO MANAGERS:      Alan N. Berro, James K. Dunton, Claudia P. Huntington,
                         Robert G. O'Donnell & Ross Sappenfield
INCEPTION DATE:          May 5, 2003

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[AMERICAN GROWTH-INCOME TRUST PERFORMANCE GRAPH]

                                                                AMERICAN GROWTH-INCOME TRUST
                                                                         SERIES II                   RUSSELL 1000 VALUE INDEX
                                                                ----------------------------         ------------------------
Apr. 2003                                                                 10000.00                           10000.00
May 2003                                                                  10568.00                           10646.00
Jun. 2003                                                                 10680.00                           10779.00
Jul. 2003                                                                 10896.00                           10939.00
Aug. 2003                                                                 11255.00                           11110.00
Sep. 2003                                                                 11080.00                           11001.00
Oct. 2003                                                                 11680.00                           11674.00
Nov. 2003                                                                 11865.00                           11833.00
Dec. 2003                                                                 12424.00                           12562.00

                              PERFORMANCE TABLE**

                                                                      Cumulative Total Return
                                                                               Since
Periods Ended December 31, 2003                                              Inception
Russell 1000 Value Index*                                                      25.62%
American Growth-Income Trust Series II+                                        24.24%
American Growth-Income Trust Series I+++                                       12.84%

  + Series II inception date: May 5, 2003
+++ Series I inception date: July 9, 2003
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since inception on May 5, 2003, the American Growth-Income Trust Series II returned +24.24%, underperforming the +25.62% return of the Russell 1000 Value Index.

***ENVIRONMENT: The groundwork for the strong return was laid much earlier. During the long, severe market downturn, the prices of many stocks issued by well-established companies fell to attractive levels. The portfolio invested in many of these companies and was rewarded when their stock prices rebounded.

The portfolio's holdings are diversified among a variety of industry groups. That diversity helped fuel our gain in 2003. Investments in diversified Financial Services and Technology holdings were especially beneficial to the Trust's results for the year just ended. At the end of 2003, the portfolio's cash position was 12.8%, essentially unchanged from 12.3% of assets at the end of 2002.

*** The portfolio commentary described above is for the American Funds Insurance
    Series Growth-Income Fund Class 2 shares and is for the year ended December 31, 2003. The American Funds Insurance Series Growth-Income Fund Class 2 is the underlying investment for the Manufacturers Investment Trust American Growth-Income Trust.

                                      lxxiii

                   AMERICAN BLUE CHIP INCOME AND GROWTH TRUST

INVESTMENT OBJECTIVE &   To seek to produce income exceeding the average yield on
  POLICIES:              U.S. stock generally (as represented by the average yield on the Standard & Poor's 500 Composite Index) and to provide an opportunity for growth of principal consistent with sound
                         common stock investing. The American Blue Chip Income and
                         Growth Trust invests all of its assets in the master fund,
                         Class 2 shares of the Blue Chip Income and Growth Fund, a
                         series of American Funds Insurance Series. The Blue Chip
                         Income and Growth Fund invests primarily in common stocks of larger, more established companies based in the U.S. with
                         market capitalizations of $4 billion and above. The fund may also invest up to 10% of its asset in common stocks of
                         larger, non-U.S. companies, so long as they are listed or
                         traded in the U.S. The fund will invest, under normal market conditions, at least 90% of its assets in equity securities.
SUBADVISER:              American Funds Insurance Series
PORTFOLIO MANAGERS:      Alan N. Berro, James K. Dunton & Ross Sappenfield
INCEPTION DATE:          May 5, 2003

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

[AMERICAN BLUE CHIP INCOME AND GROWTH TRUST PERFORMANCE GRAPH]

                                                               AMERICAN BLUE CHIP INCOME AND
                                                                   GROWTH TRUST SERIES II            RUSSELL 1000 VALUE INDEX
                                                               -----------------------------         ------------------------
Apr. 2003                                                                 10000.00                           10000.00
May 2003                                                                  10472.00                           10646.00
Jun. 2003                                                                 10617.00                           10779.00
Jul. 2003                                                                 10865.00                           10939.00
Aug. 2003                                                                 11177.00                           11110.00
Sep. 2003                                                                 11073.00                           11001.00
Oct. 2003                                                                 11641.00                           11674.00
Nov. 2003                                                                 11689.00                           11833.00
Dec. 2003                                                                 12352.00                           12562.00

                              PERFORMANCE TABLE**

                                                              Cumulative Total Return
                                                                       Since
Periods Ended December 31, 2003                                      Inception
Russell 1000 Value Index*                                              25.62%
American Blue Chip Income and Growth Trust Series II+                  23.52%
American Blue Chip Income and Growth Trust Series I+++                 13.18%

  + Series II inception date: May 5, 2003
+++ Series I inception date: July 9, 2003
  * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 ** Performance does not reflect any insurance related charges. If these charges were reflected, performance would be lower. Past performance does not predict future results.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since inception on May 5, 2003, the American Blue Chip Income and Growth Trust Series II returned +23.52%, underperforming the +25.62% return of the Russell 1000 Value Index.

***ENVIRONMENT: The Fund was launched on July 5, 2001, about halfway through the longest and most severe market downturn since the 1920s. The portfolio is designed to have at least 90% of its assets invested in high-quality equities at all times. Because it was launched in the midst of a market downturn, the initial portfolio was assembled when equity prices were declining or already low. When the market rallied this past year, many of the investments made over the Fund's short lifetime rose in value.

Over the last year, the portfolio has experienced rapid growth. During 2003, the portfolio's assets tripled to more than $1.6 billion, requiring us to pursue investments in a rapidly rising stock market. We are meeting this challenge by relying on fundamental research to find good opportunities. At the end of 2003, the portfolio held 8.7% in cash, an increase from 7.1% a year earlier.

*** The portfolio commentary described above is for the American Funds Insurance
    Series Blue Chip Income and Growth Fund Class 2 shares and is for the year ended December 31, 2003. The American Funds Insurance Series Blue Chip Income and Growth Fund Class 2 is the underlying investment for the Manufacturers Investment Trust American Blue Chip Income and Growth Trust.

                                      lxxiv

REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees and Shareholders of Manufacturers Investment Trust: -

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of 72 of the portfolios (identified in Note 1) comprising Manufacturers Investment Trust at December 31, 2003, the results of each of their operations, the changes in each of their net assets and the financial highlights for the periods indicated in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Manufacturers Investment Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2003 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
February 23, 2004

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                      SCIENCE &        PACIFIC RIM        HEALTH         EMERGING
                                                                     TECHNOLOGY     EMERGING MARKETS     SCIENCES         GROWTH
                                                                        TRUST            TRUST             TRUST          TRUST
                                                                   ---------------  ----------------    -------------    -----------
ASSETS
Investments in securities, at value                                $   620,713,907    $  86,780,270    $ 156,279,576    $ 9,151,073
     Securities on loan, at value (Note 2)                              31,806,166       17,931,267                -      2,283,513
     Repurchase agreements, at value                                       283,000          553,000          432,000        429,000
                                                                   ---------------    -------------    -------------    -----------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See accompanying
     portfolio of investment)                                          652,803,073      105,264,537      156,711,576     11,863,586
Cash                                                                         1,480              543              655              -
Foreign currency                                                                 -          110,536                -              -
Receivables:
     Investments sold                                                    5,379,133                -          932,114        590,030
     Fund shares sold                                                      268,362          181,987           58,617          8,255
     Dividends and interest                                                158,782           62,996            7,529          2,377
     Foreign tax withholding reclaims                                        2,691                -            1,475              -
Other assets                                                                 2,806              317              672             26
                                                                   ---------------    -------------    -------------    -----------
     TOTAL ASSETS                                                      658,616,327      105,620,916      157,712,638     12,464,274
                                                                   ---------------    -------------    -------------    -----------
LIABILITIES
Payables:
     Investments purchased                                               1,462,256                -          877,258        812,740
     Fund shares redeemed                                                1,170,281          216,338          310,429         25,265
     Dividend and interest withholding tax                                   4,429            6,113                -              -
     Deferred tax liability                                                      -          210,766                -              -
     Due to adviser                                                            779              906              147            964
     Due to custodian                                                            -                -                -          1,442
     Other payables and accrued expenses                                    86,448           35,940           29,562         20,368
     Collateral for securities lending                                  32,649,759       18,941,969                -      2,345,485
Written options outstanding, at value (Note 3)                                   -                -        1,713,930              -
                                                                   ---------------    -------------    -------------    -----------
     TOTAL LIABILITIES                                                  35,373,952       19,412,032        2,931,326      3,206,264
                                                                   ---------------    -------------    -------------    -----------
NET ASSETS                                                         $   623,242,375    $  86,208,884    $ 154,781,312    $ 9,258,010
                                                                   ===============    =============    =============    ===========
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                                       -    $     386,136                -              -
Accumulated undistributed net realized gain (loss) on
     investments, options, foreign currency
     and forward foreign currency contracts                       ($ 1,111,785,931)     (14,144,590)  ($   6,507,820)   $   241,257
Unrealized appreciation (depreciation) on:
     Investments                                                       105,731,684        7,595,773       21,761,206        657,847
     Written options contracts                                                   -                -          623,368              -
     Foreign currency and forward foreign currency contracts                   795              511              100              -
Capital shares at par value of $.01                                        545,167          106,027          115,653          5,883
Additional paid-in capital                                           1,628,750,660       92,265,027      138,788,805      8,353,023
                                                                   ---------------    -------------    -------------    -----------
NET ASSETS                                                         $   623,242,375    $  86,208,884    $ 154,781,312    $ 9,258,010
                                                                   ===============    =============    =============    ===========
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                        $   547,071,389    $  97,457,998    $ 134,950,370    $11,205,739
                                                                   ===============    =============    =============    ===========
Investments in foreign currency, at identified cost                              -    $     110,185                -              -
                                                                   ===============    =============    =============    ===========
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                                $   557,622,950    $  66,611,689    $ 100,828,608    $ 3,177,992
                                                                   ===============    =============    =============    ===========
Shares Outstanding                                                      48,768,550        8,188,074        7,527,600        201,781
                                                                   ---------------    -------------    -------------    -----------
Net asset value, offering and redemption price per share           $         11.43    $        8.14    $       13.39    $     15.75
                                                                   ===============    =============    =============    ===========
SERIES II SHARES:
Net Assets at value                                                $    65,613,150    $  19,594,250    $  53,915,902    $ 6,079,913
                                                                   ===============    =============    =============    ===========
Shares Outstanding                                                       5,747,596        2,414,279        4,034,976        386,541
                                                                   ---------------    -------------    -------------    -----------
Net asset value, offering and redemption price per share           $         11.42    $        8.12    $       13.36    $     15.73
                                                                   ===============    =============    =============    ===========
SERIES III SHARES+:
Net Assets at value                                                $         6,275    $       2,945    $      36,802    $       105
                                                                   ===============    =============    =============    ===========
Shares Outstanding                                                             549              362            2,748              7
                                                                   ---------------    -------------    -------------    -----------
Net asset value, offering and redemption price per share           $         11.43    $        8.14    $       13.39    $     15.75
                                                                   ===============    =============    =============    ===========

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                    AGGRESSIVE         EMERGING      SMALL COMPANY       DYNAMIC
                                                                      GROWTH        SMALL COMPANY        BLEND           GROWTH
                                                                       TRUST            TRUST            TRUST            TRUST
                                                                   -------------    -------------    -------------    -------------
ASSETS
Investments in securities, at value                                $ 293,996,492    $ 449,900,665    $ 203,163,193    $ 177,549,071
     Securities on loan, at value (Note 2)                            54,032,953       63,709,985       47,565,046       21,333,311
     Repurchase agreements, at value                                   9,116,000       34,689,000        7,399,000        4,990,000
                                                                   -------------    -------------    -------------    -------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See accompanying
     portfolio of investments)                                       357,145,445      548,299,650      258,127,239      203,872,382
Cash                                                                         486              907              363              260
Receivables:
     Investments sold                                                  1,447,218        1,732,628        1,355,856                -
     Fund shares sold                                                     99,588          423,617          192,014                -
     Dividends and interest                                               40,468           90,470          193,566          130,702
     Foreign tax withholding reclaims                                          -                -              534                -
Other assets                                                               1,616            2,192              910              595
                                                                   -------------    -------------    -------------    -------------
     TOTAL ASSETS                                                    358,734,821      550,549,464      259,870,482      204,003,939
                                                                   -------------    -------------    -------------    -------------
LIABILITIES
Payables:
     Investments purchased                                             1,939,038           92,716          254,557            8,913
     Fund shares redeemed                                                      -        1,177,795          152,151          130,828
     Dividend and interest withholding tax                                     -              266              291                -
     Due to adviser                                                            -              868                -                -
     Other payables and accrued expenses                                  43,861           53,667           31,990           37,482
     Collateral for securities lending                                55,327,831       64,954,221       48,906,716       21,844,442
Written options outstanding, at value (Note 3)                            18,075                -                -                -
                                                                   -------------    -------------    -------------    -------------
     TOTAL LIABILITIES                                                57,328,805       66,279,533       49,345,705       22,021,665
                                                                   -------------    -------------    -------------    -------------
NET ASSETS                                                         $ 301,406,016    $ 484,269,931    $ 210,524,777    $ 181,982,274
                                                                   =============    =============    =============    =============
NET ASSETS CONSIST OF:
Accumulated undistributed net realized gain (loss) on
     investments, options, foreign currency
     and forward foreign currency contracts                       ($ 158,003,438)  ($  82,991,980)  ($  45,687,924)  ($ 178,683,431)
Unrealized appreciation (depreciation) on:
     Investments                                                      58,756,209       77,436,463       22,864,145       29,154,314
     Written options contracts                                            11,497                -                -                -
     Foreign currency and forward foreign currency contracts                   -               21                7                -
Capital shares at par value of $.01                                      226,984          187,927          184,694          413,642
Additional paid-in capital                                           400,414,764      489,637,500      233,163,855      331,097,749
                                                                   -------------    -------------    -------------    -------------
NET ASSETS                                                         $ 301,406,016    $ 484,269,931    $ 210,524,777    $ 181,982,274
                                                                   =============    =============    =============    =============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                        $ 298,389,236    $ 470,863,187    $ 235,263,094    $ 174,718,068
                                                                   =============    =============    =============    =============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                                $ 261,138,368    $ 401,432,914    $ 150,800,819    $ 140,190,488
                                                                   =============    =============    =============    =============
Shares Outstanding                                                    19,659,390       15,572,560       13,223,071       31,850,605
                                                                   -------------    -------------    -------------    -------------
Net asset value, offering and redemption price per share           $       13.28    $       25.78    $       11.40    $        4.40
                                                                   =============    =============    =============    =============
SERIES II SHARES:
Net Assets at value                                                $  40,267,449    $  82,836,360    $  59,723,958    $  41,791,786
                                                                   =============    =============    =============    =============
Shares Outstanding                                                     3,038,975        3,220,129        5,246,355        9,513,546
                                                                   -------------    -------------    -------------    -------------
Net asset value, offering and redemption price per share           $       13.25    $       25.72    $       11.38    $        4.39
                                                                   =============    =============    =============    =============
SERIES III SHARES+:
Net Assets at value                                                $         199    $         657                -                -
                                                                   =============    =============    =============    =============
Shares Outstanding                                                            15               25                -                -
                                                                   -------------    -------------    -------------    -------------
Net asset value, offering and redemption price per share           $       13.28    $       25.78                -                -
                                                                   =============    =============    =============    =============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                    MID CAP          NATURAL          ALL CAP          STRATEGIC
                                                                     STOCK          RESOURCES         GROWTH         OPPORTUNITIES
                                                                     TRUST            TRUST            TRUST             TRUST
                                                                 -------------    -------------    -------------    ---------------
ASSETS
Investments in securities, at value                              $ 358,933,365    $ 159,019,561    $ 590,816,432    $   554,169,420
     Securities on loan, at value (Note 2)                          52,774,717       14,960,183       30,462,631         73,812,128
     Repurchase agreements, at value                                19,099,000        8,556,000       15,066,000          5,150,000
                                                                 -------------    -------------    -------------    ---------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
     accompanying portfolio of investments)                        430,807,082      182,535,744      636,345,063        633,131,548
Cash                                                                   263,107              280              573                938
Foreign currency                                                             -           70,797                -              1,283
Receivables:
     Forward foreign currency contracts (Note 8)                             -            5,836                -                  -
     Investments sold                                                        -                -        1,860,524          1,848,131
     Fund shares sold                                                  527,405          376,457          306,131             13,672
     Dividends and interest                                             33,492          137,342          271,420            528,979
     Foreign tax withholding reclaims                                        -           11,871                -                  -
Other assets                                                             1,649              686            3,217              3,323
                                                                 -------------    -------------    -------------    ---------------
     TOTAL ASSETS                                                  431,632,735      183,139,013      638,786,928        635,527,874
                                                                 -------------    -------------    -------------    ---------------
LIABILITIES
Payables:
     Forward foreign currency contracts (Note 8)                             -                -                -              2,011
     Investments purchased                                           1,033,187        2,790,948                -          2,155,165
     Fund shares redeemed                                                    -           12,129           91,137            846,464
     Dividend and interest withholding tax                                   -           16,901            3,702              8,371
     Due to adviser                                                        956              950                -                  -
     Other payables and accrued expenses                                40,327           28,995           66,813             75,106
     Collateral for securities lending                              54,062,633       15,306,937       31,142,453         75,581,538
                                                                 -------------    -------------    -------------    ---------------
     TOTAL LIABILITIES                                              55,137,103       18,156,860       31,304,105         78,668,655
                                                                 -------------    -------------    -------------    ---------------
NET ASSETS                                                       $ 376,495,632    $ 164,982,153    $ 607,482,823    $   556,859,219
                                                                 =============    =============    =============    ===============
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                                   -    $     219,320                -    $       474,838
Accumulated undistributed net realized gain (loss) on
     investments, options, foreign currency
     and forward foreign currency contracts                     ($  30,021,509)       4,834,228   ($ 298,058,961)      (672,929,984)
Unrealized appreciation (depreciation) on:
     Investments                                                    66,542,160       39,255,276      102,955,792         73,545,556
     Foreign currency and forward foreign currency contracts                 -              (10)           1,476                435
Capital shares at par value of $.01                                    317,486           91,715          421,792            571,766
Additional paid-in capital                                         339,657,495      120,581,624      802,162,724      1,155,196,608
                                                                 -------------    -------------    -------------    ---------------
NET ASSETS                                                       $ 376,495,632    $ 164,982,153    $ 607,482,823    $   556,859,219
                                                                 =============    =============    =============    ===============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                      $ 364,264,922    $ 143,280,468    $ 533,389,271    $   559,585,992
                                                                 -------------    -------------    -------------    ---------------
Investments in foreign currency, at identified cost                          -    $      70,729                -    $         1,271
                                                                 =============    =============    =============    ===============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                              $ 260,190,551    $  90,098,782    $ 520,180,870    $   533,891,486
                                                                 =============    =============    =============    ===============
Shares Outstanding                                                  21,923,395        5,005,717       36,105,874         54,811,707
                                                                 -------------    -------------    -------------    ---------------
Net asset value, offering and redemption price per share         $       11.87    $       18.00    $       14.41    $          9.74
                                                                 =============    =============    =============    ===============
SERIES II SHARES:
Net Assets at value                                              $ 116,299,197    $  74,881,524    $  87,300,120    $    22,967,733
                                                                 =============    =============    =============    ===============
Shares Outstanding                                                   9,824,682        4,165,686        6,073,195          2,364,924
                                                                 -------------    -------------    -------------    ---------------
Net asset value, offering and redemption price per share         $       11.84    $       17.98    $       14.37    $          9.71
                                                                 =============    =============    =============    ===============
SERIES III SHARES+:
Net Assets at value                                              $       5,884    $       1,847    $       1,833                  -
                                                                 =============    =============    =============    ===============
Shares Outstanding                                                         496              103              127                  -
                                                                 -------------    -------------    -------------    ---------------
Net asset value, offering and redemption price per share         $       11.87    $       18.00    $       14.41                  -
                                                                 =============    =============    =============    ===============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                  FINANCIAL      INTERNATIONAL                     INTERNATIONAL
                                                                   SERVICES          STOCK          OVERSEAS         SMALL CAP
                                                                    TRUST            TRUST            TRUST            TRUST
                                                                 ------------    -------------    -------------    -------------
ASSETS
Investments in securities, at value                              $ 88,690,961    $ 367,330,706    $ 460,962,389    $ 298,978,824
     Securities on loan, at value (Note 2)                          1,251,049       87,983,460       48,723,721       25,552,353
     Repurchase agreements, at value                                        -        2,255,000        4,572,000       20,765,000
                                                                 ------------    -------------    -------------    -------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
     accompanying portfolio of investments)                        89,942,010      457,569,166      514,258,110      345,296,177
Cash                                                                       50               95           75,315              274
Foreign currency                                                            -       24,041,101          691,850        2,256,824
Receivables:
     Forward foreign currency contracts (Note 8)                            -                -            2,661              102
     Investments sold                                                       -                -        4,139,509                -
     Fund shares sold                                                   9,083           39,266           10,753              693
     Dividends and interest                                           136,006          361,433          517,162          354,087
     Foreign tax withholding reclaims                                  17,587           44,754           21,383           50,514
Other assets                                                              383            1,934            1,694              900
                                                                 ------------    -------------    -------------    -------------
     TOTAL ASSETS                                                  90,105,119      482,057,749      519,718,437      347,959,571
                                                                 ------------    -------------    -------------    -------------
LIABILITIES
Payables:
     Forward foreign currency contracts (Note 8)                            -                -           17,011               53
     Investments purchased                                                  -                -        7,526,689           44,787
     Fund shares redeemed                                                 606          707,276          640,171        1,159,850
     Dividend and interest withholding tax                                  -           28,068           45,400           38,881
     Deferred tax liability                                                 -                -                -          411,458
     Due to adviser                                                       965                -                -              834
     Other payables and accrued expenses                               18,836           72,495           91,118           61,038
     Collateral for securities lending                              1,280,490       92,492,304       51,204,315       26,976,661
                                                                 ------------    -------------    -------------    -------------
     TOTAL LIABILITIES                                              1,300,897       93,300,143       59,524,704       28,693,562
                                                                 ------------    -------------    -------------    -------------
NET ASSETS                                                       $ 88,804,222    $ 388,757,606    $ 460,193,733    $ 319,266,009
                                                                 ============    =============    =============    =============
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                       $    327,050    $   3,486,712    $   1,840,993    $     425,381
Accumulated undistributed net realized gain (loss) on
     investments, futures, foreign currency
     and forward foreign currency contracts                        (2,266,921)    (117,176,878)    (177,980,311)    (124,298,138)
Unrealized appreciation (depreciation) on:
     Investments                                                   13,032,665       70,829,671       80,061,613       85,167,817
     Foreign currency and forward foreign currency contracts            1,752          243,444            5,162           58,503
Capital shares at par value of $.01                                    69,855          401,314          481,064          219,330
Additional paid-in capital                                         77,639,821      430,973,343      555,785,212      357,693,116
                                                                 ------------    -------------    -------------    -------------
NET ASSETS                                                       $ 88,804,222    $ 388,757,606    $ 460,193,733    $ 319,266,009
                                                                 ============    =============    =============    =============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                      $ 76,909,345    $ 386,739,495    $ 434,196,497    $ 259,716,902
                                                                 ------------    -------------    -------------    -------------
Investments in foreign currency, at identified cost                         -    $  23,807,696    $     857,522    $   2,203,786
                                                                 ============    =============    =============    =============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                              $ 52,467,074    $ 289,226,738    $ 364,178,643    $ 245,602,762
                                                                 ============    =============    =============    =============
Shares Outstanding                                                  4,121,374       29,847,519       38,050,265       16,867,767
                                                                 ------------    -------------    -------------    -------------
Net asset value, offering and redemption price per share         $      12.73    $        9.69    $        9.57    $       14.56
                                                                 ============    =============    =============    =============
SERIES II SHARES:
Net Assets at value                                              $ 36,336,848    $  99,528,531    $  96,010,188    $  73,654,714
                                                                 ============    =============    =============    =============
Shares Outstanding                                                  2,864,098       10,283,689       10,055,664        5,064,671
                                                                 ------------    -------------    -------------    -------------
Net asset value, offering and redemption price per share         $      12.69    $        9.68    $        9.55    $       14.54
                                                                 ============    =============    =============    =============
SERIES III SHARES+:
Net Assets at value                                              $        300    $       2,337    $       4,902    $       8,533
                                                                 ============    =============    =============    =============
Shares Outstanding                                                         24              241              512              586
                                                                 ------------    -------------    -------------    -------------
Net asset value, offering and redemption price per share         $      12.73    $        9.69    $        9.57    $       14.56
                                                                 ============    =============    =============    =============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                 INTERNATIONAL    QUANTITATIVE       MID CAP        GLOBAL
                                                                     VALUE           MID CAP          CORE          EQUITY
                                                                     TRUST            TRUST           TRUST          TRUST
                                                                 -------------    -------------    -----------   -------------
ASSETS
Investments in securities, at value                              $ 395,176,559    $ 119,408,373    $41,164,792   $ 343,745,520
     Securities on loan, at value (Note 2)                          44,130,352        8,195,262      1,916,983       6,449,879
     Repurchase agreements, at value                                15,384,000        3,415,000     10,080,000      70,947,000
                                                                 -------------    -------------    -----------   -------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
     accompanying portfolio of investments)                        454,690,911      131,018,635     53,161,775     421,142,399
Cash                                                                       883              154             38      18,629,371
Foreign currency                                                            12                -              -       1,398,227
Receivables:
     Forward foreign currency contracts (Note 8)                         1,011                -              -         159,584
     Investments sold                                                   48,660        4,389,438              -       2,185,464
     Fund shares sold                                                   72,679          160,352        134,299             100
     Dividends and interest                                            627,113           22,365         31,251         625,160
     Interest on swap agreement                                              -            3,563              -               -
     Foreign tax withholding reclaims                                   83,925                -              -           5,950
Other assets                                                             1,999              563            184           2,272
                                                                 -------------    -------------    -----------   -------------
     TOTAL ASSETS                                                  455,527,193      135,595,070     53,327,547     444,148,527
                                                                 -------------    -------------    -----------   -------------
LIABILITIES
Payables:
     Forward foreign currency contracts (Note 8)                            15                -              -         136,019
     Investments purchased                                           2,194,542        8,997,670      2,007,671      53,540,684
     Fund shares redeemed                                              930,749          492,435              -         737,579
     Dividend and interest withholding tax                              79,260                -              -          64,189
     Due to adviser                                                          -                -              -             965
     Other payables and accrued expenses                                74,388           22,151         19,637          75,008
     Collateral for securities lending                              46,428,194        8,414,534      1,962,261       6,788,101
                                                                 -------------    -------------    -----------   -------------
     TOTAL LIABILITIES                                              49,707,148       17,926,790      3,989,569      61,342,545
                                                                 -------------    -------------    -----------   -------------
NET ASSETS                                                       $ 405,820,045    $ 117,668,280    $49,337,978   $ 382,805,982
                                                                 =============    =============    ===========   =============
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                       $   5,842,037                -              -   $   6,493,268
Accumulated undistributed net realized gain (loss) on
     investments, foreign currency
     and forward foreign currency contracts                        (31,672,232)   ($ 38,760,192)   $   541,771     (97,109,917)
Unrealized appreciation (depreciation) on:
     Investments                                                    69,187,966       25,576,127      5,971,693      22,946,344
     Foreign currency and forward foreign currency contracts            29,341                -              -         (31,319)
Capital shares at par value of $.01                                    329,539          107,655         32,229         291,992
Additional paid-in capital                                         362,103,394      130,744,690     42,792,285     450,215,614
                                                                 -------------    -------------    -----------   -------------
NET ASSETS                                                       $ 405,820,045    $ 117,668,280    $49,337,978   $ 382,805,982
                                                                 =============    =============    ===========   =============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                      $ 385,502,945    $ 105,442,508    $47,190,082   $ 398,196,055
                                                                 -------------    -------------    -----------   -------------
Investments in foreign currency, at identified cost              $          12                -              -   $     134,392
                                                                 =============    =============    ===========   =============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                              $ 267,453,737    $ 110,382,210    $19,539,449   $ 363,133,834
                                                                 =============    =============    ===========   =============
Shares Outstanding                                                  21,698,737       10,097,149      1,275,428      27,693,823
                                                                 -------------    -------------    -----------   -------------
Net asset value, offering and redemption price per share         $       12.33    $       10.93    $     15.32   $       13.11
                                                                 =============    =============    ===========   =============
SERIES II SHARES:
Net Assets at value                                              $ 138,364,966    $   7,286,070    $29,798,359   $  19,672,039
                                                                 =============    =============    ===========   =============
Shares Outstanding                                                  11,255,029          668,405      1,947,461       1,505,352
                                                                 -------------    -------------    -----------   -------------
Net asset value, offering and redemption price per share         $       12.29    $       10.90    $     15.30   $       13.07
                                                                 =============    =============    ===========   =============
SERIES III SHARES+:
Net Assets at value                                              $       1,342                -    $       170   $         109
                                                                 =============    =============    ===========   =============
Shares Outstanding                                                         109                -             11               8
                                                                 -------------    -------------    -----------   -------------
Net asset value, offering and redemption price per share         $       12.33                -    $     15.32   $       13.11
                                                                 =============    =============    ===========   =============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                   STRATEGIC         CAPITAL      QUANTITATIVE     ALL CAP
                                                                     GROWTH        APPRECIATION      ALL CAP        CORE
                                                                     TRUST            TRUST          TRUST          TRUST
                                                                 -------------    -------------   ------------  -------------
ASSETS
Investments in securities, at value                              $ 261,155,311    $ 185,717,624    $4,661,457   $ 258,361,519
     Securities on loan, at value (Note 2)                          11,334,525        6,917,821     1,082,260       7,694,749
     Repurchase agreements, at value                                         -        8,872,000       157,000      16,421,000
                                                                --------------   --------------    ----------   -------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
      accompanying portfolio of investments)                       272,489,836      201,507,445     5,900,717     282,477,268
Cash                                                                       589              672         1,233             247
Receivables:
     Investments sold                                                2,179,821        1,400,195       134,252               -
     Fund shares sold                                                  227,737          104,223           690               -
     Dividends and interest                                            166,805          114,864         4,313         208,737
     Foreign tax withholding reclaims                                      156               67            13               -
Other assets                                                             1,193              926            22           1,560
                                                                --------------   --------------    ----------   -------------
     TOTAL ASSETS                                                  275,066,137      203,128,392     6,041,240     282,687,812
                                                                --------------   --------------    ----------   -------------
LIABILITIES
Payables:
     Investments purchased                                           1,758,765        2,852,043       232,460               -
     Fund shares redeemed                                                    -          103,586         1,245         166,510
     Variation margin for open futures contracts                             -                -             -         162,750
     Dividend and interest withholding tax                                 609            1,851             -               -
     Due to adviser                                                        956                -           965               -
     Other payables and accrued expenses                                35,664           31,007        15,462          42,754
     Collateral for securities lending                              11,640,290        7,070,818     1,108,592       7,899,277
                                                                --------------   --------------    ----------   -------------
     TOTAL LIABILITIES                                              13,436,284       10,059,305     1,358,724       8,271,291
                                                                --------------   --------------    ----------   -------------
NET ASSETS                                                       $ 261,629,853    $ 193,069,087    $4,682,516   $ 274,416,521
                                                                ==============   ==============    ==========   =============
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                                   -                -             -   $   1,210,378
Accumulated undistributed net realized gain (loss) on
     investments, futures, options, foreign currency
     and forward foreign currency contracts                     ($  21,527,708)  ($  19,781,028)   $  166,213    (335,424,736)
Unrealized appreciation (depreciation) on:
     Investments                                                    29,689,125       30,271,581       494,380      32,946,079
     Futures contracts                                                       -                -             -         126,765
Capital shares at par value of $.01                                    260,268          240,410         3,111         200,087
Additional paid-in capital                                         253,208,168      182,338,124     4,018,812     575,357,948
                                                                --------------   --------------    ----------   -------------
NET ASSETS                                                       $ 261,629,853    $ 193,069,087    $4,682,516   $ 274,416,521
                                                                ==============   ==============    ==========   =============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                      $ 242,800,711    $ 171,235,864    $5,406,337   $ 249,531,189
                                                                ==============   ==============    ==========   =============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                              $ 175,019,536    $ 120,859,429    $2,140,558   $ 264,170,155
                                                                ==============   ==============    ==========   =============
Shares Outstanding                                                  17,399,927       15,035,997       142,192      19,259,981
                                                                --------------   --------------    ----------   -------------
Net asset value, offering and redemption price per share         $       10.06    $        8.04    $    15.05   $       13.72
                                                                ==============   ==============    ==========   =============
SERIES II SHARES:
Net Assets at value                                              $  86,608,744    $  72,208,098    $2,541,847   $  10,246,366
                                                                ==============   ==============    ==========   =============
Shares Outstanding                                                   8,626,695        9,004,783       168,921         748,698
                                                                --------------   --------------    ----------   -------------
Net asset value, offering and redemption price per share         $       10.04    $        8.02    $    15.05   $       13.69
                                                                ==============   ==============    ==========   =============
SERIES III SHARES+:
Net Assets at value                                              $       1,573    $       1,560    $      111               -
                                                                ==============   ==============    ==========   =============
Shares Outstanding                                                         156              194             7               -
                                                                --------------   --------------    ----------   -------------
Net asset value, offering and redemption price per share         $       10.06    $        8.04    $    15.05               -
                                                                ==============   ==============    ==========   =============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                 LARGE CAP      QUANTITATIVE        BLUE CHIP        U.S. LARGE
                                                                  GROWTH           EQUITY            GROWTH             CAP
                                                                   TRUST            TRUST             TRUST            TRUST
                                                               -------------    -------------    ---------------    -------------
ASSETS
Investments in securities, at value                            $ 489,139,753    $ 272,050,935    $ 1,495,791,558    $ 544,269,544
     Securities on loan, at value (Note 2)                        19,510,316       14,342,499         98,061,165       64,631,229
     Repurchase agreements, at value                              11,646,000        3,465,000            679,000       15,849,000
                                                               -------------    -------------    ---------------    -------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
      accompanying portfolio of investments)                     520,296,069      289,858,434      1,594,531,723      624,749,773
Cash                                                                     433              443              3,653              896
Receivables:
     Forward foreign currency contracts (Note 8)                       7,136                -                  -                -
     Investments sold                                                      -        2,275,799          3,396,330          119,756
     Fund shares sold                                                221,475              262            487,857          201,420
     Dividends and interest                                          566,965          302,206          1,381,241          575,592
     Foreign tax withholding reclaims                                  2,879                -                  -            2,107
Other assets                                                           2,748            1,609              7,914            3,128
                                                               -------------    -------------    ---------------    -------------
     TOTAL ASSETS                                                521,097,705      292,438,753      1,599,808,718      625,652,672
                                                               -------------    -------------    ---------------    -------------
LIABILITIES
Payables:
     Investments purchased                                           433,283        2,102,283          2,663,460        2,011,036
     Fund shares redeemed                                                  -          873,090          1,443,699          219,259
     Dividend and interest withholding tax                             1,493            2,014             21,879                -
     Due to adviser                                                        -                -                906                -
     Other payables and accrued expenses                              55,962           40,050            142,794           66,314
     Collateral for securities lending                            20,069,219       14,673,806        100,351,928       66,142,244
                                                               -------------    -------------    ---------------    -------------
     TOTAL LIABILITIES                                            20,559,957       17,691,243        104,624,666       68,438,853
                                                               -------------    -------------    ---------------    -------------
NET ASSETS                                                     $ 500,537,748    $ 274,747,510    $ 1,495,184,052    $ 557,213,819
                                                               =============    =============    ===============    =============
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                     $   1,282,179    $   2,066,036    $     1,620,528    $   1,829,752
Accumulated undistributed net realized gain (loss) on
     investments, futures, foreign currency
     and forward foreign currency contracts                     (236,823,520)    (238,995,497)      (216,240,990)     (89,980,315)
Unrealized appreciation (depreciation) on:
     Investments                                                  63,880,673       25,225,050        157,258,676       94,364,940
     Foreign currency and forward foreign currency contracts           1,338                -                  -                -
Capital shares at par value of $.01                                  526,577          180,773            966,207          434,278
Additional paid-in capital                                       671,670,501      486,271,148      1,551,579,631      550,565,164
                                                               -------------    -------------    ---------------    -------------
NET ASSETS                                                     $ 500,537,748    $ 274,747,510    $ 1,495,184,052    $ 557,213,819
                                                               =============    =============    ===============    =============
Investments in securities, including repurchase agreements
     and securities on loan, at identified cost                $ 456,415,396    $ 264,633,384    $ 1,437,273,047    $ 530,384,833
                                                               =============    =============    ===============    =============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                            $ 414,672,233    $ 255,587,248    $ 1,290,525,036    $ 413,803,389
                                                               =============    =============    ===============    =============
Shares Outstanding                                                43,597,240       16,812,231         83,357,813       32,216,546
                                                               -------------    -------------    ---------------    -------------
Net asset value, offering and redemption price per share       $        9.51    $       15.20    $         15.48    $       12.84
                                                               =============    =============    ===============    =============
SERIES II SHARES:
Net Assets at value                                            $  85,865,515    $  19,159,889    $   204,652,804    $ 143,409,231
                                                               =============    =============    ===============    =============
Shares Outstanding                                                 9,060,416        1,265,030         13,262,527       11,211,122
                                                               -------------    -------------    ---------------    -------------
Net asset value, offering and redemption price per share       $        9.48    $       15.15    $         15.43    $       12.79
                                                               =============    =============    ===============    =============
SERIES III SHARES+:
Net Assets at value                                                        -    $         373    $         6,212    $       1,199
                                                               =============    =============    ===============    =============
Shares Outstanding                                                         -               25                401               94
                                                               -------------    -------------    ---------------    -------------
Net asset value, offering and redemption price per share                   -    $       15.20    $         15.48    $       12.84
                                                               =============    =============    ===============    =============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                   STRATEGIC       LARGE CAP                     REAL ESTATE
                                                                     VALUE           VALUE        UTILITIES       SECURITIES
                                                                     TRUST           TRUST          TRUST           TRUST
                                                                 -------------    -----------   ------------    -------------
ASSETS
Investments in securities, at value                              $ 143,064,589    $13,695,361   $ 54,345,536    $ 591,151,161
     Securities on loan, at value (Note 2)                           3,805,919      3,054,638      1,062,673        8,997,570
     Repurchase agreements, at value                                         -      1,134,000              -       19,630,000
                                                                 -------------    -----------   ------------    -------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
      accompanying portfolio of investments)                       146,870,508     17,883,999     55,408,209      619,778,731
Cash                                                                       219         20,980            282          401,460
Foreign currency                                                             -              -          2,667                -
Receivables:
     Forward foreign currency contracts (Note 8)                             -              -            263                -
     Investments sold                                                        -        228,024        883,679        3,519,095
     Fund shares sold                                                   63,794        558,450        120,374        1,086,008
     Dividends and interest                                            277,821          7,629        165,983        2,553,425
     Foreign tax withholding reclaims                                       82              -            589                -
Other assets                                                               395             35            233            2,650
                                                                 -------------    -----------   ------------    -------------
     TOTAL ASSETS                                                  147,212,819     18,699,117     56,582,279      627,341,369
                                                                 -------------    -----------   ------------    -------------
LIABILITIES
Payables:
     Forward foreign currency contracts (Note 8)                             -              -          2,093                -
     Investments purchased                                             131,042      1,364,546        523,810        1,799,084
     Fund shares redeemed                                               41,104              -              -                -
     Dividend and interest withholding tax                                   -             73          5,697                -
     Due to adviser                                                          -              -            965              604
     Other payables and accrued expenses                                22,958         20,433         26,496           60,456
     Collateral for securities lending                               3,948,925      3,133,921      1,089,830        9,194,175
                                                                 -------------    -----------   ------------    -------------
     TOTAL LIABILITIES                                               4,144,029      4,518,973      1,648,891       11,054,319
                                                                 -------------    -----------   ------------    -------------
NET ASSETS                                                       $ 143,068,790    $14,180,144   $ 54,933,388    $ 616,287,050
                                                                 =============    ===========   ============    =============
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                       $     583,696              -   $    611,834    $  17,512,180
Accumulated undistributed net realized gain (loss) on
     investments, foreign currency
     and forward foreign currency contracts                         (7,312,560)   $   190,999     (4,361,819)      (2,684,989)
Unrealized appreciation (depreciation) on:
     Investments                                                    17,384,758      1,293,298      6,237,787      127,234,662
     Foreign currency and forward foreign currency contracts                 -              -          1,147                -
Capital shares at par value of $.01                                    142,795          9,062         58,348          295,784
Additional paid-in capital                                         132,270,101     12,686,785     52,386,091      473,929,413
                                                                 -------------    -----------   ------------    -------------
NET ASSETS                                                       $ 143,068,790    $14,180,144   $ 54,933,388    $ 616,287,050
                                                                 =============    ===========   ============    =============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                      $ 129,485,750    $16,590,701   $ 49,170,422    $ 492,544,069
                                                                 -------------    -----------   ------------    -------------
Investments in foreign currency, at identified cost                          -              -   $      2,644                -
                                                                 =============    ===========   ============    =============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                              $  95,601,934    $ 6,202,905   $ 34,439,679    $ 447,860,241
                                                                 =============    ===========   ============    =============
Shares Outstanding                                                   9,532,660        396,089      3,652,797       21,477,714
                                                                 -------------    -----------   ------------    -------------
Net asset value, offering and redemption price per share         $       10.03    $     15.66   $       9.43    $       20.85
                                                                 =============    ===========   ============    =============
SERIES II SHARES:
Net Assets at value                                              $  47,465,692    $ 7,977,239   $ 20,493,598    $ 168,405,313
                                                                 =============    ===========   ============    =============
Shares Outstanding                                                   4,746,685        510,093      2,181,993        8,099,642
                                                                 -------------    -----------   ------------    -------------
Net asset value, offering and redemption price per share         $       10.00    $     15.64   $       9.39    $       20.79
                                                                 =============    ===========   ============    =============
SERIES III SHARES+:
Net Assets at value                                              $       1,164              -   $        111    $      21,496
                                                                 =============    ===========   ============    =============
Shares Outstanding                                                         116              -             12            1,031
                                                                 -------------    -----------   ------------    -------------
Net asset value, offering and redemption price per share         $       10.03              -   $       9.43    $       20.85
                                                                 =============    ===========   ============    =============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                  SMALL CAP    SMALL COMPANY    SPECIAL        MID CAP
                                                                OPPORTUNITIES      VALUE         VALUE          VALUE
                                                                    TRUST          TRUST         TRUST          TRUST
                                                                -------------  ------------   -----------   -------------
ASSETS
Investments in securities, at value                              $67,191,571   $534,976,696   $15,336,743   $ 435,843,655
     Securities on loan, at value (Note 2)                         9,312,855     52,456,890     4,137,021      35,467,894
     Repurchase agreements, at value                               1,873,000      1,179,000     2,519,000      21,721,000
                                                                 -----------   ------------   -----------   -------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
      accompanying portfolio of investments)                      78,377,426    588,612,586    21,992,764     493,032,549
Cash                                                                     915        647,874           942             759
Foreign currency                                                         967              -             -               -
Receivables:
     Investments sold                                                      -      1,130,199        15,739       1,481,085
     Fund shares sold                                                807,573      1,691,319       189,509         606,833
     Dividends and interest                                          141,768        464,621        10,290         453,278
Other assets                                                             249          2,497            66           2,350
                                                                 -----------   ------------   -----------   -------------
     TOTAL ASSETS                                                 79,328,898    592,549,096    22,209,310     495,576,854
                                                                 -----------   ------------   -----------   -------------
LIABILITIES
Payables:
     Investments purchased                                           826,375      4,871,792       298,505       4,553,651
     Dividend and interest withholding tax                               438              -             -               -
     Due to adviser                                                        -              -           964             946
     Other payables and accrued expenses                              17,320         55,400        15,799          49,128
     Collateral for securities lending                             9,545,847     53,925,328     4,248,886      36,322,557
                                                                 -----------   ------------   -----------   -------------
     TOTAL LIABILITIES                                            10,389,980     58,852,520     4,564,154      40,926,282
                                                                 -----------   ------------   -----------   -------------
NET ASSETS                                                       $68,938,918   $533,696,576   $17,645,156   $ 454,650,572
                                                                 ===========   ============   ===========   =============
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                       $    83,536   $    894,470             -   $   2,523,735
Accumulated undistributed net realized gain (loss) on
     investments, futures, foreign currency
     and forward foreign currency contracts                        1,322,778      5,511,788   $   389,665      (7,218,492)
Unrealized appreciation (depreciation) on:
     Investments                                                  13,523,952     90,451,979     2,430,967      69,661,893
     Foreign currency and forward foreign currency contracts              18              -             -               -
Capital shares at par value of $.01                                   39,409        311,633        11,158         310,531
Additional paid-in capital                                        53,969,225    436,526,706    14,813,366     389,372,905
                                                                 -----------   ------------   -----------   -------------
NET ASSETS                                                       $68,938,918   $533,696,576   $17,645,156   $ 454,650,572
                                                                 ===========   ============   ===========   =============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                      $64,853,474   $498,160,607   $19,561,797   $ 423,370,656
                                                                 -----------   ------------   -----------   -------------
Investments in foreign currency, at identified cost              $       958              -             -               -
                                                                 ===========   ============   ===========   =============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                              $35,586,864   $385,926,058   $10,896,372   $ 283,431,790
                                                                 ===========   ============   ===========   =============
Shares Outstanding                                                 2,033,086     22,519,631       688,664      19,342,583
                                                                 -----------   ------------   -----------   -------------
Net asset value, offering and redemption price per share         $     17.50   $      17.14   $     15.82   $       14.65
                                                                 ===========   ============   ===========   =============
SERIES II SHARES:
Net Assets at value                                              $33,351,534   $147,770,054   $ 6,748,538   $ 171,216,432
                                                                 ===========   ============   ===========   =============
Shares Outstanding                                                 1,907,764      8,643,611       427,087      11,710,362
                                                                 -----------   ------------   -----------   -------------
Net asset value, offering and redemption price per share         $     17.48   $      17.10   $     15.80   $       14.62
                                                                 ===========   ============   ===========   =============
SERIES III SHARES+:
Net Assets at value                                              $       520   $        464   $       246   $       2,350
                                                                 ===========   ============   ===========   =============
Shares Outstanding                                                        30             27            16             160
                                                                 -----------   ------------   -----------   -------------
Net asset value, offering and redemption price per share         $     17.50   $      17.14   $     15.82   $       14.65
                                                                 ===========   ============   ===========   =============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                                   ALL CAP          EQUITY        FUNDAMENTAL
                                                                   VALUE            VALUE            INDEX           VALUE
                                                                   TRUST            TRUST            TRUST           TRUST
                                                               -------------    -------------    ------------    -------------
ASSETS
Investments in securities, at value                            $ 300,438,155    $ 277,221,401    $ 78,424,930    $ 557,686,445
     Securities on loan, at value (Note 2)                                 -       13,551,652         517,537       15,288,431
     Repurchase agreements, at value                                       -       12,314,000       2,982,000                -
                                                               -------------    -------------    ------------    -------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
      accompanying portfolio of investments)                     300,438,155      303,087,053      81,924,467      572,974,876
Cash                                                                   1,547              436             654              572
Foreign currency                                                           -                -               -           24,878
Receivables:
     Investments sold                                                      -          898,763               -                -
     Fund shares sold                                                102,817          240,321          53,315          734,551
     Variation margin for open futures contracts                           -                -           7,975                -
     Dividends and interest                                          530,076          278,500         109,033          950,781
Other assets                                                           1,537              584             465            2,527
                                                               -------------    -------------    ------------    -------------
     TOTAL ASSETS                                                301,074,132      304,505,657      82,095,909      574,688,185
                                                               -------------    -------------    ------------    -------------
LIABILITIES
Payables:
     Investments purchased                                                 -        5,413,697               -          504,193
     Dividend and interest withholding tax                                 -                -               -           18,853
     Due to adviser                                                        -              912               -              848
     Other payables and accrued expenses                              38,048           29,710          26,712           56,308
     Collateral for securities lending                                     -       13,885,067         533,071       15,667,588
                                                               -------------    -------------    ------------    -------------
     TOTAL LIABILITIES                                                38,048       19,329,386         559,783       16,247,790
                                                               -------------    -------------    ------------    -------------
NET ASSETS                                                     $ 301,036,084    $ 285,176,271    $ 81,536,126    $ 558,440,395
                                                               =============    =============    ============    =============
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                     $   1,751,830    $     910,435    $  1,026,275    $   3,092,009
Accumulated undistributed net realized gain (loss) on
     investments, futures, foreign currency
     and forward foreign currency contracts                      (47,569,263)      (3,355,592)     (5,205,605)      (6,765,496)
Unrealized appreciation (depreciation) on:
     Investments                                                  51,819,478       43,471,378      (7,829,543)      88,629,035
     Futures contracts                                                     -                -          64,812                -
     Foreign currency and forward foreign currency contracts               -                -               -              221
Capital shares at par value of $.01                                  176,231          226,937          59,943          439,769
Additional paid-in capital                                       294,857,808      243,923,113      93,420,244      473,044,857
                                                               -------------    -------------    ------------    -------------
NET ASSETS                                                     $ 301,036,084    $ 285,176,271    $ 81,536,126    $ 558,440,395
                                                               =============    =============    ============    =============
Investments in securities, including repurchase agreements
     and securities on loan, at identified cost                $ 248,618,677    $ 259,615,675    $ 89,754,010    $ 484,345,841
                                                               -------------    -------------    ------------    -------------
Investments in foreign currency, at identified cost                        -                -               -    $      24,728
                                                               =============    =============    ============    =============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                            $ 272,292,477    $ 183,743,205    $ 81,536,126    $ 355,263,251
                                                               =============    =============    ============    =============
Shares Outstanding                                                15,936,533       14,605,815       5,994,304       27,947,391
                                                               -------------    -------------    ------------    -------------
Net asset value, offering and redemption price per share       $       17.09    $       12.58    $      13.60    $       12.71
                                                               =============    =============    ============    =============
SERIES II SHARES:
Net Assets at value                                            $  28,743,607    $ 101,428,623               -    $ 203,168,369
                                                               =============    =============    ============    =============
Shares Outstanding                                                 1,686,522        8,087,549               -       16,028,770
                                                               -------------    -------------    ------------    -------------
Net asset value, offering and redemption price per share       $       17.04    $       12.54               -    $       12.68
                                                               =============    =============    ============    =============
SERIES III SHARES+:
Net Assets at value                                                        -    $       4,443               -    $       8,775
                                                               =============    =============    ============    =============
Shares Outstanding                                                         -              353               -              690
                                                               -------------    -------------    ------------    -------------
Net asset value, offering and redemption price per share                   -    $       12.58               -    $       12.71
                                                               =============    =============    ============    =============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                     GROWTH &     GREAT COMPANIES-      EQUITY-        INCOME &
                                                                      INCOME         AMERICA            INCOME          VALUE
                                                                      TRUST           TRUST              TRUST          TRUST
                                                                 ---------------  ----------------  --------------   -------------
ASSETS
Investments in securities, at value                              $ 1,664,775,848     $2,679,960     $1,585,586,759   $ 594,689,414
     Securities on loan, at value (Note 2)                            31,921,690        290,731         49,650,250      97,989,138
     Repurchase agreements, at value                                   3,210,000        131,000          3,675,000      35,318,000
                                                                 ---------------     ----------     --------------   -------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
     accompanying portfolio of investments)                        1,699,907,538      3,101,691      1,638,912,009     727,996,552
Cash                                                                         970            272              3,901             741
Receivables:
     Investments sold                                                          -              -          1,082,896         210,285
     Fund shares sold                                                    314,642              -            385,683          99,031
     Dividends and interest                                            1,380,607          2,701          4,025,509       2,452,558
Other assets                                                               9,472             19              7,640           3,282
                                                                 ---------------     ----------     --------------   -------------
     TOTAL ASSETS                                                  1,701,613,229      3,104,683      1,644,417,638     730,762,449
                                                                 ---------------     ----------     --------------   -------------
LIABILITIES
Payables:
     Investments purchased                                                     -              -             49,400      27,378,258
     Fund shares redeemed                                                890,713            258          1,898,293         483,679
     Dividend and interest withholding tax                                     -              -                  -             107
     Due to adviser                                                          955              -                833               -
     Other payables and accrued expenses                                 165,201         11,572            141,037          70,079
     Collateral for securities lending                                32,650,450        297,150         50,949,353     100,105,153
                                                                 ---------------     ----------     --------------   -------------
     TOTAL LIABILITIES                                                33,707,319        308,980         53,038,916     128,037,276
                                                                 ---------------     ----------     --------------   -------------
NET ASSETS                                                       $ 1,667,905,910     $2,795,703     $1,591,378,722   $ 602,725,173
                                                                 ===============     ==========     ==============   =============
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                       $    13,682,519              -     $   21,683,658   $   8,212,711
Accumulated undistributed net realized gain (loss) on
     investments, foreign currency
     and forward foreign currency contracts                         (124,902,425)    $      555         18,223,512     (62,878,034)
Unrealized appreciation (depreciation) on:
     Investments                                                     208,956,447        268,774        112,825,174      82,556,413
Capital shares at par value of $.01                                      765,626          1,996          1,046,450         582,566
Additional paid-in capital                                         1,569,403,743      2,524,378      1,437,599,928     574,251,517
                                                                 ---------------     ----------     --------------   -------------
NET ASSETS                                                       $ 1,667,905,910     $2,795,703     $1,591,378,722   $ 602,725,173
                                                                 ===============     ==========     ==============   =============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                      $ 1,490,951,091     $2,832,917     $1,526,086,835   $ 645,440,139
                                                                 ===============     ==========     ==============   =============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                              $ 1,553,119,457              -     $1,277,187,089   $ 521,948,858
                                                                 ===============     ==========     ==============   =============
Shares Outstanding                                                    71,277,951              -         83,928,129      50,422,025
                                                                 ---------------     ----------     --------------   -------------
Net asset value, offering and redemption price per share         $         21.79              -     $        15.22   $       10.35
                                                                 ===============     ==========     ==============   =============
SERIES II SHARES:
Net Assets at value                                              $   114,785,064     $2,795,703     $  314,183,582   $  80,776,315
                                                                 ===============     ==========     ==============   =============
Shares Outstanding                                                     5,284,626        199,643         20,716,370       7,834,569
                                                                 ---------------     ----------     --------------   -------------
Net asset value, offering and redemption price per share         $         21.72     $    14.00     $        15.17   $       10.31
                                                                 ===============     ==========     ==============   =============
SERIES III SHARES+:
Net Assets at value                                              $         1,389              -     $        8,051               -
                                                                 ===============     ==========     ==============   =============
Shares Outstanding                                                            64              -                529               -
                                                                 ---------------     ----------     --------------   -------------
Net asset value, offering and redemption price per share         $         21.79              -     $        15.22               -
                                                                 ===============     ==========     ==============   =============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                                     GLOBAL            HIGH            STRATEGIC
                                                                   BALANCED        ALLOCATION          YIELD              BOND
                                                                     TRUST           TRUST             TRUST             TRUST
                                                                 -------------    ------------    ---------------    -------------
ASSETS
Investments in securities, at value                              $ 150,968,045    $ 79,886,134    $   866,530,387    $ 734,042,561
     Securities on loan, at value (Note 2)                                   -         285,619        116,353,338       36,481,235
     Repurchase agreements, at value                                 4,991,000       2,694,000         38,125,000       41,849,000
                                                                 -------------    ------------    ---------------    -------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
      accompanying portfolio of investments)                       155,959,045      82,865,753      1,021,008,725      812,372,796
Cash                                                                       209             553                  -              858
Foreign currency                                                             -         444,495                  -                -
Receivables:
     Forward foreign currency contracts (Note 8)                             -          87,374                  -        1,039,011
     Investments sold                                                  797,634         258,696            364,100                -
     Fund shares sold                                                  287,398          27,633            218,442          247,413
     Dividends and interest                                            611,231         310,455         17,838,386        8,531,794
     Foreign tax withholding reclaims                                        -           5,462                  -                -
Other assets                                                               919             398              3,590            3,328
                                                                 -------------    ------------    ---------------    -------------
     TOTAL ASSETS                                                  157,656,436      84,000,819      1,039,433,243      822,195,200
                                                                 -------------    ------------    ---------------    -------------
LIABILITIES
Payables:
     Forward foreign currency contracts (Note 8)                             -         120,980                  -        2,988,021
     Investments purchased                                             856,761         585,854          2,192,875      174,076,760
     Fund shares redeemed                                              921,360               -            856,247           95,772
     Variation margin for open futures contracts                             -               -                  -           61,719
     Dividend and interest withholding tax                                 681           3,016                  -            1,461
     Due to adviser                                                          -               -                688              717
     Due to custodian                                                        -               -            364,000                -
     Other payables and accrued expenses                                25,155          36,187             93,104           83,775
     Collateral for securities lending                                       -         292,050        118,768,354       37,464,550
                                                                 -------------    ------------    ---------------    -------------
     TOTAL LIABILITIES                                               1,803,957       1,038,087        122,275,268      214,772,775
                                                                 -------------    ------------    ---------------    -------------
NET ASSETS                                                       $ 155,852,479    $ 82,962,732    $   917,157,975    $ 607,422,425
                                                                 =============    ============    ===============    =============
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                       $   2,950,669    $    965,193    $    51,597,667    $  27,056,882
Accumulated undistributed net realized gain (loss) on
     investments, futures, foreign currency
     and forward foreign currency contracts                        (66,227,284)    (27,107,771)      (107,082,769)     (20,842,285)
Unrealized appreciation (depreciation) on:
     Investments                                                    10,100,434       9,786,058         31,782,980       21,602,430
     Futures contracts                                                       -               -                  -         (575,940)
     Foreign currency and forward foreign currency contracts                 -         (17,366)            10,800       (1,799,008)
Capital shares at par value of $.01                                    123,251          85,574            923,165          518,439
Additional paid-in capital                                         208,905,409      99,251,044        939,926,132      581,461,907
                                                                 -------------    ------------    ---------------    -------------
NET ASSETS                                                       $ 155,852,479    $ 82,962,732    $   917,157,975    $ 607,422,425
                                                                 =============    ============    ===============    =============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                      $ 145,858,611    $ 73,079,695    $   989,225,745    $ 790,770,366
                                                                 -------------    ------------    ---------------    -------------
Investments in foreign currency, at identified cost                          -    $    436,434                  -                -
                                                                 =============    ============    ===============    =============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                              $ 137,713,432    $ 64,142,978    $   621,276,872    $ 456,191,614
                                                                 =============    ============    ===============    =============
Shares Outstanding                                                  10,886,439       6,612,339         62,463,752       38,903,952
                                                                 -------------    ------------    ---------------    -------------
Net asset value, offering and redemption price per share         $       12.65    $       9.70    $          9.95    $       11.73
                                                                 =============    ============    ===============    =============
SERIES II SHARES:
Net Assets at value                                              $  18,139,047    $ 18,819,754    $   295,864,648    $ 151,218,047
                                                                 =============    ============    ===============    =============
Shares Outstanding                                                   1,438,641       1,945,100         29,851,076       12,938,813
                                                                 -------------    ------------    ---------------    -------------
Net asset value, offering and redemption price per share         $       12.61    $       9.68    $          9.91    $       11.69
                                                                 =============    ============    ===============    =============
SERIES III SHARES+:
Net Assets at value                                                          -               -    $        16,455    $      12,764
                                                                 =============    ============    ===============    =============
Shares Outstanding                                                           -               -              1,654            1,089
                                                                 -------------    ------------    ---------------    -------------
Net asset value, offering and redemption price per share                     -               -    $          9.95    $       11.73
                                                                 =============    ============    ===============    =============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                    GLOBAL         DIVERSIFIED      INVESTMENT          TOTAL
                                                                     BOND             BOND         QUALITY BOND         RETURN
                                                                    TRUST             TRUST            TRUST            TRUST
                                                                 -------------    -------------    -------------    ---------------
ASSETS
Investments in securities, at value                              $ 283,783,083    $ 343,585,446    $ 470,350,733    $ 1,479,821,456
     Securities on loan, at value (Note 2)                          35,768,004       88,554,425       69,389,805        327,695,455
     Repurchase agreements, at value                                 8,887,000       51,287,000        9,027,000         52,501,000
                                                                 -------------    -------------    -------------    ---------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
      accompanying portfolio of investments)                       328,438,087      483,426,871      548,767,538      1,860,017,911
Cash                                                                         -               35              915             39,888
Foreign currency                                                     2,686,294                -                -          3,013,511
Receivables:
     Forward foreign currency contracts (Note 8)                     1,637,732                -                -             21,675
     Investments sold                                                7,098,233          276,493                -         21,345,864
     Fund shares sold                                                  208,904           71,068           77,325          1,091,364
     Variation margin for open futures contracts                        48,127                -                -            581,691
     Dividends and interest                                          3,984,019        4,049,371        6,642,724          8,035,062
     Interest on swap agreement                                        192,364                -                -              3,433
     Foreign tax withholding reclaims                                    1,305                -           14,656                  -
     Due from adviser                                                        -                -                -              3,446
Interest rate swap contracts (Note 3)                                        -                -                -             71,334
Other assets                                                             1,625            2,421            3,473              9,348
                                                                 -------------    -------------    -------------    ---------------
     TOTAL ASSETS                                                  344,296,690      487,826,259      555,506,631      1,894,234,527
                                                                 -------------    -------------    -------------    ---------------
LIABILITIES
Payables:
     Forward foreign currency contracts (Note 8)                       300,966                -                -            117,776
     Investments purchased                                          44,255,410       43,276,678            5,179         28,338,309
     Fund shares redeemed                                              162,900          188,739          439,223                  -
     Interest on swap agreement                                        610,508                -                -                412
     Variation margin for open futures contracts                             -                -           44,375                  -
     Dividend and interest withholding tax                               1,863                -              422                  -
     Due to adviser                                                        872                -              531                  -
     Due to custodian                                                    4,388                -                -                  -
     Other payables and accrued expenses                                65,121           59,154           83,659            191,263
     Collateral for securities lending                              36,584,365       90,346,566       70,793,540        334,433,933
Interest rate swap contracts (Note 3)                                1,648,882                -                -                  -
Written options outstanding, at value (Note 3)                       1,091,176                -                -          3,511,413
                                                                 -------------    -------------    -------------    ---------------
     TOTAL LIABILITIES                                              84,726,451      133,871,137       71,366,929        366,593,106
                                                                 -------------    -------------    -------------    ---------------
NET ASSETS                                                       $ 259,570,239    $ 353,955,122    $ 484,139,702    $ 1,527,641,421
                                                                 =============    =============    =============    ===============
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                       $  21,527,925    $  15,410,098    $  28,366,967    $    45,816,010
Accumulated undistributed net realized gain (loss) on
     investments, futures, options, swaps, foreign currency
     and forward foreign currency contracts                         (1,026,667)      (1,630,253)     (18,769,003)         7,242,415
Unrealized appreciation (depreciation) on:
     Investments                                                    20,479,610       10,381,604       28,389,583         19,262,552
     Futures contracts                                                 852,439                -         (192,504)         7,045,281
     Written options contracts                                          90,549                -                -            145,132
     Interest rate swaps                                            (1,648,882)               -                -             71,334
     Foreign currency and forward foreign currency contracts           731,275                -                -             (5,954)
Capital shares at par value of $.01                                    169,362          325,963          385,098          1,075,761
Additional paid-in capital                                         218,394,628      329,467,710      445,959,561      1,446,988,890
                                                                 -------------    -------------    -------------    ---------------
NET ASSETS                                                       $ 259,570,239    $ 353,955,122    $ 484,139,702    $ 1,527,641,421
                                                                 =============    =============    =============    ===============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                      $ 307,958,477    $ 473,045,267    $ 520,377,955    $ 1,840,755,359
                                                                 -------------    -------------    -------------    ---------------
Investments in foreign currency, at identified cost              $   2,656,663                -                -    $     2,923,781
                                                                 =============    =============    =============    ===============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                              $ 195,165,466    $ 296,040,952    $ 399,189,214    $ 1,036,128,097
                                                                 =============    =============    =============    ===============
Shares Outstanding                                                  12,724,956       27,251,577       31,739,711         72,891,661
                                                                 -------------    -------------    -------------    ---------------
Net asset value, offering and redemption price per share         $       15.34    $       10.86    $       12.58    $         14.21
                                                                 =============    =============    =============    ===============
SERIES II SHARES:
Net Assets at value                                              $  64,399,911    $  57,909,091    $  84,928,496    $   491,176,281
                                                                 =============    =============    =============    ===============
Shares Outstanding                                                   4,210,932        5,344,292        6,768,382         34,660,709
                                                                 -------------    -------------    -------------    ---------------
Net asset value, offering and redemption price per share         $       15.29    $       10.84    $       12.55    $         14.17
                                                                 =============    =============    =============    ===============
SERIES III SHARES+:
Net Assets at value                                              $       4,862    $       5,079    $      21,992    $       337,043
                                                                 =============    =============    =============    ===============
Shares Outstanding                                                         317              468            1,749             23,715
                                                                 -------------    -------------    -------------    ---------------
Net asset value, offering and redemption price per share         $       15.34    $       10.86    $       12.58    $         14.21
                                                                 =============    =============    =============    ===============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                  REAL RETURN      U.S GOVERNMENT         MONEY         SMALL CAP
                                                                      BOND           SECURITIES          MARKET           INDEX
                                                                     TRUST             TRUST              TRUST           TRUST
                                                                 -------------    ---------------    --------------   -------------
ASSETS
Investments in securities, at value                              $ 552,134,930    $ 1,164,867,465    $1,222,565,321   $ 170,435,496
     Securities on loan, at value (Note 2)                          18,591,282                  -                 -      28,752,474
     Repurchase agreements, at value                                12,785,000         98,641,000           660,000       5,769,000
                                                                 -------------    ---------------    --------------   -------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
     accompanying portfolio of investments)                        583,511,212      1,263,508,465     1,223,225,321     204,956,970
Cash                                                                       791                900               281           4,997
Receivables:
     Investments sold                                                2,551,868                  -                 -         188,190
     Fund shares sold                                                  391,115            146,145           316,347          61,305
     Dividends and interest                                            870,062          2,540,999                13         151,433
Interest rate swap contracts (Note 3)                                   28,974                  -                 -               -
Other assets                                                             1,199              6,053            45,094             553
                                                                 -------------    ---------------    --------------   -------------
     TOTAL ASSETS                                                  587,355,221      1,266,202,562     1,223,587,056     205,363,448
                                                                 -------------    ---------------    --------------   -------------
LIABILITIES
Payables:
     Forward foreign currency contracts (Note 8)                        44,154                  -                 -               -
     Investments purchased                                         288,102,235        532,223,885                 -           7,494
     Fund shares redeemed                                               93,306          1,123,439           694,609         438,305
     Variation margin for open futures contracts                             -              7,969                 -         229,671
     Dividend and interest withholding tax                                   -                  -                 -              66
     Due to adviser                                                        828                  -                 -             853
     Other payables and accrued expenses                                35,872            117,559           200,488          19,885
     Collateral for securities lending                              18,972,000                  -                 -      29,592,018
Written options outstanding, at value (Note 3)                         413,233                  -                 -               -
                                                                 -------------    ---------------    --------------   -------------
     TOTAL LIABILITIES                                             307,661,628        533,472,852           895,097      30,288,292
                                                                 -------------    ---------------    --------------   -------------
NET ASSETS                                                       $ 279,693,593    $   732,729,710    $1,222,691,959   $ 175,075,156
                                                                 =============    ===============    ==============   =============
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                       $   1,589,621    $    13,405,020                 -   $     608,272
Accumulated undistributed net realized gain (loss) on
     investments, futures, options, swaps, foreign currency
     and forward foreign currency contracts                          4,621,766          8,228,637                 -      (4,427,556)
Unrealized appreciation (depreciation) on:
     Investments                                                     3,458,488          9,450,870                 -      23,967,837
     Futures contracts                                                  (1,100)           (74,415)                -         652,167
     Written options contracts                                         112,919                  -                 -               -
     Interest rate swaps                                                28,971                  -                 -               -
     Foreign currency and forward foreign currency contracts           (44,151)                 -                 -               -
Capital shares at par value of $.01                                    213,417            523,514    $    1,222,692         136,896
Additional paid-in capital                                         269,713,662        701,196,084     1,221,469,267     154,137,540
                                                                 -------------    ---------------    --------------   -------------
NET ASSETS                                                       $ 279,693,593    $   732,729,710    $1,222,691,959   $ 175,075,156
                                                                 =============    ===============    ==============   =============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                      $ 580,052,724    $ 1,254,057,595    $1,223,225,321   $ 180,989,133
                                                                 =============    ===============    ==============   =============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                              $ 137,431,712    $   524,845,402    $1,037,111,831   $ 136,719,187
                                                                 =============    ===============    ==============   =============
Shares Outstanding                                                  10,479,347         37,475,192       103,711,175      10,684,236
                                                                 -------------    ---------------    --------------   -------------
Net asset value, offering and redemption price per share         $       13.11    $         14.01    $        10.00   $       12.80
                                                                 =============    ===============    ==============   =============
SERIES II SHARES:
Net Assets at value                                              $ 142,253,766    $   207,778,319    $  183,428,200   $  38,350,023
                                                                 =============    ===============    ==============   =============
Shares Outstanding                                                  10,861,717         14,868,647        18,342,820       3,004,926
                                                                 -------------    ---------------    --------------   -------------
Net asset value, offering and redemption price per share         $       13.10    $         13.97    $        10.00   $       12.76
                                                                 =============    ===============    ==============   =============
SERIES III SHARES+:
Net Assets at value                                              $       8,115    $       105,989    $    2,151,928   $       5,946
                                                                 =============    ===============    ==============   =============
Shares Outstanding                                                         619              7,566           215,192             465
                                                                 -------------    ---------------    --------------   -------------
Net asset value, offering and redemption price per share         $       13.11    $         14.01    $        10.00   $       12.80
                                                                 =============    ===============    ==============   =============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                  INTERNATIONAL       MID CAP       TOTAL STOCK           500
                                                                      INDEX            INDEX        MARKET INDEX         INDEX
                                                                      TRUST            TRUST           TRUST             TRUST
                                                                 ---------------  ---------------  ---------------  ---------------
ASSETS
Investments in securities, at value                              $    95,723,235  $   185,641,733  $   158,853,908  $ 1,082,487,434
     Securities on loan, at value (Note 2)                             9,227,722       14,747,247        5,296,027       16,325,678
     Repurchase agreements, at value                                   3,931,000        2,696,000        5,418,000       18,032,000
                                                                 ---------------  ---------------  ---------------  ---------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
      accompanying portfolio of investments)                         108,881,957      203,084,980      169,567,935    1,116,845,112
Cash                                                                         382                -                -              112
Foreign currency                                                          17,419                -                -                -
Receivables:
     Investments sold                                                      4,193          226,570            4,376                -
     Fund shares sold                                                     94,047          232,198          189,896          362,419
     Variation margin for open futures contracts                           5,052                -            3,293           54,063
     Dividends and interest                                               95,898          109,965          187,740        1,451,814
     Foreign tax withholding reclaims                                     22,204                -                -                -
Other assets                                                                 422              736              603            5,292
                                                                 ---------------  ---------------  ---------------  ---------------
     TOTAL ASSETS                                                    109,121,574      203,654,449      169,953,843    1,118,718,812
                                                                 ---------------  ---------------  ---------------  ---------------
LIABILITIES
Payables:
     Fund shares redeemed                                                      -          339,187          542,480        5,624,982
     Variation margin for open futures contracts                               -           28,800                -                -
     Dividend and interest withholding tax                                 8,368                -               49                -
     Due to adviser                                                          965              965              965              824
     Due to custodian                                                          -          225,867            4,147                -
     Other payables and accrued expenses                                  17,448           21,918           20,156           89,244
     Collateral for securities lending                                 9,718,352       15,125,107        5,449,043       16,796,934
                                                                 ---------------  ---------------  ---------------  ---------------
     TOTAL LIABILITIES                                                 9,745,133       15,741,844        6,016,840       22,511,984
                                                                 ---------------  ---------------  ---------------  ---------------
NET ASSETS                                                       $    99,376,441  $   187,912,605  $   163,937,003  $ 1,096,206,828
                                                                 ===============  ===============  ===============  ===============
NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                      ($       414,752) $       758,800  $     1,108,452  $    10,528,836
Accumulated undistributed net realized gain (loss) on
     investments, futures, foreign currency
     and forward foreign currency contracts                           (4,585,684)         104,513       (2,916,168)     (40,022,271)
Unrealized appreciation (depreciation) on:
     Investments                                                      (1,267,612)      20,345,675        1,467,771      (73,767,446)
     Futures contracts                                                   194,640           68,192          239,462          517,075
     Foreign currency and forward foreign currency contracts               5,744                -                -                -
Capital shares at par value of $.01                                      109,481          129,158          164,660        1,139,086
Additional paid-in capital                                           105,334,624      166,506,267      163,872,826    1,197,811,548
                                                                 ---------------  ---------------  ---------------  ---------------
NET ASSETS                                                       $    99,376,441  $   187,912,605  $   163,937,003  $ 1,096,206,828
                                                                 ===============  ===============  ===============  ===============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                      $   110,149,569  $   182,739,305  $   168,100,164  $ 1,190,612,558
                                                                 ---------------  ---------------  ---------------  ---------------
Investments in foreign currency, at identified cost              $        16,910                -                -                -
                                                                 ===============  ===============  ===============  ===============
NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                              $    82,196,992  $   145,255,448  $   133,964,493  $   980,365,544
                                                                 ===============  ===============  ===============  ===============
Shares Outstanding                                                     9,056,146        9,978,272       13,448,317      101,828,895
                                                                 ---------------  ---------------  ---------------  ---------------
Net asset value, offering and redemption price per share         $          9.08  $         14.56  $          9.96  $          9.63
                                                                 ===============  ===============  ===============  ===============
SERIES II SHARES:
Net Assets at value                                              $    17,176,053  $    42,656,679  $    29,971,825  $   115,825,698
                                                                 ===============  ===============  ===============  ===============
Shares Outstanding                                                     1,891,609        2,937,517        3,017,634       12,078,069
                                                                 ---------------  ---------------  ---------------  ---------------
Net asset value, offering and redemption price per share         $          9.08  $         14.52  $          9.93  $          9.59
                                                                 ===============  ===============  ===============  ===============
SERIES III SHARES+:
Net Assets at value                                              $         3,396  $           478  $           685  $        15,586
                                                                 ===============  ===============  ===============  ===============
Shares Outstanding                                                           374               33               69            1,618
                                                                 ---------------  ---------------  ---------------  ---------------
Net asset value, offering and redemption price per share         $          9.07  $         14.56  $          9.96  $          9.63
                                                                 ===============  ===============  ===============  ===============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                LIFESTYLE         LIFESTYLE           LIFESTYLE         LIFESTYLE
                                                             AGGRESSIVE 1000      GROWTH 820        BALANCED 640      MODERATE 460
                                                                  TRUST             TRUST               TRUST             TRUST
                                                             ---------------    ---------------    ---------------   ---------------
ASSETS
Investments in securities, at value                          $   485,710,860    $ 1,875,727,180    $ 2,071,013,354   $   747,429,463
                                                            ----------------   ----------------   ----------------  ----------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
      accompanying portfolio of investments)                     485,710,860      1,875,727,180      2,071,013,354       747,429,463
Receivables:
     Investments sold                                              1,046,879          1,322,885          1,793,057           771,441
     Fund shares sold                                                520,762          2,955,179          2,483,914         1,132,013
     Due from adviser                                                      -              8,072             10,219             1,861
Other assets                                                           1,570              2,063              2,411               949
                                                            ----------------   ----------------   ----------------  ----------------
     TOTAL ASSETS                                                487,280,071      1,880,015,379      2,075,302,955       749,335,727
                                                            ----------------   ----------------   ----------------  ----------------
LIABILITIES
Payables:
     Investments purchased                                         1,184,836          4,278,534          3,368,547         1,258,354
     Fund shares redeemed                                            379,609                  -            906,387           643,443
     Due to adviser                                                   17,651                  -                  -                 -
     Other payables and accrued expenses                                   -             40,591             45,895            23,624
                                                            ----------------   ----------------   ----------------  ----------------
     TOTAL LIABILITIES                                             1,582,096          4,319,125          4,320,829         1,925,421
                                                            ----------------   ----------------   ----------------  ----------------
NET ASSETS                                                   $   485,697,975    $ 1,875,696,254    $ 2,070,982,126   $   747,410,306
                                                            ================   ================   ================  ================

NET ASSETS CONSIST OF:
Accumulated undistributed net realized gain (loss) on
     investments                                            ($    65,893,970)  ($   202,416,229)  ($   143,938,979) ($   23,301,711)
Unrealized appreciation (depreciation) on:
     Investments                                                  87,421,569        293,676,072        264,295,072        70,442,723
Capital shares at par value of $.01                                  444,312          1,582,182          1,666,244           584,465
Additional paid-in capital                                       463,726,064      1,782,854,229      1,948,959,789       699,684,829
                                                            ----------------   ----------------   ----------------  ----------------
NET ASSETS                                                   $   485,697,975    $ 1,875,696,254    $ 2,070,982,126   $   747,410,306
                                                            ================   ================   ================  ================
Investments in securities, including repurchase agreements
      and securities on loan, at identified cost             $   398,289,291    $ 1,582,051,108    $ 1,806,718,282   $   676,986,740
                                                            ================   ================   ================  ================

NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                          $   327,926,648    $ 1,223,950,445    $ 1,330,925,209   $   461,742,874
                                                            ================   ================   ================  ================
Shares Outstanding                                                29,998,464        103,241,279        107,081,673        36,107,556
                                                            ----------------   ----------------   ----------------  ----------------
Net asset value, offering and redemption price per share     $         10.93    $         11.86    $         12.43   $         12.79
                                                            ================   ================   ================  ================

SERIES II SHARES:
Net Assets at value                                          $   157,764,029    $   651,730,326    $   740,010,676   $   285,664,594
                                                            ================   ================   ================  ================
Shares Outstanding                                                14,432,040         54,975,638         59,539,043        22,338,719
                                                            ----------------   ----------------   ----------------  ----------------
Net asset value, offering and redemption price per share     $         10.93    $         11.85    $         12.43   $         12.79
                                                            ================   ================   ================  ================
SERIES III SHARES+:
Net Assets at value                                          $         7,298    $        15,483    $        46,241   $         2,838
                                                            ================   ================   ================  ================
Shares Outstanding                                                       668              1,306              3,721               222
                                                            ----------------   ----------------   ----------------  ----------------
Net asset value, offering and redemption price per share     $         10.93    $         11.86    $         12.43   $         12.79
                                                            ================   ================   ================  ================

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                    LIFESTYLE       SMALL-MID     INTERNATIONAL    HIGH GRADE
                                                                CONSERVATIVE 280       CAP        EQUITY SELECT       BOND
                                                                     TRUST            TRUST           TRUST          TRUST
                                                                ----------------  -------------   -------------   -------------
ASSETS
Investments in securities, at value                              $ 453,053,036    $ 154,042,124   $ 112,899,288   $ 175,812,256
     Securities on loan, at value (Note 2)                                   -        9,376,565       6,436,107      39,158,811
     Repurchase agreements, at value                                         -        5,033,000       6,449,000      34,880,000
                                                                --------------    -------------   -------------   -------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
      accompanying portfolio of investments)                       453,053,036      168,451,689     125,784,395     249,851,067
Cash                                                                         -              368             780          32,518
Foreign currency                                                             -                -              34               -
Receivables:
     Forward foreign currency contracts (Note 8)                             -                -           4,561               -
     Investments sold                                                  597,380                -               -       1,421,772
     Fund shares sold                                                    1,394        1,068,274             100         182,604
     Dividends and interest                                                  -          143,272         128,816       1,566,431
     Foreign tax withholding reclaims                                        -                -          12,963               -
     Due from adviser                                                    8,304                -               -               -
Other assets                                                               717              599             475             738
                                                                --------------    -------------   -------------   -------------
     TOTAL ASSETS                                                  453,660,831      169,664,202     125,932,124     253,055,130
                                                                --------------    -------------   -------------   -------------

LIABILITIES
Payables:
     Investments purchased                                             131,507        1,146,811       1,244,041      34,214,189
     Fund shares redeemed                                              472,796                -         532,049          10,958
     Dividend and interest withholding tax                                   -                -          12,235               -
     Other payables and accrued expenses                                22,399           16,937          24,577          16,458
     Collateral for securities lending                                       -        9,626,360       6,760,432      39,953,319
                                                                --------------    -------------   -------------   -------------
     TOTAL LIABILITIES                                                 626,702       10,790,108       8,573,334      74,194,924
                                                                --------------    -------------   -------------   -------------
NET ASSETS                                                       $ 453,034,129    $ 158,874,094   $ 117,358,790   $ 178,860,206
                                                                ==============    =============   =============   =============

NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                                   -                -   $     866,223   $   4,038,766
Accumulated undistributed net realized gain (loss) on
     investments, foreign currency
     and forward foreign currency contracts                     ($      41,827)   $      99,188         252,651        (677,936)
Unrealized appreciation (depreciation) on:
     Investments                                                    28,462,959       22,112,855      21,204,242        (558,834)
     Foreign currency and forward foreign currency contracts                 -                -           2,276               -
Capital shares at par value of $.01                                    332,166          131,056          86,442         128,522
Additional paid-in capital                                         424,280,831      136,530,995      94,946,956     175,929,688
                                                                --------------    -------------   -------------   -------------
NET ASSETS                                                       $ 453,034,129    $ 158,874,094   $ 117,358,790   $ 178,860,206
                                                                ==============    =============   =============   =============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                      $ 424,590,077    $ 146,338,834   $ 104,580,153   $ 250,409,901
                                                                --------------    -------------   -------------   -------------
Investments in foreign currency, at identified cost                          -                -   $          33               -
                                                                ==============    =============   =============   =============

NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                              $ 299,278,381    $ 103,406,120   $  76,707,793   $ 115,165,126
                                                                ==============    =============   =============   =============
Shares Outstanding                                                  21,943,109        8,523,317       5,646,403       8,269,334
                                                                --------------    -------------   -------------   -------------
Net asset value, offering and redemption price per share         $       13.64    $       12.13   $       13.59   $       13.93
                                                                ==============    =============   =============   =============

SERIES II SHARES:
Net Assets at value                                              $ 153,654,373    $  55,465,699   $  40,649,506   $  63,688,328
                                                                ==============    =============   =============   =============
Shares Outstanding                                                  11,266,023        4,582,056       2,997,666       4,582,411
                                                                --------------    -------------   -------------   -------------
Net asset value, offering and redemption price per share         $       13.64    $       12.10   $       13.56   $       13.90
                                                                ==============    =============   =============   =============
SERIES III SHARES+:
Net Assets at value                                              $     101,375    $       2,275   $       1,491   $       6,752
                                                                ==============    =============   =============   =============
Shares Outstanding                                                       7,431              188             110             485
                                                                --------------    -------------   -------------   -------------
Net asset value, offering and redemption price per share         $       13.64    $       12.13   $       13.59   $       13.93
                                                                ==============    =============   =============   =============

+ Net assets and shares outstanding have been rounded for presentation purposes. The net asset value is as reported on December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 2003

                                                                   AMERICAN       AMERICAN      AMERICAN      AMERICAN BLUE CHIP
                                                                    GROWTH     INTERNATIONAL  GROWTH-INCOME   INCOME AND GROWTH
                                                                     TRUST         TRUST          TRUST             TRUST
                                                                 ------------  -------------  -------------   ------------------
ASSETS
Investments in securities, at value                              $273,170,043   $180,669,413   $183,487,911     $182,083,760
                                                                 ------------   ------------   ------------     ------------
     TOTAL INVESTMENTS IN SECURITIES, AT VALUE (See
     accompanying portfolio of investments)                       273,170,043    180,669,413    183,487,911      182,083,760
Receivables:
     Investments sold                                                       -              -             23                -
     Fund shares sold                                               1,050,264        570,948      1,731,763          460,603
Other assets                                                              337            631            171              558
                                                                 ------------   ------------   ------------     ------------
     TOTAL ASSETS                                                 274,220,644    181,240,992    185,219,868      182,544,921
                                                                 ------------   ------------   ------------     ------------

LIABILITIES
Payables:
     Investments purchased                                          1,042,116        565,689      1,726,505          455,159
     Due to custodian                                                     721            346            312              479
     Other payables and accrued expenses                               14,481         15,667         11,476           15,186
                                                                 ------------   ------------   ------------     ------------
     TOTAL LIABILITIES                                              1,057,318        581,702      1,738,293          470,824
                                                                 ------------   ------------   ------------     ------------
NET ASSETS                                                       $273,163,326   $180,659,290   $183,481,575     $182,074,097
                                                                 ============   ============   ============     ============

NET ASSETS CONSIST OF:
Undistributed net investment income (loss)                                  -   $  1,510,366   $  1,059,354                -
Accumulated undistributed net realized gain (loss) on
     investments                                                 $    135,259      4,268,613        378,046                -
Unrealized appreciation (depreciation) on:
     Investments                                                   23,779,663     27,474,298     15,391,112     $ 23,727,477
Capital shares at par value of $.01                                   177,267        108,406        118,111          117,905
Additional paid-in capital                                        249,071,137    147,297,607    166,534,952      158,228,715
                                                                 ------------   ------------   ------------     ------------
NET ASSETS                                                       $273,163,326   $180,659,290   $183,481,575     $182,074,097
                                                                 ============   ============   ============     ============
Investments in securities, including repurchase agreements and
     securities on loan, at identified cost                      $249,390,380   $153,195,115   $168,096,799     $158,356,283
                                                                 ============   ============   ============     ============

NET ASSET VALUES:
SERIES I SHARES:
Net Assets at value                                              $  3,389,017   $  2,590,436   $  1,222,849     $  1,281,642
                                                                 ============   ============   ============     ============
Shares Outstanding                                                    219,743        155,287         78,653           82,923
                                                                 ------------   ------------   ------------     ------------
Net asset value, offering and redemption price per share         $      15.42   $      16.68   $      15.55     $      15.46
                                                                 ============   ============   ============     ============

SERIES II SHARES:
Net Assets at value                                              $269,774,309   $178,068,854   $182,258,726     $180,792,455
                                                                 ============   ============   ============     ============
Shares Outstanding                                                 17,506,976     10,685,305     11,732,442       11,707,553
                                                                 ------------   ------------   ------------     ------------
Net asset value, offering and redemption price per share         $      15.41   $      16.66   $      15.53     $      15.44
                                                                 ============   ============   ============     ============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                     SCIENCE &      PACIFIC RIM        HEALTH          EMERGING
                                                                    TECHNOLOGY       EMERGING         SCIENCES          GROWTH
                                                                      TRUST        MARKETS TRUST        TRUST           TRUST *
                                                                  -------------    -------------    -------------    -------------
Investment Income:
     Interest                                                     $     265,934    $      16,950    $      45,657    $       2,208
     Dividends                                                        1,557,493        1,342,487          382,512           13,485
     Securities lending                                                  37,614           36,943           14,959            1,252
     Less: Foreign taxes withheld                                       (44,141)        (140,031)          (3,732)            (124)
                                                                  -------------    -------------    -------------    -------------
     Total income                                                     1,816,900        1,256,349          439,396           16,821
                                                                  -------------    -------------    -------------    -------------

Expenses:
     Investment adviser fee (Note 5)                                  4,681,446          429,130        1,092,397           25,370
     Distribution fee for Series I  (Note 6)                            688,402           79,023          122,225            1,996
     Distribution fee for Series II  (Note 6)                           125,430           30,175          117,235            8,029
     Distribution fee for Series III (Note 6)                                11                4               51              - +
     Custodian fee                                                      170,090          216,444          108,072           44,762
     Fund administration fees (Note 5)                                   56,663            6,923           12,818              330
     Printing and postage fees                                           80,897            4,787            8,807              317
     Audit and legal fees                                               106,900           21,943           16,215           15,298
     Registration and filing fees                                         6,439              854            1,880               75
     Trustees fees and expenses (Note 7)                                  8,158            1,007            1,919               54
     Transfer agent fee for Series III (Note 5)                             176               58              761              110
     Blue sky fees for Series III (Note 5)                                  125              115              172                5
     Miscellaneous                                                       13,945           11,718            3,350               90
                                                                  -------------    -------------    -------------    -------------
     Expenses before reductions by investment adviser                 5,938,682          802,181        1,485,902           96,436
     Less reductions of expenses by investment adviser (Note 5)        (126,175)            (173)         (30,286)         (42,921)
                                                                  -------------    -------------    -------------    -------------
     Total expenses                                                   5,812,507          802,008        1,455,616           53,515
                                                                  -------------    -------------    -------------    -------------
Net investment income (loss)                                         (3,995,607)         454,341       (1,016,220)         (36,694)
                                                                  -------------    -------------    -------------    -------------

Realized and unrealized gain (loss) on investments, options, foreign currency and forward foreign currency contracts:
Net realized gain (loss) on:
     Investment transactions                                        (54,186,358)      (1,191,780)       1,451,554          625,248
     Written options contracts                                                -                -          993,358                -
     Foreign currency and forward foreign currency contracts            (14,580)         (99,877)         (10,411)               -
Change in unrealized appreciation (depreciation) on:
     Investments (net of deferred tax liability)                    259,087,159       23,850,264       32,000,602          657,847
     Written options contracts                                                -                -          691,808                -
     Translation of foreign currency and forward foreign
     currency contracts                                                     290           (2,783)             (19)               -
                                                                  -------------    -------------    -------------    -------------
     Net gain (loss) on investments, options, foreign currency
     and forward foreign currency contracts                         204,886,511       22,555,824       35,126,892        1,283,095
                                                                  -------------    -------------    -------------    -------------
Net increase (decrease) in net assets resulting from operations   $ 200,890,904    $  23,010,165    $  34,110,672    $   1,246,401
                                                                  =============    =============    =============    =============

* For the period May 5, 2003 (commencement of operations) to December 31, 2003.

+ Rounds to less than $1.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                   AGGRESSIVE         EMERGING      SMALL COMPANY      DYNAMIC
                                                                     GROWTH        SMALL COMPANY        BLEND           GROWTH
                                                                     TRUST             TRUST            TRUST           TRUST
                                                                ---------------   ---------------  ---------------  ---------------
Investment Income:
   Interest                                                     $       162,315   $       160,418  $        49,233  $        27,652
   Dividends                                                            465,239         1,665,208        1,592,202          507,047
   Securities lending                                                    77,183           160,196           65,786           13,995
   Less: Foreign taxes withheld                                          (1,946)          (12,006)          (5,883)               -
                                                                ---------------   ---------------  ---------------  ---------------
   Total income                                                         702,791         1,973,816        1,701,338          548,694
                                                                ---------------   ---------------  ---------------  ---------------

Expenses:
   Investment adviser fee (Note 5)                                    2,206,081         3,373,559        1,426,321        1,127,166
   Distribution fee for Series I  (Note 6)                              347,061           496,693          186,006          160,981
   Distribution fee for Series II  (Note 6)                              98,577           152,985          120,666           88,504
   Distribution fee for Series III (Note 6)                                   - +               6                -                -
   Custodian fee                                                        132,879           114,829          108,999           58,915
   Fund administration fees (Note 5)                                     32,735            43,955           17,619           12,259
   Printing and postage fees                                             22,164            28,806           10,606           13,361
   Audit and legal fees                                                  21,557            24,853           16,973           31,111
   Registration and filing fees                                           3,835             5,314            1,990            1,047
   Trustees fees and expenses (Note 7)                                    4,876             6,337            2,342            1,480
   Transfer agent fee for Series III (Note 5)                                 -                94                -                -
   Blue sky fees for Series III (Note 5)                                      -               118                -                -
   Miscellaneous                                                          7,943            10,236            4,162            3,311
                                                                ---------------   ---------------  ---------------  ---------------
   Expenses before reductions by investment adviser                   2,877,708         4,257,785        1,895,684        1,498,135
   Less reductions of expenses by investment adviser (Note 5)                 -              (212)               -                -
                                                                ---------------   ---------------  ---------------  ---------------
   Total expenses                                                     2,877,708         4,257,573        1,895,684        1,498,135
                                                                ---------------   ---------------  ---------------  ---------------
Net investment income (loss)                                         (2,174,917)       (2,283,757)        (194,346)        (949,441)
                                                                ---------------   ---------------  ---------------  ---------------

Realized and unrealized gain (loss) on investments, options, foreign currency and forward foreign currency contracts:
Net realized gain (loss) on:
   Investment transactions                                           (3,581,642)      (11,730,417)      (8,444,140)      15,051,422
   Written options contracts                                             27,218                 -                -                -
   Foreign currency and forward foreign currency contracts                    -               527                -               23
Change in unrealized appreciation (depreciation) on:
   Investments                                                       82,529,333       144,059,646       64,215,879       25,874,818
   Written options contracts                                             11,497                 -                -                -
   Translation of foreign currency and forward foreign
   currency contracts                                                         -                21                7              (14)
                                                                ---------------   ---------------  ---------------  ---------------
   Net gain (loss) on investments, options, foreign
   currency and forward foreign currency contracts                   78,986,406       132,329,777       55,771,746       40,926,249
                                                                ---------------   ---------------  ---------------  ---------------
Net increase (decrease) in net assets resulting from operations $    76,811,489   $   130,046,020  $    55,577,400  $    39,976,808
                                                                ===============   ===============  ===============  ===============

+ Rounds to less than $1.

The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                       MID CAP          NATURAL          ALL CAP        STRATEGIC
                                                                        STOCK          RESOURCES          GROWTH      OPPORTUNITIES
                                                                        TRUST           TRUST *           TRUST           TRUST
                                                                    -------------    -------------    -------------   -------------
Investment Income:
     Interest                                                       $     227,313    $      45,766    $     214,645   $     182,452
     Dividends                                                            916,665        1,295,187        3,053,531       5,122,289
     Securities lending                                                    46,494           10,968           31,587          84,273
     Less: Foreign taxes withheld                                         (13,350)         (68,990)         (13,320)        (29,571)
                                                                    -------------    -------------    -------------   -------------
     Total income                                                       1,177,122        1,282,931        3,286,443       5,359,443
                                                                    -------------    -------------    -------------   -------------

Expenses:
     Investment adviser fee (Note 5)                                    2,065,374          689,622        4,162,214       3,670,593
     Distribution fee for Series I  (Note 6)                              309,384           72,573          706,034         763,520
     Distribution fee for Series II  (Note 6)                             218,610           92,483          180,526          53,750
     Distribution fee for Series III (Note 6)                                   2                2                2               -
     Custodian fee                                                        105,229           69,376          151,917         223,177
     Fund administration fees (Note 5)                                     31,781            7,918           66,146          68,056
     Printing and postage fees                                             20,050            7,460           45,622          48,954
     Audit and legal fees                                                  21,481           14,992           30,435          30,811
     Registration and filing fees                                           3,989            1,701            7,964           6,813
     Trustees fees and expenses (Note 7)                                    4,627            1,287            9,578          10,124
     Transfer agent fee for Series III (Note 5)                                13               18                -               -
     Blue sky fees for Series III (Note 5)                                    111              112                -               -
     Miscellaneous                                                          6,599            2,482           14,897          17,664
                                                                    -------------    -------------    -------------   -------------
     Expenses before reductions by investment adviser                   2,787,250          960,026        5,375,335       4,893,462
     Less reductions of expenses by investment adviser (Note 5)              (124)            (130)               -               -
                                                                    -------------    -------------    -------------   -------------
     Total expenses                                                     2,787,126          959,896        5,375,335       4,893,462
                                                                    -------------    -------------    -------------   -------------
Net investment income (loss)                                           (1,610,004)         323,035       (2,088,892)        465,981
                                                                    -------------    -------------    -------------   -------------

Realized and unrealized gain (loss) on investments, options, foreign currency and forward foreign currency contracts:
Net realized gain (loss) on:
     Investment transactions                                           20,391,397        4,834,228      (33,767,028)     17,835,740
     Written options contracts                                                  -                -           66,113               -
     Foreign currency and forward foreign currency contracts               (6,329)        (103,715)          47,358           8,857
Change in unrealized appreciation (depreciation) on:
     Investments                                                       77,436,540       39,255,276      171,359,467     102,044,091
     Translation of foreign currency and forward foreign currency
     contracts                                                                  -              (10)           1,248             435
                                                                    -------------    -------------    -------------   -------------
     Net gain (loss) on investments, options, foreign currency and
     forward foreign currency contracts                                97,821,608       43,985,779      137,707,158     119,889,123
                                                                    -------------    -------------    -------------   -------------

Net increase (decrease) in net assets resulting from operations     $  96,211,604    $  44,308,814    $ 135,618,266   $ 120,355,104
                                                                    =============    =============    =============   =============

* For the period May 5, 2003 (commencement of operations) to December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                  FINANCIAL      INTERNATIONAL                  INTERNATIONAL
                                                                  SERVICES           STOCK        OVERSEAS        SMALL CAP
                                                                    TRUST            TRUST          TRUST           TRUST
                                                                 ------------    -------------  -------------   -------------
Investment Income:
   Interest                                                      $     52,953    $     18,825   $     210,714   $     90,691
   Dividends                                                        1,024,850       7,321,183       6,385,640      4,515,950
   Securities lending                                                  11,610         202,615         148,068         53,815
   Less: Foreign taxes withheld                                       (25,701)       (784,381)       (787,865)      (726,505)
                                                                 ------------    ------------   -------------   ------------
   Total income                                                     1,063,712       6,758,242       5,956,557      3,933,951
                                                                 ------------    ------------   -------------   ------------

Expenses:
   Investment adviser fee (Note 5)                                    515,197       2,614,274       2,941,631      1,862,419
   Distribution fee for Series I  (Note 6)                             63,339         371,979         466,309        252,280
   Distribution fee for Series II  (Note 6)                            81,052         208,513         198,904        109,867
   Distribution fee for Series III (Note 6)                                 - +             2               6              9
   Custodian fee                                                       42,329         403,438         535,253        401,138
   Fund administration fees (Note 5)                                    7,572          38,102          44,329         18,562
   Printing and postage fees                                            5,095          22,351          22,679         13,894
   Audit and legal fees                                                14,769          25,560          27,133         20,441
   Registration and filing fees                                         1,071           4,223           4,702          2,732
   Trustees fees and expenses (Note 7)                                  1,116           5,170           5,612          2,772
   Transfer agent fee for Series III (Note 5)                               5               -               -            126
   Blue sky fees for Series III (Note 5)                                  110               -               -            120
   Miscellaneous                                                        1,548          15,384          11,819          4,713
                                                                 ------------    ------------   -------------   ------------
   Expenses before reductions by investment adviser                   733,203       3,708,996       4,258,377      2,689,073
   Less reductions of expenses by investment adviser (Note 5)            (115)              -               -           (246)
                                                                 ------------    ------------   -------------   ------------
   Total expenses                                                     733,088       3,708,996       4,258,377      2,688,827
                                                                 ------------    ------------   -------------   ------------
Net investment income (loss)                                          330,624       3,049,246       1,698,180      1,245,124
                                                                 ------------    ------------   -------------   ------------

Realized and unrealized gain (loss) on investments, futures, foreign currency and forward foreign currency contracts:
Net realized gain (loss) on:
   Investment transactions                                         (1,645,293)      1,862,497      (7,817,201)     9,754,341
   Futures contracts                                                        -               -             (81)             -
   Foreign currency and forward foreign currency contracts             (3,574)        434,591         211,354       (840,137)
Change in unrealized appreciation (depreciation) on:
   Investments                                                     21,509,955      83,476,094     150,019,040     88,922,359
   Translation of foreign currency and forward foreign
   currency contracts                                                   1,119         221,167          (2,665)        36,379
                                                                 ------------    ------------   -------------   ------------
   Net gain (loss) on investments, futures, foreign
   currency and forward foreign currency contracts                 19,862,207      85,994,349     142,410,447     97,872,942
                                                                 ------------    ------------   -------------   ------------

Net increase (decrease) in net assets resulting from operations  $ 20,192,831    $ 89,043,595   $ 144,108,627   $ 99,118,066
                                                                 ============    ============   =============   ============

+ Rounds to less than $1.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                 INTERNATIONAL   QUANTITATIVE     MID CAP        GLOBAL
                                                                     VALUE          MID CAP        CORE          EQUITY
                                                                     TRUST           TRUST        TRUST *        TRUST
                                                                 -------------   ------------   -----------   ------------
Investment Income:
     Interest                                                    $      84,232   $     40,539   $    46,497   $     19,859
     Dividends                                                      10,848,298        702,920       203,861      7,528,784
     Securities lending                                                322,361         12,946         3,262         88,944
     Less: Foreign taxes withheld                                   (1,190,499)        (1,189)         (223)      (494,656)
                                                                 -------------   ------------   -----------   ------------
     Total income                                                   10,064,392        755,216       253,397      7,142,931
                                                                 -------------   ------------   -----------   ------------

Expenses:
     Investment adviser fee (Note 5)                                 2,527,140        614,214       180,602      2,708,494
     Distribution fee for Series I  (Note 6)                           335,597        134,712        16,734        519,216
     Distribution fee for Series II  (Note 6)                          302,938         16,403        38,535         52,459
     Distribution fee for Series III (Note 6)                                1              -             - +            - +
     Custodian fee                                                     404,002         53,907        37,724        411,123
     Fund administration fees (Note 5)                                  38,379         11,451         2,206         47,288
     Printing and postage fees                                          18,972          7,915         2,082         32,539
     Audit and legal fees                                               25,195         15,361        12,829         25,322
     Registration and filing fees                                        4,153          1,425           490          5,549
     Trustees fees and expenses (Note 7)                                 5,005          1,736           360          6,867
     Transfer agent fee for Series III (Note 5)                              -              -             -              5
     Blue sky fees for Series III (Note 5)                                   -              -             -            110
     Miscellaneous                                                       8,600          2,569           546         21,191
                                                                 -------------   ------------   -----------   ------------
     Expenses before reductions by investment adviser                3,669,982        859,693       292,108      3,830,163
     Less reductions of expenses by investment adviser (Note 5)        (24,948)             -             -        (11,998)
                                                                 -------------   ------------   -----------   ------------
     Total expenses                                                  3,645,034        859,693       292,108      3,818,165
                                                                 -------------   ------------   -----------   ------------
Net investment income (loss)                                         6,419,358       (104,477)      (38,711)     3,324,766
                                                                 -------------   ------------   -----------   ------------

Realized and unrealized gain (loss) on investments, foreign
     currency and forward foreign currency contracts:
Net realized gain (loss) on:
     Investment transactions                                        (2,365,483)     6,379,227       580,482     23,780,580
     Foreign currency and forward foreign currency contracts          (577,316)             -             -      3,070,804
Change in unrealized appreciation (depreciation) on:
     Investments                                                   116,610,107     25,313,489     5,971,693     58,070,915
     Translation of foreign currency and
      forward foreign currency contracts                                17,775              -             -         51,590
                                                                 -------------   ------------   -----------   ------------
     Net gain (loss) on investments, foreign currency and
     forward foreign currency contracts                            113,685,083     31,692,716     6,552,175     84,973,889
                                                                 -------------   ------------   -----------   ------------

Net increase (decrease) in net assets resulting from operations  $ 120,104,441   $ 31,588,239   $ 6,513,464   $ 88,298,655
                                                                 =============   ============   ===========   ============

* For the period May 5, 2003 (commencement of operations) to December 31, 2003.

+ Rounds to less than $1.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                         STRATEGIC       CAPITAL      QUANTITATIVE     ALL CAP
                                                                           GROWTH      APPRECIATION     ALL CAP         CORE
                                                                            TRUST          TRUST        TRUST *         TRUST
                                                                        ------------   ------------   ------------   ------------
Investment Income:
     Interest                                                           $    102,359   $     66,718   $      1,332   $     96,025
     Dividends                                                             1,683,344      1,218,544         34,015      3,431,788
     Securities lending                                                        4,930          9,045            429         14,920
     Less: Foreign taxes withheld                                             (3,543)       (21,579)          (191)          (165)
                                                                        ------------   ------------   ------------   ------------
     Total income                                                          1,787,090      1,272,728         35,585      3,542,568
                                                                        ------------   ------------   ------------   ------------

Expenses:
     Investment adviser fee (Note 5)                                       1,488,580      1,114,821         15,620      1,746,290
     Distribution fee for Series I  (Note 6)                                 220,240        156,574          1,690        364,181
     Distribution fee for Series II  (Note 6)                                180,777        154,911          4,467         23,388
     Distribution fee for Series III (Note 6)                                      1              1              - +            -
     Custodian fee                                                           113,632         79,921         29,642        108,689
     Fund administration fees (Note 5)                                        23,400         18,176            276         31,800
     Printing and postage fees                                                13,623         11,391            259         21,972
     Audit and legal fees                                                     19,604         17,964         12,759         20,541
     Registration and filing fees                                              2,965          2,433             57          3,339
     Trustees fees and expenses (Note 7)                                       3,030          2,501             44          3,871
     Transfer agent fee for Series III (Note 5)                                   13              -              5              -
     Blue sky fees for Series III (Note 5)                                       111              -            110              -
     Miscellaneous                                                             5,170          3,531             71          8,119
                                                                        ------------   ------------   ------------   ------------
     Expenses before reductions by investment adviser                      2,071,146      1,562,224         65,000      2,332,190
     Less reductions of expenses by investment adviser (Note 5)                 (124)             -        (31,211)             -
                                                                        ------------   ------------   ------------   ------------
     Total expenses                                                        2,071,022      1,562,224         33,789      2,332,190
                                                                        ------------   ------------   ------------   ------------
Net investment income (loss)                                                (283,932)      (289,496)         1,796      1,210,378
                                                                        ------------   ------------   ------------   ------------

Realized and unrealized gain (loss) on investments, futures, options, foreign currency and forward foreign currency contracts:
Net realized gain (loss) on:
     Investment transactions                                               2,419,447     (2,362,073)       315,737     16,097,202
     Futures contracts                                                             -              -              -      5,938,356
     Written options contracts                                                     -          2,452              -              -
     Foreign currency and forward foreign currency contracts                     164              -              -              -
Change in unrealized appreciation (depreciation) on:
     Investments                                                          46,489,374     42,108,116        494,380     45,332,054
     Futures contracts                                                             -              -              -        404,634
     Translation of foreign currency and
     forward foreign currency contracts                                         (202)             -              -              -
                                                                        ------------   ------------   ------------   ------------
     Net gain (loss) on investments, futures, options,
      foreign currency and forward foreign currency contracts             48,908,783     39,748,495        810,117     67,772,246
                                                                        ------------   ------------   ------------   ------------

Net increase (decrease) in net assets resulting from operations         $ 48,624,851   $ 39,458,999   $    811,913   $ 68,982,624
                                                                        ============   ============   ============   ============

* For the period May 5, 2003 (commencement of operations) to December 31, 2003.

+ Rounds to less than $1.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                                                                 U.S. LARGE
                                                                LARGE CAP      QUANTITATIVE     BLUE CHIP        CAP TRUST
                                                                 GROWTH           EQUITY         GROWTH       (FORMERLY, U.S. LARGE
                                                                  TRUST           TRUST           TRUST       CAP VALUE TRUST)
                                                              -------------   -------------   -------------   ---------------------
Investment Income:
  Interest                                                    $      65,618   $      84,425   $      94,245       $     429,919
  Dividends                                                       5,602,879       4,067,440      13,231,162           6,097,992
  Securities lending                                                 34,331           8,092          66,824              45,078
  Less: Foreign taxes withheld                                      (14,150)        (11,196)        (62,007)            (81,142)
                                                              -------------   -------------   -------------       -------------
  Total income                                                    5,688,678       4,148,761      13,330,224           6,491,847
                                                              -------------   -------------   -------------       -------------

Expenses:
  Investment adviser fee (Note 5)                                 3,321,396       1,507,407       9,155,555           3,463,143
  Distribution fee for Series I  (Note 6)                           574,908         359,251       1,722,924             568,153
  Distribution fee for Series II  (Note 6)                          208,532          41,067         432,619             346,172
  Distribution fee for Series III (Note 6)                                -               - +             5                   1
  Custodian fee                                                     161,147          83,954         256,521             129,619
  Fund administration fees (Note 5)                                  56,445          32,861         159,487              60,601
  Printing and postage fees                                          38,277          20,494         103,029              31,892
  Audit and legal fees                                               27,483          21,397          55,598              29,303
  Registration and filing fees                                        7,025           3,281          18,538               6,479
  Trustees fees and expenses (Note 7)                                 8,201           4,812          23,068               8,459
  Transfer agent fee for Series III (Note 5)                              -               -              59                   -
  Blue sky fees for Series III (Note 5)                                   -               -             115                   -
  Miscellaneous                                                      12,741           8,201          37,732              18,273
                                                              -------------   -------------   -------------       -------------
  Expenses before reductions by investment adviser                4,416,155       2,082,725      11,965,250           4,662,095
  Less reductions of expenses by investment adviser (Note 5)              -               -        (320,829)                  -
                                                              -------------   -------------   -------------       -------------
  Total expenses                                                  4,416,155       2,082,725      11,644,421           4,662,095
                                                              -------------   -------------   -------------       -------------
Net investment income (loss)                                      1,272,523       2,066,036       1,685,803           1,829,752
                                                              -------------   -------------   -------------       -------------

Realized and unrealized gain (loss) on investments, futures, foreign currency and forward foreign currency contracts:
Net realized gain (loss) on:
  Investment transactions                                       (15,721,398)    (26,617,264)    (44,128,547)        (33,864,011)
  Futures contracts                                                       -         121,935               -                   -
  Foreign currency and forward foreign currency contracts             9,656               -         (65,275)                  -
Change in unrealized appreciation (depreciation) on:
  Investments                                                   116,432,026      77,836,476     373,187,550         185,849,158
  Translation of foreign currency and
  forward foreign currency contracts                                    490               -               -                   -
                                                              -------------   -------------   -------------       -------------
  Net gain (loss) on investments, futures, foreign
  currency and forward foreign currency contracts               100,720,774      51,341,147     328,993,728         151,985,147
                                                              -------------   -------------   -------------       -------------
Net increase (decrease) in net assets resulting from
  operations                                                  $ 101,993,297   $  53,407,183   $ 330,679,531       $ 153,814,899
                                                              =============   =============   =============       =============

+ Rounds to less than $1.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                      STRATEGIC
                                                                     VALUE TRUST         LARGE CAP                      REAL ESTATE
                                                                  (FORMERLY, CAPITAL       VALUE         UTILITIES      SECURITIES
                                                                 OPPORTUNITIES TRUST)     TRUST *          TRUST           TRUST
                                                                 --------------------  -------------   -------------  -------------
Investment Income:
   Interest                                                         $      38,228      $         614   $     243,090  $      73,102
   Dividends                                                            1,512,744             62,931         950,608     21,358,006
   Securities lending                                                       6,930                891           3,023         35,825
   Less: Foreign taxes withheld                                            (2,389)              (152)        (29,668)       (46,789)
                                                                    -------------      -------------   -------------  -------------
   Total income                                                         1,555,513             64,284       1,167,053     21,420,144
                                                                    -------------      -------------   -------------  -------------
Expenses:
   Investment adviser fee (Note 5)                                        666,775             35,746         298,813      2,765,858
   Distribution fee for Series I  (Note 6)                                 98,157              2,792          40,492        541,247
   Distribution fee for Series II  (Note 6)                                82,129             10,166          44,965        350,490
   Distribution fee for Series III (Note 6)                                     - +                -               - +           24
   Custodian fee                                                           91,043             80,545         139,591        110,690
   Fund administration fees (Note 5)                                        8,016                408           4,539         52,883
   Printing and postage fees                                                5,984                389           3,094         34,201
   Audit and legal fees                                                    15,301             12,302          14,898         27,222
   Registration and filing fees                                             1,311                 95             639          7,147
   Trustees fees and expenses (Note 7)                                      1,236                 67             673          7,355
   Transfer agent fee for Series III (Note 5)                                   -                  -               5            337
   Blue sky fees for Series III (Note 5)                                        -                  -             110            138
   Miscellaneous                                                            1,838                173           1,321         10,972
                                                                    -------------      -------------   -------------  -------------
   Expenses before reductions by investment adviser                       971,790            142,683         549,140      3,908,564
   Less reductions of expenses by investment adviser (Note 5)                   -            (70,148)           (115)          (475)
                                                                    -------------      -------------   -------------  -------------
   Total expenses                                                         971,790             72,535         549,025      3,908,089
                                                                    -------------      -------------   -------------  -------------
Net investment income (loss)                                              583,723             (8,251)        618,028     17,512,055
                                                                    -------------      -------------   -------------  -------------
Realized and unrealized gain (loss) on investments, foreign
   currency and forward foreign currency contracts:
Net realized gain (loss) on:
   Investment transactions                                              4,372,341            432,453       4,288,999     15,030,159
   Foreign currency and forward foreign currency contracts                    (27)                 -          (5,696)           125
Change in unrealized appreciation (depreciation) on:
   Investments                                                         19,745,838          1,293,298       6,991,872    124,300,806
   Translation of foreign currency and
   forward foreign currency contracts                                           -                  -           1,101              -
   Net gain (loss) on investments, futures, options,
                                                                    -------------      -------------   -------------  -------------
   foreign currency and forward foreign currency contracts             24,118,152          1,725,751      11,276,276    139,331,090
                                                                    -------------      -------------   -------------  -------------
Net increase (decrease) in net assets resulting from operations     $  24,701,875      $   1,717,500   $  11,894,304  $ 156,843,145
                                                                    =============      =============   =============  =============

* For the period May 5, 2003 (commencement of operations) to December 31, 2003.

+ Rounds to less than $1.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                  SMALL CAP     SMALL COMPANY     SPECIAL        MID CAP
                                                                OPPORTUNITIES       VALUE          VALUE          VALUE
                                                                    TRUST *         TRUST          TRUST *        TRUST
                                                                -------------   -------------   ------------   ------------
Investment Income:
   Interest                                                      $     14,545    $    132,362   $      6,114   $     96,980
   Dividends                                                          435,955       5,470,688         79,373      6,260,648
   Securities lending                                                   8,166          83,504          1,578         27,950
   Less: Foreign taxes withheld                                        (1,470)              -              -        (23,135)
                                                                 ------------    ------------   ------------   ------------
   Total income                                                       457,196       5,686,554         87,065      6,362,443
                                                                 ------------    ------------   ------------   ------------
Expenses:
   Investment adviser fee (Note 5)                                    258,418       3,737,802         71,496      2,831,730
   Distribution fee for Series I  (Note 6)                             28,076         486,336          8,349        378,002
   Distribution fee for Series II  (Note 6)                            34,985         318,807          8,322        392,802
   Distribution fee for Series III (Note 6)                                 - +             - +            - +            2
   Custodian fee                                                       31,077         117,121         31,685        110,103
   Fund administration fees (Note 5)                                    2,930          50,252            825         47,580
   Printing and postage fees                                            2,763          31,209            774         30,327
   Audit and legal fees                                                13,037          26,297         12,921         25,617
   Registration and filing fees                                           634           6,419            180          6,457
   Trustees fees and expenses (Note 7)                                    476           7,240            134          6,779
   Transfer agent fee for Series III (Note 5)                               -               -              5             22
   Blue sky fees for Series III (Note 5)                                    -               -            110            112
   Miscellaneous                                                          734          10,601            219          9,309
                                                                 ------------    ------------   ------------   ------------
   Expenses before reductions by investment adviser                   373,130       4,792,084        135,020      3,838,842
   Less reductions of expenses by investment adviser (Note 5)               -               -         (7,139)          (134)
                                                                 ------------    ------------   ------------   ------------
   Total expenses                                                     373,130       4,792,084        127,881      3,838,708
                                                                 ------------    ------------   ------------   ------------
Net investment income (loss)                                           84,066         894,470        (40,816)     2,523,735
                                                                 ------------    ------------   ------------   ------------
Realized and unrealized gain (loss) on investments, futures, foreign currency and forward foreign currency contracts:
Net realized gain (loss) on:
   Investment transactions                                            388,900       6,095,623        430,481     (3,014,911)
   Futures contracts                                                  933,878               -              -              -
   Foreign currency and forward foreign currency contracts               (530)              -              -              -
Change in unrealized appreciation (depreciation) on:
   Investments                                                     13,523,952     115,324,823      2,430,967     87,842,564
   Translation of foreign currency and
    forward foreign currency contracts                                     18               -              -              -
                                                                 ------------    ------------   ------------   ------------
   Net gain (loss) on investments, futures, foreign
    currency and forward foreign currency contracts                14,846,218     121,420,446      2,861,448     84,827,653
                                                                 ------------    ------------   ------------   ------------
Net increase (decrease) in net assets resulting from operations  $ 14,930,284    $122,314,916   $  2,820,632   $ 87,351,388
                                                                 ============    ============   ============   ============

* For the period May 5, 2003 (commencement of operations) to December 31, 2003.

+ Rounds to less than $1.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                                    ALL CAP         EQUITY        FUNDAMENTAL
                                                                     VALUE           VALUE           INDEX           VALUE
                                                                     TRUST           TRUST           TRUST           TRUST
                                                                 -------------   -------------   -------------   -------------
Investment Income:
   Interest                                                      $      34,769   $      49,223   $      12,550   $     319,461
   Dividends                                                         3,952,465       2,484,436       1,310,288       7,126,472
   Securities lending                                                   11,519          14,302             884          27,880
   Less: Foreign taxes withheld                                        (24,344)        (13,383)              -        (121,952)
                                                                 -------------   -------------   -------------   -------------
   Total income                                                      3,974,409       2,534,578       1,323,722       7,351,861
                                                                 -------------   -------------   -------------   -------------

Expenses:
   Investment adviser fee (Note 5)                                   1,628,789       1,175,734         185,625       3,165,632
   Distribution fee for Series I  (Note 6)                             351,726         164,852               -         443,198
   Distribution fee for Series II  (Note 6)                             63,429         161,274               -         432,379
   Distribution fee for Series III (Note 6)                                  -               4               -               8
   Custodian fee                                                        87,506          78,742         116,271         130,663
   Fund administration fees (Note 5)                                    32,032          11,486           9,737          50,301
   Printing and postage fees                                            20,592           9,183           6,669          32,729
   Audit and legal fees                                                 20,685          15,971          13,721          26,455
   Registration and filing fees                                          3,443           2,211          33,461           6,968
   Trustees fees and expenses (Note 7)                                   4,498           1,799           1,424           7,203
   Transfer agent fee for Series III (Note 5)                                -              54               -             113
   Blue sky fees for Series III (Note 5)                                     -             114               -             119
   Miscellaneous                                                         9,879           2,887           3,822          10,138
                                                                 -------------   -------------   -------------   -------------
   Expenses before reductions by investment adviser                  2,222,579       1,624,311         370,730       4,305,906
   Less reductions of expenses by investment adviser (Note 5)                -            (168)        (73,283)           (232)
                                                                 -------------   -------------   -------------   -------------
   Total expenses                                                    2,222,579       1,624,143         297,447       4,305,674
                                                                 -------------   -------------   -------------   -------------
Net investment income (loss)                                         1,751,830         910,435       1,026,275       3,046,187
                                                                 -------------   -------------   -------------   -------------

Realized and unrealized gain (loss) on investments, futures, foreign currency and forward foreign currency contracts:
Net realized gain (loss) on:
   Investment transactions                                         (19,847,634)       (927,654)       (354,253)     (1,282,681)
   Futures contracts                                                         -               -         113,665               -
   Foreign currency and forward foreign currency contracts                   -               -               -         (62,076)
Change in unrealized appreciation (depreciation) on:
   Investments                                                     101,874,284      52,170,119      17,714,342     115,859,410
   Futures contracts                                                         -               -         101,076               -
   Translation of foreign currency and
    forward foreign currency contracts                                       -               -               -             221
                                                                 -------------   -------------   -------------   -------------
   Net gain (loss) on investments, futures, foreign
    currency and forward foreign currency contracts                 82,026,650      51,242,465      17,574,830     114,514,874
                                                                 -------------   -------------   -------------   -------------
Net increase (decrease) in net assets resulting from operations  $  83,778,480   $  52,152,900   $  18,601,105   $ 117,561,061
                                                                 =============   =============   =============   =============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                    GROWTH &     GREAT COMPANIES-                    INCOME &
                                                                     INCOME          AMERICA       EQUITY-INCOME       VALUE
                                                                     TRUST           TRUST *           TRUST           TRUST
                                                                 -------------   ----------------  -------------   -------------
Investment Income:
    Interest                                                     $     121,361    $         260     $     529,778   $   7,519,446
    Dividends                                                       25,051,850           14,740        33,083,308       4,717,642
    Securities lending                                                  16,512               88            71,143          66,448
    Less: Foreign taxes withheld                                             -                -          (170,979)        (59,432)
                                                                 -------------    -------------     -------------   -------------
    Total income                                                    25,189,723           15,088        33,513,250      12,244,104
                                                                 -------------    -------------     -------------   -------------

Expenses:
    Investment adviser fee (Note 5)                                  8,314,092            7,159         9,193,136       3,432,039
    Distribution fee for Series I  (Note 6)                          2,157,552                -         1,638,202         716,503
    Distribution fee for Series II  (Note 6)                           260,575            3,341           649,100         176,180
    Distribution fee for Series III (Note 6)                                 1                -                 9               -
    Custodian fee                                                      286,920            6,161           258,789         210,592
    Fund administration fees (Note 5)                                  195,692              105           155,952          67,124
    Printing and postage fees                                          130,800              108           101,602          45,697
    Audit and legal fees                                                64,701           12,707            54,865          30,196
    Registration and filing fees                                        21,627              355            19,658           8,452
    Trustees fees and expenses (Note 7)                                 28,187               19            22,370           9,831
    Transfer agent fee for Series III (Note 5)                              13                -               126               -
    Blue sky fees for Series III (Note 5)                                  111                -               120               -
    Miscellaneous                                                       47,057               37            34,654          14,979
                                                                 -------------    -------------     -------------   -------------
    Expenses before reductions by investment adviser                11,507,328           29,992        12,128,583       4,711,593
    Less reductions of expenses by investment adviser (Note 5)            (124)         (14,722)         (323,437)              -
                                                                 -------------    -------------     -------------   -------------
    Total expenses                                                  11,507,204           15,270        11,805,146       4,711,593
                                                                 -------------    -------------     -------------   -------------
Net investment income (loss)                                        13,682,519             (182)       21,708,104       7,532,511
                                                                 -------------    -------------     -------------   -------------

Realized and unrealized gain (loss) on investments, foreign
    currency and forward foreign currency contracts:
Net realized gain (loss) on:
    Investment transactions                                        (34,180,718)           2,538        19,636,616     (27,342,026)
    Foreign currency and forward foreign currency contracts                  -                -           (24,446)            567
Change in unrealized appreciation (depreciation) on:
    Investments                                                    379,920,334          268,774       268,362,773     145,168,697
    Translation of foreign currency and
    forward foreign currency contracts                                       -                -                 -            (224)
                                                                 -------------    -------------     -------------   -------------
    Net gain (loss) on investments, foreign currency
    and forward foreign currency contracts                         345,739,616          271,312       287,974,943     117,827,014
                                                                 -------------    -------------     -------------   -------------
Net increase (decrease) in net assets resulting from operations  $ 359,422,135    $     271,130     $ 309,683,047   $ 125,359,525
                                                                 =============    =============     =============   =============

* For the period August 4, 2003 (commencement of operations) to December 31,
2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                                      GLOBAL
                                                                                 ALLOCATION TRUST         HIGH         STRATEGIC
                                                                   BALANCED     (FORMERLY, TACTICAL       YIELD           BOND
                                                                    TRUST        ALLOCATION TRUST)        TRUST          TRUST
                                                                 ------------   -------------------   -------------   ------------
Investment Income:
    Interest                                                     $  2,580,834      $    331,361       $  52,379,136   $ 30,205,630
    Dividends                                                       1,363,178           991,416           1,523,450         53,235
    Securities lending                                                  2,556               618             139,372         65,408
    Less: Foreign taxes withheld                                       (3,736)          (27,243)                  -              -
                                                                 ------------      ------------       -------------   ------------
    Total income                                                    3,942,832         1,296,152          54,041,958     30,324,273
                                                                 ------------      ------------       -------------   ------------

Expenses:
    Investment adviser fee (Note 5)                                   826,923           498,796           3,904,182      3,254,319
    Distribution fee for Series I  (Note 6)                           201,015            84,189             724,321        647,377
    Distribution fee for Series II  (Note 6)                           41,280            36,330             566,167        325,421
    Distribution fee for Series III (Note 6)                                -                 -                  19             16
    Custodian fee                                                      76,741           179,779             236,947        271,598
    Fund administration fees (Note 5)                                  19,385             8,556              66,835         66,395
    Printing and postage fees                                          13,040             5,820              38,064         41,848
    Audit and legal fees                                               17,373            14,492              37,757         37,428
    Registration and filing fees                                        2,268               973               8,966          8,688
    Trustees fees and expenses (Note 7)                                 2,812             1,262               8,973          9,642
    Transfer agent fee for Series III (Note 5)                              -                 -                 261            234
    Blue sky fees for Series III (Note 5)                                   -                 -                 131            129
    Miscellaneous                                                       4,541             2,697              16,723         17,380
                                                                 ------------      ------------       -------------   ------------
    Expenses before reductions by investment adviser                1,205,378           832,894           5,609,346      4,680,475
    Less reductions of expenses by investment adviser (Note 5)              -                 -                (392)          (363)
                                                                 ------------      ------------       -------------   ------------
    Total expenses                                                  1,205,378           832,894           5,608,954      4,680,112
                                                                 ------------      ------------       -------------   ------------
Net investment income (loss)                                        2,737,454           463,258          48,433,004     25,644,161
                                                                 ------------      ------------       -------------   ------------

Realized and unrealized gain (loss) on investments, futures, foreign currency and forward foreign currency contracts:
Net realized gain (loss) on:
    Investment transactions                                        (6,147,456)      (14,658,888)        (17,561,268)    17,585,205
    Futures contracts                                                       -                 -          (2,013,218)    (1,208,707)
    Foreign currency and forward foreign currency contracts               804           192,691             815,221        347,304
Change in unrealized appreciation (depreciation) on:
    Investments                                                    23,054,596        30,077,301          99,672,955     23,582,492
    Futures contracts                                                       -                 -           1,928,746       (575,940)
    Translation of foreign currency and
     forward foreign currency contracts                                  (337)          (17,366)            935,429     (1,799,008)
                                                                 ------------      ------------       -------------   ------------
    Net gain (loss) on investments, futures, foreign
    currency and forward foreign currency contracts                16,907,607        15,593,738          83,777,865     37,931,346
                                                                 ------------      ------------       -------------   ------------
Net increase (decrease) in net assets resulting from operations  $ 19,645,061      $ 16,056,996       $ 132,210,869   $ 63,575,507
                                                                 ============      ============       =============   ============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                    GLOBAL      DIVERSIFIED     INVESTMENT       TOTAL
                                                                     BOND           BOND       QUALITY BOND      RETURN
                                                                    TRUST           TRUST          TRUST         TRUST
                                                                 ------------   ------------   ------------   ------------
Investment Income:
   Interest                                                      $  8,828,809   $ 16,534,802   $ 29,300,452   $ 47,134,268
   Dividends                                                          102,296              -         17,650              -
   Securities lending                                                  15,710         32,545         65,404         81,372
   Less: Foreign taxes withheld                                       (16,321)             -              -              -
                                                                 ------------   ------------   ------------   ------------
   Total income                                                     8,930,494     16,567,347     29,383,506     47,215,640
                                                                 ------------   ------------   ------------   ------------

Expenses:
   Investment adviser fee (Note 5)                                  1,481,608      2,209,424      2,581,493      8,627,857
   Distribution fee for Series I  (Note 6)                            298,940        483,683        675,698      1,606,875
   Distribution fee for Series II  (Note 6)                           166,739        160,231        238,157      1,283,307
   Distribution fee for Series III (Note 6)                                 6              8             28            335
   Custodian fee                                                      291,633        164,989        319,664        477,551
   Fund administration fees (Note 5)                                   32,668         50,780         72,107        189,425
   Printing and postage fees                                           20,963         31,304         44,390        105,915
   Audit and legal fees                                                30,699         30,932         38,795         72,717
   Registration and filing fees                                         4,678          6,631          9,326         24,542
   Trustees fees and expenses (Note 7)                                  4,702          7,369         10,072         26,009
   Transfer agent fee for Series III (Note 5)                              90              -            405          4,081
   Blue sky fees for Series III (Note 5)                                  117              -            143            445
   Miscellaneous                                                       10,177         10,761         15,386         46,393
                                                                 ------------   ------------   ------------   ------------
   Expenses before reductions by investment adviser                 2,343,020      3,156,112      4,005,664     12,465,452
   Less reductions of expenses by investment adviser (Note 5)            (207)             -           (548)        (4,526)
                                                                 ------------   ------------   ------------   ------------
   Total expenses                                                   2,342,813      3,156,112      4,005,116     12,460,926
                                                                 ------------   ------------   ------------   ------------
Net investment income (loss)                                        6,587,681     13,411,235     25,378,390     34,754,714
                                                                 ------------   ------------   ------------   ------------

Realized and unrealized gain (loss) on investments, futures, options, swaps, foreign currency and forward foreign
   currency contracts:
Net realized gain (loss) on:
   Investment transactions                                          7,024,867      7,325,966      3,782,936     11,670,168
   Futures contracts                                                  990,848              -         74,259      7,584,806
   Written options contracts                                       (3,466,444)             -              -      5,297,083
   Interest rate swaps                                             (2,559,131)             -              -     (4,925,543)
   Foreign currency and forward foreign currency contracts         16,559,135             85              -      1,403,557
Change in unrealized appreciation (depreciation) on:
   Investments                                                      6,357,033     (4,274,207)     7,203,944      8,086,649
   Futures contracts                                                  357,486              -       (192,504)    (2,247,572)
   Written options contracts                                          (31,451)             -              -      1,893,091
   Interest rate swaps                                              1,670,959              -              -      2,405,668
   Translation of foreign currency and
   forward foreign currency contracts                                (183,127)           (34)             -      2,576,055
                                                                 ------------   ------------   ------------   ------------
   Net gain (loss) on investments, futures, options, swaps,
   foreign currency and forward foreign currency contracts         26,720,175      3,051,810     10,868,635     33,743,962
                                                                 ------------   ------------   ------------   ------------
Net increase (decrease) in net assets resulting from operations  $ 33,307,856   $ 16,463,045   $ 36,247,025   $ 68,498,676
                                                                 ============   ============   ============   ============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                 REAL RETURN    U.S. GOVERNMENT      MONEY         SMALL CAP
                                                                     BOND          SECURITIES       MARKET           INDEX
                                                                    TRUST *          TRUST           TRUST           TRUST
                                                                 ------------   ---------------   ------------   ------------
Investment Income:
    Interest                                                     $  2,365,708     $ 18,555,874    $ 17,079,013   $    188,209
    Dividends                                                               -                -               -      1,048,609
    Securities lending                                                  1,057                -               -         34,618
    Less: Foreign taxes withheld                                            -                -               -           (452)
                                                                 ------------     ------------    ------------   ------------
    Total income                                                    2,366,765       18,555,874      17,079,013      1,270,984
                                                                 ------------     ------------    ------------   ------------

Expenses:
    Investment adviser fee (Note 5)                                   801,605        4,213,924       5,235,724        402,004
    Distribution fee for Series I  (Note 6)                           114,742          948,886       1,918,710        129,195
    Distribution fee for Series II  (Note 6)                          199,865          674,467         756,973         73,744
    Distribution fee for Series III (Note 6)                                9              105           2,517              7
    Custodian fee                                                      45,503          336,927         284,069         18,000
    Fund administration fees (Note 5)                                  13,888          118,038         218,467         10,964
    Printing and postage fees                                          13,130           64,267         135,683          7,640
    Audit and legal fees                                               21,269           44,844          70,708         15,694
    Registration and filing fees                                        3,047           14,952          27,573          1,603
    Trustees fees and expenses (Note 7)                                 2,259           15,652          31,552          1,618
    Transfer agent fee for Series III (Note 5)                            130            1,255          33,444            108
    Blue sky fees for Series III (Note 5)                                 121              213           2,852            119
    Miscellaneous                                                       7,787           22,378          38,095          2,243
                                                                 ------------     ------------    ------------   ------------
    Expenses before reductions by investment adviser                1,223,355        6,455,908       8,756,367        662,939
    Less reductions of expenses by investment adviser (Note 5)           (251)          (1,468)        (36,296)          (227)
                                                                 ------------     ------------    ------------   ------------
    Total expenses                                                  1,223,104        6,454,440       8,720,071        662,712
                                                                 ------------     ------------    ------------   ------------
Net investment income (loss)                                        1,143,661       12,101,434       8,358,942        608,272
                                                                 ------------     ------------    ------------   ------------

Realized and unrealized gain (loss) on investments, futures, options, swaps, foreign currency and forward foreign
    currency contracts:
Net realized gain (loss) on:
    Investment transactions                                         5,137,877       18,335,985               -        570,622
    Futures contracts                                                      10          (69,845)              -      6,690,256
    Written options contracts                                         (16,406)               -               -              -
    Interest rate swaps                                               (27,915)               -               -              -
    Foreign currency and forward foreign currency contracts           (25,840)               -               -              -
Change in unrealized appreciation (depreciation) on:
    Investments                                                     3,458,488      (16,915,926)              -     32,910,619
    Futures contracts                                                  (1,100)        (369,128)              -        842,081
    Written options contracts                                         112,919                -               -              -
    Interest rate swaps                                                28,971                -               -              -
    Translation of foreign currency and
    forward foreign currency contracts                                (44,151)               -               -              -
                                                                 ------------     ------------    ------------   ------------
    Net gain (loss) on investments, futures, options, swaps,
    foreign currency and forward foreign currency contracts         8,622,853          981,086               -     41,013,578
                                                                 ------------     ------------    ------------   ------------

Net increase (decrease) in net assets resulting from operations  $  9,766,514     $ 13,082,520    $  8,358,942   $ 41,621,850
                                                                 ============     ============    ============   ============

* For the period May 5, 2003 (commencement of operations) to December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                               INTERNATIONAL     MID CAP     TOTAL STOCK        500
                                                                   INDEX          INDEX      MARKET INDEX      INDEX
                                                                   TRUST          TRUST          TRUST         TRUST
                                                               -------------  ------------   ------------   -------------
Investment Income:
   Interest                                                    $    100,566   $     84,319   $    125,909   $     186,993
   Dividends                                                      1,738,747      1,462,186      1,636,933      15,427,150
   Securities lending                                                40,689         15,421          7,173          27,367
   Less: Foreign taxes withheld                                    (181,628)             -           (217)              -
                                                               ------------   ------------   ------------   -------------
   Total income                                                   1,698,374      1,561,926      1,769,798      15,641,510
                                                               ------------   ------------   ------------   -------------

Expenses:
   Investment adviser fee (Note 5)                                  288,461        489,790        405,708       3,290,414
   Distribution fee for Series I  (Note 6)                           91,075        158,827        138,452       1,205,928
   Distribution fee for Series II  (Note 6)                          39,893         86,540         55,606         257,214
   Distribution fee for Series III (Note 6)                               1              - +            - +            12
   Custodian fee                                                     18,000         18,000         18,000          85,592
   Fund administration fees (Note 5)                                  8,514         14,958         11,392         106,414
   Printing and postage fees                                          5,770         10,066          8,085          72,822
   Audit and legal fees                                              14,996         16,754         15,822          41,230
   Registration and filing fees                                       1,140          2,071          1,624          14,051
   Trustees fees and expenses (Note 7)                                1,244          2,188          1,712          15,637
   Transfer agent fee for Series III (Note 5)                             5              5              5             135
   Blue sky fees for Series III (Note 5)                                110            110            110             121
   Miscellaneous                                                      1,826          3,932          4,945          23,357
                                                               ------------   ------------   ------------   -------------
   Expenses before reductions by investment adviser                 471,035        803,241        661,461       5,112,927
   Less reductions of expenses by investment adviser (Note 5)       (15,331)          (115)          (115)           (256)
                                                               ------------   ------------   ------------   -------------
   Total expenses                                                   455,704        803,126        661,346       5,112,671
                                                               ------------   ------------   ------------   -------------
Net investment income (loss)                                      1,242,670        758,800      1,108,452      10,528,839
                                                               ------------   ------------   ------------   -------------

Realized and unrealized gain (loss) on investments, futures, foreign currency and forward foreign currency contracts:
Net realized gain (loss) on:
   Investment transactions                                         (133,078)      (538,515)    (2,414,471)     (2,966,130)
   Futures contracts                                              1,405,755      2,015,469      2,705,866       1,626,950
   Foreign currency and forward foreign currency contracts         (276,496)             -              -               -
Change in unrealized appreciation (depreciation) on:
   Investments                                                   21,167,085     38,733,113     29,822,622     216,497,982
   Futures contracts                                                193,204         99,724        313,041         855,181
   Translation of foreign currency and
   forward foreign currency contracts                                (9,093)             -              -               -
                                                               ------------   ------------   ------------   -------------
   Net gain (loss) on investments, futures, foreign
   currency and forward foreign currency contracts               22,347,377     40,309,791     30,427,058     216,013,983
                                                               ------------   ------------   ------------   -------------
Net increase (decrease) in net assets resulting from
   operations                                                  $ 23,590,047   $ 41,068,591   $ 31,535,510   $ 226,542,822
                                                               ============   ============   ============   =============

+ Rounds to less than $1.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                    LIFESTYLE      LIFESTYLE      LIFESTYLE       LIFESTYLE
                                                                 AGGRESSIVE 1000   GROWTH 820    BALANCED 640    MODERATE 460
                                                                      TRUST           TRUST          TRUST          TRUST
                                                                 --------------- -------------   -------------   -------------
Investment Income:
   Income distributions received                                  $     863,484  $  10,435,511   $  22,070,007   $  11,356,725
                                                                  -------------  -------------   -------------   -------------
   Total income                                                         863,484     10,435,511      22,070,007      11,356,725
                                                                  -------------  -------------   -------------   -------------

Expenses:
   Investment adviser fee (Note 5)                                      180,863        650,210         747,831         302,152
   Distribution fee for Series III (Note 6)                                   1              - +            11               - +
   Fund administration fees (Note 5)                                     33,797        139,626         163,326          64,398
   Audit and legal fees                                                  21,731         50,474          56,701          29,796
   Registration and filing fees                                           2,042          8,877          10,750           4,349
   Trustees fees and expenses (Note 7)                                    5,003         20,565          24,019           9,431
   Transfer agent fee for Series III (Note 5)                                50             31             450              18
   Blue sky fees for Series III (Note 5)                                    114            113             147             112
   Miscellaneous                                                          3,130         12,615          13,962           5,120
                                                                  -------------  -------------   -------------   -------------
   Expenses before reductions by investment adviser                     246,731        882,511       1,017,197         415,376
   Less reductions of expenses by investment adviser (Note 5)           (12,934)          (144)           (597)           (130)
                                                                  -------------  -------------   -------------   -------------
   Total expenses                                                       233,797        882,367       1,016,600         415,246
                                                                  -------------  -------------   -------------   -------------
Net investment income (loss)                                            629,687      9,553,144      21,053,407      10,941,479
                                                                  -------------  -------------   -------------   -------------

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on:
   Investment transactions                                           (2,679,944)    (1,255,485)     26,761,312       9,437,052
Capital gain distributions received                                     238,829      2,668,830       8,517,698       3,702,356
Change in unrealized appreciation (depreciation) on:
   Investments                                                      105,973,948    339,229,915     274,682,779      71,269,154
                                                                  -------------  -------------   -------------   -------------
   Net gain (loss) on investments                                   103,532,833    340,643,260     309,961,789      84,408,562
                                                                  -------------  -------------   -------------   -------------

Net increase (decrease) in net assets resulting from operations   $ 104,162,520  $ 350,196,404   $ 331,015,196   $  95,350,041
                                                                  =============  =============   =============   =============

+ Rounds to less than $1.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                     LIFESTYLE        SMALL-MID    INTERNATIONAL   HIGH GRADE
                                                                 CONSERVATIVE 280        CAP       EQUITY SELECT      BOND
                                                                       TRUST            TRUST          TRUST          TRUST
                                                                 ----------------   ------------   -------------  ------------
Investment Income:
    Interest                                                                  -     $     52,926   $      20,994  $  4,240,320
    Dividends                                                                 -          928,121       2,326,860             -
    Income distributions received                                  $ 10,904,294                -               -             -
    Securities lending                                                        -           23,118          52,413        16,339
    Less: Foreign taxes withheld                                              -                -        (272,596)            -
                                                                   ------------     ------------   -------------  ------------
    Total income                                                     10,904,294        1,004,165       2,127,671     4,256,659
                                                                   ------------     ------------   -------------  ------------

Expenses:
    Investment adviser fee (Note 5)                                     220,906        1,019,650         719,514       716,128
    Distribution fee for Series I  (Note 6)                                   -          118,505          88,826       139,517
    Distribution fee for Series II  (Note 6)                                  -           99,148          72,550       123,542
    Distribution fee for Series III (Note 6)                                 46                2               1             9
    Custodian fee                                                             -           52,484         129,709        53,863
    Fund administration fees (Note 5)                                    48,505           11,825           8,982        14,606
    Printing and postage fees                                                 -            9,607           7,349        11,610
    Audit and legal fees                                                 25,526           15,983          15,639        14,550
    Registration and filing fees                                          3,248            1,863           1,319         2,135
    Trustees fees and expenses (Note 7)                                   7,099            1,703           1,291         2,097
    Transfer agent fee for Series III (Note 5)                            2,281                -               -             -
    Blue sky fees for Series III (Note 5)                                   297                -               -             -
    Miscellaneous                                                         3,672            2,227           1,628         9,663
                                                                   ------------     ------------   -------------  ------------
    Expenses before reductions by investment adviser                    311,580        1,332,997       1,046,808     1,087,720
    Less reductions of expenses by investment adviser (Note 5)          (17,675)               -         (46,008)            -
                                                                   ------------     ------------   -------------  ------------
    Total expenses                                                      293,905        1,332,997       1,000,800     1,087,720
                                                                   ------------     ------------   -------------  ------------
Net investment income (loss)                                         10,610,389         (328,832)      1,126,871     3,168,939
                                                                   ------------     ------------   -------------  ------------

Realized and unrealized gain (loss) on investments, foreign
    currency and forward foreign currency contracts:
Net realized gain (loss) on:
    Investment transactions                                           6,385,834          585,006         453,260       198,012
    Foreign currency and forward foreign currency contracts                   -                -         (22,158)            -
Capital gain distributions received                                   2,904,221                -               -             -
Change in unrealized appreciation (depreciation) on:
    Investments                                                      23,769,758       25,597,132      21,997,217    (1,910,640)
    Translation of foreign currency and forward foreign
    currency contracts                                                        -                -           2,049             -
                                                                   ------------     ------------   -------------  ------------
    Net gain (loss) on investments, foreign currency
    and forward foreign currency contracts                           33,059,813       26,182,138      22,430,368    (1,712,628)
                                                                   ------------     ------------   -------------  ------------
Net increase (decrease) in net assets resulting from operations    $ 43,670,202     $ 25,853,306   $  23,557,239  $  1,456,311
                                                                   ============     ============   =============  ============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                   AMERICAN        AMERICAN     AMERICAN      AMERICAN BLUE CHIP
                                                                    GROWTH      INTERNATIONAL GROWTH-INCOME   INCOME AND GROWTH
                                                                    TRUST *        TRUST *       TRUST *           TRUST *
                                                                 ------------   ------------- -------------   ------------------
Investment Income:
     Dividends                                                   $    244,387   $  1,912,377  $  1,328,387                 -
                                                                 ------------   ------------  ------------      ------------
     Total income                                                     244,387      1,912,377     1,328,387                 -
                                                                 ------------   ------------  ------------      ------------
Expenses:
     Distribution fee for Series I  (Note 6)                            2,607          2,550           751      $      1,103
     Distribution fee for Series II  (Note 6)                         400,988        369,681       251,628           358,954
     Fund administration fees (Note 5)                                  4,507          7,321         2,573             6,505
     Printing and postage fees                                          4,564          6,941         2,665             6,214
     Audit and legal fees                                              10,438         11,152         9,831            10,936
     Registration and filing fees                                       1,403          1,720           829             1,603
     Trustees fees and expenses (Note 7)                                  772          1,192           443             1,068
     Miscellaneous                                                        584          1,454           313             1,224
                                                                 ------------   ------------  ------------      ------------
     Total expenses                                                   425,863        402,011       269,033           387,607
                                                                 ------------   ------------  ------------      ------------
Net investment income (loss)                                         (181,476)     1,510,366     1,059,354          (387,607)
                                                                 ------------   ------------  ------------      ------------
Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on:
     Investment transactions                                          316,735      4,268,613       378,046            24,745
Change in unrealized appreciation (depreciation) on:
     Investments                                                   23,779,663     27,474,298    15,391,112        23,727,477
                                                                 ------------   ------------  ------------      ------------
     Net gain (loss) on investments                                24,096,398     31,742,911    15,769,158        23,752,222
                                                                 ------------   ------------  ------------      ------------
Net increase (decrease) in net assets resulting from operations  $ 23,914,922   $ 33,253,277  $ 16,828,512      $ 23,364,615
                                                                 ============   ============  ============      ============

* For the period May 5, 2003 (commencement of operations) to December 31, 2003.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                               SCIENCE &                     PACIFIC RIM
                                                                              TECHNOLOGY                  EMERGING MARKETS
                                                                                TRUST                           TRUST
                                                                    -----------------------------   -----------------------------
                                                                        YEAR            YEAR            YEAR            YEAR
                                                                       ENDED            ENDED           ENDED           ENDED
                                                                     12/31/2003      12/31/2002      12/31/2003      12/31/2002
                                                                   --------------  --------------   -------------   -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                          ($3,995,607)    ($4,286,470)  $     454,341   $     133,370
Net realized gain (loss) on:
     Investment transactions                                          (54,186,358)   (220,505,159)     (1,191,780)     (3,044,571)
     Written options contracts                                                  -               -               -               -
     Foreign currency and forward foreign currency contracts              (14,580)        (72,462)        (99,877)        (37,189)
Change in unrealized appreciation (depreciation) on:
     Investments                                                      259,087,159     (59,515,606)     23,850,264      (3,962,255)
     Written options contracts                                                  -               -               -               -
     Foreign currency and forward foreign currency contracts                  290               9          (2,783)          5,972
                                                                   --------------  --------------   -------------   -------------
Net increase (decrease) in net assets resulting from operations       200,890,904    (284,379,688)     23,010,165      (6,904,673)
Distribution to shareholders from:
     Net investment income
           Series I                                                             -               -         (79,371)        (67,906)
           Series II                                                            -               -         (12,910)            (43)
     Net realized short term gains on investments, futures,
     and foreign currency transactions
           Series I                                                             -               -               -               -
           Series II                                                            -               -               -               -
                                                                   --------------  --------------   -------------   -------------
     Total distributions                                                        -               -         (92,281)        (67,949)
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                           89,527,697      62,081,562     137,958,252     165,878,887
           Reinvestment of distributions                                        -               -          79,371          67,906
           Cost of shares redeemed                                   (118,224,502)   (149,187,997)   (136,713,813)   (169,242,574)
           Proceeds from shares issued in connection with
           reorganization (Note 1)                                     41,314,229               -               -               -
                                                                   --------------  --------------   -------------   -------------
     Total Series I transactions                                       12,617,424     (87,106,435)      1,323,810      (3,295,781)
     Series II
           Net proceeds from sales of shares                           38,341,623      13,571,630      56,984,927      32,640,217
           Reinvestment of distributions                                        -               -          12,910              43
           Cost of shares redeemed                                     (6,151,399)     (2,055,320)    (45,257,098)    (28,129,368)
           Proceeds from shares issued in connection with
           reorganization (Note 1)                                      7,920,788               -               -               -
                                                                   --------------  --------------   -------------   -------------
     Total Series II transactions                                      40,111,012      11,516,310      11,740,739       4,510,892
     Series III
           Net proceeds from sales of shares                               12,594               -           6,009               -
           Cost of shares redeemed                                         (6,679)              -          (3,093)              -
                                                                   --------------  --------------   -------------   -------------
     Total Series III transactions                                          5,915               -           2,916               -
Net increase (decrease) in net assets from capital
     share transactions                                                52,734,351     (75,590,125)     13,067,465       1,215,111
                                                                   --------------  --------------   -------------   -------------
Increase (decrease) in net assets                                     253,625,255    (359,969,813)     35,985,349      (5,757,511)
Net assets at beginning of period                                     369,617,120     729,586,933      50,223,535      55,981,046
                                                                   --------------  --------------   -------------   -------------
Net assets at end of period                                         $ 623,242,375   $ 369,617,120   $  86,208,884   $  50,223,535
                                                                   ==============  ==============   =============   =============
Undistributed net investment income (loss)                                      -               -   $     386,136   $      96,181
                                                                   ==============  ==============   =============   =============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                   9,667,375       6,383,441      19,382,842      24,554,014
          Reinvestment of distributions                                         -               -          14,671           9,591
          Shares redeemed                                             (12,829,869)    (16,061,882)    (19,114,680)    (25,072,621)
          Shares issued in connection with reorganization (Note 1)      4,759,704               -               -               -
                                                                   --------------  --------------   -------------   -------------
     Net increase (decrease)                                            1,597,210      (9,678,441)        282,833        (509,016)
                                                                   ==============  ==============   =============   =============
     Series II
          Shares sold                                                   4,027,780       1,728,531       8,965,635       5,058,620
          Reinvestment of distributions                                         -               -           2,386               6
          Shares redeemed                                                (650,029)       (271,219)     (7,291,408)     (4,320,960)
          Shares issued in connection with reorganization (Note 1)        912,533               -                               -
                                                                   --------------  --------------   -------------   -------------
     Net increase (decrease)                                            4,290,284       1,457,312       1,676,613         737,666
                                                                   ==============  ==============   =============   =============
     Series III
          Shares sold                                                       1,186               -             755               -
          Shares redeemed                                                    (637)              -            (393)              -
                                                                   --------------  --------------   -------------   -------------
     Net increase (decrease)                                                  549               -             362               -
                                                                   ==============  ==============   =============   =============
                                                                                HEALTH
                                                                               SCIENCES
                                                                                TRUST
                                                                    ----------------------------
                                                                        YEAR            YEAR
                                                                       ENDED           ENDED
                                                                     12/31/2003      12/31/2002
                                                                   --------------  -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                          ($1,016,220)     ($526,682)
Net realized gain (loss) on:
     Investment transactions                                            1,451,554     (8,947,897)
     Written options contracts                                            993,358        407,902
     Foreign currency and forward foreign currency contracts              (10,411)        (2,436)
Change in unrealized appreciation (depreciation) on:
     Investments                                                       32,000,602    (12,943,681)
     Written options contracts                                            691,808        (68,440)
     Foreign currency and forward foreign currency contracts                  (19)           487
                                                                   --------------  -------------
Net increase (decrease) in net assets resulting from operations        34,110,672    (22,080,747)
Distribution to shareholders from:
     Net investment income
           Series I                                                             -              -
           Series II                                                            -              -
     Net realized short term gains on investments, futures,
     and foreign currency transactions
           Series I                                                             -       (154,834)
           Series II                                                            -           (294)
                                                                   --------------  -------------
     Total distributions                                                        -       (155,128)
Capital Shares Transactions ++ :
     Series I
           Net proceeds from sales of shares                           28,537,648     46,197,297
           Reinvestment of distributions                                        -        154,834
           Cost of shares redeemed                                    (13,989,412)   (14,213,777)
           Proceeds from shares issued in connection with
           reorganization (Note 1)                                              -              -
                                                                   --------------  -------------
     Total Series I transactions                                       14,548,236     32,138,354
     Series II
           Net proceeds from sales of shares                           29,341,593     16,714,764
           Reinvestment of distributions                                        -            294
           Cost of shares redeemed                                     (1,253,548)      (185,358)
           Proceeds from shares issued in connection with
           reorganization (Note 1)                                              -              -
                                                                   --------------  -------------
     Total Series II transactions                                      28,088,045     16,529,700
     Series III
           Net proceeds from sales of shares                               42,919              -
           Cost of shares redeemed                                         (8,281)             -
                                                                   --------------  -------------
     Total Series III transactions                                         34,638              -
Net increase (decrease) in net assets from capital
     share transactions                                                42,670,919     48,668,054
                                                                   --------------  -------------
Increase (decrease) in net assets                                      76,781,591     26,432,179
Net assets at beginning of period                                      77,999,721     51,567,542
                                                                   --------------  -------------
Net assets at end of period                                         $ 154,781,312   $ 77,999,721
                                                                   ==============  =============
Undistributed net investment income (loss)                                      -              -
                                                                   ==============  =============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                   2,422,196      3,875,954
          Reinvestment of distributions                                         -         12,839
          Shares redeemed                                              (1,206,935)    (1,384,522)
          Shares issued in connection with reorganization (Note 1)              -              -
                                                                   --------------  -------------
     Net increase (decrease)                                            1,215,261      2,504,271
                                                                   ==============  =============
     Series II
          Shares sold                                                   2,518,844      1,638,592
          Reinvestment of distributions                                         -             24
          Shares redeemed                                                (103,957)       (18,527)
          Shares issued in connection with reorganization (Note 1)                             -
                                                                   --------------  -------------
     Net increase (decrease)                                            2,414,887      1,620,089
                                                                   ==============  =============
     Series III
          Shares sold                                                       3,388              -
          Shares redeemed                                                    (640)             -
                                                                   --------------  -------------
     Net increase (decrease)                                                2,748              -
                                                                   ==============  =============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                  EMERGING               AGGRESSIVE
                                                                   GROWTH                  GROWTH
                                                                    TRUST                  TRUST
                                                                 ------------   ------------------------------
                                                                  05/05/2003*        YEAR             YEAR
                                                                       TO           ENDED            ENDED
                                                                  12/31/2003      12/31/2003       12/31/2002
                                                                 ------------   --------------   --------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                         ($36,694)     ($2,174,917)     ($2,151,875)
Net realized gain (loss) on:
     Investment transactions                                          625,248       (3,581,642)     (52,271,497)
     Written options contracts                                              -           27,218                -
     Foreign currency and forward foreign currency contracts                -                -                -
Change in unrealized appreciation (depreciation) on:
     Investments                                                      657,847       82,529,333      (24,456,023)
     Written options contracts                                              -           11,497                -
     Foreign currency and forward foreign currency contracts                -                -                -
                                                                 ------------   --------------   --------------
Net increase (decrease) in net assets resulting from operations     1,246,401       76,811,489      (78,879,395)
Distribution to shareholders from:
     Net realized short term gains on investments, futures, and foreign currency transactions
           Series I                                                  (118,331)               -                -
           Series II                                                 (228,962)               -                -
           Series III                                                      (4)               -                -
                                                                 ------------   --------------   --------------
     Total distributions                                             (347,297)               -                -
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                        2,736,305       46,648,776       90,256,267
           Reinvestment of distributions                              118,331                -                -
           Cost of shares redeemed                                    (68,203)     (79,138,654)     (96,207,266)
                                                                 ------------   --------------   --------------
     Total Series I transactions                                    2,786,433      (32,489,878)      (5,950,999)
     Series II
           Net proceeds from sales of shares                        6,397,588       28,116,335       19,065,993
           Reinvestment of distributions                              228,962                -                -
           Cost of shares redeemed                                 (1,054,181)     (14,152,388)        (861,419)
                                                                 ------------   --------------   --------------
     Total Series II transactions                                   5,572,369       13,963,947       18,204,574
     Series III
           Net proceeds from sales of shares                              100              192                -
           Reinvestment of distributions                                    4                -                -
           Cost of shares redeemed                                          -               (6)               -
                                                                 ------------   --------------   --------------
     Total Series III transactions                                        104              186                -
Net increase (decrease) in net assets from capital
     share transactions                                             8,358,906      (18,525,745)      12,253,575
                                                                 ------------   --------------   --------------
Increase (decrease) in net assets                                   9,258,010       58,285,744      (66,625,820)
Net assets at beginning of period                                           -      243,120,272      309,746,092
                                                                 ------------   --------------   --------------
Net assets at end of period                                       $ 9,258,010    $ 301,406,016    $ 243,120,272
                                                                 ============   ==============   ==============
Undistributed net investment income (loss)                                  -                -                -
                                                                 ============   ==============   ==============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                 198,870        4,327,513        7,652,648
          Reinvestment of distributions                                 7,423                -                -
          Shares redeemed                                              (4,512)      (7,422,269)      (8,328,687)
                                                                 ------------   --------------   --------------
     Net increase (decrease)                                          201,781       (3,094,756)        (676,039)
                                                                 ============   ==============   ==============
     Series II
          Shares sold                                                 441,551        2,557,029        1,824,408
          Reinvestment of distributions                                14,382                -                -
          Shares redeemed                                             (69,392)      (1,264,397)         (78,065)
                                                                 ------------   --------------   --------------
     Net increase (decrease)                                          386,541        1,292,632        1,746,343
                                                                 ============   ==============   ==============
     Series III
          Shares sold                                                       7               15                -
          Shares redeemed                                                   - +              - +              -
                                                                 ------------   --------------   --------------
     Net increase (decrease)                                                7               15                -
                                                                 ============   ==============   ==============
                                                                            EMERGING
                                                                        SMALL COMPANY
                                                                             TRUST
                                                                  ------------------------------
                                                                      YEAR             YEAR
                                                                     ENDED            ENDED
                                                                   12/31/2003       12/31/2002
                                                                 ---------------  ---------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                        ($2,283,757)     ($2,115,850)
Net realized gain (loss) on:
     Investment transactions                                        (11,730,417)     (46,195,893)
     Written options contracts                                                -                -
     Foreign currency and forward foreign currency contracts                527              (31)
Change in unrealized appreciation (depreciation) on:
     Investments                                                    144,059,646      (83,535,512)
     Written options contracts                                                -                -
     Foreign currency and forward foreign currency contracts                 21                -
                                                                 --------------   --------------
Net increase (decrease) in net assets resulting from operations     130,046,020     (131,847,286)
Distribution to shareholders from:
     Net realized short term gains on investments, futures, and foreign currency transactions
           Series I                                                           -                -
           Series II                                                          -                -
           Series III                                                         -                -
                                                                 --------------   --------------
     Total distributions                                                      -                -
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                         69,413,573       75,144,206
           Reinvestment of distributions                                      -                -
           Cost of shares redeemed                                  (75,236,064)     (97,579,481)
                                                                 --------------   --------------
     Total Series I transactions                                     (5,822,491)     (22,435,275)
     Series II
           Net proceeds from sales of shares                         53,969,432       21,591,400
           Reinvestment of distributions                                      -                -
           Cost of shares redeemed                                   (5,309,310)      (3,596,353)
                                                                 --------------   --------------
     Total Series II transactions                                    48,660,122       17,995,047
     Series III
           Net proceeds from sales of shares                             12,311                -
           Reinvestment of distributions                                      -                -
           Cost of shares redeemed                                      (11,777)               -
                                                                 --------------   --------------
     Total Series III transactions                                          534                -
Net increase (decrease) in net assets from capital
     share transactions                                              42,838,165       (4,440,228)
                                                                 --------------   --------------
Increase (decrease) in net assets                                   172,884,185     (136,287,514)
Net assets at beginning of period                                   311,385,746      447,673,260
                                                                 --------------   --------------
Net assets at end of period                                       $ 484,269,931    $ 311,385,746
                                                                 ==============   ==============
Undistributed net investment income (loss)                                    -    $      89,642
                                                                 ==============   ==============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                 3,188,609        3,469,815
          Reinvestment of distributions                                       -                -
          Shares redeemed                                            (3,528,616)      (4,734,571)
                                                                 --------------   --------------
     Net increase (decrease)                                           (340,007)      (1,264,756)
                                                                 ==============   ==============
     Series II
          Shares sold                                                 2,495,921        1,148,348
          Reinvestment of distributions                                       -                -
          Shares redeemed                                              (240,658)        (183,482)
                                                                 --------------   --------------
     Net increase (decrease)                                          2,255,263          964,866
                                                                 ==============   ==============
     Series III
          Shares sold                                                       513                -
          Shares redeemed                                                  (488)               -
                                                                 --------------   --------------
     Net increase (decrease)                                                 25                -
                                                                 ==============   ==============

* Commencement of operations
+ Rounds to less than 1 share.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                            SMALL COMPANY                      DYNAMIC
                                                                                BLEND                          GROWTH
                                                                                TRUST                           TRUST
                                                                    -------------------------------  ------------------------------
                                                                         YEAR             YEAR            YEAR            YEAR
                                                                        ENDED            ENDED            ENDED          ENDED
                                                                      12/31/2003       12/31/2002      12/31/2003      12/31/2002
                                                                    --------------   --------------  --------------  --------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                             ($194,346)        ($51,229)      ($949,441)      ($618,941)
Net realized gain (loss) on:
     Investment transactions                                            (8,444,140)     (15,712,171)     15,051,422     (46,090,275)
     Foreign currency and forward foreign currency contracts                     -              (26)             23               -
Change in unrealized appreciation (depreciation) on:
     Investments                                                        64,215,879      (34,136,138)     25,874,818       8,004,166
     Foreign currency and forward foreign currency contracts                     7                -             (14)              -
                                                                    --------------   --------------  --------------  --------------
Net increase (decrease) in net assets resulting from operations         55,577,400      (49,899,564)     39,976,808     (38,705,050)
Distribution to shareholders from:
     Net investment income
           Series I                                                              -         (329,892)              -               -
           Series II                                                             -             (326)              -               -
                                                                    --------------   --------------  --------------  --------------
     Total distributions                                                         -         (330,218)              -               -
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                            54,915,053       93,368,317      24,233,424      47,280,410
           Reinvestment of distributions                                         -          329,892               -               -
           Cost of shares redeemed                                     (53,205,995)     (99,171,706)    (27,389,832)    (77,707,954)
           Proceeds from shares issued in connection with
           reorganization (Note 1)                                               -                -      47,815,177               -
                                                                    --------------   --------------  --------------  --------------
     Total Series I transactions                                         1,709,058       (5,473,497)     44,658,769     (30,427,544)
     Series II
           Net proceeds from sales of shares                            35,867,061       21,964,043      12,532,103       8,996,081
           Reinvestment of distributions                                         -              326               -               -
           Cost of shares redeemed                                      (4,999,947)      (5,139,852)     (4,140,776)     (4,585,297)
           Proceeds from shares issued in connection with
           reorganization (Note 1)                                               -                -      20,967,893               -
                                                                    --------------   --------------  --------------  --------------
     Total Series II transactions                                       30,867,114       16,824,517      29,359,220       4,410,784
     Series III
           Net proceeds from sales of shares                                     -                -               -               -
           Cost of shares redeemed                                               -                -               -               -
                                                                    --------------   --------------  --------------  --------------
     Total Series III transactions                                               -                -               -               -
Net increase (decrease) in net assets from capital
     share transactions                                                 32,576,172       11,351,020      74,017,989     (26,016,760)
                                                                    --------------   --------------  --------------  --------------
Increase (decrease) in net assets                                       88,153,572      (38,878,762)    113,994,797     (64,721,810)
Net assets at beginning of period                                      122,371,205      161,249,967      67,987,477     132,709,287
                                                                    --------------   --------------  --------------  --------------
Net assets at end of period                                          $ 210,524,777    $ 122,371,205   $ 181,982,274   $  67,987,477
                                                                    ==============   ==============  ==============  ==============
Undistributed net investment income (loss)                                       -    $      28,599               -               -
                                                                    ==============   ==============  ==============  ==============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                    5,920,573        9,248,420       6,733,357      11,559,876
          Reinvestment of distributions                                          -           29,246               -               -
          Shares redeemed                                               (5,728,663)     (10,932,505)     (7,338,074)    (20,701,671)
          Shares issued in connection with reorganization (Note 1)               -                -      13,739,993               -
                                                                    --------------   --------------  --------------  --------------
     Net increase (decrease)                                               191,910       (1,654,839)     13,135,276      (9,141,795)
                                                                    ==============   ==============  ==============  ==============
     Series II
          Shares sold                                                    3,807,670        2,555,734       3,306,519       2,526,899
          Reinvestment of distributions                                          -               29               -               -
          Shares redeemed                                                 (525,478)        (591,600)     (1,067,335)     (1,277,793)
          Shares issued in connection with reorganization (Note 1)               -                -       6,025,256               -
                                                                    --------------   --------------  --------------  --------------
     Net increase (decrease)                                             3,282,192        1,964,163       8,264,440       1,249,106
                                                                    ==============   ==============  ==============  ==============
     Series III
          Shares sold                                                            -                -               -               -
          Shares redeemed                                                        -                -               -               -
                                                                    --------------   --------------  --------------  --------------
     Net increase (decrease)                                                     -                -               -               -
                                                                    ==============   ==============  ==============  ==============
                                                                               MID CAP
                                                                                STOCK
                                                                                TRUST
                                                                    -----------------------------
                                                                        YEAR            YEAR
                                                                       ENDED           ENDED
                                                                     12/31/2003      12/31/2002
                                                                   --------------  --------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                          ($1,610,004)      ($879,339)
Net realized gain (loss) on:
     Investment transactions                                           20,391,397     (21,013,424)
     Foreign currency and forward foreign currency contracts               (6,329)              -
Change in unrealized appreciation (depreciation) on:
     Investments                                                       77,436,540     (24,713,683)
     Foreign currency and forward foreign currency contracts                    -               -
                                                                   --------------  --------------
Net increase (decrease) in net assets resulting from operations        96,211,604     (46,606,446)
Distribution to shareholders from:
     Net investment income
           Series I                                                             -               -
           Series II                                                            -               -
                                                                   --------------  --------------
     Total distributions                                                        -               -
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                           71,030,362     114,919,507
           Reinvestment of distributions                                        -               -
           Cost of shares redeemed                                    (71,168,795)    (36,311,014)
           Proceeds from shares issued in connection with
           reorganization (Note 1)                                              -               -
                                                                   --------------  --------------
     Total Series I transactions                                         (138,433)     78,608,493
     Series II
           Net proceeds from sales of shares                           75,232,911      32,848,496
           Reinvestment of distributions                                        -               -
           Cost of shares redeemed                                    (13,377,891)        (20,616)
           Proceeds from shares issued in connection with
           reorganization (Note 1)                                              -               -
                                                                   --------------  --------------
     Total Series II transactions                                      61,855,020      32,827,880
     Series III
           Net proceeds from sales of shares                                5,679               -
           Cost of shares redeemed                                            (22)              -
                                                                   --------------  --------------
     Total Series III transactions                                          5,657               -
Net increase (decrease) in net assets from capital
     share transactions                                                61,722,244     111,436,373
                                                                   --------------  --------------
Increase (decrease) in net assets                                     157,933,848      64,829,927
Net assets at beginning of period                                     218,561,784     153,731,857
                                                                   --------------  --------------
Net assets at end of period                                         $ 376,495,632   $ 218,561,784
                                                                   ==============  ==============
Undistributed net investment income (loss)                                      -               -
                                                                   ==============  ==============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                   7,129,990      12,149,866
          Reinvestment of distributions                                         -               -
          Shares redeemed                                              (7,620,903)     (4,004,324)
          Shares issued in connection with reorganization (Note 1)              -               -
                                                                   --------------  --------------
     Net increase (decrease)                                             (490,913)      8,145,542
                                                                   ==============  ==============
     Series II
          Shares sold                                                   7,464,557       3,794,815
          Reinvestment of distributions                                         -               -
          Shares redeemed                                              (1,432,245)         (2,445)
          Shares issued in connection with reorganization (Note 1)              -               -
                                                                   --------------  --------------
     Net increase (decrease)                                            6,032,312       3,792,370
                                                                   ==============  ==============
     Series III
          Shares sold                                                         498               -
          Shares redeemed                                                      (2)              -
                                                                   --------------  --------------
     Net increase (decrease)                                                  496               -
                                                                   ==============  ==============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                     NATURAL                 ALL CAP
                                                                    RESOURCES                GROWTH
                                                                      TRUST                   TRUST
                                                                 -------------   -------------------------------
                                                                  05/05/2003*         YEAR            YEAR
                                                                      TO              ENDED           ENDED
                                                                   12/31/2003      12/31/2003       12/31/2002
                                                                 -------------   --------------   --------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $     323,035      ($2,088,892)     ($2,205,652)
Net realized gain (loss) on:
     Investment transactions                                         4,834,228      (33,767,028)     (84,499,924)
     Written options contracts                                               -           66,113                -
     Foreign currency and forward foreign currency contracts          (103,715)          47,358           (2,841)
Change in unrealized appreciation (depreciation) on:
     Investments                                                    39,255,276      171,359,467      (66,276,952)
     Foreign currency and forward foreign currency contracts               (10)           1,248              228
                                                                 -------------   --------------   --------------
Net increase (decrease) in net assets resulting from operations     44,308,814      135,618,266     (152,985,141)
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                        84,751,738       79,114,145      317,508,353
           Cost of shares redeemed                                 (22,547,243)    (136,821,341)    (347,133,744)
                                                                 -------------   --------------   --------------
     Total Series I transactions                                    62,204,495      (57,707,196)     (29,625,391)
     Series II
           Net proceeds from sales of shares                        62,393,849       59,216,014       26,446,231
           Cost of shares redeemed                                  (3,926,609)     (11,294,540)         (65,835)
                                                                 -------------   --------------   --------------
     Total Series II transactions                                   58,467,240       47,921,474       26,380,396
     Series III
           Net proceeds from sales of shares                             2,106            2,184                -
           Cost of shares redeemed                                        (502)            (444)               -
                                                                 -------------   --------------   --------------
     Total Series III transactions                                       1,604            1,740                -
Net increase (decrease) in net assets from capital
     share transactions                                            120,673,339       (9,783,982)      (3,244,995)
                                                                 -------------   --------------   --------------
Increase (decrease) in net assets                                  164,982,153      125,834,284     (156,230,136)
Net assets at beginning of period                                            -      481,648,539      637,878,675
                                                                 -------------   --------------   --------------
Net assets at end of period                                      $ 164,982,153    $ 607,482,823    $ 481,648,539
                                                                 =============   ==============   ==============
Undistributed net investment income (loss)                       $     219,320                -                -
                                                                 =============   ==============   ==============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                6,476,905        6,411,883       25,311,489
          Shares redeemed                                           (1,471,188)     (11,275,832)     (27,584,559)
                                                                 -------------   --------------   --------------
     Net increase (decrease)                                         5,005,717       (4,863,949)      (2,273,070)
                                                                 =============   ==============   ==============
     Series II
          Shares sold                                                4,432,406        4,737,080        2,240,927
          Shares redeemed                                             (266,720)        (899,248)          (5,564)
                                                                 -------------   --------------   --------------
     Net increase (decrease)                                         4,165,686        3,837,832        2,235,363
                                                                 =============   ==============   ==============
     Series III
          Shares sold                                                      135              159                -
          Shares redeemed                                                  (32)             (32)               -
                                                                 -------------   --------------   --------------
     Net increase (decrease)                                               103              127                -
                                                                 =============   ==============   ==============
                                                                           STRATEGIC
                                                                         OPPORTUNITIES
                                                                             TRUST
                                                                 -------------------------------
                                                                     YEAR             YEAR
                                                                     ENDED            ENDED
                                                                  12/31/2003        12/31/2002
                                                                 -------------   ----------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $     465,981        ($2,127,017)
Net realized gain (loss) on:
     Investment transactions                                        17,835,740       (319,907,029)
     Written options contracts                                               -                  -
     Foreign currency and forward foreign currency contracts             8,857              2,293
Change in unrealized appreciation (depreciation) on:
     Investments                                                   102,044,091        (57,889,793)
     Foreign currency and forward foreign currency contracts               435                  -
                                                                 -------------   ----------------
Net increase (decrease) in net assets resulting from operations    120,355,104       (379,921,546)
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                        45,395,850         95,768,060
           Cost of shares redeemed                                (141,662,316)      (260,712,860)
                                                                 -------------   ----------------
     Total Series I transactions                                   (96,266,466)      (164,944,800)
     Series II
           Net proceeds from sales of shares                        17,621,858         10,561,435
           Cost of shares redeemed                                  (7,598,716)          (232,596)
                                                                 -------------   ----------------
     Total Series II transactions                                   10,023,142         10,328,839
     Series III
           Net proceeds from sales of shares                                 -                  -
           Cost of shares redeemed                                           -                  -
                                                                 -------------   ----------------
     Total Series III transactions                                           -                  -
Net increase (decrease) in net assets from capital
     share transactions                                            (86,243,324)      (154,615,961)
                                                                 -------------   ----------------
Increase (decrease) in net assets                                   34,111,780       (534,537,507)
Net assets at beginning of period                                  522,747,439      1,057,284,946
                                                                 -------------   ----------------
Net assets at end of period                                      $ 556,859,219    $   522,747,439
                                                                 =============   ================
Undistributed net investment income (loss)                       $     474,838                  -
                                                                 =============   ================
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                5,341,203          9,137,968
          Shares redeemed                                          (16,873,818)       (26,468,005)
                                                                 -------------   ----------------
     Net increase (decrease)                                       (11,532,615)       (17,330,037)
                                                                 =============   ================
     Series II
          Shares sold                                                2,066,405          1,213,059
          Shares redeemed                                             (888,784)           (25,756)
                                                                 -------------   ----------------
     Net increase (decrease)                                         1,177,621          1,187,303
                                                                 =============   ================
     Series III
          Shares sold                                                        -                  -
          Shares redeemed                                                    -                  -
                                                                 -------------   ----------------
     Net increase (decrease)                                                 -                  -
                                                                 =============   ================

* Commencement of operations

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                           FINANCIAL                     INTERNATIONAL
                                                                           SERVICES                          STOCK
                                                                             TRUST                           TRUST
                                                                 -----------------------------   -----------------------------
                                                                     YEAR            YEAR            YEAR            YEAR
                                                                     ENDED          ENDED            ENDED           ENDED
                                                                  12/31/2003      12/31/2002      12/31/2003      12/31/2002
                                                                 -------------   -------------   -------------   -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $     330,624   $     125,947   $   3,049,246   $   1,993,663
Net realized gain (loss) on:
     Investment transactions                                        (1,645,293)       (247,226)      1,862,497     (96,303,225)
     Futures contracts                                                       -               -               -               -
     Foreign currency and forward foreign currency contracts            (3,574)         (3,672)        434,591        (311,943)
Change in unrealized appreciation (depreciation) on:
     Investments                                                    21,509,955      (8,338,394)     83,476,094      33,456,169
     Futures contracts                                                       -               -               -               -
     Foreign currency and forward foreign currency contracts             1,119             638         221,167          19,035
                                                                 -------------   -------------   -------------   -------------
Net increase (decrease) in net assets resulting from operations     20,192,831      (8,462,707)     89,043,595     (61,146,301)
Distribution to shareholders from:
     Net investment income
           Series I                                                    (75,872)           (776)     (1,347,480)     (1,142,522)
           Series II                                                   (45,474)             (1)       (290,493)         (2,394)
                                                                 -------------   -------------   -------------   -------------
     Total distributions                                              (121,346)           (777)     (1,637,973)     (1,144,916)
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                         8,503,153      29,841,915     150,556,443     324,893,636
           Reinvestment of distributions                                75,872             776       1,347,480       1,142,522
           Cost of shares redeemed                                  (5,840,990)     (9,472,101)   (176,552,232)   (283,668,418)
                                                                 -------------   -------------   -------------   -------------
     Total Series I transactions                                     2,738,035      20,370,590     (24,648,309)     42,367,740
     Series II
           Net proceeds from sales of shares                        18,066,043      12,682,318     158,500,527     132,492,980
           Reinvestment of distributions                                45,474               1         290,493           2,394
           Cost of shares redeemed                                  (1,386,472)       (159,903)   (112,260,897)    (98,457,046)
                                                                 -------------   -------------   -------------   -------------
     Total Series II transactions                                   16,725,045      12,522,416      46,530,123      34,038,328
     Series III
           Net proceeds from sales of shares                               275               -           2,676               -
           Cost of shares redeemed                                           -               -            (523)              -
                                                                 -------------   -------------   -------------   -------------
     Total Series III transactions                                         275               -           2,153               -
Net increase (decrease) in net assets from capital
     share transactions                                             19,463,355      32,893,006      21,883,967      76,406,068
                                                                 -------------   -------------   -------------   -------------
Increase (decrease) in net assets                                   39,534,840      24,429,522     109,289,589      14,114,851
Net assets at beginning of period                                   49,269,382      24,839,860     279,468,017     265,353,166
                                                                 -------------   -------------   -------------   -------------
Net assets at end of period                                      $  88,804,222   $  49,269,382   $ 388,757,606   $ 279,468,017
                                                                 =============   =============   =============   =============
Undistributed net investment income (loss)                       $     327,050   $     121,346   $   3,486,712   $   1,640,848
                                                                 =============   =============   =============   =============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                  786,009       2,663,493      19,536,505      38,146,013
          Reinvestment of distributions                                  8,054              66         192,773         120,519
          Shares redeemed                                             (561,012)       (910,391)    (22,865,372)    (32,960,549)
                                                                 -------------   -------------   -------------   -------------
     Net increase (decrease)                                           233,051       1,753,168      (3,136,094)      5,305,983
                                                                 =============   =============   =============   =============
     Series II
          Shares sold                                                1,705,986       1,288,107      20,770,735      16,617,226
          Reinvestment of distributions                                  4,833               - +        41,618             253
          Shares redeemed                                             (119,149)        (15,679)    (14,895,185)    (12,250,958)
                                                                 -------------   -------------   -------------   -------------
     Net increase (decrease)                                         1,591,670       1,272,428       5,917,168       4,366,521
                                                                 =============   =============   =============   =============
     Series III
          Shares sold                                                       24               -             298               -
          Shares redeemed                                                    -               -             (58)              -
                                                                 -------------   -------------   -------------   -------------
     Net increase (decrease)                                                24               -             240               -
                                                                 =============   =============   =============   =============
                                                                           OVERSEAS
                                                                             TRUST
                                                                 -----------------------------
                                                                     YEAR            YEAR
                                                                     ENDED           ENDED
                                                                  12/31/2003      12/31/2002
                                                                 -------------   -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $   1,698,180   $   1,425,504
Net realized gain (loss) on:
     Investment transactions                                        (7,817,201)    (68,751,502)
     Futures contracts                                                     (81)       (124,542)
     Foreign currency and forward foreign currency contracts           211,354         409,427
Change in unrealized appreciation (depreciation) on:
     Investments                                                   150,019,040     (18,154,975)
     Futures contracts                                                       -         141,107
     Foreign currency and forward foreign currency contracts            (2,665)        110,708
                                                                 -------------   -------------
Net increase (decrease) in net assets resulting from operations    144,108,627     (84,944,273)
Distribution to shareholders from:
     Net investment income
           Series I                                                 (1,565,434)     (2,259,622)
           Series II                                                  (267,380)         (2,466)
                                                                 -------------   -------------
     Total distributions                                            (1,832,814)     (2,262,088)
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                       220,315,461     434,400,047
           Reinvestment of distributions                             1,565,434       2,259,622
           Cost of shares redeemed                                (272,853,576)   (480,880,475)
                                                                 -------------   -------------
     Total Series I transactions                                   (50,972,681)    (44,220,806)
     Series II
           Net proceeds from sales of shares                       146,312,780     110,872,742
           Reinvestment of distributions                               267,380           2,466
           Cost of shares redeemed                                (104,216,939)    (81,835,697)
                                                                 -------------   -------------
     Total Series II transactions                                   42,363,221      29,039,511
     Series III
           Net proceeds from sales of shares                             5,487               -
           Cost of shares redeemed                                      (1,197)              -
                                                                 -------------   -------------
     Total Series III transactions                                       4,290               -
Net increase (decrease) in net assets from capital
     share transactions                                             (8,605,170)    (15,181,295)
                                                                 -------------   -------------
Increase (decrease) in net assets                                  133,670,643    (102,387,656)
Net assets at beginning of period                                  326,523,090     428,910,746
                                                                 -------------   -------------
Net assets at end of period                                      $ 460,193,733   $ 326,523,090
                                                                 =============   =============
Undistributed net investment income (loss)                       $   1,840,993   $   1,832,814
                                                                 =============   =============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                               30,417,573      56,528,419
          Reinvestment of distributions                                251,678         266,465
          Shares redeemed                                          (37,294,195)    (62,227,345)
                                                                 -------------   -------------
     Net increase (decrease)                                        (6,624,944)     (5,432,461)
                                                                 =============   =============
     Series II
          Shares sold                                               20,630,608      14,707,951
          Reinvestment of distributions                                 43,056             291
          Shares redeemed                                          (14,756,316)    (10,569,926)
                                                                 -------------   -------------
     Net increase (decrease)                                         5,917,348       4,138,316
                                                                 =============   =============
     Series III
          Shares sold                                                      647               -
          Shares redeemed                                                 (135)              -
                                                                 -------------   -------------
     Net increase (decrease)                                               512               -
                                                                 =============   =============

+ Rounds to less than 1 share.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                         INTERNATIONAL                   INTERNATIONAL
                                                                           SMALL CAP                         VALUE
                                                                             TRUST                           TRUST
                                                                 -----------------------------   -----------------------------
                                                                     YEAR            YEAR            YEAR            YEAR
                                                                     ENDED           ENDED           ENDED           ENDED
                                                                  12/31/2003      12/31/2002      12/31/2003      12/31/2002
                                                                 -------------  --------------   -------------   -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $   1,245,124       ($536,289)  $   6,419,358   $   3,567,957
Net realized gain (loss) on:
     Investment transactions                                         9,754,341     (15,996,477)     (2,365,483)    (20,349,911)
     Foreign currency and forward foreign currency contracts          (840,137)     (1,495,318)       (577,316)       (439,667)
Change in unrealized appreciation (depreciation) on:
     Investments                                                    88,922,359      (3,243,133)    116,610,107     (31,587,996)
     Foreign currency and forward foreign currency contracts            36,379          26,593          17,775           8,653
                                                                 -------------  --------------   -------------   -------------
Net increase (decrease) in net assets resulting from operations     99,118,066     (21,244,624)    120,104,441     (48,800,964)
Distribution to shareholders from:
     Net investment income
           Series I                                                          -               -      (2,357,769)     (1,845,865)
           Series II                                                         -               -        (771,328)        (10,182)
                                                                 -------------  --------------   -------------   -------------
     Total distributions                                                     -               -      (3,129,097)     (1,856,047)
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                       177,300,618     123,339,058     130,822,974     241,687,921
           Reinvestment of distributions                                     -               -       2,357,769       1,845,865
           Cost of shares redeemed                                (114,139,167)   (148,771,242)   (174,928,138)   (174,371,556)
                                                                 -------------  --------------   -------------   -------------
     Total Series I transactions                                    63,161,451     (25,432,184)    (41,747,395)     69,162,230
     Series II
           Net proceeds from sales of shares                        65,541,936      53,923,666     111,270,964     111,996,689
           Reinvestment of distributions                                     -               -         771,328          10,182
           Cost of shares redeemed                                 (13,417,387)    (48,843,179)    (60,686,594)    (59,507,157)
                                                                 -------------  --------------   -------------   -------------
     Total Series II transactions                                   52,124,549       5,080,487      51,355,698      52,499,714
     Series III
           Net proceeds from sales of shares                            12,330               -           1,528               -
           Cost of shares redeemed                                      (4,605)              -            (306)              -
                                                                 -------------  --------------   -------------   -------------
     Total Series III transactions                                       7,725               -           1,222               -
Net increase (decrease) in net assets from capital
     share transactions                                            115,293,725     (20,351,697)      9,609,525     121,661,944
                                                                 -------------  --------------   -------------   -------------
Increase (decrease) in net assets                                  214,411,791     (41,596,321)    126,584,869      71,004,933
Net assets at beginning of period                                  104,854,218     146,450,539     279,235,176     208,230,243
                                                                 -------------  --------------   -------------   -------------
Net assets at end of period                                      $ 319,266,009   $ 104,854,218   $ 405,820,045   $ 279,235,176
                                                                 =============  ==============   =============   =============
Undistributed net investment income (loss)                       $     425,381   $      20,394   $   5,842,037   $   3,129,092
                                                                 =============  ==============   =============   =============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                               16,235,268      11,271,548      13,935,487      24,697,491
          Reinvestment of distributions                                      -               -         290,366         172,350
          Shares redeemed                                           (9,993,284)    (13,606,960)    (19,128,138)    (18,023,775)
                                                                 -------------  --------------   -------------   -------------
     Net increase (decrease)                                         6,241,984      (2,335,412)     (4,902,285)      6,846,066
                                                                 =============  ==============   =============   =============
     Series II
          Shares sold                                                5,792,723       5,270,604      11,909,510      12,391,116
          Reinvestment of distributions                                      -               -          95,108             952
          Shares redeemed                                           (1,243,123)     (4,755,533)     (6,603,284)     (6,538,373)
                                                                 -------------  --------------   -------------   -------------
     Net increase (decrease)                                         4,549,600         515,071       5,401,334       5,853,695
                                                                 =============  ==============   =============   =============
     Series III
          Shares sold                                                      935               -             136               -
          Shares redeemed                                                 (349)              -             (27)              -
                                                                 -------------  --------------   -------------   -------------
     Net increase (decrease)                                               586               -             109               -
                                                                 =============  ==============   =============   =============
                                                                          QUANTITATIVE
                                                                            MID CAP
                                                                              TRUST
                                                                 -------------------------------
                                                                      YEAR             YEAR
                                                                      ENDED            ENDED
                                                                   12/31/2003       12/31/2002
                                                                 --------------   --------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                          ($104,477)        ($62,332)
Net realized gain (loss) on:
     Investment transactions                                          6,379,227      (20,817,229)
     Foreign currency and forward foreign currency contracts                  -                -
Change in unrealized appreciation (depreciation) on:
     Investments                                                     25,313,489       (2,930,155)
     Foreign currency and forward foreign currency contracts                  -                -
                                                                 --------------   --------------
Net increase (decrease) in net assets resulting from operations      31,588,239      (23,809,716)
Distribution to shareholders from:
     Net investment income
           Series I                                                           -                -
           Series II                                                          -                -
                                                                 --------------   --------------
     Total distributions                                                      -                -
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                         10,812,710       12,086,469
           Reinvestment of distributions                                      -                -
           Cost of shares redeemed                                   (8,428,222)      (9,894,067)
                                                                 --------------   --------------
     Total Series I transactions                                      2,384,488        2,192,402
     Series II
           Net proceeds from sales of shares                          4,202,695        2,405,861
           Reinvestment of distributions                                      -                -
           Cost of shares redeemed                                     (768,398)         (73,029)
                                                                 --------------   --------------
     Total Series II transactions                                     3,434,297        2,332,832
     Series III
           Net proceeds from sales of shares                                  -                -
           Cost of shares redeemed                                            -                -
                                                                 --------------   --------------
     Total Series III transactions                                            -                -
Net increase (decrease) in net assets from capital
     share transactions                                               5,818,785        4,525,234
                                                                 --------------   --------------
Increase (decrease) in net assets                                    37,407,024      (19,284,482)
Net assets at beginning of period                                    80,261,256       99,545,738
                                                                 --------------   --------------
Net assets at end of period                                       $ 117,668,280    $  80,261,256
                                                                 ==============   ==============
Undistributed net investment income (loss)                                    -                -
                                                                 ==============   ==============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                 1,133,815        1,288,548
          Reinvestment of distributions                                       -                -
          Shares redeemed                                              (926,717)      (1,160,826)
                                                                 --------------   --------------
     Net increase (decrease)                                            207,098          127,722
                                                                 ==============   ==============
     Series II
          Shares sold                                                   465,950          288,636
          Reinvestment of distributions                                       -                -
          Shares redeemed                                               (77,624)          (8,557)
                                                                 --------------   --------------
     Net increase (decrease)                                            388,326          280,079
                                                                 ==============   ==============
     Series III
          Shares sold                                                         -                -
          Shares redeemed                                                     -                -
                                                                 --------------   --------------
     Net increase (decrease)                                                  -                -
                                                                 ==============   ==============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                     MID CAP
                                                                      CORE                GLOBAL EQUITY
                                                                      TRUST                   TRUST
                                                                 --------------   -----------------------------
                                                                   05/05/2003*        YEAR            YEAR
                                                                       TO             ENDED           ENDED
                                                                   12/31/2003      12/31/2003      12/31/2002
                                                                 --------------   -------------   -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                           ($38,711)  $   3,324,766   $   3,199,303
Net realized gain (loss) on:
     Investment transactions                                            580,482      23,780,580     (78,658,784)
     Written options contracts                                                -               -          37,675
     Foreign currency and forward foreign currency contracts                  -       3,070,804         291,104
Change in unrealized appreciation (depreciation) on:
     Investments                                                      5,971,693      58,070,915     (20,577,620)
     Foreign currency and forward foreign currency contracts                  -          51,590         (49,892)
                                                                 --------------   -------------   -------------
Net increase (decrease) in net assets resulting from operations       6,513,464      88,298,655     (95,758,214)
Distribution to shareholders from:
     Net investment income
           Series I                                                           -      (3,244,249)     (6,110,807)
           Series II                                                          -        (129,209)           (771)
                                                                 --------------   -------------   -------------
     Total distributions                                                      -      (3,373,458)     (6,111,578)
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                         24,540,343     109,754,844     205,957,908
           Reinvestment of distributions                                      -       3,244,249       6,110,807
           Cost of shares redeemed                                   (8,410,153)   (178,484,978)   (291,017,530)
                                                                 --------------   -------------   -------------
     Total Series I transactions                                     16,130,190     (65,485,885)    (78,948,815)
     Series II
           Net proceeds from sales of shares                         26,999,728      25,622,495      17,946,790
           Reinvestment of distributions                                      -         129,209             771
           Cost of shares redeemed                                     (305,561)    (18,507,196)     (9,033,747)
                                                                 --------------   -------------   -------------
     Total Series II transactions                                    26,694,167       7,244,508       8,913,814
     Series III
           Net proceeds from sales of shares                                162             100               -
           Cost of shares redeemed                                           (5)              -               -
                                                                 --------------   -------------   -------------
     Total Series III transactions                                          157             100               -
Net increase (decrease) in net assets from capital
     share transactions                                              42,824,514     (58,241,277)    (70,035,001)
                                                                 --------------   -------------   -------------
Increase (decrease) in net assets                                    49,337,978      26,683,920    (171,904,793)
Net assets at beginning of period                                             -     356,122,062     528,026,855
                                                                 --------------   -------------   -------------
Net assets at end of period                                       $  49,337,978   $ 382,805,982   $ 356,122,062
                                                                 ==============   =============   =============
Undistributed net investment income (loss)                                    -   $   6,493,268   $   3,471,156
                                                                 ==============   =============   =============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                 1,860,759       9,904,249      17,755,927
          Reinvestment of distributions                                       -         323,132         479,279
          Shares redeemed                                              (585,331)    (15,977,294)    (25,412,753)
                                                                 --------------   -------------   -------------
     Net increase (decrease)                                          1,275,428      (5,749,913)     (7,177,547)
                                                                 ==============   =============   =============
     Series II
          Shares sold                                                 1,969,682       2,340,426       1,674,457
          Reinvestment of distributions                                       -          12,895              60
          Shares redeemed                                               (22,221)     (1,666,468)       (856,018)
                                                                 --------------   -------------   -------------
     Net increase (decrease)                                          1,947,461         686,853         818,499
                                                                 ==============   =============   =============
     Series III
          Shares sold                                                        11               8               -
          Shares redeemed                                                     - +             -               -
                                                                 --------------   -------------   -------------
     Net increase (decrease)                                                 11               8               -
                                                                 ==============   =============   =============

                                                                        STRATEGIC GROWTH
                                                                              TRUST
                                                                 --------------   --------------
                                                                      YEAR             YEAR
                                                                      ENDED            ENDED
                                                                   12/31/2003       12/31/2002
                                                                 --------------   --------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                          ($283,932)       ($240,731)
Net realized gain (loss) on:
     Investment transactions                                          2,419,447      (18,319,336)
     Written options contracts                                                -                -
     Foreign currency and forward foreign currency contracts                164            1,385
Change in unrealized appreciation (depreciation) on:
     Investments                                                     46,489,374      (18,780,468)
     Foreign currency and forward foreign currency contracts               (202)              98
                                                                 --------------   --------------
Net increase (decrease) in net assets resulting from operations      48,624,851      (37,339,052)
Distribution to shareholders from:
     Net investment income
           Series I                                                           -                -
           Series II                                                          -                -
                                                                 --------------   --------------
     Total distributions                                                      -                -
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                         52,317,692      101,310,270
           Reinvestment of distributions                                      -                -
           Cost of shares redeemed                                  (45,026,938)     (24,014,298)
                                                                 --------------   --------------
     Total Series I transactions                                      7,290,754       77,295,972
     Series II
           Net proceeds from sales of shares                         53,389,325       26,219,379
           Reinvestment of distributions                                      -                -
           Cost of shares redeemed                                   (5,199,968)         (45,598)
                                                                 --------------   --------------
     Total Series II transactions                                    48,189,357       26,173,781
     Series III
           Net proceeds from sales of shares                              1,804                -
           Cost of shares redeemed                                         (300)               -
                                                                 --------------   --------------
     Total Series III transactions                                        1,504                -
Net increase (decrease) in net assets from capital
     share transactions                                              55,481,615      103,469,753
                                                                 --------------   --------------
Increase (decrease) in net assets                                   104,106,466       66,130,701
Net assets at beginning of period                                   157,523,387       91,392,686
                                                                 --------------   --------------
Net assets at end of period                                       $ 261,629,853    $ 157,523,387
                                                                 ==============   ==============
Undistributed net investment income (loss)                                    -   ($           2)
                                                                 ==============   ==============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                 5,934,963       11,306,122
          Reinvestment of distributions                                       -                -
          Shares redeemed                                            (5,183,817)      (2,951,465)
                                                                 --------------   --------------
     Net increase (decrease)                                            751,146        8,354,657
                                                                 ==============   ==============
     Series II
          Shares sold                                                 6,005,651        3,212,934
          Reinvestment of distributions                                       -                -
          Shares redeemed                                              (586,203)          (5,687)
                                                                 --------------   --------------
     Net increase (decrease)                                          5,419,448        3,207,247
                                                                 ==============   ==============
     Series III
          Shares sold                                                       187                -
          Shares redeemed                                                   (31)               -
                                                                 --------------   --------------
     Net increase (decrease)                                                156                -
                                                                 ==============   ==============

* Commencement of operations

+ Rounds to less than 1 share.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                             CAPITAL              QUANTITATIVE
                                                                          APPRECIATION               ALL CAP
                                                                              TRUST                   TRUST
                                                                 --------------- ---------------    -------------
                                                                      YEAR             YEAR          05/05/2003*
                                                                      ENDED            ENDED             TO
                                                                   12/31/2003       12/31/2002       12/31/2003
                                                                 --------------   --------------    -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                          ($289,496)        ($87,148)   $       1,796
Net realized gain (loss) on:
     Investment transactions                                         (2,362,073)     (12,629,047)         315,737
     Futures contracts                                                        -                -                -
     Written options contracts                                            2,452            5,011                -
     Foreign currency and forward foreign currency contracts                  -                -                -
Change in unrealized appreciation (depreciation) on:
     Investments                                                     42,108,116      (12,008,839)         494,380
     Futures contracts                                                        -                -                -
     Foreign currency and forward foreign currency contracts                  -                -                -
                                                                 --------------   --------------    -------------
Net increase (decrease) in net assets resulting from operations      39,458,999      (24,720,023)         811,913
Distribution to shareholders from:
     Net investment income
           Series I                                                           -                -           (1,831)
     Net realized short term gains on investments, futures, and foreign currency transactions
           Series I                                                           -                -          (68,073)
           Series II                                                          -                -          (81,412)
           Series III                                                         -                -               (4)
                                                                 --------------   --------------    -------------
     Total distributions                                                      -                -         (151,320)
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                         36,495,352       89,461,624        2,400,588
           Reinvestment of distributions                                      -                -           69,904
           Cost of shares redeemed                                  (43,309,494)      (6,253,440)        (640,706)
                                                                 --------------   --------------    -------------
     Total Series I transactions                                     (6,814,142)      83,208,184        1,829,786
     Series II
           Net proceeds from sales of shares                         44,733,129       24,851,653        2,133,704
           Reinvestment of distributions                                      -                -           81,412
           Cost of shares redeemed                                   (7,423,714)        (428,886)         (23,083)
                                                                 --------------   --------------    -------------
     Total Series II transactions                                    37,309,415       24,422,767        2,192,033
     Series III
           Net proceeds from sales of shares                              1,909                -              100
           Reinvestment of distributions                                      -                -                4
           Cost of shares redeemed                                         (417)               -                -
                                                                 --------------   --------------    -------------
     Total Series III transactions                                        1,492                -              104
Net increase (decrease) in net assets from capital
     share transactions                                              30,496,765      107,630,951        4,021,923
                                                                 --------------   --------------    -------------
Increase (decrease) in net assets                                    69,955,764       82,910,928        4,682,516
Net assets at beginning of period                                   123,113,323       40,202,395                -
                                                                 --------------   --------------    -------------
Net assets at end of period                                       $ 193,069,087    $ 123,113,323    $   4,682,516
                                                                 ==============   ==============    =============
Undistributed net investment income (loss)                                    -                -                -
                                                                 ==============   ==============    =============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                 5,254,750       12,603,971          182,287
          Reinvestment of distributions                                       -                -            4,642
          Shares redeemed                                            (6,384,809)        (928,469)         (44,737)
                                                                 --------------   --------------    -------------
     Net increase (decrease)                                         (1,130,059)      11,675,502          142,192
                                                                 ==============   ==============    =============
     Series II
          Shares sold                                                 6,441,331        3,725,904          165,130
          Reinvestment of distributions                                       -                -            5,406
          Shares redeemed                                            (1,096,887)         (65,565)          (1,615)
                                                                 --------------   --------------    -------------
     Net increase (decrease)                                          5,344,444        3,660,339          168,921
                                                                 ==============   ==============    =============
     Series III
          Shares sold                                                       248                -                7
          Shares redeemed                                                   (54)               -                - +
                                                                 --------------   --------------    -------------
     Net increase (decrease)                                                194                -                7
                                                                 ==============   ==============    =============
                                                                            ALL CAP
                                                                              CORE
                                                                             TRUST
                                                                 -----------------------------
                                                                     YEAR            YEAR
                                                                    ENDED            ENDED
                                                                  12/31/2003      12/31/2002
                                                                 -------------  --------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $   1,210,378       ($784,074)
Net realized gain (loss) on:
     Investment transactions                                        16,097,202    (149,517,568)
     Futures contracts                                               5,938,356         916,882
     Written options contracts                                               -               -
     Foreign currency and forward foreign currency contracts                 -               4
Change in unrealized appreciation (depreciation) on:
     Investments                                                    45,332,054      30,157,672
     Futures contracts                                                 404,634        (277,869)
     Foreign currency and forward foreign currency contracts                 -              18
                                                                 -------------  --------------
Net increase (decrease) in net assets resulting from operations     68,982,624    (119,504,935)
Distribution to shareholders from:
     Net investment income
           Series I                                                          -               -
     Net realized short term gains on investments, futures, and foreign currency transactions
           Series I                                                          -               -
           Series II                                                         -               -
           Series III                                                        -               -
                                                                 -------------  --------------
     Total distributions                                                     -               -
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                        53,627,524      85,681,279
           Reinvestment of distributions                                     -               -
           Cost of shares redeemed                                 (99,983,013)   (217,033,764)
                                                                 -------------  --------------
     Total Series I transactions                                   (46,355,489)   (131,352,485)
     Series II
           Net proceeds from sales of shares                        14,370,413      18,980,299
           Reinvestment of distributions                                     -               -
           Cost of shares redeemed                                 (10,360,326)    (14,866,776)
                                                                 -------------  --------------
     Total Series II transactions                                    4,010,087       4,113,523
     Series III
           Net proceeds from sales of shares                                 -               -
           Reinvestment of distributions                                     -               -
           Cost of shares redeemed                                           -               -
                                                                 -------------  --------------
     Total Series III transactions                                           -               -
Net increase (decrease) in net assets from capital
     share transactions                                            (42,345,402)   (127,238,962)
                                                                 -------------  --------------
Increase (decrease) in net assets                                   26,637,222    (246,743,897)
Net assets at beginning of period                                  247,779,299     494,523,196
                                                                 -------------  --------------
Net assets at end of period                                      $ 274,416,521   $ 247,779,299
                                                                 =============  ==============
Undistributed net investment income (loss)                       $   1,210,378   $       2,465
                                                                 =============  ==============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                4,738,173       7,440,732
          Reinvestment of distributions                                      -               -
          Shares redeemed                                           (8,817,052)    (19,545,109)
                                                                 -------------  --------------
     Net increase (decrease)                                        (4,078,879)    (12,104,377)
                                                                 =============  ==============
     Series II
          Shares sold                                                1,237,543       1,787,749
          Reinvestment of distributions                                      -               -
          Shares redeemed                                             (900,736)     (1,375,858)
                                                                 -------------  --------------
     Net increase (decrease)                                           336,807         411,891
                                                                 =============  ==============
     Series III
          Shares sold                                                        -               -
          Shares redeemed                                                    -               -
                                                                 -------------  --------------
     Net increase (decrease)                                                 -               -
                                                                 =============  ==============

* Commencement of operations

+ Rounds to less than 1 share.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                            LARGE CAP                        QUANTITATIVE
                                                                             GROWTH                             EQUITY
                                                                              TRUST                              TRUST
                                                                --------------------------------  ----------------------------------
                                                                     YEAR             YEAR             YEAR             YEAR
                                                                     ENDED            ENDED            ENDED            ENDED
                                                                  12/31/2003       12/31/2002       12/31/2003       12/31/2002
                                                                ---------------  ---------------  ---------------   ----------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                    $     1,272,523  $     1,195,877  $     2,066,036   $     1,699,756
Net realized gain (loss) on:
     Investment transactions                                        (15,721,398)    (101,396,423)     (26,617,264)      (78,405,216)
     Futures contracts                                                        -                -          121,935                 -
     Foreign currency and forward foreign currency contracts              9,656           10,995                -                 -
Change in unrealized appreciation (depreciation) on:
     Investments                                                    116,432,026      (21,541,306)      77,836,476       (42,523,220)
     Foreign currency and forward foreign currency contracts                490            1,355                -                 -
                                                                ---------------  ---------------  ---------------   ---------------
Net increase (decrease) in net assets resulting from operations     101,993,297     (121,729,502)      53,407,183      (119,228,680)
Distribution to shareholders from:
     Net investment income
           Series I                                                  (1,026,829)      (1,466,869)      (1,621,111)       (1,077,319)
           Series II                                                   (179,918)            (574)         (78,645)             (312)
                                                                ---------------  ---------------  ---------------   ---------------
     Total distributions                                             (1,206,747)      (1,467,443)      (1,699,756)       (1,077,631)
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                         53,195,042      109,387,325       55,189,326        48,658,659
           Reinvestment of distributions                              1,026,829        1,466,869        1,621,111         1,077,319
           Cost of shares redeemed                                  (96,410,252)    (114,678,857)     (98,833,640)     (128,922,344)
                                                                ---------------  ---------------  ---------------   ---------------
     Total Series I transactions                                    (42,188,381)      (3,824,663)     (42,023,203)      (79,186,366)
     Series II
           Net proceeds from sales of shares                         46,459,522       34,290,234       19,140,800        10,977,852
           Reinvestment of distributions                                179,918              574           78,645               312
           Cost of shares redeemed                                   (6,961,271)      (1,056,960)      (9,675,736)       (3,968,754)
                                                                ---------------  ---------------  ---------------   ---------------
     Total Series II transactions                                    39,678,169       33,233,848        9,543,709         7,009,410
     Series III
           Net proceeds from sales of shares                                  -                -              359                 -
           Cost of shares redeemed                                            -                -               (3)                -
                                                                ---------------  ---------------  ---------------   ---------------
     Total Series III transactions                                            -                -              356                 -
Net increase (decrease) in net assets from capital
     share transactions                                              (2,510,212)      29,409,185      (32,479,138)      (72,176,956)
                                                                ---------------  ---------------  ---------------   ---------------
Increase (decrease) in net assets                                    98,276,338      (93,787,760)      19,228,289      (192,483,267)
Net assets at beginning of period                                   402,261,410      496,049,170      255,519,221       448,002,488
                                                                ---------------  ---------------  ---------------   ---------------
Net assets at end of period                                     $   500,537,748  $   402,261,410  $   274,747,510   $   255,519,221
                                                                ===============  ===============  ===============   ===============
Undistributed net investment income (loss)                      $     1,282,179  $     1,206,747  $     2,066,036   $     1,699,756
                                                                ===============  ===============  ===============   ===============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                 6,577,969       12,013,359        4,201,855         3,412,190
          Reinvestment of distributions                                 135,287          152,958          135,093            66,093
          Shares redeemed                                           (11,859,625)     (13,584,739)      (7,600,958)       (9,452,519)
                                                                ---------------  ---------------  ---------------   ---------------
     Net increase (decrease)                                         (5,146,369)      (1,418,422)      (3,264,010)       (5,974,236)
                                                                ===============  ===============  ===============   ===============
     Series II
          Shares sold                                                 5,719,048        4,280,434        1,449,174           854,245
          Reinvestment of distributions                                  23,767               60            6,570                19
          Shares redeemed                                              (828,981)        (133,912)        (739,100)         (305,878)
                                                                ---------------  ---------------  ---------------   ---------------
     Net increase (decrease)                                          4,913,834        4,146,582          716,644           548,386
                                                                ===============  ===============  ===============   ===============
     Series III
          Shares sold                                                         -                -               25                 -
          Shares redeemed                                                     -                -                - +               -
                                                                ---------------  ---------------  ---------------   ---------------
     Net increase (decrease)                                                  -                -               25                 -
                                                                ===============  ===============  ===============   ===============
                                                                             BLUE CHIP
                                                                              GROWTH
                                                                               TRUST
                                                                 ---------------------------------
                                                                      YEAR              YEAR
                                                                      ENDED             ENDED
                                                                   12/31/2003        12/31/2002
                                                                 ---------------   ---------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $     1,685,803   $       679,264
Net realized gain (loss) on:
     Investment transactions                                         (44,128,547)      (97,420,643)
     Futures contracts                                                         -                 -
     Foreign currency and forward foreign currency contracts             (65,275)          (21,033)
Change in unrealized appreciation (depreciation) on:
     Investments                                                     373,187,550      (299,335,543)
     Foreign currency and forward foreign currency contracts                   -                 -
                                                                 ---------------   ---------------
Net increase (decrease) in net assets resulting from operations      330,679,531      (396,097,955)
Distribution to shareholders from:
     Net investment income
           Series I                                                     (509,443)                -
           Series II                                                    (148,788)                -
                                                                 ---------------   ---------------
     Total distributions                                                (658,231)                -
Capital Shares Transactions +++ :
     Series I
           Net proceeds from sales of shares                          90,129,451       102,059,564
           Reinvestment of distributions                                 509,443                 -
           Cost of shares redeemed                                  (188,704,658)     (248,553,822)
                                                                 ---------------   ---------------
     Total Series I transactions                                     (98,065,764)     (146,494,258)
     Series II
           Net proceeds from sales of shares                         124,289,590        63,952,070
           Reinvestment of distributions                                 148,788                 -
           Cost of shares redeemed                                   (15,366,112)         (403,255)
                                                                 ---------------   ---------------
     Total Series II transactions                                    109,072,266        63,548,815
     Series III
           Net proceeds from sales of shares                               7,902                 -
           Cost of shares redeemed                                        (2,041)                -
                                                                 ---------------   ---------------
     Total Series III transactions                                         5,861                 -
Net increase (decrease) in net assets from capital
     share transactions                                               11,012,363       (82,945,443)
                                                                 ---------------   ---------------
Increase (decrease) in net assets                                    341,033,663      (479,043,398)
Net assets at beginning of period                                  1,154,150,389     1,633,193,787
                                                                 ---------------   ---------------
Net assets at end of period                                      $ 1,495,184,052   $ 1,154,150,389
                                                                 ===============   ===============
Undistributed net investment income (loss)                       $     1,620,528   $       658,231
                                                                 ===============   ===============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                  6,693,442         7,368,083
          Reinvestment of distributions                                   41,723                 -
          Shares redeemed                                            (14,503,745)      (19,403,977)
                                                                 ---------------   ---------------
     Net increase (decrease)                                          (7,768,580)      (12,035,894)
                                                                 ===============   ===============
     Series II
          Shares sold                                                  9,288,064         5,154,561
          Reinvestment of distributions                                   12,206                 -
          Shares redeemed                                             (1,159,528)          (32,776)
                                                                 ---------------   ---------------
     Net increase (decrease)                                           8,140,742         5,121,785
                                                                 ===============   ===============
     Series III
          Shares sold                                                        541                 -
          Shares redeemed                                                   (140)                -
                                                                 ---------------   ---------------
     Net increase (decrease)                                                 401                 -
                                                                 ===============   ===============

+ Rounds to less than 1 share.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                   U.S. LARGE CAP TRUST              STRATEGIC VALUE TRUST
                                                              (FORMERLY, U.S. LARGE CAP VALUE   (FORMERLY, CAPITAL OPPORTUNITIES
                                                                           TRUST)                              TRUST)
                                                              -------------------------------   --------------------------------
                                                                  YEAR             YEAR            YEAR               YEAR
                                                                  ENDED            ENDED           ENDED              ENDED
                                                               12/31/2003        12/31/2002      12/31/2003         12/31/2002
                                                              -------------     -------------   ------------       ------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                  $   1,829,752     $   2,176,699   $    583,723       $     15,689
Net realized gain (loss) on:
     Investment transactions                                    (33,864,011)      (49,977,233)     4,372,341         (9,456,696)
     Foreign currency and forward foreign currency contracts              -               (15)           (27)              (616)
Change in unrealized appreciation (depreciation) on:
     Investments                                                185,849,158       (98,616,719)    19,745,838         (3,752,244)
     Foreign currency and forward foreign currency contracts              -                 -              -                 14
                                                              -------------     -------------   ------------       ------------
Net increase (decrease) in net assets resulting from
 operations                                                     153,814,899      (146,417,268)    24,701,875        (13,193,853)
Distribution to shareholders from:
     Net investment income
           Series I                                              (1,711,671)       (1,470,095)        (6,035)                 -
           Series II                                               (465,013)           (2,214)        (8,833)                 -
     Net realized short term gains on investments, futures,
     and foreign currency transactions
           Series I                                                       -                 -              -                  -
           Series II                                                      -                 -              -                  -
                                                              -------------     -------------   ------------       ------------
     Total distributions                                         (2,176,684)       (1,472,309)       (14,868)                 -
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                     50,887,322       212,495,407     53,215,124         20,221,645
           Reinvestment of distributions                          1,711,671         1,470,095          6,035                  -
           Cost of shares redeemed                             (139,884,777)     (202,591,933)    (9,745,798)        (6,563,912)
                                                              -------------     -------------   ------------       ------------
     Total Series I transactions                                (87,285,784)       11,373,569     43,475,361         13,657,733

     Series II
           Net proceeds from sales of shares                     74,464,786        70,257,236     35,572,792          6,241,849
           Reinvestment of distributions                            465,013             2,214          8,833                  -
           Cost of shares redeemed                              (23,604,563)      (10,829,841)      (733,974)           (75,645)
                                                              -------------     -------------   ------------       ------------
     Total Series II transactions                                51,325,236        59,429,609     34,847,651          6,166,204

     Series III
           Net proceeds from sales of shares                          1,397                 -          1,348                  -
           Cost of shares redeemed                                     (273)                -           (252)                 -
                                                              -------------     -------------   ------------       ------------
     Total Series III transactions                                    1,124                 -          1,096                  -
Net increase (decrease) in net assets from capital
     share transactions                                         (35,959,424)       70,803,178     78,324,108         19,823,937
                                                              -------------     -------------   ------------       ------------
Increase (decrease) in net assets                               115,678,791       (77,086,399)   103,011,115          6,630,084
Net assets at beginning of period                               441,535,028       518,621,427     40,057,675         33,427,591
                                                              -------------     -------------   ------------       ------------
Net assets at end of period                                   $ 557,213,819     $ 441,535,028   $143,068,790       $ 40,057,675
                                                              =============     =============   ============       ============
Undistributed net investment income (loss)                    $   1,829,752     $   2,176,684   $    583,696       $     14,868
                                                              =============     =============   ============       ============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                             4,874,267        19,884,248      6,246,585          2,067,410
          Reinvestment of distributions                             178,671           118,748            779                  -
          Shares redeemed                                       (13,440,044)      (20,531,460)    (1,099,861)          (806,809)
                                                              -------------     -------------   ------------       ------------
     Net increase (decrease)                                     (8,387,106)         (528,464)     5,147,503          1,260,601
                                                              =============     =============   ============       ============
     Series II
          Shares sold                                             7,114,758         7,373,376      4,069,575            768,574
          Reinvestment of distributions                              48,642               179          1,141                  -
          Shares redeemed                                        (2,255,208)       (1,070,625)       (83,071)            (9,534)
                                                              -------------     -------------   ------------       ------------
     Net increase (decrease)                                      4,908,192         6,302,930      3,987,645            759,040
                                                              =============     =============   ============       ============
     Series III
          Shares sold                                                   116                 -            143                  -
          Shares redeemed                                               (22)                -            (27)                 -
                                                              -------------     -------------   ------------       ------------
     Net increase (decrease)                                             94                 -            116                  -
                                                              =============     =============   ============       ============

                                                                LARGE CAP
                                                                  VALUE
                                                                  TRUST
                                                              -------------
                                                               05/05/2003*
                                                                  TO
                                                               12/31/2003
                                                              ------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                  $    (8,251)
Net realized gain (loss) on:
     Investment transactions                                      432,453
     Foreign currency and forward foreign currency contracts            -
Change in unrealized appreciation (depreciation) on:
     Investments                                                1,293,298
     Foreign currency and forward foreign currency contracts            -
                                                              -----------
Net increase (decrease) in net assets resulting from
operations                                                      1,717,500
Distribution to shareholders from:
     Net investment income
           Series I                                                     -
           Series II                                                    -
     Net realized short term gains on investments, futures,
     and foreign currency transactions
           Series I                                               (85,667)
           Series II                                             (147,536)
                                                              -----------
     Total distributions                                         (233,203)
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                    6,104,722
           Reinvestment of distributions                           85,667
           Cost of shares redeemed                               (571,699)
                                                              -----------
     Total Series I transactions                                5,618,690

     Series II
           Net proceeds from sales of shares                    8,349,362
           Reinvestment of distributions                          147,536
           Cost of shares redeemed                             (1,419,741)
                                                              -----------
     Total Series II transactions                               7,077,157

     Series III
           Net proceeds from sales of shares                            -
           Cost of shares redeemed                                      -
                                                              -----------
     Total Series III transactions                                      -
Net increase (decrease) in net assets from capital
     share transactions                                        12,695,847
                                                              -----------
Increase (decrease) in net assets                              14,180,144
Net assets at beginning of period                                       -
                                                              -----------
Net assets at end of period                                   $14,180,144
                                                              ===========
Undistributed net investment income (loss)                              -
                                                              ===========
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                             428,503
          Reinvestment of distributions                             5,467
          Shares redeemed                                         (37,881)
                                                              -----------
     Net increase (decrease)                                      396,089
                                                              ===========
     Series II
          Shares sold                                             601,086
          Reinvestment of distributions                             9,427
          Shares redeemed                                        (100,420)
                                                              -----------
     Net increase (decrease)                                      510,093
                                                              ===========
     Series III
          Shares sold                                                   -
          Shares redeemed                                               -
                                                              -----------
     Net increase (decrease)                                            -
                                                              ===========

* Commencement of operations

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                                                   REAL ESTATE           SMALL CAP
                                                                        UTILITIES                  SECURITIES          OPPORTUNITIES
                                                                          TRUST                       TRUST                TRUST
                                                                ------------------------   --------------------------  ------------
                                                                   YEAR         YEAR           YEAR          YEAR       05/05/2003*
                                                                   ENDED        ENDED          ENDED         ENDED          TO
                                                                12/31/2003   12/31/2002     12/31/2003    12/31/2002    12/31/2003
                                                                -----------  -----------   ------------  ------------  ------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                    $   618,028  $   435,140   $ 17,512,055   $15,617,212  $     84,066
Net realized gain (loss) on:
     Investment transactions                                      4,288,999   (6,210,190)    15,030,159    (5,249,849)      388,900
     Futures contracts                                                    -            -              -             -       933,878
     Foreign currency and forward foreign currency contracts         (5,696)          77            125             -          (530)
Change in unrealized appreciation (depreciation) on:
     Investments                                                  6,991,872      102,536    124,300,806    (9,128,919)   13,523,952
     Foreign currency and forward foreign currency contracts          1,101           (1)             -             -            18
                                                                -----------  -----------   ------------  ------------  ------------
Net increase (decrease) in net assets resulting from operations  11,894,304   (5,672,438)   156,843,145     1,238,444    14,930,284
Distribution to shareholders from:
     Net investment income
           Series I                                                (302,041)      (1,029)    (9,155,261)   (8,221,598)            -
           Series II                                               (133,134)          (4)    (2,017,857)      (16,358)            -
                                                                -----------  -----------   ------------  ------------  ------------
     Total distributions                                           (435,175)      (1,033)   (11,173,118)   (8,237,956)            -
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                     14,618,583   13,402,339     88,403,839   132,094,233    37,212,037
           Reinvestment of distributions                            302,041        1,029      9,155,261     8,221,598             -
           Cost of shares redeemed                               (8,731,938)  (5,268,847)   (65,287,689)  (51,566,669)  (11,368,704)
                                                                -----------  -----------   ------------  ------------  ------------
     Total Series I transactions                                  6,188,686    8,134,521     32,271,411    88,749,162    25,843,333

     Series II
           Net proceeds from sales of shares                     11,652,752    6,527,895     91,134,766    52,666,454    29,384,067
           Reinvestment of distributions                            133,134            4      2,017,857        16,358             -
           Cost of shares redeemed                               (1,647,472)    (101,782)    (6,645,457)   (3,533,107)   (1,219,242)
                                                                -----------  -----------   ------------  ------------  ------------
     Total Series II transactions                                10,138,414    6,426,117     86,507,166    49,149,705    28,164,825

     Series III
           Net proceeds from sales of shares                            100            -         29,790             -           494
           Cost of shares redeemed                                        -            -         (9,953)            -           (18)
                                                                -----------  -----------   ------------  ------------  ------------
     Total Series III transactions                                      100            -         19,837             -           476
Net increase (decrease) in net assets from capital
     share transactions                                          16,327,200   14,560,638    118,798,414   137,898,867    54,008,634
                                                                -----------  -----------   ------------  ------------  ------------
Increase (decrease) in net assets                                27,786,329    8,887,167    264,468,441   130,899,355    68,938,918
Net assets at beginning of period                                27,147,059   18,259,892    351,818,609   220,919,254             -
                                                                -----------  -----------   ------------  ------------  ------------
Net assets at end of period                                     $54,933,388  $27,147,059   $616,287,050  $351,818,609  $ 68,938,918
                                                                ===========  ===========   ============  ============  ============
Undistributed net investment income (loss)                      $   611,834  $   434,677   $ 17,512,180  $ 12,116,374  $     83,536
                                                                ===========  ===========   ============  ============  ============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                             1,831,310    1,654,526      5,043,058     8,231,649     2,778,728
          Reinvestment of distributions                              41,546          119        581,656       487,639             -
          Shares redeemed                                        (1,117,020)    (722,561)    (3,774,880)   (3,329,430)     (745,642)
                                                                -----------  -----------   ------------  ------------  ------------
     Net increase (decrease)                                        755,836      932,084      1,849,834     5,389,858     2,033,086
                                                                ===========  ===========   ============  ============  ============
     Series II
          Shares sold                                             1,452,646      936,092      5,174,415     3,373,332     1,988,508
          Reinvestment of distributions                              18,363            - +      128,444           971             -
          Shares redeemed                                          (209,766)     (15,342)      (362,663)     (214,857)      (80,744)
                                                                -----------  -----------   ------------  ------------  ------------
     Net increase (decrease)                                      1,261,243      920,750      4,940,196     3,159,446     1,907,764
                                                                ===========  ===========   ============  ============  ============
     Series III
          Shares sold                                                    12            -          1,544             -            31
          Shares redeemed                                                 -            -           (513)            -            (1)
                                                                -----------  -----------   ------------  ------------  ------------
     Net increase (decrease)                                             12            -          1,031             -            30
                                                                ===========  ===========   ============  ============  ============

* Commencement of operations

+ Rounds to less than 1 share.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                    SMALL COMPANY           SPECIAL
                                                                        VALUE                VALUE             MID CAP VALUE
                                                                        TRUST                TRUST                 TRUST
                                                            ----------------------------  -----------   ----------------------------
                                                                 YEAR         YEAR        05/05/2003*       YEAR          YEAR
                                                                ENDED         ENDED           TO           ENDED         ENDED
                                                             12/31/2003    12/31/2002     12/31/2003    12/31/2003     12/31/2002
                                                            -------------  -------------  -----------   -------------  -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                $     894,470  $   2,073,409  $   (40,816)  $   2,523,735  $  1,676,284
Net realized gain (loss) on:
   Investment transactions                                      6,095,623        402,951      430,481      (3,014,911)   (3,782,104)
   Futures contracts                                                    -       (321,749)           -               -             -
Change in unrealized appreciation (depreciation) on:
   Investments                                                115,324,823    (36,418,398)   2,430,967      87,842,564   (22,066,022)
                                                            -------------  -------------  -----------   -------------  ------------
Net increase (decrease) in net assets resulting from
operations                                                    122,314,916    (34,263,787)   2,820,632      87,351,388   (24,171,842)
Distribution to shareholders from:
   Net investment income
      Series I                                                 (1,371,571)      (895,479)           -      (1,188,342)            -
      Series II                                                  (361,571)        (1,618)           -        (442,985)            -
   Net realized long term gains on investments, futures and
   foreign currency transactions
      Series I                                                   (387,016)    (1,225,938)           -               -             -
      Series II                                                   (87,261)        (2,216)           -               -             -
                                                            -------------  -------------  -----------   -------------  ------------
     Total distributions                                       (2,207,419)    (2,125,251)           -      (1,631,327)            -
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                   92,891,522    236,665,472   11,162,576      64,771,753   238,278,902
           Reinvestment of distributions                        1,758,587      2,121,417            -       1,188,342             -
           Cost of shares redeemed                           (106,378,865)  (110,920,391)  (2,251,734)   (106,958,130)  (26,474,658)
                                                            -------------  -------------  -----------   -------------  ------------
     Total Series I transactions                              (11,728,756)   127,866,498    8,910,842     (40,998,035)  211,804,244

     Series II
           Net proceeds from sales of shares                   80,687,442     59,076,702    6,282,618      88,270,247    72,381,671
           Reinvestment of distributions                          448,832          3,834            -         442,985             -
           Cost of shares redeemed                            (11,999,819)    (7,422,698)    (369,163)    (19,227,183)     (310,974)
                                                            -------------  -------------  -----------   -------------  ------------
     Total Series II transactions                              69,136,455     51,657,838    5,913,455      69,486,049    72,070,697

     Series III
           Net proceeds from sales of shares                          458              -          233           2,219             -
           Cost of shares redeemed                                    (12)             -           (6)             (9)            -
                                                            -------------  -------------  -----------   -------------  ------------
     Total Series III transactions                                    446              -          227           2,210             -
Net increase (decrease) in net assets from capital
     share transactions                                        57,408,145    179,524,336   14,824,524      28,490,224   283,874,941
                                                            -------------  -------------  -----------   -------------  ------------
Increase (decrease) in net assets                             177,515,642    143,135,298   17,645,156     114,210,285   259,703,099
Net assets at beginning of period                             356,180,934    213,045,636            -     340,440,287    80,737,188
                                                            -------------  -------------  -----------   -------------  ------------
Net assets at end of period                                 $ 533,696,576  $ 356,180,934  $17,645,156   $ 454,650,572  $340,440,287
                                                            =============  =============  ===========   =============  ============
Undistributed net investment income (loss)                  $     894,470  $   2,030,665            -   $   2,523,735  $  1,636,162
                                                            =============  =============  ===========   =============  ============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                           6,308,680     16,413,802      843,871       5,328,407    19,011,712
          Reinvestment of distributions                           136,962        139,201            -         108,425             -
          Shares redeemed                                      (7,588,407)    (8,327,561)    (155,207)     (9,038,549)   (2,250,066)
                                                            -------------  -------------  -----------   -------------  ------------
     Net increase (decrease)                                   (1,142,765)     8,225,442      688,664      (3,601,717)   16,761,646
                                                            =============  =============  ===========   =============  ============
     Series II
          Shares sold                                           5,507,378      4,426,530      453,067       7,258,968     6,080,598
          Reinvestment of distributions                            35,010            252            -          40,455             -
          Shares redeemed                                        (842,014)      (483,545)     (25,980)     (1,644,979)      (24,680)
                                                            -------------  -------------  -----------   -------------  ------------
     Net increase (decrease)                                    4,700,374      3,943,237      427,087       5,654,444     6,055,918
                                                            =============  =============  ===========   =============  ============
     Series III
          Shares sold                                                  28              -           16             161             -
          Shares redeemed                                              (1)             -            - +            (1)            -
                                                            -------------  -------------  -----------   -------------  ------------
     Net increase (decrease)                                           27              -           16             160             -
                                                            =============  =============  ===========   =============  ============

* Commencement of operations

+ Rounds to less than 1 share.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                               VALUE                     ALL CAP VALUE
                                                               TRUST                         TRUST
                                                      ---------------------------  --------------------------
                                                         YEAR           YEAR          YEAR          YEAR
                                                        ENDED           ENDED         ENDED         ENDED
                                                       12/31/2003    12/31/2002     12/31/2003    12/31/2002
                                                      ------------  -------------  ------------  ------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                          $  1,751,830  $   3,123,000  $    910,435  $     46,097
Net realized gain (loss) on:
     Investment transactions                           (19,847,634)   (24,782,673)     (927,654)   (2,119,493)
     Futures contracts                                           -              -             -             -
Change in unrealized appreciation (depreciation) on:
     Investments                                       101,874,284    (66,761,363)   52,170,119    (9,560,507)
     Futures contracts                                           -              -             -             -
                                                      ------------  -------------  ------------  ------------
Net increase (decrease) in net assets resulting from
operations                                              83,778,480    (88,421,036)   52,152,900   (11,633,903)
Distribution to shareholders from:
     Net investment income
           Series I                                     (2,927,627)    (2,727,882)      (29,395)         (843)
           Series II                                      (195,373)        (2,255)      (16,728)           (2)
     Net realized long term gains on investments,
     futures, and foreign currency transactions
           Series I                                              -     (4,304,078)            -             -
           Series II                                             -         (3,557)            -             -
                                                      ------------  -------------  ------------  ------------
     Total distributions                                (3,123,000)    (7,037,772)      (46,123)         (845)
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares            25,816,402     72,117,043   133,074,931    34,760,402
           Reinvestment of distributions                 2,927,627      7,031,960        29,395           843
           Cost of shares redeemed                     (69,054,536)  (106,050,315)  (17,904,267)  (12,047,966)
                                                      ------------  -------------  ------------  ------------
     Total Series I transactions                       (40,310,507)   (26,901,312)  115,200,059    22,713,279

     Series II
           Net proceeds from sales of shares            15,797,744     17,919,362    79,977,073     7,697,273
           Reinvestment of distributions                   195,373          5,812        16,728             2
           Cost of shares redeemed                      (5,145,914)    (5,748,212)   (1,569,644)     (211,180)
                                                      ------------  -------------  ------------  ------------
     Total Series II transactions                       10,847,203     12,176,962    78,424,157     7,486,095

     Series III
           Net proceeds from sales of shares                     -              -         7,175             -
           Cost of shares redeemed                               -              -        (3,045)            -
                                                      ------------  -------------  ------------  ------------
     Total Series III transactions                               -              -         4,130             -
Net increase (decrease) in net assets from capital
     share transactions                                (29,463,304)   (14,724,350)  193,628,346    30,199,374
                                                      ------------  -------------  ------------  ------------
Increase (decrease) in net assets                       51,192,176   (110,183,158)  245,735,123    18,564,626
Net assets at beginning of period                      249,843,908    360,027,066    39,441,148    20,876,522
                                                      ------------  -------------  ------------  ------------
Net assets at end of period                           $301,036,084  $ 249,843,908  $285,176,271  $ 39,441,148
                                                      ============  =============  ============  ============
Undistributed net investment income (loss)            $  1,751,830  $   3,123,000  $    910,435  $     46,123
                                                      ============  =============  ============  ============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                    1,795,594      4,796,755    12,734,562     3,141,243
          Reinvestment of distributions                    245,195        418,320         3,094            70
          Shares redeemed                               (5,196,447)    (7,977,468)   (1,675,837)   (1,252,298)
                                                      ------------  -------------  ------------  ------------
     Net increase (decrease)                            (3,155,658)    (2,762,393)   11,061,819     1,889,015
                                                      ============  =============  ============  ============
     Series II
          Shares sold                                    1,113,981      1,365,931     7,442,905       816,442
          Reinvestment of distributions                     16,377            346         1,762             - +
          Shares redeemed                                 (363,164)      (446,949)     (149,253)      (24,307)
                                                      ------------  -------------  ------------  ------------
     Net increase (decrease)                               767,194        919,328     7,295,414       792,135
                                                      ============  =============  ============  ============
     Series III
          Shares sold                                            -              -           614             -
          Shares redeemed                                        -              -          (261)            -
                                                      ------------  -------------  ------------  ------------
     Net increase (decrease)                                     -              -           353             -
                                                      ============  =============  ============  ============

                                                             EQUITY INDEX
                                                                 TRUST
                                                      --------------------------
                                                         YEAR          YEAR
                                                         ENDED         ENDED
                                                       12/31/2003    12/31/2002
                                                      ------------  ------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                          $  1,026,275  $  1,086,152
Net realized gain (loss) on:
     Investment transactions                              (354,253)   (3,590,476)
     Futures contracts                                     113,665      (583,402)
Change in unrealized appreciation (depreciation) on:
     Investments                                        17,714,342   (20,298,513)
     Futures contracts                                     101,076       (38,098)
                                                      ------------  ------------
Net increase (decrease) in net assets resulting from
operations                                              18,601,105   (23,424,337)
Distribution to shareholders from:
     Net investment income
           Series I                                     (1,083,167)   (1,019,444)
           Series II                                             -             -
     Net realized long term gains on investments,
     futures, and foreign currency transactions
           Series I                                              -             -
           Series II                                             -             -
                                                      ------------  ------------
     Total distributions                                (1,083,167)   (1,019,444)
Capital Shares Transactions +++:

     Series I
           Net proceeds from sales of shares            14,323,771    19,031,991
           Reinvestment of distributions                 1,083,167     1,019,444
           Cost of shares redeemed                     (24,471,046)  (25,532,822)
                                                      ------------  ------------
     Total Series I transactions                        (9,064,108)   (5,481,387)

     Series II
           Net proceeds from sales of shares                     -             -
           Reinvestment of distributions                         -             -
           Cost of shares redeemed                               -             -
                                                      ------------  ------------
     Total Series II transactions                                -             -

     Series III
           Net proceeds from sales of shares                     -             -
           Cost of shares redeemed                               -             -
                                                      ------------  ------------
     Total Series III transactions                               -             -
Net increase (decrease) in net assets from capital
     share transactions                                 (9,064,108)   (5,481,387)
                                                      ------------  ------------
Increase (decrease) in net assets                        8,453,830   (29,925,168)
Net assets at beginning of period                       73,082,296   103,007,464
                                                      ------------  ------------
Net assets at end of period                           $ 81,536,126  $ 73,082,296
                                                      ============  ============
Undistributed net investment income (loss)            $  1,026,275  $  1,083,805
                                                      ============  ============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                    1,221,486     1,566,660
          Reinvestment of distributions                    101,897        75,291
          Shares redeemed                               (2,116,634)   (2,210,740)
                                                      ------------  ------------
     Net increase (decrease)                              (793,251)     (568,789)
                                                      ============  ============
     Series II
          Shares sold                                            -             -
          Reinvestment of distributions                          -             -
          Shares redeemed                                        -             -
                                                      ------------  ------------
     Net increase (decrease)                                     -             -
                                                      ============  ============
     Series III
          Shares sold                                            -             -
          Shares redeemed                                        -             -
                                                      ------------  ------------
     Net increase (decrease)                                     -             -
                                                      ============  ============

+ Rounds to less than 1 share.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                           FUNDAMENTAL
                                                                              VALUE                   GROWTH & INCOME
                                                                              TRUST                       TRUST
                                                              ----------------------------   -------------------------------
                                                                  YEAR            YEAR           YEAR              YEAR
                                                                  ENDED           ENDED          ENDED             ENDED
                                                               12/31/2003      12/31/2002      12/31/2003       12/31/2002
                                                              -------------   ------------   --------------   --------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                  $   3,046,187   $  1,280,206   $   13,682,519   $   15,127,333
Net realized gain (loss) on:
     Investment transactions                                     (1,282,681)    (5,226,518)     (34,180,718)     (90,048,302)
     Foreign currency and forward foreign currency contracts        (62,076)          (435)               -                -
Change in unrealized appreciation (depreciation) on:
     Investments                                                115,859,410    (28,159,328)     379,920,334     (490,938,527)
     Foreign currency and forward foreign currency contracts            221              -                -                -
                                                              -------------   ------------   --------------   --------------
Net increase (decrease) in net assets resulting from
operations                                                      117,561,061    (32,106,075)     359,422,135     (565,859,496)
Distribution to shareholders from:
     Net investment income
           Series I                                                (849,707)      (152,224)     (14,469,838)     (12,303,552)
           Series II                                               (311,072)          (556)        (657,495)          (3,670)
     Net realized short term gains on investments, futures,
     and foreign currency transactions
           Series II                                                      -              -                -                -
     Net realized long term gains on investments, futures,
     and foreign currency transactions
           Series I                                                       -              -                -      (74,913,696)
           Series II                                                      -              -                -          (22,349)
                                                              -------------   ------------   --------------   --------------
     Total distributions                                         (1,160,779)      (152,780)     (15,127,333)     (87,243,267)
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                     60,914,675    205,192,599       39,569,860       65,616,571
           Reinvestment of distributions                            849,707        152,224       14,469,838       87,217,248
           Cost of shares redeemed                              (54,977,041)   (16,778,417)    (262,399,225)    (452,578,077)
                                                              -------------   ------------   --------------   --------------
     Total Series I transactions                                  6,787,341    188,566,406     (208,359,527)    (299,744,258)

     Series II
           Net proceeds from sales of shares                    106,987,978     66,549,754       64,316,764       50,841,320
           Reinvestment of distributions                            311,072            556          657,495           26,019
           Cost of shares redeemed                               (6,477,750)       (24,366)      (8,805,570)      (9,937,921)
                                                              -------------   ------------   --------------   --------------
     Total Series II transactions                               100,821,300     66,525,944       56,168,689       40,929,418

     Series III
           Net proceeds from sales of shares                          9,364              -            1,581                -
           Cost of shares redeemed                                   (1,323)             -             (264)               -
                                                              -------------   ------------   --------------   --------------
     Total Series III transactions                                    8,041              -            1,317                -
Net increase (decrease) in net assets from capital
     share transactions                                         107,616,682    255,092,350     (152,189,521)    (258,814,840)
                                                              -------------   ------------   --------------   --------------
Increase (decrease) in net assets                               224,016,964    222,833,495      192,105,281     (911,917,603)
Net assets at beginning of period                               334,423,431    111,589,936    1,475,800,629    2,387,718,232
                                                              -------------   ------------   --------------   --------------
Net assets at end of period                                   $ 558,440,395   $334,423,431   $1,667,905,910   $1,475,800,629
                                                              =============   ============   ==============   ==============
Undistributed net investment income (loss)                    $   3,092,009   $  1,277,150   $   13,682,519   $   15,127,333
                                                              =============   ============   ==============   ==============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                             5,766,248     19,560,519        2,067,632        3,082,011
          Reinvestment of distributions                              87,689         13,089          843,230        3,955,431
          Shares redeemed                                        (5,312,351)    (1,685,008)     (14,166,067)     (24,351,134)
                                                              -------------   ------------   --------------   --------------
     Net increase (decrease)                                        541,586     17,888,600      (11,255,205)     (17,313,692)
                                                              =============   ============   ==============   ==============
     Series II
          Shares sold                                             9,981,256      6,642,349        3,440,910        2,809,153
          Reinvestment of distributions                              32,136             48           38,383            1,181
          Shares redeemed                                          (624,668)        (2,351)        (465,524)        (539,477)
                                                              -------------   ------------   --------------   --------------
     Net increase (decrease)                                      9,388,724      6,640,046        3,013,769        2,270,857
                                                              =============   ============   ==============   ==============
     Series III
          Shares sold                                                   802              -               77                -
          Shares redeemed                                              (112)             -              (13)               -
                                                              -------------   ------------   --------------   --------------
     Net increase (decrease)                                            690              -               64                -
                                                              =============   ============   ==============   ==============
                                                              GREAT COMPANIES -
                                                                   AMERICA
                                                                    TRUST
                                                              -----------------
                                                                 08/04/2003*
                                                                     TO
                                                                 12/31/2003
                                                                -----------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                           ($182)
Net realized gain (loss) on:
     Investment transactions                                           2,538
     Foreign currency and forward foreign currency contracts               -
Change in unrealized appreciation (depreciation) on:
     Investments                                                     268,774
     Foreign currency and forward foreign currency contracts               -
                                                                ------------
Net increase (decrease) in net assets resulting from
operations                                                           271,130
Distribution to shareholders from:
     Net investment income
           Series I                                                        -
           Series II                                                       -
     Net realized short term gains on investments, futures,
     and foreign currency transactions
           Series II                                                  (1,801)
     Net realized long term gains on investments, futures,
     and foreign currency transactions
           Series I                                                        -
           Series II                                                       -
                                                                ------------
     Total distributions                                              (1,801)
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                               -
           Reinvestment of distributions                                   -
           Cost of shares redeemed                                         -
                                                                ------------
     Total Series I transactions                                           -

     Series II
           Net proceeds from sales of shares                       2,525,628
           Reinvestment of distributions                               1,801
           Cost of shares redeemed                                    (1,055)
                                                                ------------
     Total Series II transactions                                  2,526,374

     Series III
           Net proceeds from sales of shares                               -
           Cost of shares redeemed                                         -
                                                                ------------
     Total Series III transactions                                         -
Net increase (decrease) in net assets from capital
     share transactions                                            2,526,374
                                                                ------------
Increase (decrease) in net assets                                  2,795,703
Net assets at beginning of period                                          -
                                                                ------------
Net assets at end of period                                      $ 2,795,703
                                                                ============
Undistributed net investment income (loss)                                 -
                                                                ============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                      -
          Reinvestment of distributions                                    -
          Shares redeemed                                                  -
                                                                ------------
     Net increase (decrease)                                               -
                                                                ============
     Series II
          Shares sold                                                199,592
          Reinvestment of distributions                                  129
          Shares redeemed                                                (78)
                                                                ------------
     Net increase (decrease)                                         199,643
                                                                ============
     Series III
          Shares sold                                                      -
          Shares redeemed                                                  -
                                                                ------------
     Net increase (decrease)                                               -
                                                                ============

* Commencement of operations

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                       EQUITY-INCOME                   INCOME & VALUE
                                                                           TRUST                            TRUST
                                                              -------------------------------   ----------------------------
                                                                  YEAR             YEAR            YEAR            YEAR
                                                                  ENDED            ENDED           ENDED           ENDED
                                                                12/31/2003       12/31/2002      12/31/2003     12/31/2002
                                                              --------------   --------------   ------------   -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                  $   21,708,104   $   18,121,061   $  7,532,511   $   9,672,919
Net realized gain (loss) on:
     Investment transactions                                      19,636,616       24,982,229    (27,342,026)    (28,747,940)
     Foreign currency and forward foreign currency contracts         (24,446)               -            567             (33)
Change in unrealized appreciation (depreciation) on:
     Investments                                                 268,362,773     (215,269,448)   145,168,697     (73,859,605)
     Foreign currency and forward foreign currency contracts               -                -           (224)            554
                                                              --------------   --------------   ------------   -------------
Net increase (decrease) in net assets resulting from
operations                                                       309,683,047     (172,166,158)   125,359,525     (92,934,105)
Distribution to shareholders from:
     Net investment income
           Series I                                              (15,766,776)     (15,159,114)    (9,409,101)    (10,537,683)
           Series II                                              (2,094,524)          (6,702)      (783,920)         (7,619)
     Net realized short term gains on investments, futures,
     and foreign currency transactions
           Series I                                               (1,618,823)      (2,853,930)             -               -
           Series II                                                (202,136)          (1,262)             -               -
     Net realized long term gains on investments, futures,
     and foreign currency transactions
           Series I                                              (20,680,441)     (29,738,500)             -               -
           Series II                                              (2,582,285)         (13,148)             -               -
                                                              --------------   --------------   ------------   -------------
     Total distributions                                         (42,944,985)     (47,772,656)   (10,193,021)    (10,545,302)
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                     145,018,059      215,279,170     37,066,702      83,863,512
           Reinvestment of distributions                          38,066,040       47,751,544      9,409,101      10,537,683
           Cost of shares redeemed                              (141,449,920)    (176,750,557)   (76,578,349)   (104,039,588)
                                                              --------------   --------------   ------------   -------------
     Total Series I transactions                                  41,634,179       86,280,157    (30,102,546)     (9,638,393)

     Series II
           Net proceeds from sales of shares                     177,064,319       89,274,342     48,292,303      23,453,565
           Reinvestment of distributions                           4,878,945           21,112        783,920           7,619
           Cost of shares redeemed                                (1,434,889)        (220,948)    (2,777,870)       (603,841)
                                                              --------------   --------------   ------------   -------------
     Total Series II transactions                                180,508,375       89,074,506     46,298,353      22,857,343

     Series III
           Net proceeds from sales of shares                           9,060                -              -               -
           Cost of shares redeemed                                    (1,693)               -              -               -
                                                              --------------   --------------   ------------   -------------
     Total Series III transactions                                     7,367                -              -               -
Net increase (decrease) in net assets from capital
     share transactions                                          222,149,921      175,354,663     16,195,807      13,218,950
                                                              --------------   --------------   ------------   -------------
Increase (decrease) in net assets                                488,887,983      (44,584,151)   131,362,311     (90,260,457)
Net assets at beginning of period                              1,102,490,739    1,147,074,890    471,362,862     561,623,319
                                                              --------------   --------------   ------------   -------------
Net assets at end of period                                   $1,591,378,722   $1,102,490,739   $602,725,173   $ 471,362,862
                                                              ==============   ==============   ============   =============
Undistributed net investment income (loss)                    $   21,683,658   $   17,974,623   $  8,212,711   $  10,135,876
                                                              ==============   ==============   ============   =============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                             11,124,624       14,903,160      4,087,334       9,247,394
          Reinvestment of distributions                            3,236,908        3,179,197      1,126,838       1,066,567
          Shares redeemed                                        (10,874,783)     (13,444,146)    (8,432,514)    (12,109,259)
                                                              --------------   --------------   ------------   -------------
     Net increase (decrease)                                       3,486,749        4,638,211     (3,218,342)     (1,795,298)
                                                              ==============   ==============   ============   =============
     Series II
          Shares sold                                             13,484,561        6,931,282      5,313,015       2,804,704
          Reinvestment of distributions                              415,584            1,407         94,108             772
          Shares redeemed                                           (101,767)         (14,697)      (306,126)        (71,904)
                                                              --------------   --------------   ------------   -------------
     Net increase (decrease)                                      13,798,378        6,917,992      5,100,997       2,733,572
                                                              ==============   ==============   ============   =============
     Series III
          Shares sold                                                    648                -              -               -
          Shares redeemed                                               (119)               -              -               -
                                                              --------------   --------------   ------------   -------------
     Net increase (decrease)                                             529                -              -               -
                                                              ==============   ==============   ============   =============
                                                                        BALANCED
                                                                         TRUST
                                                              ----------------------------
                                                                  YEAR           YEAR
                                                                 ENDED          ENDED
                                                               12/31/2003     12/31/2002
                                                              ------------   -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                  $  2,737,454   $   3,282,527
Net realized gain (loss) on:
     Investment transactions                                    (6,147,456)    (17,179,801)
     Foreign currency and forward foreign currency contracts           804               -
Change in unrealized appreciation (depreciation) on:
     Investments                                                23,054,596     (11,390,818)
     Foreign currency and forward foreign currency contracts          (337)            775
                                                              ------------   -------------
Net increase (decrease) in net assets resulting from
operations                                                      19,645,061     (25,287,317)
Distribution to shareholders from:
     Net investment income
           Series I                                             (3,337,836)     (3,955,306)
           Series II                                              (256,181)        (11,519)
     Net realized short term gains on investments, futures,
     and foreign currency transactions
           Series I                                                      -               -
           Series II                                                     -               -
     Net realized long term gains on investments, futures,
     and foreign currency transactions
           Series I                                                      -               -
           Series II                                                     -               -
                                                              ------------   -------------
     Total distributions                                        (3,594,017)     (3,966,825)
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                    10,250,722      15,018,828
           Reinvestment of distributions                         3,337,836       3,955,306
           Cost of shares redeemed                             (27,000,899)    (27,939,115)
                                                              ------------   -------------
     Total Series I transactions                               (13,412,341)     (8,964,981)

     Series II
           Net proceeds from sales of shares                    12,890,596       7,279,299
           Reinvestment of distributions                           256,181          11,519
           Cost of shares redeemed                              (2,864,204)       (879,984)
                                                              ------------   -------------
     Total Series II transactions                               10,282,573       6,410,834

     Series III
           Net proceeds from sales of shares                             -               -
           Cost of shares redeemed                                       -               -
                                                              ------------   -------------
     Total Series III transactions                                       -               -
Net increase (decrease) in net assets from capital
     share transactions                                         (3,129,768)     (2,554,147)
                                                              ------------   -------------
Increase (decrease) in net assets                               12,921,276     (31,808,289)
Net assets at beginning of period                              142,931,203     174,739,492
                                                              ------------   -------------
Net assets at end of period                                   $155,852,479   $ 142,931,203
                                                              ============   =============
Undistributed net investment income (loss)                    $  2,950,669   $   3,581,503
                                                              ============   =============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                              868,046       1,203,973
          Reinvestment of distributions                            304,269         305,193
          Shares redeemed                                       (2,312,260)     (2,349,574)
                                                              ------------   -------------
     Net increase (decrease)                                    (1,139,945)       (840,408)
                                                              ============   =============
     Series II
          Shares sold                                            1,106,427         632,956
          Reinvestment of distributions                             23,396             889
          Shares redeemed                                         (246,454)        (78,573)
                                                              ------------   -------------
     Net increase (decrease)                                       883,369         555,272
                                                              ============   =============
     Series III
          Shares sold                                                    -               -
          Shares redeemed                                                -               -
                                                              ------------   -------------
     Net increase (decrease)                                             -               -
                                                              ============   =============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                GLOBAL ALLOCATION TRUST
                                                             (FORMERLY, TACTICAL ALLOCATION           HIGH YIELD
                                                                          TRUST)                        TRUST
                                                             ------------------------------  ----------------------------
                                                                 YEAR            YEAR           YEAR            YEAR
                                                                 ENDED           ENDED          ENDED           ENDED
                                                              12/31/2003       12/31/2002     12/31/2003      12/31/2002
                                                              -----------     ------------   ------------   -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                  $   463,258     $    317,752   $ 48,433,004   $ 30,211,984
Net realized gain (loss) on:
     Investment transactions                                  (14,658,888)      (6,972,106)   (17,561,268)   (69,783,841)
     Futures contracts                                                  -                -     (2,013,218)    (1,862,811)
     Foreign currency and forward foreign currency contracts      192,691                -        815,221     (1,713,384)
Change in unrealized appreciation (depreciation) on:
     Investments                                               30,077,301      (13,323,547)    99,672,955     25,021,928
     Futures contracts                                                  -                -      1,928,746     (1,927,722)
     Foreign currency and forward foreign currency contracts      (17,366)               -        935,429       (993,705)
                                                              -----------     ------------   ------------   -------------
Net increase (decrease) in net assets resulting from
operations                                                     16,056,996     $(19,977,901)   132,210,869   $ (21,047,551)
Distribution to shareholders from:
     Net investment income
           Series I                                              (270,017)          (1,617)   (22,291,639)    (29,046,140)
           Series II                                              (42,584)               -     (5,381,143)       (192,839)
                                                              -----------     ------------   ------------   -------------
     Total distributions                                         (312,601)          (1,617)   (27,672,782)    (29,238,979)
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                    8,194,687       18,774,809    295,400,812     236,079,304
           Reinvestment of distributions                          270,017            1,617     22,291,639      29,046,140
           Cost of shares redeemed                            (14,681,290)     (15,245,615)  (110,605,379)   (200,565,193)
                                                              -----------     ------------   ------------   -------------
     Total Series I transactions                               (6,216,586)       3,530,811    207,087,072      64,560,251

     Series II
           Net proceeds from sales of shares                   13,176,205        5,623,231    242,018,086      61,593,240
           Reinvestment of distributions                           42,584                -      5,381,143         192,839
           Cost of shares redeemed                             (2,555,668)        (117,085)   (28,648,456)    (12,602,459)
                                                              -----------     ------------   ------------   -------------
     Total Series II transactions                              10,663,121        5,506,146    218,750,773      49,183,620

     Series III
           Net proceeds from sales of shares                            -                -         17,500               -
           Cost of shares redeemed                                      -                -         (1,977)              -
                                                              -----------     ------------   ------------   -------------
     Total Series III transactions                                      -                -         15,523               -
Net increase (decrease) in net assets from capital
     share transactions                                         4,446,535        9,036,957    425,853,368     113,743,871
                                                              -----------     ------------   ------------   -------------
Increase (decrease) in net assets                              20,190,930      (10,942,561)   530,391,455      63,457,341
Net assets at beginning of period                              62,771,802       73,714,363    386,766,520     323,309,179
                                                              -----------     ------------   ------------   -------------
Net assets at end of period                                   $82,962,732     $ 62,771,802   $917,157,975   $ 386,766,520
                                                              ===========     ============   ============   =============
Undistributed net investment income (loss)                    $   965,193     $    313,559   $ 51,597,667   $  28,640,889
                                                              ===========     ============   ============   =============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                             942,817        1,997,917     32,478,361      27,060,333
          Reinvestment of distributions                            35,159              165      2,583,040       3,230,939
          Shares redeemed                                      (1,808,141)      (1,897,581)   (12,217,459)    (23,383,667)
                                                              -----------     ------------   ------------   -------------
     Net increase (decrease)                                     (830,165)         100,501     22,843,942       6,907,605
                                                              ===========     ============   ============   =============
     Series II
          Shares sold                                           1,538,601          711,353     26,500,352       7,368,174
          Reinvestment of distributions                             5,552                -        624,263          21,450
          Shares redeemed                                        (295,327)         (15,079)    (3,180,167)     (1,482,996)
                                                              -----------     ------------   ------------   -------------
     Net increase (decrease)                                    1,248,826          696,274     23,944,448       5,906,628
                                                              ===========     ============   ============   =============
     Series III
          Shares sold                                                   -                -          1,860               -
          Shares redeemed                                               -                -           (206)              -
                                                              -----------     ------------   ------------   -------------
     Net increase (decrease)                                            -                -          1,654               -
                                                              ===========     ============   ============   =============
                                                                      STRATEGIC BOND
                                                                          TRUST
                                                              -----------------------------
                                                                  YEAR            YEAR
                                                                  ENDED           ENDED
                                                               12/31/2003      12/31/2002
                                                              -------------   -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                  $  25,644,161   $  22,655,657
Net realized gain (loss) on:
     Investment transactions                                     17,585,205      (6,123,032)
     Futures contracts                                           (1,208,707)          2,850
     Foreign currency and forward foreign currency contracts        347,304          (9,956)
Change in unrealized appreciation (depreciation) on:
     Investments                                                 23,582,492      13,377,766
     Futures contracts                                             (575,940)              -
     Foreign currency and forward foreign currency contracts     (1,799,008)         10,029
                                                              -------------   -------------
Net increase (decrease) in net assets resulting from
operations                                                       63,575,507   $  29,913,314
Distribution to shareholders from:
     Net investment income
           Series I                                             (20,684,537)    (22,228,870)
           Series II                                             (3,333,745)        (19,384)
                                                              -------------   -------------
     Total distributions                                        (24,018,282)    (22,248,254)
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                    100,115,332     187,398,064
           Reinvestment of distributions                         20,684,537      22,228,870
           Cost of shares redeemed                             (103,941,121)   (111,608,073)
                                                              -------------   -------------
     Total Series I transactions                                 16,858,748      98,018,861

     Series II
           Net proceeds from sales of shares                    107,256,056      42,121,144
           Reinvestment of distributions                          3,333,745          19,384
           Cost of shares redeemed                               (9,105,505)       (813,833)
                                                              -------------   -------------
     Total Series II transactions                               101,484,296      41,326,695

     Series III
           Net proceeds from sales of shares                         15,017               -
           Cost of shares redeemed                                   (2,687)              -
                                                              -------------   -------------
     Total Series III transactions                                   12,330               -
Net increase (decrease) in net assets from capital
     share transactions                                         118,355,374     139,345,556
                                                              -------------   -------------
Increase (decrease) in net assets                               157,912,599     147,010,616
Net assets at beginning of period                               449,509,826     302,499,210
                                                              -------------   -------------
Net assets at end of period                                   $ 607,422,425   $ 449,509,826
                                                              =============   =============
Undistributed net investment income (loss)                    $  27,056,882   $  22,364,633
                                                              =============   =============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                             8,904,646      17,615,106
          Reinvestment of distributions                           1,906,409       2,160,240
          Shares redeemed                                        (9,279,701)    (10,578,556)
                                                              -------------   -------------
     Net increase (decrease)                                      1,531,354       9,196,790
                                                              =============   =============
     Series II
          Shares sold                                             9,535,817       3,986,957
          Reinvestment of distributions                             307,825           1,884
          Shares redeemed                                          (815,101)        (78,569)
                                                              -------------   -------------
     Net increase (decrease)                                      9,028,541       3,910,272
                                                              =============   =============
     Series III
          Shares sold                                                 1,322               -
          Shares redeemed                                              (233)              -
                                                              -------------   -------------
     Net increase (decrease)                                          1,089               -
                                                              =============   =============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                                                       DIVERSIFIED
                                                                         GLOBAL BOND                      BOND
                                                                            TRUST                         TRUST
                                                                 ---------------------------   ---------------------------
                                                                     YEAR          YEAR           YEAR            YEAR
                                                                     ENDED         ENDED          ENDED           ENDED
                                                                  12/31/2003     12/31/2002     12/31/2003     12/31/2002
                                                                 ------------   ------------   ------------   ------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $  6,587,681   $  4,384,913   $ 13,411,235   $ 16,594,867
Net realized gain (loss) on:
     Investment transactions                                        7,024,867      4,476,533      7,325,966     (5,153,643)
     Futures contracts                                                990,848      3,176,734              -              -
     Written options contracts                                     (3,466,444)      (176,998)             -              -
     Interest rate swaps                                           (2,559,131)    (2,587,860)             -              -
     Foreign currency and forward foreign currency contracts       16,559,135        901,924             85              -
Change in unrealized appreciation (depreciation) on:
     Investments                                                    6,357,033     16,372,512     (4,274,207)    13,785,189
     Futures contracts                                                357,486        306,084              -              -
     Written options contracts                                        (31,451)       172,044              -              -
     Interest rate swaps                                            1,670,959     (3,518,448)             -              -
     Foreign currency and forward foreign currency contracts         (183,127)     1,506,361            (34)            83
                                                                 ------------   ------------   ------------   ------------
Net increase (decrease) in net assets resulting from operations    33,307,856     25,013,799     16,463,045     25,226,496
Distribution to shareholders from:
     Net investment income
           Series I                                                (7,171,043)             -    (15,843,789)   (13,613,998)
           Series II                                               (1,514,959)             -     (1,946,918)       (16,434)
                                                                 ------------   ------------   ------------   ------------
     Total distributions                                           (8,686,002)             -    (17,790,707)   (13,630,432)
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                       52,137,298     99,372,896     29,454,695     83,824,852
           Reinvestment of distributions                            7,171,043              -     15,843,789     13,613,998
           Cost of shares redeemed                                (65,592,668)   (38,129,695)   (77,835,031)   (64,989,038)
                                                                 ------------   ------------   ------------   ------------
     Total Series I transactions                                   (6,284,327)    61,243,201    (32,536,547)    32,449,812

     Series II
           Net proceeds from sales of shares                       60,147,599     26,093,419     45,176,651     27,068,945
           Reinvestment of distributions                            1,514,959              -      1,946,918         16,434
           Cost of shares redeemed                                (23,982,285)    (5,532,090)   (14,362,278)    (2,820,398)
                                                                 ------------   ------------   ------------   ------------
     Total Series II transactions                                  37,680,273     20,561,329     32,761,291     24,264,981

     Series III
           Net proceeds from sales of shares                            7,867              -          5,154              -
           Cost of shares redeemed                                     (3,414)             -           (191)             -
                                                                 ------------   ------------   ------------   ------------
     Total Series III transactions                                      4,453              -          4,963              -
Net increase (decrease) in net assets from capital
     share transactions                                            31,400,399     81,804,530        229,707     56,714,793
                                                                 ------------   ------------   ------------   ------------
Increase (decrease) in net assets                                  56,022,253    106,818,329     (1,097,955)    68,310,857
Net assets at beginning of period                                 203,547,986     96,729,657    355,053,077    286,742,220
                                                                 ------------   ------------   ------------   ------------
Net assets at end of period                                      $259,570,239   $203,547,986   $353,955,122   $355,053,077
                                                                 ============   ============   ============   ============
Undistributed net investment income (loss)                       $ 21,527,925   $  6,107,118   $ 15,410,098   $ 17,646,823
                                                                 ============   ============   ============   ============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                               3,646,318      7,798,089      2,727,030      8,014,709
          Reinvestment of distributions                               528,838              -      1,501,781      1,339,960
          Shares redeemed                                          (4,632,311)    (3,038,995)    (7,263,604)    (6,147,320)
                                                                 ------------   ------------   ------------   ------------
     Net increase (decrease)                                         (457,155)     4,759,094     (3,034,793)     3,207,349
                                                                 ============   ============   ============   ============
     Series II
          Shares sold                                               4,220,985      2,007,058      4,185,268      2,583,629
          Reinvestment of distributions                               111,888              -        184,717          1,619
          Shares redeemed                                          (1,705,998)      (423,001)    (1,346,333)      (264,608)
                                                                 ------------   ------------   ------------   ------------
     Net increase (decrease)                                        2,626,875      1,584,057      3,023,652      2,320,640
                                                                 ============   ============   ============   ============
     Series III
          Shares sold                                                     562              -            486              -
          Shares redeemed                                                (245)             -            (18)             -
                                                                 ------------   ------------   ------------   ------------
     Net increase (decrease)                                              317              -            468              -
                                                                 ============   ============   ============   ============

                                                                           INVESTMENT
                                                                          QUALITY BOND
                                                                             TRUST
                                                                 ----------------------------
                                                                     YEAR            YEAR
                                                                     ENDED           ENDED
                                                                  12/31/2003      12/31/2002
                                                                 -------------   ------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $  25,378,390   $ 25,757,134
Net realized gain (loss) on:
     Investment transactions                                         3,782,936     (6,643,270)
     Futures contracts                                                  74,259              -
     Written options contracts                                               -              -
     Interest rate swaps                                                     -              -
     Foreign currency and forward foreign currency contracts                 -              -
Change in unrealized appreciation (depreciation) on:
     Investments                                                     7,203,944     24,149,563
     Futures contracts                                                (192,504)             -
     Written options contracts                                               -              -
     Interest rate swaps                                                     -              -
     Foreign currency and forward foreign currency contracts                 -              -
                                                                 -------------   ------------
Net increase (decrease) in net assets resulting from operations     36,247,025     43,263,427
Distribution to shareholders from:
     Net investment income
           Series I                                                (23,937,154)   (22,893,403)
           Series II                                                (3,105,944)       (35,345)
                                                                 -------------   ------------
     Total distributions                                           (27,043,098)   (22,928,748)
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                        40,001,427    108,503,400
           Reinvestment of distributions                            23,937,154     22,893,403
           Cost of shares redeemed                                (141,925,502)   (88,657,139)
                                                                 -------------   ------------
     Total Series I transactions                                   (77,986,921)    42,739,664

     Series II
           Net proceeds from sales of shares                        55,306,890     38,880,786
           Reinvestment of distributions                             3,105,944         35,345
           Cost of shares redeemed                                 (12,866,654)    (2,286,984)
                                                                 -------------   ------------
     Total Series II transactions                                   45,546,180     36,629,147

     Series III
           Net proceeds from sales of shares                            26,661              -
           Cost of shares redeemed                                      (5,210)             -
                                                                 -------------   ------------
     Total Series III transactions                                      21,451              -
Net increase (decrease) in net assets from capital
     share transactions                                            (32,419,290)    79,368,811
                                                                 -------------   ------------
Increase (decrease) in net assets                                  (23,215,363)    99,703,490
Net assets at beginning of period                                  507,355,065    407,651,575
                                                                 -------------   ------------
Net assets at end of period                                      $ 484,139,702   $507,355,065
                                                                 =============   ============
Undistributed net investment income (loss)                       $  28,366,967   $ 26,445,561
                                                                 =============   ============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                3,224,145      9,182,468
          Reinvestment of distributions                              1,999,762      2,011,723
          Shares redeemed                                          (11,549,592)    (7,531,879)
                                                                 -------------   ------------
     Net increase (decrease)                                        (6,325,685)     3,662,312
                                                                 =============   ============
     Series II
          Shares sold                                                4,472,535      3,276,307
          Reinvestment of distributions                                259,694          3,106
          Shares redeemed                                           (1,050,141)      (193,119)
                                                                 -------------   ------------
     Net increase (decrease)                                         3,682,088      3,086,294
                                                                 =============   ============
     Series III
          Shares sold                                                    2,175              -
          Shares redeemed                                                 (426)             -
                                                                 -------------   ------------
     Net increase (decrease)                                             1,749              -
                                                                 =============   ============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                              TOTAL                REAL RETURN
                                                                              RETURN                  BOND
                                                                              TRUST                   TRUST
                                                                 -------------------------------   ------------
                                                                     YEAR             YEAR          05/05/2003*
                                                                     ENDED            ENDED             TO
                                                                   12/31/2003       12/31/2002      12/31/2003
                                                                 --------------   --------------   ------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $   34,754,714   $   35,484,703   $  1,143,661
Net realized gain (loss) on:
     Investment transactions                                         11,670,168       21,378,164      5,137,877
     Futures contracts                                                7,584,806       26,733,511             10
     Written options contracts                                        5,297,083        4,476,426        (16,406)
     Interest rate swaps                                             (4,925,543)        (765,092)       (27,915)
     Foreign currency and forward foreign currency contracts          1,403,557        2,674,218        (25,840)
Change in unrealized appreciation (depreciation) on:
     Investments                                                      8,086,649        7,405,218      3,458,488
     Futures contracts                                               (2,247,572)       9,181,991         (1,100)
     Written options contracts                                        1,893,091       (3,317,741)       112,919
     Interest rate swaps                                              2,405,668       (2,358,930)        28,971
     Foreign currency and forward foreign currency contracts          2,576,055       (3,585,555)       (44,151)
                                                                 --------------   --------------   ------------
Net increase (decrease) in net assets resulting from operations      68,498,676       97,306,913      9,766,514
Distribution to shareholders from:
     Net investment income
           Series I                                                 (30,281,914)     (26,077,165)             -
           Series II                                                 (8,910,318)         (68,518)             -
     Net realized short term gains on investments, futures,
     and foreign currency transactions
           Series I                                                 (27,972,904)     (15,984,739)             -
           Series II                                                 (8,034,413)         (42,000)             -
     Net realized long term gains on investments, futures,
     and foreign currency transactions
           Series I                                                 (11,213,151)      (2,526,236)             -
           Series II                                                 (3,220,655)          (6,638)             -
                                                                 --------------   --------------   ------------
     Total distributions                                            (89,633,355)     (44,705,296)             -
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                        175,860,397      480,464,147    152,354,902
           Reinvestment of distributions                             69,467,969       44,588,140              -
           Cost of shares redeemed                                 (264,856,612)    (234,417,205)   (20,648,559)
                                                                 --------------   --------------   ------------
     Total Series I transactions                                    (19,528,246)     290,635,082    131,706,343

     Series II
           Net proceeds from sales of shares                        305,370,730      211,527,563    141,395,281
           Reinvestment of distributions                             20,165,386          117,156              -
           Cost of shares redeemed                                  (48,545,666)        (370,845)    (3,182,422)
                                                                 --------------   --------------   ------------
     Total Series II transactions                                   276,990,450      211,273,874    138,212,859

     Series III
           Net proceeds from sales of shares                            333,850                -          8,917
           Cost of shares redeemed                                       (2,420)               -         (1,040)
                                                                 --------------   --------------   ------------
     Total Series III transactions                                      331,430                -          7,877
Net increase (decrease) in net assets from capital
     share transactions                                             257,793,634      501,908,956    269,927,079
                                                                 --------------   --------------   ------------
Increase (decrease) in net assets                                   236,658,955      554,510,573    279,693,593
Net assets at beginning of period                                 1,290,982,466      736,471,893              -
                                                                 --------------   --------------   ------------
Net assets at end of period                                      $1,527,641,421   $1,290,982,466   $279,693,593
                                                                 ==============   ==============   ============
Undistributed net investment income (loss)                       $   45,816,010   $   39,240,174   $  1,589,621
                                                                 ==============   ==============   ============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                12,334,728       34,725,600     12,092,376
          Reinvestment of distributions                               5,037,561        3,334,939              -
          Shares redeemed                                           (18,793,530)     (16,810,563)    (1,613,029)
                                                                 --------------   --------------   ------------
     Net increase (decrease)                                         (1,421,241)      21,249,976     10,479,347
                                                                 ==============   ==============   ============
     Series II
          Shares sold                                                21,534,658       15,156,455     11,109,289
          Reinvestment of distributions                               1,464,443            8,769              -
          Shares redeemed                                            (3,477,161)         (26,455)      (247,572)
                                                                 --------------   --------------   ------------
     Net increase (decrease)                                         19,521,940       15,138,769     10,861,717
                                                                 ==============   ==============   ============
     Series III
          Shares sold                                                    23,888                -            699
          Shares redeemed                                                  (173)               -            (80)
                                                                 --------------   --------------   ------------
     Net increase (decrease)                                             23,715                -            619
                                                                 ==============   ==============   ============

                                                                         U.S. GOVERNMENT
                                                                           SECURITIES
                                                                              TRUST
                                                                 -------------   ---------------
                                                                     YEAR              YEAR
                                                                     ENDED             ENDED
                                                                  12/31/2003        12/31/2002
                                                                 -------------     -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $  12,101,434     $  27,141,469
Net realized gain (loss) on:
     Investment transactions                                        18,335,985         2,619,600
     Futures contracts                                                 (69,845)          963,950
     Written options contracts                                               -                 -
     Interest rate swaps                                                     -                 -
     Foreign currency and forward foreign currency contracts                 -                 -
Change in unrealized appreciation (depreciation) on:
     Investments                                                   (16,915,926)       22,436,598
     Futures contracts                                                (369,128)          237,500
     Written options contracts                                               -                 -
     Interest rate swaps                                                     -                 -
     Foreign currency and forward foreign currency contracts                 -                 -
                                                                 -------------     -------------
Net increase (decrease) in net assets resulting from operations     13,082,520        53,399,117
Distribution to shareholders from:
     Net investment income
           Series I                                                (22,990,479)      (23,862,923)
           Series II                                                (6,149,929)          (37,399)
     Net realized short term gains on investments, futures,
     and foreign currency transactions
           Series I                                                          -                 -
           Series II                                                         -                 -
     Net realized long term gains on investments, futures,
     and foreign currency transactions
           Series I                                                          -                 -
           Series II                                                         -                 -
                                                                 -------------     -------------
     Total distributions                                           (29,140,408)      (23,900,322)
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                        69,291,494       282,136,935
           Reinvestment of distributions                            22,990,479        23,862,923
           Cost of shares redeemed                                (262,557,350)     (183,654,500)
                                                                 -------------     -------------
     Total Series I transactions                                  (170,275,377)      122,345,358

     Series II
           Net proceeds from sales of shares                       156,970,256       142,632,614
           Reinvestment of distributions                             6,149,929            37,399
           Cost of shares redeemed                                 (80,070,830)      (16,997,690)
                                                                 -------------     -------------
     Total Series II transactions                                   83,049,355       125,672,323

     Series III
           Net proceeds from sales of shares                           108,744                 -
           Cost of shares redeemed                                      (4,096)                -
                                                                 -------------     -------------
     Total Series III transactions                                     104,648                 -
Net increase (decrease) in net assets from capital
     share transactions                                            (87,121,374)      248,017,681
                                                                 -------------     -------------
Increase (decrease) in net assets                                 (103,179,262)      277,516,476
Net assets at beginning of period                                  835,908,972       558,392,496
                                                                 -------------     -------------
Net assets at end of period                                      $ 732,729,710     $ 835,908,972
                                                                 =============     =============
Undistributed net investment income (loss)                       $  13,405,020     $  28,548,159
                                                                 =============     =============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                                4,910,811        20,470,538
          Reinvestment of distributions                              1,658,765         1,794,205
          Shares redeemed                                          (18,873,893)      (13,176,348)
                                                                 -------------     -------------
     Net increase (decrease)                                       (12,304,317)        9,088,395
                                                                 =============     =============
     Series II
          Shares sold                                               11,163,318        10,235,080
          Reinvestment of distributions                                444,038             2,814
          Shares redeemed                                           (5,763,038)       (1,213,565)
                                                                 -------------     -------------
     Net increase (decrease)                                         5,844,318         9,024,329
                                                                 =============     =============
     Series III
          Shares sold                                                    7,861                 -
          Shares redeemed                                                 (295)                -
                                                                 -------------     -------------
     Net increase (decrease)                                             7,566                 -
                                                                 =============     =============

* Commencement of operations

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                               MONEY                         SMALL CAP
                                                                               MARKET                          INDEX
                                                                               TRUST                           TRUST
                                                                 --------------------------------   ---------------------------
                                                                     YEAR              YEAR             YEAR          YEAR
                                                                     ENDED             ENDED            ENDED         ENDED
                                                                   12/31/2003       12/31/2002       12/31/2003     12/31/2002
                                                                 -------------   ----------------   ------------   ------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $    8,358,942   $    18,431,766   $    608,272   $    631,382
Net realized gain (loss) on:
     Investment transactions                                                  -                 -        570,622     (2,746,240)
     Futures contracts                                                        -                 -      6,690,256     (3,429,672)
     Foreign currency and forward foreign currency contracts                  -                 -              -              -
Change in unrealized appreciation (depreciation) on:
     Investments                                                              -                 -     32,910,619    (10,382,393)
     Futures contracts                                                        -                 -        842,081       (289,510)
     Foreign currency and forward foreign currency contracts                  -                 -              -              -
                                                                 --------------   ---------------   ------------   ------------
Net increase (decrease) in net assets resulting from operations       8,358,942        18,431,766     41,621,850    (16,216,433)
Distribution to shareholders from:
     Net investment income
           Series I                                                  (7,537,419)      (17,770,003)             -       (515,816)
           Series II                                                   (820,828)         (661,763)             -        (87,905)
           Series III                                                      (695)                -              -              -
                                                                 --------------   ---------------   ------------   ------------
     Total distributions                                             (8,358,942)      (18,431,766)             -       (603,721)
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                      1,571,938,507     2,430,559,232     55,864,707     46,621,907
           Reinvestment of distributions                              7,537,419        17,770,003              -        515,816
           Cost of shares redeemed                               (1,958,238,062)   (2,517,148,825)   (11,550,432)   (21,891,507)
                                                                 --------------   ---------------   ------------   ------------
     Total Series I transactions                                   (378,762,136)      (68,819,590)    44,314,275     25,246,216

     Series II
           Net proceeds from sales of shares                        428,670,980       540,453,529     27,099,665     10,242,709
           Reinvestment of distributions                                820,828           661,763              -         87,905
           Cost of shares redeemed                                 (447,676,943)     (339,501,956)    (6,841,022)      (161,720)
                                                                 --------------   ---------------   ------------   ------------
     Total Series II transactions                                   (18,185,135)      201,613,336     20,258,643     10,168,894

     Series III
           Net proceeds from sales of shares                          2,163,249                 -         11,197              -
           Reinvestment of distributions                                    695                 -              -              -
           Cost of shares redeemed                                      (12,015)                -         (5,585)             -
                                                                 --------------   ---------------   ------------   ------------
     Total Series III transactions                                    2,151,929                 -          5,612              -
Net increase (decrease) in net assets from capital
     share transactions                                            (394,795,342)      132,793,746     64,578,530     35,415,110
                                                                 --------------   ---------------   ------------   ------------
Increase (decrease) in net assets                                  (394,795,342)      132,793,746    106,200,380     18,594,956
Net assets at beginning of period                                 1,617,487,301     1,484,693,555     68,874,776     50,279,820
                                                                 --------------   ---------------   ------------   ------------
Net assets at end of period                                      $1,222,691,959   $ 1,617,487,301   $175,075,156   $ 68,874,776
                                                                 ==============   ===============   ============   ============
Undistributed net investment income (loss)                                    -                 -   $    608,272   $     66,653
                                                                 ==============   ===============   ============   ============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                               157,193,851       243,055,924      5,094,681      4,370,521
          Reinvestment of distributions                                 753,742         1,777,000              -         58,884
          Shares redeemed                                          (195,823,806)     (251,714,882)    (1,146,586)    (2,152,576)
                                                                 --------------   ---------------   ------------   ------------
     Net increase (decrease)                                        (37,876,213)       (6,881,958)     3,948,095      2,276,829
                                                                 ==============   ===============   ============   ============
     Series II
          Shares sold                                                42,867,098        54,045,353      2,499,259      1,113,434
          Reinvestment of distributions                                  82,083            66,176              -         10,035
          Shares redeemed                                           (44,767,694)      (33,950,196)      (601,089)       (16,713)
                                                                 --------------   ---------------   ------------   ------------
     Net increase (decrease)                                         (1,818,513)       20,161,333      1,898,170      1,106,756
                                                                 ==============   ===============   ============   ============
     Series III
          Shares sold                                                   216,324                 -            943              -
          Reinvestment of distributions                                      69                 -              -              -
          Shares redeemed                                                (1,201)                -           (478)             -
                                                                 --------------   ---------------   ------------   ------------
     Net increase (decrease)                                            215,192                 -            465              -
                                                                 ==============   ===============   ============   ============
                                                                        INTERNATIONAL
                                                                            INDEX
                                                                            TRUST
                                                                 ----------------------------
                                                                      YEAR          YEAR
                                                                      ENDED         ENDED
                                                                   12/31/2003     12/31/2002
                                                                 -------------   ------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                      $  1,242,670    $   826,163
Net realized gain (loss) on:
     Investment transactions                                          (133,078)    (1,983,107)
     Futures contracts                                               1,405,755       (239,982)
     Foreign currency and forward foreign currency contracts          (276,496)      (113,669)
Change in unrealized appreciation (depreciation) on:
     Investments                                                    21,167,085     (8,120,544)
     Futures contracts                                                 193,204        (16,157)
     Foreign currency and forward foreign currency contracts            (9,093)        14,426
                                                                 -------------   ------------
Net increase (decrease) in net assets resulting from operations     23,590,047     (9,632,870)
Distribution to shareholders from:
     Net investment income
           Series I                                                 (1,061,444)      (705,675)
           Series II                                                  (206,244)       (75,519)
           Series III                                                      (45)             -
                                                                 -------------   ------------
     Total distributions                                            (1,267,733)      (781,194)
Capital Shares Transactions +++:
     Series I
           Net proceeds from sales of shares                       141,487,853     49,928,809
           Reinvestment of distributions                             1,061,444        705,675
           Cost of shares redeemed                                (129,324,388)   (39,434,094)
                                                                 -------------   ------------
     Total Series I transactions                                    13,224,909     11,200,390

     Series II
           Net proceeds from sales of shares                        52,882,787     20,465,229
           Reinvestment of distributions                               206,244         75,519
           Cost of shares redeemed                                 (45,276,353)   (14,986,641)
                                                                 -------------   ------------
     Total Series II transactions                                    7,812,678      5,554,107

     Series III
           Net proceeds from sales of shares                             3,260              -
           Reinvestment of distributions                                    45              -
           Cost of shares redeemed                                           -              -
                                                                 -------------   ------------
     Total Series III transactions                                       3,305              -
Net increase (decrease) in net assets from capital
     share transactions                                             21,040,892     16,754,497
                                                                 -------------   ------------
Increase (decrease) in net assets                                   43,363,206      6,340,433
Net assets at beginning of period                                   56,013,235     49,672,802
                                                                 -------------   ------------
Net assets at end of period                                       $ 99,376,441    $56,013,235
                                                                 =============   ============
Undistributed net investment income (loss)                           ($414,752)     ($113,818)
                                                                 =============   ============
+++ Capital Shares Issued and Redeemed:
     Series I
          Shares sold                                               18,503,819      6,569,236
          Reinvestment of distributions                                117,800        101,956
          Shares redeemed                                          (16,841,617)    (5,222,615)
                                                                 -------------   ------------
     Net increase (decrease)                                         1,780,002      1,448,577
                                                                 =============   ============
     Series II
          Shares sold                                                7,354,839      2,771,740
          Reinvestment of distributions                                 23,081         10,929
          Shares redeemed                                           (6,253,249)    (2,015,731)
                                                                 -------------   ------------
     Net increase (decrease)                                         1,124,671        766,938
                                                                 =============   ============
     Series III
          Shares sold                                                      369              -
          Reinvestment of distributions                                      5              -
          Shares redeemed                                                    -              -
                                                                 -------------   ------------
     Net increase (decrease)                                               374              -
                                                                 =============   ============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                            MID CAP                       TOTAL STOCK
                                                                             INDEX                        MARKET INDEX
                                                                             TRUST                           TRUST
                                                                 -----------------------------   ----------------------------
                                                                     YEAR            YEAR            YEAR            YEAR
                                                                     ENDED           ENDED           ENDED           ENDED
                                                                  12/31/2003      12/31/2002      12/31/2003      12/31/2002
                                                                 -------------   -------------   -------------   ------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $     758,800   $     514,694   $   1,108,452   $    661,626
Net realized gain (loss) on:
      Investment transactions                                         (538,515)        124,569      (2,414,471)    (1,567,504)
      Futures contracts                                              2,015,469      (1,124,813)      2,705,866     (1,083,922)
Change in unrealized appreciation (depreciation) on:
      Investments                                                   38,733,113     (18,180,112)     29,822,622    (14,544,211)
      Futures contracts                                                 99,724         (73,042)        313,041        (99,885)
                                                                 -------------   -------------   -------------   ------------
Net increase (decrease) in net assets resulting from operations     41,068,591     (18,738,704)     31,535,510    (16,633,896)
Distribution to shareholders from:
      Net investment income
            Series I                                                         -        (447,875)              -       (588,347)
            Series II                                                        -         (69,140)              -        (63,516)
                                                                 -------------   -------------   -------------   ------------
      Total distributions                                                    -        (517,015)              -       (651,863)
Capital Shares Transactions +++:
      Series I
            Net proceeds from sales of shares                       36,211,453      69,200,941      51,771,674     31,050,881
            Reinvestment of distributions                                    -         447,875               -        588,347
            Cost of shares redeemed                                (11,130,542)    (21,778,079)     (4,467,132)   (28,316,936)
                                                                 -------------   -------------   -------------   ------------
      Total Series I transactions                                   25,080,911      47,870,737      47,304,542      3,322,292

      Series II
            Net proceeds from sales of shares                       22,905,338      13,295,081      19,542,467      6,585,604
            Reinvestment of distributions                                    -          69,140               -         63,516
            Cost of shares redeemed                                 (1,234,853)        (84,388)       (578,539)      (210,466)
                                                                 -------------   -------------   -------------   ------------
      Total Series II transactions                                  21,670,485      13,279,833      18,963,928      6,438,654

      Series III
            Net proceeds from sales of shares                              451               -             655              -
                                                                 -------------   -------------   -------------   ------------
      Total Series III transactions                                        451               -             655              -
Net increase (decrease) in net assets from capital
      share transactions                                            46,751,847      61,150,570      66,269,125      9,760,946
                                                                 -------------   -------------   -------------   ------------
Increase (decrease) in net assets                                   87,820,438      41,894,851      97,804,635     (7,524,813)
Net assets at beginning of period                                  100,092,167      58,197,316      66,132,368     73,657,181
                                                                 -------------   -------------   -------------   ------------
Net assets at end of period                                      $ 187,912,605   $ 100,092,167   $ 163,937,003   $ 66,132,368
                                                                 =============   =============   =============   ============
Undistributed net investment income (loss)                       $     758,800   $      10,612   $   1,108,452   $     19,763
                                                                 =============   =============   =============   ============
+++ Capital Shares Issued and Redeemed:
      Series I
           Shares sold                                               2,876,765       5,383,063       6,098,248      3,557,679
           Reinvestment of distributions                                     -          41,544               -         77,211
           Shares redeemed                                            (966,553)     (1,896,454)       (506,733)    (3,305,169)
                                                                 -------------   -------------   -------------   ------------
      Net increase (decrease)                                        1,910,212       3,528,153       5,591,515        329,721
                                                                 =============   =============   =============   ============
      Series II
           Shares sold                                               1,857,852       1,186,158       2,278,686        828,077
           Reinvestment of distributions                                     -           6,432               -          8,346
           Shares redeemed                                            (105,835)         (7,090)        (70,038)       (27,437)
                                                                 -------------   -------------   -------------   ------------
      Net increase (decrease)                                        1,752,017       1,185,500       2,208,648        808,986
                                                                 =============   =============   =============   ============
      Series III
           Shares sold                                                      33               -              69              -
                                                                 -------------   -------------   -------------   ------------
      Net increase (decrease)                                               33               -              69              -
                                                                 =============   =============   =============   ============

                                                                                500
                                                                               INDEX
                                                                               TRUST
                                                                 -------------------------------
                                                                      YEAR              YEAR
                                                                      ENDED             ENDED
                                                                   12/31/2003        12/31/2002
                                                                 ---------------   -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $    10,528,839   $   7,774,302
Net realized gain (loss) on:
      Investment transactions                                         (2,966,130)    (21,614,857)
      Futures contracts                                                1,626,950      (5,959,220)
Change in unrealized appreciation (depreciation) on:
      Investments                                                    216,497,982    (170,991,162)
      Futures contracts                                                  855,181        (382,534)
                                                                 ---------------   -------------
Net increase (decrease) in net assets resulting from operations      226,542,822    (191,173,471)
Distribution to shareholders from:
      Net investment income
            Series I                                                  (7,127,933)        (16,488)
            Series II                                                   (598,736)             (7)
                                                                 ---------------   -------------
      Total distributions                                             (7,726,669)        (16,495)
Capital Shares Transactions +++:
      Series I
            Net proceeds from sales of shares                        151,051,446     160,628,263
            Reinvestment of distributions                              7,127,933          16,488
            Cost of shares redeemed                                  (55,546,250)    (64,842,556)
                                                                 ---------------   -------------
      Total Series I transactions                                    102,633,129      95,802,195

      Series II
            Net proceeds from sales of shares                         61,850,734      42,734,245
            Reinvestment of distributions                                598,736               7
            Cost of shares redeemed                                   (4,386,889)     (3,225,546)
                                                                 ---------------   -------------
      Total Series II transactions                                    58,062,581      39,508,706

      Series III
            Net proceeds from sales of shares                             14,668               -
                                                                 ---------------   -------------
      Total Series III transactions                                       14,668               -
Net increase (decrease) in net assets from capital
      share transactions                                             160,710,378     135,310,901
                                                                 ---------------   -------------
Increase (decrease) in net assets                                    379,526,531     (55,879,065)
Net assets at beginning of period                                    716,680,297     772,559,362
                                                                 ---------------   -------------
Net assets at end of period                                      $ 1,096,206,828   $ 716,680,297
                                                                 ===============   =============
Undistributed net investment income (loss)                       $    10,528,836   $   7,736,698
                                                                 ===============   =============
+++ Capital Shares Issued and Redeemed:
      Series I
           Shares sold                                                18,339,618      18,529,081
           Reinvestment of distributions                                 945,349           1,723
           Shares redeemed                                            (6,725,536)     (8,044,441)
                                                                 ---------------   -------------
      Net increase (decrease)                                         12,559,431      10,486,363
                                                                 ===============   =============
      Series II
           Shares sold                                                 7,486,152       5,469,301
           Reinvestment of distributions                                  79,619               1
           Shares redeemed                                              (528,756)       (428,248)
                                                                 ---------------   -------------
      Net increase (decrease)                                          7,037,015       5,041,054
                                                                 ===============   =============

      Series III
           Shares sold                                                     1,618               -
                                                                 ---------------   -------------
      Net increase (decrease)                                              1,618               -
                                                                 ===============   =============

      The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                           LIFESTYLE                         LIFESTYLE
                                                                         AGGRESSIVE 1000                     GROWTH 820
                                                                             TRUST                             TRUST
                                                                 -----------------------------   -------------------------------
                                                                      YEAR           YEAR             YEAR              YEAR
                                                                     Ended          Ended             ENDED            ENDED
                                                                   12/31/2003     12/31/2002       12/31/2003        12/31/2002
                                                                 -------------   -------------   ---------------   -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $     629,687   $     638,986   $     9,553,144   $   9,577,690
Capital gain distributions received                                    238,829         720,320         2,668,830       6,323,688
Net realized (gain) loss on:
      Investment transactions                                       (2,679,944)    (39,630,439)       (1,255,485)   (131,612,796)
Change in unrealized appreciation (depreciation) on:
      Investments                                                  105,973,948      (8,209,936)      339,229,915     (25,127,842)
                                                                 -------------   -------------   ---------------   -------------
Net increase (decrease) in net assets resulting from operations    104,162,520     (46,481,069)      350,196,404    (140,839,260)
Distribution to shareholders from:
      Net investment income
            Series I                                                  (551,528)       (695,241)       (7,832,224)    (10,160,087)
            Series II                                                  (78,161)         (1,406)       (1,720,921)        (21,800)
      Net realized short term gains on investments, futures,
      and foreign currency transactions
            Series I                                                         -               -                 -               -
            Series II                                                        -               -                 -               -
      Capital gain distributions received from mutual funds
            Series I                                                   (13,346)              -        (1,059,990)     (1,686,289)
            Series II                                                   (2,430)              -          (243,237)         (2,206)
      Return of capital
            Series I                                                  (386,477)       (810,346)       (1,828,407)     (4,629,887)
            Series II                                                  (70,371)         (1,640)         (419,563)         (5,306)
                                                                 -------------   -------------   ---------------   -------------
      Total distributions                                           (1,102,313)     (1,508,633)      (13,104,342)    (16,505,575)
Capital Shares Transactions +++:
      Series I
            Net proceeds from sales of shares                       72,057,601      55,693,550       218,054,480     212,549,319
            Reinvestment of distributions                              932,517       1,505,587        10,658,537      16,476,263
            Cost of shares redeemed                                 (7,272,433)    (11,676,851)      (11,287,307)    (34,758,314)
                                                                 -------------   -------------   ---------------   -------------
      Total Series I transactions                                   65,717,685      45,522,286       217,425,710     194,267,268
      Series II
            Net proceeds from sales of shares                      106,027,600      28,364,757       433,873,792     123,673,253
            Reinvestment of distributions                              169,796           3,046         2,445,804          29,312
            Cost of shares redeemed                                 (2,275,959)       (381,585)       (1,666,786)       (662,415)
                                                                 -------------   -------------   ---------------   -------------
      Total Series II transactions                                 103,921,437      27,986,218       434,652,810     123,040,150
      Series III
            Net proceeds from sales of shares                            6,978               -            15,138               -
            Cost of shares redeemed                                          -               -                 -               -
                                                                 -------------   -------------   ---------------   -------------
      Total Series III transactions                                      6,978               -            15,138               -
Net increase (decrease) in net assets from capital
      share transactions                                           169,646,100      73,508,504       652,093,658     317,307,418
                                                                 -------------   -------------   ---------------   -------------
Increase (decrease) in net assets                                  272,706,307      25,518,802       989,185,720     159,962,583
Net assets at beginning of period                                  212,991,668     187,472,866       886,510,534     726,547,951
                                                                 -------------   -------------   ---------------   -------------
Net assets at end of period                                      $ 485,697,975   $ 212,991,668   $ 1,875,696,254   $ 886,510,534
                                                                 =============   =============   ===============   =============
+++ Capital Shares Issued and Redeemed:
      Series I
           Shares sold                                               7,866,276       5,934,544        20,804,878      20,120,218
           Reinvestment of distributions                               117,446         147,462         1,168,699       1,506,962
           Shares redeemed                                            (819,009)     (1,371,440)       (1,198,483)     (3,727,067)
                                                                 -------------   -------------   ---------------   -------------
      Net increase (decrease)                                        7,164,713       4,710,566        20,775,094      17,900,113
                                                                 =============   =============   ===============   =============
      Series II
           Shares sold                                              11,338,295       3,373,364        41,829,293      13,101,886
           Reinvestment of distributions                                21,385             298           268,180           3,025
           Shares redeemed                                            (256,324)        (44,978)         (150,519)        (76,227)
                                                                 -------------   -------------   ---------------   -------------
      Net increase (decrease)                                       11,103,356       3,328,684        41,946,954      13,028,684
                                                                 =============   =============   ===============   =============
      Series III
           Shares sold                                                     668               -             1,306               -
           Shares redeemed                                                   -               -                 -               -
                                                                 -------------   -------------   ---------------   -------------
      Net increase (decrease)                                              668               -             1,306               -
                                                                 =============   =============   ===============   =============
                                                                             LIFESTYLE
                                                                            BALANCED 640
                                                                               TRUST
                                                                 ---------------------------------
                                                                      YEAR              YEAR
                                                                      ENDED             ENDED
                                                                   12/31/2003        12/31/2002
                                                                 ---------------   ---------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $    21,053,407   $    20,643,509
Capital gain distributions received                                    8,517,698         5,566,154
Net realized (gain) loss on:
      Investment transactions                                         26,761,312      (119,654,241)
Change in unrealized appreciation (depreciation) on:
      Investments                                                    274,682,779         2,595,162
                                                                 ---------------   ---------------
Net increase (decrease) in net assets resulting from operations      331,015,196       (90,849,416)
Distribution to shareholders from:
      Net investment income
            Series I                                                 (16,640,017)      (21,243,448)
            Series II                                                 (4,413,406)          (58,135)
      Net realized short term gains on investments, futures,
      and foreign currency transactions
            Series I                                                           -        (1,155,339)
            Series II                                                          -            (1,948)
      Capital gain distributions received from mutual funds
            Series I                                                  (3,983,296)       (2,409,198)
            Series II                                                 (1,075,498)           (6,548)
      Return of capital
            Series I                                                  (3,523,990)       (3,141,869)
            Series II                                                   (951,498)           (8,539)
                                                                 ---------------   ---------------
      Total distributions                                            (30,587,705)      (28,025,024)
Capital Shares Transactions +++:
      Series I
            Net proceeds from sales of shares                        263,503,797       257,924,700
            Reinvestment of distributions                             24,084,698        27,949,854
            Cost of shares redeemed                                  (26,320,081)      (52,362,698)
                                                                 ---------------   ---------------
      Total Series I transactions                                    261,268,414       233,511,856
      Series II
            Net proceeds from sales of shares                        482,549,328       164,204,185
            Reinvestment of distributions                              6,503,007            75,170
            Cost of shares redeemed                                   (3,939,916)           (2,174)
                                                                 ---------------   ---------------
      Total Series II transactions                                   485,112,419       164,277,181
      Series III
            Net proceeds from sales of shares                             54,065                 -
            Cost of shares redeemed                                      (10,150)                -
                                                                 ---------------   ---------------
      Total Series III transactions                                       43,915                 -
Net increase (decrease) in net assets from capital
      share transactions                                             746,424,748       397,789,037
                                                                 ---------------   ---------------
Increase (decrease) in net assets                                  1,046,852,239       278,914,597
Net assets at beginning of period                                  1,024,129,887       745,215,290
                                                                 ---------------   ---------------
Net assets at end of period                                      $ 2,070,982,126   $ 1,024,129,887
                                                                 ===============   ===============
+++ Capital Shares Issued and Redeemed:
      Series I
           Shares sold                                                23,609,910        23,095,999
           Reinvestment of distributions                               2,379,911         2,446,813
           Shares redeemed                                            (2,376,953)       (5,096,039)
                                                                 ---------------   ---------------
      Net increase (decrease)                                         23,612,868        20,446,773
                                                                 ===============   ===============
      Series II
           Shares sold                                                43,283,531        15,939,384
           Reinvestment of distributions                                 642,589             6,854
           Shares redeemed                                              (333,127)             (188)
                                                                 ---------------   ---------------
      Net increase (decrease)                                         43,592,993        15,946,050
                                                                 ===============   ===============
      Series III
           Shares sold                                                     4,579                 -
           Shares redeemed                                                  (858)                -
                                                                 ---------------   ---------------
      Net increase (decrease)                                              3,721                 -
                                                                 ===============   ===============

      The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                           LIFESTYLE                       LIFESTYLE
                                                                          MODERATE 460                  CONSERVATIVE 280
                                                                             TRUST                           TRUST
                                                                 -----------------------------   -----------------------------
                                                                      YEAR            YEAR           YEAR            YEAR
                                                                      ENDED          ENDED          ENDED           ENDED
                                                                   12/31/2003      12/31/2002     12/31/2003      12/31/2002
                                                                 -------------   -------------   -------------   -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $  10,941,479   $   9,461,826   $  10,610,389   $   5,751,454
Capital gain distributions received                                  3,702,356         364,686       2,904,221         837,528
Net realized gain (loss) on:
      Investment transactions                                        9,437,052     (20,119,565)      6,385,834      (2,807,635)
Change in unrealized appreciation (depreciation) on:
      Investments                                                   71,269,154      (2,039,725)     23,769,758       1,453,414
                                                                 -------------   -------------   -------------   -------------
Net increase (decrease) in net assets resulting from operations     95,350,041     (12,332,778)     43,670,202       5,234,761
Distribution to shareholders from:
      Net investment income
            Series I                                                (8,258,258)     (9,596,133)     (8,483,781)     (5,883,437)
            Series II                                               (2,683,221)        (48,041)     (2,420,513)        (41,469)
      Net realized short term gains on investments, futures,
      and foreign currency transactions
            Series I                                                         -               -               -         (44,490)
            Series II                                                        -               -               -            (103)
      Capital gain distributions received from mutual funds
            Series I                                                (1,784,174)              -      (2,258,825)       (549,122)
            Series II                                                 (586,713)              -        (645,396)         (3,103)
      Return of capital
            Series I                                                (1,314,474)       (415,270)              -        (283,700)
            Series II                                                 (432,241)         (5,365)              -          (1,603)
                                                                 -------------   -------------   -------------   -------------
      Total distributions                                          (15,059,081)    (10,064,809)    (13,808,515)     (6,807,027)
Capital Shares Transactions +++:
      Series I
            Net proceeds from sales of shares                       88,745,429     114,980,569      60,150,500      90,159,106
            Reinvestment of distributions                           11,332,573      10,011,403      10,742,606       6,760,749
            Cost of shares redeemed                                (17,416,898)    (22,007,699)    (42,927,524)    (17,959,319)
                                                                 -------------   -------------   -------------   -------------
      Total Series I transactions                                   82,661,104     102,984,273      27,965,582      78,960,536
      Series II
            Net proceeds from sales of shares                      183,509,930      74,100,637     108,786,511      47,684,050
            Reinvestment of distributions                            3,726,508          53,406       3,065,909          46,278
            Cost of shares redeemed                                 (2,629,726)       (391,213)    (15,094,479)       (806,771)
                                                                 -------------   -------------   -------------   -------------
      Total Series II transactions                                 184,606,712      73,762,830      96,757,941      46,923,557
      Series III
            Net proceeds from sales of shares                            2,774               -          96,332               -
            Cost of shares redeemed                                          -               -               -               -
                                                                 -------------   -------------   -------------   -------------
      Total Series III transactions                                      2,774               -          96,332               -
Net increase (decrease) in net assets from capital
      share transactions                                           267,270,590     176,747,103     124,819,855     125,884,093
                                                                 -------------   -------------   -------------   -------------
Increase (decrease) in net assets                                  347,561,550     154,349,516     154,681,542     124,311,827
Net assets at beginning of period                                  399,848,756     245,499,240     298,352,587     174,040,760
                                                                 -------------   -------------   -------------   -------------
Net assets at end of period                                      $ 747,410,306   $ 399,848,756   $ 453,034,129   $ 298,352,587
                                                                 =============   =============   =============   =============
+++ Capital Shares Issued and Redeemed:
      Series I
           Shares sold                                               7,543,316       9,884,731       4,676,381       7,148,766
           Reinvestment of distributions                             1,030,234         850,983         864,886         534,919
           Shares redeemed                                          (1,488,150)     (1,986,744)     (3,308,849)     (1,426,503)
                                                                 -------------   -------------   -------------   -------------
      Net increase (decrease)                                        7,085,400       8,748,970       2,232,418       6,257,182
                                                                 =============   =============   =============   =============
      Series II
           Shares sold                                              15,604,581       6,648,175       8,418,887       3,812,140
           Reinvestment of distributions                               338,773           4,694         246,842           3,677
           Shares redeemed                                            (221,652)        (35,852)     (1,150,413)        (65,110)
                                                                 -------------   -------------   -------------   -------------
      Net increase (decrease)                                       15,721,702       6,617,017       7,515,316       3,750,707
                                                                 =============   =============   =============   =============
      Series III
           Shares sold                                                     222               -           7,431               -
           Shares redeemed                                                   -               -               -               -
                                                                 -------------   -------------   -------------   -------------
      Net increase (decrease)                                              222               -           7,431               -
                                                                 =============   =============   =============   =============

                                                                           SMALL-MID
                                                                              CAP
                                                                             TRUST
                                                                 ----------------------------
                                                                     YEAR           YEAR
                                                                     ENDED          ENDED
                                                                  12/31/2003       12/31/2002
                                                                 -------------   ------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                         ($328,832)       ($9,489)
Capital gain distributions received                                          -              -
Net realized gain (loss) on:
      Investment transactions                                          585,006        (86,830)
Change in unrealized appreciation (depreciation) on:
      Investments                                                   25,597,132     (3,423,192)
                                                                 -------------   ------------
Net increase (decrease) in net assets resulting from operations     25,853,306     (3,519,511)
Distribution to shareholders from:
      Net investment income
            Series I                                                         -             (4)
            Series II                                                        -              -
      Net realized short term gains on investments, futures,
      and foreign currency transactions
            Series I                                                         -              -
            Series II                                                        -              -
      Capital gain distributions received from mutual funds
            Series I                                                         -              -
            Series II                                                        -              -
      Return of capital
            Series I                                                         -              -
            Series II                                                        -              -
                                                                 -------------   ------------
      Total distributions                                                    -             (4)
Capital Shares Transactions +++:
      Series I
            Net proceeds from sales of shares                       44,020,869     69,191,701
            Reinvestment of distributions                                    -              4
            Cost of shares redeemed                                (22,803,780)    (5,006,913)
                                                                 -------------   ------------
      Total Series I transactions                                   21,217,089     64,184,792
      Series II
            Net proceeds from sales of shares                       39,443,325     11,268,974
            Reinvestment of distributions                                    -              -
            Cost of shares redeemed                                 (2,436,274)       (29,621)
                                                                 -------------   ------------
      Total Series II transactions                                  37,007,051     11,239,353
      Series III
            Net proceeds from sales of shares                            2,712              -
            Cost of shares redeemed                                       (556)             -
                                                                 -------------   ------------
      Total Series III transactions                                      2,156              -
Net increase (decrease) in net assets from capital
      share transactions                                            58,226,296     75,424,145
                                                                 -------------   ------------
Increase (decrease) in net assets                                   84,079,602     71,904,630
Net assets at beginning of period                                   74,794,492      2,889,862
                                                                 -------------   ------------
Net assets at end of period                                      $ 158,874,094   $ 74,794,492
                                                                 =============   ============
+++ Capital Shares Issued and Redeemed:
      Series I
           Shares sold                                               4,206,267      6,745,951
           Reinvestment of distributions                                     -              -
           Shares redeemed                                          (2,174,547)      (496,271)
                                                                 -------------   ------------
      Net increase (decrease)                                        2,031,720      6,249,680
                                                                 =============   ============
      Series II
           Shares sold                                               3,702,249      1,104,516
           Reinvestment of distributions                                     -              -
           Shares redeemed                                            (221,822)        (2,887)
                                                                 -------------   ------------
      Net increase (decrease)                                        3,480,427      1,101,629
                                                                 =============   ============
      Series III
           Shares sold                                                     235              -
           Shares redeemed                                                 (47)             -
                                                                 -------------   ------------
      Net increase (decrease)                                              188              -
                                                                 =============   ============

      The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                         INTERNATIONAL                      HIGH
                                                                         EQUITY SELECT                   GRADE BOND
                                                                             TRUST                          TRUST
                                                                 ----------------------------   ----------------------------
                                                                      YEAR           YEAR            YEAR           YEAR
                                                                     ENDED          ENDED            ENDED          ENDED
                                                                   12/31/2003     12/31/2002      12/31/2003     12/31/2002
                                                                 -------------   ------------   -------------   ------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $   1,126,871       ($18,819)  $   3,168,939   $    414,589
Net realized gain (loss) on:
      Investment transactions                                          453,260       (185,009)        198,012        185,172
      Foreign currency and forward foreign currency contracts          (22,158)      (240,210)              -              -
Change in unrealized appreciation (depreciation) on:
      Investments                                                   21,997,217       (717,522)     (1,910,640)     1,349,499
      Foreign currency and forward foreign currency contracts            2,049            219               -              -
                                                                 -------------   ------------   -------------   ------------
Net increase (decrease) in net assets resulting from operations     23,557,239     (1,161,341)      1,456,311      1,949,260
Distribution to shareholders from:
      Net investment income
            Series I                                                         -              -               -       (372,010)
            Series II                                                        -              -               -        (67,179)
      Net realized short term gains on investments, futures,
      and foreign currency transactions
            Series I                                                         -              -         (34,642)       (83,763)
            Series II                                                        -              -          (9,434)       (15,439)
      Net realized long term gains on investments, futures,
      and foreign currency transactions
            Series I                                                         -              -               -         (9,753)
            Series II                                                        -              -               -         (1,798)
                                                                 -------------   ------------   -------------   ------------
      Total distributions                                                    -              -         (44,076)      (549,942)
Capital Shares Transactions +++:
      Series I
            Net proceeds from sales of shares                       39,873,937     52,830,578      66,583,399     82,486,925
            Reinvestment of distributions                                    -              -          34,642        465,526
            Cost of shares redeemed                                (29,143,924)    (5,138,829)    (30,554,720)    (9,491,065)
                                                                 -------------   ------------   -------------   ------------
      Total Series I transactions                                   10,730,013     47,691,749      36,063,321     73,461,386
      Series II
            Net proceeds from sales of shares                       29,983,067      8,379,920      52,362,864     14,473,900
            Reinvestment of distributions                                    -              -           9,434         84,416
            Cost of shares redeemed                                 (4,685,899)       (34,310)     (3,600,499)       (66,644)
                                                                 -------------   ------------   -------------   ------------
      Total Series II transactions                                  25,297,168      8,345,610      48,771,799     14,491,672
      Series III
            Net proceeds from sales of shares                            1,676              -           7,260              -
            Cost of shares redeemed                                       (324)             -            (599)             -
                                                                 -------------   ------------   -------------   ------------
      Total Series III transactions                                      1,352              -           6,661              -
Net increase (decrease) in net assets from capital
      share transactions                                            36,028,533     56,037,359      84,841,781     87,953,058
                                                                 -------------   ------------   -------------   ------------
Increase (decrease) in net assets                                   59,585,772     54,876,018      86,254,016     89,352,376
Net assets at beginning of period                                   57,773,018      2,897,000      92,606,190      3,253,814
                                                                 -------------   ------------   -------------   ------------
Net assets at end of period                                      $ 117,358,790   $ 57,773,018   $ 178,860,206   $ 92,606,190
                                                                 =============   ============   =============   ============
Undistributed net investment income (loss)                       $     866,223   ($   238,490)  $   4,038,766   $      1,065
                                                                 =============   ============   =============   ============
+++ Capital Shares Issued and Redeemed:
      Series I
           Shares sold                                               3,617,643      4,907,682       4,815,446      6,061,733
           Reinvestment of distributions                                     -              -           2,507         33,760
           Shares redeemed                                          (2,634,373)      (485,518)     (2,209,443)      (695,472)
                                                                 -------------   ------------   -------------   ------------
      Net increase (decrease)                                          983,270      4,422,164       2,608,510      5,400,021
                                                                 =============   ============   =============   ============
      Series II
           Shares sold                                               2,628,065        781,906       3,778,183      1,062,895
           Reinvestment of distributions                                     -              -             683          6,122
           Shares redeemed                                            (409,095)        (3,210)       (260,641)        (4,831)
                                                                 -------------   ------------   -------------   ------------
      Net increase (decrease)                                        2,218,970        778,696       3,518,225      1,064,186
                                                                 =============   ============   =============   ============
      Series III
           Shares sold                                                     136              -             528              -
           Shares redeemed                                                 (26)             -             (43)             -
                                                                 -------------   ------------   -------------   ------------
      Net increase (decrease)                                              110              -             485              -
                                                                 =============   ============   =============   ============

                                                                   AMERICAN
                                                                    GROWTH
                                                                     TRUST
                                                                 -------------
                                                                 05/05/2003*
                                                                      TO
                                                                  12/31/2003
                                                                 -------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                         ($181,476)
Net realized gain (loss) on:
      Investment transactions                                          316,735
      Foreign currency and forward foreign currency contracts                -
Change in unrealized appreciation (depreciation) on:
      Investments                                                   23,779,663
      Foreign currency and forward foreign currency contracts                -
                                                                 -------------
Net increase (decrease) in net assets resulting from operations     23,914,922
Distribution to shareholders from:
      Net investment income
            Series I                                                         -
            Series II                                                        -
      Net realized short term gains on investments, futures,
      and foreign currency transactions
            Series I                                                         -
            Series II                                                        -
      Net realized long term gains on investments, futures,
      and foreign currency transactions
            Series I                                                         -
            Series II                                                        -
                                                                 -------------
      Total distributions                                                    -
Capital Shares Transactions +++:
      Series I
            Net proceeds from sales of shares                        3,223,702
            Reinvestment of distributions                                    -
            Cost of shares redeemed                                    (43,868)
                                                                 -------------
      Total Series I transactions                                    3,179,834
      Series II
            Net proceeds from sales of shares                      247,826,858
            Reinvestment of distributions                                    -
            Cost of shares redeemed                                 (1,758,288)
                                                                 -------------
      Total Series II transactions                                 246,068,570
      Series III
            Net proceeds from sales of shares                                -
            Cost of shares redeemed                                          -
                                                                 -------------
      Total Series III transactions                                          -
Net increase (decrease) in net assets from capital
      share transactions                                           249,248,404
                                                                 -------------
Increase (decrease) in net assets                                  273,163,326
Net assets at beginning of period                                            -
                                                                 -------------
Net assets at end of period                                      $ 273,163,326
                                                                 =============
Undistributed net investment income (loss)                                   -
                                                                 =============
+++ Capital Shares Issued and Redeemed:
      Series I
           Shares sold                                                 222,667
           Reinvestment of distributions                                     -
           Shares redeemed                                              (2,924)
                                                                 -------------
      Net increase (decrease)                                          219,743
                                                                 =============
      Series II
           Shares sold                                              17,622,971
           Reinvestment of distributions                                     -
           Shares redeemed                                            (115,995)
                                                                 -------------
      Net increase (decrease)                                       17,506,976
                                                                 =============
      Series III
           Shares sold                                                       -
           Shares redeemed                                                   -
                                                                 -------------
      Net increase (decrease)                                                -
                                                                 =============

* Commencement of operations

      The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS

                                                                   AMERICAN        AMERICAN      AMERICAN BLUE CHIP
                                                                 INTERNATIONAL   GROWTH-INCOME   INCOME AND GROWTH
                                                                     TRUST           TRUST             TRUST
                                                                 -------------   -------------   ------------------
                                                                  05/05/2003*     05/05/2003*       05/05/2003*
                                                                      TO              TO                 TO
                                                                  12/31/2003      12/31/2003         12/31/2003
                                                                 -------------   -------------   ------------------
Increase (decrease) in net assets:
Operations:
Net investment income (loss)                                     $   1,510,366   $   1,059,354         ($387,607)
Net realized gain (loss) on:
      Investment transactions                                        4,268,613         378,046            24,745
Change in unrealized appreciation (depreciation) on:
      Investments                                                   27,474,298      15,391,112        23,727,477
                                                                 -------------   -------------     -------------
Net increase (decrease) in net assets resulting from operations     33,253,277      16,828,512        23,364,615
Capital Shares Transactions +++:
      Series I
            Net proceeds from sales of shares                       18,395,157       1,150,406         1,186,088
            Cost of shares redeemed                                (16,188,871)         (5,035)          (10,778)
                                                                 -------------   -------------     -------------
      Total Series I transactions                                    2,206,286       1,145,371         1,175,310
      Series II
            Net proceeds from sales of shares                      155,296,373     167,587,027       157,767,096
            Cost of shares redeemed                                (10,096,646)     (2,079,335)         (232,924)
                                                                 -------------   -------------     -------------
      Total Series II transactions                                 145,199,727     165,507,692       157,534,172
Net increase (decrease) in net assets from capital
      share transactions                                           147,406,013     166,653,063       158,709,482
                                                                 -------------   -------------     -------------
Increase (decrease) in net assets                                  180,659,290     183,481,575       182,074,097
                                                                 -------------   -------------     -------------
Net assets at end of period                                      $ 180,659,290   $ 183,481,575     $ 182,074,097
                                                                 =============   =============     =============
Undistributed net investment income (loss)                       $   1,510,366   $   1,059,354                 -
                                                                 =============   =============     =============
+++ Capital Shares Issued and Redeemed:
      Series I
           Shares sold                                               1,198,502          79,000            83,660
           Shares redeemed                                          (1,043,215)           (347)             (737)
                                                                 -------------   -------------     -------------
      Net increase (decrease)                                          155,287          78,653            82,923
                                                                 =============   =============     =============
      Series II
           Shares sold                                              11,406,117      11,868,872        11,724,406
           Shares redeemed                                            (720,812)       (136,430)          (16,853)
                                                                 -------------   -------------     -------------
      Net increase (decrease)                                       10,685,305      11,732,442        11,707,553
                                                                 =============   =============     =============

* Commencement of operations

      The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                           SCIENCE & TECHNOLOGY TRUST
                                            ----------------------------------------------------------------------------------
                                                                                SERIES I
                                            ----------------------------------------------------------------------------------
                                                                         YEARS ENDED DECEMBER 31,
                                            ----------------------------------------------------------------------------------
                                               2003+++           2002+++          2001+++          2000+++           1999
                                            -------------     -------------    -------------    -------------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD        $        7.60     $       12.83    $       23.24    $       36.17    $       19.52
Income from investment operations:
      Net investment income (loss)                  (0.07)            (0.08)           (0.13)           (0.24)           (0.06)
      Net realized and unrealized gain
      (loss) on investments
      and foreign currency transaction               3.90             (5.15)           (9.36)          (11.77)           19.43
                                            -------------     -------------    -------------    -------------    -------------
      Total from investment operations               3.83             (5.23)           (9.49)          (12.01)           19.37
                                            -------------     -------------    -------------    -------------    -------------
Less distributions:
      Distributions from capital gains                  -                 -            (0.92)           (0.92)           (2.72)
                                            -------------     -------------    -------------    -------------    -------------
      Total distributions                               -                 -            (0.92)           (0.92)           (2.72)
                                            -------------     -------------    -------------    -------------    -------------
NET ASSET VALUE, END OF PERIOD              $       11.43     $        7.60    $       12.83    $       23.24    $       36.17
                                            =============     =============    =============    =============    =============
      TOTAL RETURN (B)                              50.39%           (40.76%)         (41.25%)         (34.06%)          99.49%
Net assets, end of period (000's)           $     557,623     $     358,553    $     729,587    $   1,262,181    $   1,144,454
Ratio of expenses to average net assets              1.19% **          1.17%            1.16%            1.15%            1.16%
Ratio of expenses to average net assets
after expense reductions                             1.16% **          1.15%            1.15%            1.14%            1.16%
Ratio of net investment income (loss) to
average net assets                                  (0.79%)           (0.87%)          (0.80%)          (0.73%)          (0.40%)
Portfolio turnover rate                                56% ++            59%             144%             133%             113%

                                                      SCIENCE & TECHNOLOGY TRUST
                                            ----------------------------------------------------
                                                      SERIES II                     SERIES III
                                            ---------------------------------      -------------
                                             YEAR ENDED          1/28/2002*         9/05/2003*
                                             DECEMBER 31,            TO                TO
                                               2003+++          12/31/2002+++      12/31/2003+++
                                            -------------       -------------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD        $        7.59       $       12.61      $      10.61
Income from investment operations:
      Net investment income (loss)                  (0.10)              (0.08)            (0.03)
      Net realized and unrealized gain
      (loss) on investments
      and foreign currency transaction               3.93               (4.94)             0.85
                                            -------------       -------------      ------------
      Total from investment operations               3.83               (5.02)             0.82
                                            -------------       -------------      ------------
Less distributions:
      Distributions from capital gains                  -                   -                 -
                                            -------------       -------------      ------------
      Total distributions                               -                   -                 -
                                            -------------       -------------      ------------
NET ASSET VALUE, END OF PERIOD              $       11.42       $        7.59      $      11.43
                                            =============       =============      ============
      TOTAL RETURN (B)                              50.46%             (39.81%) +          7.73% +
Net assets, end of period (000's)           $      65,613       $      11,064      $          6
Ratio of expenses to average net assets              1.39% **            1.37% (A)        15.13% (A)
Ratio of expenses to average net assets
after expense reductions                             1.36% **            1.35% (A)         1.51% (A)
Ratio of net investment income (loss) to
average net assets                                  (0.99%)             (1.07%)(A)        (1.00%)(A)
Portfolio turnover rate                                56% ++              59%               56%

                                                       PACIFIC RIM EMERGING MARKETS TRUST
                                         ------------------------------------------------------------------
                                                                      SERIES I
                                         ------------------------------------------------------------------
                                                               YEARS ENDED DECEMBER 31,
                                         ------------------------------------------------------------------
                                           2003+++       2002+++      2001+++       2000+++         1999
                                         ----------    ----------    ----------    ----------    ----------
NET ASSET VALUE, BEGINNING OF PERIOD     $     5.81    $     6.65    $     8.20    $    10.88    $     6.83
Income from investment operations:
      Net investment income (loss)             0.05          0.02          0.02          0.06          0.09
      Net realized and unrealized gain
      (loss) on investments and foreign
      currency transactions                    2.29         (0.85)        (1.54)        (2.70)         4.17
                                         ----------    ----------    ----------    ----------    ----------
      Total from investment operations         2.34         (0.83)        (1.52)        (2.64)         4.26
                                         ----------    ----------    ----------    ----------    ----------
Less distributions:
      Dividends from net investment
      income                                  (0.01)        (0.01)        (0.03)        (0.04)        (0.21)
                                         ----------    ----------    ----------    ----------    ----------
      Total distributions                     (0.01)        (0.01)        (0.03)        (0.04)        (0.21)
                                         ----------    ----------    ----------    ----------    ----------
NET ASSET VALUE, END OF PERIOD           $     8.14    $     5.81    $     6.65    $     8.20    $    10.88
                                         ==========    ==========    ==========    ==========    ==========
       TOTAL RETURN (C)                       40.37%       (12.53%)      (18.57%)      (24.37%)       62.87%
Net assets, end of period (000's)        $   66,612    $   45,937    $   55,981    $   83,370    $   94,753
Ratio of expenses to average net assets        1.28%         1.23%         1.23%         1.03%         1.11%
Ratio of expenses to average net assets
after expense reductions                       1.28%         1.23%         1.23%         1.03%         1.11%
Ratio of net investment income (loss)
to average net assets                          0.80%         0.24%         0.32%         0.61%         0.90%
Portfolio turnover rate                          57%           28%           76%           55%           42%

                                               PACIFIC RIM EMERGING MARKETS TRUST
                                         -------------------------------------------------
                                                   SERIES II                  SERIES III
                                         ------------------------------      -------------
                                           YEAR ENDED      1/28/2002*         9/05/2003*
                                          DECEMBER 31,          TO                TO
                                             2003+++      12/31/2002+++      12/31/2003+++
                                         -------------    -------------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD     $        5.81    $        6.63      $        7.35
Income from investment operations:
      Net investment income (loss)                0.03            (0.02)             (0.02)
      Net realized and unrealized gain
      (loss) on investments and foreign
      currency transactions                       2.30            (0.79)              0.81
                                         -------------    -------------      -------------
      Total from investment operations            2.33            (0.81)              0.79
                                         -------------    -------------      -------------
Less distributions:
      Dividends from net investment
      income                                     (0.02)           (0.01)                 -
                                         -------------    -------------      -------------
      Total distributions                        (0.02)           (0.01)                 -
                                         -------------    -------------      -------------
NET ASSET VALUE, END OF PERIOD           $        8.12    $        5.81      $        8.14
                                         =============    =============      =============
       TOTAL RETURN (C)                          40.17%          (12.27%) +          10.75% +
Net assets, end of period (000's)        $      19,594    $       4,287      $           3
Ratio of expenses to average net assets           1.48%            1.43% (A)         22.22% (A)
Ratio of expenses to average net assets
after expense reductions                          1.48%            1.43% (A)          1.63% (A)
Ratio of net investment income (loss)
to average net assets                             0.38%           (0.28%)(A)         (0.74%)(A)
Portfolio turnover rate                             57%              28%                57%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

+    Not Annualized

** The ratios of operating expenses excluding costs incurred in connection with the reorganization before and after expense reductions were 1.18% and 1.15% for Series I and 1.38% and 1.35% for Series II, respectively.

++ The portfolio turnover rate does not include the assets acquired in the merger.

(A)  Annualized

(B) The total return for the years ended 2003, 2002, 2001 and 2000 for Series I, for the year ended 2003 and the period ended December 31, 2002 for Series II and for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

(C) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

      The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                           HEALTH SCIENCES TRUST
                                                                  -----------------------------------------
                                                                                    SERIES I
                                                                  -----------------------------------------
                                                                         YEARS ENDED
                                                                         DECEMBER 31,          4/30/2001*
                                                                  ------------------------        TO
                                                                    2003+++      2002+++      12/31/2001+++
                                                                  ----------    ----------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $     9.83    $    13.54    $       12.50
Income from investment operations:
      Net investment income (loss)                                     (0.10)        (0.08)           (0.07)
      Net realized and unrealized gain (loss)
      on investments and foreign currency transactions                  3.66         (3.60)            1.11
                                                                  ----------    ----------    -------------
      Total from investment operations                                  3.56         (3.68)            1.04
                                                                  ----------    ----------    -------------
Less distributions:
      Distributions from capital gains                                     -         (0.03)               -
                                                                  ----------    ----------    -------------
      Total distributions                                                  -         (0.03)               -
                                                                  ----------    ----------    -------------
NET ASSET VALUE, END OF PERIOD                                    $    13.39    $     9.83    $       13.54
                                                                  ==========    ==========    =============
      TOTAL RETURN (B)                                                 36.22%       (27.24%)           8.32% +
Net assets, end of period (000's)                                 $  100,829    $   62,075    $      51,568
Ratio of expenses to average net assets                                 1.23%         1.25%            1.45% (A)
Ratio of expenses to average net assets after expense reductions        1.21%         1.23%            1.44% (A)
Ratio of net investment income (loss) to average net assets            (0.82%)       (0.74%)          (0.76%) (A)
Portfolio turnover rate                                                   44%           55%              81%

                                                                                  HEALTH SCIENCES TRUST
                                                                  -------------------------------------------------
                                                                            SERIES II                  SERIES III
                                                                  ------------------------------      -------------
                                                                    YEAR END        1/28/2002*         9/05/2003*
                                                                   DECEMBER 31,         TO                 TO
                                                                     2003+++       12/31/2002+++      12/31/2003+++
                                                                  -------------    -------------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $        9.83    $       12.90      $       12.64
Income from investment operations:
      Net investment income (loss)                                        (0.12)           (0.09)             (0.05)
      Net realized and unrealized gain (loss)
      on investments and foreign currency transactions                     3.65            (2.95)              0.80
                                                                  -------------    -------------      -------------
      Total from investment operations                                     3.53            (3.04)              0.75
                                                                  -------------    -------------      -------------
Less distributions:
      Distributions from capital gains                                        -            (0.03)                 -
                                                                  -------------    -------------      -------------
      Total distributions                                                     -            (0.03)                 -
                                                                  -------------    -------------      -------------
NET ASSET VALUE, END OF PERIOD                                    $       13.36    $        9.83      $       13.39
                                                                  =============    =============      =============
      TOTAL RETURN (B)                                                    35.91%          (23.63%) +          5.93% +
Net assets, end of period (000's)                                 $      53,916    $      15,924      $          37
Ratio of expenses to average net assets                                    1.43%            1.45% (A)         10.76% (A)
Ratio of expenses to average net assets after expense reductions           1.41%            1.43% (A)          1.56% (A)
Ratio of net investment income (loss) to average net assets               (1.04%)          (1.02%)(A)         (1.31%)(A)
Portfolio turnover rate                                                      44%              55%                44%

                                                                                EMERGING GROWTH TRUST
                                                                  ---------------------------------------------------
                                                                    SERIES I           SERIES II          SERIES III
                                                                  -------------      -------------      -------------
                                                                    5/5/2003*          5/5/2003*          9/5/2003*
                                                                        TO                 TO                 TO
                                                                  12/31/2003+++      12/31/2003+++      12/31/2003+++
                                                                  -------------      -------------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $       12.50      $       12.50      $       15.61
Income from investment operations:
      Net investment income (loss)                                        (0.09)             (0.11)              0.01
      Net realized and unrealized gain (loss) on
      investments and foreign currency transactions                        3.95               3.95               0.74
                                                                  -------------      -------------      -------------
      Total from investment operations                                     3.86               3.84               0.75
                                                                  -------------      -------------      -------------
Less distributions:
      Dividends from net investment income                                (0.61)             (0.61)             (0.61)
                                                                  -------------      -------------      -------------
      Total distributions                                                 (0.61)             (0.61)             (0.61)
                                                                  -------------      -------------      -------------
NET ASSET VALUE, END OF PERIOD                                    $       15.75      $       15.73      $       15.75
                                                                  =============      =============      =============
      TOTAL RETURN (C)                                                    30.84% +           30.68% +            4.77% +
Net assets, end of period (000's)                                 $       3,178      $       6,080                  - ##
Ratio of expenses to average net assets                                    2.54% (A)          2.74% (A)        354.65% (A)
Ratio of expenses to average net assets after expense reductions           1.35% (A)          1.55% (A)          1.70% (A)
Ratio of net investment income (loss) to average net assets               (0.89%)(A)         (1.08%)(A)          0.19% (A)
Portfolio turnover rate                                                     183%               183%               183%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

##   Amount is less than $1,000

+    Not Annualized

(A)  Annualized

(B) The total return for the years ended 2003, 2002 and the period ended December 31, 2001 for Series I, for the year ended 2003 and the period ended December 31, 2002 for Series II and for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

(C) The total return for the period ended December 31, 2003 for Series I, Series II and Series III would have been lower, had operating expenses not been reduced.

      The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                   AGGRESSIVE GROWTH TRUST
                                                       -----------------------------------------------------------------------
                                                                                         SERIES I
                                                       -----------------------------------------------------------------------
                                                                               YEARS ENDED DECEMBER 31,
                                                       --------------------------------------------------------    -----------
                                                         2003+++        2002+++        2001+++        2000+++          1999
                                                       -----------    -----------    -----------    -----------    -----------
NET ASSET VALUE, BEGINNING OF PERIOD                   $      9.92    $     13.22    $     17.86    $     17.34    $     13.04
Income from investment operations:
     Net investment income (loss)                            (0.09)         (0.09)         (0.11)         (0.12)         (0.06)
     Net realized and unrealized gain (loss)
     on investments and foreign currency transactions         3.45          (3.21)         (4.53)          0.64           4.36
                                                       -----------    -----------    -----------    -----------    -----------
     Total from investment operations                         3.36          (3.30)         (4.64)          0.52           4.30
                                                       -----------    -----------    -----------    -----------    -----------
NET ASSET VALUE, END OF PERIOD                         $     13.28    $      9.92    $     13.22    $     17.86    $     17.34
                                                       ===========    ===========    ===========    ===========    ===========
     TOTAL RETURN                                            33.87%        (24.96%)       (25.98%)         3.00%         32.98%
Net assets, end of period (000's)                      $   261,138    $   225,798    $   309,746    $   416,643    $   135,503
Ratio of expenses to average net assets                       1.09%          1.09%          1.07%          1.07%          1.15%
Ratio of net investment income (loss) to average
 net assets                                                  (0.81%)        (0.80%)        (0.73%)        (0.61%)        (0.59%)
Portfolio turnover rate                                         71%           104%            96%            70%           161%

                                                                    AGGRESSIVE GROWTH TRUST
                                                       -------------------------------------------------
                                                                  SERIES II                 SERIES III
                                                       ------------------------------      -------------
                                                        YEAR ENDED       1/28/2002*          9/5/2003*
                                                        DECEMBER 31,         TO                 TO
                                                          2003+++       12/31/2002+++      12/31/2003+++
                                                       -------------    -------------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD                   $        9.92    $       12.90      $      12.46
Income from investment operations:
     Net investment income (loss)                              (0.12)           (0.12)            (0.01)
     Net realized and unrealized gain (loss)
     on investments and foreign currency transactions           3.45            (2.86)             0.83
                                                       -------------    -------------      ------------
     Total from investment operations                           3.33            (2.98)             0.82
                                                       -------------    -------------      ------------
NET ASSET VALUE, END OF PERIOD                         $       13.25    $        9.92      $      13.28
                                                       =============    =============      ============
     TOTAL RETURN                                              33.57%           (23.1%)+           6.58% +
Net assets, end of period (000's)                      $      40,267    $      17,322                 - ##
Ratio of expenses to average net assets                         1.29%            1.29%(A)          1.44%(A)
Ratio of net investment income (loss) to average
 net assets                                                    (1.03%)          (1.27%)(A)        (0.25)%(A)
Portfolio turnover rate                                           71%             104%               71%

                                                                                   EMERGING SMALL COMPANY TRUST
                                                                  -------------------------------------------------------------
                                                                                             SERIES I
                                                                  -------------------------------------------------------------
                                                                                     YEARS ENDED DECEMBER 31,
                                                                  -------------------------------------------------------------
                                                                     2003+++     2002+++      2001+++     2000+++       1999
                                                                  ------------  ----------   ---------   ---------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD                              $     18.45   $    26.06   $   35.02   $   40.74   $    23.82
Income from investment operations:
     Net investment income (loss)                                       (0.12)       (0.12)      (0.08)      (0.02)       (0.09)
     Net realized and unrealized gain (loss) on investments
     and foreign currency transactions                                   7.45        (7.49)      (7.75)      (1.33)       17.35
                                                                  -----------   ----------  ----------   ---------   ----------
     Total from investment operations                                    7.33        (7.61)      (7.83)      (1.35)       17.26
                                                                  -----------   ----------   ---------   ---------   ----------
Less distributions:

     Distributions from capital gains                                       -            -       (1.13)      (4.37)       (0.34)
                                                                  -----------   ----------   ---------   ---------   ----------
     Total distributions                                                    -            -       (1.13)      (4.37)       (0.34)
                                                                  -----------   ----------   ----------  ---------   ----------
NET ASSET VALUE, END OF PERIOD                                    $     25.78   $    18.45   $   26.06   $   35.02   $    40.74
                                                                  ===========   ==========   =========   =========   ==========
     TOTAL RETURN (B)                                                   39.73%      (29.20%)    (22.24%)     (4.30%)      73.53%
Net assets, end of period (000's)                                 $   401,433   $  293,594   $  447,673  $ 573,471   $  453,152
Ratio of expenses to average net assets                                  1.11%        1.12%       1.12%       1.10%        1.12%
Ratio of expenses to average net assets after expense reductions         1.11%        1.12%       1.12%       1.10%        1.12%
Ratio of net investment income (loss) to average net assets             (0.58%)      (0.57%)     (0.30%)     (0.04%)      (0.35%)
Portfolio turnover rate                                                    51%          35%         48%         23%         136%
                                                                          EMERGING SMALL COMPANY TRUST
                                                                  -------------------------------------------
                                                                           SERIES II                SERIES III
                                                                  ---------------------------      ------------
                                                                   YEAR ENDED     1/28/2002*        9/5/2003*
                                                                  DECEMBER 31,       TO                 TO
                                                                     2003+++     12/31/2002+++     12/31/2003+++
                                                                  ------------   -------------     -------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $      18.44   $      25.13      $      23.96
Income from investment operations:
     Net investment income (loss)                                        (0.18)         (0.11)            (0.08)
     Net realized and unrealized gain (loss) on investments
     and foreign currency transactions                                    7.46          (6.58)             1.90
                                                                  ------------   ------------      ------------
     Total from investment operations                                     7.28          (6.69)             1.82
                                                                  ------------   ------------      ------------
Less distributions:

     Distributions from capital gains                                        -              -                 -
                                                                  ------------   ------------      ------------
     Total distributions                                                     -              -                 -
                                                                  ------------   ------------      ------------
NET ASSET VALUE, END OF PERIOD                                    $      25.72   $      18.44      $      25.78
                                                                  ============   ============      ============
     TOTAL RETURN (B)                                                    39.48%        (26.62%)+           7.60%+
Net assets, end of period (000's)                                 $     82,836   $     17,791      $          1
Ratio of expenses to average net assets                                   1.31%          1.32%(A)         20.19%(A)
Ratio of expenses to average net assets after expense reductions          1.31%          1.32%(A)          1.46%(A)
Ratio of net investment income (loss) to average net assets              (0.82%)        (0.63%)(A)        (0.98%)(A)
Portfolio turnover rate                                                     51%            35%               51%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

+    Not Annualized

##   Amount is less than $1,000

(A)  Annualized

(B) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                      SMALL COMPANY BLEND TRUST
                                                               -------------------------------------------------------------
                                                                                              SERIES I
                                                               -------------------------------------------------------------
                                                                            YEARS ENDED DECEMBER 31,             05/01/1999*
                                                               -----------------------------------------------        TO
                                                                 2003+++      2002+++     2001+++     2000+++    12/31/1999
                                                               ----------   ----------   ---------   ---------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                           $     8.16   $    10.98   $   11.31   $   15.76   $     12.50
Income from investment operations:
       Net investment income (loss)                                 (0.01)           - #      0.03           - #       (0.01)
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                             3.25        (2.80)      (0.30)      (3.11)         3.58
                                                               ----------   ----------   ---------   ---------   -----------
       Total from investment operations                              3.24        (2.80)      (0.27)      (3.11)         3.57
                                                               ----------   ----------   ---------   ---------   -----------
Less distributions:
       Dividends from net investment income                             -        (0.02)          -           -             -
       Distributions from capital gains                                 -            -       (0.06)      (1.34)        (0.31)
                                                               ----------   ----------   ---------   ---------   -----------
       Total distributions                                              -        (0.02)      (0.06)      (1.34)        (0.31)
                                                               ----------   ----------   ---------   ---------   -----------
NET ASSET VALUE, END OF PERIOD                                 $    11.40   $     8.16   $   10.98   $   11.31   $     15.76
                                                               ==========   ==========   =========   =========   ===========
       TOTAL RETURN                                                 39.71%      (25.55%)     (2.31%)    (19.74%)       28.56%+
Net assets, end of period (000's)                              $  150,801   $  106,357   $ 161,250   $  95,123   $    53,514
Ratio of expenses to average net assets                              1.15%        1.15%       1.17%       1.19%         1.30%(A)
Ratio of net investment income (loss) to average net assets         (0.08%)      (0.04%)      0.29%      (0.01%)       (0.12%)(A)
Portfolio turnover rate                                                37%          48%         39%         49%           28%

                                                                 SMALL COMPANY BLEND TRUST
                                                               -----------------------------
                                                                        SERIES II
                                                               -----------------------------
                                                                YEAR ENDED      1/28/2002*
                                                                DECEMBER 31,       TO
                                                                  2003+++      12/31/2002+++
                                                               -------------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD                           $        8.15   $      10.69
Income from investment operations:
       Net investment income (loss)                                    (0.03)          0.01
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                3.26          (2.53)
                                                               -------------   -----------
       Total from investment operations                                 3.23          (2.52)
                                                               -------------   ------------
Less distributions:
       Dividends from net investment income                                -          (0.02)
       Distributions from capital gains                                    -              -
                                                               -------------   ------------
       Total distributions                                                 -          (0.02)
                                                               -------------   ------------
NET ASSET VALUE, END OF PERIOD                                 $       11.38   $       8.15
                                                               =============   ============
       TOTAL RETURN                                                    39.63%        (23.63%)+
Net assets, end of period (000's)                              $      59,724   $     16,014
Ratio of expenses to average net assets                                 1.35%          1.35%(A)
Ratio of net investment income (loss) to average net assets            (0.29%)         0.12%(A)
Portfolio turnover rate                                                   37%            48%

                                                                                  DYNAMIC GROWTH TRUST
                                                               ------------------------------------------------------
                                                                                       SERIES I
                                                               ------------------------------------------------------
                                                                       YEARS ENDED DECEMBER 31,          5/1/2000*
                                                                                                             TO
                                                                  2003+++        2002+++     2001+++    12/31/2000+++
                                                               ------------    ----------   ---------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD                           $       3.41    $     4.76   $    7.98   $      12.50
Income from investment operations:
       Net investment income (loss)                                   (0.03)        (0.02)      (0.02)          0.02
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                               1.02         (1.33)      (3.19)         (4.54)
                                                               ------------    ----------   ---------   ------------
       Total from investment operations                                0.99         (1.35)      (3.21)         (4.52)
                                                               ------------    ----------   ---------   ------------
Less distributions:
       Dividends from net investment income                               -             -       (0.01)             -
                                                               ------------    ----------   ---------   ------------
       Total distributions                                                -             -       (0.01)             -
                                                               ------------    ----------   ---------   ------------
NET ASSET VALUE, END OF PERIOD                                 $       4.40    $     3.41   $    4.76   $       7.98
                                                               ============    ==========   =========   ============
       TOTAL RETURN                                                   29.03%       (28.36%)    (40.24%)       (36.16%)+
Net assets, end of period (000's)                              $    140,190    $   63,745   $ 132,709   $    135,758
Ratio of expenses to average net assets                                1.09%**       1.10%       1.08%          1.07%(A)
Ratio of net investment income (loss) to average net assets           (0.68%)       (0.55%)     (0.43%)         0.35%(A)
Portfolio turnover rate                                                 133%++        165%        180%            80%

                                                                   DYNAMIC GROWTH TRUST
                                                               -----------------------------
                                                                        SERIES II
                                                               ---------- ------------------
                                                               YEAR ENDED       1/28/2002*
                                                               DECEMBER 31,         TO
                                                                  2003+++      12/31/2002+++
                                                               ------------   --------------
NET ASSET VALUE, BEGINNING OF PERIOD                           $      3.40    $       4.40
Income from investment operations:
       Net investment income (loss)                                  (0.03)          (0.03)
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                              1.02           (0.97)
                                                               -----------    ------------
       Total from investment operations                               0.99           (1.00)
                                                               -----------    ------------
Less distributions:
       Dividends from net investment income                              -               -
                                                               -----------    ------------
       Total distributions                                               -               -
                                                               -----------    ------------
NET ASSET VALUE, END OF PERIOD                                 $      4.39    $       3.40
                                                               ===========    ============
        TOTAL RETURN                                                 29.12%         (22.73%)+
Net assets, end of period (000's)                              $    41,792    $      4,242
Ratio of expenses to average net assets                               1.29%**         1.30%(A)
Ratio of net investment income (loss) to average net assets          (0.88%)         (0.81%)(A)
Portfolio turnover rate                                                133%++          165%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

#    Amount is less than $.01 per share.

+    Not Annualized

(A)  Annualized

** The ratios of operating expenses excluding costs incurred in connection with the reorganization before and after expense reductions were 1.08% for Series I and 1.28% for Series II.

++ The portfolio turnover rate does not include the assets acquired in the merger.

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                      MID CAP STOCK TRUST
                                                                  -------------------------------------------------------------
                                                                                              SERIES I
                                                                  -------------------------------------------------------------
                                                                              YEARS ENDED DECEMBER 31,              05/01/1999*
                                                                  -----------------------------------------------       TO
                                                                    2003+++      2002+++     2001+++     2000+++     12/31/1999
                                                                  ----------   ----------   ---------   ---------   -----------
NET ASSET VALUE, BEGINNING OF PERIOD                              $     8.34   $    10.77   $   12.10   $   12.60   $     12.50
Income from investment operations:
       Net investment income (loss)                                    (0.05)       (0.05)      (0.04)      (0.01)        (0.01)
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                3.58        (2.38)      (1.29)      (0.49)         0.11
                                                                  ----------   ----------   ---------   ---------   -----------
       Total from investment operations                                 3.53        (2.43)      (1.33)      (0.50)         0.10
                                                                  ----------   ----------   ---------   ---------   -----------
NET ASSET VALUE, END OF PERIOD                                    $    11.87   $     8.34   $   10.77   $   12.10   $     12.60
                                                                  ==========   ==========   =========   =========   ===========
       TOTAL RETURN (B)                                                42.33%      (22.56%)    (10.99%)     (3.97%)        0.80%+
Net assets, end of period (000's)                                 $  260,191   $  186,950   $ 153,732   $ 122,350   $    99,504
Ratio of expenses to average net assets                                 0.99%        1.00%       1.00%       1.00%         1.03%(A)
Ratio of expenses to average net assets after expense reductions        0.99%        1.00%       1.00%       1.00%         1.03%(A)
Ratio of net investment income (loss) to average net assets            (0.55%)      (0.53%)     (0.36%)     (0.11%)       (0.15%)(A)
Portfolio turnover rate                                                  132%         128%        170%        300%           36%

                                                                               MID CAP STOCK TRUST
                                                                  ---------------------------------------------
                                                                           SERIES II                SERIES III
                                                                  ---------------------------      ------------
                                                                   YEAR ENDED
                                                                  DECEMBER 31,    1/28/2002*        9/05/2003*
                                                                  ------------        TO                TO
                                                                     2003+++     12/31/2002+++     12/31/2003+++
                                                                  ------------   ------------      ------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $       8.34   $      10.64      $      10.75
Income from investment operations:
       Net investment income (loss)                                      (0.08)         (0.05)            (0.04)
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                  3.58          (2.25)             1.16
                                                                  ------------   ------------      ------------
       Total from investment operations                                   3.50          (2.30)             1.12
                                                                  ------------   ------------      ------------
NET ASSET VALUE, END OF PERIOD                                    $      11.84   $       8.34      $      11.87
                                                                  ============   ============      ============
       TOTAL RETURN (B)                                                  41.97%        (21.62%)+          10.42%+
Net assets, end of period (000's)                                 $    116,299   $     31,611      $          6
Ratio of expenses to average net assets                                   1.19%          1.20%(A)         39.49%(A)
Ratio of expenses to average net assets after expense reductions          1.19%          1.20%(A)          1.34%(A)
Ratio of net investment income (loss) to average net assets              (0.75%)        (0.70%)(A)        (1.05%)(A)
Portfolio turnover rate                                                    132%           128%              132%

                                                                               NATURAL RESOURCES TRUST
                                                                  -------------------------------------------------
                                                                    SERIES I         SERIES II         SERIES III
                                                                  ------------      ------------      -------------
                                                                  05/05/2003*       05/05/2003*       09/05/2003*
                                                                       TO                TO                TO
                                                                  12/31/2003+++      12/31/2003+++       12/31/2003+++
                                                                  ------------      ------------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $      12.50      $      12.50      $       14.72
Income from investment operations:
       Net investment income (loss)                                       0.05              0.02              (0.01)
       Net realized and unrealized gain (loss) on investments
       and foreign currency transaction                                   5.45              5.46               3.29
                                                                  ------------      ------------      -------------
       Total from investment operations                                   5.50              5.48               3.28
                                                                  ------------      ------------      -------------
NET ASSET VALUE, END OF PERIOD                                    $      18.00      $      17.98      $       18.00
                                                                  ============      ============      =============
       TOTAL RETURN (B)                                                  44.00%+           43.84%+            22.28%+
Net assets, end of period (000's)                                 $     90,099      $     74,882      $           2
Ratio of expenses to average net assets                                   1.21%(A)          1.41%(A)          45.65%(A)
Ratio of expenses to average net assets after expense reductions          1.21%(A)          1.41%(A)           1.56%(A)
Ratio of net investment income (loss) to average net assets               0.54%(A)          0.23%(A)          (0.20%)(A)
Portfolio turnover rate                                                     23%               23%                23%

+++   Net investment income has been calculated using the average shares method.

*    Commencement of operations

+    Not Annualized

(A)  Annualized

(B) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                    ALL CAP GROWTH TRUST
                                                             --------------------------------------------------------------------
                                                                                          SERIES I
                                                             --------------------------------------------------------------------
                                                                                   YEARS ENDED DECEMBER 31,
                                                             --------------------------------------------------------------------
                                                               2003+++         2002+++       2001+++        2000+++        1999
                                                             -----------    -----------    -----------    -----------   ---------
NET ASSET VALUE, BEGINNING OF PERIOD                         $     11.15    $     14.75    $     20.65    $     24.89   $   19.77
Income from investment operations:
   Net investment income (loss)                                    (0.05)         (0.06)         (0.06)         (0.09)      (0.08)
   Net realized and unrealized gain (loss) on investments
   and foreign currency transactions                                3.31          (3.54)         (4.81)         (2.32)       7.87
                                                             -----------    -----------    -----------    -----------   ---------
   Total from investment operations                                 3.26          (3.60)         (4.87)         (2.41)       7.79
                                                             -----------    -----------    -----------    -----------   ---------
Less distributions:
   Distributions from capital gains                                    -              -          (1.03)         (1.83)      (2.67)
                                                             -----------    -----------    -----------    -----------   ---------
   Total distributions                                                 -              -          (1.03)         (1.83)      (2.67)
                                                             -----------    -----------    -----------    -----------   ---------
NET ASSET VALUE, END OF PERIOD                               $     14.41    $     11.15    $     14.75    $     20.65   $   24.89
                                                             ===========    ===========    ===========    ===========   =========
   TOTAL RETURN                                                    29.24%        (24.41%)       (23.77%)       (10.79)%     44.69%
Net assets, end of period (000's)                            $   520,181    $   456,752    $   637,879    $   873,214   $ 662,674
Ratio of expenses to average net assets                             1.01%          1.02%          1.01%          1.00%       1.03%
Ratio of net investment income (loss) to average net assets        (0.38%)        (0.43%)        (0.39%)        (0.37%)     (0.46%)
Portfolio turnover rate                                               58%            80%            69%           103%        193%

                                                                         ALL CAP GROWTH TRUST
                                                             ----------------------------------------------
                                                                     SERIES II                 SERIES III
                                                             ----------------------------     -------------
                                                              YEAR ENDED     1/28/2002*        09/05/2003*
                                                             DECEMBER 31,        TO                TO
                                                                2003+++     12/31/2002+++     12/31/2003+++
                                                             -----------    -------------     -------------
NET ASSET VALUE, BEGINNING OF PERIOD                         $     11.14    $     14.49         $  13.48
Income from investment operations:
   Net investment income (loss)                                    (0.07)         (0.06)           (0.03)
   Net realized and unrealized gain (loss) on investments
   and foreign currency transactions                                3.30          (3.29)            0.96
                                                             -----------    -----------         --------
   Total from investment operations                                 3.23          (3.35)            0.93
                                                             -----------    -----------         --------
Less distributions:
   Distributions from capital gains                                    -              -                -
                                                             -----------    -----------         --------
   Total distributions                                                 -              -                -
                                                             -----------    -----------         --------
NET ASSET VALUE, END OF PERIOD                               $     14.37    $     11.14         $  14.41
                                                             ===========    ===========         ========
   TOTAL RETURN                                                    28.99%        (23.12%) +         6.90% +
Net assets, end of period (000's)                            $    87,300    $    24,896         $      2
Ratio of expenses to average net assets                             1.21%          1.22% (A)        1.36% (A)
Ratio of net investment income (loss) to average net assets        (0.58%)        (0.54%) (A)      (0.61%) (A)
Portfolio turnover rate                                               58%            80%              58%

                                                                                     STRATEGIC OPPORTUNITIES TRUST
                                                                --------------------------------------------------------------------
                                                                                                SERIES I
                                                                --------------------------------------------------------------------
                                                                                          YEARS ENDED DECEMBER 31,
                                                                --------------------------------------------------------------------
                                                                   2003+++      2002+++        2001+++       2000+++        1999
                                                                -----------   ----------     ----------    ----------    -----------
NET ASSET VALUE, BEGINNING OF PERIOD                            $      7.74   $    12.64     $    17.52    $    21.90    $    19.48
Income from investment operations:
       Net investment income (loss)                                    0.01        (0.03)         (0.02)         0.08          0.07
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                               1.99        (4.87)         (2.47)        (1.20)         4.75
                                                                -----------   ----------     ----------    ----------    ----------
       Total from investment operations                                2.00        (4.90)         (2.49)        (1.12)         4.82
                                                                -----------   ----------     ----------    ----------    ----------
Less distributions:
       Dividends from net investment income                               -            -          (0.08)        (0.07)        (0.09)
       Distributions from capital gains                                   -            -          (2.31)        (3.19)        (2.31)
                                                                -----------   ----------     ----------    ----------    ----------
       Total distributions                                                -            -          (2.39)        (3.26)        (2.40)
                                                                -----------   ----------     ----------    ----------    ----------
NET ASSET VALUE, END OF PERIOD                                  $      9.74   $     7.74     $    12.64    $    17.52    $    21.90
                                                                ===========   ==========     ==========    ==========    ==========
       TOTAL RETURN                                                   25.84%      (38.77%)       (15.25%)       (6.37%)       27.75%
Net assets, end of period (000's)                               $   533,891   $  513,567     $1,057,285    $1,425,677    $1,673,228
Ratio of expenses to average net assets                                0.93%        0.92%          0.91%         0.90%         0.88%
Ratio of net investment income (loss) to average net assets            0.10%       (0.28%)        (0.12%)        0.41%         0.34%
Portfolio turnover rate                                                 185%         229%           260%          165%          129%

                                                                STRATEGIC OPPORTUNITIES TRUST
                                                                -----------------------------
                                                                          SERIES II
                                                                -----------------------------
                                                                  YEAR ENDED     1/28/2002*
                                                                  DECEMBER 31,       TO
                                                                     2003+++    12/31/2002+++
                                                                --------------  -------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $     7.73    $    11.99
Income from investment operations:
       Net investment income (loss)                                     (0.01)            - #
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                 1.99         (4.26)
                                                                   ----------    ----------
       Total from investment operations                                  1.98         (4.26)
                                                                   ----------    ----------
Less distributions:
       Dividends from net investment income                                 -             -
       Distributions from capital gains                                     -             -
                                                                   ----------    ----------
       Total distributions                                                  -             -
                                                                   ----------    ----------
NET ASSET VALUE, END OF PERIOD                                     $     9.71    $     7.73
                                                                   ==========    ==========
       TOTAL RETURN                                                     25.61%       (35.53%) +
Net assets, end of period (000's)                                  $   22,968    $    9,181
Ratio of expenses to average net assets                                  1.13%         1.12% (A)
Ratio of net investment income (loss) to average net assets             (0.13%)        0.02% (A)
Portfolio turnover rate                                                   185%          229%

+++ Net investment income has been calculated using the average shares method.

*        Commencement of operations

#        Amount is less than $.01 per share.

+        Not Annualized

(A)      Annualized

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                               FINANCIAL SERVICES TRUST
                                                                     -------------------------------------------
                                                                                      SERIES I
                                                                     -------------------------------------------
                                                                            YEARS ENDED
                                                                            DECEMBER 31,            4/30/2001*
                                                                     -------------------------          TO
                                                                      2003+++        2002+++       12/31/2001+++
                                                                     ----------     ----------     -------------
NET ASSET VALUE, BEGINNING OF PERIOD                                 $     9.55     $    11.63     $    12.50
Income from investment operations:
         Net investment income (loss)                                      0.06           0.03           0.01
         Net realized and unrealized gain (loss) on investments
         and foreign currency transactions                                 3.14          (2.11)         (0.88)
                                                                     ----------     ----------     ----------
         Total from investment operations                                  3.20          (2.08)         (0.87)
                                                                     ----------     ----------     ----------
Less distributions:
         Dividends from net investment income                             (0.02)             - #            - #
                                                                     ----------     ----------     ----------
         Total distributions                                              (0.02)             - #            - #
                                                                     ----------     ----------     ----------
NET ASSET VALUE, END OF PERIOD                                       $    12.73     $     9.55     $    11.63
                                                                     ==========     ==========     ==========
         TOTAL RETURN (B)                                                 33.58%        (17.88%)        (6.93%) +
Net assets, end of period (000's)                                    $   52,467     $   37,132     $   24,840
Ratio of expenses to average net assets                                    1.05%          1.07%          1.21% (A)
Ratio of expenses to average net assets after expense reductions           1.05%          1.07%          1.21% (A)
Ratio of net investment income (loss) to average net assets                0.58%          0.31%          0.08% (A)
Portfolio turnover rate                                                      25%            34%            53%

                                                                                 FINANCIAL SERVICES TRUST
                                                                    -------------------------------------------------
                                                                              SERIES II                  SERIES III
                                                                    --------------------------          -------------
                                                                     YEAR ENDED     1/28/2002*           9/05/2003*
                                                                    DECEMBER 31,        TO                   TO
                                                                       2003+++     12/31/2002+++        12/31/2003+++
                                                                    ------------   -------------        -------------
NET ASSET VALUE, BEGINNING OF PERIOD                                 $     9.54     $    11.48          $     11.28
Income from investment operations:
         Net investment income (loss)                                      0.04           0.03                 0.04
         Net realized and unrealized gain (loss) on investments
         and foreign currency transactions                                 3.14          (1.97)                1.41
                                                                     ----------     ----------          -----------
         Total from investment operations                                  3.18          (1.94)                1.45
                                                                     ----------     ----------          -----------
Less distributions:
         Dividends from net investment income                             (0.03)             - #                  -
                                                                     ----------     ----------          -----------
         Total distributions                                              (0.03)             - #                  -
                                                                     ----------     ----------          -----------
NET ASSET VALUE, END OF PERIOD                                       $    12.69     $     9.54          $     12.73
                                                                     ==========     ==========          ===========
         TOTAL RETURN (B)                                                 33.40%        (16.90%) +            12.85% +
Net assets, end of period (000's)                                    $   36,337     $   12,138                    - ##
Ratio of expenses to average net assets                                    1.25%          1.27% (A)          186.33% (A)
Ratio of expenses to average net assets after expense reductions           1.25%          1.27% (A)            1.40% (A)
Ratio of net investment income (loss) to average net assets                0.37%          0.37% (A)            0.97% (A)
Portfolio turnover rate                                                      25%            34%                  25%

                                                                                       INTERNATIONAL STOCK TRUST
                                                                    -----------------------------------------------------------
                                                                                                SERIES I
                                                                    -----------------------------------------------------------
                                                                                        YEARS ENDED DECEMBER 31,
                                                                    -----------------------------------------------------------
                                                                     2003+++     2002+++      2001+++      2000+++       1999
                                                                    --------    --------     --------     --------     --------
NET ASSET VALUE, BEGINNING OF PERIOD                                $   7.48    $   9.59     $  12.81     $  15.43     $  12.98
Income from investment operations:
       Net investment income (loss)                                     0.08        0.07         0.04         0.01         0.08
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                2.17       (2.14)       (2.75)       (2.56)        3.76
                                                                    --------    --------     --------     --------     --------
       Total from investment operations                                 2.25       (2.07)       (2.71)       (2.55)        3.84
                                                                    --------    --------     --------     --------     --------
Less distributions:
       Dividends from net investment income                            (0.04)      (0.04)       (0.02)           -        (0.07)
       Distributions from capital gains                                    -           -        (0.49)       (0.07)       (1.32)
                                                                    --------    --------     --------     --------     --------
       Total Distributions                                             (0.04)      (0.04)       (0.51)       (0.07)       (1.39)
                                                                    --------    --------     --------     --------     --------
NET ASSET VALUE, END OF PERIOD                                      $   9.69    $   7.48     $   9.59     $  12.81     $  15.43
                                                                    ========    ========     ========     ========     ========
       TOTAL RETURN (C)                                                30.27%     (21.69%)     (21.54%)     (16.57%)      29.71%
Net assets, end of period (000's)                                   $289,227    $246,794     $265,353     $298,054     $231,729
Ratio of expenses to average net assets                                 1.17%       1.18%        1.22%        1.24%        1.25%
Ratio of expenses to average net assets after expense reductions        1.17%       1.17%        1.21%        1.23%        1.25%
Ratio of net investment income (loss) to average net assets             1.07%       0.77%        0.42%        0.10%        0.58%
Portfolio turnover rate                                                  159%         78%          31%          39%          39%

                                                                                    INTERNATIONAL STOCK TRUST
                                                                           ----------------------------------------------
                                                                                    SERIES II                SERIES III
                                                                           -----------------------------    -------------
                                                                            YEAR ENDED      1/28/2002*       9/05/2003*
                                                                           DECEMBER 31,         TO               TO
                                                                              2003+++      12/31/2002+++    12/31/2003+++
                                                                           ------------    -------------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD                                          $  7.48         $  9.92         $     8.42
Income from investment operations:
       Net investment income (loss)                                              0.05           (0.01)             (0.02)
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                         2.20           (2.39)              1.29
                                                                              -------         -------         ----------
       Total from investment operations                                          2.25           (2.40)              1.27
                                                                              -------         -------         ----------
Less distributions:
       Dividends from net investment income                                     (0.05)          (0.04)                 -
       Distributions from capital gains                                             -               -                  -
                                                                              -------         -------         ----------
       Total Distributions                                                      (0.05)          (0.04)                 -
                                                                              -------         -------         ----------
NET ASSET VALUE, END OF PERIOD                                                $  9.68         $  7.48         $     9.69
                                                                              =======         =======         ==========
       TOTAL RETURN (C)                                                         30.26%         (24.29%) +          15.08% +
Net assets, end of period (000's)                                             $99,529         $32,674         $        2
Ratio of expenses to average net assets                                          1.37%           1.38% (A)          1.52% (A)
Ratio of expenses to average net assets after expense reductions                 1.37%           1.37% (A)          1.52% (A)
Ratio of net investment income (loss) to average net assets                      0.65%          (0.20%) (A)        (0.58%) (A)
Portfolio turnover rate                                                           159%             78%               159%

+++ Net investment income has been calculated using the average shares method.

*        Commencement of operations

#        Amount is less than $.01 per share.

##       Amount is less than $1,000

+        Not Annualized

(A)      Annualized

(B) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

(C) The total return for the years ended 2002, 2001 and 2000 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                               OVERSEAS TRUST
                                                                        -----------------------------------------------------------
                                                                                                  SERIES I
                                                                        -----------------------------------------------------------
                                                                                           YEARS ENDED DECEMBER 31,
                                                                        -----------------------------------------------------------
                                                                         2003+++     2002+++      2001+++      2000+++       1999
                                                                        --------    --------     --------     --------     --------
NET ASSET VALUE, BEGINNING OF PERIOD                                    $   6.69    $   8.56     $  11.91     $  15.92     $  11.33
Income from investment operations:
      Net investment income (loss)                                          0.04        0.03         0.07         0.05         0.08
      Net realized and unrealized gain (loss) on investments
      and foreign currency transactions                                     2.87       (1.86)       (2.47)       (2.84)        4.51
                                                                        --------    --------     --------     --------     --------
      Total from investment operations                                      2.91       (1.83)       (2.40)       (2.79)        4.59
                                                                        --------    --------     --------     --------     --------
Less distributions:
      Dividends from net investment income                                 (0.03)      (0.04)       (0.03)       (0.13)           -
      Distributions from capital gains                                         -           -        (0.92)       (1.09)           -
                                                                        --------    --------     --------     --------     --------
      Total distributions                                                  (0.03)      (0.04)       (0.95)       (1.22)           -
                                                                        --------    --------     --------     --------     --------
NET ASSET VALUE, END OF PERIOD                                          $   9.57    $   6.69     $   8.56     $  11.91     $  15.92
                                                                        ========    ========     ========     ========     ========
      TOTAL RETURN                                                         43.83%     (21.44%)     (21.10%)     (18.72%)      40.51%
Net assets, end of period (000's)                                       $364,179    $298,843     $428,911     $488,582     $404,223
Ratio of expenses to average net assets                                     1.13%       1.10%        1.10%        1.15%        1.21%
Ratio of net investment income (loss) to average net assets                 0.51%       0.37%        0.76%        0.40%        0.73%
Portfolio turnover rate                                                      103%         81%         100%         142%         147%

                                                                                        OVERSEAS TRUST
                                                                        ----------------------------------------------
                                                                                SERIES II                 SERIES III
                                                                        --------------------------       -------------
                                                                         YEAR ENDED    1/28/2002*         9/05/2003*
                                                                        DECEMBER 31,       TO                 TO
                                                                           2003+++    12/31/2002+++      12/31/2003+++
                                                                        ------------  -------------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD                                      $  6.69       $    8.25         $     8.24
Income from investment operations:
      Net investment income (loss)                                           0.01           (0.02)             (0.02)
      Net realized and unrealized gain (loss) on investments
      and foreign currency transactions                                      2.89           (1.50)              1.35
                                                                          -------       ---------         ----------
      Total from investment operations                                       2.90           (1.52)              1.33
                                                                          -------       ---------         ----------
Less distributions:
      Dividends from net investment income                                  (0.04)          (0.04)                 -
      Distributions from capital gains                                          -               -                  -
                                                                          -------       ---------         ----------
      Total distributions                                                   (0.04)          (0.04)                 -
                                                                        ---------       ---------         ----------
NET ASSET VALUE, END OF PERIOD                                            $  9.55       $    6.69         $     9.57
                                                                          =======       =========         ==========
      TOTAL RETURN                                                          43.71%         (18.49%) +          16.14% +
Net assets, end of period (000's)                                         $96,010       $  27,680         $        5
Ratio of expenses to average net assets                                      1.33%           1.30% (A)          1.48% (A)
Ratio of net investment income (loss) to average net assets                  0.19%          (0.24%) (A)        (0.67%) (A)
Portfolio turnover rate                                                       103%             81%               103%

                                                                                    INTERNATIONAL SMALL CAP TRUST
                                                                     -----------------------------------------------------------
                                                                                               SERIES I
                                                                     -----------------------------------------------------------
                                                                                       YEARS ENDED DECEMBER 31,
                                                                     -----------------------------------------------------------
                                                                      2003+++     2002+++      2001+++      2000+++       1999
                                                                     --------    --------     --------     --------     --------
NET ASSET VALUE, BEGINNING OF PERIOD                                 $   9.41    $  11.30     $  16.40     $  28.16     $  15.28
Income from investment operations:
      Net investment income (loss)                                       0.08       (0.04)           - #      (0.15)       (0.07)
      Net realized and unrealized gain (loss) on investments
      and foreign currency transactions                                  5.07       (1.85)       (5.10)       (6.33)       13.00
                                                                     --------    --------     --------     --------     --------
      Total from investment operations                                   5.15       (1.89)       (5.10)       (6.48)       12.93
                                                                     --------    --------     --------     --------     --------
Less distributions:
      Dividends from net investment income                                  -           -            -            -        (0.05)
      Distributions from capital gains                                      -           -            -        (5.28)           -
                                                                     --------    --------     --------     --------     --------
      Total distributions                                                   -           -            -        (5.28)       (0.05)
                                                                     --------    --------     --------     --------     --------
NET ASSET VALUE, END OF PERIOD                                       $  14.56    $   9.41     $  11.30     $  16.40     $  28.16
                                                                     ========    ========     ========     ========     ========
      TOTAL RETURN (B)                                                  54.73%     (16.73%)     (31.10%)     (29.16%)      84.92%
Net assets, end of period (000's)                                    $245,603    $100,006     $146,451     $257,406     $239,961
Ratio of expenses to average net assets                                  1.32%       1.57%        1.60%        1.54%        1.37%
Ratio of expenses to average net assets after expense reductions         1.32%       1.57%        1.60%        1.54%        1.37%
Ratio of net investment income (loss) to average net assets              0.66%      (0.40%)      (0.01%)      (0.67%)      (0.41%)
Portfolio turnover rate                                                   140%        501%         721%         529%         309%

                                                                                  INTERNATIONAL SMALL CAP TRUST
                                                                     --------------------------------------------------
                                                                                SERIES II                  SERIES III
                                                                     ------------------------------       -------------
                                                                      YEAR ENDED       1/28/2002*          9/05/2003*
                                                                     DECEMBER 31,          TO                  TO
                                                                        2003+++       12/31/2002+++       12/31/2003+++
                                                                     ------------     -------------       -------------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $  9.41         $      11.35        $      12.69
Income from investment operations:
      Net investment income (loss)                                       0.05                (0.07)              (0.01)
      Net realized and unrealized gain (loss) on investments
      and foreign currency transactions                                  5.08                (1.87)               1.88
                                                                      -------         ------------        ------------
      Total from investment operations                                   5.13                (1.94)               1.87
                                                                      -------         ------------        ------------
Less distributions:
      Dividends from net investment income                                  -                    -                   -
      Distributions from capital gains                                      -                    -                   -
                                                                      -------         ------------        ------------
      Total distributions                                                   -                    -                   -
                                                                      -------         ------------        ------------
NET ASSET VALUE, END OF PERIOD                                        $ 14.54         $       9.41        $      14.56
                                                                      =======         ============        ============
      TOTAL RETURN (B)                                                  54.52%              (17.09%) +           14.74% +
Net assets, end of period (000's)                                     $73,655         $      4,848        $          9
Ratio of expenses to average net assets                                  1.52%                1.77% (A)          15.64% (A)
Ratio of expenses to average net assets after expense reductions         1.52%                1.77% (A)           1.59% (A)
Ratio of net investment income (loss) to average net assets              0.41%               (0.73%) (A)         (0.19%) (A)
Portfolio turnover rate                                                   140%                 501%                140%

+++ Net investment income has been calculated using the average shares method.

*        Commencement of operations

#        Amount is less than $.01 per share.

+        Not Annualized

(A)      Annualized

(B) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                       INTERNATIONAL VALUE TRUST
                                                                   ------------------------------------------------------------
                                                                                               SERIES I
                                                                   ------------------------------------------------------------
                                                                                  YEARS ENDED DECEMBER 31,            05/01/1999*
                                                                   ------------------------------------------------        TO
                                                                    2003+++      2002+++     2001+++       2000+++    12/31/1999
                                                                   ---------   ----------   ----------    ---------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD                               $    8.60   $    10.54   $    12.06    $   12.98   $   12.50
Income from investment operations:
       Net investment income (loss)                                     0.21         0.14         0.14         0.20        0.08
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                3.60        (2.01)       (1.34)       (1.04)       0.40
                                                                   ---------   ----------   ----------    ---------   ---------
       Total from investment operations                                 3.81        (1.87)       (1.20)       (0.84)       0.48
                                                                   ---------   ----------   ----------    ---------   ---------
Less Distributions
       Dividends from net investment income                            (0.08)       (0.07)       (0.12)       (0.05)          -
       Distributions from capital gains                                    -            -        (0.20)       (0.03)          -
                                                                   ----------  ----------   ----------    ---------   ---------
       Total Distributions                                             (0.08)       (0.07)       (0.32)       (0.08)          -
                                                                   ---------   ----------   ----------    ---------   ---------
NET ASSET VALUE, END OF PERIOD                                     $   12.33   $     8.60   $    10.54    $   12.06   $   12.98
                                                                   =========   ==========   ==========    =========   =========
       TOTAL RETURN (B)                                                44.86%      (17.84%)      (9.97%)      (6.46%)      3.84% +
Net assets, end of period (000's)                                  $ 267,454   $  228,882   $  208,230    $ 158,511   $ 100,970
Ratio of expenses to average net assets                                 1.13%        1.12%        1.15%        1.18%       1.23% (A)
Ratio of expenses to average net assets after expense reductions        1.12%        1.12%        1.15%        1.18%       1.23% (A)
Ratio of net investment income (loss) to average net assets             2.18%        1.45%        1.32%        1.63%       1.27% (A)
Portfolio turnover rate                                                   51%          26%          33%          41%          4%

                                                                                  INTERNATIONAL VALUE TRUST
                                                                   ---------------------------------------------------
                                                                               SERIES II                  SERIES III
                                                                   --------------------------------      -------------
                                                                    YEAR ENDED         1/28/2002*         9/05/2003*
                                                                   DECEMBER 31,            TO                 TO
                                                                      2003+++         12/31/2002+++      12/31/2003+++
                                                                   ------------       -------------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $       8.60       $      10.31       $      10.79
Income from investment operations:
       Net investment income (loss)                                        0.18               0.01               0.01
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                   3.60              (1.65)              1.53
                                                                   ------------       ------------       ------------
       Total from investment operations                                    3.78              (1.64)              1.54
                                                                   ------------       ------------       ------------
Less Distributions
       Dividends from net investment income                               (0.09)             (0.07)                 -
       Distributions from capital gains                                       -                  -                  -
                                                                   ------------       ------------       ------------
       Total Distributions                                                (0.09)             (0.07)                 -
                                                                   ------------       ------------       ------------
NET ASSET VALUE, END OF PERIOD                                     $      12.29       $       8.60       $      12.33
                                                                   ============       ============       ============
       TOTAL RETURN (B)                                                   44.52%            (16.00%) +          14.27% +
Net assets, end of period (000's)                                  $    138,365       $     50,353       $          1
Ratio of expenses to average net assets                                    1.33%              1.32% (A)          1.48% (A)
Ratio of expenses to average net assets after expense reductions           1.32%              1.32% (A)          1.47% (A)
Ratio of net investment income (loss) to average net assets                1.78%              0.09% (A)          0.28% (A)
Portfolio turnover rate                                                      51%                26%                51%

                                                                                    QUANTITATIVE MID CAP TRUST
                                                             ----------------------------------------------------------------------
                                                                             SERIES I                            SERIES II
                                                             -----------------------------------------  ---------------------------
                                                             YEARS ENDED DECEMBER 31,  4/30/2001*        YEAR ENDED    1/28/2002*
                                                             ------------------------      TO           DECEMBER 31,        TO
                                                              2003+++      2002+++     12/31/2001+++      2003+++     12/31/2002+++
                                                             ---------    --------     -------------    ------------  -------------
NET ASSET VALUE, BEGINNING OF PERIOD                         $    7.89    $  10.20       $  12.50          $  7.88    $  10.03
Income from investment operations:
  Net investment income (loss)                                   (0.01)      (0.01)             - #          (0.03)      (0.02)
  Net realized and unrealized gain (loss) on investments
  and foreign currency transactions                               3.05       (2.30)         (2.30)            3.05       (2.13)
                                                             ---------    --------       --------          -------    --------
  Total from investment operations                                3.04       (2.31)         (2.30)            3.02       (2.15)
                                                             ---------    --------       --------          -------    --------
NET ASSET VALUE, END OF PERIOD                               $   10.93    $   7.89       $  10.20          $ 10.90    $   7.88
                                                             =========    ========       ========          =======    ========
  TOTAL RETURN                                                   38.53%     (22.65%)       (18.40%) +        38.32%     (21.44%) +
Net assets, end of period (000's)                            $ 110,382    $ 78,053       $ 99,546          $ 7,286    $  2,208
Ratio of expenses to average net assets                           0.90%       0.90%          0.90% (A)        1.10%       1.10% (A)
Ratio of net investment Income (loss) to average net assets      (0.10%)     (0.07%)        (0.07%) (A)      (0.30%)     (0.31%) (A)
Portfolio turnover rate                                            107%        273%           320%             107%        273%

+++ Net investment income has been calculated using the average shares method.

*        Commencement of operations

#        Amount is less than $.01 per share.

+        Not Annualized

(A)      Annualized

(B) The total return for the year ended 2003 for Series I and Series II and for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                         MID CAP CORE TRUST
                                                                            ----------------------------------------------
                                                                              SERIES I        SERIES II       SERIES III
                                                                            -------------   -------------    -------------
                                                                             5/05/2003*      5/05/2003*       9/05/2003*
                                                                                 TO              TO               TO
                                                                            12/31/2003+++   12/31/2003+++    12/31/2003+++
                                                                            -------------   -------------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD                                        $    12.50      $    12.50       $    14.47
Income from investment operations:
       Net investment income (loss)                                              (0.01)          (0.03)            0.04
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                          2.83            2.83             0.81
                                                                            ----------      ----------       ----------
       Total from investment operations                                           2.82            2.80             0.85
                                                                            ----------      ----------       ----------
NET ASSET VALUE, END OF PERIOD                                              $    15.32      $    15.30       $    15.32
                                                                            ==========      ==========       ==========
       TOTAL RETURN                                                              22.56% +        22.40% +          5.87% +
Net assets, end of period (000's)                                           $   19,539      $   29,798                - ##
Ratio of expenses to average net assets                                           1.21% (A)       1.41% (A)        1.56% (A)
Ratio of net investment income (loss) to average net assets                      (0.08%) (A)     (0.27%) (A)       0.76% (A)
Portfolio turnover rate                                                             22%             22%              22%

                                                                                          GLOBAL EQUITY TRUST
                                                                  ----------------------------------------------------------------
                                                                                               SERIES I
                                                                  ----------------------------------------------------------------
                                                                                        YEARS ENDED DECEMBER 31,
                                                                  ----------------------------------------------------------------
                                                                    2003+++       2002+++      2001+++       2000+++       1999
                                                                  ----------    ----------   ----------    ----------   ----------
Net asset value, beginning of period                              $    10.39    $    13.00   $    18.48    $    18.79   $    20.38
Income from investment operations:
  Net investment income (loss)                                          0.10          0.08         0.12          0.25         0.23
  Net realized and unrealized gain (loss) on investments
  and foreign currency transactions                                     2.72         (2.54)       (2.78)         1.78         0.38
                                                                  ----------       -------   ----------    ----------   ----------
  Total from investment operations                                      2.82         (2.46)       (2.66)         2.03         0.61
                                                                  ----------       -------   ----------    ----------   ----------
Less distributions:
  Dividends from net investment income                                 (0.10)        (0.15)       (0.40)        (0.35)       (0.13)
  Distributions from capital gains                                         -             -        (2.42)        (1.99)       (2.07)
                                                                  ----------      --------   ----------    ----------   ----------
  Total distributions                                                  (0.10)        (0.15)       (2.82)        (2.34)       (2.20)
                                                                  ----------      --------   ----------    ----------   ----------
NET ASSET VALUE, END OF PERIOD                                    $    13.11    $    10.39   $    13.00    $    18.48   $    18.79
                                                                  ==========    ==========   ==========    ==========   ==========
  TOTAL RETURN (B)                                                     27.46%       (19.11%)     (16.09%)       12.19%        3.66%
Net assets, end of period (000's)                                 $  363,134    $  347,619   $  528,027    $  725,419   $  837,728
Ratio of expenses to average net assets                                 1.05%         1.04%        1.01%         1.02%        1.06%
Ratio of expenses to average net assets after expense reductions        1.05%         1.04%        1.01%         1.02%        1.06%
Ratio of net investment income (loss) to average net assets             0.93%         0.72%        0.81%         1.44%        1.14%
Portfolio turnover rate                                                  149%           92%         156%           43%          43%

                                                                              GLOBAL EQUITY TRUST
                                                                  ----------------------------------------------
                                                                            SERIES II               SERIES III
                                                                  -----------------------------    -------------
                                                                   YEAR ENDED      1/28/2002*       9/05/2003*
                                                                  DECEMBER 31,         TO               TO
                                                                     2003+++      12/31/2002+++    12/31/2003+++
                                                                  ------------    -------------    -------------
Net asset value, beginning of period                              $      10.39    $    12.72       $    12.02
Income from investment operations:
  Net investment income (loss)                                            0.08          0.05             0.06
  Net realized and unrealized gain (loss) on investments
  and foreign currency transactions                                       2.71         (2.23)            1.03
                                                                  ------------    ----------       ----------
  Total from investment operations                                        2.79         (2.18)            1.09
                                                                  ------------    ----------       ----------
Less distributions:
  Dividends from net investment income                                   (0.11)        (0.15)               -
  Distributions from capital gains                                           -             -                -
                                                                  ------------    ----------       ----------
  Total distributions                                                    (0.11)        (0.15)               -
                                                                  ------------    ----------       ----------
NET ASSET VALUE, END OF PERIOD                                    $      13.07    $    10.39       $    13.11
                                                                  ============    ==========       ==========
  TOTAL RETURN (B)                                                       27.23%       (17.33%) +         9.07% +
Net assets, end of period (000's)                                 $     19,672    $    8,503                - ##
Ratio of expenses to average net assets                                   1.25%         1.24% (A)      345.59% (A)
Ratio of expenses to average net assets after expense reductions          1.25%         1.24% (A)        1.40% (A)
Ratio of net investment income (loss) to average net assets               0.68%         0.55% (A)        1.38% (A)
Portfolio turnover rate                                                    149%           92%             149%

+++ Net investment income has been calculated using the average shares method.

*        Commencement of operations

#        Amount is less than $.01 per share.

##       Amount is less than $1,000

+        Not Annualized

(A)      Annualized

(B) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                           STRATEGIC GROWTH TRUST
                                                                  --------------------------------------
                                                                                SERIES I
                                                                  --------------------------------------
                                                                  YEARS ENDED DECEMBER 31,  4/30/2001*
                                                                  ------------------------      TO
                                                                   2003+++        2002+++   12/31/2001+++
                                                                  ---------      ---------  -------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $   7.93      $  11.02   $    12.50
Income from investment operations:
       Net investment income (loss)                                   (0.01)        (0.02)       (0.01)
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                               2.14         (3.07)       (1.47)
                                                                   --------      --------   ----------
       Total from investment operations                                2.13         (3.09)       (1.48)
                                                                   --------      --------   ----------
NET ASSET VALUE, END OF PERIOD                                     $  10.06      $   7.93   $    11.02
                                                                   ========      ========   ==========
       TOTAL RETURN (B)                                               26.86%       (28.04%)     (11.84%) +
Net assets, end of period (000's)                                  $175,020      $132,098   $   91,393
Ratio of expenses to average net assets                                0.99%         1.01%        1.10% (A)
Ratio of expenses to average net assets after expense reductions       0.99%         1.01%        1.10% (A)
Ratio of net investment income (loss) to average net assets           (0.09%)       (0.22%)      (0.19%) (A)
Portfolio turnover rate                                                  77%           91%         107%

                                                                            STRATEGIC GROWTH TRUST
                                                                  -------------------------------------------
                                                                         SERIES II                SERIES III
                                                                  ---------------------------   --------------
                                                                   YEAR ENDED    1/28/2002*       9/05/2003*
                                                                  DECEMBER 31,       TO               TO
                                                                     2003+++    12/31/2002+++    12/31/2003+++
                                                                  ------------  -------------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD                                $  7.93     $   10.58       $     9.64
Income from investment operations:
       Net investment income (loss)                                   (0.03)        (0.02)           (0.01)
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                               2.14         (2.63)            0.43
                                                                    -------     ---------       ----------
       Total from investment operations                                2.11         (2.65)            0.42
                                                                    -------     ---------       ----------
NET ASSET VALUE, END OF PERIOD                                      $ 10.04     $    7.93       $    10.06
                                                                    =======     =========       ==========
       TOTAL RETURN (B)                                               26.61%       (25.05%) +         4.36% +
Net assets, end of period (000's)                                   $86,609     $  25,425       $        2
Ratio of expenses to average net assets                                1.19%         1.21% (A)       52.48% (A)
Ratio of expenses to average net assets after expense reductions       1.19%         1.21% (A)        1.34% (A)
Ratio of net investment income (loss) to average net assets           (0.29%)       (0.23%) (A)      (0.18%) (A)
Portfolio turnover rate                                                  77%           91%              77%

                                                                                CAPITAL APPRECIATION TRUST
                                                                   ---------------------------------------------------
                                                                                        SERIES I
                                                                   ---------------------------------------------------
                                                                          YEARS ENDED DECEMBER 31,        11/1/2000*
                                                                   -----------------------------------        TO
                                                                    2003+++      2002+++     2001+++     12/31/2000+++
                                                                   --------      --------   ----------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $   6.21      $   8.95   $    10.97    $  12.50
Income from investment operations:
       Net investment income (loss)                                   (0.01)        (0.01)       (0.02)          - #
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                               1.84         (2.73)       (2.00)      (1.53)
                                                                   --------      --------   ----------    --------
       Total from investment operations                                1.83         (2.74)       (2.02)      (1.53)
                                                                   --------      --------   ----------    --------
NET ASSET VALUE, END OF PERIOD                                        $8.04      $   6.21   $     8.95    $  10.97
                                                                   ========      ========   ==========    ========
        TOTAL RETURN (C)                                              29.47%       (30.61%)     (18.41%)    (12.24%) +
Net assets, end of period (000's)                                  $120,859      $100,415   $   40,202    $  5,280
Ratio of expenses to average net assets                                0.99%         1.05%        1.20%       1.60% (A)
Ratio of expenses to average net assets after expense reductions       0.99%         1.05%        1.20%       1.40% (A)
Ratio of net investment income (loss) to average net assets           (0.13%)       (0.14%)      (0.22%)     (0.21%) (A)
Portfolio turnover rate                                                  71%           67%         102%        143%

                                                                           CAPITAL APPRECIATION TRUST
                                                                   ---------------------------------------------
                                                                           SERIES II                SERIES III
                                                                   --------------------------     --------------
                                                                    YEAR ENDED     1/28/2002*       9/05/2003*
                                                                   DECEMBER 31,        TO               TO
                                                                     2003+++     12/31/2002+++     12/31/2003+++
                                                                   ------------  --------------   --------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $      6.20   $     8.73       $     7.62
Income from investment operations:
       Net investment income (loss)                                      (0.03)       (0.02)           (0.01)
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                  1.85        (2.51)            0.43
                                                                   -----------   ----------       ----------
       Total from investment operations                                   1.82        (2.53)            0.42
                                                                   -----------   ----------       ----------
NET ASSET VALUE, END OF PERIOD                                     $      8.02   $     6.20       $     8.04
                                                                   ===========   ==========       ==========
        TOTAL RETURN (C)                                                 29.35%      (28.98%) +         5.51% +
Net assets, end of period (000's)                                  $    72,208   $   22,698       $        2
Ratio of expenses to average net assets                                   1.19%        1.25% (A)        1.34% (A)
Ratio of expenses to average net assets after expense reductions          1.19%        1.25% (A)        1.34% (A)
Ratio of net investment income (loss) to average net assets              (0.35%)      (0.27%) (A)      (0.38%) (A)
Portfolio turnover rate                                                     71%          67%              71%

+++ Net investment income has been calculated using the average shares method.

*        Commencement of operations

#        Amount is less than $.01 per share.

+        Not Annualized

(A)      Annualized

(B) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

(C) The total return for the period ended December 31, 2000 for Series I would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                            QUANTITATIVE ALL CAP TRUST
                                                                   ----------------------------------------------
                                                                    SERIES I         SERIES II       SERIES III
                                                                   -------------   -------------    -------------
                                                                   5/05/2003*       5/05/2003*       9/05/2003*
                                                                       TO               TO               TO
                                                                   12/31/2003+++   12/31/2003+++    12/31/2003+++
                                                                   -------------   -------------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $    12.50      $    12.50       $    14.08
Income from investment operations:
       Net investment income (loss)                                      0.02               - #           0.06
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                 3.04            3.05             1.41
                                                                   ----------      ----------       ----------
       Total from investment operations                                  3.06            3.05             1.47
                                                                   ----------      ----------       ----------
Less distributions:
       Dividends from net investment income                             (0.51)          (0.50)           (0.50)
                                                                   ----------      ----------       ----------
       Total distributions                                              (0.51)          (0.50)           (0.50)
                                                                   ----------      ----------       ----------
NET ASSET VALUE, END OF PERIOD                                     $    15.05      $    15.05       $    15.05
                                                                   ==========      ==========       ==========
       TOTAL RETURN (B)                                                 24.49% +        24.38% +         10.42% +
Net assets, end of period (000's)                                  $    2,141      $    2,542                - ##
Ratio of expenses to average net assets                                  2.59% (A)       2.81% (A)      347.32% (A)
Ratio of expenses to average net assets after expense reductions         1.30% (A)       1.50% (A)        1.65% (A)
Ratio of net investment income (loss) to average net assets              0.18% (A)      (0.02%) (A)       1.30% (A)
Portfolio turnover rate                                                    96%             96%              96%

                                                                                         ALL CAP CORE TRUST
                                                                                      (FORMERLY, GROWTH TRUST)
                                                                 -----------------------------------------------------------------
                                                                                              SERIES I
                                                                 -----------------------------------------------------------------
                                                                                       YEARS ENDED DECEMBER 31,
                                                                 -----------------------------------------------------------------
                                                                  2003+++         2002+++       2001+++      2000+++       1999
                                                                 ----------      ----------    ----------   ----------   ---------
NET ASSET VALUE, BEGINNING OF PERIOD                             $    10.43      $    13.95    $    17.74   $    26.88   $   20.50
Income from investment operations:
       Net investment income (loss)                                    0.06           (0.02)        (0.06)       (0.06)      (0.04)
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                               3.23           (3.50)        (3.73)       (6.47)       7.46
                                                                 ----------      ----------    ----------   ----------   ---------
       Total from investment operations                                3.29           (3.52)        (3.79)       (6.53)       7.42
                                                                 ----------      ----------    ----------   ----------   ---------
Less distributions:
       Dividends from net investment income                               -               -             -            -       (0.05)
       Distribution from capital gains                                    -               -             -        (2.61)      (0.99)
                                                                 ----------      ----------    ----------   ----------   ---------
       Total distributions                                                -               -             -        (2.61)      (1.04)
                                                                 ----------      ----------    ----------   ----------   ---------
NET ASSET VALUE, END OF PERIOD                                   $    13.72      $    10.43    $    13.95   $    17.74   $   26.88
                                                                 ==========      ==========    ==========   ==========   =========
       TOTAL RETURN                                                   31.54%         (25.23%)      (21.36%)     (27.29%)     37.20%
Net assets, end of period (000's)                                $  264,170      $  243,484    $  494,523   $  637,194   $ 642,948
Ratio of expenses to average net assets                                0.93%           0.91%         0.91%        0.90%       0.90%
Ratio of net investment income (loss) to average net assets            0.49%          (0.20%)       (0.41%)      (0.26%)     (0.18%)
Portfolio turnover rate                                                 183%            153%          121%         147%        156%

                                                                       ALL CAP CORE TRUST
                                                                    (FORMERLY, GROWTH TRUST)
                                                                   ----------------------------
                                                                           SERIES II
                                                                   ----------------------------
                                                                    YEAR ENDED    1/28/2002*
                                                                   DECEMBER 31,       TO
                                                                      2003+++    12/31/2002+++
                                                                   ------------  --------------
NET ASSET VALUE, BEGINNING OF PERIOD                                 $   10.43   $    13.64
Income from investment operations:
       Net investment income (loss)                                       0.03        (0.02)
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                  3.23        (3.19)
                                                                   -----------   ----------
       Total from investment operations                                   3.26        (3.21)
                                                                   -----------   ----------
Less distributions:
       Dividends from net investment income                                  -            -
       Distribution from capital gains                                       -            -
                                                                   -----------   ----------
       Total distributions                                                   -            -
                                                                   -----------   ----------
NET ASSET VALUE, END OF PERIOD                                       $   13.69   $    10.43
                                                                   ===========   ==========
       TOTAL RETURN                                                      31.26%      (23.53%)+
Net assets, end of period (000's)                                    $  10,246   $    4,296
Ratio of expenses to average net assets                                   1.13%        1.11% (A)
Ratio of net investment income (loss) to average net assets               0.29%       (0.19%) (A)
Portfolio turnover rate                                                    183%         153%

+++ Net investment income has been calculated using the average shares method.

*        Commencement of operations

#        Amount is less than $.01 per share.

##       Amount is less than $1,000

+        Not Annualized

(A)      Annualized

(B) The total return for the period ended December 31, 2003 for Series I, Series II and Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                       LARGE CAP GROWTH TRUST
                                                                  -----------------------------------------------------------------
                                                                                               SERIES I
                                                                  -----------------------------------------------------------------
                                                                                       YEARS ENDED DECEMBER 31,
                                                                  -----------------------------------------------------------------
                                                                    2003+++         2002+++       2001+++      2000+++      1999
                                                                  ----------      ----------    ----------   ----------   ---------
Net asset value, beginning of period                              $     7.61      $     9.89    $    12.58   $    17.23   $   15.26
Income from investment operations:
       Net investment income (loss)                                     0.03            0.02          0.03        (0.01)       0.06
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                1.89           (2.27)        (2.25)       (2.03)       3.52
                                                                  ----------      ----------    ----------   ----------   ---------
       Total from investment operations                                 1.92           (2.25)        (2.22)       (2.04)       3.58
                                                                  ----------      ----------    ----------   ----------   ---------
Less distributions:
       Dividends from net investment income                            (0.02)          (0.03)            -        (0.04)      (0.23)
       Distributions from capital gains                                    -               -         (0.47)       (2.57)      (1.38)
                                                                  ----------      ----------    ----------   ----------   ---------
       Total distributions                                             (0.02)          (0.03)        (0.47)       (2.61)      (1.61)
                                                                  ----------      ----------    ----------   ----------   ---------
NET ASSET VALUE, END OF PERIOD                                    $     9.51      $     7.61    $     9.89   $    12.58   $   17.23
                                                                  ==========      ==========    ==========   ==========   =========
       TOTAL RETURN                                                    25.33%         (22.83%)      (17.81%)     (14.24%)     25.28%
Net assets, end of period (000's)                                 $  414,672      $  370,765    $  496,049   $  541,693   $ 402,585
Ratio of expenses to average net assets                                 0.97%           0.98%         0.95%        0.94%       0.94%
Ratio of net investment income (loss) to average net assets             0.31%           0.26%         0.30%       (0.01%)      0.45%
Portfolio turnover rate                                                   62%             92%          123%          92%        164%

                                                                    LARGE CAP GROWTH TRUST
                                                                   ---------------------------
                                                                           SERIES II
                                                                   ---------------------------
                                                                    YEAR ENDED    1/28/2002*
                                                                   DECEMBER 31,       TO
                                                                      2003+++    12/31/2002+++
                                                                   ------------  -------------
Net asset value, beginning of period                                 $  7.60     $     9.79
Income from investment operations:
       Net investment income (loss)                                     0.01           0.02
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                1.90          (2.18)
                                                                   ---------     ----------
       Total from investment operations                                 1.91          (2.16)
                                                                   ---------     ----------
Less distributions:
       Dividends from net investment income                            (0.03)         (0.03)
       Distributions from capital gains                                    -              -
                                                                   ---------     ----------
       Total distributions                                             (0.03)         (0.03)
                                                                   ---------     ----------
NET ASSET VALUE, END OF PERIOD                                       $  9.48     $     7.60
                                                                   =========     ==========
       TOTAL RETURN                                                    25.24%        (22.15%)+
Net assets, end of period (000's)                                    $85,866     $   31,496
Ratio of expenses to average net assets                                 1.17%          1.18% (A)
Ratio of net investment income (loss) to average net assets             0.12%          0.27% (A)
Portfolio turnover rate                                                   62%            92%

                                                                                     QUANTITATIVE EQUITY TRUST
                                                                 -----------------------------------------------------------------
                                                                                            SERIES I
                                                                 -----------------------------------------------------------------
                                                                                   YEARS ENDED DECEMBER 31, 2003
                                                                 -----------------------------------------------------------------
                                                                  2003+++          2002+++       2001+++      2000+++       1999
                                                                 ----------      ----------    ----------   ----------   ---------
NET ASSET VALUE, BEGINNING OF PERIOD                             $    12.39      $    17.20    $    26.26   $    28.16   $   25.22
Income from investment operations:
       Net investment income (loss)                                    0.11            0.07          0.04         0.08        0.10
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                               2.79           (4.84)        (5.76)        1.81        5.26
                                                                 ----------      ----------    ----------   ----------   ---------
       Total from investment operations                                2.90           (4.77)        (5.72)        1.89        5.36
                                                                 ----------      ----------    ----------   ----------   ---------
Less distributions:
       Dividends from net investment income                           (0.09)          (0.04)        (0.06)       (0.12)      (0.18)
       Distributions from capital gains                                   -               -         (3.28)       (3.67)      (2.24)
                                                                 ----------      ----------    ----------   ----------   ---------
       Total distributions                                            (0.09)          (0.04)        (3.34)       (3.79)      (2.42)
                                                                 ----------      ----------    ----------   ----------   ---------
NET ASSET VALUE, END OF PERIOD                                   $    15.20      $    12.39    $    17.20   $    26.26   $   28.16
                                                                 ==========      ==========    ==========   ==========   =========
       TOTAL RETURN                                                   23.55%         (27.78%)      (22.95%)       6.30%      22.30%
Net assets, end of period (000's)                                $  255,587      $  248,729    $  448,002   $  612,813   $ 431,909
Ratio of expenses to average net assets                                0.82%           0.82%         0.76%        0.75%       0.76%
Ratio of net investment income (loss) to average net assets            0.83%           0.49%         0.21%        0.28%       0.57%
Portfolio turnover rate                                                 126%            152%          111%         120%        159%

                                                                           QUANTITATIVE EQUITY TRUST
                                                                   -------------------------------------------
                                                                           SERIES II              SERIES III
                                                                   ---------------------------   -------------
                                                                    YEAR ENDED    1/28/2002*      9/05/2003*
                                                                   DECEMBER 31,       TO              TO
                                                                      2003+++    12/31/2002+++   12/31/2003+++
                                                                   ------------  -------------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD                                $   12.38    $    16.85      $    13.96
Income from investment operations:
       Net investment income (loss)                                      0.09          0.07            0.07
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                 2.78         (4.50)           1.17
                                                                   ----------    ----------      ----------
       Total from investment operations                                  2.87         (4.43)           1.24
                                                                   ----------    ----------      ----------
Less distributions:
       Dividends from net investment income                             (0.10)        (0.04)              -
       Distributions from capital gains                                     -             -               -
                                                                   ----------    ----------      ----------
       Total distributions                                              (0.10)        (0.04)              -
                                                                   ----------    ----------      ----------
NET ASSET VALUE, END OF PERIOD                                      $   15.15    $    12.38      $    15.20
                                                                   ==========    ==========      ==========
       TOTAL RETURN                                                     23.40%       (26.34%) +        8.88% +
Net assets, end of period (000's)                                   $  19,160    $    6,790               - ##
Ratio of expenses to average net assets                                  1.02%         1.02% (A)       1.17% (A)
Ratio of net investment income (loss) to average net assets              0.67%         0.57% (A)       1.53% (A)
Portfolio turnover rate                                                   126%          152%            126%

+++ Net investment income has been calculated using the average shares method.

*        Commencement of operations

##       Amount is less than $1,000

+        Not Annualized

(A)      Annualized

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                        BLUE CHIP GROWTH TRUST
                                                                  -----------------------------------------------------------------
                                                                                               SERIES I
                                                                  -----------------------------------------------------------------
                                                                                        YEARS ENDED DECEMBER 31,
                                                                  -----------------------------------------------------------------
                                                                    2003+++      2002+++      2001+++       2000+++        1999
                                                                  ----------    ----------   ----------   ----------   ------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $    11.99    $    15.83   $    20.13   $    21.64   $      18.92
Income from investment operations:
       Net investment income (loss)                                     0.02          0.01            - #      (0.02)          0.01
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                3.48         (3.85)       (2.97)       (0.50)          3.58
                                                                  ----------    ----------   ----------   ----------   ------------
       Total from investment operations                                 3.50         (3.84)       (2.97)       (0.52)          3.59
                                                                  ----------    ----------   ----------   ----------   ------------
Less distributions:
       Dividends from net investment income                            (0.01)            -            -        (0.01)         (0.05)
       Distributions from capital gains                                    -             -        (1.33)       (0.98)         (0.82)
                                                                  ----------    ----------   ----------   ----------   ------------
       Total distributions                                             (0.01)            -        (1.33)       (0.99)         (0.87)
                                                                  ----------    ----------   ----------   ----------   ------------
NET ASSET VALUE, END OF PERIOD                                    $    15.48    $    11.99   $    15.83   $    20.13   $      21.64
                                                                  ==========    ==========   ==========   ==========   ============
       TOTAL RETURN (B)                                                29.17%       (24.26%)     (14.61%)      (2.76%)        19.43%
Net assets, end of period (000's)                                 $1,290,525    $1,092,775   $1,633,194   $1,999,039   $  1,734,233
Ratio of expenses to average net assets                                 0.92%         0.93%        0.93%        0.92%          0.94%
Ratio of expenses to average net assets after expense reductions        0.90%         0.91%        0.92%        0.91%          0.94%
Ratio of net investment income (loss) to average net assets             0.15%         0.05%        0.00%       (0.07%)         0.06%
Portfolio turnover rate                                                   35%           39%          48%          48%            42%

                                                                            BLUE CHIP GROWTH TRUST
                                                                  ------------------------------------------
                                                                       SERIES II               SERIES III
                                                                  --------------------------   -------------
                                                                  YEAR ENDED    1/28/2002*      9/05/2003*
                                                                  DECEMBER 31,      TO              TO
                                                                    2003+++    12/31/2002+++   12/31/2003+++
                                                                  ------------ -------------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $    11.98   $   15.53       $   14.36
Income from investment operations:
       Net investment income (loss)                                        - #         - #          0.01
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                3.47       (3.55)           1.11
                                                                  ----------   ---------       ---------
       Total from investment operations                                 3.47       (3.55)           1.12
                                                                  ----------   ---------       ---------
Less distributions:
       Dividends from net investment income                            (0.02)          -               -
       Distributions from capital gains                                    -           -               -
                                                                  ----------   ---------       ---------
       Total distributions                                             (0.02)          -               -
                                                                  ----------   ---------       ---------
NET ASSET VALUE, END OF PERIOD                                    $    15.43   $   11.98       $   15.48
                                                                  ==========   =========       =========
       TOTAL RETURN (B)                                                29.02%     (22.86%) +        7.80% +
Net assets, end of period (000's)                                 $  204,653   $  61,375       $       6
Ratio of expenses to average net assets                                 1.12%       1.13% (A)      19.68% (A)
Ratio of expenses to average net assets after expense reductions        1.10%       1.11% (A)       1.25% (A)
Ratio of net investment income (loss) to average net assets            (0.03%)     (0.01%) (A)      0.12% (A)
Portfolio turnover rate                                                   35%         39%             35%

                                                                                      U.S. LARGE CAP TRUST
                                                                             (FORMERLY, U.S. LARGE CAP VALUE TRUST)
                                                               ----------------------------------------------------------------
                                                                                             SERIES I
                                                               ----------------------------------------------------------------
                                                                            YEARS ENDED DECEMBER 31,                05/01/1999*
                                                               --------------------------------------------------       TO
                                                                 2003+++       2002+++      2001+++      2000+++    12/31/1999
                                                               ----------    ----------   ----------   ----------  ------------
NET ASSET VALUE, BEGINNING OF PERIOD                           $     9.41    $    12.61   $    13.09   $    12.84  $      12.50
Income from investment operations:
       Net investment income (loss)                                  0.05          0.05         0.04         0.07          0.04
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                             3.42         (3.22)       (0.38)        0.29          0.30
                                                               ----------    ----------   ----------   ----------  ------------
       Total from investment operations                              3.47         (3.17)       (0.34)        0.36          0.34
                                                               ----------    ----------   ----------   ----------  ------------
Less distributions:
       Dividends from net investment income                         (0.04)        (0.03)       (0.05)       (0.03)            -
       Distributions from capital gains                                 -             -        (0.09)       (0.08)            -
                                                               ----------    ----------   ----------   ----------  ------------
       Total distributions                                          (0.04)        (0.03)       (0.14)       (0.11)            -
                                                               ----------    ----------   ----------   ----------  ------------
NET ASSET VALUE, END OF PERIOD                                 $    12.84    $     9.41   $    12.61   $    13.09  $      12.84
                                                               ==========    ==========   ==========   ==========  ============
       TOTAL RETURN                                                 37.06%       (25.18%)      (2.54%)       2.78%         2.72% +
Net assets, end of period (000's)                              $  413,803    $  382,248   $  518,621   $  435,395  $    210,725
Ratio of expenses to average net assets                              0.93%         0.94%        0.93%        0.93%         0.94% (A)
Ratio of net investment income (loss) to average net assets          0.43%         0.43%        0.32%        0.53%         0.64% (A)
Portfolio turnover rate                                                34%           42%          38%          31%           30%

                                                                           U.S. LARGE CAP TRUST
                                                                  (FORMERLY, U.S. LARGE CAP VALUE TRUST)
                                                               --------------------------------------------
                                                                        SERIES II              SERIES III
                                                                --------------------------    -------------
                                                                YEAR ENDED    1/28/2002*       9/05/2003*
                                                                DECEMBER 31,      TO               TO
                                                                  2003+++    12/31/2002+++    12/31/2003+++
                                                                ------------ -------------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD                            $     9.41   $     12.35      $    11.72
Income from investment operations:
       Net investment income (loss)                                   0.02          0.03            0.01
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                              3.41         (2.94)           1.11
                                                                ----------   -----------      ----------
       Total from investment operations                               3.43         (2.91)           1.12
                                                                ----------   -----------      ----------
Less distributions:
       Dividends from net investment income                          (0.05)        (0.03)              -
       Distributions from capital gains                                  -             -               -
                                                                ----------   -----------      ----------
       Total distributions                                           (0.05)        (0.03)              -
                                                                ----------   -----------      ----------
NET ASSET VALUE, END OF PERIOD                                  $    12.79   $      9.41      $    12.84
                                                                ==========   ===========      ==========
       TOTAL RETURN                                                  36.68%       (23.61%) +        9.56% +
Net assets, end of period (000's)                               $  143,409   $    59,287      $        1
Ratio of expenses to average net assets                               1.13%         1.14% (A)       1.28% (A)
Ratio of net investment income (loss) to average net assets           0.21%         0.35% (A)       0.34% (A)
Portfolio turnover rate                                                 34%           42%             34%

+++ Net investment income has been calculated using the average shares method.

*        Commencement of operations

#        Amount is less than $.01 per share.

+        Not Annualized

(A)      Annualized

(B) The total return for the years ended 2003, 2002, 2001, 2000 and 1999 for Series I, for the year ended 2003 and the period ended December 31, 2002 for Series II and for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                             STRATEGIC VALUE TRUST
                                                                   (FORMERLY, CAPITAL OPPORTUNITIES TRUST)
                                                                  ----------------------------------------
                                                                                  SERIES I
                                                                  ----------------------------------------
                                                                                              4/31/2001*
                                                                   YEARS ENDED DECEMBER 31,       TO
                                                                    2003+++      2002+++     12/31/2001+++
                                                                  ----------    ----------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $     7.79    $    10.70   $    12.50
Income from investment operations:
       Net investment income (loss)                                     0.06             - #      (0.02)
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                2.18         (2.91)       (1.78)
                                                                  ----------    ----------   ----------
       Total from investment operations                                 2.24         (2.91)       (1.80)
                                                                  ----------    ----------   ----------
Less distributions:
       Dividends from net investment income                                - #           -            -
                                                                  ----------    ----------   ----------
       Total distributions                                                 - #           -            -
                                                                  ----------    ----------   ----------
NET ASSET VALUE, END OF PERIOD                                    $    10.03    $     7.79   $    10.70
                                                                  ==========    ==========   ==========
       TOTAL RETURN (B)                                                28.78%       (27.20%)      (14.4%) +
Net assets, end of period (000's)                                 $   95,602    $   34,153   $   33,428
Ratio of expenses to average net assets                                 1.04%         1.14%        1.46% (A)
Ratio of expenses to average net assets after expense reductions        1.04%         1.14%        1.40% (A)
Ratio of net investment income (loss) to average net assets             0.69%         0.04%       (0.27%) (A)
Portfolio turnover rate                                                   62%          109%          86%

                                                                            STRATEGIC VALUE TRUST
                                                                  (FORMERLY, CAPITAL OPPORTUNITIES TRUST)
                                                                  ---------------------------------------
                                                                        SERIES II               SERIES III
                                                                  --------------------------  -------------
                                                                  YEAR ENDED    1/28/2002*      9/05/2003*
                                                                  DECEMBER 31,      TO              TO
                                                                     2003+++   12/31/2002+++  12/31/2003+++
                                                                  ------------ -------------  -------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $     7.78   $   10.27      $     9.42
Income from investment operations:
       Net investment income (loss)                                     0.05           - #          0.03
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                2.18       (2.49)           0.58
                                                                  ----------   ---------      ----------
       Total from investment operations                                 2.23       (2.49)           0.61
                                                                  ----------   ---------      ----------
Less distributions:
       Dividends from net investment income                            (0.01)          -               -
                                                                  ----------   ---------      ----------
       Total distributions                                             (0.01)          -               -
                                                                  ----------   ---------      ----------
NET ASSET VALUE, END OF PERIOD                                    $    10.00   $    7.78      $    10.03
                                                                  ==========   =========      ==========
       TOTAL RETURN (B)                                                28.68%     (24.25%) +        6.48% +
Net assets, end of period (000's)                                 $   47,466   $   5,904      $        1
Ratio of expenses to average net assets                                 1.24%       1.34% (A)       1.39% (A)
Ratio of expenses to average net assets after expense reductions        1.24%       1.34% (A)       1.39% (A)
Ratio of net investment income (loss) to average net assets             0.55%       0.04% (A)       0.93% (A)
Portfolio turnover rate                                                   62%        109%             62%

                                                                                        LARGE CAP VALUE TRUST
                                                                                ------------------------------------
                                                                                   SERIES I                 SERIES II
                                                                                -------------             -------------
                                                                                 5/05/2003*                5/05/2003*
                                                                                     TO                        TO
                                                                                12/31/2003+++             12/31/2003+++
                                                                                -------------             -------------
Net asset value, beginning of period                                            $    12.50                $    12.50
Income from investment operations:
       Net investment income (loss)                                                      - #                   (0.03)
       Net realized and unrealized gain (loss) on investments
       and foreign currency transactions                                              3.46                      3.47
                                                                                ----------                ----------
       Total from investment operations                                               3.46                      3.44
                                                                                ----------                ----------
Less distributions:
       Dividends from net investment income                                          (0.30)                    (0.30)
                                                                                ----------                ----------
       Total distributions                                                           (0.30)                    (0.30)
                                                                                ----------                ----------
NET ASSET VALUE, END OF PERIOD                                                  $    15.66                $    15.64
                                                                                ==========                ==========
       TOTAL RETURN (C)                                                              27.65% +                  27.49% +
Net assets, end of period (000's)                                               $    6,203                $    7,977
Ratio of expenses to average net assets                                               2.86% (A)                 3.06%  (A)
Ratio of expenses to average net assets after expense reductions                      1.40% (A)                 1.60%  (A)
Ratio of net investment income (loss) to average net assets                          (0.02%) (A)               (0.27%) (A)
Portfolio turnover rate                                                                105%                      105%

+++ Net investment income has been calculated using the average shares method.

*        Commencement of operations

#        Amount is less than $.01 per share.

+        Not Annualized

(A)      Annualized

(B) The total return for the period ended December 31, 2001 for Series I would have been lower, had operating expenses not been reduced.

(C) The total return for the period ended December 31, 2003 for Series I and Series II would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                UTILITIES TRUST
                                               -----------------------------------------------------------------------------------
                                                             SERIES I                            SERIES II            SERIES III
                                               --------------------------------------  --------------------------    -------------
                                               YEARS ENDED DECEMBER 31,  4/30/2001*     YEAR ENDED   1/28/2002*       9/05/2003*
                                               ------------------------      TO        DECEMBER 31,      TO               TO
                                                 2003+++     2002+++    12/31/2001+++     2003+++   12/31/2002+++    12/31/2003+++
                                               ----------- ------------ -------------  ------------ -------------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD             $  7.11     $  9.29      $ 12.50        $   7.10     $    8.77        $   8.48
Income from investment operations:

  Net investment income (loss)                      0.13        0.15         0.07            0.11          0.12            0.07
  Net realized and unrealized gain (loss) on
     investments and foreign currency
     transactions                                   2.29       (2.33)       (3.23)           2.29         (1.79)           0.88
                                                 -------     -------      -------        --------     ---------        --------
  Total from investment operations                  2.42       (2.18)       (3.16)           2.40         (1.67)           0.95
                                                 -------     -------      -------        --------     ---------        --------
Less distributions:

  Dividends from net investment income             (0.10)          - #      (0.05)          (0.11)            - #             -
                                                 -------     -------      -------        --------     ---------        --------
  Total distributions                              (0.10)          - #      (0.05)          (0.11)            - #             -
                                                 -------     -------      -------        --------     ---------        --------
NET ASSET VALUE, END OF PERIOD                   $  9.43     $  7.11      $  9.29        $   9.39     $    7.10        $   9.43
                                                 =======     =======      =======        ========     =========        ========
  TOTAL RETURN (B)                                 34.53%     (23.46%)      (25.3%) +       34.25%       (19.04%) +       11.20% +
Net assets, end of period (000's)                $34,440     $20,607      $18,260        $ 20,494     $   6,540               - ##
Ratio of expenses to average net assets             1.31%       1.28%        1.51% (A)       1.51%         1.48% (A)     347.24% (A)
Ratio of expenses to average net assets after
  expense reductions                                1.31%       1.28%        1.40% (A)       1.51%         1.48% (A)       1.66% (A)
Ratio of net investment income (loss) to
  average net assets                                1.64%       1.99%        1.07% (A)       1.36%         1.83% (A)       2.39% (A)
Portfolio turnover rate                              131%         89%          81%            131%           89%            131%

                                                                     REAL ESTATE SECURITIES TRUST
                                               --------------------------------------------------------------------
                                                                            SERIES I
                                               --------------------------------------------------------------------
                                                                   YEARS ENDED DECEMBER 31,
                                               --------------------------------------------------------------------
                                                 2003+++      2002+++       2001+++        2000+++         1999
                                               -----------  ------------  ------------   ------------  ------------
NET ASSET VALUE, BEGINNING OF PERIOD             $  15.44    $   15.52     $   15.57       $  12.89      $  14.76
Income from investment operations:

  Net investment income (loss)                       0.69         0.83          0.75           0.67          0.78
  Net realized and unrealized gain (loss) on
    investments and foreign currency
    transactions                                     5.20        (0.38)        (0.30)          2.53         (1.94)
                                                 --------    ---------     ---------       --------      --------
  Total from investment operations                   5.89         0.45          0.45           3.20         (1.16)
                                                 --------    ---------     ---------       --------      --------
Less distributions:

  Dividends from net investment income              (0.48)       (0.53)        (0.50)         (0.52)        (0.71)
                                                 --------    ---------     ---------       --------      --------
  Total distributions                               (0.48)       (0.53)        (0.50)         (0.52)        (0.71)
                                                 --------    ---------     ---------       --------      --------
NET ASSET VALUE, END OF PERIOD                   $  20.85    $   15.44     $   15.52       $  15.57      $  12.89
                                                 ========    =========     =========       ========      ========
  TOTAL RETURN (C)                                  39.15%        2.58%         3.15%         25.71%        (8.00%)
Net assets, end of period (000's)                $447,860    $ 303,070     $ 220,919       $257,641      $196,756
Ratio of expenses to average net assets              0.80%        0.84%         0.83%          0.76%         0.77%
Ratio of expenses to average net assets after
  expense reductions                                 0.80%        0.84%         0.83%          0.76%         0.77%
Ratio of net investment income (loss) to
  average net assets                                 3.93%        5.28%         4.96%          4.89%         5.88%
Portfolio turnover rate                                30%          74%          116%           147%          201%

                                                       REAL ESTATE SECURITIES TRUST
                                               ---------------------------------------------
                                                        SERIES II               SERIES III
                                               ----------------------------   --------------
                                               YEAR ENDED      1/28/2002*       9/05/2003*
                                               DECEMBER 31,        TO               TO
                                                 2003+++      12/31/2002+++    12/31/2003+++
                                               ------------   -------------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD             $  15.43       $  15.44        $  18.87
Income from investment operations:
  Net investment income (loss)                       0.60           0.85            0.12
  Net realized and unrealized gain (loss) on
    investments and foreign currency
    transactions                                     5.25          (0.33)           1.86
                                                 --------       --------        --------
  Total from investment operations                   5.85           0.52            1.98
                                                 --------       --------        --------
Less distributions:
  Dividends from net investment income              (0.49)         (0.53)              -
                                                 --------       --------        --------
  Total distributions                               (0.49)         (0.53)              -
                                                 --------       --------        --------
NET ASSET VALUE, END OF PERIOD                   $  20.79       $  15.43        $  20.85
                                                 ========       ========        ========
  TOTAL RETURN (C)                                  38.93%          3.05% +        10.49% +

Net assets, end of period (000's)                $168,405       $ 48,749        $     21
Ratio of expenses to average net assets              1.00%          1.04% (A)      11.07% (A)
Ratio of expenses to average net assets after
  expense reductions                                 1.00%          1.04% (A)       1.15% (A)
Ratio of net investment income (loss) to
  average net assets                                 3.33%          6.03% (A)       1.94% (A)
Portfolio turnover rate                                30%            74%             30%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

#    Amount is less than $.01 per share.

##   Amount is less than $1,000

+    Not Annualized

(A)  Annualized

(B) The total return for the period ended December 31, 2001 for Series I and for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

(C) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                      SMALL CAP OPPORTUNITIES TRUST
                                                               ---------------------------------------------
                                                                 SERIES I       SERIES II      SERIES III
                                                               ------------    -------------   -------------
                                                                5/05/2003*      5/05/2003*      9/5/2003*
                                                                    TO              TO             TO
                                                              12/31/2003+++    12/31/2003+++   12/31/2003+++
                                                              -------------    -------------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD                            $   12.50       $   12.50       $  14.85
Income from investment operations:
  Net investment income (loss)                                       0.10            0.02           0.08
  Net realized and unrealized gain (loss) on investments
     and foreign currency transactions                               4.90            4.96           2.57
                                                                ---------       ---------       --------
  Total from investment operations                                   5.00            4.98           2.65
                                                                ---------       ---------       --------
NET ASSET VALUE, END OF PERIOD                                  $   17.50       $   17.48       $  17.50
                                                                =========       =========       ========
  TOTAL RETURN                                                      40.00% +        39.84% +       17.85% +
Net assets, end of period (000's)                               $  35,587       $  33,352       $      1
Ratio of expenses to average net assets                              1.23% (A)       1.43% (A)      1.58% (A)
Ratio of net investment income (loss) to average net assets          0.33% (A)       0.23% (A)      1.49% (A)
Portfolio turnover rate                                                17%             17%            17%

                                                                           SMALL COMPANY VALUE TRUST
                                          ------------------------------------------------------------------------------------------
                                                              SERIES I                             SERIES II           SERIES III
                                          -----------------------------------------------  --------------------------  -------------
                                                      YEARS ENDED DECEMBER 31,              YEAR ENDED   1/28/2002*     9/5/2003
                                          -----------------------------------------------  DECEMBER 31,      TO            TO
                                          2003+++   2002+++   2001+++   2000+++    1999      2003+++    12/31/2002+++  12/31/2003+++
                                          --------  --------  --------  --------  -------  ------------ -------------  -------------
NET ASSET VALUE, BEGINNING OF PERIOD      $  12.90  $  13.80  $  12.98  $  12.27  $ 11.37    $  12.89     $ 13.83       $ 15.97
Income from investment operations:
  Net investment income (loss)                0.04      0.08      0.09      0.04     0.02        0.01        0.13          0.02
  Net realized and unrealized gain (loss)
     on investments and foreign currency
     transactions                             4.28     (0.88)     0.76      0.69     0.89        4.29       (0.97)         1.15
                                          --------  --------  --------  --------  -------    --------     -------       -------
  Total from investment operations            4.32     (0.80)     0.85      0.73     0.91        4.30       (0.84)         1.17
                                          --------  --------  --------  --------  -------    --------     -------       -------
Less distributions:

  Dividends from net investment income       (0.06)    (0.04)    (0.03)    (0.02)   (0.01)      (0.07)      (0.04)            -
  Distributions from capital gains           (0.02)    (0.06)        -         -        -       (0.02)      (0.06)            -
                                          --------  --------  --------  --------  -------    --------     -------       -------
  Total distributions                        (0.08)    (0.10)    (0.03)    (0.02)   (0.01)      (0.09)      (0.10)            -
                                          --------  --------  --------  --------  -------    --------     -------       -------
NET ASSET VALUE, END OF PERIOD            $  17.14  $  12.90  $  13.80  $  12.98  $ 12.27    $  17.10     $ 12.89       $ 17.14
                                          ========  ========  ========  ========  =======    ========     =======       =======
  TOTAL RETURN (B)                           33.66%    (5.93%)    6.54%     5.93%    8.00%      33.56%      (6.20%) +      7.33% +
Net assets, end of period (000's)         $385,926  $305,338  $213,046  $115,982  $89,167    $147,770     $50,843             - ##
Ratio of expenses to average net assets       1.11%     1.12%     1.16%     1.24%    1.22%       1.31%       1.32% (A)     1.46% (A)
Ratio of expenses to average net assets
  after expense reductions                    1.11%     1.11%     1.15%     1.24%    1.22%       1.31%       1.31% (A)     1.46% (A)
Ratio of net investment income (loss)
  to average net assets                       0.26%     0.61%     0.72%     0.35%    0.15%       0.06%       1.12% (A)     0.39% (A)
Portfolio turnover rate                         14%       19%      119%      178%     142%         14%         19%           14%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

+    Not Annualized

##   Amount is less than $1,000

(A)  Annualized

(B) The total return for the years ended 2002 and 2001 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                            SPECIAL VALUE TRUST
                                             -------------------------------------------------
                                               SERIES I          SERIES II        SERIES III
                                             -------------     -------------     -------------
                                              5/05/2003*        5/05/2003*       9/05/2003+++
                                                  TO                TO               TO
                                             12/31/2003+++     12/31/2003+++     12/31/2003+++
                                             -------------     -------------     -------------
NET ASSET VALUE, BEGINNING OF PERIOD           $   12.50         $  12.50         $  14.65
Income from investment operations:
  Net investment income (loss)                     (0.04)           (0.06)            0.01
  Net realized and unrealized gain (loss)
     on investments and foreign currency
     transactions                                   3.36             3.36             1.16
                                               ---------         --------         --------
  Total from investment operations                  3.32             3.30             1.17
                                               ---------         --------         --------
NET ASSET VALUE, END OF PERIOD                 $   15.82         $  15.80         $  15.82
                                               =========         ========         ========
  TOTAL RETURN (B)                                 26.56% +         26.40% +          7.99% +
Net assets, end of period (000's)              $  10,896         $  6,749                - ##
Ratio of expenses to average net assets             1.64% (A)        1.84% (A)      208.58% (A)
Ratio of expenses to average net assets
  after expense reductions                          1.55% (A)        1.75% (A)        1.90% (A)
Ratio of net investment income (loss)
  to average net assets                            (0.44%) (A)      (0.68%) (A)       0.27% (A)
Portfolio turnover rate                               26%              26%              26%

                                                                              MID CAP VALUE TRUST
                                           ---------------------------------------------------------------------------------------
                                                          SERIES I                             SERIES II              SERIES III
                                           -----------------------------------------  ----------------------------  --------------
                                           YEARS ENDED  DECEMBER 31,    4/30/2001*      YEAR ENDED     1/28/2002*     9/05/2003*
                                                                            TO         DECEMBER 31,       TO             TO
                                             2003+++      2002+++      12/31/2001+++     2003+++     12/31/2002+++  12/31/2003+++
                                           -----------  ------------  --------------  -------------  -------------  --------------
NET ASSET VALUE, BEGINNING OF PERIOD         $  11.74    $  13.06      $  12.50         $  11.74       $  12.63        $  13.38
Income from investment operations:
  Net investment income (loss)                   0.09        0.11          0.06             0.07           0.09            0.01
  Net realized and unrealized gain (loss)
     on investments and foreign currency
     transactions                                2.87       (1.43)         0.53             2.86          (0.98)           1.26
                                             --------    --------      --------         --------       --------        --------
  Total from investment operations               2.96       (1.32)         0.59             2.93          (0.89)           1.27
                                             --------    --------      --------         --------       --------        --------
Less distributions:
  Dividends from net investment income          (0.05)          -         (0.03)           (0.05)             -               -
                                             --------    --------      --------         --------       --------        --------
  Total distributions                           (0.05)          -         (0.03)           (0.05)             -               -
                                             --------    --------      --------         --------       --------        --------
NET ASSET VALUE, END OF PERIOD               $  14.65    $  11.74      $  13.06         $  14.62       $  11.74        $  14.65
                                             ========    ========      ========         ========       ========        ========
  TOTAL RETURN (C)                              25.36%     (10.11%)        4.72% +         25.14%         (7.05%) +        9.49% +
Net assets, end of period (000's)            $283,432    $269,345      $ 80,737         $171,216       $ 71,096        $      2
Ratio of expenses to average net assets          0.99%       1.02%         1.15% (A)        1.19%          1.22% (A)      42.62% (A)
Ratio of expenses to average net assets
  after expense reductions                       0.99%       1.02%         1.15% (A)        1.19%          1.22% (A)       1.34% (A)
Ratio of net investment income (loss)
  to average net assets                          0.76%       0.92%         0.75% (A)        0.54%          0.83% (A)       0.14% (A)
Portfolio turnover rate                            34%         24%           23%              34%            24%             34%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

##   Amount is less than $1,000

+    Not Annualized

(A)  Annualized

(B) The total return for the period ended December 31, 2003 for Series I, Series II and Series III would have been lower, had operating expenses not been reduced.

(C) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                              VALUE TRUST
                                           -------------------------------------------------------------------------------------
                                                                   SERIES I                                   SERIES II
                                           ------------------------------------------------------    ---------------------------
                                                                                                     YEAR ENDED     1/28/2002*
                                                                YEARS ENDED DECEMBER 31,             DECEMBER 31,       TO
                                           --------   --------    ---------   --------   --------    ------------  -------------
                                           2003+++    2002+++      2001+++    2000+++      1999        2003+++     12/31/2002+++
                                           --------   --------    ---------   --------   --------    ------------  -------------
NET ASSET VALUE, BEGINNING OF PERIOD       $  12.49   $  16.47    $   16.48   $  13.23   $  14.06      $  12.48     $    16.26
Income from investment operations:
  Net investment income (loss)                 0.10       0.14         0.15       0.14       0.20          0.06           0.12
  Net realized and unrealized gain (loss)
     on investments and foreign currency
     transactions                              4.67      (3.82)        0.40       3.11      (0.59)         4.68          (3.60)
                                           --------   --------    ---------   --------   --------      --------      ---------
  Total from investment operations             4.77      (3.68)        0.55       3.25      (0.39)         4.74          (3.48)
                                           --------   --------    ---------   --------   --------      --------      ---------
Less distributions:
  Dividends from net investment income        (0.17)     (0.12)       (0.11)         -      (0.20)        (0.18)         (0.12)
  Distributions from capital gains                -      (0.18)       (0.45)         -      (0.24)            -          (0.18)
                                           --------   --------    ---------   --------   --------      --------      ---------
  Total distributions                         (0.17)     (0.30)       (0.56)         -      (0.44)        (0.18)         (0.30)
NET ASSET VALUE, END OF PERIOD             $  17.09   $  12.49    $   16.47   $  16.48   $  13.23      $  17.04      $   12.48
                                           ========   ========    =========   ========   ========      ========      =========
  TOTAL RETURN                                38.76%    (22.80%)       3.42%     24.57%     (2.79%)       38.60%        (21.87%) +
Net assets, end of period (000's)          $272,292   $238,370    $ 360,027   $189,245   $146,279      $ 28,744      $  11,473
Ratio of expenses to average net assets        0.87%      0.86%        0.86%      0.86%      0.87%         1.07%          1.06% (A)
Ratio of net investment income (loss) to
  average net assets                           0.71%      0.94%        0.92%      1.05%      1.12%         0.44%          1.02% (A)
Portfolio turnover rate                         186%        52%          27%        65%        54%          186%            52%

                                                                           ALL CAP VALUE TRUST
                                           ----------------------------------------------------------------------------------------
                                                             SERIES I                          SERIES II                SERIES III
                                           -----------------------------------------  ----------------------------    -------------
                                           YEARS ENDED  DECEMBER 31,    4/30/2001*     YEAR ENDED     1/28/2002*       9/05/2003*
                                                                            TO        DECEMBER 31,        TO               TO
                                             2003+++      2002+++     12/31/2001+++     2003+++      12/31/2002+++    12/31/2003+++
                                           -----------  ------------  -------------   ------------   -------------    --------------
NET ASSET VALUE, BEGINNING OF PERIOD         $   9.10    $  12.61       $  12.50        $   9.09       $  12.56         $ 11.33
Income from investment operations:
  Net investment income (loss)                   0.07        0.02              - #          0.05              - #          0.01
  Net realized and unrealized gain (loss)
     on investments and foreign currency
     transactions                                3.42       (3.53)          0.11            3.41          (3.47)           1.24
                                             --------    --------       --------        --------       --------         -------
  Total from investment operations               3.49       (3.51)          0.11            3.46          (3.47)           1.25
                                             --------    --------       --------        --------       --------         -------
Less distributions:
  Dividends from net investment income          (0.01)          - #            - #         (0.01)             - #             -
                                             --------    --------       --------        --------       --------         -------
  Total distributions                           (0.01)          - #            - #         (0.01)             - #             -
                                             --------    --------       --------        --------       --------         -------
NET ASSET VALUE, END OF PERIOD               $  12.58    $   9.10       $  12.61        $  12.54       $   9.09         $ 12.58
                                             ========    ========       ========        ========       ========         =======
  TOTAL RETURN (B)                              38.36%     (27.83%)         0.90% +        38.16%        (27.63%)+        11.03% +
Net assets, end of period (000's)            $183,743    $ 32,237       $ 20,877        $101,429       $  7,204         $     4
Ratio of expenses to average net assets          0.98%       1.15%          1.42% (A)       1.18%          1.35% (A)      20.92% (A)
Ratio of expenses to average net assets
  after expense reductions                       0.98%       1.15%          1.42% (A)       1.18%          1.34% (A)       1.33% (A)
Ratio of net investment income (loss)
  to average net assets                          0.64%       0.15%          0.05% (A)       0.44%          0.04% (A)       0.32% (A)
Portfolio turnover rate                            52%         31%           194%             52%            31%             52%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

#    Amount is less than $.01 per share.

+    Not Annualized

(A)  Annualized

(B) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                          EQUITY INDEX TRUST
                                                         -----------------------------------------------------
                                                                                SERIES I
                                                         -----------------------------------------------------
                                                                        YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------    ---------
                                                         2003+++   2002+++    2001+++    2000+++       1999
                                                         -------   -------   --------    --------    ---------
NET ASSET VALUE, BEGINNING OF PERIOD                     $ 10.77   $ 14.00   $  16.40    $  18.13    $   15.43
Income from investment operations:
   Net investment income (loss)                             0.16      0.15       0.14        0.16         0.17
   Net realized and unrealized gain (loss)
      on investments and foreign currency
      transactions                                          2.84     (3.24)     (2.14)      (1.84)        3.00
                                                         -------   -------   --------    --------    ---------
   Total from investment operations                         3.00     (3.09)     (2.00)      (1.68)        3.17
                                                         -------   -------   --------    --------    ---------
Less distributions:
   Dividends from net investment income                    (0.17)    (0.14)     (0.16)          -        (0.17)
   Distributions from capital gains                            -         -      (0.24)      (0.05)       (0.30)
                                                         -------   -------   --------    --------    ---------
   Total distributions                                     (0.17)    (0.14)     (0.40)      (0.05)       (0.47)
                                                         -------   -------   --------    --------    ---------
NET ASSET VALUE, END OF PERIOD                           $ 13.60   $ 10.77   $  14.00    $  16.40    $   18.13
                                                         =======   =======   ========    ========    =========
   TOTAL RETURN (B)                                        28.29%   (22.30%)   (12.26%)     (9.29%)      20.58%
Net assets, end of period (000's)                        $81,536   $73,082   $103,007    $114,154    $ 114,775
Ratio of expenses to average net assets                     0.50%     0.41%      0.41%       0.40%        0.41%
Ratio of expenses to average net assets
   after expense reductions                                 0.40%     0.40%      0.40%       0.40%        0.40%
Ratio of net investment income (loss)
   to average net assets                                    1.38%     1.21%      0.97%       0.91%        1.17%
Portfolio turnover rate                                        2%        4%         4%          8%          10%

                                                                            FUNDAMENTAL VALUE TRUST
                                            ---------------------------------------------------------------------------------------
                                                          SERIES I                             SERIES II              SERIES III
                                            ----------------------------------------   ---------------------------    -------------
                                                                        4/30/2001*      YEAR ENDED    1/28/2002*       9/05/2003*
                                            YEARS ENDED  DECEMBER 31,       TO         DECEMBER 31,        TO              TO
                                              2003+++      2002+++     12/31/2001+++      2003+++    12/31/2002+++    12/31/2003+++
                                            -----------  ------------  -------------   ------------  -------------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD         $   9.82     $  11.73       $  12.50        $   9.82      $  11.48        $  11.28
Income from investment operations:
   Net investment income (loss)                  0.08         0.07           0.03            0.06          0.07            0.02
   Net realized and unrealized gain (loss)
      on investments and foreign currency
      transactions                               2.84        (1.97)         (0.80)           2.83         (1.72)           1.41
                                             --------     --------       --------        --------      --------        --------
   Total from investment operations              2.92        (1.90)         (0.77)           2.89         (1.65)           1.43
                                             --------     --------       --------        --------      --------        --------
Less distributions:
   Dividends from net investment income         (0.03)       (0.01)             -           (0.03)        (0.01)              -
                                             --------     --------       --------        --------      --------        --------
   Total distributions                          (0.03)       (0.01)             -           (0.03)        (0.01)              -
                                             --------     --------       --------        --------      --------        --------
NET ASSET VALUE, END OF PERIOD               $  12.71     $   9.82       $  11.73        $  12.68      $   9.82        $  12.71
                                             ========     ========       ========        ========      ========        ========
   TOTAL RETURN (C)                             29.83%      (16.20%)        (6.16%) +       29.57%       (14.46%) +       12.68% +
Net assets, end of period (000's)            $355,263     $269,250       $111,590        $203,168      $ 65,174        $      9
Ratio of expenses to average net assets          0.97%        0.98%          1.07% (A)       1.17%         1.18% (A)      15.43% (A)
Ratio of expenses to average net assets
   after expense reductions                      0.97%        0.98%          1.07% (A)       1.17%         1.18% (A)       1.32% (A)
Ratio of net investment income (loss)
   to average net assets                         0.78%        0.71%          0.45% (A)       0.59%         0.75% (A)       0.55% (A)
Portfolio turnover rate                            12%          19%            16%             12%           19%             12%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

+    Not Annualized

(A)  Annualized

(B) The total return for the years ended 2003, 2002, 2001, 2000 and 1999 for Series I would have been lower, had operating expenses not been reduced.

(C) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                 GROWTH & INCOME TRUST
                                           --------------------------------------------------------------
                                                                        SERIES I
                                           --------------------------------------------------------------
                                                                YEARS ENDED DECEMBER 31,
                                           --------------------------------------------------------------
                                             2003+++    2002+++      2001+++       2000+++        1999
                                           ----------  ----------   ----------    ----------   ----------
NET ASSET VALUE, BEGINNING OF PERIOD       $    17.40  $    23.91   $    28.54    $    32.67   $    28.43
Income from investment operations:
  Net investment income (loss)                   0.17        0.16         0.12          0.10         0.17
  Net realized and unrealized gain (loss)
      on investments and foreign currency
      transactions                               4.41       (5.80)       (3.32)        (2.21)        5.12
                                           ----------  ----------   ----------    ----------   ----------
  Total from investment operations               4.58       (5.64)       (3.20)        (2.11)        5.29
                                           ----------  ----------   ----------    ----------   ----------
Less distributions:
  Dividends from net investment income          (0.19)      (0.12)       (0.11)        (0.18)       (0.19)
  Distributions from capital gains                  -       (0.75)       (1.32)        (1.84)       (0.86)
                                           ----------  ----------   ----------    ----------   ----------
  Total distributions                           (0.19)      (0.87)       (1.43)        (2.02)       (1.05)
                                           ----------  ----------   ----------    ----------   ----------
NET ASSET VALUE, END OF PERIOD             $    21.79  $    17.40   $    23.91    $    28.54   $    32.67
                                           ==========  ==========   ==========    ==========   ==========
  TOTAL RETURN (B)                              26.45%     (24.33%)     (11.28%)       (7.12%)      18.87%
Net assets, end of period (000's)          $1,553,119  $1,436,309   $2,387,718    $2,914,338   $3,187,220
Ratio of expenses to average net assets          0.75%       0.75%        0.80%         0.79%        0.80%
Ratio of expenses to average net assets
  after expense reductions                       0.75%       0.75%        0.80%         0.79%        0.80%
Ratio of net investment income (loss) to
  average net assets                             0.92%       0.79%        0.48%         0.33%        0.63%
Portfolio turnover rate                            39%         40%          24%           32%          19%

                                                        GROWTH & INCOME TRUST
                                           ----------------------------------------------
                                                     SERIES II               SERIES III
                                           ----------------------------     -------------
                                           YEAR ENDED      1/28/2002*        9/05/2003*
                                           DECEMBER 31,        TO                TO
                                             2003+++      12/31/2002+++     12/31/2003+++
                                           ------------   -------------     -------------
NET ASSET VALUE, BEGINNING OF PERIOD         $  17.39      $   23.43          $ 20.21
Income from investment operations:
  Net investment income (loss)                   0.13           0.12             0.04
  Net realized and unrealized gain (loss)
      on investments and foreign currency
      transactions                               4.41          (5.29)            1.54
                                             --------      ---------          -------
  Total from investment operations               4.54          (5.17)            1.58
                                             --------      ---------          -------
Less distributions:
  Dividends from net investment income          (0.21)         (0.12)               -
  Distributions from capital gains                  -          (0.75)               -
                                             --------      ---------          -------
  Total distributions                           (0.21)         (0.87)               -
                                             --------      ---------          -------
NET ASSET VALUE, END OF PERIOD               $  21.72      $   17.39          $ 21.79
                                             ========      =========          =======
  TOTAL RETURN (B)                              26.41%        (22.83%) +         7.82% +
Net assets, end of period (000's)            $114,785      $  39,491          $     1
Ratio of expenses to average net assets          0.95%          0.95% (A)       57.22% (A)
Ratio of expenses to average net assets
  after expense reductions                       0.95%          0.95% (A)        1.10% (A)
Ratio of net investment income (loss) to
  average net assets                             0.69%          0.77% (A)        0.67% (A)
Portfolio turnover rate                            39%            40%              39%

                                           GREAT COMPANIES AMERICA
                                           -----------------------
                                                  SERIES II
                                           -----------------------
                                                 08/04/2003*
                                                     TO
                                                12/31/2003+++
                                           -----------------------
NET ASSET VALUE, BEGINNING OF PERIOD             $    12.50
Income from investment operations:
  Net investment income (loss)                            - #
  Net realized and unrealized gain (loss)
     on investments and foreign currency
     transactions                                      1.51
                                                 ----------
  Total from investment operations                     1.51
                                                 ----------
Less distributions:
  Dividends from net investment income                (0.01)
                                                 ----------
  Total distributions                                 (0.01)
                                                 ----------
NET ASSET VALUE, END OF PERIOD                   $    14.00
                                                 ==========
  TOTAL RETURN (C)                                    12.07% +
Net assets, end of period (000's)                $    2,796
Ratio of expenses to average net assets                3.14% (A)
Ratio of expenses to average net assets
  after expense reductions                             1.60% (A)
Ratio of net investment income (loss)
  to average net assets                               (0.02%)(A)
Portfolio turnover rate                                   5%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

#    Amount is less than $.01 per share.

+    Not Annualized

(A)  Annualized

(B) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

(C) The total return for the period ended December 31, 2003 for Series II would have been lower, had operating expenses not been reduced.

   The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                EQUITY-INCOME TRUST
                                           ---------------------------------------------------------
                                                                       SERIES I
                                           ---------------------------------------------------------
                                                              YEARS ENDED DECEMBER 31,
                                           ----------  ----------   ----------  --------  ----------
                                             2003+++     2002+++     2001+++    2000+++      1999
                                           ----------  ----------   ----------  --------  ----------
NET ASSET VALUE, BEGINNING OF PERIOD       $    12.62  $    15.13   $    16.83  $  17.05  $    17.78
Income from investment operations:
   Net investment income (loss)                  0.23        0.22         0.22      0.30        0.35
   Net realized and unrealized gain (loss)
       on investments and foreign currency
       transactions                              2.85       (2.13)       (0.06)     1.63        0.25
                                           ----------  ----------   ----------  --------  ----------
   Total from investment operations              3.08       (1.91)        0.16      1.93        0.60
                                           ----------  ----------   ----------  --------  ----------
Less distributions:
   Dividends from net investment income         (0.22)      (0.19)       (0.29)    (0.34)      (0.37)
   Distributions from capital gains             (0.26)      (0.41)       (1.57)    (1.81)      (0.96)
                                           ----------  ----------   ----------  --------  ----------
   Total distributions                          (0.48)      (0.60)       (1.86)    (2.15)      (1.33)
                                           ----------  ----------   ----------  --------  ----------
NET ASSET VALUE, END OF PERIOD             $    15.22  $    12.62   $    15.13  $  16.83  $    17.05
                                           ==========  ==========   ==========  ========  ==========
   TOTAL RETURN (B)                             25.57%     (13.28%)       1.29%    12.99%       3.40%
Net assets, end of period (000's)          $1,277,187  $1,015,246   $1,147,075  $965,675  $1,011,260
Ratio of expenses to average net assets          0.92%        0.93%        0.93%     0.92%       0.91%
Ratio of expenses to average net assets
   after expense reductions                      0.89%        0.91%        0.91%     0.91%       0.91%
Ratio of net investment income (loss)
   to average net assets                         1.73%        1.58%        1.45%     1.94%       1.83%
Portfolio turnover rate                            15%          18%          19%       34%         30%

                                                      EQUITY-INCOME TRUST
                                           ---------------------------------------------
                                                   SERIES II                SERIES III
                                           ----------------------------    -------------
                                            YEAR ENDED     1/28/2002*       9/05/2003*
                                           DECEMBER 31,        TO               TO
                                             2003+++      12/31/2002+++    12/31/2003+++
                                           ------------   -------------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD         $  12.61      $   15.05         $  13.86
Income from investment operations:
   Net investment income (loss)                  0.21           0.21             0.07
   Net realized and unrealized gain (loss)
       on investments and foreign currency
       transactions                              2.84          (2.05)            1.29
                                             --------      ---------         --------
   Total from investment operations              3.05          (1.84)            1.36
                                             --------      ---------         --------
Less distributions:
   Dividends from net investment income         (0.23)         (0.19)               -
   Distributions from capital gains             (0.26)         (0.41)               -
                                             --------      ---------         --------
   Total distributions                          (0.49)         (0.60)               -
                                             --------      ---------         --------
NET ASSET VALUE, END OF PERIOD               $  15.17      $   12.61         $  15.22
                                             ========      =========         ========
   TOTAL RETURN (B)                             25.40%        (12.89%) +         9.81% +
Net assets, end of period (000's)            $314,184      $  87,245         $      8
Ratio of expenses to average net assets          1.12%          1.13% (A)       14.85% (A)
Ratio of expenses to average net assets
   after expense reductions                      1.09%          1.11% (A)        1.24% (A)
Ratio of net investment income (loss)
   to average net assets                         1.55%          1.83% (A)        1.57% (A)
Portfolio turnover rate                            15%            18%              15%

                                                                                 INCOME & VALUE TRUST
                                             ---------------------------- ----------------------------------------------------------
                                                                     SERI ES I                                   SERIES II
                                             ---------------------------- -----------------------------  ---------------------------
                                                                                                         YEAR ENDED     1/28/2002*
                                                              YEARS ENDED DECEMBER 31,                   DECEMBER 31,       TO
                                              2003+++     2002+++      2001+++     2000+++       1999      2003+++     12/31/2002+++
                                             --------    --------     ---------    --------    --------  ------------  -------------
NET ASSET VALUE, BEGINNING OF PERIOD         $   8.36    $  10.13     $   10.56    $  12.91    $  13.36    $  8.35       $ 10.01
Income from investment operations:
   Net investment income (loss)                  0.13        0.17          0.19        0.27        0.32       0.11          0.12
   Net realized and unrealized gain (loss)
       on investments and foreign currency
       transactions                              2.04       (1.76)        (0.11)       0.33        0.77       2.04         (1.60)
                                             --------    --------     ---------    --------    --------    -------       -------
   Total from investment operations              2.17       (1.59)         0.08        0.60        1.09       2.15         (1.48)
                                             --------    --------     ---------    --------    --------    -------       -------
Less distributions:
   Dividends from net investment income         (0.18)      (0.18)        (0.28)      (0.33)      (0.40)     (0.19)        (0.18)
   Distributions from capital gains                 -           -         (0.23)      (2.62)      (1.14)         -             -
                                             --------    --------     ---------    --------    --------    -------       -------
   Total distributions                          (0.18)      (0.18)        (0.51)      (2.95)      (1.54)     (0.19)        (0.18)
                                             --------    --------     ---------    --------    --------    -------       -------
NET ASSET VALUE, END OF PERIOD               $  10.35    $   8.36     $   10.13    $  10.56    $  12.91    $ 10.31       $  8.35
                                             ========    ========     =========    ========    ========    =======       =======
   TOTAL RETURN                                 26.48%     (15.93%)        0.98%       4.94%       8.52%     26.29%       (15.02%)+
Net assets, end of period (000's)            $521,949    $448,524     $ 561,623    $546,311    $639,824    $80,776       $22,839
Ratio of expenses to average net assets          0.87%       0.88%         0.87%       0.86%       0.86%      1.07%         1.08%(A)
Ratio of net investment income (loss) to
   average net assets                            1.45%       1.90%         1.90%       2.46%       2.39%      1.19%         1.55%(A)
Portfolio turnover rate                            91%         61%           70%         51%        165%        91%           61%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

+    Not Annualized

(A)  Annualized

(B) The total return for the years ended 2003, 2002, 2001 and 2000 for Series I, for the year ended 2003 and the period ended December 31, 2002 for Series II and for the period ended for December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                 BALANCED TRUST
                                             --------------------------------------------------------------------------------------
                                                                      SERIES I                                   SERIES II
                                             ---------------------------------------------------------  ---------------------------
                                                                                                        YEAR ENDED     1/28/2002*
                                                        YEARS ENDED DECEMBER 31,                        DECEMBER 31,       TO
                                             ---------------------------------------------------------  ------------  -------------
                                              2003+++     2002+++      2001+++     2000+++       1999     2003+++     12/31/2002+++
                                             --------    --------     --------    --------    --------  ------------  -------------
NET ASSET VALUE, BEGINNING OF PERIOD         $  11.36    $  13.58     $  15.46    $  17.82    $  19.40    $ 11.35      $ 13.46
Income from investment operations:

   Net investment income (loss)                  0.22        0.26         0.30        0.30        0.55       0.19         0.19
   Net realized and unrealized gain (loss)
       on investments and foreign currency
       transactions                              1.36       (2.17)       (1.87)      (1.87)      (0.85)      1.37        (1.99)
                                             --------    --------     --------    --------    --------    -------      -------
   Total from investment operations              1.58       (1.91)       (1.57)      (1.57)      (0.30)      1.56        (1.80)
                                             --------    --------     --------    --------    --------    -------      -------
Less distributions:

   Dividends from net investment income         (0.29)      (0.31)       (0.31)      (0.62)      (0.37)     (0.30)       (0.31)
   Distributions from capital gains                 -           -            -       (0.17)      (0.91)         -            -
                                             --------    --------     --------    --------    --------    -------      -------
   Total distributions                          (0.29)      (0.31)       (0.31)      (0.79)      (1.28)     (0.30)       (0.31)
                                             --------    --------     --------    --------    --------    -------      -------
NET ASSET VALUE, END OF PERIOD               $  12.65    $  11.36     $  13.58    $  15.46    $  17.82    $ 12.61      $ 11.35
                                             ========    ========     ========    ========    ========    =======      =======
   TOTAL RETURN                                 14.30%     (14.36%)     (10.19%)     (9.33%)     (1.65%)    14.18%      (13.67%) +
Net assets, end of period (000's)            $137,713    $136,628     $174,739    $201,965    $258,158    $18,139      $ 6,303
Ratio of expenses to average net assets          0.81%       0.81%        0.85%       0.86%       0.87%      1.01%        1.01% (A)
Ratio of net investment income (loss) to
   average net assets                            1.90%       2.12%        2.09%       1.76%       2.98%      1.65%        1.84% (A)
Portfolio turnover rate                           128%        153%         236%        132%        215%       128%         153%

                                                                          GLOBAL ALLOCATION TRUST
                                                                   (FORMERLY, TACTICAL ALLOCATION TRUST)
                                             ---------------------------------------------------------------------------------
                                                                 SERIES I                                  SERIES II
                                             -------------------------------------------------    ----------------------------
                                                  YEARS ENDED DECEMBER 31,         5/1/2000*       YEAR ENDED      1/28/2002*
                                             ---------------------------------         TO         DECEMBER 31,        TO
                                              2003+++     2002+++      2001+++    12/31/2000+++     2003+++      12/31/2002+++
                                             --------    --------     --------    -------------   ------------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD         $   7.71    $  10.04     $  11.67      $  12.50         $  7.70      $  9.91
Income from investment operations:
   Net investment income (loss)                  0.06        0.04         0.01          0.15            0.04         0.04
   Net realized and unrealized gain (loss)
       on investments and foreign currency
       transactions                              1.97       (2.37)       (1.57)        (0.55)           1.99        (2.25)
                                             --------    --------     --------      --------         -------      -------
   Total from investment operations              2.03       (2.33)       (1.56)        (0.40)           2.03        (2.21)
                                             --------    --------     --------      --------         -------      -------
Less distributions:
   Dividends from net investment income         (0.04)          - #      (0.01)        (0.15)          (0.05)           - #
   Distributions from capital gains                 -           -        (0.06)        (0.28)              -            -
                                             --------    --------     --------      --------         -------      -------
   Total distributions                          (0.04)          - #      (0.07)        (0.43)          (0.05)           - #
                                             --------    --------     --------      --------         -------      -------
NET ASSET VALUE, END OF PERIOD               $   9.70    $   7.71     $  10.04      $  11.67         $  9.68      $  7.70
                                             ========    ========     ========      ========         =======      =======
    TOTAL RETURN                                26.43%     (23.21%)     (13.38%)       (3.20%) +       26.47%      (22.30%) +
Net assets, end of period (000's)            $ 64,143    $ 57,408     $ 73,714      $ 43,263         $18,820      $ 5,364
Ratio of expenses to average net assets          1.22%       1.18%        1.30%         1.33% (A)       1.42%        1.38% (A)
Ratio of net investment income (loss) to
   average net assets                            0.74%       0.44%        0.11%         1.74% (A)       0.49%        0.51% (A)
Portfolio turnover rate                           147%         18%          25%          133%            147%          18%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

+    Not Annualized

#    Amount is less than $.01 per share.

(A)  Annualized

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                               HIGH YIELD TRUST
                                           -----------------------------------------------------
                                                                 SERIES I
                                           -----------------------------------------------------
                                                            YEARS ENDED DECEMBER 31,
                                           -----------------------------------------------------
                                            2003+++    2002+++    2001+++    2000+++      1999
                                           --------   --------   --------   --------    --------
NET ASSET VALUE, BEGINNING OF PERIOD       $   8.50   $   9.88   $  11.65   $  12.83    $  12.92
Income from investment operations:
  Net investment income (loss)                 0.69       0.75       1.06       1.26        1.14
  Net realized and unrealized gain (loss)
      on investments and foreign currency
      transactions                             1.28      (1.37)     (1.64)     (2.40)      (0.12)
                                           --------   --------   --------   --------    --------
  Total from investment operations             1.97      (0.62)     (0.58)     (1.14)       1.02
                                           --------   --------   --------   --------    --------
Less distributions:
  Dividends from net investment income        (0.52)     (0.76)     (1.19)     (0.04)      (1.11)
                                           --------   --------   --------   --------    --------
  Total distributions                         (0.52)     (0.76)     (1.19)     (0.04)      (1.11)
                                           --------   --------   --------   --------    --------
NET ASSET VALUE, END OF PERIOD             $   9.95   $   8.50   $   9.88   $  11.65    $  12.83
                                           ========   ========   ========   ========    ========
   TOTAL RETURN (B)                           24.15%     (6.65%)    (5.48%)    (8.97%)      8.00%
Net assets, end of period (000's)          $621,277   $336,640   $323,309   $238,207    $241,054
Ratio of expenses to average net assets        0.82%      0.84%      0.84%      0.84%       0.84%
Ratio of expenses to average net assets
   after expense reductions                    0.82%      0.84%      0.84%      0.84%       0.84%
Ratio of net investment income (loss)
   to average net assets                       7.56%      8.55%     10.10%     10.15%       8.59%
Portfolio turnover rate                          75%        53%        64%        57%         62%

                                                        HIGH YIELD TRUST
                                           ----------------------------------------
                                                   SERIES II           SERIES III
                                           ------------  ------------  ------------
                                           YEAR ENDED     1/28/2002*     9/5/2003*
                                           DECEMBER 31,       TO            TO
                                            2003+++     12/31/2002+++  12/31/2003+++
                                           ------------ -------------  -------------
NET ASSET VALUE, BEGINNING OF PERIOD         $   8.49      $  9.95       $ 9.21
Income from investment operations:
  Net investment income (loss)                   0.68         0.47         0.22
  Net realized and unrealized gain (loss)
      on investments and foreign currency
      transactions                               1.27        (1.17)        0.52
                                             --------      -------       ------
  Total from investment operations               1.95        (0.70)        0.74
                                             --------      -------       ------
Less distributions:
  Dividends from net investment income          (0.53)       (0.76)           -
                                             --------      -------       ------
  Total distributions                           (0.53)       (0.76)           -
                                             --------      -------       ------
NET ASSET VALUE, END OF PERIOD               $   9.91      $  8.49       $ 9.95
                                             ========      =======       ======
   TOTAL RETURN (B)                             23.91%       (7.42%) +     8.03% +
Net assets, end of period (000's)            $295,865      $50,127       $   16
Ratio of expenses to average net assets          1.02%        1.04% (A)   11.65% (A)
Ratio of expenses to average net assets
   after expense reductions                      1.02%        1.04% (A)    1.17% (A)
Ratio of net investment income (loss)
   to average net assets                         7.38%        6.18% (A)    7.15% (A)
Portfolio turnover rate                            75%          53%          75%

                                                              STRATEGIC BOND TRUST
                                           --------------------------------------------------------
                                                                   SERIES I
                                           --------------------------------------------------------
                                                          YEARS ENDED DECEMBER 31,
                                           --------------------------------------------------------
                                            2003+++     2002+++     2001+++     2000+++       1999
                                           --------    --------    --------    --------    --------
NET ASSET VALUE, BEGINNING OF PERIOD       $  10.89    $  10.74    $  10.92    $  11.14    $  11.72
Income from investment operations:
  Net investment income (loss)                 0.56        0.71        0.73        0.87        1.00
  Net realized and unrealized gain (loss)
      on investments and foreign currency
      transactions                             0.82        0.21       (0.07)      (0.11)      (0.75)
                                           --------    --------    --------    --------    --------
  Total from investment operations             1.38        0.92        0.66        0.76        0.25
                                           --------    --------    --------    --------    --------
Less distributions:
  Dividends from net investment income        (0.54)      (0.77)      (0.84)      (0.98)      (0.83)
                                           --------    --------    --------    --------    --------
  Total distributions                         (0.54)      (0.77)      (0.84)      (0.98)      (0.83)
                                           --------    --------    --------    --------    --------
NET ASSET VALUE, END OF PERIOD             $  11.73    $  10.89    $  10.74    $  10.92    $  11.14
                                           ========    ========    ========    ========    ========
  TOTAL RETURN (B)                            13.11%       8.96%       6.24%       7.28%       2.22%
Net assets, end of period (000's)          $456,192    $406,972    $302,499    $333,293    $368,380
Ratio of expenses to average net assets        0.86%       0.86%       0.86%       0.87%       0.87%
Ratio of expenses to average net assets
   after expense reductions                    0.86%       0.86%       0.86%       0.87%       0.87%
Ratio of net investment income (loss)
   to average net assets                       4.96%       6.78%       6.85%       8.15%       8.15%
Portfolio turnover rate                          80%         86%         85%        175%        107%

                                                         STRATEGIC BOND TRUST
                                           --------------------------------------------
                                                     SERIES II              SERIES III
                                           ---------------------------     ------------
                                            YEAR ENDED     1/28/2002*       9/5/2003*
                                           DECEMBER 31,        TO               TO
                                             2003+++     12/31/2002+++    12/31/2003+++
                                           ------------  -------------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD         $  10.88       $  10.88         $  11.17
Income from investment operations:
  Net investment income (loss)                   0.51           0.60             0.15
  Net realized and unrealized gain (loss)
      on investments and foreign currency
      transactions                               0.85           0.17             0.41
                                             --------       --------           ------
  Total from investment operations               1.36           0.77             0.56
                                             --------       --------           ------
Less distributions:
  Dividends from net investment income          (0.55)         (0.77)               -
                                             --------       --------           ------
  Total distributions                           (0.55)         (0.77)               -
                                             --------       --------           ------
NET ASSET VALUE, END OF PERIOD               $  11.69       $  10.88           $11.73
                                             ========       ========           ======
  TOTAL RETURN (B)                              12.93%          7.46% +          5.01% +
Net assets, end of period (000's)            $151,218       $ 42,538           $   13
Ratio of expenses to average net assets          1.06%          1.06% (A)       12.56% (A)
Ratio of expenses to average net assets
   after expense reductions                      1.06%          1.06% (A)        1.21% (A)
Ratio of net investment income (loss)
   to average net assets                         4.56%          6.18% (A)        4.11% (A)
Portfolio turnover rate                            80%            86%              80%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

+    Not Annualized

(A)  Annualized

(B) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                 GLOBAL BOND TRUST
                                                ---------------------------------------------------
                                                                      SERIES I
                                                ---------------------------------------------------

                                                              YEARS ENDED DECEMBER 31,
                                                ---------------------------------------------------
                                                 2003+++    2002+++   2001+++    2000+++     1999
                                                --------   --------   -------   --------   --------
NET ASSET VALUE, BEGINNING OF PERIOD            $  13.79   $  11.48   $ 11.42   $  11.60   $  13.73
Income from investment operations:
 Net investment income (loss)                       0.39       0.40      0.38       0.51       0.67
 Net realized and unrealized gain (loss) on
 investments and foreign currency transactions      1.67       1.91     (0.32)     (0.33)     (1.55)
                                                --------   --------   -------   --------   --------
 Total from investment operations                   2.06       2.31      0.06       0.18      (0.88)
                                                --------   --------   -------   --------   --------
Less distributions:
 Dividends from net investment income              (0.51)         -         -      (0.36)     (1.25)
                                                --------   --------   -------   --------   --------
 Total distributions                               (0.51)         -         -      (0.36)     (1.25)
                                                --------   --------   -------   --------   --------
NET ASSET VALUE, END OF PERIOD                  $  15.34   $  13.79   $ 11.48   $  11.42   $  11.60
                                                ========   ========   =======   ========   ========
 TOTAL RETURN (B)                                  15.40%     20.12%     0.53%      1.68%     (6.67%)
Net assets, end of period (000's)               $195,165   $181,728   $96,534   $116,370   $145,992
Ratio of expenses to average net assets             0.91%      0.92%     1.02%      1.00%      0.98%
Ratio of expenses to average net assets after
expense reductions                                  0.91%      0.92%     1.02%      1.00%      0.98%
Ratio of net investment income (loss) to
average net assets                                  2.75%      3.20%     3.29%      4.61%      4.38%
Portfolio turnover rate                              338%       439%      527%       644%       471%

                                                              GLOBAL BOND TRUST
                                                -------------------------------------------
                                                         SERIES II              SERIES III
                                                ---------------------------   -------------
                                                 YEAR ENDED     1/28/2002*      9/5/2003*
                                                DECEMBER 31,        TO              TO
                                                   2003+++    12/31/2002+++   12/31/2003+++
                                                ------------  -------------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD               $ 13.77      $ 11.36          $13.72
Income from investment operations:
 Net investment income (loss)                         0.33         0.37            0.02
 Net realized and unrealized gain (loss) on
 investments and foreign currency transactions        1.70         2.04            1.60
                                                   -------      -------          ------
 Total from investment operations                     2.03         2.41            1.62
                                                   -------      -------          ------
Less distributions:
 Dividends from net investment income                (0.51)           -               -
                                                   -------      -------          ------
 Total distributions                                 (0.51)           -               -
                                                   -------      -------          ------
NET ASSET VALUE, END OF PERIOD                     $ 15.29      $ 13.77          $15.34
                                                   =======      =======          ======
 TOTAL RETURN (B)                                    15.25%       21.21% +        11.81% +
Net assets, end of period (000's)                  $64,400      $21,820          $    5
Ratio of expenses to average net assets               1.11%        1.12% (A)      18.10% (A)
Ratio of expenses to average net assets after
expense reductions                                    1.11%        1.12% (A)       1.26% (A)
Ratio of net investment income (loss) to
average net assets                                    2.33%        3.07% (A)       0.53% (A)
Portfolio turnover rate                                338%         439%            338%

                                                               DIVERSIFIED BOND TRUST
                                                ---------------------------------------------------
                                                                      SERIES I
                                                ---------------------------------------------------
                                                              YEARS ENDED DECEMBER 31,
                                                ---------------------------------------------------
                                                 2003+++    2002+++   2001+++    2000+++     1999
                                                --------   --------  --------   --------   --------
NET ASSET VALUE, BEGINNING OF PERIOD            $  10.89   $  10.59  $  10.47   $  10.82   $  11.83
Income from investment operations:
 Net investment income (loss)                       0.40       0.53      0.57       0.66       0.56
 Net realized and unrealized gain (loss) on
 investments and foreign currency transactions      0.09       0.24      0.14       0.34      (0.46)
                                                --------   --------  --------   --------   --------
 Total from investment operations                   0.49       0.77      0.71       1.00       0.10
                                                --------   --------  --------   --------   --------
Less distributions:
 Dividends from net investment income              (0.52)     (0.47)    (0.59)     (0.58)     (0.49)
 Distributions from capital gains                      -          -         -      (0.77)     (0.62)
                                                --------   --------  --------   --------   --------
 Total distributions                               (0.52)     (0.47)    (0.59)     (1.35)     (1.11)
                                                --------   --------  --------   --------   --------
NET ASSET VALUE, END OF PERIOD                  $  10.86   $  10.89  $  10.59   $  10.47   $  10.82
                                                ========   ========  ========   ========   ========
 TOTAL RETURN                                       4.60%      7.61%     7.09%     10.32%      0.72%
Net assets, end of period (000's)               $296,041   $329,804  $286,742   $212,462   $218,868
Ratio of expenses to average net assets             0.83%      0.82%     0.82%      0.81%      0.84%
Ratio of net investment income (loss) to
average net assets                                  3.69%      5.03%     5.40%      6.50%      5.18%
Portfolio turnover rate                              193%        83%      140%        76%       173%

                                                           DIVERSIFIED BOND TRUST
                                                -------------------------------------------
                                                         SERIES II              SERIES III
                                                ---------------------------   -------------
                                                 YEAR ENDED     1/28/2002*      9/5/2003*
                                                DECEMBER 31,        TO              TO
                                                   2003+++    12/31/2002+++   12/31/2003+++
                                                ------------  -------------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD               $ 10.88      $ 10.62          $10.54
Income from investment operations:
 Net investment income (loss)                         0.35         0.44            0.08
 Net realized and unrealized gain (loss) on
 investments and foreign currency transactions        0.13         0.29            0.24
                                                   -------      -------          ------
 Total from investment operations                     0.48         0.73            0.32
                                                   -------      -------          ------
Less distributions:
 Dividends from net investment income                (0.52)       (0.47)              -
 Distributions from capital gains                        -            -               -
                                                   -------      -------          ------
 Total distributions                                 (0.52)       (0.47)              -
                                                   -------      -------          ------
NET ASSET VALUE, END OF PERIOD                     $ 10.84      $ 10.88          $10.86
                                                   =======      =======          ======
 TOTAL RETURN                                         4.59%        7.21% +         3.04% +
Net assets, end of period (000's)                  $57,909      $25,249          $    5
Ratio of expenses to average net assets               1.03%        1.02% (A)       1.18% (A)
Ratio of net investment income (loss) to
average net assets                                    3.31%        4.52% (A)       2.30% (A)
Portfolio turnover rate                                193%          83%            193%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

+    Not Annualized

(A)  Annualized

(B) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                           INVESTMENT QUALITY BOND TRUST
                                                ---------------------------------------------------
                                                                      SERIES I
                                                ---------------------------------------------------
                                                              YEARS ENDED DECEMBER 31,
                                                ---------------------------------------------------
                                                 2003+++    2002+++   2001+++    2000+++     1999
                                                --------   --------  --------   --------   --------
NET ASSET VALUE, BEGINNING OF PERIOD            $  12.33   $  11.85  $  11.74   $  11.60   $  12.46
Income from investment operations:
 Net investment income (loss)                       0.61       0.67      0.74       0.79       0.81
 Net realized and unrealized gain (loss) on
 investments and foreign currency transactions      0.26       0.45      0.09       0.24      (1.02)
                                                --------   --------  --------   --------   --------
 Total from investment operations                   0.87       1.12      0.83       1.03      (0.21)
                                                --------   --------  --------   --------   --------
Less distributions:
 Dividends from net investment income              (0.62)     (0.64)    (0.72)     (0.89)     (0.65)
                                                --------   --------  --------   --------   --------
 Total distributions                               (0.62)     (0.64)    (0.72)     (0.89)     (0.65)
                                                --------   --------  --------   --------   --------
NET ASSET VALUE, END OF PERIOD                  $  12.58   $  12.33  $  11.85   $  11.74   $  11.60
                                                ========   ========  ========   ========   ========
 TOTAL RETURN (B)                                   7.32%      9.94%     7.33%      9.40%     (1.79%)
Net assets, end of period (000's)               $399,189   $469,334  $407,652   $282,725   $288,594
Ratio of expenses to average net assets             0.75%      0.74%     0.74%      0.73%      0.77%
Ratio of expenses to average net assets after
expense reductions                                  0.75%      0.74%     0.74%      0.73%      0.77%
Ratio of net investment income (loss) to
average net assets                                  4.93%      5.71%     6.28%      6.95%      6.79%
Portfolio turnover rate                               59%        46%       50%        35%        36%

                                                       INVESTMENT QUALITY BOND TRUST
                                                -------------------------------------------
                                                         SERIES II              SERIES III
                                                ---------------------------   -------------
                                                 YEAR ENDED     1/28/2002*      9/5/2003*
                                                DECEMBER 31,        TO              TO
                                                   2003+++    12/31/2002+++   12/31/2003+++
                                                ------------  -------------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD               $ 12.32      $ 11.94          $12.08
Income from investment operations:
 Net investment income (loss)                         0.57         0.56            0.17
 Net realized and unrealized gain (loss) on
 investments and foreign currency transactions        0.29         0.46            0.33
                                                   -------      -------          ------
 Total from investment operations                     0.86         1.02            0.50
                                                   -------      -------          ------
Less distributions:
 Dividends from net investment income                (0.63)       (0.64)              -
                                                   -------      -------          ------
 Total distributions                                 (0.63)       (0.64)              -
                                                   -------      -------          ------
NET ASSET VALUE, END OF PERIOD                     $ 12.55      $ 12.32          $12.58
                                                   =======      =======          ======
 TOTAL RETURN (B)                                     7.24%        9.02% +         4.14% +
Net assets, end of period (000's)                  $84,928      $38,021          $   22
Ratio of expenses to average net assets               0.95%        0.94% (A)      11.06% (A)
Ratio of expenses to average net assets after
expense reductions                                    0.95%        0.94% (A)       1.10% (A)
Ratio of net investment income (loss) to
average net assets                                    4.64%        5.07% (A)       4.31% (A)
Portfolio turnover rate                                 59%          46%             59%

                                                                    TOTAL RETURN TRUST
                                               ------------------------------------------------------------
                                                                         SERIES I
                                               ------------------------------------------------------------
                                                       YEARS ENDED DECEMBER 31,                05/01/1999*
                                               --------------------------------------------         TO
                                                 2003+++     2002+++     2001+++    2000+++     12/31/1999
                                               ----------  ----------   --------   --------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD           $    14.43  $    13.88   $  13.33   $  12.37   $  12.50
Income from investment operations:
 Net investment income (loss)                        0.35        0.49       0.61       0.79       0.35
 Net realized and unrealized gain (loss) on
 investments and foreign currency transactions       0.35        0.78       0.51       0.48      (0.48)
                                               ----------  ----------   --------   --------   --------
 Total from investment operations                    0.70        1.27       1.12       1.27      (0.13)
                                               ----------  ----------   --------   --------   --------
Less distributions:
 Dividends from net investment income               (0.77)      (0.42)     (0.57)     (0.31)         -
 Distributions from capital gains                   (0.15)      (0.30)         -          -          -
                                               ----------  ----------   --------   --------   --------
 Total distributions                                (0.92)      (0.72)     (0.57)     (0.31)         -
                                               ----------  ----------   --------   --------   --------
NET ASSET VALUE, END OF PERIOD                 $    14.21  $    14.43   $  13.88   $  13.33   $  12.37
                                               ==========  ==========   ========   ========   ========
 TOTAL RETURN (B)                                    5.02%       9.52%      8.28%     10.49%     (1.04%) +
Net assets, end of period (000's)              $1,036,128  $1,072,629   $736,472   $387,647   $240,016
Ratio of expenses to average net assets              0.82%       0.81%      0.83%      0.84%      0.84% (A)
Ratio of expenses to average net assets after
expense reductions                                   0.82%       0.81%      0.83%      0.84%      0.84% (A)
Ratio of net investment income (loss) to
average net assets                                   2.48%       3.53%      4.52%      6.23%      5.72% (A)
Portfolio turnover rate                               285%        381%       439%       551%        95%

                                                            TOTAL RETURN TRUST
                                                ------------------------------------------
                                                          SERIES II            SERIES III
                                                ---------------------------  -------------
                                                 YEAR ENDED     1/28/2002*     9/5/2003*
                                                DECEMBER 31,        TO             TO
                                                   2003+++    12/31/2002+++  12/31/2003+++
                                                ------------  -------------  -------------
NET ASSET VALUE, BEGINNING OF PERIOD              $  14.42     $  14.00         $13.75
Income from investment operations:
 Net investment income (loss)                         0.31         0.36           0.08
 Net realized and unrealized gain (loss) on
 investments and foreign currency transactions        0.37         0.78           0.38
                                                  --------     --------         ------
 Total from investment operations                     0.68         1.14           0.46
                                                  --------     --------         ------
Less distributions:
 Dividends from net investment income                (0.78)       (0.42)             -
 Distributions from capital gains                    (0.15)       (0.30)             -
                                                  --------     --------         ------
 Total distributions                                 (0.93)       (0.72)             -
                                                  --------     --------         ------
NET ASSET VALUE, END OF PERIOD                    $  14.17     $  14.42         $14.21
                                                  ========     ========         ======
 TOTAL RETURN (B)                                     4.87%        8.51% +        3.35% +
Net assets, end of period (000's)                 $491,176     $218,354         $  337
Ratio of expenses to average net assets               1.02%        1.01% (A)      7.92% (A)
Ratio of expenses to average net assets after
expense reductions                                    1.02%        1.01% (A)      1.17% (A)
Ratio of net investment income (loss) to
average net assets                                    2.15%        2.78% (A)      1.74% (A)
Portfolio turnover rate                                285%         381%           285%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

+    Not Annualized

(A)  Annualized

(B) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                 REAL RETURN BOND TRUST
                                                    ----------------------------------------------
                                                       SERIES I        SERIES II       SERIES III
                                                    -------------    -------------   -------------
                                                     5/05/2003*       5/05/2003*       9/5/2003*
                                                         TO               TO               TO
                                                    12/31/2003+++    12/31/2003+++   12/31/2003+++
                                                    -------------    -------------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD                 $  12.50         $  12.50          $12.41
Income from investment operations:
 Net investment income (loss)                            0.08             0.06            0.01
 Net realized and unrealized gain (loss) on
 investments and foreign currency transactions           0.53             0.54            0.69
                                                     --------         --------          ------
 Total from investment operations                        0.61             0.60            0.70
                                                     --------         --------          ------
NET ASSET VALUE, END OF PERIOD                       $  13.11         $  13.10          $13.11
                                                     ========         ========          ======
 TOTAL RETURN (B)                                        4.88% +          4.80% +         5.64% +
Net assets, end of period (000's)                    $137,432         $142,254          $    8
Ratio of expenses to average net assets                  0.83% (A)        1.03% (A)      14.88% (A)
Ratio of expenses to average net assets after
expense reductions                                       0.83% (A)        1.03% (A)       1.18% (A)
Ratio of net investment income (loss) to average
net assets                                               1.00% (A)        0.67% (A)       0.20% (A)
Portfolio turnover rate                                   574%             574%            574%

                                                          U.S. GOVERNMENT SECURITIES TRUST
                                                ---------------------------------------------------
                                                                      SERIES I
                                                ---------------------------------------------------
                                                              YEARS ENDED DECEMBER 31,
                                                ---------------------------------------------------
                                                 2003+++    2002+++   2001+++    2000+++     1999
                                                --------   --------  --------   --------   --------
NET ASSET VALUE, BEGINNING OF PERIOD            $  14.22   $  13.72  $  13.57   $  13.24   $  13.82
Income from investment operations:
 Net investment income (loss)                       0.21       0.54      0.69       0.85       0.74
 Net realized and unrealized gain (loss) on
 investments and foreign currency transactions      0.03       0.52      0.23       0.50      (0.77)
                                                --------   --------  --------   --------   --------
 Total from investment operations                   0.24       1.06      0.92       1.35      (0.03)
                                                --------   --------  --------   --------   --------
Less distributions:
 Dividends from net investment income              (0.45)     (0.56)    (0.77)     (1.02)     (0.55)
                                                --------   --------  --------   --------   --------
 Total distributions                               (0.45)     (0.56)    (0.77)     (1.02)     (0.55)
                                                --------   --------  --------   --------   --------
NET ASSET VALUE, END OF PERIOD                  $  14.01   $  14.22  $  13.72   $  13.57   $  13.24
                                                ========   ========  ========   ========   ========
 TOTAL RETURN (B)                                   1.73%      7.99%     7.03%     10.87%     (0.23%)
Net assets, end of period (000's)               $524,845   $707,709  $558,392   $333,163   $363,269
Ratio of expenses to average net assets             0.73%      0.74%     0.71%      0.72%      0.72%
Ratio of expenses to average net assets after
expense reductions                                  0.73%      0.74%     0.71%      0.72%      0.72%
Ratio of net investment income (loss) to
average net assets                                  1.52%      3.88%     5.10%      6.56%      6.03%
Portfolio turnover rate                               97%        19%       41%        58%        40%

                                                      U.S. GOVERNMENT SECURITIES TRUST
                                                -------------------------------------------
                                                         SERIES II              SERIES III
                                                ---------------------------   -------------
                                                YEAR ENDED     1/28/2002*      9/5/2003*
                                                DECEMBER 31,        TO              TO
                                                   2003+++    12/31/2002+++   12/31/2003+++
                                                ------------  -------------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD              $  14.21     $  13.77          $13.70
Income from investment operations:
 Net investment income (loss)                         0.18         0.39            0.03
 Net realized and unrealized gain (loss) on
 investments and foreign currency transactions        0.04         0.61            0.28
                                                  --------     --------          ------
 Total from investment operations                     0.22         1.00            0.31
                                                  --------     --------          ------
Less distributions:
 Dividends from net investment income                (0.46)       (0.56)              -
                                                  --------     --------          ------
 Total distributions                                 (0.46)       (0.56)              -
                                                  --------     --------          ------
NET ASSET VALUE, END OF PERIOD                    $  13.97     $  14.21          $14.01
                                                  ========     ========          ======
 TOTAL RETURN (B)                                     1.59%        7.53% +         2.26% +
Net assets, end of period (000's)                 $207,778     $128,200          $  106
Ratio of expenses to average net assets               0.93%        0.94% (A)       8.13% (A)
Ratio of expenses to average net assets after
expense reductions                                    0.93%        0.94% (A)       1.08% (A)
Ratio of net investment income (loss) to
average net assets                                    1.28%        3.04% (A)       0.82% (A)
Portfolio turnover rate                                 97%          19%             97%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

+    Not Annualized

(A)  Annualized

(B) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                        MONEY MARKET TRUST
                                                                 -------------------------------------------------------------------
                                                                                            SERIES I
                                                                 -------------------------------------------------------------------
                                                                                      YEARS ENDED DECEMBER 31,
                                                                 -------------------------------------------------------------------
                                                                    2003+++       2002+++       2001+++      2000+++       1999
                                                                 ------------  ------------   -----------  ----------  ------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $      10.00  $      10.00   $     10.00  $    10.00  $      10.00
Income from investment operations:
         Net investment income (loss)                                    0.06          0.12          0.34        0.57          0.45
                                                                 ------------  ------------   -----------  ----------  ------------
         Total from investment operations                                0.06          0.12          0.34        0.57          0.45
                                                                 ------------  ------------   -----------  ----------  ------------
Less distributions:
         Dividends from net investment income                           (0.06)        (0.12)        (0.34)      (0.57)        (0.45)
                                                                 ------------  ------------   -----------  ----------  ------------
         Total distributions                                            (0.06)        (0.12)        (0.34)      (0.57)        (0.45)
                                                                 ------------  ------------   -----------  ----------  ------------
NET ASSET VALUE, END OF PERIOD                                   $      10.00  $      10.00   $     10.00  $    10.00  $      10.00
                                                                 ============  ============   ===========  ==========  ============
         TOTAL RETURN (B)                                                0.58%         1.18%         3.59%       5.88%         4.60%
Net assets, end of period (000's)                                $  1,037,112  $  1,415,874   $ 1,484,694  $  950,155  $  1,084,859
Ratio of expenses to average net assets                                  0.55%         0.55%         0.55%       0.54%         0.55%
Ratio of expenses to average net assets after expense reductions         0.55%         0.55%         0.55%       0.54%         0.55%
Ratio of net investment income (loss) to average net assets              0.59%         1.17%         3.38%       5.71%         4.54%

                                                                                MONEY MARKET  TRUST
                                                                 ----------------------------------------------
                                                                            SERIES II                SERIES III
                                                                 ------------------------------     -------------
                                                                  YEAR ENDED       1/28/2002*         9/5/2003*
                                                                  DECEMBER 31,         TO                 TO
                                                                    2003+++       12/31/2002+++     12/31/2003+++
                                                                 ------------     -------------     -------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $      10.00      $      10.00     $      10.00
Income from investment operations:
         Net investment income (loss)                                    0.04              0.08                -#
                                                                 ------------      ------------     ------------
         Total from investment operations                                0.04              0.08                -#
                                                                 ------------      ------------     ------------
Less distributions:
         Dividends from net investment income                           (0.04)            (0.08)               -#
                                                                 ------------      ------------     ------------
         Total distributions                                            (0.04)            (0.08)               -#
                                                                 ------------      ------------     ------------
NET ASSET VALUE, END OF PERIOD                                   $      10.00      $      10.00     $      10.00
                                                                 ============      ============     ============
         TOTAL RETURN (B)                                                0.38%             0.89%+           0.04%+
Net assets, end of period (000's)                                $    183,428      $    201,613     $      2,152
Ratio of expenses to average net assets                                  0.75%             0.75%(A)         8.15%(A)
Ratio of expenses to average net assets after expense reductions         0.75%             0.75%(A)         0.90%(A)
Ratio of net investment income (loss) to average net assets              0.38%             0.91%(A)         0.14%(A)

                                                                                       SMALL CAP INDEX TRUST
                                                                 --------------------------------------------------------------
                                                                                           SERIES I
                                                                 --------------------------------------------------------------
                                                                           YEARS ENDED DECEMBER 31,
                                                                 ---------------------------------------------     5/1/2000*
                                                                                                                       TO
                                                                    2003+++        2002+++          2001+++      12/31/2000+++
                                                                 -------------  -------------    -------------   --------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $        8.78  $       11.28    $       11.29    $       12.50
Income from investment operations:
         Net investment income (loss)                                     0.06           0.10             0.20             0.46
         Net realized and unrealized gain (loss)                          3.96          (2.52)           (0.03)           (1.26)
         on investments and foreign currency transactions        -------------  -------------    -------------    -------------
         Total from investment operations                                 4.02          (2.42)            0.17            (0.80)
                                                                 -------------  -------------    -------------    -------------
Less distributions:
         Dividends from net investment income                                -          (0.08)           (0.18)           (0.41)
                                                                 -------------  -------------    -------------    -------------
         Total distributions                                                 -          (0.08)           (0.18)           (0.41)
                                                                 -------------  -------------    -------------    -------------
NET ASSET VALUE, END OF PERIOD                                   $       12.80  $        8.78    $       11.28    $       11.29
                                                                 =============  =============    =============    =============
          TOTAL RETURN (B)                                               45.79%        (21.47%)           1.50%           (6.38%)+
Net assets, end of period (000's)                                $     136,719  $      59,161    $      50,280    $      34,825
Ratio of expenses to average net assets                                   0.58%          0.59%            0.60%            0.65%(A)
Ratio of expenses to average net assets after expense reductions          0.58%          0.59%            0.60%            0.60%(A)
Ratio of net investment income (loss) to average net assets               0.61%          1.05%            1.87%            5.63%(A)
Portfolio turnover rate                                                     36%            57%              32%               1%

                                                                              SMALL CAP INDEX TRUST
                                                                 ----------------------------------------------
                                                                         SERIES II                 SERIES III
                                                                 -----------------------------    -------------
                                                                  YEAR ENDED       1/28/2002*       9/5/2003*
                                                                  DECEMBER 31,         TO              TO
                                                                    2003+++      12/31/2002+++    12/31/2003+++
                                                                 -------------   -------------    -------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $        8.78   $       11.07    $       11.77
Income from investment operations:
         Net investment income (loss)                                     0.04            0.07             0.01
         Net realized and unrealized gain (loss)                          3.94           (2.28)            1.02
         on investments and foreign currency transactions        -------------   -------------    -------------
         Total from investment operations                                 3.98           (2.21)            1.03
                                                                 -------------   -------------    -------------
Less distributions:
         Dividends from net investment income                                -           (0.08)               -
                                                                 -------------   -------------    -------------
         Total distributions                                                 -           (0.08)               -
                                                                 -------------   -------------    -------------
NET ASSET VALUE, END OF PERIOD                                   $       12.76   $        8.78    $       12.80
                                                                 =============   =============    =============
          TOTAL RETURN (B)                                               45.33%         (19.95%)+           8.75%+
Net assets, end of period (000's)                                $      38,350   $       9,714    $           6
Ratio of expenses to average net assets                                   0.78%           0.79%(A)        16.49%(A)
Ratio of expenses to average net assets after expense reductions          0.78%           0.79%(A)         0.93%(A)
Ratio of net investment income (loss) to average net assets               0.39%           0.87%(A)         0.18%(A)
Portfolio turnover rate                                                     36%             57%              36%

+++ Net investment income has been calculated using the average shares method.

*      Commencement of operations

#      Amount is less than $.01 per share.

+      Not Annualized

(A)    Annualized

(B) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                     INTERNATIONAL INDEX TRUST
                                                                   -------------------------------------------------------------
                                                                                              SERIES I
                                                                   -------------------------------------------------------------
                                                                              YEARS ENDED DECEMBER 31,
                                                                   ---------------------------------------------     5/1/2000*
                                                                                                                        TO
                                                                       2003+++        2002+++         2001+++      12/31/2000+++
                                                                   -------------   -------------   -------------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $        6.96   $        8.52   $       11.11   $       12.50
Income from investment operations:
         Net investment income (loss)                                       0.13            0.12            0.12            0.09
         Net realized and unrealized gain (loss) on investments
         and foreign currency transactions                                  2.11           (1.58)          (2.61)          (1.32)
                                                                   -------------   -------------   -------------   -------------
         Total from investment operations                                   2.24           (1.46)          (2.49)          (1.23)
                                                                   -------------   -------------   -------------   -------------
Less distributions:
         Dividends from net investment income                              (0.12)          (0.10)          (0.10)          (0.16)
                                                                   -------------   -------------   -------------   -------------
         Total distributions                                               (0.12)          (0.10)          (0.10)          (0.16)
                                                                   -------------   -------------   -------------   -------------
NET ASSET VALUE, END OF PERIOD                                     $        9.08   $        6.96   $        8.52   $       11.11
                                                                   =============   =============   =============   =============
          TOTAL RETURN (B)                                                 32.18%         (17.15%)        (22.41%)         (9.84%)+
Net assets, end of period (000's)                                  $      82,197   $      50,675   $      49,673   $      49,180
Ratio of expenses to average net assets                                     0.62%           0.62%           0.62%           0.65%(A)
Ratio of expenses to average net assets after expense reductions            0.60%           0.60%           0.60%           0.60%(A)
Ratio of net investment income (loss) to average net assets                 1.75%           1.57%           1.25%           1.17%(A)
Portfolio turnover rate                                                       13%              7%             12%              8%

                                                                                INTERNATIONAL INDEX TRUST
                                                                   --------------------------------------------------
                                                                              SERIES II                   SERIES III
                                                                   -------------------------------      -------------
                                                                    YEAR ENDED        1/28/2002*           9/5/2003*
                                                                    DECEMBER 31,          TO                  TO
                                                                      2003+++        12/31/2002+++      12/31/2003+++
                                                                   -------------     -------------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $        6.96     $        8.15      $        7.96
Income from investment operations:
         Net investment income (loss)                                       0.12              0.05                  -#
         Net realized and unrealized gain (loss) on investments
         and foreign currency transactions                                  2.11             (1.14)              1.24
                                                                   -------------     -------------      -------------
         Total from investment operations                                   2.23             (1.09)              1.24
                                                                   -------------     -------------      -------------
Less distributions:
         Dividends from net investment income                              (0.11)            (0.10)             (0.13)
                                                                   -------------     -------------      -------------
         Total distributions                                               (0.11)            (0.10)             (0.13)
                                                                   -------------     -------------      -------------
NET ASSET VALUE, END OF PERIOD                                     $        9.08     $        6.96      $        9.07
                                                                   =============     =============      =============
          TOTAL RETURN (B)                                                 32.12%           (13.35%)+           15.57%+
Net assets, end of period (000's)                                  $      17,176     $       5,338      $           3
Ratio of expenses to average net assets                                     0.82%             0.82%(A)          78.84%(A)
Ratio of expenses to average net assets after expense reductions            0.80%             0.80%(A)           0.95%(A)
Ratio of net investment income (loss) to average net assets                 1.57%             0.81%(A)           0.17%(A)
Portfolio turnover rate                                                       13%                7%                13%

                                                                                          MID CAP INDEX TRUST
                                                                    --------------------------------------------------------------
                                                                                               SERIES I
                                                                    --------------------------------------------------------------
                                                                                YEARS ENDED DECEMBER 31,
                                                                    ----------------------------------------------     5/1/2000*
                                                                                                                          TO
                                                                       2003+++          2002+++         2001+++      12/31/2000+++
                                                                    -------------    -------------   -------------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $       10.82    $       12.82   $       13.11   $       12.50
Income from investment operations:
         Net investment income (loss)                                      0.08             0.07            0.11            0.10
         Net realized and unrealized gain (loss) on investments
         and foreign currency transactions                                 3.66            (2.01)          (0.32)           0.77
                                                                  -------------    -------------   -------------   -------------
         Total from investment operations                                  3.74            (1.94)          (0.21)           0.87
                                                                  -------------    -------------   -------------   -------------
Less Distribution:
         Dividends from net investment income                                 -            (0.06)          (0.08)          (0.08)
         Distributions from capital gains                                     -                -               -           (0.18)
                                                                  -------------    -------------   -------------   -------------
         Total distributions                                                  -            (0.06)          (0.08)          (0.26)
                                                                  -------------    -------------   -------------   -------------
NET ASSET VALUE, END OF PERIOD                                    $       14.56    $       10.82   $       12.82   $       13.11
                                                                  =============    =============   =============   =============
          TOTAL RETURN (C)                                                34.57%          (15.16%)         (1.73%)          7.15%+
Net assets, end of period (000's)                                 $     145,255    $      87,282   $      58,197   $      32,007
Ratio of expenses to average net assets                                    0.58%            0.58%           0.60%           0.69%(A)
Ratio of expenses to average net assets after expense reductions           0.58%            0.58%           0.60%           0.60%(A)
Ratio of net investment income (loss) to average net assets                0.62%            0.58%           0.85%           1.17%(A)
Portfolio turnover rate                                                       8%              20%             19%             49%

                                                                                    MID CAP INDEX TRUST
                                                                    ------------------------------------------------
                                                                              SERIES II                 SERIES III
                                                                    ------------------------------     -------------
                                                                     YEAR ENDED        1/28/2002*       9/5/2003*
                                                                     DECEMBER 31,          TO               TO
                                                                       2003+++       12/31/2002+++     12/31/2003+++
                                                                    -------------    -------------     -------------
NET ASSET VALUE, BEGINNING OF PERIOD                                $       10.81    $       12.80     $       13.31
Income from investment operations:
         Net investment income (loss)                                        0.05             0.05              0.04
         Net realized and unrealized gain (loss) on investments
         and foreign currency transactions                                   3.66            (1.98)             1.21
                                                                    -------------    -------------     -------------
         Total from investment operations                                    3.71            (1.93)             1.25
                                                                    -------------    -------------     -------------
Less distribution:
         Dividends from net investment income                                   -            (0.06)                -
         Distributions from capital gains                                       -                -                 -
                                                                    -------------    -------------     -------------
         Total distributions                                                    -            (0.06)                -
                                                                    -------------    -------------     -------------
NET ASSET VALUE, END OF PERIOD                                      $       14.52    $       10.81     $       14.56
                                                                    =============    =============     =============
          TOTAL RETURN (C)                                                  34.32%          (15.07%)+           9.39%+
Net assets, end of period (000's)                                   $      42,657    $      12,810                 -##
Ratio of expenses to average net assets                                      0.78%            0.78%(A)        128.76%(A)
Ratio of expenses to average net assets after expense reductions             0.78%            0.78%(A)          0.93%(A)
Ratio of net investment income (loss) to average net assets                  0.42%            0.42%(A)          0.88%(A)
Portfolio turnover rate                                                         8%              20%                8%

+++ Net investment income has been calculated using the average shares method.

*         Commencement of operations

#         Amount is less than $.01 per share.

##        Amount is less than $1,000

+         Not Annualized

(A)       Annualized

(B) The total return for the years ended 2003, 2002, 2001 and the period ended December 31, 2000 for Series I, for the year ended 2003 and the period ended December 31, 2002 for Series II and for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

(C) The total return for the period ended December 31, 2000 for Series I and for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                        TOTAL STOCK MARKET INDEX TRUST
                                                    ----------------------------------------------------------------------------
                                                                    SERIES I                             SERIES II
                                                    -------------------------------------------------   ----------------------------
                                                        YEARS ENDED DECEMBER 31,          5/1/2000*      YEAR ENDED     1/28/2002*
                                                    --------------------------------          TO        DECEMBER 31,        TO
                                                     2003+++    2002+++      2001+++    12/31/2000+++     2003+++     12/31/2002+++
                                                    ---------  ----------   ---------   -------------   ------------  --------------
NET ASSET VALUE, BEGINNING OF PERIOD                $   7.63   $   9.79     $ 11.14     $   12.50       $   7.62      $   9.67
Income from investment operations:
     Net investment income (loss)                       0.09       0.08        0.09          0.08           0.07          0.07
     Net realized and unrealized gain (loss) on
     investments and foreign currency transactions      2.24      (2.16)      (1.36)        (1.33)          2.24         (2.04)
                                                    --------   --------     -------     ---------       --------      --------
     Total from investment operations                   2.33      (2.08)      (1.27)        (1.25)          2.31         (1.97)
                                                    --------   --------     -------     ---------       --------      --------
Less distributions:
     Dividends from net investment income                  -      (0.08)      (0.08)        (0.06)             -         (0.08)
     Distributions from capital gains                      -          -           -         (0.05)             -             -
                                                    --------   --------     -------     ---------       --------      --------
     Total distributions                                   -      (0.08)      (0.08)        (0.11)             -         (0.08)
                                                    --------   --------     -------     ---------       --------      --------
NET ASSET VALUE, END OF PERIOD                      $   9.96   $   7.63     $  9.79     $   11.14       $   9.93      $   7.62
                                                    ========   ========     =======     =========       ========      ========
     TOTAL RETURN (B)                                  30.54%    (21.29%)    (11.41%)      (10.04%)+       30.31%       (20.36%)+
Net assets, end of period (000's)                   $133,964   $ 59,970     $73,657     $  56,390       $ 29,972      $  6,163
Ratio of expenses to average net assets                 0.58%      0.59%       0.59%         0.62%(A)       0.78%         0.79%(A)
Ratio of expenses to average net assets after
expense reductions                                      0.58%      0.59%       0.59%         0.60%(A)       0.78%         0.79%(A)
Ratio of net investment income (loss) to average
net assets                                              1.05%      0.96%       0.93%         0.93%(A)       0.86%         0.98%(A)
Portfolio turnover rate                                    6%         4%          5%           16%             6%            4%

                                                     SERIES III
                                                    -------------
                                                      9/5/2003*
                                                         TO
                                                    12/31/2003+++
                                                    -------------
NET ASSET VALUE, BEGINNING OF PERIOD                $    9.17
Income from investment operations:
     Net investment income (loss)                        0.03
     Net realized and unrealized gain (loss) on
     investments and foreign currency transactions       0.76
                                                    ---------
     Total from investment operations                    0.79
                                                    ---------
Less distributions:

     Dividends from net investment income                   -
     Distributions from capital gains                       -
                                                    ---------
     Total distributions                                    -
                                                    ---------
NET ASSET VALUE, END OF PERIOD                      $    9.96
                                                    =========
     TOTAL RETURN (B)                                    8.62%+
Net assets, end of period (000's)                   $      1
Ratio of expenses to average net assets                122.81%(A)
Ratio of expenses to average net assets after
expense reductions                                       0.93%(A)
Ratio of net investment income (loss) to average
net assets                                               0.96%(A)
Portfolio turnover rate                                     6%

                                                                                           500 INDEX TRUST
                                                    ------------------------------------------------------------------------------
                                                                          SERIES I                              SERIES II
                                                    -------------------------------------------------  ---------------------------
                                                           YEARS ENDED DECEMBER 31,      5/1/2000*     YEAR ENDED    1/28/2002*
                                                    ----------------------------------       TO        DECEMBER 31,     TO
                                                      2003+++     2002+++      2001+++  12/31/2000+++    2003+++     12/31/2002+++
                                                    ----------  ---------    ---------- -------------  ------------  -------------
NET ASSET VALUE, BEGINNING OF PERIOD                $   7.60    $   9.81     $  11.28   $   12.50      $    7.59     $    9.68
Income from investment operations:
     Net investment income (loss)                       0.10        0.09         0.09        0.09           0.09          0.08
     Net realized and unrealized gain (loss) on
     investments and foreign currency transactions      2.01       (2.30)       (1.48)      (1.29)          1.99         (2.17)
                                                    --------    --------     --------   ---------      ---------     ---------
     Total from investment operations                   2.11       (2.21)       (1.39)      (1.20)          2.08         (2.09)
                                                    --------    --------     --------   ---------      ---------     ---------
Less distributions:
     Dividends from net investment income              (0.08)          -#       (0.08)      (0.02)         (0.08)            -#
                                                    --------    --------     --------   ---------      ---------     ---------
     Total distributions                               (0.08)          -#       (0.08)      (0.02)         (0.08)            -#
                                                    --------    --------     --------   ---------      ---------     ---------
NET ASSET VALUE, END OF PERIOD                      $   9.63    $   7.60     $   9.81   $   11.28      $    9.59     $    7.59
                                                    ========    ========     ========   =========      =========     =========
     TOTAL RETURN (C)                                  28.01%     (22.53%)     (12.37%)     (9.57%)+       27.76%       (21.59%)+
Net assets, end of period (000's)                   $980,366    $678,414     $772,559   $ 680,264      $ 115,826     $  38,267
Ratio of expenses to average net assets                 0.57%       0.57%        0.57%       0.55%(A)       0.77%         0.77%(A)
Ratio of expenses to average net assets after
expense reductions                                      0.57%       0.57%        0.57%       0.55%(A)       0.77%         0.77%(A)
Ratio of net investment income (loss) to average
net assets                                              1.22%       1.05%        0.84%       1.08%(A)       1.02%         1.12%(A)
Portfolio turnover rate                                    1%          6%           1%          6%             1%            6%

                                                      SERIES III
                                                    --------------
                                                       9/5/2003*
                                                          TO
                                                     12/31/2003+++
                                                    --------------
NET ASSET VALUE, BEGINNING OF PERIOD                $    8.87
Income from investment operations:
     Net investment income (loss)                        0.03
     Net realized and unrealized gain (loss) on
     investments and foreign currency transactions       0.73
                                                    ---------
     Total from investment operations                    0.76
                                                    ---------
Less distributions:
     Dividends from net investment income                   -
                                                    ---------
     Total distributions                                    -
                                                    ---------
NET ASSET VALUE, END OF PERIOD                      $    9.63
                                                    =========
     TOTAL RETURN (C)                                    8.57%+
Net assets, end of period (000's)                   $      16
Ratio of expenses to average net assets                 11.12%(A)
Ratio of expenses to average net assets after
expense reductions                                       0.92%(A)
Ratio of net investment income (loss) to average
net assets                                               1.09%(A)
Portfolio turnover rate                                     1%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

#    Amount is less than $.01 per share.

+    Not Annualized

(A)  Annualized

(B) The total return for the period ended December 31, 2000 for Series I and for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

(C) The total return for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

      The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                    LIFESTYLE AGGRESSIVE 1000 TRUST
                                                                      ------------------------------------------------------------
                                                                                                SERIES I
                                                                      ------------------------------------------------------------
                                                                                          YEARS ENDED DECEMBER 31,
                                                                      ------------------------------------------------------------
                                                                          2003         2002        2001        2000        1999
                                                                      ------------  ----------   ---------   ---------   ---------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $       8.14  $    10.34   $   13.09   $   14.54   $   13.39
Income from investment operations:
       Net investment income (loss) **                                        0.02        0.04        0.04        0.05        0.08
       Net realized and unrealized gain (loss) on investments and
       foreign currency transactions                                          2.81       (2.16)      (1.84)      (0.78)       1.77
                                                                      ------------  ----------   ---------   ---------   ---------
       Total from investment operations                                       2.83       (2.12)      (1.80)      (0.73)       1.85
                                                                      ------------  ----------   ---------   ---------   ---------
Less distributions:
       Dividends from net investment income                                  (0.02)      (0.04)      (0.04)      (0.05)      (0.08)
       Distributions from capital gains                                          -           -       (0.53)      (0.67)      (0.62)
       Return of capital                                                     (0.02)      (0.04)      (0.38)          -           -
                                                                      ------------  ----------   ---------   ---------   ---------
       Total distributions                                                   (0.04)      (0.08)      (0.95)      (0.72)      (0.70)
                                                                      ------------  ----------   ---------   ---------   ---------
NET ASSET VALUE, END OF PERIOD                                        $      10.93  $     8.14   $   10.34   $   13.09   $   14.54
                                                                      ============  ==========   =========   =========   =========
       TOTAL RETURN (B)                                                      34.91%     (20.71%)    (13.67%)     (5.11%)     14.61%
Net assets, end of period (000's)                                     $    327,927  $  185,893   $ 187,473   $ 148,693   $  93,073
Ratio of expenses to average net assets ***                                  0.079%       0.10%       0.10%      0.075%       0.03%
Ratio of expenses to average net assets after expense reductions ***         0.075%      0.075%      0.075%       0.05%       0.03%
Ratio of net investment income (loss) to average net assets **                0.23%       0.33%       0.29%       0.33%       0.64%
Portfolio turnover rate                                                         53%         90%         82%        104%        136%

                                                                          LIFESTYLE AGGRESSIVE 1000 TRUST
                                                                      ----------------------------------------
                                                                             SERIES II              SERIES III
                                                                      ------------------------      ----------
                                                                       YEAR ENDED   1/28/2002*      9/5/2003*
                                                                      DECEMBER 31,      TO              TO
                                                                         2003       12/31/2002      12/31/2003
                                                                      ------------  ----------      ----------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $       8.14  $    10.09      $     9.80
Income from investment operations:
       Net investment income (loss) **                                        0.02        0.04            0.00
       Net realized and unrealized gain (loss) on investments and
       foreign currency transactions                                          2.81       (1.91)           1.13
                                                                      ------------  ----------      ----------
       Total from investment operations                                       2.83       (1.87)           1.13
                                                                      ------------  ----------      ----------
Less distributions:
       Dividends from net investment income                                  (0.02)      (0.04)              -
       Distributions from capital gains                                          -           -               -
       Return of capital                                                     (0.02)      (0.04)              -
                                                                      ------------  ----------      ----------
       Total distributions                                                   (0.04)      (0.08)              -
                                                                      ------------  ----------      ----------
NET ASSET VALUE, END OF PERIOD                                        $      10.93  $     8.14      $    10.93
                                                                      ============  ==========      ==========
       TOTAL RETURN (B)                                                      34.91%     (18.74%)+        11.53%+
Net assets, end of period (000's)                                     $    157,764  $   27,099      $        7
Ratio of expenses to average net assets ***                                  0.079%       0.10%(A)       21.50%(A)
Ratio of expenses to average net assets after expense reductions ***         0.075%      0.075%(A)       0.225%(A)
Ratio of net investment income (loss) to average net assets **                0.11%      (0.05%)(A)      (0.13%)(A)
Portfolio turnover rate                                                         53%         90%             53%

                                                                                         LIFESTYLE GROWTH 820 TRUST
                                                                      ------------------------------------------------------------
                                                                                                SERIES I
                                                                      ------------------------------------------------------------
                                                                                          YEARS ENDED DECEMBER 31,
                                                                      ------------------------------------------------------------
                                                                          2003         2002        2001        2000        1999
                                                                      ------------  ----------   ---------   ---------   ---------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $       9.28  $    11.25   $   13.59   $   15.18   $   13.78
Income from investment operations:
       Net investment income (loss) **                                        0.09        0.14        0.18        0.13        0.23
       Net realized and unrealized gain (loss) on investments and
       foreign currency transactions                                          2.61       (1.89)      (1.43)      (0.57)       1.94
                                                                      ------------  ----------   ---------   ---------   ---------
       Total from investment operations                                       2.70       (1.75)      (1.25)      (0.44)       2.17
                                                                      ------------  ----------   ---------   ---------   ---------
Less distributions:
       Dividends from net investment income                                  (0.09)      (0.14)      (0.18)      (0.13)      (0.23)
       Distributions from capital gains                                      (0.01)      (0.02)      (0.59)      (1.02)      (0.54)
       Return of capital                                                     (0.02)      (0.06)      (0.32)          -           -
                                                                      ------------  ----------   ---------   ---------   ---------
       Total distributions                                                   (0.12)      (0.22)      (1.09)      (1.15)      (0.77)
                                                                      ------------  ----------   ---------   ---------   ---------
NET ASSET VALUE, END OF PERIOD                                        $      11.86  $     9.28   $   11.25   $   13.59   $   15.18
                                                                      ============  ==========   =========   =========   =========
       TOTAL RETURN (C)                                                      29.55%     (15.84%)     (8.97%)     (3.05%)     16.56%
Net assets, end of period (000's)                                     $  1,223,950  $  765,561   $ 726,548   $ 545,106   $ 414,257
Ratio of expenses to average net assets ***                                  0.071%       0.09%       0.09%       0.06%       0.04%
Ratio of expenses to average net assets after expense reductions ***         0.071%      0.075%      0.075%       0.05%       0.04%
Ratio of net investment income (loss) to average net assets **                0.84%       1.24%       1.33%       0.94%       1.73%
Portfolio turnover rate                                                         55%        117%         84%        102%        127%

                                                                             LIFESTYLE GROWTH 820 TRUST
                                                                      ----------------------------------------
                                                                              SERIES II             SERIES III
                                                                      ------------------------      ----------
                                                                      YEAR ENDED    1/28/2002*      9/5/2003*
                                                                      DECEMBER 31,      TO              TO
                                                                          2003      12/31/2002      12/31/2003
                                                                      ------------  ----------      ----------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $       9.28  $    11.06      $    10.77
Income from investment operations:
       Net investment income (loss) **                                        0.09        0.14               -
       Net realized and unrealized gain (loss) on investments and
       foreign currency transactions                                          2.60       (1.70)           1.09
                                                                      ------------  ----------      ----------
       Total from investment operations                                       2.69       (1.56)           1.09
                                                                      ------------  ----------      ----------
Less distributions:
       Dividends from net investment income                                  (0.09)      (0.14)              -
       Distributions from capital gains                                      (0.01)      (0.02)              -
       Return of capital                                                     (0.02)      (0.06)              -
                                                                      ------------  ----------      ----------
       Total distributions                                                   (0.12)      (0.22)              -
                                                                      ------------  ----------      ----------
NET ASSET VALUE, END OF PERIOD                                        $      11.85  $     9.28      $    11.86
                                                                      ============  ==========      ==========
       TOTAL RETURN (C)                                                      29.44%      (14.4%)+        10.12%+
Net assets, end of period (000's)                                     $    651,730  $  120,949      $       15
Ratio of expenses to average net assets ***                                  0.071%       0.09%(A)       19.95%(A)
Ratio of expenses to average net assets after expense reductions ***         0.071%      0.075%(A)       0.221%(A)
Ratio of net investment income (loss) to average net assets **                0.53%      (0.01%)(A)      (0.14%)(A)
Portfolio turnover rate                                                         55%        117%             55%

*    Commencement of operations

** Recognition of net investment income by the Portfolio is affected by the timing of the declaration of dividends by the underlying investment companies in which the Portfolio invests.

*** Does not include expenses of the investment companies in which the Portfolio invests.

+    Not Annualized

(A)  Annualized

(B) The total return for the years ended 2003, 2002, 2001, 2000 and 1999 for Series I, for the year ended 2003 and the period ended December 31, 2002 for Series II and for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.
(C) The total return for the years ended 2002, 2001, 2000 and 1999 for Series I, for the year ended 2003 and the period ended December 31, 2002 for Series II and for the period ended December 31, 2003 for Series
     III would have been lower, had operating expenses not been reduced.

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                         LIFESTYLE BALANCED 640 TRUST
                                                                      -------------------------------------------------------------
                                                                                                 SERIES I
                                                                      -------------------------------------------------------------
                                                                                           YEARS ENDED DECEMBER 31,
                                                                      -------------------------------------------------------------
                                                                          2003         2002         2001         2000        1999
                                                                      ------------  ----------   ----------   ----------  ---------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $      10.30  $    11.82   $    13.53   $    14.24  $   13.49
Income from investment operations:
       Net investment income (loss) **                                        0.19        0.29         0.35         0.26       0.39
       Net realized and unrealized gain (loss) on investments and
       foreign currency transactions                                          2.22       (1.43)       (1.02)        0.06       1.20
                                                                      ------------  ----------   ----------   ----------  ---------
       Total from investment operations                                       2.41       (1.14)       (0.67)        0.32       1.59
                                                                      ------------  ----------   ----------   ----------  ---------
Less distributions:
       Dividends from net investment income                                  (0.19)      (0.29)       (0.35)       (0.26)     (0.39)
       Distributions from capital gains                                      (0.05)      (0.04)       (0.69)       (0.77)     (0.45)
       Return of capital                                                     (0.04)      (0.05)           -            -          -
                                                                      ------------  ----------   ----------   ----------  ---------
       Total distributions                                                   (0.28)      (0.38)       (1.04)       (1.03)     (0.84)
                                                                      ------------  ----------   ----------   ----------  ---------
NET ASSET VALUE, END OF PERIOD                                        $      12.43  $    10.30   $    11.82   $    13.53  $   14.24
                                                                      ============  ==========   ==========   ==========  =========
       TOTAL RETURN (B)                                                      23.97%      (9.95%)      (4.71%)       2.45%     12.42%
Net assets, end of period (000's)                                     $  1,330,925  $  859,857   $  745,215   $  545,718  $ 416,706
Ratio of expenses to average net assets ***                                  0.070%       0.09%        0.09%        0.06%      0.03%
Ratio of expenses to average net assets after expense reductions ***         0.070%      0.075%       0.075%        0.05%      0.03%
Ratio of net investment income (loss) to average net assets **                1.59%       2.48%        2.47%        1.87%      2.93%
Portfolio turnover rate                                                         55%        114%          71%          85%       126%

                                                                            LIFESTYLE BALANCED 640 TRUST
                                                                      ----------------------------------------
                                                                              SERIES II             SERIES III
                                                                      ------------------------      ----------
                                                                       YEAR ENDED   1/28/2002*      9/5/2003*
                                                                      DECEMBER 31,      TO              TO
                                                                          2003      12/31/2002      12/31/2003
                                                                      ------------  ----------      ----------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $      10.30  $    11.72      $    11.45
Income from investment operations:
       Net investment income (loss) **                                        0.19        0.29               -
       Net realized and unrealized gain (loss) on investments and
       foreign currency transactions                                          2.22       (1.33)           0.98
                                                                      ------------  ----------      ----------
       Total from investment operations                                       2.41       (1.04)           0.98
                                                                      ------------  ----------      ----------
Less distributions:
       Dividends from net investment income                                  (0.19)      (0.29)              -
       Distributions from capital gains                                      (0.05)      (0.04)              -
       Return of capital                                                     (0.04)      (0.05)              -
                                                                      ------------  ----------      ----------
       Total distributions                                                   (0.28)      (0.38)              -
                                                                      ------------  ----------      ----------
NET ASSET VALUE, END OF PERIOD                                        $      12.43  $    10.30      $    12.43
                                                                      ============  ==========      ==========
       TOTAL RETURN (B)                                                      23.97%      (9.18%)+         8.56%+
Net assets, end of period (000's)                                     $    740,011  $  164,273      $       46
Ratio of expenses to average net assets ***                                  0.070%       0.09%(A)        8.35%(A)
Ratio of expenses to average net assets after expense reductions ***         0.070%       0.075%(A)      0.220%(A)
Ratio of net investment income (loss) to average net assets **                1.11%       0.07%(A)       (0.22%)(A)
Portfolio turnover rate                                                         55%        114%             55%

                                                                                         LIFESTYLE MODERATE 460 TRUST
                                                                      -------------------------------------------------------------
                                                                                                 SERIES I
                                                                      -------------------------------------------------------------
                                                                                           YEARS ENDED DECEMBER 31,
                                                                      -------------------------------------------------------------
                                                                          2003         2002         2001         2000       1999
                                                                      ------------  ----------   ----------   ----------  ---------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $      11.22  $    12.11   $    13.01   $    14.13  $   13.91
Income from investment operations:
       Net investment income (loss) **                                        0.27        0.40         0.45         0.58       0.41
       Net realized and unrealized gain (loss) on investments and
       foreign currency transactions                                          1.67       (0.88)       (0.61)       (0.07)      0.65
                                                                      ------------  ----------   ----------   ----------  ---------
       Total from investment operations                                       1.94       (0.48)       (0.16)        0.51       1.06
                                                                      ------------  ----------   ----------   ----------  ---------
Less distributions:
       Dividends from net investment income                                  (0.27)      (0.40)       (0.45)       (0.58)     (0.41)
       Distributions from capital gains                                      (0.06)          -        (0.10)       (1.05)     (0.43)
       Return of capital                                                     (0.04)      (0.01)       (0.19)           -          -
                                                                      ------------  ----------   ----------   ----------  ---------
       Total distributions                                                   (0.37)      (0.41)       (0.74)       (1.63)     (0.84)
                                                                      ------------  ----------   ----------   ----------  ---------
NET ASSET VALUE, END OF PERIOD                                        $      12.79  $    11.22   $    12.11   $    13.01  $   14.13
                                                                      ============  ==========   ==========   ==========  =========
       TOTAL RETURN (C)                                                      17.83%      (4.07%)      (1.09%)       4.26%      7.89%
Net assets, end of period (000's)                                     $    461,743  $  325,608   $  245,499   $  182,038  $ 167,500
Ratio of expenses to average net assets ***                                  0.075%       0.09%        0.10%       0.075%      0.04%
Ratio of expenses to average net assets after expense reductions ***         0.075%      0.075%       0.075%        0.05%      0.04%
Ratio of net investment income (loss) to average net assets **                2.15%       3.17%        3.23%        4.37%      2.92%
Portfolio turnover rate                                                         46%        113%          84%          86%       109%

                                                                            LIFESTYLE MODERATE 460 TRUST
                                                                      ----------------------------------------
                                                                             SERIES II              SERIES III
                                                                      -------------------------    -----------
                                                                       YEAR ENDED   1/28/2002*      9/5/2003*
                                                                      DECEMBER 31,      TO              TO
                                                                          2003      12/31/2002      12/31/2003
                                                                      ------------  ----------      ----------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $      11.22  $    12.07      $    11.98
Income from investment operations:
       Net investment income (loss) **                                        0.27        0.40               -
       Net realized and unrealized gain (loss) on investments and
       foreign currency transactions                                          1.67       (0.84)           0.81
                                                                      ------------  ----------      ----------
       Total from investment operations                                       1.94       (0.44)           0.81
                                                                      ------------  ----------      ----------
Less distributions:
       Dividends from net investment income                                  (0.27)      (0.40)              -
       Distributions from capital gains                                      (0.06)          -               -
       Return of capital                                                     (0.04)      (0.01)              -
                                                                      ------------  ----------      ----------
       Total distributions                                                   (0.37)      (0.41)              -
                                                                      ------------  ----------      ----------
NET ASSET VALUE, END OF PERIOD                                        $      12.79  $    11.22      $    12.79
                                                                      ============  ==========      ==========
       TOTAL RETURN (C)                                                      17.83%      (3.77%)+         6.76%+
Net assets, end of period (000's)                                     $    285,665  $   74,241      $        3
Ratio of expenses to average net assets ***                                  0.075%       0.09%(A)       44.71%(A)
Ratio of expenses to average net assets after expense reductions ***         0.075%      0.075%(A)       0.225%(A)
Ratio of net investment income (loss) to average net assets **                1.58%       0.19%(A)       (0.14%)(A)
Portfolio turnover rate                                                         46%        113%             46%

*    Commencement of operations

** Recognition of net investment income by the Portfolio is affected by the timing of the declaration of dividends by the underlying investment companies in which the Portfolio invests.

*** Does not include expenses of the investment companies in which the Portfolio invests.

+    Not Annualized

(A)  Annualized

(B) The total return for the years ended 2002, 2001, 2000 and 1999 for Series I, for the year ended 2003 and the period ended December 31, 2002 for Series II and for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.
(C) The total return for the years ended 2002, 2001, 2000 and 1999 for Series I, for the period ended December 31, 2002 for Series II and for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                                      LIFESTYLE CONSERVATIVE 280 TRUST
                                                                      ------------------------------------------------------------
                                                                                                   SERIES I
                                                                      ------------------------------------------------------------
                                                                                          YEARS ENDED DECEMBER 31,
                                                                      ------------------------------------------------------------
                                                                          2003         2002        2001        2000        1999
                                                                      ------------  ----------  ----------  ----------  ----------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $      12.72  $    12.94  $    13.17  $    13.15  $    13.53
Income from investment operations:
       Net investment income (loss) **                                        0.38        0.39        0.55        0.51        0.60
       Net realized and unrealized gain (loss) on investments and
       foreign currency transactions                                          1.03       (0.16)      (0.14)       0.41       (0.05)
                                                                      ------------  ----------  ----------  ----------  ----------
       Total from investment operations                                       1.41        0.23        0.41        0.92        0.55
                                                                      ------------  ----------  ----------  ----------  ----------
Less distributions:
       Dividends from net investment income                                  (0.39)      (0.39)      (0.55)      (0.51)      (0.60)
       Distributions from capital gains                                      (0.10)      (0.04)      (0.09)      (0.39)      (0.33)
       Return of capital                                                         -       (0.02)          -           -           -
                                                                      ------------  ----------  ----------  ----------  ----------
       Total distributions                                                   (0.49)      (0.45)      (0.64)      (0.90)      (0.93)
                                                                      ------------  ----------  ----------  ----------  ----------
NET ASSET VALUE, END OF PERIOD                                        $      13.64  $    12.72  $    12.94  $    13.17  $    13.15
                                                                      ============  ==========  ==========  ==========  ==========
       TOTAL RETURN (B)                                                      11.47%       1.80%       3.30%       7.62%       4.21%
Net assets, end of period (000's)                                     $    299,278  $  250,656  $  174,041  $  105,627  $  106,435
Ratio of expenses to average net assets ***                                  0.079%       0.09%       0.10%       0.08%       0.03%
Ratio of expenses to average net assets after expense reductions ***         0.075%      0.075%      0.075%       0.05%       0.03%
Ratio of net investment income (loss) to average net assets **                2.89%       2.62%       3.82%       4.00%       4.40%
Portfolio turnover rate                                                         40%         69%         38%         53%         93%

                                                                          LIFESTYLE CONSERVATIVE 280 TRUST
                                                                      ----------------------------------------
                                                                              SERIES II             SERIES III
                                                                      ------------------------      ----------
                                                                      YEAR ENDED    1/28/2002*      9/5/2003*
                                                                      DECEMBER 31,      TO              TO
                                                                          2003      12/31/2002      12/31/2003
                                                                      ------------  ----------      ----------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $      12.72  $    12.93      $    12.95
Income from investment operations:
       Net investment income (loss) **                                        0.38        0.39               -
       Net realized and unrealized gain (loss) on investments and
       foreign currency transactions                                          1.03       (0.15)           0.69
                                                                      ------------  ----------      ----------
       Total from investment operations                                       1.41        0.24            0.69
                                                                      ------------  ----------      ----------
Less distributions:
       Dividends from net investment income                                  (0.39)      (0.39)              -
       Distributions from capital gains                                      (0.10)      (0.04)              -
       Return of capital                                                         -       (0.02)              -
                                                                      ------------  ----------      ----------
       Total distributions                                                   (0.49)      (0.45)              -
                                                                      ------------  ----------      ----------
NET ASSET VALUE, END OF PERIOD                                        $      13.64  $    12.72      $    13.64
                                                                      ============  ==========      ==========
       TOTAL RETURN (B)                                                      11.46%       1.83%+          5.33%+
Net assets, end of period (000's)                                     $    153,654  $   47,697      $      101
Ratio of expenses to average net assets ***                                  0.079%       0.09%(A)        8.73%(A)
Ratio of expenses to average net assets after expense reductions ***         0.075%      0.075%(A)       0.225%(A)
Ratio of net investment income (loss) to average net assets **                2.21%       0.25%(A)       (0.22%)(A)
Portfolio turnover rate                                                         40%         69%             40%

                                                                              SMALL-MID CAP TRUST
                                                                   ------------------------------------------
                                                                                    SERIES I
                                                                   ------------------------------------------
                                                                    YEARS ENDED DECEMBER 31,    07/16/2001*
                                                                   --------------------------       TO
                                                                      2003+++       2002+++     12/31/2001+++
                                                                   ------------   -----------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $       9.85   $     11.95   $       12.50
Income from investment operations:
       Net investment income (loss)                                       (0.03)        (0.01)              - #
       Net realized and unrealized gain (loss) on investments and
       foreign currency transactions                                       2.31         (2.09)          (0.55)
                                                                   ------------   -----------   -------------
       Total from investment operations                                    2.28         (2.10)          (0.55)
                                                                   ------------   -----------   -------------
Less distributions:
       Dividends from net investment income                                   -             - #             - #
                                                                   ------------   -----------   -------------
       Total distributions                                                    -             - #             - #
                                                                   ------------   -----------   -------------
NET ASSET VALUE, END OF PERIOD                                     $      12.13   $      9.85   $       11.95
                                                                   ============   ===========   =============
        TOTAL RETURN (C)                                                  23.15%       (17.57%)         (4.40%)+
Net assets, end of period (000's)                                  $    103,406   $    63,945   $       2,890
Ratio of expenses to average net assets                                    1.19%         1.83%           3.09%(A)
Ratio of expenses to average net assets after expense reductions           1.19%         1.20%           1.20%(A)
Ratio of net investment income (loss) to average net assets               (0.26%)       (0.09%)          0.01%(A)
Portfolio turnover rate                                                      18%            6%             33%

                                                                                  SMALL-MID CAP TRUST
                                                                   -------------------------------------------------
                                                                              SERIES II                 SERIES III
                                                                   ------------------------------      -------------
                                                                    YEAR ENDED      11/25/2002*          9/5/2003*
                                                                   DECEMBER 31,          TO                 TO
                                                                      2003+++       12/31/2002+++      12/31/2003+++
                                                                   ------------    --------------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $       9.85    $        10.28      $       11.31
Income from investment operations:
       Net investment income (loss)                                       (0.05)                - #            (0.02)
       Net realized and unrealized gain (loss) on investments and
       foreign currency transactions                                       2.30             (0.43)              0.84
                                                                   ------------    --------------      -------------
       Total from investment operations                                    2.25             (0.43)              0.82
                                                                   ------------    --------------      -------------
Less distributions:
       Dividends from net investment income                                   -                 -                  -
                                                                   ------------    --------------      -------------
       Total distributions                                                    -                 -                  -
                                                                   ------------    --------------      -------------
NET ASSET VALUE, END OF PERIOD                                     $      12.10    $         9.85      $       12.13
                                                                   ============    ==============      =============
        TOTAL RETURN (C)                                                  22.84%            (4.18%)+            7.25%+
Net assets, end of period (000's)                                  $     55,466    $       10,849      $           2
Ratio of expenses to average net assets                                    1.39%             2.03%(A)           1.54%(A)
Ratio of expenses to average net assets after expense reductions           1.39%             1.40%(A)           1.54%(A)
Ratio of net investment income (loss) to average net assets               (0.44%)           (0.18%)(A)         (0.40%)(A)
Portfolio turnover rate                                                      18%                6%                18%

*    Commencement of operations

** Recognition of net investment income by the Portfolio is affected by the timing of the declaration of dividends by the underlying investment companies in which the Portfolio invests.

*** Does not include expenses of the investment companies in which the Portfolio invests.

+    Not Annualized

#    Amount is less than $.01 per share.

(A)  Annualized

(B) The total return for the years ended 2003, 2002, 2001, 2000 and 1999 for Series I, for the year ended 2003 and the period ended December 31, 2002 for Series II and for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

(C) The total return for the year ended 2002 and the period ended December 31, 2001 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                                       INTERNATIONAL EQUITY SELECT TRUST
                                                                  ----------------------------------------
                                                                                  SERIES I
                                                                  ----------------------------------------
                                                                  YEARS ENDED DECEMBER 31,   07/16/2001*
                                                                  ------------------------        TO
                                                                   2003+++      2002+++      12/31/2001+++
                                                                  ---------  -------------   -------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $   10.62  $       12.02   $       12.50
Income from investment operations:
       Net investment income (loss)                                    0.18          (0.02)              - #
       Net realized and unrealized gain (loss) on
       investments and foreign currency transactions                   2.79          (1.38)          (0.48)
                                                                  ---------  -------------   -------------
       Total from investment operations                                2.97          (1.40)          (0.48)
                                                                  ---------  -------------   -------------
NET ASSET VALUE, END OF PERIOD                                    $   13.59  $       10.62   $       12.02
                                                                  =========  =============   =============
        TOTAL RETURN (B)                                              27.97%        (11.65%)         (3.84%)+
Net assets, end of period (000's)                                 $  76,708  $      49,507   $       2,897
Ratio of expenses to average net assets                                1.26%          1.95%           3.27%(A)
Ratio of expenses to average net assets after expense reductions       1.20%          1.20%           1.20%(A)
Ratio of net investment income (loss) to average net assets            1.56%         (0.15%)          0.06%(A)
Portfolio turnover rate                                                   9%             5%              7%

                                                                       INTERNATIONAL EQUITY SELECT TRUST
                                                                  ---------------------------------------------
                                                                          SERIES II                SERIES III
                                                                  ---------------------------     -------------
                                                                   YEAR ENDED   11/25/2002*         9/5/2003*
                                                                  DECEMBER 31,       TO                 TO
                                                                    2003+++     12/31/2002+++     12/31/2003+++
                                                                  ------------  -------------     -------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $      10.62  $       10.85     $       11.62
Income from investment operations:
       Net investment income (loss)                                       0.11          (0.01)            (0.01)
       Net realized and unrealized gain (loss) on
       investments and foreign currency transactions                      2.83          (0.22)             1.98
                                                                  ------------  -------------     -------------
       Total from investment operations                                   2.94          (0.23)             1.97
                                                                  ------------  -------------     -------------
NET ASSET VALUE, END OF PERIOD                                    $      13.56  $       10.62     $       13.59
                                                                  ============  =============     =============
       TOTAL RETURN (B)                                                  27.68%         (2.12%)+          16.95%+
Net assets, end of period (000's)                                 $     40,650  $       8,266     $           1
Ratio of expenses to average net assets                                   1.46%          2.15%(A)          1.61%(A)
Ratio of expenses to average net assets after expense reductions          1.40%          1.40%(A)          1.55%(A)
Ratio of net investment income (loss) to average net assets               0.99%         (1.12%)(A)        (0.31%)(A)
Portfolio turnover rate                                                      9%             5%                9%

                                                                             HIGH GRADE BOND TRUST
                                                                  ---------------------------------------
                                                                                SERIES I
                                                                  ---------------------------------------
                                                                  YEARS ENDED DECEMBER 31,   07/16/2001*
                                                                  ------------------------        TO
                                                                   2003+++       2002+++    12/31/2001+++
                                                                  ---------   ------------  -------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $   13.77   $      12.48  $       12.50
Income from investment operations:
       Net investment income (loss)                                    0.36           0.48           0.26
       Net realized and unrealized gain (loss) on
       investments and foreign currency transactions                  (0.19)          0.90           0.14
                                                                  ---------   ------------  -------------
       Total from investment operations                                0.17           1.38           0.40
                                                                  ---------   ------------  -------------
Less distributions:
       Dividends from net investment income                           (0.01)         (0.07)         (0.26)
       Distributions from capital gains                                   -          (0.02)         (0.16)
                                                                  ---------   ------------  -------------
       Total distributions                                            (0.01)         (0.09)         (0.42)
                                                                  ---------   ------------  -------------
NET ASSET VALUE, END OF PERIOD                                    $   13.93   $      13.77  $       12.48
                                                                  =========   ============  =============
       TOTAL RETURN (C)                                                1.20%         11.01%          3.21%+
Net assets, end of period (000's)                                 $ 115,165   $     77,953  $       3,254
Ratio of expenses to average net assets                                0.80%          1.44%          2.72%(A)
Ratio of expenses to average net assets after expense reductions       0.80%          0.85%          0.85%(A)
Ratio of net investment income (loss) to average net assets            2.61%          3.65%          4.44%(A)
Portfolio turnover rate                                                 661%           290%           353%

                                                                              HIGH GRADE BOND TRUST
                                                                  ----------------------------------------------
                                                                           SERIES II                SERIES III
                                                                  ---------------------------      -------------
                                                                   YEAR ENDED    11/25/2002*         9/5/2003*
                                                                  DECEMBER 31,       TO                  TO
                                                                    2003+++     12/31/2002+++      12/31/2003+++
                                                                  ------------  -------------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $      13.77  $       13.61      $       13.63
Income from investment operations:
       Net investment income (loss)                                       0.29           0.04               0.04
       Net realized and unrealized gain (loss) on
       investments and foreign currency transactions                     (0.15)          0.20               0.26
                                                                  ------------  -------------      -------------
       Total from investment operations                                   0.14           0.24               0.30
                                                                  ------------  -------------      -------------
Less distributions:
       Dividends from net investment income                              (0.01)         (0.06)                 -
       Distributions from capital gains                                      -          (0.02)                 -
                                                                  ------------  -------------      -------------
       Total distributions                                               (0.01)         (0.08)                 -
                                                                  ------------  -------------      -------------
NET ASSET VALUE, END OF PERIOD                                    $      13.90  $       13.77      $       13.93
                                                                  ============  =============      =============
       TOTAL RETURN (C)                                                   0.99%          1.77%+             2.20%+
Net assets, end of period (000's)                                 $     63,688  $      14,653      $           7
Ratio of expenses to average net assets                                   1.00%          1.64%(A)           1.15%(A)
Ratio of expenses to average net assets after expense reductions          1.00%          1.05%(A)           1.15%(A)
Ratio of net investment income (loss) to average net assets               2.11%          3.37%(A)           1.00%(A)
Portfolio turnover rate                                                    661%           290%               661%

+++  Net investment income has been calculated using the average shares method.

*    Commencement of operations

#    Amount is less than $.01 per share.

+    Not Annualized

(A)  Annualized

(B) The total return for the years ended 2003 and 2002 and the period ended December 31, 2001 for Series I, for the year ended 2003 and the period ended December 31, 2002 for Series II and for the period ended December 31, 2003 for Series III would have been lower, had operating expenses not been reduced.

(C) The total return for year ended 2002 and the period ended December 31, 2001 for Series I and for the period ended December 31, 2002 for Series II would have been lower, had operating expenses not been reduced.

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)

                                                           AMERICAN GROWTH TRUST             AMERICAN INTERNATIONAL TRUST
                                                      -------------------------------      -------------------------------
                                                        SERIES I          SERIES II           SERIES I         SERIES II
                                                      -------------     -------------      -------------     -------------
                                                      07/09/2003*       05/05/2003*        07/09/2003*       05/05/2003*
                                                           TO                TO                 TO                TO
                                                      12/31/2003+++     12/31/2003+++      12/31/2003+++     12/31/2003+++
                                                      -------------     -------------      -------------     -------------
NET ASSET VALUE, BEGINNING OF PERIOD                  $      13.94      $       12.50      $       13.78     $       12.50
Income from investment operations:
       Net investment Income (loss) **                           - #                - #             0.16              0.14
       Net realized and unrealized gain (loss) on
       investments and foreign currency transactions          1.48               2.91               2.74              4.02
                                                      ------------      -------------      -------------     -------------
       Total from investment operations                       1.48               2.91               2.90              4.16
                                                      ------------      -------------      -------------     -------------
NET ASSET VALUE, END OF PERIOD                        $      15.42      $       15.41      $       16.68     $       16.66
                                                      ============      =============      =============     =============
       TOTAL RETURN                                          10.62%+            23.28%+            21.04%+           33.28%+
Net assets, end of period (000's)                     $      3,389      $     269,774      $       2,590     $     178,069
Ratio of expenses to average net assets ***                   0.38%(A)           0.53%(A)           0.39%(A)          0.54%(A)
Ratio of net investment income (loss) to
        average net assets **                                 0.04%(A)          (0.23%)(A)          3.34%(A)          2.01%(A)
Portfolio turnover rate                                          1%                 1%                22%               22%

                                                       AMERICAN GROWTH-INCOME TRUST       AMERICAN BLUE CHIP INCOME AND GROWTH TRUST
                                                      -------------------------------     ------------------------------------------
                                                       SERIES I          SERIES II                SERIES I         SERIES II
                                                      -------------     -------------          -------------      -------------
                                                       07/09/2003*       05/05/2003*             07/09/2003*       05/05/2003*
                                                          TO                TO                       TO                TO
                                                      12/31/2003+++     12/31/2003+++          12/31/2003+++      12/31/2003+++
                                                      -------------     -------------          -------------      -------------
NET ASSET VALUE, BEGINNING OF PERIOD                  $       13.78     $       12.50          $       13.66      $       12.50
Income from investment operations:
       Net investment income (loss) **                         0.10              0.09                      - #                - #
       Net realized and unrealized gain (loss) on
       investments and foreign currency transactions           1.67              2.94                   1.80               2.94
                                                      -------------     -------------          -------------      -------------
       Total from investment operations                        1.77              3.03                   1.80               2.94
                                                      -------------     -------------          -------------      -------------
NET ASSET VALUE, END OF PERIOD                        $       15.55     $       15.53          $       15.46      $       15.44
                                                      =============     =============          =============      =============
       TOTAL RETURN                                           12.84%+           24.24%+                13.18%+            23.52%+
Net assets, end of period (000's)                     $       1,223     $     182,259          $       1,282      $     180,792
Ratio of expenses to average net assets ***                    0.38%(A)          0.53%(A)               0.39%(A)           0.54%(A)
Ratio of net investment income (loss) to
        average net assets **                                  3.66%(A)          2.08%(A)              (0.39%)(A)         (0.54%)(A)
Portfolio turnover rate                                           2%                2%                     - ##               - ##

+++  Net investment income has been calculated using the SEC method.

*    Commencement of operations

** Recognition of net investment income by the Portfolio is affected by the timing of the declaration of dividends by the underlying investment companies in which the Portfolio invests.

*** Does not include expenses of the investment companies in which the Portfolio invests.

#    Amount is less than $.01 per share.

##   Amount is less than 1%.

+    Not Annualized

(A)  Annualized

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

SCIENCE & TECHNOLOGY TRUST

                                                SHARES       VALUE
                                                ------       -----
COMMON STOCK - 93.98%
BIOTECHNOLOGY - 1.49%
Biogen Idec, Inc. *                               50,100  $  1,842,678
Cephalon, Inc. * (a)                              61,800     2,991,738
Genentech, Inc. *                                 18,300     1,712,331
MedImmune, Inc. *                                124,100     3,152,140
                                                          ------------
                                                             9,698,887

BROADCASTING - 2.50%
Clear Channel Communications, Inc.               148,710     6,964,089
Univision Communications, Inc., Class A *         24,920       989,075
Viacom, Inc., Class B                            188,260     8,354,979
                                                          ------------
                                                            16,308,143

BUSINESS SERVICES - 9.52%
Accenture, Ltd., Class A *                       284,400     7,485,408
BMC Software, Inc. *                             148,000     2,760,200
Cadence Design Systems, Inc. *                   402,600     7,238,748
Certegy, Inc.                                    163,100     5,349,680
DST Systems, Inc. *                               87,100     3,637,296
First Data Corp.                                 341,500    14,032,235
Fiserv, Inc. *                                   304,400    12,026,844
Paychex, Inc.                                    137,200     5,103,840
SunGuard Data Systems, Inc. *                    162,100     4,491,791
                                                          ------------
                                                            62,126,042

CABLE AND TELEVISION - 2.67%
Comcast Corp.-Special Class A *                  185,100     5,789,928
EchoStar Communications Corp., Class A *         135,800     4,617,200
Time Warner, Inc. *                              389,200     7,001,708
                                                          ------------
                                                            17,408,836

CELLULAR COMMUNICATIONS - 0.71%
Vodafone Group PLC, ADR (a)                      186,230     4,663,199
                                                          ------------

CHEMICALS - 0.33%
Cabot Microelectronics Corp. * (a)                43,800     2,146,200
                                                          ------------

COMPUTERS & BUSINESS EQUIPMENT - 9.48%
CDW Corp.                                         37,500     2,166,000
Dell, Inc. *                                     768,500    26,098,260
Hewlett-Packard Company                          494,700    11,363,259
International Business Machines Corp.             96,800     8,971,424
Lexmark International, Inc. *                     98,700     7,761,768
Network Appliance, Inc. * (a)                     69,300     1,422,729
Seagate Technology, Inc.                         216,800     4,097,520
                                                          ------------
                                                            61,880,960

ELECTRONICS - 2.98%
Flextronics International, Ltd. *                252,100     3,741,164
Samsung Electronics Company                       18,600     7,040,369
Sanmina-SCI Corp. *                              184,200     2,322,762
Synopsys, Inc. *                                 187,400     6,326,624
                                                          ------------
                                                            19,430,919

HEALTHCARE PRODUCTS - 0.74%
Johnson & Johnson                                 94,200     4,866,372
                                                          ------------

INTERNET CONTENT - 1.30%
Yahoo!, Inc. *                                   187,950     8,489,702
                                                          ------------

INTERNET RETAIL - 1.70%
eBay, Inc. *                                      93,500     6,039,165
InterActiveCorp *                                149,142     5,060,388
                                                          ------------
                                                            11,099,553

INTERNET SOFTWARE - 7.56%
Cisco Systems, Inc. *                          1,207,830    29,338,191
Networks Associates, Inc. * (a)                  417,200     6,274,688
Symantec Corp. *                                 161,900     5,609,835
VeriSign, Inc. *                                 499,600     8,143,480
                                                          ------------
                                                            49,366,194

LEISURE TIME - 0.41%
International Game Technology                     75,100     2,681,070
                                                          ------------

PHARMACEUTICALS - 2.25%
Bristol-Myers Squibb Company                      83,800     2,396,680
Eli Lilly & Company                               25,000     1,758,250
Forest Laboratories, Inc. *                       81,200     5,018,160
Gilead Sciences, Inc. *                           37,300     2,168,622
Merck & Company, Inc.                             31,300     1,446,060
Pfizer, Inc.                                      53,900     1,904,287
                                                          ------------
                                                            14,692,059

SEMICONDUCTORS - 20.91%
Agere Systems, Inc., Class A * (a)               491,600     1,499,380
Altera Corp. *                                   111,700     2,535,590
Analog Devices, Inc.                             395,400    18,050,010
Applied Materials, Inc. *                        594,600    13,348,770
ASML Holding NV * (a)                            125,200     2,510,260
Intel Corp.                                      210,200     6,768,440
Intersil Corp., Class A                          147,800     3,672,830
KLA-Tencor Corp. * (a)                           149,500     8,771,165
Linear Technology Corp.                           94,600     3,979,822
Marvell Technology Group, Ltd. *                  61,800     2,344,074
Maxim Integrated Products, Inc.                  373,300    18,590,340
Microchip Technology, Inc.                       310,500    10,358,280
Novellus Systems, Inc. *                         234,800     9,873,340
QLogic Corp. *                                   155,800     8,039,280
Taiwan Semiconductor Manufacturing
   Company, Ltd., ADR *                          574,128     5,879,071
Texas Instruments, Inc.                          372,100    10,932,298
Xilinx, Inc. *                                   241,800     9,367,332
                                                          ------------
                                                           136,520,282

SOFTWARE - 24.32%
Adobe Systems, Inc.                              382,700    15,040,110
Electronic Arts, Inc. *                           37,000     1,767,860
Informatica Corp. *                              275,500     2,837,650
Intuit, Inc. *                                   278,400    14,730,144
Mercury Interactive Corp. * (a)                  368,200    17,909,248
Microsoft Corp.                                2,104,900    57,968,946
Oracle Corp. *                                   995,200    13,136,640
Red Hat, Inc. * (a)                              434,600     8,157,442
SAP AG *                                          37,500     6,291,090
SAP AG, ADR                                       62,600     2,601,656
Siebel Systems, Inc. *                           525,300     7,285,911
VERITAS Software Corp. *                         297,050    11,038,378
                                                          ------------
                                                           158,765,075

TELECOMMUNICATIONS EQUIPMENT & SERVICES
  - 5.11%
Advanced Fibre Communications, Inc. *            123,300     2,484,495
CIENA Corp. *                                    227,200     1,508,608
Corning, Inc. *                                  183,700     1,915,991
Crown Castle International Corp. *               170,400     1,879,512
Nokia Oyj, ADR                                   561,150     9,539,550
Nortel Networks Corp. *                        1,062,900     4,496,067
NTL, Inc. *                                       31,400     2,190,150
QUALCOMM, Inc.                                   173,500     9,356,855
                                                          ------------
                                                            33,371,228

TOTAL COMMON STOCK
(Cost: $507,783,037)                                      $613,514,721
                                                          ------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                PRINCIPAL
                                                 AMOUNT        VALUE
                                                 ------        -----
SHORT TERM INVESTMENTS - 5.98%
State Street Navigator Securities
  Lending Prime Portfolio, 1.06% (b)           $32,649,759  $ 32,649,759
T. Rowe Price Reserve Investment Fund (c)        6,355,593     6,355,593
                                                            ------------
                                                            $ 39,005,352

REPURCHASE AGREEMENTS - 0.04%
Repurchase Agreement with
  State Street Corp., dated
  12/31/2003 at 0.40%, to be
  repurchased at $283,006 on
  01/02/2004, collateralized
  by $230,000 U.S Treasury
  Bonds, 7.5% due 11/15/2016
  (valued at $294,819,
  including interest).                         $   283,000  $    283,000
                                                            ------------
TOTAL INVESTMENTS (SCIENCE & TECHNOLOGY
TRUST) (Cost: $547,071,389)                                 $652,803,073
                                                            ============

PACIFIC RIM EMERGING MARKETS TRUST

                                                  SHARES         VALUE
                                                  ------         -----
COMMON STOCK - 81.48%
AUSTRALIA - 4.74%
Australia and New Zealand Bank Group Ltd. *         16,464       219,171
BHP Billiton, Ltd. *                                66,652       611,763
BHP Steel, Ltd. *                                   59,690       251,684
Brambles Industries, Ltd. *                         11,900        47,309
Coca-Cola Amatil, Ltd. *                            18,420        86,406
Coles Myer, Ltd. *                                  16,850        95,915
Commonwealth Bank of Australia *                    17,090       378,960
Foster's Group Ltd. *                               28,080        95,143
General Property Trust *                            78,770       177,337
Harvey Norman Holding, Ltd. *                       22,990        51,585
Macquarie Airports * (a)                            57,350        76,863
Macquarie Bank, Ltd. *                               7,790       208,577
National Australia Bank, Ltd. *                     27,710       624,884
Newcrest Mining, Ltd. *                              4,660        45,438
News Corp., Ltd. *                                  48,930       441,734
NRMA Insurance Group, Ltd. *                        41,130       131,618
Orica, Ltd. *                                        9,500        99,856
Origin Energy, Ltd. *                               11,680        41,774
QBE Insurance Group, Ltd. * (a)                     18,870       150,607
Rinker Group Ltd. *                                 22,320       110,078
Seven Network, Ltd. *                                8,970        41,402
Telstra Corp. *                                     40,270       146,149
Wesfarmers, Ltd. *                                   5,280       105,313
Westfield Trust *                                   31,680        84,918
Westpac Banking Corp., Ltd. *                       37,390       450,163
Woodside Petroleum, Ltd. *                           8,760        97,619
Woolworths, Ltd. *                                  12,970       115,236
                                                               ---------
                                                               4,987,502

BERMUDA - 0.01%
TPV Technology Ltd. *                               14,000         7,348
                                                               ---------

CAYMAN ISLANDS - 0.01%
Hopewell Highway Infrastructure Ltd. *              17,500         9,918
                                                               ---------

CHINA - 1.64%
Beijing Datang Power Generation
  Company, Ltd., Class H (a)                       154,000       110,089
China Life Insurance Company, Ltd. *               142,000       116,142
China Petroleum & Chemical Corp., Class H *        294,000       131,592
China Pharmaceutical Group, Ltd. * (a)              46,000        14,664
China Shipping Development
  Company, Ltd., Class H                            92,000        67,545
China Telecom Corp., Ltd. *                        350,000       143,133
Harbin Power Equipment Company Ltd.                 68,000        19,926
Jiangsu Expressway                                  80,000        42,763
PetroChina Company, Ltd., Class H * (a)          1,328,000       761,179
Sinopec Shanghai Petrochemical
  Company, Ltd., H Shares * (a)                    140,000        62,212
Tong Ren Tang Technologies Company, Ltd.            16,000        28,131
Tsingtao Brewery Company, Ltd., Series H            38,000        44,540
Yanzhou Coal Mining Company, Ltd.,
  Class H * (a)                                    112,000       113,244
Zhejiang Expressway Company, Ltd.,
  Class H * (a)                                    106,000        74,410
                                                               ---------
                                                               1,729,570

HONG KONG - 7.02%
Anhui Conch Cement Company,
  Ltd., Series H  (a)                               22,000        28,478
Bank of East Asia *                                 57,800       177,188
BOC Hong Kong Holdings, Ltd. * (a)                 126,000       236,947
Brilliance China Automotive Holdings,
  Ltd. * (a)                                        24,000        13,215
Cathay Pacific Airways, Ltd. *                      44,000        83,594
Cheung Kong Holdings, Ltd. *                        79,000       625,793
Cheung Kong Infrastructure Holdings,
  Ltd. * (a)                                        24,000        53,325
China Merchants Holdings International
  Company, Ltd. * (a)                               66,000        86,711
China Mobile (Hong Kong), Ltd. *                   338,500     1,037,681
China Resources Enterprises, Ltd. * (a)             70,000        79,343
China Unicom, Ltd. * (a)                            74,000        69,103
Citic Pacific, Ltd. * (a)                           69,000       174,638
CLP Holdings, Ltd. * (a)                            91,200       433,461
CNOOC, Ltd. *                                      118,500       232,764
Cosco Pacific, Ltd. * (a)                          114,000       149,773
Esprit Holdings, Ltd. *                             21,500        71,447
Hang Lung Development Company *                     25,000        31,235
Hang Lung Properties, Ltd. * (a)                    28,000        35,885
Hang Seng Bank, Ltd. *                              35,200       462,457
Henderson Land Development *                        32,000       141,375
Hong Kong & China Gas Company, Ltd. *              109,700       167,438
Hong Kong Electric Holdings, Ltd. * (a)             47,400       187,433
Hong Kong Exchange & Clearing, Ltd. * (a)           42,000        90,884
Huaneng Power International, Inc., Class H         173,000       299,707
Hutchison Whampoa, Ltd. * (a)                      114,000       836,967
Hysan Development Company, Ltd. * (a)               18,000        27,822
Johnson Electronic Holdings, Ltd. *                 64,500        81,832
Legend Group, Ltd. * (a)                           210,000        89,937
Li & Fung, Ltd. *                                   69,000       118,203
Shanghai Industrial Holdings, Ltd. * (a)            51,000       115,943
Shun Tak Holdings, Ltd. *                          198,000        73,959
Sun Hung Kai Properties, Ltd. *                     70,000       577,041
Swire Pacific, Ltd., Class A *                      41,000       252,430
Television Broadcast, Ltd. *                        14,000        70,687
Wharf Holdings Ltd. * (a)                           64,000       177,234
                                                               ---------
                                                               7,391,930

JAPAN - 47.24%
Amada Company, Ltd. * (a)                          165,000       859,383
Asahi Glass Company * (a)                           93,000       763,896
Bridgestone Corp. *                                 56,000       753,218
Canon, Inc. * (a)                                   25,000     1,164,419
Credit Saison Company, Ltd. * (a)                   28,000       632,473
Dainippon Ink & Chemicals, Inc. * (a)              318,000       605,516
Daiwa Securities Group, Inc. (a)                   149,000     1,013,870

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                  SHARES        VALUE
                                                  ------        -----
JAPAN - CONTINUED
Dentsu, Inc. * (a)                                      52   $   262,099
Fanuc, Ltd. *                                        6,800       407,486
Gunze, Ltd. *                                       80,000       362,160
Hitachi, Ltd. * (a)                                 80,000       482,382
Honda Motor Company * (a)                           29,600     1,315,126
Hosiden Corp. * (a)                                 66,000       752,807
Hoya Corp. *                                        13,900     1,276,670
Japan Medical Dynamic Marketing, Inc. * (a)         59,700       682,620
Japan Securities Finance Company, Ltd. *           149,000       783,003
JSR Corp. * (a)                                     93,000     2,079,012
Keyence Corp. * (a)                                  6,300     1,328,389
Komatsu *                                           94,000       596,630
Kuraray Company * (a)                              122,000     1,029,430
Marui Company, Ltd. *                              113,700     1,432,725
Matsushita Electric Industrial Company,
  Ltd. * (a)                                        45,000       622,486
Mitsubishi Corp. * (a)                             120,000     1,272,413
Mitsubishi Estate Company, Ltd. * (a)              139,000     1,318,187
Mitsui Sumitomo Insurance Company, Ltd. *(a)       231,000     1,897,419
Mizuho Financial Group, Inc. * (a)                     265       803,892
Mori Seiki Company * (a)                            53,000       363,607
NEC Corp. * (a)                                     58,000       427,143
Nikko Cordial Corp. * (a)                           86,000       479,227
Nippon Sanso Corp. * (a)                           357,000     1,509,507
Nippon Steel Corp. (a)                             427,000       916,694
Nippon Telegraph & Telephone Corp. *                   110       530,826
NTT DoCoMo, Inc. *                                     390       884,585
Obayashi Corp. *                                    97,000       433,686
Oji Paper Company * (a)                             67,000       432,762
Orix Corp. * (a)                                     9,700       802,184
Promise Company, Ltd. *                             16,900       736,669
Rengo Company, Ltd. * (a)                          234,000       899,874
Sekisui House, Ltd. * (a)                          127,000     1,312,260
SFCG Company, Ltd. * (a)                             4,100       525,823
Sompo Japan Insurance * (a)                        129,000     1,060,802
Sony Corp. * (a)                                    18,800       651,029
Sumitomo Bakelite Company, Ltd. * (a)              233,000     1,520,204
Sumitomo Heavy Industries, Ltd. * (a)              455,000     1,032,016
Sumitomo Mitsui Financial Group, Inc.* (a)             400     2,131,890
Sumitomo Trust & Banking Company * (a)             166,000       976,152
Suruga Bank * (a)                                   32,000       205,796
Taihei Dengyo Kaisha, Ltd. *                        29,000        87,432
Takeda Chemical Industries, Ltd. *                  24,442       969,604
The Bank of Yokohama, Ltd. * (a)                   112,000       520,614
THK Company, Ltd. * (a)                             60,000     1,220,890
Tokyo Electron, Ltd. *                              17,100     1,299,239
Tokyo Seimitsu Company, Ltd. * (a)                  15,800       491,100
TonenGeneral Sekiyu KK. * (a)                       70,000       579,549
Toyota Industries Corp. *                           49,000     1,040,510
TV Asahi Corp. *                                       430       654,221
UFJ Holdings, Inc. * (a)                               110       528,772
                                                             -----------
                                                              49,722,378

SOUTH KOREA - 7.09%
Cheil Industries, Inc. *                            10,000       145,195
Good Morning Securities Company *                   62,750       289,656
Hyundai Mobis *                                      6,500       349,685
Hyundai Motor Company *                              9,500       402,644
Kia Motors                                          15,500       141,796
Kookmin Bank *                                      12,454       466,698
Korea Electric Power Corp.                           7,900       141,889
KT & G Corp. *                                       8,500       147,671
LG Chemical, Ltd. *                                  4,300       198,489
LG Electronics, Inc.                                 7,200       354,108
LG Petrochemical Company, Ltd. *                     6,500       151,658
Posco, Ltd. *                                        2,100       287,285
Samsung Electronics Company *                        8,450     3,198,447
Samsung Fire & Marine Insurance Company, Ltd.        4,000       229,962
Samsung SDI Company, Ltd. *                          1,200       141,502
Shinhan Financial Group Company, Ltd.               14,500       231,830
Shinsegae Company, Ltd. *                              900       219,052
SK Telecom Company, Ltd., ADR *                      2,200       367,436
                                                             -----------
                                                               7,465,003

MALAYSIA - 0.69%
British American Tobacco Malaysia Berhad *           5,000        57,237
Gamuda Berhad *                                     50,000        83,553
Genting Berhad *                                    19,000        83,000
Kuala Lumpur Kepong Berhad *                        23,000        40,553
Malayan Bank Berhad *                               80,500       204,427
Petronas Gas Berhad *                                4,000         7,947
Public Bank Berhad                                 115,000        93,816
Resorts World Berhad *                              31,000        82,395
The New Straits Times Press Berhad                  36,000        38,463
UMW Holdings Berhad *                               25,333        40,333
                                                             -----------
                                                                 731,724

SINGAPORE - 1.97%
CapitaLand, Ltd. (a)                                41,000        37,420
City Developments, Ltd.                             18,600        66,260
DBS Group Holdings, Ltd. *                          36,000       311,606
Haw Par Corp., Ltd. *                                2,297         6,032
Keppel Corp., Ltd. *                                26,000        93,388
Overseas-Chinese Banking Corp.,                     41,000       292,116
  Ltd. *
Singapore Airlines, Ltd. *                          39,800       262,474
Singapore Exchange, Ltd. * (a)                      95,000        94,536
Singapore Press Holdings,                           13,600       151,351
  Ltd. *
Singapore Technologies Engineering,                 98,000       117,718
  Ltd.
Singapore Telecommunications, Ltd.                  95,000       109,639
United Overseas Bank *                              56,208       436,875
Venture Corp., Ltd.                                  8,000        94,212
                                                             -----------
                                                               2,073,627

TAIWAN - 7.33%
Acer Sertek, Inc.                                  104,280       155,115
Advanced Semiconductor Engineering, Inc. *         154,440       158,762
Ambit Microsystems Corp.                             7,700        20,299
Asia Optical Company Inc.                           12,000        82,710
Asustek Computer, Inc.                              88,593       195,713
Cathay Financial Holdings Company, Ltd.             77,051       115,747
China Development Financial Holdings Corp.         484,981       237,134
China Motor Company                                 38,950        66,542
China Steel Corp.                                  543,843       451,734
Chinatrust Finance Holding Company, Ltd.           570,202       572,721
Compal Electronics, Inc.                           147,315       201,772
Compeq Manufacturing Company, Ltd. *                38,000        20,035
Cybertan Technology Inc.                            72,000       103,069
Elan Microelectronics Corp.                         43,005        38,635
EVA Airways Corp.                                   98,932        40,360
Evergreen Marine Corp.                             103,756        90,462
Far Eastern Textile, Ltd.                          167,167        82,229
Formosa Chemicals & Fibre Corp.                    160,729       269,854
Formosa Plastic Corp.                              441,676       728,538
Fubon Group Company, Ltd.                           62,745        60,065
Greatek Electronic                                  19,000        20,035
Hon Hai Precision Industry Company, Ltd.           146,280       575,210
Lite-On Semiconductor Corp.                          4,000         2,993
MediaTek, Inc.                                      24,624       231,371
Merry Electronics                                   20,400        36,053
Novatek Microelectronics Corp., Ltd.                25,000        70,692
Pacific Construction Company, Ltd. *                22,487         3,265
Pou Chen Corp.                                      76,202        80,803
President Chain Store Corp.                        115,102       176,298

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                   SHARES       VALUE
                                                   ------       -----
TAIWAN - CONTINUED
Procomp Informatics Company, Ltd. *                  1,075   $       461
Quanta Computer, Inc.                              135,987       334,460
Realtek Semiconductor Corp.                         12,480        21,321
SinoPac Holdings Company                           202,958       102,824
Sunplus Technology Company, Ltd.                    37,125        69,438
Taishin Financial Holdings Company, Ltd.           108,000        79,847
Taiwan Semiconductor Manufacturing
  Company, Ltd. *                                  764,834     1,430,544
United Microelectronics Corp. *                    576,108       493,807
Yageo Corp. *                                       88,452        39,341
Yuanta Core Pacific Securities Company             426,175       254,826
                                                             -----------
                                                               7,715,085

THAILAND - 3.11%
Advanced Info Service *                            115,000       245,252
Electricity Generating Public Company, Ltd. *       80,000       193,829
Kasikornbank Public Company Ltd. *                 280,000       494,668
PTT Exploration & Production                        84,200       569,515
PTT PLC., Ltd.                                     138,000       644,331
Siam Cement Company *                               57,000       397,047
Siam Commercial Bank PLC *                         450,000       630,324
Tisco Finance PLC *                                134,000        98,076
                                                             -----------
                                                               3,273,042

UNITED KINGDOM - 0.63%
HSBC Holdings PLC * (a)                             36,400       574,336
Tanjong PLC *                                       31,000        88,105
                                                             -----------
                                                                 662,441

TOTAL COMMON STOCK
(Cost: $77,963,029)                                          $85,769,568
                                                             -----------

                                                   PRINCIPAL
                                                    AMOUNT          VALUE
                                                    ------          -----
SHORT TERM INVESTMENTS - 17.99%
State Street Navigator Securities Lending
  Prime Portfolio, 1.06% (b)                      $18,941,969   $ 18,941,969
                                                                ------------
REPURCHASE AGREEMENTS - 0.53%
Repurchase Agreement with
  State Street Corp. dated
  12/31/2003 at 0.70%, to be
  repurchased at $553,022 on
  01/02/2004, collateralized
  by $395,000 U.S. Treasury
  Bonds, 8.50% due 11/15/2020
  (valued at $564,109,
  including interest).                            $   553,000   $    553,000
                                                                ------------

TOTAL INVESTMENTS (PACIFIC RIM EMERGING
MARKETS TRUST) (Cost: $97,457,998)                              $105,264,537
                                                                ============

The Trust had the following five top industry concentrations at December 31, 2003 (as a percentage of total value of investments):

Banking                                        10.51%
Chemicals                                       7.85%
Electronics                                     6.96%
Financial Services                              6.88%
Industrial Machinery                            3.98%

HEALTH SCIENCES TRUST

                                                   SHARES       VALUE
                                                   ------       -----
COMMON STOCK - 98.01%
BIOTECHNOLOGY - 23.87%
Amgen, Inc. *                                      114,200     7,057,560
Bio-Rad Laboratories, Inc., Class A *                3,500       201,845
Biogen Idec, Inc. *                                 78,800     2,898,264
Biosphere Medical Inc. *                            86,600       345,534
Cephalon, Inc. *                                   109,900     5,320,259
Discovery Laboratories, Inc. *                      14,500       152,105
Exelixis, Inc. *                                   117,500       831,900
Genentech, Inc. *                                   37,400     3,499,518
Human Genome Sciences, Inc. *                       56,000       742,000
ICOS Corp. *                                        10,600       437,568
Integra LifeSciences Holdings Corp. *               11,400       326,382
Invitrogen Corp. *                                  39,300     2,751,000
Martek Biosciences Corp. *                          11,200       727,664
Medarex, Inc. *                                     22,800       142,044
MedImmune, Inc. *                                   67,000     1,701,800
MGI Pharma, Inc. *                                  29,300     1,205,695
Millennium Pharmaceuticals, Inc. *                  37,500       700,125
Molecular Devices Corp. *                            7,400       140,526
Myriad Genetics, Inc. *                             19,600       252,056
Nektar Therapeutics *                               61,400       835,654
NeoRx Corp. *                                       36,100       150,176
Neurocrine Biosciences, Inc. *                      52,200     2,846,988
Protein Design Labs, Inc. *                         56,800     1,016,720
Regeneration Technologies, Inc. *                   30,200       330,992
Repligen Corp. *                                     1,900         8,303
Serologicals Corp. *                                 7,100       132,060
Transkaryotic Therapies, Inc. *                     46,200       721,182
Trimeris, Inc. *                                    74,600     1,565,108
Tularik, Inc. *                                     18,600       300,390
Virologic, Inc. *                                   15,400        57,904
                                                              ----------
                                                              37,399,322

DRUGS & HEALTH CARE - 3.55%
Biomarin Pharmaceutical, Inc. *                     15,300       118,866
CV Therapeutics, Inc. *                             30,000       439,800
Decode Genetics, Inc. *                             66,700       546,273
Diversa Corp. *                                     44,900       415,325
ImClone Systems, Inc. *                             79,700     3,160,902
Novo Nordisk AS *                                    3,200       130,215
Yamanouchi Pharmaceutical Company, Ltd. *           24,000       745,975
                                                              ----------
                                                               5,557,356

ELECTRICAL EQUIPMENT - 0.15%
Wilson Greatbatch Technologies, Inc. *               5,700       240,939
                                                              ----------

HEALTHCARE PRODUCTS - 13.56%
Advanced Neuromodulation Systems, Inc. *            19,350       889,713
Alcon, Inc.                                          8,800       532,752
Aspect Medical Systems, Inc. *                      58,100       662,921
Biomet, Inc.                                         7,600       276,716
Boston Scientific Corp. *                           98,800     3,631,888
C.R. Bard, Inc.                                     21,600     1,755,000
Encore Medical Corp. *                              42,000       342,300
EPIX Medical, Inc. *                                36,550       595,034
Esperion Therapeutics, Inc. *                       10,800       373,788
Fischer Imaging Corp. *                             58,000       258,100
Fisher Scientific International, Inc. *             25,800     1,067,346
Guidant Corp.                                        6,000       361,200
Henry Schein, Inc. *                                15,100     1,020,458
Johnson & Johnson                                   39,500     2,040,570
Medtronic, Inc.                                     22,500     1,093,725
St. Jude Medical, Inc. *                            23,200     1,423,320
Stryker Corp.                                       14,900     1,266,649
Synthes-Stratec, Inc. *                                500       494,625
The Medicines Company *                             82,600     2,433,396
Urologix, Inc. *                                     7,500        49,500
Zimmer Holdings, Inc. *                              9,700       682,880
                                                              ----------
                                                              21,251,881

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                  SHARES                 VALUE
                                                  ------                 -----
HEALTHCARE SERVICES - 13.32%
AdvancePCS *                                       18,000             $    947,880
Caremark Rx, Inc. *                                22,100                  559,793
HCA, Inc. *                                        36,700                1,576,632
LabOne, Inc. *                                     10,900                  353,923
Laboratory Corp. of America Holdings *             55,800                2,061,810
Neighborcare, Inc. *                               15,200                  300,200
Omnicare, Inc.                                    100,800                4,071,312
Quest Diagnostics, Inc.                             9,900                  723,789
UnitedHealth Group, Inc.                          154,900                9,012,082
Wellpoint Health Networks, Inc., Class A *         13,100                1,270,569
                                                                      ------------
                                                                        20,877,990

INSURANCE - 5.15%
Anthem, Inc. *                                    107,500                8,062,500
                                                                      ------------

INTERNET CONTENT - 0.19%
WebMD Corp. *                                      33,500                  301,165
                                                                      ------------

LIFE SCIENCES - 1.22%
Symyx Technologies, Inc. *                         66,300                1,362,465
Waters Corp. *                                     16,700                  553,772
                                                                      ------------
                                                                         1,916,237

MEDICAL-HOSPITALS - 2.22%
Community Health Systems, Inc. *                   21,800                  579,444
Manor Care, Inc.                                    7,500                  259,275
Psychiatric Solutions, Inc. *                       4,200                   87,780
STAAR Surgical Company *                           55,000                  619,300
Triad Hospitals, Inc. *                            37,500                1,247,625
Universal Health Services, Inc., Class B           12,800                  687,616
                                                                      ------------
                                                                         3,481,040

PHARMACEUTICALS - 34.78%
Abbott Laboratories,                               40,100                1,868,660
Abgenix, Inc. *,                                   98,900                1,232,294
Able Laboratories, Inc. *                          48,700                  880,009
Actelion Ltd. *                                     4,700                  507,112
Alexion Pharmaceuticals, Inc. *                    28,800                  490,176
Alkermes, Inc. *                                  172,700                2,331,450
Allergan, Inc.                                     11,200                  860,272
AmerisourceBergen Corp.                            17,100                  960,165
Amylin Pharmaceuticals, Inc. *                     29,700                  659,934
Angiotech Pharmaceuticals, Inc. *                   7,400                  340,400
AstraZeneca PLC, ADR                                7,600                  367,688
Barr Laboratories, Inc. *                          13,100                1,008,045
Biocryst Pharmaceuticals, Inc. *                   68,000                  463,760
Biovail Corp. *                                    11,500                  247,135
Cardinal Health, Inc.                              18,900                1,155,924
Cubist Pharmaceuticals, Inc. *                    102,800                1,250,048
Eli Lilly & Company                                34,500                2,426,385
Forest Laboratories, Inc. *                        53,700                3,318,660
Gilead Sciences, Inc. *                           131,800                7,662,852
GlaxoSmithkline PLC, ADR                            7,600                  354,312
Indevus Pharmaceuticals, Inc. *                    45,400                  267,406
Inspire Pharmaceuticals, Inc. *                    14,700                  208,152
Ivax Corp. *                                       56,300                1,344,444
Ligand Pharmaceuticals, Inc., Class A *             8,700                  117,450
Ligand Pharmaceuticals, Inc., Class B *            20,870                  306,580
Merck & Company, Inc.                               7,600                  351,120
Novartis AG, ADR                                    3,600                  165,204
Noven Pharmaceuticals, Inc. *                      46,100                  701,181
Novo Nordisk A/S                                      400                   16,384
NPS Pharmaceuticals, Inc. *                        56,300                1,730,662
Onyx Pharmaceuticals, Inc. *                       40,700                1,148,961
OSI Pharmaceuticals, Inc. *                        37,300                1,201,433
Penwest Pharmaceuticals Company *                  14,700                  254,016
Pfizer, Inc.                                      180,980                6,394,024
Regeneron Pharmaceuticals, Inc. *                  23,000                  338,330
Roche Holding AG-Genusschein *                      3,800                  383,133
Salix Pharmaceuticals, Ltd. *                      19,000                  430,730
Sanofi-Synthelabo SA *                             19,500                1,466,771
Schering-Plough Corp.                              37,900                  659,081
Teva Pharmaceutical Industries, Ltd., ADR          42,300                2,398,833
Valeant Pharmaceuticals International *            44,700                1,124,205
Vertex Pharmaceuticals, Inc. *                     51,804                  529,955
Vicuron Phamaceuticals, Inc. *                      7,600                  141,740
ViroPharma, Inc. *                                 28,300                   78,674
Watson Pharmaceuticals, Inc. *                      3,900                  179,400
Wyeth                                              89,700                3,807,765
XOMA, Ltd. *                                       57,300                  378,180
                                                                      ------------
                                                                        54,509,095

TOTAL COMMON STOCK
(Cost: $131,823,527)                                                  $153,597,525
                                                                      ------------

PREFERRED STOCK - 0.03%
BIOTECHNOLOGY - 0.03%
NeoRx Corp. *                                           6             $     45,360
                                                                      ------------

TOTAL PREFERRED STOCK
(Cost: $60,000)                                                       $     45,360
                                                                      ------------
WARRANTS - 0.00%
BIOTECHNOLOGY - 0.00%
NeoRx Corp. *                                       2,400                        0
                                                                      ------------

TOTAL WARRANTS
(Cost: $0)                                                            $          0
                                                                      ------------

                                                 PRINCIPAL
                                                  AMOUNT                VALUE
                                                  ------                -----
SHORT TERM INVESTMENTS - 1.68%
T. Rowe Price Reserve Investment Fund (c)        $2,631,336           $2,631,336

REPURCHASE AGREEMENTS - 0.28%
Repurchase Agreement with State
   Street Corp., dated 12/31/2003 at 0.40%,
   to be repurchased at $432,010 on
   01/02/2004, collateralized by $390,000
   U.S Treasury Bonds, 6.125% due
   11/15/2027 (valued at $442,439,
   including interest).                          $  432,000           $  432,000
                                                                      ----------

CALL OPTIONS - 0.00%

   NUMBER OF                               EXPIRATION MONTH/
   CONTRACTS                                 STRIKE PRICE                VALUE
   ---------                                 ------------                -----
     63                Repligen Corp.     January 2004 / $5.00        $      5,355
                                                                      ------------

TOTAL OPTIONS
(Cost: $3,507)                                                        $      5,355
                                                                      ============

TOTAL INVESTMENTS (HEALTH SCIENCES
TRUST) (Cost: $134,950,370)
                                                                      $156,711,576
                                                                      ============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

EMERGING GROWTH TRUST

                                                                       SHARES                   VALUE
                                                                       ------                   -----
COMMON STOCK - 76.61%
ADVERTISING - 1.07%
aQuantive, Inc. * (a)                                                    3,247                $ 33,282
Getty Images, Inc. *                                                     1,870                  93,743
                                                                                              --------
                                                                                               127,025

AIR TRAVEL - 1.23%
Airtran Holdings, Inc. * (a)                                             3,970                  47,243
Mesa Air Group, Inc. * (a)                                               7,870                  98,532
                                                                                              --------
                                                                                               145,775

APPAREL & TEXTILES - 1.39%
Brown Shoe, Inc. *                                                       1,790                  67,895
Quiksilver, Inc. *                                                       2,800                  49,644
Wolverine World Wide, Inc.                                               2,320                  47,281
                                                                                              --------
                                                                                               164,820

BANKING - 5.62%
Bankatlantic Bancorp, Inc., Class A                                      4,270                  81,130
BankUnited Financial Corp., Class A *                                    2,160                  55,707
BOK Financial Corp. *                                                      960                  37,171
Commercial Federal Corp. (a)                                             2,600                  69,446
MAF Bancorp, Inc. (a)                                                    2,050                  85,895
R & G Financial Corp., Class B                                           2,730                 108,654
Sky Financial Group, Inc.                                                1,300                  33,722
W Holding Company, Inc.                                                  6,257                 116,439
Wintrust Financial Corp. (a)                                             1,740                  78,474
                                                                                              --------
                                                                                               666,638

BIOTECHNOLOGY - 2.86%
Applera Corp. - Celera Genomics Group *                                  4,010                  55,779
Exelixis, Inc. * (a)                                                     2,960                  20,957
Human Genome Sciences, Inc. *                                            4,380                  58,035
Progress Software Corp. *                                                4,340                  88,797
Protein Design Labs, Inc. * (a)                                          2,360                  42,244
Repligen Corp. * (a)                                                    10,290                  44,967
Tanox, Inc. * (a)                                                        1,900                  28,215
                                                                                              --------
                                                                                               338,994

BUSINESS SERVICES - 5.46%
Alliance Data Systems Corp. *                                            3,390                  93,835
FactSet Research Systems, Inc. (a)                                       1,850                  70,689
FTI Consulting, Inc. * (a)                                               1,885                  44,053
Labor Ready, Inc. * (a)                                                  3,470                  45,457
Navigant Consulting Company *                                            4,310                  81,287
SM&A *                                                                   6,790                  79,443
Syntel, Inc. (a)                                                         4,040                  99,828
Tyler Technologies, Inc. *                                               7,670                  73,862
West Corp. * (a)                                                         2,540                  59,004
                                                                                              --------
                                                                                               647,458

CELLULAR COMMUNICATIONS - 0.35%
Western Wireless Corp., Class A * (a)                                    2,230                  40,943
                                                                                              --------

CHEMICALS - 0.56%
Cabot Microelectronics Corp. * (a)                                       1,360                  66,640
                                                                                              --------

COLLEGES & UNIVERSITIES - 0.55%
ITT Educational Services, Inc. *                                         1,400                  65,758
                                                                                              --------

COMPUTERS & BUSINESS EQUIPMENT - 2.07%
Advanced Digital Information Corp. *                                     6,030                  84,420
Electronics For Imaging, Inc. * (a)                                      3,250                  84,565
Intergraph Corp. * (a)                                                   3,200                  76,544
                                                                                              --------
                                                                                               245,529

CRUDE PETROLEUM & NATURAL GAS - 0.64%
Patterson-UTI  Energy, Inc. *                                            2,320                  76,374
                                                                                              --------

DOMESTIC OIL - 0.97%
Denbury Resources, Inc. * (a)                                            4,780                  66,490
Houston Exploration Company *                                            1,330                  48,571
                                                                                              --------
                                                                                               115,061

DRUGS & HEALTH CARE - 2.89%
ALARIS Medical Systems, Inc. * (a)                                       6,940                 105,557
Biomarin Pharmaceutical, Inc. * (a)                                      2,930                  22,763
Bradley Pharmaceuticals, Inc., Class A * (a)                             2,930                  74,510
Curagen Corp. * (a)                                                      4,990                  36,577
ILEX Oncology, Inc. *                                                    3,670                  77,988
Praecis Pharmaceuticals, Inc. *                                          4,000                  25,760
                                                                                              --------
                                                                                               343,155

ELECTRONICS - 1.62%
Daktronics, Inc. *                                                         950                  23,902
Engineered Support Systems, Inc. (a)                                     2,445                 134,622
Verisity, Ltd. * (a)                                                     2,640                  33,660
                                                                                              --------
                                                                                               192,184

FINANCIAL SERVICES - 1.54%
Downey Financial Corp.                                                   1,290                  63,597
Jeffries Group, Inc. (a)                                                 1,930                  63,728
Nuveen Investments, Inc., Class A                                        2,060                  54,920
                                                                                              --------
                                                                                               182,245

HEALTHCARE PRODUCTS - 4.15%
Advanced Medical Optics, Inc. * (a)                                      3,890                  76,438
IDEXX Laboratories, Inc. * (a)                                           2,210                 102,279
Kensey Nash Corp. * (a)                                                  1,180                  27,435
Merit Medical Systems, Inc. * (a)                                        4,135                  92,053
Respironics, Inc. *                                                      1,450                  65,381
STERIS Corp. *                                                           1,630                  36,838
The Medicines Company * (a)                                              1,740                  51,260
Thoratec Corp. * (a)                                                     3,120                  40,591
                                                                                              --------
                                                                                               492,275

HEALTHCARE SERVICES - 2.17%
AMERIGROUP Corp. * (a)                                                     770                  32,840
LabOne, Inc. *                                                           3,010                  97,735
Sierra Health Services, Inc. * (a)                                       3,340                  91,683
The Advisory Board Company *                                             1,020                  35,608
                                                                                              --------
                                                                                               257,866

HOTELS & RESTAURANTS - 1.22%
Ruby Tuesday, Inc. * (a)                                                 1,920                  54,701
Station Casinos, Inc. (a)                                                2,930                  89,746
                                                                                              --------
                                                                                               144,447

INDUSTRIAL MACHINERY - 0.47%
Cummins, Inc. (a)                                                        1,150                  56,281
                                                                                              --------

INDUSTRIALS - 0.44%
GrafTech International, Ltd. * (a)                                       3,860                  52,110
                                                                                              --------

INSURANCE - 1.40%
American Financial Group, Inc. * (a)                                     2,080                  55,037
Protective Life Corp.                                                    1,750                  59,220
Stancorp Financial Group, Inc.                                             830                  52,190
                                                                                              --------
                                                                                               166,447

INTERNET CONTENT - 0.71%
Ask Jeeves, Inc. *                                                       4,670                  84,620
                                                                                              --------

INTERNET SERVICE PROVIDER - 1.91%
Avocent Corp. *                                                          2,150                  78,518
Digitas, Inc. *                                                          8,170                  76,144
United Online, Inc. * (a)                                                4,300                  72,197
                                                                                              --------
                                                                                               226,859

INTERNET SOFTWARE - 2.70%
Digital River, Inc. * (a)                                                5,260                 116,246
eResearch Technology, Inc. *                                             1,850                  47,027

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
INTERNET SOFTWARE - CONTINUED
F5 Networks, Inc. *                                                      3,180              $   79,818
Supportsoft Inc. *                                                       5,850                  76,928
                                                                                            ----------
                                                                                               320,019

LEISURE TIME - 2.10%
Movie Gallery, Inc. (a)                                                  2,280                  42,591
Scientific Games Corp., Class A * (a)                                    8,430                 143,394
Shuffle Master, Inc. * (a)                                               1,810                  62,662
                                                                                            ----------
                                                                                               248,647

MANUFACTURING - 1.50%
Kaydon Corp. * (a)                                                       3,720                  96,125
York International Corp.                                                 2,220                  81,696
                                                                                            ----------
                                                                                               177,821

MEDICAL-HOSPITALS - 1.75%
Centene Corp. *                                                            400                  11,204
Davita, Inc. *                                                           1,720                  67,080
Select Medical Corp.                                                     4,240                  69,027
VCA Antech, Inc. *                                                       1,960                  60,721
                                                                                            ----------
                                                                                               208,032

METAL & METAL PRODUCTS - 0.33%
Quanex Corp. (a)                                                           850                  39,185
                                                                                            ----------

MINING - 1.04%
Hecla Mining Company * (a)                                               8,100                  67,149
Joy Global, Inc. (a)                                                     2,170                  56,746
                                                                                            ----------
                                                                                               123,895

PETROLEUM SERVICES - 0.82%
Grey Wolf, Inc. * (a)                                                   14,360                  53,706
Superior Energy Services, Inc. *                                         4,660                  43,804
                                                                                            ----------
                                                                                                97,510

PHARMACEUTICALS - 1.86%
Abgenix, Inc. * (a),                                                     3,680                  45,853
Adolor Corp. *                                                             600                  12,012
Genta, Inc. * (a)                                                        2,460                  25,608
Guilford Pharmaceuticals, Inc. * (a)                                     5,210                  35,324
Indevus Pharmaceuticals, Inc. * (a)                                      7,690                  45,294
XOMA, Ltd. * (a)                                                         8,540                  56,364
                                                                                            ----------
                                                                                               220,455

POLLUTION CONTROL - 0.63%
Stericycle, Inc. *                                                       1,590                  74,253
                                                                                            ----------

RETAIL TRADE - 4.73%
Bombay Company, Inc. * (a)                                               2,480                  20,187
Cash America International, Inc.                                         4,750                 100,605
Claire's Stores, Inc. (a)                                                4,980                  93,823
Hot Topic, Inc. *                                                        2,920                  86,023
Pacific Sunwear of California, Inc. *                                    4,385                  92,611
Petco Animal Supplies Inc. *                                             1,250                  38,063
Tuesday Morning Corp. *                                                  1,240                  37,510
Urban Outfitters, Inc. * (a)                                             2,500                  92,625
                                                                                            ----------
                                                                                               561,447

SEMICONDUCTORS - 6.15%
02Micro International, Ltd. * (a)                                        2,020                  45,248
Actel Corp. *,                                                           3,420                  82,422
Conexant Systems, Inc. *                                                 6,100                  30,317
Integrated Circuit Systems, Inc. * (a)                                   3,090                  88,034
Kulicke & Soffa Industries, Inc. *                                       4,000                  57,520
MEMC Electronic Materials, Inc. * (a)                                    8,970                  86,292
Power Integrations, Inc. *                                               2,580                  86,327
Semtech Corp. * (a)                                                      4,300                  97,739
Ultratech, Inc. * (a)                                                    2,820                  82,823
Vitesse Semiconductor Corp. *                                           12,400                  72,788
                                                                                            ----------
                                                                                               729,510

SOFTWARE - 5.76%
CIBER, Inc. * (a)                                                        7,330                  63,478
Embarcadero Tech, Inc. * (a)                                             3,660                  58,377
Group 1 Software, Inc. *                                                 1,692                  29,813
Neoware Systems, Inc. * (a)                                              6,180                  84,666
Packeteer, Inc. * (a)                                                    4,830                  82,013
Quality Systems *                                                        2,020                  90,072
Serena Software, Inc. * (a)                                              3,920                  71,932
SS&C Technologies, Inc.                                                  1,000                  27,950
Verint Systems,  Inc. * (a)                                              2,810                  63,394
Websense, Inc. *                                                         3,830                 111,989
                                                                                            ----------
                                                                                               683,684

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 3.63%
Aeroflex, Inc. * (a)                                                     6,640                  77,622
Arris Group, Inc. * (a)                                                 11,550                  83,622
Aspect Communications Corp. *                                            5,650                  89,044
Comtech Telecommunications Corp. * (a)                                   2,450                  70,731
Spectralink Corp.                                                        1,150                  22,046
Westell Technologies, Inc., Class A * (a)                               13,880                  87,583
                                                                                            ----------
                                                                                               430,648

TELEPHONE - 0.61%
Primus Telecommunications Group, Inc. * (a)                              7,090                  72,176
                                                                                            ----------

TRUCKING & FREIGHT - 1.71%
Forward Air Corp. *                                                      1,600                  44,000
Old Dominion Freight Lines, Inc. *                                       2,040                  69,523
Oshkosh Truck Corp.                                                      1,740                  88,792
                                                                                            ----------
                                                                                               202,315

TOTAL COMMON STOCK
(Cost: $8,431,254)                                                                          $9,089,101
                                                                                            ----------

                                                                        PRINCIPAL
                                                                         AMOUNT               VALUE
SHORT TERM INVESTMENTS - 19.77%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                                          $2,345,485          $ 2,345,485
                                                                                           -----------

REPURCHASE AGREEMENTS - 3.62%
Repurchase Agreement with State
   Street Corp., dated 12/31/2003 at 0.70%,
   to be repurchased at $429,017 on 01/02/2004,
   collateralized by $310,000 U.S. Treasury Bonds,
   8.500% due 02/15/2020 (valued at $442,719
   including interest).                                                $  429,000          $   429,000
                                                                                           -----------

TOTAL INVESTMENTS (EMERGING GROWTH TRUST) (Cost: $11,205,739)                              $11,863,586
                                                                                           ===========

AGGRESSIVE GROWTH TRUST

                                                                        SHARES                VALUE
                                                                        ------                -----
COMMON STOCK - 81.96%
ADVERTISING - 1.36%
aQuantive, Inc. * (a)                                                   48,000             $   492,000
DoubleClick, Inc. * (a)                                                 51,200                 523,264
Getty Images, Inc. *                                                    54,400               2,727,072
Lamar Advertising Company *                                             29,900               1,115,868
                                                                                           -----------
                                                                                             4,858,204

AIR TRAVEL - 0.14%
Frontier Airlines, Inc. *                                               35,500                 506,230
                                                                                           -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        SHARES                VALUE
                                                                        ------                -----
APPAREL & TEXTILES - 0.40%
Bebe Stores, Inc. * (a)                                                 16,800             $   436,632
Jos. A. Bank Clothiers, Inc. * (a)                                      14,000                 485,660
Quiksilver, Inc. *                                                      28,200                 499,986
                                                                                           -----------
                                                                                             1,422,278

AUTO PARTS - 0.93%
Gentex Corp.                                                            56,500               2,495,040
Lear Corp.                                                              13,200                 809,556
                                                                                           -----------
                                                                                             3,304,596

BANKING - 3.22%
Digital Insight Corp. *                                                 22,300                 555,270
Doral Financial Corp.                                                   33,600               1,084,608
East West Bancorp, Inc.                                                 15,200                 815,936
Greater Bay Bancorp (a)                                                 16,300                 464,224
Investors Financial Services Corp. (a)                                  89,800               3,449,218
New York Community Bancorp, Inc.                                        24,500                 932,225
PrivateBankcorp, Inc. (a)                                               11,900                 541,688
Prosperity Bancshares, Inc. (a)                                         23,000                 517,960
Silicon Valley Bancshares * (a)                                         20,600                 743,042
Southwest BanCorp of Texas, Inc.                                        33,400               1,297,590
TCF Financial Corp.                                                      7,100                 364,585
UCBH Holdings, Inc.                                                     18,600                 724,842
                                                                                           -----------
                                                                                            11,491,188

BIOTECHNOLOGY - 1.78%
Affymetrix, Inc. * (a)                                                  19,300                 474,973
Cephalon, Inc. * (a)                                                     6,600                 319,506
Charles River Laboratories International, Inc. *                        19,400                 666,002
Ciphergen Biosystems, Inc. * (a)                                        35,200                 395,648
Digene Corp. * (a)                                                      20,500                 822,050
Harvard Bioscience, Inc. *                                              49,000                 436,100
Integra LifeSciences Holdings Corp. *                                   20,500                 586,915
Invitrogen Corp. *                                                      26,700               1,869,000
Martek Biosciences Corp. * (a)                                          12,300                 799,131
                                                                                           -----------
                                                                                             6,369,325

BROADCASTING - 1.83%
Belo Corp., Class A                                                     34,800                 986,232
Cox Radio, Inc., Class A *                                              19,200                 484,416
Cumulus Media, Inc., Class A *                                          24,000                 528,000
Entercom Communications Corp. *                                         12,500                 662,000
Entravision Communications Corp., Class A *                             44,000                 488,400
Radio One, Inc., Class A *                                              22,600                 441,830
Radio One, Inc., Class D *                                              33,500                 646,550
Univision Communications, Inc., Class A *                               31,155               1,236,542
Westwood One, Inc. *                                                    31,000               1,060,510
                                                                                           -----------
                                                                                             6,534,480

BUILDING MATERIALS & CONSTRUCTION - 0.14%
Trex Company, Inc. * (a)                                                13,400                 508,932
                                                                                           -----------

BUSINESS SERVICES - 8.46%
Administaff, Inc. * (a)                                                 40,000                 695,200
Affiliated Computer Services, Inc., Class A *                           31,100               1,693,706
Alliance Data Systems Corp. *                                           93,200               2,579,776
Arbitron, Inc. *                                                        12,200                 508,984
Charles River Associates, Inc. *                                        17,500                 559,825
Corporate Executive Board Company *                                     48,800               2,277,496
CoStar Group, Inc. *                                                    38,700               1,613,016
DST Systems, Inc. *                                                     12,900                 538,704
Euronet Worldwide, Inc. * (a)                                           49,600                 892,800
Fiserv, Inc. *                                                          80,900               3,196,359
Forrester Research, Inc. *                                              25,100                 448,537
Insight Enterprises, Inc. *                                             41,000                 770,800
Iron Mountain, Inc. *                                                   46,350               1,832,679
Jacobs Engineering Group, Inc. *                                        39,800               1,910,798
Kroll, Inc. *                                                           17,800                 462,800
Moody's Corp.                                                           21,500               1,301,825
Moore Wallace, Inc. *                                                   49,800                 932,754
Paychex, Inc.                                                           42,200               1,569,840
PDI, Inc. *                                                             19,900                 533,519
Robert Half International, Inc. *                                       75,000               1,750,500
Scansource, Inc. * (a)                                                  14,200                 647,804
Sirva, Inc. *                                                           27,200                 531,488
SunGuard Data Systems, Inc. *                                           63,100               1,748,501
TETRA Technologies, Inc. *                                              30,000                 745,800
Wireless Facilities, Inc. * (a)                                         31,500                 468,090
                                                                                           -----------
                                                                                            30,211,601

CABLE AND TELEVISION - 0.13%
TiVo, Inc. * (a)                                                        63,000                 466,200
                                                                                           -----------

CHEMICALS - 0.47%
Techne Corp. *                                                          18,900                 714,042
Valspar Corp.                                                           19,700                 973,574
                                                                                           -----------
                                                                                             1,687,616

COLLEGES & UNIVERSITIES - 1.02%
Apollo Group, Inc., Class A *                                           31,825               2,164,100
Corinthian Colleges, Inc. *                                             12,800                 711,168
University of Phoenix Online *                                          10,900                 751,337
                                                                                           -----------
                                                                                             3,626,605

COMPUTERS & BUSINESS EQUIPMENT - 4.16%
Anteon International Corp. *                                            18,800                 677,740
Applied Films Corp. *                                                   36,900               1,218,438
CACI International, Inc., Class A *                                     41,800               2,032,316
CDW Corp.                                                               50,700               2,928,432
Cognizant Technology Solutions Corp., Class A *                         16,200                 739,368
Cray, Inc. * (a)                                                        41,000                 407,130
Electronics For Imaging, Inc. *                                         25,100                 653,102
Fair Isaac Corp.                                                         6,900                 339,204
Kronos, Inc. *                                                           9,600                 380,256
Lexar Media, Inc. *                                                     36,700                 639,681
M-Systems Flash Disk Pioneers, Ltd. * (a)                               26,400                 456,192
National Instruments Corp. (a)                                          31,000               1,409,570
NetScreen Technologies, Inc. *                                          23,600                 584,100
Pinnacle Systems, Inc. *                                                46,600                 397,498
Sandisk Corp. *                                                          6,500                 397,410
Stratasys, Inc. *                                                       15,500                 422,530
Tech Data Corp. *                                                       17,800                 706,482
Tripath Technology, Inc. * (a)                                          66,000                 455,400
                                                                                           -----------
                                                                                            14,844,849

CONSTRUCTION & MINING EQUIPMENT - 0.48%
National Oilwell, Inc. *                                                76,400               1,708,304
                                                                                           -----------

COSMETICS & TOILETRIES - 0.08%
Steiner Leisure, Ltd. *                                                 20,300                 290,290
                                                                                           -----------

CRUDE PETROLEUM & NATURAL GAS - 2.06%
Chesapeake Energy Corp. (a)                                             37,600                 510,608
Newfield Exploration Company *                                          39,900               1,777,146
Patterson-UTI  Energy, Inc. *                                           82,100               2,702,732
Quicksilver Resources, Inc. * (a)                                       16,500                 532,950
Spinnaker Exploration Company *                                         24,100                 777,707
XTO Energy, Inc.                                                        36,800               1,041,440
                                                                                           -----------
                                                                                             7,342,583

DOMESTIC OIL - 0.30%
Evergreen Resources, Inc. *                                             19,200                 624,192
TETRA Technologies, Inc. *                                              18,850                 456,924
                                                                                           -----------
                                                                                             1,081,116

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        SHARES                VALUE
                                                                        ------                -----
DRUGS & HEALTH CARE - 0.40%
Closure Medical Corp. * (a)                                             20,100             $   681,993
Genencor International, Inc. *                                          23,000                 362,250
OraSure Technologies, Inc. * (a)                                        50,000                 398,000
                                                                                           -----------
                                                                                             1,442,243

EDUCATIONAL SERVICES - 0.65%
Education Management Corp. *                                            24,800                 769,792
Leapfrog Enterprises, Inc., Class A * (a)                               14,300                 379,379
Strayer Education, Inc. *                                                5,400                 587,682
Sylvan Learning Systems, Inc. *                                         20,100                 578,679
                                                                                           -----------
                                                                                             2,315,532

ELECTRICAL EQUIPMENT - 0.43%
Tektronix, Inc.                                                         25,500                 805,800
Wilson Greatbatch Technologies, Inc. * (a)                              17,600                 743,952
                                                                                           -----------
                                                                                             1,549,752

ELECTRONICS - 2.70%
Daktronics, Inc. * (a)                                                  22,200                 558,552
Engineered Support Systems, Inc.                                        14,775                 813,512
FEI Company * (a)                                                       29,200                 657,000
FLIR Systems, Inc. *                                                    21,200                 773,800
Harman International, Inc.                                              13,400                 991,332
II-VI, Inc. *                                                           23,000                 593,400
Keithley Instruments, Inc.                                              31,100                 569,130
L-3 Communications Holdings, Inc. *                                      8,300                 426,288
Photon Dynamics, Inc. * (a)                                             25,000               1,006,000
Pixelworks, Inc. *                                                      39,700                 438,288
Trimble Navigation, Ltd. * (a)                                          29,500               1,098,580
TTM Technologies, Inc. * (a)                                            39,400                 665,072
Varian, Inc. *                                                          25,000               1,043,250
                                                                                           -----------
                                                                                             9,634,204

FINANCIAL SERVICES - 2.80%
Affiliated Managers Group, Inc. * (a),                                   9,200                 640,228
Bear Stearns Companies, Inc.                                             9,600                 767,520
Chicago Merchantile Exchange (a)                                        16,200               1,172,232
Jeffries Group, Inc.                                                    18,600                 614,172
Knight Trading Group, Inc. *                                            27,300                 399,672
Legg Mason, Inc.                                                        26,100               2,014,398
Lehman Brothers Holdings, Inc.                                          31,800               2,455,596
T. Rowe Price Group, Inc. (c)                                           40,900               1,939,069
                                                                                           -----------
                                                                                            10,002,887

FOOD & BEVERAGES - 0.60%
Performance Food Group Company *                                        20,000                 723,400
Starbucks Corp. *                                                       30,400               1,005,024
SunOpta, Inc. * (a)                                                     45,000                 415,350
                                                                                           -----------
                                                                                             2,143,774

GAS & PIPELINE UTILITIES - 0.11%
Ultra Petroleum Corp. *                                                 15,600                 384,072
                                                                                           -----------

HEALTHCARE PRODUCTS - 6.41%
Advanced Neuromodulation Systems, Inc. * (a)                            15,050                 691,999
American Medical Systems Holdings, Inc. *                               17,100                 372,780
Biomet, Inc.                                                            44,100               1,605,681
Bruker BioSciences Corp. * (a)                                          88,300                 401,765
Cyberonics, Inc. * (a)                                                  20,000                 640,200
Cytyc Corp. *                                                           49,000                 674,240
Diagnostic Products Corp. *                                             10,000                 459,100
Fisher Scientific International, Inc. *                                 58,600               2,424,282
Gen-Probe, Inc. * (a)                                                   22,000                 802,340
ICU Medical, Inc. * (a)                                                 13,300                 455,924
Patterson Dental Company *                                              13,000                 834,080
Priority Healthcare Corp., Class B * (a)                                24,000                 578,640
ResMed, Inc. * (a)                                                      81,400               3,381,356
St. Jude Medical, Inc. *                                                24,800               1,521,480
STERIS Corp. *                                                          25,700                 580,820
The Cooper Companies, Inc. (a)                                          23,100               1,088,703
Therasense, Inc. *                                                      35,300                 716,590
Varian Medical Systems, Inc. *                                          18,700               1,292,170
VISX, Inc. *                                                            28,500                 659,775
Wright Medical Group, Inc. *                                            16,100                 490,084
Zimmer Holdings, Inc. *                                                 38,300               2,696,320
Zoll Medical Corp. *                                                    14,500                 514,460
                                                                                           -----------
                                                                                            22,882,789

HEALTHCARE SERVICES - 2.69%
Accredo Health, Inc. *                                                  28,200                 891,402
Caremark Rx, Inc. *                                                     65,300               1,654,049
Covance, Inc. *                                                         22,700                 608,360
Express Scripts, Inc. *                                                 16,300               1,082,809
ICON PLC, ADR *                                                         19,900                 867,640
Odyssey Healthcare, Inc. *                                              29,700                 869,022
Omnicare, Inc.                                                          58,800               2,374,932
Pediatrix Medical Group, Inc. *                                         11,800                 650,062
The Advisory Board Company *                                            17,900                 624,889
                                                                                           -----------
                                                                                             9,623,165

HOMEBUILDERS - 0.12%
Toll Brothers, Inc. *                                                   11,200                 445,312
                                                                                           -----------

HOTELS & RESTAURANTS - 2.10%
Alliance Gaming Corp. *                                                 31,300                 771,545
Kerzner International, Ltd. *                                           15,300                 596,088
Krispy Kreme Doughnuts, Inc. * (a)                                      12,200                 446,520
Mandalay Resort Group                                                   13,300                 594,776
P.F. Chang's China Bistro, Inc. * (a)                                   20,200               1,027,776
Panera Bread Company, Class A * (a)                                     17,800                 703,634
RARE Hospitality International, Inc. *                                  32,250                 788,190
Sonic Corp. *                                                           42,350               1,296,757
Station Casinos, Inc.                                                   22,900                 701,427
The Cheesecake Factory, Inc. * (a)                                      13,400                 590,002
                                                                                           -----------
                                                                                             7,516,715

HOUSEHOLD PRODUCTS - 0.19%
Select Comfort Corp. *                                                  26,900                 666,044
                                                                                           -----------

INDUSTRIAL MACHINERY - 0.91%
AGCO Corp. *                                                            61,100               1,230,554
Cooper Cameron Corp. *                                                  28,300               1,318,780
FMC Technologies, Inc. *                                                30,300                 705,990
                                                                                           -----------
                                                                                             3,255,324

INDUSTRIALS - 1.30%
Fastenal Company (a)                                                    71,200               3,555,728
Rockwell Automation, Inc                                                30,300               1,078,680
                                                                                           -----------
                                                                                             4,634,408

INSURANCE - 0.74%
HCC Insurance Holdings, Inc.                                            36,100               1,147,980
Navigators Group, Inc. * (a)                                            13,100                 404,397
ProAssurance Corp. * (a)                                                13,900                 446,885
Radian Group, Inc.                                                      12,900                 628,875
                                                                                           -----------
                                                                                             2,628,137

INTERNET CONTENT - 0.10%
CNET Networks, Inc. *                                                   50,000                 341,000
                                                                                           -----------

INTERNET RETAIL - 0.22%
eBay, Inc. *                                                            12,450                 804,146
                                                                                           -----------

INTERNET SERVICE PROVIDER - 1.05%
Avocent Corp. *                                                         57,300               2,092,596
eSPEED, Inc., Class A *                                                 28,000                 655,480
Netease.Com, Inc., ADR *                                                 8,300                 306,270
United Online, Inc. * (a)                                               41,000                 688,390
                                                                                           -----------
                                                                                             3,742,736

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        SHARES                VALUE
                                                                        ------                -----
INTERNET SOFTWARE - 1.66%
Checkfree Corp. * (a)                                                   32,500             $   898,625
eResearch Technology, Inc. * (a)                                        19,500                 495,690
Internet Security Systems, Inc. *                                       31,000                 583,730
Interwoven, Inc. *                                                      34,100                 431,024
Macromedia, Inc. *                                                      38,000                 677,920
Netegrity, Inc. *                                                       51,900                 535,089
Networks Associates, Inc. *                                             32,162                 483,716
Safenet Inc. * (a)                                                      31,100                 956,947
Symantec Corp. *                                                        24,500                 848,925
                                                                                           -----------
                                                                                             5,911,666

LEISURE TIME - 0.87%
Hollywood Entertainment Corp. *                                         30,900                 424,875
Imax Corp. * (a)                                                        63,800                 504,658
Penn National Gaming, Inc. * (a)                                        25,200                 581,616
Pixar, Inc. *                                                           11,700                 810,693
Shuffle Master, Inc. * (a)                                              23,100                 799,722
                                                                                           -----------
                                                                                             3,121,564

LIFE SCIENCES - 0.35%
PerkinElmer, Inc. *                                                     29,100                 496,737
Waters Corp. *                                                          23,200                 769,312
                                                                                           -----------
                                                                                             1,266,049

MANUFACTURING - 1.24%
Danaher Corp. *                                                         37,900               3,477,325
Eaton Corp.                                                              8,700                 939,426
                                                                                           -----------
                                                                                             4,416,751

MEDICAL-HOSPITALS - 1.34%
AmSurg Corp. *                                                          11,600                 439,524
Davita, Inc. *                                                          17,000                 663,000
Health Management Associates, Inc., Class A                             63,100               1,514,400
Lifepoint Hospitals, Inc. *                                             27,700                 815,765
Triad Hospitals, Inc. *                                                 20,400                 678,708
VCA Antech, Inc. *                                                      21,600                 669,168
                                                                                           -----------
                                                                                             4,780,565

MUTUAL FUNDS - 0.14%
iShares Nasdaq Biotechnology Index Fund *                                7,200                 518,040
                                                                                           -----------

OFFICE FURNISHINGS & SUPPLIES - 0.61%
Staples, Inc. *                                                         79,400               2,167,620
                                                                                           -----------

PETROLEUM SERVICES - 2.42%
Cal Dive International, Inc. *                                          42,800               1,031,908
ENSCO International, Inc.                                               62,700               1,703,559
Grey Wolf, Inc. *                                                      100,400                 375,496
Gulfmark Offshore, Inc. * (a)                                           30,000                 420,000
Key Energy Services, Inc. *                                             52,000                 536,120
Nabors Industries, Ltd. *                                               43,500               1,805,250
Pride International, Inc. *                                             28,900                 538,696
Smith International, Inc. *                                             27,800               1,154,256
Universal Compression Holdings, Inc. *                                  20,300                 531,048
Varco International, Inc. *                                             26,200                 540,506
                                                                                           -----------
                                                                                             8,636,839

PHARMACEUTICALS - 2.26%
aaiPharma, Inc. * (a)                                                   40,199               1,009,799
American Pharmaceutical Partners, Inc. * (a)                            20,300                 682,080
Angiotech Pharmaceuticals, Inc. *                                       13,600                 625,600
Connetics Corp. *                                                       27,600                 501,216
Medicis Pharmaceutical Corp., Class A (a)                               43,900               3,130,070
Salix Pharmaceuticals, Ltd. *                                           18,000                 408,060
Taro Pharmaceutical Industries, Ltd., Class A *                         26,400               1,702,800
                                                                                           -----------
                                                                                             8,059,625

PLASTICS - 0.11%
Spartech Corp.                                                          16,500                 406,560
                                                                                           -----------

POLLUTION CONTROL - 0.27%
Stericycle, Inc. *                                                      20,600                 962,020
                                                                                           -----------

RETAIL GROCERY - 0.44%
United Natural Foods, Inc. *                                            26,400                 948,024
Whole Foods Market, Inc.                                                 9,200                 617,596
                                                                                           -----------
                                                                                             1,565,620

RETAIL TRADE - 6.32%
99 Cents Only Stores * (a)                                              17,700                 481,971
Aeropostale, Inc. *                                                     18,500                 507,270
Bed Bath & Beyond, Inc. *                                               46,600               2,020,110
Best Buy Company, Inc.                                                  44,500               2,324,680
Bombay Company, Inc. * (a)                                              55,300                 450,142
CarMax, Inc. *                                                          44,900               1,388,757
Chico's FAS, Inc. *                                                     42,200               1,559,290
Claire's Stores, Inc.                                                   26,000                 489,840
Fossil, Inc. *                                                          20,400                 571,404
Fred's, Inc., Class A                                                   49,400               1,530,412
GameStop Corp. * (a)                                                    32,700                 503,907
Hot Topic, Inc. * (a)                                                   29,599                 871,987
MSC Industrial Direct Company, Inc., Class A *                          29,100                 800,250
NBTY, Inc. *                                                            23,100                 620,466
Pacific Sunwear of California, Inc. *                                   50,650               1,069,728
Pep Boys - Manny, Moe & Jack * (a)                                      13,300                 304,171
Regis Corp.                                                             19,800                 782,496
The Men's Wearhouse, Inc. *                                             31,600                 790,316
Tractor Supply Company *                                                66,700               2,593,963
Urban Outfitters, Inc. * (a)                                            27,028               1,001,387
Williams-Sonoma, Inc. *                                                 54,600               1,898,442
                                                                                           -----------
                                                                                            22,560,989

SANITARY SERVICES - 0.19%
Waste Connections, Inc. * (a)                                           17,700                 668,529
                                                                                           -----------

SEMICONDUCTORS - 6.34%
02Micro International, Ltd. *                                           39,500                 884,800
Actel Corp. *                                                           29,500                 710,950
Altera Corp. *                                                          56,200               1,275,740
Amis Holdings, Inc. *                                                   41,800                 764,104
ASE Test, Ltd. *                                                        50,000                 748,500
Asyst Technologies, Inc. *                                              41,000                 711,350
Broadcom Corp., Class A *                                               22,900                 780,661
ChipPAC, Inc., Class A * (a)                                            98,600                 748,374
Cymer, Inc. * (a)                                                       21,800               1,006,942
Entegris, Inc. *                                                        43,700                 561,545
Exar Corp. *                                                            29,700                 507,276
Integrated Circuit Systems, Inc. *                                      27,400                 780,626
Intersil Corp., Class A                                                 47,004               1,168,049
Linear Technology Corp.                                                 37,600               1,581,832
Marvell Technology Group, Ltd. *                                        20,000                 758,600
Micrel, Inc. *                                                          34,000                 529,720
Microchip Technology, Inc.                                              37,875               1,263,510
Microsemi Corp. *                                                       17,000                 417,860
Mykrolis Corp. *                                                        61,100                 982,488
NVIDIA Corp. * (a)                                                      23,600                 548,700
Omnivision Technologies, Inc. * (a)                                     12,500                 690,625
Power Integrations, Inc. *                                              13,800                 461,748
QLogic Corp. *                                                          12,900                 665,640
Semtech Corp. *                                                         33,200                 754,636
Skyworks Solutions, Inc. * (a)                                          50,900                 442,830
Ultratech, Inc. *                                                       17,400                 511,038
Varian Semiconductor Equipment Associates, Inc. * (a)                   23,000               1,004,870
Veeco Instruments, Inc. *                                               15,200                 428,640
Xicor, Inc. * (a)                                                       50,800                 576,072

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        SHARES               VALUE
                                                                        ------               -----
SEMICONDUCTORS - CONTINUED
Zoran Corp. * (a)                                                       22,100            $    384,319
                                                                                          ------------
                                                                                            22,652,045

SOFTWARE - 3.27%
Activision, Inc. *                                                      35,100                 638,820
Adobe Systems, Inc.                                                     19,700                 774,210
Autodesk, Inc. *                                                        25,500                 626,790
Avid Technology, Inc. *                                                 11,500                 552,000
Business Objects SA, ADR * (a)                                          16,000                 554,720
Cognos, Inc. *                                                          51,700               1,583,054
Electronic Arts, Inc. *                                                 15,900                 759,702
Macrovision Corp. *                                                     30,800                 695,772
Magma Design Automation, Inc. * (a)                                     21,100                 492,474
Mercury Interactive Corp. *                                             16,100                 783,104
Micromuse, Inc. *                                                       70,500                 486,450
Neoware Systems, Inc. * (a)                                             25,000                 342,500
PeopleSoft, Inc. *                                                      35,600                 811,680
Red Hat, Inc. *                                                         81,600               1,531,632
Take-Two Interactive Software, Inc. * (a)                               14,800                 426,388
Websense, Inc. * (a)                                                    21,400                 625,736
                                                                                          ------------
                                                                                            11,685,032

STEEL - 0.11%
Gibraltar Steel Corp.                                                   16,000                 402,400
                                                                                          ------------

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 2.36%
ADTRAN, Inc.                                                            12,000                 372,000
Aeroflex, Inc. *                                                        62,600                 731,794
Comverse Technology, Inc. *                                             87,300               1,535,607
Intrado, Inc. * (a)                                                     24,700                 542,165
Plantronics, Inc. *                                                     50,100               1,635,765
Polycom, Inc. *                                                         36,300                 708,576
REMEC, Inc. * (a)                                                       49,100                 412,931
UTStarcom, Inc. * (a)                                                   67,300               2,494,811
                                                                                          ------------
                                                                                             8,433,649

TOYS, AMUSEMENTS & SPORTING GOODS - 0.54%
Marval Enterprises, Inc. *                                              66,300               1,929,993
                                                                                          ------------

TRANSPORTATION - 0.64%
C. H. Robinson Worldwide, Inc.                                          28,900               1,095,599
Expeditors International of Washington, Inc.                            31,700               1,193,822
                                                                                          ------------
                                                                                             2,289,421

TOTAL COMMON STOCK
(Cost: $233,945,405)                                                                      $292,701,614
                                                                                          ------------

                                                                        PRINCIPAL
                                                                         AMOUNT               VALUE
                                                                         ------               -----
SHORT TERM INVESTMENTS - 15.49%
State Street Navigator Securities Lending
  Prime Portfolio, 1.06% (b)                                           $55,327,831         $ 55,327,831
                                                                                           ------------

REPURCHASE AGREEMENTS - 2.55%
Repurchase Agreement with State Street Corp.,
   dated 12/31/2003 at 0.85%, to be repurchased at
   $9,116,430 on 01/02/2004, collateralized by $9,135,000
   Federal Home Loan Mortgage Corp., 2.750% due
   08/15/2006 (valued at $9,298,407, including interest).              $ 9,116,000         $  9,116,000
                                                                                           ------------

TOTAL INVESTMENTS (AGGRESSIVE GROWTH
TRUST) (Cost: $298,389,236)                                                                $357,145,445
                                                                                           ============

EMERGING SMALL COMPANY TRUST

                                                                       SHARES                 VALUE
                                                                       ------                 -----
COMMON STOCK - 81.83%
ADVERTISING - 0.61%
aQuantive, Inc. *                                                      202,000             $ 2,070,500
DoubleClick, Inc. *                                                    123,300               1,260,126
                                                                                           -----------
                                                                                             3,330,626

AGRICULTURE - 0.66%
Bunge, Ltd.                                                            110,100               3,624,492
                                                                                           -----------

AIR FREIGHT - 0.00%
Abx Air, Inc. *                                                             50                     215
                                                                                           -----------

AIR TRAVEL - 0.71%
SkyWest, Inc. *                                                        214,100               3,879,492
                                                                                           -----------

APPAREL & TEXTILES - 0.41%
The Gymboree Corp. *                                                   128,900               2,220,947
                                                                                           -----------

AUTO PARTS - 1.85%
Gentex Corp.                                                           121,100               5,347,776
Superior Industries International, Inc.                                110,800               4,822,016
                                                                                           -----------
                                                                                            10,169,792

BANKING - 1.98%
East West Bancorp, Inc.                                                  9,800                 526,064
Franklin Bank Corp. *                                                    9,000                 171,000
Greater Bay Bancorp (a)                                                 83,000               2,363,840
Silicon Valley Bancshares *                                             72,500               2,615,075
Texas Regional Bancshares, Inc., Class A                                 9,100                 336,700
UCBH Holdings, Inc.                                                     62,200               2,423,934
WFS Financial, Inc.                                                     56,700               2,407,482
                                                                                           -----------
                                                                                            10,844,095

BIOTECHNOLOGY - 1.42%
Integra LifeSciences Holdings Corp. *                                   45,900               1,314,117
Intermune, Inc. *                                                      228,200               5,285,112
Kosan Biosciences, Inc. *                                              123,000               1,212,780
                                                                                           -----------
                                                                                             7,812,009

BROADCASTING - 1.86%
Entercom Communications Corp. *                                         40,000               2,118,400
Entravision Communications Corp., Class A *                            399,900               4,438,890
Mediacom Communications Corp., Class A * (a)                           125,000               1,083,750
Radio One, Inc., Class A *                                              27,300                 533,715
Radio One, Inc., Class D *                                             105,600               2,038,080
                                                                                           -----------
                                                                                            10,212,835

BUSINESS SERVICES - 4.38%
BearingPoint, Inc. *                                                   186,300               1,879,767
Brinks Company                                                         131,100               2,964,171
CDI Corp.                                                               41,100               1,346,025
Corporate Executive Board Company *                                     68,000               3,173,560
Entrust Technologies, Inc. *                                           500,000               2,040,000
Global Payments, Inc.                                                   40,100               1,889,512
LECG Corp. *                                                            34,000                 778,260
MAXIMUS, Inc. * (a)                                                    125,000               4,891,250
NCO Group, Inc. *                                                      100,300               2,283,831
Quest Software, Inc. *                                                 120,000               1,704,000
Resources Connection, Inc. *                                            40,000               1,092,400
                                                                                           -----------
                                                                                            24,042,776

CELLULAR COMMUNICATIONS - 0.72%
NII Holdings, Inc., Class B * (a)                                       52,900               3,947,927
                                                                                           -----------

CHEMICALS - 3.53%
Cabot Corp.                                                            153,300               4,881,072
FMC Corp. *                                                            100,000               3,413,000

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        SHARES                VALUE
                                                                        ------                -----
CHEMICALS - CONTINUED
Minerals Technologies, Inc.                                             45,000             $ 2,666,250
NOVA Chemicals Corp.                                                   180,000               4,851,000
Olin Corp.                                                              63,800               1,279,828
Valspar Corp.                                                           46,100               2,278,262
                                                                                           -----------
                                                                                            19,369,412

COMPUTERS & BUSINESS EQUIPMENT - 4.09%
Drexler Technology Corp. * (a)                                          98,700               1,349,229
Extreme Networks, Inc. *                                               489,900               3,532,179
Fair Isaac Corp.                                                        37,339               1,835,585
FileNET Corp. *                                                        179,500               4,860,860
Logitech International SA *                                             65,700               2,794,221
MTS Systems Corp. *                                                     64,100               1,232,643
National Instruments Corp. (a)                                         150,000               6,820,500
                                                                                           -----------
                                                                                            22,425,217

CONSTRUCTION & MINING EQUIPMENT - 0.51%
Rowan Companies, Inc. * (a)                                            120,000               2,780,400
                                                                                           -----------

COSMETICS & TOILETRIES - 0.22%
Nu Skin Enterprises, Inc., Class A                                      75,000               1,204,500
                                                                                           -----------

CRUDE PETROLEUM & NATURAL GAS - 1.44%
Chesapeake Energy Corp. (a)                                            189,500               2,573,410
Newfield Exploration Company *                                          56,900               2,534,326
Spinnaker Exploration Company *                                         86,600               2,794,582
                                                                                           -----------
                                                                                             7,902,318

DOMESTIC OIL - 1.62%
Oil States International, Inc. *                                       240,700               3,355,358
Tom Brown, Inc. *                                                      170,600               5,501,850
                                                                                           -----------
                                                                                             8,857,208

DRUGS & HEALTH CARE - 0.98%
ALPHARMA, Inc., Class A *                                               67,400               1,354,740
Molina Healthcare, Inc. * (a)                                           96,000               2,422,080
Ventana Medical Systems, Inc. *                                         39,900               1,572,060
                                                                                           -----------
                                                                                             5,348,880

EDUCATIONAL SERVICES - 0.35%
Leapfrog Enterprises, Inc., Class A * (a)                               42,400               1,124,872
Learning Tree International, Inc. *                                     45,000                 782,550
                                                                                           -----------
                                                                                             1,907,422

ELECTRICAL EQUIPMENT - 2.18%
BEI Technologies, Inc.                                                   4,600                  92,000
Tektronix, Inc.                                                        267,600               8,456,160
Wilson Greatbatch Technologies, Inc. * (a)                              80,300               3,394,281
                                                                                           -----------
                                                                                            11,942,441

ELECTRONICS - 3.95%
Electro Scientific Industries, Inc. *                                  287,024               6,831,171
FLIR Systems, Inc. * (a)                                                90,200               3,292,300
Trimble Navigation, Ltd. * (a)                                          98,100               3,653,244
Varian, Inc. *                                                         188,300               7,857,759
                                                                                           -----------
                                                                                            21,634,474

FINANCIAL SERVICES - 1.16%
Financial Federal Corp. * (a)                                           70,000               2,138,500
Nelnet, Inc., Class A * (a)                                             29,700                 665,280
Waddell & Reed Financial, Inc., Class A                                 90,000               2,111,400
Westcorp, Inc.                                                          40,000               1,462,000
                                                                                           -----------
                                                                                             6,377,180

FOOD & BEVERAGES - 0.28%
Performance Food Group Company * (a)                                    42,200               1,526,374
                                                                                           -----------

HEALTHCARE PRODUCTS - 2.47%
American Medical Systems Holdings, Inc. *                               50,700               1,105,260
Coherent, Inc. *                                                       106,700               2,539,460
Conceptus, Inc. * (a)                                                  130,600               1,386,972
CTI Molecular Imaging, Inc. *                                           73,400               1,241,194
STERIS Corp. *                                                         151,300               3,419,380
Thoratec Corp. * (a)                                                   136,200               1,771,962
Varian Medical Systems, Inc. *                                          30,000               2,073,000
                                                                                           -----------
                                                                                            13,537,228

HEALTHCARE SERVICES - 1.21%
Coventry Health Care, Inc. *                                            41,400               2,669,886
Sierra Health Services, Inc. * (a)                                     145,400               3,991,230
                                                                                           -----------
                                                                                             6,661,116

HOTELS & RESTAURANTS - 1.72%
Argosy Gaming Corp. *                                                  138,100               3,589,219
Four Seasons Hotels, Inc. (a)                                           42,200               2,158,530
Jack In the Box, Inc. *                                                 64,000               1,367,040
Station Casinos, Inc. (a)                                               75,000               2,297,250
                                                                                           -----------
                                                                                             9,412,039

HOUSEHOLD APPLIANCES - 0.40%
The Toro Company                                                        47,300               2,194,720
                                                                                           -----------

INDUSTRIAL MACHINERY - 1.41%
Briggs & Stratton Corp.                                                 17,300               1,166,020
Flowserve Corp. *                                                      164,000               3,424,320
Kennametal, Inc.                                                        79,600               3,164,100
                                                                                           -----------
                                                                                             7,754,440

INSURANCE - 0.10%
Radian Group, Inc.                                                      11,400                 555,750
                                                                                           -----------

INTERNET CONTENT - 0.55%
Ask Jeeves, Inc. *                                                     103,400               1,873,608
InfoSpace, Inc. *                                                       50,100               1,154,805
                                                                                           -----------
                                                                                             3,028,413

INTERNET RETAIL - 0.47%
NetIQ Corp. *                                                          192,800               2,554,600
                                                                                           -----------

INTERNET SERVICE PROVIDER - 1.37%
Avocent Corp. *                                                        172,596               6,303,206
eSPEED, Inc., Class A *                                                 52,100               1,219,661
                                                                                           -----------
                                                                                             7,522,867

INTERNET SOFTWARE - 2.58%
F5 Networks, Inc. *                                                    163,900               4,113,890
Retek, Inc. *                                                          115,000               1,067,200
RSA Security, Inc. * (a)                                               161,500               2,293,300
Sapient Corp. *                                                         87,500                 490,000
Verity, Inc. *                                                         300,400               5,013,676
WebMethods, Inc. * (a)                                                 125,600               1,149,240
                                                                                           -----------
                                                                                            14,127,306

INVESTMENT COMPANIES - 0.58%
American Capital Strategies, Ltd. (a)                                  107,800               3,204,894
                                                                                           -----------

LEISURE TIME - 0.50%
Polaris Industries, Inc. (a)                                            30,900               2,737,122
                                                                                           -----------

LIFE SCIENCES - 0.44%
Pharmaceutical Product Development, Inc. *                              89,000               2,400,330
                                                                                           -----------

MANUFACTURING - 1.90%
Cuno, Inc. *                                                            44,200               1,990,326
Mettler-Toledo International, Inc. *                                   180,000               7,597,800
Shaw Group, Inc. *                                                      60,900                 829,458
                                                                                           -----------
                                                                                            10,417,584

MEDICAL-HOSPITALS - 0.65%
Select Medical Corp.                                                   218,000               3,549,040
                                                                                           -----------

MOBILE HOMES - 0.11%
Winnebago Industries, Inc. (a)                                           8,400                 577,500
                                                                                           -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                VALUE
                                                                       ------                -----
PETROLEUM SERVICES - 2.51%
Atwood Oceanics, Inc. * (a)                                             80,000            $  2,555,200
Premcor, Inc. *                                                         75,600               1,965,600
Pride International, Inc. *                                            160,000               2,982,400
Superior Energy Services, Inc. *                                       303,800               2,855,720
Varco International, Inc. *                                            165,100               3,406,013
                                                                                          ------------
                                                                                            13,764,933

PHARMACEUTICALS - 4.14%
Adolor Corp. *                                                         117,300               2,348,346
Alkermes, Inc. * (a)                                                    50,000                 675,000
Angiotech Pharmaceuticals, Inc. *                                       51,500               2,369,000
First Horizon Pharmaceutical Corp. *                                   226,400               2,535,680
Galen Holdings PLC                                                      60,000               3,119,940
NPS Pharmaceuticals, Inc. * (a)                                        122,000               3,750,280
OSI Pharmaceuticals, Inc. * (a)                                        131,000               4,219,510
United Therapeutics Corp. * (a)                                        161,200               3,699,540
                                                                                          ------------
                                                                                            22,717,296

REAL ESTATE - 1.32%
Glenborough Realty Trust, Inc., REIT                                    30,000                 598,500
Jones Lang Lasalle, Inc. *                                             118,200               2,450,286
MeriStar Hospitality Corp., REIT                                       481,899               3,137,163
SL Green Realty Corp., REIT                                             25,000               1,026,250
                                                                                          ------------
                                                                                             7,212,199

RETAIL TRADE - 3.33%
Casual Male Retail Group, Inc. * (a)                                   146,900               1,019,486
Charming Shoppes, Inc. * (a)                                           162,100                 875,340
Cost Plus, Inc. *                                                       51,000               2,091,000
Fred's, Inc., Class A (a)                                               93,600               2,899,728
Hot Topic, Inc. * (a)                                                   83,850               2,470,221
J. Jill Group, Inc. *                                                  125,000               1,588,750
NBTY, Inc. *                                                            38,300               1,028,738
Regis Corp.                                                             45,800               1,810,016
Tuesday Morning Corp. *                                                147,900               4,473,975
                                                                                          ------------
                                                                                            18,257,254

SANITARY SERVICES - 0.34%
Waste Connections, Inc. * (a)                                           50,000               1,888,500
                                                                                          ------------

SEMICONDUCTORS - 11.88%
Actel Corp. *,                                                          83,300               2,007,530
Advanced Energy Industries, Inc. * (a)                                 220,000               5,731,000
Integrated Circuit Systems, Inc. *                                     202,200               5,760,678
Integrated Device Technology, Inc. *                                   343,400               5,896,178
Intersil Corp., Class A                                                 39,600                 984,060
Lam Research Corp. *                                                   360,000              11,628,000
Lattice Semiconductor Corp. *                                          128,500               1,243,880
Micrel, Inc. * (a)                                                     468,700               7,302,346
Pericom Semiconductor Corp. *                                          103,800               1,106,508
Semtech Corp. *                                                        375,000               8,523,750
Sigmatel, Inc. *                                                        35,900                 886,012
Varian Semiconductor Equipment Associates, Inc. *                      270,000              11,796,300
Vitesse Semiconductor Corp. * (a)                                      383,500               2,251,145
                                                                                          ------------
                                                                                            65,117,387

SOFTWARE - 2.95%
Aspen Technology, Inc. * (a)                                           530,000               5,437,800
Borland Software Corp. * (a)                                           310,000               3,016,300
Concur Technologies, Inc. * (a)                                         14,600                 141,328
Hyperion Solutions Corp. *                                             124,400               3,749,416
Informatica Corp. *                                                    240,400               2,476,120
Micromuse, Inc. *                                                      200,000               1,380,000
                                                                                          ------------
                                                                                            16,200,964

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 1.16%
Advanced Fibre Communications, Inc. *                                  110,000               2,216,500
Commonwealth Telephone Enterprises, Inc., (CTE) *                       54,700               2,064,925
Viasat, Inc. *                                                         109,400               2,093,916
                                                                                          ------------
                                                                                             6,375,341

TRANSPORTATION - 1.14%
C. H. Robinson Worldwide, Inc.                                         108,800               4,124,608
Expeditors International of Washington, Inc.                            56,100               2,112,726
                                                                                          ------------
                                                                                             6,237,334

TRAVEL SERVICES - 0.01%
Ctrip.com International Ltd., ADR * (a)                                  1,600                  54,416
                                                                                          ------------

TRUCKING & FREIGHT - 1.68%
Forward Air Corp. *                                                     70,300               1,933,250
Landstar Systems, Inc. *                                                56,000               2,130,240
Oshkosh Truck Corp.                                                     77,800               3,970,134
Overnite Corp. *                                                        52,800               1,201,200
                                                                                          ------------
                                                                                             9,234,824

TOTAL COMMON STOCK
(Cost: $371,219,966)                                                                      $448,656,429
                                                                                          ------------

                                                                        PRINCIPAL
                                                                         AMOUNT              VALUE
                                                                         ------              -----
SHORT TERM INVESTMENTS - 11.84%
State Street Navigator Securities Lending
  Prime Portfolio, 1.06% (b)                                           $64,954,221        $ 64,954,221
                                                                                          ------------

REPURCHASE AGREEMENTS - 6.33%
Repurchase Agreement with State
  Street Corp., dated 12/31/2003 at 0.40%, to be
  repurchased at $34,689,771 on 01/02/2004, collateralized
  by $24,095,000 U.S. Treasury Bonds, 9.250% due 02/15/2006
   (valued at $35,389,531, including interest).                        $34,689,000        $ 34,689,000
                                                                                          ------------

TOTAL INVESTMENTS (EMERGING SMALL COMPANY TRUST) (Cost:
$470,863,187)                                                                             $548,299,650
                                                                                          ============

SMALL COMPANY BLEND TRUST

                                                                       SHARES                VALUE
                                                                       ------                -----
COMMON STOCK - 78.19%
AEROSPACE - 0.89%
Aviall Inc. *                                                            2,200             $    34,122
Moog, Inc., Class A *                                                   14,200                 701,480
Orbital Sciences Corp., Class A * (a)                                  129,300               1,554,186
                                                                                           -----------
                                                                                             2,289,788

AIR TRAVEL - 1.24%
Alaska Air Group, Inc. * (a)                                            62,100               1,694,709
Delta Air Lines, Inc. * (a)                                             51,200                 604,672
Pinnacle Airline Corp. * (a)                                            64,000                 888,960
                                                                                           -----------
                                                                                             3,188,341

APPAREL & TEXTILES - 0.42%
Warnaco Group, Inc. *                                                   68,000               1,084,600
                                                                                           -----------

AUTO PARTS - 0.16%
BorgWarner, Inc.                                                         5,000                 425,350
                                                                                           -----------

AUTO SERVICES - 0.31%
ANC Rental Corp. * (a)                                                 694,000                      69
Lithia Motors, Inc., Class A (a)                                        31,900                 804,199
                                                                                           -----------
                                                                                               804,268

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
BANKING - 4.98%
BOK Financial Corp. *                                                   36,047             $ 1,395,740
Cathay Bancorp, Inc. *                                                   6,800                 378,624
Citizens Banking Corp. (a)                                              59,500               1,946,840
Community First Bankshares, Inc. (a)                                    20,500                 593,270
Cullen Frost Bankers, Inc.                                              30,700               1,245,499
Digital Insight Corp. * (a)                                             29,600                 737,040
First Community Bancorp                                                  3,000                 108,420
First Midwest Bancorp, Inc.                                             50,250               1,628,602
Franklin Bank Corp. *                                                    7,000                 133,000
Greater Bay Bancorp (a)                                                 26,700                 760,416
Netbank, Inc. (a)                                                       30,000                 400,500
Provident Bankshares Corp. (a)                                          32,000                 942,080
South Financial Group, Inc.                                             12,400                 345,464
Sterling Bancshares, Inc. (a)                                           42,500                 566,525
Umpqua Holdings Corp. * (a)                                             49,600               1,031,184
Waypoint Financial Corp.                                                29,085                 630,854
                                                                                           -----------
                                                                                            12,844,058

BIOTECHNOLOGY - 1.25%
Exelixis, Inc. *                                                        24,300                 172,044
Lexicon Genetics, Inc. * (a)                                            28,500                 167,865
Protein Design Labs, Inc. * (a)                                         98,500               1,763,150
Tanox, Inc. * (a)                                                       32,400                 481,140
Trimeris, Inc. * (a)                                                    30,100                 631,498
                                                                                           -----------
                                                                                             3,215,697

BROADCASTING - 3.17%
Citadel Broadcasting Corp. *                                            15,900                 355,683
Cox Radio, Inc., Class A *                                              10,100                 254,823
Emmis Communications Corp., Class A *                                   32,100                 868,305
Entercom Communications Corp. *                                         18,900               1,000,944
Entravision Communications Corp., Class A *                             56,600                 628,260
Mediacom Communications Corp., Class A * (a)                           201,700               1,748,739
Radio One, Inc., Class A *                                              33,900                 662,745
Radio One, Inc., Class D *                                              94,900               1,831,570
World Wrestling Entertainment, Inc., Class A                            25,400                 332,740
Young Broadcasting, Inc., Class A *                                     25,500                 511,020
                                                                                           -----------
                                                                                             8,194,829

BUSINESS SERVICES - 3.21%
ADVO, Inc.                                                              45,800               1,454,608
Arbitron, Inc. *                                                        34,900               1,456,028
CoStar Group, Inc. *                                                    34,700               1,446,296
Kendle International, Inc. *                                            34,400                 218,096
Quest Software, Inc. *                                                  25,700                 364,940
Resources Connection, Inc. * (a)                                        17,800                 486,118
StarTek, Inc.                                                           25,000               1,019,750
Synnex Corp. * (a)                                                      28,400                 390,784
The BISYS Group, Inc. *                                                  7,800                 116,064
West Corp. * (a)                                                        57,900               1,345,017
                                                                                           -----------
                                                                                             8,297,701

CABLE AND TELEVISION - 0.62%
Insight Communications Company, Inc., Class A * (a)                    154,300               1,590,833
                                                                                           -----------

CHEMICALS - 4.13%
Ferro Corp.                                                             95,300               2,593,113
Lubrizol Corp. *                                                        22,500                 731,700
Methanex Corp.                                                         380,800               4,276,384
The Scotts Company, Class A *                                           51,900               3,070,404
                                                                                           -----------
                                                                                            10,671,601

COLLEGES & UNIVERSITIES - 0.16%
DeVry, Inc. *                                                           16,600                 417,158
                                                                                           -----------

COMPUTERS & BUSINESS EQUIPMENT - 2.86%
Gateway, Inc. *                                                        363,400               1,671,640
Helix Technology Corp.                                                  41,700                 858,186
Ixia *                                                                 101,000               1,181,700
National Instruments Corp. (a)                                           9,600                 436,512
NetScreen Technologies, Inc. *                                          64,500               1,596,375
Overland Storage, Inc. * (a)                                            49,100                 923,080
Pinnacle Systems, Inc. *                                                84,700                 722,491
                                                                                           -----------
                                                                                             7,389,984

CONSTRUCTION MATERIALS - 0.14%
Columbus McKinnon Corp. *                                               41,000                 354,650
                                                                                           -----------

CONTAINERS & GLASS - 0.53%
Packaging Corp. of America                                              62,200               1,359,692
                                                                                           -----------

COSMETICS & TOILETRIES - 0.28%
Steiner Leisure, Ltd. *                                                 51,100                 730,730
                                                                                           -----------

CRUDE PETROLEUM & NATURAL GAS - 1.78%
Cabot Oil & Gas Corp., Class A                                          15,600                 457,860
Helmerich & Payne, Inc. *                                               42,200               1,178,646
Hydril *                                                                70,800               1,694,244
Patterson-UTI  Energy, Inc. *                                            8,200                 269,944
Spinnaker Exploration Company *                                         30,900                 997,143
                                                                                           -----------
                                                                                             4,597,837

DOMESTIC OIL - 0.17%
Noble Energy, Inc.                                                       9,700                 430,971
                                                                                           -----------

DRUGS & HEALTH CARE - 1.94%
Aclara Biosciences, Inc. *                                              41,900                 152,935
Antigenics, Inc. * (a)                                                   2,100                  23,772
Atherogenics, Inc. * (a)                                                87,900               1,314,105
Chromavision Medical Systems, Inc. * (a)                               110,100                 351,219
Diversa Corp. * (a)                                                     20,100                 185,925
Heska Corp. *                                                           83,000                 190,817
ILEX Oncology, Inc. *                                                   34,700                 737,375
Illumina, Inc. *                                                       149,055               1,050,838
Qiagen NV * (a)                                                         83,400                 997,464
                                                                                           -----------
                                                                                             5,004,450

ELECTRICAL EQUIPMENT - 2.03%
Cable Design Technologies Corp. * (a)                                   50,000                 449,500
Power-One, Inc. *                                                      165,800               1,795,614
Wesco International, Inc. *                                             33,000                 292,050
Wilson Greatbatch Technologies, Inc. * (a)                              63,800               2,696,826
                                                                                           -----------
                                                                                             5,233,990

ELECTRIC UTILITIES - 1.07%
Allegheny Energy, Inc. * (a)                                           115,400               1,472,504
CMS Energy Corp. (a)                                                   152,400               1,298,448
                                                                                           -----------
                                                                                             2,770,952

ELECTRONICS - 1.53%
Electro Scientific Industries, Inc. * (a)                               77,700               1,849,260
FEI Company * (a)                                                       82,700               1,860,750
LoJack Corp. *                                                          25,000                 201,500
Zygo Corp. * (a)                                                         2,000                  32,980
                                                                                           -----------
                                                                                             3,944,490

ENERGY - 0.51%
Energen Corp.                                                           21,100                 865,733
New Jersey Resources Corp.                                              12,000                 462,120
                                                                                           -----------
                                                                                             1,327,853

FINANCIAL SERVICES - 2.45%
Americredit Corp. * (a)                                                205,600               3,275,208
Fulton Financial Corp.                                                  30,892                 676,844
Harbor Florida Bancshares, Inc.                                         12,600                 374,346
National Financial Partners Corp.                                       15,100                 416,005
San Juan Basin Royalty Trust (a)                                        72,600               1,574,694
                                                                                           -----------
                                                                                             6,317,097

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
FOOD & BEVERAGES - 2.63%
Corn Products International, Inc.                                       42,300             $ 1,457,235
Del Monte Foods Company *                                              208,500               2,168,400
International Multifoods Corp. *                                        57,400               1,033,200
Performance Food Group Company *                                        17,300                 625,741
Robert Mondavi Corp., Class A *                                          7,400                 287,416
Tootsie Roll Industries, Inc. *                                         33,586               1,209,096
                                                                                           -----------
                                                                                             6,781,088

FURNITURE & FIXTURES - 0.89%
Furniture Brands International, Inc. (a)                                78,300               2,296,539
                                                                                           -----------

GAS & PIPELINE UTILITIES - 0.62%
South Jersey Industries, Inc.                                           10,100                 409,050
Southwest Gas Corp.                                                     52,500               1,178,625
                                                                                           -----------
                                                                                             1,587,675

HEALTHCARE PRODUCTS - 1.68%
Conceptus, Inc. * (a)                                                   38,500                 408,870
CTI Molecular Imaging, Inc. *                                          134,700               2,277,777
Wright Medical Group, Inc. *                                            54,400               1,655,936
                                                                                           -----------
                                                                                             4,342,583

HEALTHCARE SERVICES - 0.50%
AMN Healthcare Services, Inc. * (a)                                     47,294                 811,565
The Advisory Board Company * (a)                                        13,500                 471,285
                                                                                           -----------
                                                                                             1,282,850

HOMEBUILDERS - 0.51%
Beazer Homes USA, Inc. (a)                                              13,400               1,308,644
                                                                                           -----------

HOTELS & RESTAURANTS - 3.62%
California Pizza Kitchen, Inc. * (a)                                    87,800               1,767,414
CEC Entertainment, Inc. *                                               16,000                 758,240
Fairmont Hotels Resorts, Inc.                                           33,300                 903,762
Four Seasons Hotels, Inc. (a)                                           14,300                 731,445
Landry's Restaurants, Inc. *                                            26,300                 676,436
Orient Express Hotels, Ltd.                                             42,900                 704,847
P.F. Chang's China Bistro, Inc. * (a)                                   27,200               1,383,936
Ruby Tuesday, Inc. *                                                    65,600               1,868,944
Station Casinos, Inc. (a)                                               18,000                 551,340
                                                                                           -----------
                                                                                             9,346,364

HOUSEHOLD APPLIANCES - 0.45%
Libbey, Inc.                                                            40,900               1,164,832
                                                                                           -----------

INDUSTRIAL MACHINERY - 0.63%
Cummins, Inc. (a)                                                       22,800               1,115,832
Donaldson Company, Inc.                                                  8,800                 520,608
                                                                                           -----------
                                                                                             1,636,440

INSURANCE - 2.40%
Endurance Specialty Holdings, Ltd. (a)                                  14,700                 493,185
First American Corp.                                                    58,000               1,726,660
Max Re Capital, Ltd.                                                    13,000                 291,720
Philadelphia Consolidated Holding Corp. *                               13,700                 668,971
W.R. Berkley Corp.                                                      65,400               2,285,730
Zenith National Insurance Corp. * (a)                                   22,000                 716,100
                                                                                           -----------
                                                                                             6,182,366

INTERNET CONTENT - 0.65%
Alloy, Inc. * (a)                                                       75,500                 393,355
CNET Networks, Inc. * (a)                                               30,800                 210,056
InfoSpace, Inc. * (a)                                                   14,200                 327,310
ProQuest Company * (a)                                                  25,100                 739,195
                                                                                           -----------
                                                                                             1,669,916

INTERNET RETAIL - 0.18%
NetIQ Corp. *                                                           34,900                 462,425
                                                                                           -----------

INTERNET SERVICE PROVIDER - 0.23%
Earthlink, Inc. * (a)                                                   35,100                 351,000
United Online, Inc. *                                                   13,800                 231,702
                                                                                           -----------
                                                                                               582,702

INTERNET SOFTWARE - 0.77%
Ariba, Inc. * (a)                                                      160,600                 481,800
Matrixone, Inc. *                                                      243,500               1,499,960
                                                                                           -----------
                                                                                             1,981,760

INVESTMENT COMPANIES - 0.75%
American Capital Strategies, Ltd. (a)                                   51,300               1,525,149
Medallion Financial Corp.                                               43,500                 412,815
                                                                                           -----------
                                                                                             1,937,964

LEISURE TIME - 1.41%
International Speedway Corp., Class A                                   13,700                 611,842
Pixar, Inc. *                                                            5,064                 350,885
Polaris Industries, Inc. (a)                                            14,600               1,293,268
Six Flags, Inc. *                                                       41,900                 315,088
Speedway Motorsports, Inc. (a)                                          37,100               1,072,932
                                                                                           -----------
                                                                                             3,644,015

LIQUOR - 0.23%
Adolph Coors Company, Class B                                           10,600                 594,660
                                                                                           -----------

MANUFACTURING - 1.67%
Actuant Corp., Class A * (a)                                            38,400               1,390,080
AptarGroup, Inc.                                                        65,300               2,546,700
York International Corp.                                                10,500                 386,400
                                                                                           -----------
                                                                                             4,323,180

MEDICAL-HOSPITALS - 0.50%
Lifepoint Hospitals, Inc. *                                             43,700               1,286,965
                                                                                           -----------

PAPER - 0.91%
Boise Cascade Corp. *                                                   35,507               1,166,760
P.H. Glatfelter Company                                                 95,300               1,186,485
                                                                                           -----------
                                                                                             2,353,245

PETROLEUM SERVICES - 0.50%
Key Energy Services, Inc. *                                             27,800                 286,618
Newpark Resources, Inc. *                                               75,100                 359,729
Premcor, Inc. *                                                         15,600                 405,600
SEACOR SMIT, Inc. *                                                      5,950                 250,078
                                                                                           -----------
                                                                                             1,302,025

PHARMACEUTICALS - 1.80%
American Pharmaceutical Partners, Inc. * (a)                            25,400                 853,440
Amylin Pharmaceuticals, Inc. * (a)                                      90,900               2,019,798
NPS Pharmaceuticals, Inc. * (a)                                         12,700                 390,398
Vicuron Phamaceuticals, Inc. * (a)                                      74,100               1,381,965
                                                                                           -----------
                                                                                             4,645,601

PUBLISHING - 0.75%
American Greetings Corp., Class A *                                     18,300                 400,221
Readers Digest Association, Inc., Class A                              105,200               1,542,232
                                                                                           -----------
                                                                                             1,942,453

RAILROADS & EQUIPMENT - 0.55%
Kansas City Southern *                                                  99,400               1,423,408
                                                                                           -----------

REAL ESTATE - 3.78%
American Financial Realty Trust, REIT                                   22,900                 390,445
Annaly Mortgage Management, Inc., REIT                                 116,500               2,143,600
Anthracite Capital, Inc., REIT                                         107,700               1,192,239
Luminent Mortgage Capital, Inc., REIT                                   14,900                 210,090
MeriStar Hospitality Corp., REIT                                       116,200                 756,462
MFA Mortgage Investments, Inc., REIT                                    79,000                 770,250
Pan Pacific Retail Properties, Inc., REIT                               15,500                 738,575
SL Green Realty Corp., REIT                                             59,200               2,430,160
Trammell Crow Company *                                                 84,300               1,116,975
                                                                                           -----------
                                                                                             9,748,796

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                VALUE
                                                                       ------                -----
RETAIL TRADE - 2.03%
American Eagle Outfitters, Inc. * (a)                                   17,500            $    287,000
Borders Group, Inc.                                                     30,600                 670,752
Christopher & Banks Corp.                                               26,550                 518,521
Gaiam, Inc., Class A *                                                  37,700                 224,315
Galyan's Trading, Inc. * (a)                                             6,100                  73,444
Genesco, Inc. * (a)                                                     12,300                 186,099
J. Jill Group, Inc. * (a)                                               40,000                 508,400
Petco Animal Supplies Inc. *                                            58,400               1,778,280
School Specialty, Inc. * (a)                                            23,000                 782,230
Ultimate Electronics, Inc. * (a)                                        29,000                 221,270
                                                                                          ------------
                                                                                             5,250,311

SEMICONDUCTORS - 8.67%
Advanced Energy Industries, Inc. *                                      79,200               2,063,160
Amis Holdings, Inc. *                                                   16,100                 294,308
ASM International NV * (a)                                              82,600               1,671,824
Credence Systems Corp. * (a)                                           189,400               2,492,504
Cymer, Inc. * (a)                                                       74,900               3,459,631
Emcore Corp. *                                                         128,400                 604,764
Exar Corp. *                                                            34,800                 594,384
FormFactor,  Inc. *                                                     20,200                 399,960
Kulicke & Soffa Industries, Inc. *                                     145,900               2,098,042
LTX Corp. *                                                            201,500               3,028,545
MKS Instruments, Inc. * (a)                                             27,800                 806,200
Power Integrations, Inc. *                                              31,200               1,043,952
Rudolph Technologies, Inc. * (a)                                        26,200                 642,948
Sigmatel, Inc. *                                                         6,500                 160,420
TranSwitch Corp. * (a)                                                 349,400                 803,620
Veeco Instruments, Inc. * (a)                                           78,100               2,202,420
                                                                                          ------------
                                                                                            22,366,682

SOFTWARE - 1.05%
Callidus Software, Inc. *                                                4,300                  76,067
iPass, Inc. * (a)                                                       26,100                 418,383
Moldflow Corp. *                                                         5,300                  60,155
Novell, Inc. *                                                         137,800               1,449,656
Sco Group, Inc. * (a)                                                   41,200                 700,400
                                                                                          ------------
                                                                                             2,704,661

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 1.18%
American Tower Corp., Class A *                                         54,300                 587,526
Aspect Communications Corp. *                                           21,800                 343,568
Commonwealth Telephone Enterprises, Inc., (CTE) *                        8,700                 328,425
Netgear, Inc. * (a)                                                     31,900                 510,081
Newport Corp. * (a)                                                     32,000                 528,960
Polycom, Inc. *                                                         37,800                 737,856
                                                                                          ------------
                                                                                             3,036,416

TELEPHONE - 0.14%
Cincinnati Bell, Inc. *                                                 72,200                 364,610
                                                                                          ------------

TIRES & RUBBER - 0.11%
Bandag, Inc.                                                             7,000                 288,400
                                                                                          ------------

TRANSPORTATION - 0.24%
Kirby Corp. *                                                            9,600                 334,848
SCS Transportation, Inc. *                                              16,800                 295,344
                                                                                          ------------
                                                                                               630,192

TRAVEL SERVICES - 0.06%
Orbitz, Inc. * (a)                                                       6,700                 155,440
                                                                                          ------------

TRUCKING & FREIGHT - 0.27%
Central Freight Lines, Inc. *                                           10,000                 177,500
Oshkosh Truck Corp.                                                      6,500                 331,695
Overnite Corp. *                                                         8,800                 200,200
                                                                                          ------------
                                                                                               709,395

TOTAL COMMON STOCK
(Cost: $178,957,378)                                                                      $201,821,523
                                                                                          ------------

                                                                        PRINCIPAL
                                                                         AMOUNT               VALUE
                                                                         ------               -----
SHORT TERM INVESTMENTS - 18.95%
State Street Navigator Securities Lending
  Prime Portfolio, 1.06% (b)                                           $48,906,716        $ 48,906,716
                                                                                          ------------

REPURCHASE AGREEMENTS - 2.86%
Repurchase Agreement with State
  Street Corp., dated 12/31/2003 at 0.40%, to be
  repurchased at $7,399,164 on 01/02/2004,
  collateralized by $5,890,000 U.S. Treasury
  Bonds, 7.50% due 11/15/2016 (valued at $7,549,926,
  including interest)                                                  $ 7,399,000        $ 7,399,000
                                                                                          ------------

TOTAL INVESTMENTS (SMALL COMPANY BLEND TRUST) (Cost: $235,263,094)                        $258,127,239
                                                                                          ============

DYNAMIC GROWTH TRUST

                                                                       SHARES                 VALUE
                                                                       ------                 -----
COMMON STOCK - 86.84%
AEROSPACE - 1.76%
Alliant Techsystems, Inc. *                                             62,000             $ 3,581,120
                                                                                           -----------

AIR TRAVEL - 1.49%
Southwest Airlines Company *                                           187,800               3,031,092
                                                                                           -----------

APPAREL & TEXTILES - 2.09%
Columbia Sportswear Company *                                           78,100               4,256,450
                                                                                           -----------

AUTOMOBILES - 0.80%
Thor Industries, Inc.                                                   29,000               1,630,380
                                                                                           -----------

BANKING - 1.91%
Investors Financial Services Corp. (a)                                 101,522               3,899,460
                                                                                           -----------

BIOTECHNOLOGY - 2.48%
Genzyme Corp. *                                                         54,900               2,708,766
Protein Design Labs, Inc. *                                            130,900               2,343,110
                                                                                           -----------
                                                                                             5,051,876

BUSINESS SERVICES - 2.49%
Affiliated Computer Services, Inc., Class A *                           51,200               2,788,352
Hewitt Associates, Inc. *                                               76,600               2,290,340
                                                                                           -----------
                                                                                             5,078,692

CELLULAR COMMUNICATIONS - 1.21%
Nextel Partners, Inc., Class A * (a)                                   183,900               2,473,455
                                                                                           -----------

COAL - 1.49%
Peabody Energy Corp.                                                    72,900               3,040,659
                                                                                           -----------

COLLEGES & UNIVERSITIES - 3.18%
Corinthian Colleges, Inc. *                                             66,300               3,683,628
ITT Educational Services, Inc. *                                        59,500               2,794,715
                                                                                           -----------
                                                                                             6,478,343

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                VALUE
                                                                       ------                -----
COMPUTERS & BUSINESS EQUIPMENT - 5.44%
GTECH Holdings Corp.                                                   131,400            $  6,502,986
Maxtor Corp. *                                                         414,100               4,596,510
                                                                                          ------------
                                                                                            11,099,496

CONSTRUCTION & MINING EQUIPMENT - 2.09%
Rowan Companies, Inc. *                                                184,300               4,270,231
                                                                                          ------------

CONTAINERS & GLASS - 2.51%
Packaging Corp. of America                                             233,900               5,113,054
                                                                                          ------------

ELECTRONICS - 4.46%
Harman International, Inc.                                              56,600               4,187,268
Jabil Circuit, Inc. *                                                  100,100               2,832,830
Mentor Graphics Corp. *                                                142,600               2,073,404
                                                                                          ------------
                                                                                             9,093,502

FINANCIAL SERVICES - 7.82%
Capitalsource Inc. * (a)                                                95,000               2,059,600
Chicago Merchantile Exchange (a)                                        17,500               1,266,300
First Marblehead Corp. *                                                87,900               1,923,252
Friedman Billings Ramsey Group, Inc.                                    98,100               2,264,148
Investment Technology Group, Inc. *                                    105,800               1,708,670
LaBranche & Company, Inc. (a)                                          132,100               1,541,607
Legg Mason, Inc.                                                        46,128               3,560,159
Providian Financial Corp. *                                            138,800               1,615,632
                                                                                          ------------
                                                                                            15,939,368

FOOD & BEVERAGES - 3.85%
Constellation Brands, Inc., Class A *                                   59,700               1,965,921
Dean Foods Company *                                                    79,800               2,623,026
Performance Food Group Company * (a)                                    90,200               3,262,534
                                                                                          ------------
                                                                                             7,851,481

FURNITURE & FIXTURES - 1.31%
Leggett & Platt, Inc.                                                  123,300               2,666,979
                                                                                          ------------

HEALTHCARE PRODUCTS - 1.78%
DENTSPLY International, Inc.                                            80,400               3,631,668
                                                                                          ------------

HEALTHCARE SERVICES - 1.59%
Coventry Health Care, Inc. *                                            50,300               3,243,847
                                                                                          ------------

HOTELS & RESTAURANTS - 2.16%
The Cheesecake Factory, Inc. * (a)                                      99,800               4,394,194
                                                                                          ------------

HOUSEHOLD PRODUCTS - 1.91%
Tempur-Pedic International Inc. *                                      251,000               3,890,500
                                                                                          ------------

INSURANCE - 2.42%
Arthur J. Gallagher & Company                                          100,500               3,265,245
Axis Capital Holdings Ltd. (a)                                          57,000               1,668,960
                                                                                          ------------
                                                                                             4,934,205

INTERNET SOFTWARE - 2.35%
Symantec Corp. *                                                       138,000               4,781,700
                                                                                          ------------

PETROLEUM SERVICES - 3.72%
BJ Services Company *                                                  123,100               4,419,290
Smith International, Inc. *                                             76,300               3,167,976
                                                                                          ------------
                                                                                             7,587,266

PHARMACEUTICALS - 5.79%
Barr Laboratories, Inc. *                                               36,600               2,816,370
Celgene Corp. * (a)                                                     86,200               3,880,724
Gilead Sciences, Inc. *                                                 44,900               2,610,486
Mylan Laboratories, Inc.                                                99,000               2,500,740
                                                                                          ------------
                                                                                            11,808,320

RETAIL TRADE - 2.36%
Chico's FAS, Inc. *                                                     73,400               2,712,130
Regis Corp.                                                             53,100               2,098,512
                                                                                          ------------
                                                                                             4,810,642

SEMICONDUCTORS - 9.50%
Fairchild Semiconductor International, Inc. *                          170,900               4,267,373
Integrated Circuit Systems, Inc. *                                      80,600               2,296,294
Lam Research Corp. *                                                   112,300               3,627,290
Linear Technology Corp.                                                 43,200               1,817,424
Microchip Technology, Inc.                                             134,300               4,480,248
Novellus Systems, Inc. *                                                68,300               2,872,015
                                                                                          ------------
                                                                                            19,360,644

SOFTWARE - 1.46%
Mercury Interactive Corp. * (a)                                         61,400               2,986,496
                                                                                          ------------

STEEL - 0.97%
Nucor Corp.                                                             35,200               1,971,200
                                                                                          ------------

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 3.08%
Advanced Fibre Communications, Inc. *                                  195,000               3,929,250
Sonus Networks, Inc. * (a)                                             310,900               2,350,404
                                                                                          ------------
                                                                                             6,279,654

TRUCKING & FREIGHT - 1.37%
Swift Transportation, Inc. *                                           133,300               2,801,966
                                                                                          ------------

TOTAL COMMON STOCK
(Cost: $147,883,626)                                                                      $177,037,940
                                                                                          ------------

                                                                        PRINCIPAL
                                                                         AMOUNT              VALUE
                                                                         ------              -----
SHORT TERM INVESTMENTS - 10.71%
State Street Navigator Securities Lending
  Prime Portfolio, 1.06% (b)                                           $21,844,442        $ 21,844,442
                                                                                          ------------

REPURCHASE AGREEMENTS - 2.45%
Repurchase Agreement with State Street Corp.,
   dated 12/31/2003 at 0.40%, to be repurchased
   at $4,990,111 on 01/02/2004, collateralized by
   $3,975,000 U.S. Treasury Bonds, 7.50% due 11/15/2016
   (valued at $5,095,238, including interest).                         $ 4,990,000        $  4,990,000
                                                                                          ------------

TOTAL INVESTMENTS (DYNAMIC GROWTH
TRUST) (Cost: $174,718,068)                                                               $203,872,382
                                                                                          ============

MID CAP STOCK TRUST

                                                                       SHARES                 VALUE
                                                                       ------                 -----
COMMON STOCK - 83.02%
AGRICULTURE - 0.95%
Bunge, Ltd. (a)                                                        124,700             $ 4,105,124
                                                                                           -----------
AIR TRAVEL - 1.77%
JetBlue Airways Corp. * (a)                                             71,000               1,882,920
Ryanair Holdings PLC, ADR * (a)                                        113,500               5,747,640
                                                                                           -----------
                                                                                             7,630,560

APPAREL & TEXTILES - 1.11%
Burberry Group PLC *                                                   731,412               4,771,997
                                                                                           -----------

AUTO PARTS - 2.41%
Advance Auto Parts, Inc. *                                              60,700               4,940,980
Gentex Corp. (a)                                                       123,300               5,444,928
                                                                                           -----------
                                                                                            10,385,908

BIOTECHNOLOGY - 3.30%
Cephalon, Inc. * (a)                                                    80,000               3,872,800

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                      SHARES                  VALUE
                                                                      ------                  -----
BIOTECHNOLOGY - CONTINUED
Genzyme Corp. *                                                         77,600             $ 3,828,784
Human Genome Sciences, Inc. * (a)                                      224,400               2,973,300
Millennium Pharmaceuticals, Inc. *                                     190,500               3,556,635
                                                                                           -----------
                                                                                            14,231,519

BROADCASTING - 2.61%
Entercom Communications Corp. *                                         93,700               4,962,352
Sirius Satellite Radio, Inc. * (a)                                   1,006,800               3,181,488
XM Satellite Radio Holdings, Inc., Class A * (a)                       117,300               3,092,028
                                                                                           -----------
                                                                                            11,235,868

BUSINESS SERVICES - 7.37%
Accenture, Ltd., Class A *                                              98,500               2,592,520
Alliance Data Systems Corp. *                                          105,700               2,925,776
Cendant Corp. *                                                        454,600              10,123,942
Global Payments, Inc.                                                   71,600               3,373,792
Moody's Corp.                                                           83,600               5,061,980
Sirva, Inc. *                                                          294,000               5,744,760
The BISYS Group, Inc. *                                                130,100               1,935,888
                                                                                           -----------
                                                                                            31,758,658

CELLULAR COMMUNICATIONS - 1.92%
Nextel Communications, Inc., Class A *                                 295,400               8,288,924
                                                                                           -----------

COAL - 0.93%
Arch Coal, Inc.                                                        127,800               3,983,526
                                                                                           -----------

COLLEGES & UNIVERSITIES - 2.19%
Apollo Group, Inc., Class A *                                           57,100               3,882,800
Career Education Corp. *                                               138,900               5,565,723
                                                                                           -----------
                                                                                             9,448,523

COMPUTERS & BUSINESS EQUIPMENT - 2.65%
CDW Corp.                                                              117,300               6,775,248
NetScreen Technologies, Inc. * (a)                                     159,800               3,955,050
Quanta Computer, Inc., GDR                                              57,300                 704,790
                                                                                           -----------
                                                                                            11,435,088

CONSTRUCTION MATERIALS - 1.12%
Rinker Group Ltd. *                                                    979,248               4,829,479
                                                                                           -----------

CONTAINERS & GLASS - 1.25%
Jarden Corp. * (a)                                                     197,100               5,388,714
                                                                                           -----------

CRUDE PETROLEUM & NATURAL GAS - 2.12%
Chesapeake Energy Corp. (a)                                            270,000               3,666,600
EOG Resources, Inc.                                                     54,800               2,530,116
XTO Energy, Inc.                                                       103,400               2,926,220
                                                                                           -----------
                                                                                             9,122,936

DRUGS & HEALTH CARE - 1.63%
Edwards Lifesciences Corp. * (a)                                       233,600               7,026,688
                                                                                           -----------

EDUCATIONAL SERVICES - 1.30%
Education Management Corp. *                                           180,800               5,612,032
                                                                                           -----------

ELECTRICAL EQUIPMENT - 1.12%
American Power Conversion Corp.                                        198,000               4,841,100
                                                                                           -----------

ELECTRONICS - 1.31%
L-3 Communications Holdings, Inc. *                                    110,100               5,654,736
                                                                                           -----------

FINANCIAL SERVICES - 3.73%
Blackrock, Inc., Class A (a)                                            79,300               4,211,623
Countrywide Financial Corp.                                             82,800               6,280,380
Federated Investors, Inc., Class B                                      87,600               2,571,936
Legg Mason, Inc.                                                        38,800               2,994,584
                                                                                           -----------
                                                                                            16,058,523

FOOD & BEVERAGES - 1.44%
Constellation Brands, Inc., Class A *                                  188,000               6,190,840
                                                                                           -----------

GOLD - 0.75%
Kinross Gold Corp. - USD *                                             405,000               3,235,950
                                                                                           -----------

HEALTHCARE PRODUCTS - 2.96%
DENTSPLY International, Inc.                                            66,100               2,985,737
Guidant Corp.                                                           98,100               5,905,620
Respironics, Inc. *                                                     19,100                 861,219
Viasys Healthcare, Inc. * (a)                                          146,237               3,012,482
                                                                                           -----------
                                                                                            12,765,058

HEALTHCARE SERVICES - 1.42%
Medco Health Solutions, Inc. *                                         179,800               6,111,402
                                                                                           -----------

HOMEBUILDERS - 4.28%
D.R. Horton, Inc.                                                      141,700               6,129,942
Lennar Corp., Class A (a)                                               54,900               5,270,400
Pulte Homes, Inc. *                                                     75,000               7,021,500
                                                                                           -----------
                                                                                            18,421,842

INTERNET CONTENT - 0.94%
NetFlix, Inc. *(a)                                                      73,900               4,041,591
                                                                                           -----------

METAL & METAL PRODUCTS - 0.89%
Precision Castparts Corp.                                               84,700               3,846,227
                                                                                           -----------

NEWSPAPERS - 0.65%
Knight-Ridder, Inc.                                                     36,100               2,793,057
                                                                                           -----------

PHARMACEUTICALS - 5.32%
AmerisourceBergen Corp.                                                 55,700               3,127,555
Forest Laboratories, Inc. *                                            132,300               8,176,140
Ivax Corp. *                                                           263,100               6,282,828
Serono SA  ADR                                                         304,600               5,345,730
                                                                                           -----------
                                                                                            22,932,253

RAILROADS & EQUIPMENT - 0.44%
CSX Corp.                                                               52,100               1,872,474
                                                                                           -----------

RETAIL TRADE - 5.52%
Aeropostale, Inc. *                                                     53,200               1,458,744
Dicks Sporting Goods, Inc. * (a)                                        53,500               2,603,310
Michael's Stores, Inc.                                                 172,300               7,615,660
PETsMART, Inc.                                                         254,800               6,064,240
The Gap, Inc. *                                                        260,000               6,034,600
                                                                                           -----------
                                                                                            23,776,554

SEMICONDUCTORS - 4.53%
Altera Corp. *                                                         213,100               4,837,370
Analog Devices, Inc.                                                    85,100               3,884,815
ChipPAC, Inc., Class A * (a)                                           462,200               3,508,098
MEMC Electronic Materials, Inc. * (a)                                  480,000               4,617,600
Taiwan Semiconductor Manufacturing Company, Ltd., ADR *                259,308               2,655,314
                                                                                           -----------
                                                                                            19,503,197

SOFTWARE - 5.30%
BEA Systems, Inc. *                                                    293,300               3,607,590
Cognos, Inc. *                                                          80,500               2,464,910
Intuit, Inc. *                                                         101,500               5,370,365
Mercury Interactive Corp. *                                             96,100               4,674,304
Red Hat, Inc. * (a)                                                    357,100               6,702,767
                                                                                           -----------
                                                                                            22,819,936

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 5.83%
Amdocs, Ltd. *                                                         247,500               5,563,800
American Tower Corp., Class A *                                        369,800               4,001,236
Corning, Inc. *                                                        622,300               6,490,589
NTL, Inc. *                                                            130,000               9,067,500
                                                                                           -----------
                                                                                            25,123,125

TOYS, AMUSEMENTS & SPORTING GOODS - 0.58%
Mattel, Inc.                                                           128,600               2,478,122
                                                                                           -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                VALUE
                                                                       ------                -----
TRANSPORTATION - 1.38%
Expeditors International of Washington, Inc.                           157,300            $  5,923,918
                                                                                          ------------

TOTAL COMMON STOCK
(Cost: $291,103,289)                                                                      $357,645,449
                                                                                          ------------

                                                                        PRINCIPAL
                                                                         AMOUNT               VALUE
                                                                         ------               -----
SHORT TERM INVESTMENTS - 12.55%
State Street Navigator Securities Lending
  Prime Portfolio, 1.06% (b)                                           $54,062,633        $ 54,062,633
                                                                                          ------------

REPURCHASE AGREEMENTS - 4.43%
Repurchase Agreement with Dillon Read,
  dated 12/31/2003 at 0.84%, to be
   repurchased at $19,099,891 on 01/02/2004,
   collateralized by $17,409,000 U.S.
   Treasury Bonds, 6.000% due 02/15/2026
   (valued at $19,718,531, including interest).                        $19,099,000        $ 19,099,000
                                                                                          ------------

TOTAL INVESTMENTS (MID CAP STOCK TRUST) (Cost: $364,264,922)                              $430,807,082
                                                                                          ============

NATURAL RESOURCES TRUST

                                                                       SHARES                VALUE
                                                                       ------                -----
COMMON STOCK - 86.93%
ALUMINUM - 2.83%
Alcan Aluminum, Ltd.                                                    39,400            $  1,849,830
Alcoa, Inc.                                                             87,300               3,317,400
                                                                                          ------------
                                                                                             5,167,230

CHEMICALS - 2.29%
Ashland, Inc.                                                           95,000               4,185,700
                                                                                          ------------

COAL - 1.00%
CONSOL Energy, Inc. (a)                                                 70,700               1,831,130
                                                                                          ------------

CRUDE PETROLEUM & NATURAL GAS - 8.62%
Anadarko Petroleum Corp.                                                45,800               2,336,258
Burlington Resources, Inc.                                              23,000               1,273,740
Devon Energy Corp.                                                      52,600               3,011,876
EOG Resources, Inc.                                                     64,600               2,982,582
Newfield Exploration Company *                                          34,400               1,532,176
Sunoco, Inc.                                                            29,600               1,514,040
XTO Energy, Inc.                                                       108,800               3,079,040
                                                                                          ------------
                                                                                            15,729,712

DOMESTIC OIL - 11.88%
Amerada Hess Corp. *                                                    12,600                 669,942
Canadian Natural Resources, Ltd.                                        81,700               4,132,572
China Petroleum and Chemical Corp. ADR (a)                              54,100               2,402,581
Evergreen Resources, Inc. * (a)                                         61,000               1,983,110
Kerr-McGee Corp. *                                                      28,200               1,311,018
Nexen, Inc.                                                             94,400               3,427,282
Noble Energy, Inc.                                                      68,300               3,034,569
Suncor Energy, Inc.                                                     72,600               1,825,744
Surgutneftegaz ADR (a)                                                  49,200               1,431,720
Western Oil Sands, Inc. *                                               64,100               1,463,187
                                                                                          ------------
                                                                                            21,681,725

GAS & PIPELINE UTILITIES - 1.64%
Equitable Resources, Inc.                                               33,600               1,442,112
Western Gas Resources, Inc. * (a)                                       32,900               1,554,525
                                                                                          ------------
                                                                                             2,996,637

GOLD - 5.07%
Barrick Gold Corp.                                                      66,300               1,505,673
Gold Fields, Ltd. *                                                    208,300               2,973,446
Placer Dome, Inc.                                                      266,300               4,769,433
                                                                                          ------------
                                                                                             9,248,552

INTERNATIONAL OIL - 14.15%
ConocoPhillips                                                          34,200               2,242,494
EnCana Corp. - CAD                                                     124,866               4,927,586
Lukoil, ADR                                                             32,700               3,041,100
Norsk Hydro ASA ADR                                                     45,100               2,787,180
Petroleo Brasileiro SA, ADR                                             85,500               2,500,020
Royal Dutch Petroleum Company                                           65,400               3,426,306
Shell Transport & Trading Company PLC, ADR (a)                          58,300               2,625,249
Talisman Energy, Inc. - CAD                                             75,300               4,283,713
                                                                                          ------------
                                                                                            25,833,648

METAL & METAL PRODUCTS - 4.22%
Companhia Vale Do Rio Doce, SADR                                        76,400               3,935,364
Companhia Vale Do Rio Doce, ADR                                         34,243               2,003,216
Vedanta Resources PLC *                                                266,700               1,751,949
                                                                                          ------------
                                                                                             7,690,529

MINING - 13.38%
Aluminum Corp. China, Ltd. ADR (a)                                      48,300               3,719,100
Anglo American Platinum Corporation, Ltd. - GBP *                       74,400               1,602,990
Anglo American Platinum Corporation, Ltd. - ZAR *                       73,400               3,198,174
Compania de Minas Buenaventura SA, ADR                                 199,800               5,650,344
Freeport-McMoRan Copper & Gold, Inc., Class B *                        117,000               4,929,210
Harmony Gold Mining Company, Ltd. (a)                                   82,000               1,330,860
Impala Platinum Holdings, Ltd. *                                        20,200               1,751,244
Newmont Mining Corp.                                                    46,000               2,236,060
                                                                                          ------------
                                                                                            24,417,982

PAPER - 3.14%
Abitibi Consolidated, Inc. *                                           536,400               4,350,204
International Paper Company                                             32,100               1,383,831
                                                                                          ------------
                                                                                             5,734,035

PETROLEUM SERVICES - 16.12%
BP PLC, ADR                                                            106,100               5,236,035
Exxon Mobil Corp.                                                      141,500               5,801,500
GlobalSantaFe Corp.                                                     50,800               1,261,364
Halliburton Company                                                     61,100               1,588,600
Petro-Canada                                                            52,100               2,576,477
Repsol SA ADR                                                           79,900               1,562,045
Total SA, ADR                                                           66,900               6,188,919
Transocean, Inc. *                                                      99,100               2,379,391
Valero Energy Corp.                                                     61,100               2,831,374
                                                                                          ------------
                                                                                            29,425,705

STEEL - 2.59%
International Steel Group, Inc. *                                        1,116                  43,469
Steel Dynamics, Inc. * (a)                                              97,100               2,280,879
United States Steel Corp.                                               68,700               2,405,874
                                                                                          ------------
                                                                                             4,730,222

TOTAL COMMON STOCK
(Cost: $119,417,531)                                                                      $158,672,807
                                                                                          ------------

                                                                        PRINCIPAL
                                                                         AMOUNT               VALUE
                                                                         ------               -----
SHORT TERM INVESTMENTS - 8.38%
State Street Navigator Securities Lending
  Prime Portfolio, 1.06% (b)                                           $15,306,937         $15,306,937
                                                                                           -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        PRINCIPAL
                                                                         AMOUNT               VALUE
                                                                         ------               -----
REPURCHASE AGREEMENTS - 4.69%
Repurchase Agreement with Dillon Read,
   dated 12/31/2003 at 0.84%, to be
   repurchased at $8,556,399 on 01/02/2004,
   collateralized by $8,305,000 U.S. Treasury Bonds,
   5.500% due 08/15/2028 (valued at $8,833,401,
   including interest).                                                $8,556,000         $  8,556,000
                                                                                          ------------

TOTAL INVESTMENTS (NATURAL RESOURCES
TRUST) (Cost: $143,280,468)                                                               $182,535,744
                                                                                          ============

ALL CAP GROWTH TRUST

                                                                      SHARES                  VALUE
                                                                      ------                  -----
COMMON STOCK - 92.74%
ADVERTISING - 1.74%
Getty Images, Inc. *                                                     4,600             $   230,598
Lamar Advertising Company *                                            227,300               8,482,836
Omnicom Group, Inc. *                                                   26,800               2,340,444
                                                                                           -----------
                                                                                            11,053,878

AEROSPACE - 0.60%
Lockheed Martin Corp.                                                   74,400               3,824,160
                                                                                           -----------

AIR TRAVEL - 0.77%
Southwest Airlines Company *                                           303,100               4,892,034
                                                                                           -----------

APPAREL & TEXTILES - 0.23%
Coach, Inc. *                                                           37,900               1,430,725
                                                                                           -----------

BANKING - 0.86%
Bank of America Corp.                                                   36,600               2,943,738
Northern Trust Corp.                                                    54,900               2,548,458
                                                                                           -----------
                                                                                             5,492,196

BIOTECHNOLOGY - 1.52%
Amgen, Inc. *                                                           75,100               4,641,180
Genzyme Corp. *                                                        102,400               5,052,416
                                                                                           -----------
                                                                                             9,693,596

BROADCASTING - 4.16%
Clear Channel Communications, Inc.                                     228,400              10,695,972
Univision Communications, Inc., Class A * (a)                          162,000               6,429,780
Viacom, Inc., Class B                                                  151,500               6,723,570
Westwood One, Inc. *                                                    75,800               2,593,118
                                                                                           -----------
                                                                                            26,442,440

BUSINESS SERVICES - 4.05%
Accenture, Ltd., Class A *                                              76,700               2,018,744
Fiserv, Inc. *                                                         303,125              11,976,469
Moody's Corp.                                                           55,000               3,330,250
Robert Half International, Inc. *                                      205,100               4,787,034
SunGuard Data Systems, Inc. *                                          131,600               3,646,636
                                                                                           -----------
                                                                                            25,759,133

CELLULAR COMMUNICATIONS - 1.41%
Nextel Communications, Inc., Class A *                                 137,900               3,869,474
Vodafone Group PLC *                                                 2,071,970               5,122,523
                                                                                           -----------
                                                                                             8,991,997

COLLEGES & UNIVERSITIES - 0.83%
Apollo Group, Inc., Class A *                                           51,600               3,508,800
Career Education Corp. *                                                44,000               1,763,080
                                                                                           -----------
                                                                                             5,271,880

COMPUTERS & BUSINESS EQUIPMENT - 4.03%
CDW Corp. (a)                                                          169,200               9,772,992
Dell, Inc. *                                                           284,100               9,648,036
EMC Corp. *                                                            387,200               5,002,624
Western Digital Corp. *                                                103,800               1,223,802
                                                                                           -----------
                                                                                            25,647,454

COSMETICS & TOILETRIES - 1.27%
The Gillette Company *                                                  94,700               3,478,331
The Procter & Gamble Company                                            46,100               4,604,468
                                                                                           -----------
                                                                                             8,082,799

CRUDE PETROLEUM & NATURAL GAS - 0.46%
Devon Energy Corp.                                                      51,200               2,931,712
                                                                                           -----------

ELECTRICAL EQUIPMENT - 0.46%
Molex, Inc. * (a)                                                       82,900               2,892,381
                                                                                           -----------

ELECTRONICS - 1.51%
Agilent Technologies, Inc. *                                           151,500               4,429,860
Foundry Networks, Inc. *                                               189,400               5,181,984
                                                                                           -----------
                                                                                             9,611,844

FINANCIAL SERVICES - 6.45%
American Express Company,                                              170,500               8,223,215
Citigroup, Inc.                                                        151,500               7,353,810
MBNA Corp.                                                             234,900               5,837,265
Merrill Lynch & Company, Inc.                                          113,700               6,668,505
SLM Corp.                                                              113,700               4,284,216
State Street Corp. (b)                                                  54,900               2,859,192
The Goldman Sachs Group, Inc.                                           58,800               5,805,324
                                                                                           -----------
                                                                                            41,031,527

HEALTHCARE PRODUCTS - 5.01%
Biomet, Inc.                                                           285,675              10,401,427
Boston Scientific Corp. *                                              163,800               6,021,288
Guidant Corp.                                                           62,900               3,786,580
Medtronic, Inc.                                                         62,200               3,023,542
St. Jude Medical, Inc. *                                                36,600               2,245,410
Zimmer Holdings, Inc. *                                                 90,900               6,399,360
                                                                                           -----------
                                                                                            31,877,607

HEALTHCARE SERVICES - 3.50%
AdvancePCS *                                                            82,600               4,349,716
Caremark Rx, Inc. *                                                    151,500               3,837,495
Medco Health Solutions, Inc. *                                          99,200               3,371,808
UnitedHealth Group, Inc.                                                82,700               4,811,486
Wellpoint Health Networks, Inc., Class A *                              61,100               5,926,089
                                                                                           -----------
                                                                                            22,296,594

HOTELS & RESTAURANTS - 3.35%
Marriott International, Inc., Class A                                   36,600               1,690,920
McDonald's Corp.                                                       151,500               3,761,745
MGM Mirage *                                                           113,700               4,276,257
Outback Steakhouse, Inc. (a)                                            91,900               4,062,899
P.F. Chang's China Bistro, Inc. * (a)                                   51,200               2,605,056
Starwood Hotels & Resorts Worldwide, Inc. *                             54,900               1,974,753
Wendy's International, Inc.                                             75,800               2,974,392
                                                                                           -----------
                                                                                            21,346,022

INDUSTRIAL MACHINERY - 2.31%
Caterpillar, Inc.                                                       51,200               4,250,624
Deere & Company *                                                       61,900               4,026,595
Ingersoll-Rand Company, Class A                                         94,700               6,428,236
                                                                                           -----------
                                                                                            14,705,455

INSURANCE - 0.97%
Aetna, Inc.                                                             43,500               2,939,730
American International Group, Inc.                                      48,800               3,234,464
                                                                                           -----------
                                                                                             6,174,194

INTERNATIONAL OIL - 0.31%
Weatherford International, Ltd. *                                       54,900               1,976,400
                                                                                           -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
INTERNET CONTENT - 0.67%
Yahoo!, Inc. *                                                          93,900            $  4,241,463
                                                                                          ------------
INTERNET RETAIL - 2.03%
Amazon.com, Inc. *                                                      95,500               5,027,120
eBay, Inc. *                                                            75,800               4,895,922
InterActiveCorp *                                                       87,900               2,982,447
                                                                                          ------------
                                                                                            12,905,489

INTERNET SOFTWARE - 2.18%
Cisco Systems, Inc. *                                                  454,600              11,042,234
Juniper Networks, Inc. * (a)                                           151,500               2,830,020
                                                                                          ------------
                                                                                            13,872,254

LEISURE TIME - 1.33%
Carnival Corp.                                                          75,800               3,011,534
Pixar, Inc. * (a)                                                       31,400               2,175,706
Royal Caribbean Cruises, Ltd. (a)                                       94,700               3,294,613
                                                                                          ------------
                                                                                             8,481,853

MANUFACTURING - 1.54%
3M Company                                                              38,300               3,256,649
Danaher Corp. *                                                         36,600               3,358,050
Eaton Corp.                                                             29,300               3,163,814
                                                                                          ------------
                                                                                             9,778,513

MEDICAL-HOSPITALS - 0.48%
Health Management Associates, Inc., Class A (a)                        127,500               3,060,000
                                                                                          ------------

OFFICE FURNISHINGS & SUPPLIES - 0.81%
Staples, Inc. *                                                        189,400               5,170,620
                                                                                          ------------

PETROLEUM SERVICES - 2.35%
BJ Services Company *                                                   88,600               3,180,740
ENSCO International, Inc.                                              113,500               3,083,795
Nabors Industries, Ltd. *                                               75,800               3,145,700
Noble Corp. *                                                           75,800               2,712,124
Smith International, Inc. *                                             68,200               2,831,664
                                                                                          ------------
                                                                                            14,954,023

PHARMACEUTICALS - 6.46%
AmerisourceBergen Corp.                                                 36,000               2,021,400
Cardinal Health, Inc.                                                   60,650               3,709,354
Eli Lilly & Company                                                     91,900               6,463,327
Forest Laboratories, Inc. *                                             36,600               2,261,880
Gilead Sciences, Inc. *                                                 39,800               2,313,972
Medicis Pharmaceutical Corp., Class A (a)                               64,000               4,563,200
Pfizer, Inc.                                                           195,600               6,910,548
Teva Pharmaceutical Industries, Ltd., ADR                              170,100               9,646,371
Wyeth                                                                   76,400               3,243,180
                                                                                          ------------
                                                                                            41,133,232

PUBLISHING - 0.51%
Gannett Company, Inc.                                                   36,600               3,263,256
                                                                                          ------------

RETAIL GROCERY - 0.94%
Sysco Corp.                                                             94,700               3,525,681
Whole Foods Market, Inc.                                                36,600               2,456,958
                                                                                          ------------
                                                                                             5,982,639

RETAIL TRADE - 9.37%
Bed Bath & Beyond, Inc. *                                              220,600               9,563,010
Best Buy Company, Inc.                                                  76,100               3,975,464
Chico's FAS, Inc. *                                                     75,800               2,800,810
Dollar General Corp.                                                   112,100               2,352,979
Family Dollar Stores, Inc.                                              81,600               2,927,808
Lowe's Companies, Inc.                                                  89,600               4,962,944
Nordstrom, Inc.                                                         75,800               2,599,940
The Gap, Inc. *                                                        378,800               8,791,948
The TJX Companies, Inc.                                                151,500               3,340,575
Tiffany & Company                                                       47,200               2,133,440
Wal-Mart Stores, Inc.                                                  151,500               8,037,075
Walgreen Company                                                       151,500               5,511,570
Williams-Sonoma, Inc. *                                                 74,700               2,597,319
                                                                                          ------------
                                                                                            59,594,882

SEMICONDUCTORS - 10.57%
Analog Devices, Inc.                                                   227,300              10,376,245
Applied Materials, Inc. *                                              244,300               5,484,535
Broadcom Corp., Class A *                                               53,000               1,806,770
KLA-Tencor Corp. *                                                     130,000               7,627,100
Lam Research Corp. *                                                   303,100               9,790,130
Linear Technology Corp.                                                151,500               6,373,605
Marvell Technology Group, Ltd. *                                        45,700               1,733,401
Maxim Integrated Products, Inc.                                        130,800               6,513,840
Microchip Technology, Inc.                                             384,025              12,811,074
Taiwan Semiconductor Manufacturing Company, Ltd., ADR *                183,331               1,877,309
Teradyne, Inc. *                                                       113,700               2,893,665
                                                                                          ------------
                                                                                            67,287,674

SOFTWARE - 5.12%
Intuit, Inc. *                                                          94,700               5,010,577
Mercury Interactive Corp. *                                             63,600               3,093,504
Microsoft Corp.                                                        644,000              17,735,760
Oracle Corp. *                                                         189,400               2,500,080
VERITAS Software Corp. *                                               113,700               4,225,092
                                                                                          ------------
                                                                                            32,565,013

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 1.60%
Avaya, Inc. *                                                          151,500               1,960,410
Corning, Inc. *                                                        303,100               3,161,333
Nortel Networks Corp. *                                                947,100               4,006,233
UTStarcom, Inc. * (a)                                                   28,300               1,049,081
                                                                                          ------------
                                                                                            10,177,057

TRANSPORTATION - 0.65%
Expeditors International of Washington, Inc. (a)                        36,600               1,378,356
Harley-Davidson, Inc.                                                   58,600               2,785,258
                                                                                          ------------
                                                                                             4,163,614

TRUCKING & FREIGHT - 0.33%
Fedex Corp.                                                             30,800               2,079,000
                                                                                          ------------

TOTAL COMMON STOCK
(Cost: $487,180,818)                                                                      $590,136,610
                                                                                          ------------

                                                                        PRINCIPAL
                                                                         AMOUNT              VALUE
                                                                         ------              -----
SHORT TERM INVESTMENTS - 4.89%
State Street Navigator Securities Lending
  Prime Portfolio, 1.06% (b)                                           $31,142,453        $ 31,142,453
                                                                                          ------------

REPURCHASE AGREEMENTS - 2.37%
Repurchase Agreement with State Street Corp.,
   dated 12/31/2003 at 0.85%, to be repurchased
   at $15,066,711 on 01/02/2004, collateralized
   by $14,995,000 Federal Farm Credit Bank, 3.875%
   due 12/15/2004 (valued at $15,369,920, including interest).         $15,066,000        $ 15,066,000
                                                                                          ------------

TOTAL INVESTMENTS (ALL CAP GROWTH
TRUST) (Cost: $533,389,271)                                                               $636,345,063
                                                                                          ============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

STRATEGIC OPPORTUNITIES TRUST

                                                           SHARES            VALUE
                                                          -------         -----------
COMMON STOCK - 87.25%
ADVERTISING - 1.01%
Lamar Advertising Company *                                84,600         $ 3,157,272
Monster Worldwide, Inc. *                                 148,300           3,256,668
                                                                          -----------
                                                                            6,413,940
AEROSPACE - 0.43%
Empresa Brasileira de Aeronautica SA, ADR (a)              78,100           2,735,843
                                                                          -----------
AIR FREIGHT - 0.21%
ExpressJet Holdings, Inc. * (a)                            90,000           1,350,000
                                                                          -----------
AIR TRAVEL - 2.16%
Ryanair Holdings PLC, ADR * (a)                           141,800           7,180,752
Southwest Airlines Company *                              400,500           6,464,070
                                                                          -----------
                                                                           13,644,822
BANKING - 4.62%
Bank of New York Company, Inc. *                          248,900           8,243,568
Bank One Corp.                                             47,600           2,170,084
Fifth Third Bancorp (a)                                    96,300           5,691,330
Golden West Financial Corp.                                74,700           7,708,293
Investors Financial Services Corp. (a)                     37,400           1,436,534
Wells Fargo & Company                                      68,400           4,028,076
                                                                          -----------
                                                                           29,277,885
BIOTECHNOLOGY - 0.88%
Genentech, Inc. *                                          33,500           3,134,595
Integra LifeSciences Holdings Corp. *                      17,900             512,477
Millennium Pharmaceuticals, Inc. *                         29,400             548,898
Trimeris, Inc. * (a)                                       67,000           1,405,660
                                                                          -----------
                                                                            5,601,630
BROADCASTING - 5.95%
Clear Channel Communications, Inc.                        374,900          17,556,567
Radio One, Inc., Class D * (a)                            211,800           4,087,740
Viacom, Inc., Class B                                     361,100          16,025,618
                                                                          -----------
                                                                           37,669,925
BUSINESS SERVICES - 4.29%
Affiliated Computer Services, Inc., Class A *              84,800           4,618,208
Central Parking Corp. * (a)                                76,800           1,146,624
DST Systems, Inc. *                                        21,800             910,368
Equifax, Inc.                                              16,900             414,050
First Data Corp. * (a)                                    241,800           9,935,562
Paychex, Inc.                                              96,500           3,589,800
Robert Half International, Inc. *                         111,500           2,602,410
Roto Rooter, Inc. (a)                                      15,500             714,550
Sothebys Holdings, Inc., Class A * (a)                    238,100           3,252,446
                                                                          -----------
                                                                           27,184,018
CABLE AND TELEVISION - 1.52%
EchoStar Communications Corp., Class A *                  282,700           9,611,800
                                                                          -----------
CELLULAR COMMUNICATIONS - 2.58%
Nextel Communications, Inc., Class A *                    176,400           4,949,784
Vodafone Group PLC, ADR                                   454,600          11,383,184
                                                                          -----------
                                                                           16,332,968
CHEMICALS - 1.85%
Dow Chemical Company *                                    281,200          11,689,484
                                                                          -----------
COLLEGES & UNIVERSITIES - 0.85%
Apollo Group, Inc., Class A *                              56,000           3,808,000
Corinthian Colleges, Inc. *                                28,600           1,589,016
                                                                          -----------
                                                                            5,397,016
COMPUTERS & BUSINESS EQUIPMENT - 2.19%
Anteon International Corp. * (a)                           33,300           1,200,465
Ingram Micro, Inc., Class A *                             366,600           5,828,940
Research In Motion, Ltd.  - USD * (a)                      69,000           4,611,270
Research In Motion, Ltd. - CAD *                           33,600           2,254,646
                                                                          -----------
                                                                           13,895,321
CRUDE PETROLEUM & NATURAL GAS - 0.54%
Petrokazakhstan, Inc. - CAD *                              83,500           1,891,163
Petrokazakhstan, Inc. - USD * (a)                          68,200           1,535,182
                                                                          -----------
                                                                            3,426,345
EDUCATIONAL SERVICES - 0.70%
eCollege.com * (a)                                         18,600             343,356
Sylvan Learning Systems, Inc. *                            99,900           2,876,121
Universal Technical Institute, Inc. * (a)                  39,800           1,194,000
                                                                          -----------
                                                                            4,413,477
ELECTRIC UTILITIES - 1.25%
Sierra Pacific Resources * (a)                            286,000           2,099,240
The AES Corp. *                                           618,400           5,837,696
                                                                          -----------
                                                                            7,936,936
ELECTRONICS - 1.98%
Garmin, Ltd. (a)                                           93,300           5,082,984
Synopsys, Inc. *                                          220,800           7,454,208
                                                                          -----------
                                                                           12,537,192
FINANCIAL SERVICES - 5.69%
American Express Company,                                 131,700           6,351,891
Capital One Financial Corp.                                58,600           3,591,594
Countrywide Financial Corp.                               111,067           8,424,407
Federal National Mortgage Association                      84,800           6,365,088
MBNA Corp.                                                253,300           6,294,505
Merrill Lynch & Company, Inc.                              60,000           3,519,000
Morgan Stanley                                             25,000           1,446,750
                                                                          -----------
                                                                           35,993,235
FOOD & BEVERAGES - 1.28%
The Coca-Cola Company                                     159,900           8,114,925
                                                                          -----------
HEALTHCARE PRODUCTS - 6.60%
Alcon, Inc.                                                51,900           3,142,026
American Medical Systems Holdings, Inc. *                  71,400           1,556,520
Baxter International, Inc. *                              162,200           4,950,344
Becton Dickinson & Company                                 72,400           2,978,536
Henry Schein, Inc. * (a)                                   68,300           4,615,714
Johnson & Johnson                                         175,100           9,045,666
Medtronic, Inc.                                           138,100           6,713,041
ResMed, Inc. * (a)                                         39,200           1,628,368
Respironics, Inc. *                                        39,100           1,763,019
Sybron Dental Specialties, Inc. *                          55,800           1,567,980
The Cooper Companies, Inc. (a)                             80,500           3,793,965
                                                                          -----------
                                                                           41,755,179
HEALTHCARE SERVICES - 0.45%
Weight Watchers International, Inc. *                      74,600           2,862,402
                                                                          -----------
HOTELS & RESTAURANTS - 2.16%
Kerzner International, Ltd. *                             104,400           4,067,424
Krispy Kreme Doughnuts, Inc. * (a)                         49,500           1,811,700
McDonald's Corp.                                          171,700           4,263,311
Outback Steakhouse, Inc.                                   77,800           3,439,538
Red Robin Gourmet Burgers, Inc. * (a)                       3,700             112,628
                                                                          -----------
                                                                           13,694,601
INDUSTRIAL MACHINERY - 1.17%
Cognex Corp. (a)                                           94,600           2,671,504
Cooper Cameron Corp. *                                     23,200           1,081,120
Ingersoll-Rand Company, Class A                            54,100           3,672,308
                                                                          -----------
                                                                            7,424,932
INSURANCE - 4.49%
ACE, Ltd.                                                 121,610           5,037,086
AFLAC, Inc.                                               120,100           4,345,218

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                          SHARES            VALUE
                                                        ---------       -------------
INSURANCE - CONTINUED
Ambac Financial Group, Inc.                                94,700       $   6,571,233
American International Group, Inc.                        113,500           7,522,780
The Allstate Corp.                                        114,600           4,930,092
                                                                        -------------
                                                                           28,406,409
INTERNATIONAL OIL - 0.22%
EnCana Corp. - CAD                                         19,500             769,528
EnCana Corp. - USD                                         15,800             623,152
                                                                        -------------
                                                                            1,392,680
INTERNET CONTENT - 1.31%
Yahoo!, Inc. *                                            183,700           8,297,729
                                                                        -------------
INTERNET RETAIL - 0.89%
InterActiveCorp *                                         165,700           5,622,201
                                                                        -------------
INTERNET SERVICE PROVIDER - 0.49%
Avocent Corp. *                                            84,800           3,096,896
                                                                        -------------
INTERNET SOFTWARE - 3.51%
Cisco Systems, Inc. *                                     674,100          16,373,889
VeriSign, Inc. *                                          359,700           5,863,110
                                                                        -------------
                                                                           22,236,999
LEISURE TIME - 1.53%
Carnival Corp.                                            196,800           7,818,864
Pixar, Inc. * (a)                                          26,600           1,843,114
                                                                        -------------
                                                                            9,661,978
MANUFACTURING - 2.53%
3M Company                                                 90,000           7,652,700
Tyco International, Ltd. *                                316,500           8,387,250
                                                                        -------------
                                                                           16,039,950
MEDICAL-HOSPITALS - 0.84%
Health Management Associates, Inc., Class A (a)           221,000           5,304,000
                                                                        -------------
MINING - 0.98%
Joy Global, Inc.                                          237,900           6,221,085
                                                                        -------------
MOBILE HOMES - 0.12%
Fleetwood Enterprises, Inc. * (a)                          73,600             755,136
                                                                        -------------
OFFICE FURNISHINGS & SUPPLIES - 0.31%
HON Industries, Inc.                                       44,900           1,945,068
                                                                        -------------
PETROLEUM SERVICES - 1.65%
BJ Services Company *                                     102,200           3,668,980
Nabors Industries, Ltd. *                                 136,400           5,660,600
Varco International, Inc. *                                53,200           1,097,516
                                                                        -------------
                                                                           10,427,096
PHARMACEUTICALS - 1.97%
Angiotech Pharmaceuticals, Inc. * (a)                      56,600           2,603,600
Biovail Corp. - CAD *                                      29,200             630,613
Biovail Corp. - USD * (a)                                 240,000           5,157,600
Pfizer, Inc.                                               77,900           2,752,207
SciClone Pharmaceuticals, Inc. * (a)                      200,000           1,356,000
                                                                        -------------
                                                                           12,500,020
RETAIL GROCERY - 0.99%
Sysco Corp. (a)                                            86,300           3,212,949
Whole Foods Market, Inc. (a)                               45,300           3,040,989
                                                                        -------------
                                                                            6,253,938
RETAIL TRADE - 0.32%
Rite Aid Corp. *                                          130,000             785,200
Tuesday Morning Corp. * (a)                                41,000           1,240,250
                                                                        -------------
                                                                            2,025,450
SEMICONDUCTORS - 3.35%
Altera Corp. *                                             72,100           1,636,670
Analog Devices, Inc.                                      193,600           8,837,840
Cymer, Inc. * (a)                                         102,300           4,725,237
FormFactor,  Inc. * (a)                                    22,100             437,580
Linear Technology Corp.                                    28,500           1,198,995
Microchip Technology, Inc.                                 40,600           1,354,416
Sigmatel, Inc. * (a)                                       23,500             579,980
Taiwan Semiconductor Manufacturing Company,
   Ltd., ADR *                                            235,500           2,411,520
                                                                        -------------
                                                                           21,182,238
SOFTWARE - 6.13%
Amdocs Ltd. *                                             124,800           2,805,504
Microsoft Corp.                                           872,200          24,020,388
SAP AG, ADR                                               119,700           4,974,732
Satyam Computer Services, Ltd., ADR (a)                    31,100             912,163
Siebel Systems, Inc. *                                    438,700           6,084,769
                                                                        -------------
                                                                           38,797,556
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 5.17%
Advanced Fibre Communications, Inc. *                      57,100           1,150,565
American Tower Corp., Class A * (a)                       802,600           8,684,132
At Road, Inc. * (a)                                        63,900             849,870
Comverse Technology, Inc. *                                78,700           1,384,333
Crown Castle International Corp. *                      1,051,600          11,599,148
QUALCOMM, Inc.                                             59,400           3,203,442
Telefonaktiebolaget LM Ericsson, ADR * (a)                330,600           5,851,620
                                                                        -------------
                                                                           32,723,110
TRANSPORTATION - 0.09%
Harley-Davidson, Inc.                                      11,500             546,595
                                                                        -------------
TOTAL COMMON STOCK
(Cost: $478,854,454)                                                    $ 552,400,010
                                                                        -------------

                                                       PRINCIPAL
                                                         AMOUNT             VALUE
                                                      -----------        ------------
SHORT TERM INVESTMENTS - 11.94%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                         $75,581,538        $ 75,581,538
                                                                         ------------
REPURCHASE AGREEMENTS - 0.81%
Repurchase Agreement with State Street
   Corp., dated 12/31/2003 at 0.50%, to
   be repurchased at $5,150,143 on
   01/02/2004, collateralized by
   $5,240,000 U.S. Treasury Notes,
   1.625% due 09/30/2005 (valued at
   $5,256,490, including interest).
                                                      $ 5,150,000        $  5,150,000
                                                                         ------------
TOTAL INVESTMENTS (STRATEGIC OPPORTUNITIES TRUST)
(Cost: $559,585,992)                                                     $633,131,548
                                                                         ============

FINANCIAL SERVICES TRUST

                                                           SHARES            VALUE
                                                           ------        ------------
COMMON STOCK - 91.80%
BANKING - 21.55%
Bank One Corp.                                             93,400        $  4,258,106
Commerce Bancorp, Inc. (a)                                 54,000           2,844,720
Fifth Third Bancorp                                        69,300           4,095,630
Golden West Financial Corp.                                39,400           4,065,686
Wells Fargo & Company                                      70,000           4,122,300
                                                                         ------------
                                                                           19,386,442

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                          SHARES            VALUE
                                                          -------        ------------
BUSINESS SERVICES - 7.88%
Charles Schwab Corp.                                       51,000        $    603,840
Dun & Bradstreet Corp. *                                   69,300           3,514,203
Moody's Corp.                                              49,000           2,966,950
                                                                         ------------
                                                                            7,084,993
CONTAINERS & GLASS - 2.92%
Sealed Air Corp. *                                         48,500           2,625,790
                                                                         ------------
FINANCIAL SERVICES - 20.35%
American Express Company                                  184,300           8,888,789
Citigroup, Inc.                                            83,900           4,072,506
H & R Block, Inc.                                          41,200           2,281,244
Janus Capital Group, Inc.                                 169,100           2,774,931
Providian Financial Corp. *                                24,600             286,344
                                                                         ------------
                                                                           18,303,814
HOLDINGS COMPANIES/CONGLOMERATES - 7.36%
Berkshire Hathaway, Inc., Class A *                             6             505,500
Berkshire Hathaway, Inc., Class B *                           700           1,970,500
Julius Baer Holdings, Ltd. *                               12,300           4,145,397
                                                                         ------------
                                                                            6,621,397
INSURANCE - 22.01%
American International Group, Inc.                         45,800           3,035,624
Aon Corp.                                                  77,100           1,845,774
China Life Insurance Company, Ltd., ADR *                  19,000             626,430
Cincinnati Financial Corp.                                 69,200           2,898,096
Everest Re Group, Ltd.                                     25,400           2,148,840
FPIC Insurance Group, Inc. * (a)                           26,800             672,412
Loews Corp.                                                33,800           1,671,410
Markel Corp. *                                              6,400           1,622,464
Progressive Corp.                                          21,000           1,755,390
Transatlantic Holdings, Inc.                               43,550           3,518,840
                                                                         ------------
                                                                           19,795,280
MANUFACTURING - 5.40%
Tyco International, Ltd. *                                183,400           4,860,100
                                                                         ------------
TOBACCO - 4.33%
Altria Group, Inc.                                         71,500           3,891,030
                                                                         ------------
TOTAL COMMON STOCK
(Cost: $69,536,181)                                                      $ 82,568,846
                                                                         ------------

                                                       PRINCIPAL
                                                         AMOUNT              VALUE
                                                      -----------        ------------
SHORT TERM INVESTMENTS - 8.20%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                         $ 1,280,490        $  1,280,490
Federal Home Loan Bank Discount Note,
   0.79% due 01/02/2004                                 3,993,000           3,992,917
San Paolo U.S. Finance Company, 1.04%
   due 01/05/2004                                       2,100,000           2,099,757
                                                                         ------------
                                                                         $  7,373,164
TOTAL INVESTMENTS (FINANCIAL SERVICES TRUST)
(Cost: $76,909,345)                                                      $ 89,942,010
                                                                         ============

INTERNATIONAL STOCK TRUST

                                                          SHARES            VALUE
                                                        ---------        ------------
COMMON STOCK - 79.29%
AUSTRALIA - 1.64%
QBE Insurance Group, Ltd. * (a)                           940,600        $  7,507,185
                                                                         ------------
DENMARK - 1.37%
A P Moller- Maersk A/S *                                      867           6,249,230
                                                                         ------------
FRANCE - 6.63%
Caisse Nationale du Credit Agricole *                     350,736           8,365,356
Total SA, B Shares *                                       77,413          14,376,887
Vivendi Universal SA * (a)                                313,500           7,611,543
                                                                         ------------
                                                                           30,353,786
GERMANY - 7.76%
Allianz AG * (a)                                           84,450          10,648,794
E.ON AG *                                                 140,200           9,139,615
SAP AG * (a)                                               34,400           5,771,027
Siemens AG NPV * (a)                                      124,200           9,936,851
                                                                         ------------
                                                                           35,496,287
HONG KONG - 3.55%
BOC Hong Kong Holdings, Ltd. * (a)                      4,121,000           7,749,683
Wharf Holdings Ltd. * (a)                               3,058,726           8,470,470
                                                                         ------------
                                                                           16,220,153
IRELAND - 1.70%
CRH PLC - London *                                        380,807           7,796,717
                                                                         ------------
ITALY - 2.20%
Eni SPA * (a)                                             534,795          10,080,276
                                                                         ------------
JAPAN - 21.66%
Canon, Inc. * (a)                                         210,000           9,781,117
Dai Nippon Printing Company, Ltd. *                           603               8,471
Daito Trust Construction Company * (a)                    262,400           7,788,603
Hoya Corp. *                                               88,400           8,119,252
Kirin Brewery Company, Ltd. * (a)                         979,000           8,352,135
Mitsubishi Corp. * (a)                                    856,000           9,076,548
Mizuho Financial Group, Inc. * (a)                          3,120           9,464,694
Murata Manufacturing Company, Ltd. *                      146,700           7,928,249
Nomura Securities Company, Ltd. *                         534,800           9,110,095
NTT DoCoMo, Inc. *                                          4,080           9,254,119
Sony Corp. *                                              221,300           7,663,443
Toyota Motor Corp. * (a)                                  372,000          12,569,562
                                                                         ------------
                                                                           99,116,288
SOUTH KOREA - 2.09%
Samsung Electronic *                                       41,450           7,792,600
Samsung Electronics Company, Ltd., GDR                      9,500           1,786,000
                                                                         ------------
                                                                            9,578,600
NETHERLANDS - 1.67%
TNT Post Group NV *                                       326,315           7,634,883
                                                                         ------------
SPAIN - 3.45%
Banco Popular Espanol SA * (a)                            130,900           7,801,071
Telefonica SA *                                           544,776           7,989,589
                                                                         ------------
                                                                           15,790,660
SWITZERLAND - 8.66%
Credit Suisse Group *                                     268,250           9,810,323
Nestle SA *                                                44,590          11,135,787
Roche Holding AG-Genusschein *                            115,000          11,594,803
Syngenta AG * (a)                                         105,100           7,075,754
                                                                         ------------
                                                                           39,616,667
UNITED KINGDOM - 16.91%
AstraZeneca Group PLC *                                   246,241          11,780,015
BHP Billiton PLC *                                        984,200           8,573,416
British Sky Broadcasting Group PLC *                      459,800           5,769,989
HSBC Holdings PLC *                                       634,594           9,945,833
Kingfisher PLC *                                        1,511,900           7,516,211
Royal Bank of Scotland PLC *                              323,973           9,518,956
Schroders PLC *                                           236,235           2,412,076
Smith & Nephew PLC *                                      898,700           7,527,829
Vodafone Group PLC *                                    5,798,984          14,336,805
                                                                         ------------
                                                                           77,381,130
TOTAL COMMON STOCK
(Cost: $291,992,191)                                                     $362,821,862
                                                                         ------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                       PRINCIPAL
                                                        AMOUNT              VALUE
                                                      -----------        ------------
SHORT TERM INVESTMENTS - 20.22%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                         $92,492,304        $ 92,492,304
                                                                         ------------
REPURCHASE AGREEMENTS - 0.49%
Repurchase Agreement with State Street
   Corp. dated 12/31/2003 at 0.40%, to
   be repurchased at $2,255,050 on
   01/02/2004, collateralized by
   $2,030,000 U.S. Treasury Bonds,
   6.125% due 11/15/2027 (valued at
   $2,302,952, including interest).
                                                      $ 2,255,000        $  2,255,000
                                                                         ------------
TOTAL INVESTMENTS (INTERNATIONAL STOCK TRUST)
(Cost: $386,739,495)                                                     $457,569,166
                                                                         ============

The Trust had the following five top industry concentrations at December 31, 2003 (as a percentage of total value of investments):

Banking                                                    9.45%
Electronics                                                5.50%
Cellular Communications                                    5.16%
Financial Services                                         4.59%
Food & Beverages                                           4.26%

OVERSEAS TRUST

                                                         SHARES              VALUE
                                                        ---------         -----------
COMMON STOCK - 87.15%
AUSTRALIA - 0.27%
CSL, Ltd. *                                               105,200         $ 1,413,905
                                                                          -----------
BERMUDA - 0.50%
Nabors Industries, Ltd. *                                  15,100             626,650
Tyco International, Ltd. *                                 35,600             943,400
Weatherford International, Ltd. *                          28,000           1,008,000
                                                                          -----------
                                                                            2,578,050
BRAZIL - 1.32%
Banco Bradesco SA - ADR                                    25,600             676,096
Banco Itau Holding Financeira SA *                      7,410,000             735,872
Brasil Telecom Participacoes SA, ADR                       14,800             559,440
Companhia Vale Do Rio Doce, ADR                            30,600           1,790,100
Empresa Brasileira de Aeronautica SA, ADR                  17,300             606,019
Petroleo Brasileiro SA, ADR                                23,000             672,520
Tele Centro Oeste Celular Participacoes SA                  9,700              95,545
Tele Norte Leste Participacoes SA, ADR                     41,900             646,517
Telecomunicacoes Brasileiras SA, ADR                       29,100             984,162
                                                                          -----------
                                                                            6,766,271
CANADA - 3.71%
Canadian Natural Resources, Ltd. (a)                       33,800           1,709,681
EnCana Corp. - CAD (a)                                     63,000           2,486,169
EnCana Corp. - USD                                         18,700             737,528
Inmet Mining Corp *                                        49,300             665,675
Kinross Gold Corp. - 144A - CAD *                          81,200             650,932
Kinross Gold Corp. - CAD *                                175,900           1,404,641
Kinross Gold Corp. - USD *                                118,000             942,820
Petro-Canada (a)                                           15,100             746,733
Precision Drilling Corp. - CAD * (a)                       24,500           1,075,850
Precision Drilling Corp. - USD *                            6,600             288,288
Talisman Energy, Inc. - CAD (a)                           111,100           6,320,325
Talisman Energy, Inc. - USD                                 3,800             215,080
Telus Corp                                                 64,900           1,215,290
Wheaton River Minerals, Ltd. - CAD *                      116,800             349,763
Wheaton River Minerals, Ltd. - USD *                       86,900             259,831
                                                                          -----------
                                                                           19,068,606
CAYMAN ISLANDS - 0.02%
Ctrip.com International Ltd., ADR *                         3,000             102,030
                                                                          -----------
CHINA - 0.58%
BYD Company, Ltd., H Shares * (a)                         169,500             446,469
China Telecom Corp., Ltd. *                             6,272,000           2,564,946
                                                                          -----------
                                                                            3,011,415
DENMARK - 1.12%
Coloplast AS, Class B *                                    10,600             905,722
Danske Bank A/S *                                         159,900           3,747,107
Novo Nordisk A/S *                                         27,200           1,106,832
                                                                          -----------
                                                                            5,759,661
FINLAND - 1.26%
Nokia AB Oyj *                                            374,100           6,462,174
                                                                          -----------
FRANCE - 7.48%
Accor SA * (a)                                             21,400             967,970
Alcatel SA, ADR                                           213,300           2,740,905
AXA *                                                     161,500           3,453,089
BNP Paribas SA *                                           87,347           5,493,840
Caisse Nationale du Credit Agricole *                      29,400             701,215
European Aeronautic Defence & Space
   Company * (a)                                           25,600             608,002
France Telecom SA *                                        66,100           1,887,187
L'Oreal SA *                                               14,800           1,212,072
Pernod-Ricard SA * (a)                                     22,100           2,454,528
Societe Television Francaise 1 * (a)                       47,500           1,656,583
Suez SA * (a)                                              64,300           1,290,566
Total SA, B Shares *                                       69,828          12,968,226
Vivendi Universal, ADR                                    125,600           3,049,568
                                                                          -----------
                                                                           38,483,751
GERMANY - 6.70%
Allianz AG * (a)                                           91,450          11,531,465
Altana AG ADR                                               7,700             464,310
BASF AG * (a)                                              57,650           3,238,119
Deutsche Boerse AG * (a)                                   78,699           4,298,449
Deutsche Telekom AG                                       209,800           3,803,674
Fresenius Medical Care AG * (a)                            41,800           2,970,358
Merck & Company, Inc. *                                    15,700             653,374
Muenchener Rueckversicherungs-Gesellschaft AG *            51,600           6,249,092
SAP AG, ADR                                                29,700           1,234,332
                                                                          -----------
                                                                           34,443,173
GREECE - 0.13%
Greek Organization of Football Prognostics *               45,530             658,556
                                                                          -----------
HONG KONG - 1.29%
China Mobile (Hong Kong), Ltd. *                          429,250           1,315,878
Hong Kong Exchange & Clearing, Ltd. *                     488,000           1,055,985
Hutchison Whampoa, Ltd. *                                 218,200           1,601,984
Techtronic Industries Company, Ltd. *                     954,000           2,641,893
                                                                          -----------
                                                                            6,615,740
INDIA - 2.14%
Cipla, Ltd. *                                              32,700             946,683
Dr Reddy's Laboratories, Ltd. *                            39,000           1,224,043
Housing Development Finance Corp., Ltd. *                 204,400           2,894,618
I-Flex Solutions Ltd. *                                    38,703             718,983
Infosys Technologies, Ltd *                                26,008           3,180,235
Satyam Computer Services, Ltd. *                          255,100           2,059,582
                                                                          -----------
                                                                           11,024,144

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                         SHARES              VALUE
                                                        ---------         -----------
ITALY - 1.29%
Banca Intesa SPA * (a)                                    290,587         $ 1,134,988
Eni SPA *                                                  94,950           1,789,699
Telecom Italia SPA * (a)                                  637,756           1,888,322
UniCredito Italiano SPA * (a)                             338,200           1,823,773
                                                                          -----------
                                                                            6,636,782
JAPAN - 20.37%
Advantest Corp. *                                          35,000           2,776,870
Aeon Credit Service Company, Ltd. *                        27,500           1,173,053
Canon, Inc. *                                              58,000           2,701,451
Daikin Industries, Ltd. *                                  29,000             669,949
Daiwa Securities Group, Inc.                              514,000           3,497,513
Familymart Company, Ltd. *                                 63,200           1,439,380
Ito-Yokado Company, Ltd. *                                155,000           4,875,624
Jafco Company, Ltd. * (a)                                  56,100           4,409,035
KDDI Corp. * (a)                                              564           3,232,333
Konica Minolta Holdings, Inc. *                           119,500           1,607,313
Kyocera Corp. *                                            31,600           2,105,978
Kyorin Pharmaceuticals Company, Ltd. *                     10,300             115,849
Matsushita Electric Industrial Company,
   Ltd. * (a)                                             172,000           2,379,278
Millea Holdings, Inc. *                                       135           1,764,129
Mitsubishi Tokyo Financial Group, Inc. *                      517           4,034,275
Mizuho Financial Group, Inc. * (a)                          1,281           3,885,985
Murata Manufacturing Company, Ltd. * (a)                   48,400           2,615,728
Nikko Cordial Corp. * (a)                               1,433,000           7,985,262
Nikon Corp. * (a)                                         150,000           2,262,566
Nitto Denko Corp. *                                        44,000           2,340,972
Nomura Securities Company, Ltd. *                         574,000           9,777,850
Orix Corp. * (a)                                           24,200           2,001,325
Pioneer Electronic Corp. *                                 35,800             989,107
Rohm Company *                                             14,800           1,735,082
Seiyu, Ltd. * (a)                                         267,000             904,662
Shin-Etsu Chemical Company, Ltd. *                         45,900           1,876,530
SMC Corp. *                                                 8,600           1,070,836
Sumitomo Electric Industries, Ltd. *                      120,000           1,073,039
Sumitomo Mitsui Financial Group, Inc. * (a)                 1,136           6,054,567
TDK Corp. *                                                53,100           3,826,313
Tokyo Electron, Ltd. * (a)                                105,400           8,008,177
Toyota Motor Corp. *                                      193,900           6,551,715
UFJ Holdings, Inc. * (a)                                      879           4,225,370
UNY Company, Ltd. *                                        78,000             800,859
                                                                          -----------
                                                                          104,767,975
SOUTH KOREA - 2.93%
Kookmin Bank *                                             40,900           1,532,677
LG Electronics, Inc.                                       44,500           2,188,586
Samsung Electronics Company *                              29,970          11,344,079
                                                                          -----------
                                                                           15,065,342
NETHERLAND ANTILLES - 0.31%
Schlumberger, Ltd. *                                       29,200           1,597,824
                                                                          -----------
NETHERLANDS - 5.80%
Aegon NV *                                                 17,400             257,158
ASML Holding NV * (a)                                     572,941          11,347,911
ING Groep NV *                                            226,228           5,270,317
Koninklijke (Royal) KPN NV *                              154,800           1,193,647
Koninklijke (Royal) Philips Electronics NV *               93,200           2,718,444
Koninklijke Ahold NV * (a)                                114,000             867,552
Unilever NV                                                73,800           4,789,620
VNU NV *                                                  107,100           3,380,264
                                                                          -----------
                                                                           29,824,913
NORWAY - 0.08%
Golar LNG, Inc. *                                          27,400             392,544
                                                                          -----------
RUSSIA - 0.89%
JSC MMC Norilsk Nickel, ADR                                28,100           1,868,650
Lukoil, ADR                                                 7,000             651,000
OAO Gazprom, ADR                                           24,500             634,550
Yukos Corp., ADR                                           32,935           1,403,031
                                                                          -----------
                                                                            4,557,231
SOUTH AFRICA - 0.14%
Harmony Gold Mining Company, Ltd.                          45,300             735,219
                                                                          -----------
SPAIN - 2.27%
Altadis SA, Series A *                                     39,100           1,108,441
Banco Popular Espanol SA * (a)                             40,100           2,389,786
Banco Santander Central, Hispano SA *                     278,948           3,300,216
Telefonica SA *                                           331,230           4,857,761
                                                                          -----------
                                                                           11,656,204
SWEDEN - 1.30%
Securitas AB-B Shares *                                    39,700             535,383
Telefonaktiebolaget LM Ericsson, ADR *                    348,600           6,170,220
                                                                          -----------
                                                                            6,705,603
SWITZERLAND - 6.34%
Actelion Ltd. *                                             4,428             477,765
Clariant AG *                                              35,090             517,573
Compagnie Financiere Richemont AG *                        72,160           1,732,120
Credit Suisse Group *                                     145,150           5,308,363
Novartis AG-Reg Shares *                                  239,100          10,850,614
Roche Holding AG-Genusschein *                             59,573           6,006,411
Syngenta AG * (a)                                             606              40,798
Synthes-Stratec, Inc. *                                     1,222           1,208,864
UBS AG-Registered *                                        76,440           5,232,739
Zurich Financial Services AG *                              8,592           1,236,059
                                                                          -----------
                                                                           32,611,306
TAIWAN - 1.90%
Compal Electronics, Inc. *                                449,000             614,978
High Tech Computer Corp. *                                156,000             572,076
Hon Hai Precision Industry Company, Ltd.                  333,600           1,311,800
Quanta Computer, Inc.                                     372,000             914,934
Taiwan Semiconductor Manufacturing
   Company, Ltd. *                                      1,149,200           2,149,461
United Microelectronics Corp. *                         4,905,000           4,204,286
                                                                          -----------
                                                                            9,767,535
TURKEY - 0.17%
Turkcell Iletisim Hizmetleri A.S., ADR *                   33,500             889,425
                                                                          -----------
UNITED KINGDOM - 13.80%
3i Group PLC *                                            219,700           2,421,685
Abbey National Benefit Consultants, Ltd. *                148,300           1,405,680
AstraZeneca Group PLC *                                   111,900           5,353,226
Aviva PLC *                                                65,800             575,830
BHP Billiton PLC *                                        254,900           2,220,447
BOC Group PLC *                                            63,600             968,972
BP PLC *                                                1,091,500           8,826,177
Carlton Communications PLC *                              308,600           1,266,994
Centrica PLC *                                            310,700           1,170,239
Dixons Group PLC *                                        767,500           1,904,337
E D & F Manitoba Treasury Management *                    105,000           2,738,358
Enterprise Inns PLC *                                      34,200             619,034
GlaxoSmithKline PLC *                                      96,618           2,207,591
Hilton Group PLC *                                        455,800           1,828,625
HSBC Holdings PLC *                                       347,088           5,439,824
Kesa Electricals PLC *                                    324,288           1,489,145
Lloyds TSB Group PLC *                                     69,700             557,393
Marks & Spencer Group, PLC *                              301,900           1,557,441
mm02 PLC *                                              1,166,100           1,602,792
Prudential Corp. *                                        135,850           1,145,203

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                         SHARES              VALUE
                                                        ---------       -------------
UNITED KINGDOM - CONTINUED
Reckitt & Colman *                                         74,700          $1,685,460
Rio Tinto PLC *                                           117,400           3,233,588
Royal Bank of Scotland PLC *                               55,100           1,618,945
Shire Pharmaceuticals Group PLC, ADR *                     58,100           1,687,805
Smith & Nephew PLC *                                      148,700           1,245,564
Tesco PLC *                                               497,463           2,288,812
Unilever PLC, ADR                                          35,000           1,316,000
Vodafone Group PLC *                                    4,493,678          11,109,702
William Hill PLC *                                         48,700             371,200
Xstrata PLC *                                              37,500             421,718
Yell Group PLC *                                          122,600             667,484
                                                                        -------------
                                                                           70,945,271
UNITED STATES - 3.04%
Apropos Technology, Inc. *                                    100                 348
Baker Hughes, Inc.                                         56,300           1,810,608
ENSCO International, Inc.                                  65,000           1,766,050
Fox Entertainment Group, Inc., Class A *                   30,200             880,330
Grant Prideco, Inc. *                                      98,700           1,285,074
Merck & Company, Inc.                                      24,400           1,127,280
Microsoft Corp.                                            21,300             586,602
Noble Corp. *                                              52,500           1,878,450
NTL, Inc. *                                                62,600           4,366,350
Pride International, Inc. *                                 8,600             160,304
Smith International, Inc. *                                 6,000             249,120
Transocean, Inc. *                                         63,600           1,527,036
                                                                        -------------
                                                                           15,637,552
TOTAL COMMON STOCK
(Cost: $369,585,972)                                                    $ 448,178,202
                                                                        -------------

                                                          SHARES             VALUE
                                                         --------         -----------
PREFERRED STOCK - 1.45%
AUSTRALIA - 0.83%
The News Corp., Ltd., ADR                                 141,000         $ 4,265,250
                                                                          -----------
GERMANY - 0.62%
Fresenius Medical Care AG *                                29,831           1,501,544
Porsche AG * (a)                                            2,900           1,719,212
                                                                          -----------
                                                                            3,220,756

TOTAL PREFERRED STOCK
(Cost: $6,670,969)                                                        $ 7,486,006
                                                                          -----------

                                                        PRINCIPAL
                                                          AMOUNT             VALUE
                                                        ---------         -----------
CORPORATE BONDS - 0.55%
UNITED KINGDOM - 0.55%
Telewest Communications PLC,
   9.625% due 10/01/2006                                  755,000             477,537
   9.875% due 02/01/2010                                1,095,000             678,900
   11.00% due 10/01/2007                                2,095,000           1,361,750
   zero coupon, Step up to 11.375% on
   02/01/2005 due 02/01/2010                              160,000              78,400
   zero coupon, Step up to 9.25% on
   04/15/2004 due 04/15/2009                              425,000             221,000
                                                                          -----------
                                                                            2,817,587
TOTAL CORPORATE BONDS
(Cost: $2,163,241)                                                        $ 2,817,587
                                                                          -----------

                                                      PRINCIPAL
                                                        AMOUNT             VALUE
                                                     ------------      --------------
SHORT TERM INVESTMENTS - 9.96%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                        $ 51,204,315       $  51,204,315
                                                                        -------------
REPURCHASE AGREEMENTS - 0.89%
Repurchase Agreement with State Street
   Corp. dated 12/31/2003 at 0.50%, to be
   repurchased at $4,572,127 on 01/02/2004,
   collateralized by $4,320,000 U.S
   Treasury Notes, 6.75% due 05/15/2005
   (valued at $4,665,600, including
   interest).
                                                     $  4,572,000       $   4,572,000
                                                                        -------------
TOTAL INVESTMENTS (OVERSEAS TRUST)
(Cost: $434,196,497)                                                    $ 514,258,110
                                                                        =============

The Trust has the following five top industry concentrations at December 31, 2003 (as a percentage of total value of investments):

Banking                                                      9.96%
Financial Services                                           9.44%
Petroleum Services                                           8.97%
Electronics                                                  6.79%
Insurance                                                    6.12%

INTERNATIONAL SMALL CAP TRUST

                                                          SHARES             VALUE
                                                        ---------         -----------
COMMON STOCK - 86.18%
AUSTRALIA - 6.91%
APN News & Media * (a)                                  1,016,366         $ 3,061,092
Billabong International, Ltd. * (a)                       425,400           2,283,775
Iluka Resources, Ltd. * (a)                             2,017,075           6,879,970
John Fairfax Holdings, Ltd. *                           1,488,600           3,945,363
Mayne Nickless, Ltd. *                                    412,175           1,011,732
Promina Group * (a)                                     1,165,000           2,877,174
Sons Of Gwalia, Ltd. * (a)                              1,424,690           3,808,158
                                                                          -----------
                                                                           23,867,264
BELGIUM - 1.59%
Barco NV *                                                 62,635           5,484,731
                                                                          -----------
BERMUDA - 1.65%
Axis Capital Holdings Ltd.                                 62,600           1,832,928
Moulin International Holding *                          5,804,000           3,850,021
                                                                          -----------
                                                                            5,682,949
CANADA - 8.76%
ATI Technologies, Inc. *                                  170,833           2,576,342
GSI Lumonics, Inc. *                                      236,100           2,776,895
Laurentian Bank of Canada *                               165,500           3,566,507
Legacy Hotels Real Estate Investment, REIT                117,400             652,247
Linamar Corp.                                             281,275           2,511,637
National Bank Canada Montreal Quebec                       86,875           2,899,979
North West Company                                        217,925           4,175,202
Precision Drilling Corp. - CAD *                           99,125           4,352,802
Quebecor World Inc.                                        97,500           2,018,126
Sobeys, Inc.                                               31,700             816,814
Torstar Corp.                                             109,310           2,453,734
Transcontinental, Inc., Class A                            56,200           1,043,680
Transcontinental, Inc., Class B                            21,800             407,711
                                                                          -----------
                                                                           30,251,676

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                         SHARES             VALUE
                                                       ----------       -------------
DENMARK - 3.58%
ISS International A/S *                                    65,800          $3,239,789
Vestas Wind Systems AS * (a)                              561,100           9,114,006
                                                                        -------------
                                                                           12,353,795
FINLAND - 4.53%
Amer Group, Ltd. * (a)                                    157,300           6,807,834
KCI Konecranes Oyj *                                       50,500           1,756,119
Metso Oyj *                                               266,500           3,250,319
Orion, Series B * (a)                                     178,210           3,821,599
                                                                        -------------
                                                                           15,635,871
FRANCE - 0.55%
Galeries Lafayette SA *                                    12,225           1,891,475
                                                                        -------------
GERMANY - 2.45%
Hugo Boss AG * (a)                                        131,200           2,636,623
Jenoptik AG * (a)                                         530,087           5,810,585
                                                                        -------------
                                                                            8,447,208
HONG KONG - 10.02%
Asia Satellite Telecom Holdings *                         413,000             784,640
China Resource Power Holdings *                        11,476,000           5,321,346
Dah Sing Financial Group *                                463,200           3,445,474
Fountain Set Holdings, Ltd. * (a)                       2,622,000           1,789,934
Giordano International, Ltd. * (a)                     15,534,000           7,152,993
Hung Hing Printing *                                    1,638,000           1,308,079
Lerado Group Holdings * (a)                            17,418,000           3,365,255
Techtronic Industries Company, Ltd. *                   1,048,000           2,902,206
Texwinca Holdings, Ltd. * (a)                           1,256,000             914,043
Weiqiao Textile Company Ltd. *                          1,621,000           2,046,151
Wing Hang Bank, Ltd. *                                    511,000           3,040,824
Wing Lung Bank, Ltd. *                                    382,900           2,515,267
                                                                        -------------
                                                                           34,586,212
INDIA - 0.68%
Satyam Computer Services, Ltd., ADR                        80,500           2,361,065
                                                                        -------------

ISRAEL - 1.32%
Orbotech, Ltd. *                                          190,210           4,549,823
                                                                        -------------

JAPAN - 3.01%
Japan Airport Terminal Company, Ltd. *                    595,000           4,376,348
Meitec Corp. * (a)                                         77,200           2,968,815
Ono Pharmaceutical Company, Ltd. *                         54,000           2,031,269
Seiko Epson Corp. *                                         6,500             303,355
Tokyo Individualized Education *                           89,700             720,045
                                                                        -------------
                                                                           10,399,832
SOUTH KOREA - 4.00%
Daeduck Electronics Company, Ltd. *                       362,190           3,602,141
Daegu Bank *                                              460,480           2,229,937
Halla Climate Control Corp. *                              47,330           4,270,227
Pusan Bank *                                              660,290           3,696,294
                                                                        -------------
                                                                           13,798,599
LUXEMBOURG - 1.48%
Thiel Logistik AG *                                       942,317           5,117,146
                                                                        -------------
MEXICO - 1.95%
Corporacion GEO, SA, de C.V., Series B *                  644,250           3,283,456
Grupo Aeroportuario, ADR                                  184,475           3,246,760
Grupo Continential SA *                                   110,800             187,346
                                                                        -------------
                                                                            6,717,562
NETHERLANDS - 9.15%
Aalberts Industries NV *                                  155,250           4,015,818
Arcadis NV * (a)                                           20,150             237,124
Draka Holdings * (a)                                      276,145           5,427,693
IHC Caland NV *                                            87,775           4,755,462
Internatio Muller *                                       162,180           4,205,292
OPG Groep NV *                                            141,884           6,444,543
Vedior NV *                                               417,430           6,521,670
                                                                        -------------
                                                                           31,607,602
NEW ZEALAND - 1.02%
Fisher & Paykel *                                         424,476           3,518,175
                                                                        -------------
SINGAPORE - 1.67%
Want Want Holdings *                                    6,081,000           5,776,950
                                                                        -------------
SPAIN - 3.19%
Sol Melia SA * (a)                                        874,580           6,292,006
Transportes Azkar *                                       721,435           4,726,656
                                                                        -------------
                                                                           11,018,662
SWEDEN - 4.24%
D Carnegie & Company AB *                                 187,400           1,849,822
Kungsleden *                                              240,400           6,450,506
Obsever AB *                                            1,331,190           6,347,989
                                                                        -------------
                                                                           14,648,317
SWITZERLAND - 3.57%
Gurit Heberlein *                                           6,643           4,611,927
Kuoni Reisen Holding AG *                                   5,540           1,853,681
Sig Holding AG *                                           20,750           2,863,543
Vontobel Holdings AG *                                    131,725           3,007,542
                                                                        -------------
                                                                           12,336,693
TAIWAN - 0.58%
Taiwan Fu Hsing *                                       2,295,000           2,007,703
                                                                        -------------
THAILAND - 1.85%
Krung Thai Bank PLC *                                  10,153,600           3,151,979
PTT PLC., Ltd.                                            694,700           3,243,599
                                                                        -------------
                                                                            6,395,578
UNITED KINGDOM - 8.43%
Avis Europe PLC *                                       3,230,585           5,478,422
Brambles Industries, Ltd. *                             1,324,100           4,809,898
Geest PLC *                                               650,608           5,269,710
Kidde PLC *                                             2,855,275           5,428,105
Novar PLC *                                             1,662,555           4,095,489
Smith WH Group *                                          817,030           4,018,004
                                                                        -------------
                                                                           29,099,628

TOTAL COMMON STOCK
(Cost: $211,975,241)                                                    $ 297,554,516
                                                                        -------------

                                                      PRINCIPAL
                                                       AMOUNT               VALUE
                                                     ------------       -------------
SHORT TERM INVESTMENTS - 7.81%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                        $ 26,976,661       $  26,976,661
                                                                        -------------
REPURCHASE AGREEMENTS - 6.01%
Repurchase Agreement with State Street
   Corp. dated 12/31/2003 at 0.40%, to
   be repurchased at $20,765,461 on
   01/02/2004, collateralized by
   $14,425,000 U.S. Treasury Bonds,
   9.25% due 11/15/2016 (valued at
   $21,186,719, including interest).
                                                     $ 20,765,000       $  20,765,000
                                                                        -------------
TOTAL INVESTMENTS (INTERNATIONAL SMALL CAP TRUST)
(Cost: $259,716,902)                                                    $ 345,296,177
                                                                        =============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

The Trust had the following five top industry concentrations at December 31, 2003 (as a percentage of total value of investments):

Business Services                                           10.09%
Banking                                                      6.11%
Electronics                                                  5.61%
Electrical Equipment                                         5.05%
Apparel & Textiles                                           4.87%

INTERNATIONAL VALUE TRUST

                                                         SHARES             VALUE
                                                        ---------        ------------
COMMON STOCK - 85.62%
AUSTRALIA - 3.30%
Iluka Resources, Ltd. * (a)                             2,099,310        $  7,160,462
John Fairfax Holdings, Ltd. *                           1,985,450           5,262,207
Qantas Airways, Ltd., ADR *                             1,039,400           2,574,808
                                                                         ------------
                                                                           14,997,477
BERMUDA - 0.75%
ACE, Ltd.                                                  82,600           3,421,292
                                                                         ------------
CANADA - 4.52%
Abitibi Consolidated Inc. (a)                             555,730           4,459,256
Barrick Gold Corp. (a)                                    309,500           7,019,341
BCE, Inc. (a)                                             178,000           3,980,501
Husky Energy, Inc. (a)                                    280,380           5,091,901
                                                                         ------------
                                                                           20,550,999
CHINA - 0.12%
China Life Insurance Company, Ltd. *                      682,000             557,810
                                                                         ------------
DENMARK - 4.23%
ISS International A/S *                                    82,270           4,050,721
Tele Danmark AS *                                         174,400           6,285,269
Vestas Wind Systems AS * (a)                              547,450           8,892,288
                                                                         ------------
                                                                           19,228,278
FINLAND - 3.36%
Metso Oyj *                                               392,600           4,788,276
Sampo Oyj, A Shares *                                     492,100           5,084,177
Stora Enso Oyj-R Shares *                                 402,890           5,421,397
                                                                         ------------
                                                                           15,293,850
FRANCE - 5.99%
Aventis SA *                                               79,300           5,235,497
Aventis SA-DEM *                                            8,927             588,473
AXA *                                                     365,100           7,806,334
Compagnie Generale des Etablissements
   Michelin, Class B*                                      65,700           3,011,491
Suez SA * (a)                                             229,100           4,598,269
Total SA, B Shares *                                       32,164           5,973,392
                                                                         ------------
                                                                           27,213,456
GERMANY - 5.20%
Adidas-Salomon AG *                                        58,140           6,614,793
Bayer AG * (a)                                            194,440           5,688,546
Deutsche Post AG *                                        351,700           7,245,087
E.ON AG *                                                  62,700           4,087,403
                                                                         ------------
                                                                           23,635,829
HONG KONG - 5.00%
Bank of East Asia *                                     1,006,000           3,083,922
Cheung Kong Holdings, Ltd. *                              624,000           4,942,972
China Mobile Hong Kong, Ltd., ADR                         289,000           4,488,170
CLP Holdings, Ltd. *                                      991,100           4,710,558
Hutchison Whampoa, Ltd. *                                 522,000           3,832,426
Swire Pacific *                                         1,584,500           1,673,534
                                                                         ------------
                                                                           22,731,582
ISRAEL - 1.07%
Check Point Software Technologies, Ltd. *                 289,000           4,860,980
                                                                         ------------
ITALY - 1.22%
Eni SPA * (a)                                             295,150           5,563,241
                                                                         ------------
JAPAN - 6.17%
Hitachi, Ltd. *                                           788,000           4,751,463
NEC Corp. * (a)                                           386,000           2,842,712
Nintendo Company, Ltd. *                                   71,700           6,692,491
Nippon Telegraph & Telephone Corp., ADR                   187,710           4,610,158
Ono Pharmaceutical Company, Ltd. *                        121,000           4,551,547
Sony Corp. * (a)                                          133,000           4,605,684
                                                                         ------------
                                                                           28,054,055
SOUTH KOREA - 4.26%
Kookmin Bank ADR                                           93,250           3,528,580
Korea Electric Power Corp.                                 89,020           1,598,849
Korea Electric Power Corp., ADR                           267,000           2,774,130
KT Corp., ADR                                             202,900           3,869,303
Samsung Electronics Company *                              20,050           7,589,215
                                                                         ------------
                                                                           19,360,077
MEXICO - 1.18%
Grupo Carso, Series A1 *                                  111,280             391,168
Telefonos de Mexico SA de CV, ADR, Class L                150,600           4,974,318
                                                                         ------------
                                                                            5,365,486
NETHERLANDS - 5.78%
Akzo Nobel NV *                                           225,730           8,702,904
ING Groep NV *                                            349,260           8,136,530
Koninklijke (Royal) Philips Electronics NV *              214,508           6,256,738
Reed Elsevier NV *                                        254,700           3,160,957
                                                                         ------------
                                                                           26,257,129
NEW ZEALAND - 0.47%
Telecom Corp. of New Zealand, Ltd. * (a)                  608,600           2,141,312
                                                                         ------------
SINGAPORE - 0.62%
DBS Group Holdings, Ltd. *                                327,000           2,830,419
                                                                         ------------
SPAIN - 2.92%
Antena 3 Television SA * (a)                                  593              26,105
Iberdrola SA * (a)                                        269,220           5,315,325
Repsol-YPF SA *                                           275,500           5,366,419
Telefonica SA *                                           175,400           2,572,385
                                                                         ------------
                                                                           13,280,234
SWEDEN - 5.70%
Atlas Copco AB-A Shares *                                  93,500           3,347,271
Autoliv, Inc.                                              75,700           2,850,105
ForeningsSparbanken AB, Series A * (a)                    191,450           3,766,290
Nordic Baltic Holding-DKK *                               373,998           2,796,980
Nordic Baltic Holding-EUR *                               685,420           5,112,484
Securitas AB-B Shares *                                   340,000           4,585,141
Volvo AB, B Shares * (a)                                  113,100           3,459,293
                                                                         ------------
                                                                           25,917,564
SWITZERLAND - 3.12%
Nestle SA *                                                29,800           7,442,173
Swiss Reinsurance *                                        59,540           4,018,096
UBS AG-Registered *                                        40,000           2,738,220
                                                                         ------------
                                                                           14,198,489
TAIWAN - 0.92%
Chunghwa Telecom Company Ltd., ADR                        286,800           4,158,600
                                                                         ------------
UNITED KINGDOM - 19.72%
Abbey National Benefit Consultants, Ltd. *                525,400           4,980,068
BHP Billiton PLC *                                        544,963           4,747,200
BP PLC *                                                  919,600           7,436,145
Brambles Industries, Ltd. *                             1,220,374           4,433,105
Bristish Aerospace Systems PLC *                        2,412,354           7,245,140
Cadbury Schweppes PLC *                                   619,200           4,534,509

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                         SHARES             VALUE
                                                        ---------       -------------
UNITED KINGDOM - CONTINUED
GlaxoSmithKline PLC *                                     196,100          $4,480,621
J. Sainsbury PLC *                                        809,200           4,517,560
Kidde PLC *                                               903,300           1,717,245
Lloyds TSB Group PLC *                                    851,200           6,807,072
Marks & Spencer Group, PLC *                              728,761           3,759,531
National Grid Transco PLC *                               594,700           4,248,934
Pearson PLC *                                             414,600           4,603,312
Rolls-Royce Group PLC *                                 1,094,500           3,463,002
Shell Transport & Trading Company PLC *                   736,200           5,460,313
Shire Pharmaceuticals Group *                             683,100           6,615,074
Smiths Group PLC *                                        418,700           4,940,320
Unilever PLC *                                            609,890           5,669,327
                                                                        -------------
                                                                           89,658,478

TOTAL COMMON STOCK
(Cost: $320,529,566)                                                    $ 389,276,637
                                                                        -------------

                                                           SHARES            VALUE
                                                           ------         ------------
PREFERRED STOCK - 0.69%
GERMANY - 0.69%
Volkswagen AG - Non Voting Preferred *                     86,750         $ 3,142,395
                                                                          -----------

TOTAL PREFERRED STOCK
(Cost: $2,823,765)                                                        $ 3,142,395
                                                                          -----------

                                                        PRINCIPAL
                                                          AMOUNT              VALUE
                                                        ---------           ---------
CORPORATE BONDS - 0.10%
FRANCE - 0.10%
AXA,
   00.01% due 12/21/2004                                   22,817           $ 459,685
                                                                            ---------
TOTAL CORPORATE BONDS
(Cost: $337,420)                                                            $ 459,685
                                                                            ---------

                                                        PRINCIPAL
                                                          AMOUNT             VALUE
                                                      ------------       -------------
SHORT TERM INVESTMENTS - 10.21%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                         $ 46,428,194       $  46,428,194
                                                                         -------------
REPURCHASE AGREEMENTS - 3.38%
Repurchase Agreement with State Street
   Corp. dated 12/31/2003 at 0.40%, to
   be repurchased at $15,384,342 on
   01/02/2004, collateralized by
   $15,350,000 U.S. Treasury Notes,
   4.75% due 02/15/2004 (valued at
   $15,695,375, including interest).
                                                      $ 15,384,000       $  15,384,000
                                                                         -------------

TOTAL INVESTMENTS (INTERNATIONAL VALUE TRUST)
(Cost: $385,502,945)                                                     $ 454,690,911
                                                                         =============

The Trust had the following five top industry concentrations at December 31, 2003 (as a percentage of total value of investments):

Banking                                                      5.62%
Insurance                                                    5.27%
Electric Utilities                                           5.00%
Pharmaceuticals                                              4.72%
Business Services                                            4.35%

QUANTITATIVE MID CAP TRUST

                                                          SHARES             VALUE
                                                          -------         -----------
COMMON STOCK - 88.07%
APPAREL & TEXTILES - 1.86%
Coach, Inc. *                                              64,600         $ 2,438,650
                                                                          -----------
BANKING - 2.98%
New York Community Bancorp, Inc. (a)                       46,500           1,769,325
Sovereign Bancorp, Inc. *                                  90,000           2,137,500
                                                                          -----------
                                                                            3,906,825
BIOTECHNOLOGY - 1.23%
Invitrogen Corp. *                                         23,000           1,610,000
                                                                          -----------
BROADCASTING - 1.50%
Westwood One, Inc. *                                       57,600           1,970,496
                                                                          -----------
BUSINESS SERVICES - 5.81%
Affiliated Computer Services, Inc., Class A *              51,800           2,821,028
Corporate Executive Board Company *                        45,100           2,104,817
Jacobs Engineering Group, Inc. *                           56,000           2,688,560
                                                                          -----------
                                                                            7,614,405
COLLEGES & UNIVERSITIES - 1.79%
Apollo Group, Inc., Class A *                              34,500           2,346,000
                                                                          -----------
COMPUTERS & BUSINESS EQUIPMENT - 5.26%
Cognizant Technology Solutions Corp., Class A *            30,200           1,378,328
Fair Isaac Corp.                                           42,800           2,104,048
NetScreen Technologies, Inc. * (a)                         46,400           1,148,400
Network Appliance, Inc. *                                  49,000           1,005,970
Western Digital Corp. *                                   106,400           1,254,456
                                                                          -----------
                                                                            6,891,202
CONTAINERS & GLASS - 2.13%
Ball Corp.                                                 26,300           1,566,691
Pactiv Corp. *                                             51,400           1,228,460
                                                                          -----------
                                                                            2,795,151
COSMETICS & TOILETRIES - 1.25%
Alberto Culver Company, Class B                            25,900           1,633,772
                                                                          -----------
CRUDE PETROLEUM & NATURAL GAS - 3.74%
Chesapeake Energy Corp. (a)                               161,300           2,190,454
XTO Energy, Inc.                                           95,900           2,713,970
                                                                          -----------
                                                                            4,904,424
ELECTRICAL EQUIPMENT - 1.89%
AMETEK, Inc.                                               51,200           2,470,912
                                                                          -----------
ELECTRIC UTILITIES - 1.26%
The Southern Company                                       54,500           1,648,625
                                                                          -----------
ELECTRONICS - 3.98%
Foundry Networks, Inc. *                                   44,300           1,212,048
Harman International, Inc.                                 30,200           2,234,196
L-3 Communications Holdings, Inc. * (a)                    34,400           1,766,784
                                                                          -----------
                                                                            5,213,028
FINANCIAL SERVICES - 6.00%
Bear Stearns Companies, Inc.                               21,800           1,742,910
Capital One Financial Corp.                                14,600             894,834
Charter One Financial, Inc.                                31,500           1,088,325
Countrywide Financial Corp.                                18,967           1,438,622
Eaton Vance Corp.                                          19,100             699,824
Legg Mason, Inc.                                           25,800           1,991,244
                                                                          -----------
                                                                            7,855,759
FOOD & BEVERAGES - 3.16%
Constellation Brands, Inc., Class A *                      73,000           2,403,890
Dean Foods Company *                                       52,900           1,738,823
                                                                          -----------
                                                                            4,142,713

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                          SHARES             VALUE
                                                          -------       -------------
GAS & PIPELINE UTILITIES - 4.34%
Kinder Morgan, Inc.                                        41,900       $   2,476,290
Philadelphia Suburban Corp. (a)                            74,275           1,641,477
Questar Corp.                                              44,600           1,567,690
                                                                        -------------
                                                                            5,685,457
HEALTHCARE PRODUCTS - 3.95%
Henry Schein, Inc. *                                       23,000           1,554,340
Varian Medical Systems, Inc. *                             29,600           2,045,360
Zimmer Holdings, Inc. *                                    22,400           1,576,960
                                                                        -------------
                                                                            5,176,660
HEALTHCARE SERVICES - 2.58%
Caremark Rx, Inc. *                                        51,200           1,296,896
Coventry Health Care, Inc. *                               32,300           2,083,027
                                                                        -------------
                                                                            3,379,923
HOTELS & RESTAURANTS - 1.07%
Krispy Kreme Doughnuts, Inc. * (a)                         38,300           1,401,780
                                                                        -------------
HOUSEHOLD APPLIANCES - 1.25%
Black & Decker Corp.                                       33,300           1,642,356
                                                                        -------------
HOUSEHOLD PRODUCTS - 1.24%
Fortune Brands, Inc.                                       22,700           1,622,823
                                                                        -------------
INDUSTRIAL MACHINERY - 1.39%
Ingersoll-Rand Company, Class A                            26,800           1,819,184
                                                                        -------------
INSURANCE - 6.32%
Fidelity National Financial, Inc.                          56,150           2,177,497
PartnerRe, Ltd.                                            36,300           2,107,215
Radian Group, Inc.                                         47,500           2,315,625
RenaissanceRe Holdings, Ltd.                               34,100           1,672,605
                                                                        -------------
                                                                            8,272,942
INTERNET SOFTWARE - 1.16%
Symantec Corp. *                                           43,900           1,521,135
                                                                        -------------
LEISURE TIME - 1.70%
International Game Technology                              62,200           2,220,540
                                                                        -------------
NEWSPAPERS - 0.79%
E.W. Scripps Company, Class A                              11,000           1,035,540
                                                                        -------------
PETROLEUM SERVICES - 2.76%
BJ Services Company *                                      58,400           2,096,560
Key Energy Services, Inc. *                               147,600           1,521,756
                                                                        -------------
                                                                            3,618,316
PHARMACEUTICALS - 3.14%
Celgene Corp. * (a)                                        22,900           1,030,958
Pharmaceutical Resources, Inc. *                           31,100           2,026,165
Teva Pharmaceutical Industries, Ltd., ADR                  18,700           1,060,477
                                                                        -------------
                                                                            4,117,600
POLLUTION CONTROL - 2.03%
Stericycle, Inc. *                                         56,900           2,657,230
                                                                        -------------
RAILROADS & EQUIPMENT - 0.94%
Norfolk Southern Corp.                                     52,300           1,236,895
                                                                        -------------
RETAIL TRADE - 4.94%
Bed Bath & Beyond, Inc. *                                  51,400           2,228,190
Chico's FAS, Inc. *                                        73,500           2,715,825
Family Dollar Stores, Inc.                                 42,600           1,528,488
                                                                        -------------
                                                                            6,472,503
SEMICONDUCTORS - 3.75%
Broadcom Corp., Class A *                                  20,700             705,663
Integrated Circuit Systems, Inc. *                         23,800             678,062
Marvell Technology Group, Ltd. *                           34,900           1,323,757
QLogic Corp. *                                             17,100             882,360
Silicon Laboratories, Inc. *                               30,600           1,322,532
                                                                        -------------
                                                                            4,912,374
SOFTWARE - 0.57%
BEA Systems, Inc. *                                        60,900             749,070
                                                                        -------------
STEEL - 0.31%
International Steel Group, Inc. *                          10,500             408,975
                                                                        -------------
TOTAL COMMON STOCK
(Cost: $89,817,138)                                                     $ 115,393,265
                                                                        -------------

                                                       PRINCIPAL
                                                         AMOUNT            VALUE
                                                      -----------       -------------
SHORT TERM INVESTMENTS - 9.32%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                         $ 8,414,534       $   8,414,534
Federal Home Loan Bank Consolidated
   Discount Notes, 1.02% due 02/11/2004                   800,000             799,071
Federal National Mortgage Association
   Discount Notes, 1.06% due 02/18/2004                 2,000,000           1,997,173
Federal National Mortgage Association
   Discount Notes, Series BB, 1.05% due
   01/15/2004                                           1,000,000             999,592
                                                                        -------------
                                                                        $  12,210,370
REPURCHASE AGREEMENTS - 2.61%
Repurchase Agreement with State Street
   Corp., dated 12/31/2003 at 0.70%, to
   be repurchased at $3,415,133 on
   01/02/2004, collateralized by
   $2,440,000 U.S. Treasury Bonds,
   8.500% due 02/15/2020 (valued at
   $3,484,625, including interest).                   $ 3,415,000       $   3,415,000
                                                                        -------------

TOTAL INVESTMENTS (QUANTITATIVE MID CAP TRUST)
(Cost: $105,442,508)                                                    $ 131,018,635
                                                                        =============

MID CAP CORE TRUST

                                                           SHARES              VALUE
                                                           ------           ---------
COMMON STOCK - 77.35%
APPAREL & TEXTILES - 3.70%
Mohawk Industries, Inc. *                                  10,600             747,724
NIKE, Inc., Class B                                         8,300             568,218
V.F. Corp. (a)                                             15,000             648,600
                                                                            ---------
                                                                            1,964,542
AUTO PARTS - 1.06%
Genuine Parts Company                                      17,000             564,400
                                                                            ---------

BANKING - 1.67%
Marshall & Ilsley Corp.                                     7,100             271,575
TCF Financial Corp.                                        12,000             616,200
                                                                            ---------
                                                                              887,775
BIOTECHNOLOGY - 0.97%
Millipore Corp. *                                          12,000             516,600
                                                                            ---------

BUSINESS SERVICES - 7.31%
Affiliated Computer Services, Inc., Class A * (a),          9,200             501,032

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                            SHARES      VALUE
                                                            ------   -----------
BUSINESS SERVICES - CONTINUED
Cadence Design Systems, Inc. *                              15,000   $   269,700
Ceridian Corp. *                                            51,000     1,067,940
Certegy, Inc.                                               18,300       600,240
Pitney Bowes, Inc.                                           8,600       349,332
Valassis Communications, Inc. *                             23,000       675,050
Viad Corp. *                                                16,900       422,500
                                                                     -----------
                                                                       3,885,794

CHEMICALS - 1.94%
Engelhard Corp.                                             14,000       419,300
The Scotts Company, Class A * (a)                           10,300       609,348
                                                                     -----------
                                                                       1,028,648

COMPUTERS & BUSINESS EQUIPMENT - 0.91%
Diebold, Inc.                                                9,000       484,830
                                                                     -----------
CONSTRUCTION MATERIALS - 0.58%
Martin Marietta Materials, Inc.                              6,600       310,002
                                                                     -----------

CONTAINERS & GLASS - 1.30%
Pactiv Corp. *                                              29,000       693,100
                                                                     -----------

COSMETICS & TOILETRIES - 2.36%
International Flavors & Fragrances, Inc.                    36,000     1,257,120
                                                                     -----------

CRUDE PETROLEUM & NATURAL GAS - 2.72%
Devon Energy Corp.                                           6,000       343,560
Pioneer Natural Resources Company *                         17,000       542,810
XTO Energy, Inc.                                            19,800       560,340
                                                                     -----------
                                                                       1,446,710

ELECTRIC UTILITIES - 3.09%
FPL Group, Inc.                                              4,700       307,474
TECO Energy, Inc. (a)                                       30,000       432,300
Wisconsin Energy Corp.                                      27,000       903,150
                                                                     -----------
                                                                       1,642,924

ELECTRONICS - 5.50%
Agilent Technologies, Inc. *                                13,900       406,436
Amphenol Corp., Class A *                                    7,000       447,510
L-3 Communications Holdings, Inc. * (a)                     12,900       662,544
Molex, Inc., Class A *                                      13,000       381,680
Roper Industries, Inc.                                      12,000       591,120
Vishay Intertechnology, Inc. * (a)                          19,000       435,100
                                                                     -----------
                                                                       2,924,390

FOOD & BEVERAGES - 2.02%
Campbell Soup Company *                                     40,000     1,072,000
                                                                     -----------

HEALTHCARE PRODUCTS - 2.61%
Apogent Technologies, Inc. *                                44,000     1,013,760
C.R. Bard, Inc.                                              4,600       373,750
                                                                     -----------
                                                                       1,387,510

HEALTHCARE SERVICES - 1.71%
IMS Health, Inc.                                            36,600       909,876
                                                                     -----------
HOTELS & RESTAURANTS - 0.75%
Outback Steakhouse, Inc.                                     9,000       397,890
                                                                     -----------

HOUSEHOLD PRODUCTS - 1.22%
Newell Rubbermaid, Inc.                                     28,400       646,668
                                                                     -----------

INDUSTRIAL MACHINERY - 4.93%
Cooper Cameron Corp. *                                      10,800       503,280
Dover Corp.                                                 30,000     1,192,500
ITT Industries, Inc.                                         5,100       378,471


W.W. Grainger, Inc.                                         11,500       544,985
                                                                     -----------
                                                                       2,619,236

INDUSTRIALS - 0.92%
Rockwell Automation, Inc                                    13,700       487,720
                                                                     -----------

INSURANCE - 3.02%
ACE, Ltd.                                                   14,000       579,880
MGIC Investment Corp.                                        7,000       398,580
Principal Financial Group, Inc.                             19,000       628,330
                                                                     -----------
                                                                       1,606,790

LEISURE TIME - 2.40%
Brunswick Corp.                                             40,000     1,273,200
                                                                     -----------

LIFE SCIENCES - 1.87%
Waters Corp. *                                              30,000       994,800
                                                                     -----------

MANUFACTURING - 3.85%
Mettler-Toledo International, Inc. *                        15,300       645,813
Pentair, Inc.                                               15,000       685,500
SPX Corp. *                                                 12,200       717,482
                                                                     -----------
                                                                       2,048,795

NEWSPAPERS - 0.44%
Lee Enterprises, Inc.                                        5,400       235,710
                                                                     -----------

OFFICE FURNISHINGS & SUPPLIES - 1.00%
Herman Miller, Inc. *                                       21,900       531,513
                                                                     -----------

PETROLEUM SERVICES - 4.04%
BJ Services Company *                                       14,000       502,600
Noble Corp. *                                               14,000       500,920
Smith International, Inc. *                                 12,200       506,544
Valero Energy Corp.                                         13,700       634,858
                                                                     -----------
                                                                       2,144,922

PHARMACEUTICALS - 1.57%
AmerisourceBergen Corp.                                      5,800       324,885
Teva Pharmaceutical Industries, Ltd., ADR (a)                9,000       510,390
                                                                     -----------
                                                                         835,275

POLLUTION CONTROL - 1.69%
Republic Services, Inc.                                     35,000       897,050
                                                                     -----------

PUBLISHING - 0.96%
The New York Times Company, Class A                         10,700       511,353
                                                                     -----------

RETAIL GROCERY - 1.85%
Safeway, Inc. * (a)                                         18,500       405,335
The Kroger Company *                                        31,200       577,512
                                                                     -----------
                                                                         982,847

RETAIL TRADE - 1.01%
Family Dollar Stores, Inc.                                  15,000       538,200
                                                                     -----------
SEMICONDUCTORS - 3.88%
ASML Holding NV *                                           29,400       589,470
Microchip Technology, Inc.                                  16,800       560,448
Novellus Systems, Inc. *                                    10,400       437,320
Xilinx, Inc. *                                              12,200       472,628
                                                                     -----------
                                                                       2,059,866

SOFTWARE - 2.50%
Computer Associates International, Inc. *                   48,700     1,331,458
                                                                     -----------

TOTAL COMMON STOCK
(Cost: $35,147,821)                                                  $41,119,514
                                                                     -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                  PRINCIPAL
                                                    AMOUNT       VALUE
                                                 -----------  ------------
SHORT TERM INVESTMENTS - 3.69%
State Street Navigator
  Securities Lending Prime
  Portfolio, 1.06% (b)                           $ 1,962,261  $  1,962,261
                                                              ------------
REPURCHASE AGREEMENTS - 18.96%
Repurchase Agreement with
  State Street Corp., dated
  12/31/2003 at 0.85%, to be
  repurchased at $10,080,476
  on 01/02/2004,
  collateralized by
  $9,435,000 Federal National
  Mortgage Association, 5.50%
  due 02/15/2006 (valued at
  $10,284,150, including interest).              $10,080,000  $ 10,080,000
                                                              ------------

TOTAL INVESTMENTS (MID CAP CORE TRUST)
(Cost: $47,190,082)                                           $ 53,161,775
                                                              ============

GLOBAL EQUITY TRUST

                                                     SHARES      VALUE
                                                   ---------   -----------
COMMON STOCK - 81.23%
AUSTRALIA - 1.83%
APN News & Media *                                   613,844   $ 1,848,776
Brambles Industries, Ltd. *                          340,700     1,354,479
Lend Lease Corp. *                                   165,600     1,253,120
Qantas Airways, Ltd., ADR *                        1,312,771     3,252,005
                                                               -----------
                                                                 7,708,380

BERMUDA - 3.26%
Accenture, Ltd., Class A *                            77,649     2,043,722
ACE, Ltd.                                            128,465     5,321,020
Willis Group Holdings, Ltd.                           50,000     1,703,500
XL Capital, Ltd., Class A                             60,150     4,664,632
                                                               -----------
                                                                13,732,874

BRAZIL - 1.96%
Aracruz Celulose SA, ADR                              35,600     1,247,424
Companhia Vale Do Rio Doce, ADR                       35,100     2,053,350
Empresa Brasileira de Aeronautica SA, ADR             40,700     1,425,721
Petroleo Brasileiro SA, ADR                           66,000     1,929,840
Unibanco Uniao De Bancos Brasileiros, GDR *           64,426     1,607,429
                                                               -----------
                                                                 8,263,764

CANADA - 2.04%
Abitibi Consolidated Inc.                            489,639     3,928,933
Canadian National Railway Company *                   23,100     1,461,768
Canadian Natural Resources, Ltd. (a)                  63,270     3,200,340
                                                               -----------
                                                                 8,591,041

FINLAND - 1.09%
Sampo Oyj, A Shares *                                292,800     3,025,091
Stora Enso Oyj-R Shares *                            116,423     1,566,619
                                                               -----------
                                                                 4,591,710

FRANCE - 3.64%
Aventis SA *                                          60,400     3,987,693
Axa, ADR                                              61,700     1,324,699
Suez SA *                                            186,500     3,743,243
Total SA, B Shares *                                  33,679     6,254,753
                                                               -----------
                                                                15,310,388

GERMANY - 2.18%
Adidas-Salomon AG *                                   11,800     1,342,528
BASF AG *                                             14,860       834,665


Bayer AG *                                            45,200     1,322,373
Deutsche Post AG *                                    63,700     1,312,232
E.ON AG *                                             21,200     1,382,025
Muenchener
Rueckversicherungs-Gesellschaft AG *(a)               24,720     2,993,751
                                                               -----------
                                                                 9,187,574

HONG KONG - 4.59%
Cheung Kong Holdings, Ltd. *                         983,000     7,786,765
China Mobile (Hong Kong), Ltd. *                     416,500     1,276,793
CNOOC, Ltd. *                                      1,491,500     2,929,689
Hutchison Whampoa, Ltd. *                            535,000     3,927,870
Shangri-La Asia, Ltd. * (a)                        1,336,000     1,238,989
Sun Hung Kai Properties, Ltd. *                      110,000       906,778
Swire Pacific, Ltd., Class A *                       203,500     1,252,913
                                                               -----------
                                                                19,319,797

INDIA - 0.10%
Gujarat Ambuja Cements, Ltd.,  GDR                    61,700       408,454
                                                               -----------

IRELAND - 0.37%
Allied Irish Banks PLC - London *                     96,592     1,539,519
                                                               -----------
ISRAEL - 0.69%
Check Point Software Technologies, Ltd. *            172,400     2,899,768
                                                               -----------

ITALY - 0.82%
Eni SPA *                                            183,000     3,449,341
                                                               -----------

JAPAN - 6.55%
Canon, Inc. *                                         54,000     2,515,145
Denso Corp. *                                         65,800     1,295,916
Hitachi, Ltd. *                                      566,000     3,412,853
Kyocera Corp. *                                       34,600     2,305,913
Nintendo Company, Ltd. *                              14,200     1,325,431
Nippon Telegraph & Telephone Corp. *                     800     3,860,550
Nippon Telegraph & Telephone Corp., ADR              118,593     2,912,644
Nomura Securities Company,  Ltd. *                   244,000     4,156,438
Ono Pharmaceutical Company, Ltd. *                    32,500     1,222,523
Sompo Japan Insurance *                              159,000     1,307,500
Sony Corp. *                                          37,600     1,302,058
Tokyo Gas Company * (a)                              550,000     1,961,077
                                                               -----------
                                                                27,578,048

SOUTH KOREA - 5.77%
Hana Bank *                                           66,400     1,226,018
Kookmin Bank ADR                                     151,415     5,729,544
Koram Bank *                                         143,360     1,684,465
KT Corp. *                                            47,380     1,773,519
Posco, Ltd. *                                          9,900     1,354,343
Samsung Electronics Company *                         13,530     5,121,301
Shinhan Financial Group Company, Ltd.                116,650     1,865,029
SK Telecom Company, Ltd., ADR                        297,762     5,553,261
                                                               -----------
                                                                24,307,480

MEXICO - 1.81%
Cemex SA, ADR                                         49,200     1,289,040
Grupo Financiero Bancomer, SA de CV *              2,588,104     2,211,071
Telefonos de Mexico SA de CV, ADR,  Class L          124,770     4,121,153
                                                               -----------
                                                                 7,621,264

NETHERLANDS - 2.49%
Akzo Nobel NV *                                       63,900     2,463,632
Koninklijke (Royal) Philips  Electronics NV *         43,100     1,257,134
Reed Elsevier NV *                                   186,182     2,310,614
Royal Dutch Petroleum Company *                       84,629     4,457,065
                                                               -----------
                                                                10,488,445

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                    SHARES       VALUE
                                                  ----------  ------------
NEW ZEALAND - 0.81%
Telecom Corp. of New Zealand, Ltd. *                 973,325  $  3,424,569
                                                              ------------

PHILIPPINES - 0.64%
Ayala Corp. *                                     13,913,600     1,303,147
Ayala Land, Inc. *                                12,625,300     1,387,146
                                                              ------------
                                                                 2,690,293

PORTUGAL - 0.36%
Portugal Telecom *                                   151,499     1,523,232
                                                              ------------

SINGAPORE - 0.96%
DBS Group Holdings, Ltd. *                           466,000     4,033,563
                                                              ------------

SPAIN - 1.23%
Iberdrola SA *                                       125,532     2,478,431
Repsol-YPF SA *                                      139,674     2,720,687
                                                              ------------
                                                                 5,199,118

SWEDEN - 0.36%
Securitas AB-B Shares *                               96,400     1,300,022
SKF AB-B Shares *                                      5,340       206,390
                                                              ------------
                                                                 1,506,412

SWITZERLAND - 2.33%
Nestle SA *                                           24,961     6,233,694
Novartis AG-Reg Shares *                              50,800     2,305,358
UBS AG-Registered *                                   18,700     1,280,118
                                                              ------------
                                                                 9,819,170

TAIWAN - 1.37%
Cathay Financial Holdings Company,  Ltd.           1,653,000     2,483,152
Chunghwa Telecom Company Ltd., ADR                    88,300     1,280,350
Compal Electronics, Inc. *                           549,000       751,944
Taiwan Semiconductor
  Manufacturing Company, Ltd. *                      675,000     1,262,518
                                                              ------------
                                                                 5,777,964

UNITED KINGDOM - 10.54%
AstraZeneca Group PLC *                               81,302     3,889,437
BHP Billiton PLC *                                   497,874     4,337,005
BP PLC *                                             290,700     2,350,682
Bristish Aerospace Systems PLC *                     431,900     1,297,146
British Land Company PLC *                           128,500     1,339,574
Cadbury Schweppes PLC *                              331,500     2,427,632
Dixons Group PLC *                                 1,163,924     2,887,953
GlaxoSmithKline PLC *                                201,491     4,603,799
HSBC Holdings PLC *                                  245,099     3,841,375
National Grid Transco PLC *                          185,800     1,327,479
Pearson PLC *                                         53,000       588,460
Rio Tinto PLC *                                      150,373     4,141,775
Rolls-Royce Group PLC *                              744,600     2,355,917
Royal Bank of Scotland PLC *                          84,172     2,473,137
Shell Transport & Trading Company PLC *              181,800     1,348,390
Smiths Group PLC *                                   106,900     1,261,333
Vodafone Group PLC *                               1,592,693     3,937,609
                                                              ------------
                                                                44,408,703

UNITED STATES - 23.44%
Abbott Laboratories,                                  27,100     1,262,860
American International Group, Inc.                    64,620     4,283,014
AmerisourceBergen Corp.                               34,954     1,962,667
AT&T Wireless Services, Inc. *                       471,500     3,767,285
Bank of New York Company, Inc. *                     180,847     5,989,653
BMC Software, Inc. *                                 278,563     5,195,200
Bristol-Myers Squibb Company *                       147,500     4,218,500
Cadence Design Systems, Inc. *                       284,156     5,109,125
Cardinal Health, Inc.                                 40,370     2,469,029
CIGNA Corp. *                                        107,741     6,195,107
Dow Chemical Company *                                45,329     1,884,326


DTE Energy Company *                                  96,371     3,797,017
Entergy Corp.                                         22,900     1,308,277
Federal Home Loan Mortgage Corp.                      67,846     3,956,779
H & R Block, Inc.                                     52,207     2,890,702
Hubbell, Inc., Class B *                              27,800     1,225,980
Invitrogen Corp. *                                    33,800     2,366,000
J.P. Morgan Chase & Company *                         89,900     3,302,027
Johnson & Johnson                                     38,146     1,970,622
King Pharmaceuticals, Inc. *                         140,700     2,147,082
Morgan Stanley                                        22,400     1,296,288
Noble Corp. *                                         50,300     1,799,734
Pactiv Corp. *                                       215,331     5,146,411
Pepco Holdings, Inc.                                 198,832     3,885,177
Pfizer, Inc.                                         110,472     3,902,976
R.R. Donnelley & Sons Company                         95,900     2,891,385
Raytheon Company *                                    73,100     2,195,924
Tenet Healthcare Corp. *                             239,474     3,843,558
The Boeing Company *                                  69,500     2,928,730
Time Warner, Inc. *                                   75,100     1,351,049
Toys R Us, Inc. *                                    329,828     4,169,027
                                                              ------------
                                                                98,711,511

TOTAL COMMON STOCK
(Cost: $319,166,422)                                          $342,092,382
                                                              ------------

                                                    SHARES       VALUE
                                                  ----------  ------------
PREFERRED STOCK - 0.31%
GERMANY - 0.31%
Volkswagen AG - Non Voting Preferred *              36,300    $  1,314,916
                                                              ------------

TOTAL PREFERRED STOCK
(Cost: $1,294,532)                                            $  1,314,916
                                                              ------------

                                                  PRINCIPAL
                                                    AMOUNT       VALUE
                                                 -----------  ------------
SHORT TERM INVESTMENTS - 1.61%
State Street Navigator Securities
  Lending Prime Portfolio, 1.06% (b)             $ 6,788,101  $  6,788,101
                                                              ------------

REPURCHASE AGREEMENTS - 16.85%
Repurchase Agreement with State Street
  Corp. dated 12/31/2003 at 0.40%, to
  be repurchased at $70,948,577 on
  01/02/2004, collateralized by
  $69,090,000 U.S. Treasury Notes,
  5.875% due 11/15/2004 (valued at
  $72,898,777, including interest).              $70,947,000  $ 70,947,000
                                                              ------------

TOTAL INVESTMENTS (GLOBAL EQUITY TRUST)
(Cost: $398,196,055)                                          $421,142,399
                                                              ============

The Trust had the following five top industry concentrations at December 31, 2003 (as a percentage of total value of investments):

Insurance                                   7.19%
Banking                                     6.60%
Pharmaceuticals                             6.12%
Financial Services                          5.16%
Business Services                           4.25%

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

STRATEGIC GROWTH TRUST

                                              SHARES      VALUE
                                             -------    ----------
COMMON STOCK - 91.33%
ADVERTISING - 1.72%
Getty Images, Inc. *                          18,240    $  914,371
Lamar Advertising Company *                   70,860     2,644,495
Monster Worldwide, Inc. *                     51,900     1,139,724
                                                        ----------
                                                         4,698,590
AIR TRAVEL - 0.21%
Southwest Airlines Company *                  34,700       560,058
                                                        ----------
APPAREL & TEXTILES - 0.88%
Reebok International, Ltd.                    60,950     2,396,554
                                                        ----------
BANKING - 1.61%
Bank of New York Company, Inc. *              60,540     2,005,085
Northern Trust Corp.                          51,190     2,376,240
                                                        ----------
                                                         4,381,325
BIOTECHNOLOGY - 1.92%
Amgen, Inc. *                                 32,280     1,994,904
Applera Corp.-Applied Biosystems Group *      57,820     1,197,452
Genzyme Corp. *                               41,270     2,036,262
                                                        ----------
                                                         5,228,618
BROADCASTING - 5.59%
Clear Channel Communications, Inc.            78,320     3,667,726
Entercom Communications Corp. * (a)           16,140       854,775
Univision Communications, Inc., Class A *     52,280     2,074,993
Viacom, Inc., Class B                        132,900     5,898,102
Westwood One, Inc. *                          80,130     2,741,247
                                                        ----------
                                                        15,236,843
BUSINESS SERVICES - 1.21%
DST Systems, Inc. * (a)                       34,560     1,443,226
SunGuard Data Systems, Inc. *                 19,200       532,032
The BISYS Group, Inc. *                       88,090     1,310,779
                                                        ----------
                                                         3,286,037
CABLE AND TELEVISION - 2.57%
Comcast Corp.-Special Class A *              112,520     3,519,625
Cox Communications, Inc., Class A *           29,840     1,027,988
EchoStar Communications Corp., Class  A *     29,910     1,016,940
Time Warner, Inc. *                           80,720     1,452,153
                                                        ----------
                                                         7,016,706
CELLULAR COMMUNICATIONS - 1.41%
AT&T Wireless Services, Inc. *               257,740     2,059,343
Sprint Corp. (PCS Group) *                   163,690       919,938
Vodafone Group PLC, ADR (a)                   34,030       852,111
                                                        ----------
                                                         3,831,392
COMPUTERS & BUSINESS EQUIPMENT - 3.19%
Dell, Inc. *                                 108,690     3,691,112
International Business Machines Corp.         53,970     5,001,940
                                                        ----------
                                                         8,693,052
COSMETICS & TOILETRIES - 0.97%
Avon Products, Inc.                           39,300     2,652,357
                                                        ----------
ELECTRICAL EQUIPMENT - 3.22%
Cooper Industries, Ltd., Class A *            17,900     1,036,947
Emerson Electric Company                      19,810     1,282,697
General Electric Company                     156,590     4,851,158
Molex, Inc. * (a)                             46,230     1,612,965
                                                        ----------
                                                         8,783,767
ELECTRONICS - 2.47%
Amphenol Corp., Class A * (a)                 10,200       652,086
Flextronics International, Ltd. *            113,580     1,685,527
Foundry Networks, Inc. *                      48,170     1,317,931
Synopsys, Inc. *                              32,560     1,099,226
Thermo Electron Corp. *                       78,390     1,975,428
                                                        ----------
                                                         6,730,198
FINANCIAL SERVICES - 7.59%
American Express Company,                     89,450     4,314,173
Citigroup, Inc.                               87,410     4,242,881
Federal National Mortgage Association         19,620     1,472,677
MBNA Corp.                                    91,740     2,279,739
Mellon Financial Corp.                        38,360     1,231,740
Merrill Lynch & Company, Inc.                 61,930     3,632,195
SLM Corp.                                      6,760       254,717
The Goldman Sachs Group, Inc.                 32,930     3,251,179
                                                        ----------
                                                        20,679,301
FOOD & BEVERAGES - 0.87%
PepsiCo, Inc.                                 50,760     2,366,431
                                                        ----------
HEALTHCARE PRODUCTS - 2.79%
Baxter International, Inc. *                  24,900       759,948
Johnson & Johnson                             91,220     4,712,425
Medtronic, Inc.                               43,780     2,128,146
                                                        ----------
                                                         7,600,519
HOTELS & RESTAURANTS - 2.21%
Hilton Hotels Corp.                           54,740       937,696
McDonald's Corp.                              76,720     1,904,958
Outback Steakhouse, Inc.                      54,840     2,424,476
Starwood Hotels & Resorts
  Worldwide, Inc. *                           21,360       768,319
                                                        ----------
                                                         6,035,449
INDUSTRIAL MACHINERY - 0.33%
Parker-Hannifin Corp.                         15,050       895,475
                                                        ----------
INSURANCE - 4.66%
ACE, Ltd.                                     44,840     1,857,273
American International Group, Inc.            74,730     4,953,104
Hartford Financial Services Group, Inc.       44,830     2,646,315
Marsh & McLennan Companies, Inc.              29,210     1,398,867
UNUMProvident Corp. (a)                       60,060       947,146
XL Capital, Ltd., Class A                     11,730       909,662
                                                        ----------
                                                        12,712,367
INTERNET RETAIL - 1.11%
InterActiveCorp *                             89,240     3,027,913
                                                        ----------
INTERNET SOFTWARE - 4.90%
Akamai Technologies, Inc. * (a)              124,670     1,340,202
Cisco Systems, Inc. *                        360,190     8,749,015
Juniper Networks, Inc. * (a)                  41,500       775,220
Networks Associates, Inc. *                  165,120     2,483,405
                                                        ----------
                                                        13,347,842
LEISURE TIME - 0.28%
Carnival Corp.                                18,030       716,332
The Walt Disney Company *                      2,000        46,660
                                                        ----------
                                                           762,992
MANUFACTURING - 2.67%
Danaher Corp. *                               11,680     1,071,640
Eaton Corp.                                    4,640       501,027
Illinois Tool Works, Inc.                     16,310     1,368,572
Tyco International, Ltd. *                   163,640     4,336,460
                                                        ----------
                                                         7,277,699
OFFICE FURNISHINGS & SUPPLIES - 0.71%
Staples, Inc. *                               70,600     1,927,380
                                                        ----------
PHARMACEUTICALS - 6.56%
Abbott Laboratories,                          57,440     2,676,704
Gilead Sciences, Inc. *                       71,260     4,143,057
Pfizer, Inc.                                 158,794     5,610,192
Schering-Plough Corp.                        162,660     2,828,657
Wyeth                                         61,760     2,621,712
                                                        ----------
                                                        17,880,322

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                         SHARES      VALUE
                                         -------  ------------
PUBLISHING - 0.77%
The New York Times Company, Class A       43,690  $  2,087,945
                                                  ------------
RETAIL TRADE - 7.78%
Chico's FAS, Inc. *                        5,730       211,724
CVS Corp.                                 45,000     1,625,400
Home Depot, Inc.                          27,560       978,104
Hot Topic, Inc. *                         27,700       816,042
Kohl's Corp. *                            79,320     3,564,641
Pier 1 Imports, Inc.                      33,480       731,873
Rite Aid Corp. * (a)                     173,570     1,048,363
Target Corp.                             117,010     4,493,184
The TJX Companies, Inc.                   57,590     1,269,859
Wal-Mart Stores, Inc.                     75,470     4,003,683
Walgreen Company                          34,670     1,261,295
Williams-Sonoma, Inc. *                   34,270     1,191,568
                                                  ------------
                                                    21,195,736
SEMICONDUCTORS - 7.82%
Analog Devices, Inc.                      86,340     3,941,421
Linear Technology Corp.                   48,960     2,059,747
Marvell Technology Group, Ltd. *          51,110     1,938,602
Maxim Integrated Products, Inc.           44,110     2,196,678
Microchip Technology, Inc.                63,710     2,125,366
Novellus Systems, Inc. *                  47,240     1,986,442
PMC-Sierra, Inc. * (a)                    70,040     1,411,306
Texas Instruments, Inc.                   87,930     2,583,383
Xilinx, Inc. *                            79,010     3,060,848
                                                  ------------
                                                    21,303,793
SOFTWARE - 8.00%
Avid Technology, Inc. * (a)               16,520       792,960
BEA Systems, Inc. * (a)                   83,950     1,032,585
Manhattan Associates, Inc. * (a)          15,110       417,640
Mercury Interactive Corp. * (a)           55,010     2,675,686
Microsoft Corp.                          391,740    10,788,520
Oracle Corp. *                           186,840     2,466,288
VERITAS Software Corp. *                  97,540     3,624,587
                                                  ------------
                                                    21,798,266
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 3.79%
ADTRAN, Inc.                             102,780     3,186,180
Amdocs, Ltd. *                            44,420       998,562
Corning, Inc. *                          125,800     1,312,094
Nokia Oyj, ADR                           141,000     2,397,000
Nortel Networks Corp. *                  456,400     1,930,572
QUALCOMM, Inc.                             9,550       515,031
                                                  ------------
                                                    10,339,439
TRUCKING & FREIGHT - 1.52%
Fedex Corp.                               36,070     2,434,725
United Parcel Service, Inc., Class B      22,880     1,705,704
                                                  ------------
                                                     4,140,429
TOTAL COMMON STOCK
(Cost: $219,185,670)                              $248,874,795
                                                  ------------

                                        PRINCIPAL
                                          AMOUNT       VALUE
                                       -----------  ------------
SHORT TERM INVESTMENTS - 8.67%
State Street Navigator Securities
  Lending Prime Portfolio, 1.06% (b)   $11,640,290  $ 11,640,290
Federal Home Loan Bank Discount
  Note, 0.75% due 01/02/2004            11,975,000    11,974,751
                                                    ------------
                                                    $ 23,615,041
TOTAL INVESTMENTS (STRATEGIC GROWTH
TRUST) (Cost: $242,800,711)                         $272,489,836
                                                    ============

CAPITAL APPRECIATION TRUST

                                          SHARES      VALUE
                                         -------   -----------
COMMON STOCK - 92.09%
BIOTECHNOLOGY - 5.23%
Amgen, Inc. *                             92,800   $ 5,735,040
Genentech, Inc. *                         38,300     3,583,731
MedImmune, Inc. *                         48,100     1,221,740
                                                   -----------
                                                    10,540,511
BROADCASTING - 5.56%
Univision Communications,
  Inc., Class A  * (a)                    72,200     2,865,618
Clear Channel Communications, Inc.        40,300     1,887,249
Hughes Electronics Corp. *                75,735     1,253,414
Viacom, Inc., Class B                    116,900     5,188,022
                                                   -----------
                                                    11,194,303
CELLULAR COMMUNICATIONS - 1.34%
Vodafone Group PLC, ADR                  107,600     2,694,304
                                                   -----------
COLLEGES & UNIVERSITIES - 1.00%
Apollo Group, Inc., Class A *             29,700     2,019,600
                                                   -----------
COMPUTERS & BUSINESS EQUIPMENT - 6.17%
Dell, Inc. *                             130,000     4,414,800
EMC Corp. *                              207,800     2,684,776
Hewlett-Packard Company *                 83,800     1,924,886
International Business Machines Corp.     36,800     3,410,624
                                                   -----------
                                                    12,435,086
COSMETICS & TOILETRIES - 1.79%
Avon Products, Inc.                       30,200     2,038,198
The Procter & Gamble Company              15,800     1,578,104
                                                   -----------
                                                     3,616,302
ELECTRICAL EQUIPMENT - 2.44%
General Electric Company                 159,000     4,925,820
                                                   -----------
ELECTRONICS - 2.06%
Agilent Technologies, Inc. *             126,800     3,707,632
Harman International, Inc.                 6,000       443,880
                                                   -----------
                                                     4,151,512
FINANCIAL SERVICES - 9.56%
American Express Company,                101,200     4,880,876
Citigroup, Inc.                           94,200     4,572,468
Merrill Lynch & Company, Inc.             55,400     3,249,210
State Street Corp. (b)                    58,500     3,046,680
The Goldman Sachs Group, Inc.             35,600     3,514,788
                                                   -----------
                                                    19,264,022
FOOD & BEVERAGES - 2.59%
Anheuser-Busch Companies, Inc.            28,100     1,480,308
Starbucks Corp. *                        113,200     3,742,392
                                                   -----------
                                                     5,222,700
HEALTHCARE PRODUCTS - 1.40%
Alcon, Inc. (a)                            9,100       550,914
Medtronic, Inc.                           46,800     2,274,948
                                                   -----------
                                                     2,825,862
HEALTHCARE SERVICES - 0.46%
Caremark Rx, Inc. *                       36,900       934,677
                                                   -----------
HOTELS & RESTAURANTS - 1.61%
Marriott International, Inc., Class A     20,400       942,480
McDonald's Corp.                          92,500     2,296,775
                                                   -----------
                                                     3,239,255

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                             SHARES     VALUE
                                            -------  ------------
INSURANCE - 1.39%
American International Group, Inc.           42,400  $  2,810,272
                                                     ------------
INTERNET CONTENT - 1.46%
Yahoo!, Inc. *                               65,100     2,940,567
                                                     ------------
INTERNET RETAIL - 2.24%
eBay, Inc. *                                 40,400     2,609,436
InterActiveCorp *                            56,000     1,900,080
                                                     ------------
                                                        4,509,516
INTERNET SOFTWARE - 3.13%
Cisco Systems, Inc. *                       259,500     6,303,255
                                                     ------------
MANUFACTURING - 0.95%
139 Company                                  22,500     1,913,175
                                                     ------------
PETROLEUM SERVICES - 4.48%
BJ Services Company *                        51,600     1,852,440
Schlumberger, Ltd. *                         66,100     3,616,992
Total SA, ADR                                38,400     3,552,384
                                                     ------------
                                                        9,021,816
PHARMACEUTICALS - 10.28%
Allergan, Inc.                               26,800     2,058,508
AstraZeneca PLC, ADR (a)                     46,700     2,259,346
Forest Laboratories, Inc. *                  16,700     1,032,060
Gilead Sciences, Inc. *                      46,400     2,697,696
Novartis AG, ADR (a)                         51,300     2,354,157
Pfizer, Inc.                                131,620     4,650,135
Roche Holdings, Ltd. (a)                     28,200     2,844,511
Teva Pharmaceutical Industries, Ltd., ADR    49,700     2,818,487
                                                     ------------
                                                       20,714,900
RETAIL GROCERY - 0.93%
Whole Foods Market, Inc. (a)                 27,800     1,866,214
                                                     ------------
RETAIL TRADE - 7.92%
Bed Bath & Beyond, Inc. *                    99,700     4,321,995
CarMax, Inc. *                                5,400       167,022
Costco Wholesale Corp. *                     52,800     1,963,104
Lowe's Companies, Inc.                       34,000     1,883,260
Tiffany & Company                            84,900     3,837,480
Wal-Mart Stores, Inc.                        71,500     3,793,075
                                                     ------------
                                                       15,965,936
SEMICONDUCTORS - 10.15%
Altera Corp. *                               98,500     2,235,950
Analog Devices, Inc.                         34,500     1,574,925
Applied Materials, Inc. *                    49,500     1,111,275
Intel Corp.                                 219,800     7,077,560
KLA-Tencor Corp. *                           51,100     2,998,037
Marvell Technology Group, Ltd. *             12,300       466,539
Texas Instruments, Inc.                     169,800     4,988,724
                                                     ------------
                                                       20,453,010
SOFTWARE - 6.36%
Electronic Arts, Inc. *                      41,400     1,978,092
Microsoft Corp.                             211,400     5,821,956
PeopleSoft, Inc. *                           68,000     1,550,400
SAP AG, ADR (a)                              83,200     3,457,792
                                                     ------------
                                                       12,808,240
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.78%
Motorola, Inc. *                             30,400       427,728
Nokia Oyj, ADR                               33,500       569,500
QUALCOMM, Inc.                               10,500       566,265
                                                     ------------
                                                        1,563,493
TRANSPORTATION - 0.81%
Harley-Davidson, Inc.                        34,300     1,630,279
                                                     ------------
TOTAL COMMON STOCK
(Cost: $155,293,046)                                 $185,564,627
                                                     ------------

                                             PRINCIPAL
                                              AMOUNT        VALUE
                                            ----------  ------------
SHORT TERM INVESTMENTS - 3.51%
State Street Navigator Securities
  Lending Prime Portfolio, 1.06% (b)        $7,070,818  $  7,070,818
                                                        ------------
REPURCHASE AGREEMENTS - 4.40%
Repurchase Agreement with State
  Street Corp., dated 12/31/2003 at
  0.40%, to be repurchased at
  $8,872,197 on 01/02/2004,
  collateralized by $6,165,000 U.S.
  Treasury Bonds, 9.25% due
  2/15/2016 (valued at $9,054,844,
  including interest)                       $8,872,000  $  8,872,000
                                                        ------------
TOTAL INVESTMENTS (CAPITAL APPRECIATION
TRUST) (Cost: $171,235,864)                             $201,507,445
                                                        ============

QUANTITATIVE ALL CAP TRUST

                                           SHARES       VALUE
                                           ------     --------
COMMON STOCK - 78.55%
AEROSPACE - 0.86%
United Defense Industries, Inc. *            700      $ 22,316
United Technologies Corp.                    300        28,431
                                                      --------
                                                        50,747
AGRICULTURE - 0.31%
Agrium, Inc. *                             1,100        18,106
                                                      --------
AIR FREIGHT - 0.30%
ExpressJet Holdings, Inc. * (a)            1,200        18,000
                                                      --------
APPAREL & TEXTILES - 0.58%
Coach, Inc. * (a)                            900        33,975
                                                      --------
AUTOMOBILES - 1.00%
General Motors Corp. (a)                   1,100        58,740
                                                      --------
BANKING - 6.14%
Bank of America Corp.                      1,700       136,731
Doral Financial Corp.                        400        12,912
Flagstar Bancorp, Inc. (a)                 3,000        64,260
Hudson United Bancorp (a)                  1,400        51,730
Unibanco Uniao De Bancos Brasileiros,
 GDR * (a)                                   900        22,455
US Bancorp (a)                             2,500        74,450
                                                      --------
                                                       362,538
BROADCASTING - 0.53%
Viacom, Inc., Class B                        700        31,066
                                                      --------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                           SHARES      VALUE
                                           ------     --------
BUSINESS SERVICES - 2.80%
Affiliated Computer Services, Inc.,
  Class A * (a),                             300      $ 16,338
Computer Sciences Corp. *                    400        17,692
First Data Corp. * (a)                     1,200        49,308
FTI Consulting, Inc. * (a)                 1,000        23,370
Memberworks, Inc. * (a)                      800        21,736
Pitney Bowes, Inc. (a)                       900        36,558
                                                      --------
                                                       165,002
CELLULAR COMMUNICATIONS - 1.02%
Vodafone Group PLC, ADR (a)                2,400        60,096
                                                      --------
CHEMICALS - 0.50%
Crompton Corp. (a)                         2,200        15,774
E.I. Du Pont De Nemours & Company            300        13,767
                                                      --------
                                                        29,541
COMPUTERS & BUSINESS EQUIPMENT - 2.21%
Cognizant Technology Solutions Corp.,
  Class A * (a)                              500        22,820
Dell, Inc. *                               2,400        81,504
Electronics For Imaging, Inc. * (a)        1,000        26,020
                                                      --------
                                                       130,344
CONSTRUCTION & MINING EQUIPMENT - 0.34%
Matrix Service Company * (a)               1,100        19,965
                                                      --------
CONTAINERS & GLASS - 0.36%
Owens-Illinois, Inc. *                     1,800        21,402
                                                      --------
COSMETICS & TOILETRIES - 2.64%
Avon Products, Inc. (a)                    1,500       101,235
Chattem, Inc. * (a)                          800        14,320
The Procter & Gamble Company                 400        39,952
                                                      --------
                                                       155,507
CRUDE PETROLEUM & NATURAL GAS - 1.97%
Anadarko Petroleum Corp. (a)                 600        30,606
Devon Energy Corp.                         1,500        85,890
                                                      --------
                                                       116,496
DOMESTIC OIL - 0.63%
Forest Oil Corp. * (a)                       800        22,856
Houston Exploration Company *                400        14,608
                                                      --------
                                                        37,464
ELECTRICAL EQUIPMENT - 1.48%
General Electric Company                   1,800        55,764
Rayovac Corp. * (a)                        1,500        31,425
                                                      --------
                                                        87,189
ELECTRIC UTILITIES - 1.38%
Dominion Resources, Inc.                     200        12,766
Entergy Corp.                                500        28,565
Exelon Corp.                                 600        39,816
                                                      --------
                                                        81,147
ELECTRONICS - 0.87%
L-3 Communications Holdings, Inc. * (a)    1,000        51,360
                                                      --------
FINANCIAL SERVICES - 9.34%
Bear Stearns Companies, Inc.               1,100        87,945
Citigroup, Inc.                              400        19,416
Countrywide Financial Corp.                  400        30,340
Federal National Mortgage Association        500        37,530
H & R Block, Inc. (a)                      1,100        60,907
J.P. Morgan Chase & Company *              2,400        88,152
Lehman Brothers Holdings, Inc.               700        54,054
Merrill Lynch & Company, Inc.              1,300        76,245
Washington Mutual, Inc.                    2,400        96,288
                                                      --------
                                                       550,877
FOOD & BEVERAGES - 1.62%
PepsiCo, Inc.                              1,800        83,916
Sensient Technologies Corp. (a)              600        11,862
                                                      --------
                                                        95,778
GAS & PIPELINE UTILITIES - 1.08%
ONEOK, Inc.                                2,900        64,032
                                                      --------
HEALTHCARE PRODUCTS - 3.18%
Baxter International, Inc. * (a)             800        24,416
Johnson & Johnson                          2,400       123,984
Kensey Nash Corp. * (a)                      600        13,950
Stryker Corp. (a)                            300        25,503
                                                      --------
                                                       187,853
HEALTHCARE SERVICES - 3.35%
Caremark Rx, Inc. * (a)                    1,600        40,528
Covance, Inc. * (a)                        1,900        50,920
Coventry Health Care, Inc. * (a)             200        12,898
The Advisory Board Company * (a)             500        17,455
UnitedHealth Group, Inc.                   1,300        75,634
                                                      --------
                                                       197,435
HOTELS & RESTAURANTS - 1.12%
Applebee's International, Inc. (a)           700        27,489
Krispy Kreme Doughnuts, Inc. * (a)           500        18,300
Landry's Restaurants, Inc. * (a)             800        20,576
                                                      --------
                                                        66,365
HOUSEHOLD APPLIANCES - 1.18%
Black & Decker Corp. (a)                   1,000        49,320
Jacuzzi Brands, Inc. *                     2,900        20,561
                                                      --------
                                                        69,881
INSURANCE - 3.54%
PartnerRe, Ltd. (a)                        1,700        98,685
The Allstate Corp.                         1,700        73,134
UICI * (a)                                 2,800        37,184
                                                      --------
                                                       209,003
INTERNET CONTENT - 0.21%
Ask Jeeves, Inc. *                           700        12,684
                                                      --------
INTERNET SERVICE PROVIDER - 0.27%
Digitas, Inc. *                            1,700        15,844
                                                      --------
INTERNET SOFTWARE - 2.30%
Cisco Systems, Inc. *                      4,600       111,734
Juniper Networks, Inc. * (a)               1,300        24,284
                                                      --------
                                                       136,018
MANUFACTURING - 0.47%
Danaher Corp. * (a)                          300        27,525
                                                      --------
PAPER - 0.22%
International Paper Company (a)              300        12,933
                                                      --------
PETROLEUM SERVICES - 1.63%
ChevronTexaco Corp.                          400        34,556
Exxon Mobil Corp.                          1,500        61,500
                                                      --------
                                                        96,056
PHARMACEUTICALS - 3.57%
Abbott Laboratories,                         600        27,960
Forest Laboratories, Inc. *                  400        24,720
Merck & Company, Inc.                        300        13,860
Pfizer, Inc.                               3,600       127,188
Wyeth                                        400        16,980
                                                      --------
                                                       210,708
PUBLISHING - 1.06%
Gannett Company, Inc.                        700        62,412
                                                      --------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                 SHARES     VALUE
                                                 ------   ----------
REAL ESTATE - 0.66%
General Growth Properties, Inc., REIT            1,400    $   38,850
                                                          ----------
RETAIL TRADE - 7.30%
Bed Bath & Beyond, Inc. *                        2,000        86,700
Chico's FAS, Inc. *                              1,000        36,950
CVS Corp.                                        2,600        93,912
Home Depot, Inc.                                 1,300        46,137
The Neiman Marcus Group, Inc., Class  A * (a)      700        37,569
Wal-Mart Stores, Inc.                              800        42,440
Walgreen Company                                 2,400        87,312
                                                          ----------
                                                             431,020
SEMICONDUCTORS - 3.80%
Altera Corp. *                                   1,500        34,050
Intel Corp.                                      2,200        70,840
Linear Technology Corp.                          1,100        46,277
Microchip Technology, Inc.                         500        16,680
Microsemi Corp. * (a)                            1,000        24,580
PMC-Sierra, Inc. * (a)                             900        18,135
Semtech Corp. * (a)                                600        13,638
                                                          ----------
                                                             224,200
SOFTWARE - 4.05%
Embarcadero Tech, Inc. * (a)                     1,900        30,305
Microsoft Corp.                                  4,300       118,422
Oracle Corp. *                                   2,500        33,000
Serena Software, Inc. * (a)                        900        16,515
VERITAS Software Corp. *                         1,100        40,876
                                                          ----------
                                                             239,118
TELEPHONE - 0.99%
BellSouth Corp.                                  1,600        45,280
CenturyTel, Inc. (a)                               400        13,048
                                                          ----------
                                                              58,328
TOBACCO - 0.83%
Altria Group, Inc.                                 900        48,978
                                                          ----------
TRANSPORTATION - 0.86%
Alexander & Baldwin, Inc.                          600        20,214
C. H. Robinson Worldwide, Inc.                     800        30,328
                                                          ----------
                                                              50,542
TOTAL COMMON STOCK
(Cost: $4,140,745)                                        $4,635,125
                                                          ----------

                                            PRINCIPAL
                                              AMOUNT        VALUE
                                            ----------    ----------
SHORT TERM INVESTMENTS - 18.79%
State Street Navigator Securities
  Lending Prime Portfolio, 1.06% (b)        $1,108,592    $1,108,592
                                                          ----------
REPURCHASE AGREEMENTS - 2.66%
Repurchase Agreement with State
  Street Corp., dated 12/31/2003 at
  0.70%, to be repurchased at $157,006
  on 01/02/2004, collateralized by
  $115,000 U.S. Treasury Bonds,
  8.50% due 2/15/2020 (valued at
  $164,234, including interest)             $  157,000    $  157,000
                                                          ----------

TOTAL INVESTMENTS (QUANTITATIVE ALL CAP
TRUST) (Cost: $5,406,337)                                 $5,900,717
                                                          ==========

ALL CAP CORE TRUST

                                         SHARES       VALUE
                                         -------   -----------
COMMON STOCK - 90.81%
ADVERTISING - 0.27%
Omnicom Group, Inc. *                      8,600   $   751,038
                                                   -----------
AEROSPACE - 0.20%
Honeywell International, Inc.              3,600       120,348
Lockheed Martin Corp.                      8,500       436,900
                                                   -----------
                                                       557,248
AGRICULTURE - 0.99%
Monsanto Company                          97,100     2,794,538
                                                   -----------
AIR TRAVEL - 0.04%
Southwest Airlines Company *               6,900       111,366
                                                   -----------
ALUMINUM - 1.60%
Alcoa, Inc.                              119,100     4,525,800
                                                   -----------
APPAREL & TEXTILES - 0.94%
Coach, Inc. *                             29,600     1,117,400
NIKE, Inc., Class B                       22,600     1,547,196
                                                   -----------
                                                     2,664,596
AUTO PARTS - 1.63%
American Axle & Manufacturing
  Holdings, Inc. *                        48,800     1,972,496
Autoliv, Inc.                              9,400       353,910
Delphi Corp. *                           222,400     2,270,704
                                                   -----------
                                                     4,597,110
BANKING - 5.91%
Bank of America Corp.                     78,800     6,337,884
Flagstar Bancorp, Inc. (a)                38,000       813,960
Golden West Financial Corp.               38,600     3,983,134
National City Corp.                       33,100     1,123,414
US Bancorp                                81,800     2,436,004
Wachovia Corp.                            43,100     2,008,029
                                                   -----------
                                                    16,702,425
BIOTECHNOLOGY - 2.67%
Amgen, Inc. *                             71,400     4,412,520
                                                   -----------
Charles River Laboratories
  International, Inc. *                   46,100     1,582,613
Genentech, Inc. *                         16,600     1,553,262
                                                   -----------
                                                     7,548,395
BROADCASTING - 0.85%
Hughes Electronics Corp. *               145,133     2,401,951
                                                   -----------
BUSINESS SERVICES - 0.78%
Acxiom Corp. * (a)                        13,400       248,838
BMC Software, Inc. *                      39,700       740,405
Coinstar, Inc. * (a)                      11,000       198,660
R.R. Donnelley & Sons Company (a)         21,500       648,225
Total Systems Services, Inc. (a)          12,100       376,673
                                                   -----------
                                                     2,212,801
CABLE AND TELEVISION - 1.33%
Comcast Corp., Class A *                  28,500       936,795
Cox Communications, Inc., Class A *       48,700     1,677,715
Time Warner, Inc. *                       63,600     1,144,164
                                                   -----------
                                                     3,758,674
CELLULAR COMMUNICATIONS - 0.68%
AT&T Wireless Services, Inc. *           241,800     1,931,982
                                                   -----------
CHEMICALS - 0.52%
Dow Chemical Company *                    35,100     1,459,107
                                                   -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                         SHARES       VALUE
                                         -------   -----------
COAL - 0.28%
CONSOL Energy, Inc. (a)                   30,500   $   789,950
                                                   -----------
COLLEGES & UNIVERSITIES - 0.30%
University of Phoenix Online *            12,200       840,946
                                                   -----------
COMPUTERS & BUSINESS EQUIPMENT - 3.92%
Benchmark Electronics, Inc. *             20,550       715,345
Diebold, Inc.                              6,000       323,220
EMC Corp. *                              155,000     2,002,600
Hewlett-Packard Company *                 21,800       500,746
International Business Machines Corp.     59,900     5,551,532
Sandisk Corp. *                           17,600     1,076,064
Xerox Corp. *                             65,600       905,280
                                                   -----------
                                                    11,074,787
CONTAINERS & GLASS - 0.04%
Sealed Air Corp. *                         1,900       102,866
                                                   -----------
COSMETICS & TOILETRIES - 2.05%
The Procter & Gamble Company              58,000     5,793,040
                                                   -----------
CRUDE PETROLEUM & NATURAL GAS - 2.61%
Apache Corp.                               2,600       210,860
Occidental Petroleum Corp. *              99,300     4,194,432
Pogo Producing Company                    61,400     2,965,620
                                                   -----------
                                                     7,370,912
ELECTRICAL EQUIPMENT - 1.49%
General Electric Company                 135,500     4,197,790
                                                   -----------
ELECTRIC UTILITIES - 2.06%
Edison International                      48,000     1,052,640
Entergy Corp.                             50,000     2,856,500
Exelon Corp.                              29,000     1,924,440
                                                   -----------
                                                     5,833,580
ELECTRONICS - 0.63%
InVision Technologies, Inc. * (a)         10,800       362,556
Sanmina-SCI Corp. *                      112,600     1,419,886
                                                   -----------
                                                     1,782,442
ENERGY - 0.18%
Xcel Energy, Inc. * (a)                   29,700       504,306
                                                   -----------
FINANCIAL SERVICES - 7.62%
American Express Company                  18,400       887,432
Citigroup, Inc.                          180,200     8,746,908
City Holding Company                       6,000       210,000
Countrywide Financial Corp.                8,267       627,027
J.P. Morgan Chase & Company *             87,800     3,224,894
Lehman Brothers Holdings, Inc.            27,900     2,154,438
Morgan Stanley                            34,100     1,973,367
SLM Corp.                                 31,500     1,186,920
Washington Mutual, Inc.                   62,500     2,507,500
                                                   -----------
                                                    21,518,486
FOOD & BEVERAGES - 3.35%
Anheuser-Busch Companies, Inc.            52,500     2,765,700
PepsiCo, Inc.                             82,300     3,836,826
Starbucks Corp. *                         65,600     2,168,736
The Coca-Cola Company                     13,600       690,200
                                                   -----------
                                                     9,461,462
HEALTHCARE PRODUCTS - 2.67%
Guidant Corp.                             55,300     3,329,060
IDEXX Laboratories, Inc. *                54,300     2,513,004
Johnson & Johnson                         26,100     1,348,326
Respironics, Inc. *                        7,600       342,684
                                                   -----------
                                                     7,533,074
HEALTHCARE SERVICES - 2.65%
Coventry Health Care, Inc. *               6,700       432,083
First Health Group Corp. *                33,300       648,018
Humana, Inc. *                           104,800     2,394,680
UnitedHealth Group, Inc.                  68,900     4,008,602
                                                   -----------
                                                     7,483,383
HOMEBUILDERS - 0.41%
M.D.C. Holdings, Inc.                      4,000       258,000
Ryland Group, Inc.                         5,100       452,064
Toll Brothers, Inc. * (a)                 11,400       453,264
                                                   -----------
                                                     1,163,328
HOTELS & RESTAURANTS - 0.94%
Brinker International, Inc. *             10,100       334,916
CBRL Group, Inc.                          49,700     1,901,522
Yum! Brands, Inc. *                       12,200       419,680
                                                   -----------
                                                     2,656,118
HOUSEHOLD APPLIANCES - 0.42%
Whirlpool Corp.                           16,200     1,176,930
                                                   -----------
INDUSTRIAL MACHINERY - 1.66%
Caterpillar, Inc.                         40,500     3,362,310
Deere & Company *                         20,300     1,320,515
                                                   -----------
                                                     4,682,825
INSURANCE - 2.79%
American International Group, Inc.        18,000     1,193,040
Fidelity National Financial, Inc.         17,175       666,047
Progressive Corp.                         21,300     1,780,467
Prudential Financial, Inc.                23,400       977,418
W.R. Berkley Corp.                        93,150     3,255,592
                                                   -----------
                                                     7,872,564
INTERNATIONAL OIL - 0.17%
ConocoPhillips                             7,400       485,218
                                                   -----------
INTERNET CONTENT - 0.38%
Yahoo!, Inc. *                            24,000     1,084,080
                                                   -----------
INTERNET RETAIL - 0.12%
eBay, Inc. *                               5,200       335,868
                                                   -----------
INTERNET SOFTWARE - 0.75%
Cisco Systems, Inc. *                     87,200     2,118,088
                                                   -----------
LEISURE TIME - 0.73%
Blockbuster, Inc., Class A (a)           102,300     1,836,285
Regal Entertainment Group, Class A (a)    11,700       240,084
                                                   -----------
                                                     2,076,369
LIFE SCIENCES - 0.09%
PerkinElmer, Inc. *                       14,300       244,101
                                                   -----------
MANUFACTURING - 3.15%
3M Company                                62,100     5,280,363
Carlisle Companies, Inc.                  13,100       797,266
Eaton Corp.                               26,100     2,818,278
                                                   -----------
                                                     8,895,907
MEDICAL-HOSPITALS - 0.27%
AmSurg Corp. * (a)                        12,800       484,992
Manor Care, Inc.                           7,700       266,189
                                                   -----------
                                                       751,181
METAL & METAL PRODUCTS - 0.19%
Crown Holdings, Inc. *                    60,600       549,036
                                                   -----------
OFFICE FURNISHINGS & SUPPLIES - 0.06%
HON Industries, Inc.                       4,000       173,280
                                                   -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                         SHARES      VALUE
                                         -------  ------------
PETROLEUM SERVICES - 2.77%
ChevronTexaco Corp.                       51,100  $  4,414,529
Exxon Mobil Corp.                         71,600     2,935,600
Veritas DGC, Inc. * (a)                   45,300       474,744
                                                  ------------
                                                     7,824,873
PHARMACEUTICALS - 5.90%
Abbott Laboratories                       20,600       959,960
Adolor Corp. *                            24,200       484,484
Allergan, Inc.                            25,300     1,943,293
Endo Pharmaceutical Holdings, Inc. *     100,700     1,939,482
Gilead Sciences, Inc. *                   35,400     2,058,156
Merck & Company, Inc.                     93,300     4,310,460
Mylan Laboratories, Inc.                  45,150     1,140,489
Pfizer, Inc.                              96,800     3,419,944
Pharmaceutical Resources, Inc. *             100         6,515
Watson Pharmaceuticals, Inc. *             8,800       404,800
                                                  ------------
                                                    16,667,583
PHOTOGRAPHY - 0.72%
Eastman Kodak Company                     79,600     2,043,332
                                                  ------------
PUBLISHING - 0.51%
McGraw-Hill Companies, Inc.               20,800     1,454,336
                                                  ------------
REAL ESTATE - 0.78%
Annaly Mortgage Management, Inc., REIT    14,000       257,600
Anworth Mortgage Asset Corp., REIT (a)    26,800       373,324
Equity Office Properties Trust, REIT      29,600       848,040
Equity Residential, REIT *                 8,200       241,982
Kimco Realty Corp., REIT                   5,500       246,125
Simon Property Group, Inc., REIT           5,100       236,334
                                                  ------------
                                                     2,203,405
RETAIL GROCERY - 1.38%
SUPERVALU, Inc.                           14,000       400,260
Sysco Corp.                               94,200     3,507,066
                                                  ------------
                                                     3,907,326
RETAIL TRADE - 3.14%
Chico's FAS, Inc. *                       53,600     1,980,520
Claire's Stores, Inc.                    125,200     2,358,768
PETsMART, Inc.                            45,600     1,085,280
RadioShack Corp.                          13,500       414,180
The Gap, Inc. *                           68,600     1,592,206
Wal-Mart Stores, Inc.                     27,100     1,437,655
                                                  ------------
                                                     8,868,609
SEMICONDUCTORS - 4.85%
Cree, Inc. * (a)                          61,600     1,089,704
Intel Corp.                              208,900     6,726,580
International Rectifier Corp. *            8,600       424,926
MEMC Electronic Materials, Inc. * (a)     82,800       796,536
Silicon Laboratories, Inc. *              16,100       695,842
Texas Instruments, Inc.                   62,500     1,836,250
Xilinx, Inc. *                            54,700     2,119,078
                                                  ------------
                                                    13,688,916
SOFTWARE - 2.82%
CCC Information Services Group, Inc. *    19,500       329,550
Electronic Arts, Inc. *                   54,200     2,589,676
Microsoft Corp.                          149,300     4,111,722
Oracle Corp. *                            70,900       935,880
                                                  ------------
                                                     7,966,828
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 1.38%
Avaya, Inc. *                             80,700     1,044,258
QUALCOMM, Inc.                            52,800     2,847,504
                                                  ------------
                                                     3,891,762
TELEPHONE - 2.97%
BellSouth Corp.                           89,300     2,527,190
Sprint Corp. (FON Group)                 130,600     2,144,452
Verizon Communications, Inc. *           106,100     3,721,988
                                                  ------------
                                                     8,393,630
TOYS, AMUSEMENTS & SPORTING GOODS - 0.27%
Marval Enterprises, Inc. * (a)            25,800       751,038
                                                  ------------
TRUCKING & FREIGHT - 2.93%
Hunt (JB) Transport Services, Inc. *      43,800     1,183,038
Ryder Systems, Inc.                       96,300     3,288,645
Swift Transportation, Inc. *             100,900     2,120,918
Werner Enterprises, Inc. (a)              87,150     1,698,554
                                                  ------------
                                                     8,291,155
TOTAL COMMON STOCK
(Cost: $223,594,349)                              $256,521,741
                                                  ------------
PREFERRED STOCK - 0.18%
BROADCASTING - 0.18%
The News Corp., Ltd., ADR                 16,232       491,018
                                                  ------------
TOTAL PREFERRED STOCK
(Cost: $472,331)                                  $    491,018
                                                  ------------

                                        PRINCIPAL
                                          AMOUNT       VALUE
                                       ----------   ------------
SHORT TERM INVESTMENTS - 3.20%
State Street Navigator Securities
  Lending Prime Portfolio, 1.06% (b)   $ 7,899,277  $  7,899,277
United States Treasury Bills
  0.89% due 01/29/2004 ****              1,145,000     1,144,232
                                                    ------------
                                                    $  9,043,509
REPURCHASE AGREEMENTS - 5.81%
Repurchase Agreement with State
  Street Corp., dated 12/31/2003 at
  0.40%, to be repurchased at
  $16,421,365 on 01/02/2004,
  collateralized by $13,070,000 U.S.
  Treasury Bonds,7.500% due
  11/15/2016 (valued at
  $16,753,400, including interest).    $16,421,000  $ 16,421,000
                                                    ------------

TOTAL INVESTMENTS (ALL CAP CORE TRUST)
(Cost: $249,531,189)                                $282,477,268
                                                    ============

LARGE CAP GROWTH TRUST

                                         SHARES        VALUE
                                         -------    ----------
COMMON STOCK - 93.90%
AEROSPACE - 0.46%
The Boeing Company *                      57,500    $2,423,050
                                                    ----------
AGRICULTURE - 0.81%
Monsanto Company                         145,800     4,196,124
                                                    ----------

AIR TRAVEL - 0.56%
Southwest Airlines Company *             181,800     2,934,252
                                                    ----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                         SHARES       VALUE
                                         -------   -----------
APPAREL & TEXTILES - 1.56%
Coach, Inc. *                             66,700   $ 2,517,925
NIKE, Inc., Class B                       53,800     3,683,148
Polo Ralph Lauren Corp., Class A          67,300     1,938,240
                                                   -----------
                                                     8,139,313
BANKING - 4.71%
Bank of America Corp.                     91,200     7,335,216
Bank of New York Company, Inc. *         134,000     4,438,080
Bank One Corp.                           165,400     7,540,586
Wachovia Corp.                            46,600     2,171,094
Wells Fargo & Company                     51,000     3,003,390
                                                   -----------
                                                    24,488,366
BIOTECHNOLOGY - 3.21%
Amgen, Inc. *                            118,600     7,329,480
Cephalon, Inc. * (a)                      55,200     2,672,232
Genzyme Corp. *                           45,600     2,249,904
Millennium Pharmaceuticals, Inc. *       111,700     2,085,439
Neurocrine Biosciences, Inc. *            11,800       643,572
Protein Design Labs, Inc. * (a)           95,900     1,716,610
                                                   -----------
                                                    16,697,237
BROADCASTING - 2.80%
Belo Corp., Class A                      114,900     3,256,266
Citadel Broadcasting Corp. *              60,000     1,342,200
Societe Television Francaise 1 * (a)      61,400     2,141,351
Univision Communications, Inc., Class A * 59,800     2,373,462
Viacom, Inc., Class B                    123,351     5,474,318
                                                   -----------
                                                    14,587,597
BUILDING MATERIALS & CONSTRUCTION - 0.62%
American Standard Companies, Inc. *       31,900     3,212,330
                                                   -----------
BUSINESS SERVICES - 0.42%
Ceridian Corp. *                          66,900     1,400,886
Charles Schwab Corp.                      64,900       768,416
                                                   -----------
                                                     2,169,302
CABLE AND TELEVISION - 3.97%
British Sky Broadcasting Group
  PLC-ADR *                               76,475     3,895,636
Comcast Corp.-Special Class A *          170,900     5,345,752
Time Warner, Inc. *                      633,700    11,400,263
                                                   -----------
                                                    20,641,651
CELLULAR COMMUNICATIONS - 1.00%
Nextel Communications, Inc., Class A *   112,600     3,159,556
Vodafone Group PLC, ADR (a)               82,900     2,075,816
                                                   -----------
                                                     5,235,372
CHEMICALS - 0.71%
Dow Chemical Company *                    89,300     3,712,201
                                                   -----------
COMPUTERS & BUSINESS EQUIPMENT - 5.15%
Dell, Inc. *                             295,800    10,045,368
EMC Corp. *                              274,700     3,549,124
Hewlett-Packard Company *                172,600     3,964,622
International Business Machines Corp.     79,900     7,405,132
Storage Technology Corp. *                71,700     1,846,275
                                                   -----------
                                                    26,810,521
CONSTRUCTION MATERIALS - 0.29%
Sherwin-Williams Company                  43,300     1,504,242
                                                   -----------
CONSTRUCTION & MINING EQUIPMENT - 0.27%
Rowan Companies, Inc. *                   60,600     1,404,102
                                                   -----------
COSMETICS & TOILETRIES - 2.73%
Alberto Culver Company, Class B           72,200     4,554,376
The Gillette Company *                   144,200     5,296,466
The Procter & Gamble Company              43,400     4,334,792
                                                   -----------
                                                    14,185,634
ELECTRICAL EQUIPMENT - 2.60%
General Electric Company                 436,700    13,528,966
                                                   -----------
ELECTRIC UTILITIES - 0.30%
Allegheny Energy, Inc. * (a)             122,100     1,557,996
                                                   -----------
ELECTRONICS - 0.83%
Samsung Electronic *                       7,300     1,372,400
Solectron Corp. *                        316,000     1,867,560
Vishay Intertechnology, Inc. * (a)        47,100     1,078,590
                                                   -----------
                                                     4,318,550
FINANCIAL SERVICES - 7.70%
Aeon Credit Service Company, Ltd. *       30,300     1,292,491
American Express Company,                135,200     6,520,696
Ameritrade Holding Corp. *                70,400       990,528
Citigroup, Inc.                          277,466    13,468,200
Credit Saison Company, Ltd. *             61,800     1,395,958
Deutsche Boerse AG *                      13,555       740,358
Federal National Mortgage Association     23,700     1,778,922
Legg Mason, Inc.                          32,800     2,531,504
MBNA Corp.                               139,900     3,476,515
Morgan Stanley                           136,200     7,881,894
                                                   -----------
                                                    40,077,066
FOOD & BEVERAGES - 2.10%
Dean Foods Company *                      27,250       895,707
Kellogg Company                           39,600     1,507,968
PepsiCo, Inc.                             58,300     2,717,946
The Coca-Cola Company                    114,000     5,785,500
                                                   -----------
                                                    10,907,121
HEALTHCARE PRODUCTS - 3.25%
Boston Scientific Corp. *                 63,200     2,323,232
Johnson & Johnson                         90,100     4,654,566
Medtronic, Inc.                          101,400     4,929,054
St. Jude Medical, Inc. *                  38,400     2,355,840
Stryker Corp.                             31,000     2,635,310
                                                   -----------
                                                    16,898,002
HOTELS & RESTAURANTS - 0.66%
CBRL Group, Inc.                          32,100     1,228,146
Hilton Group PLC *                       547,247     2,195,502
                                                   -----------
                                                     3,423,648
INDUSTRIAL MACHINERY - 2.12%
Caterpillar, Inc.                         96,700     8,028,034
Graco, Inc.                               75,650     3,033,565
                                                   -----------
                                                    11,061,599
INSURANCE - 1.23%
AFLAC, Inc.                               52,400     1,895,832
American International Group, Inc.        55,156     3,655,740
Principal Financial Group, Inc.           25,400       839,978
                                                   -----------
                                                     6,391,550
INTERNET CONTENT - 1.03%
CNET Networks, Inc. * (a)                154,612     1,054,454
Yahoo!, Inc. *                            94,900     4,286,633
                                                   -----------
                                                     5,341,087

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                    SHARES          VALUE
                                                    ------          -----
INTERNET RETAIL - 0.75%
Amazon.com, Inc. *                                  35,900     $  1,889,776
eBay, Inc. *                                        30,900        1,995,831
                                                               ------------
                                                                  3,885,607

INTERNET SOFTWARE - 2.94%
Cisco Systems, Inc. *                              543,680       13,205,987
Juniper Networks, Inc. * (a)                       111,400        2,080,952
                                                               ------------
                                                                 15,286,939

LEISURE TIME - 2.74%
Carnival Corp.                                      55,419        2,201,797
Pixar, Inc. * (a)                                   18,800        1,302,652
The Walt Disney Company *                          462,257       10,784,456
                                                               ------------
                                                                 14,288,905

MANUFACTURING - 2.10%
3M Company                                          56,900        4,838,207
Tyco International, Ltd. *                         230,100        6,097,650
                                                               ------------
                                                                 10,935,857

METAL & METAL PRODUCTS - 0.32%
Precision Castparts Corp.                           36,700        1,666,547
                                                               ------------

NEWSPAPERS - 0.36%
Dow Jones & Company, Inc.                           37,500        1,869,375
                                                               ------------

PETROLEUM SERVICES - 3.74%
ChevronTexaco Corp.                                 52,900        4,570,031
Exxon Mobil Corp.                                  187,700        7,695,700
Schlumberger, Ltd. *                               103,000        5,636,160
Tidewater, Inc.                                     52,600        1,571,688
                                                               ------------
                                                                 19,473,579

PHARMACEUTICALS - 8.70%
Allergan, Inc.                                      42,500        3,264,425
AstraZeneca PLC, ADR (a)                            53,600        2,593,168
Bristol-Myers Squibb Company *                     105,400        3,014,440
Eli Lilly & Company                                 65,300        4,592,549
Forest Laboratories, Inc. *                         55,000        3,399,000
Medicis Pharmaceutical Corp., Class A (a)           28,500        2,032,050
Merck & Company, Inc.                              170,400        7,872,480
Pfizer, Inc.                                       309,322       10,928,346
Roche Holding AG-Genusschein *                      23,470        2,366,348
Schering-Plough Corp.                              154,200        2,681,538
Wyeth                                               59,000        2,504,550
                                                               ------------
                                                                 45,248,894

PHOTOGRAPHY - 0.28%
Konica Minolta Holdings, Inc. *                    107,000        1,439,184
                                                               ------------

PUBLISHING - 1.13%
News Corp., Ltd., ADR (a)                           41,400        1,494,540
Tribune Company                                     85,400        4,406,640
                                                               ------------
                                                                  5,901,180

RAILROADS & EQUIPMENT - 0.55%
Union Pacific Corp.                                 41,300        2,869,524
                                                               ------------

RETAIL GROCERY - 0.32%
Safeway, Inc. *                                     76,800        1,682,688
                                                               ------------

RETAIL TRADE - 3.80%
Home Depot, Inc.                                    93,100        3,304,119
Lowe's Companies, Inc.                              71,100        3,938,229
The Gap, Inc. *                                    185,800        4,312,418
Wal-Mart Stores, Inc.                              155,100        8,228,055
                                                               ------------
                                                                 19,782,821

SANITARY SERVICES - 0.26%
Waste Management, Inc.                              45,200        1,337,920
                                                               ------------

SEMICONDUCTORS - 6.52%
Altera Corp. *                                      74,700        1,695,690
Amkor Technology, Inc. *                            35,600          648,276
Analog Devices, Inc.                                74,900        3,419,185
Applied Materials, Inc. *                           93,200        2,092,340
Intel Corp.                                        358,000       11,527,600
KLA-Tencor Corp. *                                  23,200        1,361,144
Marvell Technology Group, Ltd. *                    47,100        1,786,503
Micrel, Inc. * (a)                                  83,800        1,305,604
Texas Instruments, Inc.                            282,000        8,285,160
Tokyo Electron, Ltd. *                              23,600        1,793,102
                                                               ------------
                                                                 33,914,604

SOFTWARE - 4.48%
Adobe Systems, Inc.                                 27,400        1,076,820
Ascential Software Corp. *                          51,500        1,335,395
Microsoft Corp.                                    631,300       17,386,002
Oracle Corp. *                                     264,900        3,496,680
                                                               ------------
                                                                 23,294,897

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 1.58%
CIENA Corp. *                                      326,000        2,164,640
Motorola, Inc. *                                   201,600        2,836,512
SBC Communications, Inc.                            86,500        2,255,055
UTStarcom, Inc. * (a)                               25,500          945,285
                                                               ------------
                                                                  8,201,492

TELEPHONE - 1.08%
Verizon Communications, Inc. *                     160,200        5,619,816
                                                               ------------

TOBACCO - 0.76%
Altria Group, Inc.                                  72,430        3,941,642
                                                               ------------

TRUCKING & FREIGHT - 0.40%
Fedex Corp.                                         31,000        2,092,500
                                                               ------------

TOTAL COMMON STOCK
(Cost: $424,700,177)                                           $488,580,850
                                                               ------------

                                                  PRINCIPAL
                                                    AMOUNT            VALUE
                                                    ------            -----
SHORT TERM INVESTMENTS - 3.86%
State Street Navigator Securities
  Lending Prime Portfolio, 1.06% (b)             $ 20,069,219     $ 20,069,219
                                                                  ------------

REPURCHASE AGREEMENTS - 2.24%
Repurchase Agreement with State Street Corp.,
  dated 12/31/2003 at 0.50%, to be
  repurchased at $11,646,324 on 01/02/2004,
  collateralized by $11,750,000 U.S.
  Treasury Notes, 2.125% due 10/31/2004
  (valued at $11,882,188, including
  interest).                                     $ 11,646,000     $ 11,646,000
                                                                  ------------

TOTAL INVESTMENTS (LARGE CAP GROWTH
TRUST) (Cost: $456,415,396)                                       $520,296,069
                                                                  ============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

QUANTITATIVE EQUITY TRUST

                                                   SHARES       VALUE
                                                   ------       -----
COMMON STOCK - 92.81%
AEROSPACE - 4.02%
Lockheed Martin Corp.                              84,100     $ 4,322,740
Raytheon Company *                                 61,800       1,856,472
United Technologies Corp.                          57,700       5,468,229
                                                              -----------
                                                               11,647,441

AUTOMOBILES - 1.15%
General Motors Corp. (a)                           62,700       3,348,180
                                                              -----------

BANKING - 7.34%
Bank of America Corp.                              86,900       6,989,367
Bank One Corp.                                     93,600       4,267,224
Doral Financial Corp.                              77,000       2,485,560
National City Corp.                                67,500       2,290,950
Wells Fargo & Company                              88,800       5,229,432
                                                              -----------
                                                               21,262,533

BIOTECHNOLOGY - 1.73%
Amgen, Inc. *                                      81,200       5,018,160
                                                              -----------

BROADCASTING - 1.03%
Fox Entertainment Group, Inc., Class A * (a)      102,300       2,982,045
                                                              -----------

BUILDING MATERIALS & CONSTRUCTION - 0.82%
RPM International, Inc.                           144,000       2,370,240
                                                              -----------

BUSINESS SERVICES - 1.77%
Cadence Design Systems, Inc. *                     75,100       1,350,298
Cendant Corp. *                                    68,700       1,529,949
First Data Corp. * (a)                             54,800       2,251,732
                                                              -----------
                                                                5,131,979

CELLULAR COMMUNICATIONS - 0.92%
Vodafone Group PLC, ADR                           106,900       2,676,776
                                                              -----------

COMPUTERS & BUSINESS EQUIPMENT - 1.50%
Hewlett-Packard Company *                         189,600       4,355,112
                                                              -----------

COSMETICS & TOILETRIES - 3.33%
Avon Products, Inc.                                49,000       3,307,010
The Procter & Gamble Company                       63,600       6,352,368
                                                              -----------
                                                                9,659,378

CRUDE PETROLEUM & NATURAL GAS - 1.17%
Anadarko Petroleum Corp. (a)                       66,600       3,397,266
                                                              -----------

ELECTRICAL EQUIPMENT - 1.52%
General Electric Company                          142,400       4,411,552
                                                              -----------

ELECTRIC UTILITIES - 2.60%
Dominion Resources, Inc.                           59,300       3,785,119
Entergy Corp.                                      65,700       3,753,441
                                                              -----------
                                                                7,538,560

FINANCIAL SERVICES - 6.83%
American Express Company,                          56,500       2,724,995
Bear Stearns Companies, Inc. (a)                   34,400       2,750,280
Citigroup, Inc.                                   175,900       8,538,186
Federal National Mortgage Association              76,900       5,772,114
                                                              -----------
                                                               19,785,575

FOOD & BEVERAGES - 2.44%
General Mills, Inc. *                              75,500       3,420,150
Kellogg Company                                    78,700       2,996,896
PepsiCo, Inc.                                      13,900         648,018
                                                              -----------
                                                                7,065,064

HEALTHCARE PRODUCTS - 2.80%
Guidant Corp.                                      49,200       2,961,840
Johnson & Johnson                                  37,000       1,911,420
Stryker Corp.                                      38,200       3,247,382
                                                              -----------
                                                                8,120,642

HEALTHCARE SERVICES - 1.26%
McKesson Corp. *                                  113,300       3,643,728
                                                              -----------
HOMEBUILDERS - 0.49%
KB HOME (a)                                        19,600       1,421,392
                                                              -----------
HOTELS & RESTAURANTS - 1.89%
Marriott International, Inc., Class A              74,200       3,428,040
McDonald's Corp.                                   82,500       2,048,475
                                                              -----------
                                                                5,476,515

HOUSEHOLD PRODUCTS - 0.65%
Newell Rubbermaid, Inc.                            83,300       1,896,741
                                                              -----------

INSURANCE - 6.61%
Aetna, Inc.                                        40,700       2,750,506
AFLAC, Inc.                                        75,100       2,717,118
CIGNA Corp. *                                      61,600       3,542,000
RenaissanceRe Holdings, Ltd.                       99,200       4,865,760
W.R. Berkley Corp.                                151,200       5,284,440
                                                              -----------
                                                               19,159,824

INTERNATIONAL OIL - 1.69%
ConocoPhillips                                     74,800       4,904,636
                                                              -----------

INTERNET SOFTWARE - 2.77%
Cisco Systems, Inc. *                             263,300       6,395,557
Symantec Corp. *                                   47,300       1,638,945
                                                              -----------
                                                                8,034,502

LEISURE TIME - 1.19%
The Walt Disney Company *                         147,700       3,445,841
                                                              -----------

MANUFACTURING - 1.70%
Tyco International, Ltd. *                        186,200       4,934,300
                                                              -----------

PAPER - 1.12%
Georgia-Pacific Corp.                             105,500       3,235,685
                                                              -----------

PETROLEUM SERVICES - 4.12%
Baker Hughes, Inc.                                 92,600       2,978,016
Exxon Mobil Corp.                                  53,400       2,189,400
Halliburton Company                               114,500       2,977,000
Valero Energy Corp.                                81,900       3,795,246
                                                              -----------
                                                               11,939,662

PHARMACEUTICALS - 6.42%
Abbott Laboratories                                96,000       4,473,600
Pfizer, Inc.                                      244,200       8,627,586
Wyeth                                             129,900       5,514,255
                                                              -----------
                                                               18,615,441

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                         SHARES        VALUE
                                         ------        -----
PUBLISHING - 1.20%
McGraw-Hill Companies, Inc.              49,700     $  3,475,024
                                                    ------------

RETAIL TRADE - 7.46%
Bed Bath & Beyond, Inc. *               145,700        6,316,095
Costco Wholesale Corp. *                101,000        3,755,180
CVS Corp.                                61,400        2,217,768
Home Depot, Inc.                        126,600        4,493,034
The Gap, Inc. * (a)                     116,900        2,713,249
Wal-Mart Stores, Inc.                    40,000        2,122,000
                                                    ------------
                                                      21,617,326

SEMICONDUCTORS - 5.45%
Altera Corp. *                          104,400        2,369,880
Applied Micro Circuits Corp. *          369,000        2,206,620
Intel Corp.                              68,100        2,192,820
Linear Technology Corp.                  96,600        4,063,962
Microchip Technology, Inc.               40,400        1,347,744
QLogic Corp. *                           37,400        1,929,840
Xilinx, Inc. *                           43,400        1,681,316
                                                    ------------
                                                      15,792,182

SOFTWARE - 4.24%
BEA Systems, Inc. * (a)                 117,400        1,444,020
Microsoft Corp.                         393,400       10,834,236
                                                    ------------
                                                      12,278,256

TELEPHONE - 0.91%
ALLTEL Corp.                             56,500        2,631,770
                                                    ------------

TOBACCO - 1.54%
Altria Group, Inc.                       82,300        4,478,766
                                                    ------------

TRUCKING & FREIGHT - 1.13%
CNF, Inc.                                96,500        3,271,350
                                                    ------------

TOTAL COMMON STOCK
(Cost: $243,798,394)                                $269,023,444
                                                    ------------

                                            PRINCIPAL
                                              AMOUNT           VALUE
                                              ------           -----
SHORT TERM INVESTMENTS - 5.99%
State Street Navigator
  Securities Lending Prime
  Portfolio, 1.06% (b)                     $ 14,673,806     $ 14,673,806
Federal National Mortgage
  Association Discount Notes,
  1.06% due 02/18/2004                        2,700,000        2,696,184
                                                            ------------
                                                            $ 17,369,990

REPURCHASE AGREEMENTS - 1.20%
Repurchase Agreement with
  State Street Corp., dated
  12/31/2003 at 0.70%, to be
  repurchased at $3,465,135
  on 01/02/2004,
  collateralized by
  $2,475,000 U.S. Treasury
  Bonds, 8.50% due 02/15/2020
  (valued at $3,534,609,
  including interest)                      $  3,465,000     $  3,465,000
                                                            ------------

TOTAL INVESTMENTS (QUANTITATIVE EQUITY
TRUST) (Cost: $264,633,384)                                 $289,858,434
                                                            ============

BLUE CHIP GROWTH TRUST

                                                      SHARES          VALUE
                                                      ------          -----
COMMON STOCK - 92.96%
ADVERTISING - 0.59%
Omnicom Group, Inc. *                                  108,300     $ 9,457,839
                                                                   -----------

AEROSPACE - 0.63%
General Dynamics Corp.                                  56,700       5,125,113
Honeywell International, Inc.                           20,900         698,687
Lockheed Martin Corp.                                   83,100       4,271,340
                                                                   -----------
                                                                    10,095,140

ALUMINUM - 0.42%
Alcoa, Inc.                                            177,000       6,726,000
                                                                   -----------

BANKING - 3.92%
Bank of America Corp.                                  189,500      15,241,485
Bank of New York Company, Inc. *                       208,900       6,918,768
Northern Trust Corp.                                   233,400      10,834,428
US Bancorp                                             498,400      14,842,352
Wells Fargo & Company                                  249,400      14,687,166
                                                                   -----------
                                                                    62,524,199

BIOTECHNOLOGY - 1.77%
Amgen, Inc. *                                          325,400      20,109,720
Genentech, Inc. *                                       64,400       6,025,908
MedImmune, Inc. *                                       83,300       2,115,820
                                                                   -----------
                                                                    28,251,448

BROADCASTING - 3.72%
Clear Channel Communications, Inc.                     458,100      21,452,823
Univision Communications, Inc., Class  A * (a)         323,200      12,827,808
Viacom, Inc., Class B                                  565,884      25,113,932
                                                                   -----------
                                                                    59,394,563

BUSINESS SERVICES - 4.57%
Accenture, Ltd., Class A *                             306,300       8,061,816
Affiliated Computer Services, Inc.,
  Class A *,                                           207,700      11,311,342
ARAMARK Corp., Class B                                  10,400         285,168
Cendant Corp. *                                        317,800       7,077,406
Charles Schwab Corp.                                   543,400       6,433,856
ChoicePoint, Inc. *                                     72,400       2,757,716
First Data Corp. * (a)                                 520,100      21,370,909
Fiserv, Inc. *                                         226,300       8,941,113
Paychex, Inc.                                           83,500       3,106,200
SunGuard Data Systems, Inc. *                          126,100       3,494,231
                                                                   -----------
                                                                    72,839,757

CABLE AND TELEVISION - 2.56%
Comcast Corp.-Special Class A *                        537,900      16,825,512
EchoStar Communications Corp., Class A *               339,400      11,539,600
Time Warner, Inc. *                                    696,200      12,524,638
                                                                   -----------
                                                                    40,889,750

CELLULAR COMMUNICATIONS - 3.26%
Nextel Communications, Inc., Class A *                 768,700      21,569,722
Vodafone Group PLC, ADR (a)                          1,214,750      30,417,340
                                                                   -----------
                                                                    51,987,062

COLLEGES & UNIVERSITIES - 1.06%
Apollo Group, Inc., Class A *                          248,100      16,870,800
                                                                   -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                   SHARES          VALUE
                                                   ------          -----
COMPUTERS & BUSINESS EQUIPMENT - 1.93%
Dell, Inc. *                                        603,600     $ 20,498,256
EMC Corp. *                                          20,900          270,028
International Business Machines Corp.                20,800        1,927,744
Lexmark International, Inc. *                        95,800        7,533,712
Research In Motion, Ltd.*                             8,400          561,372
                                                                ------------
                                                                  30,791,112

COSMETICS & TOILETRIES - 0.71%
Estee Lauder Companies, Inc., Class A                84,000        3,297,840
The Gillette Company *                              103,900        3,816,247
The Procter & Gamble Company                         41,600        4,155,008
                                                                ------------
                                                                  11,269,095

ELECTRICAL EQUIPMENT - 1.64%
General Electric Company                            845,100       26,181,198
                                                                ------------

ELECTRONICS - 0.09%
Synopsys, Inc. *                                     41,500        1,401,040
                                                                ------------

FINANCIAL SERVICES - 13.03%
American Express Company                            226,600       10,928,918
Citigroup, Inc.                                   1,221,296       59,281,708
Federal Home Loan Mortgage Corp.                     62,300        3,633,336
Federal National Mortgage Association               270,400       20,296,224
Franklin Resources, Inc.                            179,000        9,318,740
Legg Mason, Inc. (a)                                 90,500        6,984,790
Mellon Financial Corp.                              479,300       15,390,323
Merrill Lynch & Company, Inc.                       323,100       18,949,815
Morgan Stanley                                      264,800       15,323,976
SLM Corp.                                           320,000       12,057,600
State Street Corp. (b)                              417,100       21,722,568
The Goldman Sachs Group, Inc.                       140,500       13,871,565
                                                                ------------
                                                                 207,759,563

FOOD & BEVERAGES - 2.19%
General Mills, Inc. *                                20,800          942,240
PepsiCo, Inc.                                       239,270       11,154,768
Starbucks Corp. *                                   211,100        6,978,966
The Coca-Cola Company                               311,400       15,803,550
                                                                ------------
                                                                  34,879,524

HEALTHCARE PRODUCTS - 2.71%
Boston Scientific Corp. *                           229,600        8,440,096
Guidant Corp.                                        27,000        1,625,400
Johnson & Johnson                                   312,100       16,123,086
Medtronic, Inc.                                     258,300       12,555,963
Stryker Corp.                                        51,700        4,395,017
                                                                ------------
                                                                  43,139,562

HEALTHCARE SERVICES - 4.30%
Medco Health Solutions, Inc. *                       83,200        2,827,968
UnitedHealth Group, Inc.                            804,100       46,782,538
Wellpoint Health Networks, Inc., Class A *          195,600       18,971,244
                                                                ------------
                                                                  68,581,750

HOTELS & RESTAURANTS - 0.53%
McDonald's Corp.                                    226,600        5,626,478
MGM Mirage *                                         73,000        2,745,530
                                                                ------------
                                                                   8,372,008

INDUSTRIAL MACHINERY - 0.35%
Deere & Company *                                    86,700        5,639,835
                                                                ------------

INSURANCE - 4.35%
Ambac Financial Group, Inc.                          10,400          721,656
American International Group, Inc.                  488,627       32,386,198
Anthem, Inc. * (a)                                   21,200        1,590,000
Hartford Financial Services Group, Inc.             201,500       11,894,545
Marsh & McLennan Companies, Inc.                    270,400       12,949,456
Travelers Property Casualty Corp., Class A          587,857        9,864,240
                                                                ------------
                                                                  69,406,095

INTERNET CONTENT - 0.64%
Yahoo!, Inc. *                                      227,100       10,258,107
                                                                ------------

INTERNET RETAIL - 1.24%
eBay, Inc. *                                        133,000        8,590,470
InterActiveCorp *                                   328,100       11,132,433
                                                                ------------
                                                                  19,722,903

INTERNET SOFTWARE - 2.48%
Cisco Systems, Inc. *                             1,383,600       33,607,644
Symantec Corp. * (a)                                170,900        5,921,685
                                                                ------------
                                                                  39,529,329

LEISURE TIME - 2.01%
Carnival Corp.                                      309,300       12,288,489
International Game Technology                       419,200       14,965,440
The Walt Disney Company *                           208,300        4,859,639
                                                                ------------
                                                                  32,113,568

MANUFACTURING - 3.42%
3M Company                                           46,000        3,911,380
Danaher Corp. * (a)                                 287,800       26,405,650
Illinois Tool Works, Inc.                            23,300        1,955,103
Tyco International, Ltd. *                          841,296       22,294,344
                                                                ------------
                                                                  54,566,477

MINING - 0.13%
BHP Billiton, Ltd. *                                225,800        2,072,497
                                                                ------------

NEWSPAPERS - 0.71%
E.W. Scripps Company, Class A                       112,600       10,600,164
Washington Post Company, Class B                        833          659,236
                                                                ------------
                                                                  11,259,400

PETROLEUM SERVICES - 2.63%
Baker Hughes, Inc.                                  380,200       12,227,232
BJ Services Company *                               164,000        5,887,600
Schlumberger, Ltd. *                                271,200       14,840,064
Smith International, Inc. *                         214,600        8,910,192
                                                                ------------
                                                                  41,865,088

PHARMACEUTICALS - 7.17%
Abbott Laboratories                                 240,200       11,193,320
Cardinal Health, Inc.                                62,300        3,810,268
Eli Lilly & Company                                 126,900        8,924,877
Forest Laboratories, Inc. *                         245,700       15,184,260
Gilead Sciences, Inc. *                             164,500        9,564,030
Pfizer, Inc.                                      1,563,391       55,234,604
Teva Pharmaceutical Industries, Ltd., ADR            27,000        1,531,170
Wyeth                                               207,700        8,816,865
                                                                ------------
                                                                 114,259,394

RETAIL GROCERY - 0.58%
Sysco Corp.                                         246,800        9,188,364
                                                                ------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                       SHARES           VALUE
                                                     -----------    --------------
RETAIL TRADE - 4.47%
Best Buy Company, Inc.                                   182,900    $    9,554,696
Family Dollar Stores, Inc.                                10,400           373,152
Home Depot, Inc.                                         646,200        22,933,638
Target Corp.                                             459,400        17,640,960
The TJX Companies, Inc.                                   20,800           458,640
Wal-Mart Stores, Inc.                                    339,100        17,989,255
Walgreen Company                                          62,400         2,270,112
                                                                    --------------
                                                                        71,220,453
SANITARY SERVICES - 0.13%
Waste Management, Inc.                                    71,600         2,119,360
                                                                    --------------

SEMICONDUCTORS - 5.49%
Analog Devices, Inc.                                     325,800        14,872,770
Applied Materials, Inc. *                                457,900        10,279,855
ASML Holding NV * (a)                                    143,200         2,871,160
Intel Corp.                                              508,800        16,383,360
Maxim Integrated Products, Inc.                          379,100        18,879,180
Microchip Technology, Inc.                               127,800         4,263,408
QLogic Corp. * (a)                                        83,500         4,308,600
Texas Instruments, Inc.                                  308,000         9,049,040
Xilinx, Inc. *                                           170,700         6,612,918
                                                                    --------------
                                                                        87,520,291

SOFTWARE - 4.64%
Adobe Systems, Inc. (a)                                  176,800         6,948,240
Intuit, Inc. *                                           271,000        14,338,610
Microsoft Corp.                                        1,656,900        45,631,026
Oracle Corp. *                                            20,800           274,560
Siebel Systems, Inc. *                                   287,200         3,983,464
VERITAS Software Corp. *                                  77,025         2,862,249
                                                                    --------------
                                                                        74,038,149

STEEL - 0.12%
Nucor Corp. (a)                                           33,300         1,864,800
                                                                    --------------

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.64%
Nokia Oyj, ADR                                           335,200         5,698,400
NTL, Inc. *                                               10,400           725,400
QUALCOMM, Inc.                                            70,600         3,807,458
                                                                    --------------
                                                                        10,231,258

TOBACCO - 0.55%
Altria Group, Inc.                                       159,900         8,701,758
                                                                    --------------

TRANSPORTATION - 0.96%
Harley-Davidson, Inc.                                    321,500        15,280,894
                                                                    --------------

TRUCKING & FREIGHT - 0.62%
United Parcel Service, Inc.,  Class B                    133,100         9,922,605
                                                                    --------------

TOTAL COMMON STOCK
(Cost: $1,324,933,359)                                              $1,482,192,035
                                                                    --------------

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                    ------------    --------------
SHORT TERM INVESTMENTS - 7.00%
State Street Navigator Securities
  Lending Prime Portfolio, 1.06% (b)                $100,351,928    $  100,351,928
T. Rowe Price Reserve Investment
  Fund (c)                                            11,308,760        11,308,760
                                                                    --------------
                                                                    $  111,660,688

REPURCHASE AGREEMENTS - 0.04%
Repurchase Agreement with State
  Street Corp., dated 12/31/2003
  at 0.40%, to be repurchased at
  $679,015 on 01/02/2004,
  collateralized by $475,000
  U.S. Treasury Bonds, 9.250%
  due 02/15/2016 (valued at
  $697,656, including interest).                    $    679,000    $      679,000
                                                                    --------------

TOTAL INVESTMENTS (BLUE CHIP GROWTH
TRUST)  (Cost: $1,437,273,047)                                      $1,594,531,723
                                                                    ==============

U.S. LARGE CAP TRUST

                                                        SHARES         VALUE
                                                      ----------    --------------
COMMON STOCK - 86.18%
ADVERTISING - 0.49%
Monster Worldwide, Inc. * (a)                             78,900    $    1,732,644
The Interpublic Group of
  Companies, Inc.                                         85,000         1,326,000
                                                                    --------------
                                                                         3,058,644

AEROSPACE - 1.75%
Northrop Grumman Corp.                                    32,591         3,115,700
United Technologies Corp.                                 82,300         7,799,571
                                                                    --------------
                                                                        10,915,271

AUTO SERVICES - 0.37%
AutoNation, Inc. *                                       125,000         2,296,250
                                                                    --------------

BANKING - 2.41%
Bank One Corp.                                           191,600         8,735,044
FleetBoston Financial Corp. *                             25,900         1,130,535
Golden West Financial Corp. (a)                            7,900           815,201
Wells Fargo & Company                                     74,100         4,363,749
                                                                    --------------
                                                                        15,044,529

BIOTECHNOLOGY - 2.25%
Amgen, Inc. *                                            117,400         7,255,320
Applera Corp.-Applied Biosystems                         276,800         5,732,528
Group *
Biogen Idec, Inc. *                                       28,700         1,055,586
                                                                    --------------
                                                                        14,043,434

BROADCASTING - 0.74%
Entercom Communications Corp. *                            7,700           407,792
Hughes Electronics Corp. *                               120,436         1,993,216
Radio One, Inc., Class D * (a)                            20,700           399,510
Viacom, Inc., Class B                                     41,500         1,841,770
                                                                    --------------
                                                                         4,642,288

BUILDING MATERIALS & CONSTRUCTION - 0.99%
American Standard Companies, Inc. *                       61,300         6,172,910
                                                                    --------------

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES           VALUE
                                                    -----------    ---------------
BUSINESS SERVICES - 2.60%
Affiliated Computer Services, Inc., Class A *,           39,000    $     2,123,940
Automatic Data Processing, Inc.                         145,400          5,759,294
Cadence Design Systems, Inc. *                          107,300          1,929,254

Fluor Corp. * (a)                                       128,800          5,105,632
Robert Half International, Inc. *                        57,400          1,339,716
                                                                   ---------------
                                                                        16,257,836

CABLE AND TELEVISION - 2.61%
Cablevision Systems New York Group,
  Class A * (a)                                         175,947          4,115,400
Comcast Corp., Class A *                                 35,000          1,150,450
Cox Communications, Inc., Class A *                     122,500          4,220,125
Time Warner, Inc. *                                     378,200          6,803,818
                                                                   ---------------
                                                                        16,289,793

CELLULAR COMMUNICATIONS - 0.88%
Sprint Corp. (PCS Group) *                              974,900          5,478,938
                                                                   ---------------

CHEMICALS - 1.45%
Air Products & Chemicals, Inc.,                         106,100          5,605,263
E.I. Du Pont De Nemours & Company                        75,000          3,441,750
                                                                   ---------------
                                                                         9,047,013

COMPUTERS & BUSINESS EQUIPMENT - 1.38%
International Business Machines Corp.                    35,000          3,243,800
Lexmark International, Inc. *                            21,900          1,722,216
Seagate Technology, Inc.                                 58,200          1,099,980
Sun Microsystems, Inc. *                                574,900          2,581,301
                                                                   ---------------
                                                                         8,647,297

COSMETICS & TOILETRIES - 0.91%
Estee Lauder Companies, Inc., Class A                    63,000          2,473,380
Kimberly-Clark Corp.                                     14,000            827,260
The Procter & Gamble Company                             23,900          2,387,132
                                                                   ---------------
                                                                         5,687,772

CRUDE PETROLEUM & NATURAL GAS - 0.11%
Devon Energy Corp.                                       12,500            715,750
                                                                   ---------------

DOMESTIC OIL - 1.25%
Unocal Corp. *                                          212,100          7,811,643
                                                                   ---------------

ELECTRICAL EQUIPMENT - 1.99%
Emerson Electric Company                                 66,300          4,292,925
General Electric Company                                262,700          8,138,446
                                                                   ---------------
                                                                        12,431,371

ELECTRIC UTILITIES - 1.77%
Duke Energy Corp. *                                     172,900          3,535,805
Pinnacle West Capital Corp.                              27,100          1,084,542
The AES Corp. *                                         679,300          6,412,592
                                                                   ---------------
                                                                        11,032,939

ELECTRONICS - 1.19%
Agilent Technologies, Inc. *                            202,804          5,929,989
Avnet, Inc. *                                            69,800          1,511,868
                                                                   ---------------
                                                                         7,441,857

FINANCIAL SERVICES - 7.45%
Americredit Corp. * (a)                                  92,300          1,470,339
Federal Home Loan Mortgage Corp.                         58,900          3,435,048
Federal National Mortgage Association                    78,400          5,884,704
IndyMac Bancorp, Inc.                                   102,000          3,038,580
J.P. Morgan Chase & Company *                            78,900          2,897,997
SLM Corp.                                               337,000         12,698,160
State Street Corp. (b)                                   72,900          3,796,632
The Goldman Sachs Group, Inc.                            11,100          1,095,903
Washington Mutual, Inc.                                 304,800         12,228,576
                                                                   ---------------
                                                                        46,545,939

FOOD & BEVERAGES - 3.38%
Anheuser-Busch Companies, Inc.                           82,200          4,330,296
Campbell Soup Company *                                 166,100          4,451,480
H.J. Heinz Company                                       38,500          1,402,555
Kraft Foods, Inc., Class A (a)                           66,100          2,129,742
PepsiCo, Inc.                                            72,300          3,370,626
The Pepsi Bottling Group, Inc. *                         64,000          1,547,520
Unilever NV                                              60,000          3,894,000
                                                                   ---------------
                                                                        21,126,219

GAS & PIPELINE UTILITIES - 1.26%
Kinder Morgan Management LLC *                          108,489          4,660,687
NiSource, Inc.                                           87,100          1,910,974
Williams Companies, Inc.                                133,500          1,310,970
                                                                   ---------------
                                                                         7,882,631

HEALTHCARE PRODUCTS - 0.93%
Becton Dickinson & Company                               47,800          1,966,492
Guidant Corp.                                            42,949          2,585,530
Medtronic, Inc.                                          26,400          1,283,304
                                                                   ---------------
                                                                         5,835,326

HEALTHCARE SERVICES - 1.00%
Lincare Holdings, Inc. *                                168,200          5,051,046
Pacificare Health Systems, Inc. * (a)                    18,100          1,223,560
                                                                   ---------------
                                                                         6,274,606

HOLDINGS COMPANIES/CONGLOMERATES - 1.27%
Berkshire Hathaway, Inc., Class A *                          94          7,919,500
                                                                   ---------------

HOTELS & RESTAURANTS - 0.17%
Starwood Hotels & Resorts
  Worldwide, Inc. *                                      30,400          1,093,488
                                                                   ---------------

INDUSTRIAL MACHINERY - 0.57%
Ingersoll-Rand Company, Class A                          52,400          3,556,912
                                                                   ---------------

INSURANCE - 2.45%
American International Group, Inc.                       35,987          2,385,218
Chubb Corp.                                              34,700          2,363,070
Hartford Financial Services Group, Inc.                  42,900          2,532,387
The PMI Group, Inc. (a)                                  96,700          3,600,141
XL Capital, Ltd., Class A                                56,800          4,404,840
                                                                   ---------------
                                                                        15,285,656

INTERNATIONAL OIL - 1.59%
Royal Dutch Petroleum Company                           122,300          6,407,297
Weatherford International, Ltd. *                        97,500          3,510,000
                                                                   ---------------
                                                                         9,917,297

INTERNET CONTENT - 0.27%
The Thomson Corp.                                        46,100          1,671,125
                                                                   ---------------

INTERNET RETAIL - 1.59%
eBay, Inc. *                                             78,000          5,038,020
InterActiveCorp * (a)                                   145,200          4,926,636
                                                                   ---------------
                                                                         9,964,656

INTERNET SOFTWARE - 2.24%
Checkfree Corp. * (a)                                   101,400          2,803,710
Cisco Systems, Inc. *                                   363,500          8,829,415
VeriSign, Inc. *                                        143,600          2,340,680
                                                                   ---------------
                                                                        13,973,805

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        SHARE                VALUE
                                                                        -----                -----
LEISURE TIME - 0.99%
Carnival Corp.                                                          77,400            $  3,075,102
The Walt Disney Company *                                               84,900               1,980,717
Vivendi Universal, ADR (a)                                              46,900               1,138,732
                                                                                          ------------
                                                                                             6,194,551

MANUFACTURING - 0.67%
Illinois Tool Works, Inc.                                               27,000               2,265,570
Siemens AG, ADR * (a)                                                   24,000               1,918,560
                                                                                          ------------
                                                                                             4,184,130

MEDICAL-HOSPITALS - 0.26%
Triad Hospitals, Inc. *                                                 48,000               1,596,960
                                                                                          ------------

MINING - 0.24%
Newmont Mining Corp.                                                    31,000               1,506,910
                                                                                          ------------

NEWSPAPERS - 0.22%
Knight-Ridder, Inc.                                                     17,600               1,361,712
                                                                                          ------------

PAPER - 0.25%
Boise Cascade Corp. * (a)                                               11,500                 377,890
International Paper Company                                             27,000               1,163,970
                                                                                          ------------
                                                                                             1,541,860

PETROLEUM SERVICES - 4.06%
Baker Hughes, Inc.                                                      86,900               2,794,704
BJ Services Company *                                                   67,300               2,416,070
ChevronTexaco Corp.                                                     20,100               1,736,439
Exxon Mobil Corp.                                                      211,900               8,687,900
Schlumberger, Ltd. *                                                   147,100               8,049,312
Transocean, Inc. * (a)                                                  70,900               1,702,309
                                                                                          ------------
                                                                                            25,386,734

PHARMACEUTICALS - 11.96%
Allergan, Inc.                                                         183,900              14,125,359
AstraZeneca PLC, ADR (a)                                               557,600              26,976,688
Eli Lilly & Company                                                     81,200               5,710,796
Forest Laboratories, Inc. *                                            333,300              20,597,940
Pfizer, Inc.                                                           207,100               7,316,843
                                                                                          ------------
                                                                                            74,727,626

RETAIL TRADE - 3.11%
Costco Wholesale Corp. *                                               134,500               5,000,710
Lowe's Companies, Inc.                                                 166,700               9,233,513
RadioShack Corp. (a)                                                    69,500               2,132,260
Williams-Sonoma, Inc. *                                                 88,400               3,073,668
                                                                                          ------------
                                                                                            19,440,151

SEMICONDUCTORS - 6.90%
Altera Corp. *                                                         133,500               3,030,450
Applied Materials, Inc. *                                              459,600              10,318,020
Applied Micro Circuits Corp. *                                         197,300               1,179,854
ASML Holding NV * (a)                                                   87,100               1,746,355
Credence Systems Corp. *                                                72,300                 951,468
Intel Corp.                                                            115,300               3,712,660
KLA-Tencor Corp. *                                                     134,800               7,908,716
Lam Research Corp. *                                                    72,000               2,325,600
Linear Technology Corp.                                                 35,400               1,489,278
Novellus Systems, Inc. *                                                34,200               1,438,110
PMC-Sierra, Inc. * (a)                                                 144,000               2,901,600
Teradyne, Inc. *                                                       168,800               4,295,960
Xilinx, Inc. *                                                          46,400               1,797,536
                                                                                          ------------
                                                                                            43,095,607
SOFTWARE - 2.47%
Microsoft Corp.                                                        277,300               7,636,842
PeopleSoft, Inc. *                                                     207,900               4,740,120
SAP AG, ADR (a)                                                         73,100               3,038,036
                                                                                          ------------
                                                                                            15,414,998

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 1.71%
Polycom, Inc. * (a)                                                     55,900               1,091,168
QUALCOMM, Inc.                                                         177,400               9,567,182
                                                                                          ------------
                                                                                            10,658,350

TELEPHONE - 2.23%
AT&T Corp.                                                             145,740               2,958,522
Sprint Corp. (FON Group)                                               554,000               9,096,680
Verizon Communications, Inc. *                                          53,400               1,873,272
                                                                                          ------------
                                                                                            13,928,474

TOBACCO - 1.04%
Altria Group, Inc.                                                     119,200               6,486,864
                                                                                          ------------

TRAVEL SERVICES - 0.28%
Sabre Holdings Corp. (a)                                                82,500               1,781,175
                                                                                          ------------

TRUCKING & FREIGHT - 0.48%
Navistar International Corp. *                                          63,100               3,021,859
                                                                                          ------------

TOTAL COMMON STOCK
(Cost: $445,409,947)                                                                      $538,390,656
                                                                                          ------------

PREFERRED STOCK - 0.27%
BROADCASTING - 0.06%
The News Corp., Ltd., ADR                                               13,470                 407,468
                                                                                           ------------


MINING - 0.21%
Phelps Dodge Corp. * (a)                                                 7,700               1,302,840
                                                                                          ------------


TOTAL PREFERRED STOCK
(Cost: $1,115,303)                                                                        $  1,710,308
                                                                                          ------------

                                                                    PRINCIPAL
                                                                      AMOUNT                  VALUE
                                                                      ------                  -----
CONVERTIBLE BONDS - 0.42%
INTERNET RETAIL - 0.42%
Amazon.com, Inc.,
   4.75% due 02/01/2009                                            $ 2,628,000             $ 2,657,565
                                                                                           -----------

TOTAL CONVERTIBLE BONDS
(Cost: $1,868,339)                                                                         $ 2,657,565
                                                                                           -----------

SHORT TERM INVESTMENTS - 10.59%
State Street Navigator Securities Lending Prime
   Portfolio, 1.06% (b)                                            $66,142,244             $66,142,244
                                                                                           -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    PRINCIPAL
                                                                      AMOUNT                 VALUE
                                                                      ------                 -----
REPURCHASE AGREEMENTS - 2.54%
Repurchase Agreement with State
   Street Corp., dated 12/31/2003 at
   0.40% to be repurchased at $15,849,352
   on 01/02/2004, collateralized by
   $11,010,000 U.S. Treasury Bonds, 9.25%
   due 02/15/2016 (valued at $16,170,938,
   including interest).                                            $15,849,000            $ 15,849,000
                                                                                          ------------

TOTAL INVESTMENTS (U.S. LARGE CAP
TRUST) (Cost: $530,384,833)                                                               $624,749,773
                                                                                          ============

STRATEGIC VALUE TRUST

                                                                       SHARES                  VALUE
                                                                       ------                  -----
COMMON STOCK - 95.59%
AEROSPACE - 1.61%
Lockheed Martin Corp.                                                   45,940              $2,361,316
                                                                                            ----------

ALUMINUM - 1.96%
Alcoa, Inc.                                                             75,920               2,884,960
                                                                                            ----------

BANKING - 1.06%
FleetBoston Financial Corp. *                                           35,670               1,556,996
                                                                                            ----------

BROADCASTING - 3.63%
Viacom, Inc., Class B                                                  120,080               5,329,150
                                                                                            ----------

CABLE AND TELEVISION - 2.71%
Comcast Corp.-Special Class A *                                        127,240               3,980,067
                                                                                            ----------

CELLULAR COMMUNICATIONS - 5.67%
AT&T Wireless Services, Inc. *                                         683,550               5,461,564
Telephone & Data Systems, Inc.                                          45,790               2,864,165
                                                                                            ----------
                                                                                             8,325,729
CHEMICALS - 1.75%
Air Products & Chemicals, Inc.,                                         27,740               1,465,504
Lyondell Chemical Company (a)                                           64,950               1,100,903
                                                                                            ----------
                                                                                             2,566,407

CONTAINERS & GLASS - 2.45%
Owens-Illinois, Inc. *                                                 192,990               2,294,651
Smurfit-Stone Container Corp.                                           70,050               1,300,829
                                                                                            ----------
                                                                                             3,595,480

COSMETICS & TOILETRIES - 1.94%
Kimberly-Clark Corp.                                                    48,200               2,848,138
                                                                                            ----------

CRUDE PETROLEUM & NATURAL GAS - 2.75%
Devon Energy Corp.                                                      40,470               2,317,312
Occidental Petroleum Corp. *                                            40,700               1,719,168
                                                                                            ----------
                                                                                             4,036,480

ELECTRICAL EQUIPMENT - 1.48%
General Electric Company                                                70,070               2,170,769
                                                                                            ----------

ELECTRIC UTILITIES - 2.01%
FirstEnergy Corp.                                                       15,250                 536,800
TXU Corp. *                                                            102,100               2,421,812
                                                                                            ----------
                                                                                             2,958,612

ENERGY - 1.94%
Calpine Corp. * (a)                                                    591,510               2,845,163
                                                                                            ----------

FINANCIAL SERVICES - 10.78%
Citigroup, Inc.                                                         76,290               3,703,116
Federal Home Loan Mortgage Corp.                                        50,030               2,917,750
J.P. Morgan Chase & Company *                                           44,800               1,645,504
Mellon Financial Corp.                                                 110,330               3,542,696
Merrill Lynch & Company, Inc.                                           51,800               3,038,070
PNC Financial Services Group                                            17,990                 984,593
                                                                                            ----------
                                                                                            15,831,729

GAS & PIPELINE UTILITIES - 1.28%
NiSource, Inc.                                                          85,530               1,876,528
                                                                                            ----------

HEALTHCARE PRODUCTS - 4.16%
Baxter International, Inc. *                                            68,803               2,099,867
Johnson & Johnson                                                       77,530               4,005,200
                                                                                            ----------
                                                                                             6,105,067

HOTELS & RESTAURANTS - 0.49%
Hilton Hotels Corp.                                                     42,180                 722,543
                                                                                            ----------

HOUSEHOLD PRODUCTS - 2.18%
Newell Rubbermaid, Inc.                                                140,820               3,206,471
                                                                                            ----------

INDUSTRIAL MACHINERY - 1.21%
Cooper Cameron Corp. *                                                  38,220               1,781,052
                                                                                            ----------

INSURANCE - 6.31%
Hartford Financial Services Group, Inc.                                 53,290               3,145,709
The Allstate Corp.                                                      82,150               3,534,093
Travelers Property Casualty Corp., Class A                             153,938               2,583,079
                                                                                            ----------
                                                                                             9,262,881
INTERNET SOFTWARE - 0.87%
Networks Associates, Inc. *                                             84,600               1,272,384
                                                                                            ----------

MANUFACTURING - 2.07%
Tyco International, Ltd. *                                             114,930               3,045,645
                                                                                            ----------

MEDICAL-HOSPITALS - 1.12%
Tenet Healthcare Corp. *                                               102,870               1,651,064
                                                                                            ----------

PAPER - 1.48%
Boise Cascade Corp. *                                                   11,250                 369,675
Bowater, Inc. *                                                         38,880               1,800,533
                                                                                            ----------
                                                                                             2,170,208

PETROLEUM SERVICES - 8.10%
BJ Services Company *                                                   56,380               2,024,042
GlobalSantaFe Corp.                                                    166,228               4,127,441
Noble Corp. *                                                          107,950               3,862,451
Schlumberger, Ltd. *                                                    34,470               1,886,199
                                                                                            ----------
                                                                                            11,900,133
PHARMACEUTICALS - 8.54%
Eli Lilly & Company                                                     18,810               1,322,907
Merck & Company, Inc.                                                   73,040               3,374,448
Pfizer, Inc.                                                           109,906               3,882,979
Schering-Plough Corp.                                                  227,629               3,958,469
                                                                                            ----------
                                                                                            12,538,803
RETAIL GROCERY - 2.11%
The Kroger Company *                                                   167,440               3,099,314
                                                                                            ----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
RETAIL TRADE - 4.30%
Home Depot, Inc.                                                        60,280            $  2,139,337
Rite Aid Corp. *                                                        58,740                 354,790
Sears, Roebuck & Company *                                              84,080               3,824,799
                                                                                          ------------
                                                                                             6,318,926
SOFTWARE - 1.98%
Microsoft Corp.                                                        105,410               2,902,991
                                                                                          ------------

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.00%
Winstar Communications, Inc. *                                           2,170                       2
                                                                                          ------------

TELEPHONE - 7.65%
AT&T Corp.                                                             205,490               4,171,447
Verizon Communications, Inc. *                                         201,630               7,073,181
                                                                                          ------------
                                                                                            11,244,628
TOTAL COMMON STOCK
(Cost: $123,004,878)                                                                      $140,389,636
                                                                                          ------------

                                                                    PRINCIPAL
                                                                      AMOUNT                  VALUE
                                                                      ------                  -----
SHORT TERM INVESTMENTS - 4.41%
State Street Navigator Securities Lending Prime
   Portfolio, 1.06% (b)                                             $3,948,925            $  3,948,925
Federal Home Loan Bank Discount Note, 0.75% due
   01/02/2004                                                        2,532,000               2,531,947
                                                                                          ------------
                                                                                          $  6,480,872

TOTAL INVESTMENTS (STRATEGIC VALUE TRUST) (Cost: $129,485,750)                            $146,870,508
                                                                                          ============

LARGE CAP VALUE TRUST

                                                                        SHARES                VALUE
                                                                        ------                -----
COMMON STOCK - 76.14%
ADVERTISING - 0.20%
Getty Images, Inc. *                                                       700               $  35,091
                                                                                             ---------

AEROSPACE - 0.84%
Textron, Inc. *                                                          2,625                 149,782
                                                                                             ---------

AGRICULTURE - 0.92%
Archer-Daniels-Midland Company                                          10,850                 165,137
                                                                                             ---------

AUTO PARTS - 1.22%
Autoliv, Inc. (a)                                                        1,850                  69,653
Lear Corp.                                                               2,425                 148,725
                                                                                             ---------
                                                                                               218,378
AUTO SERVICES - 0.84%
AutoNation, Inc. * (a)                                                   8,150                 149,716
                                                                                              ---------

AUTOMOBILES - 0.31%
Ford Motor Company * (a)                                                 3,500                  56,000
                                                                                             ---------

BANKING - 5.23%
Bank of America Corp.                                                      450                  36,194
City National Corp.                                                      1,650                 102,498
Golden West Financial Corp.                                                550                  56,755
Independence Community Bank Corp. (a)                                    3,900                 140,283
New York Community Bancorp, Inc. (a)                                     4,050                 154,102
Popular, Inc.                                                            3,050                 137,067
Southtrust Corp.                                                         4,950                 162,013
Wachovia Corp.                                                           3,125                 145,594
                                                                                             ---------
                                                                                               934,506

BIOTECHNOLOGY - 0.82%
Invitrogen Corp. *                                                       2,100                 147,000
                                                                                             ---------

BUSINESS SERVICES - 1.66%
Cendant Corp. *                                                          8,750                 194,862
Computer Sciences Corp. *                                                2,300                 101,729
                                                                                             ---------
                                                                                               296,591
CELLULAR COMMUNICATIONS - 0.75%
AT&T Wireless Services, Inc. *                                          16,800                 134,232
                                                                                             ---------

COMPUTERS & BUSINESS EQUIPMENT - 2.45%
GTECH Holdings Corp.                                                     2,650                 131,149
Ingram Micro, Inc., Class A * (a)                                        5,050                  80,295
Storage Technology Corp. *                                               2,775                  71,456
Xerox Corp. * (a)                                                       11,275                 155,595
                                                                                             ---------
                                                                                               438,495
CRUDE PETROLEUM & NATURAL GAS - 0.52%
Sunoco, Inc. (a)                                                         1,825                  93,349
                                                                                             ---------

DOMESTIC OIL - 0.88%
Marathon Oil Corp.                                                       4,775                 158,005
                                                                                             ---------

ELECTRIC UTILITIES - 2.72%
Alliant Corp. (a)                                                        5,900                 146,910
Edison International (a)                                                 7,375                 161,733
Northeast Utilities                                                      7,175                 144,720
WPS Resources Corp.                                                        700                  32,361
                                                                                             ---------
                                                                                               485,724
ELECTRONICS - 1.90%
Arrow Electronics, Inc. * (a)                                            5,925                 137,105
Avnet, Inc. *                                                            6,750                 146,205
Sanmina-SCI Corp. *                                                      4,525                  57,060
                                                                                             ---------
                                                                                               340,370
FINANCIAL SERVICES - 11.95%
Bear Stearns Companies, Inc.                                             1,000                  79,950
Capital One Financial Corp. (a)                                          2,500                 153,225
Citigroup, Inc.                                                         16,550                 803,337
Countrywide Financial Corp.                                              2,250                 170,662
E*TRADE Financial Corp. * (a)                                            6,850                  86,653
J.P. Morgan Chase & Company *                                            9,300                 341,589
Lehman Brothers Holdings, Inc.                                           2,400                 185,328
MBIA, Inc.                                                               2,700                 159,921
MBNA Corp.                                                               6,275                 155,934
                                                                                             ---------
                                                                                             2,136,599

FOOD & BEVERAGES - 1.49%
Constellation Brands, Inc., Class A * (a)                                3,925                 129,250
Tyson Foods, Inc., Class A *                                            10,425                 138,027
                                                                                             ---------
                                                                                               267,277

GAS & PIPELINE UTILITIES - 2.29%
Dynegy, Inc., Class A (a)                                               34,450                 147,446
UGI Corp.                                                                3,750                 127,125
Williams Companies, Inc.                                                13,800                 135,516
                                                                                             ---------
                                                                                               410,087

HEALTHCARE PRODUCTS - 0.84%
Bausch & Lomb, Inc. *                                                    2,900                 150,510
                                                                                             ---------

HEALTHCARE SERVICES - 2.44%
Humana, Inc. * (a)                                                       6,825                 155,951
Omnicare, Inc. (a)                                                       3,375                 136,316
Pacificare Health Systems, Inc. * (a)                                    2,125                 143,650
                                                                                             ---------
                                                                                               435,917

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        SHARES                VALUE
                                                                        ------                -----
HOMEBUILDERS - 5.44%
Centex Corp. * (a)                                                       1,275             $   137,254
D.R. Horton, Inc. (a)                                                    3,300                 142,758
KB HOME (a)                                                              1,925                 139,601
Lennar Corp., Class A (a)                                                1,450                 139,200
M.D.C. Holdings, Inc. (a)                                                1,975                 127,387
Pulte Homes, Inc. *                                                      1,500                 140,430
Ryland Group, Inc.                                                       1,650                 146,256
                                                                                           -----------
                                                                                               972,886
HOTELS & RESTAURANTS - 0.15%
McDonald's Corp.                                                         1,100                  27,313
                                                                                           -----------

HOUSEHOLD PRODUCTS - 0.89%
Fortune Brands, Inc.                                                     2,225                 159,065
                                                                                           -----------

INDUSTRIAL MACHINERY - 0.75%
Cummins, Inc. (a)                                                        2,750                 134,585
                                                                                           -----------

INDUSTRIALS - 0.87%
Rockwell Automation, Inc                                                 4,375                 155,750
                                                                                           -----------

INSURANCE - 2.68%
Anthem, Inc. * (a)                                                       1,675                 125,625
Chubb Corp.                                                                375                  25,537
Hartford Financial Services Group, Inc.                                  2,800                 165,284
Lincoln National Corp.                                                   3,675                 148,360
W.R. Berkley Corp.                                                         437                  15,273
                                                                                           -----------
                                                                                               480,079
INTERNATIONAL OIL - 0.99%
ConocoPhillips                                                           2,700                 177,039
                                                                                           -----------

INTERNET SOFTWARE - 1.36%
Checkfree Corp. * (a)                                                    4,675                 129,264
Juniper Networks, Inc. * (a)                                             6,050                 113,014
                                                                                           -----------
                                                                                               242,278
LEISURE TIME - 0.56%
Blockbuster, Inc., Class A (a)                                           5,525                  99,174
                                                                                           -----------

LIFE SCIENCES - 0.69%
PerkinElmer, Inc. * (a)                                                  7,275                 124,184
                                                                                           -----------

MEDICAL-HOSPITALS - 0.73%
Davita, Inc. *                                                           3,325                 129,675
                                                                                           -----------

PAPER - 0.88%
Georgia-Pacific Corp.                                                    5,125                 157,184
                                                                                           -----------

PETROLEUM SERVICES - 2.46%
Exxon Mobil Corp.                                                       10,725                 439,725
                                                                                           -----------

RETAIL GROCERY - 0.16%
SUPERVALU, Inc.                                                            975                  27,875
                                                                                           -----------

RETAIL TRADE - 7.13%
Barnes & Noble, Inc. * (a)                                               4,300                 141,255
Claire's Stores, Inc.                                                    2,200                  41,448
CVS Corp.                                                                4,650                 167,958
Federated Department Stores, Inc. (a)                                    3,225                 151,994
Foot Locker, Inc. (a)                                                    6,675                 156,529
May Department Stores Company                                            5,325                 154,798
Nordstrom, Inc. (a)                                                      4,125                 141,488
Rite Aid Corp. *                                                        21,775                 131,521
Saks, Inc. *                                                             1,450                  21,808
Sears, Roebuck & Company *                                               3,650                 166,038
                                                                                           -----------
                                                                                             1,274,837

SEMICONDUCTORS - 3.44%
Amkor Technology, Inc. * (a)                                             6,275                 114,268
Cypress Semiconductor Corp. * (a)                                        6,850                 146,316
Emulex Corp. * (a)                                                       4,500                 120,060
Fairchild Semiconductor International, Inc. *                            4,450                 111,116
National Semiconductor Corp. * (a)                                       3,125                 123,156
                                                                                           -----------
                                                                                               614,916

SOFTWARE - 0.70%
VERITAS Software Corp. *                                                 3,375                 125,415
                                                                                           -----------

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 3.35%
American Tower Corp., Class A * (a)                                     13,125                 142,013
Corning, Inc. * (a)                                                     14,375                 149,931
Crown Castle International Corp. * (a)                                   1,975                  21,784
Motorola, Inc. *                                                        13,625                 191,704
Scientific-Atlanta, Inc.                                                 3,400                  92,820
                                                                                           -----------
                                                                                               598,252

TELEPHONE - 0.98%
Sprint Corp. (FON Group)                                                10,650                 174,873
                                                                                           -----------

TOBACCO - 0.15%
Altria Group, Inc.                                                         500                  27,210
                                                                                           -----------

TOYS, AMUSEMENTS & SPORTING GOODS - 0.75%
Hasbro, Inc. * (a)                                                       6,325                 134,596
                                                                                           -----------

TRUCKING & FREIGHT - 0.76%
Hunt (JB) Transport Services, Inc. * (a)                                 5,050                 136,401
                                                                                           -----------

TOTAL COMMON STOCK
(Cost: $12,322,780)                                                                        $13,616,078
                                                                                           -----------

                                                                    PRINCIPAL
                                                                      AMOUNT                 VALUE
                                                                      ------                 -----
SHORT TERM INVESTMENTS - 17.52%
State Street Navigator Securities Lending Prime
   Portfolio, 1.06% (b)                                             $3,133,921             $ 3,133,921
                                                                                           -----------

REPURCHASE AGREEMENTS - 6.34%
Repurchase Agreement with State Street Corp., dated
   12/31/2003 at 0.40%, to be repurchased at $1,134,025 on
   01/02/2004, collateralized by $880,000 U.S. Treasury
   Bonds, 7.625% due 11/15/2022 (valued at $1,160,500,
   including interest).                                             $1,134,000             $ 1,134,000
                                                                                           -----------

TOTAL INVESTMENTS (LARGE CAP VALUE TRUST) (Cost: $16,590,701)                              $17,883,999
                                                                                           ===========

UTILITIES TRUST

                                                                       SHARES                  VALUE
                                                                       ------                  -----
COMMON STOCK - 82.20%
ADVERTISING - 0.93%
Lamar Advertising Company *                                             13,800               $ 515,016
                                                                                             ---------
BROADCASTING - 3.65%
Clear Channel Communications, Inc.                                       7,300                 341,859
Cox Radio, Inc., Class A *                                              10,500                 264,915
Fox Entertainment Group, Inc., Class A *                                12,500                 364,375
Grupo Televisa SA, ADR                                                   6,200                 247,132
TV Azteca SA de CV, ADR (a)                                             36,300                 330,330
Viacom, Inc., Class B                                                   10,730                 476,197
                                                                                             2,024,808
                                                                                             ---------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
CABLE AND TELEVISION - 6.48%
Cablevision Systems New York Group, Class A * (a)                       14,100             $   329,799
Comcast Corp., Class A *                                                 2,300                  75,601
Comcast Corp., Special Class A *                                        37,600               1,176,128
Cox Communications, Inc., Class A *                                      7,800                 268,710
EchoStar Communications Corp., Class A *                                31,060               1,056,040
Time Warner, Inc. *                                                     37,910                 682,001
                                                                                           -----------
                                                                                             3,588,279

CELLULAR COMMUNICATIONS - 8.07%
America Movil S.A. de C.V., ADR, Series L                               35,800                 978,772
AT&T Wireless Services, Inc. *                                          84,560                 675,634
Cosmote Mobile Telecom *                                                24,600                 333,504
MobileOne, Ltd. *                                                      476,000                 420,421
Nii Holdings, Inc., Class B * (a)                                        2,400                 179,112
Sprint Corp. (PCS Group) *                                             143,700                 807,594
Vodafone Group PLC *                                                   435,470               1,076,611
                                                                                           -----------
                                                                                             4,471,648

ELECTRIC UTILITIES - 24.94%
Cinergy Corp.                                                            9,900                 384,219
Constellation Energy Group, Inc.                                        21,201                 830,231
Dominion Resources, Inc.                                                14,210                 907,024
DTE Energy Company *                                                     1,300                  51,220
E.ON AG *                                                                6,900                 449,810
Empresa Nacional De Electricidad                                        16,900                 197,730
Endesa SA *                                                             36,300                 697,477
Enel SPA *                                                              47,400                 321,900
Enersis SA, ADR                                                          3,400                  25,024
Entergy Corp.                                                           14,190                 810,675
Exelon Corp.                                                            33,400               2,216,424
FirstEnergy Corp.                                                       30,970               1,090,144
FPL Group, Inc.                                                          3,400                 222,428
National Grid Transco PLC *                                             94,829                 677,522
PG&E Corp. *                                                            24,730                 686,752
PPL Corp.                                                               27,890               1,220,188
Public Service Enterprise Group, Inc.                                    7,400                 324,120
Red Electrica De Espana *                                               18,000                 294,828
Reliant Resources, Inc. *                                              115,300                 848,608
Scottish Power *                                                         7,500                  49,836
The AES Corp. *                                                         66,400                 626,816
TXU Corp. *                                                             37,460                 888,551
                                                                                           -----------
                                                                                            13,821,527

ENERGY - 2.00%
CMS Energy Corp. *                                                       1,000                  55,152
MDU Resources Group, Inc.                                                8,810                 209,766
Sempra Energy*                                                          28,100                 844,686
                                                                                           -----------
                                                                                             1,109,604
GAS & PIPELINE UTILITIES - 10.11%
AGL Resources, Inc.                                                      9,300                 270,630
Enagas *                                                                90,200                 977,369
Equitable Resources, Inc.                                               48,570               2,084,624
Kinder Morgan, Inc.                                                     14,149                 836,206
NiSource, Inc.                                                          19,400                 425,636
ONEOK, Inc.                                                             13,000                 287,040
Questar Corp.                                                           10,020                 352,203
SCANA Corp.                                                                700                  23,975
Severn Trent PLC *                                                       7,500                 100,275
Snam Rete Gas SPA *                                                     57,750                 244,481
                                                                                           -----------
                                                                                             5,602,439

INTERNATIONAL OIL - 1.01%
EnCana Corp. - CAD                                                       4,900                 193,369
Talisman Energy, Inc. - CAD                                              6,400                 364,087
                                                                                           -----------
                                                                                               557,456

PETROLEUM SERVICES - 3.09%
GlobalSantaFe Corp.                                                     16,500                 409,695
Halliburton Company                                                     23,600                 613,600
Noble Corp. *                                                           13,300                 475,874
Transocean, Inc. *                                                       8,800                 211,288
                                                                                           -----------
                                                                                             1,710,457
POLLUTION CONTROL - 0.68%
Suez SA *                                                               18,800                 377,335
                                                                                           -----------

SANITARY SERVICES - 1.87%
AWG PLC *                                                                7,900                  75,727
AWG PLC, Redeemable Shares *                                           350,000                     625
United Utilities PLC                                                    13,600                 120,291
United Utilities PLC, Class A *                                         23,100                 125,560
Veolia Environnement *                                                  26,503                 711,259
                                                                                           -----------
                                                                                             1,033,462

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 9.92%
Citizens Communications Company *                                       28,100                 349,002
Deutsche Telekom AG *                                                   39,100                 714,822
France Telecom SA *                                                     36,400               1,039,238
Hanaro Telecom, Inc. *                                                 136,700                 374,591
Japan Telecom Company, Ltd., ADR                                        97,000                 259,766
KT Corp., ADR (a)                                                       23,290                 444,140
NTL, Inc. *                                                                700                  48,825
SBC Communications, Inc.                                                61,200               1,595,484
SK Telecom Company, Ltd., ADR *                                          1,300                 217,121
Telecom Corporation Of New Zealand                                      16,000                 452,000
Winstar Communications, Inc. *                                           3,270                       3
                                                                                           -----------
                                                                                             5,494,992
TELEPHONE - 9.45%
Brasil Telecom Participacoes SA, ADR                                     6,000                 226,800
CenturyTel, Inc.                                                         3,100                 101,122
Cincinnati Bell, Inc. *                                                149,100                 752,955
Koninklijke (Royal) KPN NV *                                           150,100               1,157,406
Telefonica SA *                                                         30,600                 448,774
Telefonos de Mexico SA de CV, ADR, Class L                              33,340               1,101,220
Verizon Communications, Inc. *                                          41,310               1,449,155
                                                                                           -----------
                                                                                             5,237,432

TOTAL COMMON STOCK
(Cost: $39,633,401)                                                                        $45,544,455
                                                                                           -----------

PREFERRED STOCK - 1.87%
ELECTRIC UTILITIES - 1.11%
AES Trust III (a)                                                        5,110                 221,007
AES Trust VII *                                                          4,080                 186,660
Dominion Resources, Inc. * (a)                                           3,800                 208,810
                                                                                           -----------
                                                                                               616,477
ENERGY - 0.26%
Sempra Energy*                                                           5,100                 145,146
                                                                                           -----------

TELEPHONE - 0.50%
CenturyTel, Inc. *                                                      10,300                 278,100
                                                                                           -----------

TOTAL PREFERRED STOCK
(Cost: $906,369)                                                                           $ 1,039,723
                                                                                           -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                     PRINCIPAL
                                                                       AMOUNT                VALUE
                                                                       ------                -----
U.S. TREASURY OBLIGATIONS - 2.20%
U.S. TREASURY BONDS - 0.50%
   5.25% due 11/15/2028                                               $277,000             $   279,002
                                                                                           -----------

U.S. TREASURY NOTES - 1.63%
   3.25% due 08/15/2007                                                810,000                 826,232
   3.375% due 01/15/2007                                                71,233                  77,165
                                                                                           -----------
                                                                                               903,397
U.S. TREASURY STRIPS - 0.07%
   PO, 5.38% due 02/15/2023                                            106,000                  37,350
                                                                                           -----------

TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $1,224,991)                                                                         $ 1,219,749
                                                                                           -----------

FOREIGN GOVERNMENT OBLIGATIONS - 0.03%
GOVERNMENT OF MEXICO - 0.03%
   11.50% due 05/15/2026                                                12,000                  17,370
                                                                                           -----------

TOTAL FOREIGN GOVERNMENT OBLIGATIONS
(Cost: $15,180)                                                                            $    17,370
                                                                                           -----------

CORPORATE BONDS - 7.19%
AUTOMOBILES - 0.01%
Daimler Chrysler Holdings,
   8.50% due 01/18/2031                                                  6,000                   7,169
                                                                                           -----------

BROADCASTING - 0.03%
Continental Cablevision, Inc.,
   9.50% due 08/01/2013                                                  8,000                   9,241
CSC Holdings, Inc., Series B,
   8.125% due 07/15/2009                                                 5,000                   5,375
                                                                                           -----------
                                                                                                14,616
CABLE AND TELEVISION - 0.10%
Rogers Cable Inc.,
   6.25% due 06/15/2013                                                 42,000                  42,315
Tele-Communications, Inc.,
   9.80% due 02/01/2012                                                 11,000                  14,349
                                                                                           -----------
                                                                                                56,664
CELLULAR COMMUNICATIONS - 0.35%
AT&T Wireless Services, Inc.,
   8.125% due 05/01/2012                                               155,000                 182,272
Verizon Wireless Capital LLC,
   5.375% due 12/15/2006                                                 9,000                   9,604
                                                                                           -----------
                                                                                               191,876
DOMESTIC OIL - 0.05%
Devon Financing Corp., ULC,
   6.875% due 09/30/2011                                                25,000                  28,348
                                                                                           -----------

ELECTRIC UTILITIES - 5.24%
AES Corp.,
   8.75% due 05/15/2013                                                175,000                 195,563
   9.00% due 05/15/2015                                                160,000                 180,800
Beaver Valley Funding Corp.,
   9.00% due 06/01/2017                                                102,000                 117,241
Empresa Nacional De Electricidad, 8.35% due
   08/01/2013                                                          438,000                 492,375
Enersis S A,
   7.375% due 01/15/2014                                               351,000                 361,378
FirstEnergy Corp.,
   6.45% due 11/15/2011                                                253,000                 262,221
Midamerican Energy Holdings Company, 5.875% due
   10/01/2012                                                           43,000                  45,087
   6.927% due 03/01/2029                                                25,000                  27,129
Nisource Finance Corp.,
   7.875% due 11/15/2010                                               154,000                 183,166
PSEG Energy Holdings Llc,
   7.75% due 04/16/2007                                                216,000                 229,230
   8.625% due 02/15/2008                                               176,000                 192,060
Reliant Resources, Inc.,
   5.00% due 08/15/2010                                                150,000                 170,062
   9.25% due 07/15/2010                                                395,000                 418,700
   9.50% due 07/15/2013                                                 25,000                  26,750
                                                                                           -----------
                                                                                             2,901,762
ENERGY - 1.01%
El Paso Corp.,
   zero coupon due 02/28/2021                                        1,124,000                 517,040
TXU Corp.,
   6.375% due 06/15/2006                                                39,000                  41,242
                                                                                           -----------
                                                                                               558,282

GAS & PIPELINE UTILITIES - 0.02%
Kinder Morgan Energy Partners, L.P., 7.30% due
   08/15/2033                                                           11,000                  12,499
                                                                                           -----------

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.18%
Deutsche Telekom International Finance BV, FRN 8.75% due
   06/15/2030                                                           10,000                  12,774
   5.25% due 07/22/2013                                                 84,000                  84,859
                                                                                           -----------
                                                                                                97,633

TELEPHONE - 0.20%
France Telecom SA,
   FRN 10.00% due 03/01/2031                                            20,000                  26,573
Telus Corp.,
   8.00% due 06/01/2011                                                 61,000                  71,326
Verizon New York, Inc.,
   6.875% due 04/01/2012                                                13,000                  14,385
                                                                                           -----------
                                                                                               112,284

TOTAL CORPORATE BONDS
(Cost: $3,784,703)                                                                         $ 3,981,133
                                                                                           -----------

SHORT TERM INVESTMENTS - 6.51%
State Street Navigator Securities Lending Prime
   Portfolio, 1.06% (b)                                             $1,089,830             $ 1,089,830
Federal Home Loan Bank Discount Note, 00.01% due
   01/02/2004                                                        2,516,000               2,515,948
                                                                                           -----------
                                                                                           $ 3,605,778
TOTAL INVESTMENTS (UTILITIES TRUST) (Cost: $49,170,422)                                    $55,408,209
                                                                                           ===========

REAL ESTATE SECURITIES TRUST

                                                                       SHARES                 VALUE
                                                                       ------                 -----
COMMON STOCK - 95.35%
HOTELS & RESTAURANTS - 5.04%
Hilton Hotels Corp.                                                  1,069,600             $18,322,248
Starwood Hotels & Resorts Worldwide, Inc. *                            358,500              12,895,245
                                                                                           -----------
                                                                                            31,217,493

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                      SHARES                 VALUE
                                                                      ------                 -----
REAL ESTATE - 90.31%
Apartment Investment & Management Company, Class A,
   REIT                                                                  5,500            $    189,750
Archstone-Smith Trust, REIT                                          1,061,367              29,697,049
Arden Realty, Inc., REIT *                                             598,900              18,170,626
Avalon Bay Communities, Inc., REIT *                                   283,100              13,532,180
Boardwalk Equities Inc                                                 203,100               2,808,873
Boston Properties, Inc., REIT                                          400,900              19,319,371
BRE Properties, Inc., Class A, REIT                                    297,200               9,926,480
Brookfield Properties Corp.                                            717,000              20,577,900
CarrAmerica Realty Corp., REIT                                         222,500               6,626,050
Catellus Development Corp., REIT                                       940,378              22,681,917
CenterPoint Properties Corp., REIT                                     156,400              11,714,360
Chelsea Property Group, Inc., REIT                                     450,300              24,680,943
Developers Diversified Realty Corp., REIT                              413,900              13,894,623
Equity Office Properties Trust, REIT                                    47,000               1,346,550
Equity Residential, REIT *                                           1,351,400              39,879,814
Essex Property Trust, REIT                                              65,200               4,187,144
General Growth Properties, Inc., REIT                                1,167,400              32,395,350
Glenborough Realty Trust, Inc., REIT                                   148,500               2,962,575
Highwoods Properties, Inc., REIT                                       569,700              14,470,380
Home Properties Inc., REIT                                             321,800              12,997,502
Host Marriott Corp., REIT *                                          1,726,300              21,268,016
Liberty Property Trust, REIT (a)                                       231,300               8,997,570
Mack-California Realty Corp., REIT *                                   586,600              24,414,292
Pan Pacific Retail Properties, Inc., REIT                              532,500              25,373,625
Pennsylvania Real Estate Investment Trust, REIT                        344,585              12,508,434
ProLogis, REIT                                                       1,368,300              43,908,747
Public Storage, Inc., REIT                                             266,000              11,541,740
Reckson Associates Realty Corp., REIT                                  158,300               3,846,690
Regency Centers Corp., REIT                                            369,200              14,712,620
Rouse Company, REIT                                                    292,300              13,738,100
Simon Property Group, Inc., REIT                                       980,400              45,431,736
SL Green Realty Corp., REIT                                            156,200               6,412,010
Summit Properties, Inc., REIT *                                        240,300               5,772,006
Taubman Centers, Inc., REIT                                            284,600               5,862,760
United Dominion Realty Trust, Inc., REIT                               723,400              13,889,280
                                                                                          ------------
                                                                                           559,737,063
TOTAL COMMON STOCK
(Cost: $463,719,894)                                                                      $590,954,556
                                                                                          ------------

                                                                     PRINCIPAL
                                                                       AMOUNT                VALUE
                                                                       ------                -----
SHORT TERM INVESTMENTS - 1.48%
State Street Navigator Securities Lending Prime
   Portfolio, 1.06% (b)                                            $ 9,194,175            $  9,194,175
                                                                                          ------------

REPURCHASE AGREEMENTS - 3.17%
Repurchase Agreement with State Street Corp., dated
   12/31/2003 at 0.40%, to be repurchased at
   $19,630,436 on 01/02/2004, collateralized by
   $15,625,000 U.S. Treasury Bonds, 7.50% due
   11/15/2016 (valued at $20,028,453, including
   interest).                                                      $19,630,000            $ 19,630,000
                                                                                          ------------

TOTAL INVESTMENTS (REAL ESTATE SECURITIES TRUST)
(Cost: $492,544,069)                                                                      $619,778,731
                                                                                          ============

SMALL CAP OPPORTUNITIES TRUST

                                                                        SHARES                 VALUE
                                                                        ------                 -----
COMMON STOCK - 85.43%
AEROSPACE - 1.65%
Alliant Techsystems, Inc. *                                             17,000              $  981,920
Triumph Group, Inc. * (a)                                                8,500                 309,400
                                                                                            ----------
                                                                                             1,291,320
AIR FREIGHT - 0.96%
ExpressJet Holdings, Inc. *                                             50,100                 751,500
                                                                                            ----------

AUTO PARTS - 5.05%
American Axle & Manufacturing Holdings, Inc. *                          38,800               1,568,296
BorgWarner, Inc.                                                        14,200               1,207,994
China Yuchai International, Ltd. (a)                                     5,900                 180,540
Noble International, Ltd. (a)                                           44,000               1,003,200
                                                                                            ----------
                                                                                             3,960,030
AUTO SERVICES - 0.35%
Spartan Motors, Inc. (a)                                                27,200                 274,720
                                                                                            ----------

AUTOMOBILES - 1.22%
Thor Industries, Inc.                                                    8,800                 494,736
United Auto Group, Inc.                                                 14,700                 460,110
                                                                                            ----------
                                                                                               954,846
BANKING - 1.10%
IBERIABANK Corp.                                                         3,775                 222,725
Prosperity Bancshares, Inc. (a)                                         16,000                 360,320
UCBH Holdings, Inc.                                                      7,100                 276,687
                                                                                            ----------
                                                                                               859,732
BUILDING MATERIALS & CONSTRUCTION - 0.85%
WCI Communities, Inc. *                                                 32,300                 665,703
                                                                                            ----------

BUSINESS SERVICES - 0.60%
Right Management Consultants, Inc. *                                    25,000                 466,500
                                                                                            ----------

CHEMICALS - 0.80%
Minerals Technologies, Inc.                                             10,600                 628,050
                                                                                            ----------

COAL - 0.92%
CONSOL Energy, Inc. (a)                                                 27,900                 722,610
                                                                                            ----------

COMPUTERS & BUSINESS EQUIPMENT - 1.99%
CACI International, Inc., Class A *                                     16,300                 792,506
Cray, Inc. *                                                            30,000                 297,900
Digi International, Inc. *                                              48,700                 467,520
                                                                                            ----------
                                                                                             1,557,926
CONSTRUCTION MATERIALS - 0.28%
Universal Forest Products, Inc.                                          6,940                 223,329
                                                                                            ----------

CONSTRUCTION & MINING EQUIPMENT - 1.30%
Pason Systems, Inc.                                                     52,400               1,021,767
                                                                                            ----------

CONTAINERS & GLASS - 0.48%
Jarden Corp. * (a)                                                      13,900                 380,026
                                                                                            ----------

CRUDE PETROLEUM & NATURAL GAS - 0.71%
Cimarex Energy Company *                                                11,000                 293,590
Unit Corp. *                                                            11,200                 263,760
                                                                                            ----------
                                                                                               557,350
DOMESTIC OIL - 2.38%
Denbury Resources, Inc. *                                               48,000                 667,680
Magnum Hunter Resources, Inc. * (a)                                     49,850                 474,073
Oil States International, Inc. *                                        16,500                 230,010
TETRA Technologies, Inc. *                                              20,350                 493,284
                                                                                            ----------
                                                                                             1,865,047

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
ELECTRICAL EQUIPMENT - 1.04%
AMETEK, Inc.                                                             8,100              $  390,906
Craftmade International, Inc.                                           16,225                 425,744
                                                                                            ----------
                                                                                               816,650
ELECTRIC UTILITIES - 0.83%
ALLETE, Inc.                                                            21,300                 651,780
                                                                                            ----------

ELECTRONICS - 1.48%
Franklin Electric, Inc.                                                  3,300                 199,617
Itron, Inc. * (a)                                                       18,900                 347,004
Manufacturers Services, Ltd. * (a)                                     100,500                 611,040
                                                                                            ----------
                                                                                             1,157,661
ENERGY - 2.84%
Headwaters, Inc. *                                                      52,700               1,033,974
New Jersey Resources Corp.                                              11,600                 446,716
Southwestern Energy Company * (a)                                       31,100                 743,290
                                                                                            ----------
                                                                                             2,223,980
FINANCIAL SERVICES - 7.06%
Accredited Home Lenders Holding Company * (a)
                                                                        47,000               1,438,200
Affiliated Managers Group, Inc. *                                        7,300                 508,007
Federal Agricultural Mortgage Corp., Class C * (a)
                                                                         6,875                 219,725
Friedman Billings Ramsey Group, Inc.                                    75,100               1,733,308
New Century Financial Corp. (a)                                         41,150               1,632,420
                                                                                            ----------
                                                                                             5,531,660
FOOD & BEVERAGES - 2.29%
American Italian Pasta Company, Class A * (a)                           19,900                 833,810
Constellation Brands, Inc., Class A *                                   29,300                 964,849
                                                                                            ----------
                                                                                             1,798,659
FURNITURE & FIXTURES - 0.71%
Furniture Brands International, Inc. (a)                                19,100                 560,203
                                                                                            ----------

HEALTHCARE PRODUCTS - 5.13%
Merit Medical Systems, Inc. * (a)                                       56,177               1,250,507
Orthofix International N.V. *                                           16,900                 827,762
Owens & Minor, Inc.                                                     19,200                 420,672
Polymedica Corp. (a)                                                    21,400                 563,034
Respironics, Inc. *                                                     12,100                 545,589
Young Innovations, Inc.                                                 11,500                 414,000
                                                                                            ----------
                                                                                             4,021,564
HEALTHCARE SERVICES - 1.89%
AMERIGROUP Corp. *                                                      10,100                 430,765
ICON PLC, ADR *                                                         16,950                 739,020
LabOne, Inc. *                                                           9,600                 311,712
                                                                                            ----------
                                                                                             1,481,497
HOMEBUILDERS - 3.58%
Dominion Homes, Inc. * (a)                                              18,700                 567,171
Pulte Homes, Inc. *                                                      9,800                 917,476
Ryland Group, Inc.                                                      14,900               1,320,736
                                                                                            ----------
                                                                                             2,805,383
HOTELS & RESTAURANTS - 1.34%
RARE Hospitality International, Inc. *                                  14,600                 356,824
Ruby Tuesday, Inc. *                                                    24,400                 695,156
                                                                                            ----------
                                                                                             1,051,980
INDUSTRIAL MACHINERY - 1.46%
FMC Technologies, Inc. *                                                31,475                 733,368
Graco, Inc.                                                             10,200                 409,020
                                                                                            ----------
                                                                                             1,142,388
INSURANCE - 4.77%
Arthur J. Gallagher & Company                                           13,000                 422,370
Hub International, Ltd.                                                 25,000                 419,000
Radian Group, Inc. (a)                                                  16,800                 819,000
RenaissanceRe Holdings, Ltd.                                            16,300                 799,515
RLI Corp.                                                               18,600                 696,756
Scottish Re Group, Ltd.                                                 27,875                 579,242
                                                                                            ----------
                                                                                             3,735,883
INTERNET SOFTWARE - 0.33%
WebMethods, Inc. *                                                      27,900                 255,285
                                                                                            ----------

INVESTMENT COMPANIES - 1.54%
iShares Russell 2000 Value Index Fund                                    4,000                 641,600
MCG Capital Corp. (a)                                                   29,100                 567,450
                                                                                            ----------
                                                                                             1,209,050
LEISURE TIME - 1.35%
Multimedia Games, Inc. * (a)                                            10,100                 415,110
Penn National Gaming, Inc. *                                            27,800                 641,624
                                                                                            ----------
                                                                                             1,056,734
MANUFACTURING - 1.09%
AptarGroup, Inc.                                                         9,800                 382,200
Carlisle Companies, Inc.                                                 7,700                 468,622
                                                                                            ----------
                                                                                               850,822
MEDICAL-HOSPITALS - 0.39%
VCA Antech, Inc. *                                                       9,900                 306,702
                                                                                            ----------

METAL & METAL PRODUCTS - 1.37%
Matthews International Corp., Class A                                   14,300                 423,137
NN, Inc.                                                                51,900                 653,421
                                                                                            ----------
                                                                                             1,076,558
PETROLEUM SERVICES - 1.24%
Key Energy Services, Inc. *                                             27,400                 282,494
Oceaneering International, Inc. *                                       24,550                 687,400
                                                                                            ----------
                                                                                               969,894
PHARMACEUTICALS - 0.57%
Nabi Biopharmaceuticals * (a)                                           35,400                 449,934
                                                                                            ----------

PLASTICS - 0.28%
Spartech Corp.                                                           9,000                 221,760
                                                                                            ----------

RAILROADS & EQUIPMENT - 1.71%
Genesee & Wyoming, Inc., Class A *                                      42,500               1,338,750
                                                                                            ----------

REAL ESTATE - 10.58%
American Financial Realty Trust, REIT                                   18,705                 318,920
American Home Mortgage Investment Corp., REIT                           62,900               1,415,879
Anthracite Capital, Inc., REIT                                          14,400                 159,408
Anworth Mortgage Asset Corp., REIT                                      56,800                 791,224
Ashford Hospitality Trust, Inc., REIT *                                 50,200                 471,378
Corporate Office Properties Trust, REIT                                 25,000                 525,000
Correctional Properties Trust, REIT                                     33,850                 974,880
Highland Hospitality Corp., REIT * (a)                                  64,100                 698,690
Luminent Mortgage Capital, Inc., REIT                                   45,600                 642,960
Newcastle Investment Corp., REIT                                        36,725                 995,248
RAIT Investment Trust, REIT                                             22,600                 578,560
The Mills Corp., REIT                                                   16,400                 721,600
                                                                                            ----------
                                                                                             8,293,747
RETAIL GROCERY - 0.21%
United Natural Foods, Inc. *                                             4,600                 165,186
                                                                                            ----------

RETAIL TRADE - 3.77%
Guitar Center, Inc. *                                                   13,500                 439,830
Hancock Fabrics, Inc. (a)                                               28,700                 415,576
Hibbett Sporting Goods, Inc. *                                          17,950                 534,910
Party City Corp. *                                                      23,600                 299,484
Ritchie Brothers Auctioneers, Inc.                                       7,400                 392,940
School Specialty, Inc. * (a)                                            13,400                 455,734

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                  VALUE
                                                                       ------                  -----
RETAIL TRADE - CONTINUED
Sonic Automative, Inc.                                                  18,200             $   417,144
                                                                                           -----------
                                                                                             2,955,618
SEMICONDUCTORS - 0.67%
Sigmatel, Inc. *                                                        12,400                 306,032
White Electronic Designs Corp. *                                        24,500                 215,600
                                                                                           -----------
                                                                                               521,632
SOFTWARE - 0.83%
Websense, Inc. * (a)                                                    22,175                 648,397
                                                                                           -----------

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.27%
REMEC, Inc. * (a)                                                       25,300                 212,773
                                                                                           -----------

TRANSPORTATION - 1.06%
Golar LNG, Ltd. * (a)                                                   57,950                 828,106
                                                                                           -----------

TRUCKING & FREIGHT - 3.11%
Landstar Systems, Inc. *                                                21,800                 829,272
Old Dominion Freight Lines, Inc. *                                      19,500                 664,560
Oshkosh Truck Corp.                                                     18,500                 944,055
                                                                                           -----------
                                                                                             2,437,887
TOTAL COMMON STOCK
(Cost: $53,434,627)                                                                        $66,958,579
                                                                                           -----------

                                                                    PRINCIPAL
                                                                      AMOUNT                  VALUE
                                                                      ------                  -----
SHORT TERM INVESTMENTS - 12.18%
State Street Navigator Securities Lending Prime
   Portfolio, 1.06% (b)                                             $9,545,847             $ 9,545,847
                                                                                           -----------

REPURCHASE AGREEMENTS - 2.39%
Repurchase Agreement with State Street Corp., dated
   12/31/2003 at 0.40%, to be repurchased at $1,873,042
   on 01/02/2004, collateralized by $1,925,000 U.S.
   Treasury Bills, 0.890% due 06/24/2004 (valued at
   $1,915,375, including interest).                                 $1,873,000             $ 1,873,000
                                                                                           -----------

TOTAL INVESTMENTS (SMALL CAP OPPORTUNITIES TRUST) (Cost:
$64,853,474)                                                                               $78,377,426
                                                                                           ===========

SMALL COMPANY VALUE TRUST

                                                                       SHARES                VALUE
                                                                       ------                -----
COMMON STOCK - 87.15%
AEROSPACE - 1.08%
EDO Corp. *                                                            134,200             $ 3,308,030
Woodward Governor Company (a)                                           53,800               3,057,454
                                                                                           -----------
                                                                                             6,365,484
APPAREL & TEXTILES - 1.66%
Culp, Inc. * (a)                                                       157,100               1,712,390
G & K Services, Class A *                                              138,700               5,097,225
Unifi, Inc. *                                                          460,300               2,968,935
                                                                                           -----------
                                                                                             9,778,550
AUTO PARTS - 1.24%
TBC Corp. *                                                            282,800               7,299,068
                                                                                           -----------

AUTO SERVICES - 0.54%
Dollar Thrifty Automotive Group, Inc. *                                123,600               3,206,184
                                                                                           -----------

BANKING - 7.32%
Community First Bankshares, Inc. (a)                                   259,945               7,522,808
East West Bancorp, Inc.                                                156,200               8,384,816
First Republic Bank (a)                                                214,700               7,686,260
Silicon Valley Bancshares *                                            247,500               8,927,325
Texas Regional Bancshares, Inc., Class A                               286,320              10,593,840
                                                                                           -----------
                                                                                            43,115,049
BIOTECHNOLOGY - 1.70%
Exelixis, Inc. * (a)                                                   315,300               2,232,324
Lexicon Genetics, Inc. * (a)                                           455,800               2,684,662
Progress Software Corp. *                                              249,800               5,110,908
                                                                                           -----------
                                                                                            10,027,894
BROADCASTING - 1.19%
Saga Communications, Inc., Class A *                                   312,600               5,792,478
Sinclair Broadcast Group, Inc., Class A * (a)                           82,100               1,224,932
                                                                                           -----------
                                                                                             7,017,410
BUSINESS SERVICES - 3.67%
Electro Rent Corp. *                                                   307,800               4,106,052
FTI Consulting, Inc. * (a)                                             209,400               4,893,678
McGrath Rentcorp                                                       135,102               3,681,530
MPS Group, Inc. *                                                      581,100               5,433,285
Right Management Consultants, Inc. *                                   135,000               2,519,100
Systems & Computer Technology Corp. *                                   58,100                 949,935
                                                                                           -----------
                                                                                            21,583,580
CHEMICALS - 2.27%
Airgas, Inc.                                                           247,900               5,324,892
Arch Chemicals, Inc. (a)                                               181,000               4,644,460
MacDermid, Inc. (a)                                                     98,900               3,386,336
                                                                                           -----------
                                                                                            13,355,688
CONSTRUCTION MATERIALS - 1.75%
Ameron International Corp.                                              90,500               3,139,445
Florida Rock Industries, Inc.                                           89,550               4,911,818
JLG Industries, Inc. *                                                 147,700               2,249,471
                                                                                           -----------
                                                                                            10,300,734
CONSTRUCTION & MINING EQUIPMENT - 0.79%
Carbo Ceramics, Inc.                                                    91,000               4,663,750
                                                                                           -----------

DOMESTIC OIL - 2.75%
Forest Oil Corp. *                                                     214,500               6,128,265
Magnum Hunter Resources, Inc. * (a)                                    437,100               4,156,821
TETRA Technologies, Inc. *                                             242,400               5,875,776
                                                                                           -----------
                                                                                            16,160,862
DRUGS & HEALTH CARE - 2.02%
Arrow International, Inc. (a)                                           90,100               2,250,698
Bone Care International, Inc. * (a)                                    234,500               2,987,530
Diversa Corp. * (a)                                                    360,600               3,335,550
Landauer, Inc.                                                          80,700               3,290,946
                                                                                           -----------
                                                                                            11,864,724
ELECTRICAL EQUIPMENT - 2.58%
C & D Technologies, Inc. *                                             204,100               3,912,597
Cable Design Technologies Corp. * (a)                                  532,100               4,783,579
Littelfuse, Inc. *                                                     169,544               4,886,258
Methode Electronics, Inc., Class A *                                   132,900               1,625,367
                                                                                           -----------
                                                                                            15,207,801
ELECTRIC UTILITIES - 2.15%
Black Hills Corp.                                                      134,600               4,015,118
Cleco Corp. (a)                                                        177,700               3,195,046
El Paso Electric Company *                                             208,400               2,782,140
Otter Tail Corp. (a)                                                    98,900               2,643,597
                                                                                           -----------
                                                                                            12,635,901
ELECTRONICS - 1.57%
Analogic Corp. *                                                        51,000               2,091,000
Franklin Electric, Inc.                                                118,000               7,137,820
                                                                                           -----------
                                                                                             9,228,820

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                VALUE
                                                                       ------                -----
FINANCIAL SERVICES - 1.33%
Triad Guaranty, Inc. *                                                 155,399            $  7,824,340
                                                                                          ------------

FOOD & BEVERAGES - 0.55%
American Italian Pasta Company, Class A * (a)                           76,800               3,217,920
                                                                                          ------------

FOREST PRODUCTS - 0.70%
Deltic Timber Corp.                                                    135,200               4,110,080
                                                                                          ------------

FURNITURE & FIXTURES - 0.57%
Stanley Furniture Company, Inc. (a)                                    107,000               3,370,500
                                                                                          ------------

GAS & PIPELINE UTILITIES - 0.57%
Vectren Corp.                                                          135,200               3,332,680
                                                                                          ------------

HEALTHCARE PRODUCTS - 1.17%
Owens & Minor, Inc.                                                    314,900               6,899,459
                                                                                          ------------

HOTELS & RESTAURANTS - 4.11%
LaSalle Hotel Properties                                               197,900               3,671,045
RARE Hospitality International, Inc. *                                 297,550               7,272,122
Ruby Tuesday, Inc. *                                                   465,000              13,247,850
                                                                                          ------------
                                                                                            24,191,017
INDUSTRIAL MACHINERY - 0.89%
IDEX Corp. *                                                           126,700               5,269,453
                                                                                          ------------

INSURANCE - 4.37%
Brown & Brown, Inc.                                                    243,700               7,947,057
Markel Corp. *                                                          21,900               5,551,869
ProAssurance Corp. * (a)                                               269,000               8,648,350
Scottish Re Group, Ltd. (a)                                            170,800               3,549,224
                                                                                          ------------
                                                                                            25,696,500
INTERNET SOFTWARE - 0.45%
Netegrity, Inc. *                                                      256,400               2,643,484
                                                                                          ------------

INVESTMENT COMPANIES - 3.29%
Allied Capital Corp.                                                   269,600               7,516,448
American Capital Strategies, Ltd. (a)                                   97,000               2,883,810
First Financial Fund, Inc. (a)                                         263,100               4,651,608
iShares Russell 2000 Value Index Fund                                   27,000               4,330,800
                                                                                          ------------
                                                                                            19,382,666
LEISURE TIME - 1.05%
SCP Pool Corp. *                                                       189,300               6,186,324
                                                                                          ------------

LIFE SCIENCES - 0.48%
Symyx Technologies, Inc. *                                             137,200               2,819,460
                                                                                          ------------

MANUFACTURING - 3.22%
AptarGroup, Inc.                                                       157,900               6,158,100
Nordson Corp.                                                          184,444               6,368,851
Thomas Industries, Inc. (a)                                            184,800               6,405,168
                                                                                          ------------
                                                                                            18,932,119
METAL & METAL PRODUCTS - 1.47%
Matthews International Corp., Class A                                  292,900               8,666,911
                                                                                          ------------

MINING - 1.03%
Penn Virginia Corp.                                                    108,900               6,060,285
                                                                                          ------------

MOBILE HOMES - 0.69%
Skyline Corp. *                                                        117,200               4,086,764
                                                                                          ------------

NEWSPAPERS - 0.64%
Journal Register Company *                                             180,700               3,740,490
                                                                                          ------------

PAPER - 0.82%
Wausau-Mosinee Paper Corp. *                                           357,800               4,837,456
                                                                                          ------------

PETROLEUM SERVICES - 1.21%
Atwood Oceanics, Inc. * (a)                                             86,400               2,759,616
Lone Star Technologies, Inc. * (a)                                     112,600               1,799,348
W-H Energy Services, Inc. *                                            157,300               2,548,260
                                                                                          ------------
                                                                                             7,107,224
REAL ESTATE - 4.55%
Aaron Rents, Inc., Class A                                              14,700                 271,803
Bedford Property Investments, Inc.                                     164,000               4,695,320
Glenborough Realty Trust, Inc., REIT                                   125,700               2,507,715
Innkeepers USA Trust, REIT                                             324,400               2,715,228
Kilroy Realty Corp., REIT *                                            202,700               6,638,425
Sun Communities, Inc., REIT                                            155,200               6,006,240
Washington REIT, REIT                                                  135,200               3,947,840
                                                                                          ------------
                                                                                            26,782,571
RETAIL GROCERY - 0.40%
Wild Oats Markets, Inc. * (a)                                          180,400               2,332,572
                                                                                          ------------

RETAIL TRADE - 6.75%
Aaron Rents, Inc., Class B                                             354,800               7,142,124
Casey's General Stores, Inc.                                           310,500               5,483,430
CSS Industries, Inc.                                                   155,650               4,826,706
Fred's, Inc., Class A                                                  262,100               8,119,858
Hancock Fabrics, Inc. (a)                                              204,700               2,964,056
Haverty Furniture Companies, Inc.                                      359,600               7,141,656
Stein Mart, Inc. *                                                     495,600               4,083,744
                                                                                          ------------
                                                                                            39,761,574

SANITARY SERVICES - 2.15%
Casella Waste Systems, Inc., Class A *                                 380,300               5,206,307
Insituform Technologies, Inc., Class A * (a)                           277,900               4,585,350
Waste Connections, Inc. *                                               75,500               2,851,635
                                                                                          ------------
                                                                                            12,643,292
SEMICONDUCTORS - 2.23%
ATMI, Inc. * (a)                                                       146,000               3,378,440
Exar Corp. *                                                           252,800               4,317,824
Mykrolis Corp. *                                                       337,200               5,422,176
                                                                                          ------------
                                                                                            13,118,440
SOFTWARE - 2.46%
Packeteer, Inc. * (a)                                                  346,200               5,878,476
SPSS, Inc. *                                                           218,700               3,910,356
Websense, Inc. * (a)                                                   160,400               4,690,096
                                                                                          ------------
                                                                                            14,478,928

STEEL - 1.52%
Carpenter Technology Corp.                                             141,500               4,184,155
Gibraltar Steel Corp.                                                  189,600               4,768,440
                                                                                          ------------
                                                                                             8,952,595
TIRES & RUBBER - 0.38%
Myers Indiana, Inc. *                                                  184,100               2,231,292
                                                                                          ------------

TRANSPORTATION - 0.91%
Kirby Corp. *                                                          153,600               5,357,568
                                                                                          ------------

TRUCKING & FREIGHT - 2.91%
Landstar Systems, Inc. *                                               320,400              12,188,016
UTI Worldwide, Inc.                                                    130,000               4,930,900
                                                                                          ------------
                                                                                            17,118,916
TOTAL COMMON STOCK
(Cost: $422,512,400)                                                                      $512,964,379
                                                                                          ------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    PRINCIPAL
                                                                      AMOUNT                 VALUE
                                                                      ------                 -----
SHORT TERM INVESTMENTS - 12.65%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                                      $53,925,328            $ 53,925,328
T. Rowe Price Reserve Investment Fund (c)                           20,543,879              20,543,879
                                                                                          ------------
                                                                                          $ 74,469,207
REPURCHASE AGREEMENTS - 0.20%
Repurchase Agreement with State Street
   Corp., dated 12/31/2003 at 0.40%, to
   be repurchased at $1,179,026 on 01/02/2004,
   collateralized by $940,000 U.S Treasury
   Bonds, 7.5% due 11/15/2016 (valued at
   $1,204,912, including interest).                                $ 1,179,000            $  1,179,000
                                                                                          ------------

TOTAL INVESTMENTS (SMALL COMPANY
VALUE TRUST) (Cost: $498,160,607)                                                         $588,612,586
                                                                                          ============

SPECIAL VALUE TRUST

                                                                        SHARES                VALUE
                                                                        ------                -----
COMMON STOCK - 69.23%
AEROSPACE - 0.92%
Alliant Techsystems, Inc. *                                                900              $   51,984
DRS Technologies, Inc. * (a)                                             2,900                  80,562
Heico Corp., Class A * (a)                                               5,000                  70,400
                                                                                            ----------
                                                                                               202,946
AIR TRAVEL - 1.05%
SkyWest, Inc. * (a)                                                     12,800                 231,936
                                                                                            ----------

APPAREL & TEXTILES - 1.47%
Oshkosh B'Gosh, Inc., Class A (a)                                        6,100                 130,906
Timberland Company, Class A *                                            3,700                 192,659
                                                                                            ----------
                                                                                               323,565
BANKING - 5.25%
Amcore Financial, Inc. (a)                                               3,100                  83,762
BancTrust Financial Group, Inc.                                            100                   1,605
Corus Bankshares, Inc.                                                   3,600                 113,616
Cullen Frost Bankers, Inc.                                               4,000                 162,280
First Charter Corp. * (a)                                                6,100                 119,255
First Street Bancorporation                                              2,900                 100,775
IBERIABANK Corp.                                                         1,200                  70,800
Pacific Capital Bancorp *                                                5,100                 187,782
Sterling Bancorp (a)                                                     2,950                  84,075
Umpqua Holdings Corp. * (a)                                              4,900                 101,871
Webster Financial Corp.                                                  2,800                 128,408
                                                                                            ----------
                                                                                             1,154,229
BIOTECHNOLOGY - 0.59%
Millipore Corp. * (a)                                                    3,000                 129,150
                                                                                            ----------

BUSINESS SERVICES - 2.83%
Black Box Corp. * (a)                                                    2,900                 133,603
John H. Harland Company (a)                                              4,800                 131,040
Labor Ready, Inc. * (a)                                                 12,300                 161,130
Perot Systems Corp., Class A * (a)                                       3,500                  47,180
Watson Wyatt & Company Holdings *                                        6,200                 149,730
                                                                                            ----------
                                                                                               622,683
CHEMICALS - 1.51%
A. Schulman, Inc. *                                                      4,300                  91,676
Cabot Corp.                                                              3,300                 105,072
Lubrizol Corp. *                                                         3,700                 120,324
Penford Corp.                                                            1,100                  14,738
                                                                                            ----------
                                                                                               331,810

COMPUTERS & BUSINESS EQUIPMENT - 1.76%
3Com Corp. *                                                             8,700                  71,079
Electronics For Imaging, Inc. * (a)                                      4,800                 124,896
Rimage Corp. *                                                           5,600                  88,653
Tech Data Corp. *                                                        2,600                 103,194
                                                                                            ----------
                                                                                               387,822
CONSTRUCTION MATERIALS - 1.22%
EMCOR Group, Inc. * (a)                                                  2,900                 127,310
Granite Construction, Inc.                                               1,900                  44,631
Patrick Industries, Inc.                                                11,700                  96,642
                                                                                            ----------
                                                                                               268,583
CONTAINERS & GLASS - 0.82%
Smurfit-Stone Container Corp.                                            9,700                 180,129
                                                                                            ----------

COSMETICS & TOILETRIES - 0.91%
Steiner Leisure, Ltd. * (a)                                             14,000                 200,200
                                                                                            ----------

CRUDE PETROLEUM & NATURAL GAS - 0.86%
Newfield Exploration Company *                                             900                  40,086
XTO Energy, Inc.                                                         5,300                 149,990
                                                                                            ----------
                                                                                               190,076
ELECTRICAL EQUIPMENT - 0.14%
Powell Industries, Inc. *                                                1,600                  30,640
                                                                                            ----------

ELECTRIC UTILITIES - 0.45%
El Paso Electric Company * (a)                                           4,600                  61,410
MGE Energy, Inc. (a)                                                     1,200                  37,812
                                                                                            ----------
                                                                                                99,222
ELECTRONICS - 2.14%
Bel Fuse, Inc., Class B * (a)                                            3,300                 107,679
I.D. Systems, Inc. * (a)                                                 6,000                  41,100
Imation Corp. (a)                                                        2,000                  70,300
Mercury Computer Systems, Inc. *                                         3,800                  94,620
Roper Industries, Inc. (a)                                               3,200                 157,632
                                                                                            ----------
                                                                                               471,331
ENERGY - 0.49%
New Jersey Resources Corp.                                               2,800                 107,828
                                                                                            ----------

FINANCIAL SERVICES - 1.13%
Downey Financial Corp.                                                   3,200                 157,760
Triad Guaranty, Inc. *                                                   1,800                  90,630
                                                                                            ----------
                                                                                               248,390

FOOD & BEVERAGES - 1.48%
Hain Celestial Group, Inc. * (a)                                         4,900                 113,729
Sensient Technologies Corp. (a)                                         10,700                 211,539
                                                                                            ----------
                                                                                               325,268
FURNITURE & FIXTURES - 1.04%
Furniture Brands International, Inc. (a)                                 7,800                 228,774
                                                                                            ----------

GAS & PIPELINE UTILITIES - 0.50%
Northwest Natural Gas Company                                            3,600                 110,700
                                                                                            ----------

HEALTHCARE PRODUCTS - 0.38%
VitalWorks, Inc. *                                                      19,000                  83,980
                                                                                            ----------

HEALTHCARE SERVICES - 4.51%
AMERIGROUP Corp. * (a)                                                   3,000                 127,950
Apria Healthcare Group, Inc. * (a)                                       6,400                 182,208
Cross Country Healthcare Inc. * (a)                                     12,000                 179,040
Health Net, Inc. *                                                       4,000                 130,800
MedQuist, Inc. *                                                        12,500                 200,750
National Dentex Corp. *                                                  7,100                 170,400
                                                                                            ----------
                                                                                               991,148

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        SHARES                VALUE
                                                                        ------                -----
HOTELS & RESTAURANTS - 2.78%
Benihana Inc. Class A *                                                 10,400             $   133,640
Extended Stay America, Inc.                                             11,200                 162,176
LaSalle Hotel Properties                                                 6,300                 116,865
O'Charley's, Inc. * (a)                                                 11,100                 199,245
                                                                                           -----------
                                                                                               611,926
INDUSTRIAL MACHINERY - 5.14%
AGCO Corp. *                                                            11,500                 231,610
Albany International Corp., Class A                                      5,100                 172,890
Cognex Corp.                                                             3,700                 104,488
Cummins, Inc. (a)                                                        3,000                 146,820
IDEX Corp. * (a)                                                         3,600                 149,724
Lindsay Manufacturing Company (a)                                        3,700                  93,425
Manitowoc, Inc. (a)                                                      2,200                  68,640
Sauer-Danfoss, Inc. * (a)                                               10,000                 162,000
                                                                                           -----------
                                                                                             1,129,597
INDUSTRIALS - 1.47%
Crane Company                                                            6,400                 196,736
Harsco Corp.                                                             2,900                 127,078
                                                                                           -----------
                                                                                               323,814
INSURANCE - 3.47%
CNA Surety Corp. * (a)                                                   8,700                  82,737
Direct General Corp.                                                     2,500                  82,750
Midland Company (a)                                                      5,700                 134,634
Ohio Casualty Corp. * (a)                                                6,400                 111,104
RLI Corp. (a)                                                            4,600                 172,316
Scottish Re Group, Ltd. (a)                                              8,600                 178,708
                                                                                           -----------
                                                                                               762,249
INTERNET RETAIL - 0.41%
NetIQ Corp. * (a)                                                        6,800                  90,100
                                                                                           -----------

INVESTMENT COMPANIES - 2.70%
iShares Russell 2000 Value Index Fund                                    3,700                 593,480
                                                                                           -----------

MANUFACTURING - 2.86%
AptarGroup, Inc.                                                         4,400                 171,600
Kaydon Corp. * (a)                                                       7,100                 183,464
Pentair, Inc.                                                            4,500                 205,650
Thomas Industries, Inc.                                                  2,000                  69,320
                                                                                           -----------
                                                                                               630,034
MEDICAL-HOSPITALS - 0.72%
Rehabcare Group, Inc. * (a)                                              7,400                 157,324
                                                                                           -----------

METAL & METAL PRODUCTS - 1.56%
Mueller Industry, Inc. *                                                 4,700                 161,492
Timken Company                                                           9,000                 180,540
                                                                                           -----------
                                                                                               342,032
OFFICE FURNISHINGS & SUPPLIES - 1.53%
Ikon Office Solutions, Inc.                                             16,900                 200,434
United Stationers, Inc. *                                                3,300                 135,036
                                                                                           -----------
                                                                                               335,470
PAPER - 0.98%
P.H. Glatfelter Company                                                  5,200                  64,740
Pope & Talbot, Inc. (a)                                                  8,500                 149,685
                                                                                           -----------
                                                                                               214,425
PETROLEUM SERVICES - 0.35%
Superior Energy Services, Inc. *                                         4,200                  39,480
Varco International, Inc. *                                              1,800                  37,134
                                                                                           -----------
                                                                                                76,614
PHARMACEUTICALS - 0.25%
Bentley Pharmaceuticals, Inc. *                                          4,200                  55,860
                                                                                           -----------

RAILROADS & EQUIPMENT - 0.55%
Wabtec Corp. (a)                                                         7,100                 120,984
                                                                                           -----------

REAL ESTATE - 3.28%
American Land Lease, Inc.                                                3,400                  67,830
Cousins Properties, Inc.                                                 3,300                 100,980
Duke Realty Corp.                                                        2,600                  80,600
Equity One, Inc.                                                         7,000                 118,160
Host Marriott Corp., REIT *                                              8,200                 101,024
Liberty Property Trust, REIT (a)                                         2,200                  85,580
Mission West Properties, Inc. *                                          4,800                  62,160
Pan Pacific Retail Properties, Inc., REIT                                2,200                 104,830
                                                                                           -----------
                                                                                               721,164
RETAIL TRADE - 3.71%
Deb Shops, Inc. * (a)                                                    3,600                  77,400
Dillard's, Inc., Class A * (a)                                          10,300                 169,538
Linens'n Things, Inc. *                                                  7,200                 216,576
The Buckle, Inc. (a)                                                     6,000                 132,900
The Neiman Marcus Group, Inc., Class A * (a)                             4,100                 220,047
                                                                                           -----------
                                                                                               816,461
SEMICONDUCTORS - 0.98%
Exar Corp. * (a)                                                         6,000                 102,480
Lattice Semiconductor Corp. * (a)                                        5,400                  52,272
Richardson Electronics, Ltd. (a)                                         5,000                  61,450
                                                                                           -----------
                                                                                               216,202
SOFTWARE - 0.68%
EPIQ Systems, Inc. * (a)                                                 7,900                 135,327
Moldflow Corp. *                                                         1,200                  13,620
                                                                                           -----------
                                                                                               148,947
STEEL - 0.57%
Gibraltar Steel Corp. (a)                                                5,000                 125,750
                                                                                           -----------

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.68%
Citizens Communications Company *                                        2,700                  33,534
Inet Technologies, Inc. *                                                9,700                 116,400
                                                                                           -----------
                                                                                               149,934
TRANSPORTATION - 1.11%
Kirby Corp. *                                                            3,700                 129,056
Stonepath Group, Inc. * (a)                                             50,500                 114,130
                                                                                           -----------
                                                                                               243,186
TRUCKING & FREIGHT - 2.00%
Arkansas Best Corp. (a)                                                  4,300                 134,977
Covenant Transport, Inc. *                                               4,400                  83,644
Navistar International Corp. *                                           4,600                 220,294
                                                                                           -----------
                                                                                               438,915
TOTAL COMMON STOCK
(Cost: $12,793,911)                                                                        $15,224,878
                                                                                           -----------

                                                                      AMOUNT                  VALUE
                                                                      ------                  -----
SHORT TERM INVESTMENTS - 19.32%
State Street Navigator Securities
   Lending Prime Portfolio, 1.06% (b)                               $4,248,886             $ 4,248,886
                                                                                           -----------

REPURCHASE AGREEMENTS - 11.45%
Repurchase Agreement with State Street
   Corp., dated 12/31/2003 at 0.40%, to be
   repurchased at $2,519,056 on 01/02/2004,
   collateralized by $2,585,000 U.S. Treasury
   Bills, 0.89% due 06/24/2004 (valued at
   $2,572,075, including interest).                                 $2,519,000             $ 2,519,000
                                                                                           -----------

TOTAL INVESTMENTS (SPECIAL VALUE TRUST)
(Cost: $19,561,797)                                                                        $21,992,764
                                                                                           ===========

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

MID CAP VALUE TRUST

                                                                       SHARES                 VALUE
                                                                       ------                 -----
COMMON STOCK - 88.23%
ADVERTISING - 1.07%
The Interpublic Group of Companies, Inc. (a)                           338,100            $  5,274,360
                                                                                          ------------

AGRICULTURE - 4.20%
Archer-Daniels-Midland Company                                         569,800               8,672,356
Monsanto Company                                                       418,400              12,041,552
                                                                                          ------------
                                                                                            20,713,908

APPAREL & TEXTILES - 1.61%
Tommy Hilfiger Corp. *                                                 536,300               7,942,603
                                                                                          ------------

AUTO PARTS - 4.19%
Dana Corp.                                                             579,600              10,635,660
Genuine Parts Company                                                  302,600              10,046,320
                                                                                          ------------
                                                                                            20,681,980

BUSINESS SERVICES - 1.00%
Cadence Design Systems, Inc. *                                         273,100               4,910,338
                                                                                          ------------

CHEMICALS - 4.93%
Crompton Corp.                                                         694,300               4,978,131
Eastman Chemical Company *                                             315,200              12,459,856
IMC Global, Inc. (a)                                                   690,700               6,858,651
                                                                                          ------------
                                                                                            24,296,638

COMPUTERS & BUSINESS EQUIPMENT - 1.54%
Sybase, Inc. *                                                         367,900               7,571,382
                                                                                          ------------

CONTAINERS & GLASS - 3.80%
Ball Corp.                                                             138,400               8,244,488
Pactiv Corp. *                                                         438,200              10,472,980
                                                                                          ------------
                                                                                            18,717,468

CRUDE PETROLEUM & NATURAL GAS - 1.81%
EOG Resources, Inc.                                                    193,100               8,915,427
                                                                                          ------------

ELECTRICAL EQUIPMENT - 1.93%
Hubbell, Inc., Class B *                                               216,100               9,530,010
                                                                                          ------------

ELECTRIC UTILITIES - 4.89%
Ameren Corp. (a)                                                       213,300               9,811,800
CMS Energy Corp. (a)                                                   605,100               5,155,452
Northeast Utilities                                                    351,200               7,083,704
Puget Energy, Inc. *                                                    87,200               2,072,744
                                                                                          ------------
                                                                                            24,123,700

FOOD & BEVERAGES - 1.11%
Dean Foods Company *                                                    98,500               3,237,695
Smithfield Foods, Inc. *                                               107,700               2,229,390
                                                                                          ------------
                                                                                             5,467,085

FURNITURE & FIXTURES - 1.15%
Leggett & Platt, Inc.                                                  262,900               5,686,527
                                                                                          ------------

GAS & PIPELINE UTILITIES - 1.88%
NiSource, Inc.                                                         232,000               5,090,080
Southwest Gas Corp.                                                    186,000               4,175,700
                                                                                          ------------
                                                                                             9,265,780

HEALTHCARE PRODUCTS - 2.14%
Bausch & Lomb, Inc. *                                                  203,000              10,535,700
                                                                                          ------------

HEALTHCARE SERVICES - 3.41%
Caremark Rx, Inc. *                                                    353,100               8,944,023
Health Net, Inc. *                                                     240,600               7,867,620
                                                                                          ------------
                                                                                            16,811,643

HOTELS & RESTAURANTS - 1.77%
Park Place Entertainment Corp. *                                       607,700               6,581,391
Yum! Brands, Inc. *                                                     62,100               2,136,240
                                                                                          ------------
                                                                                             8,717,631

HOUSEHOLD PRODUCTS - 1.29%
Newell Rubbermaid, Inc.                                                279,900               6,373,323
                                                                                          ------------

INDUSTRIAL MACHINERY - 3.26%
CNH Global NV                                                          195,562               3,246,329
Cummins, Inc. (a)                                                      123,400               6,039,196
W.W. Grainger, Inc.                                                    143,000               6,776,770
                                                                                          ------------
                                                                                            16,062,295

INSURANCE - 12.60%
Aetna, Inc.                                                            141,300               9,549,054
Arthur J. Gallagher & Company (a)                                      139,900               4,545,351
Everest Re Group, Ltd.                                                 133,300              11,277,180
PartnerRe, Ltd. (a)                                                    162,300               9,421,515
SAFECO Corp. *                                                         280,800              10,931,544
The PMI Group, Inc. (a)                                                112,400               4,184,652
Transatlantic Holdings, Inc.                                            15,500               1,252,400
XL Capital, Ltd., Class A                                              141,300              10,957,815
                                                                                          ------------
                                                                                            62,119,511

MANUFACTURING - 2.01%
Snap-on, Inc.                                                          306,800               9,891,232
                                                                                          ------------

METAL & METAL PRODUCTS - 1.54%
Timken Company                                                         379,500               7,612,770
                                                                                          ------------

MINING - 1.58%
Potash Corporation of Saskatchewan, Inc. *                              90,400               7,817,792
                                                                                          ------------

OFFICE FURNISHINGS & SUPPLIES - 1.89%
Office Depot, Inc. *                                                   558,100               9,325,851
                                                                                          ------------

PAPER - 4.14%
Georgia-Pacific Corp.                                                  393,070              12,055,457
MeadWestvaco Corp.                                                     280,400               8,341,900
                                                                                          ------------
                                                                                            20,397,357

PETROLEUM SERVICES - 4.80%
GlobalSantaFe Corp.                                                    203,200               5,045,456
Halliburton Company                                                    415,500              10,803,000
Pride International, Inc. *                                            419,700               7,823,208
                                                                                          ------------
                                                                                            23,671,664

PHARMACEUTICALS - 1.68%
King Pharmaceuticals, Inc. *                                           193,400               2,951,284
Mylan Laboratories, Inc. (a)                                           210,900               5,327,334
                                                                                          ------------
                                                                                             8,278,618

PUBLISHING - 0.43%
American Greetings Corp., Class A * (a)                                 97,200               2,125,764
                                                                                          ------------

REAL ESTATE - 3.21%
Health Care Property Investors, Inc., REIT                              33,600               1,706,880
Healthcare Realty Trust                                                182,200               6,513,650

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
REAL ESTATE - 3.21%
Host Marriott Corp., REIT *                                            617,096            $  7,602,623
                                                                                          ------------
                                                                                            15,823,153

RETAIL GROCERY - 0.45%
Safeway, Inc. *                                                        101,400               2,221,674
                                                                                          ------------

RETAIL TRADE - 6.62%
Big Lots, Inc. *                                                       448,360               6,371,195
Federated Department Stores, Inc.                                       42,900               2,021,877
Foot Locker, Inc.                                                      384,800               9,023,560
J.C. Penney Company, Inc. *                                            344,900               9,063,972
May Department Stores Company                                           71,000               2,063,970
Payless ShoeSource, Inc. * (a)                                         305,800               4,097,720
                                                                                          ------------
                                                                                            32,642,294

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.30%
Avaya, Inc. * (a)                                                      113,100               1,463,514
                                                                                          ------------

TOTAL COMMON STOCK
(Cost: $365,327,099)                                                                      $434,988,992
                                                                                          ------------

                                                                    PRINCIPAL
                                                                     AMOUNT                  VALUE
                                                                    ---------                -----
SHORT TERM INVESTMENTS - 7.37%
State Street Navigator Securities
   Lending Prime Portfolio, 1.06% (b)                              $36,322,557            $ 36,322,557
                                                                                          ------------

REPURCHASE AGREEMENTS - 4.40%
Repurchase Agreement with State
   Street Corp., dated 12/31/2003 at
   0.40%, to be repurchased at $21,721,483
   on 01/02/2004, collateralized by
   $15,085,000 U.S. Treasury Bonds, 9.250%
   due 02/15/2016 (valued at $22,156,094,
   including interest).                                            $21,721,000            $ 21,721,000
                                                                                          ------------

TOTAL INVESTMENT (MID CAP VALUE
TRUST) (Cost: $423,370,656)                                                               $493,032,549
                                                                                          ============

VALUE TRUST

                                                                       SHARES                 VALUE
                                                                       ------                 -----
COMMON STOCK - 97.62%
ADVERTISING - 2.33%
The Interpublic Group of Companies, Inc.                               448,910            $  7,002,996
                                                                                          ------------

AEROSPACE - 3.50%
Goodrich Corp. *                                                       354,510              10,525,402
                                                                                          ------------

BANKING - 5.60%
National Commerce Financial Corp.                                      233,760               6,376,973
Sovereign Bancorp, Inc. *                                              440,190              10,454,512
                                                                                          ------------
                                                                                            16,831,485

BIOTECHNOLOGY - 2.07%
Applera Corp.-Applied Biosystems Group *                               300,640               6,226,254
                                                                                          ------------

BUSINESS SERVICES - 16.76%
BearingPoint, Inc. *                                                   555,090               5,600,858
Cadence Design Systems, Inc. *                                         503,570               9,054,189
Convergys Corp. *                                                      480,350               8,386,911
Equifax, Inc.                                                          253,190               6,203,155
Manpower, Inc.                                                         145,250               6,838,370
The BISYS Group, Inc. *                                                444,150               6,608,952
Valassis Communications, Inc. *                                        260,960               7,659,176
                                                                                          ------------
                                                                                            50,351,611

CHEMICALS - 3.92%
Hercules, Inc. *                                                       429,700               5,242,340
Lyondell Chemical Company                                              385,700               6,537,615
                                                                                          ------------
                                                                                            11,779,955

COSMETICS & TOILETRIES - 2.99%
International Flavors & Fragrances, Inc.                               257,450               8,990,154
                                                                                          ------------

ELECTRICAL EQUIPMENT - 3.33%
Hubbell, Inc., Class B *                                               226,940              10,008,054
                                                                                          ------------

ELECTRIC UTILITIES - 7.57%
Edison International                                                   409,820               8,987,353
Pinnacle West Capital Corp.                                            148,600               5,946,972
Wisconsin Energy Corp.                                                 233,670               7,816,261
                                                                                          ------------
                                                                                            22,750,586

FINANCIAL SERVICES - 1.81%
A.G. Edwards, Inc. *                                                   129,550               4,693,596
Nelnet, Inc., Class A *                                                 33,600                 752,640
                                                                                          ------------
                                                                                             5,446,236

FOOD & BEVERAGES - 1.94%
Hormel Foods Corp.                                                     225,090               5,809,573
                                                                                          ------------

HEALTHCARE PRODUCTS - 3.31%
Bausch & Lomb, Inc. *                                                  191,750               9,951,825
                                                                                          ------------

HEALTHCARE SERVICES - 2.33%
IMS Health, Inc.                                                       281,580               7,000,079
                                                                                          ------------

HOTELS & RESTAURANTS - 3.80%
Starwood Hotels & Resorts Worldwide, Inc. *                            111,030               3,993,749
Wendy's International, Inc.                                            189,170               7,423,031
                                                                                          ------------
                                                                                            11,416,780

INSURANCE - 14.11%
ACE, Ltd.                                                              273,630              11,333,755
Aon Corp.                                                              370,100               8,860,194
Arthur J. Gallagher & Company                                          194,770               6,328,077
Chubb Corp.                                                            113,660               7,740,246
Horace Mann Educators Corp.                                            142,200               1,986,534
UNUMProvident Corp.                                                    389,300               6,139,261
                                                                                          ------------
                                                                                            42,388,067

MEDICAL-HOSPITALS - 2.33%
Tenet Healthcare Corp. *                                               435,940               6,996,837
                                                                                          ------------

OFFICE FURNISHINGS & SUPPLIES - 0.89%
Office Depot, Inc. *                                                   160,150               2,676,107
                                                                                          ------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
PAPER - 2.22%
Temple-Inland, Inc.                                                    106,450            $  6,671,221
                                                                                          ------------

PETROLEUM SERVICES - 5.82%
GlobalSantaFe Corp.                                                    253,290               6,289,191
Transocean, Inc. *                                                     180,140               4,325,161
Valero Energy Corp.                                                    148,080               6,862,027
                                                                                          ------------
                                                                                            17,476,379

PHARMACEUTICALS - 3.52%
Watson Pharmaceuticals, Inc. *                                         229,720              10,567,120
                                                                                          ------------

PUBLISHING - 3.34%
Reuters Group PLC - ADR                                                106,200               2,695,356
Scholastic Corp. *                                                     215,440               7,333,578
                                                                                          ------------
                                                                                            10,028,934

RETAIL TRADE - 1.99%
Borders Group, Inc.                                                    273,030               5,984,818
                                                                                          ------------

TRAVEL SERVICES - 2.14%
Sabre Holdings Corp.                                                   297,120               6,414,821
                                                                                          ------------

TOTAL COMMON STOCK
(Cost: $241,475,816)                                                                      $293,295,294
                                                                                          ------------

                                                                    PRINCIPAL
                                                                      AMOUNT                 VALUE
                                                                      ------                 -----
SHORT TERM INVESTMENTS - 2.38%
Federal National Mortgage
   Association Discount Note, 0.70%
   due 01/02/2004                                                   $7,143,000            $  7,142,861
                                                                                          ------------

TOTAL INVESTMENTS (VALUE TRUST) (Cost:
$248,618,677)                                                                             $300,438,155
                                                                                          ============

ALL CAP VALUE TRUST

                                                                       SHARES                 VALUE
                                                                       ------                 -----
COMMON STOCK - 91.36%
ADVERTISING - 0.57%
The Interpublic Group of Companies, Inc.                               111,500            $  1,739,400
                                                                                          ------------

AEROSPACE - 0.29%
Woodward Governor Company (a)                                           15,700                 892,231
                                                                                          ------------

AGRICULTURE - 1.48%
Archer-Daniels-Midland Company                                         138,500               2,107,970
Delta & Pine Land Company                                               54,000               1,371,600
Monsanto Company                                                        34,800               1,001,544
                                                                                          ------------
                                                                                             4,481,114

AIR TRAVEL - 0.10%
Alaska Air Group, Inc. * (a)                                            10,800                 294,732
                                                                                          ------------

ALUMINUM - 1.75%
Alcoa, Inc.                                                            140,000               5,320,000
                                                                                          ------------

APPAREL & TEXTILES - 0.96%
NIKE, Inc., Class B                                                     42,300               2,895,858
                                                                                          ------------

AUTO PARTS - 2.09%
American Axle & Manufacturing Holdings, Inc. *                          28,500               1,151,970
BorgWarner, Inc.                                                        19,800               1,684,386
Dana Corp.                                                              80,600               1,479,010
Genuine Parts Company                                                   60,500               2,008,600
                                                                                          ------------
                                                                                             6,323,966

BANKING - 6.61%
Bank of New York Company, Inc. *                                        30,000                 993,600
Bank One Corp.                                                          98,000               4,467,820
Cullen Frost Bankers, Inc.                                              74,300               3,014,351
Doral Financial Corp.                                                   78,000               2,517,840
FleetBoston Financial Corp. *                                           16,800                 733,320
Wachovia Corp.                                                          92,400               4,304,916
Webster Financial Corp.                                                  9,300                 426,498
Wells Fargo & Company                                                   60,500               3,562,845
                                                                                          ------------
                                                                                            20,021,190

BROADCASTING - 2.66%
Clear Channel Communications, Inc.                                      64,200               3,006,486
Viacom, Inc., Class B                                                  113,800               5,050,444
                                                                                          ------------
                                                                                             8,056,930

BUILDING MATERIALS & CONSTRUCTION - 0.24%
Haemonetics Corp. *                                                     30,100                 719,089
                                                                                          ------------

BUSINESS SERVICES - 0.96%
AMR Corp. * (a)                                                          8,600                 111,370
Cadence Design Systems, Inc. *                                          82,600               1,485,148
Reynolds & Reynolds Company, Class A *                                  45,000               1,307,250
                                                                                          ------------
                                                                                             2,903,768

CABLE AND TELEVISION - 1.28%
Comcast Corp.-Special Class A *                                        124,100               3,881,848
                                                                                          ------------

CHEMICALS - 2.96%
E.I. Du Pont De Nemours & Company                                       45,000               2,065,050
Eastman Chemical Company *                                              31,000               1,225,430
OM Group, Inc. * (a)                                                    64,200               1,681,398
Praxair, Inc.                                                           70,000               2,674,000
Rohm & Haas Company                                                     31,300               1,336,823
                                                                                          ------------
                                                                                             8,982,701

COMPUTERS & BUSINESS EQUIPMENT - 3.90%
Apple Computer, Inc. *                                                 296,000               6,325,520
Electronics For Imaging, Inc. * (a)                                     39,500               1,027,790
EMC Corp. *                                                            258,900               3,344,988
Xerox Corp. *                                                           82,200               1,134,360
                                                                                          ------------
                                                                                            11,832,658

CONSTRUCTION MATERIALS - 0.44%
JLG Industries, Inc. * (a)                                              28,100                 427,963
Trinity Industries, Inc. * (a)                                          29,200                 900,528
                                                                                          ------------
                                                                                             1,328,491

CONTAINERS & GLASS - 0.69%
Pactiv Corp. *                                                          87,600               2,093,640
                                                                                          ------------

COSMETICS & TOILETRIES - 0.53%
The Gillette Company *                                                  43,500               1,597,755
                                                                                          ------------

CRUDE PETROLEUM & NATURAL GAS - 0.95%
Chesapeake Energy Corp. (a)                                             52,000                 706,160

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
CRUDE PETROLEUM & NATURAL GAS - CONTINUED
EOG Resources, Inc.                                                     28,100            $  1,297,377
Helmerich & Payne, Inc. *                                               31,400                 877,002
                                                                                          ------------
                                                                                             2,880,539

DOMESTIC OIL - 0.45%
Westport Resources Corp. *                                              46,100               1,376,546
                                                                                          ------------

ELECTRICAL EQUIPMENT - 1.42%
C-COR.net Corp. * (a)                                                   54,900                 611,037
Emerson Electric Company                                                22,800               1,476,300
Hubbell, Inc., Class B *                                                50,600               2,231,460
                                                                                          ------------
                                                                                             4,318,797

ELECTRIC UTILITIES - 1.02%
Ameren Corp.                                                            41,600               1,913,600
CMS Energy Corp. (a)                                                   140,000               1,192,800
                                                                                          ------------
                                                                                             3,106,400

ELECTRONICS - 2.18%
Intermagnetics General Corp. * (a)                                      19,900                 440,984
Rogers Corp. *                                                          15,200                 670,624
Technitrol, Inc.                                                        21,100                 437,614
Varian, Inc. *                                                          26,600               1,110,018
Vishay Intertechnology, Inc. *                                          87,800               2,010,620
Zebra Technologies Corp., Class A *                                     29,000               1,924,730
                                                                                          ------------
                                                                                             6,594,590

ENERGY - 0.81%
Progress Energy, Inc.                                                   54,000               2,444,040
                                                                                          ------------

FINANCIAL SERVICES - 3.81%
Citigroup, Inc.                                                        118,400               5,747,136
Mellon Financial Corp.                                                 107,100               3,438,981
Merrill Lynch & Company, Inc.                                           40,300               2,363,595
                                                                                          ------------
                                                                                            11,549,712

FOOD & BEVERAGES - 3.72%
General Mills, Inc. *                                                   33,500               1,517,550
Kraft Foods, Inc., Class A                                             100,000               3,222,000
PepsiCo, Inc.                                                           98,100               4,573,422
Smithfield Foods, Inc. *                                                94,400               1,954,080
                                                                                          ------------
                                                                                            11,267,052

FOREST PRODUCTS - 0.14%
Weyerhaeuser Company *                                                   6,500                 416,000
                                                                                          ------------

GAS & PIPELINE UTILITIES - 0.65%
Philadelphia Suburban Corp.                                             89,625               1,980,713
                                                                                          ------------

HEALTHCARE PRODUCTS - 0.95%
Bausch & Lomb, Inc. *                                                   47,900               2,486,010
ICU Medical, Inc. * (a)                                                 11,800                 404,504
                                                                                          ------------
                                                                                             2,890,514

HEALTHCARE SERVICES - 0.63%
Covance, Inc. *                                                         27,100                 726,280
Sierra Health Services, Inc. * (a)                                      43,300               1,188,585
                                                                                          ------------
                                                                                             1,914,865

HOTELS & RESTAURANTS - 0.35%
Yum! Brands, Inc. *                                                     31,100               1,069,840
                                                                                          ------------

INDUSTRIAL MACHINERY - 4.96%
Briggs & Stratton Corp. (a)                                             27,300               1,840,020
Cummins, Inc. (a)                                                       25,100               1,228,394
Deere & Company *                                                      113,900               7,409,195
Dionex Corp. *                                                          22,900               1,053,858
Grant Prideco, Inc. *                                                   69,700                 907,494
IDEX Corp. *                                                            18,400                 765,256
W.W. Grainger, Inc.                                                     38,400               1,819,776
                                                                                          ------------
                                                                                            15,023,993

INDUSTRIALS - 0.52%
GrafTech International, Ltd. *                                         115,800               1,563,300
                                                                                          ------------

INSURANCE - 3.69%
American International Group, Inc.                                      45,000               2,982,600
Markel Corp. * (a)                                                       7,200               1,825,272
Odyssey Re Holdings Corp. (a)                                           80,000               1,804,000
SAFECO Corp. *                                                          39,800               1,549,414
Travelers Property Casualty Corp., Class B                              35,000                 593,950
XL Capital, Ltd., Class A                                               31,200               2,419,560
                                                                                          ------------
                                                                                            11,174,796

LEISURE TIME - 2.12%
The Walt Disney Company *                                              275,000               6,415,750
                                                                                          ------------

LIFE SCIENCES - 0.11%
Pharmaceutical Product Development, Inc. *
                                                                        12,100                 326,337
                                                                                          ------------

MANUFACTURING - 3.62%
3M Company                                                              10,800                 918,324
Eaton Corp.                                                             34,500               3,725,310
Illinois Tool Works, Inc.                                               21,300               1,787,283
Tyco International, Ltd. *                                             171,600               4,547,400
                                                                                          ------------
                                                                                            10,978,317

MEDICAL-HOSPITALS - 0.49%
Manor Care, Inc.                                                        42,800               1,479,596
                                                                                          ------------

METAL & METAL PRODUCTS - 1.77%
Mueller Industry, Inc. * (a)                                            18,000                 618,480
Quanex Corp.                                                            56,600               2,609,260
Timken Company                                                         106,600               2,138,396
                                                                                          ------------
                                                                                             5,366,136

MINING - 2.42%
Newmont Mining Corp.                                                   106,200               5,162,382
Potash Corporation of Saskatchewan, Inc. *                              25,200               2,179,296
                                                                                          ------------
                                                                                             7,341,678

NEWSPAPERS - 0.25%
Journal Register Company *                                              37,200                 770,040
                                                                                          ------------

PAPER - 2.69%
Georgia-Pacific Corp.                                                  100,000               3,067,000
International Paper Company                                             72,000               3,103,920
MeadWestvaco Corp.                                                      66,600               1,981,350
                                                                                          ------------
                                                                                             8,152,270

PETROLEUM SERVICES - 7.15%
Baker Hughes, Inc.                                                      30,600                 984,096
ChevronTexaco Corp.                                                     14,762               1,275,289
Exxon Mobil Corp.                                                      323,100              13,247,100

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
PETROLEUM SERVICES - CONTINUED
GlobalSantaFe Corp.                                                     22,500            $    558,675
Grey Wolf, Inc. * (a)                                                  283,500               1,060,290
Halliburton Company                                                     44,800               1,164,800
Pride International, Inc. *                                             83,500               1,556,440
Schlumberger, Ltd. *                                                    33,100               1,811,232
                                                                                          ------------
                                                                                            21,657,922

PHARMACEUTICALS - 4.98%
Abbott Laboratories                                                     30,000               1,398,000
King Pharmaceuticals, Inc. *                                            17,100                 260,946
Merck & Company, Inc.                                                   51,200               2,365,440
Mylan Laboratories, Inc.                                                13,650                 344,799
Novartis AG, ADR                                                        74,200               3,405,038
Schering-Plough Corp.                                                  220,000               3,825,800
Wyeth                                                                   82,600               3,506,370
                                                                                          ------------
                                                                                            15,106,393

PUBLISHING - 1.33%
Tribune Company                                                         78,400               4,045,440
                                                                                          ------------

RAILROADS & EQUIPMENT - 1.02%
CSX Corp.                                                               85,700               3,080,058
                                                                                          ------------

REAL ESTATE - 0.42%
Host Marriott Corp., REIT *                                            103,000               1,268,960
                                                                                          ------------

RETAIL TRADE - 3.40%
Barnes & Noble, Inc. *                                                  45,600               1,497,960
Foot Locker, Inc.                                                        5,500                 128,975
J.C. Penney Company, Inc. *                                             49,800               1,308,744
Limited Brands, Inc.                                                   140,000               2,524,200
Pier 1 Imports, Inc.                                                    99,000               2,164,140
Target Corp.                                                            35,000               1,344,000
The Yankee Candle, Inc. *                                               48,500               1,325,505
                                                                                          ------------
                                                                                            10,293,524

SANITARY SERVICES - 0.41%
Waste Management, Inc.                                                  42,300               1,252,080
                                                                                          ------------

SOFTWARE - 0.18%
Take-Two Interactive Software, Inc. * (a)                               19,100                 550,271
                                                                                          ------------

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 2.54%
Arris Group, Inc. * (a)                                                 33,100                 239,644
Motorola, Inc. *                                                       380,000               5,346,600
SBC Communications, Inc.                                                80,600               2,101,242
                                                                                          ------------
                                                                                             7,687,486

TELEPHONE - 2.23%
Verizon Communications, Inc. *                                         192,500               6,752,900
                                                                                          ------------

TOYS, AMUSEMENTS & SPORTING GOODS - 0.47%
Hasbro, Inc. *                                                          67,000               1,425,760
                                                                                          ------------

TOTAL COMMON STOCK
(Cost: $233,416,608)                                                                      $276,887,986
                                                                                          ------------

                                                                    PRINCIPAL
                                                                      AMOUNT                 VALUE
                                                                      ------                 -----
SHORT TERM INVESTMENTS - 4.58%
State Street Navigator Securities
   Lending Prime Portfolio, 1.06% (b)                              $13,8815,067           $ 13,885,067
                                                                                          ------------

REPURCHASE AGREEMENTS - 4.06%
Repurchase Agreement with State
   Street Corp., dated 12/31/2003 at
   0.40%, to be repurchased at $12,314,274 on
   01/02/2004, collateralized by $9,800,000
   U.S. Treasury Bonds, 7.500% due 11/15/2016
   (valued at $12,561,846, including interest).                    $12,314,000            $ 12,314,000
                                                                                          ------------

TOTAL INVESTMENTS (ALL CAP VALUE TRUST)
(Cost: $259,615,675)                                                                      $303,087,053
                                                                                          ============

EQUITY INDEX TRUST

                                                                       SHARES                 VALUE
                                                                       ------                 -----
COMMON STOCK - 95.47%
ADVERTISING - 0.24%
Monster Worldwide, Inc. *                                                  857            $     18,820
Omnicom Group, Inc. *                                                    1,444                 126,104
The Interpublic Group of Companies, Inc.                                 3,152                  49,171
                                                                                          ------------
                                                                                               194,095

AEROSPACE - 1.82%
General Dynamics Corp.                                                   1,503                 135,856
Goodrich Corp. *                                                           894                  26,543
Honeywell International, Inc.                                            6,554                 219,100
Lockheed Martin Corp.                                                    3,428                 176,199
Northrop Grumman Corp.                                                   1,392                 133,075
Raytheon Company *                                                       3,164                  95,047
Rockwell Collins, Inc.                                                   1,346                  40,420
Textron, Inc. *                                                          1,034                  59,000
The Boeing Company *                                                     6,396                 269,528
United Technologies Corp.                                                3,577                 338,992
                                                                                          ------------
                                                                                             1,493,760

AGRICULTURE - 0.16%
Archer-Daniels-Midland Company                                           4,916                  74,821
Monsanto Company                                                         1,992                  57,330
                                                                                          ------------
                                                                                               132,151

AIR TRAVEL - 0.13%
Delta Air Lines, Inc. *                                                    939                  11,089
Southwest Airlines Company *                                             5,985                  96,598
                                                                                          ------------
                                                                                               107,687

ALUMINUM - 0.30%
Alcoa, Inc.                                                              6,579                 250,002
                                                                                          ------------

APPAREL & TEXTILES - 0.39%
Cintas Corp.                                                             1,298                  65,069
Jones Apparel Group, Inc.                                                  960                  33,821
Liz Claiborne, Inc.                                                        830                  29,432
NIKE, Inc., Class B                                                      1,995                 136,578
Reebok International, Ltd.                                                 448                  17,615
V.F. Corp.                                                                 822                  35,543
                                                                                          ------------
                                                                                               318,058

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
AUTO PARTS - 0.21%
AutoZone, Inc. *                                                           675            $     57,517
Dana Corp.                                                               1,130                  20,735
Delphi Corp. *                                                           4,260                  43,495
Genuine Parts Company                                                    1,323                  43,924
Visteon Corp.                                                              994                  10,347
                                                                                          ------------
                                                                                               176,018

AUTO SERVICES - 0.05%
AutoNation, Inc. *                                                       2,091                  38,412
                                                                                          ------------

AUTOMOBILES - 0.64%
Ford Motor Company *                                                    13,921                 222,736
General Motors Corp. (a)                                                 4,263                 227,644
PACCAR, Inc.                                                               887                  75,502
                                                                                          ------------
                                                                                               525,882

BANKING - 6.13%
AmSouth BanCorp                                                          2,669                  65,391
Bank of America Corp.                                                   11,296                 908,537
Bank of New York Company, Inc. *                                         5,881                 194,779
Bank One Corp.                                                           8,499                 387,469
BB&T Corp.                                                               4,156                 160,588
Comerica, Inc.                                                           1,333                  74,728
Fifth Third Bancorp                                                      4,326                 255,667
First Tennessee National Corp.                                             954                  42,071
FleetBoston Financial Corp. *                                            8,017                 349,942
Golden West Financial Corp.                                              1,155                 119,184
Huntington Bancshares, Inc.                                              1,740                  39,150
KeyCorp                                                                  3,187                  93,443
Marshall & Ilsley Corp.                                                  1,721                  65,828
National City Corp.                                                      4,622                 156,871
North Fork BanCorp, Inc.                                                 1,153                  46,662
Northern Trust Corp.                                                     1,675                  77,753
Southtrust Corp.                                                         2,523                  82,578
SunTrust Banks, Inc.                                                     2,140                 153,010
Union Planters Corp.                                                     1,434                  45,157
US Bancorp                                                              14,663                 436,664
Wachovia Corp.                                                          10,064                 468,882
Wells Fargo & Company                                                   12,864                 757,561
Zions BanCorp                                                              683                  41,888
                                                                                          ------------
                                                                                             5,023,803

BIOTECHNOLOGY - 1.17%
Amgen, Inc. *                                                            9,807                 606,073
Applera Corp.-Applied Biosystems Group *                                 1,582                  32,763
Biogen Idec, Inc. *                                                      2,491                  91,619
Chiron Corp. *                                                           1,427                  81,325
Genzyme Corp. *                                                          1,704                  84,075
MedImmune, Inc. *                                                        1,882                  47,803
Millipore Corp. *                                                          371                  15,971
                                                                                          ------------
                                                                                               959,629

BROADCASTING - 1.11%
Clear Channel Communications, Inc.                                       4,680                 219,164
Univision Communications, Inc., Class A *                                2,452                  97,320
Viacom, Inc., Class B                                                   13,299                 590,210
                                                                                          ------------
                                                                                               906,694

BUILDING MATERIALS & CONSTRUCTION - 0.19%
American Standard Companies, Inc. *                                        554                  55,788
Masco Corp.                                                              3,521                  96,510
                                                                                          ------------
                                                                                               152,298

BUSINESS SERVICES - 1.84%
Automatic Data Processing, Inc.                                          4,519                 178,998
BMC Software, Inc. *                                                     1,720                  32,078
Cendant Corp. *                                                          7,703                 171,546
Charles Schwab Corp.                                                    10,314                 122,118
Computer Sciences Corp. *                                                1,424                  62,984
Concord EFS, Inc. *                                                      3,536                  52,474
Convergys Corp. *                                                        1,088                  18,996
Deluxe Corp.                                                               384                  15,871
Electronic Data Systems Corp.                                            3,652                  89,620
Equifax, Inc.                                                            1,057                  25,896
First Data Corp. *                                                       5,541                 227,680
Fiserv, Inc. *                                                           1,473                  58,198
Fluor Corp. *                                                              624                  24,735
Moody's Corp.                                                            1,131                  68,482
NCR Corp. *                                                                719                  27,897
Paychex, Inc.                                                            2,866                 106,615
Pitney Bowes, Inc.                                                       1,776                  72,141
R.R. Donnelley & Sons Company                                              864                  26,050
Robert Half International, Inc. *                                        1,302                  30,389
SunGuard Data Systems, Inc. *                                            2,184                  60,519
Unisys Corp. *                                                           2,512                  37,303
                                                                                          ------------
                                                                                             1,510,590

CABLE AND TELEVISION - 1.44%
Comcast Corp., Class A *                                                17,113                 562,505
Time Warner, Inc. *                                                     34,377                 618,442
                                                                                          ------------
                                                                                             1,180,947

CELLULAR COMMUNICATIONS - 0.54%
AT&T Wireless Services, Inc. *                                          20,637                 164,890
Nextel Communications, Inc., Class A *                                   8,359                 234,553
Sprint Corp. (PCS Group) *                                               7,869                  44,224
                                                                                          ------------
                                                                                               443,667
CHEMICALS - 1.35%
Air Products & Chemicals, Inc.                                           1,728                  91,290
Ashland, Inc.                                                              522                  22,999
Dow Chemical Company *                                                   6,998                 290,907
E.I. Du Pont De Nemours & Company                                        7,578                 347,755
Eastman Chemical Company *                                                 588                  23,244
Engelhard Corp.                                                            954                  28,572
Great Lakes Chemical Corp.                                                 385                  10,468
Hercules, Inc. *                                                           843                  10,285
PPG Industries, Inc.                                                     1,292                  82,714
Praxair, Inc.                                                            2,472                  94,430
Rohm & Haas Company                                                      1,693                  72,308
Sigma-Aldrich Corp.                                                        527                  30,134
                                                                                          ------------
                                                                                             1,105,106

COLLEGES & UNIVERSITIES - 0.11%
Apollo Group, Inc., Class A *                                            1,341                  91,188
                                                                                          ------------

COMPUTERS & BUSINESS EQUIPMENT - 3.71%
Apple Computer, Inc. *                                                   2,756                  58,896
Dell, Inc. *                                                            19,466                 661,065
EMC Corp. *                                                             18,270                 236,048
Gateway, Inc. *                                                          2,466                  11,344
Hewlett-Packard Company *                                               23,181                 532,468
International Business Machines Corp.                                   13,080               1,212,254
Lexmark International, Inc. *                                              977                  76,831
Network Appliance, Inc. *                                                2,623                  53,850
Sun Microsystems, Inc. *                                                24,836                 111,514
Xerox Corp. *                                                            6,020                  83,076
                                                                                          ------------
                                                                                             3,037,346

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
CONSTRUCTION MATERIALS - 0.09%
Sherwin-Williams Company                                                 1,108            $     38,492
Vulcan Materials Company                                                   773                  36,772
                                                                                          ------------
                                                                                                75,264

CONSTRUCTION & MINING EQUIPMENT - 0.02%
Rowan Companies, Inc. *                                                    715                  16,567
                                                                                          ------------

CONTAINERS & GLASS - 0.13%
Ball Corp.                                                                 428                  25,496
Bemis Company, Inc.                                                        404                  20,200
Pactiv Corp. *                                                           1,195                  28,561
Sealed Air Corp. *                                                         646                  34,974
                                                                                          ------------
                                                                                               109,231

COSMETICS & TOILETRIES - 2.29%
Alberto Culver Company, Class B                                            447                  28,197
Avon Products, Inc.                                                      1,798                 121,347
Colgate-Palmolive Company                                                4,084                 204,404
International Flavors & Fragrances, Inc.                                   712                  24,863
Kimberly-Clark Corp.                                                     3,835                 226,610
The Gillette Company *                                                   7,692                 282,527
The Procter & Gamble Company                                             9,858                 984,617
                                                                                          ------------
                                                                                             1,872,565

CRUDE PETROLEUM & NATURAL GAS - 0.70%
Anadarko Petroleum Corp.                                                 1,907                  97,276
Apache Corp.                                                             1,232                  99,915
Burlington Resources, Inc.                                               1,510                  83,624
Devon Energy Corp.                                                       1,768                 101,235
EOG Resources, Inc.                                                        875                  40,399
Occidental Petroleum Corp. *                                             2,928                 123,679
Sunoco, Inc.                                                               587                  30,025
                                                                                          ------------
                                                                                               576,153

DOMESTIC OIL - 0.27%
Amerada Hess Corp. *                                                       683                  36,315
Kerr-McGee Corp. *                                                         767                  35,658
Marathon Oil Corp.                                                       2,359                  78,060
Unocal Corp. *                                                           1,969                  72,518
                                                                                          ------------
                                                                                               222,551

ELECTRICAL EQUIPMENT - 3.46%
American Power Conversion Corp.                                          1,509                  36,895
Cooper Industries, Ltd., Class A *                                         710                  41,130
Emerson Electric Company                                                 3,199                 207,135
General Electric Company                                                76,336               2,364,889
Johnson Controls, Inc. *                                                   687                  79,775
Molex, Inc. *                                                            1,447                  50,486
Power-One, Inc. *                                                          633                   6,856
Symbol Technologies, Inc.                                                1,753                  29,608
Tektronix, Inc.                                                            643                  20,319
                                                                                          ------------
                                                                                             2,837,093

ELECTRIC UTILITIES - 2.15%
Allegheny Energy, Inc. *                                                   965                  12,313
Ameren Corp.                                                             1,235                  56,810
American Electric Power, Inc.                                            3,003                  91,621
CenterPoint Energy, Inc.                                                 2,327                  22,549
Cinergy Corp.                                                            1,354                  52,549
CMS Energy Corp.                                                         1,225                  10,437
Consolidated Edison, Inc.                                                1,714                  73,719
Constellation Energy Group, Inc.                                         1,272                  49,811
Dominion Resources, Inc.                                                 2,466                 157,405
DTE Energy Company *                                                     1,280                  50,432
Duke Energy Corp. *                                                      6,900                 141,105
Edison International                                                     2,477                  54,321
Entergy Corp.                                                            1,740                  99,406
Exelon Corp.                                                             2,486                 164,971
FirstEnergy Corp.                                                        2,508                  88,282
FPL Group, Inc.                                                          1,398                  91,457
PG&E Corp. *                                                             3,153                  87,559
Pinnacle West Capital Corp.                                                694                  27,774
PPL Corp.                                                                1,348                  58,975
Public Service Enterprise Group, Inc.                                    1,788                  78,314
TECO Energy, Inc. (a)                                                    1,428                  20,577
The AES Corp. *                                                          4,734                  44,689
The Southern Company                                                     5,567                 168,402
TXU Corp. *                                                              2,462                  58,399
                                                                                          ------------
                                                                                             1,761,877

ELECTRONICS - 0.34%
Agilent Technologies, Inc. *                                             3,615                 105,702
Jabil Circuit, Inc. *                                                    1,519                  42,988
Sanmina-SCI Corp. *                                                      3,933                  49,595
Solectron Corp. *                                                        6,356                  37,564
Thermo Electron Corp. *                                                  1,238                  31,198
Thomas & Betts Corp.                                                       444                  10,163
                                                                                          ------------
                                                                                               277,210

ENERGY - 0.25%
Calpine Corp. * (a)                                                      3,141                  15,108
Progress Energy, Inc.                                                    1,863                  84,320
Sempra Energy *                                                          1,720                  51,703
Xcel Energy, Inc. *                                                      3,032                  51,483
                                                                                          ------------
                                                                                               202,614
FINANCIAL SERVICES - 8.63%
American Express Company                                                 9,779                 471,641
Bear Stearns Companies, Inc.                                               745                  59,563
Capital One Financial Corp.                                              1,756                 107,625
Charter One Financial, Inc.                                              1,693                  58,493
Citigroup, Inc.                                                         39,219               1,903,690
Countrywide Financial Corp.                                              1,764                 133,774
Federal Home Loan Mortgage Corp.                                         5,289                 308,455
Federal National Mortgage Association                                    7,387                 554,468
Federated Investors, Inc., Class B                                         826                  24,251
Franklin Resources, Inc.                                                 1,908                  99,331
H & R Block, Inc.                                                        1,355                  75,026
J.P. Morgan Chase & Company *                                           15,511                 569,719
Janus Capital Group, Inc.                                                1,830                  30,030
Lehman Brothers Holdings, Inc.                                           2,064                 159,382
MBIA, Inc.                                                               1,096                  64,916
MBNA Corp.                                                               9,714                 241,393
Mellon Financial Corp.                                                   3,271                 105,032
Merrill Lynch & Company, Inc.                                            7,187                 421,518
Morgan Stanley                                                           8,234                 476,502
PNC Financial Services Group                                             2,108                 115,371
Providian Financial Corp. *                                              2,206                  25,678
Regions Financial Corp.                                                  1,689                  62,831
SLM Corp.                                                                3,427                 129,129
State Street Corp. (b)                                                   2,541                 132,335
Synovus Financial Corp.                                                  2,294                  66,343
T. Rowe Price Group, Inc. (c)                                              947                  44,897
The Goldman Sachs Group, Inc.                                            3,600                 355,428
Washington Mutual, Inc.                                                  6,837                 274,300
                                                                                          ------------
                                                                                             7,071,121

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
FOOD & BEVERAGES - 3.63%
Anheuser-Busch Companies, Inc.                                           6,194            $    326,300
Campbell Soup Company *                                                  3,120                  83,616
Coca-Cola Enterprises, Inc.                                              3,458                  75,626
ConAgra Foods, Inc.                                                      4,082                 107,724
General Mills, Inc. *                                                    2,839                 128,607
H.J. Heinz Company                                                       2,675                  97,450
Hershey Foods Corp.                                                        989                  76,143
Kellogg Company                                                          3,103                 118,162
McCormick & Company, Inc.                                                1,055                  31,756
PepsiCo, Inc.                                                           13,052                 608,484
Sara Lee Corp. *                                                         6,008                 130,434
Starbucks Corp. *                                                        2,973                  98,287
The Coca-Cola Company                                                   18,638                 945,878
The Pepsi Bottling Group, Inc. *                                         1,998                  48,312
William Wrigley Jr. Company                                              1,709                  96,063
                                                                                          ------------
                                                                                             2,972,842

FOREST PRODUCTS - 0.13%
Weyerhaeuser Company *                                                   1,671                 106,944
                                                                                          ------------

FURNITURE & FIXTURES - 0.04%
Leggett & Platt, Inc.                                                    1,459                  31,558
                                                                                          ------------

GAS & PIPELINE UTILITIES - 0.31%
Dynegy, Inc., Class A (a)                                                2,866                  12,267
El Paso Corp.                                                            4,624                  37,871
KeySpan Corp. *                                                          1,209                  44,491
Kinder Morgan, Inc.                                                        937                  55,377
Nicor, Inc.                                                                335                  11,403
NiSource, Inc.                                                           1,995                  43,770
Peoples Energy Corp.                                                       280                  11,771
Williams Companies, Inc.                                                 3,940                  38,691
                                                                                          ------------
                                                                                               255,641

HEALTHCARE PRODUCTS - 3.25%
Bausch & Lomb, Inc. *                                                      399                  20,708
Baxter International, Inc. *                                             4,640                 141,613
Becton Dickinson & Company                                               1,931                  79,442
Biomet, Inc.                                                             1,944                  70,781
Boston Scientific Corp. *                                                6,228                 228,941
C.R. Bard, Inc.                                                            394                  32,013
Guidant Corp.                                                            2,296                 138,219
Johnson & Johnson                                                       22,565               1,165,708
Medtronic, Inc.                                                          9,215                 447,941
St. Jude Medical, Inc. *                                                 1,312                  80,491
Stryker Corp.                                                            1,517                 128,960
Zimmer Holdings, Inc. *                                                  1,838                 129,395
                                                                                          ------------
                                                                                             2,664,212

HEALTHCARE SERVICES - 1.03%
Express Scripts, Inc. *                                                    597                  39,659
HCA, Inc. *                                                              3,767                 161,830
Humana, Inc. *                                                           1,225                  27,991
IMS Health, Inc.                                                         1,820                  45,245
McKesson Corp. *                                                         2,215                  71,234
Medco Health Solutions, Inc. *                                           2,055                  69,849
Quest Diagnostics, Inc.                                                    790                  57,757
UnitedHealth Group, Inc.                                                 4,460                 259,483
Wellpoint Health Networks, Inc., Class A *                               1,155                 112,024
                                                                                          ------------
                                                                                               845,072

HOMEBUILDERS - 0.15%
Centex Corp. *                                                             473                  50,918
KB HOME                                                                    352                  25,527
Pulte Homes, Inc. *                                                        472                  44,189
                                                                                          ------------
                                                                                               120,634

HOTELS & RESTAURANTS - 0.74%
Darden Restaurants, Inc.                                                 1,253                  26,363
Harrah's Entertainment, Inc.                                               840                  41,807
Hilton Hotels Corp.                                                      2,884                  49,403
Marriott International, Inc., Class A                                    1,758                  81,219
McDonald's Corp.                                                         9,649                 239,585
Starwood Hotels & Resorts Worldwide, Inc. *                              1,538                  55,322
Wendy's International, Inc.                                                866                  33,982
Yum! Brands, Inc. *                                                      2,236                  76,918
                                                                                          ------------
                                                                                               604,599

HOUSEHOLD APPLIANCES - 0.13%
Black & Decker Corp.                                                       591                  29,148
Maytag Corp.                                                               597                  16,626
The Stanley Works                                                          616                  23,328
Whirlpool Corp.                                                            530                  38,505
                                                                                          ------------
                                                                                               107,607

HOUSEHOLD PRODUCTS - 0.26%
Fortune Brands, Inc.                                                     1,109                  79,283
Newell Rubbermaid, Inc.                                                  2,086                  47,498
The Clorox Company                                                       1,604                  77,890
Tupperware Corp. *                                                         444                   7,699
                                                                                          ------------
                                                                                               212,370

INDUSTRIAL MACHINERY - 0.82%
Caterpillar, Inc.                                                        2,640                 219,173
Cummins, Inc.                                                              322                  15,759
Deere & Company *                                                        1,825                 118,716
Dover Corp.                                                              1,540                  61,215
Ingersoll-Rand Company, Class A                                          1,319                  89,534
ITT Industries, Inc.                                                       701                  52,021
Pall Corp.                                                                 950                  25,488
Parker-Hannifin Corp.                                                      901                  53,609
W.W. Grainger, Inc.                                                        694                  32,889
                                                                                          ------------
                                                                                               668,404

INDUSTRIALS - 0.08%
Crane Company                                                              452                  13,895
Rockwell Automation, Inc.                                                1,417                  50,445
                                                                                          ------------
                                                                                                64,340

INSURANCE - 4.71%
ACE, Ltd.                                                                2,122                  87,893
Aetna, Inc.                                                              1,160                  78,393
AFLAC, Inc.                                                              3,899                 141,066
Ambac Financial Group, Inc.                                                812                  56,345
American International Group, Inc.                                      19,827               1,314,133
Anthem, Inc. *                                                           1,051                  78,825
Aon Corp.                                                                2,384                  57,073
Chubb Corp.                                                              1,428                  97,247
CIGNA Corp. *                                                            1,068                  61,410
Cincinnati Financial Corp.                                               1,220                  51,094
Hartford Financial Services Group, Inc.                                  2,151                 126,973
Jefferson-Pilot Corp.                                                    1,072                  54,297
John Hancock Financial Services, Inc.                                    2,199                  82,462
Lincoln National Corp.                                                   1,353                  54,621
Loews Corp.                                                              1,410                  69,724
Marsh & McLennan Companies, Inc.                                         4,031                 193,045

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
INSURANCE - CONTINUED
MetLife, Inc.                                                            5,779            $    194,579
MGIC Investment Corp.                                                      748                  42,591
Principal Financial Group, Inc.                                          2,455                  81,187
Progressive Corp.                                                        1,642                 137,255
Prudential Financial, Inc.                                               4,109                 171,633
SAFECO Corp. *                                                           1,053                  40,993
The Allstate Corp.                                                       5,349                 230,114
The St. Paul Companies, Inc. *                                           1,735                  68,793
Torchmark, Inc. (a)                                                        860                  39,164
Travelers Property Casualty Corp., Class B                               7,639                 129,634
UNUMProvident Corp.                                                      2,251                  35,498
XL Capital, Ltd., Class A                                                1,044                  80,962
                                                                                          ------------
                                                                                             3,857,004

INTERNATIONAL OIL - 0.41%
ConocoPhillips                                                           5,176                 339,390
                                                                                          ------------

INTERNET CONTENT - 0.28%
Yahoo!, Inc. *                                                           4,997                 225,714
                                                                                          ------------

INTERNET RETAIL - 0.39%
eBay, Inc. *                                                             4,911                 317,201
                                                                                          ------------

INTERNET SOFTWARE - 1.65%
Cisco Systems, Inc. *                                                   52,483               1,274,812
Symantec Corp. *                                                         2,342                  81,150
                                                                                          ------------
                                                                                             1,355,962

LEISURE TIME - 0.82%
Brunswick Corp.                                                            696                  22,154
Carnival Corp.                                                           4,789                 190,267
International Game Technology                                            2,632                  93,962
The Walt Disney Company *                                               15,550                 362,782
                                                                                          ------------
                                                                                               669,165

LIFE SCIENCES - 0.06%
PerkinElmer, Inc. *                                                        964                  16,455
Waters Corp. *                                                             923                  30,607
                                                                                          ------------
                                                                                                47,062

LIQUOR - 0.07%
Adolph Coors Company, Class B                                              277                  15,540
Brown Forman Corp., Class B                                                461                  43,080
                                                                                          ------------
                                                                                                58,620

MANUFACTURING - 1.58%
3M Company                                                               5,967                 507,374
Danaher Corp. *                                                          1,167                 107,072
Eaton Corp.                                                                578                  62,413
Illinois Tool Works, Inc.                                                2,343                 196,601
Snap-on, Inc.                                                              443                  14,282
Tyco International, Ltd. *                                              15,198                 402,747
                                                                                          ------------
                                                                                             1,290,489

MEDICAL-HOSPITALS - 0.15%
Health Management Associates, Inc., Class A                              1,823                  43,752
Manor Care, Inc.                                                           678                  23,438
Tenet Healthcare Corp. *                                                 3,534                  56,721
                                                                                          ------------
                                                                                               123,911

MINING - 0.32%
Freeport-McMoRan Copper & Gold, Inc., Class B *                          1,299                  54,727
Newmont Mining Corp.                                                     3,285                 159,684
Phelps Dodge Corp.                                                         679                  51,665
                                                                                          ------------
                                                                                               266,076
NEWSPAPERS - 0.09%
Dow Jones & Company, Inc.                                                  620                  30,907
Knight-Ridder, Inc.                                                        607                  46,964
                                                                                          ------------
                                                                                                77,871

OFFICE FURNISHINGS & SUPPLIES - 0.23%
Avery Dennison Corp.                                                       840                  47,057
Office Depot, Inc. *                                                     2,381                  39,787
Staples, Inc. *                                                          3,764                 102,757
                                                                                          ------------
                                                                                               189,601

PAPER - 0.45%
Boise Cascade Corp. *                                                      657                  21,589
Georgia-Pacific Corp.                                                    1,932                  59,254
International Paper Company                                              3,653                 157,481
Louisiana-Pacific Corp. *                                                  805                  14,393
MeadWestvaco Corp.                                                       1,525                  45,369
Plum Creek Timber Company, Inc.                                          1,391                  42,356
Temple-Inland, Inc.                                                        413                  25,883
                                                                                          ------------
                                                                                               366,325

PETROLEUM SERVICES - 4.10%
Baker Hughes, Inc.                                                       2,546                  81,879
BJ Services Company *                                                    1,203                  43,188
ChevronTexaco Corp.                                                      8,127                 702,092
Exxon Mobil Corp.                                                       50,251               2,060,291
Halliburton Company                                                      3,330                  86,580
Nabors Industries, Ltd. *                                                1,114                  46,231
Noble Corp. *                                                            1,017                  36,388
Schlumberger, Ltd. *                                                     4,451                 243,559
Transocean, Inc. *                                                       2,432                  58,392
                                                                                          ------------
                                                                                             3,358,600

PHARMACEUTICALS - 6.83%
Abbott Laboratories                                                     11,885                 553,841
Allergan, Inc.                                                             992                  76,195
AmerisourceBergen Corp.                                                    851                  47,784
Bristol-Myers Squibb Company *                                          14,743                 421,650
Cardinal Health, Inc.                                                    3,291                 201,278
Eli Lilly & Company                                                      8,537                 600,407
Forest Laboratories, Inc. *                                              2,780                 171,804
King Pharmaceuticals, Inc. *                                             1,833                  27,972
Merck & Company, Inc.                                                   16,916                 781,519
Pfizer, Inc.                                                            58,019               2,049,811
Schering-Plough Corp.                                                   11,171                 194,264
Watson Pharmaceuticals, Inc. *                                             821                  37,766
Wyeth                                                                   10,125                 429,806
                                                                                          ------------
                                                                                             5,594,097

PHOTOGRAPHY - 0.07%
Eastman Kodak Company                                                    2,179                  55,935
                                                                                          ------------

PUBLISHING - 0.60%
American Greetings Corp., Class A *                                        505                  11,044
Gannett Company, Inc.                                                    2,061                 183,759
McGraw-Hill Companies, Inc.                                              1,457                 101,874
Meredith Corp.                                                             381                  18,597
The New York Times Company, Class A                                      1,132                  54,098
Tribune Company                                                          2,374                 122,498
                                                                                          ------------
                                                                                               491,870

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
RAILROADS & EQUIPMENT - 0.43%
Burlington Northern Santa Fe Corp.                                       2,822            $     91,292
CSX Corp.                                                                1,627                  58,474
Norfolk Southern Corp.                                                   2,968                  70,193
Union Pacific Corp.                                                      1,940                 134,791
                                                                                          ------------
                                                                                               354,750

REAL ESTATE - 0.35%
Apartment Investment & Management Company, Class A,
   REIT                                                                    716                  24,702
Equity Office Properties Trust, REIT                                     3,039                  87,067
Equity Residential, REIT *                                               2,094                  61,794
ProLogis, REIT                                                           1,368                  43,899
Simon Property Group, Inc., REIT                                         1,454                  67,379
                                                                                          ------------
                                                                                               284,841

RETAIL GROCERY - 0.57%
Albertsons, Inc. *                                                       2,790                  63,194
Safeway, Inc. *                                                          3,363                  73,683
SUPERVALU, Inc.                                                          1,019                  29,133
Sysco Corp.                                                              4,920                 183,172
The Kroger Company *                                                     5,665                 104,859
Winn-Dixie Stores, Inc. (a)                                              1,077                  10,716
                                                                                          ------------
                                                                                               464,757

RETAIL TRADE - 5.70%
Bed Bath & Beyond, Inc. *                                                2,251                  97,581
Best Buy Company, Inc.                                                   2,460                 128,510
Big Lots, Inc. *                                                           889                  12,633
Circuit City Stores-Circuit City Group *                                 1,592                  16,127
Costco Wholesale Corp. *                                                 3,480                 129,386
CVS Corp.                                                                3,003                 108,468
Dillard's, Inc., Class A *                                                 633                  10,419
Dollar General Corp.                                                     2,562                  53,776
Family Dollar Stores, Inc.                                               1,311                  47,039
Federated Department Stores, Inc.                                        1,374                  64,757
Home Depot, Inc.                                                        17,297                 613,871
J.C. Penney Company, Inc. *                                              2,076                  54,557
Kohl's Corp. *                                                           2,585                 116,170
Limited Brands, Inc.                                                     3,928                  70,822
Lowe's Companies, Inc.                                                   5,978                 331,121
May Department Stores Company                                            2,194                  63,780
Nordstrom, Inc.                                                          1,045                  35,843
RadioShack Corp.                                                         1,248                  38,289
Sears, Roebuck & Company *                                               1,930                  87,796
Target Corp.                                                             6,929                 266,074
The Gap, Inc. *                                                          6,811                 158,083
The TJX Companies, Inc.                                                  3,826                  84,363
Tiffany & Company                                                        1,115                  50,398
Wal-Mart Stores, Inc.                                                   32,902               1,745,451
Walgreen Company                                                         7,794                 283,546
                                                                                          ------------
                                                                                             4,668,860

SANITARY SERVICES - 0.25%
Allied Waste Industries, Inc. *                                          1,594                  22,124
Ecolab, Inc.                                                             1,959                  53,618
Waste Management, Inc.                                                   4,428                 131,069
                                                                                          ------------
                                                                                               206,811

SEMICONDUCTORS - 4.06%
Advanced Micro Devices, Inc. *                                           2,650                  39,485
Altera Corp. *                                                           2,879                  65,353
Analog Devices, Inc.                                                     2,792                 127,455
Applied Materials, Inc. *                                               12,644                 283,858
Applied Micro Circuits Corp. *                                           2,334                  13,957
Broadcom Corp., Class A *                                                2,302                  78,475
Intel Corp.                                                             49,660               1,599,052
KLA-Tencor Corp. *                                                       1,480                  86,832
Linear Technology Corp.                                                  2,375                  99,916
LSI Logic Corp. *                                                        2,882                  25,563
Maxim Integrated Products, Inc.                                          2,498                 124,400
Micron Technology, Inc. *                                                4,642                  62,528
National Semiconductor Corp. *                                           1,409                  55,529
Novellus Systems, Inc. *                                                 1,158                  48,694
NVIDIA Corp. * (a)                                                       1,233                  28,667
PMC-Sierra, Inc. * (a)                                                   1,313                  26,457
QLogic Corp. *                                                             718                  37,049
Teradyne, Inc. *                                                         1,455                  37,030
Texas Instruments, Inc.                                                 13,157                 386,553
Xilinx, Inc. *                                                           2,603                 100,840
                                                                                          ------------
                                                                                             3,327,693

SOFTWARE - 4.32%
Adobe Systems, Inc.                                                      1,779                  69,915
Autodesk, Inc. *                                                           848                  20,844
Citrix Systems, Inc. *                                                   1,248                  26,470
Computer Associates International, Inc. *                                4,402                 120,351
Compuware Corp. *                                                        2,920                  17,637
Electronic Arts, Inc. *                                                  2,265                 108,222
Intuit, Inc. *                                                           1,509                  79,841
Mercury Interactive Corp. *                                                684                  33,270
Microsoft Corp.                                                         82,202               2,263,843
Novell, Inc. *                                                           2,839                  29,866
Oracle Corp. *                                                          39,736                 524,515
Parametric Technology Corp. *                                            2,024                   7,974
PeopleSoft, Inc. *                                                       2,850                  64,980
Siebel Systems, Inc. *                                                   3,770                  52,290
VERITAS Software Corp. *                                                 3,251                 120,807
                                                                                          ------------
                                                                                             3,540,825

STEEL - 0.10%
Allegheny Technologies, Inc.                                               613                   8,104
Nucor Corp.                                                                595                  33,320
United States Steel Corp.                                                  785                  27,491
Worthington Industries, Inc.                                               655                  11,809
                                                                                          ------------
                                                                                                80,724

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 2.05%
ADC Telecommunications, Inc. *                                           6,119                  18,173
Andrew Corp. *                                                           1,167                  13,432
Avaya, Inc. *                                                            3,168                  40,994
CIENA Corp. *                                                            3,602                  23,917
Citizens Communications Company *                                        2,162                  26,852
Comverse Technology, Inc. *                                              1,466                  25,787
Corning, Inc. *                                                         10,109                 105,437
JDS Uniphase Corp. *                                                    10,909                  39,818
Lucent Technologies, Inc. * (a)                                         31,882                  90,545
Motorola, Inc. *                                                        17,697                 248,997
QUALCOMM, Inc.                                                           6,083                 328,056
SBC Communications, Inc.                                                25,169                 656,156
Scientific-Atlanta, Inc.                                                 1,154                  31,504
Tellabs, Inc. *                                                          3,172                  26,740
                                                                                          ------------
                                                                                             1,676,408

TELEPHONE - 1.92%
ALLTEL Corp.                                                             2,373                 110,534
AT&T Corp.                                                               6,005                 121,901
BellSouth Corp.                                                         14,050                 397,615
CenturyTel, Inc.                                                         1,096                  35,752

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
TELEPHONE - CONTINUED
Qwest Communications International, Inc. *                              13,444            $     58,078
Sprint Corp. (FON Group)                                                 6,872                 112,838
Verizon Communications, Inc. *                                          20,995                 736,505
                                                                                          ------------
                                                                                             1,573,223

TIRES & RUBBER - 0.03%
Cooper Tire & Rubber Company                                               561                  11,994
Goodyear Tire & Rubber Company * (a)                                     1,333                  10,478
                                                                                          ------------
                                                                                                22,472

TOBACCO - 1.13%
Altria Group, Inc.                                                      15,442                 840,354
R.J. Reynolds Tobacco Holdings, Inc. * (a)                                 643                  37,390
UST, Inc.                                                                1,261                  45,005
                                                                                          ------------
                                                                                               922,749

TOYS, AMUSEMENTS & SPORTING GOODS - 0.14%
Hasbro, Inc. *                                                           1,327                  28,239
Mattel, Inc.                                                             3,268                  62,974
Toys R Us, Inc. *                                                        1,623                  20,515
                                                                                          ------------
                                                                                               111,728

TRANSPORTATION - 0.13%
Harley-Davidson, Inc.                                                    2,303                 109,462
                                                                                          ------------

TRAVEL SERVICES - 0.03%
Sabre Holdings Corp.                                                     1,091                  23,555
                                                                                          ------------

TRUCKING & FREIGHT - 1.02%
Fedex Corp.                                                              2,268                 153,090
Navistar International Corp. *                                             522                  24,999
Ryder Systems, Inc.                                                        488                  16,665
United Parcel Service, Inc., Class B                                     8,547                 637,179
                                                                                          ------------
                                                                                               831,933

TOTAL COMMON STOCK
(Cost: $86,039,029)                                                                       $ 78,209,486
                                                                                          ------------

                                                                     PRINCIPAL
                                                                       AMOUNT                 VALUE
                                                                       ------                 -----
SHORT TERM INVESTMENTS - 0.89%
State Street Navigator Securities Lending Prime
   Portfolio, 1.06% (b)                                             $  533,071            $    533,071
United States Treasury Bills
   0.80% due 01/22/2004 ****                                           200,000                 199,910
                                                                                          ------------
                                                                                          $    732,981
REPURCHASE AGREEMENTS - 3.64%
Repurchase Agreement with State Street Corp., dated
   12/31/2003 at 0.70%, to be repurchased at
   $2,982,116 on 01/02/2004, collateralized by
   $2,130,000 U.S. Treasury Bonds, 8.50% due
   02/15/2020 (valued at $3,041,906, including
   interest).                                                       $2,982,000            $  2,982,000
                                                                                          ------------

TOTAL INVESTMENTS (EQUITY INDEX TRUST)
(Cost: $89,754,010)                                                                       $ 81,924,467
                                                                                          ============

FUNDAMENTAL VALUE TRUST

                                                                       SHARES                 VALUE
                                                                       ------                 -----
COMMON STOCK - 89.41%
AUTO PARTS - 0.47%
AutoZone, Inc. *                                                        31,900            $  2,718,199
                                                                                          ------------

BANKING - 12.20%
Bank One Corp.                                                         423,500              19,307,365
Fifth Third Bancorp                                                    121,400               7,174,740
Golden West Financial Corp.                                            168,900              17,428,791
Lloyds TSB Group PLC, ADR (a)                                          153,900               5,009,445
Wells Fargo & Company                                                  356,000              20,964,840
                                                                                          ------------
                                                                                            69,885,181
BUSINESS SERVICES - 2.40%
Dun & Bradstreet Corp. *                                                99,400               5,040,574
Moody's Corp.                                                          109,400               6,624,170
WPP Group PLC, ADR (a)                                                  42,000               2,064,300
                                                                                          ------------
                                                                                            13,729,044

COMPUTERS & BUSINESS EQUIPMENT - 1.58%
Lexmark International, Inc. *                                          114,900               9,035,736
                                                                                          ------------

CONSTRUCTION MATERIALS - 1.47%
Martin Marietta Materials, Inc.                                         88,900               4,175,633
Vulcan Materials Company (a)                                            89,200               4,243,244
                                                                                          ------------
                                                                                             8,418,877

CONTAINERS & GLASS - 3.42%
Sealed Air Corp. *                                                     362,100              19,604,094
                                                                                          ------------

CRUDE PETROLEUM & NATURAL GAS - 3.74%
Devon Energy Corp.                                                     179,500              10,278,170
EOG Resources, Inc.                                                    127,400               5,882,058
Occidental Petroleum Corp. *                                           124,300               5,250,432
                                                                                          ------------
                                                                                            21,410,660

DRUGS & HEALTH CARE - 0.50%
Novartis AG-Reg Shares *                                                63,600               2,886,236
                                                                                          ------------

FINANCIAL SERVICES - 14.26%
American Express Company,                                              848,100              40,903,863
Citigroup, Inc.                                                        450,600              21,872,124
H & R Block, Inc.                                                      116,700               6,461,679
Janus Capital Group, Inc.                                               83,800               1,375,158
Morgan Stanley                                                         106,600               6,168,942
Providian Financial Corp. *                                             22,800                 265,392
State Street Corp. (b)                                                  32,100               1,671,768
Takefuji Corp. *                                                        63,300               2,960,125
                                                                                          ------------
                                                                                            81,679,051

FOOD & BEVERAGES - 3.38%
Diageo PLC, ADR (a)                                                    167,600               8,859,336
Heineken Holding NV *                                                   73,100               2,498,737
Hershey Foods Corp.                                                     63,300               4,873,467
Kraft Foods, Inc., Class A                                              96,500               3,109,230
                                                                                          ------------
                                                                                            19,340,770

HEALTHCARE SERVICES - 0.96%
HCA, Inc. *                                                            128,100               5,503,176
                                                                                          ------------

HOLDINGS COMPANIES/CONGLOMERATES - 7.90%
Berkshire Hathaway, Inc., Class A *                                        285              24,011,250
HSBC Holdings PLC *                                                  1,356,559              21,261,010
                                                                                          ------------
                                                                                            45,272,260

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES                 VALUE
                                                                       ------                 -----
HOTELS & RESTAURANTS - 0.77%
Marriott International, Inc., Class A                                   95,600            $  4,416,720
                                                                                          ------------

INSURANCE - 13.66%
American International Group, Inc.                                     478,500              31,714,980
Aon Corp.                                                              201,600               4,826,304
Chubb Corp.                                                             28,300               1,927,230
Loews Corp.                                                            184,400               9,118,580
Markel Corp. * (a)                                                       1,900                 481,669
Principal Financial Group, Inc.                                         63,100               2,086,717
Progressive Corp.                                                      216,100              18,063,799
Sun Life Financial, Inc.                                                38,800                 970,776
Transatlantic Holdings, Inc. (a)                                       112,650               9,102,120
                                                                                          ------------
                                                                                            78,292,175

INTERNATIONAL OIL - 2.26%
ConocoPhillips                                                         197,663              12,960,763
                                                                                          ------------

MANUFACTURING - 3.77%
Tyco International, Ltd. *                                             814,356              21,580,434
                                                                                          ------------

PHARMACEUTICALS - 2.67%
Eli Lilly & Company                                                    114,100               8,024,653
Merck & Company, Inc.                                                   41,800               1,931,160
Pfizer, Inc.                                                           151,580               5,355,322
                                                                                          ------------
                                                                                            15,311,135

PUBLISHING - 1.93%
Gannett Company, Inc.                                                   45,100               4,021,116
Lagardere S.C.A. *                                                     122,300               7,052,788
                                                                                          ------------
                                                                                            11,073,904

REAL ESTATE - 1.67%
CenterPoint Properties Corp., REIT                                     128,100               9,594,690
                                                                                          ------------

RETAIL TRADE - 2.98%
Costco Wholesale Corp. *                                               459,300              17,076,774
                                                                                          ------------

SEMICONDUCTORS - 0.20%
Agere Systems, Inc., Class A * (a)                                     376,800               1,149,240
                                                                                          ------------

SOFTWARE - 0.87%
Microsoft Corp.                                                        181,600               5,001,264
                                                                                          ------------

TOBACCO - 5.47%
Altria Group, Inc.                                                     576,000              31,345,920
                                                                                          ------------

TRUCKING & FREIGHT - 0.88%
United Parcel Service, Inc., Class B                                    67,400               5,024,670
                                                                                          ------------

TOTAL COMMON STOCK
(Cost: $423,681,938)                                                                      $512,310,973
                                                                                          ------------

                                                                     PRINCIPAL
                                                                       AMOUNT                 VALUE
                                                                       ------                 -----
SHORT TERM INVESTMENTS - 10.59%
State Street Navigator Securities Lending Prime
   Portfolio, 1.06% (b)                                            $15,667,588            $ 15,667,588
Federal Home Loan Bank Discount Note, 0.79% due
   01/02/2004                                                       19,000,000              18,999,604
Federal National Mortgage Association Discount
   Notes, 1.01% due 01/07/2004                                       4,000,000               3,999,327
San Paolo U.S. Finance Company, 1.07% due
   01/05/2004                                                      $22,000,000            $ 21,997,384
                                                                                          ------------
                                                                                          $ 60,663,903
TOTAL INVESTMENTS (FUNDAMENTAL VALUE
TRUST) (Cost: $484,345,841)                                                               $572,974,876
                                                                                          ============

GROWTH & INCOME TRUST

                                                                       SHARES                 VALUE
                                                                       ------                 -----
COMMON STOCK - 97.89%
ADVERTISING - 0.94%
Omnicom Group, Inc. *                                                  182,700            $ 15,955,191
                                                                                          ------------

AEROSPACE - 2.69%
General Dynamics Corp.                                                 131,100              11,850,129
Lockheed Martin Corp.                                                  231,800              11,914,520
United Technologies Corp.                                              231,700              21,958,209
                                                                                          ------------
                                                                                            45,722,858

ALUMINUM - 1.62%
Alcoa, Inc.                                                            726,000              27,588,000
                                                                                          ------------

APPAREL & TEXTILES - 1.19%
NIKE, Inc., Class B                                                    295,000              20,195,700
                                                                                          ------------

BANKING - 5.03%
Bank of America Corp.                                                  437,700              35,204,211
Bank One Corp.                                                         689,100              31,416,069
Wachovia Corp.                                                         406,100              18,920,199
                                                                                          ------------
                                                                                            85,540,479

BIOTECHNOLOGY - 1.98%
Amgen, Inc. *                                                          329,400              20,356,920
Genzyme Corp. *                                                        268,500              13,247,790
                                                                                          ------------
                                                                                            33,604,710

BROADCASTING - 1.01%
Viacom, Inc., Class B                                                  388,000              17,219,440
                                                                                          ------------

BUILDING MATERIALS & CONSTRUCTION - 0.73%
Masco Corp.                                                            455,300              12,479,773
                                                                                          ------------

BUSINESS SERVICES - 2.09%
Accenture, Ltd., Class A *                                             691,000              18,187,120
First Data Corp. * (a)                                                 421,600              17,323,544
                                                                                          ------------
                                                                                            35,510,664

CABLE AND TELEVISION - 3.90%
Comcast Corp.-Special Class A *                                        632,000              19,768,960
EchoStar Communications Corp., Class A *                               185,600               6,310,400
Time Warner, Inc. *                                                  2,238,800              40,276,012
                                                                                          ------------
                                                                                            66,355,372
CHEMICALS - 1.55%
Dow Chemical Company *                                                 202,300               8,409,611
E.I. Du Pont De Nemours & Company                                      390,500              17,920,045
                                                                                          ------------
                                                                                            26,329,656

COMPUTERS & BUSINESS EQUIPMENT - 4.96%
Dell, Inc. *                                                           564,700              19,177,212

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES               VALUE
                                                                       ------               -----
COMPUTERS & BUSINESS EQUIPMENT - CONTINUED
EMC Corp. *                                                            466,700          $    6,029,764
Hewlett-Packard Company *                                            1,079,425              24,794,392
International Business Machines Corp.                                  371,200              34,402,816
                                                                                        --------------
                                                                                            84,404,184

COSMETICS & TOILETRIES - 2.94%
The Gillette Company *                                                 692,700              25,442,871
The Procter & Gamble Company                                           245,700              24,540,516
                                                                                        --------------
                                                                                            49,983,387

ELECTRICAL EQUIPMENT - 3.42%
General Electric Company                                             1,878,400              58,192,832
                                                                                        --------------

ELECTRIC UTILITIES - 0.48%
Exelon Corp.                                                           122,487               8,128,237
                                                                                        --------------

FINANCIAL SERVICES - 10.47%
American Express Company,                                              303,100              14,618,513
Citigroup, Inc.                                                      1,459,765              70,856,993
Federal National Mortgage Association                                  279,100              20,949,246
Franklin Resources, Inc. (a)                                           203,000              10,568,180
Merrill Lynch & Company, Inc.                                          502,300              29,459,895
State Street Corp. (b)                                                 249,300              12,983,544
The Goldman Sachs Group, Inc.                                          187,700              18,531,621
                                                                                        --------------
                                                                                           177,967,992

FOOD & BEVERAGES - 3.29%
PepsiCo, Inc.                                                          519,400              24,214,428
The Coca-Cola Company                                                  624,800              31,708,600
                                                                                        --------------
                                                                                            55,923,028

HEALTHCARE PRODUCTS - 1.97%
Guidant Corp.                                                          139,300               8,385,860
Johnson & Johnson                                                      258,300              13,343,778
Medtronic, Inc.                                                        243,300              11,826,813
                                                                                        --------------
                                                                                            33,556,451

INDUSTRIAL MACHINERY - 1.94%
Caterpillar, Inc.                                                      220,200              18,281,004
ITT Industries, Inc.                                                   197,900              14,686,159
                                                                                        --------------
                                                                                            32,967,163

INSURANCE - 4.50%
American International Group, Inc.                                     741,175              49,125,079
Marsh & McLennan Companies, Inc.                                       277,400              13,284,686
Travelers Property Casualty Corp., Class B                             832,100              14,120,737
                                                                                        --------------
                                                                                            76,530,502

INTERNET SOFTWARE - 1.93%
Cisco Systems, Inc. *                                                1,348,800              32,762,352
                                                                                        --------------

MANUFACTURING - 2.11%
3M Company                                                             220,200              18,723,606
Tyco International, Ltd. *                                             644,700              17,084,550
                                                                                        --------------
                                                                                            35,808,156
PAPER - 1.20%
International Paper Company                                            472,000              20,347,920
                                                                                        --------------

PETROLEUM SERVICES - 6.09%
ChevronTexaco Corp.                                                    322,000              27,817,580
Exxon Mobil Corp.                                                    1,234,300              50,606,300
Schlumberger, Ltd. *                                                   458,900              25,111,008
                                                                                        --------------
                                                                                           103,534,888

PHARMACEUTICALS - 10.34%
Abbott Laboratories,                                                   731,200              34,073,920
Cardinal Health, Inc.                                                  288,800              17,663,008
Eli Lilly & Company                                                    464,600              32,675,318
Pfizer, Inc.                                                         1,858,675              65,666,988
Wyeth                                                                  606,700              25,754,415
                                                                                        --------------
                                                                                           175,833,649

PUBLISHING - 0.50%
Gannett Company, Inc.                                                   94,900               8,461,284
                                                                                        --------------

RAILROADS & EQUIPMENT - 1.07%
CSX Corp. (a)                                                          508,600              18,279,084
                                                                                        --------------

RETAIL TRADE - 5.85%
Lowe's Companies, Inc.                                                 559,200              30,974,088
Target Corp.                                                           413,300              15,870,720
The Gap, Inc. * (a)                                                    774,200              17,969,182
Wal-Mart Stores, Inc.                                                  651,600              34,567,380
                                                                                        --------------
                                                                                            99,381,370

SEMICONDUCTORS - 3.88%
Applied Materials, Inc. *                                              341,700               7,671,165
Intel Corp.                                                          1,278,900              41,180,580
Texas Instruments, Inc.                                                579,700              17,031,586
                                                                                        --------------
                                                                                            65,883,331

SOFTWARE - 4.43%
Microsoft Corp.                                                      2,732,200              75,244,788
                                                                                        --------------

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 1.59%
Corning, Inc. *                                                        907,900               9,469,397
Motorola, Inc. *                                                     1,243,200              17,491,824
                                                                                        --------------
                                                                                            26,961,221

TELEPHONE - 1.02%
Verizon Communications, Inc. *                                         493,698              17,318,926
                                                                                        --------------

TRUCKING & FREIGHT - 1.18%
Fedex Corp.                                                            297,400              20,074,500
                                                                                        --------------

TOTAL COMMON STOCK
(Cost: $1,455,090,641)                                                                  $1,664,047,088
                                                                                        --------------

                                                                     PRINCIPAL
                                                                       AMOUNT                VALUE
                                                                       ------                -----
SHORT TERM INVESTMENTS - 1.92%
State Street Navigator Securities
   Lending Prime Portfolio, 1.06% (b)                              $32,650,450          $   32,650,450
                                                                                        --------------

REPURCHASE AGREEMENTS - 0.19%
UBS Tri-Party Repurchase
   Agreement, dated 12/31/2003
   at 0.84%, to be repurchased
   at $3,210,150 on 01/02/2004,
   collateralized by $3,116,000
   U.S. Treasury Bonds, 5.500% due
   08/15/2028 (valued at $3,314,254,
   including interest).                                            $ 3,210,000          $    3,210,000
                                                                                        --------------

TOTAL INVESTMENTS (GROWTH & INCOME
TRUST) (Cost: $1,490,951,091)                                                           $1,699,907,538
                                                                                        ==============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

GREAT COMPANIES-AMERICA TRUST

                                                                       SHARES                VALUE
                                                                       ------                -----
COMMON STOCK - 86.20%
ADVERTISING - 3.94%
Omnicom Group, Inc. * (a)                                                1,400            $    122,262
                                                                                          ------------

AEROSPACE - 7.03%
United Technologies Corp.                                                2,300                 217,971
                                                                                          ------------

BANKING - 3.74%
Bank of New York Company, Inc. *                                         3,500                 115,920
                                                                                          ------------

BUSINESS SERVICES - 6.23%
First Data Corp. * (a)                                                   4,700                 193,123
                                                                                          ------------

COMPUTERS & BUSINESS EQUIPMENT - 3.88%
International Business Machines Corp.                                    1,300                 120,484
                                                                                          ------------

COSMETICS & TOILETRIES - 7.74%
Colgate-Palmolive Company                                                2,200                 110,110
The Procter & Gamble Company                                             1,300                 129,844
                                                                                          ------------
                                                                                               239,954

ELECTRICAL EQUIPMENT - 5.99%
General Electric Company                                                 6,000                 185,880
                                                                                          ------------

FINANCIAL SERVICES - 10.32%
Citigroup, Inc.                                                          1,500                  72,810
Lehman Brothers Holdings, Inc.                                           1,500                 115,830
Merrill Lynch & Company, Inc.                                            1,400                  82,110
The Goldman Sachs Group, Inc.                                              500                  49,365
                                                                                          ------------
                                                                                               320,115

FOOD & BEVERAGES - 3.14%
PepsiCo, Inc.                                                            1,000                  46,620
The Coca-Cola Company                                                    1,000                  50,750
                                                                                          ------------
                                                                                                97,370

HEALTHCARE PRODUCTS - 6.78%
Johnson & Johnson                                                        2,000                 103,320
Medtronic, Inc.                                                          2,200                 106,942
                                                                                          ------------
                                                                                               210,262

INSURANCE - 7.86%
American International Group, Inc.                                       1,800                 119,304
Marsh & McLennan Companies, Inc.                                         2,600                 124,514
                                                                                          ------------
                                                                                               243,818

MANUFACTURING - 3.84%
3M Company                                                               1,400                 119,042
                                                                                          ------------

PHARMACEUTICALS - 12.87%
Abbott Laboratories,                                                     4,000                 186,400
Pfizer, Inc.                                                             3,500                 123,655
Wyeth                                                                    2,100                  89,145
                                                                                          ------------
                                                                                               399,200

SEMICONDUCTORS - 2.84%
Texas Instruments, Inc.                                                  3,000                  88,140
                                                                                          ------------

TOTAL COMMON STOCK
(Cost: $2,404,767)                                                                        $  2,673,541
                                                                                          ------------

                                                                     PRINCIPAL
                                                                       AMOUNT                VALUE
                                                                       ------                -----
SHORT TERM INVESTMENTS - 9.58%
State Street Navigator Securities
   Lending Prime Portfolio, 1.06% (b)                                 $297,150            $    297,150
                                                                                          ------------

REPURCHASE AGREEMENTS - 4.22%
Repurchase Agreement with State
   Street Corp., dated 12/31/2003
   at 0.40% to be repurchased at
   $131,003 on 01/02/2004, collateralized
   by $95,000 U.S. Treasury Bonds, 8.50%
   due 02/15/2020 (valued at $135,672,
   including interest).                                               $131,000            $    131,000
                                                                                          ------------

TOTAL INVESTMENTS (GREAT COMPANIES -
AMERICA TRUST) (Cost: $2,832,917)                                                         $  3,101,691
                                                                                          ============

EQUITY-INCOME TRUST

                                                                       SHARES                VALUE
                                                                       ------                -----
COMMON STOCK - 92.90%
AEROSPACE - 4.52%
Honeywell International, Inc.                                          834,400            $ 27,893,992
Lockheed Martin Corp.                                                  143,500               7,375,900
Raytheon Company *                                                     487,000              14,629,480
Rockwell Collins, Inc.                                                 497,100              14,927,913
The Boeing Company *                                                   218,700               9,216,018
                                                                                          ------------
                                                                                            74,043,303

ALUMINUM - 0.53%
Alcoa, Inc.                                                            229,300               8,713,400
                                                                                          ------------

AUTO PARTS - 0.58%
Genuine Parts Company                                                  287,050               9,530,060
                                                                                          ------------

AUTOMOBILES - 0.38%
Ford Motor Company *                                                   385,100               6,161,600
                                                                                          ------------

BANKING - 6.08%
Bank of America Corp.                                                  173,800              13,978,734
Bank One Corp.                                                         485,000              22,111,150
FleetBoston Financial Corp. *                                          554,160              24,189,084
Mercantile Bankshares Corp.                                            215,750               9,833,885
National City Corp.                                                    241,200               8,186,328
Northern Trust Corp.                                                   173,100               8,035,302
Wells Fargo & Company                                                  156,400               9,210,396
Wilmington Trust Corp. (a)                                             114,800               4,132,800
                                                                                          ------------
                                                                                            99,677,679

BROADCASTING - 0.62%
Viacom, Inc., Class B                                                  229,900              10,202,962
                                                                                          ------------

BUSINESS SERVICES - 0.46%
Dun & Bradstreet Corp. *                                               148,750               7,543,113
                                                                                          ------------

CABLE AND TELEVISION - 2.21%
Comcast Corp., Class A *                                               435,317              14,308,870
Time Warner, Inc. *                                                  1,217,400              21,901,026
                                                                                          ------------
                                                                                            36,209,896

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                              SHARES     VALUE
                                             -------  ------------
CHEMICALS - 2.87%
Dow Chemical Company *                       394,700  $ 16,407,679
E.I. Du Pont De Nemours & Company            347,000    15,923,830
Great Lakes Chemical Corp. (a)               296,000     8,048,240
Hercules, Inc. *                             548,600     6,692,920
                                                      ------------
                                                        47,072,669

COMPUTERS & BUSINESS EQUIPMENT - 1.14%
Hewlett-Packard Company *                    814,411    18,707,021
                                                      ------------
COSMETICS & TOILETRIES - 2.11%
International Flavors & Fragrances, Inc.     253,400     8,848,728
Kimberly-Clark Corp.                         247,500    14,624,775
The Gillette Company *                       300,900    11,052,057
                                                      ------------
                                                        34,525,560
CRUDE PETROLEUM & NATURAL GAS - 0.71%
Anadarko Petroleum Corp.                     229,000    11,681,290
                                                      ------------
DOMESTIC OIL - 1.73%
Amerada Hess Corp. *                         400,100    21,273,317
Marathon Oil Corp.                           215,500     7,130,895
                                                      ------------
                                                        28,404,212
ELECTRICAL EQUIPMENT - 3.81%
Cooper Industries, Ltd., Class A *           390,300    22,610,079
Emerson Electric Company                     127,000     8,223,250
General Electric Company                     812,800    25,180,544
Hubbell, Inc., Class B *                     147,900     6,522,390
                                                      ------------
                                                        62,536,263
ELECTRIC UTILITIES - 3.21%
Constellation Energy Group, Inc.             346,800    13,580,688
Duke Energy Corp. *                          805,900    16,480,655
FirstEnergy Corp.                            274,775     9,672,080
TECO Energy, Inc. (a)                        114,600     1,651,386
TXU Corp. *                                  475,900    11,288,348
                                                      ------------
                                                        52,673,157
FINANCIAL SERVICES - 5.23%
American Express Company                     358,500    17,290,455
Citigroup, Inc.                              256,264    12,439,055
Federal National Mortgage Association        161,400    12,114,684
J.P. Morgan Chase & Company *                394,100    14,475,293
Janus Capital Group, Inc.                    172,600     2,832,366
Mellon Financial Corp.                       465,600    14,950,416
Morgan Stanley                               200,900    11,626,083
                                                      ------------
                                                        85,728,352
FOOD & BEVERAGES - 2.75%
Campbell Soup Company * (a)                  520,400    13,946,720
ConAgra Foods, Inc.                          229,500     6,056,505
General Mills, Inc. *                        199,100     9,019,230
McCormick & Company, Inc.                     33,100       996,310
Unilever NV-CVA *                            229,900    15,019,006
                                                      ------------
                                                        45,037,771
GAS & PIPELINE UTILITIES - 0.95%
El Paso Corp. (a)                            486,900     3,987,711
NiSource, Inc.                               532,200    11,676,468
                                                      ------------
                                                        15,664,179
HEALTHCARE PRODUCTS - 2.40%
Baxter International, Inc. *                 515,300    15,726,956
Becton Dickinson & Company                   141,700     5,829,538
Johnson & Johnson                            345,200    17,833,032
                                                      ------------
                                                        39,389,526
HOTELS & RESTAURANTS - 2.63%
Hilton Hotels Corp.                          632,700    10,838,151
McDonald's Corp.                             715,700    17,770,831
Starwood Hotels & Resorts
  Worldwide, Inc. *                          403,171    14,502,061
                                                      ------------
                                                        43,111,043
HOUSEHOLD APPLIANCES - 0.33%
Black & Decker Corp.                         108,500     5,351,220
                                                      ------------
HOUSEHOLD PRODUCTS - 2.45%
Fortune Brands, Inc.                         217,900    15,577,671
Newell Rubbermaid, Inc.                      690,400    15,720,408
The Clorox Company                           184,200     8,944,752
                                                      ------------
                                                        40,242,831
INDUSTRIAL MACHINERY - 0.85%
Pall Corp.                                   517,300    13,879,159
                                                      ------------
INDUSTRIALS - 0.68%
Rockwell Automation, Inc                     311,800    11,100,080
                                                      ------------
INSURANCE - 7.07%
American International Group, Inc.           123,761     8,202,879
Chubb Corp.                                  184,100    12,537,210
CIGNA Corp. *                                239,100    13,748,250
John Hancock Financial Services, Inc.        114,104     4,278,900
Lincoln National Corp.                       319,467    12,896,883
Marsh & McLennan Companies, Inc.             400,100    19,160,789
SAFECO Corp. *                               397,400    15,470,782
The St. Paul Companies, Inc. * (a)           240,748     9,545,658
Travelers Property Casualty Corp., Class B   487,000     8,264,390
UNUMProvident Corp.(a)                       744,400    11,739,188
                                                      ------------
                                                       115,844,929
INTERNATIONAL OIL - 1.19%
Royal Dutch Petroleum Company                372,300    19,504,797
                                                      ------------
LEISURE TIME - 1.15%
The Walt Disney Company *                    806,600    18,817,978
                                                      ------------
LIQUOR - 0.23%
Brown Forman Corp., Class B                   40,100     3,747,345
                                                      ------------
NEWSPAPERS - 2.03%
Dow Jones & Company, Inc.                    350,500    17,472,425
Knight-Ridder, Inc.                          204,300    15,806,691
                                                      ------------
                                                        33,279,116
PAPER - 1.48%
International Paper Company                  463,455    19,979,545
MeadWestvaco Corp.                           142,200     4,230,450
                                                       -----------
                                                        24,209,995
PETROLEUM SERVICES - 5.71%
Baker Hughes, Inc.                           142,500     4,582,800
BP PLC, ADR                                  351,960    17,369,226
ChevronTexaco Corp.                          345,367    29,836,255
Exxon Mobil Corp.                            799,290    32,770,890
Schlumberger, Ltd. *                         164,400     8,995,968
                                                       -----------
                                                        93,555,139
PHARMACEUTICALS - 5.99%
Abbott Laboratories                          258,700    12,055,420
Bristol-Myers Squibb Company *               916,700    26,217,620


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                    SHARES           VALUE
                                                    ------           -----
PHARMACEUTICALS - CONTINUED
Merck & Company, Inc.                                629,700   $   29,092,140
Schering-Plough Corp.                                723,800       12,586,882
Wyeth                                                430,600       18,278,970
                                                               --------------
                                                                   98,231,032

PHOTOGRAPHY - 1.08%
Eastman Kodak Company (a)                            688,500       17,673,795
                                                               --------------

PUBLISHING - 1.21%
Readers Digest Association, Inc., Class A (a)        116,200        1,703,492
The New York Times Company, Class A                  378,800       18,102,852
                                                               --------------
                                                                   19,806,344

RAILROADS & EQUIPMENT - 1.94%
Norfolk Southern Corp.                               488,900       11,562,485
Union Pacific Corp.                                  290,300       20,170,044
                                                               --------------
                                                                   31,732,529

REAL ESTATE - 0.52%
Simon Property Group, Inc., REIT                     183,000        8,480,220
                                                               --------------

RETAIL GROCERY - 0.07%
Winn-Dixie Stores, Inc. (a)                          116,000        1,154,200
                                                               --------------
RETAIL TRADE - 1.78%
Home Depot, Inc.                                     458,500       16,272,165
J.C. Penney Company, Inc. *                          113,600        2,985,408
May Department Stores Company                        338,950        9,853,276
                                                               --------------
                                                                   29,110,849

SANITARY SERVICES - 0.94%
Waste Management, Inc.                               518,932       15,360,387
                                                               --------------

SEMICONDUCTORS - 0.71%
Agere Systems, Inc., Class A * (a)                   742,505        2,264,640
Texas Instruments, Inc.                              316,700        9,304,646
                                                               --------------
                                                                   11,569,286


SOFTWARE - 0.78%
Microsoft Corp.                                      466,500       12,847,410
                                                               --------------

STEEL - 0.59%
Nucor Corp. (a)                                      172,100        9,637,600
                                                               --------------

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 2.57%
Lucent Technologies, Inc. * (a)                    1,142,500        3,244,700
Motorola, Inc. *                                     919,600       12,938,772
Nokia Oyj, ADR                                       510,700        8,681,900
SBC Communications, Inc.                             661,664       17,249,580
                                                               --------------
                                                                   42,114,952

TELEPHONE - 4.21%
ALLTEL Corp.                                         269,100       12,534,678
AT&T Corp.                                           460,870        9,355,661
Qwest Communications International, Inc. *         2,761,700       11,930,544
Sprint Corp. (FON Group)                             674,200       11,070,364
Verizon Communications, Inc. *                       688,836       24,164,367
                                                               --------------
                                                                   69,055,614

TOBACCO - 1.36%
Altria Group, Inc.                                   201,800       10,981,956
UST, Inc. (a)                                        315,600       11,263,764
                                                               --------------
                                                                   22,245,720

TOYS, AMUSEMENTS & SPORTING GOODS - 1.06%
Hasbro, Inc. *                                       480,700   $   10,229,296
Toys R Us, Inc. *                                    570,300        7,208,592
                                                               --------------
                                                                   17,437,888

TOTAL COMMON STOCK
(Cost: $1,410,057,897)                                         $1,522,603,471
                                                               --------------

PREFERRED STOCK - 0.22%
FINANCIAL SERVICES - 0.22%
Ford Motor Company Capital Trust II *                 63,500   $    3,546,475
                                                               --------------
TOTAL PREFERRED STOCK
(Cost: $3,175,000)                                             $    3,546,475
                                                               --------------

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                     ---------       -----
CORPORATE BONDS - 0.48%
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.48%
Lucent Technologies, Inc., 8.00%,
  8/1/2031 (a)                                       7,350,000  $    7,873,688
                                                                --------------

TOTAL CORPORATE BONDS
(Cost: $7,965,563)                                              $    7,873,688
                                                                --------------

SHORT TERM INVESTMENTS - 6.18%
State Street Navigator Securities Lending
  Prime Portfolio, 1.06% (b)                       $50,949,353  $   50,949,353
T. Rowe Price Reserve Investment Fund, (c)          50,264,022      50,264,022
                                                                --------------
                                                                $  101,213,375

REPURCHASE AGREEMENTS - 0.22%
Repurchase Agreement with State Street
  Corp., dated 12/31/2003 at 0.40%, to be
  repurchased at $3,675,082 on 01/02/2004,
  collateralized by $2,555,000 U.S.
  Treasury Bonds, 9.250% due 02/15/2016
  (valued at $3,752,656, including interest).      $ 3,675,000  $    3,675,000
                                                                --------------

TOTAL INVESTMENTS   (EQUITY-INCOME
TRUST)  (Cost: $1,526,086,835)                                  $1,638,912,009
                                                                ==============

INCOME & VALUE TRUST

                                                        SHARES       VALUE
                                                        ------       -----
COMMON STOCK - 56.26%
ADVERTISING - 0.32%
Monster Worldwide, Inc. * (a)                           60,300    $ 1,324,188
The Interpublic Group of Companies, Inc.                65,000      1,014,000
                                                                  -----------
                                                                    2,338,188

AEROSPACE - 1.13%
Northrop Grumman Corp.                                  24,600      2,351,760
United Technologies Corp.                               61,700      5,847,309
                                                                  -----------
                                                                    8,199,069

AUTO SERVICES - 0.21%
AutoNation, Inc. *                                      83,200      1,528,384
                                                                  -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                               SHARES       VALUE
                                               ------       -----
BANKING - 1.63%
Bank One Corp.                                 169,900   $ 7,745,741
FleetBoston Financial Corp. *                   19,500       851,175
Wells Fargo & Company                           55,600     3,274,284
                                                         -----------
                                                          11,871,200

BIOTECHNOLOGY - 1.45%
Amgen, Inc. *                                   87,800     5,426,040
Applera Corp.-Applied Biosystems Group *       207,900     4,305,609
Biogen Idec, Inc. *                             22,000       809,160
                                                         -----------
                                                          10,540,809

BROADCASTING - 0.54%
Entercom Communications Corp. *                  5,500       291,280
Fox Entertainment Group, Inc., Class A *        15,900       463,485
Hughes Electronics Corp. *                      91,541     1,515,004
Radio One, Inc., Class D * (a)                  14,500       279,850
Viacom, Inc., Class B                           31,100     1,380,218
                                                         -----------
                                                           3,929,837

BUILDING MATERIALS & CONSTRUCTION - 0.64%
American Standard Companies, Inc. *             46,200     4,652,340
                                                         -----------

BUSINESS SERVICES - 1.70%
Affiliated Computer Services, Inc., Class A *   30,300     1,650,138
Automatic Data Processing, Inc.                109,200     4,325,412
Cadence Design Systems, Inc. *                  83,300     1,497,734
Fluor Corp. * (a)                               97,900     3,880,756
Robert Half International, Inc.*                42,800       998,952
                                                         -----------
                                                          12,352,992

CABLE AND TELEVISION - 1.68%
Cablevision Systems New York Group, Class A *
 (a)                                           133,248     3,116,671
Comcast Corp., Class A *                        28,500       936,795
Cox Communications, Inc., Class A *             88,400     3,045,380
Time Warner, Inc. *                            285,000     5,127,150
                                                         -----------
                                                          12,225,996

CELLULAR COMMUNICATIONS - 0.48%
Sprint Corp. (PCS Group) * (a)                 624,500     3,509,690
                                                          ----------

CHEMICALS - 0.96%
Air Products & Chemicals, Inc.                  82,800     4,374,324
E.I. Du Pont De Nemours & Company               57,000     2,615,730
                                                         -----------
                                                           6,990,054

COMPUTERS & BUSINESS EQUIPMENT - 0.91%
International Business Machines Corp.           26,400     2,446,752
Lexmark International, Inc. *                   17,700     1,391,928
Seagate Technology, Inc.                        44,200       835,380
Sun Microsystems, Inc. *                       435,900     1,957,191
                                                         -----------
                                                           6,631,251

COSMETICS & TOILETRIES - 0.58%
Estee Lauder Companies, Inc., Class A           45,500     1,786,330
Kimberly-Clark Corp.                            11,000       649,990
The Procter & Gamble Company                    17,900     1,787,852
                                                         -----------
                                                           4,224,172

CRUDE PETROLEUM & NATURAL GAS - 0.07%
Devon Energy Corp.                               9,200   $   526,792
                                                         -----------

DOMESTIC OIL - 0.84%
Unocal Corp. *                                 165,500     6,095,365
                                                         -----------
ELECTRICAL EQUIPMENT - 1.24%
Emerson Electric Company                        49,200     3,185,700
General Electric Company                       188,400     5,836,632
                                                         -----------
                                                           9,022,332

ELECTRIC UTILITIES - 1.11%
Duke Energy Corp. *                            125,500     2,566,475
Pinnacle West Capital Corp.                     20,500       820,410
The AES Corp. *                                498,800     4,708,672
                                                         -----------
                                                           8,095,557

ELECTRONICS - 0.78%
Agilent Technologies, Inc. *                   153,226     4,480,328
Avnet, Inc. *                                   56,300     1,219,458
                                                         -----------
                                                           5,699,786

FINANCIAL SERVICES - 5.69%
Americredit Corp. * (a)                         58,700       935,091
Federal Home Loan Mortgage Corp.                42,500     2,478,600
Federal National Mortgage Association           61,700     4,631,202
IndyMac Bancorp, Inc. (a)                      236,300     7,039,377
J.P. Morgan Chase & Company *                   58,900     2,163,397
SLM Corp.                                      247,900     9,340,872
State Street Corp. (b)                          56,700     2,952,936
The Goldman Sachs Group, Inc.                    8,300       819,459
Washington Mutual, Inc.                        274,800    11,024,976
                                                         -----------
                                                          41,385,910

FOOD & BEVERAGES - 2.14%
Anheuser-Busch Companies, Inc.                  58,600     3,087,048
Campbell Soup Company *                        115,599     3,098,053
H.J. Heinz Company                              28,800     1,049,184
Kraft Foods, Inc., Class A                      49,800     1,604,556
PepsiCo, Inc.                                   54,500     2,540,790
The Pepsi Bottling Group, Inc. *                45,000     1,088,100
Unilever NV (a)                                 47,800     3,102,220
                                                         -----------
                                                          15,569,951

GAS & PIPELINE UTILITIES - 0.83%
Kinder Morgan Management LLC *                  84,182     3,616,459
Kinder Morgan, Inc.                                 61         3,605
NiSource, Inc.                                  64,700     1,419,518
Williams Companies, Inc.                        98,300       965,306
                                                         -----------
                                                           6,004,888

HEALTHCARE PRODUCTS - 0.57%
Becton Dickinson & Company                      29,654     1,219,965
Guidant Corp.                                   31,963     1,924,173
Medtronic, Inc.                                 21,400     1,040,254
                                                          ----------
                                                           4,184,392

HEALTHCARE SERVICES - 0.65%
Lincare Holdings, Inc. *                       126,900     3,810,807
Pacificare Health Systems, Inc.*                13,500       912,600
                                                         -----------
                                                           4,723,407

HOLDINGS COMPANIES/CONGLOMERATES - 0.82%
Berkshire Hathaway, Inc., Class A *                 71     5,981,750
                                                         -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                           SHARES      VALUE
                                                          -------   ------------
HOTELS & RESTAURANTS - 0.03%
McDonald's Corp.                                            9,500   $    235,885
                                                                    ------------
INDUSTRIAL MACHINERY - 0.35%
Ingersoll-Rand Company, Class A                            37,500      2,545,500
                                                                    ------------

INSURANCE - 1.63%
American International Group, Inc.                         23,875      1,582,435
Chubb Corp.                                                28,100      1,913,610
Hartford Financial Services Group, Inc.                    33,000      1,947,990
The PMI Group, Inc. (a)                                    73,700      2,743,851
XL Capital, Ltd., Class A                                  47,500      3,683,625
                                                                    ------------
                                                                      11,871,511

INTERNATIONAL OIL - 0.99%
Royal Dutch Petroleum Company                              92,200      4,830,358
Weatherford International, Ltd.*                           66,900      2,408,400
                                                                    ------------
                                                                       7,238,758

INTERNET CONTENT - 0.16%
The Thomson Corp.                                          32,000      1,160,000
                                                                    ------------

INTERNET RETAIL - 1.02%
eBay, Inc. *                                               57,600      3,720,384
InterActiveCorp *                                         109,400      3,711,942
                                                                    ------------
                                                                       7,432,326

INTERNET SOFTWARE - 1.45%
Checkfree Corp. * (a)                                      76,800      2,123,520
Cisco Systems, Inc. *                                     274,200      6,660,318
VeriSign, Inc. *                                          110,200      1,796,260
                                                                    ------------
                                                                      10,580,098

LEISURE TIME - 0.52%
Carnival Corp.                                             58,300      2,316,259
The Walt Disney Company *                                  62,900      1,467,457
                                                                    ------------
                                                                       3,783,716

MANUFACTURING - 0.44%
Illinois Tool Works, Inc.                                  20,800      1,745,328
Siemens AG, ADR * (a)                                      18,000      1,438,920
                                                                    ------------
                                                                       3,184,248

MEDICAL-HOSPITALS - 0.17%
Triad Hospitals, Inc. *                                    36,200      1,204,374
                                                                    ------------

MINING - 0.16%
Newmont Mining Corp.                                       24,000      1,166,640
                                                                    ------------

NEWSPAPERS - 0.13%
Knight-Ridder, Inc.                                        12,400        959,388
                                                                    ------------

PAPER - 0.17%
Boise Cascade Corp. *                                       8,600        282,596
International Paper Company                                22,000        948,420
                                                                    ------------
                                                                       1,231,016

PETROLEUM SERVICES - 2.70%
Baker Hughes, Inc.                                         65,800      2,116,128
BJ Services Company *                                      50,900      1,827,310
ChevronTexaco Corp.                                        15,600      1,347,684
Exxon Mobil Corp.                                         171,100      7,015,100
Schlumberger, Ltd. *                                      111,400      6,095,808
Transocean, Inc. *                                         53,000      1,272,530
                                                                    ------------
                                                                      19,674,560

PHARMACEUTICALS - 7.77%
Allergan, Inc.                                            140,100     10,761,081
AstraZeneca PLC, ADR (a)                                  429,500     20,779,210
Eli Lilly & Company                                        61,200      4,304,196
Forest Laboratories, Inc. *                               252,300     15,592,140
Pfizer, Inc.                                              144,700      5,112,251
                                                                    ------------
                                                                      56,548,878

RETAIL TRADE - 1.99%
Costco Wholesale Corp. *                                   96,800      3,599,024
Lowe's Companies, Inc.                                    126,100      6,984,679
RadioShack Corp.                                           49,300      1,512,524
Williams-Sonoma, Inc. *                                    68,200      2,371,314
                                                                    ------------
                                                                      14,467,541

SEMICONDUCTORS - 4.29%
Altera Corp. *                                            100,400      2,279,080
Applied Materials, Inc. *                                 347,900      7,810,355
Applied Micro Circuits Corp. *                            130,400        779,792
ASML Holding NV * (a)                                      48,500        972,425
Credence Systems Corp. * (a)                               38,500        506,660
Intel Corp.                                                86,100      2,772,420
KLA-Tencor Corp. *                                        101,400      5,949,138
Lam Research Corp. *                                       39,000      1,259,700
Linear Technology Corp.                                    26,300      1,106,441
Novellus Systems, Inc. *                                   24,000      1,009,200
PMC-Sierra, Inc. * (a)                                    108,400      2,184,260
Teradyne, Inc. *                                          126,600      3,221,970
Xilinx, Inc. *                                             36,100      1,398,514
                                                                    ------------
                                                                      31,249,955

SOFTWARE - 1.61%
Microsoft Corp.                                           205,800      5,667,732
PeopleSoft, Inc. *                                        158,600      3,616,080
SAP AG, ADR                                                59,300      2,464,508
                                                                    ------------
                                                                      11,748,320

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 1.11%
Polycom, Inc. * (a)                                        42,200        823,744
QUALCOMM, Inc.                                            134,200      7,237,406
                                                                    ------------
                                                                       8,061,150

TELEPHONE - 1.45%
AT&T Corp.                                                105,640      2,144,492
Sprint Corp. (FON Group)                                  426,800      7,008,056
Verizon Communications, Inc. *                             40,000      1,403,200
                                                                    ------------
                                                                      10,555,748

TOBACCO - 0.67%
Altria Group, Inc.                                         89,600      4,876,032
                                                                    ------------

TRAVEL SERVICES - 0.18%
Sabre Holdings Corp. (a)                                   62,100      1,340,739
                                                                    ------------

TRUCKING & FREIGHT - 0.30%
Navistar International Corp. *                             45,400      2,174,206
                                                                    ------------

TOTAL COMMON STOCK
(Cost: $332,115,463)                                                $409,574,701
                                                                    ------------

PREFERRED STOCK - 0.18%
BROADCASTING - 0.04%
The News Corp., Ltd., ADR                                  10,238        309,700
                                                                    ------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)


                                                           SHARES       VALUE
                                                          -------   ------------
MINING - 0.14%
Phelps Dodge Corp. * (a)                                    5,900   $    998,280
                                                                    ------------

TOTAL PREFERRED STOCK
(Cost: $850,695)                                                    $  1,307,980
                                                                    ------------

                                                           PRINCIPAL
                                                            AMOUNT         VALUE
                                                          -----------   -----------
U.S. TREASURY OBLIGATIONS - 6.37%
U.S. TREASURY BONDS - 2.02%
5.25% due 02/15/2029 (a)                                  $ 7,005,000   $ 7,066,840
6.50% due 11/15/2026 (a)                                      565,000       664,669
7.875% due 02/15/2021 (a)                                   1,450,000     1,929,237
8.00% due 11/15/2021 (a)                                      280,000       378,153
8.875% due 08/15/2017 (a)                                   3,285,000     4,652,381
                                                                        -----------
                                                                         14,691,280

U.S. TREASURY NOTES - 4.35%
1.625% due 04/30/2005 (a)                                   1,715,000     1,720,159
1.875% due 09/30/2004 (a)                                  12,750,000    12,822,216
2.625% due 05/15/2008 (a)                                   1,850,000     1,822,178
3.25% due 08/15/2007 (a)                                    1,125,000     1,147,544
5.50% due 05/15/2009 (a)                                    1,745,000     1,940,562
5.625% due 05/15/2008 (a)                                   4,890,000     5,416,819
5.75% due 08/15/2010 (a)                                    4,800,000     5,382,000
6.50% due 02/15/2010 (a)                                    1,255,000     1,458,349
                                                                        -----------
                                                                         31,709,827

TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $46,195,903)                                                     $46,401,107
                                                                        -----------

U.S. GOVERNMENT AGENCY OBLIGATIONS - 8.18%
FEDERAL HOME LOAN BANK - 0.14%
5.25% due 02/13/2004                                        1,000,000     1,004,591
                                                                        -----------

FEDERAL HOME LOAN MORTGAGE CORPORATION - 2.36%
3.625% due 09/15/2008 (a)                                   7,145,000     7,192,279
5.50% TBA **                                                1,500,000     1,517,812
5.50% due 07/15/2006 - 02/01/2018 (a)                       1,357,601     1,455,198
6.00% TBA **                                                3,800,000     3,925,875
6.00% due 04/01/2016 - 08/01/2017                           1,771,772     1,859,119
6.875% due 09/15/2010                                       1,030,000     1,196,263
                                                                        -----------
                                                                         17,146,546

FEDERAL NATIONAL MORTGAGE ASSOCIATION - 3.36%
FRN 3.817% due 09/01/2033                                   3,923,705     3,945,737
FRN 3.864% due 07/01/2033                                     397,925       399,918
5.00% TBA **                                                1,500,000     1,529,532
5.00% due 05/01/2018                                        1,588,835     1,622,541
5.125% due 02/13/2004 (a)                                   1,500,000     1,506,813
5.50% TBA **                                                5,845,000     5,919,886
6.00% due 05/15/2008 - 06/01/2016                           1,437,817     1,551,142
6.25% due 05/15/2029                                        1,750,000     1,895,740
6.50% due 06/01/2031 -  07/01/2032                          2,845,141     2,976,104
7.00% due 09/01/2031 - 06/01/2032                           1,349,914     1,429,319
7.50% due 01/25/2028 - 10/01/2031                           1,450,499     1,569,677
FRN 7.50% due 05/01/2031                                      100,606       107,513
                                                                        -----------
                                                                         24,453,922

GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 2.32%
5.00% TBA **                                                7,120,000     7,053,250
5.50% TBA **                                                6,140,000     6,220,587
6.50% due 05/15/2029 - 04/15/2032                           2,727,086     2,877,536
7.00% due 04/15/2029                                          504,316       537,845
8.00% due 10/15/2027 - 01/15/2029                             207,495       225,935
                                                                        -----------
                                                                         16,915,153

TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
(Cost: $58,700,751)                                                      59,520,212
                                                                        -----------

FOREIGN GOVERNMENT OBLIGATIONS - 0.11%
REPUBLIC OF CHILE - 0.02%
5.50% due 01/15/2013                                          130,000       133,705
                                                                        -----------

GOVERNMENT OF MEXICO - 0.09%
4.625% due 10/08/2008                                         140,000       141,750
6.375% due 01/16/2013                                         100,000       103,750
8.375% due 01/14/2011                                          80,000        95,000
9.875% due 02/01/2010                                         195,000       246,509
11.375% due 09/15/2016                                         50,000        70,875
                                                                        -----------
                                                                            657,884

TOTAL FOREIGN GOVERNMENT OBLIGATIONS
(Cost: $748,066)                                                            791,589
                                                                        -----------

CORPORATE BONDS - 8.15%
AEROSPACE - 0.19%
Raytheon Company,
  6.00% due 12/15/2010                                        125,000       133,593
Systems 2001 Asset Trust LLC,
  6.664% due 09/15/2013                                       501,865       554,661
  Series 2001, Class B,
  7.156% due 12/15/2011                                       631,637       689,458
                                                                        -----------
                                                                          1,377,712

ALUMINUM - 0.03%
Alcan Aluminum, Ltd.,
  5.20% due 01/15/2014                                        190,000       192,048
                                                                        -----------

AMUSEMENT & THEME PARKS - 0.14%
Six Flags, Inc.,
  8.875% due 02/01/2010                                     1,000,000     1,026,250
                                                                        -----------

AUTO PARTS - 0.05%
Delphi Corp.,
  6.50% due 08/15/2013                                        140,000       147,022
Lear Corp., Series B,
  8.11% due 05/15/2009                                        210,000       247,013
                                                                        -----------
                                                                            394,035

AUTO SERVICES - 0.03%
Hertz Corp.,
  7.625% due 08/15/2007                                       200,000       219,708
                                                                        -----------

AUTOMOBILES - 0.14%
DaimlerChrysler North America
  Holding, 4.05% due 06/04/2008                             1,000,000       993,192
                                                                        -----------

BANKING - 0.65%
Bank of America Corp.,
  7.125% due 09/15/2006                                       750,000       836,882

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      PRINCIPAL
                                                        AMOUNT          VALUE
                                                        ------          -----
BANKING - CONTINUED
Bank One Corp.,
  4.90% due 04/30/2015                               $  170,000       $  166,427
Barclays Bank PLC, ADR,
  FRN 6.86% due 09/29/2049                               70,000           75,914
Bayerische Landesbank
  Gironzentrale, Series MTN,                            520,000          526,472
  2.50% due 03/30/2006
BNP Paribas LLC,
  5.125% due 01/15/2015                                 100,000           99,624
Capital One Bank,
  5.75% due 09/15/2010                                  230,000          243,301
Kazkommerts International BV,
  8.50% due 04/16/2013                                  200,000          210,100
MBNA America Bank,
  5.375% due 01/15/2008                               1,000,000        1,063,250
Union Bancal Corp.,
  5.25% due 12/16/2013                                  190,000          191,895
Wells Fargo Company,
  3.50% due 04/04/2008                                  625,000          626,995
Zions Bancorporation,
  6.00% due 09/15/2015                                  625,000          655,314
                                                                      ----------
                                                                       4,696,174

BROADCASTING - 0.49%
Chancellor Media Corp.,
  8.00% due 11/01/2008                                  690,000          798,675
Clear Channel Communications, Inc.,
  6.00% due 11/01/2006                                  250,000          270,225
  7.65% due 09/15/2010                                  125,000          146,317
Cox Radio, Inc.,
  6.375% due 05/15/2005                               1,000,000        1,051,908
Liberty Media Corp.,
  FRN 2.670% due 09/17/2006                             320,000          323,479
  5.70% due 05/15/2013                                   70,000           70,788
  7.875% due 07/15/2009                                 350,000          405,433
News America Holdings, Inc.,
  6.75% due 01/09/2038                                   50,000           55,832
Young Broadcasting, Inc.,
  10.00% due 03/01/2011                                 221,000          238,127
  Series B, 8.75% due 06/15/2007                        170,000          174,250
                                                                      ----------
                                                                       3,535,034

BUSINESS SERVICES - 0.09%
Electronic Data Systems Corp.,
  6.00% due 08/01/2013                                  500,000          491,318
PHH Corp.,
  7.125% due 03/01/2013                                 130,000          145,586
                                                                      ----------
                                                                         636,904

CABLE AND TELEVISION - 0.32%
AOL Time Warner, Inc.,
  7.625% due 04/15/2031                                 160,000          184,603
Comcast Corp., Class A,
  7.05% due 03/15/2033                                  470,000          511,272
Cox Communications, Inc.,
  7.75% due 11/01/2010                                  250,000          297,815
Time Warner Entertainment Company LP,
   8.375% due 03/15/2023                                 40,000           49,565
   8.875% due 10/01/2012                                 15,000           19,019
Univision Communications, Inc.,
   3.875% due 10/15/2008                                250,000          247,357
   7.85% due 07/15/2011                                 835,000          992,681
                                                                      ----------
                                                                       2,302,312

CELLULAR COMMUNICATIONS - 0.53%
American Tower Corp.,
  9.375% due 02/01/2009                                 875,000          931,875
AT&T Wireless Services, Inc.,
  7.875% due 03/01/2011                                 375,000          433,930
Crown Castle International Corp.,
  7.50% due 12/01/2013                                  700,000          703,500
Motorola, Inc.,
  7.50% due 05/15/2025                                   40,000           43,449
  8.00% due 11/01/2011                                   60,000           70,958
Nextel Communications, Inc.,
  7.375% due 08/01/2015                               1,000,000        1,075,000
Verizon Wireless Capital LLC,
  5.375% due 12/15/2006                                 375,000          400,163
Vodafone Group PLC,
  5.375% due 01/30/2015                                 210,000          211,946
                                                                      ----------
                                                                       3,870,821

CHEMICALS - 0.06%
ICI Wilmington, Inc.,
  4.375% due 12/01/2008                                 460,000          458,271
                                                                      ----------
COMMERCIAL SERVICES - 0.07%
Cendant Corp.,
  6.25% due 01/15/2008                                  250,000          272,707
  6.875% due 08/15/2006                                 200,000          219,428
                                                                      ----------
                                                                         492,135

CONTAINERS & GLASS - 0.05%
Packaging Corporation of America,
  5.75% due 08/01/2013                                  360,000          363,674
                                                                      ----------

DOMESTIC OIL - 0.02%
Union Oil Company of California,
  7.50% due 02/15/2029                                  140,000          164,353
                                                                      ----------

ELECTRICAL EQUIPMENT - 0.20%
General Electric Company,
  5.00% due 02/01/2013                                1,320,000        1,334,962
SP Powerassets, Ltd.,
  5.00% due 10/22/2013                                  150,000          150,797
                                                                      ----------
                                                                       1,485,759

ELECTRIC UTILITIES - 0.21%
CILCORP, Inc.,
  8.70% due 10/15/2009                                  280,000          337,832
  9.375% due 10/15/2029                                  25,000           33,605
Dominion Resources, Inc.,
  5.70% due 09/17/2012                                  125,000          131,704
Duke Capital Corp.,
  6.25% due 02/15/2013                                  240,000          253,159
Empresa Nacional De Electricidad,
  8.50% due 04/01/2009                                   90,000          101,431

Oncor Electric Delivery Company,
  7.00% due 05/01/2032                                  125,000          137,893
Tampa Electric Company,
  6.375% due 08/15/2012                                 190,000          204,095
United Energy Distribution Property, Ltd.,
  4.70% due 04/15/2011                                  170,000          172,405

Virginia Electric & Power Company,
  4.75% due 03/01/2013                                  160,000          158,160
                                                                      ----------
                                                                       1,530,284

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                     PRINCIPAL
                                                       AMOUNT           VALUE
                                                       ------           -----
ELECTRONICS - 0.17%
Koninklijke Philips Electronics NV,
  7.20% due 06/01/2026                             $   500,000       $   561,244
Solectron Corp.,
  9.625% due 02/15/2009                                625,000           696,875
                                                                     -----------
                                                                       1,258,119

ENERGY - 0.08%
Midamerican Energy Company,
  Series MTN, 5.125% due
  01/15/2013                                            45,000            45,862
Peco Energy Company,
  5.95% due 11/01/2011                                  80,000            86,684
Progress Energy, Inc.,
  5.85% due 10/30/2008                                 400,000           428,934
                                                                     -----------
                                                                         561,480

FINANCIAL SERVICES - 1.65%
Capital One Financial Corp.,
  6.25% due 11/15/2013                                 110,000           113,187
Citigroup, Inc.,
  5.625% due 08/27/2012                                180,000           190,016
Corporacion Andina de Fomento,
  6.875% due 03/15/2012                                170,000           188,625
Credit Suisse First Boston USA,
  Inc., 6.50% due 01/15/2012                           125,000           139,128
Ford Motor Credit Company,
  FRN 3.035% due 10/25/2004                            150,000           151,416
  5.80% due 01/12/2009                                 750,000           772,390
  7.00% due 10/01/2013                                 170,000           179,295
  7.375% due 10/28/2009 -                              240,000           262,161
  02/01/2011
  7.875% due 06/15/2010                                 90,000           100,563
Fuji (Mizuho) JGB Investment, LLC,
  FRN 9.87% due 12/31/2049                             260,000           293,871
General Electric Capital Corp.,
  MTN, Series A,
  4.25% due 01/15/2008                                 310,000           320,596
  6.00% due 06/15/2012                                 110,000           119,290
General Motors Acceptance Corp,
  6.875% due 09/15/2011                              1,090,000         1,174,068
  7.00% due 02/01/2012                                 250,000           268,786
  7.25% due 03/02/2011                                  80,000            87,769
  7.75% due 01/19/2010                                 150,000           170,034
  8.00% due 11/01/2031                                 275,000           308,816
HBOS PLC,
  3.125% due 01/12/2007                                500,000           504,018
  FRN 5.375% due 11/01/2049                            370,000           374,569
Household Finance Corp.,
   6.375% due 11/27/2012                               250,000           274,263
   6.40% due 06/17/2008                                475,000           526,638
HVB Funding Trust III,
  9.00% due 10/22/2031                                  80,000            96,494
International Lease Finance Corp.,
  4.55% due 10/15/2009                                 180,000           179,606
J.P. Morgan Chase & Company,
  5.35% due 03/01/2007                                 250,000           267,574
MBNA Corp.,
  6.125% due 03/01/2013                                160,000           171,803
Nationwide Life Global Funding I,
  5.35% due 02/15/2007                                 110,000           118,420
NiSource Finance, Corp.,
  6.15% due 03/01/2013                                 160,000           172,031
PCCW - HKTC Capital, Ltd,
  7.75% due 11/15/2011                                 160,000           188,674

Principal Life Global Funding I,
  4.40% due 10/01/2010                                 310,000           312,080
Reliastar Financial Corp.,
  6.50% due 11/15/2008                                 280,000           309,247
SLM Corp., Series MTNA,
  5.00% due 04/15/2015                                 625,000           616,625
  5.375% due 01/15/2013                                405,000           415,583
The Goldman Sachs Group, Inc.,
  5.25% due 04/01/2013                               1,070,000         1,083,769
USAA Capital Corp., Series
  MTNB, 4.00% due 12/10/2007                           200,000           204,495
Washington Mutual, Inc.,
  5.625% due 01/15/2007                              1,250,000         1,347,205
                                                                     -----------
                                                                      12,003,105

FOOD & BEVERAGES - 0.23%
Cadbury Schweppes US Finance LLC,
  5.125% due 10/01/2013                                170,000           168,893
Delhaize America, Inc.,
  8.125% due 04/15/2011                                450,000           517,500
Kellogg Company, Series B,
  6.60% due 04/01/2011                                 150,000           168,104
Kraft Foods, Inc.,
  5.25% due 06/01/2007                                 180,000           191,502
Nabisco, Inc.,
  7.05% due 07/15/2007                                 160,000           179,976
  7.55% due 06/15/2015                                 375,000           448,825
                                                                     -----------
                                                                       1,674,800

FOREST PRODUCTS - 0.05%
Weyerhaeuser Company,
  6.75% due 03/15/2012                                 335,000           365,465
                                                                     -----------

GAS & PIPELINE UTILITIES - 0.01%
Centerpoint Energy Resources Corp.,
  7.875% due 04/01/2013                                 80,000            90,568
                                                                     -----------

HEALTHCARE SERVICES - 0.09%
Aetna, Inc.,
  7.375% due 03/01/2006                                100,000           110,020
Health Net, Inc.,
  8.375% due 04/15/2011                                150,000           180,236
Humana, Inc.,
  7.25% due 08/01/2006                                 360,000           393,342
                                                                     -----------
                                                                         683,598

HOMEBUILDERS - 0.11%
Centex Corp.,
  4.75% due 01/15/2008                                  70,000            72,222
Lennar Corp.,
  5.95% due 03/01/2013                                  40,000            41,854
  Series B, 9.95% due 05/01/2010                        40,000            45,950
MDC Holdings, Inc.,
  5.50% due 05/15/2013                                 160,000           160,336
Pulte Homes, Inc.,
  6.25% due 02/15/2013                                 175,000           185,775
  7.875% due 06/15/2032                                150,000           174,218
  8.125% due 03/01/2011                                 75,000            89,055
                                                                     -----------
                                                                         769,410

HOTELS & RESTAURANTS - 0.04%
Boyd Gaming Corp.,
  9.25% due 08/01/2009                                 250,000           279,375
                                                                     -----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                  PRINCIPAL
                                                    AMOUNT       VALUE
                                                  ----------   ----------
INSURANCE - 0.31%
Jackson National Life Insurance
  Company, 5.25% due 03/15/2007                   $  170,000   $  182,328
Lincoln National Corp.,
  6.20% due 12/15/2011                               140,000      152,742
MetLife, Inc.,
  3.911% due 05/15/2005                              315,000      323,941
Monumental Global Funding,
  5.20% due 01/30/2007                               625,000      666,858
Monumental Global Funding II,
  3.85% due 03/03/2008                               620,000      625,543
Nationwide Mutual Insurance
  Company, 7.875% due 04/01/2033                      60,000       69,410
Prudential Financial,
  6.375% due 07/23/2006                              225,000      245,098
                                                               ----------
                                                                2,265,920

INTERNATIONAL OIL - 0.04%
Pogo Producing Company, Series B,
  10.375% due 02/15/2009                             300,000      318,000
                                                               ----------

MANUFACTURING - 0.15%
Tyco International Group SA,
   6.00% due 11/15/2013                              250,000      257,500
   6.125% due 01/15/2009                             260,000      278,200
   6.75% due 02/15/2011                              530,000      579,025
                                                               ----------
                                                                1,114,725

MEDICAL-HOSPITALS - 0.35%
HCA, Inc.,
   6.25% due 02/15/2013                            1,950,000    1,996,034
   6.95% due 05/01/2012                              225,000      241,248
   7.875% due 02/01/2011                             145,000      165,374
   8.75% due 09/01/2010                              105,000      125,027
                                                               ----------
                                                                2,527,683

METAL & METAL PRODUCTS - 0.04%
Inco, Ltd.,
  7.20% due 09/15/2032                               250,000      273,287
                                                               ----------

MINING - 0.01%
Corporacion Nacional del Cobre,
  5.50% due 10/15/2013                                90,000       91,331
                                                               ----------

PAPER - 0.05%
International Paper Company,
  5.50% due 01/15/2014                               140,000      140,335
Norske Skogindustrier ASA,
  6.125% due 10/15/2015                              230,000      232,900
                                                               ----------
                                                                  373,235

PHARMACEUTICALS - 0.07%
Schering Plough Corp.,
  5.30% due 12/01/2013                               490,000      498,550
                                                               ----------

PUBLISHING - 0.12%
Time Warner Companies,
  7.57% due 02/01/2024                               750,000      848,148
                                                               ----------

RAILROADS & EQUIPMENT - 0.01%
Union Pacific Railroad Company,
  Series 2002-1, 6.061% due
  01/17/2023                                          75,000       81,097
                                                               ----------

REAL ESTATE - 0.35%
Developers Diversified Realty
  Company, 4.625% due 08/01/2010                     250,000      248,633
EOP Operating LP,
  6.75% due 02/15/2012                               210,000      231,952
Hospitality Properties Trust,
  REIT,
  6.75% due 02/15/2013                               555,000      581,499
Kimco Realty Corp., REIT,
  3.95% due 08/05/2008                               500,000      500,878
Price REIT, Inc.,
  7.50% due 11/05/2006                               250,000      283,110
Rouse Company,
   5.375% due 11/26/2013                             270,000      268,302
   7.20% due 09/15/2012                              140,000      157,804
Socgen Real Estate Company LLC,
  FRN 7.64% due 12/29/2049                           260,000      293,740
                                                               ----------
                                                                2,565,918

RETAIL GROCERY - 0.02%
Albertsons, Inc.,
  7.50% due 02/15/2011                               145,000      166,221
                                                               ----------

SANITARY SERVICES - 0.05%
Waste Management, Inc.,
   6.375% due 11/15/2012                             220,000      238,796
   7.75% due 05/15/2032                              100,000      117,844
                                                               ----------
                                                                  356,640

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.36%
Deutsche Telekom International
  Finance BV,
    9.25% due 06/01/2032                             190,000      260,706
Dobson Communications Corp.,
  10.875% due 07/01/2010                             600,000      654,000
France Telecom SA,
  FRN 9.00% due 03/01/2011                           480,000      576,519
Singapore Telecommunications,
  Ltd.,
  6.375% due 12/01/2011                              125,000      138,161
Telstra Corp. Ltd.,
  6.375% due 04/01/2012                              125,000      138,136
Tritel PCS, Inc.,
  10.375% due 01/15/2011                             550,000      658,048
Verizon Global Funding Corp.,
  7.25% due 12/01/2010                               170,000      195,736
                                                               ----------
                                                                2,621,306

TELEPHONE - 0.49%
AT&T Corp.,
   FRN 7.25% due 11/15/2006                          500,000      552,918
   FRN 7.80% due 11/15/2011                          160,000      184,157
   FRN 8.75% due 11/15/2031                          125,000      146,070
SBC Communications, Inc.,
   5.875% due 02/01/2012                             125,000      132,756
Sprint Capital Corp.,
   8.375% due 03/15/2012                             675,000      788,265
   8.75% due 03/15/2032                              300,000      354,417
Telecom Italia Capital,
   4.00% due 11/15/2008                              625,000      628,956
   5.25% due 11/15/2013                              380,000      380,757
Telefonos De Mexico SA,
   4.50% due 11/19/2008                              195,000      195,296
Telus Corp.,
   8.00% due 06/01/2011                              160,000      187,086
                                                               ----------
                                                                3,550,678

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                   PRINCIPAL
                                                    AMOUNT         VALUE
                                                  -----------   -----------
TOYS, AMUSEMENTS & SPORTING GOODS - 0.03%
Toys R Us, Inc.,
  7.375% due 10/15/2018                           $   220,000   $   219,845
                                                                -----------

TOTAL CORPORATE BONDS
(Cost: $56,659,116)                                             $59,297,170
                                                                -----------

CONVERTIBLE BONDS - 0.28%
INTERNET RETAIL - 0.28%
Amazon.com, Inc.,
  4.75% due 02/01/2009                              1,996,000     2,018,455
                                                                -----------

TOTAL CONVERTIBLE BONDS
(Cost: $1,396,973)                                              $ 2,018,455
                                                                -----------

MUNICIPAL BONDS - 0.03%
WISCONSIN - 0.03%
Badger Tobacco Asset Securitization Corp.,
         6.125% due 06/01/2027                        250,000       244,365
                                                                -----------

TOTAL MUNICIPAL BONDS
(Cost: $235,097)                                                $   244,365
                                                                -----------

COLLATERALIZED MORTGAGE OBLIGATIONS - 1.25%
Ameriquest Mortgage Securities,
  Inc., Series 2003-5, Class A2,
  2.43% due 07/25/2033                                250,000       250,561
Banc of America Mortgage
  Securities, Inc., Series 2003
  F, Class 2A1, FRN 3.734% due
  07/25/2033                                          732,872       740,451
Bear Stearns ARM Trust, Series
  2003-2, FRN 3.703% due
  01/25/2033                                          243,700       244,492
  Series 2003-3, Class 2A2, FRN
  4.210% due 05/25/2033                               177,256       177,108
Chase Commercial Mortgage
  Securities Corp.,
  Series 2000-2, Class C, FRN
  7.928% due 07/15/2032                               250,000       295,946
CS First Boston Mortgage Securities
  Corp.,
  Series 2001-CF2, Class A2,
  FRN 5.935% due 02/15/2034                           875,000       929,248
  Series 2001-CF2, Class A3,
  FRN 6.24% due 02/15/2034                            440,000       483,074
  Series 2003-AR12, Class 2A2,
  FRN 4.377% due 04/25/2033                           179,742       179,808
FHLMC Structured Pass Through
  Securities, T-41, Class 3A,
  7.50% due 07/25/2032                                468,025       512,488
First Investors Auto Owner
  Trust, Series 2002-A, Class
  A, FRN 3.46% due 12/15/2008                          35,591        36,014
First Union National Bank
  Commercial Mortgage Trust,
  Series 2002- C1, Class A1,
  5.585% due 02/12/2034                               565,283       604,311
GE Capital Commercial Mortgage
  Corp., Series 2001-1, Class
  A1, FRN 6.079% due 05/15/2033                       100,860       108,881
GMAC Commercial Mortgage Security,
  Inc., Series 1997-C1, Class A3,
  FRN 6.869% due 07/15/2029                           375,000       414,747
Merrill Lynch Mortgage
  Investors, Inc.,
  Series 1995-C2, Class A1, FRN 6.926%
  due 06/15/2021                                      221,108       223,319
  Series 1997-C1, Class A3,
  7.12% due 06/18/2029                                312,252       339,867
Morgan Stanley Capital I, Inc.,Class
  A, FRN 1.78% due 07/14/2016                         188,267       188,267
Residential Asset Security
  Corp., Series 1999-KS4, Class
  AI4, FRN 7.22% due 06/25/2028                       309,378       325,011
Residential Funding Mortgage
  Securities II, Series
  2001-HS2, Class A4, 6.43% due
  04/25/2016                                          210,966       213,406
Salomon Brothers Commercial
  Mortgage Securities, Class
  A3, Series 2001-C1, 6.428%
  due 12/18/2035                                      750,000       833,296
Structured Asset Securities
  Corp., Series 1998-RF2, Class
  A, FRN 8.540% due 07/15/2027                        435,358       480,746
Washington Mutual, Series
  2003-AR1, Class A6, FRN
  4.537% due 03/25/2033                               109,720       109,787
Washington Mutual, Series
  2003-AR6, Class A1, FRN 4.38%
  due 06/25/2033                                    1,394,520     1,405,869
                                                                -----------

TOTAL COLLATERALIZED MORTGAGE
OBLIGATIONS
(Cost: $8,839,239)                                              $ 9,096,697
                                                                -----------

ASSET BACKED SECURITIES - 0.59%
ACLC Business Loan Receivables
  Trust, Series 2002-1A, Class
  A1, FRN 5.408% due 12/15/2022                       153,613       155,272
California Infrastructure
  Development, Series 1997-1,
  Class A7, FRN 6.42% due
  09/25/2008                                          439,030       466,962
Chase Funding Mortgage Loan,
  Series 2003-1, Class 1A3, FRN
  3.14% due 07/25/2023                                150,000       151,379
Chase Funding Mortgage
  Loan,Series 2003-2, Class
  1A3, FRN 2.864% due 12/25/2024                      190,000       190,503
Conseco Finance
  Securitizations, Series
  2000-F, Class AF4, 7.67% due
  09/15/2026                                          234,375       235,088
Government Lease Trust, Series
  1999-GSA1, Class A2, 6.02%
  due 05/18/2005                                    1,396,791     1,438,336
GRCT Consumer Loan Trust,
  Series 2001-1A, Class 2BRV,
  FRN 6.251% due 02/15/2020                           331,776       340,257
Mangrove Bay Pass Through
  Trust, FRN 6.102% due
  07/15/2033                                          100,000        97,140
Onyx Acceptance Auto Trust,
  Series 2002-C, Class A4,
  4.07% due 04/15/2009                                300,000       309,160
Peco Energy Transition Trust,
  Series 1999-A, Class A7, FRN
  6.13% due 03/01/2009                                540,000       596,366
Sears Credit Account Master
  Trust, Series 1998-2, Class
  A, 5.25% due 10/16/2008                             208,333       211,784

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                       PRINCIPAL
                                         AMOUNT         VALUE
                                      ------------   ------------
ASSET BACKED SECURITIES - CONTINUED
Vanderbilt Acquisition Loan
  Trust, Class A3, Series
  2002-1, 5.70% due 09/07/2023        $    125,000   $    128,876
                                                     ------------

TOTAL ASSET BACKED SECURITIES
(Cost: $4,275,683)                                   $  4,321,123
                                                     ------------

SHORT TERM INVESTMENTS - 13.75%
State Street Navigator
  Securities Lending Prime
  Portfolio, 1.06% (b)                $100,105,153   $100,105,153
                                                     ------------

REPURCHASE AGREEMENTS - 4.85% ***
Repurchase Agreement with State
  Street Corp., dated
  12/31/2003 at 0.40% to be
  repurchased at $35,318,785 on
  01/02/2004, collateralized by
  $24,530,000 U.S. Treasury
  Bonds, 9.25% due 02/15/2016
  (valued at $36,028,438,             $ 35,318,000   $ 35,318,000
  including interest)
                                                     ------------

TOTAL INVESTMENTS (INCOME & VALUE
TRUST)(Cost: $645,440,139)                           $727,996,552
                                                     ============

BALANCED TRUST

                                                SHARES     VALUE
                                                ------   ----------
COMMON STOCK - 60.69%
AEROSPACE - 2.63%
Lockheed Martin Corp.                           29,650   $1,524,010
Raytheon Company *                              21,700      651,868
United Technologies Corp.                       20,300    1,923,831
                                                         ----------
                                                          4,099,709

AUTOMOBILES - 0.75%
General Motors Corp.                            21,900    1,169,460
                                                         ----------

BANKING - 4.85%
Bank of America Corp.                           30,500    2,453,115
Bank One Corp.                                  33,200    1,513,588
Doral Financial Corp.                           28,800      929,664
National City Corp.                             24,500      831,530
Wells Fargo & Company                           31,200    1,837,368
                                                         ----------
                                                          7,565,265

BIOTECHNOLOGY - 1.13%
Amgen, Inc. *                                   28,400    1,755,120
                                                         ----------

BROADCASTING - 0.67%
Fox Entertainment Group, Inc.,
  Class A *                                     36,000    1,049,400
                                                         ----------

BUILDING MATERIALS & CONSTRUCTION - 0.53%
RPM International, Inc.                         50,600      832,876
                                                         ----------

BUSINESS SERVICES - 1.16%
Cadence Design Systems, Inc. *                  26,400      474,672
Cendant Corp. *                                 24,100      536,707
First Data Corp. *                              19,400      797,146
                                                         ----------
                                                          1,808,525

CELLULAR COMMUNICATIONS - 0.61%
Vodafone Group PLC, ADR                         37,800      946,512
                                                         ----------

COMPUTERS & BUSINESS EQUIPMENT - 0.98%
Hewlett-Packard Company *                       66,600    1,529,802
                                                         ----------

COSMETICS & TOILETRIES - 2.15%
Avon Products, Inc.                             17,200    1,160,828
The Procter & Gamble Company                    21,900    2,187,372
                                                         ----------
                                                          3,348,200

CRUDE PETROLEUM & NATURAL GAS - 0.76%
Anadarko Petroleum Corp.                        23,400    1,193,634
                                                         ----------

ELECTRICAL EQUIPMENT - 0.99%
General Electric Company                        50,000    1,549,000
                                                         ----------

ELECTRIC UTILITIES - 1.70%
Dominion Resources, Inc.                        20,800    1,327,664
Entergy Corp.                                   23,100    1,319,703
                                                         ----------
                                                          2,647,367

FINANCIAL SERVICES - 4.47%
American Express Company,                       19,800      954,954
Bear Stearns Companies, Inc.                    12,400      991,380
Citigroup, Inc.                                 61,800    2,999,772
Federal National Mortgage Association           27,000    2,026,620
                                                         ----------
                                                          6,972,726
FOOD & BEVERAGES - 1.60%
General Mills, Inc. *                           26,500    1,200,450
Kellogg Company                                 27,900    1,062,432
PepsiCo, Inc.                                    4,900      228,438
                                                         ----------
                                                          2,491,320

HEALTHCARE PRODUCTS - 1.83%
Guidant Corp.                                   17,300    1,041,460
Johnson & Johnson                               13,000      671,580
Stryker Corp.                                   13,400    1,139,134
                                                         ----------
                                                          2,852,174

HEALTHCARE SERVICES - 0.82%
McKesson Corp. *                                39,800    1,279,968
                                                         ----------

HOMEBUILDERS - 0.32%
KB HOME                                          6,900      500,388
                                                         ----------

HOTELS & RESTAURANTS - 1.25%
Marriott International, Inc., Class A           26,100    1,205,820
McDonald's Corp.                                30,200      749,866
                                                         ----------
                                                          1,955,686

HOUSEHOLD PRODUCTS - 0.43%
Newell Rubbermaid, Inc.                         29,300      667,161
                                                         ----------

INSURANCE - 4.31%
Aetna, Inc.                                     14,300      966,394
AFLAC, Inc.                                     26,400      955,152
CIGNA Corp. *                                   21,600    1,242,000
RenaissanceRe Holdings, Ltd.                    34,800    1,706,940
W.R. Berkley Corp.                              53,100    1,855,845
                                                         ----------
                                                          6,726,331

INTERNATIONAL OIL - 1.10%
ConocoPhillips                                  26,100    1,711,377
                                                         ----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                     SHARES       VALUE
                                     -------   -----------
INTERNET SOFTWARE - 1.81%
Cisco Systems, Inc. *                 92,500   $ 2,246,825
Symantec Corp. *                      16,600       575,190
                                               -----------
                                                 2,822,015

LEISURE TIME - 0.78%
The Walt Disney Company *             51,900     1,210,827
                                               -----------

MANUFACTURING - 1.11%
Tyco International, Ltd. *            65,400     1,733,100
                                               -----------

PAPER - 0.73%
Georgia-Pacific Corp.                 37,100     1,137,857
                                               -----------

PETROLEUM SERVICES - 2.69%
Baker Hughes, Inc.                    32,500     1,045,200
Exxon Mobil Corp.                     18,800       770,800
Halliburton Company                   40,050     1,041,300
Valero Energy Corp.                   28,800     1,334,592
                                               -----------
                                                 4,191,892

PHARMACEUTICALS - 4.20%
Abbott Laboratories                   34,000     1,584,400
Pfizer, Inc.                          85,800     3,031,314
Wyeth                                 45,600     1,935,720
                                               -----------
                                                 6,551,434

PUBLISHING - 0.80%
McGraw-Hill Companies, Inc.           17,900     1,251,568
                                               -----------

RETAIL TRADE - 4.87%
Bed Bath & Beyond, Inc. *             51,200     2,219,520
Costco Wholesale Corp. *              35,500     1,319,890
CVS Corp.                             21,600       780,192
Home Depot, Inc.                      44,350     1,573,981
The Gap, Inc. *                       41,100       953,931
Wal-Mart Stores, Inc.                 14,100       748,005
                                               -----------
                                                 7,595,519

SEMICONDUCTORS - 3.56%
Altera Corp. *                        36,700       833,090
Applied Micro Circuits Corp. *       129,600       775,008
Intel Corp.                           23,900       769,580
Linear Technology Corp.               33,900     1,426,173
Microchip Technology, Inc.            14,200       473,712
QLogic Corp. *                        13,200       681,120
Xilinx, Inc. *                        15,200       588,848
                                               -----------
                                                 5,547,531

SOFTWARE - 2.76%
BEA Systems, Inc. *                   41,200       506,760
Microsoft Corp.                      138,200     3,806,028
                                               -----------
                                                 4,312,788

TELEPHONE - 0.59%
ALLTEL Corp.                          19,800       922,284
                                               -----------

TOBACCO - 1.01%
Altria Group, Inc.                    28,900     1,572,738
                                               -----------

TRUCKING & FREIGHT - 0.74%
CNF, Inc.                             33,900     1,149,210
                                               -----------

TOTAL COMMON STOCK
(Cost: $85,200,579)                            $94,650,764
                                               -----------

                                                    PRINCIPAL
                                                     AMOUNT         VALUE
                                                   -----------   -----------
U.S. TREASURY OBLIGATIONS - 5.90%
U.S. TREASURY BONDS - 0.67%
   5.375% due 02/15/2031                           $ 1,000,000     1,042,852
                                                                 -----------

U.S. TREASURY NOTES - 5.23%
   1.625% due 04/30/2005                             1,000,000     1,003,008
   3.00% due 01/31/2004                              3,900,000     3,906,092
   5.00% due 08/15/2011                                900,000       963,141
   5.75% due 11/15/2005                                700,000       751,570
   7.25% due 05/15/2004                              1,500,000     1,534,218
                                                                 -----------
                                                                   8,158,029

TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $9,242,505)                                               $ 9,200,881
                                                                 -----------

U.S. GOVERNMENT AGENCY OBLIGATIONS - 13.89%
TENNESSEE VALLEY AUTHORITY - 0.55%
   4.70% due 07/15/2033                              1,000,000       860,346
                                                                 -----------

FEDERAL HOME LOAN MORTGAGE CORPORATION - 0.69%
   5.875% due 03/21/2011                             1,000,000     1,083,922
                                                                 -----------

FEDERAL NATIONAL MORTGAGE ASSOCIATION - 11.17%
   4.625% due 05/01/2013                             1,000,000       973,214
   4.75% due 03/15/2004                              2,500,000     2,518,332
   5.00% due 05/01/2018                              1,188,906     1,214,128
   5.50% due 02/15/2006 - 03/01/2033                 4,687,977     4,837,195
   6.00% due 10/01/2013 - 11/01/2032                 2,957,733     3,073,362
   6.50% due 11/01/2028 - 01/01/2032                 2,353,798     2,463,300
   6.625% due 11/15/2030                             1,250,000     1,421,108
   7.00% due 12/01/2029                                863,052       914,549
                                                                 -----------
                                                                  17,415,188

GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 1.48%
   6.00% due 11/15/2032                                802,878       835,281
   6.50% due 12/15/2028                                248,147       262,019
   7.00% due 02/15/2028                                809,228       863,842
   7.50% due 12/15/2030                                328,115       352,162
                                                                 -----------
                                                                   2,313,304

TOTAL U.S. GOVERNMENT AGENCY
OBLIGATIONS
(Cost: $21,397,233)                                              $21,672,760
                                                                 -----------

CORPORATE BONDS - 6.76%
CABLE AND TELEVISION - 1.37%
Comcast Corp., Class A,
   5.30% due 01/15/2014                              1,000,000       996,679
Cox Communications, Inc.,
   6.75% due 03/15/2011                              1,000,000     1,132,916
                                                                 -----------
                                                                   2,129,595

CELLULAR COMMUNICATIONS - 0.72%
Telus Corp.,
   7.50% due 06/01/2007                              1,000,000     1,119,144
                                                                 -----------

DRUGS & HEALTH CARE - 0.70%
Merck & Company, Inc.,
   6.40% due 03/01/2028                              1,000,000     1,099,023
                                                                 -----------

FINANCIAL SERVICES - 2.68%
General Electric Capital
   Corp., 5.45% due 01/15/2013                       1,000,000     1,040,327

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                      PRINCIPAL
                                        AMOUNT         VALUE
                                     ------------   ------------
Goldman Sachs Group, Inc.,
  4.75% due 07/15/2013               $  1,000,000   $    974,571
Household Finance Corp.,
  6.50% due 01/24/2006                  1,000,000      1,081,476
National Rural Utilities
  Cooperative Finance Corp.,
  5.75% due 08/28/2009                  1,000,000      1,083,550
                                                    ------------
                                                       4,179,924

FOOD & BEVERAGES - 0.64%
Cadbury Schweppes US Finance
  LLC, 5.125% due 10/01/2013            1,000,000        993,488
                                                    ------------

RETAIL GROCERY - 0.65%
Kroger Company,
  5.50% due 02/01/2013                  1,000,000      1,017,093
                                                    ------------

TOTAL CORPORATE BONDS
(Cost: $10,130,818)                                 $ 10,538,267
                                                    ------------

MUNICIPAL BONDS - 0.59%
ILLINOIS - 0.59%
Illinois State, Taxable Pension,
  5.10% due 06/01/2033                  1,000,000        914,680
                                                    ------------

TOTAL MUNICIPAL BONDS
(Cost: $905,783)                                    $    914,680
                                                    ------------

SHORT TERM INVESTMENTS - 8.97%
Federal National Mortgage
  Association Discount Notes,
  1.00% due 02/18/2004               $  4,000,000   $  3,994,776
Federal National Mortgage
  Association Discount Notes,
  Series BB, 1.05% due 01/15/2004      10,000,000      9,995,917
                                                    ------------
                                                    $ 13,990,693

REPURCHASE AGREEMENTS - 3.20%
Repurchase Agreement with
  State Street Corp., dated
  12/31/2003 at 0.70%, to be
  repurchased at $4,991,194
  on 01/02/2004,
  collateralized by
  $3,565,000 U.S. Treasury
  Bonds, 8.50% due 02/15/2020
  (valued at $5,091,266,
  including interest)                $  4,991,000   $  4,991,000
                                                    ------------

TOTAL INVESTMENTS (BALANCED TRUST)
(Cost: $145,858,611)                                $155,959,045
                                                    ============

GLOBAL ALLOCATION TRUST

                                                  SHARES      VALUE
                                                  ------   ----------
COMMON STOCK - 74.03%
AUSTRALIA - 0.97%
Austrailia Gas Light Company, Ltd. *               7,839   $   66,284
Australia and New Zealand Bank Group Ltd. *       10,370      138,047
QBE Insurance Group, Ltd. *                       19,052      152,059
Rio Tinto, Ltd. *                                  2,086       58,428
Westpac Banking Corp., Ltd. *                     26,935      324,289
Woolworths, Ltd. *                                 7,036       62,514
                                                           ----------
                                                              801,621

BELGIUM - 0.30%
Fortis *                                          12,470      250,443
                                                           ----------

BERMUDA - 1.40%
Ingersoll-Rand Company, Class A                   10,400      705,952
Willis Group Holdings, Ltd.                        6,900      235,083
XL Capital, Ltd., Class A                          2,800      217,140
                                                           ----------
                                                            1,158,175

CANADA - 1.05%
Alcan Aluminum, Ltd. - USD *                       4,600      215,593
Bank Nova Scotia Halifax                           3,000      152,745
BCE, Inc.                                          5,300      118,520
Canadian National Railway Company-CAD              2,000      126,901
Magna International, Inc.                            800       64,404
Toronto Dominion Bank Ontario                      5,800      194,283
                                                           ----------
                                                              872,446

FINLAND - 0.62%
Nokia AB Oyj *                                    20,450      353,251
UPM-Kymmene Oyj *                                  8,200      156,214
                                                           ----------
                                                              509,465

FRANCE - 2.50%
Aventis SA *                                       5,758      380,151
BNP Paribas SA *                                   5,203      327,252
Cap Gemini SA *                                    3,083      136,771
Compagnie De Sanit Gobain *                        1,857       90,805
France Telecom SA *                                7,100      202,708
Sanofi-Synthelabo SA *                               911       68,524
Suez SA *                                          6,177      123,979
Total SA, B Shares *                               3,357      623,451
Unibail *                                          1,254      117,471
                                                           ----------
                                                            2,071,112

GERMANY - 0.16%
Allianz AG *                                         552       69,605
Bayer AG *                                         2,098       61,379
                                                           ----------
                                                              130,984

HONG KONG - 0.12%
Cheung Kong Holdings, Ltd. *                      13,000      102,979
                                                           ----------

IRELAND - 0.75%
Bank of Ireland - London *                        29,101      395,991
CRH PLC - London *                                11,041      226,055
                                                           ----------
                                                              622,046

ITALY - 0.93%
Assicurazioni Generali SPA *                       4,172      110,387
Eni SPA *                                         18,498      348,666
UniCredito Italiano SPA *                         57,115      307,998
                                                           ----------
                                                              767,051

JAPAN - 4.42%
Aiful Corp. *                                      1,550      113,427
Canon, Inc. *                                      3,000      139,730
Fuji Photo Film Company, Ltd.                      5,000      161,478
Funai Electric Company, Ltd. *                       500       68,652
Honda Motor Company *                             10,200      453,185
Hoya Corp. *                                         900       82,662
Kao Corp. *                                        9,000      183,133
Keyence Corp. *                                      200       42,171
Mitsubishi Corp. *                                13,000      137,845

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                   SHARES     VALUE
                                                   ------   ----------
JAPAN - CONTINUED
Mitsubishi Tokyo Financial Group, Inc. *               12   $   93,639
Mitsui Fudosan Company *                            4,000       36,141
Murata Manufacturing Company, Ltd. *                1,200       64,853
Nintendo Company, Ltd. *                            2,900      270,687
Nippon Telegraph & Telephone Corp. *                   25      120,642
Nippon Unipac Holding *                                 6       30,970
NTT DoCoMo, Inc. *                                     65      147,431
Rohm Company *                                      1,300      152,406
Sekisui House, Ltd. *                              11,000      113,660
Sompo Japan Insurance *                            25,000      205,582
Sumitomo Chemical Company, Ltd. *                  13,000       53,633
Sumitomo Mitsui Financial Group, Inc. *                22      117,254
Takeda Chemical Industries, Ltd. *                  7,300      289,588
Takefuji Corp. *                                      770       36,008
Toppan Printing Company *                           6,000       62,445
Toyota Industries Corp. *                           4,900      104,051
Toyota Motor Corp. *                                9,300      314,239
West Japan Railway *                                   18       70,733
                                                            ----------
                                                             3,666,245

NETHERLANDS - 1.90%
ABN AMRO Holdings NV *                             10,775      251,834
Koninklijke (Royal) Philips Electronics NV *        7,204      210,125
Reed Elsevier NV *                                 26,097      323,877
TNT Post Group NV *                                12,759      298,526
VNU NV *                                           10,119      319,374
Wolters Kluwer NV *                                10,719      167,467
                                                            ----------
                                                             1,571,203

PORTUGAL - 0.21%
Electricidade De Portugal *                        17,498       46,077
Portugal Telecom *                                 12,720      127,892
                                                            ----------
                                                               173,969

SPAIN - 0.70%
Banco Bilbao Vizcaya Argentaria SA *               20,625      284,552
Banco Santander Central, Hispano SA *              11,764      139,179
Telefonica SA *                                    10,819      158,670
                                                            ----------
                                                               582,401

SWEDEN - 1.14%
Electrolux AB, Series B *                           5,200      114,225
Hennes & Mauritz AB, Series B *                     5,200      123,624
Nordea AB *                                        28,000      210,210
Svenska Cellulosa *                                 5,500      224,808
Svenska Handelsbanken AB, A Shares *                5,400      110,361
Swedish Match AB *                                 16,000      163,497
                                                            ----------
                                                               946,725

SWITZERLAND - 1.92%
Adecco SA *                                         2,517      161,724
Givaudan AG *                                         197      102,218
Holcim, Ltd. *                                      2,394      111,448
Nestle SA *                                         2,495      623,095
Novartis AG-Reg Shares *                            2,993      135,825
Roche Holding AG-Genusschein *                      3,722      375,268
Swiss Reinsurance *                                 1,143       77,136
                                                            ----------
                                                             1,586,714

UNITED KINGDOM - 7.92%
AstraZeneca Group PLC *                             5,035      240,871
Barclays PLC *                                     43,670      388,402
BICC PLC *                                         10,501       40,957
BOC Group PLC *                                     5,487       83,597
BP PLC *                                           76,923      622,021
BT Group PLC *                                     43,526      146,263
Carlton Communications PLC *                       16,749       68,765
Centrica PLC *                                     40,647      153,095
Compass Group PLC *                                17,394      117,987
Diageo PLC *                                       32,273      423,426
Electrocomponents PLC *                            16,260       94,331
Gallaher Group *                                   31,350      335,768
GlaxoSmithKline PLC *                              23,722      542,016
HSBC Holdings PLC *                                11,214      175,754
Invensys PLC *                                     86,493       28,177
Kesa Electricals PLC *                             18,595       85,389
Kingfisher PLC *                                   36,706      182,479
National Grid Transco PLC *                        33,183      237,082
Rentokil Initial PLC *                             47,585      161,389
Rio Tinto PLC *                                     6,640      182,888
Rolls-Royce Group PLC *                            43,179      136,619
Royal Bank of Scotland PLC *                       15,806      464,411
Scottish Hydro *                                   17,637      211,880
Shell Transport & Trading Company PLC *            61,372      455,189
Tesco PLC *                                        71,934      330,966
Vodafone Group PLC *                              265,219      655,700
                                                            ----------
                                                             6,565,422

UNITED STATES - 47.02%
AFLAC, Inc.                                         4,800      173,664
Allergan, Inc.                                     10,400      798,824
American Electric Power, Inc.                       2,700       82,377
American International Group, Inc.                  8,100      536,868
American Standard Companies, Inc. *                 3,400      342,380
Anadarko Petroleum Corp.                            2,800      142,828
Anthem, Inc. *                                      6,500      487,500
Baxter International, Inc. *                        7,400      225,848
Biomet, Inc.                                        4,700      171,127
Bristol-Myers Squibb Company *                     25,200      720,720
Burlington Northern Santa Fe Corp.                 30,600      989,910
Cardinal Health, Inc.                               4,900      299,684
Cephalon, Inc. * (a)                                6,500      314,665
Citigroup, Inc.                                    28,900    1,402,806
CMS Energy Corp.                                   13,100      111,612
ConocoPhillips                                      8,000      524,560
Costco Wholesale Corp. *                           15,500      576,290
Dell, Inc. *                                        6,200      210,552
Delta Air Lines, Inc. *                            12,000      141,720
Dominion Resources, Inc.                            3,500      223,405
Eastman Chemical Company *                          5,100      201,603
Exelon Corp.                                       10,300      683,508
Exxon Mobil Corp.                                  21,000      861,000
Federal Home Loan Mortgage Corp.                   14,300      833,976
First Data Corp. *                                  9,000      369,810
FirstEnergy Corp.                                  14,300      503,360
FleetBoston Financial Corp. *                       3,900      170,235
Gannett Company, Inc.                               3,100      276,396
Genzyme Corp. *                                     8,700      429,258
Greenpoint Financial Corp.                         16,950      598,674
Hartford Financial Services Group, Inc.             5,600      330,568
Hewlett-Packard Company *                           8,400      192,948
Illinois Tool Works, Inc.                           9,900      830,709
J.P. Morgan Chase & Company *                      22,700      833,771
Johnson & Johnson                                   8,300      428,778
Johnson Controls, Inc. *                            2,800      325,136
Kerr-McGee Corp. *                                  2,700      125,523
Kimberly-Clark Corp.                                8,400      496,356

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    SHARES       VALUE
                                                                    ------       -----
UNITED STATES - CONTINUED
Kohl's Corp. *                                                        6,600   $    296,604
Linear Technology Corp.                                              11,500        483,805
Martin Marietta Materials, Inc.                                      10,800        507,276
Masco Corp.                                                          28,500        781,185
McGraw-Hill Companies, Inc.                                           5,100        356,592
MeadWestvaco Corp.                                                    7,800        232,050
Mellon Financial Corp.                                               19,400        622,934
Mettler-Toledo International, Inc. *                                    200          8,442
Microsoft Corp.                                                      39,000      1,074,060
Morgan Stanley                                                       15,000        868,050
Mylan Laboratories, Inc.                                             28,450        718,647
Newell Rubbermaid, Inc.                                               4,300         97,911
Nextel Communications, Inc., Class A *                               56,000      1,571,360
Omnicom Group, Inc. *                                                 9,000        785,970
Pentair, Inc.                                                         7,900        361,030
PNC Financial Services Group                                          6,200        339,326
Progress Energy, Inc.                                                 3,500        158,410
Quest Diagnostics, Inc.                                               2,600        190,086
SBC Communications, Inc.                                             12,200        318,054
Sempra Energy *                                                       9,800        294,588
SICOR, Inc. *                                                        13,300        361,760
The Boeing Company *                                                  9,900        417,186
The Interpublic Group of Companies, Inc.                              7,400        115,440
The TJX Companies, Inc.                                              11,300        249,165
Time Warner, Inc. *                                                  26,600        478,534
TXU Corp. *                                                           6,400        151,808
UBS Emerging Markets Debt Fund * (c)                                 16,340        709,011
UBS Emerging Markets Equities Fund * (c)                            250,650      3,097,134
UBS High Yield Fund * (c)                                           145,312      2,413,116
United Technologies Corp.                                             2,400        227,448
UnitedHealth Group, Inc.                                             15,500        901,790
Viacom, Inc., Class B                                                 5,900        261,842
Viad Corp. *                                                          8,100        202,500
Wells Fargo & Company                                                19,500      1,148,355
Westwood One, Inc. *                                                  6,000        205,260
Wyeth                                                                23,300        989,085
                                                                              ------------
                                                                                38,964,763
TOTAL COMMON STOCK
(Cost: $51,951,080)                                                             61,343,764
                                                                              ------------
PREFERRED STOCK - 0.10%
AUSTRALIA - 0.10%
News Corp., Ltd. -  Limited Voting Shares *                          10,625         80,001
                                                                              ------------
TOTAL PREFERRED STOCK
(Cost: $63,110)                                                               $     80,001
                                                                              ------------

                                                                 PRINCIPAL
                                                                  AMOUNT         VALUE
                                                                  ------         -----
U.S. TREASURY OBLIGATIONS - 6.20%
U.S. TREASURY BONDS - 2.09%
   6.25% due 05/15/2030                                        $    955,000   $  1,102,055
   6.875% due 08/15/2025                                            285,000        348,646
   8.00% due 11/15/2021                                             210,000        283,615
                                                                              ------------
                                                                                 1,734,316
U.S. TREASURY NOTES - 4.11%
   1.50% due 07/31/2005                                             315,000        314,754
   1.875% due 11/30/2005                                          1,370,000      1,372,569
   2.00% due 08/31/2005                                             360,000        362,320
   3.25% due 08/15/2008                                             910,000        915,545
   4.25% due 08/15/2013                                             440,000        440,550
                                                                              ------------
                                                                                 3,405,738
TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $5,127,997)                                                               5,140,054
                                                                              ------------
U.S. GOVERNMENT AGENCY OBLIGATIONS - 6.71%
FEDERAL HOME LOAN MORTGAGE CORPORATION - 2.30%
5.00% due 11/01/2007                                                 17,926         18,476
5.125% due 07/15/2012                                               490,000        511,821
5.50% due 04/01/2018                                                624,011        647,389
6.00% due 12/01/2017 - 01/01/2033                                   701,135        726,092
                                                                              ------------
                                                                                 1,903,778
FEDERAL NATIONAL MORTGAGE ASSOCIATION - 4.02%
3.396% due 09/01/2033                                                37,992         38,343
4.60% due 11/01/2033                                                348,346        354,459
4.621% due 04/01/2033                                                46,188         47,423
5.027% due 02/01/2033                                                60,536         64,379
6.00% due 06/01/2014 - 10/01/2033                                 1,220,482      1,272,038
6.25% due 02/01/2011                                                 65,000         71,855
6.50% due 04/01/2017 - 08/01/2032                                 1,127,837      1,182,381
7.00% due 05/01/2033                                                 40,725         43,123
7.125% due 01/15/2030                                               215,000        258,969
                                                                              ------------
                                                                                 3,332,970
GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 0.39%
5.00% due 12/20/2029                                                 43,304         44,241
6.00% due 07/15/2029                                                270,326        281,379
                                                                              ------------
                                                                                   325,620
TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
(Cost: $5,529,238)                                                            $  5,562,368
                                                                              ------------
FOREIGN GOVERNMENT OBLIGATIONS - 5.04%
AUSTRIA - 0.42%
3.80% due 10/20/2013                                                110,000        132,829
5.875% due 07/15/2006                                               160,000        216,107
                                                                              ------------
                                                                                   348,936
BELGIUM - 0.13%
5.75% due 03/28/2008                                                 80,000        109,908
                                                                              ------------
CANADA - 0.26%
5.50% due 06/01/2009                                                130,000        107,362
6.00% due 06/01/2008 - 06/01/2011                                   108,000         91,115
8.00% due 06/01/2023                                                 12,000         12,511
                                                                              ------------
                                                                                   210,988

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                 PRINCIPAL
                                                                  AMOUNT         VALUE
                                                                  ------         -----
DENMARK - 0.19%
   4.00% due 08/15/2008                                        $    920,000   $    158,123
                                                                              ------------
FINLAND - 0.29%
5.00% due 07/04/2007                                                 50,000         66,652
5.75% due 02/23/2011                                                125,000        174,314
                                                                              ------------
                                                                                   240,966
FRANCE - 0.88%
5.50% due 04/25/2007                                                195,000        263,110
5.50% due 04/25/2010                                                181,000        248,279
5.50% due 04/25/2029                                                 80,000        109,263
8.50% due 10/25/2019                                                 61,000        110,290
                                                                              ------------
                                                                                   730,942
GERMANY - 1.32%
2.50% due 03/18/2005                                                 72,000         90,938
4.50% due 07/04/2009                                                100,000        131,129
5.00% due 07/04/2012                                                218,000        290,655
6.00% due 01/05/2006                                                105,000        140,802
6.00% due 01/04/2007                                                 77,000        105,136
6.50% due 07/04/2027                                                220,000        338,171
                                                                              ------------
                                                                                 1,096,831
ITALY - 0.43%
5.25% due 11/01/2029                                                 54,000         69,800
5.50% due 11/01/2010                                                 66,000         90,549
8.75% due 07/01/2006                                                138,000        197,242
                                                                              ------------
                                                                                   357,591
MEXICO - 0.04%
8.125% due 12/30/2019                                                25,000         27,937
                                                                              ------------
NETHERLANDS - 0.32%
3.00% due 07/15/2006                                                 75,000         94,846
5.00% due 07/15/2011                                                125,000        167,447
                                                                              ------------
                                                                                   262,293
SWEDEN - 0.48%
6.00% due 02/09/2005                                                960,000        137,848
8.00% due 08/15/2007                                              1,630,000        258,197
                                                                              ------------
                                                                                   396,045
UNITED KINGDOM - 0.28%
8.00% due 09/27/2013                                                 55,000        122,833
8.00% due 12/07/2015                                                 48,000        110,016
                                                                              ------------
                                                                                   232,849
TOTAL FOREIGN GOVERNMENT OBLIGATIONS
(Cost: $3,909,160)                                                               4,173,409
                                                                              ------------
FOREIGN BONDS - 0.35%
AUSTRALIA - 0.35%
Australia Commonwealth,
   6.50% due 05/15/2013                                             134,000        107,278
   9.00% due 09/15/2004                                             240,000        185,282
                                                                              ------------
                                                                                   292,560
TOTAL FOREIGN BONDS
(Cost: $275,499)                                                              $    292,560
                                                                              ------------
CORPORATE BONDS - 3.71%
ITALY - 0.02%
Telecom Italia Capital,
    5.25% due 11/15/2013                                             15,000         15,030
                                                                              ------------
JAPAN - 0.06%
SMFG Finance,
    2.25% due 07/11/2005                                          3,000,000         52,434
                                                                              ------------
UNITED STATES - 3.63%
Anheuser Busch Company, Inc.,
    9.00% due 12/01/2009                                             25,000         31,699
AOL Time Warner, Inc.,
    7.625% due 04/15/2031                                            30,000         34,613
Avon Products, Inc.,
    7.15% due 11/15/2009                                             25,000         29,148
Bank of America Corp.,
    7.40% due 01/15/2011                                             40,000         46,913
Bank One Corp.,
    7.875% due 08/01/2010                                            35,000         42,042
Bombardier Capital, Inc., MTN,
    6.125% due 06/29/2006                                            25,000         26,594
Burlington Northern Santa Fe Corp.,
    7.082% due 05/13/2029                                            25,000         28,040
Cendant Corp.,
    6.875% due 08/15/2006                                            25,000         27,429
Centex Corp.,
    9.75% due 06/15/2005                                             25,000         27,703
Citigroup, Inc.,
    7.25% due 10/01/2010                                             45,000         52,450
Citizens Communications Company,
    9.25% due 05/15/2011                                             35,000         41,379
Comcast Cable Communications,
    6.75% due 01/30/2011                                             25,000         27,823
Consolidated Edison Company of New York Inc.,
    7.50% due 09/01/2010                                             40,000         47,299
Countrywide Funding Corp., MTN,
    3.25% due 05/21/2008                                             25,000         24,588
Credit Suisse First Boston USA, Inc.,
    6.50% due 01/15/2012                                             25,000         27,826
CS First Boston Mortgage Securities Corp.,
    7.00% due 11/25/2033                                            122,999        129,879
DLJ Commercial Mortgage Corp.,
    Series A1A, FRN 6.08% due 03/10/2032                            153,932        164,815
    Series A1B, 6.46% due 03/10/2032                                150,000        166,738
Eop Operating, LP,
    7.00% due 07/15/2011                                             25,000         28,210
Erac USA Finance Co.,
    7.35% due 06/15/2008                                             55,000         62,838
European Investment Bank,
    4.875% due 09/06/2006                                            25,000         26,547
First Union National Bank,
    Series BNKT, 7.80% due 08/18/2010                                35,000         42,226
Ford Motor Company,
    7.45% due 07/16/2031                                             70,000         70,736
Ford Motor Credit Company,
    5.80% due 01/12/2009                                             70,000         72,090
General Electric Capital Corp., MTN, Series A,
    6.00% due 06/15/2012                                             95,000        103,023
General Motors Acceptance Corp.,
    6.875% due 09/15/2011                                            30,000         32,314
    8.00% due 11/01/2031                                             30,000         33,689

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                 PRINCIPAL
                                                                  AMOUNT         VALUE
                                                                  ------         -----
UNITED STATES - CONTINUED
Goldman Sachs Group, Inc.,
    6.875% due 01/15/2011                                      $     25,000   $     28,390
Harley Davidson Funding Corp.,
    Medium Term Note,
    3.625% due 12/15/2008                                            25,000         24,937
Household Finance Corp.,
    6.75% due 05/15/2011                                             30,000         33,772
ICI Wilmington, Inc.,
    4.375% due 12/01/2008                                            25,000         24,906
Intermediate American Development Bank,
    5.75% due 02/26/2008                                             25,000         27,452
International Bank For Reconstruction &  Development,
    4.375% due 09/28/2006                                            30,000         31,642
J P Morgan Commercial Mortgage Finance Corp.,
    7.325% due 07/15/2031                                           101,595        108,238
    7.40% due 07/15/2031                                            200,000        228,902
Kraft Foods, Inc.,
    5.625% due 11/01/2011                                            25,000         26,341
LB Commercial Conduit Mortgage Trust,
    6.41% due 06/15/2031                                            111,927        118,857
Merrill Lynch Mortgage Investors, Inc.,
    1.00% due 08/25/2028                                          1,719,610         28,817
Morgan Stanley Dean Witter,
    6.75% due 04/15/2011                                             40,000         45,257
Morgan Stanley Dean Witter Capital
    Class A1, 7.42% due 11/15/2036                                  144,640        160,628
    Class A2, 7.57% due 11/15/2036                                  150,000        175,471
Pemex Project Funding Master Trust,
    8.00% due 11/15/2011                                             30,000         33,525
Philip Morris Companies, Inc.,
    7.75% due 01/15/2027                                             25,000         26,974
Phillips Petroleum Company,
    8.75% due 05/25/2010                                             25,000         31,230
Reliant Energy Transport Bond Company,
    5.63% due 09/15/2015                                            125,000        133,060
Rio Tinto Finance USA, Ltd.,
    2.625% due 09/30/2008                                            25,000         23,847
Safeway,  Inc.,
    3.80% due 08/15/2005                                             25,000         25,526
Sprint Capital Corp.,
    8.375% due 03/15/2012                                            25,000         29,195
The Kroger Company,
    7.50% due 04/01/2031                                             25,000         28,807
Unilever Capital,
    7.125% due 11/01/2010                                            25,000         29,065
USA Education, Inc.,
    5.625% due 04/10/2007                                            25,000         27,092
Verizon New England,  Inc.,
    6.50% due 09/15/2011                                             25,000         27,547
Wells Fargo Bank NA,
    6.45% due 02/01/2011                                             35,000         39,299
Wyeth,
    5.25% due 03/15/2013                                             35,000         35,629
                                                                              ------------
                                                                                 3,003,057
TOTAL CORPORATE BONDS
(Cost: $3,019,725)                                                            $  3,070,521
                                                                              ------------
ASSET BACKED SECURITIES - 0.26%
California Infrastructure
    Development, Series 1997-1, Class
    A7, FRN 6.42% due 09/25/2008                               $    131,709   $    140,088
RAFC Asset Backed Trust,
    5.115% due 11/25/2029                                            74,905         76,938
                                                                              ------------
                                                                                   217,026
TOTAL ASSET BACKED SECURITIES
(Cost: $217,836)                                                                   217,026
                                                                              ------------
SHORT TERM INVESTMENTS - 0.35%
State Street Navigator Securities
   Lending Prime Portfolio, 1.06% (b)                               292,050   $    292,050
                                                                              ------------
REPURCHASE AGREEMENTS - 3.25%
Repurchase Agreement with State
   Street Corp. dated 12/31/2003 at
   0.40%, to be repurchased at
   $2,694,060 on 01/02/2004,
   collateralized by $2,675,000 U.S.
   Treasury Bonds, 5.250% due
   02/15/2029 (valued at $2,749,397,
   including interest)                                         $  2,694,000   $  2,694,000
                                                                              ------------
TOTAL INVESTMENTS (GLOBAL ALLOCATION TRUST)
(Cost: $73,079,695)                                                           $ 82,865,753
                                                                              ============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

HIGH YIELD TRUST

                                                                  SHARES         VALUE
                                                                  ------         -----
COMMON STOCK - 0.27%
INTERNET CONTENT - 0.03%
Globix Corp. *                                                       83,945   $    335,780
                                                                              ------------
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.24%
Maxcom Telecomunicaciones SA * MXN                                  170,850          1,709
Maxcom Telecomunicaciones SA, Series B *                             10,531            105
Maxcom Telecomunicaciones SA *                                      220,347          2,203
Song Networks Holdings AB *                                         255,233      2,395,205
Viatel Holding, Ltd. *                                               10,147         22,323
                                                                              ------------
                                                                                 2,421,545
TELEPHONE - 0.00%
Ventelo *                                                            35,092              0
XO Communications Inc. * (a)                                          4,585         26,364
                                                                              ------------
                                                                                    26,364
TOTAL COMMON STOCK
(Cost: $11,070,179)                                                           $  2,783,689
                                                                              ------------
PREFERRED STOCK - 2.04%
BROADCASTING - 1.17%
CSC Holdings, Inc., Series M (a)                                     80,750      8,478,750
Paxson Communications Corp. JR
   Exchangeable Preferred PIK *                                         347      3,201,075
Paxson Communications Corp. JR
   Preferred Convertible PIK *                                           30        238,583
                                                                              ------------
                                                                                11,918,408
CELLULAR COMMUNICATIONS - 0.13%
Alamosa Holdings, Inc. *                                              4,080      1,305,637
                                                                              ------------
ELECTRONICS - 0.42%
TNP Enterprises, Inc., Series D *                                    39,480      4,293,450
                                                                              ------------
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.32%
Dobson Communications Corp. *                                         2,894      3,118,285
Intermedia Communications, Inc, Series B * (a)                          970         46,075
McLeodUSA, Inc., Class A * (a)                                       16,663        126,972
Song Networks Holdings AB *                                          27,635              0
                                                                              ------------
                                                                                 3,291,332
TOTAL PREFERRED STOCK
(Cost: $20,297,953)                                                           $ 20,808,827
                                                                              ------------
WARRANTS - 0.01%
BROADCASTING - 0.00%
XM Satellite Radio, Inc., (Expiration date
   03/15/2010; strike price $49.50) *                                 1,295         27,519
                                                                              ------------
ELECTRONICS - 0.00%
SW Acquisition, (Expiration date
   04/01/2011; strike price $0.01) *                                  1,975             20
                                                                              ------------
STEEL - 0.00%
Republic Technologies International
   LLC, Class D, (Expiration date
   07/15/2009; strike price $.01) *                                   1,315             13
                                                                              ------------
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.00%
Maxcom Telecomunicaciones,
   (Expiration date
   04/01/2007; strike price $0.01) *                                  1,675            167
McLeodUSA, Inc., (Expiration date
   04/16/2007; strike price $1.354) *                                36,926         18,648
                                                                              ------------
                                                                                    18,815
TELEPHONE - 0.01%
Occidente y Caribe Celular SA,
   (Expiration date 03/15/2004; strike
   price $1.00) *                                                    15,400            154
XO Communications Inc.,
   (Expiration date 01/16/2010; strike
   price $6.25) *                                                     9,172         17,885
   (Expiration date 01/16/2010; strike
   price $7.50) *                                                     6,878         11,693
   (Expiration date 01/16/2010; strike
   price $10.00) *                                                    6,878          7,566
                                                                              ------------
                                                                                    37,298
TOTAL WARRANTS
(Cost: $224,646)                                                              $     83,665
                                                                              ------------
FOREIGN GOVERNMENT OBLIGATIONS - 16.42%
FEDERAL REPUBLIC OF BRAZIL - 3.92%
2.00% due 04/15/2009                                              1,438,462      1,347,838
FRN, 2.06% due 04/15/2012                                         2,400,000      2,031,600
FRN, 2.0625% due 04/15/2012                                       7,400,000      6,641,500
FRN 8.00% due 04/15/2014 (a)                                     18,434,208     18,148,478
10.125% due 05/15/2027                                              675,000        715,500
11.00% due 01/11/2012 - 08/17/2040                                5,705,000      6,341,500
12.25% due 03/06/2030                                             3,900,000      4,855,500
                                                                              ------------
                                                                                40,081,916
NATIONAL REPUBLIC OF BULGARIA - 0.34%
FRN 7.0625% due 07/28/2024                                        1,100,000      1,093,400
8.25% due 01/15/2015                                              2,000,000      2,375,600
                                                                              ------------
                                                                                 3,469,000
REPUBLIC OF COLOMBIA - 0.84%
9.75% due 04/23/2009                                              1,250,000      1,378,750
10.00% due 01/23/2012                                             4,000,000      4,380,000
11.75% due 02/25/2020                                             2,350,000      2,831,750
                                                                              ------------
                                                                                 8,590,500
GOVERNMENT OF COSTA RICA - 0.15%
9.00% due 03/01/2011                                              1,350,000      1,565,017
                                                                              ------------
REPUBLIC OF ECUADOR - 0.62%
FRN, 7.00% due 08/15/2030                                         1,875,000      1,443,750
12.00% due 11/15/2012                                             5,000,000      4,862,500
                                                                              ------------
                                                                                 6,306,250
GOVERNMENT OF MEXICO - 3.00%
6.375% due 01/16/2013                                             1,400,000      1,452,500
6.625% due 03/03/2015                                             3,100,000      3,208,500
7.50% due 04/08/2033                                              8,000,000      8,280,000
8.30% due 08/15/2031                                                160,000        180,400
8.375% due 01/14/2011                                             2,810,000      3,336,875
11.375% due 09/15/2016                                            1,500,000      2,126,250
11.50% due 05/15/2026                                             8,300,000     12,014,250
                                                                              ------------
                                                                                30,598,775
GOVERNMENT OF MOROCCO - 0.72%
FRN 2.187% due 01/01/2009                                         7,500,000      7,350,000
                                                                              ------------
REPUBLIC OF PANAMA - 0.77%
4.75% VR due 07/17/2014                                           1,059,240        998,334
8.875% due 09/30/2027                                             2,500,000      2,625,000
9.375% due 01/16/2023 - 04/01/2029                                3,800,000      4,260,125
                                                                              ------------
                                                                                 7,883,459
REPUBLIC OF PERU - 0.54%
FRN 5.000% due 03/07/2017                                         2,608,500      2,425,905
9.125% due 02/21/2012                                             2,733,000      3,047,295
                                                                              ------------
                                                                                 5,473,200

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                Principal
                                                                  Amount         VALUE
                                                                  ------         -----
REPUBLIC OF PHILIPPINES - 0.73%
10.625% due 03/16/2025                                         $  6,700,000   $  7,453,750
                                                                              ------------
GOVERNMENT OF RUSSIA - 3.23%
5.00%, Step up to 7.50% on
   3/31/2007 due 03/31/2030                                      19,980,000     19,195,785
8.25% due 03/31/2010                                             11,700,000     13,129,740
10.00% due 06/26/2007                                               550,000        646,333
                                                                              ------------
                                                                                32,971,858
REPUBLIC OF TURKEY - 0.82%
11.00% due 01/14/2013                                             5,200,000      6,513,000
11.875% due 01/15/2030                                            1,375,000      1,863,125
                                                                              ------------
                                                                                 8,376,125
REPUBLIC OF VENEZUELA - 0.53%
FRN, 2.125% due 12/18/2007                                        3,047,528      2,887,532
6.75% due 03/31/2020                                                300,000        277,500
FRN, 7.437% due 03/31/2007                                          499,980        473,881
9.25% due 09/15/2027                                              1,900,000      1,729,000
                                                                              ------------
                                                                                 5,367,913
REPUBLIC OF EL SALVADOR - 0.03%
7.75% due 01/24/2023                                                250,000        263,125
                                                                              ------------
NATIONAL GOVERNMENT OF MALAYSIA - 0.18%
7.50% due 07/15/2011                                              1,600,000      1,892,736
                                                                              ------------
TOTAL FOREIGN GOVERNMENT OBLIGATIONS
(Cost: $160,657,651)                                                          $167,643,624
                                                                              ------------
CORPORATE BONDS - 65.61%
ADVERTISING - 0.43%
RH Donnelley Finance Corp., Series I,
   10.875% due 12/15/2012                                         1,425,000      1,690,406
Vertis, Inc.,
   9.75% due 04/01/2009                                           2,500,000      2,715,625
                                                                              ------------
                                                                                 4,406,031
AEROSPACE - 0.99%
DRS Technologies Inc.,
   6.875% due 11/01/2013                                          3,000,000      3,082,500
Sequa Corp., Series B,
   8.875% due 04/01/2008                                          3,750,000      4,068,750
Transdigm Funding Corp.,
   8.375% due 07/15/2011                                          2,750,000      2,925,313
                                                                              ------------
                                                                                10,076,563
AGRICULTURE - 0.16%
Hines Nurseries Inc.,
   10.25% due 10/01/2011                                          1,500,000      1,635,000
                                                                              ------------
AIR TRAVEL - 0.43%
Continental Airlines, Inc.,
   6.541% due 09/15/2008                                          2,504,383      2,352,632
   6.80% due 07/02/2007                                           2,157,128      2,062,240
                                                                              ------------
                                                                                 4,414,872
AMUSEMENT & THEME PARKS - 0.18%
Six Flags Inc.,
   9.625% due 06/01/2014                                          1,725,000      1,802,625
                                                                              ------------
APPAREL & TEXTILES - 0.49%
Interface, Inc.,
   10.375% due 02/01/2010                                         2,700,000      2,855,250
Levi Strauss & Company,
   11.625% due 01/15/2008 (a)                                     1,300,000        848,250
   12.25% due 12/15/2012 (a)                                      1,925,000      1,251,250
                                                                              ------------
                                                                                 4,954,750
AUTO PARTS - 1.16%
ArvinMeritor, Inc.,
   8.75% due 03/01/2012                                             865,000        990,425
CSK Auto Inc.,
   12.00% due 06/15/2006                                          1,000,000      1,147,500
Eaglepincher, Inc.,
   9.75% due 09/01/2013                                           3,000,000      3,240,000
Keystone Automotive Operations,
   9.75% due 11/01/2013                                           1,600,000      1,728,000
Tenneco Automotive, Inc.,
   11.625% due 10/15/2009 (a)                                     1,700,000      1,836,000
TRW Automotive, Inc.,
   9.375% due 02/15/2013                                          2,580,000      2,947,650
                                                                              ------------
                                                                                11,889,575
AUTOMOBILES - 0.38%
General Motors Corp.,
   7.125% due 07/15/2013 (a)                                      3,550,000      3,893,179
                                                                              ------------
BROADCASTING - 4.51%
Callahan Nordrhein Westfalen,
   14.00% due 07/15/2010+++                                       4,800,000        294,000
Charter Communications Holdings,
   8.625% due 04/01/2009 (a)                                      1,500,000      1,308,750
   10.00% due 04/01/2009                                          2,000,000      1,780,000
   10.75% due 10/01/2009                                          1,850,000      1,697,375
   zero coupon, Step up to 11.75% on
   1/15/2005 due 01/15/2010                                         700,000        570,500
   zero coupon, Step up to 11.75% on
   05/15/2006 due 05/15/2011                                      4,525,000      3,031,750
   zero coupon, Step up to 13.50% on
   01/15/2006 due 01/15/2011                                      1,900,000      1,415,500
Charter Communications Holdings LLC,
   8.25% due 04/01/2007 (a)                                       3,300,000      3,102,000
   10.25% due 01/15/2010                                          1,400,000      1,253,000
CSC Holdings, Inc.,
   7.25% due 07/15/2008                                           3,100,000      3,224,000
   Series B, 8.125% due 07/15/2009                                  320,000        344,000
   9.875% due 02/15/2013                                            855,000        893,475
   10.50% due 05/15/2016                                            640,000        732,800
Granite Broadcasting Corp.,
   9.75% due 12/01/2010                                           1,750,000      1,736,875
Nextmedia Operating, Inc.,
   10.75% due 07/01/2011                                          2,560,000      2,905,600
Pegasus Communications Corp., Series B,
   9.75% due 12/01/2006 (a)                                         395,000        356,488
   12.50% due 08/01/2007                                            480,000        453,600
Pegasus Satellite Communications,
   12.375% due 08/01/2006                                           530,000        498,863
   zero coupon, Step up to 13.50%
   on 03/01/2004 due 03/01/2007 (a)                                 600,000        507,750
Salem Communications Holding Corp.,
   9.00% due 07/01/2011                                           3,020,000      3,284,250
Spanish Broadcasting Systems Inc.,
   9.625% due 11/01/2009                                          3,300,000      3,522,750
Telewest Communications PLC,
   9.875% due 02/01/2010                                        $   650,000        403,000
   zero coupon, Step up to 9.875% on
   04/15/2004 due 04/15/2009                      GBP             3,345,000      2,806,368
Vivendi Universal SA,
   6.25% due 07/15/2008                                           3,350,000      3,546,812
   9.25% due 04/15/2010                                           2,390,000      2,832,150

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                 PRINCIPAL
                                                                  AMOUNT         VALUE
                                                                  ------         -----
BROADCASTING - CONTINUED
Young Broadcasting, Inc.,
   Series B, 8.75% due 06/15/2007                              $  2,500,000   $  2,562,500
   10.00% due 03/01/2011 (a)                                        900,000        969,750
                                                                              ------------
                                                                                46,033,906
BUILDING MATERIALS & CONSTRUCTION - 0.29%
Atrium Comapnies Inc.,
   10.50% due 05/01/2009                                          1,350,000      1,444,500
Brand Services, Inc.,
   12.00% due 10/15/2012                                          1,005,000      1,162,031
Nortek, Inc., Series B,
   8.875% due 08/01/2008                                            375,000        392,344
                                                                              ------------
                                                                                 2,998,875
BUSINESS SERVICES - 0.66%
Encompass Services Corp.,
   10.50% due 05/01/2009+++                                       1,300,000         16,250
Interep National Radio Sales, Inc., Series B,
   Class A, 10.00% due 07/01/2008                                 2,878,000      2,547,030
Iron Mountain, Inc.,
   7.75% due 01/15/2015                                           1,821,000      1,907,498
   8.625% due 04/01/2013                                          2,135,000      2,305,800
                                                                              ------------
                                                                                 6,776,578
CABLE AND TELEVISION - 0.83%
Avalon Cable LLC,
   11.875% due 12/01/2008                                           381,277        402,247
Directv Holdings LLC,
   8.375% due 03/15/2013                                          3,145,000      3,648,200
Mediacom Broadband LLC,
   11.00% due 07/15/2013 (a)                                      2,725,000      3,058,813
Mediacom LLC/Mediacom Capital Corp.,
   9.50% due 01/15/2013 (a)                                       1,000,000      1,060,000
Renaissance Media Group, LLC,
   10.00% due 04/15/2008                                            285,000        294,619
                                                                              ------------
                                                                                 8,463,879
CELLULAR COMMUNICATIONS - 3.78%
Alamosa Delaware Inc.,
   zero coupon, Step up to 12.0% on
   07/31/2005 due 07/31/2009                                      1,256,000      1,130,400
Alamosa Delaware, Inc.,
   11.00% due 07/31/2010  (a)                                     1,625,000      1,763,125
American Tower Corp.,
   Class A, 6.25% due 10/15/2009  (a)                             4,140,000      4,160,700
   9.375% due 02/01/2009  (a)                                     1,750,000      1,863,750
Crown Castle International Corp.,
   7.50% due 12/01/2013                                           1,150,000      1,155,750
   9.375% due 08/01/2011  (a)                                     5,075,000      5,633,250
Nextel Communications, Inc.,
   7.375% due 08/01/2015                                         12,600,000     13,545,000
SBA Communications Corp.,
   zero coupon, Step up to 9.75% on
   12/15/2007 due 12/15/2011                                      2,550,000      1,797,750
   10.25% due 02/01/2009                                          4,695,000      4,612,837
Spectrasite Inc.,
   8.25% due 05/15/2010                                           1,100,000      1,174,250
Ubquitel Operating Company,
   zero coupon, step up to 14.00% on
   04/15/2005 due 04/15/2010                                      2,450,000      1,715,000
                                                                              ------------
                                                                                38,551,812
CHEMICALS - 4.58%
Acetex Corp.,
   10.875% due 08/01/2009                                         4,840,000      5,372,400
Avecia Group PLC,
   11.00% due 07/01/2009 (a)                                      1,655,000      1,489,500
Equistar Chemicals LP,
   10.125% due 09/01/2008                                         2,800,000      3,066,000
   10.625% due 05/01/2011                                         1,335,000      1,475,175
Ethyl Corp.,
   8.875% due 05/01/2010                                          2,300,000      2,461,000
FMC Corp.,
   7.75% due 07/01/2011                                             500,000        520,000
   10.25% due 11/01/2009                                          2,150,000      2,515,500
Huntsman Advanced Materials LLC,
   11.00% due 07/15/2010                                          2,425,000      2,679,625
Huntsman ICI Chemicals,
   10.125% due 07/01/2009                   EUR                   1,200,000      1,483,970
   10.125% due 07/01/2009 (a)                                     4,220,000      4,346,600
Huntsman International LLC,
   9.875% due 03/01/2009                                            415,000        454,425
ISP Chemco, Inc., Series B,
   10.25% due 07/01/2011                                          1,235,000      1,389,375
   10.625% due 12/15/2009                                         3,195,000      3,514,500
Lyondell Chemical Company,
   9.50% due 12/15/2008                                           1,600,000      1,672,000
   Series A, 9.625% due 05/01/2007 (a)                            1,700,000      1,802,000
   Series B, 9.875% due 05/01/2007 (a)                            1,400,000      1,477,000
Methanex Corp.,
   8.75% due 08/15/2012                                           2,250,000      2,508,750
Millennium America, Inc.,
   9.25% due 06/15/2008                                           1,695,000      1,847,550
   7.00% due 11/15/2006 (a)                                         890,000        912,250
Rhodia SA,
   7.625% due 06/01/2010 (a)                                      1,250,000      1,200,000
   8.875% due 06/01/2011                                          2,100,000      1,932,000
Westlake Chemical Corp.,
   8.75% due 07/15/2011                                           2,375,000      2,600,625
                                                                              ------------
                                                                                46,720,245
CONSTRUCTION MATERIALS - 0.05%
Nortek Holdings, Inc., Series B,
   9.25% due 03/15/2007                                             530,000        544,575
                                                                              ------------
CONTAINERS & GLASS - 2.01%
Anchor Glass Container Corp.,
   11.00% due 02/15/2013                                            750,000        870,000
Owens Brockway Glass Container,
   8.75% due 11/15/2012                                             935,000      1,041,356
Owens-Illinois, Inc., Series 2008,
   7.35% due 05/15/2008 (a)                                       1,025,000      1,051,906
Owens-Illinois, Inc., Series 2010,
   7.50% due 05/15/2010 (a)                                       3,910,000      4,012,638
Plastipak Holdings, Inc.,
   10.75% due 09/01/2011                                          5,045,000      5,612,563
Pliant Corp.,
   13.00% due 06/01/2010                                          2,545,000      2,328,675
Radnor Holdings, Inc.,
   11.00% due 03/15/2010 (a)                                      2,750,000      2,509,375
Stone Container Corp.,
   9.75% due 02/01/2011                                           2,825,000      3,121,625
                                                                              ------------
                                                                                20,548,138
COSMETICS & TOILETRIES - 0.58%
Jafra Cosmetics International, Inc.,
   10.75% due 05/15/2011                                          2,680,000      2,941,300
Playtex Products, Inc.,
   9.375% due 06/01/2011                                          3,000,000      3,030,000
                                                                              ------------
                                                                                 5,971,300

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                 PRINCIPAL
                                                                  AMOUNT         VALUE
                                                                  ------         -----
CRUDE PETROLEUM & NATURAL GAS - 0.63%
Chesapeake Energy Corp.,
   8.125% due 04/01/2011                                       $  5,833,571   $  6,475,264
                                                                              ------------
DOMESTIC OIL - 1.36%
Houston Exploration Company,
   7.00% due 06/15/2013                                           5,000,000      5,162,500
Magnum Hunter Resources, Inc.,
   9.60% due 03/15/2012 (a)                                       2,525,000      2,865,875
Stone Energy Corp.,
   8.25% due 12/15/2011                                           2,050,000      2,234,500
Swift Energy Company,
   9.375% due 05/01/2012                                          2,800,000      3,080,000
Westport Resources Corp.,
   8.25% due 11/01/2011                                             535,000        588,500
                                                                              ------------
                                                                                13,931,375
DRUGS & HEALTH CARE - 0.41%
Aaipharma Inc.,
   11.00% due 04/01/2010                                          2,000,000      2,270,000
Columbia/HCA Healthcare Corp.,
   6.91% due 06/15/2005                                             780,000        821,629
   7.69% due 06/15/2025                                           1,000,000      1,055,309
                                                                              ------------
                                                                                 4,146,938
ELECTRICAL EQUIPMENT - 0.86%
BRL Universal Equipment,
   8.875% due 02/15/2008                                          3,660,000      3,925,350
General Cable Corp.,
   9.50% due 11/15/2010                                           1,775,000      1,899,250
Wesco Distribution, Inc.,
   9.125% due 06/01/2008 (a)                                      2,850,000      2,949,750
                                                                              ------------
                                                                                 8,774,350
ELECTRIC UTILITIES - 3.38%
AES Corp.,
   8.375% due 08/15/2007 (a)                                        375,000        379,688
   8.50% due 11/01/2007 (a)                                       1,350,000      1,370,250
   8.875% due 02/15/2011 (a)                                        340,000        370,600
   9.375% due 09/15/2010 (a)                                      1,370,000      1,518,987
Allegheny Energy Supply Company,
   10.25% due 11/15/2007                                          3,375,000      3,510,000
Avon Energy Partners Holdings,
   7.05% due 12/11/2007                                           1,350,000      1,285,875
Calpine Corp.,
   8.50% due 05/01/2008                                           6,505,000      5,187,737
   8.50% due 07/15/2010 - 02/15/2011 (a)                          5,210,000      4,554,225
Edison Mission Energy,
   7.73% due 06/15/2009 (a)                                       1,200,000      1,143,000
   9.875% due 04/15/2011 (a)                                      1,000,000      1,040,000
   10.00% due 08/15/2008 (a)                                      4,600,000      4,772,500
Mirant Americas Generation LLC,
   8.50% due 10/01/2021+++                                        2,275,000      1,922,375
Reliant Resources, Inc.,
   9.25% due 07/15/2010                                           3,750,000      3,975,000
   9.50% due 07/15/2013                                           3,200,000      3,424,000
                                                                              ------------
                                                                                34,454,237
ELECTRONICS - 0.30%
Muzak LLC/Muzak Finance Corp.,
   9.875% due 03/15/2009 (a)                                      3,120,000      3,014,700
                                                                              ------------
ENERGY - 0.28%
NRG Energy, Inc.,
   8.00% due 12/15/2013                                           2,700,000      2,838,375
                                                                              ------------
FINANCIAL SERVICES - 2.91%
Ford Motor Credit Company,
   7.25% due 10/25/2011                                           2,800,000      3,036,779
Istar Financial, Inc.,
   8.75% due 08/15/2008                                           2,195,000      2,535,225
Nexstar Finance Holdings LLC,
   zero coupon, step up to 11.375%
   on 04/01/2008 due 04/01/2013                                   2,525,000      1,846,406
Nexstar Finance Inc.,
   7.00% due 01/15/2014                                           1,700,000      1,708,500
Pemex Project Funding Master Trust,
   9.125% due 10/13/2010 (a)                                      1,400,000      1,662,500
Targeted Return Index Securities Trust,
   8.685% due 05/15/2013                                         13,765,714     15,228,322
Ucar Finance, Inc.,
   10.25% due 02/15/2012 (a)                                      3,180,000      3,657,000
                                                                              ------------
                                                                                29,674,732
FOOD & BEVERAGES - 1.44%
Ahold Finance USA, Inc.,
   8.25% due 07/15/2010                                           4,300,000      4,687,000
Del Monte Corp.,
   8.625% due 12/15/2012                                            600,000        657,000
   Series B, 9.25% due 05/15/2011                                 1,500,000      1,657,500
Nash Finch Company, Series 2008,
   8.50% due 05/01/2008                                           3,900,000      3,900,000
Pinnacle Foods Holding Corp.,
   8.25% due 12/01/2013                                           1,650,000      1,707,750
Swift & Company,
   10.125% due 10/01/2009                                         2,000,000      2,120,000
                                                                              ------------
                                                                                14,729,250
FOREST PRODUCTS - 0.40%
Tembec Industries, Inc.,
   7.75% due 03/15/2012                                           1,270,000      1,263,650
   8.50% due 02/01/2011                                           2,045,000      2,116,575
   8.625% due 06/30/2009                                            650,000        669,500
                                                                              ------------
                                                                                 4,049,725
FURNITURE & FIXTURES - 0.39%
Norcraft Company LP,
   9.00% due 11/01/2011                                           3,650,000      3,942,000
                                                                              ------------
GAS & PIPELINE UTILITIES - 2.60%
Dynegy Holdings, Inc.,
   7.625% due 10/15/2026                                            600,000        518,250
   9.875% due 07/15/2010                                          1,925,000      2,165,625
   6.875% due 04/01/2011 (a)                                      3,260,000      3,003,275
El Paso Corp., MTN,
   7.75% due 01/15/2032 (a)                                       1,500,000      1,278,750
   7.80% due 08/01/2031 (a)                                       4,950,000      4,213,687
Gulfterra Energy Partners LP,
   8.50% due 06/01/2010                                             663,000        752,505
   10.625% due 12/01/2012                                         2,147,000      2,662,280
Northwest Pipeline Corp.,
   8.125% due 03/01/2010                                            535,000        593,850
Southern Natural Gas Company,
   8.875% due 03/15/2010                                          1,180,000      1,327,500
Transcontinental Gas Pipe Line Corp.,
   8.875% due 07/15/2012                                            935,000      1,105,638
Williams Companies, Inc.,
   7.625% due 07/15/2019                                            700,000        732,375
   7.875% due 09/01/2021                                          2,750,000      2,901,250
   8.625% due 06/01/2010                                            600,000        673,500
   8.75% due 03/15/2032                                           3,000,000      3,390,000
   9.25% due 03/15/2004                                           1,210,000      1,225,125
                                                                              ------------
                                                                                26,543,610

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                 PRINCIPAL
                                                                  AMOUNT         VALUE
                                                                  ------         -----
HEALTHCARE PRODUCTS - 0.44%
Dade Behring Holdings, Inc.,
   11.91% due 10/03/2010                                       $  2,050,000   $  2,357,500
Medex, Inc.,
   8.875% due 05/15/2013                                          2,000,000      2,150,000
                                                                              ------------
                                                                                 4,507,500
HEALTHCARE SERVICES - 0.91%
Ameripath, Inc.,
   10.50% due 04/01/2013 (a)                                      3,275,000      3,487,875
Extendicare Health Services Inc.,
   9.50% due 07/01/2010                                           2,000,000      2,220,000
Genesis Healthcare Corp.,
   8.00% due 10/15/2013                                           1,600,000      1,668,000
Team Health Inc.,
   12.00% due 03/15/2009                                          1,775,000      1,917,000
                                                                              ------------
                                                                                 9,292,875
HOMEBUILDERS - 1.06%
KB HOME,
   7.75% due 02/01/2010                                           2,130,000      2,257,800
Schuler Homes, Inc.,
   9.375% due 07/15/2009                                          2,850,000      3,206,250
   10.50% due 07/15/2011                                            150,000        174,000
Toll Brothers, Inc.,
   8.25% due 02/01/2011 (a)                                       4,730,000      5,203,000
                                                                              ------------
                                                                                10,841,050
HOTELS & RESTAURANTS - 3.81%
Buffets Inc.,
   11.25% due 07/15/2010                                          1,300,000      1,394,250
Coast Hotels and Casinos, Inc.,
   9.50% due 04/01/2009                                           1,000,000      1,057,500
Felcor Lodging, LP,
   FRN 9.500% due 09/15/2008                                      2,550,000      2,754,000
Hilton Hotels Corp.,
   7.625% due 12/01/2012                                            515,000        578,731
   7.95% due 04/15/2007                                           2,910,000      3,226,463
HMH Properties Inc., Series B,
   7.875% due 08/01/2008                                             10,000         10,400
   Series C, 8.45% due 12/01/2008                                   414,000        431,595
Host Marriott LP, REIT,
   9.50% due 01/15/2007                                           1,050,000      1,168,125
Kerzner International,
   8.875% due 08/15/2011                                            750,000        819,375
Meristar Hospitality Operating
   Partnership LP, REIT, 10.50% due 06/15/2009                    2,500,000      2,712,500
MGM Mirage, Inc.,
   8.375% due 02/01/2011 (a)                                      2,700,000      3,057,750
Park Place Entertainment Corp.,
   7.875% due 03/15/2010 (a)                                      3,035,000      3,361,262
   9.375% due 02/15/2007                                          2,175,000      2,463,187
Prime Hospitality Corp., Series B,
   8.375% due 05/01/2012                                          2,190,000      2,261,175
Starwood Hotels & Resorts Worldwide, Inc.,
   7.375% due 05/01/2007                                          1,010,000      1,090,800
   7.875% due 05/01/2012                                          4,675,000      5,259,375
Station Casinos, Inc.,
   8.375% due 02/15/2008                                          1,375,000      1,472,969
   8.875% due 12/01/2008                                          2,985,000      3,089,475
Venetian Casino Resort LLC,
   11.00% due 06/15/2010                                          2,355,000      2,731,800
                                                                              ------------
                                                                                38,940,732
HOUSEHOLD PRODUCTS - 0.44%
Sealy Mattress Company,
   9.875% due 12/15/2007 (a)                                      4,375,000      4,528,125
                                                                              ------------
INDUSTRIAL MACHINERY - 0.69%
Case New Holland, Inc.,
   9.25% due 08/01/2011                                           2,825,000      3,164,000
Flowserve Corp.,
   12.25% due 08/15/2010 (a)                                      1,944,000      2,255,040
NMHG Holding Company,
   10.00% due 05/15/2009                                          1,425,000      1,574,625
                                                                              ------------
                                                                                 6,993,665
INDUSTRIALS - 1.15%
Blount International, Inc.,
   7.00% due 06/15/2005                                           1,475,000      1,482,375
Blount, Inc.,
   13.00% due 08/01/2009                                          1,750,000      1,885,625
Louisiana Pacific Corp.,
   8.875% due 08/15/2010                                            265,000        312,700
   10.875% due 11/15/2008                                         1,520,000      1,808,800
Meritage Corp.,
   9.75% due 06/01/2011                                             990,000      1,106,325
NGC Corp.,
   7.125% due 05/15/2018 (a)                                      6,050,000      5,187,875
                                                                              ------------
                                                                                11,783,700
INTERNATIONAL OIL - 0.43%
Petronas Capital Ltd.,
   7.875% due 05/22/2022                                          1,075,000      1,266,935
Vintage Petroleum, Inc.,
   7.875% due 05/15/2011 (a)                                      1,290,000      1,360,950
   9.75% due 06/30/2009                                           1,695,000      1,783,987
                                                                              ------------
                                                                                 4,411,872
INTERNET CONTENT - 0.09%
Globix Corp.,
   11.00% due 05/01/2008                                            800,512        704,451
PSINet, Inc.,
   11.00% due 08/01/2009+++                                       1,172,026         61,531
   Series B, 10.00% due 02/15/2005+++                             2,995,550        157,266
                                                                              ------------
                                                                                   923,248
INVESTMENT COMPANIES - 0.37%
JSG Funding PLC,
   10.125% due 10/01/2012                                         2,675,000      3,759,645
                                                                              ------------
LEISURE TIME - 2.04%
Alliance Atlantis Communicatons, Inc.,
   13.00% due 12/15/2009                                          3,320,000      3,784,800
Doane Pet Care Company,
   9.75% due 05/15/2007 (a)                                       3,550,000      3,177,250
Horseshoe Gaming LLC, Series B,
   8.625% due 05/15/2009                                          5,350,000      5,650,937
International Game Technology,
   8.375% due 05/15/2009 (a)                                      3,945,000      4,722,394
Pinnacle Entertainment Inc.,
   8.75% due 10/01/2013 (a)                                       3,400,000      3,459,500
                                                                              ------------
                                                                                20,794,881
MANUFACTURING - 0.49%
Park-Ohio Industries, Inc.,
   9.25% due 12/01/2007                                           1,650,000      1,641,750
Tekni Plex, Inc., Series B,
   12.75% due 06/15/2010 (a)                                      3,116,000      3,396,440
                                                                              ------------
                                                                                 5,038,190
MEDICAL-HOSPITALS - 1.31%
HCA, Inc.,
   8.75% due 09/01/2010                                           3,440,000      4,096,128
Psychiatric Solutions Inc.,
   10.625% due 06/15/2013                                         1,750,000      1,964,375

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                 PRINCIPAL
                                                                  AMOUNT         VALUE
                                                                  ------         -----
MEDICAL-HOSPITALS - CONTINUED
Tenet Healthcare Corp.,
   6.50% due 06/01/2012                                        $  3,065,000   $  2,938,569
   7.375% due 02/01/2013                                            325,000        326,625
Triad Hospitals, Inc., Series B,
   8.75% due 05/01/2009                                           1,525,000      1,652,719
Vanguard Health Systems, Inc.,
   9.75% due 08/01/2011                                           2,225,000      2,414,125
                                                                              ------------
                                                                                13,392,541
METAL & METAL PRODUCTS - 0.41%
IMCO Recycling, Inc.,
   10.375% due 10/15/2010                                         2,300,000      2,363,250
Phelps Dodge Corp.,
   8.75% due 06/01/2011                                           1,525,000      1,861,790
                                                                              ------------
                                                                                 4,225,040
MINING - 0.19%
Compass Minerals Group Inc.,
   10.00% due 08/15/2011                                          1,750,000      1,960,000
                                                                              ------------
PAPER - 2.18%
Appleton Papers, Inc.,
   12.50% due 12/15/2008                                          3,000,000      3,390,000
Bowater Inc.,
   6.50% due 06/15/2013                                           2,700,000      2,620,369
   9.50% due 10/15/2012                                           1,275,000      1,444,431
Buckeye Technologies Inc.,
   9.25% due 09/15/2008 (a)                                       2,750,000      2,784,375
Georgia Pacific Corp.,
   8.875% due 02/01/2010                                          6,200,000      7,068,000
Pacifica Papers, Inc.,
   10.00% due 03/15/2009                                          3,175,000      3,365,500
Smurfit-Stone Container,
   8.25% due 10/01/2012                                           1,425,000      1,546,125
                                                                              ------------
                                                                                22,218,800
PETROLEUM SERVICES - 0.18%
Hanover Compressor Company,
   00.01% due 03/31/2007                                          2,500,000      1,837,500
                                                                              ------------
PHARMACEUTICALS - 0.69%
Athena Neurosciences, Inc.,
   7.25% due 02/21/2008                                           3,875,000      3,479,750
Valeant Pharmaceuticals,
   7.00% due 12/15/2011                                           3,500,000      3,605,000
                                                                              ------------
                                                                                 7,084,750
PLASTICS - 0.67%
Berry Plastics Corp.,
   10.75% due 07/15/2012                                          3,000,000      3,453,750
Resolution Performance Products, Inc.,
   13.50% due 11/15/2010 (a)                                      3,900,000      3,393,000
                                                                              ------------
                                                                                 6,846,750
PUBLISHING - 1.70%
Dex Media,
   zero coupon, step up to 9.00% on
   11/15/2008 due 11/15/2013                                      5,250,000      3,701,250
Dex Media East LLC,
   12.125% due 11/15/2012                                         1,000,000      1,230,000
Dex Media West LLC,
   8.50% due 08/15/2010                                           1,500,000      1,670,625
Hollinger Participation Trust, FRN
   12.125% due 11/15/2010                                         3,558,442      4,225,650
Houghton Mifflin Company,
   zero coupon, Step up to 11.50% on
   10/15/2008 due 10/15/2013                                      2,250,000      1,423,125
Mail-Well I Corp., Series B,
   8.75% due 12/15/2008 (a)                                       3,225,000      3,216,937
Pei Holdings Inc.,
   11.00% due 03/15/2010                                          1,105,000      1,281,800
Yell Finance BV,
   10.75% due 08/01/2011 (a)                                        488,000        570,960
                                                                              ------------
                                                                                17,320,347
REAL ESTATE - 0.32%
CB Richard Ellis Services, Inc.,
   11.25% due 06/15/2011 (a)                                      2,875,000      3,248,750
                                                                              ------------
RETAIL TRADE - 2.64%
Cole National Group, Inc.,
   8.625% due 08/15/2007                                          1,625,000      1,657,500
Eye Care Centers of America, Inc.,
   9.125% due 05/01/2008                                          3,525,000      3,525,000
Finlay Fine Jewelry Corp.,
   8.375% due 05/01/2008                                          1,500,000      1,552,500
Gap, Inc.,
   6.90% due 09/15/2007                                             625,000        689,844
   FRN 8.800% due 12/15/2008                                      2,115,000      2,606,737
General Nutrition Companies, Inc.,
   8.50% due 12/01/2010                                           3,500,000      3,587,500
Home Interiors & Gifts, Inc.,
   10.125% due 06/01/2008                                         2,625,000      2,654,531
J.C. Penney Company, Inc.,
   6.875% due 10/15/2015                                            350,000        367,938
   7.60% due 04/01/2007                                             385,000        424,944
   7.95% due 04/01/2017                                             445,000        505,631
   8.00% due 03/01/2010                                           1,160,000      1,329,650
   9.00% due 08/01/2012 (a)                                         970,000      1,160,363
Rite Aid Corp.,
   6.875% due 08/15/2013                                          2,780,000      2,668,800
   11.25% due 07/01/2008                                          2,500,000      2,787,500
Saks Inc.,
   7.00% due 12/01/2013                                             166,000        169,320
   9.875% due 10/01/2011 (a)                                      1,050,000      1,249,500
                                                                              ------------
                                                                                26,937,258
SANITARY SERVICES - 1.38%
Allied Waste North America, Inc.,
   7.875% due 04/15/2013 (a)                                      1,870,000      2,024,275
   Series B, 8.875% due 04/01/2008                                4,925,000      5,516,000
Waste Management, Inc.,
   6.875% due 05/15/2009                                          1,280,000      1,430,761
   7.125% due 10/01/2007 - 12/15/2017                             2,675,000      3,003,701
   7.375% due 08/01/2010                                          1,010,000      1,167,086
   7.65% due 03/15/2011                                             805,000        937,741
                                                                              ------------
                                                                                14,079,564
STEEL - 0.34%
AK Steel Corp.,
   7.875% due 02/15/2009                                          3,875,000      3,400,312
National Steel Corp., Series D,
   9.875% due 03/01/2009+++                                       1,492,232         89,534
Republic Technologies International
   LLC/RTI Capital Corp.,
   13.75% due 07/15/2009+++                                       1,315,000         13,150
                                                                              ------------
                                                                                 3,502,996
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 1.88%
Centennial Cellular Operating Company, LLC,
   10.75% due 12/15/2008 (a)                                        840,000        886,200
Dobson Communications Corp.,
   10.875% due 07/01/2010                                         2,498,000      2,722,820

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                 PRINCIPAL
                                                                  AMOUNT         VALUE
                                                                  ------         -----
TELECOMMUNICATIONS EQUIPMENT & SERVICES - CONTINUED
EchoStar DBS Corp.,
   9.375% due 02/01/2009                                       $    6,035,000   $    6,344,294
Insight Midwest LP,
   9.75% due 10/01/2009                                             1,825,000        1,929,937
Insight Midwest LP/ Insight Capital,
  10.50% due 11/01/2010                                               525,000          570,938
Insight Midwest LP/ Insight Capital, Inc.,
   10.50% due 11/01/2010 (a)                                          900,000          978,750
Lucent Technologies, Inc.,
   6.45% due 03/15/2029 (a)                                         7,350,000        5,778,937
                                                                                --------------
                                                                                    19,211,876
TELEPHONE - 3.33%
Accident Escrow Corp.,
   10.00% due 08/01/2011                                            2,750,000        3,066,250
AT&T Corp.,
   FRN 8.75% due 11/15/2031                                         5,150,000        6,018,099
Cincinnati Bell, Inc.,
   8.375% due 01/15/2014                                            3,250,000        3,493,750
Primus Telecommunications Group, Inc., Series B,
   9.875% due 05/15/2008                                              940,000          972,900
   11.25% due 01/15/2009                                            1,070,000        1,134,200
Qwest Services Corp.,
   13.50% due 12/15/2010                                            1,400,000        1,701,000
   14.00% due 12/15/2014                                            9,250,000       11,770,625
Rhythms NetConnections, Inc., Series B,
   13.50% due 05/15/2008+++                                         4,530,537              453
   14.00% due 02/15/2010+++                                         2,226,610              223
Sprint Capital Corp.,
   8.75% due 03/15/2032                                             4,900,000        5,788,811
                                                                                --------------
                                                                                    33,946,311
TOTAL CORPORATE BONDS
(Cost: $637,126,233)                                                            $  669,884,425
                                                                                --------------
COLLATERALIZED MORTGAGE OBLIGATIONS - 0.29%
CA FM Lease Trust,
   8.50% due 07/15/2017                                             2,585,245        2,911,141
                                                                                --------------
TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS
(Cost: $2,955,729)                                                              $    2,911,141
                                                                                --------------
SHORT TERM INVESTMENTS - 11.63%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                                  $  118,768,354   $  118,768,354
                                                                                --------------
REPURCHASE AGREEMENTS - 3.73%
UBS Tri-Party Repurchase
   Agreement, dated 12/31/2003 at
   0.83%, to be repurchased at
   $38,126,758 on 01/02/2004,
   collateralized by $28,621,000 U.S.
   Treasury Bonds, 7.875% due
   02/15/2021 (valued at
   $39,738,691, including interest).                           $   38,125,000   $   38,125,000
                                                                                --------------
TOTAL INVESTMENTS (HIGH YIELD TRUST)
(Cost: $989,225,745)
                                                                                $1,021,008,725
                                                                                ==============

STRATEGIC BOND TRUST

                                                                  SHARES         VALUE
                                                                  ------         -----
COMMON STOCK - 0.40%
BROADCASTING - 0.14%
UnitedGlobalCom, Inc., Class A * (a)                                130,995   $  1,110,838
                                                                              ------------
BUSINESS SERVICES - 0.00%
ContinentalAFA Dispensing Company *                                  25,862         37,500
                                                                              ------------
COMPUTERS & BUSINESS EQUIPMENT - 0.00%
Axiohm Transaction Solutions *                                        8,111             81
                                                                              ------------
FINANCIAL SERVICES - 0.00%
Contifinancial Corp. Liquidating Trust * (a)                      1,451,718         14,517
                                                                              ------------
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.26%
NTL, Inc. * (a)                                                      21,970      1,532,407
Spectrasite Inc. *                                                   16,758        582,341
                                                                              ------------
                                                                                 2,114,748
TOTAL COMMON STOCK
(Cost: $4,472,298)                                                            $  3,277,684
                                                                              ------------
PREFERRED STOCK - 0.23%
BROADCASTING - 0.19%
CSC Holdings, Inc., Series H *                                        2,000        208,500
CSC Holdings, Inc., Series M                                         12,750      1,341,937
                                                                              ------------
                                                                                 1,550,437
CELLULAR COMMUNICATIONS - 0.04%
Alamosa Holdings, Inc. *                                                975        312,009
                                                                              ------------
ELECTRIC UTILITIES - 0.00%
TCR Holdings, Class B *                                               3,003              3
TCR Holdings, Class C *                                               1,652              2
TCR Holdings, Class D *                                               4,355              4
TCR Holdings, Class E *                                               9,009              9
                                                                              ------------
                                                                                        18
TOTAL PREFERRED STOCK
(Cost: $1,442,360)                                                            $  1,862,464
                                                                              ------------
WARRANTS - 0.01%
CELLULAR COMMUNICATIONS - 0.01%
American Tower Escrow Corp. *                                           650         81,575
                                                                              ------------
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.00%
Leap Wireless International, Inc. *,
   (Expiration date 04/15/2010; strike
   price $96.80)                                                        370              4
                                                                              ------------
GOVERNMENT OF MEXICO - 0.00%
Mexican Value Recovery Right, Series B *                          1,000,000          3,500
Mexican Value Recovery Right, Series C *                          1,000,000            800
Mexican Value Recovery Right, Series D *                          1,000,000            800
Mexican Value Recovery Right, Series E *                          1,000,000            600
                                                                              ------------
                                                                                     5,700
REPUBLIC OF VENEZUELA - 0.00%
Republic of Venezuela, (Expiration date
   04/15/2020; strike price $26.00) *                                10,000            600
                                                                              ------------
TOTAL WARRANTS
(Cost: $47,311)                                                               $     87,879
                                                                              ------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                 PRINCIPAL
                                                                  AMOUNT         VALUE
                                                                  ------         -----
U.S. TREASURY OBLIGATIONS - 2.44%
U.S. TREASURY BONDS - 1.75%
5.25% due 11/15/2028 - 02/15/2029 ***                          $  8,250,000   $  8,314,826
5.50% due 08/15/2028 ***                                          3,500,000      3,645,607
6.125% due 08/15/2029 ***                                         2,000,000      2,266,406
                                                                              ------------
                                                                                14,226,839
U.S. TREASURY NOTES - 0.69%
4.25% due 08/15/2013 (a)                                          3,000,000      3,003,750
5.875% due 11/15/2004 ***                                         2,500,000      2,600,195
                                                                              ------------
                                                                                 5,603,945
TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $19,120,037)                                                             19,830,784
                                                                              ------------
U.S. GOVERNMENT AGENCY OBLIGATIONS - 23.30%
FEDERAL HOME LOAN MORTGAGE CORPORATION - 3.20%
5.00% TBA **                                                     26,000,000     25,658,750
REMIC, IO, 7.595% due 07/15/2006                                     37,991            375
8.00% due 05/01/2010                                                 69,688         75,152
8.50% due 05/01/2008                                                 69,342         74,472
10.00% due 05/15/2020                                               188,661        188,933
                                                                              ------------
                                                                                25,997,682
FEDERAL NATIONAL MORTGAGE ASSOCIATION - 20.06%
5.00% TBA **                                                     40,500,000     40,069,688
5.50% TBA **                                                     60,000,000     60,768,720
6.00% TBA **                                                     12,000,000     12,401,256
6.00% TBA **                                                     20,000,000     20,600,000
6.50% due 10/01/2032                                              6,797,695      7,110,314
7.00% TBA **                                                     14,000,000     14,822,500
FRN 7.376% due 01/17/2013                                         4,933,492      5,228,683
7.50% due 07/01/2030 - 02/01/2031                                   534,683        571,361
8.00% due 07/01/2027 - 08/01/2027                                   769,511        837,850
REMIC, 8.8% due 01/25/2019                                          350,191        385,477
REMIC, 10.40% due 04/25/2019                                        124,022        136,451
                                                                              ------------
                                                                               162,932,300
GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 0.04%
7.50% due 04/15/2022 - 02/15/2028                                   299,476        321,921
                                                                              ------------
TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
(Cost: $188,610,668)                                                          $189,251,903
                                                                              ------------
FOREIGN GOVERNMENT OBLIGATIONS - 15.02%
REPUBLIC OF ARGENTINA - 0.15%
FRN 2.0625% due 03/31/2023                                        2,000,000      1,005,000
FRN 6.00% due 03/31/2023                                            500,000        240,000
                                                                              ------------
                                                                                 1,245,000
FEDERAL REPUBLIC OF BRAZIL - 2.34%
FRN, 2.0625% due 04/15/2012                                       6,950,000      6,237,625
FRN 8.00% due 04/15/2014                                          3,675,759      3,618,785
9.25% due 10/22/2010                                                545,000        585,875
11.00% due 08/17/2040                                               850,000        935,000
12.00% due 04/15/2010                                             5,075,000      6,090,000
12.25% due 03/06/2030                                             1,250,000      1,556,250
                                                                              ------------
                                                                                19,023,535
NATIONAL REPUBLIC OF BULGARIA - 0.29%
FRN, 1.9375% due 07/28/2012                                         244,286        241,232
8.25% due 01/15/2015                                              1,750,000      2,078,650
                                                                              ------------
                                                                                 2,319,882
REPUBLIC OF COLOMBIA - 0.48%
8.375% due 02/15/2027                                                65,000         60,353
10.00% due 01/23/2012                                               400,000        438,000
10.375% due 01/28/2033                                              450,000        482,625
10.75% due 01/15/2013                                             1,475,000      1,677,812
11.75% due 02/25/2020                                             1,025,000      1,235,125
                                                                              ------------
                                                                                 3,893,915
REPUBLIC OF ECUADOR - 0.34%
FRN, 7.00% due 08/15/2030                                         3,550,000      2,733,500
                                                                              ------------
GOVERNMENT OF FRANCE - 1.89%
3.50% due 01/12/2008                                             12,100,000     15,369,650
                                                                              ------------
FEDERAL REPUBLIC OF GERMANY - 3.47%
4.25% due 02/15/2008                                             10,700,000     13,924,336
4.75% due 07/04/2008                                             10,750,000     14,254,198
                                                                              ------------
                                                                                28,178,534
REPUBLIC OF ITALY - 0.25%
5.804% due 10/25/2032                                             2,000,000      2,048,552
                                                                              ------------
REPUBLIC OF KOREA - 0.11%
4.25% due 06/01/2013                                                900,000        869,067
                                                                              ------------
GOVERNMENT OF MEXICO - 1.52%
7.50% due 04/08/2033                                                425,000        439,875
8.30% due 08/15/2031                                              9,075,000     10,232,062
8.375% due 01/14/2011                                             1,400,000      1,662,500
                                                                              ------------
                                                                                12,334,437
GOVERNMENT OF MOROCCO - 0.30%
FRN 2.187% due 01/01/2009                                         2,452,705      2,403,651
                                                                              ------------
REPUBLIC OF PANAMA - 0.30%
8.875% due 09/30/2027                                             2,025,000      2,126,250
9.625% due 02/08/2011                                               300,000        346,500
                                                                              ------------
                                                                                 2,472,750
REPUBLIC OF PERU - 0.23%
FRN, 4.50% due 03/07/2017                                         1,425,000      1,268,250
9.875% due 02/06/2015                                               550,000        638,000
                                                                              ------------
                                                                                 1,906,250
REPUBLIC OF PHILIPPINES - 0.54%
8.375% due 03/12/2009                                             3,300,000      3,477,375
10.625% due 03/16/2025                                              850,000        945,625
                                                                              ------------
                                                                                 4,423,000
GOVERNMENT OF RUSSIA - 1.77%
5.00%, Step up to 7.50% on
   3/31/2007 due 03/31/2030                                       8,275,500      7,934,136
11.00% due 07/24/2018                                               450,000        610,875
8.25% due 03/31/2010                                              5,238,000      5,853,465
                                                                              ------------
                                                                                14,398,476
REPUBLIC OF TURKEY - 0.67%
11.00% due 01/14/2013                                             2,825,000      3,538,312
11.50% due 01/23/2012                                               825,000      1,049,813
12.375% due 06/15/2009                                              650,000        832,000
                                                                              ------------
                                                                                 5,420,125
REPUBLIC OF VENEZUELA - 0.25%
FRN, 2.125% due 12/18/2007                                          571,411        542,841
FRN, 7.437% due 03/31/2007                                        1,583,270      1,500,623
                                                                              ------------
                                                                                 2,043,464
NATIONAL GOVERNMENT OF MALAYSIA - 0.12%
7.50% due 07/15/2011                                                800,000        946,368
                                                                              ------------
TOTAL FOREIGN GOVERNMENT OBLIGATIONS
(Cost: $109,447,076)                                                          $122,030,156
                                                                              ------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                            PRINCIPAL
                                              AMOUNT        VALUE
                                            ----------    ---------
CORPORATE BONDS - 24.47%
ADVERTISING - 0.20%
RH Donnelley Finance Corp., Series
  I, 10.875% due                            $  750,000   $  889,687
  12/15/2012
Vertis, Inc.,
  9.75% due 04/01/2009                         650,000      706,063
                                                         ----------
                                                          1,595,750
AEROSPACE - 0.24%
Alliant Techsystems Inc.,
  8.50% due 05/15/2011                         800,000      880,000
Sequa Corp.,
  9.00% due 08/01/2009                         975,000    1,074,938
                                                         ----------
                                                          1,954,938
AIR TRAVEL - 0.09%
Continental Airlines, Inc.,
   6.541% due 09/15/2008                       524,478      492,698
   7.25% due 11/01/2005                        275,000      262,276
                                                         ----------
                                                            754,974
APPAREL & Textiles - 0.12%
Levi Strauss & Company,
  7.00% due 11/01/2006 (a)                     275,000      176,688
Levi Strauss & Company,
  11.625% due 01/15/2008 (a)                   200,000      130,500
  12.25% due 12/15/2012 (a)                    625,000      406,250
Tropical Sportswear International
  Corp., Series A, 11.00% due                  350,000      283,500
  06/15/2008 (a)
                                                         ----------
                                                            996,938
AUTO PARTS - 0.40%
CSK Auto Inc.,
  12.00% due 06/15/2006                      1,000,000    1,147,500
Eaglepincher, Inc.,
  9.75% due 09/01/2013                         600,000      648,000
Tenneco Automotive, Inc.,
  11.625% due 10/15/2009 (a)                   700,000      756,000
TRW Automotive, Inc.,
  9.375% due 02/15/2013                        600,000      685,500
                                                         ----------
                                                          3,237,000
BANKING - 0.83%
Bank of America Corp.,
  4.875% due 09/15/2012 (a)                  1,775,000    1,784,090
Capital One Financial Corp.,
  7.25% due 05/01/2006                       1,250,000    1,352,630
Independence Community Bank Corp.,
  FRN 3.500% due                             1,575,000    1,519,732
  06/20/2013
Standard Chartered Bank,
  8.00% due 05/30/2031 ***                   1,750,000    2,114,677
                                                         ----------
                                                          6,771,129
BROADCASTING - 1.00%
Charter Communications Holdings,
  8.625% due 04/01/2009 (a)                    100,000       87,250
  10.00% due 05/15/2011                        610,000      530,700
  10.75% due 10/01/2009                        350,000      321,125
  zero coupon, Step up to 11.75% on
  05/15/2006 due 05/15/2011                  1,575,000    1,055,250
  zero coupon, Step up to 11.75%
  on 1/15/2005 due 01/15/2010                  700,000      570,500
  zero coupon, Step up to 12.125% on
  01/15/2007 due 01/15/2012                    250,000      153,750
  zero coupon, Step up to 13.50% on
  01/15/2006 due 01/15/2011 (a)                300,000      223,500
Charter Communications Holdings LLC,
  8.25% due 04/01/2007 (a)                     425,000      399,500

CSC Holdings, Inc,
  9.875% due 02/15/2013 (a)                    550,000      574,750
  9.875% due 04/01/2023                        550,000      575,437
  10.50% due 05/15/2016                        175,000      200,375
Nextmedia Operating, Inc.,
  10.75% due 07/01/2011                        450,000      510,750
Radio One, Inc.,
  8.875% due 07/01/2011                        600,000      661,500
Telewest Communication PLC,
  zero coupon, Step up to 11.375% on
  02/01/2005 due 02/01/2010 (a)                825,000      404,250
Viacom, Inc.,
  6.625% due 05/15/2011 ***                    500,000      567,622
Vivendi Universal, SA,
  9.25% due 04/15/2010                         725,000      859,125
Young Broadcasting, Inc.,
  8.75% due 01/15/2014                         400,000      405,000
                                                         ----------
                                                          8,100,384
BUILDING MATERIALS & Construction - 0.04%
Brand Services, Inc.,
  12.00% due 10/15/2012                        300,000      346,875
                                                         ----------

BUSINESS SERVICES - 0.34%
Interep National Radio Sales, Inc.,
  Series B, Class A,
  10.00% due 07/01/2008                        350,000      309,750
Iron Mountain, Inc.,
  6.625% due 01/01/2016                        675,000      656,438
  8.125% due 05/15/2008                         32,000       33,240
  8.625% due 04/01/2013                        550,000      594,000
Sitel Corp.,
  9.25% due 03/15/2006                         450,000      441,000
Tempur Pedic, Inc.,
  10.25% due 08/15/2010                        650,000      724,750
                                                         ----------
                                                          2,759,178
CABLE AND TELEVISION - 0.61%
AOL Time Warner, Inc.,
  7.625% due 04/15/2031                      1,125,000    1,297,989
Cox Communications, Inc.,
  7.75% due 11/01/2010                       1,000,000    1,191,260
Directv Holdings LLC,
  8.375% due 03/15/2013                        725,000      841,000
Lodgenet Entertainment Corp.,
  9.50% due 06/15/2013 (a)                     600,000      657,000
Mediacom Broadband LLC,
  11.00% due 07/15/2013 (a)                    625,000      701,562
Mediacom LLC/Mediacom Capital
  Corp., 9.50% due 01/15/2013 (a)              225,000      238,500
                                                         ----------
                                                          4,927,311
CELLULAR COMMUNICATIONS - 1.26%
Alamosa Delaware, Inc.,
  11.00% due 07/31/2010                        633,000      686,805
American Tower Corp.,
  9.375% due 02/01/2009 (a)                    925,000      985,125
American Tower Escrow Corp.,
  zero coupon due 08/01/2008                   650,000      448,500
AT&T Broadband Corp.,
  8.375% due 03/15/2013                      1,150,000    1,407,081
AT&T Wireless Services, Inc.,
  8.75% due 03/01/2031                       1,150,000    1,418,903
Crown Castle International Corp.,
   7.50% due 12/01/2013                        125,000      125,625

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                                        PRINCIPAL
                                                                                         AMOUNT                        VALUE
                                                                                         ------                        -----
CELLULAR COMMUNICATIONS - CONTINUED
Crown Castle International Corp.,
   9.00% due 05/15/2011                                                                $   400,000                  $    427,000
   10.75% due 08/01/2011 (a)                                                               790,000                       888,750
Nextel Communications, Inc.,
   7.375% due 08/01/2015                                                                 1,425,000                     1,531,875
   9.375% due 11/15/2009                                                                   275,000                       299,750
SBA Communications Corp.,
   zero coupon, Step up to 9.75% on
   12/15/2007 due 12/15/2011                                                               600,000                       423,000
   10.25% due 02/01/2009                                                                   975,000                       957,938
Western Wireless Corp.,
   9.25% due 07/15/2013                                                                    625,000                       659,375
                                                                                                                    ------------
                                                                                                                      10,259,727
CHEMICALS - 1.72%
Acetex Corp.,
   10.875% due 08/01/2009                                                                1,075,000                     1,193,250
Airgas, Inc.,
   7.75% due 09/15/2006                                                                    625,000                       656,250
Borden Chemicals & Plastics Operating,
   9.50% due 05/01/2005+++                                                                 525,000                         5,250
Equistar Chemicals LP,
   10.625% due 05/01/2011                                                                  650,000                       718,250
FMC Corp.,
   MTN, 7.00% due 05/15/2008                                                               500,000                       510,000
   10.25% due 11/01/2009                                                                   500,000                       585,000
Huntsman Advanced Materials LLC,
   11.00% due 07/15/2010                                                                   575,000                       635,375
Huntsman ICI Chemicals,
   10.125% due 07/01/2009 (a)                                                              150,000                       154,500
Huntsman International LLC,
   9.875% due 03/01/2009 (a)                                                               550,000                       602,250
ISP Chemco, Inc., Series B,
   10.25% due 07/01/2011                                                                   875,000                       984,375
Lyondell Chemical Company,
   11.125% due 07/15/2012 (a)                                                              575,000                       638,250
   Series B, 9.875% due 05/01/2007 (a)                                                      75,000                        79,125
Methanex Corp.,
   8.75% due 08/15/2012                                                                    700,000                       780,500
Millennium America Inc.,
   9.25% due 06/15/2008                                                                    125,000                       136,250
   9.25% due 06/15/2008 (a)                                                                875,000                       953,750
Noveon, Inc., Series B,
   11.00% due 02/28/2011                                                                 1,000,000                     1,160,000
Potash Corp.,
   4.875% due 03/01/2013                                                                 1,525,000                     1,489,923
Rhodia SA,
   7.625% due 06/01/2010 (a)                                                               725,000                       696,000
United Industries Corp.,
   9.875% due 04/01/2009                                                                 1,250,000                     1,309,375
Westlake Chemical Corp.,
   8.75% due 07/15/2011                                                                    650,000                       711,750
                                                                                                                    ------------
                                                                                                                      13,999,423
COAL - 0.09%
Luscar Coal Ltd.,
   9.75% due 10/15/2011                                                                    625,000                       707,813
                                                                                                                    ------------

COMPUTERS & BUSINESS EQUIPMENT - 0.18%
Seagate Technology Holdings,
   8.00% due 05/15/2009                                                                    475,000                       511,813
Unisys Corp.,
   7.875% due 04/01/2008                                                                   825,000                       854,906
   8.125% due 06/01/2006                                                                    50,000                        54,000
                                                                                                                    ------------
                                                                                                                       1,420,719
CONTAINERS & GLASS - 0.50%
Anchor Glass Container Corp.,
   11.00% due 02/15/2013 (a)                                                               600,000                       696,000
Berry Plastics Corp.,
   10.75% due 07/15/2012                                                                   775,000                       892,219
Plastipak Holdings, Inc.,
   10.75% due 09/01/2011                                                                 1,000,000                     1,112,500
Pliant Corp.,
   11.125% due 09/01/2009                                                                   75,000                        81,000
   13.00% due 06/01/2010                                                                   275,000                       251,625
Radnor Holdings, Inc.,
   11.00% due 03/15/2010 (a)                                                               300,000                       273,750
Tekni-Plex, Inc.,
   8.75% due 11/15/2013                                                                    725,000                       755,812
                                                                                                                    ------------
                                                                                                                       4,062,906
COSMETICS & TOILETRIES - 0.17%
Jafra Cosmetics International, Inc.,
   10.75% due 05/15/2011 (a)                                                               600,000                       658,500
Playtex Products, Inc.,
   9.375% due 06/01/2011 (a)                                                               725,000                       732,250
                                                                                                                    ------------
                                                                                                                       1,390,750
DOMESTIC OIL - 0.89%
Devon Financing Corp., ULC,
   6.875% due 09/30/2011                                                                 1,200,000                     1,360,710
Forest Oil Corp.,
   8.00% due 12/15/2011 (a)                                                                850,000                       928,625
Magnum Hunter Resources, Inc.,
   9.60% due 03/15/2012                                                                  1,150,000                     1,305,250
Pride International, Inc., 10.00% due
   06/01/2009 (a)                                                                          150,000                       160,875
Stone Energy Corp.,
   8.25% due 12/15/2011                                                                    750,000                       817,500
Valero Energy Corp.,
   4.75% due 06/15/2013 ***                                                              1,425,000                     1,350,334
Westport Resources Corp.,
   8.25% due 11/01/2011                                                                  1,200,000                     1,320,000
                                                                                                                    ------------
                                                                                                                       7,243,294
DRUGS & HEALTH CARE - 0.30%
Aaipharma Inc.,
   11.00% due 04/01/2010                                                                   575,000                       652,625
Humana, Inc.,
   6.30% due 08/01/2018 (a)                                                                600,000                       631,626
Iasis Healthcare Corp.,
   13.00% due 10/15/2009                                                                 1,000,000                     1,125,000
                                                                                                                    ------------
                                                                                                                       2,409,251
ELECTRICAL EQUIPMENT - 0.31%
BRL Universal Equipment,
   8.875% due 02/15/2008                                                                   500,000                       536,250
Fedders North America, Inc.,
   9.375% due 08/15/2007 (a)                                                               975,000                       979,875
Sanmina Corp.,
   zero coupon due 09/12/2020                                                              600,000                       304,500
Wesco Distribution, Inc.,
   9.125% due 06/01/2008 (a)                                                               650,000                       672,750
                                                                                                                    ------------
                                                                                                                       2,493,375
ELECTRIC UTILITIES - 1.29%
AES Corp.,
   8.375% due 08/15/2007 (a)                                                                50,000                        50,625
   9.375% due 09/15/2010 (a)                                                               600,000                       665,250
Allegheny Energy Supply Company,
   10.25% due 11/15/2007                                                                   550,000                       572,000
Avon Energy Partners Holdings,
   6.46% due 03/04/2008                                                                    850,000                       809,625

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                                        PRINCIPAL
                                                                                         AMOUNT                        VALUE
                                                                                         ------                        -----
ELECTRIC UTILITIES - CONTINUED
Avon Energy Partners Holdings,
    7.05% due 12/11/2007                                                               $   975,000                  $    928,687
Calpine Corp.,
    8.50% due 05/01/2008 - 07/15/2010                                                    2,025,000                     1,694,813
    8.75% due 07/15/2007 (a)                                                               500,000                       410,000
Edison Mission Energy,
    9.875% due 04/15/2011                                                                1,525,000                     1,586,000
Mirant Americas Generation LLC,
    9.125% due 05/01/2031+++                                                               650,000                       549,250
NiSource Finance Corp.,
    7.625% due 11/15/2005                                                                1,425,000                     1,556,808
Reliant Resources, Inc.,
    9.25% due 07/15/2010                                                                   900,000                       954,000
    9.50% due 07/15/2013                                                                   650,000                       695,500
                                                                                                                    ------------
                                                                                                                      10,472,558
ELECTRONICS - 0.52%
Entergy Gulf States, Inc.,
    6.20% due 07/01/2033                                                                 1,600,000                     1,521,503
L 3 Communications Corp.,
    7.625% due 06/15/2012                                                                1,175,000                     1,273,406
Motors & Gears, Inc.,
    Series D, 10.75% due 11/15/2006                                                      1,000,000                       850,000
Muzak LLC/Muzak Finance Corp.,
    9.875% due 03/15/2009 (a)                                                              625,000                       603,906
                                                                                                                    ------------
                                                                                                                       4,248,815
ENERGY - 0.48%
Duke Energy Company,
    4.20% due 10/01/2008                                                                 1,500,000                     1,506,639
El Paso Energy,
    7.375% due 12/15/2012 (a)                                                            1,200,000                     1,104,000
NRG Energy, Inc.,
    8.00% due 12/15/2013                                                                   600,000                       630,750
Swift Energy Company,
    10.25% due 08/01/2009                                                                  575,000                       623,875
                                                                                                                    ------------
                                                                                                                       3,865,264
FINANCIAL SERVICES - 2.50%
CIT Group, Inc.,
    7.75% due 04/02/2012                                                                 1,800,000                     2,126,592
Corporacion Andina de Fomento,
    6.875% due 03/15/2012                                                                2,000,000                     2,219,124
Ford Motor Credit Company,
    7.25% due 10/25/2011                                                                   325,000                       352,483
    7.875% due 06/15/2010                                                                1,000,000                     1,117,365
General Electric Capital Corp.,
    3.50% due 05/01/2008                                                                 2,500,000                     2,502,540
General Motors Acceptance Corp.,
    6.875% due 09/15/2011                                                                1,400,000                     1,507,978
Household Finance Corp.,
    8.00% due 07/15/2010                                                                 1,500,000                     1,796,374
International Lease Finance Corp.,
    6.375% due 03/15/2009                                                                1,750,000                     1,927,844
Lehman Brothers Holdings Inc.,
    3.50% due 08/07/2008                                                                 2,375,000                     2,360,154
Morgan Stanley Dean Witter,
    6.60% due 04/01/2012 (a)                                                             1,850,000                     2,066,152
Washington Mutual Finance Corp.,
    6.875% due 05/15/2011 ***                                                            1,900,000                     2,181,350
Yell Finance BV,
    zero coupon, Step up to
    13.50% on 08/01/2006 due
    08/01/2011 (a)                                                                         176,000                       161,920
                                                                                                                    ------------
                                                                                                                      20,319,876

FOOD & BEVERAGES - 0.81%
Ahold Finance USA, Inc.,
    6.875% due 05/01/2029                                                                  125,000                       111,563
    7.82% due 01/02/2020                                                                   141,859                       143,278
    8.25% due 07/15/2010                                                                   700,000                       763,000
Constellation Brands Inc.,
    8.125% due 01/15/2012                                                                  600,000                       657,000
Del Monte Corp.,
    8.625% due 12/15/2012                                                                  525,000                       574,875
Dole Food, Inc.,
    8.875% due 03/15/2011                                                                  975,000                     1,070,062
Kellogg Company, Series B,
    6.60% due 04/01/2011                                                                 1,350,000                     1,512,934
Kraft Foods, Inc.,
    5.625% due 11/01/2011                                                                  750,000                       790,235
Premier International Foods Plc,
    12.00% due 09/01/2009                                                                  875,000                       958,125
                                                                                                                    ------------
                                                                                                                       6,581,072
FOREST PRODUCTS - 0.10%
    Tembec Industries, Inc.,
    8.625% due 06/30/2009 (a)                                                              825,000                       849,750
                                                                                                                    ------------

GAS & PIPELINE UTILITIES - 0.95%
Dynegy Holdings, Inc.,
    9.875% due 07/15/2010                                                                2,000,000                     2,250,000
El Paso, Corp.,
    7.875% due 06/15/2012 (a)                                                              375,000                       354,375
United Utilities PLC,
    4.55% due 06/19/2018 ***                                                             2,400,000                     2,139,343
Western Gas Resources, Inc.,
    10.00% due 06/15/2009                                                                  745,000                       800,875
Williams Companies, Inc.,
    7.625% due 07/15/2019                                                                  100,000                       104,625
    7.875% due 09/01/2021                                                                  950,000                     1,002,250
    8.625% due 06/01/2010                                                                  300,000                       336,750
    8.75% due 03/15/2032                                                                   650,000                       734,500
                                                                                                                    ------------
                                                                                                                       7,722,718
HEALTHCARE PRODUCTS - 0.18%
Advanced Medical Optics, Inc.,
    9.25% due 07/15/2010                                                                   889,000                       973,455
Icon Health & Fitness,
    11.25% due 04/01/2012                                                                  450,000                       490,500
                                                                                                                    ------------
                                                                                                                       1,463,955
HEALTHCARE SERVICES - 0.26%
Ameripath, Inc.,
    10.50% due 04/01/2013 (a)                                                              700,000                       745,500
Extendicare Health Services Inc.,
    9.50% due 07/01/2010 (a)                                                               650,000                       721,500
Insight Health Services Corp.,
    9.875% due 11/01/2011                                                                  625,000                       662,500
                                                                                                                    ------------
                                                                                                                       2,129,500
HOMEBUILDERS - 0.07%
Interface Inc.,
    9.50% due 11/15/2005 (a)                                                               625,000                       606,250
                                                                                                                    ------------

HOTELS & RESTAURANTS - 1.47%
Ameristar Casinos Inc.,
    10.75% due 02/15/2009                                                                  650,000                       747,500
Coast Hotels and Casinos, Inc.,
    9.50% due 04/01/2009                                                                 1,120,000                     1,184,400
Courtyard By Marriott II, LP,
    10.75% due 02/01/2008                                                                  600,000                       602,250

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                                        PRINCIPAL
                                                                                         AMOUNT                        VALUE
                                                                                         ------                        -----
HOTELS & RESTAURANTS - CONTINUED
Felcor Lodging, LP,
    FRN 9.500% due 09/15/2008                                                          $   425,000                  $    459,000
Felcor Lodging, LP,
    8.50% due 06/01/2011 (a)                                                               375,000                       406,875
HMH Properties Inc.,
    Series B, 7.875% due 08/01/2008                                                        775,000                       806,000
    Series C, 8.45% due 12/01/2008                                                         153,000                       159,503
Host Marriot LP,
    8.375% due 02/15/2006                                                                  100,000                       106,625
John Q Hammons Hotels LP,
    8.875% due 05/15/2012                                                                  600,000                       661,500
Kerzner International,
    8.875% due 08/15/2011                                                                  250,000                       273,125
Meristar Hospitality Corp., REIT,
    9.125% due 01/15/2011 (a)                                                              250,000                       265,000
Meristar Hospitality Operating
    Partnership LP, REIT, 10.50%
    due 06/15/2009                                                                         275,000                       298,375
MGM Grand, Inc.,
    8.375% due 02/01/2011 (a)                                                              175,000                       198,187
    9.75% due 06/01/2007                                                                   760,000                       866,400
Park Place Entertainment Corp.,
    8.125% due 05/15/2011                                                                  475,000                       532,594
    8.875% due 09/15/2008 (a)                                                               50,000                        56,625
    9.375% due 02/15/2007                                                                  875,000                       990,937
Sbarro, Inc.,
    11.00% due 09/15/2009 (a)                                                              950,000                       750,500
Starwood Hotels & Resorts Worldwide, Inc,
    7.875% due 05/01/2012                                                                  625,000                       703,125
Station Casinos, Inc.,
    8.375% due 02/15/2008                                                                  525,000                       562,406
    8.875% due 12/01/2008                                                                  250,000                       258,750
Turning Stone Casino Resort,
    9.125% due 12/15/2010                                                                  250,000                       271,875
Venetian Casino Resort LLC,
    11.00% due 06/15/2010                                                                  700,000                       812,000
                                                                                                                    ------------
                                                                                                                      11,973,552
HOUSEHOLD APPLIANCES - 0.02%
Flooring America, Inc. Series B,
    9.25% due 10/15/2007-                                                                  369,000                            37
Windmere Durable Holdings, Inc.,
    10.00% due 07/31/2008                                                                  184,000                       184,000
                                                                                                                    ------------
                                                                                                                         184,037
HOUSEHOLD PRODUCTS - 0.18%
Holmes Products Corp.,
    9.875% due 11/15/2007                                                                  725,000                       748,563
Sealy Mattress Company,
    9.875% due 12/15/2007                                                                  725,000                       750,375
                                                                                                                    ------------
                                                                                                                       1,498,938
INDUSTRIAL MACHINERY - 0.26%
Case New Holland, Inc.,
    9.25% due 08/01/2011                                                                    75,000                        84,000
Flowserve Corp.,
    12.25% due 08/15/2010 (a)                                                              775,000                       899,000
NMHG Holding Company,
    10.00% due 05/15/2009                                                                1,000,000                     1,105,000
                                                                                                                    ------------
                                                                                                                       2,088,000
INDUSTRIALS - 0.09%
Blount, Inc.,
    13.00% due 08/01/2009                                                                  700,000                       754,250
                                                                                                                    ------------

INTERNATIONAL OIL - 0.36%
Petronas Capital, Ltd.,
    7.00% due 05/22/2012                                                                   500,000                       569,561
Pogo Producing Company,
    8.25% due 04/15/2011                                                                 1,100,000                     1,226,500
Vintage Petroleum, Inc.,
    7.875% due 05/15/2011 (a)                                                              425,000                       448,375
    9.75% due 06/30/2009                                                                   625,000                       657,813
                                                                                                                    ------------
                                                                                                                       2,902,249
LEISURE TIME - 0.20%
Doane Pet Care Company,
    9.75% due 05/15/2007 (a)                                                               700,000                       626,500
Herbst Gaming, Inc.,
    10.75% due 09/01/2008                                                                  300,000                       337,500
Horseshoe Gaming LLC, Series B,
    8.625% due 05/15/2009                                                                  625,000                       660,156
                                                                                                                    ------------
                                                                                                                       1,624,156
MANUFACTURING - 0.05%
Park-Ohio Industries, Inc.,
    9.25% due 12/01/2007                                                                   375,000                       373,125
                                                                                                                    ------------

MEDICAL-HOSPITALS - 0.33%
Tenet Healthcare Corp.,
    6.875% due 11/15/2031                                                                  350,000                       313,250
    7.375% due 02/01/2013                                                                  375,000                       376,875
Triad Hospitals, Inc., Series B,
    8.75% due 05/01/2009                                                                   400,000                       433,500
Vanguard Health Systems, Inc.,
    9.75% due 08/01/2011                                                                 1,037,000                     1,125,145
Vicar Operating, Inc.,
    9.875% due 12/01/2009                                                                  375,000                       416,250
                                                                                                                    ------------
                                                                                                                       2,665,020
METAL & METAL PRODUCTS - 0.30%
IMCO Recycling, Inc.,
    10.375% due 10/15/2010                                                                 325,000                       333,937
WMC Finance USA, Ltd.,
    5.125% due 05/15/2013                                                                1,425,000                     1,404,318
Wolverine Tube, Inc.,
    7.375% due 08/01/2008                                                                  725,000                       670,625
                                                                                                                    ------------
                                                                                                                       2,408,880
MINING - 0.10%
Compass Minerals Group Inc.,
    10.00% due 08/15/2011                                                                  750,000                       840,000
                                                                                                                    ------------

PAPER - 0.75%
Appleton Papers, Inc.,
    12.50% due 12/15/2008                                                                  250,000                       282,500
Bowater Canada Finance Corp.,
    7.95% due 11/15/2011                                                                   450,000                       477,870
Bowater Inc.,
    6.50% due 06/15/2013                                                                 1,125,000                     1,091,821
Buckeye Technologies Inc.,
    8.00% due 10/15/2010                                                                   500,000                       490,000
Buckeye Technologies Inc.,
    9.25% due 09/15/2008 (a)                                                               250,000                       253,125
Domtar, Inc.,
    5.375% due 12/01/2013                                                                1,550,000                     1,533,756
Norske Skog Canada,
    8.625% due 06/15/2011                                                                  725,000                       761,250
Smurfit-Stone Container,
    8.25% due 10/01/2012                                                                 1,125,000                     1,220,625
                                                                                                                    ------------
                                                                                                                       6,110,947

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                                        PRINCIPAL
                                                                                         AMOUNT                        VALUE
                                                                                         ------                        -----
PETROLEUM SERVICES - 0.15%
Hanover Compressor Company,
    11.00% due 03/31/2007                                                              $   575,000                  $    422,625
Pride Petroleum Services, Inc.,
    9.375% due 05/01/2007 (a)                                                              340,000                       350,200
United Refining Company, Series B,
    10.75% due 06/15/2007                                                                  500,000                       405,000
                                                                                                                    ------------
                                                                                                                       1,177,825
PHARMACEUTICALS - 0.09%
Athena Neurosciences, Inc.,
    7.25% due 02/21/2008                                                                   850,000                       763,300
                                                                                                                    ------------

PLASTICS - 0.10%
Applied Extrusion Technologies, Inc.,
    010.75% due 07/01/2011 (a)                                                             325,000                       269,750
Resolution Performance Products, Inc.,
    13.50% due 11/15/2010 (a)                                                              650,000                       565,500
                                                                                                                    ------------
                                                                                                                         835,250
POLLUTION CONTROL - 0.00%
Safety-Kleen Services, Inc.,
    9.25% due 06/01/2008+++                                                              1,000,000                         2,500
                                                                                                                    ------------

PUBLISHING - 0.33%
Dex Media East LLC,
    12.125% due 11/15/2012                                                                 500,000                       615,000
Dex Media West LLC,
    8.50% due 08/15/2010                                                                   375,000                       417,656
    9.875% due 08/15/2013                                                                  225,000                       261,563
Houghton Mifflin Company,
    zero coupon, Step up to 11.50%
    on 10/15/2008 due
    10/15/2013                                                                             375,000                       237,187
Mail-Well I Corp.,
    Series B, 8.75% due 12/15/2008 (a)                                                     500,000                       498,750
    9.625% due 03/15/2012                                                                  175,000                       194,250
Yell Finance BV,
    10.75% due 08/01/2011 (a)                                                              408,000                       477,360
                                                                                                                    ------------
                                                                                                                       2,701,766
REAL ESTATE - 0.19%
Boston Properties, Ltd. REIT,
    6.25% due 01/15/2013                                                                 1,450,000                     1,555,912
                                                                                                                    ------------

RETAIL GROCERY - 0.16%
Fleming Companies, Inc.,
    10.125% due 04/01/2008+++                                                              200,000                        44,000
Safeway, Inc.,
    7.25% due 02/01/2031                                                                 1,150,000                     1,262,255
                                                                                                                    ------------
                                                                                                                       1,306,255
RETAIL TRADE - 1.12%
Cole National Group Inc.,
    8.875% due 05/15/2012                                                                  650,000                       695,500
Cole National Group, Inc.,
    8.625% due 08/15/2007                                                                  275,000                       280,500
Eye Care Centers of America, Inc.,
    9.125% due 05/01/2008                                                                  700,000                       700,000
Finlay Enterprises, Inc.,
    9.00% due 05/01/2008                                                                   450,000                       460,687
Finlay Fine Jewelry Corp.,
    8.375% due 05/01/2008                                                                  825,000                       853,875
Gap, Inc.,
    6.90% due 09/15/2007                                                                    25,000                        27,594
    FRN 8.800% due 12/15/2008                                                              410,000                       505,325
Home Interiors & Gifts, Inc.,
    10.125% due 06/01/2008                                                               1,125,000                     1,137,656
Limited Brands, Inc.,
    6.95% due 03/01/2033                                                                 1,450,000                     1,576,968
Petco Animal Supplies Inc.,
    10.75% due 11/01/2011                                                                  450,000                       526,500
Petro Stopping Centers LP,
    10.50% due 02/01/2007                                                                  125,000                       126,875
Rite Aid Corp.,
    6.875% due 08/15/2013 (a)                                                              625,000                       600,000
    7.125% due 01/15/2007 (a)                                                               50,000                        51,000
    11.25% due 07/01/2008                                                                  425,000                       473,875
Saks, Inc.,
    7.50% due 12/01/2010                                                                   125,000                       135,625
    9.875% due 10/01/2011                                                                  450,000                       535,500
Winsloew Furniture Inc.,
    12.75% due 08/15/2007                                                                  455,000                       373,100
                                                                                                                    ------------
                                                                                                                       9,060,580
SANITARY SERVICES - 0.16%
Allied Waste North America, Inc.,
    7.875% due 01/01/2009                                                                  175,000                       182,438
    10.00% due 08/01/2009 (a)                                                              325,000                       351,000
Allied Waste North America, Inc., Series B,
    8.875% due 04/01/2008                                                                  325,000                       364,000
    9.25% due 09/01/2012                                                                   325,000                       368,875
                                                                                                                    ------------
                                                                                                                       1,266,313
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.42%
Dobson Communications Corp.,
    10.875% due 07/01/2010                                                                 550,000                       599,500
EchoStar DBS Corp.,
    9.125% due 01/15/2009                                                                  423,000                       473,231
    10.375% due 10/01/2007                                                                 475,000                       520,719
Insight Midwest LP/ Insight Capital, Inc.,
    9.75% due 10/01/2009 (a)                                                                50,000                        52,875
    10.50% due 11/01/2010                                                                  625,000                       679,687
Lucent Technologies, Inc.,
    6.45% due 03/15/2029 (a)                                                             1,400,000                     1,100,750
                                                                                                                    ------------
                                                                                                                       3,426,762
TELEPHONE - 1.06%
Accident Escrow Corp.,
    10.00% due 08/01/2011                                                                  650,000                       724,750
AT&T Corp.,
    FRN 8.75% due 11/15/2031                                                               650,000                       759,566
Cincinnati Bell, Inc.,
    8.375% due 01/15/2014                                                                  750,000                       806,250
Qwest Corp.,
    8.875% due 03/15/2012                                                                1,050,000                     1,204,875
    13.50% due 12/15/2010                                                                1,525,000                     1,852,875
Sprint Capital Corp.,
    8.375% due 03/15/2012 ***                                                            2,000,000                     2,335,600
    8.75% due 03/15/2032                                                                   750,000                       886,042
                                                                                                                    ------------
                                                                                                                       8,569,958
TRANSPORTATION - 0.05%
General Maritime Corp.,
    10.00% due 03/15/2013                                                                  300,000                       338,625
Holt Group, Inc.,
    9.75% due 01/15/2006+++                                                              1,000,000                        28,750
                                                                                                                    ------------
                                                                                                                         367,375
TRUCKING & FREIGHT - 0.08%
Terex Corp.,
    10.375% due 04/01/2011 (a)                                                             575,000                       644,000

TOTAL CORPORATE BONDS
(Cost: $188,852,651)                                                                                                $198,792,443
                                                                                                                    ------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                                        PRINCIPAL
                                                                                         AMOUNT                        VALUE
                                                                                         ------                        -----
COLLATERALIZED MORTGAGE OBLIGATIONS - 2.38%
Commerce 2003-Fl9 E,
    FRN 2.162% due 11/15/2015                                                          $ 1,510,000                  $  1,510,000
Commercial Mortgage Asset Trust,
    Series 1999-C1, FRN 7.35% due 01/17/2032                                             1,325,000                     1,546,317
Commercial Mortgage, Series 2001-J2A,
    5.447% due 07/16/2034                                                                1,760,403                     1,815,895
First Boston Mortgage Securities Corp. Strip,
    Series D, Class I-O,
    IO, 10.965% due 05/25/2017                                                             149,142                        39,889
First Union National Bank
    Commercial Mortgage,  FRN 0.536%
    due 05/17/2032                                                                      65,869,962                     2,152,821
GMAC Commercial Mortgage Security, Inc.,
    FRN 3.918% due 01/11/2014                                                            1,491,282                     1,483,825
Green Tree Financial Corp.,
    Series 1997-6, Class A8, FRN
    7.07% due 01/15/2029                                                                 5,659,593                     5,891,791
Merit Securities Corp.,
    FRN 2.618% due 09/28/2032                                                            2,525,000                     2,237,781
Structured Asset Security Corp.,
    FRN 2.341% due 08/25/2032 ***                                                        2,700,000                     2,683,559
                                                                                                                    ------------

TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS
(Cost: $19,040,562)                                                                                                 $ 19,361,878
                                                                                                                    ------------

ASSET BACKED SECURITIES - 2.42%
Airplane Pass Through Trust,
    Series 1, Class D, 10.875% due
    03/15/2019                                                                           1,481,550                        29,631
Asset Backed Securities Corp., FRN
    3.062% due 04/15/2033                                                                2,000,000                     2,017,634
Bayview Financial Acquisition Trust,
    Series 2001-CA, Class
    M3, FRN 2.391% due 08/25/2036                                                        3,000,000                     3,044,062
First Consumer Credit Card Master,
    FRN 1.472% due 09/15/2008                                                            1,870,167                     1,779,310
First Consumers Master Trust,
    5.80% due 12/15/2005                                                                   634,549                       616,210
Independence II Cdo Ltd,
     FRN 3.670% due 08/07/2036                                                             857,147                       300,001
Metris Master Trust,
    FRN 2.048% due 07/21/2008                                                            1,575,000                     1,545,552
    FRN 2.228% due 11/20/2009                                                            2,305,000                     2,070,402
    FRN 2.548% due 08/20/2008                                                              630,000                       616,936
Mid State Trust VI, Class A,
    7.34% due 07/01/2035                                                                 4,555,218                     4,828,007
Residential Asset Security Mortgage
    Pass,  FRN 2.241% due
    04/25/2032                                                                           1,500,000                     1,500,020
SAIL Net Interest Margin Notes,
    6.75% due 11/27/2033                                                                   562,442                       580,476
Varick Structured Asset Fund, Ltd.,
    FRN 2.542 % due 11/01/2035 ***                                                       2,000,000                       700,000
                                                                                                                    ------------

TOTAL ASSET BACKED SECURITIES
(Cost: $21,488,039)                                                                                                 $ 19,628,241
                                                                                                                    ------------

SHORT TERM INVESTMENTS - 24.18%
State Street Navigator Securities Lending
    Prime Portfolio, 1.06% (b)                                                          37,464,550                    37,464,550
Bryant Park Funding LLC
    1.10% due 01/13/2004 ***                                                            11,300,000                    11,295,857
Four Winds Funding Corp.
    1.22% due 01/14/2004 ***                                                             5,650,000                     5,647,511
General Motors Acceptance Corp.,
    1.37% due 01/14/2004 ***                                                             5,650,000                     5,647,205
Jupiter Section
    1.09% due 01/13/2004 ***                                                            16,975,000                    16,968,832
Market Street Funding Corp.
    1.10% due 01/14/2004                                                                16,793,000                    16,786,329
Polonius Inc.
    1.10% due 01/12/2004                                                                11,000,000                    10,996,303
Variable Funding Capital Corp.,
    1.08% due 01/14/2004 ***                                                            11,300,000                    11,295,593
Victory Receivable Corp.
    1.11% due 01/13/2004 ***                                                            11,300,000                    11,295,819
Amsterdam Funding Corp.
    1.09% due 01/13/2004 ***                                                             4,090,000                     4,088,514
Clipper Receivables Corp.
    1.08% due 01/14/2004 ***                                                            11,300,000                    11,295,593
Daimler Chrysler NA America Holding Corp.,
    1.35% due 01/14/2004 ***                                                             5,650,000                     5,647,246
Edison Asset Security
    1.08% due 01/14/2004 ***                                                             6,818,000                     6,815,341
Falcon Asset Securitization
    1.08% due 01/13/2004 ***                                                            11,300,000                    11,295,932
Scaldis Capital Ltd & Scaldis LLC,
    1.09% due 01/12/2004                                                                 1,596,000                     1,595,468
Tasman Funding, Inc.
    1.11% due 01/13/2004 ***                                                            16,975,000                    16,968,719
Three Pillars Funding Corp.
    1.09% due 01/14/2004 ***                                                            11,300,000                    11,295,552
                                                                                                                    ------------
                                                                                                                    $196,400,364
REPURCHASE AGREEMENTS - 5.15%
Repurchase Agreement with State Street Corp., dated 12/31/2003 at 0.80%, to be repurchased at $41,850,860 on 01/02/2004, collateralized by $29,190,000 U.S
    Treasury Bonds, 8.875% due 02/15/2019 (valued at $42,690,375, including
    interest). ***                                                                     $41,849,000                  $ 41,849,000

TOTAL INVESTMENTS (STRATEGIC BOND
TRUST) (Cost: $790,770,366)                                                                                         $812,372,796
                                                                                                                    ============

GLOBAL BOND TRUST

                                                                                            SHARES                     VALUE
                                                                                            ------                     -----
PREFERRED STOCK - 0.76%
UNITED STATES - 0.76%
DG Funding Trust *                                                                            236                   $  2,501,600

TOTAL PREFERRED STOCK
(Cost: $2,501,600)                                                                                                  $  2,501,600
                                                                                                                    ------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                                        PRINCIPAL
                                                                                         AMOUNT                        VALUE
                                                                                         ------                        -----
U.S. TREASURY OBLIGATIONS - 9.82%
U.S. TREASURY BONDS - 5.64%
6.25% due 08/15/2023 *** (a)                                                          $  1,500,000                  $ 1,709,707
7.50% due 11/15/2016 *** (a)                                                             6,410,000                    8,160,731
8.125% due 08/15/2019 *** (a)                                                            6,400,000                    8,644,999
                                                                                                                    -----------
                                                                                                                     18,515,437
U.S. TREASURY NOTES - 1.44%
3.125% due 10/15/2008 *** (a)                                                              290,000                      289,445
4.25% due 11/15/2013 *** (a)                                                             2,200,000                    2,197,593
5.00% due 02/15/2011 *** (a)                                                             2,100,000                    2,255,285
                                                                                                                    -----------
                                                                                                                      4,742,323
U.S. TREASURY STRIPS - 2.74%
zero coupon P.O. due 02/15/2019 -
    08/15/2020 (a)                                                                      19,600,000                    9,001,233
                                                                                                                      ---------

TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $32,348,275)                                                                                                 $32,258,993
                                                                                                                    -----------

U.S. GOVERNMENT AGENCY OBLIGATIONS - 2.96%
FEDERAL HOME LOAN MORTGAGE
  CORPORATION - 0.05%
5.50% due 07/15/2031 ***                                                                   108,600                      110,562
FRN 5.625% due 07/15/2028 ***                                                               66,616                       66,936
                                                                                                                    -----------
                                                                                                                        177,498
FEDERAL NATIONAL MORTGAGE ASSOCIATION - 1.56%
FRN 1.541% due 09/25/2032 ***                                                              459,406                      457,436
4.64% due 01/30/2008 ***                                                                 2,600,000                    2,655,705
6.25% due 02/17/2011 ***                                                                 2,000,000                    2,011,086
                                                                                                                    -----------
                                                                                                                      5,124,227
GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 0.48%
FRN 3.25% due 06/20/2030 ***                                                               473,558                      472,483
FRN 4.00% due 05/20/2030 ***                                                               161,244                      164,204
FRN 4.25% due 01/20/2030 ***                                                               257,668                      260,842
FRN 4.375% due 02/20/2024 - 03/20/2028 ***                                                 192,817                      196,077
FRN 5.00% due 04/20/2030 ***                                                                47,592                       48,464
FRN 5.625% due 11/20/2023 - 11/20/2024 ***                                                 263,531                      271,137
FRN 6.625% due 10/20/2026 ***                                                              139,925                      143,823
                                                                                                                    -----------
                                                                                                                      1,557,030
SMALL BUSINESS ADMINISTRATION - 0.35%
6.64% due 02/10/2011                                                                       646,877                      686,326
FRN 7.22% due 11/01/2020                                                                   400,673                      450,376
                                                                                                                    -----------
                                                                                                                      1,136,702
TENNESSEE VALLEY AUTHORITY - 0.52%
4.875% due 12/15/2016 ***                                                                1,600,000                    1,712,981
                                                                                                                    -----------

TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
(Cost: $9,634,898)                                                                                                  $ 9,708,438
                                                                                                                    -----------

FOREIGN GOVERNMENT OBLIGATIONS - 40.56%
COMMONWEALTH OF AUSTRALIA - 1.69%
4.00% due 08/20/2010                                              AUD                      700,000                      721,519
6.50% due 06/14/2005 ***                                                                 6,300,000                    4,819,010
                                                                                                                    -----------
                                                                                                                      5,540,529
GOVERNMENT OF AUSTRIA - 1.70%
5.25% due 01/04/2011 ***                                          EUR                    2,900,000                    3,934,348
5.50% due 01/15/2010 ***                                                                 1,200,000                    1,645,748
                                                                                                                    -----------
                                                                                                                      5,580,096
KINGDOM OF BELGIUM - 0.40%
6.25% due 03/28/2007 ***                                                                   100,000                      137,776
7.50% due 07/29/2008 ***                                                                   800,000                    1,175,382
                                                                                                                    -----------
                                                                                                                      1,313,158
FEDERAL REPUBLIC OF BRAZIL - 0.41%
FRN 2.00% due 04/15/2006 ***                                                          $    164,800                      163,103
FRN 8.00% due 04/15/2014 ***                                                               369,423                      363,697
11.00% due 01/11/2012 ***                                                                  200,000                      232,000
11.50% due 03/12/2008 ***                                                                  500,000                      580,000
                                                                                                                    -----------
                                                                                                                      1,338,800
GOVERNMENT OF CANADA - 1.91%
5.50% due 06/01/2009 - 06/01/2010 ***                             CAD                    4,100,000                    3,382,605
6.00% due 06/01/2011 *** (a)                                                             3,400,000                    2,881,851
                                                                                                                    -----------
                                                                                                                      6,264,456
REPUBLIC OF CHILE - 0.06%
5.50% due 01/15/2013 ***                                                              $    200,000                      205,700
                                                                                                                    -----------

GOVERNMENT OF FRANCE - 7.24%
3.00% due 07/12/2008                                              EUR                    4,000,000                    4,939,903
4.00% due 04/25/2009 ***                                                                   140,000                      179,021
4.50% due 07/12/2006 ***                                                                 5,200,000                    6,813,812
5.00% due 01/12/2006 ***                                                                 3,600,000                    4,743,109
5.50% due 04/25/2010 ***                                                                 5,190,000                    7,119,165
                                                                                                                    -----------
                                                                                                                     23,795,010
FEDERAL REPUBLIC OF GERMANY - 18.07%
4.50% due07/04/2003 - 01/04/2013 ***                                                     3,540,000                    4,615,969
5.00% due 01/04/2012 ***                                                                 2,600,000                    3,470,785
5.25% due 01/04/2008 - 01/04/2011 ***                                                    6,700,000                    9,082,888
5.625% due 01/04/2028 ***                                                                1,500,000                    2,072,115
6.00% due 01/05/2006                                                                     2,100,000                    2,816,027
6.25% due 04/26/2006 - 01/04/2030 ***                                                    5,950,000                    8,655,097
6.50% due 10/14/2005 - 07/04/2027 ***                                                   19,860,000                   28,623,386
                                                                                                                    -----------
                                                                                                                     59,336,267
REPUBLIC OF ITALY - 1.05%
4.25% due 11/01/2009                                                                       140,000                      180,679
4.75% due 07/01/2005                                                                     1,050,000                    1,365,679
5.50% due 11/01/2010                                                                       360,000                      493,906
7.75% due 11/01/2006                                                                     1,000,000                    1,413,413
                                                                                                                    -----------
                                                                                                                      3,453,677
GOVERNMENT OF JAPAN - 2.71%
00.30% due 12/20/2007 ***                                         JPY                  720,000,000                    6,690,896
1.50% due 12/20/2011 ***                                                               230,000,000                    2,207,729
                                                                                                                    -----------
                                                                                                                      8,898,625
GOVERNMENT OF MEXICO - 0.68%
4.00% due 03/11/2004 ***                                                                34,000,000                      319,419
6.375% due 01/16/2013 ***                                                             $    600,000                      622,500
8.00% due 09/24/2022 ***                                                                   770,000                      842,380
8.30% due 08/15/2031 ***                                                                   400,000                      451,000
                                                                                                                    -----------
                                                                                                                      2,235,299
GOVERNMENT OF NETHERLANDS - 0.12%
6.00% due 01/15/2006 ***                                          EUR                      300,000                      402,176
                                                                                                                    -----------

REPUBLIC OF PANAMA - 0.08%
8.875% due 09/30/2027 ***                                                             $    250,000                      262,500
                                                                                                                    -----------

REPUBLIC OF PERU - 0.34%
FRN 5.000% due 03/07/2017 ***                                                              940,000                      869,218
9.125% due 02/21/2012 ***                                                                  240,000                      267,600
                                                                                                                    -----------
                                                                                                                      1,136,818
GOVERNMENT OF SPAIN - 1.20%
5.15% due 07/30/2009 ***                                          EUR                    2,910,000                    3,934,334
                                                                                                                    -----------

GOVERNMENT OF UNITED KINGDOM - 2.90%
4.00% due 03/07/2009 ***                                          GBP                    3,300,000                    5,723,027
8.00% due 09/27/2013 ***                                                                 1,700,000                    3,796,645
                                                                                                                    -----------
                                                                                                                      9,519,672

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                                        PRINCIPAL
                                                                                         AMOUNT                        VALUE
                                                                                         ------                        -----
TOTAL FOREIGN GOVERNMENT OBLIGATIONS
(Cost: $118,881,224)                                                                                               $133,217,117
                                                                                                                   ------------

CORPORATE BONDS - 6.61%
CAYMAN ISLANDS - 0.41%
Pylon Ltd., Class B Catastrophe
    Bond, 1.00% due 12/29/2008                                    EUR                      600,000                      755,970
Vita Capital, Ltd. 2003-1,
    FRN 2.56% due 01/01/2007                                       $                       600,000                      601,200
                                                                                                                   ------------
                                                                                                                      1,357,170
DENMARK - 0.17%
Nykredit,
    6.00% due 10/01/2029 ***                                      DKK                    2,604,435                      455,518
Unikredit Realkredit,
    6.00% due 07/01/2029 ***                                                               502,485                       87,826
                                                                                                                   ------------
                                                                                                                        543,344
FRANCE - 0.10%
Axa, SA,
    3.75% due 01/01/2017 ***                                      EUR                      231,700                      339,778
                                                                                                                   ------------

GERMANY - 0.21%
Landesbank Baden Wuerttemberg,
    5.50% due 04/02/2007 ***                                                               200,000                      268,848
Landesbank Rheinland Pfalz,
    4.75% due 04/04/2008 ***                                                               330,000                      435,118
                                                                                                                   ------------
                                                                                                                        703,966
SWEDEN - 0.28%
Swedbank ForeningsSparbanken,
    FRN 1.770% due 12/11/2011 ***                                  $                       900,000                      905,445
                                                                                                                   ------------

UNITED KINGDOM - 0.72%
Holmes Financing Number 6, Series
    4A2, FRN 2.376% due
    10/15/2009 ***                                                EUR                      800,000                    1,007,960
Lloyds TSB Bank PLC,
    FRN 5.625% due 07/15/2049 ***                                                        1,020,000                    1,361,745
                                                                                                                   ------------
                                                                                                                      2,369,705
UNITED STATES - 4.72%
CIT Group, Inc.,
    FRN 2.660% due 01/31/2005 ***                                  $                       700,000                      710,390
Entergy Gulf States,
    FRN 2.070% due 06/18/2007 ***                                                          500,000                      501,127
Ford Motor Credit Company,
    MTN, FRN 1.51% due 07/19/2004 ***                                                      400,000                      399,262
    FRN 3.035% due 10/25/2004 ***                                                          700,000                      706,608
    5.75% due 02/23/2004 ***                                                               250,000                      251,498
General Motors Acceptance Corp.,
    MTN, FRN 1.520% due
    07/21/2004 ***                                                                       1,000,000                    1,000,138
J.P. Morgan & Company, Inc.,
    Series MTNA, FRN 6.772% due 02/15/2012 ***                                             360,000                      379,364
KFW International Finance, Inc.,
    5.75% due 01/15/2008 ***                                                             5,500,000                    6,027,725
Kraft Foods, Inc.,
    FRN 1.370% due 11/26/2004 ***                                                          300,000                      299,601
MetLife, Inc.,
    3.911% due 05/15/2005 ***                                                              200,000                      205,677
Mihuzo (Fuji) JGB Investment, LLC,
    FRN 9.87% due 12/31/2049 ***                                                           260,000                      293,871
Mizuho Preferred Capital Company,
    LLC, 114A, 8.79% due
    12/29/2049 ***                                                                         100,000                      109,000

UNITED STATES - CONTINUED
Morgan Stanley Dean Witter,
    FRN 1.420% due 04/22/2004 ***                                                          500,000                      500,302
National Rural Utilities Cooperative,
    MTN, FRN 2.160% due
    04/26/2004 ***                                                                       1,500,000                    1,504,450
Pemex Project Funding Master Trust,
    8.625% due 02/01/2022 ***                                                              600,000                      664,500
Premium Asset Trust,
    Series 2000-10, FRN 1.605% due 11/27/2004                                            1,000,000                    1,002,261
Sprint Capital Corp.,
    7.90% due 03/15/2005 ***                                                               660,000                      703,077
UFJ Bank (Tokai) Preferred Capital
    Company LLC,  FRN 9.980%
    due 12/29/2049 ***                                                                     100,000                      114,074
UFJ Finance Aruba AEC,
    6.75% due 07/15/2013 ***                                                               120,000                      127,980
                                                                                                                   ------------
                                                                                                                     15,500,905
TOTAL CORPORATE BONDS
(Cost: $19,849,466)                                                                                                $ 21,720,313
                                                                                                                   ------------

MUNICIPAL BONDS - 2.38%
ARIZONA - 0.40%
Arizona Educational Loan
    Marketing Corp., Series A2, FRN
    1.200% due 09/01/2033 ***                                                            1,300,000                    1,300,000
                                                                                                                   ------------

CALIFORNIA - 0.78%
California Infrastructure & Economic
    Development Bank Revenue,
    5.00% due 07/01/2036 ***                                                               535,000                      548,011
Chela Financial USA Inc.,
    Series 2002E-6,  FRN 1.700% due
    12/01/2037 ***                                                                         500,000                      500,000
Golden State Tobacco Securitization Corp.
    California, Series 2003-A-1, 6.25% due 06/01/2033 ***                                  400,000                      382,400
Long Beach California Community
    College District, Series A, 5.00% due 05/01/2028 ***                                   100,000                      102,696
Los Angeles California Wastewater
    Systems Revenue, Series A,
5.00% due 06/01/2027 - 06/01/2032 ***                                                      800,000                      820,484
Los Angeles County California Sanitation District, 5.00% due
    10/01/2011 ***                                                                         100,000                      113,106
Metropolitan Water District Southern
    California Waterworks Revenue, 5.00% due 10/01/2036 ***                                 45,000                       46,148
Sacramento County California
    Public Financing Authority Tax
    Allocation Revenue, 4.75% due 12/01/2033 ***                                            55,000                       54,737
                                                                                                                   ------------
                                                                                                                      2,567,582
CONNECTICUT - 0.04%
Connecticut State,
    5.50% due 12/15/2013 ***                                                               100,000                      116,890
                                                                                                                   ------------
FLORIDA - 0.06%
Educational Funding South, Inc.,
    Series FL-A-1, 1.14% due 06/01/2038 ***                                                100,000                      100,000
Lee County Florida Transportation Facilities,
    Series A, 5.00% due 10/01/2034                                                          80,000                       82,106
                                                                                                                   ------------
                                                                                                                        182,106

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                                        PRINCIPAL
                                                                                         AMOUNT                        VALUE
                                                                                         ------                        -----
GEORGIA - 0.09%
De Kalb County Georgia Water &
    Sewage Revenue, Series A, 5.00% due 10/01/2035 ***                                     300,000                      307,986
                                                                                                                   ------------

ILLINOIS - 0.06%
Chicago Illinois Board Of
    Education, 5.00% due 12/01/2031 ***                                                $   100,000                 $    101,696
Chicago Illinois Water Revenue, 5.00% due 11/01/2026 ***                                   100,000                      102,006
                                                                                                                   ------------
                                                                                                                        203,702
KENTUCKY - 0.03%
Louisville & Jefferson Kentucky
    Sewer, Series A, 5.00% due 05/15/2036 ***                                              100,000                      102,454
                                                                                                                   ------------

LOUISIANA - 0.14%
Louisiana State, Series 2003A,
    5.00% due 05/01/2014 ***                                                               400,000                      443,036
                                                                                                                   ------------

MARYLAND - 0.03%
Maryland State Health & Higher Education,
    Series B, 5.00% due 07/01/2041 ***                                                     100,000                      102,005
                                                                                                                   ------------

MICHIGAN - 0.03%
Michigan State Building Authority Revenue.,
    Series 1, 5.25% due 10/15/2013 ***                                                     100,000                      114,108
                                                                                                                   ------------

NEW JERSEY - 0.03%
New Jersey State Transportation Trust
    Fund Authority, Series C, 5.00% due
    06/15/2010 ***                                                                         100,000                      111,378
                                                                                                                   ------------

NEW YORK - 0.40%
New York New York City Transitional,
    5.25% due 08/01/2011 ***                                                               400,000                      455,364
New York New York Series J,
    5.25% due 06/01/2028 ***                                                               100,000                      103,037
Tobacco Settlement Financing Corp.,
    5.25% due 06/01/2013 ***                                                               700,000                      740,887
                                                                                                                   ------------
                                                                                                                      1,299,288
TEXAS - 0.07%
Harris County Texas,
    5.00% due 08/01/2033 ***                                                               200,000                      201,866
Lower Colorado River Authority,
    5.00% due 05/15/2028 ***                                                                30,000                       30,757
                                                                                                                   ------------
                                                                                                                        232,623
WASHINGTON - 0.10%
Seattle Washington Water Systems Revenue,
    5.00% due 09/01/2033 ***                                                               100,000                      102,303
Washington Suburban San District
    Maryland, 5.25% due 06/01/2010 ***                                                     200,000                      228,138
                                                                                                                   ------------
                                                                                                                        330,441
WISCONSIN - 0.12%
Wisconsin State General Revenue,
    Series B-1,  FRN 1.200 due 05/01/2032 ***                                              400,000                      400,000
                                                                                                                   ------------

TOTAL MUNICIPAL BONDS
(Cost: $7,807,332)                                                                                                 $  7,813,599
                                                                                                                   ------------

COLLATERALIZED MORTGAGE OBLIGATIONS - 6.800%
GERMANY - 0.54%
Bauhaus Securities Ltd.,
    Series 1, Class A2, FRN 2.474% due
    10/30/2052 ***                                                EUR                    1,397,943                    1,760,106
                                                                                                                   ------------
IRELAND - 0.59%
Emerald Mortgages PLC.
    Series 2, Class A, FRN 2.395% due 04/15/2028 ***                                       708,215                      892,539
Lusitano Motgages,
    FRN 2.432% due 12/15/2035 ***                                                          831,071                    1,049,411
                                                                                                                   ------------
                                                                                                                      1,941,950
ITALY - 0.46%
Seashell Securities PLC,
    FRN 3.123% due 10/25/2028 ***                                                        1,195,950                    1,502,129
                                                                                                                   ------------

JAPAN - 0.04%
SHL Corp., Ltd., Series 1999-1A,
    Class A2, FRN 0.756% due
    12/25/2024 ***                                                JPY                   13,049,700                      121,350
                                                                                                                   ------------

NETHERLANDS - 1.21%
Delphinus BV, Series 2001-II,
    Class A1, FRN 3.344% due 11/28/2031 ***                       EUR                    1,000,000                    1,265,242
Delphinus BV, Series 2002-I, Class A1,
    FRN 3.50% due 04/25/2092 ***                                                           500,000                      631,235
Dutch MBS X Bv, Series A,
    FRN 2.427 due 10/02/2079 ***                                                         1,000,000                    1,260,833
Holland Euro-Denominated Mortgage
    Backed Seies, FRN 3.098% due 04/18/2012 ***                                            659,517                      831,789
                                                                                                                   ------------
                                                                                                                      3,989,099
SPAIN - 0.22%
Hipotebansa V Hipotecaria,
    Series A, FRN 2.2715% due 01/18/2018 ***                                               605,856                      737,853
                                                                                                                   ------------

UNITED KINGDOM - 1.41%
Dolerite Funding PLC,
    FRN 1.45% due 08/20/2032 ***                                   $                       690,874                      690,460
Haus, Ltd.,Series 2000-1A,
    Class A2,, FRN 2.442% due 12/10/2037 ***                                             1,573,800                    1,574,901
Holmes Financing, Series 1, Class 3A2,
    FRN 2.396% due 07/15/2010 ***                                 EUR                    1,400,000                    1,765,871
Ocwen Mortgage Loans, Series 4, Class A,
    FRN 2.685% due 12/15/2031 ***                                                           87,470                      110,483
RMAC, Series 1999-NS2,
    Class A, FRN 4.576% due 09/12/2041 ***                        GBP                       69,138                      123,415
SRM Investment Limited, Series 3,
    Class A, 2.338% due 08/26/2034 ***                            EUR                      293,204                      370,236
                                                                                                                   ------------
                                                                                                                      4,635,366
UNITED STATES - 2.33%
Bear Stearns ARM Trust,
    Series 2002-5, Class 6 A,
    FRN 5.980% due 06/25/2032 ***                                  $                        66,153                       68,530
Countrywide Home Loans,
    Series 2002-HYB2, Class 6A1, FRN
    4.828% due 09/19/2032 ***                                                              187,799                      190,064
Credit Suisse First Boston
    Mortgage Securities Corp.,
    FRN 1.365% due 05/25/2032 ***                                                           94,133                       97,074
Credit Suisse First Boston Mortgage Securities Corp.,
    FRN 2.17% due 03/25/2032                                                               263,515                      262,067
Crusade Global Trust, Series 1999-1, Class A2, FRN 1.510%
    due 02/15/2030                                                                         818,650                      821,277

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                                        PRINCIPAL
                                                                                         AMOUNT                        VALUE
                                                                                         ------                        -----
UNITED STATES - CONTINUED
First Alliance Mortgage Loan, Series
    1997-4, Class A3, FRN 1.378% due 12/20/2027 ***                                    $   141,725                 $    141,744
Government Lease Trust, Series 1999-C1A,
    Class B1,, FXD 4.00% due 05/18/2011                                                    500,000                      474,925
GS Mortgage Securities Corp.,
    2001-1285-A2 SEQ 144A, 6.526% due 08/15/2018 ***                                       200,000                      216,890
    2003-FL6A A1 MLIB, FRN
    1.320% due 11/15/2015 ***                                                            1,300,000                    1,295,593
Homeside Mortgage Securities,
    Series 2001-1, Class A, FRN 1.350% due 01/20/2027 ***                                  148,095                      146,792
Merrill Lynch Credit Corp. Mortgage
    Investors, Inc., Series 1999-A, Class A,
    FRN 1.542% due 03/15/2025 ***                                                          286,443                      286,580
Residential Funding Mortgage Securities I,
    Series 2002-SA2, Class A1,
    FRN 5.64% due 09/25/2032 ***                                                           116,244                      119,180
Sequoia Mortgage Trust, Series 2003-4,
    Class 2A1, FRN 1.520% due 07/20/2033 ***                                             1,349,674                    1,351,985
    Series 8, Class 2A, FRN 1.72% due 08/20/2032 ***                                       989,019                      989,115
Structured Asset Securities Corp.,
    FRN 1.43% due 07/25/2032                                                               240,336                      239,902
    Series 2001-12, Class 1A4, 5.80% due 09/25/2031 ***                                     17,730                       17,714
Torrens Trust, Series 2000-1GA, Class A, FRN 1.68% due
    07/15/2031 ***                                                                         175,864                      176,110
Washington Mutual Mortgage
    Securities Corp., FRN 6.01% due
    01/25/2031 ***                                                                          20,276                       20,256
    Series 2002-S5, Class 1A1, FRN
    5.207% due 10/25/2032 ***                                                              289,058                      295,962
    Series 2002-AR2, Class A, FRN
    3.159 % due 02/27/2034 ***                                                             420,957                      427,643
                                                                                                                   ------------
                                                                                                                      7,639,403
TOTAL COLLATERALIZED MORTGAGE
OBLIGATIONS (Cost: $19,815,729)                                                                                    $ 22,327,256
                                                                                                                   ------------

ASSET BACKED SECURITIES - 2.75%
CAYMAN ISLANDS - 0.18%
Redwood Capital Ltd.,
    FRN 4.38% due 01/01/2004                                                               300,000                      300,000
Redwood Capital Ltd., Series 2003-3,
    Class NOTE, 1.00% due 01/01/2006                                                       300,000                      300,000
                                                                                                                   ------------
                                                                                                                        600,000
ITALY - 1.07%
Findomestic Securitisation Vehicle
    S.R.L., Series 1, Class A, FRN
    2.441% due 12/20/2008 ***                                                          $ 2,100,000                    2,652,643
First Italian Auto Trans, Class A,
    FRN 2.413% due 07/01/2008 ***                                 EUR                      686,763                      864,162
                                                                                                                   ------------
                                                                                                                      3,516,805

UNITED STATES - 1.50%
Ameriquest Mortgage Securities, Inc., Series 2003-1, Class A2,
    FRN 1.551% due 02/25/2033 ***                                                      $   211,504                      211,771
    Series 2003-2, Class A,  FRN
    1.551% due 03/25/2033 ***                                                              761,935                      762,882
Amresco Residential Securities,
    Series 1999-1, Class A, FRN
    1.611% due 06/25/2029 ***                                                              196,462                      196,577
CDC Mortgage Capital Trust,
    Series 2003-HE2, Class A,
    FRN 1.491% due 10/25/2033 ***                                                          887,456                      887,238
Core, Inc., Series 1999-1A,
    Class A3B,, FRN 1.365% due 03/17/2009                                                   39,002                       39,008
Countrywide Asset-Backed
    Certificates, Series 2003-BC3, Class A1,
    FRN 1.241% due 05/25/2021 ***                                                          449,856                      449,708
Credit Suisse First Boston Mortgage
    Securities Corp., Series 2002-P3A, Class A1,
    FRN 2.202% due 08/25/2033                                                              646,650                      646,650
Home Equity Asset Trust,
    Series 2002-1, Class A4,
    FRN 1.441% due 11/25/2032 ***                                                          239,688                      239,398
Irwin Home Equity, Series 2002-1,
    Class 2A1, FRN 1.431% due 06/25/2029 ***                                               222,073                      221,697
Residential Asset Securities Corp.,
    Series 2002-KS4, Class AIIB,
    FRN 1.63% due 07/25/2032 ***                                                         1,141,045                    1,141,339
Saxon Asset Securities Trust, Series 2002-3,
    Class AV, FRN 1.541% due 12/25/2032 ***                                                132,894                      133,082
                                                                                                                   ------------
                                                                                                                      4,929,350
TOTAL ASSET BACKED SECURITIES
(Cost: $8,054,714)                                                                                                 $  9,046,155
                                                                                                                   ------------

SUPRANATIONAL OBLIGATIONS - 1.34%
BELGIUM(EUROCLEAR) - 0.55%
European Investment Bank,
    FRN 1.280% due 04/15/2008 ***                                                        1,813,375                    1,815,976
                                                                                                                   ------------

SWITZERLAND - 0.79%
Eurofima, 4.75% due 07/07/2004 ***                                SEK                   18,500,000                    2,592,078
                                                                                                                   ------------

TOTAL SUPRANATIONAL OBLIGATIONS (Cost: $3,609,599)
                                                                                                                   $  4,408,054
                                                                                                                   ------------

SHORT TERM INVESTMENTS - 22.96%
State Street Navigator Securities Lending
    Prime Portfolio, 1.06% (b)                                                         $36,584,365                 $ 36,584,365
CBA (Delaware) Finance, Inc.
    1.08% due 02/09/2004 ***                                                             1,500,000                    1,498,245
Danske Corp., Series A,
1.075% due 02/09/2004 -
    02/24/2004 ***                                                                       2,000,000                    1,997,402
European Investment Bank
    1.06% due 02/05/2004 ***                                                             1,500,000                    1,498,454
Federal Home Loan Bank Discount
    Note, 1.04% due 03/12/2004 ***                                                         200,000                      199,590

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                                        PRINCIPAL
                                                                                         AMOUNT                        VALUE
                                                                                         ------                        -----
SHORT TERM INVESTMENTS - CONTINUED
Federal National Mortgage
    Association Discount Notes,
    1.00% due 02/04/2004 ***                                                           $14,000,000                 $ 13,986,778
General Electric Capital Corp.,
    1.09% due 01/15/2004 ***                                                             5,500,000                    5,497,669
HBOS Treasury Services PLC,
    1.09% due 01/29/2004 ***                                                             5,000,000                    4,995,761
    1.10% due 03/16/2004 ***                                                             1,000,000                      997,708
Kraft Foods, Inc.
    FRN 1.970% due 12/29/2003 ***                                                          500,000                      500,000
Royal Bank of Scotland PLC
    1.085% due 01/20/2004 ***                                                            4,000,000                    3,997,709
United States Treasury Bills,
    0.58% due 03/04/2004 -                                                                  60,000                       59,912
    03/18/2004 ***
    0.84% due 03/11/2004 -                                                               3,350,000                    3,344,138
    03/18/2004 ***
    0.90% due 04/22/2004(a) ***                                                            250,000                      249,292
                                                                                                                   ------------
                                                                                                                   $ 75,407,023
REPURCHASE AGREEMENTS - 2.71%
Repurchase Agreement with State Street Corp. dated
    12/31/2003 at 0.40%, to be repurchased at $8,887,197 on
    01/02/2004, collateralized by $9,020,000 U.S. Treasury
    Notes, 1.75% due 12/31/2004 (valued at $9,065,100,
    including interest). ***                                                           $ 8,887,000                 $  8,887,000
                                                                                                                   ------------

PUT OPTIONS - 0.35%

NUMBER OF                                                                          EXPIRATION MONTH/
CONTRACTS                                                                             STRIKE PRICE                    VALUE
----------                                                                            ------------                    -----
30,000,000                          Interest Rate Swaps                            June 2004 / $2.00                     38,940
 3,700,000                        United States Treasury                             January 2004 /
                                    Notes 10Yr Futures                                   $130.00                      1,103,599
                                                                                                                   ------------
                                                                                                                      1,142,539

TOTAL OPTIONS
(Cost: $1,161,617)                                                                                                 $  1,142,539
                                                                                                                   ------------

TOTAL INVESTMENTS   (GLOBAL BOND TRUST)
(Cost: $307,958,477)                                                                                               $328,438,087
                                                                                                                   ============

DIVERSIFIED BOND TRUST

                                                                                        PRINCIPAL
                                                                                         AMOUNT                        VALUE
                                                                                         ------                        -----
U.S. TREASURY OBLIGATIONS - 17.36%
U.S. TREASURY BONDS - 5.15%
5.25% due 02/15/2029 (a)                                                               $10,810,000                 $ 10,905,431
5.375% due 02/15/2031 (a)                                                                1,580,000                    1,647,706
6.50% due 11/15/2026 (a)                                                                 1,279,000                    1,504,623
8.00% due 11/15/2021 (a)                                                                   587,000                      792,771
8.875% due 08/15/2017 (a)                                                                7,105,000                   10,062,456
                                                                                                                   ------------
                                                                                                                     24,912,987
U.S. TREASURY NOTES - 12.21%
1.625% due 04/30/2005 (a)                                                                3,130,000                    3,139,415
1.875% due 09/30/2004 (a)                                                               20,500,000                   20,616,112
3.25% due 08/15/2007 (a)                                                                 3,000,000                    3,060,117
3.875% due 02/15/2013 (a)                                                                2,280,000                    2,231,906

5.625% due 02/15/2006 (a)                                                                5,865,000                    6,320,681
5.75% due 08/15/2010 (a)                                                                14,275,000                   16,005,844
6.25% due 02/15/2007 (a)                                                                 6,875,000                    7,663,480
                                                                                                                   ------------
                                                                                                                     59,037,555
TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $83,085,889)                                                                                                $ 83,950,542
                                                                                                                   ------------

U.S. GOVERNMENT AGENCY OBLIGATIONS - 22.66%
FEDERAL HOME LOAN BANK - 1.44%
3.75% due 08/15/2007 (a)                                                                 3,880,000                    3,970,497
5.25% due 02/13/2004                                                                     3,000,000                    3,013,773
                                                                                                                   ------------
                                                                                                                      6,984,270
FEDERAL HOME LOAN MORTGAGE CORPORATION - 5.24%
3.625% due 09/15/2008 (a)                                                                9,300,000                    9,361,538
5.50% due 07/15/2006                                                                       540,000                      581,822
6.00% TBA **                                                                             9,500,000                    9,806,095
6.00% due 04/01/2016 - 08/01/2017                                                        5,318,095                    5,580,293
                                                                                                                   ------------
                                                                                                                     25,329,748
FEDERAL NATIONAL MORTGAGE ASSOCIATION - 9.90%
FRN 3.817% due 09/01/2033                                                                6,865,797                    6,904,348
FRN 3.864% due 07/01/2033                                                                  939,411                      944,116
5.125% due 02/13/2004 (a)                                                                1,500,000                    1,506,813
5.50% TBA **                                                                             7,660,000                    7,758,140
5.50% due 09/01/2017 - 03/01/2018                                                        3,227,663                    3,348,360
6.00% due 05/15/2008 - 06/01/2016                                                        3,928,407                    4,270,567
6.25% due 05/15/2029                                                                     3,000,000                    3,249,840
6.50% due 05/01/2031 - 07/01/2032                                                        6,423,482                    6,733,034
FRN 6.50% due 06/01/2031                                                                 2,814,144                    2,943,275
7.00% due 09/01/2031 - 10/25/2041                                                        6,363,611                    6,743,396
7.50% due 01/25/2028 - 08/01/2031                                                        2,693,558                    2,914,287
FRN 7.50% due 05/01/2031                                                                   503,029                      537,565
                                                                                                                   ------------
                                                                                                                     47,853,741
GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 6.08%
5.00% TBA **                                                                            25,805,000                   25,881,340
6.50% due 05/15/2029 - 04/15/2032                                                        2,147,088                    2,265,713
7.00% due 04/15/2029                                                                       476,808                      508,507
8.00% due 10/15/2026 - 04/15/2030                                                          660,303                      719,862
                                                                                                                   ------------
                                                                                                                     29,375,422

TOTAL U.S. GOVERNMENT AGENCY
OBLIGATIONS (Cost: $107,724,006)                                                                                   $109,543,181
                                                                                                                   ------------

FOREIGN GOVERNMENT OBLIGATIONS - 0.36%
REPUBLIC OF CHILE - 0.06%
5.50% due 01/15/2013                                                                       280,000                      287,980
                                                                                                                   ------------

GOVERNMENT OF MEXICO - 0.30%
4.625% due 10/08/2008                                                                      360,000                      364,500
6.375% due 01/16/2013                                                                      275,000                      285,313
8.375% due 01/14/2011                                                                      160,000                      190,000
9.875% due 02/01/2010                                                                      295,000                      372,924
11.375% due 09/15/2016                                                                     160,000                      226,800
                                                                                                                   ------------
                                                                                                                      1,439,537
TOTAL FOREIGN GOVERNMENT OBLIGATIONS
(Cost: $1,657,870)                                                                                                 $  1,727,517
                                                                                                                   ------------

CORPORATE BONDS - 24.04%
AEROSPACE - 0.62%
Raytheon Company,
    6.00% due 12/15/2010                                                                   250,000                      267,186
Systems 2001 Asset Trust LLC,
    6.664% due 09/15/2013                                                                1,034,146                    1,142,938

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                                        PRINCIPAL
                                                                                         AMOUNT                        VALUE
                                                                                         ------                        -----
AEROSPACE - CONTINUED
Systems 2001 Asset Trust, Series 2001,
    Class B, 7.156% due 12/15/2011                                                     $ 1,458,339                 $  1,591,837
                                                                                                                   ------------
                                                                                                                      3,001,961
AIR TRAVEL - 0.04%
Delta Air Lines, Inc.,
    FRN 1.91% due 01/25/2008                                                               181,307                      182,326
                                                                                                                   ------------

ALUMINUM - 0.08%
Alcan Aluminum, Ltd.,
    5.20% due 01/15/2014                                                                   390,000                      394,205
                                                                                                                   ------------

AMUSEMENT & THEME PARKS - 0.37%
Six Flags, Inc.,
    8.875% due 02/01/2010                                                                1,750,000                    1,795,937
                                                                                                                   ------------

AUTO PARTS - 0.13%
Delphi Corp.,
    6.50% due 08/15/2013                                                                   300,000                      315,048
 Lear Corp., Series B,
    8.11% due 05/15/2009                                                                   260,000                      305,825
                                                                                                                   ------------
                                                                                                                        620,873
AUTOMOBILES - 0.20%
DaimlerChrysler North America
    Holding, 4.05% due 06/04/2008                                                          750,000                      744,894
Ford Motor Company,
    7.45% due 07/16/2031                                                                   215,000                      217,262
                                                                                                                   ------------
                                                                                                                        962,156
BANKING - 1.33%
Bank of America Corp.,
    7.125% due 09/15/2006                                                                1,500,000                    1,673,763
Bank One Corp.,
    4.90% due 04/30/2015                                                                   430,000                      420,964
Barclays Bank PLC, ADR,
    FRN 6.86% due 09/29/2049                                                               160,000                      173,517
BNP Paribas LLC,
    5.125% due 01/15/2015                                                                  200,000                      199,248
Capital One Bank,
    5.75% due 09/15/2010                                                                   540,000                      571,228
ING Bank, NV,
    5.125% due 05/01/2015                                                                  210,000                      209,301
Kazkommerts International BV,
    8.50% due 04/16/2013                                                                   425,000                      446,462
Union Bancal Corp.,
    5.25% due 12/16/2013                                                                   390,000                      393,890
Wells Fargo Company,
    3.50% due 04/04/2008                                                                 1,000,000                    1,003,192
Zions Bancorporation,
    6.00% due 09/15/2015                                                                 1,290,000                    1,352,569
                                                                                                                   ------------
                                                                                                                      6,444,134
BROADCASTING - 1.42%
Chancellor Media Corp.,
    8.00% due 11/01/2008                                                                 1,250,000                    1,446,875
Clear Channel Communications, Inc.,
    6.00% due 11/01/2006                                                                   500,000                      540,449
    7.65% due 09/15/2010                                                                   750,000                      877,906
Cox Radio, Inc.,
    6.375% due 05/15/2005                                                                1,000,000                    1,051,908
Liberty Media Corp.,
    FRN 2.670% due 09/17/2006                                                            1,420,000                    1,435,435
    5.70% due 05/15/2013                                                                   140,000                      141,577
    7.875% due 07/15/2009                                                                  500,000                      579,190
News America Holdings, Inc.,
    6.75% due 01/09/2038                                                                   110,000                      122,830
Young Broadcasting, Inc.,
    Series B, 8.75% due 06/15/2007                                                         170,000                      174,250
    10.00% due 03/01/2011                                                                  441,000                      475,177
                                                                                                                   ------------
                                                                                                                      6,845,597
BUSINESS SERVICES - 0.18%
Electronic Data Systems Corp.,
    6.00% due 08/01/2013                                                                   500,000                      491,318
PHH Corp.,
    7.125% due 03/01/2013                                                                  320,000                      358,366
                                                                                                                   ------------
                                                                                                                        849,684
CABLE AND TELEVISION - 1.13%
AOL Time Warner, Inc.,
    6.875% due 05/01/2012                                                                  320,000                      360,098
Comcast Corp., Class A,
    7.05% due 03/15/2033                                                                 1,080,000                    1,174,838
Cox Communications, Inc.,
    7.75% due 11/01/2010                                                                   750,000                      893,445
Time Warner Entertainment Company LP,
    8.375% due 03/15/2023                                                                   80,000                       99,129
    8.875% due 10/01/2012                                                                  460,000                      583,253
Univision Communications, Inc.,
    3.875% due 10/15/2008                                                                  500,000                      494,715
    7.85% due 07/15/2011                                                                 1,570,000                    1,866,477
                                                                                                                   ------------
                                                                                                                      5,471,955
CELLULAR COMMUNICATIONS - 1.58%
American Tower Corp.,
    9.375% due 02/01/2009                                                                1,525,000                    1,624,125
AT&T Wireless Services, Inc.,
    7.875% due 03/01/2011                                                                  705,000                      815,788
Crown Castle International Corp.,
    7.50% due 12/01/2013                                                                 1,500,000                    1,507,500
Motorola, Inc.,
    7.50% due 05/15/2025                                                                   100,000                      108,622
    8.00% due 11/01/2011                                                                   130,000                      153,743
Nextel Communications, Inc.,
    7.375% due 08/01/2015                                                                1,000,000                    1,075,000
Nextel Partners, Inc.,
    11.00% due 03/15/2010                                                                  625,000                      690,625
Verizon Wireless Capital LLC,
    5.375% due 12/15/2006                                                                1,125,000                    1,200,490
Vodafone Group PLC,
    5.375% due 01/30/2015                                                                  440,000                      444,076
                                                                                                                   ------------
                                                                                                                      7,619,969
CHEMICALS - 0.19%
ICI Wilmington, Inc.,
    4.375% due 12/01/2008                                                                  930,000                      926,504
                                                                                                                   ------------

COMMERCIAL SERVICES - 0.25%
Cendant Corp.,
    6.25% due 01/15/2008                                                                   500,000                      545,414
    6.875% due 08/15/2006                                                                  600,000                      658,285
                                                                                                                   ------------
                                                                                                                      1,203,699
CONTAINERS & GLASS - 0.39%
Packaging Corporation of America,
    5.75% due 08/01/2013                                                                   750,000                      757,654
Stone Container Corp.,
    9.75% due 02/01/2011                                                                 1,000,000                    1,105,000
                                                                                                                   ------------
                                                                                                                      1,862,654

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                            PRINCIPAL
                                                             AMOUNT         VALUE
                                                          ------------   ------------
DOMESTIC OIL - 0.09%
Union Oil Company of California,
   7.50% due 02/15/2029                                   $    360,000   $    422,623
                                                                         ------------
ELECTRICAL EQUIPMENT - 0.27%
General Electric Company,
   5.00% due 02/01/2013                                        820,000        829,295
SP Powerassets, Ltd.,
   5.00% due 10/22/2013                                        450,000        452,391
                                                                         ------------
                                                                            1,281,686
ELECTRIC UTILITIES - 0.71%
CILCORP, Inc.,
   8.70% due 10/15/2009                                        575,000        693,762
   9.375% due 10/15/2029                                        50,000         67,210
Dominion Resources, Inc.,
   5.70% due 09/17/2012                                        375,000        395,112
Duke Capital Corp.,
   6.25% due 02/15/2013                                        575,000        606,528
Empresa Nacional De Electricidad,
   8.50% due 04/01/2009                                        170,000        191,591
Oncor Electric Delivery Company,
   7.00% due 05/01/2032                                        250,000        275,787
Tampa Electric Company,
   6.375% due 08/15/2012                                       400,000        429,673
United Energy Distribution Property,
   Ltd., 4.70% due 04/15/2011                                  350,000        354,952
Virginia Electric & Power Company,
   4.75% due 03/01/2013                                        420,000        415,170
                                                                         ------------
                                                                            3,429,785
ELECTRONICS - 0.37%
Koninklijke Philips Electronics NV,
   7.20% due 06/01/2026                                        500,000        561,245
Solectron Corp.,
   9.625% due 02/15/2009                                     1,100,000      1,226,500
                                                                         ------------
                                                                            1,787,745
ENERGY - 0.29%
Midamerican Energy Company, Series MTN,
   5.125% due 01/15/2013                                       120,000        122,299
Peco Energy Company,
   5.95% due 11/01/2011                                        210,000        227,546
Progress Energy, Inc.,
   5.85% due 10/30/2008                                      1,000,000      1,072,335
                                                                         ------------
                                                                            1,422,180
FINANCIAL SERVICES - 4.96%
Capital One Financial Corp.,
   6.25% due 11/15/2013                                        220,000        226,373
Citigroup, Inc.,
   5.625% due 08/27/2012                                       150,000        158,346
Corporacion Andina de Fomento, 6.875%
   due 03/15/2012                                              375,000        416,086
Credit Suisse First Boston USA, Inc.,
   6.50% due 01/15/2012                                        500,000        556,511
Ford Motor Credit Company,
   5.80% due 01/12/2009                                      2,000,000      2,059,706
   7.375% due 10/28/2009 - 02/01/2011                          965,000      1,055,903
   7.875% due 06/15/2010                                       190,000        212,299
Fuji (Mizuho) JGB Investment, LLC, FRN
   9.87% due 12/31/2049                                        520,000        587,742
General Electric Capital Corp., MTN, Series
   A, 6.00% due 06/15/2012                                     250,000        271,113
General Motors Acceptance Corp.,
   6.875% due 09/15/2011                                     1,945,000      2,095,012
General Motors Acceptance Corp,
   7.00% due 02/01/2012                                        375,000        403,179
   7.25% due 03/02/2011                                        110,000        120,682
   8.00% due 11/01/2031                                        800,000        898,374
HBOS PLC,
   3.125% due 01/12/2007                                       875,000        882,031
   FRN 5.375% due 11/01/2049                                   810,000        820,004
Household Finance Corp.,
   5.75% due 01/30/2007                                        750,000        810,827
   6.375% due 11/27/2012                                       340,000        372,999
   6.40% due 06/17/2008                                      2,875,000      3,187,544
HVB Funding Trust III,
   9.00% due 10/22/2031                                        190,000        229,174
International Lease Finance Corp., 4.55%
   due 10/15/2009                                              400,000        399,124
J.P. Morgan Chase & Company,
   5.35% due 03/01/2007                                        750,000        802,721
MBNA Corp.,
   6.125% due 03/01/2013                                       420,000        450,982
Nationwide Life Global Funding I, 5.35%
   due 02/15/2007                                              180,000        193,778
NiSource Finance, Corp.,
   6.15% due 03/01/2013                                        400,000        430,078
PCCW - HKTC Capital, Ltd,
   7.75% due 11/15/2011                                        340,000        400,932
Principal Life Global Funding I, 4.40%
   due 10/01/2010                                              820,000        825,501
Reliastar Financial Corp.,
   6.50% due 11/15/2008                                        730,000        806,251
SLM Corp., Series MTNA,
   5.00% due 04/15/2015                                      1,375,000      1,356,575
   5.375% due 01/15/2013                                       410,000        420,714
The Goldman Sachs Group, Inc., 5.25% due
   04/01/2013                                                  840,000        850,809
USA Education, Inc.,
   5.625% due 04/10/2007                                       435,000        471,392
USAA Capital Corp., Series MTNB, 4.00%
   due 12/10/2007                                              410,000        419,216
Washington Mutual, Inc.,
   5.625% due 01/15/2007                                       750,000        808,323
                                                                         ------------
                                                                           24,000,301
FOOD & BEVERAGES - 0.91%
Cadbury Schweppes US Finance LLC, 5.125%
   due 10/01/2013                                              400,000        397,395
Delhaize America, Inc.,
   8.125% due 04/15/2011                                       900,000      1,035,000
Kellogg Company, Series B,
   6.60% due 04/01/2011                                        490,000        549,139
Kraft Foods, Inc.,
   5.25% due 06/01/2007                                        150,000        159,585
Nabisco, Inc.,
   7.05% due 07/15/2007                                        420,000        472,438
   7.55% due 06/15/2015                                      1,500,000      1,795,298
                                                                         ------------
                                                                            4,408,855
FOREST PRODUCTS - 0.15%
Weyerhaeuser Company,
   6.75% due 03/15/2012                                        685,000        747,294
                                                                         ------------
GAS & PIPELINE UTILITIES - 0.04%
Centerpoint Energy Resources Corp.,
   7.875% due 04/01/2013                                       170,000        192,456
                                                                         ------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                            PRINCIPAL
                                                             AMOUNT         VALUE
                                                          ------------   ------------
HEALTHCARE SERVICES - 0.37%
Aetna, Inc.,
   7.375% due 03/01/2006                                  $    250,000   $    275,050
Health Net, Inc.,
   8.375% due 04/15/2011                                       350,000        420,550
Humana, Inc.,
   7.25% due 08/01/2006                                      1,000,000      1,092,618
                                                                         ------------
                                                                            1,788,218
HOMEBUILDERS - 0.50%
Centex Corp.,
   4.75% due 01/15/2008                                        180,000        185,714
Lennar Corp.,
   5.95% due 03/01/2013                                        120,000        125,563
   Series B, 9.95% due 05/01/2010                              130,000        149,337
MDC Holdings, Inc.,
   5.50% due 05/15/2013                                        400,000        400,840
Pulte Homes, Inc.,
   6.25% due 02/15/2013                                        525,000        557,324
   7.875% due 08/01/2011                                       380,000        447,879
   8.125% due 03/01/2011                                       225,000        267,164
Toll Brothers, Inc.,
   6.875% due 11/15/2012                                       250,000        275,670
                                                                         ------------
                                                                            2,409,491
HOTELS & RESTAURANTS - 0.33%
Boyd Gaming Corp.,
   9.25% due 08/01/2009                                      1,000,000      1,117,500
Harrahs Operating Company, Inc., 7.125%
   due 06/01/2007                                              420,000        467,708
                                                                         ------------
                                                                            1,585,208
INSURANCE - 1.20%
Jackson National Life Insurance Company,
   5.25% due 03/15/2007                                        425,000        455,819
Lincoln National Corp.,
   6.20% due 12/15/2011                                        380,000        414,585
MetLife, Inc.,
   3.911% due 05/15/2005                                       755,000        776,430
Monumental Global Funding,
   5.20% due 01/30/2007                                      1,125,000      1,200,345
Monumental Global Funding II,
   3.85% due 03/03/2008                                      1,610,000      1,624,393
Nationwide Mutual Insurance Company,
   7.875% due 04/01/2033                                       170,000        196,663
Prudential Financial,
   6.375% due 07/23/2006                                     1,050,000      1,143,791
                                                                         ------------
                                                                            5,812,026
INTERNATIONAL OIL - 0.16%
Pogo Producing Company, Series B,
   10.375% due 02/15/2009                                      750,000        795,000
                                                                         ------------
MANUFACTURING - 0.49%
Tyco International Group SA,
   6.00% due 11/15/2013                                        375,000        386,250
   6.75% due 02/15/2011                                      1,200,000      1,311,000
   6.125% due 01/15/2009                                       620,000        663,400
                                                                         ------------
                                                                            2,360,650
MEDICAL-HOSPITALS - 0.58%
HCA, Inc.,
   6.25% due 02/15/2013                                      1,375,000      1,407,460
   6.95% due 05/01/2012                                        600,000        643,327
   7.875% due 02/01/2011                                       385,000        439,097
   8.75% due 09/01/2010                                        275,000        327,452
                                                                         ------------
                                                                            2,817,336
METAL & METAL PRODUCTS - 0.09%
Inco, Ltd.,
   7.20% due 09/15/2032                                        400,000        437,259
                                                                         ------------
MINING - 0.04%
Corporacion Nacional del Cobre, 5.50%
   due 10/15/2013                                              200,000        202,958
                                                                         ------------
PAPER - 0.17%
International Paper Company,
   5.50% due 01/15/2014                                        280,000        280,669
Norske Skogindustrier ASA,
   6.125% due 10/15/2015                                       540,000        546,810
                                                                         ------------
                                                                              827,479
PHARMACEUTICALS - 0.20%
Schering Plough Corp.,
   5.30% due 12/01/2013                                        955,000        971,664
                                                                         ------------
PUBLISHING - 0.41%
Time Warner Companies,
   7.57% due 02/01/2024                                      1,750,000      1,979,012
                                                                         ------------
RAILROADS & EQUIPMENT - 0.04%
Union Pacific Railroad Company, Series
   2002-1, 6.061% due 01/17/2023
                                                               175,000        189,226
                                                                         ------------
REAL ESTATE - 0.93%
Developers Diversified Realty Company,
   4.625% due 08/01/2010                                       125,000        124,316
EOP Operating LP,
   6.75% due 02/15/2012                                        490,000        541,222
Hospitality Properties Trust, REIT,
   6.75% due 02/15/2013                                        640,000        670,558
Kimco Realty Corp., REIT,
   3.95% due 08/05/2008                                      1,150,000      1,152,020
Price REIT, Inc.,
   7.50% due 11/05/2006                                        500,000        566,220
Rouse Company,
    5.375% due 11/26/2013                                      520,000        516,729
   7.20% due 09/15/2012                                        320,000        360,696
Socgen Real Estate Company LLC, FRN
   7.64% due 12/29/2049                                        490,000        553,586
                                                                         ------------
                                                                            4,485,347
RETAIL GROCERY - 0.09%
Albertsons, Inc.,
   7.50% due 02/15/2011                                        370,000        424,151
                                                                         ------------
SANITARY SERVICES - 0.28%
Waste Management, Inc.,
6.375% due 11/15/2012                                          585,000        634,981
Waste Management, Inc.,
7.75% due 05/15/2032                                           625,000        736,521
                                                                         ------------
                                                                            1,371,502
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 1.17%
Deutsche Telekom International Finance
   BV, 9.25% due 06/01/2032                                    370,000        507,691
Dobson Communications Corp.,
   10.875% due 07/01/2010                                    1,100,000      1,199,000
France Telecom SA,
   FRN 9.00% due 03/01/2011                                    960,000      1,153,039

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                            PRINCIPAL
                                                             AMOUNT         VALUE
                                                          ------------   ------------
TELECOMMUNICATIONS EQUIPMENT & SERVICES - CONTINUED
Singapore Telecommunications, Ltd.,
   6.375% due 12/01/2011                                  $     75,000   $     82,896
Telstra Corp. Ltd.,
   6.375% due 04/01/2012                                       750,000        828,816
Tritel PCS, Inc.,
   10.375% due 01/15/2011                                    1,250,000      1,495,563
Verizon Global Funding Corp.,
   7.25% due 12/01/2010                                        340,000        391,472
                                                                         ------------
                                                                            5,658,477
TELEPHONE - 1.29%
AT&T Corp.,
   FRN 7.80% due 11/15/2011                                    360,000        414,353
   FRN 8.75% due 11/15/2031                                    250,000        292,140
SBC Communications, Inc.,
   5.875% due 02/01/2012                                       625,000        663,777
Sprint Capital Corp.,
   8.375% due 03/15/2012                                     1,640,000      1,915,192
   8.75% due 03/15/2032                                        250,000        295,347
Telecom Italia Capital,
   4.00% due 11/15/2008                                      1,000,000      1,006,330
   5.25% due 11/15/2013                                        825,000        826,643
Telefonos De Mexico SA,
   4.50% due 11/19/2008                                        405,000        405,616
Telus Corp.,
   8.00% due 06/01/2011                                        340,000        397,558
                                                                         ------------
                                                                            6,216,956
TOTAL CORPORATE BONDS
(Cost: $109,197,973)                                                     $116,206,539
                                                                         ------------
MUNICIPAL BONDS - 0.11%
WISCONSIN - 0.11%
Badger Tobacco Asset Securitization
   Corp., 6.125% due 06/01/2027                                530,000        518,054
                                                                         ------------
TOTAL MUNICIPAL BONDS
(Cost: $498,883)                                                         $    518,054
                                                                         ------------
COLLATERALIZED MORTGAGE OBLIGATIONS - 4.36%
Ameriquest Mortgage Securities, Inc.,
   Series 2003-5, Class A2, 2.43% due
   07/25/2033                                                  500,000        501,121
Banc of America Mortgage Securities,
   Inc., Series 2003 F, Class 2A1, FRN
   3.734% due 07/25/2033                                     1,675,137      1,692,459
Bear Stearns ARM Trust, Series 2003-2,
   FRN 3.703% due 01/25/2033                                   670,176        672,354
   Series 2003-3, Class 2A2, FRN 4.210%
   due 05/25/2033                                              460,866        460,481
Chase Commercial Mortgage Securities
   Corp., Series 2000-2, Class C, FRN
   7.928% due 07/15/2032                                     1,500,000      1,775,674
CS First Boston Mortgage Securities
   Corp., Series 2001-CF2, Class A2, FRN
   5.935% due 02/15/2034                                     3,175,000      3,371,842
   Series 2001-CF2, Class A3, FRN 6.24%
   due 02/15/2034                                            1,185,000      1,301,007
   Series 2003-AR12, Class 2A2, FRN
   4.377% due 04/25/2033                                       468,893        469,063
FHLMC Structured Pass Through
   Securities, T-41, Class 3A, 7.50% due
   07/25/2032                                                  780,042        854,146
First Investors Auto Owner Trust, Series
   2002-A, Class A, FRN 3.46% due
   12/15/2008                                                   35,591         36,014
First Union National Bank Commercial
   Mortgage Trust, Series 2002- C1,
   Class A1, 5.585% due 02/12/2034                             994,898      1,063,587
GE Capital Commercial Mortgage Corp.,
   Series 2001-1, Class A1, FRN 6.079%
   due 05/15/2033                                              176,505        190,542
GMAC Commercial Mortgage Security, Inc.,
   Series 1997-C1, Class A3, FRN 6.869%
   due 07/15/2029                                              375,000        414,747
Merrill Lynch Mortgage Investors, Inc.,
   Series 1995-C2, Class A1, FRN 6.926%
   due 06/15/2021                                              221,108        223,319
   Series 1997-C1, Class A3, 7.12% due
   06/18/2029                                                  312,252        339,867
Morgan Stanley Capital I, Inc., Class A,
   FRN 1.78% due 07/14/2016                                    445,896        445,896
Residential Asset Security Corp., Series
   1999-KS4, Class AI4, FRN 7.22% due
   06/25/2028                                                  618,757        650,021
Residential Funding Mortgage Securities
   II, Series 2001-HS2, Class A4, 6.43%
   due 04/25/2016                                              281,288        284,542
Salomon Brothers Commercial Mortgage
   Securities, Class A3, Series 2001-C1,
   6.428% due 12/18/2035                                     1,250,000      1,388,827
Structured Asset Securities Corp.,
   Series 1998-RF2, Class A, FRN 8.540%
   due 07/15/2027                                            1,142,816      1,261,958
Washington Mutual, Series 2003-AR1,
   Class A6, FRN 4.537% due 03/25/2033                         274,301        274,468
   Series 2003-AR6, Class A1, FRN 4.38%
   due 06/25/2033                                            3,384,955      3,412,502
                                                                         ------------
TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS
(Cost: $20,551,387)                                                      $ 21,084,437
                                                                         ------------
ASSET BACKED SECURITIES - 1.81%
ACLC Business Loan Receivables Trust,
   Series 2002-1A, Class A1, FRN 5.408%
   due 12/15/2022                                              307,225        310,543
California Infrastructure Development,
   Series 1997-1, Class A7, FRN 6.42%
   due 09/25/2008                                            1,097,575      1,167,405
Chase Funding Mortgage Loan, Series
   2003-1, Class 1A3, FRN 3.14% due
   07/25/2023                                                  450,000        454,138
Chase Funding Mortgage Loan, Series
   2003-2, Class 1A3, FRN 2.864% due
   12/25/2024                                                  470,000        471,245
Conseco Finance Securitizations, Series
   2000-F, Class AF4, 7.67% due
   09/15/2026                                                  498,853        500,371

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                            PRINCIPAL
                                                             AMOUNT         VALUE
                                                          ------------   ------------
ASSET BACKED SECURITIES - CONTINUED
Government Lease Trust, Series
   1999-GSA1, Class A2, 6.18% due
   05/18/2005                                             $  1,396,791   $  1,438,336
GRCT Consumer Loan Trust, Series
   2001-1A, Class 2BRV, FRN 6.251% due
   02/15/2020                                                  331,776        340,256
Mangrove Bay Pass Through Trust, FRN
   6.102% due 07/15/2033                                       100,000         97,140
Onyx Acceptance Auto Trust, Series
   2002-C, Class A4, 4.07% due 04/15/2009                      750,000        772,900
Peco Energy Transition Trust, Series
   1999-A, Class A7, FRN 6.13% due
   03/01/2009                                                1,440,000      1,590,309
Sears Credit Account Master Trust,
   Series 1998-2, Class A, 5.25% due
   10/16/2008                                                  833,333        847,137
Vanderbilt Acquisition Loan Trust, Class
   A3, Series 2002-1, 5.70% due
   09/07/2023                                                  750,000        773,255
                                                                         ------------
TOTAL ASSET BACKED SECURITIES
(Cost: $8,695,693)                                                       $  8,763,035
                                                                         ------------
SHORT TERM INVESTMENTS - 18.69%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                             $ 90,346,566   $ 90,346,566
                                                                         ------------
REPURCHASE AGREEMENTS - 10.61% ***
Repurchase Agreement with State Street
    Corp., dated 12/31/2003 at 0.40% to be
    repurchased at $51,288,140 on
    01/02/2004, collateralized by
    $31,255,000 U.S. Treasury Bonds, 9.25%
    due 02/15/2016 (valued at $45,905,781,
    including interest) and $5,005,000 U.S.
    Treasury Bonds, 7.50% due 11/15/2016
    (valued at $6,415,514, including
    interest)                                             $ 51,287,000   $ 51,287,000
                                                                         ------------
TOTAL INVESTMENTS
(DIVERSIFIED BOND TRUST)  (Cost: $473,045,267)                           $483,426,871
                                                                         ============

                                                             SHARES         VALUE
                                                          ------------   ------------
INVESTMENT QUALITY BOND TRUST
COMMON STOCK - 0.01%
CABLE AND TELEVISION - 0.01%
Classic Holdco LLC *                                             1,137   $     70,039
                                                                         ------------
CHEMICALS - 0.00%
Pioneer Companies, Inc. *                                          777          6,333
                                                                         ------------
TOTAL COMMON STOCK
(Cost: $282,300)                                                         $     76,372
                                                                         ------------
PREFERRED STOCK - 0.03%
MINING - 0.00%
Fairfield Manufacturing, Inc. *                                    317   $      3,963
                                                                         ------------
PUBLISHING - 0.03%
Primedia, Inc., Series H                                         1,525        139,156
                                                                         ------------
STEEL - 0.00%
Weirton Steel Corp., Series C *                                  2,700            999
                                                                         ------------
TOTAL PREFERRED STOCK
(Cost: $428,877)                                                         $    144,118
                                                                         ------------
WARRANTS - 0.00%
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.00%
KMC Telecom Holdings, Inc., (Expiration
   date 04/15/2008; strike price $ .01) *
                                                                   425              4
                                                                         ------------
TOTAL WARRANTS
(Cost: $0)                                                               $          4
                                                                         ------------

                                                           PRINCIPAL
                                                             AMOUNT         VALUE
                                                          ------------   ------------
U.S. TREASURY OBLIGATIONS - 9.06% U.S. TREASURY
BONDS - 8.05%
6.25% due 08/15/2023 (a)                                  $  1,760,000   $  2,006,057
7.50% due 11/15/2016 (a)                                     3,600,000      4,583,250
8.125% due 08/15/2019 - 08/15/2021 **** (a)                 21,470,000     29,195,347
8.75% due 05/15/2017 (a)                                     1,000,000      1,401,406
8.875% due 02/15/2019 (a)                                    4,900,000      7,005,471
                                                                         ------------
                                                                           44,191,531
U.S. TREASURY NOTES - 0.57%
5.875% due 11/15/2004                                        3,000,000      3,120,234
                                                                         ------------
U.S. TREASURY STRIPS - 0.44%
6.875% PO due 08/15/2025                                     8,000,000      2,433,784
                                                                         ------------
TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $49,123,726)                                                      $ 49,745,549
                                                                         ------------
U.S. GOVERNMENT AGENCY OBLIGATIONS - 15.54%
FEDERAL HOME LOAN BANK - 0.60%
5.80% due 09/02/2008                                         3,000,000      3,303,708
                                                                         ------------
FEDERAL HOME LOAN MORTGAGE CORPORATION - 2.07%
5.25% due 01/15/2006 (a)                                     6,000,000      6,382,302
6.30% due 03/15/2023                                           251,989        264,236
6.50% due 04/01/2029 - 08/01/2032                              881,799        923,873
6.625% due 09/15/2009 (a)                                    3,000,000      3,430,713
7.50% due 06/01/2010 - 05/01/2028                              320,437        344,237
                                                                         ------------
                                                                           11,345,361
FEDERAL NATIONAL MORTGAGE ASSOCIATION - 5.72%
FRN 4.685% due 05/01/2013                                    1,687,566      1,709,820
FRN 5.636% due 12/01/2011                                    1,733,992      1,864,245
5.77% due 03/01/2009                                         2,727,543      2,945,288
FRN 6.009% due 11/01/2011                                    2,934,054      3,215,910
FRN 6.048% due 03/01/2012                                    1,203,800      1,321,759
6.085% due 10/01/2011                                        1,259,259      1,378,753
6.18% due 07/01/2008                                           340,627        371,673
6.27% due 11/01/2007                                         1,549,962      1,688,424
6.28% due 04/01/2011                                         1,000,000      1,093,476
6.30% due 01/01/2008                                           292,742        319,689

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                            PRINCIPAL
                                                             AMOUNT         VALUE
                                                          ------------   ------------
FEDERAL NATIONAL MORTGAGE ASSOCIATION - CONTINUED
6.34% due 01/01/2008                                      $    263,646   $    288,071
6.43% due 01/01/2008                                           297,314        325,941
FRN 6.44% due 02/01/2011                                     3,600,909      3,967,733
6.447% due 01/01/2008                                        1,403,252      1,539,149
6.46% due 06/01/2009                                         1,426,330      1,575,554
6.50% due 09/01/2031                                             4,668          4,882
6.625% due 09/15/2009                                        5,000,000      5,717,395
6.63% due 11/15/2030                                         1,000,000      1,136,886
FRN 6.837% due 10/01/2007                                      176,921        191,508
7.00% due 06/01/2029                                            58,817         62,326
7.04% due 03/01/2007                                           629,309        692,340
                                                                         ------------
                                                                           31,410,822
GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 7.02%
6.00% due 08/15/2008 - 07/15/2033                           25,457,025     26,500,840
FRN 6.50% due 06/15/2028 - 10/15/2028                          633,031        668,386
6.50% due 07/15/2008 - 07/15/2032                            1,830,577      1,930,873
FRN 7.00% due 01/15/2028 - 11/15/2028                        2,766,893      2,953,631
7.00% due 04/15/2023 - 03/15/2029                            3,671,858      3,926,754
7.50% due 06/15/2022 - 10/15/2029                            2,265,123      2,439,424
8.00% due 07/15/2030 - 10/15/2030                               78,075         84,938
                                                                         ------------
                                                                           38,504,846
HOUSING & URBAN DEVELOPMENT - 0.13%
7.498% due 08/01/2011                                          600,000        698,531
                                                                         ------------
TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
(Cost: $ 84,247,793)                                                     $ 85,263,268
                                                                         ------------
FOREIGN GOVERNMENT OBLIGATIONS - 1.00%
GOVERNMENT OF CANADA - 0.39%
8.625% due 01/19/2005                                        2,000,000      2,140,742
                                                                         ------------
REPUBLIC OF CHILE - 0.30%
6.95% due 07/01/2012                                         1,499,352      1,627,652
                                                                         ------------
GOVERNMENT OF RUSSIA - 0.09%
5.00%, Step up to 7.50% on 3/31/2007 due
   03/31/2030                                                  500,000        479,375
                                                                         ------------
REPUBLIC OF SOUTH AFRICA - 0.10%
7.375% due 04/25/2012                                          510,000        572,475
                                                                         ------------
REPUBLIC OF TRINIDAD & TOBAGO - 0.12%
9.75% due 07/01/2020                                           500,000        657,500
                                                                         ------------
TOTAL FOREIGN GOVERNMENT OBLIGATIONS
(Cost: $  5,140,026)                                                     $  5,477,744
                                                                         ------------
CORPORATE BONDS - 50.86%
ADVERTISING - 0.06%
Advanstar Communications Inc., 10.75%
   due 08/15/2010                                               85,000         92,012
Lamar Media Corp.,
   7.25% due 01/01/2013                                         40,000         43,000
RH Donnelley Finance Corp., Series I,
   10.875% due 12/15/2012                                      180,000        213,525
                                                                         ------------
                                                                              348,537
AEROSPACE - 0.21%
Northrop Grumman Corp.,
   7.875% due 03/01/2026                                       115,000        138,985
Raytheon Company,
   4.85% due 01/15/2011                                        800,000        806,376
Sequa Corp.,
   Series B, 8.875% due 04/01/2008                              70,000         75,950
   9.00% due 08/01/2009                                        130,000        143,325
                                                                         ------------
                                                                            1,164,636
AGRICULTURE - 0.21%
Monsanto Company,
   7.375% due 08/15/2012                                     1,000,000      1,141,123
                                                                         ------------
AIR TRAVEL - 0.97%
American Airlines,
   3.857% due 07/09/2010                                       250,000        247,077
Argo-Tech Corp.,
   8.625% due 10/01/2007                                       195,000        190,125
Continental Airlines, Series 981A,
   6.648% due 03/15/2019                                       823,496        804,551
   Series 1997-4, Class 4A, 6.90% due
   01/02/2018                                                1,095,488      1,081,319
Delta Air Lines Inc.,
   Class G, 6.718% due 07/02/2024                            1,414,830      1,514,006
   7.90% due 12/15/2009 (a)                                    215,000        173,881
   Series 2000 1 Class B, 7.92% due
   05/18/2012                                                  330,000        298,791
Northwest Airlines, Inc.,
   Class G, FRN 8.072% due 04/01/2021                          772,846        849,384
   8.875% due 06/01/2006 *                                      35,000         31,762
   9.875% due 03/15/2007 (a)                                   125,000        113,750
                                                                         ------------
                                                                            5,304,646
ALUMINUM - 0.30%
Alcan Aluminum, Ltd.,
   6.125% due 12/15/2033                                       200,000        201,219
   6.45% due 03/15/2011                                        440,000        491,325
Alcoa, Inc.,
   6.75% due 01/15/2028 (a)                                    800,000        888,934
Century Aluminum Company,
   11.75% due 04/15/2008                                        75,000         83,625
                                                                         ------------
                                                                            1,665,103
APPAREL & TEXTILES - 0.03%
Interface, Inc.,
   10.375% due 02/01/2010                                      100,000        105,750
Oxford Industrial, Inc.,
   8.875% due 06/01/2011                                        55,000         60,156
                                                                         ------------
                                                                              165,906
AUTO PARTS - 0.45%
Accuride Corp.,
   9.25% due 02/01/2008 (a)                                    265,000        272,287
CSK Auto Inc.,
   12.00% due 06/15/2006                                       225,000        258,188
Dana Corp.,
   7.00% due 03/01/2029                                        300,000        298,125
   9.00% due 08/15/2011                                        255,000        307,275
   10.125% due 03/15/2010 (a)                                   20,000         23,300
Dura Operating Corp., Series B, 8.625%
   due 04/15/2012                                               75,000         79,875
   Series D, 9.00% due 05/01/2009 (a)                           60,000         60,000
LDM Technologies, Inc., Series B, 10.75%
   due 01/15/2007                                              215,000        217,150
Lear Corp., Series B,
   8.11% due 05/15/2009                                        145,000        170,556

     The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                        PRINCIPAL
                                                         AMOUNT             VALUE
                                                       ----------         -----------
AUTO PARTS - CONTINUED
Metaldyne Corp.,
   10.00% due 11/01/2013                               $   90,000         $    90,900
Tenneco Automotive, Inc.,
   10.25% due 07/15/2013                                   50,000              56,875
TRW Automotive, Inc.,
   11.00% due 02/15/2013                                   85,000             100,088
Visteon Corp.,
   7.95% due 08/01/2005                                   500,000             531,829
                                                                          -----------
                                                                            2,466,448

AUTO SERVICES - 0.07%
Delco Remy International, Inc.,
   8.625% due 12/15/2007                                   70,000              71,575
   10.625% due 08/01/2006                                  40,000              40,200
United Rentals North America, Inc.,
   7.75% due 11/15/2013                                   175,000             180,250
   Series B, 10.75% due 04/15/2008                         80,000              90,000
                                                                          -----------
                                                                              382,025

AUTOMOBILES - 0.59%
Chrysler Corp.,
   7.45% due 02/01/2097 (a)                             1,000,000           1,017,657
General Motors Corp.,
   8.25% due 07/15/2023                                 1,975,000           2,242,433
                                                                          -----------
                                                                            3,260,090

BANKING - 5.51%
Bank America Corp.,
   4.375% due 12/01/2010                                1,750,000           1,754,414
   7.40% due 01/15/2011                                 1,500,000           1,759,245
Bayerische Landesbank Girozentrale, 5.65%
   due 02/01/2009                                         200,000             217,194
Chase Manhattan Corp.,
   7.00% due 11/15/2009 (a)                             1,000,000           1,152,543
Chevy Chase Bank FSB,
   6.875% due 12/01/2013                                   65,000              66,625
Citicorp,
   6.375% due 11/15/2008                                  600,000             663,638
Credit National,
   7.00% due 11/14/2005                                 1,300,000           1,415,700
First Financial Caribbean Corp., 7.84%
   due 10/10/2006                                         810,000             886,293
First Massachusetts Bank NA,
   7.625% due 06/15/2011                                1,000,000           1,170,498
First Republic Bank of San Francisco,
   7.75% due 09/15/2012                                   825,000             894,094
First Union National Bank Chase, FRN
   6.645% due 06/15/2031                                3,000,000           3,350,205
First Union National Bank, Series bnkt,
   6.919% due 12/15/2036                                  500,000             551,298
   Series BNKT, 7.80% due 08/18/2010                    1,500,000           1,809,706
Frost National Bank,
   6.875% due 08/01/2011                                1,000,000           1,118,666
HBOS PLC MTN,
   6.00% due 11/01/2033                                   820,000             815,182
Huntington National Bank,
   4.90% due 01/15/2014                                   500,000             493,602
National Australia Bank Ltd.,
   8.60% due 05/19/2010                                   175,000             216,714
National City Corp.,
   6.875% due 05/15/2019                                1,000,000           1,154,331
NBD Bancorp,
   8.25% due 11/01/2024                                 2,000,000           2,518,944
People's Bank/ Bridgeport CT,
   9.875% due 11/15/2010                                1,000,000           1,207,581
Popular North America, Inc.,
   6.625% due 01/15/2004                                1,350,000           1,351,783
Regions Financial Corp.,
   7.00% due 03/01/2011                                    95,000             107,096
Republic New York Corp.,
   9.50% due 04/15/2014                                 1,000,000           1,306,273
Royal Bank Scotland Group PLC, 6.40% due
   04/01/2009                                           2,750,000           3,082,197
Wells Fargo Bank NA,
   7.55% due 06/21/2010                                 1,000,000           1,185,250
                                                                          -----------
                                                                           30,249,072

BIOTECHNOLOGY - 0.01%
Bio Rad Laboratories, Inc.,
   7.50% due 08/15/2013                                    35,000              38,500
                                                                          -----------

BROADCASTING - 1.91%
British Sky Broadcasting Group, PLC,
   6.875% due 02/23/2009                                2,000,000           2,244,984
Canwest Media, Inc.,
   10.625% due 05/15/2011                                 190,000             217,075
CBS, Inc.,
   7.125% due 11/01/2023                                  250,000             278,285
Chancellor Media Corp.,
   8.00% due 11/01/2008                                   400,000             463,000
Charter Communications Holdings,
   8.625% due 04/01/2009                                  225,000             196,313
   zero coupon, Step up to 9.92% on
   04/01/2004 due 04/01/2011                               55,000              47,025
   zero coupon, Step up to 13.50% on
   01/15/2006 due 01/15/2011                              795,000             592,275
Clear Channel Communications, Inc.,
   7.65% due 09/15/2010                                   675,000             790,115
Comcast Cable Communications,
   8.50% due 05/01/2027                                 1,400,000           1,793,679
Corus Entertainment, Inc.,
   8.75% due 03/01/2012                                   160,000             176,000
CSC Holdings, Inc.,
   Series B, 7.625% due 04/01/2011                        305,000             321,013
   9.875% due 02/15/2013 (a)                              100,000             104,500
Grupo Televisa S.A.,
   8.50% due 03/11/2032                                   300,000             315,000
LBI Media, Inc.,
   zero coupon, Step up to 11.00% on
   10/15/2008 due 10/15/2013                              155,000             100,363
Liberty Media Group,
   7.75% due 07/15/2009                                   700,000             802,598
Quebecor Media, Inc.,
   11.125% due 07/15/2011                                 380,000             439,850
   zero coupon, Step up to 13.75% on
   07/15/2006 due 07/15/2011                               85,000              74,906
Viacom, Inc.,
   7.75% due 06/01/2005                                 1,035,000           1,119,113
   7.875% due 07/30/2030 (a)                              165,000             205,248
Vivendi Universal, SA,
   9.25% due 04/15/2010                                   160,000             189,600
                                                                          -----------
                                                                           10,470,942

BUILDING MATERIALS & CONSTRUCTION - 0.49%
American Standard, Inc.,
   7.625% due 02/15/2010                                   70,000              79,450
Koppers Inc.,,
   9.875% due 10/15/2013                                  155,000             170,888
Lowe's Companies, Inc.,
   6.50% due 03/15/2029                                 1,100,000           1,190,136

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                        PRINCIPAL
                                                         AMOUNT              VALUE
                                                       ----------         -----------
BUILDING MATERIALS & CONSTRUCTION - CONTINUED
Lowe's Companies, Inc.,
   7.50% due 12/15/2005                                $  350,000         $   386,335
Masco Corp.,
   5.75% due 10/15/2008                                   700,000             753,864
Nortek Holdings, Inc.,
   zero coupon, Step up to 10.00% on
   11/15/2007 due 05/15/2011                              130,000              94,250
                                                                          -----------
                                                                            2,674,923

BUSINESS SERVICES - 0.52%
EOP Operating LP,
   6.50% due 01/15/2004                                   795,000             795,970
Federal Express Corp., Series 1998 1A,
   6.72% due 01/15/2022                                 1,310,243           1,462,100
Iron Mountain, Inc.,
   8.25% due 07/01/2011                                   250,000             262,500
Sensus Metering Systems, Inc., 8.625%
   due 12/15/2013                                          55,000              56,444
True Temper Sports, Inc.,
   10.875% due 12/01/2008                                 115,000             121,900
Xerox Corp.,
   9.75% due 01/15/2009                                   135,000             157,950
                                                                          -----------
                                                                            2,856,864

CABLE AND TELEVISION - 0.69%
AOL Time Warner, Inc.,
   7.625% due 04/15/2031                                  210,000             242,291
Cox Communications Inc.,
   5.50% due 10/01/2015                                   250,000             251,477
   7.125% due 10/01/2012                                  615,000             709,349
Cox Enterprises, Inc.,,
   4.375% due 05/01/2008                                  475,000             482,544
EchoStar DBS Corp.,
   6.375% due 10/01/2011                                  200,000             205,000
Lin Television Corp.,
   6.50% due 05/15/2013 (a)                               160,000             160,200
Lodgenet Entertainment Corp.,
   9.50% due 06/15/2013                                    80,000              87,600
Mediacom Broadband LLC,
   11.00% due 07/15/2013 (a)                              150,000             168,375
Mediacom LLC/Mediacom Capital Corp.,
   9.50% due 01/15/2013 (a)                               260,000             275,600
Rogers Cable, Inc.,
   6.25% due 06/15/2013                                    55,000              55,412
Shaw Communications, Inc.,
   7.25% due 04/06/2011                                    10,000              10,813
   8.25% due 04/11/2010                                    85,000              96,262
TCI Communications Inc.,
   8.75% due 08/01/2015                                   800,000           1,012,419
Videotron Ltee,
   6.875% due 01/15/2014                                   15,000              15,488
                                                                          -----------
                                                                            3,772,830

CELLULAR COMMUNICATIONS - 1.15%
American Tower Corp.,
   9.375% due 02/01/2009 (a)                              130,000             138,450
AT&T Wireless Services, Inc.,
   7.875% due 03/01/2011                                  700,000             810,002
   8.125% due 05/01/2012                                  420,000             493,899
   8.75% due 03/01/2031                                   500,000             616,915
Cingular Wireless LLC,
   7.125% due 12/15/2031                                1,000,000           1,078,639
Crown Castle International Corp.,
   7.50% due 12/01/2013                                   185,000             185,925
Nextel Communications, Inc.,
   9.50% due 02/01/2011                                   550,000             621,500
Nextel Partners, Inc.,
   8.125% due 07/01/2011                                  175,000             186,375
Rogers Cantel, Inc.,
   9.75% due 06/01/2016                                    50,000              60,250
Rogers Wireless Inc.,
   9.625% due 05/01/2011                                  515,000             615,425
SBA Communications Corp.,
   zero coupon, Step up to 9.75% on
   12/15/2007 due 12/15/2011                              135,000              95,175
Triton PCS, Inc.,
   8.75% due 11/15/2011 (a)                               330,000             325,050
Vodafone Group PLC,
   7.75% due 02/15/2010                                   825,000             977,786
Western Wireless Corp.,
   9.25% due 07/15/2013                                    90,000              94,950
                                                                          -----------
                                                                            6,300,341

CHEMICALS - 0.61%
Acetex Corp.,
   10.875% due 08/01/2009                                  75,000              83,250
Airgas, Inc.,
   9.125% due 10/01/2011                                   30,000              33,675
Arco Chemical Company,
   9.80% due 02/01/2020                                   120,000             120,600
Dow Chemical Company,
   5.75% due 12/15/2008                                   400,000             428,872
   6.00% due 10/01/2012                                   400,000             421,054
ICI Wilmington, Inc.,
   6.95% due 09/15/2004 (a)                               720,000             742,454
IMC Global, Inc., Series B,
   10.875% due 06/01/2008                                 275,000             302,500
   11.25% due 06/01/2011                                   30,000              33,000
Kraton Polymers LLC,
   8.125% due 01/15/2014                                   25,000              26,000
Lyondell Chemical Company, Series A,
   9.625% due 05/01/2007                                   70,000              74,200
   Series B, 9.875% due 05/01/2007                        370,000             390,350
Methanex Corp.,
   8.75% due 08/15/2012                                    70,000              78,050
Millennium America, Inc.,
   9.25% due 06/15/2008                                    85,000              92,650
Nalco Company,
   7.75% due 11/15/2011                                    50,000              53,500
   8.875% due 11/15/2013                                   90,000              95,400
Noveon, Inc., Series B,
   11.00% due 02/28/2011                                   20,000              23,200
Omnova Solutions, Inc.,
   11.25% due 06/01/2010                                   80,000              88,800
Pioneer Companies, Inc.,
   FRN 4.640% due 12/31/2006                                3,810               3,448
Texas Petrochemicals Corp., Series B,
   11.125% due 07/01/2006                                 250,000              75,000
Union Carbide Chemicals & Plastics,
   7.875% due 04/01/2023                                   20,000              18,000
Union Carbide Corp.,
   6.79% due 06/01/2025 (a)                                75,000              73,875
United Industries Corp.,
   9.875% due 04/01/2009                                   75,000              78,562
                                                                          -----------
                                                                            3,336,440

COAL - 0.05%
Massey Energy Company,
   6.625% due 11/15/2010                                   55,000              56,650
   6.95% due 03/01/2007                                   205,000             210,125
                                                                          -----------
                                                                              266,775

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                        PRINCIPAL
                                                         AMOUNT              VALUE
                                                       ----------         -----------
COMPUTERS & BUSINESS EQUIPMENT - 0.21%
Computer Sciences Corp.,
   7.375% due 06/15/2011                               $  145,000         $   170,523
Hewlett Packard Company,
   6.50% due 07/01/2012 (a)                               700,000             777,508
Xerox Capital Europe PLC,
   5.875% due 05/15/2004                                  200,000             202,000
                                                                          -----------
                                                                            1,150,031

CONSTRUCTION & MINING EQUIPMENT - 0.03%
Webb Delaware Corp.,
   10.25% due 02/15/2010                                  150,000             159,563
                                                                          -----------

CONTAINERS & GLASS - 0.22%
Anchor Glass Container Corp.,
   11.00% due 02/15/2013                                  115,000             133,400
Crown European Holdings SA,
   10.875% due 03/01/2013                                 155,000             182,319
Four M Corp.,
   12.00% due 06/01/2006                                   15,000              14,925
Graphic Packaging International, Inc.,
   8.50% due 08/15/2011                                    30,000              32,850
Owens Brockway Glass Container, 8.25%
   due 05/15/2013                                         310,000             332,862
Owens-Illinois, Inc., Series 2008, 7.35%
   due 05/15/2008 (a)                                      40,000              41,050
Stone Container Corp.,
   8.375% due 07/01/2012                                   80,000              86,800
   9.25% due 02/01/2008                                   185,000             204,425
   9.75% due 02/01/2011                                   120,000             132,600
Tekni-Plex, Inc.,
   8.75% due 11/15/2013                                    50,000              52,125
                                                                          -----------
                                                                            1,213,356

COSMETICS & TOILETRIES - 0.08%
Johnsondiversey Holdings Inc., zero
   coupon, Step up to 10.67% on
   05/15/2007 due 05/15/2013                              145,000             110,925
Johnsondiversey, Inc.,
   9.625% due 05/15/2012                                   35,000              39,025
Playtex Products, Inc.,
   9.375% due 06/01/2011 (a)                              200,000             202,000
Revlon Consumer Products Corp., 12.00%
   due 12/01/2005 (a)                                     100,000             100,000
                                                                          -----------
                                                                              451,950

CRUDE PETROLEUM & NATURAL GAS - 0.29%
Burlington Resources Finance Company,
   7.40% due 12/01/2031                                   625,000             739,882
KN Energy, Inc.,
   6.65% due 03/01/2005                                   795,000             839,623
                                                                          -----------
                                                                            1,579,505

DOMESTIC OIL - 0.73%
Chesapeake Energy Corp.,
   6.875% due 01/15/2016                                   90,000              92,700
Devon Financing Corp., ULC,
   6.875% due 09/30/2011                                1,150,000           1,304,014
Motiva Enterprises LLC,
   5.20% due 09/15/2012                                 1,100,000           1,119,831
Parker Drilling Company,
   9.625% due 10/01/2013                                   90,000              93,600
Pioneer Natural Resources Company,
   9.625% due 04/01/2010                                  190,000             236,440
Premcor Refining Group, Inc.,
   7.75% due 02/01/2012                                   270,000             278,100
Pride International, Inc.,
   10.00% due 06/01/2009                                  255,000             273,487
Valero Energy Corp.,
   8.75% due 06/15/2030                                   465,000             580,287
                                                                          -----------
                                                                            3,978,459

DRUGS & HEALTH CARE - 1.17%
Alaris Medical, Inc.,
   7.25% due 07/01/2011                                    95,000              98,325
Allegiance Corp.,
   7.00% due 10/15/2026                                 4,000,000           4,514,268
Beckman Instruments, Inc.,
   7.45% due 03/04/2008                                 1,065,000           1,205,351
Biovail Corp,
   7.875% due 04/01/2010                                   85,000              86,700
Neighborcare, Inc.,
   6.875% due 11/15/2013                                   90,000              91,125
Omnicare, Inc.,
   6.125% due 06/01/2013                                   35,000              35,088
   Series B, 8.125% due 03/15/2011                         35,000              38,237
Rite Aid Corp.,
   8.125% due 05/01/2010                                  335,000             360,125
                                                                          -----------
                                                                            6,429,219

ELECTRICAL EQUIPMENT - 0.22%
Energy Corp. of America, Inc. Series A,
   9.50% due 05/15/2007                                   535,000             428,000
General Cable Corp.,
   9.50% due 11/15/2010                                    15,000              16,050
Nisource Finance Corp.,
   3.20% due 11/01/2006                                   600,000             603,180
Wesco Distribution, Inc.,
   9.125% due 06/01/2008                                  145,000             150,075
                                                                          -----------
                                                                            1,197,305

ELECTRIC UTILITIES - 3.73%
AES Corp.,
   9.00% due 05/15/2015                                    55,000              62,150
AES Corp.,
   8.875% due 02/15/2011 (a)                              175,000             190,750
Alabama Power Company,
   5.875% due 12/01/2022                                  470,000             479,145
American Electric Power Inc., Series A,
   6.125% due 05/15/2006                                2,000,000           2,155,174
Arizona Public Service Company, 6.375%
   due 10/15/2011                                       1,000,000           1,106,481
Avista Corp.,
   9.75% due 06/01/2008                                   320,000             380,800
Calpine Corp.,
   8.50% due 07/15/2010                                   190,000             185,250
   8.50% due 02/15/2011 (a)                               250,000             197,813
Carolina Power &  Light Company (a),
   6.50% due 07/15/2012                                 1,450,000           1,604,816
Cinergy Corp.,
   6.125% due 04/15/2004                                2,000,000           2,023,904
CMS Energy Corp.,
   8.50% due 04/15/2011                                    80,000              86,400
   8.90% due 07/15/2008 (a)                               260,000             282,100
Commonwealth Edison Company,
   6.15% due 03/15/2012                                   315,000             343,674
Duke Energy Corp.,
   5.375% due 01/01/2009                                1,000,000           1,054,428
Exelon Generation Company LLC, 5.35% due
   01/15/2014                                             650,000             647,349
Florida Power & Light Company, 5.85% due
   02/01/2033                                             230,000             232,213
L-3 Communications Corp., Series B,
   8.00% due 08/01/2008                                   160,000             166,600

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                        PRINCIPAL
                                                         AMOUNT              VALUE
                                                       ----------         -----------
ELECTRIC UTILITIES - CONTINUED
Nevada Power Company,
   9.00% due 08/15/2013                                $   80,000         $    88,500
   10.875% due 10/15/2009                                  80,000              92,900
New York State Electric & Gas Corp.,
   5.75% due 05/01/2023                                   550,000             523,286
NSTAR,
   8.00% due 02/15/2010                                 2,000,000           2,408,206
Ohio Edison Company,
   4.00% due 05/01/2008                                   550,000             537,879
Old Dominion Electric Coop.,
   6.25% due 06/01/2011                                 1,045,000           1,150,994
Oncor Electric Delivery Company, 6.375%
   due 05/01/2012                                         615,000             675,877
Pacificorp Secured, MTN,
   6.375% due 05/15/2008                                1,000,000           1,100,001
PSEG Power LLC,
   8.625% due 04/15/2031                                  590,000             759,888
United Energy Distribution Property
   Ltd., 5.45% due 04/15/2016                             450,000             460,362
Western Resources, Inc.,
   7.125% due 08/01/2009                                  280,000             293,325
   9.75% due 05/01/2007                                   150,000             170,438
Wisconsin Electric Power Company, 6.50%
   due 06/01/2028                                         700,000             761,163
Wisconsin Energy Corp.,
   6.20% due 04/01/2033                                   250,000             248,900
                                                                          -----------
                                                                           20,470,766

ELECTRONICS - 0.11%
Imax Corp.,
   9.625% due 12/01/2010                                   60,000              63,075
Sanmina-SCI Corp.,
   10.375% due 01/15/2010                                 310,000             362,700
Solectron Corp.,
   9.625% due 02/15/2009 (a)                              155,000             172,825
Thomas & Betts Corp.,
   7.25% due 06/01/2013                                    25,000              25,750
                                                                          -----------
                                                                              624,350

ENERGY - 0.40%
Alliant Energy Resources, Inc., 9.75%
   due 01/15/2013                                         450,000             580,145
Midamerican Funding LLC,
   6.75% due 03/01/2011                                 1,000,000           1,122,885
Norsk Hydro ASA,
   7.15% due 11/15/2025                                   300,000             345,210
NRG Energy, Inc.,
   8.00% due 12/15/2013                                   130,000             136,663
                                                                          -----------
                                                                            2,184,903

FINANCIAL SERVICES - 11.09%
American Financial Group, Inc., 7.125%
   due 04/15/2009                                         340,000             365,439
Amerus Capital I,
   8.85% due 02/01/2027                                   750,000             793,445
Arch Western Finance LLC,
   6.75% due 07/01/2013                                   130,000             133,575
Asat Finance LLC,
   12.50% due 11/01/2006                                   85,000              90,206
Associates Corp. of North America, 8.55%
   due 07/15/2009                                         600,000             729,608
BanPonce Financial Corp.,
   6.80% due 12/21/2005                                   260,000             283,150
Bear Stearns Commercial Mortgage Secs, Inc.,
   FRN 4.680% due 08/13/2039                            3,000,000           2,971,165
Beneficial Corp.,
   8.40% due 05/15/2008                                   350,000             405,320
Capital One Multi Asset Execut, 3.65%
   due 07/15/2011                                       3,075,000           3,069,624
CIT Group, Inc.,
   6.50% due 02/07/2006                                 1,000,000           1,082,990
   7.625% due 08/16/2005                                  250,000             271,571
Commercial Credit Group, Inc., 7.375%
   due 04/15/2005                                       1,000,000           1,071,553
Credit Suisse First Boston USA, Inc.,
   6.125% due 11/15/2011                                1,300,000           1,415,352
Dime Capital Trust, Class A,
   9.33% due 05/06/2027                                 1,350,000           1,649,079
Equitable Companies, Inc.,
   7.00% due 04/01/2028                                 1,000,000           1,118,141
Erac USA Finance Company,
   8.00% due 01/15/2011                                 2,100,000           2,497,664
Ford Motor Credit Company,
   7.375% due 10/28/2009                                3,700,000           4,063,196
   7.875% due 06/15/2010                                2,050,000           2,290,598
General Electric Capital Assurance
   Company, Series 2003-1 Class A5, 5.742%
   due 05/12/2035                                         660,000             667,691
General Electric Capital Corp., 6.125%
   due 02/22/2011                                         500,000             550,058
   MTN, 6.75% due 03/15/2032                            2,475,000           2,740,124
General Motors Acceptance Corp.,
   6.875% due 09/15/2011                                1,000,000           1,077,127
   7.25% due 03/02/2011                                 1,000,000           1,097,108
Goldman Sachs Group, Inc.,
   6.125% due 02/15/2033                                  955,000             961,727
   6.875% due 01/15/2011                                  800,000             908,486
H.F. Ahmanson & Company,
   7.875% due 09/01/2004                                  525,000             544,630
Hartford Financial Services Group, Inc.,
   7.90% due 06/15/2010                                   200,000             236,744
Household Finance Corp.,
   6.375% due 10/15/2011 - 11/27/2012                   1,715,000           1,885,165
   7.00% due 05/15/2012                                   985,000           1,123,262
International Lease Finance Corp., 5.75%
   due 10/15/2006                                         700,000             753,124
John Deere Capital Corp.,
   7.00% due 03/15/2012                                   400,000             460,796
Lehman Brothers Holdings, Inc., 4.375%
   due 11/30/2010                                         500,000             491,255
Manufacturers & Traders Trust Company,
   8.00% due 10/01/2010                                 1,250,000           1,502,630
Marsh & McLennan Companies, Inc.,
   5.875% due 08/01/2033                                  500,000             487,485
   7.125% due 06/15/2009                                1,145,000           1,319,543
MDP Acquisitions PLC,
   9.625% due 10/01/2012                                   60,000              67,200
Morgan Stanley Capital I, Inc., FRN
   6.21% due 11/15/2031                                 3,000,000           3,309,074
Morgan Stanley Dean Witter,
   6.60% due 04/01/2012                                 1,000,000           1,116,839
Morgan Stanley Dean Witter,
   6.75% due 04/15/2011                                   790,000             893,822
Nationwide Financial Services, Inc.,
   6.25% due 11/15/2011                                   710,000             758,741
Pemex Finance, Ltd.,
   8.875% due 11/15/2010                                  650,000             779,857

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                       PRINCIPAL
                                         AMOUNT       VALUE
                                         ------       -----
FINANCIAL SERVICES - CONTINUED
Pemex Project Funding Master Trust,
  8.625% due 02/01/2022               $1,000,000   $ 1,107,500
  9.125% due 10/13/2010                1,000,000     1,187,500
Private Export Funding Corp.,
  Series WW, 6.62% due
  10/01/2005                           2,000,000     2,163,330
Qwest Capital Funding, Inc.,
  7.25% due 02/15/2011 (a)                50,000        49,250
Sun Canada Financial Company,
  7.25% due 12/15/2015                 1,700,000     1,916,942
Sunamerica, Inc.,
  8.125% due 04/28/2023                1,000,000     1,258,369
TIAA Global Markets,
  4.125% due 11/15/2007                  740,000       761,743
Ucar Finance, Inc.,
  10.25% due 02/15/2012                   80,000        92,000
UFJ Finance Aruba AEC,
  6.75% due 07/15/2013                   500,000       533,250
United States Bancorp Oregon,
  7.50% due 06/01/2026                 2,774,000     3,270,557
United States West Capital
  Funding, Inc., 6.25% due
  07/15/2005                             440,000       444,400
Western Financial Bank,
  9.625% due 05/15/2012                   35,000        39,025
                                                   -----------
                                                    60,858,030

FOOD & BEVERAGES - 0.95%
Companhia Brasileira De,
  8.75% due 09/15/2013                 1,050,000     1,113,000
Delhaize America, Inc.,
  8.125% due 04/15/2011                   70,000        80,500
Great Atlantic & Pacific Tea
  Company, Inc., 9.125% due
  12/15/2011 (a)                         285,000       260,775
Kraft Foods, Inc.,
  5.625% due 11/01/2011                  450,000       474,141
  6.50% due 11/01/2031                 1,230,000     1,285,195
Pepsi Bottling Group, Inc.,
  Series B, 7.00% due
  03/01/2029                             500,000       573,014
Tyson Foods, Inc.,
  8.25% due 10/01/2011                 1,200,000     1,391,477
United Agri Products, Inc.,
  8.25% due 12/15/2011                    35,000        35,963
                                                   -----------
                                                     5,214,065

FOREST PRODUCTS - 0.05%
Tembec Industries, Inc.,
  8.625% due 06/30/2009                  240,000       247,200
                                                   -----------

FUNERAL SERVICES - 0.00%
Service Corp. International,
  7.70% due 04/15/2009                    10,000        10,675
                                                   -----------

GAS & PIPELINE UTILITIES - 1.16%
Duke Energy Field Services,
  5.75% due 11/15/2006                   250,000       267,588
Dynegy Holdings Inc.,
  10.125% due 07/15/2013                 240,000       276,000
El Paso Corp.,
  7.00% due 05/15/2011 (a)               885,000       816,413
Kinder Morgan Energy
  Partners, 7.125% due
  03/15/2012                             800,000       916,514
Northern Border Partners, LP,
  7.10% due 03/15/2011                 1,000,000     1,111,425
Praxair, Inc.,
  6.50% due 03/01/2008                   605,000       672,245
Schlumberger Technology
  Corp., 6.50% due 04/15/2012          1,500,000     1,671,238
Semco Energy, Inc.,
  7.125% due 05/15/2008                   15,000        15,619
  7.75% due 05/15/2013                    20,000        21,025
Suburban Propane Partners LP,
  6.875% due 12/15/2013                   10,000        10,100
Williams Companies, Inc.,
  7.125% due 09/01/2011                  530,000       560,475
  8.625% due 06/01/2010                   30,000        33,675
                                                   -----------
                                                     6,372,317

HEALTHCARE PRODUCTS - 0.17%
Bristol-Myers Squibb Company,
  5.75% due 10/01/2011                   800,000       864,498
Icon Health & Fitness,
  11.25% due 04/01/2012                   45,000        49,050
Kinetic Concepts, Inc.,
  7.375% due 05/15/2013                   35,000        36,050
                                                   -----------
                                                       949,598

HEALTHCARE SERVICES - 0.28%
Extendicare Health Services,
  Inc., 9.35% due 12/15/2007              60,000        61,800
  9.50% due 07/01/2010                    25,000        27,750
Genesis Healthcare Corp.,
  8.00% due 10/15/2013                    85,000        88,613
Health Net, Inc.,
  8.375% due 04/15/2011                  775,000       931,218
Healthsouth Corp.,
  7.375% due 10/01/2006 (a)+++           215,000       204,787
Radiologix, Inc.,
  10.50% due 12/15/2008                  205,000       205,000
                                                   -----------
                                                     1,519,168

HOMEBUILDERS - 0.67%
Beazer Homes USA, Inc.,
  8.625% due 05/15/2011                  240,000       264,000
Centex Corp.,
  7.875% due 02/01/2011                1,000,000     1,175,764
Champion Enterprises Inc.,
  7.625% due 05/15/2009                   65,000        59,231
D. R. Horton, Inc.,
  9.75% due 09/15/2010                   265,000       315,350
KB Home,
  9.50% due 02/15/2011                   195,000       217,425
Lennar Corp.,
  5.95% due 03/01/2013                   265,000       277,285
Pulte Homes, Inc.,
  8.125% due 03/01/2011                  930,000     1,104,278
Standard Pacific Corp.,
  8.00% due 02/15/2008                    50,000        51,125
  8.50% due 04/01/2009                    45,000        46,800
  9.50% due 09/15/2010                   145,000       161,675
                                                   -----------
                                                     3,672,933

HOTELS & RESTAURANTS - 0.37%
Aztar Corp.,
  9.00% due 08/15/2011                    80,000        87,800
Host Marriott LP,
  9.25% due 10/01/2007                    35,000        39,113
  REIT, 9.50% due 01/15/2007             295,000       328,187
Mandalay Resort Group,
  9.375% due 02/15/2010                  175,000       203,875
  10.25% due 08/01/2007                  135,000       155,925
MGM Mirage, Inc.,
  8.375% due 02/01/2011 (a)              385,000       436,012
  8.50% due 09/15/2010                    50,000        57,375

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                       PRINCIPAL
                                        AMOUNT        VALUE
                                        ------        -----
HOTELS & RESTAURANTS - CONTINUED
Park Place Entertainment
  Corp., 8.125% due 05/15/2011        $  285,000   $   319,556
Riviera Holdings Corp.,
  11.00% due 06/15/2010                  185,000       191,938
Station Casinos, Inc.,
  8.875% due 12/01/2008                  200,000       207,000
                                                   -----------
                                                     2,026,781

HOUSEHOLD PRODUCTS - 0.25%
Procter & Gamble, Series A,
  9.36% due 01/01/2021                 1,000,000     1,341,330
Resolution Performance
  Products, Inc. (a), 9.50%
  due 04/15/2010                          35,000        35,525
                                                   -----------
                                                     1,376,855

INDUSTRIAL MACHINERY - 0.07%
Case New Holland, Inc.,
  9.25% due 08/01/2011                   235,000       263,200
Cummins, Inc.,
  9.50% due 12/01/2010                    35,000        40,250
Numatics, Inc.,
  9.625% due 04/01/2008                   85,000        68,106
                                                   -----------
                                                       371,556

INDUSTRIALS - 0.25%
Archer Daniels Midland
  Company, 6.75% due 12/15/2027        1,000,000     1,106,837
Champion Home Builders
  Company, 11.25% due 04/15/2007          25,000        27,031
Meritage Corp.,
  9.75% due 06/01/2011                    10,000        11,175
Peabody Energy Corp.,
  6.875% due 03/15/2013                   65,000        68,575
Tesoro Petroleum Corp.,
  8.00% due 04/15/2008                    80,000        85,000
The Manitowoc Company, Inc.,
  10.50% due 08/01/2012                   80,000        91,100
Williams Companies, Inc.,
  1.00% due 03/15/2012                     5,000         5,550
                                                   -----------
                                                     1,395,268

INSURANCE - 4.82%
AAG Holding Company, Inc.,
  6.875% due 06/01/2008                1,710,000     1,742,835
ACE Capital Trust II,
  9.70% due 04/01/2030                   400,000       521,620
Amerus Group Company,
  6.95% due 06/15/2005                   715,000       751,002
Anthem Insurance Companies,
  Inc., 9.125% due 04/01/2010            700,000       879,995
Equitable Life Assurance
  Society, 7.70% due
  12/01/2015                             680,000       808,497
Fidelity National Financial,
  Inc., 7.30% due 08/15/2011           1,000,000     1,135,924
Florida Windstorm
  Underwriting Association,
  Series 1999, 7.125% due 02/25/2019   3,720,000     4,352,080
Jackson National Life Insurance
  Company, 8.15% due 03/15/2027        1,500,000     1,757,542
Liberty Mutual Insurance
  Company, 7.697% due 10/15/2097       1,870,000     1,681,171
Mony Group, Inc.,
  7.45% due 12/15/2005                   650,000       710,776
Nationwide Mutual Insurance
  Company, 8.25% due 12/01/2031        1,000,000     1,201,721
New York Life Insurance
  Company, 5.875% due 05/15/2033         265,000       263,378
Ohio National Life Insurance
  Company, 8.50% due 05/15/2026        1,150,000     1,331,509
Principal Life Global Funding
  I, 6.125% due 10/15/2033               805,000       805,687
Provident Companies, Inc.,
  7.00% due 07/15/2018                   500,000       502,567
  7.25% due 03/15/2028                   500,000       499,245
Prudential Commercial
  Mortgage Trust,  FRN 4.493%
  due 02/11/2036                       3,000,000     2,943,475
Prudential Financial,
  7.65% due 07/01/2007                   650,000       727,044
Reinsurance Group of America,
  Inc., 6.75% due 12/15/2011           1,000,000     1,096,276
Safeco Corp.,
  7.25% due 09/01/2012 (a)               270,000       310,179
The St. Paul Companies, Inc.,
  5.75% due 03/15/2007                   575,000       621,189
XL Capital Finance PLC,
  6.50% due 01/15/2012                   765,000       837,326
Zurich Reinsurance Centre
  Holdings, Inc., 7.125%
  due 10/15/2023                       1,000,000       968,289
                                                   -----------
                                                    26,449,327

INTERNATIONAL OIL - 0.20%
Canadian Natural Resources
  Ltd., 6.45% due 06/30/2033             275,000       290,748
El Paso Production Holding
  Company,, 7.75% due 06/01/2013          95,000        93,575
Halliburton Company,
  5.50% due 10/15/2010                   685,000       716,385
                                                   -----------
                                                     1,100,708

INTERNET RETAIL - 0.20%
InterActiveCorp,
  7.00% due 01/15/2013                 1,000,000     1,102,578
                                                   -----------

INVESTMENT COMPANIES - 0.51%
Canadian Oil Sands,
  7.90% due 09/01/2021                 1,000,000     1,119,449
John Hancock Global Funding,
  7.90% due 07/02/2010                 1,400,000     1,668,262
                                                   -----------
                                                     2,787,711

LEISURE TIME - 0.54%
AOL Time Warner, Inc.,
  7.70% due 05/01/2032                 1,500,000     1,750,659
Equinox Holdings, Inc.,
  9.00% due 12/15/2009                    15,000        15,488
International Game
  Technology, 8.375% due 05/15/2009      780,000       933,705
River Rock Entertainment
  Authority, 9.75% due 11/01/2011         50,000        53,687
Six Flags, Inc.,
  9.75% due 04/15/2013                   210,000       221,025
                                                   -----------
                                                     2,974,564

MANUFACTURING - 0.11%
Tyco International Group SA,
  6.125% due 01/15/2009                   40,000        42,800
  6.375% due 10/15/2011                  305,000       325,969
  6.75% due 02/15/2011                   230,000       251,275
                                                   -----------
                                                       620,044

MEDICAL-HOSPITALS - 0.09%
Beverly Enterprises, Inc.,
  9.625% due 04/15/2009 (a)              270,000       297,675

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                       PRINCIPAL
                                        AMOUNT        VALUE
                                        ------        -----
MEDICAL-HOSPITALS - CONTINUED
NDCHealth Corp.,
  10.50% due 12/01/2012               $  175,000   $   196,875
                                                   -----------
                                                       494,550

METAL & METAL PRODUCTS - 0.06%
Fasten Tech, Inc.,
  11.50% due 05/01/2011                   85,000        91,906
Inco, Ltd.,
  5.70% due 10/15/2015                   250,000       252,529
                                                   -----------
                                                       344,435

MINING - 0.12%
Corporacion Nacional Del Cobre de
  Chile - CODELCO, 6.375% due
  11/30/2012                             615,000       665,333
                                                   -----------

NEWSPAPERS - 0.19%
News America Holdings, Inc.,
  9.25% due 02/01/2013                   810,000     1,044,902
                                                   -----------

OFFICE FURNISHINGS & SUPPLIES - 0.01%
Xerox Corp.,
  7.625% due 06/15/2013                   45,000        48,600
                                                   -----------

PAPER - 1.16%
Abitibi Consolidated, Inc.,
  7.875% due 08/01/2009                  700,000       756,993
  8.55% due 08/01/2010                   320,000       356,352
Blue Ridge Paper Product,
  Inc., 9.50% due 12/15/2008              35,000        35,000
Boise Cascade Corp.,
  6.50% due 11/01/2010                    85,000        88,669
Boise Cascade Office Products
  Company, 7.05% due 05/15/2005        1,935,000     2,015,720
Caraustar Industries, Inc.,
  9.875% due 04/01/2011 (a)              125,000       135,000
Georgia Pacific Corp.,
  8.875% due 02/01/2010                  605,000       689,700
Longview Fibre Company,
  10.00% due 01/15/2009                   55,000        60,362
Norske Skog Canada,
  8.625% due 06/15/2011                  100,000       105,000
Pacifica Papers, Inc.,
  10.00% due 03/15/2009                  225,000       238,500
Temple-Inland, Inc.,
  7.875% due 05/01/2012                  800,000       927,709
Westvaco Corp.,
  7.95% due 02/15/2031                   550,000       633,829
Willamette Industries, Inc.,
  7.00% due 02/01/2018                   300,000       322,776
                                                   -----------
                                                     6,365,610

PETROLEUM SERVICES - 0.31%
Baker Hughes, Inc.,
  6.875% due 01/15/2029 (a)              200,000       226,473
Giant Industries, Inc.,
  11.00% due 05/15/2012                  120,000       129,600
Murphy Oil Corp.,
  7.05% due 05/01/2029                   450,000       499,727
Tesoro Petroleum Corp.,
  Series B, 9.00% due
  07/01/2008                              95,000        98,562
Tom Brown, Inc.,
  7.25% due 09/15/2013                    85,000        89,888
Transocean Sedco Forex,
  6.625% due 04/15/2011                  600,000       669,741
                                                   -----------
                                                     1,713,991

PHARMACEUTICALS - 0.33%
AmerisourceBergen Corp.,
  8.125% due 09/01/2008                   20,000        22,550
Schering Plough Corp.,
  6.50% due 12/01/2033                 1,070,000     1,113,052
Schering Plough Corp.,
  5.30% due 12/01/2013 (a)               630,000       640,993
Valeant Pharmaceuticals,
  7.00% due 12/15/2011                    20,000        20,600
                                                   -----------
                                                     1,797,195

PLASTICS - 0.04%
AEP Industry, Inc.,
  9.875% due 11/15/2007 (a)              130,000       130,650
Resolution Performance Products,
  Inc. (a), 13.50% due 11/15/2010         90,000        78,300
                                                   -----------
                                                       208,950

PUBLISHING - 0.52%
American Media Operations,
  Inc., 8.875% due 01/15/2011              5,000         5,425
Dex Media West LLC,
  9.875% due 08/15/2013                  245,000       284,813
E.W. Scripps Company,
  6.625% due 10/15/2007                  500,000       560,914
Liberty Group Operating,
  Inc., 9.375% due 02/01/2008             60,000        60,600
Medianews Group, Inc.,
  6.875% due 10/01/2013                   90,000        91,350
Primedia, Inc.,
  8.875% due 05/15/2011                   40,000        42,200
Scholastic Corp.,
  5.00% due 04/15/2013                   265,000       261,693
  5.75% due 01/15/2007                   355,000       380,369
Time Warner, Inc.,
  7.25% due 10/15/2017                 1,025,000     1,166,323
                                                   -----------
                                                     2,853,687

RAILROADS & EQUIPMENT - 0.18%
Canadian National Railway Company,
  FRN 7.375% due 10/15/2031              500,000       589,889
Kansas City Southern Railway,
  9.50% due 10/01/2008                   370,000       410,700
                                                   -----------
                                                     1,000,589

REAL ESTATE - 1.21%
AMB Property LP,
  7.50% due 06/30/2018                   420,000       482,167
CBRE Escrow, Inc.,
  9.75% due 05/15/2010                    35,000        38,850
Duke Realty Corp. LP,
  5.25% due 01/15/2010                   555,000       580,163
Health Care Property Investors,
  Inc., 6.00% due 03/01/2015             500,000       516,109
Healthcare Realty Trust,
  Inc., 8.125% due 05/01/2011          1,500,000     1,717,712
Lennar Corp.,
  7.625% due 03/01/2009                  235,000       271,103
Liberty Property LP,
  7.25% due 03/15/2011                 1,500,000     1,710,908
Regency Centers LP,
  7.95% due 01/15/2011                   700,000       824,149
Spieker Properties LP,
  7.25% due 05/01/2009                   450,000       516,323
                                                   -----------
                                                     6,657,484

RETAIL GROCERY - 0.13%
Couche Tard United States
  LP,, 7.50% due 12/15/2013               20,000        20,950

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                       PRINCIPAL
                                        AMOUNT        VALUE
                                        ------        -----
RETAIL GROCERY - CONTINUED
General Mills Inc.,
  6.00% due 02/15/2012                $  425,000   $   454,481
Winn-Dixie Stores, Inc.,
  8.875% due 04/01/2008 (a)              230,000       233,450
                                                   -----------
                                                       708,881

RETAIL TRADE - 0.17%
El Pollo Loco, Inc.,
  9.25% due 12/15/2009                   125,000       126,562
Gap, Inc.,
  FRN 8.800% due 12/15/2008              100,000       123,250
Jostens Holding Corp.,
  zero coupon, Step up to
  10.25% on 12/01/2008
  due 12/01/2013                         165,000       103,537
Scotts Company,
  6.625% due 11/15/2013                   15,000        15,413
Target Corp.,
  6.35% due 01/15/2011                   500,000       557,937
                                                   -----------
                                                       926,699

SANITARY SERVICES - 0.12%
Allied Waste North America, Inc.,
  7.875% due 04/15/2013                  100,000       108,250
  8.50% due 12/01/2008                   510,000       567,375
                                                   -----------
                                                       675,625

SEMICONDUCTORS - 0.13%
Amkor Technology, Inc.,
  9.25% due 02/15/2008                   240,000       272,400
  10.50% due 05/01/2009 (a)              105,000       112,087
SCG Holding Corp., Series B,
  12.00% due 08/01/2009 (a)              278,000       298,850
                                                   -----------
                                                       683,337

STEEL - 0.13%
AK Steel Corp.,
  7.875% due 02/15/2009 (a)              320,000       280,800
Oregon Steel Mills, Inc.,
  10.00% due 07/15/2009 (a)               50,000        43,875
Steel Dynamics, Inc.,
  9.50% due 03/15/2009                    45,000        49,950
  9.50% due 03/15/2009 (a)                35,000        38,850
United States Steel LLC,
  10.75% due 08/01/2008                  270,000       315,900
                                                   -----------
                                                       729,375

TELECOMMUNICATIONS EQUIPMENT &
SERVICES - 0.85%
Avaya, Inc.,
  11.125% due 04/01/2009                 205,000       239,850
Deutsche Telekom International
  Finance BV, FRN 8.25%
  due 06/15/2005                         500,000       542,377
EchoStar DBS Corp.,
  9.375% due 02/01/2009                  175,000       183,969
France Telecom SA,
  FRN 9.00% due 03/01/2011             1,050,000     1,261,136
GCI, Inc.,
  9.75% due 08/01/2007                   380,000       391,400
Insight Midwest LP/ Insight
  Capital, Inc.,
  9.75% due 10/01/2009                    85,000        89,888
  10.50% due 11/01/2010                  235,000       255,562
Level 3 Communications, Inc.,
  zero coupon, Step up to
  12.875% on 03/15/2005
  due 03/15/2010                         110,000        92,125
Nortel Networks, Ltd.,
  6.125% due 02/15/2006                  110,000       111,375
Panamsat Corp.,
  8.50% due 02/01/2012                    85,000        94,350
Singapore Telecommunications,
  Ltd., 7.375% due 12/01/2031            800,000       944,365
Telenet Group Hldg Nv,
  zero coupon, Step up to
  11.50% on 12/15/2008 due
  06/15/2014                             155,000        97,650
Time Warner Telecom, Inc.,
  10.125% due 02/01/2011                  55,000        58,575
United States West
  Communications, Inc.,
  6.875% due 09/15/2033                  300,000       285,000
                                                   -----------
                                                     4,647,622

TELEPHONE - 2.10%
Accident Escrow Corp.,
  10.00% due 08/01/2011                   80,000        89,200
Alaska Communications
  Systems, 9.875% due 08/15/2011         115,000       120,750
Alltel Corp.,
  7.875% due 07/01/2032                1,300,000     1,583,445
Ameritech Capital Funding
  Corp., 6.45% due 01/15/2018          1,100,000     1,189,612
AT&T Corp.,
  FRN 7.25% due 11/15/2006               450,000       497,626
  FRN 8.75% due 11/15/2031             1,025,000     1,197,777
British Telecommunications
  PLC, 8.625% due 12/15/2030           1,100,000     1,438,364
CenturyTel, Inc.,
  7.875% due 08/15/2012                  225,000       266,496
Cincinnati Bell, Inc.,
  8.375% due 01/15/2014                  180,000       193,500
Compania De
  Telecomunicaciones (a),
  8.375% due 01/01/2006                1,000,000     1,100,233
GTE California, Inc., Series
  G, 5.50% due 01/15/2009              1,000,000     1,063,474
GTE Corp.,
  8.75% due 11/01/2021                 1,000,000     1,231,380
Lucent Technologies, Inc.,
  7.25% due 07/15/2006 (a)               105,000       106,575
Sprint Capital Corp.,
  6.875% due 11/15/2028                1,500,000     1,463,748
Telecommunications Techniques
  Company, 9.75% due 05/15/2008+++       290,000         3,263
                                                   -----------
                                                    11,545,443

TIRES & RUBBER - 0.03%
Goodyear Tire & Rubber
  Company,
  7.857% due 08/15/2011 (a)              145,000       126,513
  8.50% due 03/15/2007 (a)                50,000        49,125
                                                   -----------
                                                       175,638

TOBACCO - 0.21%
Altria Group, Inc.,
  7.00% due 11/04/2013                 1,070,000     1,141,471
                                                   -----------

TOYS, AMUSEMENTS & SPORTING
GOODS - 0.02%
Bombardier Recreational
  Products, 8.375% due 12/15/2013         10,000        10,450

Remington Arms,  Inc.,
  10.50% due 02/01/2011                   95,000       101,175
                                                   -----------
                                                       111,625

TRANSPORTATION - 0.04%
K & F Industry, Inc. Series
  B, 9.25% due 10/15/2007                 98,000       101,062
Navistar International Corp.,
  8.00% due 02/01/2008                    60,000        61,650
  Series B, 9.375% due 06/01/2006         20,000        22,075

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                        PRINCIPAL
                                         AMOUNT        VALUE
                                         ------        -----
TRANSPORTATION - CONTINUED
Westinghouse Air Brake,
  6.875% due 07/31/2013                $    40,000  $     41,450
                                                    ------------
                                                         226,237

TOTAL CORPORATE BONDS
(Cost: $254,694,254)                                $279,121,265
                                                    ------------

MUNICIPAL BONDS - 2.18%
ARIZONA - 0.20%
Phoenix Arizona Civic
  Improvement Corp., 6.30%
  due 07/01/2008                         1,010,000     1,122,100
                                                    ------------

CALIFORNIA - 0.68%
Los Angeles County California
  Pension, 8.62% due 06/30/2006          1,500,000     1,719,255
  Series A, 8.49% due 06/30/2004           500,000       517,600
Southern California Public Power
  Authority Project, Series B, 6.93%
  due 05/15/2017                         1,300,000     1,506,492
                                                    ------------
                                                       3,743,347

FLORIDA - 0.22%
Miami Beach Florida Redevelopment
  Agency Tax, 8.95% due 12/01/2022       1,000,000     1,193,420
                                                    ------------

ILLINOIS - 0.06%
Illinois State Taxable
  Pension, 4.95% due 06/01/2023            335,000       312,438
                                                    ------------

MARYLAND - 0.06%
Maryland State Transportation
  Authority, Ltd., 5.84% due
  07/01/2011                               300,000       326,346
                                                    ------------

MICHIGAN - 0.27%
Detroit Michigan Downtown
  Development Authority, 6.20% due
  07/01/2008                             1,335,000     1,477,671
                                                    ------------

NEW JERSEY - 0.03%
Jersey City New Jersey Municipal
  Utilities Authority, 4.55% due
  05/15/2012                               150,000       149,066
                                                    ------------

PENNSYLVANIA - 0.57%
Philidelphia Pennsylvania
  Authority, Series A, 5.59%
  due 04/15/2005                         2,000,000     2,091,020
Pittsburgh Pennsylvania Urban
  Redevelopment Authority, 8.55%
  due 09/01/2004                         1,000,000     1,047,270
                                                    ------------
                                                       3,138,290

SOUTH CAROLINA - 0.09%
South Carolina Public Service
  Authority, Series B, 6.97% due
  01/01/2005                               475,000       499,814
                                                    ------------

TOTAL MUNICIPAL BONDS
(Cost: $11,552,165)                                 $ 11,962,492
                                                    ------------

COLLATERALIZED MORTGAGE OBLIGATIONS
- 5.27%
Asset Securitization Corp., Series
  1997, Class A 1B, 6.66% due
  02/14/2043                             2,520,887     2,621,065
Banc of America Commercial Mortgage
  Inc., Class A, 6.186% due
  06/11/2035                             3,000,000     3,300,371
Chase Commercial Mortgage
  Securities Corp., Series 1998 1
  Class A2, 6.56% due 05/18/2030         3,000,000     3,333,010
  Series 1998 2 Class A2, 6.39%
  due 11/18/2030                         2,500,000     2,777,843
Commercial Mortgage Asset Trust,
  Series 1999-C1, Class A3,  FRN
  6.640% due 01/17/2032                  3,000,000     3,381,678
First Union-Lehman Brothers
  Commercial Mortgage, Series 97
  Class A2, FRN 6.60% due 11/18/2029       429,931       437,687
LB-UBS Commercial Mortgage Trust,
  Class A, 5.642% due 12/15/2025         2,825,843     3,032,061
  6.462% due 03/15/2031                  1,500,000     1,674,283
Morgan Stanley Dean Witter Capital I,
  Class A, 6.39% due 10/15/2035          2,000,000     2,232,687
  Class A, 6.54% due 07/15/2030          1,500,000     1,672,305
  Class A2, 5.98% due 01/15/2039           300,000       326,288
  Series 2001, Class A4, 6.39% due
  07/15/2033                               840,000       935,777
Nomura Asset Securities Corp.,
  Series 1998 D6 Class A 1B, 6.59%
  due 03/15/2030                         2,850,000     3,189,290
                                                    ------------

TOTAL COLLATERALIZED MORTGAGE
OBLIGATIONS (Cost: $27,083,060)                     $ 28,914,345
                                                    ------------

ASSET BACKED SECURITIES - 1.50%
AESOP Funding II LLC, Series 1998-1,
  Class A, 6.14% due 05/20/2006            600,000       630,026
  Series 2003-4, Class A, 2.86% due
  08/20/2009                             1,740,000     1,686,974
Chase Manhattan Auto Owner Trust,
  Class A, FRN 4.21% due 01/15/2009      2,000,000     2,069,072
Massachusetts RRB Special
  Purpose Trust, 6.53% due
  06/01/2015                               857,804       954,039
MBNA Credit Card Master Note Trust,
  Series 2001-A1, Class A, 5.75% due
  10/15/2008                             2,000,000     2,150,964
Onyx Acceptance Auto Trust, Series
  2001-B, Class A4, 5.49% due
  11/15/2007                               457,048       467,821
Peco Energy Transition Trust, Series
  2001 A, FRN 6.52% due 12/31/2010         250,000       282,945
                                                    ------------

TOTAL ASSET BACKED SECURITIES
(Cost: $8,005,214)                                  $  8,241,841
                                                    ------------

SHORT TERM INVESTMENTS - 12.90%
State Street Navigator Securities
  Lending Prime Portfolio, 1.06% (b)   $70,793,540  $ 70,793,540
                                                    ------------

REPURCHASE AGREEMENTS - 1.65%
UBS Tri-Party Repurchase
  Agreement, dated 12/31/2003 at
  0.84%, to be repurchased at
  $9,027,421 on 01/02/2004,
  collateralized by $8,051,000
  U.S. Treasury Bonds, 6.125%
  due 08/15/2029 (valued at
  $9,321,973, including interest).     $ 9,027,000  $  9,027,000
                                                    ------------

TOTAL INVESTMENTS (INVESTMENT QUALITY
BOND TRUST) (Cost: $520,377,955)                    $548,767,538
                                                    ============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

TOTAL RETURN TRUST

                                                                      SHARES               VALUE
                                                                      ------               -----
PREFERRED STOCK - 0.56%
BANKING - 0.56%
DG Funding Trust *                                                       981         $      10,398,600
                                                                                     -----------------

TOTAL PREFERRED STOCK
(Cost: $10,336,921)                                                                  $      10,398,600
                                                                                     -----------------

                                                                    PRINCIPAL
                                                                      AMOUNT               VALUE
                                                                      ------               -----
U.S. TREASURY OBLIGATIONS - 8.64%
U.S. TREASURY BONDS - 0.52%
3.875% due 04/15/2029 (a) ***                                    $   7,427,838       $       9,623,692
                                                                                     -----------------

U.S. TREASURY NOTES - 8.12%
1.875% due 07/15/2013 (a) ***                                        1,712,478               1,700,169
3.00% due 07/15/2012 ***                                            29,737,811              32,418,853
3.375% due 01/15/2007 - 01/15/2012 (a) ***                          11,709,495              12,986,000
3.50% due 01/15/2011 (a) ***                                        28,914,144              32,492,269
3.875% due 01/15/2009 (a) ***                                       63,288,093              71,466,117
                                                                                     -----------------
                                                                                           151,063,408

TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $156,879,881)                                                                 $     160,687,100
                                                                                     -----------------

U.S. GOVERNMENT AGENCY OBLIGATIONS - 14.12%
FEDERAL HOME LOAN MORTGAGE CORPORATION - 1.77%
FRN 4.736% due 01/01/2029 ***                                        1,640,923               1,697,674
5.00% due 09/15/2016 - 12/01/2018 ***                                6,813,450               6,957,626
5.50% due 03/15/2015 ***                                               296,718                 301,176
FRN 5.625% due 07/15/2028 ***                                          786,064                 789,848
6.00% due 03/01/2016 - 04/01/2033 ***                                9,856,226              10,141,081
FRN 6.50% due 08/01/2032 ***                                         2,975,961               3,117,127
FRN 7.50% due 08/15/2030 ***                                         3,283,121               3,415,546
7.50% due 12/20/2029 ***                                             6,089,105               6,468,737
                                                                                     -----------------
                                                                                            32,888,815

FEDERAL NATIONAL MORTGAGE ASSOCIATION - 11.52 %
FRN 3.138% due 10/01/2040 ***                                        2,117,099               2,148,905
FRN 4.031% due 07/01/2009 ***                                        1,757,398               1,786,490
FRN 4.299% due 05/01/2036 ***                                       11,259,419              11,447,362
5.00% due 11/01/2017 - 11/01/2018 ***                               41,141,610              42,014,035
5.50% due 11/01/2016 - 05/01/2018 ***                               44,664,827              46,335,803
6.00% TBA **                                                         7,000,000               7,177,818
6.00% due 03/01/2013 - 12/01/2033 ***                               93,311,660              96,454,461
FRN 6.00% due 11/01/2016 - 06/01/2017 ***                            2,156,571               2,264,664
6.50% due 05/01/2032 - 12/25/2042 ***                                4,456,615               4,698,467
                                                                                     -----------------
                                                                                           214,328,005

GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 0.83%
FRN 3.50% due 01/20/2032 - 02/20/2032 ***                            7,427,827               7,362,361
FRN 4.375% due 02/20/2024 ***                                          692,304                 703,971
FRN 4.50% due 05/20/2030 ***                                         1,510,877               1,514,493
FRN 5.00% due 10/20/2029 - 11/20/2029 ***                            3,663,487               3,743,038
FRN 5.375% due 05/20/2023 ***                                        1,839,549               1,880,477
FRN 5.75% due 09/20/2021 ***                                           259,029                 264,696
                                                                                     -----------------
                                                                                            15,469,036

TOTAL U.S. GOVERNMENT AGENCY
OBLIGATIONS
(Cost: $260,232,956)                                                                 $     262,685,856
                                                                                     -----------------

FOREIGN GOVERNMENT OBLIGATIONS - 2.91%
FEDERAL REPUBLIC OF BRAZIL - 0.96%
FRN 2.00% due 04/15/2006 (a) ***                                     2,096,000               2,074,411
Series 15 yrs, FRN 2.0625% due 04/15/2009                              537,076                 509,551
Series RG, FRN 2.0625% due 04/15/2009 ***                              129,416                 122,557
FRN 8.00% due 04/15/2014 (a) ***                                     2,647,532               2,606,495
11.00% due 01/11/2012 - 08/17/2040 ***                              10,320,000              11,659,200
11.50% due 03/12/2008 ***                                              800,000                 928,000
                                                                                     -----------------
                                                                                            17,900,214

GOVERNMENT OF MEXICO - 1.01%
6.375% due 01/16/2013 ***                                            2,420,000               2,510,750
8.00% due 09/24/2022 ***                                             1,800,000               1,969,200
8.30% due 08/15/2031 ***                                            12,300,000              13,868,250
9.875% due 02/01/2010 ***                                              200,000                 252,830
11.375% due 09/15/2016 ***                                             100,000                 141,750
                                                                                     -----------------
                                                                                            18,742,780

REPUBLIC OF PANAMA - 0.25%
8.25% due 04/22/2008 ***                                               700,000                 770,000
8.875% due 09/30/2027 ***                                            2,200,000               2,310,000
9.375% due 07/23/2012 ***                                            1,400,000               1,583,050
                                                                                     -----------------
                                                                                             4,663,050

REPUBLIC OF PERU - 0.64%
9.125% due 02/21/2012 (a)***                                        10,600,000              11,819,000
                                                                                     -----------------

REPUBLIC OF POLAND - 0.02%
FRN 4.50% due 10/27/2024 ***                                           500,000                 461,250
                                                                                     -----------------

REPUBLIC OF SOUTH AFRICA - 0.03%
9.125% due 05/19/2009 ***                                              500,000                 601,250
                                                                                     -----------------

TOTAL FOREIGN GOVERNMENT OBLIGATIONS
(Cost: $47,169,247)                                                                  $      54,187,544
                                                                                     -----------------

CORPORATE BONDS - 7.03%
AIR TRAVEL - 0.02%
American Airlines, Series 2001-2, Class A-1, 6.978% due
 04/01/2011 ***                                                        361,938                 365,828
                                                                                     -----------------

AUTOMOBILES - 0.72%
DaimlerChrysler North America Holding,
 4.75% due 01/15/2008 (a) ***                                       11,500,000              11,766,075
General Motors Corp.,
 7.125% due 07/15/2013 (a) ***                                       1,300,000               1,425,671
 8.375% due 07/05/2033 ***                                             100,000                 147,717
                                                                                     -----------------
                                                                                            13,339,463

BANKING - 0.32%
Royal Bank of Scotland Group PLC, FRN
 7.648% due 08/31/2049 (a) ***                                       5,000,000               5,966,035
                                                                                     -----------------

DOMESTIC OIL - 0.20%
Kerr Mcgee Corp.,
 FRN 1.85% due 06/28/2004 ***                                    $     450,000       $         449,224
Pemex Project Funding Master Trust,
 FRN 2.779% due 01/07/2005 ***                                       2,100,000               2,110,137
 7.375% due 12/15/2014 ***                                             600,000                 640,500
 8.625% due 02/01/2022 ***                                             500,000                 553,750
                                                                                     -----------------
                                                                                             3,753,611

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    PRINCIPAL
                                                                      AMOUNT               VALUE
                                                                      ------               -----
ELECTRIC UTILITIES - 0.87%
AEP Texas Central Company, Series A,
 FRN 2.38% due 02/15/2005 ***                                    $     900,000       $         900,893
Gulf States Utilities Company,
 8.25% due 04/01/2004 ***                                            6,850,000               6,957,572
LG&E Capital Corp.,
 6.205% due 05/01/2004                                               6,000,000               6,072,828
Pacific Gas & Electric Company,
 FRN 7.958% due 10/31/2049                                             300,000                 301,875
TXU Energy Company LLC,
 7.00% due 03/15/2013 ***                                            1,700,000               1,880,193
                                                                                     -----------------
                                                                                            16,113,361

FINANCIAL SERVICES - 1.57%
Atlas Reinsurance  PLC, Series A,
 FRN 4.877% due 01/07/2005                                           1,250,000               1,258,288
CIT Group, Inc.,
 5.50% due 02/15/2004 ***                                            1,460,000               1,466,840
Gemstone Investors, Ltd.,
 7.71% due 10/31/2004 ***                                            1,300,000               1,313,000
General Motors Acceptance Corp.,
 MTN, FRN 1.520% due 07/21/2004 ***                                  4,700,000               4,700,649
 FRN 1.529% due 04/05/2004 ***                                       2,000,000               2,000,118
 MTN, FRN 1.969% due 05/04/2004 ***                                  3,500,000               3,505,855
 FRN 1.981% due 05/10/2004 ***                                       1,600,000               1,602,254
 MTN, FRN 1.99% due 05/17/2004 ***                                   3,000,000               3,004,563
 FRN 2.049% due 01/20/2004 ***                                       2,700,000               2,700,678
 8.00% due 11/01/2031 ***                                            1,000,000               1,122,967
National Rural Utilities Cooperative,
 MTN, FRN 2.160% due
 04/26/2004 ***                                                      1,000,000               1,002,967
Phoenix Quake Wind, Ltd.,
 FRN 3.600% due 07/03/2008                                             800,000                 808,272
Phoenix Quake, Ltd.,
 FRN 3.466% due 07/03/2008                                             800,000                 809,944
Premium Asset Trust, Series 2000-10,
 FRN 1.605% due 11/27/2004                                             500,000                 501,131
Qwest Capital Funding, Inc., 7.25%
 due 02/15/2011 (a) ***                                                113,000                 111,305
Trinom, Ltd., Series A2,
 FRN 5.06% due 12/18/2004                                            1,000,000               1,006,210
UFJ Finance Aruba AEC,
 6.75% due 07/15/2013 ***                                            1,800,000               1,919,698
Vita Capital, Ltd. 2003-1,
 FRN 2.56% due 01/01/2007                                              400,000                 400,800
                                                                                     -----------------
                                                                                            29,235,539

GAS & PIPELINE UTILITIES - 0.77%
El Paso Corp., MTN,
 7.75% due 01/15/2032 (a) ***                                       16,500,000              14,066,250
Williams Companies, Inc.,
 7.625% due 07/15/2019 ***                                             200,000                 209,250
                                                                                     -----------------
                                                                                            14,275,500

INSURANCE - 0.40%
Residential Reinsurance Ltd., Series
 2003, FRN 6.23% due 12/08/2007                                      7,300,000               7,461,330
                                                                                     -----------------

SANITARY SERVICES - 0.22%
Waste Management, Inc.,
 6.50% due 05/15/2004 ***                                            4,000,000               4,067,292
                                                                                     -----------------

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.59%
Deutsche Telekom International
 Finance BV, FRN 8.75% due 06/15/2030 ***                            3,300,000               4,215,512
Qwest Corp.,
 7.125% due 11/15/2043 ***                                           2,111,000               2,047,670
 7.25% due 09/15/2025 ***                                            2,700,000               2,700,000
US West Communications, Inc.,
 7.20% due 11/01/2004 (a) ***                                        2,000,000               2,045,000
                                                                                     -----------------
                                                                                            11,008,182

TELEPHONE - 1.14%
AT&T Corp.,
 FRN 7.80% due 11/15/2011 ***                                        3,900,000               4,488,822
France Telecom SA,
 FRN 10.00% due 03/01/2031 (a) ***                                     900,000               1,195,807
Sprint Capital Corp.,
 6.00% due 01/15/2007 (a) ***                                          100,000                 106,805
 6.125% due 11/15/2008 ***                                           1,600,000               1,705,402
 6.90% due 05/01/2019 ***                                            1,100,000               1,123,693
 7.625% due 01/30/2011 ***                                          10,900,000              12,218,213
 8.375% due 03/15/2012 (a) ***                                         300,000                 350,340
                                                                                     -----------------
                                                                                            21,189,082

TOBACCO - 0.21%
Philip Morris Companies, Inc.,
 7.75% due 01/15/2027 ***                                            3,600,000               3,884,285
                                                                                     -----------------

TOTAL CORPORATE BONDS
(Cost: $127,282,937)                                                                 $     130,659,508
                                                                                     -----------------

MUNICIPAL BONDS - 2.84%
CALIFORNIA - 0.46%
California State Revenue
 Anticipartion Warrants, Series A,
 2.00% due 06/16/2004 ***                                            1,100,000               1,102,233
Golden State Tobacco Securitization
 Corp. California, Series 2003-A-1,
 6.25% due 06/01/2033 ***                                            3,100,000               2,963,600
Golden State Tobacco Securitization
 Corp., California, Series 2003-A-1,
 6.75% due 06/01/2039 ***                                            3,635,000               3,581,965
Orange County California Sanitation
 District, Certificate Participation,
 5.00% due 02/01/2033 ***                                              900,000                 920,601
                                                                                     -----------------
                                                                                             8,568,399

MICHIGAN - 0.06%
Michigan State Building Authority
 Revenue, Series I, 5.25% due
 10/15/2012 ***                                                        900,000               1,026,198
                                                                                     -----------------

MINNESOTA - 0.11%
Northstar Guarantee, Inc., Division B,
 Minnesota Student Loan Revenue,
 Auction Rate Certificate, Series A-3,
 1.21% due 04/01/2042 ***                                            2,000,000               2,000,000
                                                                                     -----------------

MISSOURI - 0.18%
Missouri Higher Education Loan Authority,
 Student Loan Revenue, Auction Rate
 Certificates Taxable, Series BB, 1.21%
 due 02/15/2028 ***                                                  3,400,000               3,400,000
                                                                                     -----------------

NEW YORK - 0.53%
Metropolitan Transportation
 Authority New York, Series A,
 5.00% due 11/15/2031 ***                                            1,400,000               1,432,844

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    PRINCIPAL
                                                                      AMOUNT               VALUE
                                                                      ------               -----
NEW YORK - CONTINUED
New York City Municipal Water
 Finance Authority, Series E,
 5.00% due 06/15/2034 ***                                        $   7,300,000       $       7,445,927
New York State Environmental Facilities
 Corp., Residuals-Series 658, FRN
 8.97% due 06/15/2023 ***                                              850,000                 945,030
                                                                                     -----------------
                                                                                             9,823,801

NORTH CAROLINA - 0.13%
North Carolina State Educations
 Assistance Authority Revenue,
 FRN 1.28% due 06/01/2009 ***                                          715,504                 715,776
North Carolina State Residuals-
 Series 653, FRN 8.74% due
 03/01/2018 ***                                                      1,400,000               1,797,768
                                                                                     -----------------
                                                                                             2,513,544

TEXAS - 0.21%
Brazos Texas Higher Education
 Authority, Inc. Student Loan Revenue,
 Taxable Senior Series A-13,
 1.23% due 12/01/2039 ***                                            1,300,000               1,300,000
Midland Texas Independent School
 District, 5.00% due 02/15/2028 ***                                  2,300,000               2,357,270
University of Texas University
 Revenues, Series B, 5.00% due
 08/15/2033 ***                                                        300,000                 306,039
                                                                                     -----------------
                                                                                             3,963,309

WASHINGTON - 0.40%
Energy Northwest Washington
 Electric Revenue, Series A, 5.50%
 due 07/01/2015 ***                                                  1,100,000               1,248,302
King County Washington Sewer
 Revenue, Series A, 5.00%
 due 01/01/2035 ***                                                  6,000,000               6,133,440
                                                                                     -----------------
                                                                                             7,381,742

WISCONSIN - 0.76%
Badger Tobacco Asset Securitization
 Corp., 6.00% due 06/01/2017 ***                                     2,900,000               2,763,091
Wisconsin State General Fund Annual
 Appropriation Revenue, Auction Rate
 Certificaticates Series B-5, 1.20% due
 05/01/2032 ***                                                      4,800,000               4,800,000
Wisconsin State Clean Water
 Revenue, Residual-Series 645,
 FRN 8.93% due 06/01/2023 ***                                        5,910,000               6,655,192
                                                                                     -----------------
                                                                                            14,218,283

TOTAL MUNICIPAL BONDS
(Cost: $51,136,008)                                                                  $      52,895,276
                                                                                     -----------------

COLLATERALIZED MORTGAGE OBLIGATIONS - 4.05%
ABN AMRO Mortgage Corp., Series
 1999-4, Class IA4, 6.50% due
 06/25/2029 ***                                                      1,455,829               1,463,892
Aurora Loan Services, Series 2000-2,
 Class 2A1, FRN 1.735% due
 05/25/2030 ***                                                        245,819                 245,673
Bank of America Mortgage Securities, Series
 2002-K, Class 2A1, FRN 5.768% due
 10/20/2032 ***                                                      1,646,884               1,703,777
Bear Stearns Arm Trust, Series
 2002-11, Class 1A2, FRN 5.368%
 due 02/25/2033 ***                                                  6,346,823               6,438,119

Bear Stearns Arm Trust,
 Series 2002-8, Class 3A, FRN
 6.132% due 08/25/2032 ***                                             174,822                 176,015
 Series 2002-9, Class 2A, FRN 5.372% due 10/25/2032 ***                472,688                 480,197
 Series 2003-8, Class 2A1, 4.948% due 01/25/2034 ***                 9,190,447               9,352,646
Cendant Mortgage Corp., Series
 1999-A, Class A2, FRN 1.685%
 due 08/25/2030 ***                                                    177,460                 177,555
Countrywide Home Loans, Series
 2002-7, Class 1A1, FRN 5.460%
 due 05/19/2032 ***                                                  1,652,827               1,700,545
First Nationwide Trust, Series 2001-
 3, Class 1A1, 6.75% due
 08/21/2031 ***                                                        330,775                 340,412
GMAC Commercial Mortgage Security,
 Inc., Series 99 C2, Class A, FRN 6.57%
 due 09/15/2033 ***                                                  2,980,197               3,195,040
GSR Mortgage Loan Trust, Series
 2002-5, Class A2, FRN 5.358%
 due 01/25/2032 ***                                                  1,566,229               1,569,379
Indymac Arm Trust, Series 2001-H2,
 Class A2, FRN 6.527% due
 01/25/2032 ***                                                        229,664                 237,296
Residential Funding Mortgage
 Securities I, Series 2002-SA2,
 Class A1, FRN 5.64% due
 09/25/2032 ***                                                        774,960                 794,532
Small Business Administration,
 Series 2000-P10B, Class 1, FRN
 7.45% due 08/01/2010 ***                                              691,289                 751,193
 Series 2001-P10B, Class 1, FRN
 6.34% due 08/01/2011 ***                                            5,395,994               5,665,131
 Series 2003-20I, Class 1, 5.13%
 due 09/01/2023 ***                                                    400,000                 404,692
Structured Asset Securities Corp.,
 Series 2001-15A, Class 2A1,
 6.50% due 10/25/2031 ***                                              305,504                 317,194
 Series 2001-21A, Class 1A1, FRN
 6.25% due 01/25/2032 ***                                              875,236                 904,181
 Series 2002-1A, Class 4A, FRN
 6.14% due 02/25/2032 ***                                              306,473                 315,758
Washington Mutual Mortgage
 Securities Corp.,
 Series 2002-AR9, Class 1A,
 2.702% due 08/25/2042 ***                                          19,487,834              19,561,593
 Series 2002-S5, Class 1A1, FRN
 5.207% due 10/25/2032 ***                                           2,408,813               2,466,353
 Series 2003-AR1, Class 2A, FRN
 5.459% due 02/25/2033 ***                                          15,725,178              16,016,292
Wells Fargo Mortgage Backed
 Securities Trust,
 Series 2001-34, Class 2A, FRN
 6.03% due 01/25/2032 ***                                              504,447                 511,141
 Series 2002-E, Class 2A1, FRN
 5.108% due 09/25/2032 ***                                             501,491                 509,915
                                                                                     -----------------

TOTAL COLLATERALIZED
MORTGAGE OBLIGATIONS
(Cost: $74,598,081)                                                                  $      75,298,521
                                                                                     -----------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    PRINCIPAL
                                                                      AMOUNT               VALUE
                                                                      ------               -----
ASSET BACKED SECURITIES - 1.30%
Ameriquest Mortgage Securities,
 Inc., Series 2000-1, Class A, FRN
 1.63% due 05/15/2030 ***                                        $      76,334       $          76,404
Bayview Financial Acquisition Trust,
 Series 2001-AA, Class A, FRN
 1.435% due 04/25/2031 ***                                             436,374                 436,752
 Series 2001-BA, Class A, FRN
 1.315% due 07/25/2031 ***                                             710,170                 708,472
Brazos Student Finance Corp., Series
 1998-A, Class A2, FRN 2.08% due
 06/01/2023 ***                                                      2,618,367               2,643,645
Credit Suisse First Boston Mortgage
 Securities Corp., Series 2002-P3A,
 Class A1, FRN 2.202% due
 08/25/2033                                                          6,825,752               6,825,752
EMC Mortgage Loan Trust, Series
 2001-A Class A, FRN 1.405% due
 05/25/2040                                                          7,156,721               7,154,364
FHA 220 NP Reilly 60,
 7.43% due 12/01/2023 ***                                            4,995,289               5,068,754
Green Tree Financial Corp., Series
 1999-5, Class A3, FRN 6.97% due
 04/01/2031 ***                                                        788,445                 793,724
Irwin Low Balance Home Loan
 Trust, Series 2000-LB1, Class A,
 FRN 1.41% due 06/25/2021 ***                                          450,689                 450,927
                                                                                     -----------------

TOTAL ASSET BACKED SECURITIES
(Cost: $24,072,616)                                                                  $      24,158,794
                                                                                     -----------------

SHORT TERM INVESTMENTS - 55.73%
State Street Navigator Securities Lending
 Prime Portfolio, 1.06% (b)                                      $ 334,433,933       $     334,433,933
Citibank New York N.A.,
 1.085% due 03/18/2004 ***                                          23,600,000              23,600,000
 1.095% due 02/19/2004 ***                                           6,300,000               6,300,000
European Investment Bank
 1.06% due 02/05/2004 ***                                            4,600,000               4,595,259
Royal Bank of Scotland PLC
 1.075% due 02/03/2004 ***                                          20,000,000              19,980,292
Federal Home Loan Bank Discount Note,
 1.04% due 03/12/2004 ***                                            1,600,000               1,596,718
 1.05% due 01/14/2004 ***                                          146,000,000             145,959,120
 1.075% due 03/12/2004 ***                                           1,500,000               1,496,820
Federal Home Loan Mortgage
 Discount Notes, Series RB,
 1.07% due 01/29/2004 ***                                           36,400,000              36,372,991
 1.08% due 01/22/2004 ***                                           42,400,000              42,376,680
Federal National Mortgage
 Association Discount Notes,
 1.06% due 03/10/2004 (a) ***                                       14,600,000              14,570,337
 1.078% due 02/25/2004 ***                                          50,000,000              49,917,691
 1.08% due 02/19/2004 -
 03/17/2004 (a) ***                                                 71,500,000              71,377,156
Danske Corp., Series A,
 1.08% due 02/13/2004 ***                                            4,600,000               4,594,066
 1.09% due 03/03/2004 ***                                           25,400,000              25,352,318
General Electric Capital Corp.,
 1.09% due 04/12/2004 ***                                           10,300,000              10,268,190
 1.12% due 03/04/2004 ***                                           13,100,000              13,074,324
HBOS Treasury Services PLC,
 1.10% due 02/25/2004 ***                                           20,000,000              19,966,389
 1.105% due 01/23/2004 ***                                             900,000                 899,392
Westpac Trust Securities NZ, Ltd.,
 1.075% due 02/05/2004 ***                                           2,000,000               1,997,910
United States Treasury Bills,
 0.83% due 03/04/2004 -
 03/11/2004 ***, ****                                                3,770,000               3,763,986
 0.84% due 03/18/2004 ***, ****                                      9,040,000               9,023,529
 0.87% due 04/29/2004 (a) ***                                       47,700,000              47,556,471
 0.88% due 06/03/2004 (a) ***                                       73,900,000              73,602,553
 0.89% due 06/17/2004 (a) ***                                       74,200,000              73,869,587
                                                                                     -----------------
                                                                                     $   1,036,545,712

REPURCHASE AGREEMENTS - 2.82% ***
 Repurchase Agreement with State Street Corp.,
 dated 12/31/2003 at 0.40%, to be repurchased at $52,501,000 on 01/02/2004, collateralized by $6,450,000 U.S. Treasury
 Bonds, 6.50% due 11/15/2026 (valued at $7,651,313, including interest), $21,890,000 U.S. Treasury Bonds, 6.25% due
 08/15/2023 (valued at $25,501,850, including interest), and
 $18,610,000 U.S. Treasury Notes, 7.50% due 11/15/2016
 (valued at $5,095,238, including interest).                     $  52,501,000       $      52,501,000
                                                                                     -----------------

TOTAL INVESTMENTS (TOTAL RETURN TRUST)
(Cost: $1,840,755,359)                                                               $   1,860,017,911
                                                                                     =================

REAL RETURN BOND TRUST

U.S. TREASURY OBLIGATIONS - 49.41%
U.S. TREASURY BONDS - 13.05%
3.375% due 04/15/2032 **                                            14,563,500              17,997,864
3.625% due 04/15/2028 **                                             5,708,100               7,072,690
3.875% due 04/15/2029 **                                            39,424,589              51,078,680
                                                                                     -----------------
                                                                                            76,149,234

U.S. TREASURY NOTES - 36.36%
3.00% due 07/15/2012 **                                             12,323,400              13,434,429
3.375% due 01/15/2007 - 01/15/2012 **                               59,385,740              65,036,854
3.50% due 01/15/2011 **                                             62,593,100              70,338,996
3.625% due 01/15/2008 **                                            37,719,990              41,715,970
3.875% due 01/15/2009 **                                            14,637,740              16,529,214
4.25% due 01/15/2010 **                                              4,390,440               5,104,043
                                                                                     -----------------
                                                                                           212,159,506

TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $284,982,889)                                                                 $     288,308,740
                                                                                     -----------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    PRINCIPAL
                                                                      AMOUNT               VALUE
                                                                      ------               -----
CORPORATE BONDS - 1.57%
ELECTRIC UTILITIES - 0.21%
Entergy Gulf States,
 FRN 2.070% due 06/18/2007 ***                                   $   1,200,000       $       1,202,703
                                                                                     -----------------

FINANCIAL SERVICES - 1.14%
Phoenix Quake Wind, Ltd.,
 FRN 3.600% due 07/03/2008                                           1,500,000               1,515,510
Pylon Ltd., Class A Catastrophe
 Bond, 3.65% due 12/29/2008                                            600,000                 755,970
Pylon Ltd., Class B Catastrophe
 Bond, 6.05% due 12/29/2008                                          1,000,000               1,259,951
Verizon Wireless Capital LLC,
 FRN 1.240% due 05/23/2005 ***                                       2,500,000               2,497,000
Vita Capital, Ltd. 2003-1,
 FRN 2.56% due 01/01/2007                                              600,000                 601,200
                                                                                     -----------------
                                                                                             6,629,631

INSURANCE - 0.05%
Residential Reinsurance Ltd., Series
 2003, FRN 6.12% due 12/08/2007                                        300,000                 306,630
                                                                                     -----------------

METAL & METAL PRODUCTS - 0.17%
Alcan Aluminum Corp.,
 FRN 1.430% due 12/08/2004 ***                                       1,000,000                 997,384
                                                                                     -----------------

TOTAL CORPORATE BONDS
(Cost: $9,039,813)                                                                   $       9,136,348
                                                                                     -----------------

MUNICIPAL BONDS - 1.64%
ARIZONA - 0.20%

Arizona Educational Loan Marketing
 Corp., Series E-2, 1.15% due
 12/01/2037 ***                                                      1,200,000               1,200,000

MISSOURI - 0.86%
Missouri High Education Student
 Loan, FRN 1.190% due
 06/01/2031 ***                                                      5,000,000               5,000,000
                                                                                     -----------------

PENNSYLVANIA - 0.12%
Pennsylvania State High Education, Series
 J-3, 1.19% due 12/01/2040 ***                                         700,000                 700,000
                                                                                     -----------------

TEXAS - 0.46%
Brazos Texas Higher Education
 Authority Inc., Series A-12, 1.24%
 due 12/01/2039 ***                                                  2,000,000               2,000,000
Panhandle Plains Texas High
 Education Loan, Series A-3, FRN
 1.180% due 04/01/2031 ***                                             700,000                 700,000
                                                                                     -----------------
                                                                                             2,700,000

TOTAL MUNICIPAL BONDS
(Cost: $9,599,964)                                                                   $       9,600,000
                                                                                     -----------------

COLLATERALIZED MORTGAGE OBLIGATIONS - 1.75%
Bear Stearns Adjustable Rate
 Mortgage Trust, Series 2003-8,
 Class 1A1, FRN 4.391% due
 01/25/2034 ***                                                      9,997,220              10,184,273
                                                                                     -----------------

TOTAL COLLATERALIZED
MORTGAGE OBLIGATIONS
(Cost: $10,147,178)                                                                  $      10,184,273
                                                                                     -----------------

ASSET BACKED SECURITIES - 0.99%
Asset Backed Securities Corp Home
 Equity, Series 2003-HE1, Class A2,
 FRN 1.662% due 01/15/2033 ***                                       3,389,003               3,399,744
Federated Student Finance Corp.,
 Series 2002-A, Class A1, 1.13%
 due 06/01/2038 ***                                                    600,000                 599,672
Redwood Capital III Ltd., Series
 2003, Class NOTE, FRN due
 01/01/2006                                                            900,000                 900,000
Redwood Capital IV Ltd, Series
 2003, Class NOTE, FRN due
 01/01/2006                                                            900,000                 900,000
                                                                                     -----------------
                                                                                             5,799,416

TOTAL ASSET BACKED SECURITIES
(Cost: $5,793,769)                                                                   $       5,799,416
                                                                                     -----------------

SHORT TERM INVESTMENTS - 42.45%
State Street Navigator Securities Lending
 Prime Portfolio, 1.06% (b)                                      $  18,972,000       $      18,972,000
ANZ (Delaware) Inc.
 1.08% due 02/26/2004 ***                                            7,000,000               6,988,240
Bank Of America NA
 1.10% due 03/15/2004 ***                                            4,900,000               4,900,000
Citibank NA,
 1.085% due 03/18/2004 ***                                             300,000                 300,000
 1.09% due 01/30/2004 -
 02/19/2004 ***                                                      4,900,000               4,900,000
Federal Home Loan Bank Discount Note,
 0.75% due 01/02/2004 ***                                           48,000,000              47,999,000
 1.04% due 03/12/2004 ***                                            1,200,000               1,197,539
Federal Home Loan Mortgage
 Discount Notes, Series RB,
 1.06% due 01/15/2004 ***                                            2,800,000               2,798,998
 1.07% due 01/29/2004 ***                                           17,000,000              16,987,386
 1.08% due 01/22/2004 (a) ***                                       18,600,000              18,589,770
Federal National Mortgage
 Association Discount Notes,
 zero coupon due 02/04/2004 ***                                     20,000,000              19,981,111
 1.05% due 03/24/2004 ***                                           25,700,000              25,641,456
 1.07% due 02/11/2004 ***                                            9,700,000               9,689,223
 1.075% due 04/05/2004 ***                                           6,400,000               6,381,844
BP Capital Markets PLC Yrs 1&2,
 1.04% due 03/23/2004 ***                                            8,000,000               7,981,049
CBA (Delaware) Finance, Inc.
 1.08% due 03/09/2004 ***                                            4,000,000               3,991,840
Danske Corp., Series A
 1.08% due 03/03/2004 ***                                            6,300,000               6,288,282
General Electric Capital Corp.,
 1.09% due 04/12/2004 ***                                            6,100,000               6,081,161

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    PRINCIPAL
                                                                      AMOUNT               VALUE
                                                                      ------               -----
SHORT TERM INVESTMENTS - CONTINUED
HBOS Treasury Services PLC
 1.11% due 04/07/2004 ***                                        $   7,000,000       $       6,979,064
KFW International Finance 4/2, Inc.,
 1.07% due 02/24/2004 ***                                            7,100,000               7,088,702
National Australia Funding
 Delaware Inc.,
 1.06% due 01/15/2004 ***                                            2,500,000               2,498,969
 1.075% due 02/10/2004 ***                                           5,000,000               4,994,028
Shell Finance (UK) PLC
 1.06% due 03/18/2004 ***                                            8,000,000               7,981,863
Westpac Capital Corp.
 1.07% due 03/18/2004 ***                                            8,000,000               7,981,691
United States Treasury Bills,
 0.83% due 03/11/2004 ****                                             500,000                 499,185
 0.84% due 03/18/2004 ****                                               5,000                   4,991
                                                                                     -----------------
                                                                                     $     247,697,392

REPURCHASE AGREEMENTS - 2.19% ***
Repurchase Agreement with State
 Street Corp., dated 12/31/2003 at
 0.40%, to be repurchased at
 $12,785,284 on 01/02/2004,
 collateralized by $12,250,000 U.S.
 Treasury Notes, 4.625% due
 05/15/2006 (valued at
 $13,045,111, including interest).                               $  12,785,000       $      12,785,000
                                                                                     -----------------

PUT OPTIONS - 0.00%

NUMBER OF                                   EXPIRATION MONTH/
CONTRACTS                                     STRIKE PRICE                       VALUE
---------                                     ------------                       -----
23,000,000 U.S. Treasury Inflation           February 2004/
                   Protected                     $100.00                     $          23
20,000,000 U.S. Treasury Inflation           February 2004/
                   Protected                     $ 90.00                                20
                                                                             -------------

TOTAL OPTIONS
(Cost: $6,719)                                                               $          43
                                                                             -------------

TOTAL INVESTMENTS (REAL RETURN BOND
TRUST) (Cost: $580,052,724)                                                  $ 583,511,212
                                                                             =============

U.S. GOVERNMENT SECURITIES TRUST

                                                                    PRINCIPAL
                                                                      AMOUNT               VALUE
                                                                      ------               -----
U.S. TREASURY OBLIGATIONS - 5.94%
U.S. TREASURY BONDS - 0.05%
6.625% due 02/15/2027 ****                                       $     500,000       $         597,207
                                                                                     -----------------

U.S. TREASURY NOTES - 5.89%
3.25% due 08/15/2007 ***                                             6,000,000               6,120,234
3.375% due 11/15/2008 ***                                           19,600,000              19,755,428
4.25% due 08/15/2013 ***                                            10,000,000              10,012,500
4.375% due 05/15/2007 ***  ****                                      9,500,000              10,059,977
5.875% due 11/15/2004 ***                                           16,000,000              16,641,248
6.50% due 02/15/2010 ***                                               500,000                 581,016
6.75% due 05/15/2005 ***                                            10,500,000              11,256,325
                                                                                     -----------------
                                                                                            74,426,728

TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $73,672,164)                                                                  $      75,023,935
                                                                                     -----------------

U.S. GOVERNMENT AGENCY OBLIGATIONS - 49.61%
FEDERAL HOME LOAN BANK - 0.73%
5.80% due 09/02/2008 ***                                             8,350,000               9,195,321
                                                                                     -----------------

FEDERAL HOME LOAN MORTGAGE CORPORATION - 12.97%
4.50% due 04/15/2032 ***                                            10,342,637              10,217,299
5.00% TBA **                                                        50,000,000              49,343,750
5.50% TBA **                                                         5,000,000               5,059,375
5.50% due 01/15/2023 ***                                            31,000,000               3,424,998
6.00% TBA **                                                        56,800,000              58,681,500
6.00% due 10/01/2010 - 12/01/2028 ***                                5,061,075               5,243,853
6.50% TBA **                                                        15,000,000              15,707,820
6.50% due 07/01/2006 - 12/01/2010                                      559,818                 594,733
7.00% due 12/01/2004 - 06/01/2032                                   10,415,856              11,053,504
7.50% due 05/01/2007                                                   230,904                 245,102
8.00% due 09/01/2031 ***                                             3,533,648               3,809,856
8.25% due 07/01/2006                                                     8,873                   9,209
9.00% due 10/01/2017                                                   122,523                 132,937
9.50% due 08/01/2020                                                   246,936                 268,884
10.00% due 05/01/2005                                                    3,924                   4,008
11.75% due 10/01/2009 - 12/01/2013                                      35,233                  39,592
12.00% due 07/01/2020                                                   94,486                 106,967
                                                                                     -----------------
                                                                                           163,943,387

FEDERAL NATIONAL MORTGAGE ASSOCIATION - 35.49%
5.00% TBA **                                                        20,000,000              19,787,500
5.50% TBA **                                                        72,000,000              73,315,606
5.50% due 04/01/2018 - 05/01/2018 ***                               13,999,791              14,524,283
6.00% TBA **                                                       138,000,000             142,914,444
6.50% TBA **                                                        79,000,000              82,604,375
6.50% due 10/01/2005 - 06/01/2029                                    3,486,053               3,653,570
FRN 6.527% due 05/25/2030 ***                                        9,500,000              10,343,915
7.00% TBA **                                                        76,000,000              80,465,000
7.00% due 07/01/2022 - 01/01/2030                                    3,787,051               4,015,615
REMIC FRN 7.2456% due 12/28/2028                                       925,326               1,028,427
FRN 7.376% due 01/17/2013 ***                                        1,539,250               1,631,349
7.50% due 09/01/2029 - 02/01/2031                                    2,029,335               2,168,793
8.00% TBA **                                                         6,000,000               6,470,628
8.00% due 10/01/2024 - 02/01/2031                                      707,118                 764,708
8.25% due 09/01/2008                                                    27,092                  29,031
8.50% due 02/01/2009 - 08/01/2019                                    2,055,945               2,256,780
8.75% due 08/01/2009 - 10/01/2011                                      333,992                 361,249
9.00% due 05/01/2021                                                    93,840                 104,733
10.00% due 04/01/2016                                                      590                     659
11.50% due 09/15/2013 - 09/01/2019                                     269,564                 306,711
11.75% due 12/01/2015                                                   50,642                  57,868
12.00% due 01/01/2013 - 04/01/2016                                     791,088                 905,154
12.50% due 01/01/2013 - 09/01/2015                                     474,225                 542,886
13.50% due 11/01/2014                                                  169,196                 196,312
                                                                                     -----------------
                                                                                           448,449,596

GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 0.42%
7.50% due 02/15/2007 - 12/15/2027                                    2,602,031               2,796,760
8.00% due 10/15/2005                                                     1,061                   1,105
8.50% due 06/15/2025 ***                                             1,703,893               1,876,765
FRN 9.00% due 12/20/2019                                               489,384                 543,889
9.50% due 09/15/2020                                                    24,589                  27,521
11.00% due 09/15/2015                                                    4,854                   5,501
                                                                                     -----------------
                                                                                             5,251,541

TOTAL U.S. GOVERNMENT AGENCY
OBLIGATIONS
(Cost: $618,707,872)                                                                 $     626,839,845
                                                                                     -----------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    PRINCIPAL
                                                                      AMOUNT               VALUE
                                                                      ------               -----
ASSET BACKED SECURITIES - 1.42%
Commodore CDO I Ltd.,
 1.70% due 02/24/2034 ***                                        $   6,000,000       $       5,910,000
Wings 2003 1 Ltd,
 1.68% due 11/15/2035 ***                                           12,353,868              12,106,791
                                                                                     -----------------

TOTAL ASSET BACKED SECURITIES
(Cost: $18,049,665)                                                                  $      18,016,791
                                                                                     -----------------

SHORT TERM INVESTMENTS - 35.22%
DaimlerChrysler AG,
 1.35% due 01/14/2004                                            $  12,400,000       $      12,393,955
Federal Farm Credit Bank Discount Notes,
 zero coupon, due 01/05/2004 -
 01/06/2004                                                         40,000,000              39,995,178
Federal Home Loan Bank
 Consolidated Discount Note,
 1.01% due 01/13/2004 ***                                          150,000,000             149,949,500
Amsterdam Funding Corp.,
 1.09% due 01/13/2004 ***                                           37,000,000              36,986,557
Bryant Park Funding LLC,
 1.10% due 01/13/2004                                               23,985,000              23,976,205
Clipper Receivables Discount,
 1.08% due 01/14/2004                                               24,800,000              24,790,328
Four Winds Funding Corp.,
 1.22% due 01/14/2004 ***                                           12,400,000              12,394,537
General Motors Acceptance Corp.,
 1.37% due 01/14/2004 ***                                           12,400,000              12,393,865
Jupiter Section,
 1.09% due 01/13/2004 ***                                           37,000,000              36,986,557
Market Street Funding Corp.,
 1.09% due 01/14/2004 ***                                           25,031,000              25,021,148
Variable Funding Capital Corp.,
 1.08% due 01/14/2004 ***                                           24,800,000              24,790,328
Victory Receivable Corp., ***
 1.11% due 01/13/2004                                                3,311,000               3,309,775
United States Treasury Bills,
 0.89% due 01/02/2004                                               42,000,000              41,998,961
                                                                                     -----------------
                                                                                     $     444,986,894

REPURCHASE AGREEMENTS - 7.81%
UBS Tri-Party Repurchase
 Agreement, dated 12/31/2003 at
 0.83%, to be repurchased at
 $98,645,548 on 01/02/2004,
 collateralized by $27,294,000 U.S.
 Treasury Bonds, 8.50% due
 02/15/2020 (valued at
 $38,927,522, including interest)
 and $50,000,000 U.S. Treasury
 Bonds, 6.75% due 08/15/2026
 (valued at $61,686,500, including
 interest). ***                                                  $  98,641,000       $      98,641,000
                                                                                     -----------------

TOTAL INVESTMENTS (U.S. GOVERNMENT
SECURITIES TRUST) (Cost: $1,254,057,595)                                             $   1,263,508,465
                                                                                     =================

MONEY MARKET TRUST

                                                                    PRINCIPAL
                                                                      AMOUNT               VALUE
                                                                      ------               -----
U.S. TREASURY OBLIGATIONS - 12.18%
U.S. TREASURY BILLS - 12.18%
0.895% due 04/01/2004                                            $  30,000,000       $      29,932,129
0.90% due 01/02/2004 - 02/19/2004                                   75,400,000              75,317,214
0.95% due 01/22/2004                                                 4,075,000               4,072,742
0.96% due 03/04/2004                                                30,000,000              29,949,600
1.005% due 04/29/2004                                                9,700,000               9,667,776
                                                                                     -----------------
                                                                                           148,939,461

TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $148,939,461)                                                                 $     148,939,461
                                                                                     -----------------

U.S. GOVERNMENT AGENCY OBLIGATIONS - 50.14%
FEDERAL HOME LOAN BANK - 38.26%
0.98% due 03/17/2004                                                50,000,000              49,896,556
1.02% due 02/20/2004                                                41,750,000              41,690,854
1.03% due 01/07/2004 - 03/12/2004                                  116,100,000             116,012,152
1.04% due 01/09/2004                                                26,000,000              25,993,991
1.05% due 01/23/2004 - 01/28/2004                                   72,600,000              72,547,349
1.06% due 01/09/2004 - 01/21/2004                                   98,500,000              98,458,189
1.07% due 03/03/2004                                                26,474,000              26,425,214
1.075% due 01/14/2004                                               37,000,000              36,985,637
                                                                                     -----------------
                                                                                           468,009,942

FEDERAL NATIONAL MORTGAGE ASSOCIATION - 11.88%
1.02% due 02/02/2004                                                50,000,000              49,954,667
1.05% due 01/07/2004 - 03/24/2004                                   80,500,000              80,437,102
1.06% due 02/11/2004                                                15,000,000              14,981,891
                                                                                     -----------------
                                                                                           145,373,660

TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
(Cost: $613,383,602)                                                                 $     613,383,602
                                                                                     -----------------

FOREIGN GOVERNMENT OBLIGATIONS - 6.01%
GOVERNMENT OF CANADA - 6.01%
1.02% due 02/11/2004                                             $  43,600,000       $      43,549,351
1.04% due 02/23/2004                                                30,000,000              29,954,067
                                                                                     -----------------
                                                                                            73,503,418

TOTAL FOREIGN GOVERNMENT OBLIGATIONS
(Cost: $73,503,418)                                                                  $      73,503,418
                                                                                     -----------------

SUPRANATIONAL OBLIGATIONS - 2.21%
BANKING - 2.21%

International Bank For
 Reconstruction & Development,
 1.02% due 01/15/2004                                               27,000,000              26,989,290
                                                                                     -----------------

TOTAL SUPRANATIONAL OBLIGATIONS                                                      $      26,989,290
(Cost: $26,989,290)

COMMERCIAL PAPER - 29.41%
AGRICULTURE - 2.45%
Cargill, Inc.,
 1.04% due 01/27/2004                                               30,000,000              29,977,467
                                                                                     -----------------

AUTOMOBILES - 3.64%
Toyota Motor Credit Corp.,
 1.05% due 01/23/2004                                               14,600,000              14,590,632

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    PRINCIPAL
                                                                      AMOUNT               VALUE
                                                                      ------               -----
AUTOMOBILES - CONTINUED
Volkswagen Of America,
 1.05% due 01/09/2004                                            $  30,000,000       $      29,993,000
                                                                                     -----------------
                                                                                            44,583,632

FINANCIAL SERVICES - 17.49%
Clipper Receivables Corp.,
 1.09% due 01/12/2004                                            $  30,000,000       $      29,990,008
 1.10% due 01/14/2004                                               15,000,000              14,994,042
Galleon Capital Corp.,
 1.09% due 01/21/2004                                               20,000,000              19,987,889
 1.10% due 01/21/2004                                               20,000,000              19,987,777
General Electric Capital Corp.,
 1.06% due 01/28/2004                                               35,000,000              34,972,175
Royal Bank of Scotland PLC,
 1.06% due 01/14/2004                                               30,000,000              29,988,517
State Street Corp.,
 1.05% due 01/21/2004                                               24,000,000              23,986,000
UBS Finance, Inc.,
 1.055% due 01/09/2004                                              40,000,000              39,990,622
                                                                                     -----------------
                                                                                           213,897,030

PHARMACEUTICALS - 2.07%
Pfizer Inc., Discount Commercial
 Paper, 1.02% due 01/20/2004                                        25,300,000              25,286,380
                                                                                     -----------------

STEEL - 3.76%
Unilever Capital Corporation Discount
 Commercial Pennsylvania, 0.97% due
 01/05/2004                                                         46,010,000              46,005,041
                                                                                     -----------------

TOTAL COMMERCIAL PAPER
(Cost: $359,749,550)                                                                 $     359,749,550
                                                                                     -----------------

REPURCHASE AGREEMENTS - 0.05%
 Repurchase Agreement with State
 Street Corp., dated 12/31/2003 at
 0.70%, to be repurchased at
 $660,026 on 01/02/2004,
 collateralized by $475,000 U.S.
 Treasury Bonds, 8.50% due
 2/15/2020 (valued at $678,359,
 including interest).                                            $     660,000       $         660,000
                                                                                     -----------------

TOTAL INVESTMENTS (MONEY MARKET
TRUST) (Cost: $1,223,225,321)                                                        $   1,223,225,321

                                                                                     =================

SMALL CAP INDEX TRUST

                                                                       SHARES              VALUE
                                                                       ------              -----
COMMON STOCK - 76.07%
ADVERTISING - 0.17%
aQuantive, Inc. *                                                        7,593       $          77,829
FindWhat.com * (a)                                                       2,371                  44,456
Grey Global Group, Inc.                                                    162                 110,654
ValueClick, Inc. *                                                      12,465                 113,182
                                                                                     -----------------
                                                                                               346,121

AEROSPACE - 0.70%
AAR Corp. *                                                              5,989                  89,536
Aviall Inc. *                                                            5,789                  89,787
Curtiss Wright Corp.                                                     2,746                 123,597
DRS Technologies, Inc. *                                                 4,242                 117,843
EDO Corp. *                                                              2,844                  70,105
Esterline Technologies Corp. *                                           3,650                  97,345
GenCorp, Inc.                                                            6,015                  64,782
Heico Corp. * (a)                                                        2,793                  50,833
Herley Industries, Inc. *                                                2,137                  44,236
Integral Systems, Inc. *                                                 2,292                  49,324
Moog, Inc., Class A *                                                    2,629                 129,873
Mtc Technologies, Inc. *                                                 1,196                  38,535
Orbital Sciences Corp., Class A * (a)                                    8,387                 100,812
Sequa Corp., Class A *                                                     727                  35,623
Teledyne Technologies, Inc. *                                            5,830                 109,895
Triumph Group, Inc. *                                                    2,583                  94,021
United Industrial Corp.                                                  2,228                  40,215
Woodward Governor Company                                                1,570                  89,223
                                                                                     -----------------
                                                                                             1,435,585

AGRICULTURE - 0.11%
Delta & Pine Land Company                                                6,685                 169,799
Tejon Ranch Company *                                                    1,339                  54,912
                                                                                     -----------------
                                                                                               224,711

AIR FREIGHT - 0.04%
ExpressJet Holdings, Inc. *                                              5,325                  79,875
                                                                                     -----------------

AIR TRAVEL - 0.53%
Airtran Holdings, Inc. * (a)                                            13,482                 160,436
Alaska Air Group, Inc. *                                                 4,179                 114,045
America West Holding Corp., Class B * (a)                                5,476                  67,902
Atlantic Coast Airlines Holdings, Inc. *                                 7,697                  76,200
Continental Airlines, Inc., Class B * (a)                               11,810                 192,149
Frontier Airlines, Inc. *                                                6,385                  91,050
Mesa Air Group, Inc. * (a)                                               5,100                  63,852
Northwest Airlines Corp., Class A * (a)                                 11,156                 140,789
SkyWest, Inc. *                                                         10,292                 186,491
                                                                                     -----------------
                                                                                             1,092,914

ALUMINUM - 0.02%
Century Aluminum Company                                                 2,447                  46,517
                                                                                     -----------------

APPAREL & TEXTILES - 0.98%
Angelica Corp.                                                           2,258                  49,676
Brown Shoe, Inc. *                                                       3,206                 121,604
Cherokee Inc.                                                            1,620                  36,839
G & K Services, Class A *                                                3,096                 113,778
Goodys Family Clothing, Inc.                                             3,926                  36,747
Interface, Inc., Class A *                                               9,587                  53,016
K-Swiss, Inc., Class A                                                   4,356                 104,805
Kellwood Company                                                         4,569                 187,329
Maxwell Shoe, Inc. *                                                     3,018                  51,216
Movado Group, Inc.                                                       1,614                  45,563
Oakley, Inc. (a)                                                         4,868                  67,373
Oshkosh B'Gosh, Inc., Class A                                            1,877                  40,281
Oxford Industries, Inc. * (a)                                            1,146                  38,827
Phillips Van Heusen Corp.                                                4,805                  85,241
Quiksilver, Inc. *                                                       9,632                 170,775
Russell Corp. *                                                          4,931                  86,588
Stage Stores, Inc. * (a)                                                 2,848                  79,459
Stride Rite Corp.                                                        7,218                  82,141
The Gymboree Corp. *                                                     5,509                  94,920
Unifi, Inc. *                                                            9,096                  58,669
Unifirst Corp. *                                                         1,891                  44,836
Vans, Inc. * (a)                                                         3,815                  43,529
Warnaco Group, Inc. *                                                    6,459                 103,021
Wellman, Inc.                                                            6,297                  64,292
Wolverine World Wide, Inc.                                               7,140                 145,513
                                                                                     -----------------
                                                                                             2,006,038

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                      SHARES               VALUE
                                                                      ------               -----
AUTO PARTS - 0.52%
Aftermarket Technology Corp. *                                           2,845       $          39,033
CSK Auto Corp. *                                                         6,199                 116,355
Federal Signal Corp.                                                     8,406                 147,273
Keystone Automotive Industries, Inc. *                                   2,161                  54,803
Modine Manufacturing Company                                             4,121                 111,185
Strattec Security Corp. *                                                  682                  41,541
Superior Industries International, Inc.                                  3,681                 160,197
TBC Corp. *                                                              2,992                  77,224
Tower Automotive, Inc. * (a)                                            11,151                  76,161
Visteon Corp.                                                           23,522                 244,864
                                                                                     -----------------
                                                                                             1,068,636

AUTO SERVICES - 0.20%
Copart, Inc. *                                                          12,264                 202,356
Dollar Thrifty Automotive Group, Inc. *                                  4,077                 105,757
Lithia Motors, Inc., Class A                                             2,365                  59,622
Midas, Inc. * (a)                                                        2,882                  41,213
                                                                                     -----------------
                                                                                               408,948

AUTOMOBILES - 0.25%
Dura Automotive Systems, Inc. *                                          3,520                  44,950
Monaco Coach Corp. *                                                     4,590                 109,242
Monro Muffler Brake, Inc. *                                              2,039                  40,800
Tenneco Automotive, Inc. *                                               8,181                  54,731
Thor Industries, Inc.                                                    3,116                 175,182
United Auto Group, Inc.                                                  2,980                  93,274
                                                                                     -----------------
                                                                                               518,179

BANKING - 8.27%
1St Source Corp.                                                         2,405                  51,732
ABC Bancorp                                                              2,767                  44,189
Alabama National BanCorp                                                 1,540                  80,927
Allegiant Bancorp, Inc.                                                  2,305                  64,655
Amcore Financial, Inc.                                                   3,880                 104,838
American National Bankshares, Inc. (a)                                   1,568                  41,521
Americanwest BanCorp *                                                   2,116                  48,245
Anchor BanCorp Wisconsin, Inc.                                           3,423                  85,233
Arrow Financial Corp.                                                    1,741                  48,348
BancTrust Financial Group, Inc.                                          2,442                  39,121
Bank Granite Corp.                                                       2,590                  56,410
Bank Mutual Corp.                                                        6,295                  71,700
Bank Of The Ozarks, Inc. (a)                                             1,822                  41,013
Bankatlantic Bancorp, Inc., Class A                                      7,234                 137,446
BankUnited Financial Corp., Class A *                                    4,895                 126,242
Banner Corp.                                                             2,065                  51,935
Bay View Capital Corp.                                                  11,819                  25,293
Berkshire Hill Bancorp, Inc.                                             1,152                  41,702
Boston Private Financial Holdings, Inc. (a)                              3,465                  86,071
Brookline Bancorp, Inc.                                                  9,299                 142,647
Bryn Mawr Bank Corp. (a)                                                 1,878                  45,992
BSB Bancorp Inc.                                                         1,592                  62,884
C + F Financial Corp.                                                      886                  35,174
Camco Financial Corp.                                                    2,671                  46,288
Camden National Corp.                                                    1,675                  50,853
Capital City Bank Group, Inc. (a)                                        1,460                  67,145
Capital Corporation of The West *                                        1,071                  42,454
Capitol Bancorp, Ltd.                                                    1,776                  50,438
Cascade Bancorp (a)                                                      2,587                  49,826
Cathay Bancorp, Inc. *                                                   3,262                 181,628
Cavalry BanCorp, Inc. (a)                                                2,155                  37,863
CB Bancshares, Inc.                                                        800                  50,080
CCBT Financial Companies, Inc. *                                         2,037                  71,193
Center Bancorp, Inc. (a)                                                 2,048                  40,264
Central Coast Bancorp *                                                  2,387                  43,300
Central Pacific Financial Corp.                                          2,361                  70,924
Century Bancorp, Inc.                                                    1,037                  36,772
CFS Bancorp, Inc.                                                        2,933                  43,526
Chemical Financial Corp.                                                 4,087                 148,726
Chittenden Corp.                                                         5,150                 173,246
Citizens Banking Corp.                                                   7,175                 234,766
Citizens First Bancorp, Inc.                                             2,075                  47,310
CityBank                                                                 1,609                  52,293
CNB Financial Corp./PA                                                   1,051                  44,226
Coastal Bancorp, Inc.                                                    1,129                  46,413
Coastal Financial Corp.                                                  2,546                  44,911
CoBiz, Inc.                                                              1,958                  36,066
Columbia Bancorp                                                         1,309                  41,823
Columbia Bankcorp Oregon                                                 2,308                  39,813
Columbia Banking System, Inc.                                            2,749                  59,543
Commercial Bankshares, Inc. *                                            1,078                  36,178
Commercial Federal Corp.                                                 7,272                 194,235
Community Bank Systems, Inc.                                             1,608                  78,792
Community Banks, Inc. *                                                  1,491                  58,611
Community First Bankshares, Inc.                                         5,796                 167,736
Community Trust Bancorp, Inc.                                            2,392                  72,244
Connecticut Bancshares, Inc.                                             1,690                  87,103
Corus Bankshares, Inc.                                                   1,808                  57,060
CVB Financial Corp.                                                      5,904                 113,882
Digital Insight Corp. *                                                  5,344                 133,066
Dime Community Bancorp, Inc.                                             3,424                 105,322
East West Bancorp, Inc.                                                  3,600                 193,248
Eastern Virginia Bankshares, Inc. (a)                                    1,318                  37,999
ESB Financial Corp. (a)                                                  2,328                  38,156
Evertrust Financial Group, Inc.                                          1,283                  40,851
Exchange National Bancshares, Inc. (a)                                   1,107                  40,018
Farmers Capital Bank Corp.                                               1,445                  49,144
FFLC Bancorp, Inc.                                                       1,305                  37,519
Fidelity Bankshares, Inc. *                                              2,336                  73,350
Financial Institutions, Inc. *                                           1,790                  50,532
First Bancorp                                                            1,476                  46,361
First Busey Corp. *                                                      1,600                  43,200
First Charter Corp. *                                                    5,234                 102,325
First Citizens Bancshares, Inc.                                            966                 117,398
First Commonwealth Financial Corp.                                       9,451                 134,771
First Community Bancorp                                                  1,973                  71,304
First Community Bancshares, Inc.                                         1,622                  53,786
First Defiance Financial Corp.                                           1,377                  36,697
First Essex Bancorp, Inc. *                                              1,130                  65,698
First Federal Capital Corp.                                              3,079                  69,339
First Financial BanCorp *                                                5,567                  88,794
First Financial Bankshares, Inc.                                         2,126                  88,654
First Financial Corp.                                                    2,344                  70,343
First Financial Holdings, Inc.                                           2,238                  69,960
First Indiana Corp.                                                      2,315                  43,406
First M&F Corp.                                                          1,052                  39,871
First Merchants Corp.                                                    3,076                  78,500
First National Corp.                                                     1,724                  51,737
First Niagara Financial Group, Inc.                                     12,206                 181,991
First Oak Brook Bancshares, Inc., Class A                                1,304                  39,133
First of Long Island Corp.                                                 928                  39,904
First Place Financial Corp. (a)                                          2,728                  53,278
First Republic Bank                                                      1,682                  60,216
First Sentinel Bancorp, Inc. (a)                                         3,526                  74,258
First South Bancorp, Inc. (a)                                            1,077                  39,311
First Street Bancorporation                                              1,506                  52,333
First United Corp.                                                       1,804                  43,963
Firstbank Corp.                                                          1,375                  42,845

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                       SHARES              VALUE
                                                                       ------              -----
BANKING - CONTINUED
Firstfed America Bancorp, Inc.                                           2,621       $          68,225
Flagstar Bancorp, Inc.                                                   4,899                 104,937
Floridafirst Bancorp, Inc.                                               1,656                  54,814
Flushing Financial Corp.                                                 2,634                  48,150
FNB Corp. of  North Carolina *                                           1,633                  34,587
FNB Corp. of Virginia                                                    1,705                  50,639
Foothill Independent Bancorp                                             1,506                  35,632
Frontier Financial Corp.                                                 2,275                  75,439
Georgia Financial, Inc.                                                  1,508                  52,373
German American Bancorp (a)                                              2,430                  42,520
Glacier Bancorp, Inc.                                                    3,055                  98,982
Gold Banc Corporation, Inc. (a)                                          6,284                  88,353
Great Southern Bancorp, Inc.                                             1,119                  51,888
Greater Bay Bancorp (a)                                                  9,055                 257,886
Greene County Bancshares, Inc.                                           1,548                  36,037
Hancock Holding Company                                                  2,033                 110,941
Hanmi Financial Corp.                                                    1,872                  37,009
Harleysville National Corp.                                              4,001                 120,430
Hawthorne Financial Corp. *                                              2,159                  60,409
Heartland Financial USA, Inc.                                            1,799                  33,452
Heritage Commerce Corp. *                                                3,497                  42,838
Heritage Financial Corp.                                                 1,869                  40,894
Horizon Financial Corp.                                                  2,730                  47,802
Hudson River Bancorp, Inc.                                               2,646                 103,273
Humboldt Bancorp (a)                                                     2,806                  49,161
IBERIABANK Corp.                                                         1,111                  65,549
IBT Bancorp, Inc. (a)                                                      718                  42,527
Independent Bank Corp. - MA                                              2,144                  61,790
Independent Bank Corp. - MI                                              3,277                  92,936
Integra Bank Corp. * (a)                                                 2,824                  62,063
Interchange Financial Services Corp.                                     2,193                  55,483
Irwin Financial Corp. (a)                                                2,614                  82,080
Klamath First Bancorp, Inc.                                              1,600                  42,464
Lakeland Bancorp, Inc. (a)                                               3,008                  48,308
Lakeland Financial Corp.                                                 1,234                  43,585
LNB Bancorp, Inc.                                                        1,900                  38,570
Local Financial Corp. *                                                  3,161                  65,875
LSB Bancshares, Inc.                                                     2,659                  46,267
Macatawa Bank Corp.                                                      1,876                  53,110
MAF Bancorp, Inc.                                                        3,173                 132,949
Main Street Banks, Inc. (a)                                              2,377                  62,990
MainSource Financial Group, Inc.                                         1,615                  49,529
MassBank Corp.                                                             871                  37,105
MB Financial, Inc.                                                       2,817                 102,539
MBT Financial Corp.                                                      3,033                  50,075
Mercantile Bankcorp *                                                    1,251                  45,662
Merchants Bancshares, Inc.                                               1,300                  39,715
Mid-State Bancshares                                                     3,930                  99,979
Midwest Banc Holdings, Inc. (a)                                          1,866                  41,519
Mutualfirst Financial, Inc.                                              1,528                  38,720
Nara Bancorp Inc.                                                        1,838                  50,177
National Penn Bancshares, Inc. (a)                                       3,607                 115,857
NBC Capital Corp.                                                        1,563                  41,685
Netbank, Inc.                                                            8,762                 116,973
Northern States Financial Corp.                                          1,217                  35,183
Northwest Bancorp, Inc.                                                  1,616                  34,518
Old Second Bancorp, Inc. *                                               1,215                  60,142
Omega Financial Corp.                                                    1,594                  61,353
Oriental Financial Group, Inc.                                           2,318                  59,565
PAB Bankshares, Inc. (a)                                                 2,645                  41,103
Pacific Capital Bancorp *                                                5,551                 204,388
Parkvale Financial Corp. *                                               1,538                  41,295
Partners Trust Financial Group                                           1,331                  45,254
Patriot Bank Corp.                                                       1,832                  52,414
Peapack Gladstone Financial, Corp. (a)                                   1,588                  49,228
Pennrock Financial Services, Corp.                                       1,604                  49,852
Peoples Bancorp, Inc. (a)                                                1,983                  58,518
Peoples Holding Company                                                  1,087                  35,871
PFF Bancorp, Inc.                                                        1,933                  70,129
PrivateBankcorp, Inc. (a)                                                1,232                  56,081
Prosperity Bancshares, Inc. (a)                                          2,432                  54,769
Provident Bankshares Corp.                                               3,724                 109,635
Provident Financial Services                                             7,689                 145,322
Quaker City Bancorp, Inc.                                                  964                  44,874
R & G Financial Corp., Class B                                           3,035                 120,793
Republic Bancorp, Inc.                                                   9,553                 128,870
Republic Bancshares, Inc.                                                1,561                  49,125
Riggs National Corp.                                                     2,738                  45,259
S & T Bancorp, Inc.                                                      4,246                 126,955
S Y Bancorp, Inc. (a)                                                    2,086                  42,888
Sandy Spring Bancorp, Inc. (a)                                           2,329                  87,105
Seacoast Banking Corp. (a)                                               2,366                  41,074
Second Bancorp, Inc. (a)                                                 1,683                  44,431
Security Bank Corp.                                                      1,101                  34,682
Shore Bancshares,  Inc. (a)                                              1,235                  47,041
Silicon Valley Bancshares * (a)                                          5,105                 184,137
Simmons First  National Corp., Class A                                   2,682                  74,828
Sound Federal Bancorp, Inc. (a)                                          3,211                  50,059
South Financial Group, Inc.                                              9,670                 269,406
Southern Financial Bancorp Inc.                                          1,171                  50,435
Southside Bancshares, Inc.                                               2,475                  45,788
Southwest BanCorp of Texas, Inc.                                         4,563                 177,273
Southwest Bancorp, Inc.                                                  2,521                  45,075
State Bancorp, Inc. *                                                    1,926                  46,725
Staten Islands Bancorp, Inc.                                             9,064                 203,940
Sterling Bancorp                                                         2,208                  62,928
Sterling Bancshares, Inc.                                                7,176                  95,656
Sterling Financial Corp.                                                 3,052                  84,693
Sterling Financial Corp. *                                               2,505                  85,746
Suffolk Bancorp (a)                                                      1,981                  68,404
Summit Bankshares, Inc.                                                  1,493                  41,595
Sun Bancorp, Inc. (a)                                                    1,948                  36,934
Susquehanna Bancshares, Inc.                                             6,213                 155,387
Texas Regional Bancshares, Inc., Class A                                 3,740                 138,380
The Trust Company of New Jersey                                          3,073                 121,937
Tierone Corp. *                                                          3,866                  88,763
Tompkins Trustco, Inc.                                                   1,433                  65,990
Trico Bancshares                                                         1,097                  34,621
Troy Financial Corp.                                                     1,071                  37,485
TrustCo Bank Corp. * (a)                                                12,420                 163,323
U.S.B. Holding Company, Inc. * (a)                                       2,305                  44,694
UCBH Holdings, Inc.                                                      7,024                 273,725
Umpqua Holdings Corp. * (a)                                              5,005                 104,054
Union Bankshares Corp.                                                   1,650                  50,325
United Community Banks, Inc. * (a)                                       3,169                 104,260
United National Bancorp                                                  2,936                 104,903
United Security Bancshares, Inc. (a)                                     1,536                  44,467
Unizan Financial Corp.                                                   3,724                  75,411
Virginia Financial Group, Inc. (a)                                       1,544                  54,843
W Holding Company, Inc.                                                 11,968                 222,719
Washington Trust Bancorp, Inc.                                           2,502                  65,552
Wayne Bancorp, Inc.                                                      1,553                  41,821
Waypoint Financial Corp.                                                 4,938                 107,105
Wesbanco, Inc.                                                           2,960                  81,962

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    SHARES                 VALUE
                                                                    ------                 -----
BANKING - CONTINUED
West Bancorp. , Inc. (a)                                                 3,299       $          57,073
West Coast Bancorp                                                       2,949                  62,932
Western Sierra Bancorp * (a)                                               928                  43,616
WFS Financial, Inc.                                                      2,209                  93,794
Willow Grove Bancorp, Inc.                                               2,725                  48,396
Wintrust Financial Corp. (a)                                             3,354                 151,265
Yadkin Valley Bank & Trust Company * (a)                                 2,397                  40,989
Yardville National Bancorp                                               1,750                  45,045
                                                                                     -----------------
                                                                                            16,948,358

BIOTECHNOLOGY - 1.20%
Applera Corp. - Celera Genomics Group *                                 12,955                 180,204
Cell Therapeutics, Inc. * (a)                                            5,981                  52,035
Ciphergen Biosystems, Inc. * (a)                                         4,391                  49,355
Digene Corp. *                                                           2,223                  89,142
Discovery Laboratories, Inc. * (a)                                       6,808                  71,416
Exelixis, Inc. *                                                         9,665                  68,428
Geron Corp. * (a)                                                        7,162                  71,405
Integra LifeSciences Holdings Corp. *                                    3,237                  92,675
Intermune, Inc. *                                                        4,634                 107,323
Kosan Biosciences, Inc. *                                                3,845                  37,912
Lexicon Genetics, Inc. * (a)                                             7,732                  45,542
Martek Biosciences Corp. * (a)                                           4,076                 264,818
Medarex, Inc. * (a)                                                     13,740                  85,600
MGI Pharma, Inc. * (a)                                                   5,612                 230,934
Molecular Devices Corp. *                                                2,818                  53,514
Myriad Genetics, Inc. * (a)                                              5,192                  66,769
Nektar Therapeutics * (a)                                                8,696                 118,353
Progenics Pharmaceuticals, Inc. *                                        2,198                  41,454
Progress Software Corp. *                                                4,930                 100,868
Regeneration Technologies, Inc. * (a)                                    4,566                  50,043
Serologicals Corp. * (a)                                                 4,145                  77,097
Tanox, Inc. * (a)                                                        4,479                  66,513
Telik, Inc. * (a)                                                        6,931                 159,482
Transkaryotic Therapies, Inc. * (a)                                      5,516                  86,105
Trimeris, Inc. * (a)                                                     2,628                  55,135
Tularik, Inc. * (a)                                                      8,974                 144,930
                                                                                     -----------------
                                                                                             2,467,052

BROADCASTING - 0.49%
Cumulus Media, Inc., Class A *                                           7,754                 170,588
Emmis Communications Corp., Class A *                                    7,946                 214,939
Gray Television, Inc., Common                                            7,459                 112,780
Mediacom Communications Corp., Class A *                                 9,752                  84,550
Regent Communications, Inc. *                                            7,582                  48,146
Saga Communications, Inc., Class A *                                     2,733                  50,643
Salem Communications Corp., Class A *                                    1,744                  47,297
Sinclair Broadcast Group, Inc., Class A * (a)                            7,263                 108,364
Spanish Broadcasting Systems, Inc., Class A *                            6,227                  65,384
World Wrestling Entertainment, Inc., Class A                             3,524                  46,164
Young Broadcasting, Inc., Class A *                                      2,657                  53,246
                                                                                     -----------------
                                                                                             1,002,101

BUILDING MATERIALS & CONSTRUCTION - 0.67%
Apogee Enterprises, Inc.                                                 4,433                  50,315
Dycom Industries, Inc. *                                                 8,543                 229,123
ElkCorp                                                                  3,508                  93,664
Griffon Corp. *                                                          4,196                  85,011
Haemonetics Corp. *                                                      3,001                  71,694
Hughes Supply, Inc.                                                      4,117                 204,285
Lennox International, Inc. *                                             7,767                 129,709
LSI Industries, Inc.                                                     3,878                  52,353
NCI Building Systems, Inc. *                                             3,438                  82,168
Standard-Pacific Corp.                                                   5,510                 267,510
Trex Company, Inc. * (a)                                                 1,315                  49,944
WCI Communities, Inc. *                                                  3,010                  62,036
                                                                                     -----------------
                                                                                             1,377,812

BUSINESS SERVICES - 4.13%
ABM Industries, Inc.                                                     6,711                 116,838
Activcard Corp. *                                                        7,554                  59,525
Administaff, Inc. * (a)                                                  3,715                  64,567
Advanced Marketing Services, Inc. (a)                                    3,392                  38,669
ADVO, Inc.                                                               5,337                 169,503
American Management Systems, Inc. *                                      7,992                 120,439
AMR Corp. *                                                             27,944                 361,875
Arbitron, Inc. *                                                         5,257                 219,322
Banta Corp.                                                              3,888                 157,464
Black Box Corp. * (a)                                                    2,884                 132,866
Bowne & Company, Inc.                                                    6,301                  85,442
Bright Horizons Family Solutions, Inc. *                                 2,169                  91,098
Brinks Company                                                           9,662                 218,458
Catalina Marketing Corp. *                                               6,811                 137,310
CDI Corp.                                                                2,150                  70,412
Central Parking Corp. * (a)                                              3,755                  56,062
Charles River Associates, Inc. *                                         1,545                  49,425
Clark, Inc. *                                                            3,161                  60,818
Coinstar, Inc. * (a)                                                     4,108                  74,190
Compucredit Corp. *                                                      2,602                  55,371
Cornell Corrections, Inc. *                                              2,731                  37,278
CoStar Group, Inc. *                                                     2,703                 112,661
CSG Systems International, Inc. *                                        9,846                 122,976
eFunds Corp. *                                                           8,568                 148,655
Electro Rent Corp. *                                                     3,426                  45,703
Ennis Business Forms, Inc. *                                             3,574                  54,682
Entrust Technologies, Inc. *                                            10,177                  41,522
Euronet Worldwide, Inc. *                                                3,076                  55,368
Forrester Research, Inc. *                                               2,847                  50,876
FTI Consulting, Inc. * (a)                                               7,369                 172,213
Gartner Group, Inc., Class A *                                          14,100                 159,471
Gevity HR, Inc. * (a)                                                    2,310                  51,374
Healthcare Services Group Inc.                                           2,204                  42,515
Heidrick & Struggles International, Inc. *                               3,069                  66,904
Hudson Highland Group, Inc. * (a)                                        1,695                  40,426
Information Holdings, Inc. *                                             2,407                  53,195
Insight Enterprises, Inc. *                                              8,456                 158,973
InterCept, Inc. * (a)                                                    3,747                  42,304
Intervoice Brite, Inc. *                                                 6,323                  75,054
John H. Harland Company                                                  4,846                 132,296
Kelly Services, Inc., Class A                                            3,096                  88,360
Korn/Ferry International *                                               6,237                  83,202
Kroll, Inc. *                                                            6,421                 166,946
Labor Ready, Inc. * (a)                                                  7,409                  97,058
Lightbridge, Inc. *                                                      5,865                  53,371
MAXIMUS, Inc. * (a)                                                      2,829                 110,699
McGrath Rentcorp                                                         1,548                  42,183
MPS Group, Inc. *                                                       17,004                 158,987
National Processing, Inc. *                                              1,491                  35,113
Navigant Consulting Company *                                            8,058                 151,974
NCO Group, Inc. *                                                        3,369                  76,712
New England Business Service, Inc.                                       1,902                  56,109
Paxar Corp. *                                                            5,292                  70,913
PDI, Inc. *                                                              1,348                  36,140
Perot Systems Corp., Class A *                                          13,293                 179,190
Pre-Paid Legal Services, Inc. * (a)                                      2,901                  75,774
PRG-Schultz International, Inc. * (a)                                    8,572                  42,003
Quest Software, Inc. *                                                   7,280                 103,376

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    SHARES                 VALUE
                                                                    ------                 -----
BUSINESS SERVICES - CONTINUED
R.H. Donnelley Corp. *                                                   3,526       $         140,476
Rent-Way, Inc. * (a)                                                     4,930                  40,377
Resource America, Inc.                                                   3,550                  53,250
Resources Connection, Inc. *                                             3,654                  99,791
Rewards Network, Inc. * (a)                                              4,729                  50,411
Right Management Consultants, Inc. *                                     2,898                  54,077
Rollins, Inc.                                                            3,410                  76,895
Roto Rooter, Inc.                                                        1,912                  88,143
Scansource, Inc. * (a)                                                   1,956                  89,233
Seachange International, Inc. *                                          4,514                  69,516
Sfbc International, Inc. * (a)                                           1,415                  37,582
Sonicwall, Inc. *                                                        9,950                  77,610
Sothebys Holdings, Inc., Class A *                                       8,355                 114,129
SOURCECORP, Inc. *                                                       2,973                  76,198
Spherion Corp. *                                                        11,212                 109,765
SRA International, Inc., Class A *                                       1,532                  66,029
StarTek, Inc.                                                            1,955                  79,744
Surmodics, Inc. * (a)                                                    2,671                  63,837
Systems & Computer Technology Corp. *                                    6,279                 102,662
TALX Corp. (a)                                                           2,557                  58,888
Teletech Holdings, Inc. *                                                6,600                  74,580
TETRA Technologies, Inc. *                                               8,967                 222,920
The Titan Corp. *                                                       14,151                 308,633
TRC Companies, Inc. * (a)                                                2,257                  47,532
Tyler Technologies, Inc. *                                               7,870                  75,788
URS Corp. *                                                              3,030                  75,780
Volt Information Sciences, Inc. *                                        1,754                  39,640
Wackenhut Corrections Corp. *                                            1,996                  45,509
Watson Wyatt & Company Holdings *                                        5,978                 144,369
Wind River Systems, Inc. *                                              13,885                 121,633
Wireless Facilities, Inc. *                                              6,108                  90,765
Zhone Technologies, Inc. * (a)                                           7,538                  37,238
                                                                                     -----------------
                                                                                             8,465,210

CABLE AND TELEVISION - 0.28%
Charter Communications, Inc., Class A * (a)                             46,961                 188,783
Insight Communications Company,
 Inc., Class A * (a)                                                     8,681                  89,501
Lin TV Corp. *                                                           4,845                 125,050
LodgeNet Entertainment Corp. *                                           2,376                  43,433
Time Warner Telecom, Inc., Class A * (a)                                 7,448                  75,448
TiVo, Inc. * (a)                                                         6,721                  49,736
                                                                                     -----------------
                                                                                               571,951

CELLULAR COMMUNICATIONS - 0.35%
Dobson Communications Corp.,
 Class A * (a)                                                           5,513                  36,220
NII Holdings, Inc., Class B * (a)                                        2,255                 168,291
RF Micro Devices, Inc. * (a)                                            30,672                 308,253
Western Wireless Corp., Class A * (a)                                   10,991                 201,795
                                                                                     -----------------
                                                                                               714,559

CHEMICALS - 1.86%
A. Schulman, Inc. *                                                      5,200                 110,864
Aceto Corp. *                                                            1,982                  50,620
Albany Molecular Research, Inc. *                                        4,974                  74,710
Albemarle Corp.                                                          5,360                 160,639
AmCol International Corp.                                                3,508                  71,212
Arch Chemicals, Inc.                                                     3,481                  89,322
Cabot Microelectronics Corp. * (a)                                       3,250                 159,250
Calgon Carbon Corp.                                                      7,433                  46,159
Cambrex Corp.                                                            3,545                  89,547
Crompton Corp.                                                          21,159                 151,710
Ethyl Corp. *                                                            2,805                  61,345
Ferro Corp.                                                              6,126                 166,689
FMC Corp. *                                                              6,138                 209,490
Georgia Gulf Corp. *                                                     4,765                 137,613
Great Lakes Chemical Corp.                                               6,203                 168,660
H.B. Fuller Company                                                      4,870                 144,834
Hercules, Inc. *                                                        15,899                 193,968
IMC Global, Inc.                                                        19,773                 196,346
MacDermid, Inc.                                                          4,460                 152,710
Millennium Chemicals, Inc.                                              11,440                 145,059
Minerals Technologies, Inc.                                              2,867                 169,870
Octel Corp.                                                              2,081                  40,975
Olin Corp.                                                               9,298                 186,518
OM Group, Inc. *                                                         5,088                 133,255
Polyone Corp.                                                           17,331                 110,745
Quaker Chemical Corp. *                                                  1,606                  49,385
Solutia, Inc.                                                           20,433                   7,458
Techne Corp. *                                                           7,189                 271,600
Valence Technology, Inc. * (a)                                           9,985                  38,442
Valhi, Inc.                                                              4,697                  70,267
W. R. Grace & Company *                                                 13,633                  35,037
WD-40 Company *                                                          3,153                 111,490
                                                                                     -----------------
                                                                                             3,805,789

COAL - 0.23%
Arch Coal, Inc.                                                          7,932                 247,241
Massey Energy Corp. *                                                   10,918                 227,094
                                                                                     -----------------
                                                                                               474,335

COMPUTERS & BUSINESS EQUIPMENT - 2.66%
Advanced Digital Information Corp. *                                    11,194                 156,716
Aether Systems, Inc. *,                                                  8,728                  41,458
Agilysys, Inc. * (a)                                                     5,332                  59,452
Anteon International Corp. *                                             3,278                 118,172
Applied Films Corp. *                                                    2,704                  89,286
Avanex Corp. * (a)                                                      11,103                  55,404
Benchmark Electronics, Inc. *                                            6,486                 225,778
Brooks Automation, Inc. *                                                6,646                 160,634
CACI International, Inc., Class A *                                      5,053                 245,677
Computer Network Technology Corp. * (a)                                  5,331                  50,858
Concurrent Computer Corp. *                                             12,216                  53,384
Cray, Inc. *                                                            12,612                 125,237
Dot Hill Systems Corp. *                                                 6,404                  97,021
Echelon Corp. * (a)                                                      5,453                  60,746
Electronics For Imaging, Inc. *                                          7,799                 202,930
EMC Corp. *                                                             17,156                 221,655
EMS Technologies, Inc. *                                                 2,221                  45,619
Enterasys Networks, Inc. *                                              36,699                 137,621
Extreme Networks, Inc. *                                                17,418                 125,584
Falconstor Software, Inc. * (a)                                          6,646                  58,086
FileNET Corp. *                                                          6,182                 167,409
Gateway, Inc. *                                                         39,380                 181,148
Gerber Scientific, Inc. *                                                4,532                  36,075
Helix Technology Corp.                                                   4,776                  98,290
Infocus Corp. *                                                          7,273                  70,403
Intergraph Corp. *                                                       8,233                 196,933
Iomega Corp. * (a)                                                      10,191                  60,942
Ixia *                                                                   4,332                  50,684
Komag Inc. * (a)                                                         4,264                  62,382
Kronos, Inc. *                                                           5,260                 208,349
Lexar Media, Inc. *                                                     10,863                 189,342
Micros Systems, Inc. * (a)                                               2,975                 128,996
Mindspeed Technologies, Inc. *                                          16,379                 112,196
MTS Systems Corp. *                                                      3,802                  73,112
Netscout Systems, Inc. *                                                 4,226                  32,118
Oplink Communications, Inc. *                                           20,388                  48,727

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    SHARES                 VALUE
                                                                    ------                 -----
COMPUTERS & BUSINESS EQUIPMENT - CONTINUED
Overland Storage, Inc. *                                                 1,848       $          34,742
Palmone, Inc. * (a)                                                      6,930                  81,427
Pinnacle Systems, Inc. *                                                11,494                  98,044
Plexus Corp. *                                                           7,310                 125,513
Pomeroy Computer Resources, Inc. *                                       2,464                  36,319
Quantum Corp. *                                                         26,755                  83,476
RadiSys Corp. *                                                          3,408                  57,459
Rainbow Technologies, Inc. *                                             4,519                  50,884
Silicon Graphics, Inc. * (a)                                            40,866                  55,986
Silicon Storage Technology, Inc. *                                      14,253                 156,783
Sonic Solutions * (a)                                                    2,913                  44,569
Standard Microsystems Corp. *                                            2,220                  56,166
Stratasys, Inc. * (a)                                                    1,574                  42,894
Sybase, Inc. *                                                          15,584                 320,719
Sykes Enterprises, Inc. *                                                4,763                  40,771
Synaptics, Inc. *                                                        3,249                  48,670
Transmeta Corp. * (a)                                                   21,267                  72,308
                                                                                     -----------------
                                                                                             5,455,154

CONSTRUCTION MATERIALS - 0.69%
Ameron International Corp.                                               1,310                  45,444
Applied Industrial Technologies, Inc.                                    3,027                  72,224
Centex Construction Products, Inc. *                                     1,118                  67,382
Clarcor, Inc.                                                            4,289                 189,145
EMCOR Group, Inc. *                                                      2,336                 102,550
Granite Construction, Inc.                                               5,760                 135,303
JLG Industries, Inc. *                                                   7,857                 119,662
Regal Beloit Corp. *                                                     4,318                  94,996
Simpson Manufacturing, Inc. *                                            2,579                 131,168
Standex International Corp.                                              2,241                  62,748
Trinity Industries, Inc. * (a)                                           6,222                 191,887
Universal Forest Products, Inc.                                          2,841                  91,423
USG Corp. * (a)                                                          6,634                 109,925
                                                                                     -----------------
                                                                                             1,413,857

CONSTRUCTION & MINING EQUIPMENT - 0.26%
A S V, Inc. *                                                            1,391                  51,968
Astec Industries, Inc. *                                                 3,324                  40,785
Carbo Ceramics, Inc.                                                     1,602                  82,102
Gulf Islands Fabrication, Inc. *                                         2,092                  35,627
Kaman Corp., Class A *                                                   4,582                  58,329
Matrix Service Company *                                                 3,070                  55,721
Parker Drilling Company *                                               19,213                  48,993
Washington Group International, Inc. *                                   4,522                 153,612
                                                                                     -----------------
                                                                                               527,137

CONTAINERS & GLASS - 0.26%
Greif Brothers Corp., Class A *                                          2,337                  82,987
Jarden Corp. * (a)                                                       4,636                 126,748
Longview Fibre Company                                                   9,511                 117,461
Mobile Mini, Inc. * (a)                                                  2,598                  51,233
Silgan Holdings, Inc. *                                                  1,941                  82,667
West Pharmaceutical Services, Inc.                                       2,006                  68,003
                                                                                     -----------------
                                                                                               529,099

COSMETICS & TOILETRIES - 0.12%
Chattem, Inc. *                                                          2,931                  52,465
Elizabeth Arden, Inc. *                                                  3,002                  59,800
Nu Skin Enterprises, Inc., Class A                                       4,880                  83,399
Playtex Products, Inc. *                                                 6,549                  50,624
                                                                                     -----------------
                                                                                               246,288

CRUDE PETROLEUM & NATURAL GAS - 0.58%
Cabot Oil & Gas Corp., Class A                                           4,366                 128,142
Cascade Natural Gas Corp. *                                              2,755                  58,103
Cimarex Energy Company *                                                 7,133                 190,380
Harvest Natural Resources, Inc. *                                        7,123                  70,874
Hydril *                                                                 2,444                  58,485
Nuevo Energy Company *                                                   3,289                  79,495
Patina Oil & Gas Corp.                                                   5,036                 246,714
Quicksilver Resources, Inc. * (a)                                        2,332                  75,323
Spinnaker Exploration Company *                                          4,373                 141,117
Unit Corp. *                                                             6,264                 147,517
                                                                                     -----------------
                                                                                             1,196,150

DOMESTIC OIL - 1.36%
Berry Petroleum Company, Class A                                         2,994                  60,629
Comstock Resources, Inc. *                                               5,283                 101,962
Denbury Resources, Inc. *                                                6,407                  89,121
Encore Aquisition Company *                                              1,646                  40,574
Energy Partners, Ltd. *                                                  4,282                  59,520
EnergySouth, Inc.                                                        1,207                  42,245
Evergreen Resources, Inc. *                                              6,516                 211,835
Forest Oil Corp. *                                                       7,893                 225,503
Frontier Oil Corp. * (a)                                                 4,937                  85,015
Holly Corp. * (a)                                                        1,981                  54,478
Houston Exploration Company *                                            2,340                  85,457
KCS Energy, Inc. *                                                       6,742                  71,128
Magnum Hunter Resources, Inc. *                                         12,338                 117,334
Maverick Tube Corp. *                                                    7,522                 144,798
McMoran Exploration Company * (a)                                        2,376                  44,550
Meridian Resource Corp. * (a)                                            7,221                  42,893
Oil States International, Inc. *                                         4,360                  60,778
Plains Exploration & Production Company *                                6,792                 104,529
Plains Resources, Inc. *                                                 4,309                  69,159
Prima Energy Corp. *                                                     1,725                  60,651
Range Resources Corp. (a)                                                9,786                  92,478
Remington Oil Gas Corp. *                                                3,746                  73,759
St. Mary Land & Exploration Company (a)                                  5,007                 142,700
Stone Energy Corp. *                                                     3,906                 165,810
Swift Energy Company *                                                   4,827                  81,335
TETRA Technologies, Inc. *                                               3,384                  82,028
Tom Brown, Inc. *                                                        6,225                 200,756
Vintage Petroleum, Inc.                                                  9,045                 108,811
World Fuel Services Corp. *                                              2,022                  68,647
                                                                                     -----------------
                                                                                             2,788,483

DRUGS & HEALTH CARE - 2.88%
Advanced Tissue Sciences, Inc.                                           4,749                     703
Aksys, Ltd. * (a)                                                        5,989                  52,883
ALARIS Medical Systems, Inc. *                                           3,395                  51,638
ALPHARMA, Inc., Class A *                                                7,059                 141,886
Antigenics, Inc. * (a)                                                   3,989                  45,155
Aphton Corp. * (a)                                                       5,327                  31,962
Ariad Pharmaceuticals, Inc. *                                            7,620                  56,769
Arrow International, Inc.                                                4,107                 102,593
Atherogenics, Inc. * (a)                                                 6,692                 100,045
Atrix Labatories, Inc. *                                                 3,889                  93,492
Avant Immunotherapeutics, Inc. * (a)                                    13,873                  38,012
Beverly Enterprises, Inc. * (a)                                         16,622                 142,783
Biomarin Pharmaceutical, Inc. * (a)                                     11,974                  93,026
Bradley Pharmaceuticals, Inc., Class A * (a)                             1,627                  41,375
Cardiodynamics International Corp. * (a)                                 7,364                  43,963
Cell Genesys, Inc. * (a)                                                 6,450                  83,463
Closure Medical Corp. *                                                  1,346                  45,670
Columbia Laboratories, Inc. * (a)                                        6,694                  42,172
Conmed Corp. *                                                           5,325                 126,735
Corixa Corp. * (a)                                                       9,140                  55,206
Curagen Corp. *                                                          8,492                  62,246
CV Therapeutics, Inc. * (a)                                              5,249                  76,950
D & K Wholesale Drug, Inc.                                               2,932                  39,758
Dade Behring Holdings, Inc. *                                            7,022                 250,966

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    SHARES                 VALUE
                                                                    ------                 -----
DRUGS & HEALTH CARE - CONTINUED
Datascope Corp. *                                                        1,957       $          70,158
Decode Genetics, Inc. * (a)                                              8,598                  70,418
Diversa Corp. *                                                          4,276                  39,553
Drugstore.com, Inc. * (a)                                                6,478                  35,694
Duane Reade, Inc. *                                                      4,367                  73,890
Encysive Pharmaceuticals, Inc. *                                         8,451                  75,636
Enzo Biochem, Inc. * (a)                                                 4,150                  74,326
Enzon Pharmaceuticals, Inc. * (a)                                        8,031                  96,372
Gene Logic, Inc. * (a)                                                   6,825                  35,422
Gentiva Health Services, Inc. * (a)                                      4,720                  59,661
Healthextras, Inc. *                                                     3,222                  43,175
I-STAT Corp. *                                                           3,343                  51,148
IDX Systems Corp. * (a)                                                  3,270                  87,701
ILEX Oncology, Inc. *                                                    6,987                 148,474
Immucor Corp. * (a)                                                      3,406                  69,448
Immunogen, Inc. *                                                        8,702                  43,945
Immunomedics, Inc. * (a)                                                 8,281                  37,761
Impax Laboratories, Inc. * (a)                                           5,755                  82,814
Intuitive Surgical, Inc. * (a)                                           5,246                  89,654
Invacare Corp. *                                                         4,609                 186,065
K-V Pharmaceutical Company, Class A *                                    5,954                 151,827
Kos Pharmaceuticals, Inc. * (a)                                          2,381                 102,478
Kyphon, Inc. *                                                           3,269                  81,169
Landauer, Inc.                                                           1,399                  57,051
Louisiana Jolla Pharmaceutical Company *                                10,868                  46,624
Luminex Corp. * (a)                                                      4,268                  40,034
Magellan Health Services, Inc. *                                         2,294                     184
Matria Healthcare, Inc. *                                                1,986                  41,964
Maxygen, Inc. *                                                          4,563                  48,505
Mentor Corp. (a)                                                         7,264                 174,772
NDCHealth Corp.                                                          6,252                 160,176
NeoPharm, Inc. * (a)                                                     2,695                  49,372
Ocular Sciences, Inc. *                                                  3,458                  99,279
OraSure Technologies, Inc. * (a)                                         7,549                  60,090
Orthodontic Centers America, Inc. * (a)                                  9,645                  77,642
OrthoLogic Corp. *                                                       7,039                  43,149
Parexel International Corp. *                                            4,860                  79,024
Perrigo Company                                                         11,216                 176,316
Pharmacopeia, Inc. *                                                     4,716                  67,014
Praecis Pharmaceuticals, Inc. *                                          8,664                  55,796
Prime Hospitality Corp. *                                                7,102                  72,440
Quidel Corp. *                                                           5,606                  60,657
Savient Pharmaceuticals, Inc. *                                         10,942                  50,443
Sola International, Inc. *                                               5,257                  98,832
Sunrise Senior Living, Inc. * (a)                                        2,734                 105,915
Supergen, Inc. * (a)                                                     6,001                  66,011
Synovis Life Technologies, Inc. * (a)                                    1,935                  39,358
Theragenics Corp. *                                                      7,008                  38,334
United Surgical Partners International, Inc. *                           3,161                 105,830
US Oncology, Inc. * (a)                                                 11,772                 126,667
Ventana Medical Systems, Inc. *                                          2,259                  89,005
Vital Images, Inc. *                                                     1,953                  34,842
Vital Signs, Inc.                                                        1,189                  38,880
Vivus, Inc. * (a)                                                        9,449                  35,812
Zymogenetics, Inc. * (a)                                                 3,017                  46,764
                                                                                     -----------------
                                                                                             5,913,022

EDUCATIONAL SERVICES - 0.25%
eCollege.com *                                                           2,728                  50,359
Learning Tree International, Inc. * (a)                                  2,023                  35,180
Renaissance Learning, Inc. * (a)                                         1,610                  38,769
Strayer Education, Inc. *                                                1,868                 203,294
Sylvan Learning Systems, Inc. *                                          6,287                 181,003
                                                                                     -----------------
                                                                                               508,605

ELECTRICAL EQUIPMENT - 1.15%
A.O. Smith Corp.                                                         2,787                  97,684
Aaon, Inc. *                                                             2,136                  41,460
Anaren, Inc. *                                                           4,339                  61,267
Anixter International, Inc. *                                            5,395                 139,623
Artesyn Technologies, Inc. *                                             6,212                  52,926
Audiovox Corp., Class A *                                                3,257                  41,820
Baldor Electric Company                                                  4,972                 113,610
BEI Technologies, Inc.                                                   2,278                  45,560
Belden, Inc. *                                                           4,075                  85,942
C & D Technologies, Inc. *                                               3,764                  72,156
C-COR.net Corp. *                                                        5,915                  65,834
Cable Design Technologies Corp. * (a)                                    7,336                  65,951
Cohu, Inc. *                                                             3,814                  73,038
Dupont Photomasks, Inc. * (a)                                            2,293                  55,353
Encore Wire Corp. *                                                      2,262                  40,060
Excel Technology, Inc. *                                                 1,715                  56,355
General Cable Corp. * (a)                                                7,025                  57,254
Genlyte Group, Inc. *                                                    2,097                 122,423
Global Power Equipment Group, Inc. * (a)                                 5,915                  39,512
Littelfuse, Inc. *                                                       3,427                  98,766
Methode Electronics, Inc., Class A *                                     6,080                  74,358
Metrologic Instruments, Inc. * (a)                                       1,368                  36,936
Penn Engineering & Manufacturing Corp. *                                 2,331                  44,359
Plug Power, Inc. * (a)                                                   5,789                  41,970
Power-One, Inc. *                                                       11,621                 125,855
Rayovac Corp. * (a)                                                      5,838                 122,306
Universal Electronics, Inc. *                                            3,346                  42,628
Vicor Corp. *                                                            3,733                  42,593
W.H. Brady Company, Class A                                              3,216                 131,052
Watsco, Inc.                                                             3,316                  75,373
Wilson Greatbatch Technologies, Inc. * (a)                               3,525                 149,002
Woodhead Industries, Inc.                                                2,213                  37,400
                                                                                     -----------------
                                                                                             2,350,426

ELECTRIC UTILITIES - 1.35%
Allegheny Energy, Inc. *                                                22,489                 286,960
Avista Corp.                                                             8,625                 156,285
Black Hills Corp.                                                        5,658                 168,778
Central Vermont Public Service Corp. *                                   2,620                  61,570
CH Energy Group, Inc. * (a)                                              2,538                 119,032
Cleco Corp.                                                              7,989                 143,642
CMS Energy Corp. (a)                                                    27,521                 234,479
Connecticut Water Service, Inc.                                          1,823                  50,406
El Paso Electric Company *                                               9,132                 121,912
Empire District Electric Company                                         4,119                  90,330
IDACORP, Inc. (a)                                                        6,560                 196,275
MGE Energy, Inc.                                                         3,154                  99,383
Otter Tail Corp. (a)                                                     4,682                 125,150
PNM Resources, Inc.                                                      6,692                 188,045
Quanta Services, Inc. * (a)                                             13,393                  97,769
Sierra Pacific Resources * (a)                                          21,528                 158,016
UIL Holding Corp. * (a)                                                  2,093                  94,394
Unisource Energy Corp.                                                   5,238                 129,169
Westar Energy, Inc.                                                     11,660                 236,115
                                                                                     -----------------
                                                                                             2,757,710

ELECTRONICS - 2.17%
Adaptec, Inc. *,                                                        19,564                 172,750
Analogic Corp. *                                                         1,381                  56,621
Artisan Components, Inc. * (a)                                           3,194                  65,477
Bel Fuse, Inc., Class B *                                                1,899                  61,964
Checkpoint Systems, Inc. *                                               6,004                 113,536
CTS Corp. *                                                              6,328                  72,772
Cubic Corp. (a)                                                          2,650                  60,950
Daktronics, Inc. *                                                       2,924                  73,568
Electro Scientific Industries, Inc. *                                    5,150                 122,570

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    SHARES                 VALUE
                                                                    ------                 -----
ELECTRONICS - CONTINUED
Engineered Support Systems, Inc.                                         2,995       $         164,905
Fargo Electronics Inc. * (a)                                             2,541                  32,321
FEI Company *                                                            4,414                  99,315
FLIR Systems, Inc. *                                                     5,759                 210,203
Franklin Electric, Inc.                                                  1,100                  66,539
Hutchinson Technology, Inc. *                                            4,087                 125,634
Identix, Inc. * (a)                                                     16,558                  73,683
II-VI, Inc. *                                                            2,079                  53,638
Integrated Silicon Solution, Inc. *                                      5,034                  78,883
Intermagnetics General Corp. *                                           3,035                  67,256
InVision Technologies, Inc. * (a)                                        3,091                 103,765
Itron, Inc. * (a)                                                        3,746                  68,777
Keithley Instruments, Inc.                                               2,426                  44,396
Kemet Corp. *                                                           15,337                 209,964
Mentor Graphics Corp. *                                                 12,177                 177,054
Mercury Computer Systems, Inc. *                                         3,971                  98,878
OSI Systems, Inc. *                                                      2,418                  46,450
Park Electrochemical Corp. *                                             3,097                  82,040
Photon Dynamics, Inc. *                                                  2,910                 117,098
Pixelworks, Inc. *                                                       6,293                  69,475
Planar Systems Inc. *                                                    2,642                  64,253
Rogers Corp. *                                                           2,769                 122,168
Roper Industries, Inc.                                                   4,728                 232,901
SBS Technologies, Inc. *                                                 3,172                  46,660
Stoneridge, Inc. *                                                       2,483                  37,369
Superconductor Technologies *                                            9,969                  55,627
Sycamore Networks, Inc. *                                               30,074                 157,588
Technitrol, Inc.                                                         7,080                 146,839
Thomas & Betts Corp.                                                     7,416                 169,752
Trimble Navigation, Ltd. *                                               5,654                 210,555
TTM Technologies, Inc. *                                                 3,497                  59,029
Universal Display Corp. * (a)                                            3,175                  43,402
Varian, Inc. *                                                           5,118                 213,574
X-Rite, Inc. *                                                           4,146                  46,933
Zygo Corp. *                                                             3,030                  49,965
                                                                                     -----------------
                                                                                             4,447,097

ENERGY - 0.42%
Energen Corp.                                                            5,555                 227,922
Fuelcell Energy, Inc. * (a)                                              6,209                  80,717
Hanover Compressor Company * (a)                                         9,586                 106,884
Headwaters, Inc. * (a)                                                   4,834                  94,843
KFx, Inc. * (a)                                                          6,068                  45,813
New Jersey Resources Corp.                                               4,293                 165,324
Southwestern Energy Company *                                            6,069                 145,049
                                                                                     -----------------
                                                                                               866,552

FINANCIAL SERVICES - 1.72%
Accredited Home Lenders Holding Company * (a)                            1,751                  53,581
Actrade Financial Technologies, Ltd. *                                     722                     921
Advanta Corp., Class B                                                   4,516                  57,444
Affiliated Managers Group, Inc. *,                                       3,673                 255,604
Charter Municipal Mortgage Acceptance Company, SBI                       7,245                 153,087
Citizens South Banking Corp.                                             3,029                  42,255
City Holding Company                                                     2,717                  95,095
Credit Acceptance Corp. *                                                2,810                  42,993
Delphi Financial Group, Inc.                                             4,210                 151,560
Federal Agricultural Mortgage Corp., Class C * (a)                       1,551                  49,570
Financial Federal Corp. *                                                2,701                  82,516
First Citizens Banc Corp. *                                              1,476                  41,918
Firstfed Financial Corp. *                                               2,702                 117,537
Harbor Florida Bancshares, Inc.                                          3,592                 106,718
Impac Mortgage Holdings, Inc.                                            9,303                 169,408
Inveresk Research Group Inc. *                                           5,430                 134,284
Investment Technology Group, Inc. *                                      8,620                 139,213
Investors Real Estate Trust, SBI *                                       8,042                  79,616
Ipayment, Inc. *                                                         1,230                  41,820
ITLA Capital Corp. *                                                       963                  48,246
Keystone Property Trust Corp., REIT                                      3,923                  86,659
Knight Trading Group, Inc. * (a)                                        13,102                 191,813
National Bankshares, Inc.                                                  952                  47,828
National Health Realty, Inc., REIT *                                     3,102                  61,109
NBT Bancorp, Inc. (a)                                                    5,690                 121,994
New Century Financial Corp. (a)                                          4,961                 196,803
Ocwen Financial Corp. *                                                  7,897                  69,967
Penns Woods Bancorp, Inc. (a)                                            1,096                  51,183
Portfolio Recovery Associates, Inc. * (a)                                2,387                  63,375
Saxon Capital, Inc. *                                                    5,027                 105,316
Seacoast Financial Services Corp.                                        4,501                 123,372
State Financial Services Corp., Class A                                  1,415                  37,582
SWS Group, Inc. *                                                        2,814                  50,089
Triad Guaranty, Inc. *                                                   1,403                  70,641
UMB Financial Corp.                                                      2,483                 118,042
United Community Financial Corp. (a)                                     5,681                  64,820
Westcorp, Inc.                                                           2,446                  89,401
World Acceptance Corp. *                                                 3,024                  60,208
WSFS Financial Corp.                                                       997                  44,715
                                                                                     -----------------
                                                                                             3,518,303

FOOD & BEVERAGES - 1.00%
American Italian Pasta Company, Class A * (a)                            2,600                 108,940
Bob Evans Farms, Inc.                                                    5,906                 191,709
Chiquita Brands International, Inc. * (a)                                6,320                 142,389
Coca-Cola Bottling Company                                                 881                  47,125
Corn Products International, Inc.                                        6,198                 213,521
Farmer Brothers Company                                                    142                  44,197
Fisher Communications, Inc. *                                            1,036                  52,836
Fleming Companies, Inc. (a)                                              5,111                      13
Flowers Foods, Inc.                                                      5,555                 143,319
Hain Celestial Group, Inc. *                                             4,146                  96,228
International Multifoods Corp. *                                         3,393                  61,074
Interstate Bakeries Corp. *                                              8,212                 116,857
J & J Snack Foods Corp. *                                                1,343                  50,712
John B. Sanfilippo & Son, Inc. * (a)                                     1,055                  53,847
Lance, Inc.                                                              4,866                  73,136
Peets Coffee & Tea, Inc. * (a)                                           2,409                  41,941
Pilgrims Pride Corp.                                                     2,916                  47,618
Ralcorp Holdings, Inc. *                                                 5,105                 160,093
Riviana Foods, Inc.                                                      1,318                  36,100
Robert Mondavi Corp., Class A *                                          1,776                  68,980
Sanderson Farms, Inc. (a)                                                1,023                  41,227
Sensient Technologies Corp.                                              6,924                 136,887
The Steak & Shake Company *                                              4,188                  74,756
Usana Health Sciences * (a)                                              1,630                  49,878
                                                                                     -----------------
                                                                                             2,053,383

FOREST PRODUCTS - 0.06%
Caraustar Industries, Inc. *                                             5,211                  71,912
Deltic Timber Corp.                                                      1,885                  57,304
                                                                                     -----------------
                                                                                               129,216

FUNERAL SERVICES - 0.08%
Alderwoods Group, Inc. *                                                 7,291                  68,681
Stewart Enterprises, Inc., Class A *                                    18,616                 105,739
                                                                                     -----------------
                                                                                               174,420

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    SHARES                 VALUE
                                                                    ------                 -----
FURNITURE & FIXTURES - 0.08%
American Woodmark Corp.                                                  1,086       $          59,784
Kimball International, Inc., Class B                                     4,265                  66,321
Stanley Furniture Company, Inc.                                          1,234                  38,871
                                                                                     -----------------
                                                                                               164,976

GAS & PIPELINE UTILITIES - 0.68%
American States Water Company                                            2,812                  70,300
Aquila, Inc. *                                                          33,568                 113,795
Atmos Energy Corp.                                                       7,743                 188,155
California Water Service Group (a)                                       2,771                  75,925
Chesapeake Utilities Corp. *                                             2,033                  52,960
Global Industries, Ltd. *                                               14,385                  74,083
Middlesex Water Company                                                  2,769                  56,211
Northwest Natural Gas Company                                            3,824                 117,588
NUI Corp. (a)                                                            3,059                  49,311
Semco Energy, Inc.                                                       7,920                  38,808
SJW Corp.                                                                  495                  44,179
South Jersey Industries, Inc.                                            1,820                  73,710
Southern Union Company *                                                 9,903                 182,215
Southwest Gas Corp.                                                      5,115                 114,832
Southwest Water Company (a)                                              3,264                  52,387
The Laclede Group, Inc. * (a)                                            3,054                  87,192
                                                                                     -----------------
                                                                                             1,391,651

GOLD - 0.03%
Royal Gold, Inc. (a)                                                     2,822                  59,064
                                                                                     -----------------

HEALTHCARE PRODUCTS - 2.31%
Advanced Medical Optics, Inc. *                                          5,129                 100,785
Advanced Neuromodulation Systems, Inc. * (a)                             3,265                 150,125
Align Technology, Inc. * (a)                                             8,092                 133,680
American Medical Systems Holdings, Inc. *                                3,798                  82,796
Arthrocare Corp. * (a)                                                   3,379                  82,785
Biolase Technology, Inc. * (a)                                           3,658                  60,723
Biosite, Inc. * (a)                                                      2,020                  58,479
Cardia Science Inc. * (a)                                               10,954                  43,706
Coherent, Inc. *                                                         5,305                 126,259
Conceptus, Inc. * (a)                                                    3,640                  38,657
CTI Molecular Imaging, Inc. *                                            4,680                  79,139
Cyberonics, Inc. * (a)                                                   3,558                 113,892
Cytyc Corp. *                                                           19,923                 274,140
Diagnostic Products Corp. *                                              3,635                 166,883
EPIX Medical, Inc. *                                                     3,186                  51,868
Esperion Therapeutics, Inc. * (a)                                        6,144                 212,644
Gen-Probe, Inc. *                                                        8,412                 306,786
Hanger Orthopedic Group, Inc. * (a)                                      3,947                  61,455
Hologic, Inc. * (a)                                                      3,959                  68,609
ICU Medical, Inc. * (a)                                                  2,018                  69,177
IGEN International, Inc. *                                               3,186                 187,687
INAMED Corp. *                                                           4,725                 227,083
Interpore International, Inc. * (a)                                      3,532                  45,916
Inverness Medical Innovations, Inc. * (a)                                2,449                  53,339
Kensey Nash Corp. *                                                      1,644                  38,223
Lifeline Systems, Inc. *                                                 2,256                  42,864
Merit Medical Systems, Inc. *                                            3,012                  67,040
Owens & Minor, Inc.                                                      6,512                 142,678
Polymedica Corp. (a)                                                     3,219                  84,692
Priority Healthcare Corp., Class B * (a)                                 6,248                 150,639
SonoSite, Inc. * (a)                                                     2,880                  61,747
Sybron Dental Specialties, Inc. *                                        6,797                 190,996
The Cooper Companies, Inc.                                               5,367                 252,947
The Medicines Company *                                                  7,446                 219,359
Therasense, Inc. * (a)                                                   4,507                  91,492
Thoratec Corp. * (a)                                                     8,760                 113,968
Tripath Imaging, Inc. *                                                  4,338                  33,836
Viasys Healthcare, Inc. *                                                5,421                 111,673
VISX, Inc. *                                                             6,771                 156,749
VitalWorks, Inc. *                                                       8,477                  37,468
Wright Medical Group, Inc. *                                             2,861                  87,089
Zoll Medical Corp. * (a)                                                 1,670                  59,252
                                                                                     -----------------
                                                                                             4,739,325

HEALTHCARE SERVICES - 1.15%
Accredo Health, Inc. *                                                   8,565                 270,740
American Healthways, Inc. * (a)                                          4,700                 112,189
AMERIGROUP Corp. * (a)                                                   4,141                 176,614
AMN Healthcare Services, Inc. * (a)                                      2,745                  47,104
Cerner Corp. * (a)                                                       5,056                 191,370
CorVel Corp. *                                                           1,390                  52,264
Covance, Inc. *                                                         10,868                 291,262
Cross Country Healthcare Inc. * (a)                                      3,935                  58,710
Eclipsys Corp. * (a)                                                     6,559                  76,347
Hooper Holmes, Inc.                                                     11,258                  69,574
IMPAC Medical Systems, Inc. *                                            1,350                  34,506
Kindred Healthcare, Inc. * (a)                                           2,113                 109,834
LabOne, Inc. *                                                           1,705                  55,361
MedQuist, Inc. *                                                         2,232                  35,846
Neighborcare, Inc. *                                                     4,392                  86,742
Odyssey Healthcare, Inc. *                                               5,739                 167,923
Pediatrix Medical Group, Inc. *                                          4,155                 228,899
Sierra Health Services, Inc. * (a)                                       4,117                 113,012
The Advisory Board Company *                                             1,842                  64,304
US Physical Therapy, Inc. * (a)                                          2,647                  41,637
Vistacare, Inc. *                                                        2,130                  74,870
                                                                                     -----------------
                                                                                             2,359,108

HOMEBUILDERS - 0.31%
Beazer Homes USA, Inc. (a)                                               2,221                 216,903
Champion Enterprises, Inc. * (a)                                        10,030                  70,210
Lyon William Homes * (a)                                                   712                  44,692
Meritage Corp. *                                                         1,474                  97,741
Palm Harbor Homes, Inc. * (a)                                            3,504                  62,616
Schottenstein Homes, Inc. *                                              1,755                  68,533
Walter Industries, Inc.                                                  5,540                  73,959
                                                                                     -----------------
                                                                                               634,654

HOTELS & RESTAURANTS - 1.59%
Alliance Gaming Corp. *                                                  8,647                 213,149
Ameristar Casinos, Inc. * (a)                                            2,088                  51,093
Argosy Gaming Corp. *                                                    3,870                 100,581
Aztar Corp. *                                                            4,906                 110,385
Boca Resorts, Inc., Class A *                                            4,762                  71,240
Boyd Gaming Corp.                                                        5,515                  89,012
California Pizza Kitchen, Inc. *                                         3,152                  63,450
CEC Entertainment, Inc. *                                                4,005                 189,797
Chicago Pizza & Brewery, Inc. *                                          2,563                  38,240
Choice Hotels, Inc.                                                      3,405                 120,026
CKE Restaurants, Inc. * (a)                                              9,035                  57,734
Dave & Buster's, Inc. *                                                  2,548                  32,309
Extended Stay America, Inc.                                             12,510                 181,145
IHOP Corp.                                                               3,394                 130,601
Jack In the Box, Inc. *                                                  5,949                 127,071
La Quinta Corp. *                                                       25,808                 165,429
Landry's Restaurants, Inc. *                                             3,819                  98,225
LaSalle Hotel Properties                                                 4,113                  76,296
Lone Star Steakhouse & Saloon, Inc. *                                    2,516                  58,321
Magna Entertainment Corp., Class A * (a)                                 8,925                  45,250

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    SHARES                 VALUE
                                                                    ------                 -----
HOTELS & RESTAURANTS - CONTINUED
Marcus Corp. *                                                           3,708       $          60,811
MTR Gaming Group, Inc. * (a)                                             4,857                  50,027
O'Charley's, Inc. * (a)                                                  3,795                  68,120
P.F. Chang's China Bistro, Inc. * (a)                                    4,382                 222,956
Panera Bread Company, Class A * (a)                                      4,916                 194,329
Papa Johns International, Inc. * (a)                                     2,125                  70,933
RARE Hospitality International, Inc. *                                   5,201                 127,112
Red Robin Gourmet Burgers, Inc. *                                        1,747                  53,179
Ryan's Family Steak Houses, Inc. *                                       7,823                 118,440
Sonic Corp. *                                                            6,729                 206,042
Triarc Companies, Inc., Class B (a)                                      6,308                  68,000
                                                                                     -----------------
                                                                                             3,259,303

HOUSEHOLD APPLIANCES - 0.26%
Bassett Furniture Industries, Inc. *                                     2,924                  48,246
Consolidated Tomoka Land Company                                         1,427                  46,663
Drew Industries, Inc. *                                                  1,327                  36,891
Jacuzzi Brands, Inc. *                                                  13,837                  98,104
Libbey, Inc.                                                             2,401                  68,381
National Presto Industries,  Inc.                                        1,234                  44,609
The Toro Company                                                         4,095                 190,008
Vialta, Inc. *                                                              19                      10
Westpoint Stevens, Inc. *                                               13,797                     248
                                                                                     -----------------
                                                                                               533,160

HOUSEHOLD PRODUCTS - 0.23%
Central Garden & Pet Company *                                           2,960                  82,969
Department 56, Inc. *                                                    2,863                  37,505
Kirklands, Inc. *                                                        2,162                  38,181
Select Comfort Corp. *                                                   3,695                  91,488
Topps, Inc.                                                              6,110                  62,689
Tupperware Corp. *                                                       9,192                 159,389
                                                                                     -----------------
                                                                                               472,221

INDUSTRIAL MACHINERY - 1.42%
Albany International Corp., Class A                                      4,694                 159,127
Briggs & Stratton Corp.                                                  3,643                 245,538
Cascade Corp.                                                            2,017                  44,979
Ceradyne Inc. California * (a)                                           1,494                  50,886
Circor International, Inc.                                               2,534                  61,069
Cognex Corp.                                                             6,012                 169,779
Dionex Corp. *                                                           2,906                 133,734
EnPro Industries,  Inc. *                                                4,219                  58,855
Flowserve Corp. *                                                        8,385                 175,079
Gardner Denver, Inc. *                                                   3,010                  71,849
Gorman Rupp Company                                                      1,980                  52,272
IDEX Corp. *                                                             4,726                 196,554
Kadant, Inc. *                                                           2,570                  55,641
Kennametal, Inc.                                                         5,712                 227,052
Lindsay Manufacturing Company                                            2,390                  60,347
Lufkin Industries, Inc.                                                  1,668                  48,022
Manitowoc, Inc.                                                          4,770                 148,824
NACCO  Industries, Inc., Class A                                           848                  75,879
Presstek, Inc. * (a)                                                     6,429                  46,739
Quixote Corp.                                                            1,515                  36,981
Robbins & Myers, Inc. *                                                  2,240                  42,538
Rofin Sinar Technologies, Inc. *                                         2,120                  73,267
Stewart & Stevenson Services, Inc. *                                     5,364                  75,364
Tecumseh Products Company, Class A                                       2,776                 134,442
Tennant Company                                                          1,638                  70,925
Tredegar Industries, Inc. *                                              5,694                  88,428
UNOVA, Inc. *                                                            8,218                 188,603
Valmont Industries, Inc.                                                 2,856                  66,116
Watts Industries, Inc., Class A                                          1,969                  43,712
                                                                                     -----------------
                                                                                             2,902,601

INDUSTRIALS - 0.12%
GrafTech International, Ltd. *                                          14,992                 202,392
Lawson Products, Inc.                                                    1,132                  37,560
                                                                                     -----------------
                                                                                               239,952

INSURANCE - 1.86%
21St Century Insurance Group *                                           4,415                  60,706
Alfa Corp.                                                               6,134                  78,883
Allmerica Financial Corp.                                                9,353                 287,792
American Medical Security Group, Inc. *                                  2,296                  51,476
American Physicians Capital, Inc. *                                      2,107                  38,769
Amerus Group Company (a)                                                 6,722                 235,068
Argonaut Group, Inc. *                                                   4,908                  76,270
Baldwin & Lyons, Inc., Class B                                           1,850                  51,911
CenturyBusiness Services, Inc. *                                        14,441                  64,551
Ceva, Inc. * (a)                                                         3,581                  37,242
Citizens, Inc. Class A *                                                 5,874                  55,392
CNA Surety Corp. *                                                       3,657                  34,778
Commerce Group, Inc.                                                     3,777                 149,192
FBL Financial Group, Inc., Class A                                       2,214                  57,121
Financial Industries Corp.                                               2,586                  36,463
Fremont General Corp. (a)                                               10,766                 182,053
Harleysville Group, Inc.                                                 5,646                 112,299
Hilb, Rogal and Hamilton Company                                         5,531                 177,379
Horace Mann Educators Corp.                                              7,277                 101,660
Infinity Property & Casualty Corp. (a)                                   2,248                  74,296
Landamerica Financial Group, Inc.                                        3,063                 160,072
Liberty Corp.                                                            2,699                 121,968
National Western Life Insurance Company, Class A *                         376                  58,224
Navigators Group, Inc. *                                                 1,161                  35,840
Ohio Casualty Corp. *                                                    9,858                 171,135
Philadelphia Consolidated Holding Corp. *                                2,749                 134,234
Phoenix Companies, Inc. (a)                                             17,049                 205,270
Presidential Life Corp. *                                                4,312                  56,746
ProAssurance Corp. *                                                     4,204                 135,159
RLI Corp.                                                                3,105                 116,313
Safety Insurance Group Inc.                                              2,243                  38,378
Selective Insurance Group, Inc.                                          4,720                 152,739
State Auto Financial Corp.                                               2,381                  55,692
Stewart Information Services Corp.                                       2,866                 116,216
UICI *                                                                   6,910                  91,765
United Fire & Casualty Company                                           1,366                  55,132
United States I Holdings Corp. *                                         4,370                  57,029
Universal American Financial Corp. *                                     4,618                  45,764
Zenith National Insurance Corp. * (a)                                    1,466                  47,718
                                                                                     -----------------
                                                                                             3,818,695

INTERNET CONTENT - 0.47%
Alloy, Inc. * (a)                                                        7,657                  39,893
Ask Jeeves, Inc. * (a)                                                   6,791                 123,053
Autobytel, Inc. *                                                        6,531                  59,301
CMGI, Inc. *                                                            68,374                 121,706
CNET Networks, Inc. *                                                   18,646                 127,166
Harris Interactive, Inc. *                                               8,569                  71,123
InfoSpace, Inc. *                                                        4,670                 107,643
NetFlix, Inc. * (a)                                                      1,930                 105,552
ProQuest Company * (a)                                                   4,304                 126,753
Safeguard Scientifics, Inc. *                                           22,603                  91,316
                                                                                     -----------------
                                                                                               973,506

INTERNET RETAIL - 0.17%
1-800-Flowers.com, Inc. *                                                4,013                  44,384
FreeMarkets, Inc. *                                                      7,850                  52,517
NetIQ Corp. *                                                            9,930                 131,572
Priceline.com, Inc. * (a)                                                3,855                  69,004
Stamps.com, Inc. *                                                       8,264                  51,237
                                                                                     -----------------
                                                                                               348,714

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    SHARES                 VALUE
                                                                    ------                 -----
INTERNET SERVICE PROVIDER - 0.32%
Earthlink, Inc. *                                                       21,413       $         214,130
eSPEED, Inc., Class A *                                                  4,341                 101,623
HomeStore.com, Inc. * (a)                                               16,972                  80,278
Net2Phone, Inc. *                                                        6,382                  43,398
Register.com, Inc. *                                                     7,833                  41,123
TriZetto Group, Inc. *                                                   6,658                  42,944
United Online, Inc. * (a)                                                7,779                 130,609
                                                                                     -----------------
                                                                                               654,105

INTERNET SOFTWARE - 1.29%
Agile Software Corp. *                                                   8,280                  81,972
Akamai Technologies, Inc. *                                             18,538                 199,284
Ariba, Inc. *                                                           49,294                 147,882
Digital River, Inc. *                                                    4,988                 110,235
E.piphany, Inc. *                                                       10,726                  77,334
eResearch Technology, Inc. * (a)                                         4,827                 122,702
F5 Networks, Inc. *                                                      5,007                 125,676
Internet Security Systems, Inc. *                                        6,858                 129,136
Interwoven, Inc. *                                                       4,997                  63,162
Keynote Systems, Inc. * (a)                                              3,492                  41,555
Lionbridge Technologies, Inc. *                                          5,960                  57,276
Matrixone, Inc. *                                                        9,036                  55,662
Netegrity, Inc. *                                                        5,008                  51,633
NIC, Inc. *                                                              5,841                  46,903
Openwave Systems, Inc. *                                                11,013                 121,143
PC-Tel, Inc. *                                                           4,438                  47,087
Portal Software, Inc. *                                                  5,901                  39,714
Retek, Inc. *                                                           10,197                  94,628
RSA Security, Inc. * (a)                                                 8,647                 122,787
S1 Corp. *                                                              13,602                 109,496
Safenet Inc. *                                                           2,035                  62,617
Sapient Corp. *                                                         14,515                  81,284
Sonicblue, Inc. *                                                       19,813                      16
Stellent, Inc. *                                                         3,904                  38,415
Supportsoft Inc. *                                                       5,502                  72,351
TIBCO Software, Inc. *                                                  15,877                 107,487
Verity, Inc. *                                                           4,036                  67,361
Verso Technologies, Inc. * (a)                                          21,405                  68,496
Vignette Corp. *                                                        39,209                  89,004
Watchguard Technologies, Inc. *                                          7,230                  42,079
WebEx Communications, Inc. * (a)                                         4,543                  91,314
WebMethods, Inc. *                                                       8,817                  80,676
                                                                                     -----------------
                                                                                             2,646,367

INVESTMENT COMPANIES - 0.12%
Gabelli Asset Management, Inc., Class A (a)                              1,281                  50,984
Gladstone Capital Corp.                                                  2,169                  48,477
MCG Capital Corp.                                                        4,845                  94,478
Soundview Technology Group, Inc. *                                       3,382                  52,387
                                                                                     -----------------
                                                                                               246,326

LEISURE TIME - 1.15%
4Kids Entertainment, Inc. * (a)                                          2,337                  60,809
Action Performance Companies, Inc. (a)                                   2,943                  57,683
AMC Entertainment, Inc. *                                                5,787                  88,020
Arctic Cat, Inc. (a)                                                     2,827                  69,827
Bally Total Fitness Holding Corp. * (a)                                  6,755                  47,285
Callaway Golf Company                                                   11,698                 197,111
Churchill Downs, Inc. *                                                  1,301                  47,098
Gaylord Entertainment Company *                                          2,274                  67,879
Handleman Company (a)                                                    4,303                  88,341
Hollywood Entertainment Corp. *                                          9,567                 131,546
Isle of Capri Casinos, Inc. * (a)                                        2,830                  60,760
K2, Inc. * (a)                                                           4,624                  70,331
Movie Gallery, Inc. (a)                                                  4,563                  85,237
Multimedia Games, Inc. * (a)                                             1,937                  79,611
Penn National Gaming, Inc. *                                             5,425                 125,209
Pinnacle Entertainment, Inc. *                                           4,539                  42,304
Rc2 Corp. * (a)                                                          2,628                  54,531
Scientific Games Corp., Class A *                                        8,914                 151,627
SCP Pool Corp. *                                                         5,334                 174,315
Shuffle Master, Inc. * (a)                                               2,994                 103,652
Six Flags, Inc. *                                                       17,125                 128,780
Speedway Motorsports, Inc.                                               2,521                  72,907
Sturm Ruger & Company, Inc.                                              4,609                  52,404
The Nautilus Group, Inc.                                                 5,307                  74,563
Vail Resorts, Inc. * (a)                                                 3,732                  63,444
West Marine, Inc. * (a)                                                  2,320                  64,519
WMS Industries, Inc. * (a)                                               4,034                 105,691
                                                                                     -----------------
                                                                                             2,365,484

LIFE SCIENCES - 0.09%
Incyte Corp. *                                                          13,389                  91,581
Symyx Technologies, Inc. *                                               4,344                  89,269
                                                                                     -----------------
                                                                                               180,850

LIQUOR - 0.02%
Central European Distribution Corp. * (a)                                1,329                  41,996
                                                                                     -----------------

MANUFACTURING - 0.79%
Actuant Corp., Class A *                                                 3,753                 135,859
Acuity Brands, Inc. *                                                    7,250                 187,050
Armor Holdings, Inc. *                                                   3,739                  98,373
Barnes Group, Inc.                                                       1,986                  64,168
Cuno, Inc. *                                                             2,668                 120,140
Esco Technologies, Inc. *                                                2,062                  90,006
Hexcel Corp. *                                                           5,079                  37,635
Kaydon Corp. *                                                           4,593                 118,683
Lydall, Inc. *                                                           3,414                  34,789
Mine Safety Appliances Company                                           1,144                  90,959
Nordson Corp.                                                            4,622                 159,598
Raven Industries, Inc.                                                   1,347                  39,736
Shaw Group, Inc. * (a)                                                  10,387                 141,471
Thomas Industries, Inc.                                                  1,671                  57,917
York International Corp.                                                 6,856                 252,301
                                                                                     -----------------
                                                                                             1,628,685

MEDICAL-HOSPITALS - 0.68%
AmSurg Corp. * (a)                                                       3,207                 121,513
Bioreliance Corp. *                                                      1,007                  48,155
Centene Corp. * (a)                                                      3,139                  87,923
Cepheid, Inc. *                                                          6,053                  57,988
Laserscope * (a)                                                         2,665                  41,547
Lifepoint Hospitals, Inc. *                                              6,679                 196,697
Per-Se Technologies, Inc. *                                              5,166                  78,833
Possis Medical, Inc. *                                                   3,102                  61,265
Province Healthcare Company * (a)                                        8,399                 134,384
PSS World Medical, Inc. *                                               12,446                 150,223
Rehabcare Group, Inc. * (a)                                              3,061                  65,077
Select Medical Corp.                                                     8,138                 132,487
STAAR Surgical Company * (a)                                             3,890                  43,801
VCA Antech, Inc. *                                                       5,444                 168,655
                                                                                     -----------------
                                                                                             1,388,548

METAL & METAL PRODUCTS - 0.45%
Commercial Metals Company *                                              4,432                 134,733
Crown Holdings, Inc. *                                                  29,632                 268,466
Matthews International Corp., Class A                                    5,025                 148,690
Mueller Industry, Inc. *                                                 6,021                 206,881

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                    SHARES                 VALUE
                                                                    ------                 -----
METAL & METAL PRODUCTS - CONTINUED
Precision Castparts Corp.                                                  504       $          22,887
Quanex Corp.                                                             2,849                 131,339
                                                                                     -----------------
                                                                                               912,996

MINING - 0.69%
Brush Wellman, Inc. *                                                    2,939                  44,996
Cleveland-Cliffs, Inc. *                                                 1,705                  86,870
Coeur d'Alene Mines Corp. *                                             36,818                 212,808
Hecla Mining Company * (a)                                              19,493                 161,597
Joy Global, Inc.                                                         8,504                 222,380
Lincoln Electric Holding, Inc. *                                         5,496                 135,971
Penn Virginia Corp.                                                      1,283                  71,399
RTI International Metals, Inc. *                                         3,843                  64,831
Stillwater Mining Company *                                              8,405                  80,436
Terex Corp. *                                                            7,678                 218,669
USEC, Inc.                                                              14,758                 123,967
                                                                                     -----------------
                                                                                             1,423,924

MOBILE HOMES - 0.15%
Coachmen Industries, Inc.                                                2,814                  50,961
Fleetwood Enterprises, Inc. * (a)                                        7,268                  74,570
Skyline Corp. *                                                          1,282                  44,703
Winnebago Industries, Inc. (a)                                           2,029                 139,494
                                                                                     -----------------
                                                                                               309,728

NEWSPAPERS - 0.06%
Journal Register Company *                                               5,595                 115,816
                                                                                     -----------------

OFFICE FURNISHINGS & SUPPLIES - 0.22%
Global Imaging Systems, Inc. *                                           2,553                  81,058
Imagistics International, Inc. *                                         2,649                  99,337
Office Max, Inc. *                                                         695                   6,477
The Standard Register Company * (a)                                      2,607                  43,876
United Stationers, Inc. *                                                5,287                 216,344
                                                                                     -----------------
                                                                                               447,092

PAPER - 0.43%
Buckeye Technologies, Inc. *                                             5,226                  52,521
Chesapeake Corp. *                                                       2,533                  67,074
Louisiana-Pacific Corp. *                                               18,380                 328,634
P.H. Glatfelter Company                                                  5,042                  62,773
Pope & Talbot, Inc. (a)                                                  3,292                  57,972
Potlatch Corp. (a)                                                       4,451                 154,761
Rock-Tenn Company, Class A                                               4,353                  75,133
Wausau-Mosinee Paper Corp. *                                             6,569                  88,813
                                                                                     -----------------
                                                                                               887,681

PETROLEUM SERVICES - 0.61%
Atwood Oceanics, Inc. *                                                  1,371                  43,790
Cal Dive International, Inc. *                                           6,273                 151,242
Grey Wolf, Inc. *                                                       30,800                 115,192
Gulfmark Offshore, Inc. * (a)                                            3,106                  43,484
Lone Star Technologies, Inc. *                                           4,829                  77,167
Newpark Resources, Inc. * (a)                                           13,889                  66,528
Oceaneering International, Inc. *                                        3,989                 111,692
Petroleum Development Corp. *                                            3,110                  73,707
SEACOR SMIT, Inc. *                                                      2,967                 124,703
Superior Energy Services, Inc. *                                         8,757                  82,316
Tesoro Petroleum Corp. *                                                10,450                 152,257
Universal Compression Holdings, Inc. *                                   2,889                  75,576
Veritas DGC, Inc. *                                                      5,854                  61,350
W-H Energy Services, Inc. *                                              3,867                  62,645
                                                                                     -----------------
                                                                                             1,241,649

PHARMACEUTICALS - 1.44%
aaiPharma, Inc. * (a)                                                    2,664                  66,920
Abgenix, Inc. *,                                                        15,869                 197,728
Able Laboratories, Inc. * (a)                                            3,021                  54,589
Adolor Corp. *                                                           6,852                 137,177
Alexion Pharmaceuticals, Inc. * (a)                                      3,683                  62,685
Alkermes, Inc. * (a)                                                    11,546                 155,871
Bentley Pharmaceuticals, Inc. *                                          2,968                  39,474
CIMA Laboratories, Inc. * (a)                                            2,617                  85,367
Connetics Corp. *                                                        5,180                  94,069
Cubist Pharmaceuticals, Inc. * (a)                                       7,254                  88,209
First Horizon Pharmaceutical Corp. *                                     4,101                  45,931
Genta, Inc. * (a)                                                        8,669                  90,244
Indevus Pharmaceuticals, Inc. * (a)                                      7,636                  44,976
Inspire Pharmaceuticals, Inc. *                                          5,103                  72,258
Isis Pharmaceuticals, Inc. * (a)                                         8,863                  57,609
Ligand Pharmaceuticals, Inc., Class B * (a)                             10,878                 159,798
Nabi Biopharmaceuticals * (a)                                            8,039                 102,176
Noven Pharmaceuticals, Inc. *                                            4,151                  63,137
NPS Pharmaceuticals, Inc. * (a)                                          5,305                 163,076
Nuvelo, Inc. * (a)                                                       9,589                  33,274
Onyx Pharmaceuticals, Inc. * (a)                                         5,242                 147,982
OSI Pharmaceuticals, Inc. * (a)                                          6,940                 223,537
Penwest Pharmaceuticals Company * (a)                                    3,279                  56,661
Peregrine Pharmaceuticals, Inc. * (a)                                   22,448                  49,610
Pozen, Inc. *                                                            4,372                  44,594
Regeneron Pharmaceuticals, Inc. * (a)                                    6,374                  93,761
Salix Pharmaceuticals, Ltd. *                                            3,398                  77,033
SciClone Pharmaceuticals, Inc. * (a)                                     8,753                  59,345
United Therapeutics Corp. * (a)                                          3,224                  73,991
Vertex Pharmaceuticals, Inc. *                                          14,172                 144,980
Vicuron Phamaceuticals, Inc. *                                           8,410                 156,846
                                                                                     -----------------
                                                                                             2,942,908

PHOTOGRAPHY - 0.04%
Concord Camera Corp. *                                                   5,052                  46,731
CPI Corp.                                                                1,969                  39,793
                                                                                     -----------------
                                                                                                86,524

PLASTICS - 0.05%
Spartech Corp.                                                           4,139                 101,985
                                                                                     -----------------

PUBLISHING - 0.33%
American Greetings Corp., Class A *                                     10,805                 236,305
Consolidated Graphics,  Inc. *                                           2,159                  68,181
Courier Corp.                                                            1,177                  45,281
Hollinger International, Inc., Class A *                                 7,822                 122,180
Nelson Thomas, Inc.                                                      1,885                  36,437
Playboy Enterprises, Inc., Class B *                                     3,069                  49,595
PRIMEDIA, Inc. *                                                        28,745                  81,348
Pulitzer, Inc. *                                                           721                  38,934
                                                                                     -----------------
                                                                                               678,261

RAILROADS & EQUIPMENT - 0.30%
Florida East Coast Indiana, Inc.                                         2,588                  85,663
GATX Corp. (a)                                                           7,226                 202,183
Genesee & Wyoming, Inc., Class A *                                       2,413                  76,010
Kansas City Southern *                                                  10,888                 155,916
Wabtec Corp.                                                             5,702                  97,162
                                                                                     -----------------
                                                                                               616,934

REAL ESTATE - 4.21%
Acadia Realty Trust, REIT                                                4,195                  52,437
Alexander's, Inc., REIT *                                                  410                  51,111
Alexandria Real Estate Equities, Inc.                                    3,174                 183,775
American Home Mortgage Investment Corp., REIT (a)                        2,167                  48,779
American Land Lease, Inc.                                                2,542                  50,713

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        SHARES          VALUE
                                                                        ------          -----
REAL ESTATE - CONTINUED
American Mortgage Acceptance Company *                                   2,769       $    45,135
Amli Residential Properties Trust, REIT                                  2,719            72,869
Anthracite Capital, Inc., REIT                                           9,060           100,294
Anworth Mortgage Asset Corp., REIT                                       6,533            91,005
Associated Estates Realty Corp., REIT *                                  7,336            53,626
Avatar Holdings, Inc. *                                                  1,200            44,328
Bedford Property Investments, Inc.                                       2,215            63,415
Boykin Lodging Company, REIT *                                           5,597            51,213
Brandywine Realty Trust, REIT *                                          4,530           121,268
Brookfield Homes Corp. (a)                                               2,720            70,094
BRT Realty Trust, REIT                                                   1,739            50,170
Capital Automotive, REIT                                                 4,190           134,080
Capstead Mortage Corp., REIT (a)                                         2,168            36,379
Colonial Properties Trust SBI                                            2,688           106,445
Commercial Net Lease Realty, REIT                                        7,032           125,170
Cornerstone Realty Income Trust, Inc., REIT                             11,797           103,342
Corporate Office Properties Trust, REIT                                  5,063           106,323
Correctional Properties Trust, REIT                                      2,067            59,530
Corrections Corp. of America *                                           6,199           178,717
EastGroup Properties, Inc., REIT                                         2,890            93,578
Entertainment Properties Trust, REIT                                     3,236           112,322
Equity Inns, Inc., REIT *                                                7,990            72,309
Equity One, Inc.                                                         5,083            85,801
Essex Property Trust, REIT                                               2,783           178,724
Felcor Lodging Trust, Inc., REIT                                         9,720           107,698
First Industrial Realty Trust, Inc., REIT *                              6,086           205,402
Gables Residential Trust, REIT *                                         4,481           155,670
Getty Realty Corp., REIT                                                 2,697            70,526
Glenborough Realty Trust, Inc., REIT                                     3,265            65,137
Glimcher Realty Trust *                                                  5,313           118,905
Great Lakes REIT, Inc., REIT *                                           3,820            59,974
Health Care REIT, Inc.                                                   7,894           284,184
Heritage Property Investment Trust, Inc., REIT *                         2,883            82,021
Highwoods Properties, Inc., REIT                                         8,409           213,589
Home Properties Inc., REIT                                               4,868           196,618
Innkeepers USA Trust, REIT                                               5,834            48,831
Jones Lang Lasalle, Inc. *                                               5,835           120,959
Kilroy Realty Corp., REIT *                                              4,369           143,085
Koger Equity, Inc. *                                                     3,531            73,904
Kramont Realty Trust, REIT *                                             4,409            79,803
Lexington Corporate Property Trust, REIT                                 6,109           123,341
LTC Properties, Inc., REIT                                               3,408            50,234
Manufactured Home Communities, Inc.                                      2,343            88,214
MeriStar Hospitality Corp., REIT                                        11,307            73,609
MFA Mortgage Investments, Inc., REIT                                    10,066            98,143
Mid-America Apartment Communities, Inc. *                                2,562            86,032
Mission West Properties, Inc. *                                          4,866            63,015
National Health Investments, Inc., REIT                                  3,816            94,942
Nationwide Health Properties, Inc., REIT                                 9,969           194,894
Newcastle Investment Corp., REIT                                         3,758           101,842
Novastar Financial, Inc. (a)                                             1,762            75,695
Parkway Properties, Inc.                                                 1,712            71,219
Pennsylvania Real Estate Investment Trust, REIT                          4,871           176,817
Post Properties, Inc., REIT                                              5,276           147,306
Prentiss Properties Trust, REIT *                                        5,159           170,195
PS Business Parks, Inc., REIT                                            2,233            92,134
RAIT Investment Trust, REIT                                              3,138            80,333
Ramco Gershenson Properties Trust, REIT *                                2,189            61,949
Reckson Associates Realty Corp., REIT                                    7,951           193,209
Redwood Trust, Inc., REIT                                                2,187           111,209
Saul Centers, Inc. *                                                     2,202            63,131
Senior Housing Properties Trust, SBI *                                   7,975           137,409
Sizeler Property Investors, Inc., REIT                                   6,232            66,745
SL Green Realty Corp., REIT                                              5,036           206,728
Sovran Self Storage, Inc.                                                2,289            85,036
Summit Properties, Inc., REIT *                                          4,584           110,108
Sun Communities, Inc., REIT                                              2,385            92,299
Tanger Factory Outlet Centers, Inc., REIT                                1,339            54,497
Taubman Centers, Inc., REIT                                              7,523           154,974
Town & Country Trust SBI                                                 2,835            71,867
Trammell Crow Company *                                                  5,930            78,572
United Mobile Homes, Inc.                                                2,691            45,774
United States Restaurant Properties, Inc. *                              4,715            80,344
Universal Health Realty Income Trust                                     2,176            65,498
Urstadt Biddle Properties, Inc.                                          5,546            78,476
Ventas, Inc., REIT                                                      12,910           284,020
Washington REIT,  REIT                                                   6,168           180,106
Winston Hotels, Inc., REIT *                                             5,194            52,979
                                                                                     -----------
                                                                                       8,632,153
RETAIL GROCERY - 0.30%
7 Eleven, Inc. *                                                         4,398            70,588
Arden Group, Inc.                                                          515            39,913
Ingles Markets, Inc. *                                                   4,101            42,117
Nash-Finch Company                                                       2,348            52,454
Pathmark Stores, Inc. *                                                  6,222            47,287
Ruddick Corp.                                                            5,870           105,073
United Natural Foods, Inc. *                                             3,495           125,505
Weis Markets, Inc.                                                       1,916            69,551
Wild Oats Markets, Inc. *                                                5,162            66,745
                                                                                     -----------
                                                                                         619,233
RETAIL TRADE - 3.67%
A.C. Moore Arts & Crafts, Inc. *                                         2,481            47,784
Aaron Rents, Inc., Class B                                               4,220            84,949
Aeropostale, Inc. *                                                      3,686           101,070
American Eagle Outfitters, Inc. *                                        9,473           155,357
AnnTaylor Stores Corp. *                                                 7,898           308,022
Asbury Automotive Group, Inc. *                                          2,277            40,781
Big 5 Sporting Goods Corp. *                                             2,574            53,925
BJ's Wholesale Club, Inc. *                                             12,368           283,969
Blair Corp.                                                              1,655            40,283
Bombay Company, Inc. * (a)                                               6,412            52,194
Brookstone, Inc. *                                                       2,473            52,700
Building Materials Holding Corp.                                         2,866            44,509
Burlington Coat Factory Warehouse Corp.                                  3,551            75,139
Casey's General Stores, Inc.                                             8,053           142,216
Cash America International, Inc.                                         5,114           108,314
Casual Male Retail Group, Inc. * (a)                                     6,235            43,271
Cato Corp., Class A                                                      3,334            68,347
Charlotte Russe Holding, Inc. * (a)                                      2,618            36,285
Charming Shoppes, Inc. *                                                19,456           105,062
Childrens Place Retail Stores, Inc. * (a)                                2,394            63,992
Christopher & Banks Corp.                                                6,382           124,640
Coldwater Creek, Inc. *                                                  2,674            29,414
Cole National Corp., Class A *                                           2,309            46,180
Cost Plus, Inc. *                                                        3,893           159,613
Daisytek International Corp. *                                           2,169                35
Dicks Sporting Goods, Inc. * (a)                                         2,278           110,847
Dillard's, Inc., Class A *                                              11,076           182,311
Electronics Boutique Holdings Corp. * (a)                                2,621            59,995
Finish Line, Inc. *                                                      3,164            94,825
Fossil, Inc. *                                                           4,391           122,992
Fred's, Inc., Class A                                                    6,924           214,505
GameStop Corp. * (a)                                                     4,156            64,044

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        SHARES           VALUE
                                                                        ------           -----
RETAIL TRADE - CONTINUED
Genesco, Inc. * (a)                                                      4,135       $    62,563
Group 1 Automotive, Inc. * (a)                                           2,988           108,136
Guitar Center, Inc. *                                                    2,515            81,939
Hancock Fabrics, Inc.                                                    3,063            44,352
Haverty Furniture Companies, Inc.                                        3,034            60,255
Hibbett Sporting Goods, Inc. *                                           2,153            64,159
Hot Topic, Inc. *                                                        8,419           248,024
Intertan, Inc. *                                                         4,553            46,076
J. Jill Group, Inc. *                                                    3,678            46,747
Jo Ann Stores, Inc. *                                                    3,154            64,342
Kenneth Cole Productions, Inc., Class A                                  1,215            35,721
Linens'n Things, Inc. *                                                  7,891           237,361
Longs Drug Stores Corp. * (a)                                            5,432           134,388
NBTY, Inc. *                                                             9,205           247,246
Pacific Sunwear of California, Inc. *                                   12,572           265,521
Party City Corp. *                                                       2,527            32,068
Payless ShoeSource, Inc. *                                              12,317           165,048
Pep Boys - Manny, Moe & Jack *                                           8,609           196,888
Petco Animal Supplies Inc. *                                             6,437           196,007
School Specialty, Inc. * (a)                                             2,952           100,397
Sharper Image Corp. * (a)                                                1,783            58,215
Shopko Stores, Inc. * (a)                                                5,206            79,391
Sonic Automative, Inc.                                                   4,956           113,591
Sports Authority, Inc. *                                                 3,660           140,544
Stein Mart, Inc. *                                                       4,575            37,698
Steven Madden, Ltd. *                                                    2,145            43,758
The Dress Barn, Inc. *                                                   3,937            59,016
The Men's Wearhouse, Inc. *                                              6,274           156,913
The Wet Seal, Inc., Class A *                                            4,766            47,136
The Yankee Candle, Inc. *                                                5,127           140,121
Too, Inc. *                                                              6,391           107,880
Tractor Supply Company *                                                 5,225           203,200
Tuesday Morning Corp. *                                                  2,576            77,924
Tweeter Home Entertainment Group, Inc. * (a)                             4,806            45,417
United Rentals, Inc. *                                                   9,461           182,219
Urban Outfitters, Inc. *                                                 4,414           163,539
ValueVision Media, Inc., Class A * (a)                                   3,437            57,398
Zale Corp. *                                                             4,579           243,603
                                                                                     -----------
                                                                                       7,512,371
SANITARY SERVICES - 0.21%
Casella Waste Systems, Inc., Class A *                                   2,706            37,045
Darling International, Inc. *                                           13,006            35,897
Insituform Technologies, Inc., Class A *                                 4,385            72,352
Ionics, Inc. * (a)                                                       3,099            98,703
Waste Connections, Inc. *                                                4,693           177,255
                                                                                     -----------
                                                                                         421,252
SEMICONDUCTORS - 2.81%
Actel Corp. *,                                                           3,906            94,135
Advanced Energy Industries, Inc. *                                       3,119            81,250
Alliance Semiconductor Corp. *                                           4,679            33,268
Asyst Technologies, Inc. *                                               8,290           143,832
ATMI, Inc. * (a)                                                         4,852           112,275
Axcelis Technologies, Inc. *                                            17,808           181,998
ChiPAC, Inc., Class A * (a)                                              8,811            66,875
Cirrus Logic, Inc. *                                                    12,777            98,000
Conexant Systems, Inc. * (a)                                            47,677           236,955
Credence Systems Corp. *                                                11,414           150,208
Cymer, Inc. *                                                            6,115           282,452
DSP Group, Inc. *                                                        4,913           122,383
Entegris, Inc. *                                                         9,496           122,024
ESS Technology, Inc. *                                                   5,549            94,388
Exar Corp. *                                                             7,152           122,156
Genesis Microchip, Inc. *                                                5,697           102,774
GlobespanVirata, Inc. *                                                 21,751           127,896
Intergrated Electrical Services, Inc. *                                  6,431            59,487
Kopin Corp. *                                                           12,845            86,190
Kulicke & Soffa Industries, Inc. *                                       8,954           128,759
Lattice Semiconductor Corp. * (a)                                       18,239           176,553
LTX Corp. *                                                              9,446           141,973
Mattson Technology, Inc. *                                               5,137            62,774
Micrel, Inc. *                                                          10,055           156,657
Microsemi Corp. *                                                        5,121           125,874
MKS Instruments, Inc. *                                                  4,737           137,373
Monolithic System Technology, Inc. * (a)                                 4,822            41,228
Mykrolis Corp. *                                                         6,101            98,104
Omnivision Technologies, Inc. * (a)                                      4,206           232,381
ON Semiconductor Corp. *                                                 6,743            43,492
Pericom Semiconductor Corp. *                                            4,264            45,454
Photronics, Inc. *                                                       5,160           102,787
Power Integrations, Inc. *                                               4,545           152,076
Rudolph Technologies, Inc. *                                             2,203            54,062
Semitool, Inc. *                                                         3,479            37,298
Semtech Corp. *                                                         10,321           234,596
Silicon Image, Inc. * (a)                                               12,870            93,050
Siliconix, Inc. *                                                        1,041            47,574
Sipex Corp. *                                                            5,139            39,622
Skyworks Solutions, Inc. * (a)                                          26,576           231,211
Triquint Semiconductor, Inc. *                                          24,137           170,649
Ultratech, Inc. *                                                        3,583           105,233
Varian Semiconductor Equipment Associates, Inc. *                        5,018           219,236
Veeco Instruments, Inc. *                                                4,121           116,212
Vitesse Semiconductor Corp. * (a)                                       36,786           215,934
White Electronic Designs Corp. *                                         4,255            37,444
Xicor, Inc. *                                                            5,028            57,018
Zoran Corp. *                                                            7,317           127,243
                                                                                     -----------
                                                                                       5,750,413
SHIPBUILDING - 0.02%
Maritrans, Inc.                                                          2,350            39,268
                                                                                     -----------

SOFTWARE - 2.56%
Activision, Inc. *                                                      15,756           286,759
Advent Software, Inc. *                                                  6,023           104,981
Altiris, Inc. * (a)                                                      1,799            65,628
ANSYS, Inc. *                                                            2,740           108,778
Ascential Software Corp. *                                              10,496           272,161
AsiaInfo Holdings, Inc. * (a)                                            6,224            41,576
Aspen Technology, Inc. * (a)                                             6,780            69,563
Avid Technology, Inc. *                                                  5,301           254,448
BARRA, Inc. *                                                            2,767            98,201
Borland Software Corp. *                                                13,232           128,747
CCC Information Services Group, Inc. *                                   2,626            44,379
CIBER, Inc. *                                                            9,341            80,893
Concord Communications, Inc. * (a)                                       3,178            63,465
Concur Technologies, Inc. * (a)                                          4,468            43,250
Dendrite International, Inc. *                                           5,548            86,937
Embarcadero Tech, Inc. *                                                 2,849            45,442
Epicor Software Corp. * (a)                                              7,075            90,277
EPIQ Systems, Inc. * (a)                                                 2,751            47,125
Exult, Inc. * (a)                                                        6,592            46,935
HPL Technologies, Inc. * (a)                                               689               165
Hyperion Solutions Corp. *                                               7,207           217,219
Informatica Corp. *                                                     11,774           121,272

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        SHARES           VALUE
                                                                        ------           -----
SOFTWARE - CONTINUED
InfoUSA, Inc. *                                                          5,907       $     43,830
Intermediate Telephone, Inc.                                             3,410             85,182
JDA Software Group, Inc. *                                               5,275             87,090
Keane, Inc. *                                                            9,513            139,270
Lawson Software Inc. *                                                   8,101             66,671
Macrovision Corp. *                                                      7,452            168,341
Magma Design Automation, Inc. * (a)                                      4,154             96,954
Manhattan Associates, Inc. * (a)                                         4,027            111,306
Mantech International Corp. *                                            2,520             62,874
Manugistics Group, Inc. * (a)                                           11,556             72,225
MAPICS, Inc. * (a)                                                       3,934             51,496
Micromuse, Inc. *                                                       10,366             71,526
MicroStrategy, Inc. *                                                    1,943            101,969
MRO Software, Inc. *                                                     3,878             52,198
MSC Software Corp. * (a)                                                 4,823             45,577
Neoware Systems, Inc. * (a)                                              3,052             41,812
NYFIX, Inc. * (a)                                                        5,560             44,202
Omnicell, Inc. *                                                         2,779             45,020
Opnet Technologies, Inc. *                                               2,409             39,652
Opsware, Inc. * (a)                                                      9,131             67,569
Packeteer, Inc. *                                                        4,258             72,301
Palmsource, Inc. * (a)                                                   1,865             40,638
Parametric Technology Corp. *                                           40,060            157,837
PDF Solutions, Inc. * (a)                                                3,251             48,440
Puma Technology, Inc. * (a)                                              7,667             30,515
Scansoft, Inc. * (a)                                                    14,016             74,565
Secure Computing Corp. * (a)                                             6,419            114,964
Seebeyond Technology Corp. *                                            10,178             43,664
Serena Software, Inc. * (a)                                              4,327             79,401
Softbrands, Inc. * (a)                                                     303                242
Sohu Common, Inc. *                                                      3,089             92,701
SPSS, Inc. *                                                             2,719             48,616
SS&C Technologies, Inc.                                                  1,596             44,608
Take-Two Interactive Software, Inc. *                                    7,379            212,589
THQ, Inc. * (a)                                                          6,959            117,677
Transaction Systems Architects, Inc., Class A *                          6,145            139,061
Websense, Inc. *                                                         3,694            108,013
                                                                                     ------------
                                                                                        5,238,797
STEEL - 0.51%
Alaska Steel Holding Corp. *                                            18,982             96,808
Allegheny Technologies, Inc.                                            15,300            202,266
Carpenter Technology Corp.                                               3,627            107,250
Gibraltar Steel Corp.                                                    1,896             47,684
Reliance Steel & Aluminum Company *                                      4,318            143,401
Ryerson Tull, Inc. * (a)                                                 4,759             54,491
Schnitzer Steel Industries, Inc. (a)                                     1,613             97,586
Steel Dynamics, Inc. * (a)                                               6,738            158,276
Texas Industries, Inc.                                                   3,868            143,116
                                                                                     ------------
                                                                                        1,050,878
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 1.87%
Aeroflex, Inc. *                                                        10,421            121,822
Andrew Corp. * (a)                                                      26,320            302,943
Applied Signal Technology, Inc.                                          1,806             41,556
Arris Group, Inc. * (a)                                                  9,902             71,690
Aspect Communications Corp. *                                            5,582             87,972
At Road, Inc. * (a)                                                      5,493             73,057
Commonwealth Telephone Enterprises, Inc., (CTE) *                        3,840            144,960
Commscope, Inc. *                                                        9,203            150,285
Comtech Telecommunications Corp. * (a)                                   2,449             70,703
Corvis Corp. *                                                          65,360            111,112
CT Communications, Inc.                                                  3,709             50,072
Ditech Communications Corp. *                                            4,721             90,171
Finisar Corp. * (a)                                                     25,760             80,629
General Communication, Inc. *                                            8,318             72,367
Golden Telecom, Inc. * (a)                                               2,344             65,046
Harmonic, Inc. *                                                        12,760             92,510
Inet Technologies, Inc. *                                                2,931             35,172
Intrado, Inc. *                                                          2,781             61,043
J2 Global Communications, Inc. * (a)                                     3,068             75,994
KVH Industries, Inc. * (a)                                               1,829             50,243
Mastec, Inc. * (a)                                                       3,804             56,337
MRV Communications, Inc. * (a)                                          19,569             73,579
Network Equipment Technologies, Inc. * (a)                               4,625             50,875
New Focus, Inc. *                                                       11,049             55,466
Newport Corp. *                                                          6,981            115,396
Plantronics, Inc. *                                                      7,002            228,615
Powerwave Technologies, Inc. * (a)                                      12,199             93,322
Price Communications Corp. *                                             7,806            107,176
Proxim Corp., Class A *                                                 25,408             42,431
PTEK Holdings, Inc. * (a)                                                7,901             69,608
REMEC, Inc. *                                                           10,348             87,027
Shenandoah Telecommunications Company                                      927             47,518
Sonus Networks, Inc. *                                                  38,522            291,226
Spectralink Corp.                                                        2,898             55,555
Stratex Networks, Inc. *                                                16,414             69,760
SureWest Communications (a)                                              2,724            110,104
Symmetricom, Inc. *                                                      7,378             53,712
Tekelec *                                                                9,115            141,738
Terayon Communication Systems, Inc. *                                   12,275             55,238
Tollgrade Communications, Inc. * (a)                                     2,633             46,157
Touch America Holdings, Inc. *                                          24,207                290
Viasat, Inc. *                                                           3,806             72,847
Westell Technologies, Inc., Class A *                                    8,230             51,931
Wiltel Communications Group *                                            4,264                  0
                                                                                     ------------
                                                                                        3,825,255
TELEPHONE - 0.25%
Cincinnati Bell, Inc. *                                                 34,421            173,826
D&E Communications, Inc.                                                 3,158             45,823
Hickory Tech Corp. *                                                     3,761             43,063
North Pittsburgh Systems, Inc. *                                         3,093             58,489
Primus Telecommunications Group, Inc. * (a)                              8,897             90,571
TALK America Holdings, Inc. * (a)                                        5,015             57,773
Warwick Valley Telephone Company                                         1,437             42,521
                                                                                     ------------
                                                                                          512,066
TIRES & RUBBER - 0.28%
Bandag, Inc.                                                             2,048             84,378
Cooper Tire & Rubber Company                                            11,311            241,829
Goodyear Tire &  Rubber Company * (a)                                   27,149            213,391
Myers Indiana, Inc. *                                                    3,615             43,814
                                                                                     ------------
                                                                                          583,412
TOBACCO - 0.20%
Dimon, Inc.                                                              7,985             53,899
Schweitzer Mauduit International, Inc.                                   2,428             72,306
Standard Commercial Corp.                                                1,968             39,498
Universal Corp.                                                          4,026            177,828
Vector Group, Ltd. (a)                                                   4,189             68,364
                                                                                     ------------
                                                                                          411,895

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        SHARES            VALUE
                                                                        ------            -----
TOYS, AMUSEMENTS & SPORTING GOODS - 0.06%
Jakks Pacific, Inc. * (a)                                                4,820       $          63,431
Russ Berrie & Company, Inc.                                              1,674                  56,749
                                                                                     -----------------
                                                                                               120,180
TRANSPORTATION - 0.54%
Alexander & Baldwin, Inc.                                                6,943                 233,910
Heartland Express, Inc.                                                  5,356                 129,562
Kirby Corp. *                                                            3,314                 115,592
Offshore Logistics, Inc. *                                               3,287                  80,597
Overseas Shipholding Group, Inc.                                         2,685                  91,424
Pacer International,  Inc. *                                             4,152                  83,953
RailAmerica, Inc. * (a)                                                  5,857                  69,113
SCS Transportation, Inc. *                                               2,872                  50,490
Yellow Roadway Corp. * (a)                                               7,171                 259,384
                                                                                     -----------------
                                                                                             1,114,025
TRAVEL SERVICES - 0.05%
Navigant International Inc. * (a)                                        2,884                  39,943
Pegasus Solutions, Inc. * (a)                                            5,116                  53,565
                                                                                     -----------------
                                                                                                93,508
TRUCKING & FREIGHT - 0.61%
Arkansas Best Corp.                                                      3,849                 120,820
Covenant Transport, Inc. *                                               1,805                  34,312
EGL, Inc. *                                                              5,859                 102,884
Forward Air Corp. *                                                      2,102                  57,805
Knight Transportation, Inc. *                                            4,430                 113,629
Landstar Systems, Inc. *                                                 4,814                 183,125
Old Dominion Freight Lines, Inc. *                                       1,953                  66,558
Oshkosh Truck Corp.                                                      5,160                 263,315
USF Corp. *                                                              4,805                 164,283
Wabash National Corp. * (a)                                              4,557                 133,520
                                                                                     -----------------
                                                                                             1,240,251
TOTAL COMMON STOCK
(Cost: $131,941,502)                                                                 $     155,909,339
                                                                                     -----------------

                                                                   PRINCIPAL
                                                                     AMOUNT                VALUE
                                                                     ------                -----
SHORT TERM INVESTMENTS - 21.12%
State Street Navigator Securities Lending
 Prime Portfolio, 1.06% (b)                                      $  29,592,018       $      29,592,018
Federal National Mortgage
 Association Discount Notes,
 1.055% due 01/07/2004                                               1,800,000               1,799,683
 1.06% due 02/18/2004                                                8,500,000               8,487,987
 Series BB, 1.05% due 01/15/2004                                     2,000,000               1,999,183
United States Treasury Bills,
 0.88% due 01/08/2004 ****                                           1,100,000               1,099,812
 0.89% due 01/08/2004 ****                                             300,000                 299,948
                                                                                     -----------------
                                                                                     $      43,278,631
REPURCHASE AGREEMENTS - 2.81%
Repurchase Agreement with State
 Street Corp., dated 12/31/2003 at
 0.70%, to be repurchased at
 $5,769,224 on 01/02/2004,
 collateralized by $4,125,000 U.S.
 Treasury Bonds, 8.500% due
 02/15/2020 (valued at $5,891,016,
 including interest).                                            $   5,769,000       $       5,769,000
                                                                                     -----------------
TOTAL INVESTMENTS (SMALL CAP INDEX
TRUST)  (Cost: $180,989,133)                                                         $     204,956,970

                                                                                     =================

INTERNATIONAL INDEX TRUST

                                                                        SHARES             VALUE
                                                                        ------             -----
COMMON STOCK - 78.46%
AUSTRALIA - 3.80%
Alumina, Ltd. *                                                         13,123       $          64,918
Amcor, Ltd. *                                                           10,060                  62,567
AMP, Ltd. * (a)                                                         17,632                  66,513
Ansell, Ltd. *                                                           2,243                  10,893
Aristocrat Leisure, Ltd. * (a)                                           2,388                   3,093
Austrailia Gas Light Company, Ltd. *                                     5,101                  43,132
Australia and New Zealand Bank Group Ltd. *                             20,981                 279,302
Australian Stock Exchange, Ltd. * (a)                                    1,311                  16,860
BHP Billiton, Ltd. *                                                    43,744                 401,503
BHP Steel, Ltd. *                                                        9,229                  38,914
Boral, Ltd. *                                                            6,916                  26,454
Brambles Industries, Ltd. * (a)                                         11,480                  45,640
Centro Props Group *                                                     6,710                  20,108
CFS Gandel Retail Trust *                                               13,880                  14,004
Coca-Cola Amatil, Ltd. *                                                 5,717                  26,818
Cochlear, Ltd. *                                                           563                   9,097
Coles Myer, Ltd. * (a)                                                  12,639                  71,945
Commonwealth Bank of Australia * (a)                                    14,641                 324,655
Commonwealth Property Office Fund *                                     16,430                  14,227
Computershare, Ltd. *                                                    4,926                  12,277
CSL, Ltd. *                                                              1,843                  24,770
CSR, Ltd. *                                                              9,889                  13,775
David Jones, Ltd. *                                                      2,251                   2,356
Deutsche Office Trust *                                                 14,906                  12,346
Foster's Group Ltd. *                                                   25,387                  86,018
Futuris Corp., Ltd. *                                                    6,834                   7,667
General Property Trust *                                                22,880                  51,510
Harvey Norman Holding, Ltd. *                                            5,707                  12,805
Iluka Resources, Ltd. *                                                  2,500                   8,527
Investa Property Group *                                                15,352                  22,656
James Hardie Industries NV *                                             5,490                  28,440
John Fairfax Holdings, Ltd. *                                           10,236                  27,129
Leighton Holdings *                                                      1,493                  13,276
Lend Lease Corp. *                                                       4,246                  32,130
Lion Nathan,  Ltd. *                                                     3,000                  13,644
Macquarie Bank, Ltd. * (a)                                               2,499                  66,911
Macquarie Goodman *                                                     15,874                  20,199
Macquarie Infrastructure Group *                                        21,866                  55,978
Mayne Nickless, Ltd. *                                                   8,985                  22,055
Mirvac Group * (a)                                                       7,935                  25,811
National Australia Bank, Ltd. *                                         17,545                 395,655
Newcrest Mining, Ltd. *                                                  3,890                  37,930
News Corp., Ltd. *                                                      17,031                 153,754
NRMA Insurance Group, Ltd. *                                            20,058                  64,186
OneSteel, Ltd. *                                                         5,172                   7,866
Orica, Ltd. *                                                            3,066                  32,227
Origin Energy, Ltd. *                                                    8,130                  29,077
PaperlinkX, Ltd. *                                                       4,733                  17,747
Patrick Corp., Ltd. *                                                    1,769                  19,487
Publishing & Broadcasting, Ltd. *                                        1,585                  14,942
QBE Insurance Group, Ltd. *                                              7,711                  61,544
Rinker Group Ltd. *                                                     10,937                  53,939
Rio Tinto, Ltd. * (a)                                                    3,619                 101,367
Santos, Ltd. *                                                           6,535                  33,804
Sonic Healthcare, Ltd. *                                                 2,854                  15,042
Sons Of Gwalia, Ltd. *                                                     670                   1,791
Southcorp, Ltd. * (a)                                                    6,901                  14,030
Stockland * (a)                                                         13,903                  54,644
Suncorp-Metway, Ltd. *                                                   6,181                  57,663

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                        SHARES             VALUE
                                                                        ------             -----
AUSTRALIA - CONTINUED
Tab, Ltd. *                                                              5,702       $          19,835
TABCORP Holdings, Ltd. * (a)                                             4,739                  40,071
Telstra Corp. * (a)                                                     25,507                  92,571
Toll Holdings, Ltd. * (a)                                                2,546                  15,815
Transurban Group *                                                       5,224                  17,543
Wesfarmers, Ltd. *                                                       4,374                  87,242
Westfield Holdings, Ltd. * (a)                                           5,050                  53,120
Westfield Trust *                                                       25,433                  68,173
Westpac Banking Corp., Ltd. *                                           20,984                 252,641
WMC Resorces, Ltd. *                                                    13,039                  55,274
Woodside Petroleum, Ltd. *                                               5,389                  60,053
Woolworths, Ltd. *                                                      11,903                 105,756
                                                                                     -----------------
                                                                                             4,135,712
AUSTRIA - 0.18%
Bank Austria Creditanstalt *                                               469                  23,932
Bohler Uddeholm AG *                                                        43                   2,901
Erste Bank AG *                                                            359                  44,314
Flughafen Wien AG *                                                        119                   5,578
Immofinanz Immobiien Anlage AG *                                         3,481                  27,631
Mayr-Melnhof Karton AG *                                                    68                   8,165
Oesterreichische Elektrizitaets AG, Class A *                               70                   8,167
OMV AG *                                                                   154                  22,911
RHI AG * (a)                                                                94                   1,788
Telekom Austria AG *                                                     2,323                  28,683
VA Technologie AG *                                                         71                   2,291
Voestalpine AG *                                                           284                  11,558
Wienerberger Baustoffindustrie AG *                                        300                   8,006
                                                                                     -----------------
                                                                                               195,925
BELGIUM - 0.83%
Agfa Gevaert NV *                                                        1,360                  38,726
Barco NV *                                                                 120                  10,508
Bekaert SA *                                                               198                  12,598
Cofinimmo SA *                                                              40                   5,554
Colruyt SA *                                                               190                  18,289
Compagnie Maritime Belge SA *                                               42                   3,387
Delhaize Group *                                                           828                  42,543
Dexia *                                                                  7,439                 128,032
Electrabel SA *                                                            348                 109,265
Fortis *                                                                11,983                 240,662
Goupe Bruxelles Lam *                                                      795                  44,744
Interbrew *                                                              1,734                  46,229
KBC Bancassurance Holding NV * (a)                                       1,091                  50,888
Mobistar SA *                                                              249                  13,961
Omega Pharma SA *                                                          277                   8,795
SA D'Ieteren Trading NV *                                                   31                   6,351
Solvay SA * (a)                                                            744                  64,447
UCB SA *                                                                 1,078                  40,597
Union Miniere SA *                                                         204                  14,304
                                                                                     -----------------
                                                                                               899,880
DENMARK - 0.59%
A P Moller- Maersk A/S *                                                    13                  93,702
AS Det Ostasiatiske Kompagni * (a)                                         213                   9,298
Bang & Olufsen AS - B Series *                                             100                   4,179
Carlsberg AS, B Shares * (a)                                               300                  13,807
Coloplast AS, Class B * (a)                                                125                  10,681
Danisco AS *                                                               550                  24,428
Danske Bank A/S *                                                        5,900                 138,261
DSV *                                                                      200                   8,832
FLS Industries AS, B Shares *                                              200                   2,301
GN Store Nord AS *                                                       2,323                  15,054
Group 4 Falck *                                                            800                  16,378
H. Lundbeck AS * (a)                                                       938                  15,553
ISS International A/S *                                                    500                  24,619
Kobenhavn Lufthavne *                                                       70                   8,196
NEG Micon AS * (a)                                                         200                   3,249
NKT Holding *                                                              100                   1,815
Novo Nordisk AS *                                                        2,977                 121,141
Novozymes AS, B Shares *                                                   626                  22,825
Tele Danmark AS *                                                        1,650                  59,465
Topdanmark AS *                                                            300                  16,040
Vestas Wind Systems AS * (a)                                             1,268                  20,596
William Demant Holdings *                                                  300                  10,127
                                                                                     -----------------
                                                                                               640,547
FINLAND - 1.32%
Amer Group, Ltd. *                                                         300                  12,984
Asko Oyj *                                                                 300                   9,450
Elisa Corporation *                                                      1,650                  22,036
Fortum Corp. *                                                           4,000                  41,226
KCI Konecranes Oyj *                                                       200                   6,955
Kesko Oyj *                                                                700                  12,242
Kone Corp. *                                                               420                  24,078
Metra Oyj, B Shares *                                                      400                   7,660
Metso Oyj *                                                              1,300                  15,855
Nokia AB Oyj *                                                          55,955                 966,562
Nokian Renkaat Oyj *                                                       100                   7,547
Orion, Series B * (a)                                                      500                  10,722
Outokumpu Oyj *                                                          1,100                  14,927
Pohjola Group PLC *                                                        200                   5,342
Rautaruukki Oyj *                                                          800                   5,886
Sampo Oyj, A Shares *                                                    3,200                  33,061
Stora Enso Oyj-R Shares *                                                7,259                  97,679
TietoEnator Oyj *                                                          901                  24,634
UPM-Kymmene Oyj *                                                        6,100                 116,208
                                                                                     -----------------
                                                                                             1,435,054
FRANCE - 7.86%
Accor SA *                                                               2,180                  98,606
Air France * (a)                                                           917                  14,038
Air Liquide SA *                                                           580                 102,308
Alcatel SA * (a)                                                        14,207                 182,760
Alstom *                                                                 2,424                      92
Alstom * (a)                                                             3,692                   5,815
Alstom Subscription *                                                      122                       5
Atos Origin SA * (a)                                                       273                  17,439
Autoroutes du Sud de la France *                                           841                  28,186
Aventis SA *                                                             7,916                 522,625
AXA *                                                                   16,448                 351,681
BNP Paribas SA *                                                         9,484                 596,513
Bouygues SA *                                                            2,331                  81,412
Business Objects SA * (a)                                                  803                  27,975
Caisse Nationale du Credit Agricole *                                    4,214                 100,507
Cap Gemini SA * (a)                                                      1,247                  55,320
Carrefour * (a)                                                          6,676                 366,065
Casino Guich Perrachon SA * (a)                                            432                  41,965
Club Mediterranee SA *                                                     101                   3,776
Cnp Assurances * (a)                                                       400                  20,804
Compagnie De Sanit Gobain *                                              3,652                 178,578
Compagnie Generale des Etablissements Michelin, Class B*                 1,624                  74,439
Dassault Systemes SA * (a)                                                 649                  29,568
Essilor International *                                                  1,106                  57,134
European Aeronautic Defence & Space Company * (a)                        3,288                  78,090
France Telecom SA * (a)                                                 12,603                 359,822
Gecina *                                                                   179                  26,297
Groupe Danone *                                                          1,435                 233,959
Hermes International *                                                     100                  19,328
Imerys SA * (a)                                                             94                  19,767

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                                         SHARES            VALUE
                                                                         ------            -----
FRANCE - CONTINUED
Klepierre *                                                                250       $          15,025
L'Air Liquide SA *                                                       1,168                 206,027
L'Oreal SA *                                                             3,948                 323,328
Lafarge *                                                                  494                  43,942
Lafarge SA * (a)                                                         1,944                 172,924
Lagardere S.C.A. *                                                       1,433                  82,638
LVMH Moet Hennessy * (a)                                                 2,853                 207,411
Pechiney SA, Class A *                                                     729                  44,547
Pernod-Ricard SA * (a)                                                     611                  67,860
Peugeot SA * (a)                                                         2,099                 106,843
Pinault-Printemps-Redoute * (a)                                            794                  76,681
Publicis Groupe SA * (a)                                                 1,161                  37,594
Renault Regie Nationale SA *                                             1,992                 137,287
Sagem SA *                                                                 239                  25,581
Sanofi-Synthelabo SA * (a)                                               4,269                 321,110
Schneider Electric SA *                                                  2,406                 157,332
Societe BIC SA * (a)                                                       357                  16,481
Societe Generale * (a)                                                   3,829                 337,704
Societe Television Francaise 1 * (a)                                     1,417                  49,418
Sodexho Alliance * (a)                                                   1,097                  33,048
STMicroelectronics NV *                                                  6,821                 184,774
Suez SA * (a)                                                            9,349                 187,644
Technip SA *                                                               207                  22,377
Thales SA * (a)                                                            839                  28,172
Thomson SA * (a)                                                         2,761                  58,686
Total SA, B Shares *                                                     7,509               1,394,547
Unibail *                                                                  458                  42,904
Valeo *                                                                    867                  34,683
Veolia Environnement * (a)                                               2,814                  75,519
Vinci SA * (a)                                                             803                  66,421
Vivendi Universal SA *                                                  10,617                 257,773
Wanadoo *                                                                4,344                  35,576
Zodiac SA * (a)                                                            463                  13,569
                                                                                     -----------------
                                                                                             8,560,300
GERMANY - 5.53%
Adidas-Salomon AG *                                                        539                  61,324
Aixtron AG *                                                               607                   3,633
Allianz AG *                                                             3,353                 422,799
Altana AG *                                                                842                  50,551
BASF AG * (a)                                                            6,322                 355,098
Bayer AG *                                                               7,649                 223,780
Bayerische Hypo-Und Vereinsbank AG *                                     4,240                  97,976
Beiersdorf AG * (a)                                                        302                  36,605
Celesio AG * (a)                                                           374                  18,118
Commerzbank AG *                                                         5,044                  98,823
Continental AG *                                                         1,361                  51,564
DaimlerChrysler AG *                                                    10,026                 467,394
Deutsche Bank AG * (a)                                                   6,108                 505,613
Deutsche Boerse AG *                                                     1,233                  67,345
Deutsche Lufthansa AG * (a)                                              2,285                  38,147
Deutsche Post AG *                                                       4,561                  93,957
Deutsche Telekom AG *                                                   29,354                 536,646
Douglas Holding AG *                                                       330                   9,164
E.ON AG *                                                                7,257                 473,083
Epcos AG *                                                                 574                  12,945
Fresenius Medical Care AG * (a)                                            396                  28,140
Heidelbergcement AG *                                                      499                  21,068
Henkel Kgaa-Vorzug * (a)                                                   685                  53,510
Hypo Real Estate * (a)                                                   1,492                  37,202
Infineon Technologies AG * (a)                                           5,447                  75,630
Karstadt Quelle AG *                                                       510                  12,594
Linde AG * (a)                                                             981                  52,778
MAN AG *                                                                 1,194                  36,180
Merck & Company, Inc. *                                                    544                  22,639
Metro AG * (a)                                                           1,690                  74,420
MLP AG * (a)                                                               659                  12,870
Muenchener Rueckversicherungs-Gesellschaft AG *                          1,737                 210,362
ProSieben Sat.1 Media AG *                                                 832                  13,890
Puma AG *                                                                  184                  32,456
RWE AG * (a)                                                             4,879                 192,841
SAP AG *                                                                 2,387                 400,449
Schering AG *                                                            1,929                  97,582
Siemens AG NPV * (a)                                                     9,338                 747,104
Suedzucker AG *                                                            550                  10,464
Thyssen Krupp AG *                                                       3,702                  73,090
Tui AG *                                                                 1,512                  31,490
Volkswagen AG *                                                          2,610                 145,186
WCM Beteilgungs & Grundbesitz AG *                                       1,700                   2,249
Wella AG *                                                                 163                  14,427
                                                                                     -----------------
                                                                                             6,023,186
GREECE - 0.35%
Alpha Bank *                                                             1,900                  57,358
Attica Enterprises Holding SA *                                            700                   3,546
Bank of Piraeus *                                                        1,600                  19,232
Coca Cola Hell Bot *                                                       810                  16,880
Commercial Bank of Greece *                                                700                  17,533
Duty Free Shops *                                                          270                   5,293
EFG Eurobank Ergas *                                                     2,210                  42,770
Folli-Follie SA *                                                          100                   2,898
Greek Organization of Football Prognostics *                             1,790                  25,891
Hellenic Petroleum SA *                                                  1,200                  10,523
Hellenic Technodomiki Tev SA *                                             500                   3,150
Hellenic Telecommunications Organization SA *                            3,040                  40,218
Intracom *                                                               1,100                   7,456
National Bank Of Greece *                                                2,162                  56,387
Public Power Corp. *                                                     1,180                  29,140
Techniki Olympiaki SA *                                                    600                   3,205
Titan Cement Company *                                                     340                  13,922
Viohalco *                                                               1,130                   7,347
Vodafone Panafon SA *                                                    2,000                  15,573
                                                                                     -----------------
                                                                                               378,322
HONG KONG - 1.25%
ASM Pacific Technology, Ltd. *                                           2,000                   8,733
Bank of East Asia *                                                     16,000                  49,048
BOC Hong Kong Holdings, Ltd. * (a)                                      30,000                  56,416
Cathay Pacific Airways, Ltd. * (a)                                      12,000                  22,798
Cheung Kong Holdings, Ltd. * (a)                                        18,000                 142,586
Cheung Kong Infrastructure Holdings, Ltd. *                              6,000                  13,331
CLP Holdings, Ltd. *                                                    20,900                  99,335
Esprit Holdings, Ltd. *                                                  7,500                  24,923
Giordano International, Ltd. *                                          20,000                   9,209
Hang Lung Properties, Ltd. * (a)                                        13,000                  16,661
Hang Seng Bank, Ltd. *                                                   9,000                 118,242
Henderson Land Development *                                             8,000                  35,344
Hong Kong & China Gas Company, Ltd. *                                   42,490                  64,853
Hong Kong Electric Holdings, Ltd. *                                     16,500                  65,245
Hong Kong Exchange & Clearing, Ltd. *                                   12,000                  25,967
Hopewell Highway *                                                         700                     136
Hopewell Holdings, Ltd. *                                                7,000                  10,684
Hutchison Whampoa, Ltd. *                                               24,800                 182,077
Hysan Development Company, Ltd. *                                        6,000                   9,274
i-CABLE Communications, Ltd. *                                           1,200                     308

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES     VALUE
                                                      ------  ----------
HONG KONG - CONTINUED
Johnson Electronic Holdings, Ltd. *                   18,000  $   22,837
Li & Fung, Ltd. *                                     18,000      30,836
MTR Corp. * (a)                                       15,500      20,464
New World Development Company * (a)                   19,000      15,295
PCCW Ltd. * (a)                                       36,984      24,057
Shangri-La Asia, Ltd. * (a)                           12,000      11,129
Sino Land Company, Ltd. * (a)                         16,000       9,119
Smartone Telecommunications Holdings, Ltd. *           5,000       5,120
South China Morning Post, Ltd. *                      10,000       4,412
Sun Hung Kai Properties, Ltd. *                       15,000     123,652
Swire Pacific, Ltd., Class A *                        11,000      67,725
Techtronic Industries Company, Ltd. *                  5,500      15,231
Television Broadcast, Ltd. *                           3,000      15,147
Texwinca Holdings, Ltd. * (a)                          8,000       5,822
Wharf Holdings Ltd. *                                 14,000      38,770
                                                              ----------
                                                               1,364,786

IRELAND - 0.58%
Allied Irish Banks PLC *                               3,649      58,389
Allied Irish Banks PLC - London *                      6,345     101,129
Bank of Ireland *                                     10,930     149,005
Bank of Ireland - London *                               405       5,511
CRH PLC *                                              1,944      39,875
CRH PLC - London *                                     4,171      85,398
DCC PLC *                                                627       8,548
DCC PLC-GBP *                                            400       5,443
Elan Corp. *                                           4,143      28,501
Fyffes *                                               4,000       8,316
Grafton Group *                                        2,000      13,784
Greencore Group *                                      1,069       4,704
Greencore Group PLC *                                  1,300       5,815
Independent News & Media *                             6,463      14,983
Independent News & Media PLC *                           520       1,232
Irish Life & Permanent PLC *                           3,142      50,672
Kerry Group *                                            815      15,300
Kerry Group PLC *                                        800      14,817
Ryanair Holdings PLC *                                 1,939      16,124
Waterford Wedgewood *                                    700         194
Waterford Wedgewood PLC *                              8,769       2,465
                                                              ----------
                                                                 630,205

ITALY - 2.90%
Alleanza Assicuraz * (a)                               5,390      58,947
Assicurazioni Generali SPA * (a)                      11,175     295,679
Autogrill SPA *                                        1,307      18,674
Banca Fideuram SPA * (a)                               3,445      20,444
Banca Intesa SPA * (a)                                41,262     161,163
Banca Intesa SPA - Non convertible *                  11,151      31,893
Banca Monte dei Paschi Siena SPA * (a)                12,639      39,891
Banca Naz Del Lavoro * (a)                            17,775      42,440
Banca Popolare di Milano *                             4,533      29,642
Banco Popolare Di Verona e Novara *                    4,267      72,149
Benetton Group SPA * (a)                                 631       7,243
Bulgari SPA * (a)                                      1,750      16,206
Capitalia SPA *                                       14,103      41,224
Enel SPA * (a)                                        28,367     192,644
Eni SPA * (a)                                         30,411     573,213
Fiat SPA - DI RISP (Non Convertible)  *                  680       3,436
Fiat SPA - EUR * (a)                                   4,217      32,304
Finecogroup SPA * (a)                                 17,785      12,526
Finmeccanica SPA *                                    68,235      53,389
Gruppo Editoriale L'Espresso SPA * (a)                 1,900      11,826
Italcementi SPA * (a)                                    854      10,642
Luxottica Group SPA *                                  1,621      27,981
Mediaset SPA * (a)                                     6,979      82,832
Mediobanca SPA * (a)                                   5,396      58,469
Mediolanum SPA * (a)                                   2,775      21,852
Mondadori (Arnoldo) Editore SPA *                      1,400      12,541
Parmalat Finanziaria SPA * (a)                         4,047         561
Pirelli & Co SPA * (a)                                20,319      20,660
RAS SPA * (a)                                          3,513      59,754
San Paolo-IMI SPA * (a)                               11,816     153,937
Seat Pagine Gialle * (a)                              38,084      36,228
Snam Rete Gas SPA *                                   10,081      42,677
Snia SPA *                                             3,000       7,446
Telecom Italia *                                      74,975     152,561
Telecom Italia Media * (a)                            14,446       7,171
Telecom Italia Mobile SPA *                           44,093     239,442
Telecom Italia SPA * (a)                              84,977     251,607
Tiscali SPA * (a)                                      2,417      16,871
UniCredito Italiano SPA * (a)                         44,136     238,007
                                                              ----------
                                                               3,156,172

JAPAN - 16.78%
Acom Company *                                           840      38,105
Aderans Company, Ltd. *                                  400       6,455
Advantest Corp. *                                        800      63,471
Aeon Credit Service Company, Ltd. * (a)                  300      12,797
Aiful Corp. *                                            500      36,589
Ajinomoto Company, Inc. * (a)                          6,000      69,053
All Nippon Airways Company, Ltd. *                     5,000      12,368
Alps Electric Company *                                2,000      29,271
Amada Company, Ltd. *                                  3,000      15,625
Anritsu Corp. *                                        1,000       6,674
Aoyama Trading Company *                                 600      11,873
Ariake Japan Company, Ltd. *                             200       6,366
Asahi Breweries, Ltd. * (a)                            4,500      41,037
Asahi Glass Company * (a)                              9,000      73,925
Asahi Kasei Corp. *                                   14,000      76,054
ASATSU-DK, Inc. * (a)                                    300       7,729
Ashikaga Financial Group, Inc. *                       9,000         252
Autobacs Seven Company * (a)                             400       9,203
Bandai Company * (a)                                     800      20,161
Bellsystem24, Inc. *                                      30       6,132
Benesse Corp. *                                          800      19,527
Bridgestone Corp. * (a)                                8,000     107,603
Canon, Inc. *                                         10,000     465,768
Capcom Company, Ltd. * (a)                               300       3,696
Casio Computer Company, Ltd. * (a)                     2,000      21,170
Central Glass Company *                                2,000      12,620
Central Japan Railway Company *                           11      95,076
Chichibu Onoda Cement *                               10,000      28,282
Chubu Electric Power Company, Inc. *                   7,300     152,289
Chugai Pharmaceutical Company, Ltd. *                  3,200      46,028
Citizen Watch Company, Ltd. * (a)                      3,000      27,582
Coca-Cola West Japan Company, Ltd. * (a)                 400       7,841
Comsys Holdings *                                      1,000       6,403
Credit Saison Company, Ltd. *                          1,600      36,141
CSK Corp. *                                              700      25,286
Dai Nippon Printing Company, Ltd. *                    7,000      98,334
Daicel Chemical Industries, Ltd. *                     3,000      12,377
Daido Life Insurance Company, Ltd. *                      14      41,686
Daiei, Inc. *                                          2,000       3,566
Daiichi Pharmaceutical Company, Ltd. *                 2,800      50,467
Daikin Industries, Ltd. *                              2,000      46,203
Daimaru, Inc. *                                        3,000      16,661
Dainippon Ink & Chemicals, Inc. *                      8,000      15,233

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES     VALUE
                                                      ------   ---------
JAPAN - CONTINUED
Dainippon Screen Manufacturing
   Company, Ltd. * (a)                                 2,000   $  13,684
Daito Trust Construction Company *                     1,100      32,650
Daiwa House Industry Company, Ltd. *                   5,000      53,204
Daiwa Securities Group, Inc. *                        14,000      95,263
Denki Kagaku Kogyo Kabushiki Kaisha *                  5,000      16,101
Denso Corp. *                                          5,700     112,260
Dentsu, Inc. *                                             3      15,121
Dowa Mining Company, Ltd. *                            3,000      16,129
East Japan Railway *                                      40     188,547
Ebara Corp. *                                          3,000      13,049
Eisai Company *                                        2,600      70,136
Familymart Company, Ltd. *                               800      18,220
Fanuc, Ltd. *                                          1,400      83,894
Fast Retailing Company *                                 600      36,459
Fuji Electric Holdings *                               7,000      15,354
Fuji Photo Film Company, Ltd. * (a)                    5,000     161,479
Fuji Television Network, Inc. *                            3      16,241
Fujikura, Ltd. *                                       4,000      23,596
Fujisawa Pharmaceutical Company, Ltd. * (a)            3,000      63,985
Fujitsu, Ltd. *                                       19,000     112,083
Furukawa Electric Company, Ltd. * (a)                  7,000      23,260
Gunma Bank * (a)                                       4,000      17,884
Gunze, Ltd. *                                          2,000       9,054
Hankyu Department Stores *                             2,000      13,404
Hino Motors, Ltd. *                                    3,000      21,394
Hirose Electric Company, Ltd. *                          300      34,443
Hitachi Cable, Ltd. *                                  2,000       7,505
Hitachi Chemical *                                     1,300      21,842
Hitachi Software Engineering
  Company, Ltd. *                                        300       7,743
Hitachi, Ltd. *                                       33,000     198,983
Hokugin Financial * (a)                               10,000      13,534
Honda Motor Company *                                  9,100     404,312
House Food Corp. *                                       800       9,058
Hoya Corp. *                                           1,300     119,401
Isetan Company, Ltd. *                                 1,800      19,825
Ishihara Sangyo * (a)                                  4,000       7,990
Ishikawajima Harima Heavy Industries
  Company, Ltd. *                                     12,000      17,137
Ito-Yokado Company, Ltd. *                             4,000     125,823
Itochu Corp. *                                        16,000      52,868
Itochu Techno-Science Corp. * (a)                        300       9,353
ITOEN, Ltd. *                                            300      12,909
Jafco Company, Ltd. *                                    300      23,578
Japan Airlines System Corp. *                          8,000      21,132
Japan Real Estate Investment *                             3      18,985
Japan Tobacco, Inc. *                                      8      58,618
JFE Holdings, Inc *                                    5,400     147,431
JGC Corp. *                                            2,000      20,871
JSR Corp. *                                            2,000      44,710
Jusco Company *                                        2,700      90,475
Kajima Corp. * (a)                                    10,000      32,482
Kaken Pharmaceutical Company, Ltd. *                   1,000       5,022
Kamigumi Company *                                     3,000      21,226
Kanebo *                                               3,000       3,024
Kaneka Corp. *                                         3,000      22,402
Kansai Electric Power Company *                        7,900     138,481
Kao Corp. *                                            6,000     122,089
Katokichi Company *                                      500       8,181
Kawasaki Heavy Industries, Ltd. * (a)                 13,000      16,017
Kawasaki Kisen *                                       5,000      24,875
Keihin Electric Express Railway
  Company, Ltd. * (a)                                  5,000      29,356
Keio Electric Railway Company, Ltd. *                  6,000      31,194
Keyence Corp. *                                          400      84,342
Kikkoman Corp. *                                       1,000       7,113
Kinden Corp. *                                         2,000       9,427
Kinki Nippon Railway *                                17,000      51,094
Kirin Brewery Company, Ltd. * (a)                      8,000      68,250
Kokuyo Company, Ltd. *                                   600       6,524
Komatsu *                                             11,000      69,818
Komori Corp. *                                         1,000      14,813
Konami Corp. *                                         1,000      29,122
Konica Minolta Holdings, Inc. *                        4,500      60,526
Koyo Seiko Company *                                   1,000      10,277
Kubota Corp. * (a)                                    11,000      45,382
Kuraray Company *                                      4,000      33,752
Kurita Water Industries, Ltd. *                        1,000      12,069
Kyocera Corp. *                                        1,900     126,625
Kyowa Hakko Kogyo * (a)                                4,000      25,463
Kyushu Electric Power *                                4,700      80,852
Lawson, Inc. *                                           700      23,914
Mabuchi Motor Company, Ltd. * (a)                        300      23,102
Makita Corp. *                                         1,000      10,015
Marubeni Corp. * (a)                                  15,000      28,702
Marui Company, Ltd. *                                  4,000      50,404
Matsumotokiyoshi Co *                                    200       4,490
Matsumotokiyoshi Company, Ltd. *                         200       4,490
Matsushita Electric Industrial Company, Ltd. *        24,000     331,992
Matsushita Electric Works, Ltd. * (a)                  5,000      44,943
Meiji Milk Product *                                   2,000       8,587
Meiji Seika Kaisha, Ltd. *                             3,000      12,097
Meitec Corp. *                                           400      15,382
Millea Holdings, Inc. *                                   17     222,150
Minebea Company *                                      4,000      20,311
Mitsubishi Chemical Corp. *                           19,000      49,480
Mitsubishi Corp. *                                    12,000     127,241
Mitsubishi Electric Corp. *                           20,000      83,073
Mitsubishi Estate Company, Ltd. *                     11,000     104,317
Mitsubishi Gas Chemical Company, Inc. *                4,000      13,628
Mitsubishi Heavy Industries, Ltd. *                   33,000      91,791
Mitsubishi Logistc Corp. *                             1,000       8,317
Mitsubishi Materials Corp. *                          11,000      16,941
Mitsubishi Paper Company *                             2,000       3,024
Mitsubishi Rayon Company, Ltd. *                       6,000      22,514
Mitsubishi Tokyo Financial Group, Inc. *                  47     366,752
Mitsui & Company, Ltd. *                              14,000     112,774
Mitsui Chemicals, Inc. *                               6,000      35,003
Mitsui Engineering & Shipbuilding
  Company, Ltd. * (a)                                  8,000      13,217
Mitsui Fudosan Company *                               8,000      72,283
Mitsui Mining & Smelting Company, Ltd. *               6,000      24,922
Mitsui O.S.K. Lines, Ltd. *                            9,000      43,935
Mitsui Sumitomo Insurance Company, Ltd. *             15,000     123,209
Mitsui Trust Holdings, Inc. *                          6,000      33,546
Mitsukoshi, Ltd. *                                     3,000      12,209
Mitsumi Electric Company, Ltd. * (a)                     900       9,913
Mizuho Financial Group, Inc. * (a)                        56     169,879
Murata Manufacturing Company, Ltd. *                   2,600     140,514

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES     VALUE
                                                      ------   ---------
JAPAN - CONTINUED
Namco, Ltd. *                                            400   $  11,089
NEC Corp. *                                           17,000     125,197
Net One Systems Company, Ltd. *                            2      15,401
NGK Insulators, Ltd. *                                 3,000      22,402
NGK Spark Plug Company *                               2,000      16,223
Nichii Gakkan Company *                                  200      11,350
Nichirei Corp. *                                       3,000       9,717
Nidec Corp. * (a)                                        400      38,195
Nikko Cordial Corp. *                                 15,000      83,586
Nikon Corp. *                                          3,000      45,251
Nintendo Company, Ltd. * (a)                           1,200     112,008
Nippon Building Fund, Inc. * (a)                           2      12,844
Nippon Express Company *                               9,000      42,507
Nippon Kayaku Company, Ltd. *                          2,000       9,913
Nippon Meat Packer *                                   2,000      19,564
Nippon Mining Holdings, Inc. *                         6,000      20,946
Nippon Oil Corp. *                                    15,000      76,446
Nippon Sanso Corp. *                                   2,000       8,457
Nippon Sheet Glass *                                   5,000      14,608
Nippon Shokubai Company, Ltd. *                        2,000      15,177
Nippon Steel Corp. *                                  63,000     135,250
Nippon Telegraph & Telephone Corp. *                      61     294,367
Nippon Unipac Holding *                                   10      51,617
Nippon Yusen KK *                                     11,000      49,797
Nishimatsu Construction Company, Ltd. * (a)            3,000       9,941
Nissan Chemical Industries, Ltd. *                     2,000      17,828
Nissan Motor Company *                                29,000     331,320
Nisshin Flour Mill *                                   2,000      17,809
Nisshinbo Industries, Inc. *                           2,000      11,145
Nissin Food Products *                                 1,000      24,922
Nitto Denko Corp. *                                    1,800      95,767
Nomura Research Institute, Ltd. *                        300      29,262
Nomura Securities Company, Ltd. *                     21,000     357,726
Noritake Company *                                     1,000       3,556
NSK, Ltd. *                                            5,000      18,248
NTN Corp. *                                            5,000      23,848
NTT Data Corp. * (a)                                      15      56,704
NTT DoCoMo, Inc. *                                       205     464,974
Obayashi Corp. *                                       7,000      31,297
OBIC Co., Ltd. *                                         100      20,124
Oji Paper Company *                                    9,000      58,132
Oki Electric Industry Company, Ltd. *                  6,000      23,466
Okumura Corp. *                                        2,000       8,513
Olympus Optical Company *                              2,000      43,403
Omron Corp. *                                          2,400      48,724
Onward Kashiyama Company, Ltd. *                       1,000      12,134
Oracle Corp. *                                           400      20,722
Oriental Land Company, Ltd. * (a)                        600      37,019
Orix Corp. *                                           1,000      82,699
Osaka Gas Company *                                   24,000      64,965
Pioneer Electronic Corp. *                             1,800      49,732
Promise Company, Ltd. *                                1,050      45,769
Q.P. Corp. * (a)                                       1,500      12,461
Resona Holdings, Inc. * (a)                           53,000      66,785
Ricoh Company, Ltd. *                                  7,000     138,190
Rohm Company *                                         1,200     140,682
Saizeriya Company, Ltd. *                                200       1,990
Sanden Corp. *                                         1,000       6,160
Sankyo Company *                                       4,200      78,994
Sankyo Company *                                         500      15,868
Sanyo Electric Company * (a)                          18,000      94,087
Sapporo Holdings * (a)                                 4,000      11,014
Secom Company, Ltd. *                                  2,500      93,340
SEGA Enterprises * (a)                                 1,300      12,377
Seiko Epson Corp. *                                      700      32,669
Seino Transportation * (a)                             2,000      16,540
Sekisui Chemical Company, Ltd. *                       5,000      25,482
Sekisui House, Ltd. *                                  6,000      61,997
Seven Eleven Japan Company, Ltd. *                     5,000     151,678
Sharp Corp. *                                         10,000     157,838
Shimachu Company, Ltd. *                                 600      11,901
Shimamura Company *                                      300      20,385
Shimano, Inc. * (a)                                      800      16,577
Shimizu Corp. *                                        6,000      22,850
Shin-Etsu Chemical Company, Ltd. *                     4,200     171,709
Shionogi & Company *                                   3,000      55,892
Shiseido Company *                                     4,000      48,649
Shizuoka Bank * (a)                                    7,000      51,748
Showa Denko KK * (a)                                  11,000      24,744
Showa Shell Sekiyu * (a)                               1,400      11,382
Skylark Company * (a)                                  1,000      16,521
SMC Corp. *                                              600      74,709
Snow Brand Milk * (a)                                  1,000       2,884
SOFTBANK Corp. *                                       2,400      73,477
Sompo Japan Insurance *                                9,000      74,009
Sony Corp. *                                          10,200     353,218
Stanley Electric *                                     1,700      32,926
Sumitomo Bakelite Company, Ltd. *                      2,000      13,049
Sumitomo Chemical Company, Ltd. *                     13,000      53,633
Sumitomo Corp. * (a)                                   8,000      59,663
Sumitomo Electric Industries, Ltd. *                   7,000      62,594
Sumitomo Heavy Industries, Ltd. *                      6,000      13,609
Sumitomo Metal Industry *                             39,000      38,587
Sumitomo Metal Mining *                                6,000      44,523
Sumitomo Mitsui Financial Group, Inc. * (a)               44     234,508
Sumitomo Osaka Cement Company, Ltd. *                  4,000       7,841
Sumitomo Realty & Development Company, Ltd. *          4,000      35,245
Sumitomo Trust & Banking Company * (a)                11,000      64,685
Suruga Bank *                                          2,000      12,862
Suzuken Company, Ltd. *                                  500      16,241
Taisei Corp. * (a)                                     9,000      32,930
Taisho Pharm Company *                                 2,000      35,768
Taiyo Yuden Company *                                  1,000      13,077
Takara Holdings *                                      2,000      18,743
Takashimaya Company * (a)                              3,000      21,422
Takeda Chemical Industries, Ltd. *                     9,800     388,762
Takefuji Corp. * (a)                                     740      34,605
Takuma Company *                                       1,000       5,460
TDK Corp. *                                            1,300      93,676
Teijin, Ltd. *                                         9,000      26,462
Teikoku Oil Company * (a)                              2,000      10,062
Terumo Corp. *                                         1,900      36,090
The 77th Bank, Ltd. *                                  4,000      22,551
The Bank of Fukuoka, Ltd. * (a)                        6,000      25,202
The Bank of Yokohama, Ltd. * (a)                      11,000      51,132
The Chiba Bank, Ltd. *                                 7,000      28,683
The Joyo Bank, Ltd. * (a)                              8,000      26,135

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES     VALUE
                                                      ------   ----------
JAPAN - CONTINUED
THK Company, Ltd. * (a)                                1,100   $   22,383
TIS, Inc. * (a)                                          400       13,516
Tobu Railway Company *                                 9,000       32,174
Toda Corp. *                                           2,000        5,656
Toho Company *                                         1,500       19,097
Tohoku Electric Power *                                5,000       82,933
Tokyo Broadcasting Company *                             400        6,373
Tokyo Electric Power Company *                        13,400      293,928
Tokyo Electron, Ltd. *                                 1,700      129,164
Tokyo Gas Company * (a)                               29,000      103,402
Tokyo Style Company, Ltd. *                            1,000       10,809
Tokyu Corp. *                                         11,000       56,471
TonenGeneral Sekiyu KK. * (a)                          3,000       24,838
Toppan Printing Company *                              6,000       62,445
Toray Industries, Inc. *                              14,000       58,543
Toshiba Corp. *                                       32,000      121,268
Tosoh Corp. *                                          5,000       16,708
Tostem Corp. *                                         3,000       57,964
Toto, Ltd. *                                           4,000       33,901
Toyo Seikan Kaisha *                                   2,000       27,965
Toyo Suisan Kaisha *                                   1,000       11,117
Toyobo Company *                                       7,000       15,289
Toyoda Gosei * (a)                                       600       17,305
Toyota Industries Corp. *                              1,900       40,346
Toyota Motor Corp. *                                  31,600    1,067,737
Trend Micro, Inc. *                                    1,000       26,835
UBE Industries *                                       9,000       18,061
UFJ Holdings, Inc. * (a)                                  41      197,088
UNI Charm Corp. *                                        500       24,595
UNY Company, Ltd. *                                    2,000       20,535
Ushio, Inc. *                                          1,000       16,605
Uss Co., Ltd. *                                          220       15,565
Wacoal Corp. *                                         1,000        8,242
West Japan Railway *                                      13       51,085
World Company *                                          400       12,732
Yakult Honsha Company *                                1,000       15,634
Yamada Denki Company * (a)                               900       30,242
Yamaha Corp. *                                         1,800       35,367
Yamaha Motor Company, Ltd. *                           1,000       10,911
Yamanouchi Pharmaceutical Company, Ltd. *              3,600      111,896
Yamato Transport Company, Ltd. * (a)                   5,000       58,898
Yamazaki Baking Company * (a)                          2,000       16,596
Yokogawa Electric Corp. * (a)                          2,000       28,898
                                                               ----------
                                                               18,275,126
LUXEMBOURG - 0.06%
Arcelor * (a)                                          3,986       69,406
                                                               ----------
NETHERLANDS - 4.08%
ABN AMRO Holdings NV *                                17,885      418,010
Aegon NV *                                            15,715      232,255
Akzo Nobel NV *                                        3,156      121,678
ASML Holding NV *                                      5,335      105,667
Corio NV *                                               500       19,340
Dsm NV *                                                 900       44,258
Euronext *                                             1,117       28,246
Getronics NV * (a)                                     1,907        3,989
Hagemeyer NV * (a)                                       849        1,915
Heineken NV *                                          2,273       86,460
IHC Caland NV *                                          371       20,100
ING Groep NV *                                        20,437      476,110
Koninklijke (Royal) KPN NV *                          24,664      190,182
Koninklijke (Royal) Philips Electronics NV *          15,348      447,668
Koninklijke Ahold NV *                                 7,596       57,806
Numico Kon NV *                                        1,731       47,785
Oce-Van Der Grinten *                                    972       14,880
Qiagen NV *                                            1,475       18,083
Reed Elsevier NV *                                     7,276       90,299
Rodamco Europe NV *                                      500       29,086
Royal Dutch Petroleum Company *                       24,306    1,280,098
Royal Vendex KBB NV *                                    933       12,990
TNT Post Group NV *                                    3,914       91,577
Unilever NV-CVA * (a)                                  6,663      435,283
Vedior NV *                                              992       15,498
VNU NV *                                               2,606       82,250
Wereldhave NV *                                          257       19,218
Wolters Kluwer NV *                                    3,127       48,854
                                                               ----------
                                                                4,439,585
NEW ZEALAND - 0.17%
Auckland International Airport, Ltd. *                 2,732       12,548
Carter Holt Harvey *                                   9,831       12,110
Contact Energy *                                       3,264       11,505
Fisher & Paykel *                                        863        7,153
Fisher & Paykel Appliances Holdings, Ltd. *            3,080        7,749
Fletcher Building *                                    5,215       14,487
Fletcher Challenge Forests *                             967          862
Independent Newspapers, Ltd. *                         2,005        6,765
NGC Holdings Ltd. *                                    1,971        2,893
Sky City Entertainment Group, Ltd. *                   4,544       13,725
Sky Network Television, Ltd. *                         1,125        4,128
Telecom Corp. of New Zealand, Ltd. *                  22,717       79,928
The Warehouse Group, Ltd. *                            1,694        5,683
Tower Ltd. *                                           4,813        3,942
                                                               ----------
                                                                  183,478
NORWAY - 0.38%
Aker Kvaerner ASA *                                      230        3,925
Den Norske Bank ASA *                                  8,929       59,473
Frontline, Ltd. * (a)                                    400       10,351
Nera ASA *                                               700        1,449
Norsk Hydro AS *                                       1,700      104,688
Norske Skogindustrier ASA * (a)                        1,350       25,720
Orkla SA *                                             2,300       51,410
Schibsted ASA * (a)                                      600       10,306
Smedvig *                                                200        1,275
Smedvig ASA, A shares *                                  100          758
Statoil ASA *                                          5,000       56,068
Storebrand ASA *                                       2,200       14,290
Tandberg ASA *                                         1,400       10,291
Telenor AS * (a)                                       8,300       54,163
Tomra Systems ASA *                                    2,300       13,836
                                                               ----------
                                                                  418,003
PORTUGAL - 0.29%
Banco BPI SA *                                         4,613       16,971
Banco Comercial dos Acores, SA *                      22,491       50,157
Banco Espirito Santo SA *                              1,272       20,835
Brisa Auto Estrada *                                   3,395       22,671
Cimpor-Cimentos De Portugal, SA *                      2,540       13,121
Electricidade De Portugal *                           20,775       54,707
Jeronimo Martins, SGPS *                                 185        2,438
Portugal Telecom *                                    10,896      109,553
PT Multimedia.com, SGPS, SA *                            522       10,128
Sonae, SGPS, SA *                                     13,165       10,948
                                                               ----------
                                                                  311,529

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES     VALUE
                                                      ------- ----------
SINGAPORE - 0.66%
Allgreen Properties, Ltd. *                             7,000 $    4,616
CapitaLand, Ltd. * (a)                                 12,000     10,952
Chartered Semiconductor Manufacturing, Ltd. * (a)      12,000     12,224
City Developments, Ltd. *                               5,000     17,812
Comfortdelgro Corp *                                   16,000      7,678
Creative Technology, Ltd. *                               450      4,743
Cycle & Carriage, Ltd. *                                1,000      3,415
Datacraft Asia, Ltd. *                                  4,000      5,040
DBS Group Holdings, Ltd. *                             13,000    112,524
Fraser & Neave, Ltd. *                                  1,620     12,019
Guocoland, Ltd. *                                       2,000      1,390
Haw Par Corp., Ltd. *                                   1,490      3,913
Hotel Properties, Ltd. *                                3,000      1,802
Keppel Corp., Ltd. *                                    6,000     21,551
Keppel Land, Ltd. *                                     3,000      2,791
NatSteel, Ltd. *                                        1,000      1,295
Neptune Orient Lines, Ltd. *                           12,000     15,262
OverSeas Union Enterprises, Ltd. *                      1,000      4,092
Overseas-Chinese Banking Corp., Ltd. *                 12,000     85,497
Parkway Holdings, Ltd. * (a)                            6,000      3,445
SembCorp Industries, Ltd. *                             9,000      6,677
SembCorp Logistics, Ltd. *                              5,000      5,888
SembCorp Marine, Ltd. *                                 2,000      1,166
Singapore Airlines, Ltd. *                              7,000     46,164
Singapore Exchange, Ltd. * (a)                          8,000      7,961
Singapore Land, Ltd. *                                  1,000      2,344
Singapore Post Ltd. *                                  14,000      5,729
Singapore Press Holdings, Ltd. *                        4,000     44,515
Singapore Technologies Engineering, Ltd. *             15,000     18,018
Singapore Telecommunications, Ltd. *                   73,000     84,249
SMRT Corporation Ltd. *                                12,000      4,240
ST Assembly Test Services, Ltd. *                       4,000      4,993
United Overseas Bank *                                 14,000    108,815
United Overseas Land, Ltd. *                            3,000      3,392
Venture Corp., Ltd. *                                   3,000     35,330
Wing Tai Holdings *                                     4,000      1,955
                                                              ----------
                                                                 713,497
SPAIN - 2.90%
Abertis Infrastructuras SA * (a)                        2,536     38,311
Acciona SA *                                              363     22,068
Acerinox SA * (a)                                         559     26,327
ACS, Actividades de Construcciony
  Servicios, SA * (a)                                   1,127     54,953
Aguas De Barcelona * (a)                                  695     10,359
Altadis SA, Series A *                                  3,147     89,214
Amadeus Global Travel Distribution SA, Series A *       3,055     19,823
Antena 3 Television SA * (a)                              177      7,792
Banco Bilbao Vizcaya Argentaria, SA * (a)              35,328    487,401
Banco Popular Espanol SA * (a)                          1,846    110,014
Banco Santander Central, Hispano SA *                  50,119    592,955
Corporacion Mapfre SA *                                 1,026     14,517
Endesa SA * (a)                                        10,443    200,654
Fomento de Construcciones SA * (a)                        578     21,294
Gas Natural SDG SA * (a)                                2,413     56,397
Grupo Ferrovial SA *                                      752     26,321
Iberdrola SA * (a)                                      8,906    175,835
Iberia Lineas Aereas de Espana SA *                     5,566     15,989
Indra Sistemas SA *                                     1,300     16,658
Industria de Diseno Textil, SA *                        2,499     50,693
NH Hoteles SA *                                           768      8,815
Promotora de Informaciones SA * (a)                       897     12,997
Repsol-YPF SA * (a)                                    10,683    208,092
Sacyr Vallehermoso SA * (a)                             1,116     16,873
Telefonica Publicidad e Informacion SA *                1,733      9,498
Telefonica SA *                                        54,865    804,640
TelePizza SA *                                          1,211      1,877
Union Fenosa SA * (a)                                   2,249     42,193
Zeltia SA * (a)                                         1,784     12,588
                                                              ----------
                                                               3,155,148
SWEDEN - 1.79%
Alfa Laval AB *                                           900     13,701
Assa Abloy AB *                                         3,400     40,415
Atlas Copco AB-A Shares *                               1,300     46,540
Atlas Copco AB-B Shares *                                 800     26,082
Axfood AB *                                               300      6,944
Billerud Aktibolag *                                      600      9,051
Castellum AB *                                            400      9,454
Drott AB *                                                900     17,080
Electrolux AB, Series B *                               3,500     76,882
Eniro AB *                                              2,200     21,104
Ericsson LM, Series B *                               172,700    309,731
Gambro AB, B Shares *                                   1,100      9,099
Getinge Ab *                                            1,600     15,349
Hennes & Mauritz AB, Series B *                         5,525    131,350
Hoganas AB, B Shares *                                    300      6,423
Holmen AB *                                               600     21,313
Incentive AB, Series A *                                1,900     15,717
Modern Time Group AB, B Shares * (a)                      550     11,584
Nobel Biocare Holding AG *                                100      9,760
Nordea AB *                                            27,500    206,456
OM Hex AB *                                               750      9,332
Sandvik AB *                                            2,600     89,645
SAS AB * (a)                                            1,200     11,345
Securitas AB-B Shares *                                 3,400     45,851
Skandia Foersaekrings AB *                             10,100     36,790
Skandinaviska Enskilda Baken, Series A *                5,600     82,527
Skanska AB *                                            4,300     37,962
SKF AB-A Shares *                                         200      7,758
SKF AB-B Shares *                                       1,000     38,650
SSAB Svenskt Stal AB, Series A *                          600     10,719
SSAB Svenskt Stal AB, Series B *                          200      3,434
Svenska Cellulosa *                                     2,300     94,011
Svenska Handelsbanken AB, A Shares *                    6,400    130,797
Svenska Handelsbanken AB, B Shares *                      600     11,887
Swedish Match AB *                                      4,000     40,874
Tele2 AB * (a)                                          1,150     61,395
Teliasonera AB *                                       18,900     98,799
Trelleborg AB *                                           800     13,013
Volvo AB, A Shares *                                    1,100     32,268
Volvo AB, B Shares *                                    2,700     82,583
WM Data AB, B shares * (a)                              2,000      4,310
                                                              ----------
                                                               1,947,985

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES    VALUE
                                                      ------- ---------
SWITZERLAND - 5.83%
ABB, Ltd. *                                            20,155 $  102,135
Adecco SA *                                             1,537     98,757
Ciba Specialty Chemicals Holding, Inc. *                  805     62,263
Clariant AG *                                           1,531     22,582
Compagnie Financiere Richemont AG *                     6,071    145,728
Credit Suisse Group *                                  13,867    507,138
Geberit AG *                                               40     19,656
Givaudan AG *                                              88     45,661
Holcim, Ltd. *                                          1,590     74,019
Kudelski SA *                                             405     13,371
Kuoni Reisen Holding AG *                                  34     11,376
Logitech International SA *                               513     22,182
Lonza Group AG *                                          520     29,881
Nestle SA *                                             4,709  1,176,013
Novartis AG-Reg Shares *                               27,769  1,260,187
Roche Holding AG-Genusschein *                          8,195    826,256
Roche Holdings AG *                                       367     50,869
Schindler Holding AG *                                     63     15,377
Serono SA *                                                81     57,740
Societe Generale de Surveillance Holding SA *              50     31,359
Sulzer AG *                                                38     10,227
Swatch Group AG *                                         573     13,662
Swatch Group AG, B shares *                               394     47,288
Swiss Reinsurance *                                     3,738    252,261
Swisscom AG *                                             306    100,904
Syngenta AG * (a)                                       1,226     82,539
Synthes-Stratec, Inc. *                                    50     49,462
Tecan Group AG *                                           79      3,818
UBS AG-Registered *                                    13,770    942,632
Unaxis Holding AG *                                       130     18,413
Valora Holding AG *                                        46     11,451
Zurich Financial Services AG *                          1,671    240,393
                                                              ----------
                                                               6,345,600
UNITED KINGDOM - 20.33%
3i Group PLC *                                          7,072     77,952
Aegis Group PLC *                                      13,367     23,563
Aggreko PLC *                                           3,035      8,370
Alliance Unichem *                                      2,952     27,349
AMEC PLC *                                              3,798     17,627
Amvescap PLC *                                          7,939     57,501
ARM Holdings PLC *                                     11,849     27,179
Associated British Ports Holdings PLC *                 3,613     28,958
AstraZeneca Group PLC *                                19,917    952,817
Aviva PLC *                                            26,273    229,921
BAA PLC *                                              12,429    110,100
Barclays PLC *                                         76,452    679,965
Barratt Developments *                                  3,002     29,098
BBA Group PLC *                                         5,542     24,682
BG Group PLC *                                         41,085    210,299
BHP Billiton PLC *                                     28,788    250,774
BICC PLC *                                              5,099     19,888
BOC Group PLC *                                         5,760     87,756
Boots Group PLC *                                       9,129    112,604
BP PLC *                                              257,874  2,085,242
BPB PLC *                                               6,111     37,852
Brambles Industries, Ltd. *                             8,380     30,441
Bristish Aerospace Systems PLC *                       35,757    107,391
British Airways *                                       6,466     26,835
British American Tobacco Australasia, Ltd. *           18,433    253,360
British Land Company PLC *                              5,721     59,640
British Sky Broadcasting Group PLC *                   14,667    184,055
BT Group PLC *                                        100,873    338,969
Bunzl PLC *                                             5,477     41,722
Cable & Wireless PLC *                                 27,996     66,716
Cadbury Schweppes PLC *                                23,980    175,610
Canary Wharf Group PLC *                                5,703     27,257
Capita Group *                                          8,112     35,187
Carlton Communications PLC *                            7,353     30,189
Carnival Plc *                                          1,813     72,849
Cattles PLC *                                           3,600     21,480
Celltech Group PLC *                                    3,348     22,591
Centrica PLC *                                         49,380    185,988
Close Brothers Group PLC *                              1,520     19,915
Cobham PLC *                                            1,279     26,644
Compass Group PLC *                                    25,420    172,429
Daily Mail and General Trust *                          3,372     39,666
De Lousiana Rue PLC *                                   1,732      8,572
Diageo PLC *                                           36,167    474,516
Dixons Group PLC *                                     22,056     54,726
E D & F Manitoba Treasury Management *                  3,213     83,794
Electrocomponents PLC *                                 5,197     30,150
EMAP PLC *                                              3,071     46,980
EMI Group PLC *                                         8,998     25,498
Enterprise Inns PLC *                                   2,048     37,070
FirstGroup PLC *                                        5,028     24,547
FKI PLC *                                               7,192     13,737
Friends Provident Ethical Investment Trust *           19,556     46,079
George Wimpey PLC *                                     4,233     28,203
GKN PLC *                                               8,575     40,869
GlaxoSmithKline PLC *                                  69,551  1,589,147
Granada Compass PLC *                                  32,121     69,952
Great Portland Estates PLC *                            2,022      8,464
Great University Stores *                              11,775    162,582
Hammerson PLC *                                         3,372     38,974
Hanson Plc *                                            7,856     57,531
Hanson PLC *                                              387      2,512
Hays PLC *                                             19,215     41,160
HBOS PLC *                                             44,752    577,965
HHG Plc *                                              17,632     12,745
Hilton Group PLC *                                     18,792     75,392
HSBC Holdings PLC *                                   126,924  1,989,248
IMI PLC *                                               3,852     23,189
Imperial Chemical Industries PLC *                     13,726     48,758
Imperial Tobacco *                                      8,486    166,627
Intercontinental Hotels Group PLC *                     7,279     68,735
International Power PLC *                              13,485     29,728
Invensys PLC *                                         37,344     12,166
J. Sainsbury PLC *                                     16,844     94,036
Johnson Matthey PLC *                                   2,543     44,531
Kesa Electricals PLC *                                  6,582     30,225
Kidde PLC *                                            10,723     20,385
Kingfisher PLC *                                       24,891    123,742
Land Securities Group PLC *                             5,449     96,489
Legal & General Group PLC *                            75,519    135,142
Liberty International *                                 2,800     34,112

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES      VALUE
                                                      -------  -----------
UNITED KINGDOM - CONTINUED
Lloyds TSB Group PLC *                                 65,085  $   520,487
Logicacmg PLC *                                         8,713       39,855
Marks & Spencer Group, PLC *                           26,272      135,532
MFI Furniture Group *                                   6,400       17,251
Misys PLC *                                             6,675       25,230
Mitchells & Butler PLC *                                5,962       23,946
National Grid Transco PLC *                            35,753      255,443
Next Group *                                            3,228       64,709
Novar PLC *                                             4,484       11,046
Nycomed Amersham PLC *                                  8,148      111,339
Ocean Group *                                           3,413       44,992
Pearson PLC *                                           9,283      103,069
Persimmon PLC *                                         3,308       31,710
Pilkington PLC *                                       11,203       19,148
Provident Financial PLC *                               2,957       34,336
Prudential Corp. *                                     23,352      196,855
Rank Group PLC *                                        6,786       33,827
Reckitt & Colman *                                      7,008      158,122
Reed Elsevier PLC *                                    14,719      122,766
Rentokil Initial PLC *                                 21,573       73,167
Reuters Group PLC *                                    16,417       68,867
Rexam PLC *                                             6,280       47,951
Rio Tinto PLC *                                        12,426      342,254
RMC Group PLC *                                         2,981       37,116
Rolls-Royce Group PLC *                                15,792       49,966
Royal & Sun Alliance *                                 33,221       52,333
Royal Bank of Scotland PLC *                           32,593      957,646
SAB Miller PLC *                                        9,259       95,696
Safeway, Inc. *                                        12,614       63,947
Schroders PLC *                                         1,626       18,344
Scottish & Newcastle PLC *                              9,340       63,063
Scottish Hydro *                                        9,965      119,713
Scottish Power *                                       21,568      143,316
Securicor *                                             5,150        8,756
Serco Group PLC *                                       4,450       13,663
Severn Trent PLC *                                      4,138       55,325
Shell Transport & Trading Company PLC *               112,828      836,833
Signet Group PLC *                                     19,627       36,086
Slough Estates PLC *                                    4,788       37,542
Smith & Nephew PLC *                                   10,791       90,389
Smiths Group PLC *                                      6,513       76,848
SSL International PLC *                                 2,478       14,597
Stagecoach Holdings PLC *                              11,469       16,071
Tate & Lyle PLC *                                       4,898       27,235
Taylor Woodrow PLC *                                    6,527       31,108
Tesco PLC *                                            85,336      392,628
The Berkeley Group PLC *                                1,243       19,526
The Davis Service Group PLC *                           2,454       16,339
The Peninsular & Oriental Steam Navigation
  Company *                                             8,260       33,912
The Sage Group PLC *                                   14,258       44,731
Tomkins PLC *                                           9,260       44,217
Unilever PLC *                                         32,221      299,515
United Business Media PLC *                             3,864       33,797
United Utilities PLC                                    6,616       58,518
United Utilities PLC, Class A *                         3,432       18,655
Vodafone Group PLC *                                  795,070    1,965,648
Whitbread & Company PLC *                               3,452       44,305
William Hill PLC *                                      4,885       37,234
Wolseley PLC *                                          6,819       96,161
WPP Group PLC *                                        13,730      134,430
Yell Group PLC *                                        5,218       28,409
Yorkshire Water PLC *                                   4,576       38,313
                                                               -----------
                                                                22,140,542
UNITED STATES - 0.01%
Gen-Probe, Inc. *                                         344       12,546
                                                               -----------

TOTAL COMMON STOCK
(Cost: $86,696,081)                                             85,432,534
                                                               -----------
PREFERRED STOCK - 0.29%

AUSTRALIA - 0.16%

News Corp., Ltd. -  Limited Voting Shares *            23,372      175,979
                                                               -----------

GERMANY - 0.12%
Fresenius Medical Care AG *                               325       16,359
Porsche AG *                                               90       53,355
RWE AG *                                                  408       14,368
Volkswagen AG - Non Voting Preferred *                  1,226       44,410
                                                               -----------
                                                                   128,492

ITALY - 0.00%
Fiat SPA - PRIV EUR *                                     849        3,968
                                                               -----------

NEW ZEALAND - 0.00%
Fletcher Challenge *                                    1,940        1,729
                                                               -----------

TOTAL PREFERRED STOCK
(Cost: $314,233)                                                   310,168
                                                               -----------

                                                 PRINCIPAL
                                                   AMOUNT        VALUE
                                                 ----------   -----------
SHORT TERM INVESTMENTS - 17.64%
State Street Navigator Securities Lending
  Prime Portfolio, 1.06% (b)                     $9,718,352   $  9,718,352
Federal National Mortgage
  Association Discount Notes,
  1.05% due 01/07/2004                            2,300,000      2,299,597
  1.06% due 02/18/2004                            6,700,000      6,690,531
United States Treasury Bills,
  zero coupon due 01/22/2004 ****                   500,000        499,775
                                                              ------------
                                                              $ 19,208,255
REPURCHASE AGREEMENTS - 3.61%
Repurchase Agreement with State
  Street Corp. dated 12/31/2003
  at 0.70%, to be repurchased at
  $3,931,153 on 01/02/2004, collateralized
  by $2,810,000 U.S. Treasury Bonds, 8.50%
  due 2/15/2020 (valued at $4,013,031,
  including interest)                            $3,931,000   $  3,931,000
                                                              ------------



TOTAL INVESTMENTS (INTERNATIONAL INDEX
TRUST)  (Cost: $110,149,569)                                  $108,881,957
                                                              ============

The Trust had the following five top industry concentrations as of December 31, 2003 (as a percentage of total value of investments):

Banking                                          11.12%
Insurance                                         3.77%
Pharmaceuticals                                   3.55%
Telecommunications Equipment & Services           3.54%
Petroleum Services                                3.34%

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
MID CAP INDEX TRUST

                                                      SHARES     VALUE
                                                      ------  -----------
COMMON STOCK - 90.04%
AEROSPACE - 0.05%
Sequa Corp., Class A *                                 1,973  $    96,677
                                                              -----------
AIR TRAVEL - 0.32%

Alaska Air Group, Inc. * (a)                           5,047      137,733
JetBlue Airways Corp. * (a)                           19,168      508,335
                                                              -----------
                                                                  646,068
APPAREL & TEXTILES - 1.29%
Coach, Inc. *                                         35,068    1,323,817
Mohawk Industries, Inc. *                             12,563      886,194
Timberland Company, Class A *                          6,616      344,495
Unifi, Inc. *                                          9,849       63,526
                                                              -----------
                                                                2,618,032
AUTO PARTS - 1.54%
Arvinmeritor, Inc.                                    12,943      312,185
BorgWarner, Inc.                                       5,183      440,918
Federal Signal Corp. (a)                               9,067      158,854
Gentex Corp.                                          14,497      640,187
Lear Corp.                                            12,788      784,288
Modine Manufacturing Company                           6,463      174,372
O'Reilly Automotive, Inc. * (a)                       10,257      393,458
Superior Industries International, Inc.                5,055      219,994
                                                              -----------
                                                                3,124,256
AUTO SERVICES - 0.14%
Copart, Inc. *                                        16,802      277,233
                                                              -----------
BANKING - 8.51%
Associated Banc-Corp.                                 13,850      590,703
Astoria Financial Corp.                               15,004      558,149
Bank of Hawaii Corp.                                  10,568      445,970
Banknorth Group, Inc.                                 30,548      993,726
City National Corp.                                    9,251      574,672
Colonial Bancgroup, Inc.                              23,512      407,228
Commerce Bancorp, Inc. (a)                            14,331      754,957
Cullen Frost Bankers, Inc.                             9,799      397,545
FirstMerit Corp.                                      15,982      431,035
Greater Bay Bancorp (a)                                9,892      281,724
Greenpoint Financial Corp.                            25,199      890,029
Hibernia Corp., Class A                               29,329      689,525
Independence Community Bank Corp.                     10,281      369,808
Investors Financial Services Corp. (a)                12,339      473,941
M&T Bank Corp.                                        22,682    2,229,641
Mercantile Bankshares Corp.                           15,045      685,751
National Commerce Financial Corp.                     38,737    1,056,745
New York Community Bancorp, Inc.                      36,381    1,384,297
Provident Financial Group, Inc. (a)                    9,240      295,218
Silicon Valley Bancshares * (a)                        6,563      236,727
Sovereign Bancorp, Inc. *                             55,279    1,312,876
TCF Financial Corp.                                   13,406      688,398
Washington Federal, Inc.                              13,173      374,113
Webster Financial Corp.                                8,620      395,313
Westamerica BanCorp                                    6,170      306,649
Wilmington Trust Corp.                                12,471      448,956
                                                              -----------
                                                               17,273,696
BIOTECHNOLOGY - 0.83%
Charles River Laboratories International, Inc. *       8,649      296,920
Millennium Pharmaceuticals, Inc. *                    56,935    1,062,977
Protein Design Labs, Inc. * (a)                       17,711      317,027
                                                              -----------
                                                                1,676,924
BROADCASTING - 1.01%
Belo Corp., Class A                                   21,623      612,796
Emmis Communications Corp., Class A * (a)             10,340      279,697
Entercom Communications Corp. *                        9,709      514,188
Westwood One, Inc. *                                  18,894      646,364
                                                              -----------
                                                                2,053,045
BUILDING MATERIALS & CONSTRUCTION - 0.30%
Dycom Industries, Inc. *                               9,119      244,571
RPM International, Inc.                               21,854      359,717
                                                              -----------
                                                                  604,288
BUSINESS SERVICES - 5.32%
Acxiom Corp. *                                        16,039      297,844
Affiliated Computer Services, Inc., Class A *,        24,805    1,350,880
Banta Corp.                                            4,828      195,534
Brinks Company                                        10,252      231,798
Cadence Design Systems, Inc. *                        49,708      893,750
Catalina Marketing Corp. *                            10,096      203,535
Ceridian Corp. *                                      28,231      591,157
Certegy, Inc.                                         12,254      401,931
ChoicePoint, Inc. *                                   16,519      629,209
CSG Systems International, Inc. *                      9,891      123,539
DST Systems, Inc. *                                   15,767      658,430
Dun & Bradstreet Corp. *                              13,739      696,705
Gartner Group, Inc., Class A * (a)                    24,427      276,269
Harte-Hanks, Inc.                                     16,516      359,223
Jacobs Engineering Group, Inc. *                      10,478      503,049
Kelly Services, Inc., Class A                          6,551      186,966
Korn/Ferry International * (a)                         7,107       94,807
Manpower, Inc.                                        14,724      693,206
MPS Group, Inc. *                                     19,734      184,513
Reynolds & Reynolds Company, Class A *                12,666      367,947
Rollins, Inc. (a)                                      8,525      192,239
Sothebys Holdings, Inc., Class A * (a)                11,658      159,248
The BISYS Group, Inc. *                               22,336      332,360
The Titan Corp. *                                     15,394      335,743
Valassis Communications, Inc. *                        9,837      288,716
Viad Corp. *                                          16,697      417,425
Wind River Systems, Inc. *                            15,904      139,319
                                                              -----------
                                                               10,805,342
CELLULAR COMMUNICATIONS - 0.51%
RF Micro Devices, Inc. * (a)                          35,048      352,232
Telephone & Data Systems, Inc.                        10,854      678,918
                                                              -----------
                                                                1,031,150
CHEMICALS - 2.16%
Airgas, Inc.                                          13,967      300,011
Albemarle Corp.                                        7,774      232,987
Cabot Corp.                                           11,662      371,318
Cabot Microelectronics Corp. * (a)                     4,676      229,124
Crompton Corp.                                        21,025      150,749
Cytec Industries, Inc. *                               7,376      283,165
Ferro Corp.                                            7,800      212,238
FMC Corp. *                                            6,669      227,613
IMC Global, Inc.                                      21,750      215,978
Lubrizol Corp. *                                       9,743      316,842
Lyondell Chemical Company                             33,418      566,435
Minerals Technologies, Inc.                            3,850      228,112
Olin Corp. (a)                                        11,082      222,305
The Scotts Company, Class A * (a)                      6,094      360,521
Valspar Corp.                                          9,568      472,851
                                                              -----------
                                                                4,390,249
COAL - 0.36%
Arch Coal, Inc.                                        9,950      310,142
Peabody Energy Corp.                                  10,250      427,527
                                                              -----------
                                                                  737,669
COLLEGES & UNIVERSITIES - 0.77%
Career Education Corp. *                              18,925      758,325
Corinthian Colleges, Inc. *                            8,375      465,315

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES    VALUE
                                                      ------  ----------
COLLEGES & UNIVERSITIES - CONTINUED
DeVry, Inc. *                                         13,236  $  332,620
                                                              ----------
                                                               1,556,260
COMPUTERS & BUSINESS EQUIPMENT - 3.21%
3Com Corp. *                                          70,486     575,871
CDW Corp.                                             15,729     908,507
Diebold, Inc.                                         13,724     739,312
Fair Isaac Corp.                                       9,108     447,749
GTECH Holdings Corp.                                  11,140     551,319
Henry, Jack & Associates, Inc.                        16,853     346,835
National Instruments Corp. (a)                         9,825     446,743
Plexus Corp. *                                         8,031     137,892
Quantum Corp. * (a)                                   33,637     104,947
Sandisk Corp. * (a)                                   14,986     916,244
Storage Technology Corp. *                            20,905     538,304
Sybase, Inc. *                                        18,273     376,058
Tech Data Corp. *                                     10,735     426,072
                                                              ----------
                                                               6,515,853
CONSTRUCTION MATERIALS - 0.44%
Granite Construction, Inc. (a)                         7,848     184,349
Martin Marietta Materials, Inc.                        9,246     434,285
Trinity Industries, Inc. * (a)                         8,759     270,128
                                                              ----------
                                                                 888,762
CONSTRUCTION & MINING EQUIPMENT - 0.18%
National Oilwell, Inc. *                              16,074     359,415
                                                              ----------
CONTAINERS & GLASS - 0.50%
Longview Fibre Company                                 9,652     119,202
Packaging Corp. of America                            19,924     435,539
Sonoco Products Company                               18,336     451,432
                                                              ----------
                                                               1,006,173
CRUDE PETROLEUM & NATURAL GAS - 1.50%
Helmerich & Payne, Inc. *                              9,466     264,385
Patterson-UTI  Energy, Inc. *                         15,292     503,413
Pioneer Natural Resources Company *                   22,304     712,167
Pogo Producing Company                                12,046     581,822
XTO Energy, Inc.                                      34,824     985,519
                                                              ----------
                                                               3,047,306
DOMESTIC OIL - 0.93%
Forest Oil Corp. *                                    10,089     288,243
Murphy Oil Corp.                                      17,358   1,133,651
Noble Energy, Inc.                                    10,724     476,467
                                                              ----------
                                                               1,898,361
DRUGS & HEALTH CARE - 0.62%
Edwards Lifesciences Corp. *                          11,199     336,866
Hillenbrand Industries, Inc.                          11,678     724,736
Perrigo Company                                       13,204     207,567
                                                              ----------
                                                               1,269,169
EDUCATIONAL SERVICES - 0.33%
Education Management Corp. *                          13,672     424,379
Sylvan Learning Systems, Inc. *                        8,234     237,057
                                                              ----------
                                                                 661,436
ELECTRICAL EQUIPMENT - 0.69%
AMETEK, Inc.                                           6,308     304,424
Energizer Holdings, Inc. *                            15,975     600,021
Hubbell, Inc., Class B *                              11,288     497,801
                                                              ----------
                                                               1,402,246
ELECTRIC UTILITIES - 3.57%
ALLETE, Inc.                                          16,427     502,666
Alliant Corp.                                         20,922     520,958
Black Hills Corp.                                      6,078     181,307
DPL, Inc.                                             23,905     499,136
Duquesne Light Holdings, Inc. * (a)                   14,230     260,978
Great Plains Energy, Inc.                             13,087     416,428
Hawaiian Electric Industries, Inc. (a)                 7,132     337,843
IDACORP, Inc. (a)                                      7,220     216,022
Northeast Utilities                                   25,292     510,140
NSTAR                                                 10,022     486,067
OGE Energy Corp. *                                    16,425     397,321
Pepco Holdings, Inc.                                  32,386     632,822
PNM Resources, Inc.                                    7,606     213,729
Puget Energy, Inc. *                                  17,805     423,225
Quanta Services, Inc. * (a)                           22,030     160,819
Sierra Pacific Resources * (a)                        22,144     162,537
Westar Energy, Inc.                                   13,694     277,303
Wisconsin Energy Corp.                                22,235     743,761
WPS Resources Corp.                                    6,838     316,121
                                                              ----------
                                                               7,259,183
ELECTRONICS - 2.68%
Arrow Electronics, Inc. *                             19,064     441,141
Avnet, Inc. *                                         22,644     490,469
Imation Corp.                                          6,727     236,454
Kemet Corp. *                                         16,333     223,599
L-3 Communications Holdings, Inc. *                   18,289     939,323
Mentor Graphics Corp. *                               12,886     187,362
Synopsys, Inc. *                                      29,351     990,890
Teleflex, Inc. (a)                                     7,500     362,475
Varian, Inc. *                                         6,548     273,248
Vishay Intertechnology, Inc. * (a)                    30,320     694,328
Zebra Technologies Corp., Class A *                    8,938     593,215
                                                              ----------
                                                               5,432,504
ENERGY - 0.63%
Energy East Corp. *                                   27,598     618,195
Hanover Compressor Company * (a)                      13,906     155,052
MDU Resources Group, Inc.                             21,398     509,486
                                                              ----------
                                                               1,282,733
FINANCIAL SERVICES - 3.15%
A.G. Edwards, Inc. *                                  14,867     538,631
Americredit Corp. * (a)                               29,573     471,098
Compass Bancshares, Inc.                              23,003     904,248
E*TRADE Financial Corp. *                             69,173     875,039
Eaton Vance Corp.                                     13,033     477,529
IndyMac Bancorp, Inc.                                 10,509     313,063
Investment Technology Group, Inc. *                    8,831     142,621
LaBranche & Company, Inc. (a)                         11,299     131,859
Legg Mason, Inc.                                      12,510     965,522
Leucadia National Corp.                               13,161     606,722
SEI Investment Company                                19,922     607,023
Waddell & Reed Financial, Inc., Class A               15,566     365,178
                                                              ----------
                                                               6,398,533
FOOD & BEVERAGES - 2.64%
Bob Evans Farms, Inc.                                  6,607     214,463
Constellation Brands, Inc., Class A *                 19,869     654,286
Dean Foods Company *                                  29,484     969,139
Hormel Foods Corp.                                    26,180     675,706
Interstate Bakeries Corp. *                            8,467     120,485
PepsiAmericas, Inc.                                   27,274     466,931
Sensient Technologies Corp.                            8,821     174,391
Smithfield Foods, Inc. *                              20,919     433,023
The J.M. Smucker Company                               9,458     428,353
Tootsie Roll Industries, Inc. *                        9,746     350,856
Tyson Foods, Inc., Class A *                          66,223     876,793
                                                              ----------
                                                               5,364,426
FOREST PRODUCTS - 0.18%
Rayonier, Inc.                                         8,774     364,209
                                                              ----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES    VALUE
                                                      ------  ----------
FURNITURE & FIXTURES - 0.15%
Furniture Brands International, Inc.                  10,544  $  309,256
                                                              ----------
GAS & PIPELINE UTILITIES - 2.12%
AGL Resources, Inc.                                   12,144     353,391
Aquila, Inc. *                                        36,881     125,027
Equitable Resources, Inc.                             11,764     504,911
National Fuel Gas Company                             15,369     375,618
ONEOK, Inc. (a)                                       17,890     395,011
Philadelphia Suburban Corp.                           17,466     385,993
Questar Corp.                                         15,693     551,609
SCANA Corp.                                           20,928     716,784
Vectren Corp.                                         14,289     352,224
Western Gas Resources, Inc. * (a)                      6,281     296,777
WGL Holdings, Inc.                                     9,184     255,223
                                                              ----------
                                                               4,312,568
HEALTHCARE PRODUCTS - 2.33%
Apogent Technologies, Inc. * (a)                      17,094     393,846
Beckman Coulter, Inc.                                 11,653     592,322
Cytyc Corp. *                                         20,730     285,245
DENTSPLY International, Inc.                          14,956     675,563
Henry Schein, Inc. *                                   8,248     557,400
Patterson Dental Company *                            12,895     827,343
STERIS Corp. *                                        13,119     296,489
Varian Medical Systems, Inc. *                        12,854     888,211
VISX, Inc. * (a)                                       9,133     211,429
                                                              ----------
                                                               4,727,848
HEALTHCARE SERVICES - 2.87%
AdvancePCS *                                          17,549     924,130
Apria Healthcare Group, Inc. *                         9,644     274,565
Covance, Inc. *                                       11,715     313,962
Coventry Health Care, Inc. *                          11,352     732,090
First Health Group Corp. *                            17,832     347,011
Health Net, Inc. *                                    21,479     702,363
Lincare Holdings, Inc. *                              18,586     558,138
Omnicare, Inc.                                        19,358     781,870
Oxford Health Plans, Inc.                             15,304     665,724
Pacificare Health Systems, Inc. *                      7,894     533,634
                                                              ----------
                                                               5,833,487
HOMEBUILDERS - 1.85%
D.R. Horton, Inc.                                     29,705   1,285,038
Hovnanian Enterprises, Inc., Class A *                 5,673     493,891
Lennar Corp., Class A                                 14,895   1,429,920
Toll Brothers, Inc. * (a)                             13,806     548,927
                                                              ----------
                                                               3,757,776
HOTELS & RESTAURANTS - 2.36%
Applebee's International, Inc.                        10,389     407,976
Boyd Gaming Corp.                                     12,185     196,666
Brinker International, Inc. *                         18,271     605,866
CBRL Group, Inc.                                       9,351     357,769
Extended Stay America, Inc.                           18,348     265,679
Krispy Kreme Doughnuts, Inc. * (a)                    11,391     416,911
Mandalay Resort Group                                 11,620     519,646
Outback Steakhouse, Inc.                              14,138     625,041
Park Place Entertainment Corp. *                      57,272     620,256
Ruby Tuesday, Inc. *                                  12,292     350,199
The Cheesecake Factory, Inc. * (a)                     9,768     430,085
                                                              ----------
                                                               4,796,094
HOUSEHOLD PRODUCTS - 0.54%
Blyth Industries, Inc.                                 8,602     277,156
Church & Dwight, Inc.                                  7,643     302,663
Dial Corp.                                            18,214     518,553
                                                              ----------
                                                               1,098,372
INDUSTRIAL MACHINERY - 1.40%
AGCO Corp. *                                          14,248     286,955
Cooper Cameron Corp. *                                10,203     475,460
Donaldson Company, Inc.                                8,196     484,875
Flowserve Corp. *                                     10,442     218,029
FMC Technologies, Inc. *                              12,517     291,646
Graco, Inc.                                            8,691     348,509
Grant Prideco, Inc. *                                 22,944     298,731
Kennametal, Inc.                                       6,812     270,777
Tecumseh Products Company, Class A                     3,492     169,117
                                                              ----------
                                                               2,844,099
INDUSTRIALS - 0.52%
Fastenal Company                                      14,338     716,040
Harsco Corp.                                           7,720     338,290
                                                              ----------
                                                               1,054,330
INSURANCE - 4.71%
Allmerica Financial Corp.                             10,022     308,377
American Financial Group, Inc. * (a)                  13,795     365,016
Amerus Group Company (a)                               7,403     258,883
Arthur J. Gallagher & Company                         17,021     553,012
Brown & Brown, Inc. (a)                               12,972     423,017
Everest Re Group, Ltd.                                10,518     889,823
Fidelity National Financial, Inc.                     28,015   1,086,422
First American Corp.                                  14,784     440,120
HCC Insurance Holdings, Inc.                          12,056     383,381
Horace Mann Educators Corp.                            8,073     112,780
Mony Group, Inc. (a)                                   8,916     278,982
Ohio Casualty Corp. * (a)                             11,515     199,900
Old Republic International Corp.                      34,260     868,833
Protective Life Corp.                                 13,023     440,698
Radian Group, Inc.                                    17,744     865,020
Stancorp Financial Group, Inc.                         5,517     346,909
The PMI Group, Inc.                                   17,944     668,055
Unitrin, Inc. (a)                                     12,769     528,764
W.R. Berkley Corp.                                    15,757     550,707
                                                              ----------
                                                               9,568,699
INTERNATIONAL OIL - 0.44%
Weatherford International, Ltd. *                     24,590     885,240
                                                              ----------
INTERNET SERVICE PROVIDER - 0.16%
Avocent Corp. *                                        8,863     323,677
                                                              ----------
INTERNET SOFTWARE - 0.75%
Checkfree Corp. * (a)                                 15,047     416,050
Internet Security Systems, Inc. *                      9,408     177,153
Macromedia, Inc. *                                    11,830     211,047
Networks Associates, Inc. *                           30,507     458,825
Retek, Inc. *                                         10,326      95,825
RSA Security, Inc. * (a)                              11,373     161,497
                                                              ----------
                                                               1,520,397
INVESTMENT COMPANIES - 0.17%
Raymond James Financial, Inc. *                        9,189     346,425
                                                              ----------
LEISURE TIME - 0.40%
Callaway Golf Company (a)                             14,278     240,584
International Speedway Corp., Class A                 10,057     449,146
Six Flags, Inc. * (a)                                 17,502     131,615
                                                              ----------
                                                                 821,345
MANUFACTURING - 1.20%
Carlisle Companies, Inc.                               5,832     354,935
Lancaster Colony Corp.                                 6,758     305,191
Nordson Corp.                                          6,405     221,165
Pentair, Inc.                                          9,331     426,427
SPX Corp. *                                           14,394     846,511

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES     VALUE
                                                      ------  ----------
MANUFACTURING - CONTINUED
York International Corp.                               7,572  $  278,650
                                                              ----------
                                                               2,432,879
MEDICAL-HOSPITALS - 0.87%
Community Health Systems, Inc. *                      18,612     494,707
Lifepoint Hospitals, Inc. * (a)                        7,122     209,743
Triad Hospitals, Inc. *                               14,234     473,565
Universal Health Services, Inc., Class B              10,956     588,556
                                                              ----------
                                                               1,766,571
METAL & METAL PRODUCTS - 0.26%
Precision Castparts Corp.                             11,717     532,069
                                                              ----------
NEWSPAPERS - 0.88%
Lee Enterprises, Inc.                                  8,425     367,751
Washington Post Company, Class B                       1,801   1,425,312
                                                              ----------
                                                               1,793,063
OFFICE FURNISHINGS & SUPPLIES - 0.40%
Herman Miller, Inc. *                                 13,779     334,416
HON Industries, Inc.                                  11,002     476,607
                                                              ----------
                                                                 811,023
PAPER - 0.45%
Bowater, Inc. *                                       10,469     484,819
P.H. Glatfelter Company                                8,271     102,974
Potlatch Corp. (a)                                     5,433     188,906
Wausau-Mosinee Paper Corp. *                           9,742     131,712
                                                              ----------
                                                                 908,411
PETROLEUM SERVICES - 1.88%
ENSCO International, Inc.                             28,322     769,509
Pride International, Inc. *                           25,632     477,781
Smith International, Inc. *                           18,919     785,517
Tidewater, Inc.                                       11,447     342,036
Valero Energy Corp.                                   22,727   1,053,169
Varco International, Inc. *                           18,443     380,479
                                                              ----------
                                                               3,808,491
PHARMACEUTICALS - 3.61%
Barr Laboratories, Inc. *                             12,701     977,342
Gilead Sciences, Inc. *                               38,267   2,224,843
Ivax Corp. *                                          37,120     886,426
Mylan Laboratories, Inc.                              50,804   1,283,309
Pharmaceutical Resources, Inc. *                       6,429     418,849
Sepracor, Inc. *                                      16,042     383,885
SICOR, Inc. *                                         22,493     611,810
Valeant Pharmaceuticals International *               15,701     394,880
Vertex Pharmaceuticals, Inc. * (a)                    14,683     150,207
                                                              ----------
                                                               7,331,551
POLLUTION CONTROL - 0.56%
Republic Services, Inc.                               29,935     767,234
Stericycle, Inc. *                                     7,951     371,312
                                                              ----------
                                                               1,138,546
PUBLISHING - 0.40%
Media General, Inc., Class A                           4,446     289,435
Readers Digest Association, Inc., Class A             18,694     274,054
Scholastic Corp. *                                     7,432     252,985
                                                              ----------
                                                                 816,474
RAILROADS & EQUIPMENT - 0.13%
GATX Corp. (a)                                         9,290     259,934
                                                              ----------
REAL ESTATE - 1.58%
AMB Property Corp., REIT                              15,448     507,930
Highwoods Properties, Inc., REIT                      10,040     255,016
Hospitality Properties Trust, SBI *                   11,827     488,219
Liberty Property Trust, REIT (a)                      15,140     588,946
Mack-California Realty Corp., REIT *                  11,015     458,444
New Plan Realty Trust, Inc. *                         18,466     455,556
United Dominion Realty Trust, Inc., REIT              23,988     460,570
                                                              ----------
                                                               3,214,681
RETAIL GROCERY - 0.45%
Ruddick Corp.                                          8,746     156,553
Whole Foods Market, Inc.                              11,319     759,845
                                                              ----------
                                                                 916,398
RETAIL TRADE - 4.59%
99 Cents Only Stores * (a)                            13,622     370,927
Abercrombie & Fitch Company, Class A *                18,273     451,526
American Eagle Outfitters, Inc. *                     13,452     220,613
Barnes & Noble, Inc. *                                12,588     413,516
BJ's Wholesale Club, Inc. *                           13,182     302,659
Borders Group, Inc.                                   14,628     320,646
CarMax, Inc. *                                        19,583     605,702
Chico's FAS, Inc. *                                   16,463     608,308
Claire's Stores, Inc.                                 18,490     348,352
Dollar Tree Stores, Inc. *                            21,750     653,805
Longs Drug Stores Corp. *                              7,078     175,110
Michael's Stores, Inc.                                12,662     559,660
Payless ShoeSource, Inc. *                            12,860     172,324
PETsMART, Inc.                                        27,029     643,290
Pier 1 Imports, Inc.                                  16,806     367,379
Rent-A-Center, Inc. *                                 15,287     456,775
Ross Stores, Inc.                                     27,254     720,323
Saks, Inc. *                                          25,911     389,701
The Neiman Marcus Group, Inc., Class A *               9,245     496,179
United Rentals, Inc. *                                14,560     280,426
Williams-Sonoma, Inc. *                               22,065     767,200
                                                              ----------
                                                               9,324,421
SEMICONDUCTORS - 3.74%
Atmel Corp. *                                         89,089     535,425
Credence Systems Corp. * (a)                          11,996     157,867
Cree, Inc. * (a)                                      14,023     248,067
Cypress Semiconductor Corp. * (a)                     22,725     485,406
Fairchild Semiconductor International, Inc. *         22,250     555,582
Integrated Circuit Systems, Inc. *                    13,632     388,376
Integrated Device Technology, Inc. *                  19,810     340,138
International Rectifier Corp. *                       12,150     600,331
Intersil Corp., Class A                               26,255     652,437
Lam Research Corp. *                                  24,659     796,486
Lattice Semiconductor Corp. * (a)                     21,311     206,290
LTX Corp. *                                            9,903     148,842
Micrel, Inc. *                                        17,413     271,295
Microchip Technology, Inc.                            39,199   1,307,679
Semtech Corp. *                                       13,948     317,038
Silicon Laboratories, Inc. *                           9,402     406,354
Triquint Semiconductor, Inc. *                        25,367     179,345
                                                              ----------
                                                               7,596,958
SOFTWARE - 0.71%
Activision, Inc. *                                    16,757     304,977
Advent Software, Inc. * (a)                            6,194     107,962
Ascential Software Corp. *                            11,225     291,064
Keane, Inc. *                                         12,105     177,217
Macrovision Corp. *                                    9,246     208,867
McDATA Corp., Class A * (a)                           21,808     207,830
Transaction Systems Architects, Inc., Class A *        6,734     152,391
                                                              ----------
                                                               1,450,308
STEEL - 0.06%
Carpenter Technology Corp.                             4,223     124,874
                                                              ----------
TELECOMMUNICATIONS EQUIPMENT & SERVICES - 0.97%
ADTRAN, Inc.                                          14,952     463,512
Advanced Fibre Communications, Inc. *                 16,426     330,984

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES      VALUE
                                                      ------   ------------
TELECOMMUNICATIONS EQUIPMENT & SERVICES - CONTINUED
Commscope, Inc. *                                     11,200   $    182,896
Newport Corp. *                                        7,369        121,809
Plantronics, Inc. *                                    8,394        274,064
Polycom, Inc. *                                       18,743        365,863
Powerwave Technologies, Inc. * (a)                    11,929         91,257
Price Communications Corp. *                          10,220        140,321
                                                               ------------
                                                                  1,970,706
TELEPHONE - 0.35%
Cincinnati Bell, Inc. * (a)                           46,152        233,067
Harris Corp.                                          12,584        477,563
                                                               ------------
                                                                    710,630
TIRES & RUBBER - 0.07%
Bandag, Inc.                                           3,638        149,886
                                                               ------------
TOBACCO - 0.10%
Universal Corp.                                        4,723        208,615
                                                               ------------
TRANSPORTATION - 0.91%
Alexander & Baldwin, Inc.                              7,902        266,218
C. H. Robinson Worldwide, Inc.                        15,958        604,968
Expeditors International of Washington, Inc.          19,839        747,137
Overseas Shipholding Group, Inc. (a)                   6,738        229,429
                                                               ------------
                                                                  1,847,752
TRUCKING & FREIGHT - 0.74%
CNF, Inc.                                              9,396        318,525
EGL, Inc. * (a)                                        8,947        157,109
Hunt (JB) Transport Services, Inc. *                  15,123        408,472
Swift Transportation, Inc. *                          15,800        332,116
Werner Enterprises, Inc.                              15,071        293,734
                                                               ------------
                                                                  1,509,956
TOTAL COMMON STOCK
(Cost: $162,519,333)                                           $182,865,008
                                                               ------------

                                          PRINCIPAL
                                            AMOUNT        VALUE
                                         -----------   ------------
SHORT TERM INVESTMENTS - 8.63%
State Street Navigator Securities
  Lending Prime Portfolio, 1.06% (b)     $15,125,107   $ 15,125,107
Federal National Mortgage
  Association Discount Notes, Series
  BB, 1.05% due 01/15/2004                 1,000,000        999,592
United States Treasury Bills,
0.83% due 01/22/2004 ****                    300,000        299,855
United States Treasury Bills,
0.87% due 01/22/2004 ****                    200,000        199,898
United States Treasury Bills,
0.89% due 01/22/2004 ****                    100,000         99,948
United States Treasury Bills,
0.90% due 01/22/2004 ****                    400,000        399,790
United States Treasury Bills,
0.93% due 01/22/2004 ****                    100,000         99,946
United States Treasury Bills,
0.935% due 01/22/2004 ****                   300,000        299,836
                                                       ------------
                                                       $ 17,523,972
REPURCHASE AGREEMENTS - 1.33%
Repurchase Agreement with State Street
  Corp., dated 12/31/2003 at
  0.70%, to be repurchased at
  2,696,105 on 01/02/2004,
  collateralized by $1,930,000
  U.S. Treasury Bonds, 8.50% due
  2/15/2020 (valued at
  $2,756,281 including interest)          $2,696,000   $  2,696,000
                                                       ------------

TOTAL INVESTMENTS (MID CAP INDEX
TRUST) (Cost: $182,739,305)
                                                       $203,084,980
                                                       ============

TOTAL STOCK MARKET INDEX TRUST

                                                      SHARES    VALUE
                                                      ------  ----------
COMMON STOCK -  91.15%
ADVERTISING - 0.25%
aQuantive, Inc. *                                        786  $    8,056
DoubleClick, Inc. *                                    1,664      17,006
FindWhat.com * (a)                                       233       4,369
Getty Images, Inc. *                                     622      31,181
Grey Global Group, Inc. (a)                               15      10,246
Lamar Advertising Company *                            1,061      39,596
Monster Worldwide, Inc. *                              1,345      29,536
Omnicom Group, Inc. *                                  2,279     199,025
The Interpublic Group of Companies, Inc.               4,621      72,088
ValueClick, Inc. *                                       964       8,753
Ventiv Health, Inc. *                                    406       3,715
                                                              ----------
                                                                 423,571
AEROSPACE - 1.45%
AAR Corp. *                                              419       6,264
Alliant Techsystems, Inc. *                              400      23,104
Aviall Inc. *                                            369       5,723
BE Aerospace, Inc. *                                     640       3,456
Curtiss Wright Corp.                                     208       9,362
DRS Technologies, Inc. *                                 326       9,056
Ducommun, Inc. *                                         200       4,470
EDO Corp. *                                              214       5,275
Esterline Technologies Corp. *                           262       6,987
Fairchild Corp. *                                        698       3,518
GenCorp, Inc.                                            669       7,205
General Dynamics Corp.                                 2,348     212,236
Goodrich Corp. *                                       1,389      41,239
Heico Corp., Class A *                                   314       4,421
Honeywell International, Inc.                         10,125     338,479
Innovative Solutions & Support, Inc. *                   200       3,248
Integral Systems, Inc. *                                 200       4,304
Lockheed Martin Corp.                                  5,322     273,551
Moog, Inc., Class A *                                    136       6,718
Mtc Technologies, Inc. *                                 167       5,381
Northrop Grumman Corp.                                 2,084     199,230
Orbital Sciences Corp., Class A * (a)                    629       7,561
Raytheon Company *                                     4,813     144,582
Rockwell Collins, Inc.                                 2,047      61,471
Sequa Corp., Class A *                                   142       6,958
Teledyne Technologies, Inc. *                            462       8,709
Textron, Inc. *                                        1,580      90,155
The Boeing Company *                                   9,905     417,397
Triumph Group, Inc. *                                    169       6,152
United Defense Industries, Inc. *                        280       8,926
United Industrial Corp.                                  211       3,809
United Technologies Corp.                              5,519     523,036
Woodward Governor Company                                125       7,104
                                                              ----------
                                                               2,459,087

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES   VALUE
                                                      ------  --------
AGRICULTURE - 0.17%
Alico, Inc.                                              140  $  4,866
Archer-Daniels-Midland Company                         7,549   114,896
Bunge, Ltd.                                            1,117    36,772
Delta & Pine Land Company                                434    11,023
Fresh Del Monte Produce, Inc. * (a)                      599    14,274
Maui Land & Pineapple, Inc. *                            124     4,288
Monsanto Company                                       3,056    87,952
Omega Protein Corp. *                                    470     3,628
Tejon Ranch Company *                                    168     6,890
                                                              --------
                                                               284,589
AIR FREIGHT - 0.01%
ExpressJet Holdings, Inc. *                              634     9,510
                                                              --------
AIR TRAVEL - 0.17%
Airtran Holdings, Inc. * (a)                           1,021    12,150
Alaska Air Group, Inc. *                                 307     8,378
America West Holding Corp., Class B * (a)                434     5,382
Atlantic Coast Airlines Holdings, Inc. *                 565     5,593
Continental Airlines, Inc., Class B * (a)                789    12,837
Delta Air Lines, Inc. * (a)                            1,516    17,904
Frontier Airlines, Inc. *                                412     5,875
JetBlue Airways Corp. * (a)                            1,127    29,888
Mair Holdings, Inc. *                                    500     3,640
Mesa Air Group, Inc. * (a)                               426     5,334
Northwest Airlines Corp., Class A * (a)                1,094    13,806
SkyWest, Inc. *                                          653    11,832
Southwest Airlines Company *                           9,204   148,553
                                                              --------
                                                               281,172
ALUMINUM - 0.23%
Alcoa, Inc.                                            9,964   378,632
Century Aluminum Company                                 318     6,045
MAXXAM, Inc. * (a)                                       193     3,658
                                                              --------
                                                               388,335
APPAREL & TEXTILES - 0.53%
Bebe Stores, Inc. * (a)                                  317     8,239
Brown Shoe, Inc. *                                       196     7,434
Cherokee Inc. (a)                                        185     4,207
Cintas Corp.                                           1,962    98,355
Coach, Inc. *                                          2,183    82,408
Columbia Sportswear Company *                            439    23,926
Culp, Inc. *                                             300     3,270
Deckers Outdoor Corp. * (a)                              200     4,100
DHB Industries, Inc. * (a)                               600     4,200
Ellis Perry International, Inc. *                        123     3,171
G & K Services, Class A *                                254     9,335
Goodys Family Clothing, Inc.                             451     4,221
Guess, Inc. *                                            592     7,145
Hartmarx Corp. *                                         814     3,394
Interface, Inc., Class A *                               892     4,933
Jones Apparel Group, Inc.                              1,468    51,718
Jos. A. Bank Clothiers, Inc. * (a)                        70     2,428
K-Swiss, Inc., Class A                                   458    11,019
Kellwood Company                                         300    12,300
Liz Claiborne, Inc.                                    1,263    44,786
Maxwell Shoe, Inc. * (a)                                 263     4,463
Mohawk Industries, Inc. *                                815    57,490
Movado Group, Inc.                                       178     5,025
NIKE, Inc., Class B                                    3,084   211,131
Oakley, Inc. (a)                                         858    11,875
Oshkosh B'Gosh, Inc., Class A                            200     4,292
Oxford Industries, Inc. * (a)                            100     3,388
Phillips Van Heusen Corp.                                449     7,965
Polo Ralph Lauren Corp., Class A                         539    15,523
Quaker Fabric Corp.                                      407     3,867
Quiksilver, Inc. *                                       640    11,347
Reebok International, Ltd.                               726    28,546
Russell Corp. *                                          426     7,481
Stage Stores, Inc. * (a)                                 205     5,720
Stride Rite Corp.                                        615     6,999
The Gymboree Corp. *                                     422     7,271
Timberland Company, Class A *                            391    20,359
Unifi, Inc. *                                            854     5,508
Unifirst Corp. *                                         110     2,608
V.F. Corp.                                             1,248    53,964
Vans, Inc. * (a)                                         281     3,206
Warnaco Group, Inc. *                                    578     9,219
Wellman, Inc.                                            481     4,911
Weyco Group, Inc.                                        100     3,365
Wolverine World Wide, Inc.                               474     9,660
                                                              --------
                                                               895,772
AUTO PARTS - 0.35%
Advance Auto Parts, Inc. *                               390    31,746
Aftermarket Technology Corp. *                           311     4,267
American Axle & Manufacturing Holdings, Inc. *           643    25,990
Arvinmeritor, Inc.                                       850    20,502
AutoZone, Inc. *                                       1,070    91,175
BorgWarner, Inc.                                         279    23,735
Collins & Aikman Corp. * (a)                           1,175     5,088
CSK Auto Corp. *                                         564    10,586
Dana Corp.                                             1,750    32,112
Delphi Corp. *                                         6,633    67,723
Federal Signal Corp.                                     577    10,109
Gentex Corp.                                             942    41,599
Genuine Parts Company                                  2,041    67,761
Keystone Automotive Industries, Inc. *                   184     4,666
Lear Corp.                                               818    50,168
LKQ Corp. *                                              300     5,385
Modine Manufacturing Company                             407    10,981
Noble International, Ltd.                                200     4,560
O'Reilly Automotive, Inc. *                              589    22,594
R & B, Inc. *                                            317     4,913
Raytech Corp. *                                          900     2,988
Sports Resorts International, Inc. * (a)                 763     3,861
Standard Motor Products, Inc., Class A *                 398     4,836
Superior Industries International, Inc.                  279    12,142
TBC Corp. *                                              288     7,433
Tower Automotive, Inc. *                                 801     5,471
Visteon Corp.                                          1,670    17,385
                                                              --------
                                                               589,776
AUTO SERVICES - 0.05%
AutoNation, Inc. *                                     3,191    58,619
Copart, Inc. *                                         1,074    17,721
Dollar Thrifty Automotive Group, Inc. *                  249     6,459
Lithia Motors, Inc., Class A                             178     4,487
Midas, Inc. * (a)                                        234     3,346
                                                              --------
                                                                90,632
AUTOMOBILES - 0.52%
Dura Automotive Systems, Inc. *                          300     3,831
Ford Motor Company *                                  21,597   345,552
General Motors Corp.                                   6,603   352,600
Marine Products Corp.                                    271     5,095
Monaco Coach Corp. *                                     352     8,378
Monro Muffler Brake, Inc. *                              250     5,002
PACCAR, Inc.                                           1,372   116,785
Tenneco Automotive, Inc. *                               655     4,382
Thor Industries, Inc.                                    315    17,709

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES    VALUE
                                                      ------  ----------
AUTOMOBILES - CONTINUED
United Auto Group, Inc.                                  456  $   14,273
                                                              ----------
                                                                 873,607
BANKING - 6.44%
1St Source Corp. (a)                                     300       6,453
ABC Bancorp                                              357       5,701
Abington Bancorp, Inc. *                                 139       5,364
Alabama National BanCorp                                 123       6,464
Allegiant Bancorp, Inc.                                  186       5,217
Amcore Financial, Inc.                                   345       9,322
American National Bankshares, Inc. (a)                   246       6,514
AmSouth BanCorp                                        3,997      97,926
Anchor BanCorp Wisconsin, Inc.                           359       8,939
Associated Banc-Corp.                                    788      33,608
Astoria Financial Corp.                                  933      34,708
Banc Corp. (a)                                           593       5,041
Bancorpsouth, Inc.                                       842      19,972
BancTrust Financial Group, Inc. (a)                      401       6,424
Bank Granite Corp.                                       218       4,748
Bank Mutual Corp.                                      1,002      11,413
Bank of America Corp.                                 17,621   1,417,257
Bank of Hawaii Corp.                                     644      27,177
Bank of New York Company, Inc. *                       9,057     299,968
Bank One Corp.                                        13,331     607,760
Bankatlantic Bancorp, Inc., Class A                      628      11,932
Banknorth Group, Inc.                                  1,851      60,213
BankUnited Financial Corp., Class A *                    400      10,316
Banner Corp.                                             271       6,816
Bay View Capital Corp.                                 1,031       2,206
BB&T Corp.                                             6,335     244,784
Bcsb Bankcorp, Inc. *                                    321       5,955
BOK Financial Corp. *                                    676      26,175
Boston Private Financial Holdings, Inc. (a)              239       5,937
Bostonfed Bancorp Inc.                                   100       3,490
Brookline Bancorp, Inc.                                  791      12,134
Bryn Mawr Bank Corp.                                     300       7,347
BSB Bancorp Inc.                                         221       8,730
Camco Financial Corp.                                    309       5,355
Capital City Bank Group, Inc. (a)                        206       9,474
Capital Corporation of The West *                         85       3,369
Capitol Bancorp, Ltd.                                    247       7,015
Capitol Federal Financial (a)                            852      30,723
Cardinal Financial Corp. * (a)                           468       3,875
Cascade Financial Corp.                                  289       5,596
Cathay Bancorp, Inc. *                                   218      12,138
Cavalry BanCorp, Inc. (a)                                363       6,378
CCBT Financial Companies, Inc. *                         148       5,173
Center Bancorp, Inc. (a)                                 237       4,659
Central Coast Bancorp *                                  334       6,059
Central Pacific Financial Corp.                          190       5,708
Century Bancorp, Inc. (a)                                101       3,581
CFS Bancorp, Inc.                                        387       5,743
Charter Financial Corp. (a)                              308      11,479
Chemical Financial Corp.                                 266       9,680
Chittenden Corp.                                         460      15,474
Citizens Banking Corp. (a)                               554      18,127
City National Corp.                                      578      35,905
CityBank                                                 127       4,128
CNB Florida Bancshares, Inc.                             200       4,600
Coastal Bancorp, Inc.                                    200       8,222
Coastal Financial Corp.                                  265       4,675
CoBiz, Inc. (a)                                          320       5,894
Colonial Bancgroup, Inc.                               1,418      24,560
Columbia Banking System, Inc.                            300       6,498
Comerica, Inc.                                         2,047     114,755
Commerce Bancorp, Inc. (a)                               895      47,149
Commerce Bancshares, Inc.                                743      36,402
Commercial Bankshares, Inc. *                            209       7,014
Commercial Federal Corp.                                 551      14,717
Community Banks, Inc. *                                  125       4,914
Community First Bankshares, Inc.                         486      14,065
Community Trust Bancorp, Inc.                            161       4,850
Connecticut Bancshares, Inc.                              96       4,948
Corus Bankshares, Inc.                                   284       8,963
Cullen Frost Bankers, Inc.                               598      24,261
CVB Financial Corp.                                      655      12,625
Digital Insight Corp. * (a)                              418      10,408
Dime Community Bancorp, Inc.                             371      11,412
Doral Financial Corp.                                    866      27,938
East West Bancorp, Inc.                                  246      13,205
Eastern Virginia Bankshares, Inc. (a)                    106       3,056
ESB Financial Corp. (a)                                  299       4,901
Exchange National Bancshares, Inc. (a)                   109       3,940
F.N.B. Corp.                                             511      18,115
Farmers Capital Bank Corp.                               224       7,618
FFLC Bancorp, Inc.                                       244       7,015
Fidelity Bankshares, Inc. *                              176       5,526
Fidelity Southern Corp.                                  427       5,658
Fifth Third Bancorp                                    6,722     397,270
Financial Institutions, Inc. *                           201       5,674
First Albany Cos, Inc.                                   316       4,437
First Bancorp Puerto Rico                                515      20,368
First Charter Corp. * (a)                                379       7,409
First Citizens Bancshares, Inc.                          100      12,153
First Commonwealth Financial Corp.                       750      10,695
First Community Bancorp                                  225       8,132
First Defiance Financial Corp.                           166       4,424
First Essex Bancorp, Inc. *                               68       3,954
First Financial BanCorp *                                647      10,320
First Financial Bankshares, Inc.                         150       6,255
First Financial Holdings, Inc.                           142       4,439
First Indiana Corp.                                      305       5,719
First M&F Corp.                                          196       7,428
First Merchants Corp.                                    277       7,069
First Midwest Bancorp, Inc.                              517      16,756
First Niagara Financial Group, Inc.                      887      13,225
First Oak Brook Bancshares, Inc., Class A                211       6,332
First of Long Island Corp.                               102       4,386
First Place Financial Corp. (a)                          242       4,726
First Republic Bank (a)                                  140       5,012
First Sentinel Bancorp, Inc. (a)                         400       8,424
First South Bancorp, Inc. (a)                            197       7,191
First Tennessee National Corp.                         1,425      62,842
First United Corp.                                       250       6,093
Firstfed America Bancorp, Inc.                           213       5,544
FirstMerit Corp.                                         953      25,702
Flag Financial Corp. * (a)                               327       4,218
Flagstar Bancorp, Inc. (a)                               748      16,022
FleetBoston Financial Corp. *                         12,395     541,042
Florida Banks, Inc. *                                    246       3,444
Floridafirst Bancorp, Inc.                               239       7,911
Flushing Financial Corp.                                 276       5,045
FMS Financial Corp. *                                    200       3,600
FNB Corp. of  North Carolina *                           235       4,977
Foothill Independent Bancorp                             200       4,732
Frontier Financial Corp.                                 204       6,765
Georgia Financial, Inc.                                  244       8,474
German American Bancorp (a)                              340       5,958
Glacier Bancorp, Inc.                                    209       6,772

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES    VALUE
                                                      ------   -------
BANKING - CONTINUED
Gold Banc Corporation, Inc.                              495   $  6,960
Golden West Financial Corp.                            1,717    177,177
Greater Bay Bancorp (a)                                  653     18,597
Greater Community Bancorp                                299      5,074
Greenpoint Financial Corp.                             1,539     54,357
Hancock Holding Company                                  219     11,951
Hanmi Financial Corp.                                    199      3,934
Harleysville National Corp. (a)                          331      9,963
Heritage Commerce Corp. *                                395      4,839
Heritage Financial Corp.                                 252      5,514
Hibernia Corp., Class A                                1,785     41,965
HMN Financial Inc.                                       169      4,105
Home Federal Bancorp (a)                                 243      6,848
Hudson City Bancorp, Inc.                              2,238     85,447
Hudson River Bancorp, Inc.                               155      6,050
Hudson United Bancorp                                    453     16,738
Huntington Bancshares, Inc.                            2,628     59,130
Independence Community Bank Corp.                        632     22,733
Independent Bank Corp. - MA                              189      5,447
Independent Bank Corp. - MI                              289      8,196
Integra Bank Corp. * (a)                                 296      6,505
Interchange Financial Services Corp.                     188      4,756
Investors Financial Services Corp. (a)                   820     31,496
Irwin Financial Corp. (a)                                340     10,676
Jefferson Bancshares, Inc. (a)                           313      4,316
KeyCorp                                                4,876    142,964
Klamath First Bancorp, Inc.                              230      6,104
KNBT Bancorp, Inc. *                                     403      7,085
Local Financial Corp. *                                  225      4,689
LSB Bancshares, Inc.                                     347      6,038
M&T Bank Corp.                                         1,359    133,590
MAF Bancorp, Inc.                                        273     11,439
Main Street Banks, Inc. (a)                              286      7,579
Marshall & Ilsley Corp.                                2,624    100,368
MB Financial, Inc.                                       271      9,864
Mercantile Bankshares Corp.                              873     39,791
Merchants Bancshares, Inc.                               254      7,760
Mid-State Bancshares                                     281      7,149
Midwest Banc Holdings, Inc. (a)                          258      5,741
Mutualfirst Financial, Inc.                              252      6,386
Nara Bancorp Inc.                                        198      5,405
NASB Financial, Inc.                                     129      5,406
National City Corp.                                    7,153    242,773
National Commerce Financial Corp.                      2,370     64,654
National Penn Bancshares, Inc. (a)                       356     11,435
Netbank, Inc.                                            634      8,464
New York Community Bancorp, Inc.                       2,251     85,651
Newmil Bancorp Inc. (a)                                  186      5,403
North Fork BanCorp, Inc.                               1,754     70,984
Northern States Financial Corp.                          234      6,765
Northern Trust Corp.                                   2,600    120,692
Northrim Bancorp, Inc.                                   222      5,095
Northwest Bancorp, Inc. (a)                              554     11,833
Ohio Valley Banc Corp.                                   259      6,864
Old National Bancorp                                     715     16,338
Oriental Financial Group, Inc.                           309      7,944
PAB Bankshares, Inc. (a)                                 361      5,610
Pacific Capital Bancorp *                                359     13,218
Pacific Union Bank                                       162      4,136
Pamrapo Bancorp,  Inc.                                   275      6,971
Park National Corp. (a)                                  106     11,994
Parkvale Financial Corp. *                               233      6,256
Partners Trust Financial Group                           178      6,052
Patriot Bank Corp.                                       175      5,007
Peapack Gladstone Financial, Corp. (a)                   152      4,712
Pennrock Financial Services, Corp.                       124      3,854
People's Bank Corp.                                      720     23,472
Peoples Bancorp                                          242      5,808
Peoples Financial Corp.                                  317      5,294
PFF Bancorp, Inc.                                        168      6,095
Popular, Inc.                                          1,544     69,387
Princeton National Bancorp, Inc. (a)                     241      6,881
PrivateBankcorp, Inc. (a)                                122      5,553
Progress Financial Corp.                                 123      3,793
Prosperity Bancshares, Inc. (a)                          300      6,756
Provident Bancorp, Inc. (a)                              100      4,700
Provident Bankshares Corp.                               287      8,449
Provident Financial Group, Inc. (a)                      600     19,170
R & G Financial Corp., Class B                           205      8,159
Rainier Pacific Financial Group, Inc. *                  300      4,776
Redwood Empire Bancorp * (a)                             264      6,904
Republic Bancorp, Inc.                                   829     11,183
Republic Bancorp, Inc., Class A                          300      5,862
Republic Bancshares, Inc.                                191      6,011
Riggs National Corp.                                     388      6,414
Riverview Bancorp, Inc. (a)                              394      8,377
S & T Bancorp, Inc. (a)                                  355     10,615
S Y Bancorp, Inc.                                        245      5,037
Sandy Spring Bancorp, Inc. (a)                           143      5,348
Santander Bancorp                                        493     12,005
Savannah Bancorp, Inc.                                   221      6,409
Security Bank Corp. (a)                                  100      3,150
Shore Bancshares,  Inc.                                   94      3,580
Silicon Valley Bancshares *                              390     14,067
Simmons First National Corp., Class A                    227      6,333
Sky Financial Group, Inc.                                997     25,862
South Financial Group, Inc.                              683     19,028
Southtrust Corp.                                       3,889    127,287
Southwest BanCorp of Texas, Inc.                         357     13,869
Southwest Bancorp, Inc.                                  276      4,935
Sovereign Bancorp, Inc. *                              3,467     82,341
State Bancorp, Inc. *                                    277      6,720
Staten Islands Bancorp, Inc.                             744     16,740
Sterling Bancorp                                         168      4,788
Sterling Bancshares, Inc.                                596      7,945
Sterling Financial Corp. - USD                           212      5,883
Sterling Financial Corp.  - CAD *                        222      7,599
Summit Bankshares, Inc.                                  243      6,770
Summit Financial Corp. (a)                                 0          3
Sun Bancorp, Inc. (a)                                    252      4,778
Sun Bancorp, Inc. of New Jersey *                        179      4,726
SunTrust Banks, Inc.                                   3,320    237,380
Susquehanna Bancshares, Inc.                             494     12,355
TCF Financial Corp.                                      811     41,645
Texas Regional Bancshares, Inc., Class A                 321     11,877
The Trust Company of New Jersey                          283     11,229
Thistle Group Holdings Company                           113      2,931
Troy Financial Corp.                                     105      3,675
TrustCo Bank Corp. * (a)                               1,017     13,374
Trustmark Corp.                                          662     19,377
UCBH Holdings, Inc.                                      472     18,394
Umpqua Holdings Corp. * (a)                              406      8,441
Union Planters Corp.                                   2,202     69,341
UnionBanCal Corp.                                      1,682     96,782
United Bankshares, Inc. *                                490     15,288
United Community Banks, Inc. * (a)                       273      8,982
United National Bancorp                                  172      6,146
US Bancorp                                            22,667    675,023

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES     VALUE
                                                      ------   ----------
BANKING - CONTINUED
Valley National Bancorp *                              1,009       29,463
Virginia Commerce Bancorp, Inc. * (a)                    114        3,651
W Holding Company, Inc.                                  853       15,868
Wachovia Corp.                                        15,658      729,506
Washington Federal, Inc.                                 726       20,618
Washington Trust Bancorp, Inc. (a)                       194        5,083
Waypoint Financial Corp.                                 451        9,782
Webster Financial Corp.                                  445       20,408
Wells Fargo & Company                                 19,800    1,166,022
Wesbanco, Inc.                                           219        6,064
West Coast Bancorp                                       311        6,637
Westamerica BanCorp                                      355       17,644
Westfield Financial, Inc.                                178        4,229
WFS Financial, Inc.                                      452       19,192
Whitney Holding Corp.                                    430       17,626
Willow Grove Bancorp, Inc. (a)                           341        6,056
Wilmington Trust Corp.                                   717       25,812
Wintrust Financial Corp. (a)                             224       10,102
Yardville National Bancorp                               161        4,144
Zions BanCorp                                          1,031       63,231
                                                               ----------
                                                               10,919,570
BIOTECHNOLOGY - 1.32%
Affymetrix, Inc. * (a)                                   660       16,243
Amgen, Inc. *                                         15,214      940,225
Applera Corp. - Celera Genomics Group *                  849       11,809
Applera Corp.-Applied Biosystems Group *               2,481       51,381
Arena Pharmaceuticals, Inc. * (a)                        533        3,305
Bio-Rad Laboratories, Inc., Class A *                    277       15,974
Biogen Idec, Inc. *                                    3,882      142,780
Cell Therapeutics, Inc. * (a)                            451        3,924
Cephalon, Inc. * (a)                                     602       29,143
Charles River Laboratories International, Inc. *         503       17,268
Chiron Corp. *                                         2,240      127,658
Ciphergen Biosystems, Inc. * (a)                         407        4,575
Digene Corp. *                                           220        8,822
Discovery Laboratories, Inc. * (a)                       593        6,220
Exelixis, Inc. *                                         946        6,698
Genentech, Inc. *                                      2,618      244,966
Genvec, Inc. *                                           900        2,970
Genzyme Corp. *                                        2,629      129,715
Geron Corp. * (a)                                        512        5,105
Harvard Bioscience, Inc. *                               444        3,952
Human Genome Sciences, Inc. *                          1,575       20,869
ICOS Corp. * (a)                                         798       32,941
Integra LifeSciences Holdings Corp. *                    288        8,245
Intermune, Inc. *                                        377        8,731
Invitrogen Corp. *                                       549       38,430
Kosan Biosciences, Inc. *                                365        3,599
Lexicon Genetics, Inc. * (a)                             915        5,389
Martek Biosciences Corp. * (a)                           310       20,141
Medarex, Inc. * (a)                                    1,090        6,791
MedImmune, Inc. *                                      2,939       74,651
MGI Pharma, Inc. * (a)                                   342       14,073
Millennium Pharmaceuticals, Inc. *                     3,497       65,289
Millipore Corp. *                                        624       26,863
Molecular Devices Corp. *                                217        4,121
Myriad Genetics, Inc. * (a)                              337        4,334
Nektar Therapeutics * (a)                                709        9,649
Neose Technologies, Inc. * (a)                           388        3,570
Neurocrine Biosciences, Inc. *                           392       21,380
Progenics Pharmaceuticals, Inc. *                        275        5,186
Progress Software Corp. *                                424        8,675
Protein Design Labs, Inc. *                            1,161       20,782
Regeneration Technologies, Inc. * (a)                    368        4,033
Serologicals Corp. * (a)                                 300        5,580
Sirna Therapeutics, Inc. * (a)                           527        2,740
Tanox, Inc. * (a)                                        542        8,049
Telik, Inc. * (a)                                        566       13,024
Transkaryotic Therapies, Inc. *                          424        6,619
Trimeris, Inc. * (a)                                     273        5,727
Tularik, Inc. * (a)                                      847       13,679
                                                               -----------
                                                                2,235,893
BROADCASTING - 1.46%
Acme Communications, Inc. *                              407        3,577
Belo Corp., Class A                                    1,313       37,210
Citadel Broadcasting Corp. *                             264        5,906
Clear Channel Communications, Inc.                     7,218      338,019
Cox Radio, Inc., Class A *                               450       11,353
Crown Media Holdings, Inc., Class A *                    982        8,121
Cumulus Media, Inc., Class A *                           576       12,672
Emmis Communications Corp., Class A *                    611       16,528
Entercom Communications Corp. *                          550       29,128
Entravision Communications Corp., Class A *              943       10,467
Fox Entertainment Group, Inc., Class A *               4,137      120,594
Gray Television, Inc., Common                            555        8,392
Hearst Argyle Television, Inc.                           626       17,253
Hughes Electronics Corp. *                            10,732      177,615
Journal Communications, Inc.                             223        4,132
Liberty Media Corp., Series A *                       31,713      377,068
Mediacom Communications Corp., Class A *               1,180       10,231
New Frontier Media, Inc. * (a)                           300        2,775
NTN Communications, Inc. *                               800        2,960
Paxson Communications Corp. *                          1,007        3,877
Radio One, Inc., Class A *                             1,266       24,750
Regent Communications, Inc. *                            706        4,483
Saga Communications, Inc., Class A *                     206        3,817
Salem Communications Corp., Class A *                    200        5,424
Sinclair Broadcast Group, Inc., Class A * (a)            605        9,027
Sirius Satellite Radio, Inc. * (a)                    12,873       40,679
Spanish Broadcasting Systems, Inc., Class A *            478        5,019
UnitedGlobalCom, Inc., Class A *                       1,300       11,024
Univision Communications, Inc., Class A * (a)          3,821      151,655
Viacom, Inc., Class B                                 20,685      918,000
Westwood One, Inc. *                                   1,185       40,539
World Wrestling Entertainment, Inc., Class A             324        4,244
XM Satellite Radio Holdings, Inc., Class A * (a)       1,831       48,265
Young Broadcasting, Inc., Class A *                      200        4,008
                                                               ----------
                                                                2,468,812
BUILDING MATERIALS & CONSTRUCTION - 0.22%
American Standard Companies, Inc. *                      867       87,307
Apogee Enterprises, Inc.                                 372        4,222
Butler Manufacturing Company                             200        4,400
Dycom Industries, Inc. *                                 555       14,885
ElkCorp                                                  229        6,114
Griffon Corp. *                                          355        7,192
Haemonetics Corp. *                                      278        6,641
Hughes Supply, Inc.                                      267       13,249
Lennox International, Inc. *                             686       11,456
LSI Industries, Inc.                                     365        4,928
Masco Corp.                                            5,531      151,605
NCI Building Systems, Inc. *                             267        6,381
Perini Corp. *                                           400        3,660
RPM International, Inc.                                1,360       22,386
Standard-Pacific Corp.                                   336       16,313
Trex Company, Inc. * (a)                                 157        5,963
U.S. Concrete, Inc. *                                    600        3,870

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES    VALUE
                                                      ------   --------
BUILDING MATERIALS & CONSTRUCTION  - CONTINUED
WCI Commmunities, Inc. *                                 531   $ 10,944
                                                               --------
                                                                381,516
BUSINESS SERVICES - 2.36%
ABM Industries, Inc.                                     583     10,150
Activcard Corp. *                                        586      4,618
Acxiom Corp. *                                           975     18,106
Administaff, Inc. * (a)                                  330      5,735
Advanced Marketing Services, Inc.                        300      3,420
ADVO, Inc.                                               339     10,767
Affiliated Computer Services, Inc., Class A *,         1,547     84,250
Alliance Data Systems Corp. *                            149      4,124
Amerco *                                                 300      6,450
American Management Systems, Inc. *                      582      8,771
AMR Corp. *                                            1,902     24,631
Answerthink Consulting Group *                           700      3,885
APAC Customer Services, Inc. *                         1,100      2,860
ARAMARK Corp., Class B                                 1,065     29,202
Arbitron, Inc. *                                         327     13,642
Automatic Data Processing, Inc.                        7,050    279,250
Banta Corp.                                              275     11,138
BearingPoint, Inc. *                                   2,285     23,056
Black Box Corp. * (a)                                    196      9,030
BMC Software, Inc. *                                   2,708     50,504
Bowne & Company, Inc.                                    488      6,617
Bright Horizons Family Solutions, Inc. *                 161      6,762
Brinks Company                                           639     14,448
Cadence Design Systems, Inc. *                         3,177     57,122
Catalina Marketing Corp. *                               640     12,902
CDI Corp.                                                211      6,910
Cendant Corp. *                                       11,915    265,347
Central Parking Corp. * (a)                              482      7,196
Ceridian Corp. *                                       1,725     36,121
Certegy, Inc.                                            828     27,158
Charles River Associates, Inc. *                         147      4,703
Charles Schwab Corp.                                  16,044    189,961
ChoicePoint, Inc. *                                    1,044     39,766
Clark, Inc. * (a)                                        296      5,695
Coinstar, Inc. * (a)                                     270      4,876
Comdisco Holding Company, Inc.                           829        448
Compucom Systems, Inc. *                                 737      3,862
Compucredit Corp. *                                      578     12,300
Computer Sciences Corp. *                              2,248     99,429
Concord EFS, Inc. *                                    5,761     85,493
Convergys Corp. *                                      1,677     29,280
Corillian Corp. *                                        500      3,155
Cornell Corrections, Inc. *                              251      3,426
Corporate Executive Board Company *                      416     19,415
CoStar Group, Inc. *                                     222      9,253
CSG Systems International, Inc. *                        642      8,019
Deluxe Corp.                                             547     22,608
DiamondCluster International, Inc., Class A *            453      4,621
Digimarc Corp. * (a)                                     237      3,152
DST Systems, Inc. *                                    1,360     56,794
Dun & Bradstreet Corp. *                                 885     44,878
eFunds Corp. *                                           620     10,757
Electro Rent Corp. *                                     374      4,989
Electronic Data Systems Corp.                          5,674    139,240
Ennis Business Forms, Inc. *                             366      5,600
Entrust Technologies, Inc. *                             912      3,721
Equifax, Inc.                                          1,629     39,910
Euronet Worldwide, Inc. *                                368      6,624
FactSet Research Systems, Inc. (a)                       377     14,405
First Consulting Group *                                 600      3,378
First Data Corp. *                                     8,699    357,442
Fiserv, Inc. *                                         2,316     91,505
Fluor Corp. *                                            984     39,006
Forrester Research, Inc. *                               285      5,093
FTI Consulting, Inc. * (a)                               480     11,218
Gartner Group, Inc., Class A *                         1,500     16,965
Gevity HR, Inc. * (a)                                    275      6,116
Global Payments, Inc.                                    402     18,942
GP Strategies Corp. *                                    496      3,968
GSI Commerce, Inc. *                                     540      5,271
Harte-Hanks, Inc.                                      1,044     22,707
Healthcare Services Group Inc.                           265      5,112
Heidrick & Struggles International, Inc. * (a)           228      4,970
Hewitt Associates, Inc. *                                415     12,408
Hudson Highland Group, Inc. * (a)                        200      4,770
ICT Group, Inc. *                                        200      2,350
Information Holdings, Inc. *                             264      5,834
Insight Enterprises, Inc. *                              538     10,114
Integrated Alarm Services Group * (a)                    475      4,038
InterCept, Inc. * (a)                                    354      3,997
Intervoice Brite, Inc. * (a)                             441      5,235
Iron Mountain, Inc. *                                  1,027     40,608
Jacobs Engineering Group, Inc. *                         598     28,710
John H. Harland Company                                  336      9,173
Kelly Services, Inc., Class A                            421     12,015
Kforce.com, Inc. *                                       423      3,951
Korn/Ferry International *                               556      7,417
Kroll, Inc. *                                            475     12,350
Labor Ready, Inc. * (a)                                  520      6,812
Lightbridge, Inc. *                                      492      4,477
Manpower, Inc.                                           935     44,020
MAXIMUS, Inc. * (a)                                      253      9,900
McGrath Rentcorp                                         142      3,870
Memberworks, Inc. * (a)                                  149      4,048
Mobius Management Systems, Inc. * (a)                    300      3,795
Moody's Corp.                                          1,723    104,328
MPS Group, Inc. *                                      1,294     12,099
National Processing, Inc. *                              608     14,318
Navigant Consulting Company *                            540     10,184
NCO Group, Inc. *                                        323      7,355
NCR Corp. *                                            1,138     44,154
New England Business Service, Inc.                       185      5,458
Paxar Corp. *                                            554      7,424
Paychex, Inc.                                          4,426    164,647
PDI, Inc. *                                              167      4,477
Perot Systems Corp., Class A *                         1,356     18,279
Pitney Bowes, Inc.                                     2,712    110,161
Pre-Paid Legal Services, Inc. * (a)                      227      5,929
PRG-Schultz International, Inc. * (a)                    902      4,420
Quest Software, Inc. *                                 1,110     15,762
R.H. Donnelley Corp. *                                   337     13,426
R.R. Donnelley & Sons Company                          1,348     40,642
Rent-Way, Inc. *                                         500      4,095
Resource America, Inc.                                   304      4,560
Resources Connection, Inc. *                             296      8,084
Rewards Network, Inc. * (a)                              287      3,059
Reynolds & Reynolds Company, Class A *                   816     23,705
Right Management Consultants, Inc. *                     275      5,132
Robert Half International, Inc. *                      1,983     46,283
Rollins, Inc.                                            540     12,177
Roto Rooter, Inc.                                        107      4,933
Scansource, Inc. * (a)                                   144      6,569
Seachange International, Inc. *                          315      4,851
Service Master Company *                               3,475     40,484
Sfbc International, Inc. *                               107      2,842

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES     VALUE
                                                      ------   ----------
BUSINESS SERVICES - CONTINUED
SITEL Corp. *                                          1,300   $    3,029
SM&A *                                                   294        3,440
Sonicwall, Inc. *                                        875        6,825
Sothebys Holdings, Inc., Class A *                       828       11,310
Source Interlink Companies *                             348        3,696
SOURCECORP, Inc. *                                       188        4,818
Spherion Corp. *                                         752        7,362
SRA International, Inc., Class A *                       189        8,146
StarTek, Inc.                                            158        6,445
SunGuard Data Systems, Inc. *                          3,324       92,108
Surmodics, Inc. * (a)                                    231        5,521
Syntel, Inc. (a)                                         470       11,614
Sypris Solutions, Inc. *                                 331        5,564
Systems & Computer Technology Corp. *                    391        6,393
TALX Corp. (a)                                           175        4,030
Teletech Holdings, Inc. *                                889       10,046
TETRA Technologies, Inc. *                               611       15,189
The BISYS Group, Inc. *                                1,452       21,606
The Titan Corp. *                                        998       21,766
Total Systems Services, Inc. (a)                       2,272       70,727
TRC Companies, Inc. * (a)                                162        3,412
Tyler Technologies, Inc. *                               556        5,354
Unisys Corp. *                                         3,902       57,945
URS Corp. *                                              421       10,529
Valassis Communications, Inc. *                          573       16,818
Viad Corp. *                                           1,047       26,175
Volt Information Sciences, Inc. *                        197        4,452
Wackenhut Corrections Corp. *                            146        3,329
Waste Industries USA                                     379        4,359
Watson Wyatt & Company Holdings *                        375        9,056
West Corp. *                                             845       19,629
Wind River Systems, Inc. *                             1,090        9,548
Wireless Facilities, Inc. *                              739       10,982
Zomax Optical Media, Inc. *                              538        2,685
                                                               ----------
                                                                4,005,882
CABLE AND TELEVISION - 1.34%
Cablevision Systems New York Group, Class A * (a)      2,627       61,445
Charter Communications, Inc., Class A * (a)            3,583       14,404
Comcast Corp., Class A *                              26,500      871,055
Cox Communications, Inc., Class A *                    6,947      239,324
EchoStar Communications Corp., Class A *               2,892       98,328
Insight Communications Company, Inc., Class A *          674        6,949
Lin TV Corp. *                                           259        6,685
LodgeNet Entertainment Corp. *                           264        4,826
Time Warner Telecom, Inc., Class A * (a)                 604        6,118
Time Warner, Inc. *                                   53,199      957,050
TiVo, Inc. * (a)                                         897        6,638
                                                               ----------
                                                                2,272,822
CELLULAR COMMUNICATIONS - 0.48%
Alamosa Holdings, Inc. * (a)                           1,308        5,245
AT&T Wireless Services, Inc. *                        32,081      256,327
Dobson Communications Corp., Class A * (a)             1,494        9,816
Nextel Communications, Inc., Class A *                12,941      363,124
Nextel Partners, Inc., Class A * (a)                   2,173       29,227
RF Micro Devices, Inc. * (a)                           2,258       22,693
Spectrasite, Inc. * (a)                                    4          168
Sprint Corp. (PCS Group) *                            12,342       69,362
Telephone & Data Systems, Inc.                           711       44,473
Western Wireless Corp., Class A * (a)                  1,023       18,782
                                                               ----------
                                                                  819,217
CHEMICALS - 1.29%
A. Schulman, Inc. *                                      377        8,038
Aceto Corp. *                                            200        5,108
Air Products & Chemicals, Inc.,                        2,666      140,845
Airgas, Inc.                                             892       19,160
Albany Molecular Research, Inc. *                        398        5,978
Albemarle Corp.                                          449       13,457
AmCol International Corp.                                397        8,059
American Vanguard Corp. (a)                              100        3,727
Arch Chemicals, Inc.                                     299        7,672
Ashland, Inc.                                            771       33,970
Cabot Corp.                                              762       24,262
Cabot Microelectronics Corp. * (a)                       275       13,475
Calgon Carbon Corp.                                      729        4,527
Cambrex Corp.                                            343        8,664
Crompton Corp.                                         1,482       10,626
Cytec Industries, Inc. *                                 406       15,586
Dow Chemical Company *                                10,860      451,450
E.I. Du Pont De Nemours & Company                     11,713      537,510
Eastman Chemical Company *                               918       36,289
Engelhard Corp.                                        1,447       43,338
Ethyl Corp. *                                            225        4,921
Ferro Corp.                                              464       12,625
FMC Corp. *                                              408       13,925
Georgia Gulf Corp. *                                     433       12,505
Glenayre Technologies, Inc. * (a)                      1,156        3,110
Great Lakes Chemical Corp.                               581       15,797
H.B. Fuller Company                                      331        9,844
Hawkins, Inc.                                            395        5,514
Hercules, Inc. *                                       1,364       16,641
IMC Global, Inc.                                       1,428       14,180
Landec Corp. *                                           500        3,305
Lubrizol Corp. *                                         617       20,065
Lyondell Chemical Company                              2,108       35,731
MacDermid, Inc.                                          380       13,011
Material Sciences Corp. *                                400        4,044
Millennium Chemicals, Inc.                               783        9,928
Minerals Technologies, Inc.                              210       12,443
Nl Industries, Inc. (a)                                  652        7,628
Olin Corp.                                               666       13,360
OM Group, Inc. *                                         402       10,528
Omnova Solutions, Inc. *                                 859        4,123
Penford Corp.                                            300        4,119
Polyone Corp.                                          1,195        7,636
PPG Industries, Inc.                                   1,931      123,623
Praxair, Inc.                                          3,628      138,590
Quaker Chemical Corp. *                                  155        4,766
Rohm & Haas Company                                    2,620      111,900
Sigma-Aldrich Corp.                                      846       48,374
Solutia, Inc.                                          1,525          557
Techne Corp. *                                           458       17,303
Terra Industries, Inc. *                               1,200        3,972
The Scotts Company, Class A *                            327       19,345
Valence Technology, Inc. * (a)                         1,092        4,204
Valhi, Inc. (a)                                        1,454       21,752
Valspar Corp.                                            613       30,294
W. R. Grace & Company *                                1,124        2,889
WD-40 Company *                                          205        7,249
                                                               ----------
                                                                2,181,542
COAL - 0.06%
Arch Coal, Inc.                                          582       18,141
CONSOL Energy, Inc. (a)                                1,059       27,428
Massey Energy Corp. *                                    937       19,490
Peabody Energy Corp.                                     673       28,071

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES     VALUE
                                                      ------   ----------
COAL - CONTINUED
Penn Virginia Resource Partners LP (a)                   158   $    5,416
                                                               ----------
                                                                   98,546
COLLEGES & UNIVERSITIES - 0.15%
Apollo Group, Inc., Class A *                          2,018      137,224
Career Education Corp. *                               1,184       47,443
Corinthian Colleges, Inc. *                              473       26,280
DeVry, Inc. *                                            880       22,114
ITT Educational Services, Inc. *                         491       23,062
                                                               ----------
                                                                  256,123
COMMERCIAL SERVICES - 0.00%
Providence Service Corp. *                               200        3,236
Proxymed, Inc. * (a)                                     200        3,498
                                                               ----------
                                                                    6,734
COMPUTERS & BUSINESS EQUIPMENT - 3.36%
3Com Corp. *                                           4,454       36,389
ADE Corp. *                                              207        3,834
Advanced Digital Information Corp. *                     768       10,752
Aether Systems, Inc. *,                                  748        3,553
Agilysys, Inc. * (a)                                     471        5,252
Anteon International Corp. *                             378       13,627
Apple Computer, Inc. *                                 4,280       91,464
Applied Films Corp. *                                    137        4,524
Avanex Corp. * (a)                                     1,660        8,283
Benchmark Electronics, Inc. *                            423       14,725
Brooks Automation, Inc. *                                454       10,973
CACI International, Inc., Class A *                      317       15,413
CDW Corp.                                              1,008       58,222
Cognizant Technology Solutions Corp., Class A *          686       31,309
Computer Network Technology Corp. * (a)                  462        4,407
Concurrent Computer Corp. *                              930        4,064
Cray, Inc. *                                             908        9,016
Datastream Systems, Inc. *                               400        3,140
Dell, Inc. *                                          30,294    1,028,784
Diebold, Inc.                                            879       47,352
Digi International, Inc. *                               384        3,686
Dot Hill Systems Corp. *                                 486        7,363
Echelon Corp. * (a)                                      548        6,105
Electronics For Imaging, Inc. *                          622       16,184
EMC Corp. * (a)                                       27,135      350,584
EMS Technologies, Inc. *                                 200        4,108
Enterasys Networks, Inc. *                             2,544        9,540
Extreme Networks, Inc. *                               1,451       10,462
Fair Isaac Corp.                                         524       25,760
Falconstor Software, Inc. * (a)                          648        5,663
FileNET Corp. *                                          450       12,186
FSI International, Inc. * (a)                            500        3,690
Gateway, Inc. *                                        3,995       18,377
General Binding, Corp. *                                 225        4,050
Gerber Scientific, Inc. *                                400        3,184
GTECH Holdings Corp.                                     706       34,940
Helix Technology Corp.                                   329        6,771
Henry, Jack & Associates, Inc.                         1,083       22,288
Hewlett-Packard Company *                             35,992      826,736
Hypercom Corp. *                                         809        3,851
Infocus Corp. *                                          535        5,179
Ingram Micro, Inc., Class A *                          1,763       28,032
Intergraph Corp. *                                       510       12,199
International Business Machines Corp.                 20,412    1,891,784
Iomega Corp. * (a)                                       883        5,280
Ixia *                                                   790        9,243
Kronos, Inc. *                                           336       13,309
Lexar Media, Inc. *                                      961       16,750
Lexmark International, Inc. *                          1,499      117,881
Liveperson, Inc. *                                       500        2,539
Maxtor Corp. *                                         2,953       32,778
Merge Technologies, Inc. * (a)                           181        3,193
Micros Systems, Inc. *                                   214        9,279
Mindspeed Technologies, Inc. *                         1,181        8,090
Mobility Electronics, Inc. *                             354        3,165
MTS Systems Corp. *                                      251        4,827
National Instruments Corp. (a)                           563       25,600
Netscout Systems, Inc. *                                 400        3,040
NetScreen Technologies, Inc. *                           133        3,292
Network Appliance, Inc. *                              4,059       83,331
Nuance Communications, Inc. *                            505        3,858
Oplink Communications, Inc. *                          2,068        4,943
Overland Storage, Inc. *                                 156        2,933
Palmone, Inc. * (a)                                      615        7,226
PEC Solutions, Inc. * (a)                                401        6,797
Phoenix Technology, Ltd. *                               407        3,289
Pinnacle Systems, Inc. *                                 877        7,481
Plexus Corp. *                                           556        9,546
Pomeroy Computer Resources, Inc. *                       200        2,948
Quantum Corp. *                                        2,332        7,276
Radiant Systems, Inc. *                                  500        4,205
RadiSys Corp. *                                          302        5,092
Rainbow Technologies, Inc. *                             330        3,716
Rimage Corp. *                                           280        4,433
Sandisk Corp. *                                          951       58,144
SCM Microsystems, Inc. *                                 400        3,088
Seagate Technology, Inc.                                 898       16,972
SI International, Inc. * (a)                             200        3,910
Silicon Graphics, Inc. * (a)                           3,180        4,357
Silicon Storage Technology, Inc. *                     1,134       12,474
Simpletech, Inc. *                                       704        4,231
Sonic Solutions * (a)                                    245        3,748
Standard Microsystems Corp. *                            218        5,515
Storage Technology Corp. *                             1,304       33,578
Stratasys, Inc. * (a)                                    129        3,517
Sun Microsystems, Inc. *                              38,217      171,594
Sybase, Inc. *                                         1,138       23,420
Sykes Enterprises, Inc. *                                522        4,468
Synaptics, Inc. *                                        349        5,228
Tech Data Corp. *                                        720       28,577
Transact Technologies, Inc. * (a)                        100        2,420
Transmeta Corp. * (a)                                  1,828        6,215
Trident Microsystems, Inc. * (a)                         200        3,484
Tripath Technology, Inc. * (a)                           600        4,140
Virage Logic Corp. *                                     300        3,051
Western Digital Corp. *                                2,492       29,381
Witness Systems, Inc. * (a)                              300        2,799
Xerox Corp. *                                          9,386      129,527
                                                               ----------
                                                                5,696,983
CONSTRUCTION MATERIALS - 0.20%
Ameron International Corp.                               103        3,573
Applied Industrial Technologies, Inc.                    200        4,772
Centex Construction Products, Inc. *                     216       13,018
Clarcor, Inc.                                            277       12,216
Comfort Systems USA, Inc. *                              700        3,836
EMCOR Group, Inc. *                                      155        6,805
Florida Rock Industries, Inc.                            311       17,058
Forest City Enterprises, Inc.                            614       29,171
Granite Construction, Inc.                               498       11,698
JLG Industries, Inc. *                                   577        8,788
Lafarge Corp.                                            818       33,145
Martin Marietta Materials, Inc.                          536       25,176
Regal Beloit Corp. *                                     316        6,952

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                      SHARES     VALUE
                                                      ------   ----------
CONSTRUCTION MATERIALS - CONTINUED
Sherwin-Williams Company                               1,633   $   56,730
Simpson Manufacturing, Inc. *                            280       14,241
Standex International Corp.                              254        7,112
Trinity Industries, Inc. * (a)                           506       15,605
Universal Forest Products, Inc.                          199        6,404
USG Corp. * (a)                                          536        8,882
Vulcan Materials Company                               1,199       57,036
                                                               ----------
                                                                  342,218
CONSTRUCTION & MINING EQUIPMENT - 0.06%
A S V, Inc. *                                            155        5,791
Astec Industries, Inc. *                                 282        3,460
Buckeye Partners, LP (a)                                 311       14,104
Carbo Ceramics, Inc.                                     184        9,430
Dril-Quip, Inc. *                                        281        4,580
Kaman Corp., Class A *                                   364        4,634
Layne Christensen Company *                              393        4,618
Matrix Service Company *                                 200        3,630
National Oilwell, Inc. *                               1,001       22,382
Parker Drilling Company *                              1,768        4,508
Rowan Companies, Inc. *                                1,094       25,348
RPC, Inc.                                                496        5,451
                                                               ----------
                                                                  107,936
CONTAINERS & GLASS - 0.20%
Ball Corp.                                               602       35,861
Bemis Company, Inc.                                      622       31,100
Greif Brothers Corp., Class A *                          245        8,700
Interpool, Inc.                                          367        5,321
Jarden Corp. *                                           338        9,241
Longview Fibre Company                                   754        9,312
Mobile Mini, Inc. * (a)                                  186        3,668
Owens-Illinois, Inc. *                                 1,748       20,784
Packaging Corp. of America                             1,165       25,467
Pactiv Corp. *                                         1,774       42,399
Sealed Air Corp. *                                     1,038       56,197
Silgan Holdings, Inc. *                                  201        8,560
Smurfit-Stone Container Corp.                          2,888       53,630
Sonoco Products Company                                1,103       27,156
West Pharmaceutical Services, Inc.                       173        5,865
                                                               ----------
                                                                  343,261
COSMETICS & TOILETRIES - 1.78%
Alberto Culver Company, Class B                          703       44,345
Avon Products, Inc.                                    2,772      187,082
Chattem, Inc. *                                          247        4,421
Colgate-Palmolive Company                              6,376      319,119
Del Labs, Inc. *                                         152        3,800
Elizabeth Arden, Inc. *                                  358        7,131
Estee Lauder Companies, Inc., Class A                  1,408       55,278
Helen Troy, Ltd. * (a)                                   346        8,010
Intermediate Parfums, Inc. (a)                           277        6,257
International Flavors & Fragrances, Inc.               1,091       38,098
Kimberly-Clark Corp.                                   5,907      349,045
Natures Sunshine Products, Inc.                          431        3,642
Nu Skin Enterprises, Inc., Class A                       858       14,663
Playtex Products, Inc. *                                 841        6,501
Revlon, Inc., Class A * (a)                            1,203        2,695
The Gillette Company *                                12,053      442,707
The Procter & Gamble Company                          15,262    1,524,369
                                                               ----------
                                                                3,017,163
CRUDE PETROLEUM & NATURAL GAS - 0.74%
Anadarko Petroleum Corp.                               2,898      147,827
Apache Corp.                                           1,840      149,224
Burlington Resources, Inc.                             2,369      131,195
Cabot Oil & Gas Corp., Class A                           377       11,065
Chesapeake Energy Corp. (a)                            2,498       33,923
Cimarex Energy Company *                                 488       13,025
Devon Energy Corp.                                     2,711      155,232
EOG Resources, Inc.                                    1,317       60,806
Fx Energy, Inc. * (a)                                    750        3,750
Harvest Natural Resources, Inc. *                        541        5,383
Helmerich & Payne, Inc. *                                627       17,512
Hydril *                                                 336        8,040
Newfield Exploration Company *                           566       25,210
Nuevo Energy Company *                                   291        7,033
Occidental Petroleum Corp. *                           4,403      185,983
Patina Oil & Gas Corp.                                   362       17,734
Patterson-UTI  Energy, Inc. *                            967       31,834
Pioneer Natural Resources Company *                    1,367       43,648
Pogo Producing Company                                   767       37,046
Quicksilver Resources, Inc. * (a)                        327       10,562
Spinnaker Exploration Company *                          387       12,488
Sunoco, Inc.                                             899       45,984
TEPPCO Partners, LP (a)                                  765       30,830
Unit Corp. *                                             496       11,681
XTO Energy, Inc.                                       2,167       61,326
                                                               ----------
                                                                1,258,341
DOMESTIC OIL - 0.48%
Amerada Hess Corp. *                                   1,051       55,882
Brigham Exploration Company *                            507        4,071
Comstock Resources, Inc. *                               441        8,511
Delta Petroleum Corp. * (a)                              638        3,873
Denbury Resources, Inc. *                                679        9,445
Dorchester Minerals LP                                   380        7,391
Double Eagle Petroleum & Mining Company * (a)            200        3,004
Encore Aquisition Company *                              351        8,652
Energy Partners, Ltd. *                                  395        5,491
EnergySouth, Inc.                                        139        4,865
Enterprise Products Partners LP (a)                    2,499       61,350
Evergreen Resources, Inc. * (a)                          476       15,475
Exploration Company *                                    500        3,050
Forest Oil Corp. *                                       667       19,056
Frontier Oil Corp. * (a)                                 292        5,028
Holly Corp. * (a)                                        193        5,308
Houston Exploration Company *                            405       14,791
KCS Energy, Inc. *                                       588        6,203
Kerr-McGee Corp. *                                     1,159       53,882
Magnum Hunter Resources, Inc. *                          860        8,179
Marathon Oil Corp.                                     3,558      117,734
Maverick Tube Corp. *                                    518        9,971
McMoran Exploration Company * (a)                        255        4,781
Meridian Resource Corp. * (a)                            717        4,259
Murphy Oil Corp.                                       1,101       71,906
Noble Energy, Inc.                                       692       30,746
North Coast Energy, Inc. *                               349        3,731
Oil States International, Inc. *                         616        8,587
Plains Exploration & Production Company *                517        7,957
Plains Resources, Inc. *                                 324        5,200
Prima Energy Corp. *                                     172        6,048
Range Resources Corp.                                    820        7,749
Remington Oil Gas Corp. *                                361        7,108
St. Mary Land & Exploration Company                      345        9,832
Stone Energy Corp. *                                     292       12,395
Sunoco Logistics Partners LP                             147        5,424
Swift Energy Company *                                   392        6,605
Syntroleum Corp. *                                       700        3,024
TETRA Technologies, Inc. *                               261        6,327
Tom Brown, Inc. *                                        568       18,318
Unocal Corp. *                                         2,969      109,348

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                             SHARES    VALUE
                                                             ------    -----
DOMESTIC OIL - CONTINUED
Vintage Petroleum, Inc.                                        816   $  9,816
Westport Resources Corp. *                                     832     24,844
Whiting Petroleum Corp. *                                      200      3,680
Williams Clayton Energy, Inc. *                                200      5,814
Wiser Oil Co. *                                                400      3,380
World Fuel Services Corp. *                                    140      4,753
                                                                     --------
                                                                      812,844

DRUGS & HEALTH CARE - 0.47%
1 800 Contacts *                                               176      3,696
Abaxis, Inc. *                                                 228      4,131
Abiomed, Inc. * (a)                                            388      2,681
Aksys, Ltd. * (a)                                              426      3,762
ALARIS Medical Systems,Inc. *                                  915     13,917
Alliance Imaging, Inc. *                                       800      2,960
ALPHARMA, Inc., Class A *                                      599     12,040
Andrx Corp. *                                                  811     19,496
Antigenics, Inc. * (a)                                         547      6,192
Applied Molecular Evolution, Inc. * (a)                        241      4,290
Ariad Pharmaceuticals, Inc. *                                  643      4,790
Arrow International, Inc.                                      493     12,315
Atherogenics, Inc. * (a)                                       434      6,488
Atrix Labatories, Inc. * (a)                                   275      6,611
Beverly Enterprises, Inc. * (a)                              1,334     11,459
Biomarin Pharmaceutical, Inc. * (a)                            929      7,217
Bone Care International, Inc. *                                301      3,835
Bradley Pharmaceuticals, Inc., Class A * (a)                   129      3,281
Candela Corp. *                                                200      3,636
Cardiodynamics International Corp. * (a)                       768      4,585
Cell Genesys, Inc. *                                           489      6,328
Closure Medical Corp. * (a)                                    157      5,327
CNS,  Inc.                                                     362      4,959
Columbia Laboratories, Inc. * (a)                              607      3,824
Conmed Corp. *                                                 380      9,044
Corixa Corp. * (a)                                             846      5,110
Curagen Corp. *                                                758      5,556
Curis, Inc. * (a)                                              700      3,150
CV Therapeutics, Inc. *                                        369      5,410
D & K Wholesale Drug, Inc.                                     288      3,905
Dade Behring Holdings, Inc. *                                  440     15,726
Datascope Corp. *                                              204      7,313
Dendreon Corp. *                                               586      4,723
Depome, Inc. * (a)                                             600      4,254
Diversa Corp. *                                                658      6,087
Dov Pharmaceutical, Inc. * (a)                                 222      2,990
Drugstore.com, Inc. * (a)                                      980      5,400
Duane Reade, Inc. *                                            396      6,700
Dyax Corp. * (a)                                               400      3,288
Edwards Lifesciences Corp. *                                   775     23,312
Encysive Pharmaceuticals, Inc. *                               603      5,397
Enzo Biochem, Inc. * (a)                                       384      6,877
Enzon Pharmaceuticals, Inc. * (a)                              588      7,056
Eon Labs, Inc. * (a)                                           493     25,118
Genencor International, Inc. *                                 710     11,183
Gentiva Health Services, Inc. * (a)                            362      4,576
Healthextras, Inc. *                                           497      6,660
Hillenbrand Industries, Inc.                                   749     46,483
Hollis Eden Pharmaceuticals * (a)                              247      2,719
I-Flow Corp. * (a)                                             300      4,173
I-STAT Corp. * (a)                                             352      5,386
IDX Systems Corp. *                                            361      9,682
ILEX Oncology, Inc. *                                          451      9,584
Illumina, Inc. *                                               500      3,525
ImClone Systems, Inc. * (a)                                    927     36,765
Immucor Corp. * (a)                                            231      4,710
Immunogen, Inc. * (a)                                          724      3,656
Immunomedics, Inc. * (a)                                       718      3,274
Impax Laboratories, Inc. * (a)                                 650      9,354
Intuitive Surgical, Inc. *                                     464      7,930
Invacare Corp. *                                               331     13,363
K-V Pharmaceutical Company, Class A *                          631     16,091
Kos Pharmaceuticals, Inc. * (a)                                362     15,581
Kyphon, Inc. *                                                 459     11,397
Landauer, Inc.                                                 100      4,078
Luminex Corp. * (a)                                            431      4,043
Matria Healthcare, Inc. *                                      200      4,226
Maxim Pharmaceuticals, Inc. * (a)                              400      3,560
Maxygen, Inc. *                                                530      5,634
Medical Action Inc. *                                          200      3,742
Mentor Corp. (a)                                               545     13,113
Meridian Bioscience, Inc.                                      380      3,963
Micro Therapeutics, Inc. *                                     885      2,859
Nanogen, Inc. * (a)                                            500      4,505
NDCHealth Corp.                                                407     10,427
NeoPharm, Inc. * (a)                                           256      4,690
Neurogen Corp. *                                               400      3,364
Nutraceutical International Corp. * (a)                        267      2,942
Ocular Sciences, Inc. *                                        286      8,211
Option Care, Inc. * (a)                                        362      3,866
OraSure Technologies, Inc. * (a)                               670      5,333
Orthodontic Centers America, Inc. * (a)                        657      5,289
OrthoLogic Corp. *                                             600      3,678
Parexel International Corp. *                                  303      4,927
Perrigo Company                                                906     14,242
Pharmacopeia, Inc. *                                           366      5,201
Pharmos Corp. * (a)                                          1,100      3,850
Praecis Pharmaceuticals, Inc. *                                726      4,675
Prime Hospitality Corp. *                                      681      6,946
Quidel Corp. *                                                 460      4,977
Renal Care Group, Inc. *                                       535     22,042
Resources Care, Inc. *                                         420      3,402
Rigel Pharmaceuticals, Inc. * (a)                              234      4,469
Savient Pharmaceuticals, Inc. *                                845      3,895
Seattle Genetics, Inc. * (a)                                   600      5,148
Sola International, Inc. *                                     379      7,125
Sunrise Senior Living, Inc. * (a)                              230      8,910
Supergen, Inc. * (a)                                           494      5,434
Synovis Life Technologies, Inc. * (a)                          178      3,621
Theragenics Corp. *                                            608      3,326
Third Wave Technologies, Inc. *                                700      3,185
United Surgical Partners International, Inc. *                 336     11,249
US Oncology, Inc. * (a)                                      1,080     11,621
Ventana Medical Systems, Inc. *                                200      7,880
Vital Signs, Inc.                                              141      4,611
Vivus, Inc. * (a)                                              834      3,161
Zila, Inc. *                                                   800      3,272
Zymogenetics, Inc. * (a)                                       674     10,447
                                                                     --------
                                                                      805,467

EDUCATIONAL SERVICES - 0.05%
eCollege.com *                                                 324      5,981
Education Management Corp. *                                   770     23,901
Leapfrog Enterprises, Inc., Class A * (a)                      394     10,453
Learning Tree International, Inc. * (a)                        285      4,956
Princeton Review, Inc. *                                       492      4,797
Renaissance Learning, Inc. * (a)                               392      9,439
Strayer Education, Inc. *                                      116     12,624
Sylvan Learning Systems, Inc. *                                484     13,935
                                                                     --------
                                                                       86,086

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                            SHARES        VALUE
                                            -------     ---------
ELECTRICAL EQUIPMENT - 2.80%
A.O. Smith Corp.                                331     $  11,601
Aaon, Inc. *                                    216         4,192
American Power Conversion Corp.               2,354        57,555
AMETEK, Inc.                                    345        16,650
Anaren, Inc. *                                  315         4,448
Anixter International, Inc. *                   427        11,051
Artesyn Technologies, Inc. *                    591         5,035
Audiovox Corp., Class A *                       329         4,224
AVX Corp.                                     2,040        33,905
Baldor Electric Company                         393         8,980
BEI Technologies, Inc.                          223         4,460
Bel Fuse,  Inc., Class A                        200         5,980
Belden, Inc. *                                  307         6,475
C & D Technologies, Inc. *                      292         5,598
C-COR.net Corp. *                               536         5,966
Cable Design Technologies Corp. * (a)           542         4,873
Cohu, Inc. *                                    258         4,941
Cooper Industries, Ltd., Class A *            1,068        61,869
Craftmade International, Inc.                   122         3,201
Diodes, Inc. *                                  200         3,800
Dupont Photomasks, Inc. * (a)                   228         5,504
Emerson Electric Company                      4,965       321,484
Encore Wire Corp. *                             278         4,923
Energizer Holdings, Inc. *                    1,004        37,710
Excel Technology, Inc. *                        153         5,028
General Cable Corp. * (a)                       531         4,328
General Electric Company                    118,057     3,657,406
Genlyte Group, Inc. *                           130         7,589
Hubbell, Inc., Class B *                        715        31,531
Johnson Controls, Inc. *                      1,059       122,971
Lecroy Corp. *                                  200         3,602
Littelfuse, Inc. *                              292         8,415
Magnetek, Inc. * (a)                            500         3,295
Methode Electronics, Inc., Class A *            499         6,103
Metrologic Instruments, Inc. * (a)              300         8,100
Molex, Inc. *                                 2,299        80,212
Optical Cable Corp. *                            24             0
Penn Engineering & Manufacturing Corp. *        248         4,719
Plug Power, Inc. * (a)                          995         7,214
Powell Industries, Inc. *                       160         3,064
Power-One, Inc. *                             1,011        10,949
Preformed Line Products Company * (a)            94         2,704
Rayovac Corp. * (a)                             447         9,365
Symbol Technologies, Inc.                     2,754        46,515
Tektronix, Inc.                               1,037        32,769
Ultralife Batteries, Inc. * (a)                 212         2,625
Universal Electronics, Inc. *                   366         4,663
Vicor Corp. *                                   590         6,732
W.H. Brady Company, Class A                     276        11,247
Watsco, Inc.                                    271         6,160
Wesco International, Inc. *                     541         4,788
Wilson Greatbatch Technologies, Inc. * (a)      245        10,356
Woodhead Industries, Inc.                       222         3,752
                                                        ---------
                                                        4,740,627

ELECTRIC UTILITIES - 1.94%
Allegheny Energy, Inc. *                      1,556        19,855
ALLETE, Inc.                                    994        30,416
Alliant Corp.                                 1,293        32,196
Ameren Corp.                                  1,833        84,318
American Electric Power, Inc.                 4,650       141,871
Avista Corp.                                    620        11,234
Black Hills Corp.                               371        11,067
CenterPoint Energy, Inc. (a)                  3,658        35,446
Central Vermont Public Service Corp. *          200         4,700
CH Energy Group, Inc. * (a)                     201         9,427
Cinergy Corp.                                 2,086        80,958
Cleco Corp.                                     702        12,622
CMS Energy Corp. (a)                          2,035        17,338
Consolidated Edison, Inc.                     2,608       112,170
Constellation Energy Group, Inc.              1,903        74,521
Dominion Resources, Inc.                      3,817       243,639
DPL, Inc.                                     1,516        31,654
DTE Energy Company *                          1,970        77,618
Duke Energy Corp. *                          10,657       217,936
Duquesne Light Holdings, Inc. * (a)             970        17,790
Edison International                          3,771        82,698
El Paso Electric Company *                      688         9,185
Empire District Electric Company                342         7,500
Entergy Corp.                                 2,657       151,794
Exelon Corp.                                  3,845       255,154
FirstEnergy Corp.                             3,862       135,942
FPL Group, Inc.                               2,174       142,223
Great Plains Energy, Inc.                       848        26,983
Green Mountain Power Corp.                      191         4,508
Hawaiian Electric Industries, Inc. (a)          433        20,511
IDACORP, Inc.                                   436        13,045
MGE Energy, Inc.                                296         9,327
Northeast Utilities                           1,565        31,566
NSTAR                                           633        30,701
OGE Energy Corp. *                            1,046        25,303
Otter Tail Corp.                                327         8,741
Pepco Holdings, Inc.                          1,993        38,943
PG&E Corp. *                                  4,855       134,823
Pinnacle West Capital Corp.                   1,060        42,421
PNM Resources, Inc.                             527        14,809
PPL Corp.                                     2,014        88,113
Public Service Enterprise Group, Inc.         2,651       116,114
Puget Energy, Inc. *                          1,068        25,386
Quanta Services, Inc. * (a)                   1,437        10,490
Reliant Resources, Inc. *                     3,582        26,364
Sierra Pacific Resources * (a)                1,469        10,782
TECO Energy, Inc. (a)                         2,185        31,486
Texas Genco Holdings, Inc.                      137         4,453
The AES Corp. *                               7,427        70,111
The Southern Company                          8,585       259,696
TXU Corp. *                                   3,811        90,397
UIL Holding Corp. *                             174         7,847
Unisource Energy Corp.                          446        10,998
Unitil Corp.                                    294         7,585
Westar Energy, Inc.                             935        18,934
Wisconsin Energy Corp.                        1,319        44,121
WPS Resources Corp.                             429        19,833
                                                        ---------
                                                        3,295,663

ELECTRONICS - 0.71%
Adaptec, Inc. *,                              1,393        12,300
Agilent Technologies, Inc. *                  5,580       163,159
Amphenol Corp., Class A *                       562        35,929
Anadigics, Inc. * (a)                           500         2,980
Analogic Corp. *                                132         5,412
Ansoft Corp. *                                  300         3,849
Arrow Electronics, Inc. *                     1,200        27,768
Artisan Components, Inc. * (a)                  240         4,920
August Technology Corp. *                       200         3,710
Avnet, Inc. *                                 1,404        30,411
Bell Microproducts, Inc. *                      400         3,624
Checkpoint Systems, Inc. *                      377         7,129
CTS Corp. *                                     529         6,084

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                             SHARES        VALUE
                                             ------      ---------
ELECTRONICS - CONTINUED
Cubic Corp. (a)                                 325    $    7,475
Daktronics, Inc. *                              246         6,189
Digital Theater Systems, Inc. *                 257         6,345
Electro Scientific Industries, Inc. *           371         8,830
Engineered Support Systems, Inc.                267        14,701
FEI Company *                                   399         8,978
FLIR Systems, Inc. *                            358        13,067
Foundry Networks, Inc. *                      1,510        41,314
Franklin Electric, Inc.                         132         7,985
Harman International, Inc.                      392        29,000
Hutchinson Technology, Inc. *                   312         9,591
Identix, Inc. * (a)                           1,223         5,442
II-VI, Inc. *                                   184         4,747
Imation Corp.                                   386        13,568
Integrated Silicon Solution, Inc. *             352         5,516
Intermagnetics General Corp. *                  217         4,809
InVision Technologies, Inc. * (a)               234         7,855
Itron, Inc. *                                   269         4,939
Jabil Circuit, Inc. *                         2,391        67,665
Keithley Instruments, Inc.                      229         4,191
Kemet Corp. *                                 1,077        14,744
L-3 Communications Holdings, Inc. * (a)       1,144        58,756
Manufacturers Services, Ltd. *                  607         3,691
Medis Technologies, Ltd. * (a)                  359         3,841
Mentor Graphics Corp. *                         871        12,664
Mercury Computer Systems, Inc. *                246         6,125
Merix Corp. * (a)                               206         5,053
NVE Corp. *                                     100         5,130
OSI Systems, Inc. *                             173         3,323
Park Electrochemical Corp. *                    223         5,907
Pemstar, Inc. *                                 864         2,843
Photon Dynamics, Inc. * (a)                     223         8,974
Pixelworks, Inc. *                              556         6,138
Planar Systems Inc. *                           176         4,280
Rogers Corp. *                                  204         9,000
Roper Industries, Inc.                          347        17,093
Sanmina-SCI Corp. *                           6,073        76,581
SBS Technologies, Inc. *                        242         3,560
Solectron Corp. *                             9,924        58,651
Stoneridge, Inc. *                              361         5,433
Superconductor Technologies *                   869         4,849
Supertex, Inc. *                                200         3,820
Sycamore Networks, Inc. *                     3,404        17,837
Synopsys, Inc. *                              1,800        60,768
Technitrol, Inc.                                501        10,391
Teleflex, Inc.                                  410        19,815
Thermo Electron Corp. *                       1,867        47,048
Thomas & Betts Corp.                            724        16,572
Trimble Navigation, Ltd. *                      371        13,816
TTM Technologies, Inc. *                        485         8,187
Universal Display Corp. * (a)                   304         4,156
Varian, Inc. *                                  379        15,816
Verisity, Ltd. * (a)                            276         3,519
Vishay Intertechnology, Inc. *                1,842        42,182
X-Rite, Inc. *                                  416         4,709
Zebra Technologies Corp., Class A *             506        33,583
Zygo Corp. *                                    234         3,859
                                                        ---------
                                                        1,202,196

ENERGY - 0.26%
Calpine Corp. * (a)                           4,987        23,988
Energen Corp.                                   346        14,196
Energy East Corp. *                           1,651        36,982
Fuelcell Energy, Inc. * (a)                     543         7,059
Hanover Compressor Company * (a)                951        10,604
Headwaters, Inc. * (a)                          310         6,082
KFx, Inc. * (a)                                 789         5,957
MDU Resources Group, Inc.                     1,262        30,048
New Jersey Resources Corp.                      334        12,862
Progress Energy, Inc.                         2,839       128,493
Quantum Fuel Systems Technologies
  Worldwide, Inc. *                             500         4,020
Sempra Energy *                               2,610        78,457
Southwestern Energy Company *                   449        10,731
Xcel Energy, Inc. *                           4,669        79,280
                                                        ---------
                                                          448,759

FINANCIAL SERVICES - 7.20%
A.G. Edwards, Inc. *                            964        34,926
Accredited Home Lenders Holding
  Company * (a)                                 230         7,038
Ace Cash Express, Inc. * (a)                    207         4,400
Advanta Corp., Class A                          500         6,495
Affiliated Managers Group, Inc. *,              229        15,936
Alliance Capital Management Holding, LP(a)      920        31,050
American Express Company,                    15,193       732,758
Americredit Corp. * (a)                       1,848        29,439
Ameritrade Holding Corp. *                    5,018        70,603
Asta Funding Inc.                               100         3,425
Bear Stearns Companies, Inc.                  1,175        93,941
Blackrock, Inc., Class A                        195        10,356
BNP Residential Properties, Inc.                723         8,394
BP Prudhoe Bay Royalty Trust * (a)              271         7,721
Capital One Financial Corp.                   2,687       164,686
Capitalsource Inc. * (a)                        270         5,854
Charter Municipal Mortgage
  Acceptance Company, SBI                       572        12,086
Charter One Financial, Inc.                   2,546        87,964
Chicago Merchantile Exchange (a)                357        25,833
CIT Group, Inc.                               2,517        90,486
Citigroup, Inc.                              60,637     2,943,320
Citizens South Banking Corp.                    357         4,980
City Holding Company (a)                        262         9,170
Commercial Capital Bancorp, Inc. * (a)          307         6,562
Compass Bancshares, Inc.                      1,352        53,147
Countrywide Financial Corp.                   2,097       159,083
Credit Acceptance Corp. * (a)                   538         8,231
Cross Timbers Royalty Trust (a)                 220         6,274
Delphi Financial Group, Inc.                    334        12,024
Downey Financial Corp.                          252        12,424
E*TRADE Financial Corp. *                     4,320        54,648
Eaton Vance Corp.                               831        30,448
Encore Capital Group, Inc. *                    300         4,455
Federal Agricultural Mortgage Corp.,
  Class A *                                     189         4,228
Federal Home Loan Mortgage Corp.              8,188       477,524
Federal National Mortgage Association        11,440       858,686
Federated Investors, Inc., Class B            1,245        36,553
Financial Federal Corp. *                       213         6,507
First Marblehead Corp. *                        200         4,376
Firstfed Financial Corp. *                      221         9,614
Franklin Resources, Inc.                      2,941       153,108
Friedman Billings Ramsey Group, Inc.          1,868        43,113
Fulton Financial Corp.                        1,236        27,081
H & R Block, Inc.                             2,139       118,436
Harbor Florida Bancshares, Inc.                 350        10,399
Hugoton Royalty Trust SBI (a)                   450         9,846
Impac Mortgage Holdings, Inc.                   624        11,363
IndyMac Bancorp, Inc.                           636        18,946
Instinet Group, Inc. *                          517         2,663

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                     SHARES      VALUE
                                                     ------   -----------
FINANCIAL SERVICES - CONTINUED
Interactive Data Corp. *                              1,156   $    19,143
International Bancshares Corp.                          394        18,577
Inveresk Research Group Inc. *                          452        11,178
Investment Technology Group, Inc. *                     565         9,125
Investors Real Estate Trust, SBI *                      700         6,930
Ipayment, Inc. *                                        246         8,364
iStar Financial, Inc.                                 1,152        44,813
J.P. Morgan Chase & Company *                        24,011       881,924
Janus Capital Group, Inc.                             2,855        46,851
Jeffries Group, Inc.                                    601        19,845
Knight Trading Group, Inc. * (a)                      1,413        20,686
LaBranche & Company, Inc. (a)                           714         8,332
Legg Mason, Inc.                                        804        62,053
Lehman Brothers Holdings, Inc.                        3,194       246,641
Leucadia National Corp.                                 833        38,401
Liberte Investors, Inc. *                               607         4,285
MBIA, Inc.                                            1,672        99,033
MBNA Corp.                                           15,105       375,359
Mellon Financial Corp.                                5,105       163,922
Merrill Lynch & Company, Inc.                        11,032       647,027
Metris Companies, Inc. (a)                              894         3,969
Morgan Stanley                                       12,807       741,141
National Financial Partners Corp.                       366        10,083
National Health Realty, Inc., REIT *                    460         9,062
NBT Bancorp, Inc.                                       449         9,627
New Century Financial Corp. (a)                         365        14,480
Nuveen Investments, Inc., Class A                     1,126        30,019
Ocwen Financial Corp. *                                 935         8,284
PNC Financial Services Group                          3,283       179,679
Portfolio Recovery Associates, Inc. * (a)               212         5,629
Providian Financial Corp. *                           3,427        39,890
Regions Financial Corp.                               2,508        93,298
Sanders Morris Haris Group, Inc. (a)                    462         5,729
Saxon Capital, Inc. *                                   329         6,893
Seacoast Financial Services Corp.                       337         9,237
SEI Investment Company                                1,252        38,148
SLM Corp.                                             5,329       200,797
State Street Corp. (b)                                3,933       204,831
Student Loan Corp.                                      211        30,806
SWS Group, Inc. *                                       299         5,322
Synovus Financial Corp.                               3,580       103,534
T. Rowe Price Group, Inc. (c)                         1,452        68,839
Tarragon Realty Investments, Inc. *                     281         4,639
The Goldman Sachs Group, Inc.                         5,588       551,703
Thornburg Mortgage Asset Corp.                          691        18,795
Triad Guaranty, Inc. *                                  168         8,459
UMB Financial Corp.                                     273        12,978
United Community Financial Corp. (a)                    610         6,960
United Panam Financial Corp. *                          193         3,225
Waddell & Reed Financial, Inc., Class A               1,019        23,906
Washington Mutual, Inc.                              10,838       434,821
Wesco Financial Corp.                                    74        26,048
Westcorp, Inc.                                          590        21,565
World Acceptance Corp. *                                271         5,396
                                                              -----------
                                                               12,210,881
FOOD & BEVERAGES - 3.10%
American Italian Pasta Company, Class A * (a)           176         7,374
Anheuser-Busch Companies, Inc.                        9,687       510,311
Bob Evans Farms, Inc.                                   431        13,990
Bridgford Foods Corp.                                   500         3,925
Calavo Growers, Inc. (a)                                435         4,781
Campbell Soup Company *                               4,807       128,828
Chalone Wine Group, Ltd. * (a)                          603         5,306
Chiquita Brands International, Inc. * (a)               519        11,693
Coca-Cola Bottling Company                              101         5,402
Coca-Cola Enterprises, Inc.                           5,262       115,080
ConAgra Foods, Inc.                                   6,247       164,858
Constellation Brands, Inc., Class A *                 1,198        39,450
Corn Products International, Inc.                       384        13,229
Dean Foods Company *                                  1,763        57,950
Del Monte Foods Company *                             2,416        25,126
Farmer Brothers Company (a)                              19         5,914
Fisher Communications, Inc. *                            94         4,794
Flowers Foods, Inc.                                     525        13,545
General Mills, Inc. *                                 4,322       195,787
Green Medium Term Note Coffee, Inc. *                   200         4,604
H.J. Heinz Company                                    4,108       149,654
Hain Celestial Group, Inc. *                            439        10,189
Hershey Foods Corp.                                   1,486       114,407
Horizon Organic Holding Corp. *                         180         4,311
Hormel Foods Corp.                                    1,559        40,238
International Multifoods Corp. *                        243         4,374
Interstate Bakeries Corp. *                             610         8,680
J & J Snack Foods Corp. *                               114         4,305
John B. Sanfilippo & Son, Inc. * (a)                    100         5,104
Kellogg Company                                       4,817       183,431
Kraft Foods, Inc., Class A                            3,223       103,845
Lance, Inc.                                             399         5,997
M & F Worldwide Corp. *                                 300         4,008
McCormick & Company, Inc.                             1,566        47,137
National Beverage Corp. *                               348         5,672
Nuco2, Inc. * (a)                                       300         3,801
Peets Coffee & Tea, Inc. * (a)                          185         3,221
PepsiAmericas, Inc.                                   1,674        28,659
PepsiCo, Inc.                                        20,293       946,060
Performance Food Group Company *                        474        17,145
Pilgrims Pride Corp.                                    389         6,352
Ralcorp Holdings, Inc. *                                331        10,380
Riviana Foods, Inc.                                     172         4,711
Robert Mondavi Corp., Class A *                         168         6,525
Sanderson Farms, Inc.                                   148         5,964
Sara Lee Corp. *                                      9,198       199,689
Seabord Corp.                                            15         4,230
Sensient Technologies Corp.                             524        10,359
Smithfield Foods, Inc. *                              1,290        26,703
Starbucks Corp. *                                     4,580       151,415
The Coca-Cola Company                                29,004     1,471,953
The J.M. Smucker Company                                609        27,582
The Pepsi Bottling Group, Inc. *                      3,133        75,756
The Steak & Shake Company *                             387         6,908
Tootsie Roll Industries, Inc. *                         652        23,472
Tyson Foods, Inc., Class A *                          4,169        55,198
Usana Health Sciences * (a)                             246         7,528
William Wrigley Jr. Company                           2,628       147,720
                                                              -----------
                                                                5,264,630
FOREST PRODUCTS - 0.12%
Caraustar Industries, Inc. *                            465         6,417
Deltic Timber Corp.                                     180         5,472
Rayonier, Inc.                                          476        19,759
Weyerhaeuser Company *                                2,578       164,992
                                                              -----------
                                                                  196,640
FUNERAL SERVICES - 0.02%
Alderwoods Group, Inc. *                                600         5,652
Service Corp. International *                         3,679        19,830
Stewart Enterprises, Inc., Class A *                  1,400         7,952
                                                              -----------
                                                                   33,434

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                     SHARES      VALUE
                                                     ------   -----------
FURNITURE & FIXTURES - 0.07%
American Woodmark Corp.                                 120   $     6,606
Ethan Allen Interiors, Inc.                             390        16,333
Furniture Brands International, Inc.                    613        17,979
Kimball International, Inc., Class B                    609         9,470
La-Z-Boy, Inc.                                          658        13,805
Leggett & Platt, Inc.                                 2,280        49,316
Stanley Furniture Company, Inc.                         114         3,591
Steelcase, Inc. *                                       610         8,760
                                                              -----------
                                                                  125,860
GAS & PIPELINE UTILITIES - 0.53%
AGL Resources, Inc.                                     717        20,865
American States Water Company                           264         6,600
Aquila, Inc. *                                        2,434         8,251
Atmos Energy Corp.                                      594        14,434
California Water Service Group                          300         8,220
Chesapeake Utilities Corp. *                            325         8,466
Dynegy, Inc., Class A (a)                             4,598        19,679
El Paso Corp.                                         7,227        59,189
Equitable Resources, Inc.                               710        30,473
Global Industries, Ltd. *                             1,499         7,720
Inergy LP (a)                                           117         5,792
KeySpan Corp. *                                       1,850        68,080
Kinder Morgan Management LLC *                          614        26,378
Kinder Morgan, Inc.                                   1,414        83,567
Magellan Midstream Partners LP (a)                      176         8,800
Markwest Energy Partners LP                             146         5,942
Markwest Hydrocarbon, Inc. *                            300         3,384
Middlesex Water Company                                 334         6,780
National Fuel Gas Company                               951        23,243
Nicor, Inc.                                             529        18,007
NiSource, Inc.                                        3,015        66,149
Northwest Natural Gas Company                           373        11,470
NUI Corp. (a)                                           325         5,239
ONEOK, Inc.                                           1,062        23,449
Pacific Energy Partners LP (a)                          303         8,887
Peoples Energy Corp. (a)                                399        16,774
Philadelphia Suburban Corp.                             866        19,144
Piedmont Natural Gas, Inc. (a)                          370        16,080
Questar Corp.                                           977        34,342
SCANA Corp.                                           1,256        43,018
Semco Energy, Inc.                                      809         3,964
Southern Union Company *                                901        16,578
Southwest Gas Corp.                                     454        10,192
Southwest Water Company (a)                             345         5,537
TC Pipelines, LP (a)                                    272         8,921
Transmontaigne, Inc. *                                  697         4,496
UGI Corp.                                               542        18,374
Ultra Petroleum Corp. *                                 919        22,626
Valero, LP (a)                                          217        10,800
Vectren Corp.                                           864        21,298
Western Gas Resources, Inc. * (a)                       355        16,774
WGL Holdings, Inc.                                      538        14,951
Williams Companies, Inc.                              6,154        60,432
                                                              -----------
                                                                  893,365
GOLD - 0.01%
Meridian Gold, Inc. *                                 1,239        18,102
Royal Gold, Inc. (a)                                    274         5,735
                                                              -----------
                                                                   23,837
HEALTHCARE PRODUCTS - 2.89%
Advanced Medical Optics, Inc. *                         393         7,722
Advanced Neuromodulation Systems, Inc. * (a)            230        10,575
Align Technology, Inc. *                                715        11,812
American Medical Systems Holdings, Inc. *               426         9,287
Apogent Technologies, Inc. *                          1,081        24,906
Arthrocare Corp. * (a)                                  267         6,541
Aspect Medical Systems, Inc. *                          383         4,370
Bausch & Lomb, Inc. *                                   573        29,739
Baxter International, Inc. *                          7,171       218,859
Beckman Coulter, Inc.                                   751        38,173
Becton Dickinson & Company                            2,954       121,528
Biolase Technology, Inc. * (a)                          292         4,847
Biomet, Inc.                                          3,005       109,412
Biosite, Inc. * (a)                                     208         6,022
Boston Scientific Corp. *                             9,712       357,013
Bruker BioSciences Corp. * (a)                        1,137         5,173
C.R. Bard, Inc.                                         649        52,731
Cardia Science Inc. * (a)                             1,192         4,756
Coherent, Inc. *                                        358         8,520
Computer Programs & Systems, Inc. (a)                   174         3,501
Conceptus, Inc. * (a)                                   370         3,929
CTI Molecular Imaging, Inc. *                           572         9,672
Cyberonics, Inc. *                                      282         9,027
Cypress Biosciences, Inc. * (a)                         300         4,545
Cytyc Corp. *                                         1,317        18,122
DENTSPLY International, Inc.                            948        42,821
Diagnostic Products Corp. *                             315        14,462
DJ Orthopedics, Inc. *                                  256         6,861
Encore Medical Corp. *                                  597         4,865
Endocardial Solutions, Inc. *                           400         2,880
EPIX Medical, Inc. *                                    274         4,461
Esperion Therapeutics, Inc. * (a)                       401        13,879
Fisher Scientific International, Inc. *                 778        32,186
Gen-Probe, Inc. *                                       577        21,043
Guidant Corp.                                         3,673       221,115
Hanger Orthopedic Group, Inc. * (a)                     283         4,406
Henry Schein, Inc. *                                    462        31,222
Hologic, Inc. * (a)                                     265         4,592
ICU Medical, Inc. * (a)                                 171         5,862
IDEXX Laboratories, Inc. *                              374        17,309
IGEN International, Inc. *                              271        15,965
INAMED Corp. *                                          384        18,455
Interpore International, Inc. * (a)                     285         3,705
Inverness Medical Innovations, Inc. * (a)               197         4,291
Ivax Diagnostics, Inc. * (a)                            600         2,910
Johnson & Johnson                                    34,945     1,805,259
Kensey Nash Corp. *                                     156         3,627
LCA-Vision, Inc. *                                      200         4,234
Lifeline Systems, Inc. *                                248         4,712
Medtronic, Inc.                                      14,307       695,463
Merit Medical Systems, Inc. *                           217         4,838
Owens & Minor, Inc.                                     402         8,808
Patterson Dental Company *                              839        53,830
Polymedica Corp. (a)                                    282         7,419
Priority Healthcare Corp., Class B *                    500        12,055
ResMed, Inc. * (a)                                      364        15,121
Respironics, Inc. *                                     373        16,819
SonoSite, Inc. * (a)                                    208         4,459
St. Jude Medical, Inc. *                              1,973       121,043
STERIS Corp. *                                          843        19,052
Stryker Corp.                                         2,372       201,644
Sybron Dental Specialties, Inc. *                       456        12,814
The Cooper Companies, Inc.                              343        16,166
The Medicines Company *                                 542        15,967
Therasense, Inc. *                                      481         9,764
Thermogenesis Corp. *                                   800         4,144
Thoratec Corp. * (a)                                    667         8,678
Tripath Imaging, Inc. *                                 557         4,345

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                     SHARES      VALUE
                                                     ------   -----------
HEALTHCARE PRODUCTS - CONTINUED
Varian Medical Systems, Inc. *                          834   $    57,629
Viasys Healthcare, Inc. *                               354         7,292
VISX, Inc. *                                            631        14,608
VitalWorks, Inc. *                                      745         3,293
Wright Medical Group, Inc. *                            409        12,450
Young Innovations, Inc.                                 117         4,212
Zimmer Holdings, Inc. *                               2,669       187,898
Zoll Medical Corp. * (a)                                121         4,293
                                                              -----------
                                                                4,896,008

HEALTHCARE SERVICES - 1.24%
Accredo Health, Inc. *                                  540        17,069
AdvancePCS *                                          1,105        58,189
Amedisys, Inc. *                                        200         3,000
America Service Group, Inc. *                           100         3,091
American Healthways, Inc. * (a)                         342         8,164
AMERIGROUP Corp. *                                      320        13,648
AMN Healthcare Services, Inc. * (a)                     330         5,663
Apria Healthcare Group, Inc. *                          592        16,854
Caremark Rx, Inc. *                                   3,114        78,878
Cerner Corp. * (a)                                      405        15,329
CorVel Corp. *                                          140         5,264
Covance, Inc. *                                         780        20,904
Coventry Health Care, Inc. *                            646        41,661
Cross Country Healthcare Inc. * (a)                     477         7,117
Eclipsys Corp. * (a)                                    592         6,891
Express Scripts, Inc. *                                 952        63,241
First Health Group Corp. *                            1,109        21,581
HCA, Inc. *                                           5,862       251,832
Health Net, Inc. *                                    1,359        44,439
Hooper Holmes, Inc.                                     893         5,519
Humana, Inc. *                                        1,877        42,889
IMPAC Medical Systems, Inc. *                           200         5,112
IMS Health, Inc.                                      2,819        70,080
Kindred Healthcare, Inc. *                              203        10,552
LabOne, Inc. *                                          203         6,591
Laboratory Corp. of America Holdings *                1,664        61,485
Lincare Holdings, Inc. *                              1,168        35,075
Mannatech, Inc. * (a)                                   400         4,344
McKesson Corp. *                                      3,458       111,209
Medco Health Solutions, Inc. *                        3,170       107,748
Medical Staffing Network Holdings, Inc. * (a)           514         5,628
MedQuist, Inc. *                                        459         7,372
Mid-Atlantic Medical Services, Inc. *                   519        33,631
National Healthcare Corp. * (a)                         217         4,318
National Medical Health Card Systems,
   Inc. * (a)                                           100         1,770
Neighborcare, Inc. *                                    452         8,927
Odyssey Healthcare, Inc. *                              407        11,909
Omnicare, Inc.                                        1,207        48,751
Oxford Health Plans, Inc.                               998        43,413
Pacificare Health Systems, Inc. *                       510        34,476
Pediatrix Medical Group, Inc. *                         261        14,378
Quest Diagnostics, Inc.                               1,236        90,364
Sierra Health Services, Inc. * (a)                      360         9,882
Specialty Laboratories, Inc. * (a)                      306         5,138
The Advisory Board Company *                            177         6,179
UnitedHealth Group, Inc.                              7,018       408,307
US Physical Therapy, Inc. * (a)                         197         3,099
Virbac Corp. *                                          531         3,452
Vistacare, Inc. *                                       172         6,046
Weight Watchers International, Inc. *                 1,247        47,847
Wellchoice, Inc. * (a)                                  183         6,314
Wellpoint Health Networks, Inc., Class A *            1,694       164,301
                                                              -----------
                                                                2,108,921
HOLDINGS COMPANIES/CONGLOMERATES - 0.65%
Berkshire Hathaway, Inc., Class A *                      13     1,095,250
                                                              -----------
HOMEBUILDERS - 0.33%
Beazer Homes USA, Inc. (a)                              136        13,282
Centex Corp. *                                          761        81,922
Champion Enterprises, Inc. * (a)                        766         5,362
D.R. Horton, Inc.                                     1,786        77,262
Dominion Homes, Inc. *                                  110         3,336
Hovnanian Enterprises, Inc., Class A *                  322        28,033
KB HOME                                                 495        35,897
Lennar Corp., Class A                                   894        85,824
Lyon William Homes * (a)                                126         7,909
M.D.C. Holdings, Inc.                                   296        19,092
Meritage Corp. *                                        114         7,559
NVR, Inc. *                                              74        34,484
Orleans Homebuilders, Inc. * (a)                        194         5,496
Palm Harbor Homes, Inc. * (a)                           334         5,969
Pulte Homes, Inc. *                                     746        69,841
Ryland Group, Inc.                                      263        23,312
Schottenstein Homes, Inc. *                             155         6,053
Toll Brothers, Inc. *                                   873        34,711
Walter Industries, Inc.                                 600         8,010
                                                              -----------
                                                                  553,354
HOTELS & RESTAURANTS - 0.92%
Alliance Gaming Corp. *                                 546        13,459
Ameristar Casinos, Inc. * (a)                           334         8,173
Applebee's International, Inc.                          653        25,643
Argosy Gaming Corp. *                                   295         7,667
Aztar Corp. *                                           370         8,325
Boca Resorts, Inc., Class A *                           520         7,779
Boyd Gaming Corp.                                       810        13,073
Brinker International, Inc. *                         1,130        37,471
California Pizza Kitchen, Inc. *                        237         4,771
CBRL Group, Inc.                                        515        19,704
CEC Entertainment, Inc. *                               262        12,416
Chicago Pizza & Brewery, Inc. *                         359         5,356
Choice Hotels, Inc.                                     392        13,818
CKE Restaurants, Inc. * (a)                             843         5,387
Darden Restaurants, Inc.                              1,886        39,682
Extended Stay America, Inc.                           1,149        16,638
Frischs Restaurants, Inc.                               173         4,982
Harrah's Entertainment, Inc.                          1,257        62,561
Hilton Hotels Corp.                                   4,402        75,406
IHOP Corp.                                              247         9,505
Jack In the Box, Inc. *                                 442         9,441
Krispy Kreme Doughnuts, Inc. * (a)                      638        23,351
La Quinta Corp. *                                     2,044        13,102
Landry's Restaurants, Inc. *                            346         8,899
Lone Star Steakhouse & Saloon, Inc. *                   241         5,586
Luby's Cafeterias, Inc. *                               900         3,321
Mandalay Resort Group                                   728        32,556
Marcus Corp. *                                          454         7,446
Marriott International, Inc., Class A                 2,717       125,525
McDonald's Corp.                                     15,058       373,890
MGM Mirage *                                          1,715        64,501
MTR Gaming Group, Inc. *                                469         4,831
O'Charley's, Inc. * (a)                                 270         4,847
Outback Steakhouse, Inc.                                859        37,976
P.F. Chang's China Bistro, Inc. * (a)                   272        13,839
Panera Bread Company, Class A * (a)                     328        12,966
Papa Johns International, Inc. * (a)                    213         7,110

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                     SHARES      VALUE
                                                     ------   -----------
HOTELS & RESTAURANTS - CONTINUED
Park Place Entertainment Corp. *                      3,546   $    38,403
RARE Hospitality International, Inc. *                  386         9,434
Red Robin Gourmet Burgers, Inc. *                       192         5,845
Ruby Tuesday, Inc. *                                    774        22,051
Ryan's Family Steak Houses, Inc. *                      566         8,569
Sonic Corp. *                                           430        13,167
Starwood Hotels & Resorts Worldwide, Inc. *           2,363        84,997
Station Casinos, Inc. (a)                               621        19,021
The Cheesecake Factory, Inc. *                          653        28,752
Triarc Companies, Inc., Class B (a)                     764         8,236
Wendy's International, Inc.                           1,287        50,502
Wynn Resorts, Ltd. * (a)                                431        12,072
Yum! Brands, Inc. *                                   3,479       119,678
                                                              -----------
                                                                1,561,730
HOUSEHOLD APPLIANCES - 0.14%
American Real Estate Partners, LP *                     589        10,013
Applica, Inc.                                           400         3,040
Bassett Furniture Industries, Inc. *                    345         5,692
Black & Decker Corp.                                    928        45,769
Consolidated Tomoka Land Company                        145         4,742
Drew Industries, Inc. *                                 168         4,670
International Aluminum Corp. *                          180         4,925
Jacuzzi Brands, Inc. *                                1,016         7,203
Libbey, Inc.                                            163         4,642
Lifetime Hoan Corp. (a)                                 242         4,090
Maytag Corp.                                            953        26,541
Mestek, Inc. *                                          191         3,679
Technical Olympic USA,  Inc. *                          329         9,057
The Stanley Works                                     1,006        38,097
The Toro Company                                        249        11,554
Whirlpool Corp.                                         826        60,009
                                                              -----------
                                                                  243,723
HOUSEHOLD PRODUCTS - 0.26%
Blyth Industries, Inc.                                  486        15,659
Boyds Collection, Ltd. *                                879         3,736
Central Garden & Pet Company *                          203         5,690
Church & Dwight, Inc.                                   422        16,711
Department 56, Inc. *                                   300         3,930
Dial Corp.                                            1,106        31,488
Fortune Brands, Inc.                                  1,656       118,388
Kirklands, Inc. *                                       249         4,397
Martha Stewart Living Omnimedia, Inc.,
   Class A *                                            331         3,260
Newell Rubbermaid, Inc.                               3,203        72,932
Salton, Inc. * (a)                                      300         3,915
Select Comfort Corp. *                                  399         9,879
The Clorox Company                                    2,538       123,245
Topps, Inc.                                             611         6,269
Tupperware Corp. *                                      775        13,439
Water Pik Technology, Inc. *                            328         4,025
                                                              -----------
                                                                  436,963
INDUSTRIAL MACHINERY - 0.83%
AGCO Corp. *                                            907        18,267
Alamo Group, Inc. *                                     341         5,204
Albany International Corp., Class A                     379        12,848
Badger Meter, Inc.                                       89         3,395
BHA Group Holdings Inc., Class A                        170         4,275
Briggs & Stratton Corp.                                 222        14,963
Caterpillar, Inc.                                     4,059       336,978
Ceradyne Inc. California * (a)                          134         4,564
Circor International, Inc.                              238         5,736
Cognex Corp.                                            490        13,838
Cooper Cameron Corp. *                                  653        30,430
Cummins, Inc.                                           452        22,121
Deere & Company *                                     2,788       181,359
Dionex Corp. *                                          252        11,597
Donaldson Company, Inc.                                 465        27,509
Dover Corp.                                           2,410        95,797
EnPro Industries,  Inc. *                               284         3,962
Flowserve Corp. *                                       627        13,092
FMC Technologies, Inc. *                                777        18,104
Gardner Denver, Inc. *                                  183         4,368
Gorman Rupp Company                                     250         6,600
Graco, Inc.                                             478        19,168
Grant Prideco, Inc. *                                 1,504        19,582
IDEX Corp. *                                            344        14,307
Ingersoll-Rand Company, Class A                       1,962       133,181
ITT Industries, Inc.                                  1,093        81,112
Kadant, Inc. *                                          285         6,170
Kennametal, Inc.                                        379        15,065
Lindsay Manufacturing Company                           153         3,863
Manitowoc, Inc.                                         335        10,452
Metropolitan Pro Corp.                                  347         5,604
Middleby Corp. (a)                                      100         4,047
NACCO  Industries, Inc., Class A                         83         7,427
Pall Corp.                                            1,472        39,494
Parker-Hannifin Corp.                                 1,379        82,050
Presstek, Inc. * (a)                                    585         4,253
Quixote Corp.                                           143         3,491
Robbins & Myers, Inc. *                                 180         3,418
Rofin Sinar Technologies, Inc. *                        150         5,184
Sauer-Danfoss, Inc. *                                   552         8,942
Stewart & Stevenson Services, Inc. *                    394         5,536
Tecumseh Products Company, Class A                      185         8,960
Tennant Company                                         132         5,716
Tredegar Industries, Inc. *                             527         8,184
UNOVA, Inc. *                                           733        16,822
Valmont Industries, Inc.                                301         6,968
W.W. Grainger, Inc.                                   1,063        50,376
Watts Industries, Inc., Class A                         336         7,459
                                                              -----------
                                                                1,411,838
INDUSTRIALS - 0.11%
Crane Company                                           656        20,165
Fastenal Company (a)                                    930        46,444
GrafTech International, Ltd. *                        1,123        15,161
Harsco Corp.                                            432        18,930
Intevac, Inc. *                                         200         2,822
Lawson Products, Inc.                                   131         4,347
Rockwell Automation, Inc                              2,100        74,760
                                                              -----------
                                                                  182,629
INSURANCE - 4.11%
21St Century Insurance Group *                        1,124        15,455
Aetna, Inc.                                           1,777       120,090
AFLAC, Inc.                                           6,032       218,238
Alfa Corp.                                            1,031        13,259
Alleghany Corp. *                                        73        16,242
Allmerica Financial Corp.                               605        18,616
Ambac Financial Group, Inc.                           1,253        86,946
American Financial Group, Inc. * (a)                    840        22,226
American International Group, Inc.                   30,724     2,036,387
American Medical Security Group, Inc. *                 179         4,013
American National Insurance Company                     264        22,274
American Physicians Capital, Inc. *                     234         4,306
Amerus Group Company (a)                                494        17,275
Anthem, Inc. *                                        1,598       119,850
Aon Corp.                                             3,620        86,663
Arch Cap Group, Ltd. *                                  304        12,117
Argonaut Group, Inc. *                                  345         5,361

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                     SHARES      VALUE
                                                     ------   -----------
INSURANCE - CONTINUED
Arthur J. Gallagher & Company                         1,061   $    34,472
Baldwin & Lyons, Inc., Class B                          258         7,239
Brown & Brown, Inc.                                     838        27,327
CenturyBusiness Services, Inc. *                      1,190         5,319
Ceres Group, Inc. *                                     721         4,211
Ceva, Inc. * (a)                                        331         3,442
Chubb Corp.                                           2,246       152,953
CIGNA Corp. *                                         1,638        94,185
Cincinnati Financial Corp.                            1,829        76,598
Citizens, Inc. Class A *                                464         4,376
CNA Financial Corp. *                                 2,629        63,359
CNA Surety Corp. *                                      665         6,324
Commerce Group, Inc.                                    354        13,983
Conseco, Inc. *                                       1,200        26,160
Cotton States Life Insurance Company * (a)              200         3,944
Crawford & Company, Class B                             775         5,471
Donegal Group, Inc., Class B (a)                        200         3,850
EMC Insurance Group, Inc.                               224         4,735
Erie Indemnity Company, Class A                         785        33,268
FBL Financial Group, Inc., Class A                      339         8,746
Fidelity National Financial, Inc.                     1,720        66,702
First American Corp.                                    883        26,287
FPIC Insurance Group, Inc. * (a)                        188         4,717
Fremont General Corp. (a)                               882        14,915
Great American Financial Resources, Inc.                561         9,099
Harleysville Group, Inc.                                378         7,518
Hartford Financial Services Group, Inc.               3,299       194,740
HCC Insurance Holdings, Inc.                            733        23,309
Hilb, Rogal and Hamilton Company (a)                    369        11,834
Horace Mann Educators Corp.                             548         7,656
Independence Holding Company *                          160         3,800
Infinity Property & Casualty Corp. (a)                  249         8,229
Jefferson-Pilot Corp.                                 1,575        79,774
John Hancock Financial Services, Inc.                 3,412       127,950
Kansas City Life Insurance Company                      156         7,207
Landamerica Financial Group, Inc.                       172         8,989
Liberty Corp.                                           194         8,767
Lincoln National Corp.                                2,125        85,786
Loews Corp.                                           2,163       106,960
Markel Corp. *                                          100        25,351
Marsh & McLennan Companies, Inc.                      6,230       298,355
Mercury General Corp. (a)                               581        27,046
MetLife, Inc.                                         8,885       299,158
MGIC Investment Corp.                                 1,172        66,734
Midland Company                                         202         4,771
Mony Group, Inc. (a)                                    518        16,208
National Western Life Insurance Company,
   Class A *                                             35         5,420
Nationwide Financial Services, Inc., Class A *          693        22,911
Navigators Group, Inc. *                                144         4,445
Nymagic, Inc.                                           149         4,086
Odyssey Re Holdings Corp. (a)                           708        15,965
Ohio Casualty Corp. *                                   722        12,534
Old Republic International Corp.                      2,034        51,582
Penn America Group, Inc.                                324         4,299
Philadelphia Consolidated Holding Corp. *               245        11,963
Phoenix Companies, Inc. (a)                           1,168        14,063
PICO Holdings, Inc. *                                   315         4,936
PMA Capital Corp., Class A * (a)                        700         3,584
Presidential Life Corp. *                               432         5,685
Principal Financial Group, Inc.                       3,821       126,360
ProAssurance Corp. *                                    347        11,156
Progressive Corp.                                     2,580       215,662
Protective Life Corp.                                   809        27,377
Prudential Financial, Inc.                            6,358       265,574
Radian Group, Inc.                                    1,112        54,210
Reinsurance Group of America, Inc.                      736        28,446
RLI Corp.                                               292        10,938
SAFECO Corp. *                                        1,573        61,237
Safety Insurance Group Inc.                             228         3,901
Selective Insurance Group, Inc.                         302         9,773
Stancorp Financial Group, Inc.                          279        17,544
State Auto Financial Corp.                              463        10,830
Stewart Information Services Corp.                      161         6,529
The Allstate Corp.                                    8,279       356,163
The PMI Group, Inc.                                   1,057        39,352
The St. Paul Companies, Inc. *                        2,670       105,865
Torchmark, Inc.                                       1,303        59,339
Transatlantic Holdings, Inc.                            637        51,470
Travelers Property Casualty Corp., Class B           11,861       201,281
UICI *                                                  611         8,114
United Fire & Casualty Company                          121         4,884
United States I Holdings Corp. *                        584         7,621
Unitrin, Inc.                                           843        34,909
Universal American Financial Corp. *                    734         7,274
UNUMProvident Corp.                                   3,471        54,738
Vesta Insurance Group, Inc. (a)                         900         3,465
W.R. Berkley Corp.                                      972        33,971
White Mountains Insurance Group, Ltd.                    95        43,695
Zenith National Insurance Corp. * (a)                   195         6,347
                                                              -----------
                                                                6,970,640
INTERNATIONAL OIL - 0.35%
APCO Argentina,  Inc.                                   152         4,046
ATP Oil & Gas Corp. * (a)                               500         3,140
Callon Petroleum Company * (a)                          400         4,148
ConocoPhillips                                        8,002       524,691
Weatherford International, Ltd. *                     1,505        54,180
                                                              -----------
                                                                  590,205
INTERNET CONTENT - 0.29%
Alloy, Inc. * (a)                                       658         3,428
Ask Jeeves, Inc. * (a)                                  645        11,687
Autobytel, Inc. *                                       543         4,930
CMGI, Inc. *                                          5,221         9,293
CNET Networks, Inc. *                                 1,795        12,242
Harris Interactive, Inc. *                              776         6,441
InfoSpace, Inc. *                                       371         8,552
ITXC Corp. * (a)                                        700         3,024
Marketwatch Common, Inc. * (a)                          440         3,788
Navisite, Inc. * (a)                                    400         2,628
NetFlix, Inc. * (a)                                     259        14,165
Netratings, Inc. *                                      537         6,138
ProQuest Company * (a)                                  341        10,042
Safeguard Scientifics, Inc. *                         1,669         6,743
Schawk, Incorporated, Class A                           336         4,580
WebMD Corp. * (a)                                     3,713        33,380
Yahoo!, Inc. *                                        7,717       348,577
                                                              -----------
                                                                  489,638
INTERNET RETAIL - 0.62%
1-800-Flowers.com, Inc. *                               408         4,513
Amazon.com, Inc. *                                    4,771       251,145
eBay, Inc. *                                          7,631       492,886
FreeMarkets, Inc. *                                     676         4,522
FTD,  Inc. * (a)                                        177         4,361
InterActiveCorp * (a)                                 7,644       259,361
NetIQ Corp. *                                           759        10,057
Overstock.com Inc. * (a)                                203         4,032
Priceline.com, Inc. * (a)                               532         9,523

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                    SHARES       VALUE
                                                    ------       -----
INTERNET RETAIL  - CONTINUED
Stamps.com, Inc. *                                     755     $    4,681
                                                               ----------
                                                                1,045,081
INTERNET SERVICE PROVIDER - 0.06%
Avocent Corp. *                                        512         18,698
Digitas, Inc. *                                        777          7,242
Earthlink, Inc. *                                    2,020         20,200
eSPEED, Inc., Class A *                                436         10,207
HomeStore.com, Inc. * (a)                            1,647          7,790
Internap Network Services Corp. *                    2,218          5,434
Neoforma, Inc. * (a)                                   349          3,714
Net2Phone, Inc. *                                      690          4,692
Register.com, Inc. *                                   780          4,095
TriZetto Group, Inc. *                                 729          4,702
United Online, Inc. * (a)                              818         13,734
                                                               ----------
                                                                  100,508

INTERNET SOFTWARE - 1.54%
Agile Software Corp. *                                 701          6,940
Akamai Technologies, Inc. * (a)                      1,437         15,448
Ariba, Inc. * (a)                                    3,472         10,416
Centillium Communications, Inc. *                      541          3,046
Checkfree Corp. * (a)                                  977         27,014
Chordiant Software, Inc. * (a)                         943          5,139
Cisco Systems, Inc. *                               82,637      2,007,253
Covad Communications Group, Inc. *                   2,800         10,080
Digital River, Inc. *                                  368          8,133
E.piphany, Inc. *                                    1,056          7,614
eResearch Technology, Inc. * (a)                       404         10,257
F5 Networks, Inc. *                                    472         11,847
Internet Security Systems, Inc. *                      637         11,995
Interwoven, Inc. *                                     544          6,870
Juniper Networks, Inc. * (a)                         4,523         84,490
Keynote Systems, Inc. * (a)                            275          3,273
Lionbridge Technologies, Inc. *                        592          5,689
Macromedia, Inc. *                                     800         14,272
Matrixone, Inc. *                                      705          4,343
Netegrity, Inc. * (a)                                  518          5,341
Netopia, Inc. * (a)                                    300          4,374
Networks Associates, Inc. *                          1,957         29,433
NIC, Inc. *                                            779          6,255
Openwave Systems, Inc. *                               751          8,261
PC-Tel, Inc. *                                         364          3,862
Portal Software, Inc. *                                600          4,038
RealNetworks, Inc. *                                 2,083         11,894
Retek, Inc. *                                          782          7,257
RSA Security, Inc. * (a)                               717         10,181
S1 Corp. *                                             945          7,607
Safenet Inc. *                                         173          5,323
Sapient Corp. *                                      1,594          8,926
Stellent, Inc. *                                       444          4,369
Supportsoft Inc. *                                     511          6,720
Symantec Corp. *                                     3,618        125,364
TIBCO Software, Inc. *                               2,586         17,507
Tumbleweed Communications Corp. *                      611          5,120
VeriSign, Inc. *                                     2,877         46,895
Verity, Inc. *                                         469          7,828
Verso Technologies, Inc. *                           1,567          5,014
Vignette Corp. *                                     3,270          7,423
Vitria Technology, Inc. * (a)                          563          3,997
Watchguard Technologies, Inc. *                        500          2,910
WebEx Communications, Inc. * (a)                       504         10,130
WebMethods, Inc. *                                     743          6,798
                                                               ----------
                                                                2,616,946

INVESTMENT COMPANIES - 0.07%
Allied Capital Corp. (a)                             1,471         41,012
American Capital Strategies, Ltd. (a)                  784         23,308
Gabelli Asset Management, Inc., Class A (a)            100          3,980
MCG Capital Corp. (a)                                  528         10,296
Medallion Financial Corp.                              447          4,242
Raymond James Financial, Inc. *                        620         23,374
Soundview Technology Group, Inc. *                     361          5,592
Stifel Financial Corp.                                 238          4,641
                                                               ----------
                                                                  116,445

LEASE RENTAL OBLIGATIONS - 0.00%
California First National Bancorp                      400          5,720
                                                               ----------

LEISURE TIME - 0.91%
4Kids Entertainment, Inc. * (a)                        182          4,736
Action Performance Companies, Inc.                     246          4,822
Ambassadors International, Inc.                        400          5,000
AMC Entertainment, Inc. *                              472          7,179
Arctic Cat, Inc. (a)                                   249          6,150
Atari, Inc. * (a)                                    1,608          6,754
Bally Total Fitness Holding Corp. *                    557          3,899
Blockbuster, Inc., Class A (a)                         427          7,665
Brunswick Corp.                                      1,087         34,599
Callaway Golf Company                                  861         14,508
Carmike Cinemas, Inc. * (a)                            140          4,879
Carnival Corp.                                       7,370        292,810
Cedar Fair, LP (a)                                     531         16,328
Churchill Downs, Inc. *                                187          6,770
Dover Motorsports, Inc.                                900          3,150
Escalade, Inc. *                                       136          4,623
Gaylord Entertainment Company *                        508         15,164
Handleman Company                                      308          6,323
Hollywood Entertainment Corp. *                        700          9,625
International Game Technology                        4,069        145,263
International Speedway Corp., Class A                  567         25,322
Isle of Capri Casinos, Inc. *                          355          7,622
K2, Inc. * (a)                                         314          4,776
Lakes Gaming, Inc. *                                   300          4,845
Metro-Goldwyn-Mayer, Inc. *                          2,892         49,424
Movie Gallery, Inc. (a)                                408          7,621
Multimedia Games, Inc. * (a)                           160          6,576
Parkervision, Inc. *                                   300          2,937
Penn National Gaming, Inc. *                           450         10,386
Pinnacle Entertainment, Inc. *                         469          4,371
Pixar, Inc. * (a)                                      588         40,743
Polaris Industries, Inc. (a)                           235         20,816
Rc2 Corp. *                                            220          4,565
Regal Entertainment Group, Class A (a)                 609         12,497
Royal Caribbean Cruises, Ltd. (a)                    2,292         79,739
Scientific Games Corp., Class A * (a)                  742         12,621
SCP Pool Corp. *                                       399         13,039
Shuffle Master, Inc. * (a)                             184          6,370
Six Flags, Inc. *                                    1,256          9,445
Speedway Motorsports, Inc.                             484         13,997
Steinway Musical Instruments, Inc. *                   163          4,026
Sturm Ruger & Company, Inc.                            471          5,355
The Nautilus Group, Inc.                               414          5,817
The Walt Disney Company *                           24,040        560,853
Vail Resorts, Inc. * (a)                               419          7,123
West Marine, Inc. * (a)                                210          5,840
WMS Industries, Inc. *                                 384         10,061
                                                               ----------
                                                                1,537,034

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                    SHARES       VALUE
                                                    ------     ----------
LIFE SCIENCES - 0.06%
Incyte Corp. *                                         961     $    6,573
PerkinElmer, Inc. *                                  1,501         25,622
Pharmaceutical Product Development, Inc. *             606         16,344
Symyx Technologies, Inc. *                             395          8,118
Waters Corp. *                                       1,445         47,916
                                                               ----------
                                                                  104,573

LIQUOR - 0.06%
Adolph Coors Company, Class B                          354         19,860
Boston Beer Company, Inc. *  (a)                       322          5,841
Brown Forman Corp., Class B                            700         65,415
Central European Distribution Corp. * (a)              145          4,582
                                                               ----------
                                                                   95,698

MANUFACTURING - 0.96%
3M Company                                           9,247        786,272
Actuant Corp., Class A *                               338         12,236
Acuity Brands, Inc. *                                  499         12,874
AptarGroup, Inc.                                       385         15,015
Armor Holdings, Inc. *                                 370          9,735
Barnes Group, Inc.                                     309          9,984
Blout International, Inc. *                            600          4,722
Carlisle Companies, Inc.                               309         18,806
Cuno, Inc. *                                           179          8,060
Danaher Corp. *                                      1,765        161,939
Eaton Corp.                                            903         97,506
Esco Technologies, Inc. *                              128          5,587
Fedders Corp.                                          569          4,097
Hexcel Corp. *                                         613          4,542
Illinois Tool Works, Inc.                            3,559        298,636
Kaydon Corp. *                                         312          8,062
Lancaster Colony Corp.                                 356         16,077
Lydall, Inc. *                                         347          3,536
Mine Safety Appliances Company                         125          9,939
Nordson Corp.                                          393         13,570
Pentair, Inc.                                          514         23,490
Raven Industries, Inc.                                 117          3,451
Shaw Group, Inc. * (a)                                 671          9,139
Snap-on, Inc.                                          708         22,826
SPX Corp. *                                            932         54,811
Thomas Industries, Inc.                                161          5,580
York International Corp.                               434         15,971
                                                               ----------
                                                                1,636,463

MEDICAL-HOSPITALS - 0.27%
AmSurg Corp. *                                         259          9,813
Bioreliance Corp. *                                    117          5,595
Centene Corp. * (a)                                    212          5,938
Cepheid, Inc. *                                        489          4,685
Community Health Systems, Inc. * (a)                 1,159         30,806
Davita, Inc. *                                         724         28,236
Dynacq Healthcare, Inc. * (a)                          174          1,336
Exactech, Inc. *                                       274          4,041
Health Management Associates, Inc., Class A          2,816         67,584
Laserscope * (a)                                       264          4,116
Lifepoint Hospitals, Inc. *                            453         13,341
Manor Care, Inc.                                     1,082         37,405
Medcath Corp. * (a)                                    299          3,128
Microtek Med Holdings, Inc. *                          700          3,500
Microvision, Inc. * (a)                                448          3,414
Neogen Corp. * (a)                                     148          3,666
Novavax, Inc. *                                        540          3,240
Per-Se Technologies, Inc. *                            427          6,516
Possis Medical, Inc. *                                 223          4,404
Province Healthcare Company *                          616          9,856
PSS World Medical, Inc. *                              875         10,561
Psychiatric Solutions, Inc. *                          219          4,577
Rehabcare Group, Inc. * (a)                            188          3,997
Select Medical Corp.                                 1,088         17,713
STAAR Surgical Company * (a)                           278          3,130
Tenet Healthcare Corp. *                             5,471         87,810
Triad Hospitals, Inc. *                                920         30,608
Universal Health Services, Inc., Class B               622         33,414
VCA Antech, Inc. *                                     483         14,963
                                                               ----------
                                                                  457,393

METAL & METAL PRODUCTS - 0.07%
Commercial Metals Company *                            302          9,181
Crown Holdings, Inc. *                               1,992         18,048
Matthews International Corp., Class A                  346         10,238
Mueller Industry, Inc. *                               377         12,954
NN, Inc.                                               314          3,953
Precision Castparts Corp.                              617         28,026
Quanex Corp.                                           194          8,943
Southern Peru Copper Corp. (a)                         164          7,734
Timken Company                                       1,061         21,284
Titanium Metals Corp. * (a)                            100          5,251
                                                               ----------
                                                                  125,612

MINING - 0.33%
Alliance Resource Partners, LP (a)                     145          4,985
Brush Wellman, Inc. *                                  292          4,471
Cleveland-Cliffs, Inc. *                               144          7,337
Coeur d'Alene Mines Corp. *                          2,605         15,057
Freeport-McMoRan Copper &
  Gold, Inc., Class B *                              2,029         85,482
Glamis Gold, Ltd. *                                  1,502         25,714
Hecla Mining Company * (a)                           1,415         11,730
Joy Global, Inc.                                       589         15,402
Lincoln Electric Holding, Inc. *                       471         11,653
Natural Resource Partners LP                           165          6,831
Newmont Mining Corp.                                 5,107        248,251
Penn Virginia Corp.                                     99          5,509
Phelps Dodge Corp.                                   1,066         81,112
RTI International Metals, Inc. *                       385          6,495
Stillwater Mining Company *                          1,089         10,422
Terex Corp. *                                          535         15,237
USEC, Inc.                                           1,125          9,450
                                                               ----------
                                                                  565,138

MOBILE HOMES - 0.02%
Coachmen Industries, Inc.                              233          4,220
Fleetwood Enterprises, Inc. * (a)                      555          5,694
Skyline Corp. *                                        112          3,906
Winnebago Industries, Inc. (a)                         207         14,231
                                                               ----------
                                                                   28,051

NEWSPAPERS - 0.19%
Dow Jones & Company, Inc.                              990         49,351
E.W. Scripps Company, Class A                          939         88,397
Journal Register Company *                             488         10,102
Knight-Ridder, Inc.                                    942         72,883
Lee Enterprises, Inc.                                  464         20,254
Washington Post Company, Class B                       100         79,140
                                                               ----------
                                                                  320,127

OFFICE FURNISHINGS & SUPPLIES - 0.24%
Avery Dennison Corp.                                 1,291         72,322
Global Imaging Systems, Inc. * (a)                     249          7,906
Herman Miller, Inc. *                                  900         21,843
HON Industries, Inc.                                   710         30,757
Ikon Office Solutions, Inc.                          1,764         20,921
Imagistics International, Inc. *                       180          6,750
Office Depot, Inc. *                                 3,614         60,390
Staples, Inc. *                                      5,772        157,575
The Standard Register Company * (a)                    436          7,338

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                     SHARES       VALUE
                                                     ------     ----------
OFFICE FURNISHINGS & SUPPLIES - CONTINUED
United Stationers, Inc. *                               360     $   14,731
                                                                ----------
                                                                   400,533

PAPER - 0.38%
Boise Cascade Corp. *                                   622         20,439
Bowater, Inc. *                                         684         31,676
Buckeye Technologies, Inc. *                            475          4,774
Chesapeake Corp. *                                      193          5,111
Georgia-Pacific Corp.                                 2,973         91,182
International Paper Company                           5,628        242,623
Louisiana-Pacific Corp. *                             1,260         22,529
MeadWestvaco Corp.                                    2,349         69,883
P.H. Glatfelter Company                                 587          7,308
Plum Creek Timber Company, Inc.                       2,178         66,320
Pope & Talbot, Inc.                                     253          4,455
Potlatch Corp. (a)                                      326         11,335
Rock-Tenn Company, Class A                              469          8,095
Temple-Inland, Inc.                                     669         41,926
Wausau-Mosinee Paper Corp. *                            705          9,531
                                                                ----------
                                                                   637,187

PETROLEUM SERVICES - 3.36%
Atwood Oceanics, Inc. *                                 251          8,017
Baker Hughes, Inc.                                    3,899        125,392
BJ Services Company *                                 1,808         64,907
Cal Dive International, Inc. *                          461         11,115
ChevronTexaco Corp.                                  12,586      1,087,305
Diamond Offshore Drilling, Inc. (a)                   1,586         32,529
ENSCO International, Inc.                             1,699         46,162
Exxon Mobil Corp.                                    78,173      3,205,093
GlobalSantaFe Corp.                                   2,652         65,849
Grey Wolf, Inc. *                                     2,413          9,025
Gulfmark Offshore, Inc. * (a)                           375          5,250
Halliburton Company                                   5,178        134,628
Horizon Offshore, Inc. *                                700          3,080
Input/Output, Inc. * (a)                                897          4,046
Key Energy Services, Inc. *                           1,561         16,094
Lone Star Technologies, Inc. *                          406          6,488
McDermott International, Inc. *                         883         10,552
Nabors Industries, Ltd. *                             1,665         69,098
Newpark Resources, Inc. *                             1,077          5,159
Noble Corp. *                                         1,500         53,670
Oceaneering International, Inc. *                       306          8,568
Petroleum Development Corp. *                           326          7,726
Premcor, Inc. *                                         596         15,496
Pride International, Inc. *                           1,563         29,134
Schlumberger, Ltd. *                                  6,871        375,981
SEACOR SMIT, Inc. *                                     191          8,028
Smith International, Inc. *                           1,166         48,412
Superior Energy Services, Inc. *                        925          8,695
Tesoro Petroleum Corp. *                                785         11,437
Tidewater, Inc.                                         663         19,810
Transocean, Inc. *                                    3,818         91,670
Universal Compression Holdings, Inc. *                  371          9,705
Valero Energy Corp.                                   1,320         61,169
Varco International, Inc. *                           1,124         23,188
Veritas DGC, Inc. *                                     519          5,439
W-H Energy Services, Inc. *                             392          6,350
                                                                ----------
                                                                 5,694,267

PHARMACEUTICALS - 5.66%
aaiPharma, Inc. * (a)                                   319          8,013
Abbott Laboratories,                                 18,387        856,834
Abgenix, Inc. *,                                      1,117         13,918
Able Laboratories, Inc. * (a)                           272          4,915
Adolor Corp. *                                          461          9,229
Alexion Pharmaceuticals, Inc. * (a)                     274          4,663
Alkermes, Inc. * (a)                                  1,122         15,147
Allergan, Inc.                                        1,515        116,367
American Pharmaceutical Partners, Inc. * (a)            157          5,275
AmerisourceBergen Corp.                               1,307         73,388
Amylin Pharmaceuticals, Inc. * (a)                    1,132         25,153
Array BioPharma, Inc. *                                 500          2,845
Barr Laboratories, Inc. *                               826         63,561
Bentley Pharmaceuticals, Inc. *                         266          3,538
Bristol-Myers Squibb Company *                       22,922        655,569
Cardinal Health, Inc.                                 5,271        322,374
Celgene Corp. * (a)                                     994         44,750
CIMA Laboratories, Inc. * (a)                           169          5,513
Connetics Corp. *                                       429          7,791
Cubist Pharmaceuticals, Inc. * (a)                      563          6,846
Eli Lilly & Company                                  13,273        933,490
Endo Pharmaceutical Holdings, Inc. *                  1,557         29,988
First Horizon Pharmaceutical Corp. *                    519          5,813
Forest Laboratories, Inc. *                           4,287        264,937
Genta, Inc. * (a)                                       969         10,087
Gilead Sciences, Inc. *                               2,406        139,885
Guilford Pharmaceuticals, Inc. * (a)                    490          3,322
Hi-Tech Pharmacal Company, Inc. *                       100          2,350
Indevus Pharmaceuticals, Inc. *                         728          4,288
Inkine Pharmaceutical, Inc. *                           760          3,671
Inspire Pharmaceuticals, Inc. *                         354          5,013
Introgen Therapeutics, Inc. *                           383          3,240
Isis Pharmaceuticals, Inc. *  (a)                       870          5,655
Ivax Corp. *                                          2,345         55,999
King Pharmaceuticals, Inc. *                          2,841         43,354
Ligand Pharmaceuticals, Inc., Class  B * (a)            889         13,059
Medicis Pharmaceutical Corp., Class A                   291         20,748
Merck & Company, Inc.                                26,378      1,218,664
Mylan Laboratories, Inc.                              3,134         79,165
Nabi Biopharmaceuticals *                               606          7,702
Noven Pharmaceuticals, Inc. *                           285          4,335
NPS Pharmaceuticals, Inc. * (a)                         435         13,372
Nuvelo, Inc. * (a)                                    1,073          3,723
OSI Pharmaceuticals                                     458         14,752
Onyx Pharmaceuticals, Inc. * (a)                        347          9,796
Pain Therapeutics, Inc. * (a)                           589          4,094
Penwest Pharmaceuticals Company * (a)                   252          4,355
Peregrine Pharmaceuticals, Inc. * (a)                 1,877          4,148
Pfizer, Inc.                                         91,711      3,240,150
Pharmaceutical Resources, Inc. *                        373         24,301
Pozen, Inc. *                                           366          3,733
Regeneron Pharmaceuticals, Inc. * (a)                   707         10,400
Salix Pharmaceuticals, Ltd. *                           292          6,620
Schering-Plough Corp.                                17,303        300,899
SciClone Pharmaceuticals, Inc. * (a)                    689          4,671
Sepracor, Inc. *                                      1,044         24,983
SICOR, Inc. *                                         1,391         37,835
United Therapeutics Corp. * (a)                         255          5,852
Valeant Pharmaceuticals International *               1,027         25,829
Vertex Pharmaceuticals, Inc. *                        1,025         10,486
Vicuron Phamaceuticals, Inc. *                          648         12,085
Watson Pharmaceuticals, Inc. *                        1,269         58,374
Wyeth                                                15,660        664,767
XOMA, Ltd. *                                          1,089          7,187
                                                                ----------
                                                                 9,592,866

PHOTOGRAPHY - 0.05%
Concord Camera Corp. *                                  407          3,765
CPI Corp. (a)                                           154          3,112
Eastman Kodak Company                                 3,350         85,995
                                                                ----------
                                                                    92,872

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                       SHARES      VALUE
                                                       ------     --------
PLASTICS - 0.01%
Spartech Corp.                                            370     $  9,117
                                                                  --------

POLLUTION CONTROL - 0.04%
Duratek, Inc. *                                           300        3,912
Gundle/SLT Environmental, Inc. *                          200        4,152
Republic Services, Inc.                                 1,779       45,596
Stericycle, Inc. *                                        423       19,754
                                                                  --------
                                                                    73,414

PUBLISHING - 0.56%
American Greetings Corp., Class A *                       830       18,152
Cadmus Communications Corp.                               392        5,096
Consolidated Graphics,  Inc. *                            162        5,116
Courier Corp.                                               1           19
Gannett Company, Inc.                                   3,119      278,090
Gemstar-TV Guide International, Inc. *                  4,946       24,977
Hollinger International, Inc., Class A *                1,076       16,807
John Wiley & Son, Class A                                 679       17,674
Mail-Well Holdings, Inc. *                                897        4,135
Mcclatchy Company, Class A                                574       39,491
McGraw-Hill Companies, Inc.                             2,271      158,788
Media General, Inc., Class A                              232       15,103
Meredith Corp.                                            503       24,552
Nelson Thomas, Inc.                                       291        5,625
Playboy Enterprises, Inc., Class B *                      275        4,444
PRIMEDIA, Inc. *                                        3,442        9,741
Pulitzer, Inc. *                                           83        4,482
Readers Digest Association, Inc., Class A               1,237       18,135
Scholastic Corp. *                                        448       15,250
The New York Times Company, Class A                     1,706       81,530
Tribune Company                                         3,693      190,559
Value Line, Inc.                                          101        5,040
                                                                  --------
                                                                   942,806

RAILROADS & EQUIPMENT - 0.35%
Burlington Northern Santa Fe Corp.                      4,268      138,070
CSX Corp.                                               2,481       89,167
Florida East Coast Indiana, Inc.                          428       14,167
GATX Corp.                                                566       15,837
Genesee & Wyoming, Inc., Class A *                        187        5,890
Greenbrier Company, Inc. *                                285        4,774
Kansas City Southern *                                    755       10,811
Norfolk Southern Corp.                                  4,506      106,567
PAM Transportation Services, Inc. * (a)                   152        3,242
Union Pacific Corp.                                     2,900      201,492
Wabtec Corp.                                              551        9,389
                                                                  --------
                                                                   599,406

REAL ESTATE - 1.52%
Acadia Realty Trust, REIT                                 659        8,238
Agree Realty Corp.                                        299        8,456
Alexander's, Inc., REIT *                                  56        6,981
Alexandria Real Estate Equities, Inc.                     186       10,769
AMB Property Corp., REIT                                  892       29,329
American Financial Realty Trust, REIT                     759       12,941
American Home Mortgage Investment Corp.,
   REIT (a)                                               218        4,907
American Land Lease, Inc.                                 382        7,621
American Mortgage Acceptance Company *                    369        6,015
AmeriVest Properties,  Inc. *                             879        6,311
Annaly Mortgage Management, Inc., REIT                  1,096       20,166
Anthracite Capital, Inc., REIT                            792        8,767
Anworth Mortgage Asset Corp., REIT                        418        5,823
Apartment Investment & Management Company, Class
   A, REIT                                              1,052       36,294
Archstone-Smith Trust, REIT                             2,152       60,213
Arden Realty, Inc., REIT *                                756       22,937
Ashford Hospitality Trust, Inc., REIT *                   690        6,479
Associated Estates Realty Corp., REIT *                 1,047        7,654
Atlantic Realty Trust, REIT                               416        6,282
Avalon Bay Communities, Inc., REIT *                      821       39,244
Bluegreen Corp. *                                         508        3,170
Boston Properties, Inc., REIT                           1,091       52,575
Brandywine Realty Trust, REIT *                           491       13,144
BRE Properties, Inc., Class A, REIT                       586       19,572
Brookfield Homes Corp.                                    319        8,221
BRT Realty Trust, REIT                                    252        7,270
Camden Property Trust, REIT *                             501       22,194
Capital Automotive, REIT                                  352       11,264
Capital Trust Inc. Maryland                               209        4,744
Capstead Mortage Corp., REIT (a)                          350        5,873
CarrAmerica Realty Corp., REIT                            655       19,506
Catellus Development Corp., REIT                        1,120       27,014
CBL & Associates Properties, Inc., REIT                   359       20,283
Cedar Shopping Centers, Inc. *                            300        3,726
CenterPoint Properties Corp., REIT                        225       16,852
Chelsea Property Group, Inc., REIT                        538       29,488
Colonial Properties Trust SBI                             354       14,018
Commercial Net Lease Realty, REIT                         606       10,787
Cornerstone Realty Income Trust, Inc., REIT             1,035        9,067
Corporate Office Properties Trust, REIT                   363        7,623
Corrections Corp. of America *                            402       11,590
Cousins Properties, Inc.                                  591       18,085
Crescent Real Estate Equities Company,
   REIT                                                 1,217       20,847
Criimi Mae, Inc. *                                        300        3,129
Developers Diversified Realty Corp., REIT               1,026       34,443
Duke Realty Corp.                                       1,542       47,802
EastGroup Properties, Inc., REIT                          290        9,390
Eldertrust                                                372        4,661
Entertainment Properties Trust, REIT                      266        9,233
Equity Inns, Inc., REIT *                                 713        6,453
Equity Office Properties Trust, REIT                    4,618      132,306
Equity One, Inc.                                          810       13,673
Equity Residential, REIT *                              3,184       93,960
Essex Property Trust, REIT                                298       19,138
Federal Realty Investment Trust, REIT                     514       19,732
Felcor Lodging Trust, Inc., REIT                          831        9,207
First Industrial Realty Trust, Inc., REIT *               474       15,998
First Potomac Realty Trust *                              400        7,496
First Union Real Estate Equity &
   Mortgage Investments *                               1,810        3,910
Gables Residential Trust, REIT *                          316       10,978
General Growth Properties, Inc., REIT                     717       19,897
Gladstone Commercial Corp. (a)                            299        5,038
Glenborough Realty Trust, Inc., REIT                      437        8,718
Glimcher Realty Trust *                                   461       10,317
Great Lakes REIT, Inc., REIT *                            466        7,316
Health Care Property Investors, Inc., REIT                759       38,557
Health Care REIT, Inc.                                    552       19,872
Healthcare Realty Trust                                   538       19,233
Heritage Property Investment Trust, Inc., REIT *          542       15,420
Hersha Hospitality Trust *                                788        7,959
Highwoods Properties, Inc., REIT                          545       13,843
Home Properties Inc., REIT                                383       15,469
Hospitality Properties Trust, SBI *                       694       28,648
Host Marriott Corp., REIT *                             3,846       47,383
HRPT Properties Trust, REIT *                           1,565       15,791
Innkeepers USA Trust, REIT                                619        5,181
Jones Lang Lasalle, Inc. *                                426        8,831
Kilroy Realty Corp., REIT *                               413       13,526

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                        SHARES       VALUE
                                                        ------     ----------
REAL ESTATE - CONTINUED
Kimco Realty Corp., REIT                                 1,256     $   56,206
Lexington Corporate Property Trust, REIT                   531         10,721
Liberty Property Trust, REIT (a)                           910         35,399
LNR Property Corp.                                         254         12,576
LTC Properties, Inc., REIT                                 417          6,147
Mack-California Realty Corp., REIT *                       655         27,261
Maguire Properties, Inc.                                   615         14,945
Manufactured Home Communities, Inc.                        349         13,140
MeriStar Hospitality Corp., REIT                           993          6,464
MFA Mortgage Investments, Inc., REIT                       643          6,269
Mission West Properties, Inc. *                            602          7,796
Monmouth Real Estate Investment Corp.                      800          6,952
National Health Investments, Inc., REIT                    387          9,629
Nationwide Health Properties, Inc., REIT                   720         14,076
New Plan Realty Trust, Inc. *                            1,065         26,274
Newhall Land & Farming Company, ADR                        246          9,933
Novastar Financial, Inc. (a)                               168          7,217
Omega Healthcare Investors, REIT                           650          6,065
Pan Pacific Retail Properties, Inc., REIT                  474         22,586
Pennsylvania Real Estate Investment Trust, REIT            415         15,065
Post Properties, Inc., REIT                                508         14,183
Prentiss Properties Trust, REIT *                          494         16,297
Price Legacy Corp., REIT *                               1,057          4,027
Prime Group Realty Trust, REIT *                           727          4,558
ProLogis, REIT                                           2,115         67,870
PS Business Parks, Inc., REIT                              230          9,490
Public Storage, Inc., REIT                               1,449         62,872
Reading International, Inc. *                              671          3,972
Realty Income Corp., REIT                                  427         17,080
Reckson Associates Realty Corp., REIT                      501         12,174
Redwood Trust, Inc., REIT                                  195          9,916
Regency Centers Corp., REIT                                672         26,779
Rouse Company, REIT                                      1,022         48,034
Senior Housing Properties Trust, SBI *                     809         13,939
Shurgard Storage Centers, Inc., Class A                    541         20,369
Simon Property Group, Inc., REIT                         2,271        105,238
Sizeler Property Investors, Inc., REIT                   1,002         10,731
SL Green Realty Corp., REIT                                403         16,543
Summit Properties, Inc., REIT *                            468         11,241
Sun Communities, Inc., REIT                                272         10,526
Taubman Centers, Inc., REIT                                661         13,617
The Macerich Company, REIT                                 612         27,234
The Mills Corp., REIT                                      537         23,628
The St. Joe Company                                        926         34,531
Trammell Crow Company *                                    480          6,360
Transcontinental Realty Investors, Inc., REIT *            200          3,346
Trizec Properties, Inc., REIT                            1,779         27,397
United Capital Corp.                                       178          3,688
United Dominion Realty Trust, Inc., REIT                 1,431         27,475
United Mobile Homes, Inc.                                  400          6,804
United States Restaurant Properties, Inc. *                545          9,287
Urstadt Biddle Properties, Inc.                            582          8,235
Ventas, Inc., REIT                                       1,019         22,418
Vornado Realty Trust, REIT                               1,272         69,642
W. P. Carey & Company LLC                                  388         11,842
Washington REIT,  REIT                                     512         14,950
Weingarten Realty Investors, REIT                          627         27,807
Wellsford Real Properties, Inc. *                          286          5,320
Windrose Medical Properties Trust                          502          6,230
Winston Hotels, Inc., REIT *                               609          6,212
                                                                   ----------
                                                                    2,571,431

RETAIL GROCERY - 0.50%
7 Eleven, Inc. *                                         1,265         20,303
Albertsons, Inc. *                                       4,245         96,149
Arden Group, Inc.                                           67          5,192
Ingles Markets, Inc. *                                     484          4,971
Nash-Finch Company                                         200          4,468
Pathmark Stores, Inc. *                                    577          4,385
Ruddick Corp.                                              544          9,738
Safeway, Inc. *                                          5,090        111,522
Smart & Final, Inc. *                                      485          4,889
SUPERVALU, Inc.                                          1,527         43,657
Sysco Corp.                                              7,608        283,246
The Great Atlantic & Pacific Tea
   Company, Inc. * (a)                                     657          5,519
The Kroger Company *                                     8,763        162,203
United Natural Foods, Inc. *                               238          8,547
Weis Markets, Inc.                                         256          9,293
Whole Foods Market, Inc.                                   728         48,871
Wild Oats Markets, Inc. *                                  479          6,193
Winn-Dixie Stores, Inc. (a)                              1,617         16,089
                                                                   ----------
                                                                      845,235

RETAIL TRADE - 5.06%
99 Cents Only Stores * (a)                                 882         24,017
A.C. Moore Arts & Crafts, Inc. *                           213          4,102
Aaron Rents, Inc., Class B                                 367          7,388
Abercrombie & Fitch Company, Class A *                   1,166         28,812
Aeropostale, Inc. *                                        423         11,599
American Eagle Outfitters, Inc. *                          806         13,218
AnnTaylor Stores Corp. *                                   486         18,954
Asbury Automotive Group, Inc. *                            458          8,203
Barnes & Noble, Inc. *                                     797         26,181
Bed Bath & Beyond, Inc. *                                3,432        148,777
Best Buy Company, Inc.                                   3,832        200,184
Big 5 Sporting Goods Corp. *                               287          6,013
Big Lots, Inc. *                                         1,393         19,794
BJ's Wholesale Club, Inc. *                                872         20,021
Blue Rhino Corp. * (a)                                     263          3,653
Bombay Company, Inc. * (a)                                 520          4,233
Borders Group, Inc.                                        933         20,451
Brookstone, Inc. *                                         181          3,857
Burlington Coat Factory Warehouse Corp.                    504         10,665
Cache, Inc. *                                              123          2,562
CarMax, Inc. *                                           1,242         38,415
Casey's General Stores, Inc.                               577         10,190
Cash America International, Inc.                           313          6,629
Casual Male Retail Group, Inc. * (a)                       572          3,970
Cato Corp., Class A                                        269          5,514
Charlotte Russe Holding, Inc. *                            270          3,742
Charming Shoppes, Inc. *                                 1,465          7,911
Chico's FAS, Inc. *                                      1,048         38,724
Childrens Place Retail Stores, Inc. *                      293          7,832
Christopher & Banks Corp.                                  429          8,378
Circuit City Stores-Circuit City Group *                 2,473         25,051
Claire's Stores, Inc.                                    1,252         23,588
Coldwater Creek, Inc. *                                    358          3,938
Cole National Corp., Class A *                             200          4,000
Cost Plus, Inc. *                                          253         10,373
Costco Wholesale Corp. *                                 5,396        200,623
CVS Corp.                                                4,606        166,369
Deb Shops, Inc. * (a)                                      184          3,956
Dicks Sporting Goods, Inc. * (a)                           180          8,759
Dillard's, Inc., Class A *                               1,032         16,987
Dollar General Corp.                                     3,960         83,120

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                SHARES      VALUE
                                                ------      -----
RETAIL TRADE - CONTINUED
Dollar Tree Stores, Inc. *                       1,356    $   40,761
Electronics Boutique Holdings Corp.* (a)           317         7,256
Family Dollar Stores, Inc.                       2,047        73,446
Federated Department Stores, Inc.                2,199       103,639
Finish Line, Inc. *                                204         6,114
First Cash Financial Services *                    157         4,026
Foot Locker, Inc.                                1,629        38,200
Fossil, Inc. *                                     532        14,901
Fred's, Inc., Class A                              437        13,538
Galyan's Trading, Inc. *                           300         3,612
GameStop Corp. * (a)                               272         4,191
Genesco, Inc. * (a)                                314         4,751
Group 1 Automotive, Inc. *                         264         9,554
Guitar Center, Inc. *                              279         9,090
Hancock Fabrics, Inc.                              250         3,620
Haverty Furniture Companies, Inc.                  331         6,574
Hibbett Sporting Goods, Inc. *                     201         5,990
Home Depot, Inc.                                27,037       959,543
Hot Topic, Inc. *                                  523        15,408
J. Jill Group, Inc. *                              256         3,254
J.C. Penney Company, Inc. *                      3,152        82,835
Jo Ann Stores, Inc. *                              241         4,916
Kenneth Cole Productions, Inc., Class A (a)        276         8,114
Kmart Holding Corp. * (a)                        1,097        26,273
Kohl's Corp. *                                   4,011       180,254
Limited Brands, Inc.                             6,085       109,713
Linens'n Things, Inc. *                            499        15,010
Longs Drug Stores Corp. * (a)                      451        11,158
Lowe's Companies, Inc.                           9,273       513,631
Manning Greg Auctions, Inc. *                      400         4,736
Marinemax, Inc. *                                  197         3,828
May Department Stores Company                    3,330        96,803
Michael's Stores, Inc.                             834        36,863
MSC Industrial Direct Company, Inc., Class A *     432        11,880
NBTY, Inc. *                                       830        22,294
Nordstrom, Inc.                                  1,567        53,748
Pacific Sunwear of California, Inc. *              949        20,043
Pantry, Inc. * (a)                                 263         5,970
Party City Corp. *                                 300         3,807
Payless ShoeSource, Inc. *                         762        10,211
PC Connection, Inc. * (a)                          422         3,532
Pep Boys - Manny, Moe & Jack *                     644        14,728
Petco Animal Supplies Inc. *                       166         5,055
PETsMART, Inc.                                   1,664        39,603
Pier 1 Imports, Inc.                             1,067        23,325
RadioShack Corp.                                 1,912        58,660
Regis Corp.                                        454        17,942
Rent-A-Center, Inc. *                              987        29,492
Retail Ventures, Inc. *                            600         2,850
Rite Aid Corp. *                                 6,163        37,224
Ross Stores, Inc.                                1,848        48,843
Saks, Inc. *                                     1,689        25,403
School Specialty, Inc. * (a)                       192         6,530
Sears, Roebuck & Company *                       2,978       135,469
Sharper Image Corp. * (a)                          166         5,420
Shoe Carnival, Inc. *                              200         3,560
Shopko Stores, Inc. * (a)                          335         5,109
Sonic Automative, Inc.                             341         7,816
Sports Authority, Inc. * (a)                       270        10,368
Stein Mart, Inc. *                                 545         4,491
Steven Madden, Ltd. *                              180         3,672
Summit America Television, Inc. *                  900         3,528
Systemax, Inc. *                                   579         3,856
Talbots, Inc.                                      616        18,960
Target Corp.                                    10,754       412,954
The Buckle, Inc.                                   291         6,446
The Dress Barn, Inc. *                             411         6,161
The Gap, Inc. *                                 10,482       243,287
The Men's Wearhouse, Inc. *                        454        11,355
The Neiman Marcus Group, Inc., Class A *           596        31,987
The TJX Companies, Inc.                          5,974       131,727
The Wet Seal, Inc., Class A *(a)                   403         3,986
The Yankee Candle, Inc. *                          600        16,398
Tiffany & Company                                1,686        76,207
Too, Inc. *                                        440         7,427
Tractor Supply Company *                           419        16,295
Transport World Entertainment Corp. * (a)          538         3,831
Tuesday Morning Corp. *                            464        14,036
Tweeter Home Entertainment Group, Inc. *           403         3,808
United Rentals, Inc. *                             890        17,141
Urban Outfitters, Inc. *                           438        16,228
ValueVision Media, Inc., Class A *                 515         8,600
Wal-Mart Stores, Inc.                           51,464     2,730,165
Walgreen Company                                12,104       440,343
Williams-Sonoma, Inc. *                          1,379        47,948
Zale Corp. *                                       299        15,907
                                                           ---------
                                                           8,587,981

SANITARY SERVICES - 0.21%
Allied Waste Industries, Inc. *                  2,467        34,242
Artesian Resources Corp., Class A                  202         5,628
Casella Waste Systems, Inc., Class A *             323         4,422
Darling International, Inc. *                    1,215         3,353
Ecolab, Inc.                                     3,005        82,247
Flanders Corp. *                                   500         3,290
Insituform Technologies, Inc., Class A * (a)       395         6,517
Ionics, Inc. * (a)                                 229         7,294
Waste Connections, Inc. *                          261         9,858
Waste Management, Inc.                           6,914       204,654
                                                           ---------
                                                             361,505

SEMICONDUCTORS - 3.66%
Actel Corp. *,                                     299         7,206
Advanced Energy Industries, Inc. *                 381         9,925
Advanced Micro Devices, Inc. *                   4,135        61,612
Agere Systems, Inc., Class A *                  19,868        60,597
Alliance Semiconductor Corp. *                     536         3,811
Altera Corp. *                                   4,485       101,809
American Superconductor Corp. * (a)                412         5,710
Amis Holdings, Inc. *                              326         5,959
Amkor Technology, Inc. *                         2,050        37,331
Analog Devices, Inc.                             4,287       195,702
Applied Materials, Inc. *                       19,530       438,448
Applied Micro Circuits Corp. *                   3,634        21,731
Asyst Technologies, Inc. *                         465         8,068
Atmel Corp. *                                    5,538        33,283
ATMI, Inc. * (a)                                   366         8,469
Axcelis Technologies, Inc. *                     1,226        12,530
Broadcom Corp., Class A *                        3,452       117,679
Caliper Technologies Corp. *                       500         3,290
ChiPAC, Inc., Class A * (a)                      1,190         9,032
Cirrus Logic, Inc. *                             1,026         7,869
Conexant Systems, Inc. * (a)                     3,270        16,252
Credence Systems Corp. *                           834        10,975
Cree, Inc. * (a)                                   825        14,594
Cymer, Inc. *                                      387        17,876
Cypress Semiconductor Corp. * (a)                1,390        29,690
DSP Group, Inc. *                                  346         8,619
Emcore Corp. *                                     600         2,826

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                SHARES      VALUE
                                                ------      -----
SEMICONDUCTORS - CONTINUED
Emulex Corp. *                                   1,013    $   27,027
Entegris, Inc. *                                   815        10,473
ESS Technology, Inc. *                             530         9,015
Exar Corp. *                                       515         8,796
Fairchild Semiconductor International, Inc. *    1,378        34,409
FormFactor,  Inc. *                                398         7,880
Genesis Microchip, Inc. *                          400         7,216
Genus, Inc. * (a)                                  500         3,000
GlobespanVirata, Inc. *                          1,854        10,902
Integrated Circuit Systems, Inc. *                 858        24,444
Integrated Device Technology, Inc. *             1,278        21,943
Intel Corp.                                     76,640     2,467,808
Intergrated Electrical  Services, Inc. *           589         5,448
International Rectifier Corp. *                    703        34,735
Intersil Corp., Class A                          1,614        40,108
IXYS Corp. * (a)                                   482         4,507
KLA-Tencor Corp. *                               2,277       133,592
Kopin Corp. *                                      906         6,079
Kulicke & Soffa Industries, Inc. *                 658         9,462
Lam Research Corp. *                             1,497        48,353
Lattice Semiconductor Corp. *                    1,340        12,971
Linear Technology Corp.                          3,713       156,206
LSI Logic Corp. *                                4,487        39,800
LTX Corp. *                                        589         8,853
Mattson Technology, Inc. *                         550         6,721
Maxim Integrated Products, Inc.                  3,839       191,182
MEMC Electronic Materials, Inc. *                2,513        24,175
Micrel, Inc. *                                   1,057        16,468
Microchip Technology, Inc.                       2,430        81,065
Micron Technology, Inc. *                        7,193        96,890
Microsemi Corp. *                                  323         7,939
MIPS Technologies, Inc., Class A *                 700         3,812
MKS Instruments, Inc. *                            604        17,516
Monolithic System Technology, Inc. *  (a)          479         4,095
Mykrolis Corp. *                                   509         8,185
Nanometrics, Inc. * (a)                            215         3,163
National Semiconductor Corp. *                   2,113        83,273
Novellus Systems, Inc. *                         1,753        73,714
NVIDIA Corp. * (a)                               1,850        43,013
Omnivision Technologies, Inc. * (a)                300        16,575
ON Semiconductor Corp. *                         2,678        17,273
Pericom Semiconductor Corp. *                      345         3,678
Photronics, Inc. *                                 400         7,968
PLX Technology, Inc. *                             400         3,540
Power Integrations, Inc. *                         335        11,209
QLogic Corp. *                                   1,126        58,102
Rambus, Inc. *                                   1,191        36,564
Rudolph Technologies, Inc. *                       211         5,178
Semitool, Inc. *                                   458         4,910
Semtech Corp. *                                    908        20,639
Sigmatel, Inc. *                                   100         2,468
Silicon Image, Inc. * (a)                          883         6,384
Silicon Laboratories, Inc. *                       543        23,468
Siliconix, Inc. *                                  327        14,944
Sipex Corp. *                                      426         3,284
Skyworks Solutions, Inc. * (a)                   1,731        15,060
Teradyne, Inc. *                                 2,182        55,532
Tessera Technologies, Inc. *                       500         9,405
Texas Instruments, Inc.                         20,429       600,204
TranSwitch Corp. * (a)                           1,307         3,006
Triquint Semiconductor, Inc. *                   1,674        11,835
Ultratech, Inc. *                                  273         8,018
Varian Semiconductor Equipment
  Associates, Inc. *                               376        16,427
Veeco Instruments, Inc. * (a)                      381        10,744
Vitesse Semiconductor Corp. * (a)                2,579        15,139
White Electronic Designs Corp. *                   387         3,406
Xicor, Inc. *                                      339         3,844
Xilinx, Inc. *                                   4,017       155,619
Zoran Corp. *                                      484         8,417
                                                           ---------
                                                           6,197,971

SHIPBUILDING - 0.00%
Todd Shipyards Corp.                               203         3,605
                                                           ---------
SOFTWARE - 3.63%
Activision, Inc. *                               1,046        19,037
Actuate Corp. *                                    954         2,967
Adobe Systems, Inc.                              2,750       108,075
Advent Software, Inc. *                            432         7,530
Allscripts Heathcare Solution, Inc. *              600         3,192
Altiris, Inc. * (a)                                281        10,251
ANSYS, Inc. *                                      168         6,670
Ascential Software Corp. *                         691        17,918
Aspen Technology, Inc. * (a)                       600         6,156
Authentidate Holding Corp. * (a)                   400         4,760
Autodesk, Inc. *                                 1,330        32,691
Avid Technology, Inc. *                            332        15,936
BARRA, Inc. *                                      215         7,630
BEA Systems, Inc. *                              4,731        58,191
Bindview Development Corp. *                       800         3,016
Borland Software Corp. *                         1,025         9,973
Brocade Communications Systems, Inc. *           3,121        18,039
Captaris, Inc. *                                   536         3,012
Carreker Corp. *                                   353         4,946
Catapult Communications Corp. *                    200         2,900
CCC Information Services Group, Inc. *             315         5,324
CIBER, Inc. *                                      768         6,651
Citrix Systems, Inc. *                           1,919        40,702
Computer Associates International, Inc. *        6,842       187,060
Compuware Corp. *                                4,590        27,724
Concord Communications, Inc. * (a)                 253         5,052
Concur Technologies, Inc. *                        434         4,201
Covansys Corp. *                                   400         4,400
Dendrite International, Inc. *                     502         7,866
Electronic Arts, Inc. *                          3,516       167,994
Embarcadero Tech, Inc. *                           355         5,662
Epicor Software Corp. * (a)                        529         6,750
EPIQ Systems, Inc. * (a)                           215         3,683
Equinix, Inc. *                                    200         5,640
Evolving Systems, Inc. * (a)                       200         2,660
Exult, Inc. * (a)                                1,393         9,918
Faro Technologies, Inc. * (a)                      200         4,996
Group 1 Software, Inc. *                           203         3,577
Hyperion Solutions Corp. *                         519        15,643
Igate Corp. *                                      702         5,511
Industries International, Inc. *                 1,100         3,300
Informatica Corp. *                              1,010        10,403
InfoUSA, Inc. *                                    732         5,431
Intermediate Telephone, Inc.                       328         8,193
Intuit, Inc. *                                   2,446       129,418
JDA Software Group, Inc. *                         334         5,514
Keane, Inc. *                                      806        11,800
Macrovision Corp. *                                568        12,831
Magma Design Automation, Inc. * (a)                405         9,453
Manhattan Associates, Inc. * (a)                   353         9,757
Mantech International Corp. *                      434        10,828
Manugistics Group, Inc. * (a)                      999         6,244
MAPICS, Inc. *                                     314         4,110

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                               SHARES       VALUE
                                               ------       -----
SOFTWARE - CONTINUED
McDATA Corp., Class A *                          1,400    $   13,342
Mercury Interactive Corp. *                      1,047        50,926
Micromuse, Inc. *                                1,015         7,004
Microsoft Corp.                                127,386     3,508,210
MicroStrategy, Inc. *                              144         7,557
Midway Games, Inc. * (a)                         1,000         3,880
MRO Software, Inc. *                               295         3,971
MSC Software Corp. * (a)                           390         3,686
Nassda Corp. *                                     454         3,292
Neoware Systems, Inc. * (a)                        191         2,617
NMS Communications Corp. *                         600         3,744
Novell, Inc. *                                   4,470        47,024
NYFIX, Inc. * (a)                                  440         3,498
Omnicell, Inc. *                                   281         4,552
OpenTV Corp., Class A *                          1,118         3,745
Opnet Technologies, Inc. *                         318         5,234
Opsware, Inc. * (a)                              1,124         8,318
Oracle Corp. *                                  61,656       813,859
Packeteer, Inc. *                                  455         7,726
Palmsource, Inc. * (a)                             128         2,789
Parametric Technology Corp. *                    3,390        13,357
PDF Solutions, Inc. * (a)                          310         4,619
Pegasystems, Inc. *                                531         4,577
PeopleSoft, Inc. *                               4,277        97,516
Plato Learning, Inc. *                             400         4,220
Puma Technology, Inc. * (a)                        691         2,750
Qad Inc. *                                         479         5,873
Quality Systems *                                   84         3,746
Red Hat, Inc. *                                  2,058        38,629
Scansoft, Inc. * (a)                             1,295         6,889
Sco Group, Inc. * (a)                              202         3,434
Secure Computing Corp. * (a)                       478         8,561
Seebeyond Technology Corp. *                     1,117         4,792
Serena Software, Inc. * (a)                        501         9,193
Siebel Systems, Inc. *                           5,831        80,876
SPSS, Inc. *                                       232         4,148
SS&C Technologies, Inc.                            193         5,394
Synplicity, Inc. *                                 500         3,915
Take-Two Interactive Software, Inc. *              464        13,368
THQ, Inc. * (a)                                    491         8,303
Tradestation Group, Inc. *                         581         5,148
Transaction Systems Architects, Inc.,
  Class A *                                        444        10,048
Ulticom, Inc. *                                    528         5,095
Ultimate Software Group, Inc. * (a)                348         3,052
VA Software Corp. * (a)                            854         3,339
Verint Systems,  Inc. *                            361         8,144
VERITAS Software Corp. *                         5,066       188,253
Websense, Inc. * (a)                               261         7,632
Zixit Corp. * (a)                                  400         3,476
                                                           ---------
                                                           6,154,507

STEEL - 0.12%
Alaska Steel Holding Corp. *                     1,492         7,609
Allegheny Technologies, Inc.                     1,114        14,727
Carpenter Technology Corp.                         289         8,546
Gibraltar Steel Corp.                              194         4,879
NS Group, Inc. *                                   400         3,880
Nucor Corp.                                        944        52,864
Reliance Steel & Aluminum Company *                401        13,317
Ryerson Tull, Inc. * (a)                           390         4,466
Schnitzer Steel Industries, Inc. (a)               124         7,502
Steel Dynamics, Inc. * (a)                         578        13,577
Steel Technologies, Inc.                           200         3,538
Texas Industries, Inc.                             297        10,989
United States Steel Corp.                        1,219        42,689
Worthington Industries, Inc. (a)                   984        17,742
                                                           ---------
                                                             206,325

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 1.91%
ADC Telecommunications, Inc. *                   9,706        28,827
ADTRAN, Inc.                                       854        26,474
Advanced Fibre Communications, Inc. *            1,053        21,218
Aeroflex, Inc. *                                   864        10,100
Alaska Communications Systems, Inc. *              704         3,337
American Tower Corp., Class A *                  2,531        27,385
Andrew Corp. *                                   1,819        20,937
Applied Signal Technology, Inc.                    220         5,062
Arris Group, Inc. * (a)                          1,007         7,291
Aspect Communications Corp. *                      695        10,953
At Road, Inc. * (a)                                735         9,776
Avaya, Inc. *                                    4,921        63,678
Brightpoint, Inc. *                                234         4,037
Carrier Access Corp. *                             300         3,756
CellStar Corp. *                                   300         3,789
CIENA Corp. *                                    5,676        37,689
Citizens Communications Company *                3,350        41,607
Commonwealth Telephone
  Enterprises, Inc., (CTE) *                       270        10,192
Commscope, Inc. *                                  709        11,578
Comtech Telecommunications Corp. *                 169         4,879
Comverse Technology, Inc. *                      2,197        38,645
Corning, Inc. *                                 15,743       164,199
Corvis Corp. *                                   4,629         7,869
Crown Castle International Corp. *               2,662        29,362
CT Communications, Inc.                            277         3,740
Ditech Communications Corp. *                      415         7,927
Finisar Corp. * (a)                              2,725         8,529
General Communication, Inc. *                      677         5,890
Harmonic, Inc. *                                   904         6,554
Hungarian Telephone & Cable Corp. *                400         3,944
IDT Corp. *                                        283         6,268
Inet Technologies, Inc. *                          534         6,408
Infonet Services Corp., Class B *                3,834         6,518
InterDigital Communication Corp. * (a)             658        13,581
Intrado, Inc. *                                    213         4,675
J2 Global Communications, Inc. * (a)               265         6,564
JDS Uniphase Corp. *                            17,024        62,138
KVH Industries, Inc. * (a)                         164         4,505
Level 3 Communications, Inc.* (a)                8,176        46,603
Lucent Technologies, Inc. * (a)                 49,230       139,813
Mastec, Inc. *                                     588         8,708
Motorola, Inc. *                                27,483       386,686
MRV Communications, Inc. *                       1,431         5,381
Netgear, Inc. * (a)                                335         5,357
Network Equipment Technologies, Inc. * (a)         437         4,807
New Focus, Inc. *                                  963         4,834
Newport Corp. *                                    510         8,430
NTL, Inc. * (a)                                  1,062        74,074
PanAmSat Corp. *                                 1,724        37,169
Performance Technologies, Inc. * (a)               200         2,850
Plantronics, Inc. *                                505        16,488
Polycom, Inc. *                                  1,203        23,483
Powerwave Technologies, Inc. * (a)                 792         6,059
Price Communications Corp. *                       602         8,265
PTEK Holdings, Inc. * (a)                          767         6,757
QUALCOMM, Inc.                                   9,377       505,702
REMEC, Inc. *                                      786         6,610
SBC Communications, Inc.                        39,142     1,020,432

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                           SHARES            VALUE
                                                           ------        ------------
TELECOMMUNICATIONS EQUIPMENT & SERVICES - CONTINUED
Scientific-Atlanta, Inc.                                    1,744        $     47,611
Shenandoah Telecommunications Company                         100               5,126
Sonus Networks, Inc. * (a)                                  2,967              22,431
Spectralink Corp.                                             248               4,754
Stratex Networks, Inc. *                                    1,216               5,168
SureWest Communications (a)                                   202               8,165
Symmetricom, Inc. *                                           678               4,936
Tekelec *                                                     718              11,165
Tellabs, Inc. *                                             4,909              41,383
Terayon Communication Systems, Inc. *                         974               4,383
Tollgrade Communications, Inc. *                              180               3,155
Triton PCS Holdings, Inc., Class A *                          905               5,050
US LEC Corp., Class A *                                       500               3,940
UTStarcom, Inc. * (a)                                         113               4,189
Viasat, Inc. *                                                349               6,680
Westell Technologies, Inc., Class A *                         677               4,272
Wiltel Communications Group *                                 614                   0
WJ Communication, Inc. * (a)                                  805               4,121
                                                                         ------------
                                                                            3,244,918

TELEPHONE - 1.50%
ALLTEL Corp.                                                3,674             171,135
AT&T Corp.                                                  9,314             189,074
Atlantic Tele-Network, Inc. (a)                               147               4,123
BellSouth Corp.                                            21,788             616,600
Centennial Communications Corp., Class A *                  1,317               6,927
CenturyTel, Inc.                                            1,637              53,399
Cincinnati Bell, Inc. *                                     2,981              15,054
D&E Communications, Inc.                                      325               4,716
Harris Corp.                                                  808              30,664
Hickory Tech Corp. *                                          376               4,305
North Pittsburgh Systems, Inc. *                              317               5,994
Primus Telecommunications Group, Inc. * (a)                   873               8,887
Qwest Communications International, Inc. *                 20,124              86,936
Sprint Corp. (FON Group)                                   10,538             173,034
TALK America Holdings, Inc. * (a)                             365               4,205
U.S. Cellular Corp. *                                       1,031              36,601
Verizon Communications, Inc. *                             32,420           1,137,294
                                                                         ------------
                                                                            2,548,948

TIRES & RUBBER - 0.03%
Bandag, Inc.                                                  238               9,806
Cooper Tire & Rubber Company                                  925              19,776
Goodyear Tire &  Rubber Company * (a)                       2,162              16,993
Myers Indiana, Inc. *                                         417               5,054
                                                                         ------------
                                                                               51,629

TOBACCO - 0.86%
Altria Group, Inc.                                         23,885           1,299,822
Dimon, Inc.                                                   691               4,664
R.J. Reynolds Tobacco Holdings, Inc. *                        993              57,743
Standard Commercial Corp.                                     172               3,452
Universal Corp.                                               308              13,604
UST, Inc.                                                   1,888              67,383
Vector Group, Ltd. (a)                                        538               8,780
                                                                         ------------
                                                                            1,455,448

TOYS, AMUSEMENTS & SPORTING GOODS - 0.12%
Hasbro, Inc. *                                              2,006              42,688
Jakks Pacific, Inc. * (a)                                     341               4,487
Marval Enterprises, Inc. *                                    842              24,511
Mattel, Inc.                                                5,162              99,472
Russ Berrie & Company, Inc.                                   251               8,509
Toys R Us, Inc. *                                           2,543              32,143
                                                                         ------------
                                                                              211,810

TRANSPORTATION - 0.22%
Alexander & Baldwin, Inc.                                     526              17,721
C. H. Robinson Worldwide, Inc.                                988              37,455
Expeditors International of Washington, Inc.                1,233              46,435
General Maritime Corp. * (a)                                  500               8,800
Harley-Davidson, Inc.                                       3,506             166,640
Heartland Express, Inc.                                       632              15,288
Kirby Corp. *                                                 289              10,081
Offshore Logistics, Inc. *                                    252               6,179
Overseas Shipholding Group, Inc.                              397              13,518
Pacer International,  Inc. *                                  456               9,220
RailAmerica, Inc. * (a)                                       474               5,593
SCS Transportation, Inc. *                                    277               4,870
Seabulk International, Inc. *                                 410               3,329
U. S. Xpress Enterprises, Inc., Class A *                     300               3,675
Yellow Roadway Corp. * (a)                                    572              20,692
                                                                         ------------
                                                                              369,496

TRAVEL SERVICES - 0.03%
Ambassadors Group, Inc.                                       200               4,698
Navigant International Inc. * (a)                             295               4,086
Pegasus Solutions, Inc. * (a)                                 421               4,408
Sabre Holdings Corp.                                        1,677              36,206
                                                                         ------------
                                                                               49,398

TRUCKING & FREIGHT - 0.90%
Arkansas Best Corp.                                           299               9,386
CNF, Inc.                                                     623              21,120
Covenant Transport, Inc. *                                    191               3,631
EGL, Inc. *                                                   575              10,097
Fedex Corp.                                                 3,542             239,085
Forward Air Corp. *                                           280               7,700
Hub Group, Inc., Class A *                                    200               4,308
Hunt (JB) Transport Services, Inc. *                          962              25,984
Knight Transportation, Inc. *                                 437              11,209
Landstar Systems, Inc. *                                      404              15,368
Navistar International Corp. *                                858              41,090
Old Dominion Freight Lines, Inc. *                            198               6,748
OMI Corp. *                                                   917               8,189
Oshkosh Truck Corp.                                           367              18,728
Overnite Corp. *                                              300               6,825
Plains All American Pipeline, LP                              514              16,684
Ryder Systems, Inc.                                           763              26,056
Swift Transportation, Inc. *                                1,006              21,146
United Parcel Service, Inc., Class B                       13,252             987,937
USF Corp. *                                                   323              11,043
Wabash National Corp. * (a)                                   294               8,614
Werner Enterprises, Inc.                                      986              19,217
                                                                         ------------
                                                                            1,520,165

TOTAL COMMON STOCK
(Cost: $153,101,027)                                                     $154,567,427
                                                                         ------------

PREFERRED STOCK - 0.02%
BROADCASTING - 0.02%
The News Corp., Ltd., ADR                                   1,200              36,300

TOTAL PREFERRED STOCK
(Cost: $34,909)                                                          $     36,300
                                                                         ------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                           SHARES            VALUE
                                                           ------        ------------
WARRANTS - 0.00%
BANKING - 0.00%
Dime Bancorp, Inc. *,  (Expiration date
   11/22/2005; strike price $0.16)                           300         $         51
                                                                         ------------

ELECTRICAL EQUIPMENT - 0.00%
Optical Cable Corp.                                           24                    0
                                                                         ------------

TOTAL WARRANTS
(Cost: $105)                                                             $         51
                                                                         ------------

                                                        PRINCIPAL
                                                         AMOUNT             VALUE
                                                       ----------        ------------
RIGHTS - 0.00%
MANUFACTURING - 0.00%
Fedders Corp. *                                        $      569        $         34
                                                                         ------------

PHARMACEUTICALS - 0.00%
OSI Pharmaceuticals, Inc. * (a)                             1,164                   0
                                                                         ------------

TOTAL RIGHTS
(Cost: $0)                                                               $         34
                                                                         ------------

SHORT TERM INVESTMENTS - 5.63%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                          $5,449,043        $  5,449,043
Federal Home Loan Bank Consolidated
   Discount Notes, 1.02% due 02/11/2004                 2,000,000           1,997,676
Federal National Mortgage Association
   Discount Notes, Series BB, 1.05% due
   01/15/2004                                           1,000,000             999,592
United States Treasury Bills,
0.86% due 01/08/2004 ****                                 200,000             199,967
United States Treasury Bills,
0.88% due 01/08/2004 ****                                 500,000             499,914
United States Treasury Bills,
0.89% due 01/08/2004 ****                                 400,000             399,931
                                                                         ------------
                                                                         $  9,546,123

REPURCHASE AGREEMENTS - 3.20%
Repurchase Agreement with State Street
   Corp., dated 12/31/2003 at 0.70%, to
   be repurchased at $5,418,211 on
   01/02/2004, collateralized by
   $3,870,000 U.S. Treasury Bonds,
   8.500% due 02/15/2020 (valued at
   $5,526,844, including interest).
                                                       $5,418,000        $  5,418,000
                                                                         ------------

TOTAL INVESTMENTS (TOTAL STOCK MARKET INDEX TRUST)
(Cost: $168,100,164)                                                     $169,567,935
                                                                         ============

500 INDEX TRUST

                                                           SHARES            VALUE
                                                          -------          ----------
COMMON STOCK - 96.72%
ADVERTISING - 0.24%
Monster Worldwide, Inc. * (a)                              11,836          $  259,918
Omnicom Group, Inc. *                                      19,942           1,741,535
The Interpublic Group of Companies, Inc.
                                                           43,520             678,912
                                                                           ----------
                                                                            2,680,365

AEROSPACE - 1.85%
General Dynamics Corp.                                     20,754           1,875,954
Goodrich Corp. *                                           12,344             366,493
Honeywell International, Inc.                              90,480           3,024,746
Lockheed Martin Corp.                                      47,324           2,432,454
Northrop Grumman Corp.                                     19,221           1,837,528
Raytheon Company *                                         43,687           1,312,358
Rockwell Collins, Inc.                                     18,579             557,927
Textron, Inc. *                                            14,276             814,589
The Boeing Company *                                       88,296           3,720,793
United Technologies Corp.                                  49,390           4,680,690
                                                                           ----------
                                                                           20,623,532

AGRICULTURE - 0.16%
Archer-Daniels-Midland Company                             67,873           1,033,027
Monsanto Company                                           27,499             791,421
                                                                           ----------
                                                                            1,824,448

AIR TRAVEL - 0.13%
Delta Air Lines, Inc. * (a)                                12,958             153,034
Southwest Airlines Company *                               82,623           1,333,535
                                                                           ----------
                                                                            1,486,569

ALUMINUM - 0.31%
Alcoa, Inc.                                                90,827           3,451,426
                                                                           ----------

APPAREL & TEXTILES - 0.39%
Cintas Corp.                                               17,924             898,530
Jones Apparel Group, Inc.                                  13,260             467,150
Liz Claiborne, Inc.                                        11,454             406,159
NIKE, Inc., Class B                                        27,543           1,885,594
Reebok International, Ltd.                                  6,181             243,037
V.F. Corp.                                                 11,342             490,428
                                                                           ----------
                                                                            4,390,898

AUTO PARTS - 0.22%
AutoZone, Inc. *                                            9,316             793,816
Dana Corp.                                                 15,599             286,242
Delphi Corp. *                                             58,808             600,430
Genuine Parts Company                                      18,260             606,232
Visteon Corp. (a)                                          13,722             142,846
                                                                           ----------
                                                                            2,429,566

AUTO SERVICES - 0.05%
AutoNation, Inc. *                                         28,872             530,379
                                                                           ----------

AUTOMOBILES - 0.65%
Ford Motor Company *                                      192,185           3,074,960
General Motors Corp.                                       58,856           3,142,910
PACCAR, Inc.                                               12,247           1,042,465
                                                                           ----------
                                                                            7,260,335

BANKING - 6.21%
AmSouth BanCorp                                            36,848             902,776
Bank of America Corp.                                     155,949          12,542,978
Bank of New York Company, Inc. *                           81,195           2,689,178
Bank One Corp.                                            117,337           5,349,394
BB&T Corp.                                                 57,371           2,216,815
Comerica, Inc.                                             18,405           1,031,784
Fifth Third Bancorp                                        59,724           3,529,688
First Tennessee National Corp.                             13,173             580,929
FleetBoston Financial Corp. *                             110,686           4,831,444
Golden West Financial Corp.                                15,946           1,645,468
Huntington Bancshares, Inc.                                24,024             540,540
KeyCorp                                                    43,993           1,289,875
Marshall & Ilsley Corp.                                    23,767             909,088
National City Corp.                                        63,806           2,165,576
North Fork BanCorp, Inc.                                   15,919             644,242
Northern Trust Corp.                                       23,128           1,073,602
Southtrust Corp.                                           34,827           1,139,888
SunTrust Banks, Inc.                                       29,549           2,112,753
Union Planters Corp.                                       19,791             623,219

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                           SHARES            VALUE
                                                          -------        ------------
BANKING - CONTINUED
US Bancorp                                                202,440        $  6,028,663
Wachovia Corp.                                            138,941           6,473,261
Wells Fargo & Company                                     177,594          10,458,511
Zions BanCorp                                               9,432             578,465
                                                                         ------------
                                                                           69,358,137

BIOTECHNOLOGY - 1.19%
Amgen, Inc. *                                             135,392           8,367,226
Applera Corp.-Applied Biosystems Group *                   21,834             452,182
Biogen Idec, Inc. *                                        34,384           1,264,644
Chiron Corp. *                                             19,703           1,122,874
Genzyme Corp. *                                            23,526           1,160,773
MedImmune, Inc. *                                          25,981             659,917
Millipore Corp. *                                           5,123             220,545
                                                                         ------------
                                                                           13,248,161

BROADCASTING - 1.12%
Clear Channel Communications, Inc.                         64,611           3,025,733
Univision Communications, Inc., Class A * (a)              33,849           1,343,467
Viacom, Inc., Class B                                     183,599           8,148,124
                                                                         ------------
                                                                           12,517,324

BUILDING MATERIALS & CONSTRUCTION - 0.19%
American Standard Companies, Inc. *                         7,642             769,549
Masco Corp.                                                48,612           1,332,455
                                                                         ------------
                                                                            2,102,004

BUSINESS SERVICES - 1.87%
Automatic Data Processing, Inc.                            62,392           2,471,347
BMC Software, Inc. *                                       23,747             442,882
Cendant Corp. *                                           106,346           2,368,325
Charles Schwab Corp.                                      142,387           1,685,862
Computer Sciences Corp. *                                  19,661             869,606
Concord EFS, Inc. *                                        48,819             724,474
Convergys Corp. *                                          15,014             262,144
Deluxe Corp.                                                5,305             219,256
Electronic Data Systems Corp.                              50,419           1,237,282
Equifax, Inc.                                              14,597             357,627
First Data Corp. *                                         76,496           3,143,221
Fiserv, Inc. *                                             20,343             803,752
Fluor Corp. *                                               8,611             341,340
Moody's Corp.                                              15,618             945,670
NCR Corp. *                                                 9,929             385,245
Paychex, Inc.                                              39,573           1,472,116
Pitney Bowes, Inc.                                         24,518             995,921
R.R. Donnelley & Sons Company (a)                          11,926             359,569
Robert Half International, Inc. *                          17,971             419,443
SunGuard Data Systems, Inc. *                              30,154             835,567
Unisys Corp. *                                             34,680             514,998
                                                                         ------------
                                                                           20,855,647

CABLE AND TELEVISION - 1.46%
Comcast Corp., Class A *                                  236,256           7,765,735
Time Warner, Inc. *                                       474,599           8,538,036
                                                                         ------------
                                                                           16,303,771

CELLULAR COMMUNICATIONS - 0.55%
AT&T Wireless Services, Inc. *                            284,910           2,276,431
Nextel Communications, Inc., Class A *                    115,406           3,238,292
Sprint Corp. (PCS Group) *                                108,641             610,563
                                                                         ------------
                                                                            6,125,286

CHEMICALS - 1.37%
Air Products & Chemicals, Inc.,                            23,853           1,260,154
Ashland, Inc.                                               7,201             317,276
Dow Chemical Company *                                     96,619           4,016,452
E.I. Du Pont De Nemours & Company                         104,621           4,801,058
Eastman Chemical Company * (a)                              8,120             320,984
Engelhard Corp.                                            13,168             394,381
Great Lakes Chemical Corp. (a)                              5,311             144,406
Hercules, Inc. *                                           11,641             142,020
PPG Industries, Inc.                                       17,835           1,141,797
Praxair, Inc.                                              34,130           1,303,766
Rohm & Haas Company                                        23,370             998,133
Sigma-Aldrich Corp.                                         7,278             416,156
                                                                         ------------
                                                                           15,256,583

COLLEGES & UNIVERSITIES - 0.11%
Apollo Group, Inc., Class A *                              18,511           1,258,748
                                                                         ------------

COMPUTERS & BUSINESS EQUIPMENT - 3.75%
Apple Computer, Inc. *                                     38,048             813,086
Dell, Inc. *                                              268,741           9,126,444
EMC Corp. *                                               252,238           3,258,915
Gateway, Inc. *                                            34,048             156,621
Hewlett-Packard Company *                                 320,036           7,351,227
International Business Machines Corp.                     180,574          16,735,598
Lexmark International, Inc. *                              13,485           1,060,460
Network Appliance, Inc. *                                  36,214             743,474
Sun Microsystems, Inc. *                                  342,877           1,539,518
Xerox Corp. * (a)                                          83,113           1,146,959
                                                                         ------------
                                                                           41,932,302

CONSTRUCTION MATERIALS - 0.09%
Sherwin-Williams Company                                   15,301             531,557
Vulcan Materials Company                                   10,674             507,762
                                                                         ------------
                                                                            1,039,319

CONSTRUCTION & MINING EQUIPMENT - 0.02%
Rowan Companies, Inc. *                                     9,873             228,757
                                                                         ------------

CONTAINERS & GLASS - 0.14%
Ball Corp.                                                  5,915             352,356
Bemis Company, Inc.                                         5,575             278,750
Pactiv Corp. *                                             16,504             394,446
Sealed Air Corp. *                                          8,919             482,875
                                                                         ------------
                                                                            1,508,427

COSMETICS & TOILETRIES - 2.31%
Alberto Culver Company, Class B                             6,169             389,141
Avon Products, Inc.                                        24,824           1,675,372
Colgate-Palmolive Company                                  56,388           2,822,219
International Flavors & Fragrances, Inc.                    9,830             343,264
Kimberly-Clark Corp.                                       52,948           3,128,697
The Gillette Company *                                    106,190           3,900,359
The Procter & Gamble Company                              136,104          13,594,067
                                                                         ------------
                                                                           25,853,119

CRUDE PETROLEUM & NATURAL GAS - 0.71%
Anadarko Petroleum Corp.                                   26,334           1,343,297
Apache Corp. (a)                                           17,007           1,379,268
Burlington Resources, Inc.                                 20,849           1,154,618
Devon Energy Corp.                                         24,409           1,397,659
EOG Resources, Inc.                                        12,079             557,688
Occidental Petroleum Corp. *                               40,422           1,707,425
Sunoco, Inc.                                                8,107             414,673
                                                                         ------------
                                                                            7,954,628

DOMESTIC OIL - 0.28%
Amerada Hess Corp. *                                        9,433             501,553
Kerr-McGee Corp. *                                         10,585             492,097
Marathon Oil Corp.                                         32,563           1,077,510
Unocal Corp. *                                             27,179           1,001,002
                                                                         ------------
                                                                            3,072,162

ELECTRICAL EQUIPMENT - 3.51%
American Power Conversion Corp.                            20,840             509,538
Cooper Industries, Ltd., Class A *                          9,798             567,598
Emerson Electric Company                                   44,167           2,859,813

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                         SHARES              VALUE
                                                         ------          ------------
ELECTRICAL EQUIPMENT  - CONTINUED
General Electric Company                                1,053,882        $ 32,649,264
Johnson Controls, Inc. *                                    9,480           1,100,818
Molex, Inc. * (a)                                          19,980             697,102
Power-One, Inc. * (a)                                       8,740              94,654
Symbol Technologies, Inc.                                  24,200             408,738
Tektronix, Inc.                                             8,874             280,419
                                                                         ------------
                                                                           39,167,944

ELECTRIC UTILITIES - 2.18%
Allegheny Energy, Inc. *                                   13,327             170,052
Ameren Corp.                                               17,045             784,070
American Electric Power, Inc.                              41,460           1,264,945
CenterPoint Energy, Inc. (a)                               32,126             311,301
Cinergy Corp.                                              18,690             725,359
CMS Energy Corp. (a)                                       16,912             144,090
Consolidated Edison, Inc.                                  23,664           1,017,789
Constellation Energy Group, Inc.                           17,557             687,532
Dominion Resources, Inc.                                   34,050           2,173,411
DTE Energy Company *                                       17,665             696,001
Duke Energy Corp. *                                        95,254           1,947,944
Edison International                                       34,197             749,940
Entergy Corp.                                              24,015           1,371,977
Exelon Corp.                                               34,324           2,277,741
FirstEnergy Corp.                                          34,619           1,218,589
FPL Group, Inc.                                            19,307           1,263,064
PG&E Corp. *                                               43,533           1,208,911
Pinnacle West Capital Corp.                                 9,580             383,392
PPL Corp.                                                  18,612             814,275
Public Service Enterprise Group, Inc.                      24,682           1,081,072
TECO Energy, Inc. (a)                                      19,713             284,064
The AES Corp. *                                            65,357             616,970
The Southern Company                                       76,851           2,324,743
TXU Corp. *                                                33,995             806,361
                                                                         ------------
                                                                           24,323,593

ELECTRONICS - 0.34%
Agilent Technologies, Inc. *                               49,909           1,459,339
Jabil Circuit, Inc. *                                      20,965             593,309
Sanmina-SCI Corp. *                                        54,298             684,698
Solectron Corp. *                                          87,746             518,579
Thermo Electron Corp. *                                    17,090             430,668
Thomas & Betts Corp.                                        6,137             140,476
                                                                         ------------
                                                                            3,827,069

ENERGY - 0.25%
Calpine Corp. * (a)                                        43,362             208,571
Progress Energy, Inc.                                      25,722           1,164,178
Sempra Energy *                                            23,746             713,805
Xcel Energy, Inc. * (a)                                    41,860             710,783
                                                                         ------------
                                                                            2,797,337

FINANCIAL SERVICES - 8.78%
American Express Company,                                 135,007           6,511,388
Bear Stearns Companies, Inc.                               10,288             822,526
Capital One Financial Corp. (a)                            24,237           1,485,486
Charter One Financial, Inc.                                23,367             807,330
Citigroup, Inc.                                           541,451          26,282,031
Countrywide Financial Corp.                                30,510           2,314,209
Federal Home Loan Mortgage Corp.                           73,021           4,258,585
Federal National Mortgage Association                     101,985           7,654,994
Federated Investors, Inc., Class B                         11,405             334,851
Franklin Resources, Inc.                                   26,343           1,371,416
H & R Block, Inc.                                          18,712           1,036,083
J.P. Morgan Chase & Company *                             214,145           7,865,546
Janus Capital Group, Inc. (a)                              25,261             414,533
Lehman Brothers Holdings, Inc.                             28,499           2,200,693
MBIA, Inc.                                                 15,128             896,031
MBNA Corp.                                                134,104           3,332,484
Mellon Financial Corp.                                     45,157           1,449,991
Merrill Lynch & Company, Inc.                              99,218           5,819,136
Morgan Stanley                                            113,675           6,578,372
PNC Financial Services Group                               29,101           1,592,698
Providian Financial Corp. *                                30,462             354,578
Regions Financial Corp.                                    23,318             867,430
SLM Corp.                                                  47,318           1,782,942
State Street Corp. (b)                                     35,079           1,826,914
Synovus Financial Corp. (a)                                31,673             915,983
T. Rowe Price Group, Inc.                                  13,070             619,649
The Goldman Sachs Group, Inc.                              49,695           4,906,387
Washington Mutual, Inc.                                    94,394           3,787,087
                                                                         ------------
                                                                           98,089,353

FOOD & BEVERAGES - 3.67%
Anheuser-Busch Companies, Inc.                             85,517           4,505,036
Campbell Soup Company *                                    43,070           1,154,276
Coca-Cola Enterprises, Inc.                                47,746           1,044,205
ConAgra Foods, Inc.                                        56,355           1,487,208
General Mills, Inc. *                                      39,189           1,775,262
H.J. Heinz Company                                         36,932           1,345,433
Hershey Foods Corp.                                        13,657           1,051,452
Kellogg Company                                            42,838           1,631,271
McCormick & Company, Inc.                                  14,571             438,587
PepsiCo, Inc.                                             180,189           8,400,411
Sara Lee Corp. *                                           82,950           1,800,844
Starbucks Corp. *                                          41,048           1,357,047
The Coca-Cola Company                                     257,309          13,058,432
The Pepsi Bottling Group, Inc. *                           27,581             666,909
William Wrigley Jr. Company                                23,590           1,325,994
                                                                         ------------
                                                                           41,042,367

FOREST PRODUCTS - 0.13%
Weyerhaeuser Company *                                     23,072           1,476,608
                                                                         ------------

FURNITURE & FIXTURES - 0.04%
Leggett & Platt, Inc.                                      20,146             435,758
                                                                         ------------

GAS & PIPELINE UTILITIES - 0.32%
Dynegy, Inc., Class A (a)                                  39,569             169,355
El Paso Corp. (a)                                          63,838             522,833
KeySpan Corp. * (a)                                        16,695             614,376
Kinder Morgan, Inc.                                        12,934             764,400
Nicor, Inc. (a)                                             4,622             157,333
NiSource, Inc.                                             27,548             604,403
Peoples Energy Corp. (a)                                    3,863             162,401
Williams Companies, Inc.                                   54,388             534,090
                                                                         ------------
                                                                            3,529,191

HEALTHCARE PRODUCTS - 3.29%
Bausch & Lomb, Inc. *                                       5,503             285,606
Baxter International, Inc. *                               64,057           1,955,020
Becton Dickinson & Company                                 26,653           1,096,504
Biomet, Inc.                                               26,835             977,062
Boston Scientific Corp. *                                  85,978           3,160,551
C.R. Bard, Inc.                                             5,443             442,244
Guidant Corp.                                              31,698           1,908,220
Johnson & Johnson                                         311,534          16,093,846
Medtronic, Inc.                                           127,218           6,184,067
St. Jude Medical, Inc. *                                   18,108           1,110,926
Stryker Corp.                                              20,938           1,779,939
Zimmer Holdings, Inc. *                                    25,382           1,786,893
                                                                         ------------
                                                                           36,780,878

HEALTHCARE SERVICES - 1.04%
Express Scripts, Inc. * (a)                                 8,244             547,649
HCA, Inc. *                                                52,008           2,234,264

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                          SHARES            VALUE
                                                          ------         ------------
HEALTHCARE SERVICES - CONTINUED
Humana, Inc. *                                             16,908        $    386,348
IMS Health, Inc.                                           25,134             624,831
McKesson Corp. *                                           30,587             983,678
Medco Health Solutions, Inc. *                             28,371             964,330
Quest Diagnostics, Inc.                                    10,911             797,703
UnitedHealth Group, Inc.                                   61,574           3,582,375
Wellpoint Health Networks, Inc., Class A *                 15,948           1,546,797
                                                                         ------------
                                                                           11,667,975

HOMEBUILDERS - 0.15%
Centex Corp. * (a)                                          6,524             702,308
KB HOME                                                     4,865             352,810
Pulte Homes, Inc. *                                         6,513             609,747
                                                                         ------------
                                                                            1,664,865

HOTELS & RESTAURANTS - 0.75%
Darden Restaurants, Inc.                                   17,304             364,076
Harrah's Entertainment, Inc. (a)                           11,594             577,033
Hilton Hotels Corp.                                        39,821             682,134
Marriott International, Inc., Class A                      24,270           1,121,274
McDonald's Corp.                                          133,211           3,307,629
Starwood Hotels & Resorts Worldwide, Inc. *                21,228             763,571
Wendy's International, Inc.                                11,959             469,271
Yum! Brands, Inc. *                                        30,874           1,062,066
                                                                         ------------
                                                                            8,347,054

HOUSEHOLD APPLIANCES - 0.13%
Black & Decker Corp.                                        8,159             402,402
Maytag Corp.                                                8,245             229,623
The Stanley Works (a)                                       8,507             322,160
Whirlpool Corp. (a)                                         7,311             531,144
                                                                         ------------
                                                                            1,485,329

HOUSEHOLD PRODUCTS - 0.26%
Fortune Brands, Inc.                                       15,310           1,094,512
Newell Rubbermaid, Inc.                                    28,801             655,799
The Clorox Company                                         22,149           1,075,555
Tupperware Corp. *                                          6,134             106,364
                                                                         ------------
                                                                            2,932,230

INDUSTRIAL MACHINERY - 0.83%
Caterpillar, Inc.                                          36,446           3,025,747
Cummins, Inc. (a)                                           4,440             217,294
Deere & Company *                                          25,190           1,638,609
Dover Corp.                                                21,256             844,926
Ingersoll-Rand Company, Class A                            18,208           1,235,959
ITT Industries, Inc.                                        9,685             718,724
Pall Corp.                                                 13,117             351,929
Parker-Hannifin Corp.                                      12,445             740,478
W.W. Grainger, Inc.                                         9,578             453,901
                                                                         ------------
                                                                            9,227,567

INDUSTRIALS - 0.08%
Crane Company                                               6,237             191,725
Rockwell Automation, Inc                                   19,568             696,621
                                                                         ------------
                                                                              888,346

INSURANCE - 4.77%
ACE, Ltd.                                                  29,292           1,213,275
Aetna, Inc.                                                16,014           1,082,226
AFLAC, Inc.                                                53,826           1,947,425
Ambac Financial Group, Inc.                                11,215             778,209
American International Group, Inc.                        273,728          18,142,692
Anthem, Inc. *                                             14,514           1,088,550
Aon Corp.                                                  32,916             788,009
Chubb Corp.                                                19,709           1,342,183
CIGNA Corp. *                                              14,746             847,895
Cincinnati Financial Corp.                                 16,838             705,175
Hartford Financial Services Group, Inc.                    29,693           1,752,778
Jefferson-Pilot Corp.                                      14,805             749,873
John Hancock Financial Services, Inc.                      30,366           1,138,725
Lincoln National Corp.                                     18,681             754,152
Loews Corp.                                                19,464             962,495
Marsh & McLennan Companies, Inc.                           55,654           2,665,270
MetLife, Inc.                                              79,786           2,686,394
MGIC Investment Corp. (a)                                  10,333             588,361
Principal Financial Group, Inc.                            33,898           1,121,007
Progressive Corp.                                          22,671           1,895,069
Prudential Financial, Inc.                                 56,731           2,369,654
SAFECO Corp. *                                             14,543             566,159
The Allstate Corp.                                         73,847           3,176,898
The St. Paul Companies, Inc. *                             23,947             949,498
Torchmark, Inc.                                            11,879             540,970
Travelers Property Casualty Corp., Class B                105,466           1,789,758
UNUMProvident Corp.                                        31,074             490,037
XL Capital, Ltd., Class A                                  14,408           1,117,340
                                                                         ------------
                                                                           53,250,077

INTERNATIONAL OIL - 0.42%
ConocoPhillips                                             71,454           4,685,239
                                                                         ------------

INTERNET CONTENT - 0.28%
Yahoo!, Inc. *                                             68,993           3,116,414
                                                                         ------------

INTERNET RETAIL - 0.39%
eBay, Inc. *                                               67,802           4,379,331
                                                                         ------------

INTERNET SOFTWARE - 1.68%
Cisco Systems, Inc. *                                     724,569          17,599,781
Symantec Corp. *                                           32,334           1,120,373
                                                                         ------------
                                                                           18,720,154

LEISURE TIME - 0.83%
Brunswick Corp.                                             9,606             305,759
Carnival Corp.                                             66,115           2,626,749
International Game Technology                              36,339           1,297,302
The Walt Disney Company *                                 214,680           5,008,485
                                                                         ------------
                                                                            9,238,295

LIFE SCIENCES - 0.06%
PerkinElmer, Inc. *                                        13,314             227,270
Waters Corp. *                                             12,744             422,591
                                                                         ------------
                                                                              649,861

LIQUOR - 0.07%
Adolph Coors Company, Class B                               3,821             214,358
Brown Forman Corp., Class B                                 6,369             595,183
                                                                         ------------
                                                                              809,541

MANUFACTURING - 1.60%
3M Company                                                 82,381           7,004,856
Danaher Corp. *                                            16,117           1,478,735
Eaton Corp.                                                 7,977             861,356
Illinois Tool Works, Inc.                                  32,340           2,713,649
Snap-on, Inc.                                               6,115             197,148
Tyco International, Ltd. *                                209,823           5,560,310
                                                                         ------------
                                                                           17,816,054

MEDICAL-HOSPITALS - 0.15%
Health Management Associates, Inc.,
   Class A                                                 25,171             604,104
Manor Care, Inc.                                            9,356             323,437
Tenet Healthcare Corp. *                                   48,783             782,967
                                                                         ------------
                                                                            1,710,508

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                          SHARES            VALUE
                                                          ------         ------------
MINING - 0.33%
Freeport-McMoRan Copper & Gold, Inc.,
   Class B * (a)                                           17,939        $    755,770
Newmont Mining Corp.                                       45,349           2,204,415
Phelps Dodge Corp.                                          9,378             713,572
                                                                         ------------
                                                                            3,673,757

NEWSPAPERS - 0.10%
Dow Jones & Company, Inc.                                   8,561             426,766
Knight-Ridder, Inc.                                         8,386             648,825
                                                                         ------------
                                                                            1,075,591

OFFICE FURNISHINGS & SUPPLIES - 0.23%
Avery Dennison Corp.                                       11,595             649,552
Office Depot, Inc. *                                       32,867             549,207
Staples, Inc. *                                            51,970           1,418,781
                                                                         ------------
                                                                            2,617,540

PAPER - 0.45%
Boise Cascade Corp. *                                       9,076             298,238
Georgia-Pacific Corp.                                      26,673             818,061
International Paper Company                                50,429           2,173,994
Louisiana-Pacific Corp. *                                  11,114             198,718
MeadWestvaco Corp.                                         21,051             626,267
Plum Creek Timber Company, Inc.                            19,207             584,853
Temple-Inland, Inc.                                         5,696             356,969
                                                                         ------------
                                                                            5,057,100

PETROLEUM SERVICES - 4.15%
Baker Hughes, Inc.                                         35,145           1,130,263
BJ Services Company *                                      16,613             596,407
ChevronTexaco Corp.                                       112,197           9,692,699
Exxon Mobil Corp.                                         693,760          28,444,160
Halliburton Company                                        45,979           1,195,454
Nabors Industries, Ltd. *                                  15,386             638,519
Noble Corp. *                                              14,042             502,423
Schlumberger, Ltd. *                                       61,448           3,362,434
Transocean, Inc. *                                         33,576             806,160
                                                                         ------------
                                                                           46,368,519

PHARMACEUTICALS - 6.92%
Abbott Laboratories,                                      164,088           7,646,501
Allergan, Inc.                                             13,691           1,051,606
AmerisourceBergen Corp.                                    11,745             659,482
Bristol-Myers Squibb Company *                            203,546           5,821,415
Cardinal Health, Inc.                                      45,441           2,779,171
Eli Lilly & Company                                       117,859           8,289,023
Forest Laboratories, Inc. *                                38,376           2,371,637
King Pharmaceuticals, Inc. *                               25,310             386,231
Merck & Company, Inc.                                     233,534          10,789,271
Pfizer, Inc.                                              800,999          28,299,295
Schering-Plough Corp.                                     154,229           2,682,042
Watson Pharmaceuticals, Inc. *                             11,331             521,226
Wyeth                                                     139,785           5,933,873
                                                                         ------------
                                                                           77,230,773

PHOTOGRAPHY - 0.07%
Eastman Kodak Company                                      30,079             772,128
                                                                         ------------

PUBLISHING - 0.61%
American Greetings Corp., Class A * (a)                     6,976             152,565
Gannett Company, Inc.                                      28,450           2,536,602
McGraw-Hill Companies, Inc.                                20,110           1,406,091
Meredith Corp.                                              5,265             256,985
The New York Times Company, Class A                        15,634             747,149
Tribune Company                                            32,774           1,691,138
                                                                         ------------
                                                                            6,790,530

RAILROADS & EQUIPMENT - 0.44%
Burlington Northern Santa Fe Corp.                         38,963          $1,260,453
CSX Corp.                                                  22,463             807,320
Norfolk Southern Corp.                                     40,978             969,130
Union Pacific Corp.                                        26,784           1,860,952
                                                                         ------------
                                                                            4,897,855

REAL ESTATE - 0.35%
Apartment Investment & Management Company,
   Class A, REIT                                            9,888             341,136
Equity Office Properties Trust, REIT                       41,959           1,202,125
Equity Residential, REIT *                                 28,912             853,193
ProLogis, REIT                                             18,884             605,988
Simon Property Group, Inc., REIT                           20,079             930,461
                                                                         ------------
                                                                            3,932,903

RETAIL GROCERY - 0.57%
Albertsons, Inc. *                                         38,512             872,297
Safeway, Inc. *                                            46,423           1,017,128
SUPERVALU, Inc.                                            14,074             402,375
Sysco Corp.                                                67,925           2,528,848
The Kroger Company *                                       78,205           1,447,574
Winn-Dixie Stores, Inc. (a)                                14,865             147,907
                                                                         ------------
                                                                            6,416,129

RETAIL TRADE - 5.77%
Bed Bath & Beyond, Inc. *                                  31,080           1,347,318
Best Buy Company, Inc.                                     33,968           1,774,488
Big Lots, Inc. *                                           12,269             174,343
Circuit City Stores-Circuit City Group *                   21,985             222,708
Costco Wholesale Corp. *                                   48,045           1,786,313
CVS Corp.                                                  41,452           1,497,246
Dillard's, Inc., Class A * (a)                              8,742             143,893
Dollar General Corp.                                       35,372             742,458
Family Dollar Stores, Inc.                                 18,097             649,320
Federated Department Stores, Inc.                          18,976             894,339
Home Depot, Inc.                                          238,805           8,475,189
J.C. Penney Company, Inc. *                                28,657             753,106
Kohl's Corp. *                                             35,687           1,603,774
Limited Brands, Inc.                                       54,231             977,785
Lowe's Companies, Inc.                                     82,535           4,571,614
May Department Stores Company                              30,289             880,501
Nordstrom, Inc.                                            14,425             494,778
RadioShack Corp.                                           17,225             528,463
Sears, Roebuck & Company *                                 26,641           1,211,899
Target Corp.                                               95,666           3,673,574
The Gap, Inc. *                                            94,026           2,182,344
The TJX Companies, Inc.                                    52,823           1,164,747
Tiffany & Company                                          15,391             695,673
Wal-Mart Stores, Inc.                                     454,241          24,097,485
Walgreen Company                                          107,604           3,914,634
                                                                         ------------
                                                                           64,457,992

SANITARY SERVICES - 0.26%
Allied Waste Industries, Inc. *                            22,012             305,526
Ecolab, Inc.                                               27,043             740,167
Waste Management, Inc.                                     61,135           1,809,596
                                                                         ------------
                                                                            2,855,289

SEMICONDUCTORS - 4.11%
Advanced Micro Devices, Inc. *                             36,588             545,161
Altera Corp. *                                             39,753             902,393
Analog Devices, Inc.                                       38,552           1,759,899
Applied Materials, Inc. *                                 174,562           3,918,917
Applied Micro Circuits Corp. *                             32,222             192,688
Broadcom Corp., Class A *                                  31,785           1,083,551
Intel Corp.                                               685,594          22,076,127
KLA-Tencor Corp. *                                         20,437           1,199,039
Linear Technology Corp.                                    32,790           1,379,475
LSI Logic Corp. * (a)                                      39,785             352,893

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                        SHARES             VALUE
                                                        -------        --------------
SEMICONDUCTORS - CONTINUED
Maxim Integrated Products, Inc.                            34,490      $    1,717,602
Micron Technology, Inc. *                                  64,089             863,279
National Semiconductor Corp. *                             19,458             766,840
Novellus Systems, Inc. *                                   15,989             672,337
NVIDIA Corp. * (a)                                         17,022             395,761
PMC-Sierra, Inc. *                                         18,134             365,400
QLogic Corp. *                                              9,915             511,614
Teradyne, Inc. *                                           20,083             511,112
Texas Instruments, Inc.                                   181,645           5,336,730
Xilinx, Inc. *                                             35,932           1,392,006
                                                                       --------------
                                                                           45,942,824

SOFTWARE - 4.38%
Adobe Systems, Inc.                                        24,562             965,287
Autodesk, Inc. *                                           11,713             287,906
Citrix Systems, Inc. *                                     17,226             365,363
Computer Associates International, Inc. *                  60,780           1,661,725
Compuware Corp. * (a)                                      40,313             243,491
Electronic Arts, Inc. *                                    31,264           1,493,794
Intuit, Inc. *                                             20,834           1,102,327
Mercury Interactive Corp. *                                 9,450             459,648
Microsoft Corp.                                         1,134,869          31,254,292
Novell, Inc. *                                             39,195             412,331
Oracle Corp. *                                            548,585           7,241,322
Parametric Technology Corp. *                              27,947             110,111
PeopleSoft, Inc. *                                         39,353             897,248
Siebel Systems, Inc. *                                     52,047             721,892
VERITAS Software Corp. *                                   44,878           1,667,667
                                                                       --------------
                                                                           48,884,404

STEEL - 0.10%
Allegheny Technologies, Inc. (a)                            8,464             111,894
Nucor Corp.                                                 8,217             460,152
United States Steel Corp. (a)                              10,840             379,617
Worthington Industries, Inc. (a)                            9,037             162,937
                                                                       --------------
                                                                            1,114,600

TELECOMMUNICATIONS EQUIPMENT & SERVICES - 2.07%
ADC Telecommunications, Inc. *                             84,477             250,897
Andrew Corp. * (a)                                         16,117             185,507
Avaya, Inc. *                                              43,735             565,931
CIENA Corp. *                                              49,729             330,200
Citizens Communications Company *                          29,854             370,787
Comverse Technology, Inc. *                                20,239             356,004
Corning, Inc. *                                           139,569           1,455,705
JDS Uniphase Corp. *                                      150,609             549,723
Lucent Technologies, Inc. * (a)                           440,152           1,250,032
Motorola, Inc. *                                          244,321           3,437,596
QUALCOMM, Inc.                                             83,975           4,528,772
SBC Communications, Inc.                                  347,486           9,058,960
Scientific-Atlanta, Inc.                                   15,938             435,107
Tellabs, Inc. *                                            43,792             369,166
                                                                       --------------
                                                                           23,144,387

TELEPHONE - 1.94%
ALLTEL Corp.                                               32,755           1,525,728
AT&T Corp.                                                 82,905           1,682,972
BellSouth Corp.                                           193,977           5,489,549
CenturyTel, Inc.                                           15,136             493,736
Qwest Communications International, Inc. *                185,600             801,792
Sprint Corp. (FON Group)                                   94,878           1,557,897
Verizon Communications, Inc. *                            289,850          10,167,938
                                                                       --------------
                                                                           21,719,612
TIRES & RUBBER - 0.03%
Cooper Tire & Rubber Company                                7,751             165,716
Goodyear Tire &  Rubber Company * (a)                      18,402             144,640
                                                                       --------------
                                                                              310,356

TOBACCO - 1.14%
Altria Group, Inc.                                        213,190          11,601,800
R.J. Reynolds Tobacco Holdings, Inc. * (a)                  8,883             516,546
UST, Inc.                                                  17,407             621,256
                                                                       --------------
                                                                           12,739,602

TOYS, AMUSEMENTS & SPORTING GOODS - 0.14%
Hasbro, Inc. *                                             18,314             389,722
Mattel, Inc.                                               45,121             869,482
Toys `R' Us, Inc. *                                        22,407             283,224
                                                                       --------------
                                                                            1,542,428

TRANSPORTATION - 0.14%
Harley-Davidson, Inc.                                      31,800           1,511,454
                                                                       --------------

TRAVEL SERVICES - 0.03%
Sabre Holdings Corp.                                       15,058             325,102
                                                                       --------------

TRUCKING & FREIGHT - 1.03%
Fedex Corp.                                                31,309           2,113,357
Navistar International Corp. *                              7,210             345,287
Ryder Systems, Inc.                                         6,732             229,898
United Parcel Service, Inc., Class B                      118,000           8,796,900
                                                                       --------------
                                                                           11,485,442

TOTAL COMMON STOCK
(Cost: $1,153,984,594)                                                 $1,080,217,148
                                                                       --------------

                                                       PRINCIPAL
                                                         AMOUNT            VALUE
                                                      -----------      --------------
SHORT TERM INVESTMENTS - 1.67%
State Street Navigator Securities
   Lending Prime Portfolio, 1.06% (b)                 $16,796,934      $   16,796,934
United States Treasury Bills,
   0.80% due 01/22/2004 ****                            1,800,000           1,799,030
                                                                       --------------
                                                                       $   18,595,964

REPURCHASE AGREEMENTS - 1.61%
Repurchase Agreement with State Street
   Corp., dated 12/31/2003 at 0.70%, to
   be repurchased at $18,032,701 on
   01/02/2004, collateralized by
   $12,880,000 U.S. Treasury Bonds,
   8.500% due 02/15/2020 (valued at
   $18,394,250, including interest).
                                                      $18,032,000      $   18,032,000
                                                                       --------------

TOTAL INVESTMENTS (500 INDEX TRUST) (Cost:
$1,190,612,558)                                                        $1,116,845,112
                                                                       ==============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

LIFESTYLE AGGRESSIVE 1000 TRUST

                                                       SHARES          VALUE
                                                      ---------   --------------
INVESTMENT COMPANIES - 100.00%
MANUFACTURERS INVESTMENT TRUST
  Aggressive Growth Trust Series I                      493,958   $    6,559,757
  Aggressive Growth Trust Series II                     238,066        3,154,369
  Aggressive Growth Trust Series III                          7               92
  All Cap Growth Trust Series I                         455,222        6,559,753
  All Cap Growth Trust Series II                        219,511        3,154,369
  All Cap Growth Trust Series III                             6               92
  All Cap Value Trust Series I                          521,443        6,559,755
  All Cap Value Trust Series II                         251,545        3,154,369
  All Cap Value Trust Series III                              7               92
  American Blue Chip Income and Growth
   Trust Series II                                      629,159        9,714,218
  American International Trust Series II                583,086        9,714,217
  Blue Chip Growth Trust Series I                     1,906,906       29,518,906
  Blue Chip Growth Trust Series II                      919,939       14,194,659
  Blue Chip Growth Trust Series III                          27              414
  Emerging Small Company Trust Series I                 763,354       19,679,271
  Emerging Small Company Trust Series II                367,928        9,463,106
  Emerging Small Company Trust Series III                    11              276
  Equity-Income Trust Series I                        2,154,979       32,798,785
  Equity-Income Trust Series II                       1,039,673       15,771,843
  Equity-Income Trust Series III                             30              461
  Fundamental Value Trust Series I                    2,064,440       26,239,028
  Fundamental Value Trust Series II                     995,069       12,617,474
  Fundamental Value Trust Series III                         29              368
  International Equity Select Trust Series I            965,380       13,119,512
  International Equity Select Trust Series II           465,246        6,308,737
  International Equity Select Trust Series III               14              184
  International Small Cap Trust Series I              1,349,744       19,679,270
  International Small Cap Trust Series II               649,939        9,463,106
  International Small Cap Trust Series III                   19              276
  International Stock Trust Series I                  2,369,365       22,959,149
  International Stock Trust Series II                 1,140,526       11,040,290
  International Stock Trust Series III                       33              322
  International Value Trust Series I                    798,024        9,839,635
  International Value Trust Series II                   384,992        4,731,553
  International Value Trust Series III                       11              138
  Mid Cap Stock Trust Series I                        1,105,267       13,119,514
  Mid Cap Stock Trust Series II                         532,833        6,308,737
  Mid Cap Stock Trust Series III                             16              184
  Mid Cap Value Trust Series I                          895,530       13,119,514
  Mid Cap Value Trust Series II                         431,514        6,308,737
  Mid Cap Value Trust Series III                             13              184
  Natural Resources Trust Series I                      546,646        9,839,635
  Natural Resources Trust Series II                     263,156        4,731,553
  Natural Resources Trust Series III                          8              138
  Overseas Trust Series I                             3,084,525       29,518,906
  Overseas Trust Series II                            1,486,352       14,194,659
  Overseas Trust Series III                                  43              414
  Small Cap Opportunities Trust Series I                562,265        9,839,635
  Small Cap Opportunities Trust Series II               270,684        4,731,553
  Small Cap Opportunities Trust Series III                    8              135
  Small Company Value Trust Series I                    382,716        6,559,755
  Small Company Value Trust Series II                   184,466        3,154,369
  Small Company Value Trust Series III                        5               92
  Small-Mid Cap Trust Series I                        1,081,575       13,119,509
  Small-Mid Cap Trust Series II                         521,383        6,308,737
  Small-Mid Cap Trust Series III                             15              184
  Special Value Trust Series I                          621,974        9,839,636
  Special Value Trust Series II                         299,465        4,731,553
  Special Value Trust Series III                              9              138
  Strategic Growth Trust Series I                     1,630,158       16,399,392
  Strategic Growth Trust Series II                      785,450        7,885,921
  Strategic Growth Trust Series III                          23              230
                                                                  --------------
TOTAL INVESTMENTS (LIFESTYLE AGGRESSIVE 1000 TRUST)
(Cost: $398,289,291)                                              $  485,710,860
                                                                  ==============

LIFESTYLE GROWTH 820 TRUST

                                                        SHARES         VALUE
                                                      ---------   --------------
INVESTMENT COMPANIES - 100.00%
MANUFACTURERS INVESTMENT TRUST
  All Cap Growth Trust Series I                       2,548,669   $   36,726,315
  All Cap Growth Trust Series II                      1,360,132       19,545,103
  All Cap Growth Trust Series III                            28              397
  All Cap Value Trust Series I                        3,892,561       48,968,421
  All Cap Value Trust Series II                       2,078,161       26,060,138
  All Cap Value Trust Series III                             42              529
  American Blue Chip Income and Growth
   Trust Series II                                    2,429,698       37,514,543
  American International Trust Series II              2,251,773       37,514,543
  Blue Chip Growth Trust Series I                     5,535,836       85,694,735
  Blue Chip Growth Trust Series II                    2,955,622       45,605,241
  Blue Chip Growth Trust Series III                          60              926
  Capital Appreciation Trust Series I                 3,045,300       24,484,210
  Capital Appreciation Trust Series II                1,624,697       13,030,069
  Capital Appreciation Trust Series III                      33              265
  Emerging Small Company Trust Series I                 949,737       24,484,210
  Emerging Small Company Trust Series II                506,612       13,030,069
  Emerging Small Company Trust Series III                    10              265
  Equity-Income Trust Series I                        6,434,746       97,936,840
  Equity-Income Trust Series II                       3,435,747       52,120,276
  Equity-Income Trust Series III                             70            1,058
  Fundamental Value Trust Series I                    4,815,935       61,210,528
  Fundamental Value Trust Series II                   2,569,020       32,575,172
  Fundamental Value Trust Series III                         52              661
  High Grade Bond Trust Series I                      2,636,491       36,726,315
  High Grade Bond Trust Series II                     1,406,123       19,545,103
  High Grade Bond Trust Series III                           28              397
  High Yield Trust Series I                           9,842,898       97,936,840
  High Yield Trust Series II                          5,259,362       52,120,276
  High Yield Trust Series III                               106            1,058
  International Equity Select Trust Series I          2,702,452       36,726,316
  International Equity Select Trust Series II         1,441,379       19,545,103
  International Equity Select Trust Series III               29              397
  International Small Cap Trust Series I              3,358,602       48,968,420
  International Small Cap Trust Series II             1,789,845       26,060,138
  International Small Cap Trust Series III                   36              529
  International Stock Trust Series I                  6,316,876       61,210,525
  International Stock Trust Series II                 3,365,204       32,575,172
  International Stock Trust Series III                       68              661
  International Value Trust Series I                  1,985,743       24,484,210
  International Value Trust Series II                 1,060,217       13,030,069
  International Value Trust Series III                       21              264
  Mid Cap Stock Trust Series I                        4,125,393       48,968,420
  Mid Cap Stock Trust Series II                       2,201,025       26,060,138
  Mid Cap Stock Trust Series III                             45              529
  Mid Cap Value Trust Series I                        1,671,277       24,484,210
  Mid Cap Value Trust Series II                         891,250       13,030,069
  Mid Cap Value Trust Series III                             18              264
  Natural Resources Trust Series I                    2,040,351       36,726,315
  Natural Resources Trust Series II                   1,087,047       19,545,103
  Natural Resources Trust Series III                         22              397
  Overseas Trust Series I                             5,116,868       48,968,423
  Overseas Trust Series II                            2,728,810       26,060,138
  Overseas Trust Series III                                  55              529
  Quantitative Equity Trust Series I                  1,610,803       24,484,210

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                        SHARES         VALUE
                                                      ---------   --------------
INVESTMENT COMPANIES - CONTINUED
  Quantitative Equity Trust Series II                   860,071   $   13,030,069
  Quantitative Equity Trust Series III                       17              265
  Real Estate Securities Trust Series I               1,174,303       24,484,210
  Real Estate Securities Trust Series II                626,747       13,030,069
  Real Estate Securities Trust Series III                    13              264
  Real Return Bond Trust Series I                     2,801,397       36,726,315
  Real Return Bond Trust Series II                    1,491,993       19,545,103
  Real Return Bond Trust Series III                          30              397
  Small Cap Opportunities Trust Series I              1,399,098       24,484,210
  Small Cap Opportunities Trust Series II               745,427       13,030,069
  Small Cap Opportunities Trust Series III                   15              262
  Small Company Value Trust Series I                  1,428,484       24,484,212
  Small Company Value Trust Series II                   761,992       13,030,069
  Small Company Value Trust Series III                       15              265
  Small-Mid Cap Trust Series I                        3,027,726       36,726,317
  Small-Mid Cap Trust Series II                       1,615,298       19,545,103
  Small-Mid Cap Trust Series III                             33              397
  Strategic Bond Trust Series I                       4,174,631       48,968,420
  Strategic Bond Trust Series II                      2,229,268       26,060,138
  Strategic Bond Trust Series III                            45              529
  Strategic Growth Trust Series I                     3,650,727       36,726,315
  Strategic Growth Trust Series II                    1,946,723       19,545,103
  Strategic Growth Trust Series III                          39              397
  Strategic Value Trust Series I                      2,441,098       24,484,210
  Strategic Value Trust Series II                     1,303,007       13,030,069
  Strategic Value Trust Series III                           26              264
  Total Return Trust Series I                         1,723,027       24,484,210
  Total Return Trust Series II                          919,553       13,030,069
  Total Return Trust Series III                              19              264
  U.S. Large Cap Trust Series I                       1,906,870       24,484,210
  U.S. Large Cap Trust Series II                      1,018,770       13,030,069
  U.S. Large Cap Trust Series III                            21              265
                                                                  --------------
TOTAL INVESTMENTS (LIFESTYLE GROWTH 820 TRUST)
(Cost: $1,582,051,108)                                            $1,875,727,180
                                                                  ==============

LIFESTYLE BALANCED 640 TRUST

                                                        SHARES        VALUE
                                                      ---------   --------------
INVESTMENT COMPANIES - 100.00%
MANUFACTURERS INVESTMENT TRUST
  All Cap Growth Trust Series I                       2,771,508   $   39,937,436
  All Cap Growth Trust Series II                      1,544,313       22,191,773
  All Cap Growth Trust Series III                            83            1,190
  All Cap Value Trust Series I                        3,174,677       39,937,438
  All Cap Value Trust Series II                       1,769,679       22,191,774
  All Cap Value Trust Series III                             95            1,190
  American Blue Chip Income and Growth
   Trust Series II                                    2,682,660       41,420,267
  American International Trust Series II              2,486,210       41,420,267
  Blue Chip Growth Trust Series I                     4,299,897       66,562,404
  Blue Chip Growth Trust Series II                    2,397,038       36,986,289
  Blue Chip Growth Trust Series III                         128            1,983
  Capital Appreciation Trust Series I                 4,967,343       39,937,437
  Capital Appreciation Trust Series II                2,767,054       22,191,773
  Capital Appreciation Trust Series III                     148            1,190
  Equity-Income Trust Series I                        5,248,021       79,874,874
  Equity-Income Trust Series II                       2,925,745       44,383,547
  Equity-Income Trust Series III                            156            2,380
  Fundamental Value Trust Series I                    3,142,206       39,937,440
  Fundamental Value Trust Series II                   1,750,140       22,191,773
  Fundamental Value Trust Series III                         94            1,190
  Growth & Income Trust Series I                      1,221,889       26,624,957
  Growth & Income Trust Series II                       681,147       14,794,516

INVESTMENT COMPANIES - CONTINUED
  Growth & Income Trust Series III                           36              793
  High Grade Bond Trust Series I                      2,867,009       39,937,437
  High Grade Bond Trust Series II                     1,596,530       22,191,774
  High Grade Bond Trust Series III                           85            1,190
  High Yield Trust Series I                          16,055,251      159,749,746
  High Yield Trust Series II                          8,957,325       88,767,094
  High Yield Trust Series III                               478            4,759
  International Equity Select Trust Series I          1,959,158       26,624,959
  International Equity Select Trust Series II         1,091,041       14,794,516
  International Equity Select Trust Series III               58              793
  International Small Cap Trust Series I              1,826,129       26,624,958
  International Small Cap Trust Series II             1,016,107       14,794,516
  International Small Cap Trust Series III                   54              793
  International Stock Trust Series I                  4,121,510       39,937,436
  International Stock Trust Series II                 2,292,539       22,191,773
  International Stock Trust Series III                      123            1,190
  International Value Trust Series I                  2,159,364       26,624,957
  International Value Trust Series II                 1,203,785       14,794,516
  International Value Trust Series III                       64              793
  Natural Resources Trust Series I                    2,218,746       39,937,437
  Natural Resources Trust Series II                   1,234,248       22,191,774
  Natural Resources Trust Series III                         66            1,190
  Overseas Trust Series I                             2,782,128       26,624,961
  Overseas Trust Series II                            1,549,164       14,794,516
  Overseas Trust Series III                                  83              793
  Real Estate Securities Trust Series I               4,469,417       93,187,351
  Real Estate Securities Trust Series II              2,490,659       51,780,805
  Real Estate Securities Trust Series III                   133            2,776
  Real Return Bond Trust Series I                     5,077,223       66,562,395
  Real Return Bond Trust Series II                    2,823,381       36,986,289
  Real Return Bond Trust Series III                         151            1,983
  Small-Mid Cap Trust Series I                        4,389,936       53,249,918
  Small-Mid Cap Trust Series II                       2,445,374       29,589,031
  Small-Mid Cap Trust Series III                            131            1,586
  Strategic Bond Trust Series I                       7,944,361       93,187,353
  Strategic Bond Trust Series II                      4,429,496       51,780,805
  Strategic Bond Trust Series III                           237            2,776
  Strategic Growth Trust Series I                     2,646,616       26,624,958
  Strategic Growth Trust Series II                    1,473,557       14,794,516
  Strategic Growth Trust Series III                          79              793
  Strategic Value Trust Series I                      2,654,532       26,624,958
  Strategic Value Trust Series II                     1,479,452       14,794,516
  Strategic Value Trust Series III                           79              793
  Total Return Trust Series I                        12,178,904      173,062,226
  Total Return Trust Series II                        6,786,475       96,164,352
  Total Return Trust Series III                             363            5,156
  U.S. Large Cap Trust Series I                       2,073,595       26,624,957
  U.S. Large Cap Trust Series II                      1,156,725       14,794,516
  U.S. Large Cap Trust Series III                            62              793
                                                                  --------------
TOTAL INVESTMENTS   (LIFESTYLE BALANCED 640 TRUST)
(Cost: $1,806,718,282)                                            $2,071,013,354
                                                                  ==============

LIFESTYLE MODERATE 460 TRUST

                                                       SHARES         VALUE
                                                      ---------   --------------
INVESTMENT COMPANIES - 100.00%
MANUFACTURERS INVESTMENT TRUST
  All Cap Growth Trust Series I                         961,541   $   13,855,801
  All Cap Growth Trust Series II                        596,175        8,567,035
  All Cap Growth Trust Series III                             3               48
  All Cap Value Trust Series I                        1,468,553       18,474,401
  All Cap Value Trust Series II                         910,902       11,422,713
  All Cap Value Trust Series III                              5               64

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                       SHARES         VALUE
                                                      ---------   --------------
INVESTMENT COMPANIES - CONTINUED
  American International Trust Series II                897,274   $   14,948,589
  Blue Chip Growth Trust Series I                       596,719        9,237,204
  Blue Chip Growth Trust Series II                      370,146        5,711,357
  Blue Chip Growth Trust Series III                           2               32
  Equity-Income Trust Series I                        1,213,824       18,474,404
  Equity-Income Trust Series II                         752,980       11,422,713
  Equity-Income Trust Series III                              4               64
  Fundamental Value Trust Series I                      726,766        9,237,202
  Fundamental Value Trust Series II                     450,422        5,711,357
  Fundamental Value Trust Series III                          3               32
  High Grade Bond Trust Series I                      1,657,789       23,093,001
  High Grade Bond Trust Series II                     1,027,222       14,278,392
  High Grade Bond Trust Series III                            6               80
  High Yield Trust Series I                           5,105,990       50,804,601
  High Yield Trust Series II                          3,169,774       31,412,462
  High Yield Trust Series III                                18              176
  International Stock Trust Series I                  1,429,907       13,855,800
  International Stock Trust Series II                   885,024        8,567,035
  International Stock Trust Series III                        5               48
  International Value Trust Series I                    749,165        9,237,200
  International Value Trust Series II                   464,716        5,711,357
  International Value Trust Series III                        3               32
  Investment Quality Bond Trust Series I              1,101,415       13,855,800
  Investment Quality Bond Trust Series II               682,632        8,567,035
  Investment Quality Bond Trust Series III                    4               48
  Mid Cap Core Trust Series I                         1,205,901       18,474,401
  Mid Cap Core Trust Series II                          746,583       11,422,713
  Mid Cap Core Trust Series III                               4               60
  Overseas Trust Series I                             1,930,450       18,474,402
  Overseas Trust Series II                            1,196,096       11,422,713
  Overseas Trust Series III                                   7               64
  Real Estate Securities Trust Series I               1,107,578       23,093,001
  Real Estate Securities Trust Series II                686,791       14,278,392
  Real Estate Securities Trust Series III                     4               80
  Real Return Bond Trust Series I                     1,409,184       18,474,407
  Real Return Bond Trust Series II                      871,963       11,422,713
  Real Return Bond Trust Series III                           5               64
  Strategic Bond Trust Series I                       2,756,198       32,330,201
  Strategic Bond Trust Series II                      1,709,987       19,989,748
  Strategic Bond Trust Series III                            10              112
  Strategic Growth Trust Series I                     1,377,317       13,855,805
  Strategic Growth Trust Series II                      853,290        8,567,035
  Strategic Growth Trust Series III                           5               48
  Total Return Trust Series I                         6,500,493       92,372,002
  Total Return Trust Series II                        4,030,597       57,113,566
  Total Return Trust Series III                              23              320
  U.S. Government Securities Trust Series I           3,296,645       46,186,001
  U.S. Government Securities Trust Series II          2,044,151       28,556,783
  U.S. Government Securities Trust Series III                11              160
  U.S. Large Cap Trust Series I                         719,408        9,237,200
  U.S. Large Cap Trust Series II                        446,549        5,711,357
  U.S. Large Cap Trust Series III                             2               32
                                                                  --------------
TOTAL INVESTMENTS (LIFESTYLE MODERATE 460 TRUST)
(Cost: $676,986,740)                                              $  747,429,463
                                                                  ==============

LIFESTYLE CONSERVATIVE 280 TRUST

                                                       SHARES         VALUE
                                                      ---------   --------------
INVESTMENT COMPANIES - 100.00%
MANUFACTURERS INVESTMENT TRUST
  American International Trust Series II                543,881   $    9,061,061
  Diversified Bond Trust Series I                     1,378,217       14,967,436
  Diversified Bond Trust Series II                      708,509        7,680,241
  Diversified Bond Trust Series III                         458            4,975
  Equity-Income Trust Series I                          786,725       11,973,951
  Equity-Income Trust Series II                         405,023        6,144,192
  Equity-Income Trust Series III                            262            3,980
  Fundamental Value Trust Series I                      942,089       11,973,949
  Fundamental Value Trust Series II                     484,558        6,144,192
  Fundamental Value Trust Series III                        313            3,980
  High Grade Bond Trust Series I                      1,074,475       14,967,436
  High Grade Bond Trust Series II                       552,535        7,680,241
  High Grade Bond Trust Series III                          357            4,975
  High Yield Trust Series I                           2,406,824       23,947,897
  High Yield Trust Series II                          1,239,998       12,288,385
  High Yield Trust Series III                               800            7,960
  Investment Quality Bond Trust Series I              2,379,561       29,934,873
  Investment Quality Bond Trust Series II             1,223,943       15,360,481
  Investment Quality Bond Trust Series III                  791            9,950
  Overseas Trust Series I                               938,397        8,980,463
  Overseas Trust Series II                              482,528        4,608,144
  Overseas Trust Series III                                 312            2,985
  Real Estate Securities Trust Series I               1,005,008       20,954,409
  Real Estate Securities Trust Series II                517,188       10,752,337
  Real Estate Securities Trust Series III                   334            6,965
  Real Return Bond Trust Series I                       913,345       11,973,949
  Real Return Bond Trust Series II                      469,022        6,144,193
  Real Return Bond Trust Series III                         304            3,980
  Strategic Bond Trust Series I                       1,275,996       14,967,436
  Strategic Bond Trust Series II                        656,992        7,680,241
  Strategic Bond Trust Series III                           424            4,975
  Total Return Trust Series I                         4,213,212       59,869,745
  Total Return Trust Series II                        2,168,028       30,720,962
  Total Return Trust Series III                           1,400           19,901
  U.S. Government Securities Trust Series I           4,914,361       68,850,204
  U.S. Government Securities Trust Series II          2,528,927       35,329,106
  U.S. Government Securities Trust Series III             1,634           22,886
                                                                  --------------
TOTAL INVESTMENTS (LIFESTYLE CONSERVATIVE 280 TRUST)
(Cost: $424,590,077)                                              $  453,053,036
                                                                  ==============

SMALL-MID CAP TRUST

                                                        SHARES         VALUE
                                                      ---------   --------------
COMMON STOCK - 90.22%
APPAREL & TEXTILES - 3.16%
Cintas Corp.                                            106,050   $    5,316,286
                                                                  --------------

AUTO SERVICES - 2.83%
Copart, Inc. *                                          289,085        4,769,902
                                                                  --------------

BANKING - 3.50%
National Commerce Financial Corp.                       216,370        5,902,574
                                                                  --------------

BUSINESS SERVICES - 7.40%
Catalina Marketing Corp. * (a)                          193,335        3,897,634
Certegy, Inc.                                           151,205        4,959,524
Equifax, Inc.                                           147,545        3,614,852
                                                                  --------------
                                                                      12,472,010

CHEMICALS - 4.19%
Valspar Corp.                                           142,885        7,061,377
                                                                  --------------

COMPUTERS & BUSINESS EQUIPMENT - 7.12%
Fair Isaac Corp.                                        133,232        6,549,685
Henry, Jack & Associates, Inc.                          264,825        5,450,099
                                                                  --------------
                                                                      11,999,784

CONTAINERS & GLASS - 3.40%
Bemis Company, Inc.                                     114,630        5,731,500
                                                                  --------------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                                SHARES         VALUE
                                                -------     -----------
CRUDE PETROLEUM & NATURAL GAS - 3.09%
Patina Oil & Gas Corp.                          106,300     $  5,207,637
                                                            ------------

ELECTRONICS - 7.79%
Teleflex, Inc. (a)                              107,520        5,196,442
Zebra Technologies Corp., Class A *             119,290        7,917,277
                                                            ------------
                                                              13,113,719

FINANCIAL SERVICES - 3.18%
Eaton Vance Corp.                               145,940        5,347,242
                                                            ------------

FOOD & BEVERAGES - 0.96%
Tootsie Roll Industries, Inc. *                  44,892        1,616,112
                                                            ------------

HEALTHCARE PRODUCTS - 3.32%
Diagnostic Products Corp. *                     121,740        5,589,083
                                                            ------------

HEALTHCARE SERVICES - 6.86%
First Health Group Corp. *                      204,485        3,979,278
IMS Health, Inc.                                304,775        7,576,707
                                                            ------------
                                                              11,555,985

INDUSTRIAL MACHINERY - 1.82%
Donaldson Company, Inc.                          51,800        3,064,488
                                                            ------------

INSURANCE - 9.76%
Brown & Brown, Inc. (a)                         105,600        3,443,616
Cincinnati Financial Corp.                      112,040        4,692,235
Reinsurance Group of America, Inc. (a)          133,845        5,173,109
Stancorp Financial Group, Inc.                   49,800        3,131,424
                                                            ------------
                                                              16,440,384

PHARMACEUTICALS - 2.57%
King Pharmaceuticals, Inc. *                    283,450        4,325,447
                                                            ------------

RETAIL TRADE - 10.45%
99 Cents Only Stores * (a)                      176,600        4,808,818
Regis Corp.                                     143,650        5,677,048
Rent-A-Center, Inc. *                           238,425        7,124,139
                                                            ------------
                                                              17,610,005

SEMICONDUCTORS - 4.38%
Microchip Technology, Inc.                      221,300        7,382,568
                                                            ------------

TRANSPORTATION - 4.44%
C. H. Robinson Worldwide, Inc.                  197,290        7,479,264
                                                            ------------

TOTAL COMMON STOCK
(Cost: $129,872,512)                                        $151,985,367
                                                            ------------

                                                PRINCIPAL
                                                 AMOUNT           VALUE
                                              ------------     ------------
SHORT TERM INVESTMENTS - 6.79%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                 $  9,626,360     $  9,626,360
Federal Home Loan Bank Discount Note,
   0.75% due 01/02/2004                          1,807,000        1,806,962
                                                               ------------
                                                               $ 11,433,322

REPURCHASE AGREEMENTS - 2.99%
Repurchase Agreement with State Street
   Corp., dated 12/31/2003 at 0.40%, to
   be repurchased at $5,033,112 on
   01/02/2004,collateralized by
   $3,505,000 U.S.Treasury
   Inflation-Indexed Bonds,
   due 04/15/2029 (valued at 3.875%
   $5,139,206, including interest).           $  5,033,000     $  5,033,000
                                                               ------------

TOTAL INVESTMENTS (SMALL-MID CAP TRUST)
(Cost: $146,338,834)                                           $168,451,689
                                                               ============

INTERNATIONAL EQUITY SELECT TRUST

                                            SHARES          VALUE
                                           ---------     ------------
COMMON STOCK - 89.50%
DENMARK - 1.87%
Danske Bank A/S *                            100,500     $  2,355,124
                                                         ------------

FINLAND - 3.43%
Nokia AB Oyj *                               250,000        4,318,480
                                                         ------------

FRANCE - 11.17%
Aventis SA *                                  36,900        2,436,190
AXA *                                        148,600        3,177,270
Societe Generale * (a)                        41,400        3,651,337
Total SA, B Shares *                          25,800        4,791,491
                                                         ------------
                                                           14,056,288

GERMANY - 2.02%
Siemens AG NPV * (a)                          31,700        2,536,217
                                                         ------------

IRELAND - 2.77%
Allied Irish Banks PLC *                     217,500        3,480,298
                                                         ------------

ITALY - 4.70%
Eni SPA * (a)                                187,700        3,537,931
San Paolo-IMI SPA * (a)                      182,500        2,377,589
                                                         ------------
                                                            5,915,520

JAPAN - 4.95%
Canon, Inc. *                                 65,200        3,036,804
Kao Corp. *                                  156,500        3,184,487
                                                         ------------
                                                            6,221,291

NETHERLANDS - 8.35%
ABN AMRO Holdings NV *                        98,800        2,309,162
Heineken NV * (a)                            118,900        4,522,707
Royal Dutch Petroleum Company *               69,700        3,670,815
                                                         ------------
                                                           10,502,684

SPAIN - 2.93%
Endesa SA * (a)                              191,500        3,679,528
                                                         ------------

SWITZERLAND - 16.67%
Compagnie Financiere Richemont AG *           95,900        2,301,972
Credit Suisse Group *                         64,400        2,355,209
Nestle SA *                                   13,900        3,471,349
Novartis AG-Reg Shares *                      77,200        3,503,419
Roche Holding AG-Genusschein *                24,100        2,429,867
Swiss Reinsurance *                           34,600        2,335,004
UBS AG-Registered *                           66,700        4,565,982
                                                         ------------
                                                           20,962,802

UNITED KINGDOM - 30.64%
Barclays PLC *                               507,500     $  4,513,714
BP PLC *                                     435,900        3,524,810
Cadbury Schweppes PLC *                      655,000        4,796,678
Diageo PLC *                                 354,400        4,649,773
GlaxoSmithKline PLC *                        199,700        4,562,877
HSBC Holdings PLC *                          293,800        4,604,654
Tesco PLC *                                  514,000        2,364,898
Unilever PLC *                               498,000        4,629,236
Vodafone Group PLC *                       1,982,000        4,900,091
                                                         ------------
                                                           38,546,731

TOTAL COMMON STOCK
(Cost: $91,370,721)                                      $112,574,963
                                                         ------------

                                                PRINCIPAL
                                                 AMOUNT           VALUE
                                              -----------      ----------
SHORT TERM INVESTMENTS - 5.37%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                 $6,760,432       $6,760,432
                                                               ----------

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

                                               PRINCIPAL
                                                AMOUNT           VALUE
                                             ------------     ------------
REPURCHASE AGREEMENTS - 5.13%
Repurchase Agreement with State Street
   Corp. dated 12/31/2003 at 0.40%, to
   be repurchased at $6,449,143 on
   01/02/2004, collateralized by
   $6,560,000 U.S. Treasury Notes,
   1.625% due 09/30/2005 (valued at
   $6,580,644, including interest).          $  6,449,000     $  6,449,000
                                                              ------------

TOTAL INVESTMENTS  (INTERNATIONAL EQUITY
SELECT TRUST) (Cost: $104,580,153)                            $125,784,395
                                                              ============

The Trust has the following five top industry concentrations at December 31, 2003 (as a percentage of total value of investments):

Banking                                  18.47%
Food & Beverages                         10.25%
Pharmaceuticals                           7.50%
Liquor                                    7.29%
Petroleum Services                        6.61%

HIGH GRADE BOND TRUST

                                                    PRINCIPAL
                                                     AMOUNT            VALUE
                                                   -----------      ------------
U.S. TREASURY OBLIGATIONS - 23.69%
U.S. TREASURY BONDS - 17.89%
5.375% due 02/15/2031 (a)                          $  2,921,000     $  3,046,171
6.00% due 02/15/2026 (a)                              3,306,000        3,666,172
7.25% due 08/15/2022 (a)                             19,990,000       25,228,779
7.50% due 11/15/2016 (a)                             10,024,000       12,761,805
                                                                    ------------
                                                                      44,702,927

U.S. TREASURY NOTES - 5.80%
3.00% due 01/31/2004                                  6,632,000        6,642,359
4.25% due 08/15/2013 - 11/15/2013 (a)                 7,854,000        7,859,357
                                                                    ------------
                                                                      14,501,716

TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $59,873,519)                                                 $ 59,204,643
                                                                    ------------

U.S. GOVERNMENT AGENCY OBLIGATIONS - 32.54%
FEDERAL HOME LOAN BANK - 5.99%
3.25% due 08/15/2005 (a)                             14,600,000       14,959,423
                                                                    ------------

FEDERAL HOME LOAN MORTGAGE CORPORATION - 1.78%
5.50% due 07/15/2006 (a)                              4,122,000        4,441,241
                                                                    ------------

FEDERAL NATIONAL MORTGAGE ASSOCIATION - 24.77%
FRN 4.500% due 07/01/2033 - 11/01/2033               22,345,666       21,393,715
FRN 5.095% due 12/01/2011                             1,644,531        1,710,095
FRN 7.000% due 07/15/2005                             5,592,000        6,041,144
5.50% TBA **                                         31,876,000       32,744,880
                                                                    ------------
                                                                      61,889,834

TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
(Cost: $81,021,479)                                                 $ 81,290,498
                                                                    ------------

COLLATERALIZED MORTGAGE OBLIGATIONS - 0.44%
SSB Auto Loan Trust, Series 2002-1, Class A4,
   FRN 2.890% due 02/15/2009                          1,071,000        1,083,860
                                                                    ------------

TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS
(Cost: $1,084,416)                                                  $  1,083,860
                                                                    ------------
ASSET BACKED SECURITIES - 13.38%
Bank One Issuance Trust, Series 2002-A4,
   Class A4, FRN 2.940% due 06/16/2008             $    958,000     $    972,197
Capital Auto Receivables Asset Trust,
   Series 2002-5, Class A4, FRN 2.920%
   due 04/15/2008                                     3,895,000        3,941,156
Carmax Auto Owner Trust, Series 2003-1, Class
   A4, FRN 2.16% due 11/16/2009                       2,354,000        2,319,560
Carmax Auto Owner Trust, Series 2003-2,
   Class A4, FRN 3.070% due 10/15/2010                2,387,000        2,394,459
Chase Manhattan Auto Owner Trust, Series
   2003-A, Class A4, FRN 2.060% due
   12/15/2009                                         2,330,000        2,282,945
Citibank Omni-S Master Trust, Series
   2000-2, Class A, FRN 6.75% due
   09/16/2009                                           893,000          960,034
CNH Equipment Trust, Series 2003-A, Class A4B,
   FRN 2.570% due 09/15/2009                          1,039,000        1,019,607
CNH Equipment Trust, Series 2003-B, Class A4B,
   FRN 3.380% due 02/15/2011                            526,000          524,356
John Deere Owner Trust, Series 2003-A,
   Class A4, FRN 2.440% due 06/15/2010                4,098,000        4,010,278
National City Auto Receivables Trust,
   Series 2002-A, Class A4, FRN 4.83%
   due 08/15/2009                                     2,267,000        2,357,385
Onyx Acceptance Auto Trust, Series
   2002-D, Class A4, FRN 3.100% due
   07/15/2009                                         1,162,000        1,178,132
Onyx Acceptance Auto Trust, Series
   2003-B, ClassA4, FRN 2.450% due
   03/15/2010                                         2,117,000        2,097,664
Onyx Acceptance Auto Trust, Series
   2003-C, Class A4, FRN 2.660% due
   05/17/2010                                         2,692,000        2,677,720
WFS Financial 2002 1 Owner Trust, Series
   2002-1, Class A4A, FRN 4.87% due
   09/20/2009                                         2,122,000        2,214,613
WFS Financial Owner Trust, Series 2003-1, Class
   A4, FRN 2.74% due 09/20/2010                       3,192,000        3,188,399
WFS Financial Owner Trust, Series 2003-4, Class
   A3, FRN 2.390% due 01/22/2008                      1,297,000        1,300,242
                                                                    ------------
TOTAL ASSET BACKED SECURITIES
(Cost: $33,597,168)                                                 $ 33,438,747
                                                                    ------------

SHORT TERM INVESTMENTS - 15.99%
State Street Navigator Securities Lending
   Prime Portfolio, 1.06% (b)                      $ 39,953,319     $ 39,953,319
                                                                    ------------

REPURCHASE AGREEMENTS - 13.96% ***
Repurchase Agreement with State Street
   Corp., dated 12/31/2003 at 0.40%, to
   be repurchased at $34,880,775 on
   01/02/2004, collateralized by
   $33,330,000 U.S. Treasury Notes,
   7.875% due 11/15/2004 (valued at
   $35,579,775, including interest).               $ 34,880,000     $ 34,880,000
                                                                    ------------

TOTAL INVESTMENTS (HIGH GRADE BOND TRUST)
(Cost: $250,409,901)                                                $249,851,067
                                                                    ============

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 2003 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)

AMERICAN GROWTH TRUST

                                                    PRINCIPAL AMOUNT        VALUE
                                                    ----------------     ------------
INVESTMENT COMPANIES - 100.00%
American Growth Trust - Class 2 *                      $6,003,737        $273,170,043

TOTAL INVESTMENT COMPANIES
(Cost: $249,390,380)                                                     $273,170,043
                                                                         ------------

TOTAL INVESTMENTS (AMERICAN GROWTH TRUST)
(Cost: $249,390,380)                                                     $273,170,043
                                                                         ============

AMERICAN INTERNATIONAL TRUST

                                                    PRINCIPAL AMOUNT        VALUE
                                                    ----------------     ------------
INVESTMENT COMPANIES - 100.00%
American International Trust - Class 2 *              $13,482,792        $180,669,413
                                                                         ------------

TOTAL INVESTMENT COMPANIES
(Cost: $153,195,115)                                                     $180,669,413
                                                                         ------------

TOTAL INVESTMENTS (AMERICAN INTERNATIONAL TRUST)
(Cost: $153,195,115)                                                     $180,669,413
                                                                         ============

AMERICAN GROWTH-INCOME TRUST

                                                    PRINCIPAL AMOUNT        VALUE
                                                    ----------------     ------------
INVESTMENT COMPANIES - 100.00%
American Growth-Income Trust - Class 2                 $5,480,523        $183,487,911
                                                                         ------------

TOTAL INVESTMENT COMPANIES
(Cost: $168,096,799)                                                     $183,487,911
                                                                         ------------

TOTAL INVESTMENTS (AMERICAN GROWTH-INCOME TRUST)
(Cost: $168,096,799)                                                     $183,487,911
                                                                         ============

AMERICAN BLUE CHIP INCOME AND GROWTH TRUST

                                                    PRINCIPAL AMOUNT        VALUE
                                                    ----------------     ------------
INVESTMENT COMPANIES - 100.00%
American Blue Chip Income & Growth Trust
   - Class 2                                          $19,453,393        $182,083,760
                                                                         ------------

TOTAL INVESTMENT COMPANIES
(Cost: $158,356,283)                                                     $182,083,760
                                                                         ------------

TOTAL INVESTMENTS (AMERICAN BLUE CHIP INCOME AND GROWTH
TRUST) (Cost: $158,356,283)                                              $182,083,760
                                                                         ============

Key to Currency Abbreviations

AUD        -   Australian Dollar
CAD        -   Canadian Dollar
CZK        -   Czech Koruna
DKK        -   Danish Krone
EUR        -   European Currency
FIM        -   Finnish Markka
FRF        -   French Franc
DEM        -   German Deustche Mark
GBP        -   British Pound
GRD        -   Greek Drachma
HKD        -   Hong Kong Dollar
ITL        -   Italian Lira
IEP        -   Irish Punt
JPY        -   Japanese Yen
MXN        -   Mexican Peso
NLG        -   Netherlands Guilder
NZD        -   New Zealand Dollar
NOK        -   Norwegian Krone
PLZ        -   Polish Zloty
SEK        -   Swedish Krona
SGD        -   Singapore Dollar
ZAR        -   South African Rand

Key to Security Abbreviations and Legend

ADR        -   American Depositary Receipts
ADS        -   American Depositary Shares
CDO        -   Collateralized Debt Obligation
ESOP       -   Employee Stock Ownership Plan
EWCO       -   European Written Call Option
FRN        -   Floating Rate Note (Rate effective as of December 31, 2003).
GDR        -   Global Depositary Receipts
GTD        -   Guaranteed
MTN        -   Medium Term Note
IO         -   Interest Only (Carries notional principal amount)
OTC        -   Over The Counter
PCL        -   Public Company Limited
PIK        -   Paid In Kind
PO         -   Principal Only
REIT       -   Real Estate Investment Trust
REMIC      -   Real Estate Mortgage Investment Conduit
SBI        -   Shares Beneficial Interest
SADR       -   Sponsored American Depository Receipts
SPDR       -   Standard & Poor's Depositary Receipts
TBA        -   To Be Announced
+++        -   Non-Income producing, issuer is in bankruptcy and is in default of interest payments.
*          -   Non-Income producing
**         -   Purchased on a forward commitment (Note 2)
***        -   At December 31, 2003 a portion of this security was pledged to cover forward commitments purchased.
****       -   At December 31, 2003 a portion of this security was pledged to cover margin requirements for open futures contracts.
(a)        -   At December 31, 2003 all or a portion of this security was out on loan.
(b)        -   Investment in an affiliate of the Trust's custodian bank.

(c)        -   Investment in an affiliate of the Trust's subadviser.

    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION OF THE TRUST. The Manufacturers Investment Trust (the "Trust") is a no-load, open-end management investment company organized as a Massachusetts business trust. It is a series company, which means that it has several portfolios, each with a stated investment objective which it pursues through separate investment policies. The Trust currently offers seventy-six separate investment portfolios, seventy-two of which are described here as follows: the Science & Technology Trust ("Science & Technology"), Pacific Rim Emerging Markets Trust ("Pacific Rim Emerging Markets"), the Health Sciences Trust ("Health Sciences"), the Emerging Growth Trust ("Emerging Growth"), the Aggressive Growth Trust ("Aggressive Growth"), the Emerging Small Company Trust ("Emerging Small Company"), the Small Company Blend Trust ("Small Company Blend"), the Dynamic Growth Trust ("Dynamic Growth"), the Mid Cap Stock Trust ("Mid Cap Stock"), the Natural Resources Trust ("Natural Resources"), the All Cap Growth Trust ("All Cap Growth"), the Strategic Opportunities Trust ("Strategic Opportunities"), the Financial Services Trust ("Financial Services"), the International Stock Trust ("International Stock"), the Overseas Trust ("Overseas"), the International Small Cap Trust ("International Small Cap"), the International Value Trust ("International Value"), the Quantitative Mid Cap Trust ("Quantitative Mid Cap"), the Mid Cap Core Trust ("Mid Cap Core"), the Global Equity Trust ("Global Equity"), the Strategic Growth Trust ("Strategic Growth"), the Capital Appreciation Trust ("Capital Appreciation"), the Quantitative All Cap Trust ("Quantitative All Cap"), the All Cap Core Trust ("All Cap Core"), the Large Cap Growth Trust ("Large Cap Growth"), the Quantitative Equity Trust ("Quantitative Equity"), the Blue Chip Growth Trust ("Blue Chip Growth"), the U.S. Large Cap Trust ("U.S. Large Cap", formerly U.S. Large Cap Value"), Strategic Value Trust ("Strategic Value", formerly "Capital Opportunities"), the Large Cap Value Trust ("Large Cap Value"), the Utilities Trust ("Utilities"), the Real Estate Securities Trust ("Real Estate Securities"), the Small Cap Opportunities Trust ("Small Cap Opportunities"), the Small Company Value Trust ("Small Company Value"), the Special Value Trust ("Special Value"), the Mid Cap Value Trust ("Mid Cap Value"), the Value Trust ("Value"), the All Cap Value Trust ("All Cap Value"), the Equity Index Trust ("Equity Index"), the Fundamental Value Trust ("Fundamental Value"), the Growth & Income Trust ("Growth & Income"), the Great Companies-America Trust ("Great Companies-America"), the Equity-Income Trust ("Equity-Income"), the Income & Value Trust ("Income & Value"), the Balanced Trust ("Balanced"), the Global Allocation Trust ("Global Allocation", formerly "Tactical Allocation"), the High Yield Trust ("High Yield"), the Strategic Bond Trust ("Strategic Bond"), the Global Bond Trust ("Global Bond"), the Diversified Bond Trust ("Diversified Bond"), the Investment Quality Bond Trust ("Investment Quality Bond"), the Total Return Trust ("Total Return"), the Real Return Bond Trust ("Real Return Bond"), the U.S. Government Securities Trust ("U.S. Government Securities"), the Money Market Trust ("Money Market"), the Small Cap Index Trust ("Small Cap Index"), the International Index Trust ("International Index"), the Mid Cap Index Trust ("Mid Cap Index"), the Total Stock Market Index Trust ("Total Stock Market Index"), the 500 Index Trust ("500 Index"), the Lifestyle Aggressive 1000 Trust ("Lifestyle Aggressive 1000"), the Lifestyle Growth 820 Trust ("Lifestyle Growth 820"), the Lifestyle Balanced 640 Trust ("Lifestyle Balanced 640"), the Lifestyle Moderate 460 Trust ("Lifestyle Moderate 460"), the Lifestyle Conservative 280 Trust ("Lifestyle Conservative 280"), the Small-Mid Cap Trust ("Small-Mid Cap"), the International Equity Select Trust ("International Equity Select"), the High Grade Bond Trust ("High Grade Bond"), the American Growth Trust ("American Growth"), the American International Trust ("American International"), the American Growth-Income Trust ("American Growth-Income") and the American Blue Chip Income and Growth Trust ("American Blue Chip Income and Growth"). Each of the Portfolios with the exception of Health Sciences, Dynamic Growth, Natural Resources, Utilities, Real Estate Securities, Great Companies-America, Global Bond, Real Return Bond, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460, Lifestyle Conservative 280, American Growth, American International, American Growth-Income and American Blue Chip Income and Growth is diversified for purposes of the Investment Company Act of 1940, as amended.

Shares of the Portfolios are presently offered only to: Separate Accounts A, H, I, L, M, N and in the case of certain Portfolios, to unregistered separate accounts issued by The Manufacturers Life Insurance Company (U.S.A.) ("Manulife USA") and to Separate Accounts A and B and in the case of certain Portfolios, to unregistered separate accounts issued by The Manufacturers Life Insurance Company of New York ("Manulife New York") and in the case of Series III shares, to certain qualified pension and retirement plans. Manulife USA and Manulife New York are indirect wholly owned subsidiaries of The Manufacturers Life Insurance Company ("Manulife"), which in turn is a wholly owned subsidiary of Manulife Financial Corporation, a publicly traded company. Manulife Financial Corporation and its subsidiaries are known collectively as "Manulife Financial". Manulife New York is a wholly owned subsidiary of Manulife USA.

At December 31, 2003, of the Trust portfolios noted above, Manulife USA owned seed money shares of 249,221, 248,043, 244,537, 160,104, and 3,797,076 in
Emerging Growth, Quantitative All Cap, Large Cap Value, Great Companies-America and International Index, respectively.

Manufacturers Securities Services, LLC ("MSS"), a Delaware limited liability company controlled by Manulife USA, serves as investment adviser for the Trust (See Note 5) and Manulife Financial Securities, LLC ("MFS") a Delaware limited liability company controlled by Manulife USA, serves as principal underwriter of the variable contracts issued by Manulife USA and Manulife New York (See Note
6).

The Trust offers three classes of shares. Series I shares are offered for all portfolios with the exception of Great Companies-America. Effective July 9, 2003 Series I shares were offered for the first time on American Growth, American International, American Growth-Income, and American Blue Chip Income and Growth. Series II shares are offered for all portfolios with the exception of Equity Index, Small-Mid Cap, International Equity Select and High Grade Bond. Effective September 5, 2003, Series III shares were offered for all portfolios with the exception of Aggressive Growth, Small Company Blend, Dynamic Growth, All Cap Growth, Strategic Opportunities, International Stock, Overseas, International Value, Quantitative Mid Cap, Mid Cap Core, Capital Appreciation, All Cap Core, Large Cap Growth, Quantitative Equity, U.S. Large Cap, Strategic Value, Large Cap Value, Small Cap Opportunities, Small Company Value, Value, Equity Index, Great Companies-America, Income & Value, Balanced, Global Allocation, Diversified Bond, Small-Mid Cap, International Equity Select, High Grade Bond, American Growth, and American International, American Growth-Income, and American Blue Chip Income and Growth. In addition, the following portfolios are available under Series III, only as an underlying investment in the Lifestyle
Trusts: Aggressive Growth, All Cap Growth, International Stock, Overseas, International Value, Mid Cap Core, Capital Appreciation, Quantitative Equity,
US Large Cap, Strategic Value, Small Cap Opportunities, Small Company Value, Diversified Bond, Small-Mid Cap, International Equity Select, and High Grade Bond. Series I, Series II, and Series III shares are the same, except for differences in class expenses and voting rights with respect to its distribution plan (see Note 6).

CHANGE IN PORTFOLIO NAME. Effective May 1, 2003, the name of U.S. Large Cap Value was changed to U.S. Large Cap, the name of Tactical Allocation was changed to Global Allocation, and the name of Capital Opportunities was changed to Strategic Value.

CHANGE IN SUBADVISERS. Effective May 1, 2003, Miller Anderson & Sherrerd, LLP resigned as subadviser to Value and High Yield, The Dreyfus Corporation resigned as subadviser to All Cap Value, Founders Asset Management resigned as subadviser to International Small Cap and effective December 9, 2003, Putnam Investment Management, LLC resigned as subadviser to Global Equity. The Trustees, including a majority of Trustees who are not interested persons of the Trust, voted to approve Van Kampen Investments as subadviser to Value, Salomon Brothers Asset Management as subadviser to High Yield, Lord, Abbett & Company as subadviser to All Cap Value and Templeton Investment Counsel, Inc. as subadviser to International Small Cap and Global Equity.

NEW PORTFOLIOS. Effective May 5, 2003 Emerging Growth, Natural Resources, Mid Cap Core, Quantitative All Cap, Large Cap Value, Small Cap Opportunities, Special Value and Real Return Bond commenced operations. MFC Global Investment Management is the subadviser to Emerging Growth and Quantitative All Cap, Wellington Management Company, LLP is the subadviser to Natural Resources, AIM Capital Management is the subadviser to Mid Cap Core, Fund Asset Management, L.P. (doing business as "Mercury Advisers") is the subadviser to Large Cap Value, Munder Capital Management is the subadviser to Small Cap Opportunities, Salomon Brothers Asset Management, Inc. is the subadviser to Special Value, and Pacific Investment Management Company is the subadviser to Real Return Bond. Also effective May 5, 2003, American Growth, American International, American Growth-Income and American Blue Chip Income and Growth commenced operations. American Growth, American International, American Growth-Income and American Blue Chip Income and Growth each operate as a "feeder fund" which means that the portfolio does not buy investment securities directly. Instead, each invests in a "master fund" which in turn purchases investment securities.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

ORGANIZATION OF THE TRUST, CONTINUED

Each portfolio has the same investment objective and limitations as its master fund. Each master fund is a series of American Funds Insurance Series ("American Funds"). Each portfolio's master fund is listed below:

             TRUST FEEDER FUND                              AMERICAN FUND MASTER FUND
             -----------------                              -------------------------
American Growth Trust                           Growth Fund (Class 2 shares)
American International Trust                    International Fund (Class 2 shares)
American Growth-Income Trust                    Growth-Income Fund (Class 2 shares)
American Blue Chip Income and Growth Trust      Blue Chip Income and Growth Fund (Class 2 shares)

Effective August 4, 2003 Great Companies-America commenced operations. Great Companies-America, LLC is the subadviser to Great Companies-America. Great Companies-America is offered under Series II only.

REORGANIZATION. On May 1, 2003 the shareholders of the Trust voted to approve an Agreement and Plan of Reorganization (the "Agreement") of the Trust on behalf of the Internet Technologies Trust ("Internet Technologies"), the Telecommunications Trust ("Telecommunications"), the Mid Cap Growth Trust ("Mid Cap Growth"), and the Mid Cap Opportunities Trust ("Mid Cap Opportunities") portfolios (collectively, the "Transferor Portfolios") and the Science & Technology Trust (Science & Technology"), and the Dynamic Growth Trust ("Dynamic Growth") portfolios (collectively the "Acquiring Portfolios"). The agreement provided for : (a) the transfer of all assets, subject to all of the liabilities, of the Transferor Portfolios in exchange for a representative amount of the Acquiring Portfolios shares; (b) the liquidation of the Transferor Portfolios; and (c) the distribution to Transferor Portfolio shareholders of such Acquiring Portfolio shares. Based on the opinion of tax counsel, the reorganization qualified as a tax-free reorganization for federal income tax purposes with no gain or loss recognized to the portfolios or their shareholders. The expenses of the reorganization were borne by the Transferor Portfolios and the Acquiring Portfolios.

The effective time of the reorganization occurred immediately after the close of regularly scheduled trading on the New York Stock Exchange on May 2, 2003. As a result of the reorganization, the total value of all shares of each Acquiring Portfolio issued in the reorganization equaled the total value of the net assets of the corresponding Transferor Portfolios (including $782,073, $3,378,920, and $783,351 of unrealized appreciation from Telecommunications, Mid Cap Growth, and Mid Cap Opportunities, respectively and $3,139,619 of unrealized depreciation from Internet Technologies) acquired by such Acquiring Portfolios. The resulting activity was as follows:

                                                       SHARES     TOTAL NET ASSETS     NET ASSET VALUE
                                                       ------     ----------------     ---------------
Internet Technologies Series I at May 2, 2003        10,510,373     $ 30,853,020          $   2.94
Internet Technologies Series II at May 2, 2003        1,551,227        4,544,006              2.93

Telecommunications Series I at May 2, 2003            2,336,257       10,461,209              4.48
Telecommunications Series II at May 2, 2003             754,783        3,376,782              4.47

Science & Technology Series I at May 2, 2003         46,347,714      402,450,266              8.68
Science & Technology Series II at May 2, 2003         2,350,136       20,394,835              8.68

Science & Technology Series I after                  51,107,417      443,764,495              8.68
reorganization on May 2, 2003
Science & Technology Series II after                  3,262,669       28,315,623              8.68
reorganization on May 2, 2003

Mid Cap Growth Series I at May 2, 2003                3,841,162       30,416,167              7.92
Mid Cap Growth Series II at May 2, 2003               1,731,994       13,699,952              7.91

Mid Cap Opportunities Series I at May 2, 2003         2,199,418       17,399,010              7.91
Mid Cap Opportunities Series II at May 2, 2003          920,279        7,267,941              7.90

Dynamic Growth Series I at May 2, 2003               19,808,320       68,921,850              3.48
Dynamic Growth Series II at May 2, 2003               1,665,758        5,792,256              3.48

Dynamic Growth Series I after
reorganization on May 2, 2003:                       33,548,314      116,737,027              3.48
Dynamic Growth Series II after
reorganization on May 2, 2003:                        7,691,014       26,760,149              3.48

2. SIGNIFICANT ACCOUNTING POLICIES. The policies described below are followed by the Trust in the preparation of the financial statements. The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results may differ from these estimates.

SECURITY VALUATION. The net asset value of the shares of each portfolio is determined once daily as of the close of day-time trading of the New York Stock Exchange. Securities held by Money Market and short term instruments with remaining maturities of 60 days or less held by the other Portfolios of the Trust are valued at amortized cost, which approximates market value. All other securities held by the Portfolios are valued at the last sale price or official closing price (closing bid price or last evaluated quote if no sale has occurred) as of the close of business on a principal securities exchange (domestic or foreign) or, lacking any sales, at the closing bid price. Securities traded only in the over-the-counter market are valued at the last bid price quoted by brokers making markets in the securities at the close of trading. Investments in other mutual funds including underlying Portfolio shares held by the Lifestyle Trusts, American Growth, American International, American Growth-Income, and American Blue Chip Income and Growth are valued at their net asset value. Portfolio securities for which there are no such quotations, principally debt securities, are valued on the basis of the valuation provided by a pricing service, which utilizes both dealer-supplied and electronic data processing techniques.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Other assets and securities for which no such quotations are readily available are valued at their fair value as determined in good faith under consistently applied procedures established by and under the general supervision of the Board of Trustees. Generally, trading in non-U.S. securities is substantially completed each day at various times prior to the close of trading on the New York Stock Exchange. The values of such securities used in computing the net asset value of a portfolio's shares are generally determined as of such times.

Occasionally, events that affect the values of such securities may occur between the times at which they are generally determined and the close of the New York Stock Exchange. In such event, these securities will then be valued at their fair value as determined in good faith under consistently applied procedures established by and under the general supervision of the Board of Trustees.

SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME. Investment security transactions are accounted for on a trade date basis. Interest income is accrued as earned. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Foreign dividends are recorded on the ex-date or as soon after the ex-date that the Portfolio is aware of such dividends, net of all taxes. All original issue discounts are accreted for financial and tax reporting purposes. All discounts/premiums are accreted/amortized for financial reporting purposes. Non-cash dividends are recorded at the fair market value of the securities received. Debt obligations may be placed in a non-accrual status and related interest income may be reduced by ceasing current accruals and writing off interest receivables when the collection of all or a portion of interest has become doubtful based upon consistently applied procedures. Inflation indexed securities are fixed-income securities whose principal value is periodically adjusted according to the rate of inflation. Interest is accrued based upon the principal value, which is adjusted for inflation. Any increase in the principal amount of an inflation-indexed security is recorded as interest income, even though the principal is not received until maturity.

From time to time, certain of the Portfolios may invest in Real Estate Investment Trusts (REIT's) and as a result, will estimate the components of distributions from these securities. For the year ended December 31, 2003, distributions from REIT's received in excess of income are recorded as a reduction of cost of investments. Prior to January 1, 2003, had the Trust recorded distributions received from REIT's in excess of income as a reduction of the cost of investments, there would have been no impact on the total net assets but would have resulted in a decrease to dividend income of $2,668,881 and an increase to realized gain(loss) and unrealized gain(loss) of $1,847,569 and $821,285, respectively. The statements of changes in net assets and financial highlights for prior periods have not been reclassified to reflect this change in presentation.

The Portfolios use the First In, First Out method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes.

MULTI-CLASS OPERATIONS. All income, expenses (except class specific expenses) and realized and unrealized gains (losses) are allocated to each class based upon the relative net assets of each class. Dividends from net investment income are determined at a class level and distributions from capital gains are determined at a Portfolio level.

FOREIGN CURRENCY TRANSLATIONS. The accounting records of the Trust are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:

         (i) market value of securities, other assets and other liabilities at the current rate of exchange at period end of such currencies against U.S. dollars; and

         (ii) purchases and sales of securities, income and expenses at the rate of exchange quoted on the respective dates of such transactions.

Net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of foreign currency contracts, disposition of foreign currencies, the difference between the amount of net investment income accrued and the U.S. dollar amount actually received, and gains and losses between trade and settlement date on purchases and sales of securities.

The effects of changes in foreign currency exchange rates on investments in securities are included with the net realized and unrealized gain or loss on investment securities.

Certain Portfolios may be subject to capital gains and repatriation taxes imposed by certain countries in which they invest. Such taxes are generally based upon income and/or capital gains earned or repatriated. Taxes are accrued based upon net investment income, net realized gains and net unrealized appreciation as income and/or capital gains.

FORWARD FOREIGN CURRENCY CONTRACTS. All portfolios with the exception of Equity Index, U.S. Government Securities, Money Market, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460, Lifestyle Conservative 280, American Growth, American International, American Growth-Income and American Blue Chip Income and Growth may purchase and sell forward foreign currency contracts in order to hedge a specific transaction or portfolio position. Forward foreign currency contracts are valued at forward foreign currency exchange rates and marked to market daily.

The net U.S. dollar value of foreign currency underlying all contractual commitments held at the end of the period, the resulting net unrealized appreciation (depreciation) and related net receivable or payable amount are determined using forward foreign currency exchange rates supplied by a quotation service. The Portfolios could be exposed to risks in excess of amounts recognized on the Statements of Assets and Liabilities if the counterparties to the contracts are unable to meet the terms of their contracts or if the value of the forward foreign currency contract changes unfavorably.

Net realized gains (losses) on foreign currency and forward foreign currency contracts shown in the Statements of Operations, include net gains or losses realized by a Portfolio on contracts which have matured.

FUTURES. All Portfolios with the exception of Money Market, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280, American Growth, American International, American Growth-Income and American Blue Chip Income and Growth may purchase and sell financial futures contracts and options on those contracts. The Portfolios invest in contracts based on financial instruments such as U.S. Treasury Bonds or Notes or on securities indices such as the S&P 500 Index, in order to hedge against a decline in the value of securities owned by the Portfolios.

Upon entering into futures contracts, the Portfolio is required to deposit with a broker an amount, termed the initial margin, which typically represents a certain percentage of the purchase price indicated in the futures contract. Payments to and from the broker, known as variation margin, are required to be made on a daily basis as the price of the futures contract fluctuates, making the long or short positions in the contract more or less valuable. If the position is closed out by taking an opposite position prior to the settlement date of the futures contract, a final determination of variation margin is made, cash is required to be paid to or released by the broker, and the Portfolio realizes a gain or loss.

When a Portfolio sells a futures contract based on a financial instrument, the Portfolio becomes obligated to deliver that kind of instrument at an agreed upon date for a specified price.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

The Portfolio realizes a gain or loss depending on whether the price of an offsetting purchase is less or more than the price of the initial sale or on whether the price of an offsetting sale is more or less than the price of the initial purchase. The Portfolio could be exposed to risks if it could not close out futures positions because of an illiquid secondary market or the inability of counterparties to meet the terms of their contracts.

Futures contracts are valued at the quoted daily settlement prices established by the exchange on which they trade.

The following is a summary of open futures contracts at December 31, 2003:

                                                     SALE OF FUTURES CONTRACTS               PURCHASE OF FUTURE CONTRACTS
                                                     -------------------------               ----------------------------
                                               NUMBER                                   NUMBER
                                 EXPIRATION    OF OPEN      NOTIONAL     UNREALIZED     OF OPEN     NOTIONAL      UNREALIZED
                                    DATE      CONTRACTS      AMOUNT      GAIN/(LOSS)   CONTRACTS     AMOUNT       GAIN/(LOSS)
                                 ----------   ---------    -----------   -----------   ---------   -----------   -------------
ALL CAP CORE
Russell 2000 Index                Mar-2004                                                  50     $13,930,000   $      59,700
S&P 500 Index                     Mar-2004                                                  10     $ 2,776,500          67,065
                                                                                                                 -------------
                                                                                                                 $     126,765
                                                                                                                 =============
EQUITY INDEX
S&P 500 Index                     Mar-2004                                                  11     $ 3,054,150   $      64,812
                                                                                                                 =============

STRATEGIC BOND
US 20 yr Treasury Bond Future     Mar-2004                                                  40     $ 4,372,500   $      68,822
                                                                                                                 =============

US 5 yr Treasury Note Future      Mar-2004      (225)     ($25,115,625) ($   284,358)
US 10 yr Treasury Note Future     Mar-2004      (247)     ($27,729,609)     (360,404)
                                                                         -----------
                                                                        ($   644,762)
                                                                         ===========
GLOBAL BOND
U.S. 10 yr Treasury               Mar-2004                                                 297     $33,342,891   $     296,000
10 yr German Euro - BUND          Mar-2004                                                 233      33,208,464         480,121
5 yr German Euro - BOBL           Mar-2004                                                  72      10,026,887              74
Japan 10 yr Govt. Bonds           Mar-2004                                                  28      36,027,442          79,432
                                                                                                                 -------------
                                                                                                                 $     855,627
                                                                                                                 =============
US 30 yr Treasury Bond Future     Mar-2004        (9)     ($   983,813) ($     3,188)
                                                                         ===========

INVESTMENT QUALITY BOND
US 5 yr Treasury                  Mar-2004      (280)     ($31,255,000) ($   185,700)
US 10 yr Treasury                 Mar-2004       (60)     ($ 6,735,938)       (6,804)
                                                                         -----------
                                                                        ($   192,504)
                                                                         ===========

TOTAL RETURN
5 yr German Euro - BOBL           Mar-2004                                                 335     $46,652,879   $      41,135
Eurodollar                        Mar-2005                                                 131      31,908,325          50,075
Eurodollar                        Mar-2008                                                  38       8,992,700         (15,200)
Eurodollar                        Jun-2004                                                   9       2,217,825          14,850
Eurodollar                        Jun-2005                                                 117      28,375,425          33,888
Eurodollar                        Jun-2008                                                  38       8,982,250         (15,200)
Eurodollar                        Sep-2004                                                 196      48,140,050         326,156
Eurodollar                        Sep-2005                                                  51      12,322,238           3,188
Eurodollar                        Sep-2008                                                  38       8,972,275         (14,963)
Eurodollar                        Dec-2004                                                 182      44,517,200         100,338
Eurodollar                        Dec-2005                                                  64      15,414,400           4,800
Eurodollar                        Dec-2008                                                  38       8,963,250         (13,538)
U.S. 5 yr Treasury                Mar-2004                                               1,101     122,899,125       1,788,761
U.S. 10 yr Treasury               Mar-2004                                               2,766     310,526,719       4,669,409
Euribor                           Mar-2005                                                 132      40,353,882         123,914
Euribor                           Jun-2005                                                  24       7,318,170           6,578

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

                                                 SALE OF FUTURES CONTRACTS              PURCHASE OF FUTURE CONTRACTS
                                                 -------------------------              ----------------------------
                                           NUMBER                                    NUMBER
                             EXPIRATION   OF OPEN       NOTIONAL      UNREALIZED     OF OPEN     NOTIONAL      UNREALIZED
                                DATE      CONTRACTS      AMOUNT       GAIN/(LOSS)   CONTRACTS     AMOUNT       GAIN/(LOSS)
                             ----------   ---------   -------------   -----------   ---------   -----------    -----------
TOTAL RETURN, CONTINUED
Euribor                       Sep-2005                                                  24        7,301,539          5,216
Euribor                       Dec-2004                                                 269       82,443,913        318,276
Euribor                       Dec-2005                                                  24        7,287,175          4,988
                                                                                                               -----------
                                                                                                               $ 7,432,671
                                                                                                               ===========
U.S. 30 yr Treasury           Mar-2004      (439)     ($ 47,988,188)  ($  387,390)
                                                                       ==========

REAL RETURN BOND
Eurodollar                    Mar-2004        (4)     ($    987,750)   $    1,100)
                                                                       ==========

U.S. GOVERNMENT SECURITIES
U.S. 10 yr Treasury           Mar-2004       (51)     ($  5,725,547)  ($   74,415)
                                                                       ==========

SMALL CAP INDEX
Russell 2000 Index            Mar-2004                                                  69      $19,223,400    $   652,167
                                                                                                               ===========

INTERNATIONAL INDEX
British Pound                 Mar-2004                                                  14      $ 1,552,163    $    27,916
Australian Dollar             Mar-2004                                                   5          372,750          5,770
Share Price Index             Mar-2004                                                   6          373,275          5,131
Euro Currency                 Mar-2004                                                  17        2,663,475         59,161
Hang Seng Index               Jan-2004                                                   1           81,378            539
Topix Index                   Mar-2004                                                  12        1,170,486         53,913
Japanese Yen                  Mar-2004                                                  10        1,164,750          4,278
MSCI Pan Euro                 Mar-2004                                                 210        4,222,850         37,932
                                                                                                               -----------
                                                                                                               $   194,640
                                                                                                               ===========

MID CAP INDEX
S&P Midcap 400 Index          Mar-2004                                                  18      $ 5,184,450    $    68,192
                                                                                                               ===========
TOTAL STOCK MARKET INDEX
S&P Midcap 400 Index          Mar-2004                                                   2      $   576,050    $     5,786
Russell 2000 Index            Mar-2004                                                   4        1,114,400         27,522
S&P 500 Index                 Mar-2004                                                  28        7,774,200        206,154
                                                                                                               -----------
                                                                                                               $   239,462
                                                                                                               ===========

500 INDEX
S&P 500 Index                 Mar-2004                                                  75      $20,823,750    $   517,075
                                                                                                               ===========

PURCHASED AND WRITTEN OPTIONS. All Portfolios with the exception of Money Market, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460, Lifestyle Conservative 280, American Growth, American International, American Growth-Income and American Blue Chip Income and Growth may purchase and sell put and call options on securities, (whether or not it holds the securities in its portfolio) securities indices, currencies and futures contracts.

When a Portfolio writes a put or call option, an amount equal to the premium received by the Portfolio is recorded as a liability and is subsequently "marked-to-market" to reflect the current market value of the option written. If an option expires or if the Portfolio enters into an offsetting purchase option, the Portfolio realizes a gain (or loss if the cost of an offsetting purchase option exceeds the premium received when the option was written). If a written call option is exercised, the Portfolio realizes a gain or loss from the sale of the underlying security with the proceeds of the sale increased by the premium originally received. If a written put option is exercised, the amount of the premium originally received reduces the cost of the security the Portfolio purchases upon exercise of the option.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

When a Portfolio purchases a put or call option, the premium paid by the Portfolio is included in the Portfolio of Investments and subsequently "marked-to-market" to reflect the current market value of the option. If the purchased option expires, the Portfolio realizes a loss in the amount of the cost of the option. If a Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the original cost of the option. If a Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call.

If a Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security and the proceeds from such sale are decreased by the premium originally paid.

The Portfolios may use options to manage exposure to fluctuations in currency values. Writing puts and buying calls may increase the Portfolio's exposure to the underlying instrument. Buying puts and writing calls may decrease the Portfolio's exposure to the underlying instrument. Losses may arise from changes in the value of the underlying instruments, if there is an illiquid secondary market for the contracts or if the counterparties do not perform under the terms of the contract.

INTEREST RATE SWAPS. All Portfolios with the exception of Money Market, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460, Lifestyle Conservative 280, American Growth, American International, American Growth-Income and American Blue Chip Income and Growth may enter into interest rate swaps. Interest rate swaps involve the exchange of commitments to pay or receive interest of one instrument for that of another instrument (for example, an exchange of floating rate payments for fixed rate payments with respect to a notional principal amount). Net periodic interest payments to be received or paid are accrued daily and are recorded as interest income. Interest rate swaps are marked-to-market daily based upon quotations from market makers and the change, if any, is recorded as unrealized appreciation or depreciation. Payments received or paid at the end of the agreement are recorded as realized gains or losses. A Portfolio could be exposed to credit or market risk due to unfavorable changes in the fluctuation of interest rates, the possibility that there is no liquid market for these agreements or that the counterparty may default on its obligation to perform.

FORWARD COMMITMENTS. All Portfolios with the exception of Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460, Lifestyle Conservative 280, American Growth, American International, American Growth-Income and American Blue Chip Income and Growth may purchase or sell debt securities on a when issued or forward delivery basis, which means that the obligations will be delivered to the Portfolios of the Trust at a future date, which may be a month or more after the date of commitment. The price of the underlying securities and the date when the securities will be delivered and paid for are fixed at the time the transaction is negotiated. The Portfolio may receive compensation for interest forgone in the purchase of forward delivery securities. With respect to purchase commitments, each Portfolio identifies securities as segregated in its records with a value at least equal to the amount of the commitment. Losses may arise due to changes in the value of the underlying securities or if the counterparty does not perform under the contract, or if the issuer does not issue the securities due to political, economic, or other factors. The value of the securities underlying a forward commitment to purchase securities, and the subsequent fluctuations in their value, are taken into account when determining the Portfolio's net asset value starting on the day the Portfolio agrees to purchase the securities. The market values of the securities purchased on a forward delivery basis are identified in the portfolio of investments.

SECURITIES LENDING. All Portfolios with the exception of Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460, Lifestyle Conservative 280, American Growth, American International, American Growth-Income and American Blue Chip Income and Growth may lend securities in amounts up to 33 1/3% of their total non-cash assets to brokers, dealers and other financial institutions, provided such loans are callable at any time and are at all times fully secured by cash, cash equivalents or securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, marked to market to the value of the loaned securities on a daily basis. The Portfolios may bear the risk of delay in recovery of, or even of rights in, the securities loaned should the borrower of the securities fail financially. Consequently, loans of Portfolio securities will only be made to firms deemed by the subadvisers to be creditworthy. The Portfolios receive compensation for lending their securities either in the form of fees or by retaining a portion of interest on the investment of any cash received as collateral. Cash collateral is invested in the State Street Navigator Securities Lending Prime Portfolio.

All collateral received will be in an amount equal to at least 100% of the market value of the loaned securities and is intended to be maintained at that level during the period of the loan. The market value of the loaned securities is determined at the close of business of the Portfolio and any additional required collateral is delivered to the Portfolio the next business day. During the loan period, the Portfolio continues to retain rights of ownership, including dividends and interest of the loaned securities. At December 31, 2003, the values of securities loaned and of cash collateral were as follows:

                                MARKET VALUE OF      VALUE OF CASH
                               SECURITIES LOANED      COLLATERAL
                               -----------------    ---------------
Science & Technology           $      31,806,166    $    32,649,759
Pacific Rim Emerging Markets          17,931,267         18,941,969
Emerging Growth                        2,283,513          2,345,485
Aggressive Growth                     54,032,953         55,361,435(1)
Emerging Small Company                63,709,985         65,321,333(2)
Small Company Blend                   47,565,046         48,917,188(3)
Dynamic Growth                        21,333,311         21,844,442
Mid Cap Stock                         52,774,717         54,062,633
Natural Resources                     14,960,183         15,306,937
All Cap Growth                        30,462,631         31,142,453
Strategic Opportunities               73,812,128         75,581,538
Financial Services                     1,251,049          1,280,490
International Stock                   87,983,460         92,492,304
Overseas                              48,723,721         51,225,587(4)
International Small Cap               25,552,353         26,976,661
International Value                   44,130,352         46,428,194
Quantitative Mid Cap                   8,195,262          8,414,534
Mid Cap Core                           1,916,983          1,962,261
Utilities                              1,062,673          1,089,830
Real Estate Securities                 8,997,570          9,194,175
Small Cap Opportunities                9,312,855          9,545,847
Small Company Value                   52,465,890         53,925,328
Special Value                          4,137,021          4,248,886
Mid Cap Value                         35,467,894         36,322,557
All Cap Value                         13,551,652         13,885,067
Equity Index                             517,537            533,071
Fundamental Value                     15,288,431         15,667,588
Growth & Income                       31,921,690         32,650,450
Great Companies America                  290,731            297,150
Equity-Income                         49,650,250         50,949,353
Income and Value                      97,989,138        100,105,153
Global Allocation                        285,619            292,050
High Yield                           116,353,338        118,768,354
Strategic Bond                        36,481,235         37,464,550
Global Bond                           35,768,004         36,584,365
Diversified Bond                      88,554,425         90,346,566

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

                                MARKET VALUE OF      VALUE OF CASH
                               SECURITIES LOANED      COLLATERAL
                               -----------------    ---------------
Global Equity                  $       6,449,879    $     6,788,101
Strategic Growth                      11,334,525         11,640,290
Capital Appreciation                   6,917,821          7,070,818
Quantitative All Cap                   1,082,260          1,108,592
All Cap Core                           7,694,749          7,899,277
Large Cap Growth                      19,510,316         20,069,219
Quantitative Equity                   14,342,499         14,673,806
Blue Chip Growth                      98,061,165        100,351,928
U.S Large Cap                         64,631,229         66,142,244
Strategic Value                        3,805,919          3,948,925
Large Cap Value                        3,054,638          3,133,921
Investment Quality Bond               69,389,805         70,793,540
Total Return                         327,695,455        334,433,933
Real Return Bond                      18,591,282         18,972,000
Small Cap Index                       28,752,474         29,602,122(5)
International Index                    9,227,722          9,732,443(6)
Mid Cap Index                         14,747,247         15,125,107
Total Stock Market Index               5,296,027          5,450,409(7)
500 Index                             16,325,678         16,796,934
Small-Mid Cap                          9,376,565          9,626,360
International Equity Select            6,436,107          6,760,432
High Grade Bond                       39,158,811         39,953,319

(1) Comprised of $55,327,831 and $33,604 of cash collateral and securities collateral, respectively.

(2) Comprised of $64,954,221 and $367,112 of cash collateral and securities collateral, respectively.

(3) Comprised of $48,906,716 and $10,472 of cash collateral and securities collateral, respectively.

(4) Comprised of $51,204,315 and $21,272 of cash collateral and securities collateral, respectively.

(5) Comprised of $29,592,018 and $10,104 of cash collateral and securities collateral, respectively.

(6) Comprised of $9,718,352 and $14,091 of cash collateral and securities collateral, respectively.

(7) Comprised of $5,449,043 and $1,366 of cash collateral and securities collateral, respectively.

MORTGAGE DOLLAR ROLLS. All Portfolios, with the exception of Money Market, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460, Lifestyle Conservative 280, American Growth, American International, American Growth-Income and American Blue Chip Income and Growth may enter into mortgage dollar rolls in which they sell mortgage securities for delivery currently and simultaneously contract to repurchase similar, but not identical, securities at the same price or a lower price on an agreed upon date. The Portfolios receive compensation as consideration for entering into the commitment to repurchase. The compensation is the difference between the current sale price and the lower forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. A Portfolio may also be compensated by the receipt of a commitment fee. The compensation is recorded as deferred income and amortized to income over the roll period. As the holder, the counterparty receives all principal and interest payments, including prepayments, made with respect to the similar security. Mortgage dollar rolls may be renewed with a new sale and repurchase price with a cash settlement made at renewal without physical delivery of the securities subject to the contract.

FEDERAL INCOME TAXES. The Portfolios' policy is to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended, and to distribute substantially all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required. Each Portfolio of the Trust is treated as a separate taxpayer for federal income tax purposes.

DISTRIBUTION OF INCOME AND GAINS. Substantially all of the net investment income of Money Market is declared as a dividend to shareholders of record as of the close of business each day and is reinvested daily. During any particular year, net realized gains from investment transactions of each Portfolio, in excess of available capital loss carry-forwards of each Portfolio would be taxable to such Portfolio if not distributed. Therefore, each Portfolio of the Trust intends to distribute substantially all of its investment company taxable income and any net realized capital gains in order to avoid federal income tax. The Portfolios' distributions are based on income amounts determined in accordance with federal income tax regulations. The character of distributions made during the year from net investment income and net realized gains may differ for tax purposes due to various differences in recording net investment income and realized gains for financial statement and tax purposes.

EXPENSE ALLOCATION. Expenses not directly attributable to a particular Portfolio or class of shares are allocated based on the relative share of net assets of each Portfolio at the time the expense was incurred. Class specific expenses, such as Transfer Agent and Blue Sky fees, are accrued daily and charged directly to the respective share class.

REPURCHASE AGREEMENTS. Each Portfolio of the Trust may enter into repurchase agreements. When a Portfolio enters into a repurchase agreement through its custodian, it receives delivery of securities, the amount of which at the time of purchase and each subsequent business day is required to be maintained at such a level that the market value is generally at least 102% of the repurchase amount. Each Portfolio will take constructive receipt of all securities underlying the repurchase agreements it has entered into until such agreements expire. If the seller defaults, a Portfolio would suffer a loss to the extent that proceeds from the sale of underlying securities were less than the repurchase amount. Each Portfolio of the Trust may enter into repurchase agreements maturing within seven days with domestic dealers, banks or other financial institutions deemed to be creditworthy by the Adviser. Collateral for certain tri-party repurchase agreements is held at the custodian bank in a segregated account for the benefit of the Portfolio and the counterparty.

CAPITAL ACCOUNTS. The Portfolios report the undistributed net investment income and accumulated undistributed net realized gain (loss) accounts on a basis approximating amounts available for future tax distributions (or to offset future taxable realized gains when a capital loss carry-forward is available). Accordingly, each Portfolio of the Trust may periodically make reclassifications among certain capital accounts without impacting its net asset value.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

3. WRITTEN OPTIONS AND INTEREST RATE SWAPS.

The following is a summary of open written options outstanding at December 31, 2003:

                                        HEALTH SCIENCES           AGGRESSIVE GROWTH            ALL CAP GROWTH
                                    -------------------------    ----------------------    ------------------------
                                    NUMBER OF      PREMIUMS      NUMBER OF    PREMIUMS      NUMBER OF     PREMIUMS
                                    CONTRACTS      RECEIVED      CONTRACTS    RECEIVED      CONTRACTS     RECEIVED
                                    ---------    ------------    ---------   ----------    ----------    ----------
Options outstanding 12/31/2002         2,906     $   509,885          -              -          -                -
Options written                       30,514       7,464,586        597      $  76,669        197        $  66,113
Options closed &  expired            (25,679)     (5,637,173)      (329)       (47,097)      (197)         (66,113)
                                      ------     -----------        ---      ---------        ---        ---------
Options outstanding at 12/31/2003      7,741     $ 2,337,298        268      $  29,572          -                -
                                      ======     ===========        ===      =========        ===        =========

                                     CAPITAL APPRECIATION               GLOBAL BOND                    TOTAL RETURN
                                    NUMBER OF    PREMIUMS        NUMBER OF        PREMIUMS       NUMBER OF         PREMIUMS
                                    CONTRACTS    RECEIVED        CONTRACTS        RECEIVED       CONTRACTS         RECEIVED
                                    ---------    --------       -----------     -----------    -------------     ------------
Options outstanding 12/31/2002          -              -         33,675,204     $ 1,001,725      182,001,495     $ 4,194,771
Options written                        92        $   920         54,800,610       1,635,309       54,207,207       5,111,752
Options closed &  expired             (92)          (920)       (42,205,675)     (1,455,309)    (133,706,842)     (5,649,978)
                                       --        -------         ----------     -----------      -----------     -----------
Options outstanding at 12/31/2003       -              -         46,270,139     $ 1,181,725      102,501,860     $ 3,656,545
                                       ==        =======         ==========     ===========      ===========     ===========

                                           REAL RETURN
                                           -----------
                                      NUMBER OF     PREMIUMS
                                      CONTRACTS     RECEIVED
                                    ------------    ---------
Options outstanding 12/31/2002                 -            -
Options written                       60,400,000    $ 526,152
Options closed &  expired                      -            -
                                      ----------    ---------
Options outstanding at 12/31/2003     60,400,000    $ 526,152
                                      ==========    =========

Written options outstanding at December 31, 2003:

                                                                              NUMBER OF
PORTFOLIO                       DESCRIPTION                       TYPE        CONTRACTS      EXPIRATION DATE      VALUE
---------                       -----------                       ----        ---------      ---------------      -----
HEALTH SCIENCES
         Merck & Co (Strike price of $55.00)                      Put             15              Jan-04        $( 6,900)
         Merck & Co (Strike price of $60.00)                      Put             41              Jan-04         (40,180)
         Merck & Co (Strike price of $65.00)                      Put             32              Jan-04         (60,160)
         Genentech, Inc. (Strike price of $95.00)                 Put             43              Jan-04         (13,330)
         MGI Pharma, Inc. (Strike price of $45.00)                Put             44              Jan-04         (22,000)
         Cephalon, Inc. (Strike price of $45.00)                  Put             35              Jan-04            (875)
         Trimeris, Inc. (Strike price of $30.00)                  Call             7              Jan-04             (70)
         Molecular Devices (Strike price of $22.50)               Put             72              Jan-04         (23,040)
         Imclone System, Inc. (Strike price of $50.00)            Call           110              Jan-04          (2,200)
         Gilead Sciences, Inc. (Strike price of $60.00)           Call            28              Jan-04          (2,380)
         Amgen, Inc. (Strike price of $65.00)                     Call            73              Jan-04          (1,095)
         Imclone System, Inc. (Strike price of $40.00)            Put             38              Jan-04          (7,220)
         Imclone System, Inc. (Strike price of $45.00)            Put             38              Jan-04         (22,040)
         Genentech, Inc. (Strike price of $95.00)                 Call            77              Jan-04         (13,860)
         Amerisourcebergen Corp. (Strike price of $60.00)         Call           112              Feb-04         (12,006)
         Protein Design Labs (Strike price of $12.50)             Put             70              Feb-04            (700)
         Imclone System, Inc. (Strike price of $40.00)            Put             51              Feb-04         (20,910)
         Imclone System, Inc. (Strike price of $45.00)            Put             73              Feb-04         (54,020)
         Gilead Sciences, Inc. (Strike price of $60.00)           Call           364              Feb-04         (78,260)
         Gilead Sciences, Inc. (Strike price of $50.00)           Put             15              Feb-04            (825)
         Neurocrine Biosciences (Strike price of $55.00)          Call            72              Feb-04         (14,040)
         Gilead Sciences, Inc. (Strike price of $55.00)           Put             75              Feb-04         (11,625)

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

WRITTEN OPTIONS AND INTEREST RATE SWAPS, CONTINUED

                                                                         NUMBER OF
PORTFOLIO                    DESCRIPTION                         TYPE    CONTRACTS    EXPIRATION DATE    VALUE
---------                    -----------                         ----    ---------    ---------------  --------
HEALTH SCIENCES, CONTINUED
         Triad Hospitals, Inc. (Strike price of $35.00)          Call        75           Feb-04       ($ 5,250)
         Anthem, Inc. (Strike price of  $75.00)                  Put         59           Mar-04        (16,225)
         Pfizer, Inc. (Strike price of $32.50)                   Put         74           Mar-04         (2,960)
         Medimmune, Inc. (Strike price of $30.00)                Call        95           Mar-04         (4,275)
         Cardinal Health, Inc. (Strike price of $65.00)          Call       157           Mar-04        (18,840)
         Omnicare, Inc. (Strike price of $40.00)                 Call        74           Mar-04        (14,800)
         Medimmune, Inc. (Strike price of $27.50)                Call        74           Mar-04         (7,400)
         Angiotech Pharmaceuticals (Strike price of $50.00)      Put         52           Mar-04        (29,120)
         Martek Biosciences Corp. (Strike price of $65.00)       Call        37           Mar-04        (17,760)
         Lilly Eli & Co (Strike price of $75.00)                 Call        73           Apr-04        (13,285)
         Chiron Corp. (Strike price of $50.00)                   Put         68           Apr-04         (7,140)
         Intermune, Inc. (Strike price of $20.00)                Put         34           Apr-04         (3,740)
         Lilli Eli & Co (Strike price of $60.00)                 Put         34           Apr-04         (3,400)
         Intermune, Inc. (Strike price of $25.00)                Put         34           Apr-04        (10,540)
         C.R. Bard, Inc. (Strike price of $70.00)                Put         34           Apr-04         (1,700)
         C.R. Bard, Inc. (Strike price of $75.00)                Put         34           Apr-04         (4,420)
         Adolor Corp.(Strike price of $17.50)                    Put         68           Apr-04         (5,440)
         Trimeris, Inc. (Strike price of $30.00)                 Call       400           Apr-04        (12,000)
         Guidant Corp. (Strike price of $55.00)                  Put         54           Apr-04         (7,020)
         Lilli Eli & Co (Strike price of $70.00)                 Call        71           Apr-04        (27,690)
         St. Jude Medical, Inc. (Strike price of $60.00)         Put         36           Apr-04        (10,800)
         Amgen, Inc. (Strike price of $65.00)                    Put         60           Apr-04        (30,000)
         CV Therapeutics, Inc. (Strike price of $20.00)          Call        75           Apr-04         (3,375)
         Allergan, Inc. (Strike price of $85.00)                 Call        39           Apr-04         (2,730)
         Wyeth (Strike price of $45.00)                          Call       149           Apr-04        (16,390)
         Vertex Pharmaceuticals, Inc. (Strike price of $10.00)   Call        80           Apr-04         (9,200)
         Amylin Pharmaceuticals, Inc. (Strike price of $30.00)   Call       217           Apr-04         (5,425)
         Universal Health (Strike price of $50.00)               Call        73           Apr-04        (35,770)
         St. Jude Medical, Inc. (Strike price of $60.00)         Call        36           Apr-04        (15,480)
         Biogen Idec, Inc. (Strike price of $40.00)              Call       194           Apr-04        (25,220)
         Amgen, Inc. (Strike price of $65.00)                    Call       149           Apr-04        (26,820)
         Wyeth (Strike price of $40.00)                          Put         74           Apr-04        (10,360)
         Wyeth (Strike price of $35.00)                          Put         37           Apr-04         (1,295)
         ICOS Corp. (Strike price of $50.00)                     Put        104           Apr-04        (98,800)
         Imclone System, Inc. (Strike price of $45.00)           Put         36           May-04        (33,120)
         Alcon, Inc. (Strike price of $60.00)                    Call        88           May-04        (32,560)
         Laboratory Corp. of America (Strike price of $35.00)    Put         19           May-04         (2,565)
         Neurocrine Biosciences (Strike price of $60.00)         Call       108           May-04        (21,060)
         Quest Diagnostics (Strike price of $80.00)              Put         37           May-04        (30,340)
         HCA, Inc. (Strike price of $45.00)                      Put         73           May-04        (24,090)
         Barr Labs, Inc. (Strike price of $70.00)                Put         45           May-04        (11,250)
         HCA, Inc. (Strike price of $45.00)                      Call       147           May-04        (20,580)
         Boston Scientific (Strike price of $37.50)              Call       228           May-04        (52,440)
         Millenium Pharmaceuticals (Strike price of $20.00)      Call       169           May-04        (26,195)
         Wilson Great Batch (Strike price of $45.00)             Put         35           May-04        (14,700)
         Invitrogen Corp. (Strike price of $70.00)               Put         45           May-04        (28,350)
         Forest Labs, Inc. (Strike price of $70.00)              Call        74           May-04        (11,100)
         Gilead Sciences, Inc. (Strike price of $70.00)          Call       113           May-04        (14,690)
         Cardinal Health, Inc. (Strike price of $65.00)          Call        32           Jun-04         (7,570)
         Pfizer, Inc. (Strike price of $37.50)                   Put        113           Jun-04        (36,949)

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

WRITTEN OPTIONS AND INTEREST RATE SWAPS, CONTINUED

                                                                               NUMBER OF
PORTFOLIO                    DESCRIPTION                            TYPE       CONTRACTS    EXPIRATION DATE      VALUE
---------                    -----------                         ----------    ----------   ---------------  -------------
HEALTH SCIENCES, CONTINUED
         Pfizer, Inc. (Strike price of $32.50)                      Put               146        Jun-04      ($     11,680)
         Medimmune, Inc. (Strike price of $32.50)                   Call              109        Jun-04             (5,994)
         Medimmune, Inc. (Strike price of $30.00)                   Call              269        Jun-04            (26,900)
         Caremark Rx, Inc. (Strike price of $25.00)                 Put                37        Jun-04             (7,770)
         Martek Biosciences Corp. (Strike price of $60.00)          Put                75        Jun-04            (32,250)
         Pfizer, Inc. (Strike price of $37.50)                      Call              223        Jun-04            (17,840)
         Medimmune, Inc. (Strike price of $27.50)                   Call              108        Jun-04            (18,900)
         Ivax Corp. (Strike price of $25.00)                        Put                74        Jun-04            (21,830)
         Johnson & Johnson (Strike price of $55.00)                 Call              316        Jul-04            (39,500)
         Amylin Pharmaceuticals, Inc. (Strike price of $30.00)      Call               73        Jul-04             (5,840)
         Universal Health (Strike price of $55.00)                  Put                40        Jul-04            (18,000)
         CV Therapeutics, Inc. (Strike price of $17.50)             Call              150        Jul-04            (26,250)
         Bard C.R., Inc. (Strike price of $85.00)                   Put                39        Jul-04            (25,350)
         Universal Health Services (Strike price of $50.00)         Call               38        Jul-04            (23,560)
         MGI Pharma, Inc. (Strike price of $45.00)                  Put                22        Jul-04            (16,500)
         Invitrogen Corp. (Strike price of $70.00)                  Put                60        Aug-04            (46,800)
         Anthem, Inc. (Strike price of  $80.00)                     Put                38        Jan-05            (18,620)
         Merck & Co (Strike price of $50.00)                        Put               153        Jan-05            (70,380)
                                                                                                              ------------
                                                                                                             ($  1,713,930)
                                                                                                              ============
AGGRESSIVE GROWTH TRUST
         Pixar (Strike price $75.00)                                Call               18        Jan-04      ($        450)
         Sandisk Corp. (Strike price $75.00)                        Call               55        Jan-04               (825)
         Nvidia Corp (Strike price $22.50)                          Call               85        Jan-04            (11,050)
         Sandisk Corp. (Strike price $65.00)                        Call               10        Jan-04             (1,250)
         Red Hat, Inc. (Strike price $20.00)                        Call              100        Jan-04             (4,500)
                                                                                                              ------------
                                                                                                             ($     18,075)
                                                                                                              ============
GLOBAL BOND
         U.S. Treasury Bonds 30 Yr Futures (Strike price of
         $111.00)                                                   Call               14        Feb-04      ($     31,719)
         U.S. Treasury Notes 10 Yr Futures (Strike price of
         $115.00)                                                   Call              125        Feb-04            (50,578)
         Swap Option 3 Month LIBOR (Strike price of $4.00)          Call        1,600,000        Mar-04                 (2)
         Swap Option 3 Month LIBOR (Strike price of $6.00)          Put         5,100,000        Mar-04             (1,530)
         Swap Option 3 Month LIBOR (Strike price of $4.25)          Call        3,700,000        Jun-04            (31,850)
         Swap Option 3 Month LIBOR (Strike price of $6.00)          Put         7,100,000        Oct-04            (55,038)
         Swap Option 3 Month LIBOR (Strike price of $3.80)          Call        7,100,000        Oct-04            (57,212)
         Swap Option 3 Month LIBOR (Strike price of $5.75)          Put           700,000        Aug-05            (42,824)
         Swap Option 3 Month LIBOR (Strike price of $5.75)          Call          700,000        Aug-05            (42,824)
         Swap Option 3 Month LIBOR (Strike price of $5.75)          Call        6,900,000        Aug-05           (344,972)
         Swap Option 3 Month LIBOR (Strike price of $5.75)          Put         6,900,000        Aug-05           (344,972)
         Swap Option 3 Month LIBOR (Strike price of $6.00)          Put         2,500,000        Sep-05            (62,853)
         Swap Option 3 Month LIBOR (Strike price of $4.00)          Call        2,500,000        Sep-05            (28,473)
         Swap Option 3 Month LIBOR (Strike price of $4.375)         Call        1,000,000        Dec-06            (15,000)

         OTC % U.S. Dollar Forward Delta/Neutral Straddle vs.
         Japanese Yen Strike and premium determined on
         12/18/2007, based upon implied volatility parameter
         of 18.500%. Counterparty: AIG International Inc.        Call & Put       470,000        Dec-12             18,671
                                                                                                              ------------
                                                                                                             ($  1,091,176)
                                                                                                              ============
TOTAL RETURN
         U. S. Treasury Notes 10 Yr Futures (Strike price of
           $108.00)                                                 Call              189        Feb-04      ($    218,531)
         U. S. Treasury Notes 10 Yr Futures (Strike price of
           $113.00)                                                 Put               115        Feb-04            (35,938)
         Swap Option 3 Month LIBOR (Strike price of $4.00)          Call       19,000,000        Mar-04            (19,741)

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

WRITTEN OPTIONS AND INTEREST RATE SWAPS, CONTINUED

                                                                                 NUMBER OF
PORTFOLIO                DESCRIPTION                             TYPE            CONTRACTS   EXPIRATION DATE      VALUE
---------                -----------                             ----            ---------   ---------------      -----
TOTAL RETURN, CONTINUED
         Swap Option 3 Month LIBOR (Strike price of $3.25)       Call            3,000,000       Mar-04            ($5,535)
         Swap Option 3 Month LIBOR (Strike price of $4.00)       Call            7,800,000       Mar-04             (8,728)
         Swap Option 3 Month LIBOR (Strike price of $4.00)       Call            7,900,000       Mar-04             (8,840)
         Eurodollar (Strike price of $97.25)                      Put                   11       Mar-04                (69)
         Eurodollar (Strike price of $98.50)                     Call                   22       Mar-04            (15,813)
         Eurodollar (Strike price of $97.75)                      Put                   71       Mar-04               (887)
         EURIBOR Futures (Strike price $95.00)                    Put                  800       Mar-04                (76)
         EURIBOR Futures (Strike price $97.50)                    Put                   76       Mar-04                390
         Eurodollar (Strike price of $98.00)                      Put                  365       Jun-04            (41,063)
         Swap Option 3 Month LIBOR (Strike price of $5.97)       Call           13,200,000       Oct-04         (1,124,231)
         Swap Option 3 Month LIBOR (Strike price of $5.97)        Put           13,200,000       Oct-04           (102,920)
         Swap Option 3 Month LIBOR (Strike price of $6.00)        Put            3,400,000       Oct-04            (28,128)
         Swap Option 3 Month LIBOR (Strike price of $6.00)       Call            3,400,000       Oct-04           (291,414)
         EURIBOR Futures (Strike price $97.00)                    Put                   60       Dec-04              2,021
         EURIBOR Futures (Strike price $94.25                     Put                  151       Dec-04                  -
         Swap Option 3 Month LIBOR (Strike price of $6.70)        Put           11,600,000       Jun-05           (140,650)
         Swap Option 3 Month LIBOR (Strike price of $6.00)       Call           20,000,000       Jun-05         (1,471,260)
                                                                                                               -----------
                                                                                                               ($3,511,413)
                                                                                                                ==========
REAL RETURN BOND
         Swap Option 3 Month LIBOR (Strike price of $6.50)        Put            6,800,000       Oct-04       ($    30,172)
         Swap Option 3 Month LIBOR (Strike price of $4.00)       Call            6,800,000       Oct-04            (78,098)
         Swap Option 3 Month LIBOR (Strike price of $6.00)        Put            8,300,000       Oct-04            (64,342)
         Swap Option 3 Month LIBOR (Strike price of $3.80)       Call            8,300,000       Oct-04            (66,881)
         Swap Option 3 Month LIBOR (Strike price of $4.00)       Call           15,100,000       Nov-04           (102,770)
         Swap Option 3 Month LIBOR (Strike price of $7.00)        Put           15,100,000       Nov-04            (70,970)
                                                                                                               -----------
                                                                                                              ($   413,233)
                                                                                                               ===========

The following is a summary of open interest rate swap contracts outstanding in Global Bond, Total Return and Real Return Bond as of December 31, 2003:

                                                                                                                      UNREALIZED
                                  EFFECTIVE   TERMINATION                                                            APPRECIATION
 NOTIONAL AMOUNT  COUNTER PARTY     DATE         DATE               PAYMENT           RECEIPT          FREQUENCY    (DEPRECIATION)
 ---------------  -------------     ----         ----               -------           -------        -------------  --------------
GLOBAL BOND
  3,100,000 USD  Bank of America   6/16/2004    6/16/2014             Fixed 5.00%   3 Month LIBOR    semi-annually     ($25,932)
    700,000 USD  Bank of America   6/16/2004    6/16/2024             Fixed 5.00%   3 Month LIBOR    semi-annually       39,944
 12,300,000 EUR  Citibank          6/17/2002    6/18/2012             Fixed 5.00% 6 Month EURIBOR      annually        (832,752)
 43,000,000 HKD  Goldman Sachs      2/8/2001     2/8/2006            Fixed 5.753%   3 Month HIBOR      quarterly       (455,370)
 58,600,000 HKD  Goldman Sachs    12/17/2003   12/17/2008            Fixed 4.235%   3 Month HIBOR      quarterly       (235,185)
310,000,000 JPY  Goldman Sachs     3/21/2002    9/21/2011             Fixed 1.30%   6 Month LIBOR    semi-annually      (30,831)
    200,000 EUR  Goldman Sachs     6/17/2002    6/17/2012             Fixed 5.00% 6 Month EURIBOR      Annually         (13,541)
    500,000 GBP  Goldman Sachs     3/15/2011    3/15/2016             Fixed 5.50%   6 Month LIBOR    semi-annually      (11,253)
  4,800,000 EUR  Goldman Sachs     3/20/2013    3/20/2018        6 Month EURIBOR      Fixed 6.00%       annually         58,530
  3,600,000 GBP  Goldman Sachs     3/20/2013    3/20/2018             Fixed 5.00%   6 Month LIBOR    semi-annually        2,423
  7,400,000 CHF  JP Morgan         3/29/2004    3/29/2005      3 Month LIBOR BBA+      Fixed 1.50%      annually         34,832
 12,200,000 EUR  JP Morgan         3/15/2012    3/15/2017        6 Month EURIBOR       Fixed 6.00%      annually        189,422
  9,100,000 EUR  JP Morgan         3/20/2013    3/20/2018        6 Month EURIBOR       Fixed 6.00%      annually        110,964
    500,000 USD  Merrill Lynch    12/31/2003    3/31/2004  1 Month - 65 BP LIBOR      Lehman CMBS++     monthly               -
  3,800,000 EUR  Merrill Lynch     3/15/2005    3/15/2007        6 Month EURIBOR       Fixed 4.00%      annually         22,158
  8,000,000 GBP  Merrill Lynch     3/20/2013    3/20/2018             Fixed 5.00%   6 Month LIBOR    semi-annually        4,741
 12,400,000 USD  Merrill Lynch     6/16/2004    6/16/2024             Fixed 5.00%   3 Month LIBOR    semi-annually      707,581

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

WRITTEN OPTIONS AND INTEREST RATE SWAPS, CONTINUED

                                                                                                                       UNREALIZED
                                     EFFECTIVE   TERMINATION                                                          APPRECIATION
 NOTIONAL AMOUNT     COUNTER PARTY     DATE         DATE              PAYMENT             RECEIPT        FREQUENCY    (DEPRECIATION)
 ---------------     -------------   ---------   -----------          -------             -------      -------------   ------------
GLOBAL BOND,
CONTINUED
    800,000 GBP     Morgan Stanley    6/17/2006    6/17/2013             Fixed 5.00%    6 Month LIBOR   semi-annually  $    10,775
  1,100,000 EUR     Morgan Stanley    6/16/2004    6/16/2014             Fixed 5.00%  6 Month EURIBOR     annually         (48,864)
  1,700,000 USD     Morgan Stanley    6/16/2004    6/16/2014             Fixed 5.00%    3 Month LIBOR   semi-annually      (14,221)
  9,070,000 GBP     Morgan Stanley    3/15/2011    3/15/2016             Fixed 5.50%    6 Month LIBOR   semi-annually     (204,129)
  4,100,000 GBP     Morgan Stanley    3/15/2012    3/15/2017             Fixed 5.00%    6 Month LIBOR   semi-annually       12,281
  6,500,000 EUR     Morgan Stanley    3/15/2012    3/15/2017        6 Month EURIBOR        Fixed 6.00%    annually         100,266
    400,000 GBP     Morgan Stanley    3/20/2013    3/20/2018             Fixed 5.00%    6 Month LIBOR   semi-annually          237
  2,000,000 EUR     Morgan Stanley    9/17/2001    3/15/2031             Fixed 6.00%  6 Month EURIBOR   semi-annually     (378,272)
  3,900,000 EUR     Morgan Stanley    6/17/2002   12/15/2031             Fixed 5.50%    6 Month LIBOR      annually       (368,015)
  9,800,000 USD     UBS Warburg       6/18/2003    6/18/2010             Fixed 5.00%    3 Month LIBOR   semi-annually     (538,304)
330,000,000 JPY     UBS Warburg       3/22/2004    3/20/2012             Fixed 0.80%    6 Month LIBOR   semi-annually      106,308
320,000,000 JPY     UBS Warburg       6/18/2003    6/18/2013            Fixed 0.695%    6 Month LIBOR   semi-annually      176,098
 19,700,000 USD     UBS Warburg       6/16/2004    6/16/2014             Fixed 5.00%    3 Month LIBOR   semi-annually     (164,791)
  2,100,000 EUR     UBS Warburg       3/15/2012    3/15/2017        6 Month EURIBOR        Fixed 6.00%    annually          32,394
  1,400,000 GBP     UBS Warburg       6/15/2012    6/15/2017             Fixed 5.00%    6 Month LIBOR   semi-annually        3,731
    700,000 EUR     UBS Warburg       3/20/2013    3/20/2018        6 Month EURIBOR        Fixed 6.00%    annually           8,536
    900,000 USD     UBS Warburg       6/16/2004    6/16/2024             Fixed 5.00%    3 Month LIBOR   semi-annually       51,357
                                                                                                                      ------------
                                                                                                                       ($1,648,882)
                                                                                                                      ============
TOTAL RETURN
 54,900,000 USD     Bank of America   6/16/2004    6/16/2009          3 Month LIBOR        Fixed 4.00%  semi-annually    ($133,407)
  1,300,000 USD     Bear Stearns     12/10/2003     7/1/2004  1 Month - 65 BP LIBOR       Lehman CMBS++    monthly          11,515
 38,400,000 USD     Goldman Sachs     6/16/2004    6/16/2009          3 Month LIBOR       Fixed 4.00%   semi-annually      (93,312)
  3,200,000 GBP     Goldman Sachs     3/15/2012    3/15/2017             Fixed 5.00%    6 Month LIBOR   semi-annually        8,528
  7,100,000 EUR     Goldman Sachs     3/15/2012    3/15/2017        6 Month EURIBOR        Fixed 6.00%    annually         109,522
 36,100,000 EUR     JP Morgan        12/21/2005   12/21/2007        6 Month EURIBOR        Fixed 4.00%    annually         (89,376)
  1,000,000 EUR     JP Morgan         3/15/2012    3/15/2017        6 Month EURIBOR        Fixed 6.00%    annually          15,426
    600,000 GBP     JP Morgan         3/15/2012    3/15/2017             Fixed 5.00%    6 Month LIBOR   semi-annually        1,599
  3,300,000 EUR     JP Morgan         3/15/2017    3/15/2032        6 Month EURIBOR        Fixed 6.00%    annually          60,975
  1,800,000 GBP     JP Morgan         3/15/2017    3/15/2032            Fixed  5.00%    6 Month LIBOR   semi-annually      (57,206)
 34,400,000 EUR     Merrill Lynch     3/15/2005    3/15/2007        6 Month EURIBOR        Fixed 4.00%    annually         200,587
150,000,000 JPY     Morgan Stanley     6/2/2005     6/2/2012             Fixed 1.07%    6 Month LIBOR   semi-annually       37,516
  1,200,000 GBP     UBS Warburg       3/15/2012    3/15/2017             Fixed 5.00%    6 Month LIBOR   semi-annually        3,198
  2,700,000 EUR     UBS Warburg       3/15/2017    3/15/2032        6 Month EURIBOR        Fixed 6.00%    annually          49,888
  1,700,000 GBP     UBS Warburg       3/15/2017    3/15/2032             Fixed 5.00%    6 Month LIBOR   semi-annually      (54,119)
                                                                                                                      ------------
                                                                                                                       $    71,334
                                                                                                                      ============
REAL RETURN BOND
  3,300,000 USD     Morgan Stanley    6/16/2004    6/16/2014          3 Month LIBOR        Fixed 5.0%  semi-annually   $    28,974
                                                                                                                      ============

+    British Banker Association

++   Commercial Mortgage-Backed Securities

4. PURCHASES AND SALES OF SECURITIES. The following summarizes the securities transactions (except for short-term investments) for the Portfolios (with the exception of Money Market) for the year ended December 31, 2003:

                                                        PURCHASES                            SALES
                                           ---------------------------------    ------------------------------
PORTFOLIO                                  U.S. GOVERNMENT      OTHER ISSUES    U.S GOVERNMENT    OTHER ISSUES
---------                                  ---------------      ------------    --------------    ------------
Science & Technology                                    --      $268,545,387                --    $261,727,504
Pacific Rim Emerging Markets                            --        47,492,644                --      34,565,359
Health Sciences                                         --        92,626,233                --      49,383,611
Emerging Growth *                                       --        18,031,544                --      10,225,561

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

PURCHASES AND SALES OF SECURITIES, CONTINUED

                                                             PURCHASES                            SALES
                                                ---------------------------------   ---------------------------------
PORTFOLIO                                       U.S. GOVERNMENT     OTHER ISSUES    U.S GOVERNMENT      OTHER ISSUES
---------                                       ---------------   ---------------   ---------------   ---------------
Aggressive Growth                                            --   $   173,443,272                --   $   177,091,495
Emerging Small Company                                       --       189,698,312                --       176,825,843
Small Company Blend                                          --        83,004,711                --        55,605,099
Dynamic Growth                                               --       166,513,220                --       163,690,317
Mid Cap Stock                                                --       393,059,587                --       332,850,511
Natural Resources *                                          --       141,019,126                --        26,435,824
All Cap Growth                                               --       293,998,902                --       303,696,067
Strategic Opportunities                                      --       919,946,595                --       986,343,858
Financial Services                                           --        33,804,557                --        15,050,160
International Stock                                          --       475,088,718                --       476,783,825
Overseas                                                     --       368,595,422                --       349,239,675
International Small Cap                                      --       353,260,495                --       249,544,220
International Value                                          --       164,206,023                --       149,816,705
Quantitative Mid Cap                                         --       103,560,826                --        96,817,710
Mid Cap Core *                                               --        40,890,126                --         6,322,787
Global Equity                                                --       525,468,283                --       617,563,080
Strategic Growth                                             --       194,746,047                --       146,665,540
Capital Appreciation                                         --       134,006,042                --       102,091,953
Quantitative All Cap *                                       --         7,265,674                --         3,440,693
All Cap Core                                                 --       423,741,360                --       459,282,261
Large Cap Growth                                             --       264,416,066                --       267,958,630
Quantitative Equity                                          --       307,807,945                --       338,596,366
Blue Chip Growth                                             --       449,701,578                --       434,465,409
U.S. Large Cap (formerly, U.S. Large Cap
Value)                                                       --       156,016,073                --       191,047,953
Strategic Value (formerly, Capital
Opportunities)                                               --       129,807,187                --        52,848,363
Large Cap Value *                                            --        20,113,169                --         8,222,842
Utilities                                       $     2,185,212        63,197,051   $     3,015,495        46,601,521
Real Estate Securities                                       --       262,285,659                --       135,265,177
Small Cap Opportunities *                                    --        60,397,449                --         7,310,167
Small Company Value                                          --       102,929,938                --        55,795,402
Special Value *                                              --        15,127,562                --         2,753,680
Mid Cap Value                                                --       150,674,890                --       119,553,458
Value                                                        --       464,918,331                --       501,368,139
All Cap Value                                                --       263,341,846                --        76,704,242
Equity Index                                                 --         1,220,013                --        11,142,025
Fundamental Value                                            --       151,036,828                --        46,005,895
Growth & Income                                              --       589,276,899                --       716,097,884
Great Companies-America **                                   --         2,523,973                --           121,744
Equity-Income                                                --       356,855,368                --       178,955,876
Income and Value                                    320,424,206       159,101,819       293,381,913       175,097,780
Balanced                                             42,937,831       121,948,468        48,895,385       119,857,117
Global Allocation (formerly, Tactical
Allocation)                                          27,788,196        69,694,847        18,344,403        77,225,430
High Yield                                                   --       867,202,717         1,773,059       446,822,933
Strategic Bond                                      168,902,968       225,529,878        55,693,797       348,137,908
Global Bond                                         333,157,980       573,257,671       378,060,609       598,060,540
Diversified Bond                                    571,270,999       114,818,782       587,704,910        99,498,324
Investment Quality Bond                                      --       292,235,723        42,315,272       282,839,550
Total Return                                      2,597,362,936       963,152,692     2,553,404,096     1,345,461,182
Real Return Bond *                                2,018,845,209        34,435,686     1,738,724,583           455,509
U.S. Government Securities                          760,910,987                --       707,240,432       107,632,348
Small Cap Index                                              --        93,526,872                --        33,052,724
International Index                                          --        20,966,002                --         8,093,540
Mid Cap Index                                                --        58,474,480                --        10,144,841

 MANUFACTURERS INVESTMENT TRUST
 NOTES TO FINANCIAL STATEMENTS - CONTINUED

PURCHASES AND SALES OF SECURITIES, CONTINUED

                                                         PURCHASES                           SALES
                                              --------------------------------   -------------------------------
  PORTFOLIO                                   U.S. GOVERNMENT    OTHER ISSUES    U.S GOVERNMENT     OTHER ISSUES
------------                                  ---------------   --------------   --------------     ------------
Total Stock Market Index                                   --   $   71,314,220               --     $  5,472,529
500 Index                                                  --      170,704,611               --        6,084,055
Lifestyle Aggressive 1000                                  --      335,223,754               --      165,814,608
Lifestyle Growth 820                                       --    1,339,815,800               --      688,646,559
Lifestyle Balanced 640                                     --    1,549,003,888               --      803,640,312
Lifestyle Moderate 460                                     --      523,801,404               --      256,953,579
Lifestyle Conservative 280                                 --      293,723,673               --      154,282,211
Small-Mid Cap                                              --       73,759,985               --       19,026,369
International Equity Select                                --       41,949,806               --        6,459,058
High Grade Bond                               $   848,601,319       48,793,845   $  776,895,882       33,371,703
American Growth *                                          --      250,881,566               --        1,807,921
American International *                                   --      175,200,589               --       26,274,087
American Growth-Income *                                   --      169,817,844               --        2,099,092
American Blue Chip Income and Growth *                     --      158,580,053               --          248,516

*For the period May 5, 2003 (commencement of operations) to December 31, 2003.

**For the period August 4, 2003 (commencement of operations) to December 31,
2003.

At December 31, 2003, tax basis net unrealized appreciation (depreciation) was equal to the aggregate gross unrealized appreciation for all securities in which there was an excess of market value over tax cost and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value as follows:

                                                                        TAX BASIS
                                                                      NET UNREALIZED      TAX BASIS        TAX BASIS
                                                                       APPRECIATION       UNREALIZED       UNREALIZED
                 PORTFOLIO                           TAX BASIS COST   (DEPRECIATION)     APPRECIATION     DEPRECIATION
                 ---------                           --------------   --------------    --------------   --------------
Science and Technology                               $  612,897,259   $   39,905,814    $  116,756,279   $   76,850,465
Pacific Rim Emerging Markets                             98,328,593        6,935,944        15,001,823        8,065,879
Health Sciences                                         138,272,590       18,438,986        27,218,367        8,779,381
Emerging Growth                                          11,223,177          640,409           821,991          181,582
Aggressive Growth                                       300,129,916       57,015,529        63,434,761        6,419,232
Emerging Small Company                                  470,874,563       77,425,087        98,240,749       20,815,662
Small Company Blend                                     235,449,286       22,677,953        36,392,486       13,714,533
Dynamic Growth                                          174,844,283       29,028,099        32,121,066        3,092,967
Mid Cap Stock                                           364,480,893       66,326,189        68,923,383        2,597,194
Natural Resources                                       143,280,468       39,255,276        39,299,944           44,668
All Cap Growth                                          538,754,765       97,590,298       107,897,730       10,307,432
Strategic Opportunities                                 560,467,623       72,663,925        83,846,109       11,182,184
Financial Services                                       77,210,767       12,731,243        14,676,934        1,945,691
International Stock                                     388,060,888       69,508,278        71,559,591        2,051,313
Overseas                                                447,181,808       67,076,302        86,736,333       19,660,031
International Small  Cap                                259,776,842       85,107,877        87,763,589        2,655,712
International Value                                     387,683,902       67,007,009        76,357,868        9,350,859
Quantitative Mid Cap                                    105,864,851       25,153,784        26,215,577        1,061,793
Mid Cap Core                                             47,201,966        5,959,809         6,078,875          119,066
Global Equity                                           402,116,379       19,026,020        24,889,532        5,863,512
Strategic Growth                                        247,266,939       25,222,897        31,506,614        6,283,717
Capital Appreciation                                    173,466,809       28,040,636        30,864,688        2,824,052
Quantitative All Cap                                      5,408,304          492,413           509,260           16,847
All Cap Core                                            255,782,475       26,694,793        35,741,907        9,047,114
Large Cap Growth                                        474,892,836       45,403,233        71,723,709       26,320,476
Quantitative Equity                                     269,142,937       20,715,497        29,108,094        8,392,597
Blue Chip Growth                                      1,456,290,079      138,241,644       234,194,779       95,953,135
U.S. Large Cap (formerly, U.S. Large Cap
Value)                                                  533,773,117       90,976,656       105,047,028       14,070,372
Strategic Value (formerly,  Capital
Opportunities)                                          130,565,230       16,305,278        17,731,731        1,426,453
Large Cap Value                                          16,608,551        1,275,448         1,315,295           39,847

 MANUFACTURERS INVESTMENT TRUST
 NOTES TO FINANCIAL STATEMENTS - CONTINUED

PURCHASES AND SALES OF SECURITIES, CONTINUED

                                                                        TAX BASIS
                                                                      NET UNREALIZED      TAX BASIS        TAX BASIS
                                                                       APPRECIATION       UNREALIZED       UNREALIZED
                 PORTFOLIO                           TAX BASIS COST   (DEPRECIATION)     APPRECIATION     DEPRECIATION
                 ---------                           --------------   --------------    --------------   --------------
Utilities                                            $   49,864,184   $    5,544,025    $    6,614,103   $    1,070,078
Real Estate Securities                                  494,002,269      125,776,462       125,776,603              141
Small Cap Opportunities                                  64,853,474       13,523,952        13,688,349          164,397
Small Company Value                                     499,842,484       88,770,102       101,306,756       12,536,654
Special Value                                            19,561,797        2,430,967         2,493,034           62,067
Mid Cap Value                                           424,996,903       68,035,646        77,553,563        9,517,917
Value                                                   248,666,755       51,771,400        52,732,081          960,681
All Cap Value                                           259,823,419       43,263,634        44,259,504          995,870
Equity Index                                             90,309,998       (8,385,531)       10,095,639       18,481,170
Fundamental Value                                       484,517,764       88,457,112        92,336,897        3,879,785
Growth & Income                                       1,492,784,843      207,122,695       282,924,007       75,801,312
Great Companies-America                                   2,832,917          268,774           289,720           20,946
Equity-Income                                         1,527,907,081      111,004,928       212,765,237      101,760,309
Income and Value                                        648,092,224       79,904,328        92,971,247       13,066,919
Balanced                                                146,920,606        9,038,439        11,278,388        2,239,949
Global Allocation (formerly, Tactical
Allocation)                                              74,463,543        8,402,210        10,387,046        1,984,836
High Yield                                              989,644,830       31,363,895        62,176,069       30,812,174
Strategic Bond                                          790,891,454       21,481,342        31,392,133        9,910,791
Global Bond                                             308,226,628       20,211,459        21,043,932          832,473
Diversified Bond                                        473,237,850       10,189,021        11,204,597        1,015,576
Investment Quality Bond                                 520,390,342       28,377,196        31,477,274        3,100,078
Total Return                                          1,841,081,801       18,936,110        23,348,390        4,412,280
Real Return Bond                                        581,070,088        2,441,124         3,571,483        1,130,359
U.S. Government Securities                            1,255,186,110        8,322,355         8,839,287          516,932
Small Cap Index                                         181,812,176       23,144,794        27,840,960        4,696,166
International Index                                     110,233,934       (1,351,977)       11,179,527       12,531,504
Mid Cap Index                                           182,832,212       20,252,768        29,631,140        9,378,372
Total Stock Market Index                                168,101,335        1,466,600        17,999,991       16,533,391
500 Index                                             1,192,879,728      (76,034,616)      115,543,260      191,577,876
Lifestyle Aggressive 1000                               418,262,864       67,447,996        87,421,569       19,973,573
Lifestyle Growth 820                                  1,637,859,671      237,867,509       293,676,072       55,808,563
Lifestyle Balanced 640                                1,842,338,085      228,675,269       264,295,072       35,619,803
Lifestyle Moderate 460                                  685,659,203       61,770,260        70,475,416        8,705,156
Lifestyle Conservative 280                              427,197,846       25,855,190        28,483,497        2,628,307
Small-Mid Cap                                           146,338,836       22,112,853        23,735,039        1,622,186
International Equity Select                             104,624,019       21,160,376        21,314,603          154,227
High Grade Bond                                         250,865,103       (1,014,036)          476,038        1,490,074
American Growth                                         249,390,380       23,779,663        23,779,663                -
American International                                  153,195,115       27,474,298        27,474,298                -
American Growth-Income                                  168,096,799       15,391,112        15,391,112                -
American Blue Chip Income and Growth                    158,356,283       23,727,477        23,727,477                -

5. INVESTMENT ADVISORY AGREEMENTS. The Trust has entered into an Investment Advisory Agreement with MSS (the "Adviser"). The Adviser is responsible for managing the corporate and business affairs of the Trust and for selecting and compensating subadvisers to handle the investment and reinvestment of the assets of each Portfolio of the Trust, subject to the supervision of the Trust's Board of Trustees. As compensation for its services, the Adviser receives an advisory fee from the Trust based on the average daily net assets of each Portfolio. Advisory fees charged to each Portfolio were as follows:

                                                             BETWEEN            BETWEEN           BETWEEN
                                                         $50 MILLION AND   $200 MILLION AND  $500 MILLION AND      EXCESS OVER
                 PORTFOLIO           FIRST $50 MILLION    $200 MILLION       $500 MILLION       $1 BILLION         $1 BILLION
                 ---------           -----------------   ---------------   ----------------  ----------------      -----------
Science & Technology                       0.950%             0.950%            0.950%             0.900%            0.900%
Pacific Rim Emerging Markets               0.700%             0.700%            0.700%             0.600%            0.600%
Health Sciences                            0.950%             0.950%            0.950%             0.900%            0.900%

 MANUFACTURERS INVESTMENT TRUST
 NOTES TO FINANCIAL STATEMENTS - CONTINUED

INVESTMENT ADVISORY AGREEMENTS, CONTINUED

                                                             BETWEEN            BETWEEN           BETWEEN
                                                         $50 MILLION AND   $200 MILLION AND  $500 MILLION AND      EXCESS OVER
                 PORTFOLIO           FIRST $50 MILLION    $200 MILLION       $500 MILLION       $1 BILLION         $1 BILLION
                 ---------           -----------------   ---------------   ----------------  ----------------      -----------
Emerging Growth                            0.700%             0.700%            0.700%             0.700%            0.700%
Aggressive Growth                          0.850%             0.850%            0.850%             0.800%            0.800%
Emerging Small Company                     0.900%             0.900%            0.900%             0.870%            0.850%
Small Company Blend                        0.900%             0.900%            0.900%             0.900%            0.900%
Dynamic Growth                             0.850%             0.850%            0.850%             0.800%            0.800%
Mid Cap Stock                              0.775%             0.775%            0.750%             0.725%            0.725%
Natural Resources                          0.950%             0.900%            0.900%             0.900%            0.900%
All Cap Growth                             0.800%             0.800%            0.800%             0.750%            0.750%
Strategic Opportunities                    0.700%             0.700%            0.700%             0.700%            0.700%
International Stock                        0.850%             0.850%            0.850%             0.800%            0.800%
Overseas                                   0.800%             0.800%            0.800%             0.800%            0.800%
International Small Cap                    0.950%             0.950%            0.850%             0.750%            0.750%
International Value                        0.850%             0.850%            0.750%             0.700%            0.700%
Quantitative Mid Cap                       0.650%             0.650%            0.550%             0.550%            0.550%
Global Equity                              0.750%             0.750%            0.750%             0.750%            0.700%
Quantitative All Cap                       0.650%             0.600%            0.600%             0.600%            0.600%
All Cap Core                               0.700%             0.700%            0.700%             0.650%            0.650%
Quantitative Equity                        0.600%             0.600%            0.600%             0.550%            0.500%
Blue Chip Growth                           0.725%             0.725%            0.725%             0.725%            0.700%
U.S. Large Cap                             0.725%             0.725%            0.725%             0.725%            0.700%
Special Value                              0.900%             0.900%            0.900%             0.850%            0.850%
Real Estate Securities                     0.600%             0.600%            0.600%             0.600%            0.600%
Small Cap Opportunities                    0.900%             0.900%            0.900%             0.850%            0.850%
Emerging Growth                            0.700%             0.700%            0.700%             0.700%            0.700%
Small Company Value                        0.900%             0.900%            0.900%             0.900%            0.900%
Quantitative All Cap                       0.650%             0.600%            0.600%             0.600%            0.600%
Mid Cap Value                              0.800%             0.800%            0.750%             0.725%            0.725%
Value                                      0.650%             0.650%            0.625%             0.550%            0.550%
Equity Index                               0.250%             0.250%            0.250%             0.250%            0.250%
Growth & Income                            0.600%             0.600%            0.600%             0.550%            0.500%
Great Companies-America                    0.750%             0.750%            0.750%             0.700%            0.700%
Equity-Income                              0.725%             0.725%            0.725%             0.725%            0.700%
Income & Value                             0.650%             0.650%            0.650%             0.650%            0.650%
Balanced                                   0.600%             0.550%            0.500%             0.500%            0.500%
Global Allocation                          0.750%             0.750%            0.750%             0.700%            0.700%
High Yield                                 0.625%             0.625%            0.625%             0.550%            0.550%
Strategic Bond                             0.625%             0.625%            0.625%             0.550%            0.550%
Global Bond                                0.600%             0.600%            0.600%             0.600%            0.600%
Diversified Bond                           0.600%             0.600%            0.600%             0.600%            0.600%
Investment Quality Bond                    0.500%             0.500%            0.500%             0.450%            0.450%
Total Return                               0.600%             0.600%            0.600%             0.600%            0.600%
Real Return Bond                           0.600%             0.600%            0.600%             0.600%            0.600%
U.S. Government Securities                 0.550%             0.550%            0.550%             0.450%            0.450%
Money Market                               0.350%             0.350%            0.350%             0.350%            0.350%
Small Cap Index                            0.375%             0.375%            0.375%             0.375%            0.375%
International Index                        0.400%             0.400%            0.400%             0.400%            0.400%
Mid Cap Index                              0.375%             0.375%            0.375%             0.375%            0.375%
Total Stock Market                         0.375%             0.375%            0.375%             0.375%            0.375%
500 Index                                  0.375%             0.375%            0.375%             0.375%            0.375%
Small-Mid Cap                              0.950%             0.950%            0.950%             0.950%            0.950%
Financial Services                         0.800%             0.750%            0.750%             0.700%            0.700%
Fundamental Value                          0.800%             0.750%            0.750%             0.700%            0.700%
International Equity Select                0.900%             0.900%            0.850%             0.800%            0.800%

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

INVESTMENT ADVISORY AGREEMENTS, CONTINUED

                                                 BETWEEN            BETWEEN            BETWEEN
                                             $300 MILLION AND   $600 MILLION AND   $900 MILLION AND    EXCESS OVER
      PORTFOLIO         FIRST $300 MILLION     $600 MILLION       $900 MILLION       $1.5 BILLION      $1.5 BILLION
--------------------    ------------------   ----------------   ----------------   ----------------    ------------
Strategic Growth              0.750%              0.725%             0.700%             0.675%            0.600%
Capital Appreciation          0.750%              0.700%             0.700%             0.700%            0.700%
Strategic Value               0.750%              0.725%             0.700%             0.675%            0.600%
Utilities                     0.750%              0.725%             0.700%             0.675%            0.600%

                                                 BETWEEN            BETWEEN             BETWEEN
                                             $10 MILLION AND    $50 MILLION AND     $200 MILLION AND   EXCESS OVER
      PORTFOLIO         FIRST $10 MILLION      $50 MILLION        $200 MILLION        $500 MILLION     $500 MILLION
--------------------    -----------------    ---------------    ---------------     ----------------   ------------
Mid Cap Core                  0.850%              0.800%             0.775%               0.750%           0.725%

                                                        BETWEEN            BETWEEN
                                                     $100 MILLION AND   $300 MILLION AND    EXCESS OVER
        PORTFOLIO              FIRST $100 MILLION      $300 MILLION       $500 MILLION      $500 MILLION
--------------------------     ------------------    ----------------   ----------------    ------------
Large Cap Value                      0.750%               0.750%             0.725%            0.700%
Lifestyle Aggressive 1000            0.075%               0.050%             0.050%            0.050%
Lifestyle Growth 820                 0.075%               0.050%             0.050%            0.050%
Lifestyle Balanced 640               0.075%               0.050%             0.050%            0.050%
Lifestyle Moderate 460               0.075%               0.050%             0.050%            0.050%
Lifestyle Conservative 280           0.075%               0.050%             0.050%            0.050%

                                           BETWEEN             BETWEEN
                                        $50 MILLION AND    $100 MILLION AND    EXCESS OVER
   PORTFOLIO       FIRST $50 MILLION     $100 MILLION        $250 MILLION      $250 MILLION
---------------    -----------------    ---------------    ----------------    ------------
High Grade Bond          0.600%              0.550%             0.500%            0.450%

                                           BETWEEN
                                        $250 MILLION AND   EXCESS OVER
   PORTFOLIO       FIRST $250 MILLION     $500 MILLION     $500 MILLION
---------------    ------------------   ----------------   ------------
All Cap Value            0.750%              0.700%           0.650%

                                          EXCESS OVER
    PORTFOLIO       FIRST $750 MILLION    $750 MILLION
----------------    ------------------    ------------
Large Cap Growth          0.750%             0.700%

In the case of the American Growth, American International, American Growth-Income and American Blue Chip Income and Growth, no advisory fees are charged. In the case of the Lifestyle Trusts and American Growth, American International, American Growth-Income and American Blue Chip Income and Growth, because the underlying portfolios have varied expense levels and the Lifestyle Trusts and American Growth, American International, American Growth-Income and American Blue Chip Income and Growth Trusts may own different proportions of the underlying portfolios at different times, the amount of fees and expenses incurred indirectly by the Portfolios will vary.

EXPENSE REIMBURSEMENT. Pursuant to the Advisory Agreement, the Adviser reimburses the Trust for expenses (excluding advisory fees, Rule 12b-1 fees, taxes, portfolio brokerage commissions, interest, litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business) incurred in excess, on an annualized basis, of 0.050% of the average annual net assets of International Index and 500 Index, 0.075% of the average daily net assets of Small Cap Index, Mid Cap Index and Total Stock Market Index, 0.10% of the average daily net assets of Small-Mid Cap and High Grade Bond, 0.15% of the average daily net assets of Equity Index and International Equity Select, 0.50% of the average daily net assets of Science & Technology, Health Sciences, Emerging Growth, Aggressive Growth, Emerging Small Company, Small Company Blend, Dynamic Growth, Mid Cap Stock, Natural Resources, All Cap Growth, Strategic Opportunities, Financial Services, Quantitative Mid Cap, Mid Cap Core, Strategic Growth, Capital Appreciation, Quantitative All Cap, All Cap Core, Large Cap Growth, Quantitative Equity, Blue Chip Growth, U.S. Large Cap, Strategic Value, Large Cap Value, Utilities, Real Estate Securities, Small Cap Opportunities, Small Company Value, Special Value, Mid Cap Value, Value, All Cap Value, Fundamental Value, Growth & Income, Great Companies-America, Equity Income, Income & Value, Balanced, Global Allocation, High Yield, Strategic Bond, Diversified Bond, Investment Quality Bond, Total Return, Real Return Bond, U.S. Government Securities, Money Market, and 0.75% of the average daily net assets of Pacific Rim Emerging Markets, International Stock, Overseas, International Small Cap, International Value, Global Equity and Global Bond.

In the case of the Lifestyle Trusts if total expenses of a Lifestyle Trust (absent reimbursement) exceed 0.075%, the Adviser will reduce the advisory fee or reimburse expenses of that Lifestyle Trust by an amount such that the total expenses of the Lifestyle Trust, equal 0.075%. If the total expenses of a Lifestyle Trust (absent reimbursement) are equal to or less than 0.075%, then no expenses will be reimbursed by the Adviser. (For purposes of the expense reimbursement, total expenses of a Lifestyle Trust include the advisory fee but exclude the expenses of the Underlying Portfolios, taxes, portfolio brokerage, interest, litigation, Rule 12b-1 fees and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business). In the case of the Series III shares, the Adviser voluntarily agreed to reimburse 100% of the class specific Blue Sky and Transfer Agent fees.

In addition, the Adviser voluntarily agreed to waive a portion of its advisory fee for Science & Technology, Health Sciences, International Value, Global Equity, Blue Chip Growth, and Equity-Income. Advisory fees waived for the year ended December 31, 2003, were $125,874, $29,353, $24,948, $11,883, $320,655, and
$323,191 for Science & Technology, Health Sciences, International Value, Global Equity, Blue Chip Growth, and Equity-Income, respectively.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

INVESTMENT ADVISORY AGREEMENTS, CONTINUED

These voluntary expense reimbursements may be terminated by the Adviser at any time upon notice to the Trust.

FUND ADMINISTRATION FEES. The Advisory Agreement requires the Trust to reimburse the Adviser for all expenses associated with providing the administrative, financial, accounting and recordkeeping services of the Trust including, the preparation of all tax returns, annual, semi-annual and periodic reports to shareholders and the preparation of all regulatory reports. Total expense incurred for the year ended December 31, 2003 was $3,152,757, of which $248,220 remains payable to the Adviser at December 31, 2003.

6. DISTRIBUTION PLANS. In accordance with Rule 12b-1 of the Investment Company Act of 1940, the Board of Trustees have approved Distribution Plans (the "Plans") for Series I, Series II and Series III. Series I shares of each portfolio (except Equity Index, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280) are subject to a Rule 12b-1 fee of up to 0.15% of Series I shares' average daily net assets. American Growth, American International, American Growth-Income, and American Blue Chip Income and Growth are subject to a 12b-1 fee of up to 0.35% of Series I shares' average daily net assets. Series II shares of each portfolio (except Equity Index, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460, Lifestyle Conservative 280, American Growth, American International, American Growth-Income, and American Blue Chip Income and Growth are subject to a Rule 12b-1 fee of up to 0.35% of Series II shares' average daily net assets. Series II shares of American Growth, American International, American Growth-Income, American Blue Chip Income and Growth are subject to a Rule 12b-1 fee of up to 0.50% of Series II shares' average daily net assets. Series III shares of each portfolio (except Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280) are subject to rule 12b-1 fee of up to .50% basis points of Series III shares' average daily net assets. Series III shares of Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280 are subject to Rule 12b-1 fee of up to .15% of Series III shares' average daily net assets. Rule 12b-1 fees are paid to the Trust's Distributor, MFS, for distribution services pursuant to the Plans. The distributor may use Rule 12b-1 fees for any expenses relating to the distribution of the shares of the class, for any expenses relating to shareholder or administrative services for holders of the shares of the class (or owners of contracts funded in insurance company separate accounts that invest in the shares of the class) and for the payment of service fees.

7. TRUSTEES' FEES. The Trust pays each Trustee who is not an employee of the Adviser or its affiliates a fee of $7,500 plus travel expenses for each Board of Trustees meeting attended. The Trust also pays each Trustee who is not an employee of the Adviser or its affiliates an annual retainer of $97,000. Total expense incurred for the year ended December 31, 2003 was $451,094 of which $100,393 remains payable at December 31, 2003.

8. COMMITMENTS. At December 31, 2003, Natural Resources, Strategic Opportunities, Overseas, International Small Cap, International Value, Global Equity, Large Cap Growth, Utilities, Global Allocation, Strategic Bond, Global Bond, Total Return, Real Return Bond and International Equity Select had entered into forward foreign currency contracts which contractually obligate the Portfolio to deliver currencies at future dates. Open purchases and sales contracts at December 31, 2003 were as follows:

                                                                                             NET UNREALIZED
                             CONTRACTS TO                       SETTLEMENT                   APPRECIATION/
                               DELIVER       IN EXCHANGE FOR       DATE          VALUE       (DEPRECIATION)
                             ------------    ---------------    ----------    -----------    ---------------
NATURAL RESOURCES TRUST
      PURCHASES
      Canadian Dollar        $    382,908            501,105     1/2/2004     $   387,747    $         4,839
      British Pound                28,027             15,809     1/2/2004          28,220                193
      South African Rand          141,976            955,213     1/6/2004         142,780                804
                             ------------                                     -----------    ---------------
                             $    552,911                                     $   558,747    $         5,836
                                                                                             ===============
STRATEGIC OPPORTUNITIES
      SALES
      Pound Sterling              167,590    $       297,146     1/2/2004     $   299,157   ($         2,011)
                                             ---------------                  -----------    ===============

OVERSEAS
     PURCHASES
     Euro                    $      1,295              1,037     1/2/2004     $     1,307    $            12
     Pound Sterling               115,814             65,319     1/2/2004         116,598                784
     Hong Kong Dollar              22,833            177,255     1/2/2004          22,831                 (2)
     Swiss Franc                   15,054             18,802     1/5/2004          15,196                142
     Pound Sterling               257,788            144,894     1/5/2004         258,643                855
     Hong Kong Dollar              53,656            416,506     1/5/2004          53,648                 (8)
     Swiss Franc                  173,125            215,276     1/6/2004         173,988                863
     Pound Sterling                46,327             25,956     1/6/2004          46,332                  5
     Japanese Yen               5,700,206        609,716,850     1/7/2004       5,691,108             (9,098)
                             ------------                                     -----------    ---------------
                             $  6,386,098                                     $ 6,379,651   ($         6,447)
                                                                                             ---------------
     SALES
     Euro                         164,077    $       206,212     1/5/2004     $   206,729   ($           517)
     Pound Sterling               386,437            687,530     1/5/2004         689,811             (2,281)
     Swiss Franc                  888,758            715,298     1/6/2004         718,304             (3,006)

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

COMMITMENTS, CONTINUED

                                                                                                    NET UNREALIZED
                                    CONTRACTS TO                       SETTLEMENT                    APPRECIATION/
                                      DELIVER       IN EXCHANGE FOR       DATE          VALUE       (DEPRECIATION)
                                   -------------    ---------------    ----------    -----------    --------------
OVERSEAS, CONTINUED
      Euro                               644,561    $      810,058       1/6/2004    $   812,114    $      (2,056)
      Pound Sterling                     238,600           425,870       1/6/2004        425,913              (43)
                                                    --------------                   -----------    -------------
                                                    $    2,844,968                   $ 2,852,871    $      (7,903)
                                                                                                    -------------
                                                                                                    $     (14,350)
                                                                                                    =============
INTERNATIONAL SMALL CAP
      PURCHASES
      Canadian Dollar              $      16,705            21,720       1/2/2004    $    16,807    $         102
      Canadian Dollar                     16,842            21,697       1/5/2004         16,789              (53)
                                   -------------                                     -----------    -------------
                                   $      33,547                                     $    33,596    $          49
                                                                                                    =============
INTERNATIONAL VALUE
      PURCHASES
      Danish Krone                 $      62,559           373,791       1/2/2004    $    63,245    $         686
      Euro                                12,006             9,605       1/2/2004         12,101               95
      Danish Krone                        21,617           128,622       1/5/2004         21,763              146
      Euro                                 8,456             6,735       1/5/2004          8,486               30
      Danish Krone                        21,728           128,737       1/6/2004         21,782               54
                                   -------------                                     -----------    -------------
                                   $     126,366                                     $   127,377    $       1,011
                                                                                                    -------------
      SALES
      Mexican Peso                       233,465    $       20,762       1/2/2004    $    20,777    $         (15)
                                                    --------------                   -----------    -------------
                                                                                                    $         996
                                                                                                    =============
GLOBAL EQUITY
      PURCHASES
      Euro                         $   7,701,794         6,134,444       1/5/2004    $ 7,729,095    $      27,301
      British Pound                      470,550           264,354       1/5/2004        471,885            1,335
      Hong Kong Dollar                 1,848,416        14,349,257       1/5/2004      1,848,238             (178)
      Euro                             2,218,020         1,761,562       1/6/2004      2,219,481            1,461
      British Pound                      117,575            65,648       1/6/2004        117,185             (390)
      Singapore Dollar                 1,759,200         2,987,650       1/6/2004      1,759,200                -
      Euro                               331,417           263,972       1/7/2004        332,591            1,174
      Australian Dollar                2,527,600         3,560,000      3/17/2004      2,655,913          128,313
                                   -------------                                     -----------    -------------
                                   $  16,974,572                                     $17,133,588    $     159,016
      SALES
      Australian Dollar                3,560,000    $    2,520,462      3/17/2004    $ 2,655,913    $    (135,451)
                                                    --------------                   -----------    -------------
                                                                                                    $      23,565
                                                                                                    =============
LARGE CAP GROWTH
      PURCHASES
      Euro                         $     426,147           343,889       1/2/2004    $   433,283    $       7,136
                                   -------------                                     -----------    =============
UTILITIES
      PURCHASES
      Euro                         $      34,499            27,501       1/5/2004    $    34,651    $         152
      Pound Sterling                      16,268             9,149       1/5/2004         16,331               63
      Euro                                27,273            21,677       1/6/2004         27,312               39
      Pound Sterling                       9,621             5,395       1/6/2004          9,630                9
                                   -------------                                     -----------    -------------
                                   $      87,661                                     $    87,924    $         263
                                                                                                    =============

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

COMMITMENTS, CONTINUED

                                                                                                    NET UNREALIZED
                                    CONTRACTS TO                       SETTLEMENT                    APPRECIATION/
                                      DELIVER       IN EXCHANGE FOR       DATE          VALUE       (DEPRECIATION)
                                   -------------    ---------------    ----------    -----------    --------------
UTILITIES, CONTINUED
      SALES
      Euro                               107,862    $       134,202      1/2/2004    $   135,900          ($1,698)
      Euro                                35,386             44,190      1/5/2004         44,585             (395)
                                                    ---------------                  -----------    -------------
                                                    $       178,392                  $   180,485          ($2,093)
                                                                                                    -------------
                                                                                                          ($1,830)
                                                                                                    =============
GLOBAL ALLOCATION
      PURCHASES
      Swedish Krona                $      17,241            125,000      1/2/2004    $    17,378     $        137
      Japanese Yen                        20,580          2,200,000      1/6/2004         20,535              (45)
      Euro                             1,628,703          1,340,000     6/17/2004      1,680,806           52,103
      Japanese Yen                     2,479,109        267,000,000     6/17/2004      2,505,854           26,745
      Singapore Dollar                   905,850          1,550,000     6/17/2004        914,239            8,389
                                   -------------                                     -----------    -------------
                                   $   5,051,483                                     $ 5,138,812     $     87,329
                                                                                                    -------------
      SALES
      British Pound                    2,450,000    $     4,210,962     6/17/2004    $ 4,314,647        ($103,685)
      Swedish Krona                    5,900,000            796,910     6/17/2004        814,160          (17,250)
                                                    ---------------                  -----------    -------------
                                                    $     5,007,872                  $ 5,128,807        ($120,935)
                                                                                                    -------------
                                                                                                         ($33,606)
                                                                                                    =============
STRATEGIC BOND
      PURCHASES
      Euro                         $  21,215,617         17,690,000     2/25/2004    $22,254,628     $  1,039,011
                                   -------------                                     -----------    -------------

      SALES
      Euro                            53,273,510    $     64,031,88     2/25/2004    $67,019,906      ($2,988,021)
                                                    ---------------                  -----------    -------------
                                                                                                      ($1,949,010)
                                                                                                    =============
GLOBAL BOND
      PURCHASES
      Euro Currency                $  22,288,233         18,475,000      1/7/2004    $23,272,921     $    984,688
      Hong Kong Dollar                   619,762          4,810,000      1/8/2004        619,690              (72)
      Japanese Yen                    65,158,732      7,022,014,000     1/15/2004     65,575,126          416,394
      Canadian Dollar                  2,267,379          2,966,000     1/23/2004      2,292,562           25,183
      Pound Sterling                   3,575,335          2,070,000     1/23/2004      3,688,379          113,044
      Danish Krone                     2,663,290         16,355,000      3/9/2004      2,761,713           98,423
                                   -------------                                     -----------    -------------
                                   $  96,572,731                                     $98,210,391     $  1,637,660
                                                                                                    -------------
      SALES
      Euro                             2,725,000    $     3,331,095      1/7/2004    $ 3,432,677        ($101,582)
      Australian Dollar                2,084,000          1,484,068      2/5/2004      1,562,491          (78,423)
      Swedish Krona                    3,671,000            495,645      3/9/2004        508,694          (13,049)
      Australian Dollar                2,956,000          2,096,100     3/22/2004      2,203,940         (107,840)
                                                    ---------------                  -----------    -------------
                                                    $     7,406,908                  $ 7,707,802        ($300,894)
                                                                                                    -------------
                                                                                                     $  1,336,766
                                                                                                    =============
TOTAL RETURN
      PURCHASES
      Japanese Yen                 $   3,375,992        363,834,000     1/15/2004    $ 3,397,667     $     21,675
                                   -------------                                     -----------    -------------

      SALES
      Euro                             2,156,000    $     2,598,133      1/7/2004    $ 2,715,909        ($117,776)
                                                    ---------------                  -----------    -------------
                                                                                                         ($96,101)
                                                                                                    =============
REAL RETURN BOND
      SALES
      Euro                             1,600,000          $1,971,376     1/7/2004    $ 2,015,530         ($44,154)
                                                    ----------------                 -----------    =============

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

COMMITMENTS, CONTINUED

                                                                                                    NET UNREALIZED
                                    CONTRACTS TO                       SETTLEMENT                    APPRECIATION/
                                      DELIVER       IN EXCHANGE FOR       DATE          VALUE       (DEPRECIATION)
                                   -------------    ---------------    ----------    -----------    --------------
INTERNATIONAL EQUITY SELECT
      PURCHASES
      Euro                         $     279,524            223,261      1/5/2004    $   281,299    $       1,775
      Pound Sterling                     552,210            310,230      1/5/2004        553,776            1,566
      Swiss Franc                        407,746            506,014      1/6/2004        408,966            1,220
                                   -------------                                     -----------    -------------
                                   $   1,239,480                                       1,244,041    $       4,561
                                                                                                    =============

9. FOREIGN SECURITIES. Investing in securities of foreign companies and foreign governments involves special risks and consideration not typically associated with investing in securities of domestic companies and the United States Government. These risks include revaluation of currencies and future adverse political and economic developments. Moreover, securities of foreign companies and foreign governments and their markets may be less liquid and their prices more volatile than those of the United States.

10. LINE OF CREDIT. All Portfolios with the exception of US Government, Money Market, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460, Lifestyle Conservative 280, American Growth, American International, American Growth-Income, and American Blue Chip Income and Growth have entered into an agreement which enables them to participate in a $100 million unsecured committed line of credit with State Street Corporation. Borrowings will be made solely to temporarily finance the repurchase of capital shares. Interest is charged to each participating Portfolio based on its borrowings at a rate per annum equal to the Federal Funds rate plus 0.50%. In addition, a commitment fee of 0.09% per annum, payable at the end of each calendar quarter, based on the average daily-unused portion of the line of credit is charged to each participating portfolio on a prorated basis based on average net assets. For the year ended December 31, 2003, there were no borrowings on the line of credit.

11. GUARANTEES AND IMDEMNIFICATIONS. Under the Trust's organizational documents, its officers and trustees are indemnified against certain liability arising out of the performance of their duties to the Trust. Additionally, in the normal course of business, the Trust enters into contracts with service providers that contain general indemnification clauses. The Trust's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred. However, based on experience, the Trust expects the risk of loss to be remote.

12. FEDERAL INCOME TAX INFORMATION. Because federal income tax regulations may differ from generally accepted accounting principles, income and capital gain distributions determined in accordance with tax regulations may differ from net investment income and realized gains recognized for financial reporting purposes. Accordingly, the composition of net assets for tax purposes differs from amounts reflected in the accompanying financial statements. These differences are primarily due to differing treatment for futures and options transactions, foreign currency transactions, paydowns, market discount on debt securities, losses deferred with respect to wash sales, investments in passive foreign investment companies and excise tax regulations.

The tax character of distributions paid (with the exception of Money Market) during 2003 was as follows:

                                                                       LONG TERM      TAX
                                                                        CAPITAL    RETURN OF        TOTAL
PORTFOLIO                                            ORDINARY INCOME     GAINS      CAPITAL     DISTRIBUTIONS
-------------------------------------------------    ---------------   ---------   ---------    -------------
Pacific Rim Emerging Markets                         $        92,281          --          --    $      92,281
Emerging Growth                                              347,297          --          --          347,297
Financial Services                                           121,346          --          --          121,346
International Stock                                        1,637,973          --          --        1,637,973
Overseas                                                   1,832,814          --          --        1,832,814
International Value                                        3,129,097          --          --        3,129,097
Global Equity                                              3,373,458          --          --        3,373,458
Quantitative All Cap                                         151,320          --          --          151,320
Large Cap Growth                                           1,206,747          --          --        1,206,747
Quantitative Equity                                        1,699,756          --          --        1,699,756
Blue Chip Growth                                             658,231          --          --          658,231
U.S. Large Cap (formerly, U.S. Large Cap Value)            2,176,684          --          --        2,176,684
Strategic Value (formerly, Capital Opportunities)             14,868          --          --           14,868
Large Cap Value                                              233,203          --          --          233,203
Utilities                                                    435,175          --          --          435,175
Real Estate Securities                                    11,173,118          --          --       11,173,118
Small Company Value                                        1,733,142   $ 474,277          --        2,207,419
Mid Cap Value                                              1,631,327          --          --        1,631,327
Value                                                      3,123,000          --          --        3,123,000
All Cap Value                                                 46,123          --          --           46,123
Equity Index                                               1,083,167          --          --        1,083,167
Fundamental Value                                          1,160,779          --          --        1,160,779

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

FEDERAL INCOME TAX INFORMATION, CONTINUED

                                                                        LONG TERM        TAX
                                                                         CAPITAL      RETURN OF       TOTAL
PORTFOLIO                                            ORDINARY INCOME      GAINS        CAPITAL     DISTRIBUTIONS
-------------------------------------------------    ---------------   -----------   -----------    -------------
Growth & Income                                      $    15,127,333            --            --   $  15,127,333
Great Companies-America                                        1,801            --            --           1,801
Equity-Income                                             19,682,259   $23,262,726            --      42,944,985
Income & Value                                            10,193,021            --            --      10,193,021
Balanced                                                   3,594,017            --            --       3,594,017
Global Allocation (formerly, Tactical Allocation)            312,601            --            --         312,601
High Yield                                                27,672,782            --            --      27,672,782
Strategic Bond                                            24,018,282            --            --      24,018,282
Global Bond                                                8,686,002            --            --       8,686,002
Diversified Bond                                          17,790,707            --            --      17,790,707
Investment Quality Bond                                   27,043,098            --            --      27,043,098
Total Return                                              75,199,549    14,433,806            --      89,633,355
U.S. Government Securities                                29,140,408            --            --      29,140,408
International Index                                        1,267,733            --            --       1,267,733
500 Index                                                  7,726,669            --            --       7,726,669
Lifestyle Aggressive 1000                                    645,465            --   $   456,848       1,102,313
Lifestyle Growth 820                                      10,856,371            --     2,247,970      13,104,341
Lifestyle Balanced 640                                    26,112,217            --     4,475,488      30,587,705
Lifestyle Moderate 460                                    13,312,366            --     1,746,715      15,059,081
Lifestyle Conservative 280                                13,808,515            --            --      13,808,515
High Grade Bond                                               44,076            --            --          44,076

The tax character of distributions paid (with the exception of Money Market) during 2002 was as follows:

                                                                        LONG TERM        TAX
                                                                         CAPITAL      RETURN OF        TOTAL
PORTFOLIO                                            ORDINARY INCOME      GAINS        CAPITAL      DISTRIBUTIONS
-------------------------------------------------    ---------------   -----------   -----------    -------------
Pacific Rim Emerging Markets                         $        67,949            --            --   $      67,949
Health Sciences                                              155,128            --            --         155,128
Small Company Blend                                          330,218            --            --         330,218
Financial Services                                               777            --            --             777
International Stock                                        1,144,916            --            --       1,144,916
Overseas                                                   2,262,088            --            --       2,262,088
International Value                                        1,856,047            --            --       1,856,047
Global Equity                                              6,111,578            --            --       6,111,578
Large Cap Growth                                           1,467,443            --            --       1,467,443
Quantitative Equity                                        1,077,631            --            --       1,077,631
U.S. Large Cap Value                                       1,472,309            --            --       1,472,309
Utilities                                                      1,033            --            --           1,033
Real Estate Securities                                     8,237,956            --            --       8,237,956
Small Company Value                                          897,097   $ 1,228,154            --       2,125,251
Value                                                      2,730,137     4,307,635            --       7,037,772
All Cap Value                                                    845            --            --             845
Equity Index                                               1,019,444            --            --       1,019,444
Fundamental Value                                            152,780            --            --         152,780
Growth & Income                                           12,307,222    74,936,045            --      87,243,267
Equity-Income                                             18,021,008    29,751,648            --      47,772,656
Income & Value                                            10,545,302            --            --      10,545,302
Balanced                                                   3,966,825            --            --       3,966,825
Tactical Allocation                                            1,617            --            --           1,617
High Yield                                                29,238,979            --            --      29,238,979
Strategic Bond                                            22,248,254            --            --      22,248,254
Diversified Bond                                          13,630,432            --            --      13,630,432

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

FEDERAL INCOME TAX INFORMATION, CONTINUED

                                                              LONG TERM     TAX RETURN
PORTFOLIO                                 ORDINARY INCOME   CAPITAL GAINS   OF CAPITAL   TOTAL DISTRIBUTIONS
---------                                 ---------------   -------------   ----------   -------------------
Investment Quality Bond                     $22,928,748               --            --      $22,928,748
Total Return                                 42,172,422       $2,532,874            --       44,705,296
U.S. Government Securities                   23,900,322               --            --       23,900,322
Small Cap Index                                 603,721               --            --          603,721
International Index                             781,194               --            --          781,194
Mid Cap Index                                   517,015               --            --          517,015
Total Stock Market Index                        651,863               --            --          651,863
500 Index                                        16,495               --            --           16,495
Lifestyle Aggressive 1000                       696,647               --    $  811,986        1,508,633
Lifestyle Growth 820                         11,870,382               --     4,635,393       16,505,775
Lifestyle Balanced 640                       24,874,616               --     3,150,408       28,025,024
Lifestyle Moderate 460                        9,644,174               --       420,635       10,064,809
Lifestyle Conservative 280                    6,521,724               --       285,303        6,807,027
Small-Mid Cap                                         4               --            --                4
High Grade Bond                                 538,391           11,551            --          549,942

The tax-basis components of distributable earnings at December 31, 2003 were as follows:

                                                                                               UNREALIZED
                                                          UNDISTRIBUTED    UNDISTRIBUTED      APPRECIATION      CAPITAL LOSS
PORTFOLIO                                                ORDINARY INCOME   REALIZED GAIN     (DEPRECIATION)     CARRYFORWARDS
---------                                                ---------------   -------------     --------------     -------------
Science & Technology                                               --           --             $33,039,383    ($1,039,092,835)
Pacific Rim Emerging Markets                                 $445,965           --               6,729,590        (13,337,724)
Health Sciences                                                    --           --              19,055,143         (3,178,289)
Emerging Growth                                               258,695           --                 640,409                 --
Aggressive Growth                                                  --           --              57,025,226       (156,260,958)
Emerging Small Company                                             --           --              77,425,108        (82,980,604)
Small Company Blend                                                --           --              22,677,960        (45,501,732)
Dynamic Growth                                                     --           --              29,028,099       (178,557,216)
Mid Cap Stock                                                      --           --              66,326,189        (29,805,538)
Natural Resources                                           5,059,384           --              39,249,430                 --
All Cap Growth                                                     --           --              97,591,774       (292,693,467)
Strategic Opportunities                                       472,827           --              72,666,371       (672,048,353)
Financial Services                                            327,050           --              12,732,995         (1,965,499)
International Stock                                         3,486,712           --              69,751,722       (115,855,485)
Overseas                                                    1,826,653           --              67,076,302       (164,995,000)
International Small Cap                                       437,810           --              85,166,331       (124,250,578)
International Value                                         5,842,163           --              67,036,224        (29,491,275)
Quantitative Mid Cap                                               --           --              25,153,784        (38,337,849)
Mid Cap Core                                                  553,655           --               5,959,809                 --
Global Equity                                               6,517,012           --              18,970,957        (93,189,593)
Strategic Growth                                                   --           --              25,222,897        (17,061,480)
Capital Appreciation                                               --           --              28,040,636        (17,550,083)
Quantitative All Cap                                          168,177         $  3                 492,413                 --
All Cap Core (formerly Growth)                              1,210,378           --              26,694,793       (329,046,685)
Large Cap Growth                                            1,289,315           --              45,397,435       (218,346,080)
Quantitative Equity                                         2,066,036           --              20,715,497       (234,485,944)
Blue Chip Growth                                            1,620,528           --             138,241,644       (197,223,958)
U.S. Large Cap (formerly, U.S. Large Cap Value)             1,829,753           --              90,969,891        (86,585,268)
Strategic Value (formerly, Capital Opportunities)             583,696           --              16,305,278         (6,233,080)
Large Cap Value                                               208,849           --               1,275,448                 --
Utilities                                                     610,003           --               5,547,003         (3,668,057)
Real Estate Securities                                     17,512,180           --             125,776.462         (1,226,789)

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

FEDERAL INCOME TAX INFORMATION, CONTINUED

                                                                                          UNREALIZED
                                                    UNDISTRIBUTED       UNDISTRIBUTED    APPRECIATION       CAPITAL LOSS
PORTFOLIO                                          ORDINARY INCOME      REALIZED GAIN   (DEPRECIATION)      CARRYFORWARDS
---------                                          ---------------      -------------   --------------      -------------
Small Cap Opportunities                            $    832,206         $   574,108     $ 13,523,970                   --
Small Company Value                                     894,470           7,193,665       88,770,102                   --
Special Value                                           383,853               5,812        2,430,967                   --
Mid Cap Value                                         2,523,735                  --       68,035,646          ($5,592,245)
Value                                                 1,751,830                  --       51,771,400          (47,521,185)
All Cap Value                                           910,435                  --       43,263,634           (3,147,848)
Equity Index                                          1,026,275                  --       (8,385,531)          (4,584,805)
Fundamental Value                                     2,975,638                  --       88,457,333           (6,477,202)
Growth & Income                                      13,682,519                  --      207,122,695         (123,068,673)
Great Companies-America                                     555                  --          268,774                   --
Equity-Income                                        29,698,612          12,028,804      110,808,159                   --
Income & Value                                        8,256,938                  --       79,711,537          (60,099,871)
Balanced                                              2,950,669                  --        9,038,439          (65,165,289)
Global Allocation (formerly, Tactical Allocation)       926,293                  --        8,383,053          (25,683,232)
High Yield                                           51,597,667                  --       31,074,518         (106,363,507)
Strategic Bond                                       25,363,709                  --       21,052,640          (20,974,270)
Global Bond                                          22,853,383                  --       18,356,509             (203,643)
Diversified Bond                                     15,484,128                  --        9,409,706             (732,385)
Investment Quality Bond                              28,339,779                  --       26,698,772          (17,243,508)
Total Return                                         58,630,721           3,445,706       17,500,343                   --
Real Return Bond                                      7,190,733                  --        2,575,781                   --
U.S. Government Securities                           21,422,575           2,079,697        7,507,840                   --
Small Cap Index                                         608,272                  --       23,144,187           (2,952,346)
International Index                                      35,854                  --       (1,248,155)          (4,855,363)
Mid Cap Index                                           758,800             265,612       20,252,768                   --
Total Stock Market Index                              1,108,452                  --        1,464,948           (2,675,535)
500 Index                                            10,528,836                  --      (76,034,580)         (37,238,026)
Lifestyle Aggressive 1000                                    --                  --       67,447,996          (45,920,397)
Lifestyle Growth 820                                         --                  --      237,867,509         (146,607,666)
Lifestyle Balanced 640                                       --                  --      228,675,269         (108,319,176)
Lifestyle Moderate 460                                       --                  --       61,770,260          (14,629,248)
Lifestyle Conservative 280                            2,010,344             555,598       25,855,190                   --
Small-Mid Cap                                            99,190                  --       22,112,853                   --
International Equity Select                           1,163,097               4,204       21,158,091                   --
High Grade Bond                                       4,038,766                  --       (1,027,194)            (209,576)
American Growth                                         135,259                  --       23,779,663                   --
American International                                5,778,979                  --       27,474,298                   --
American Growth-Income                                1,437,400                  --       15,391,112                   --
American Blue Chip Income and Growth                         --                  --       23,727,477                   --

13. CAPITAL LOSS CARRYFORWARDS. At December 31, 2003, capital loss carryforwards available to offset future realized gains were approximately:

                                                                          EXPIRATION YEAR
PORTFOLIO                           2006                 2007            2008            2009            2010             2011
---------                       ------------          ----------     ------------    ------------    ------------      -----------
Science & Technology                       -               -         $  1,220,000    $696,724,000    $246,102,000     $95,047,000
Pacific Rim Emerging Markets    $    599,000               -                    -       7,852,000       3,319,000       1,568,000
Health Sciences                            -               -                    -               -       3,178,000               -
Aggressive Growth                    572,000               -            4,331,000      93,743,000      53,458,000       4,157,000
Emerging Small Company                     -               -                    -      24,979,000      46,305,000      11,697,000
Small Company Blend                        -               -                    -      19,321,000      17,910,000       8,271,000
Dynamic Growth                             -               -              507,000      107,100,00       67380,000       3,570,000

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED

FEDERAL INCOME TAX INFORMATION, CONTINUED

                                                                                EXPIRATION YEAR
PORTFOLIO                                          2006         2007           2008           2009            2010          2011
---------                                        --------   ------------   ------------   ------------   ------------  ------------
Mid Cap Stock                                        -                 -              -   $  8,404,000   $ 21,402,000             -
All Cap Growth                                       -                 -              -    178,151,000     80,357,000  $ 34,185,000
Strategic Opportunities                              -                 -              -    331,753,000    340,295,000             -
Financial Services                                   -                 -              -        135,000        168,000     1,662,000
International Stock                                  -                 -              -     19,465,000     96,033,000       357,000
Overseas                                             -                 -              -     88,227,000     64,288,000    12,480,000
International Small Cap                              -                 -   $ 39,940,000     67,800,000     16,510,000             -
International Value                                  -                 -              -      8,907,000     20,274,000       310,000
Quantitative Mid Cap                                 -                 -              -     17,005,000     21,333,000             -
Global Equity                                        -                 -              -     22,593,000     70,597,000             -
Strategic Growth                                     -                 -              -      1,510,000     15,551,000             -
Capital Appreciation                                 -                 -              -      3,270,000     11,304,000     2,976,000
All Cap Core                                         -                 -      2,584,000    189,385,000    137,078,000             -
Large Cap Growth                                     -                 -              -     86,225,000    115,233,000    16,888,000
Quantitative Equity                                  -                 -              -    128,938,000     77,934,000    27,614,000
Blue Chip Growth                                     -                 -              -     65,883,000     89,012,000    42,329,000
U.S. Large Cap (formerly, U.S. Large Cap Value)      -                 -              -      2,397,000     50,498,000    33,690,000
Strategic Value (formerly, Capital Opportunities)    -                 -              -              -      6,233,000             -
Utilities                                            -                 -              -              -      3,668,000             -
Real Estate Securities                               -                 -      1,227,000              -              -             -
Mid Cap Value                                        -                 -              -        471,000      3,526,000     1,595,000
Value                                                -                 -              -              -     25,115,000    22,406,000
All Cap Value                                        -                 -              -        277,000        671,000     2,200,000
Equity Index                                         -                 -              -        424,000      4,082,000        79,000
Fundamental Value                                    -                 -              -        265,000      5,001,000     1,211,000
Growth & Income                                      -                 -              -              -     80,781,000    42,288,000
Income & Value                                       -                 -              -      2,211,000     28,324,000    29,565,000
Balanced                                             -                 -      5,432,000     35,067,000     17,568,000     7,098,000
Global Allocation (formerly, Tactical Allocation)    -                 -              -              -      4,894,000    20,789,000
High Yield                                           -      $  2,607,000      5,017,000      6,052,000     73,499,000    19,189,000
Strategic Bond                                       -        10,735,000      3,587,000      1,478,000      5,174,000             -
Global Bond                                          -           204,000              -              -              -             -
Diversified Bond                                     -                 -              -              -        732,000             -
Investment Quality Bond                              -         1,148,000      6,097,000      2,482,000      7,517,000             -
Small Cap Index                                      -                 -              -              -      2,952,000             -
International Index                                  -                 -              -         50,000      4,805,000             -
Total Stock Market Index                             -                 -              -              -      2,676,000             -
500 Index                                            -                 -        374,000      5,746,000     31,116,000         2,000
Lifestyle Aggressive 1000                            -                 -              -      6,453,000     29,278,000    10,189,000
Lifestyle Growth 820                                 -                 -              -     15,153,000    110,546,000    20,909,000
Lifestyle Balanced 640                               -                 -              -              -    101,809,000     6,510,000
Lifestyle Moderate 460                               -                 -              -              -     14,629,000             -
High Grade Bond                                      -                 -              -              -              -       210,000

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

TRUSTEES AND OFFICERS INFORMATION. The Trustees of the Trust, together with information as to their principal occupations during the past five years, are listed below. Each Trustee oversees all Trust portfolios. (Currently, there are 76 portfolios).

                                    DISINTERESTED TRUSTEES

                          POSITION WITH                           PRINCIPAL OCCUPATION
NAME, ADDRESS AND AGE       THE TRUST                             DURING PAST FIVE YEARS
---------------------     -------------                           ----------------------
Don B. Allen                Trustee               Senior Lecturer, William E. Simon Graduate School of
73 Tremont Street                                 Business Administration, University of Rochester (Retired 2000).
Boston, MA  02108         (since 1985)
Age: 75

Charles L. Bardelis         Trustee               President and Executive Officer, Island Commuter Corp.
73 Tremont Street                                 (Marine Transport).
Boston, MA  02108         (since 1988)
Age: 62

Samuel Hoar                 Trustee               Senior Mediator, Arbitrator, Regional Manager, JAMS, LLC,
73 Tremont Street                                 August 1999 to date; Senior Mediator, Arbitrator, Regional
Boston, MA  02108         (since 1989)            Director of Professional Services, J.A.M.S./Endispute,
Age: 76                                           Inc., June 1994 to August 1999.

F. David Rolwing             Trustee              Former Chairman, President and CEO, Montgomery Mutual
73 Tremont Street                                 Insurance Company, 1991 to 1999.(Retired 1999).
Boston, MA  02108         (since 1997*)
Age: 69

* Prior to 1997, Mr. Rolwing was a Trustee of Manulife Series Fund, Inc., which merged into the Trust on December 31, 1996.

          TRUSTEES AFFILIATED WITH THE TRUST AND OFFICERS OF THE TRUST

                          POSITION WITH                           PRINCIPAL OCCUPATION
NAME, ADDRESS AND AGE       THE TRUST                             DURING PAST FIVE YEARS
---------------------     -------------                           ------------------------
John D. Richardson #      Chairman of the         Retired; Former Senior Executive Vice President, Office of  the
200 Bloor Street East     Board of Trustees       President, Manulife Financial, February 2000 to March 2002
Toronto, Ontario, Canada                          (Retired, March 2002); Executive Vice President and General
M4W 1E5                     (since 1997**)        Manager, U.S. Operations, Manulife Financial, January 1995 to
                                                  January 2000. Director of BNS Split Corp, a publicly traded
Age: 66                                           company on the Toronto Stock Exchange.


John D. DesPrez III #         Trustee             Chairman and President, The Manufacturers Life Insurance
73 Tremont Street                                 Company (U.S.A.), Executive Vice President, U.S. Operations,
Boston, MA  02108           (since 2000)          Manulife Financial
Age: 47

James D. Gallagher            President           Executive Vice President, The Manufacturers Life Insurance
73 Tremont Street                                 Company (U.S.A.), January 1996 to present; President, The
Boston, MA  02108           (since 2001)          Manufacturers Life Insurance Company of New York, August
Age: 49                                           1999 to present; Vice President, Secretary and General
                                                  Counsel, The Manufacturers Life Insurance Company of North America,
                                                  June 1994 to date.

Gordon M. Shone           Vice President and      Senior Vice President, The Manufacturers Life Insurance
73 Tremont Street          Chief Financial        Company (U.S.A.), January 2001 to present.  Vice President,
Boston, MA  02108               Officer           The Manufacturers Life Insurance Company (U.S.A.), August
Age: 47                                           1998 to December 2000.
                            (since 2003)

** Prior to 1997, Mr. Richardson was a Trustee of Manulife Series Fund, Inc., which merged into the Trust on December 31, 1996.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

TRUSTEES AFFILIATED WITH THE TRUST AND OFFICERS OF THE TRUST, CONTINUED

                          POSITION WITH                           PRINCIPAL OCCUPATION
NAME, ADDRESS AND AGE       THE TRUST                             DURING PAST FIVE YEARS
---------------------     -------------                           ----------------------
John R. Ostler              Treasurer             Senior Vice President and Chief Financial Officer, U.S. Operations, The
200 Bloor Street East                             Manufacturers Life Insurance Company, October 1, 2000 to present; Vice President
Toronto, Ontario, Canada   (since 2000)           and Corporate Actuary, The Manufacturers Life Insurance Company, March 1998 to
M4W 1E5                                           September 2000; Vice President & CFO U.S. Individual Insurance, The
Age: 51                                           Manufacturers Life Insurance Company, 1992 to March 1998; Vice President, U.S.
                                                  Insurance Products, The Manufacturers Life Insurance Company, 1990 - 1992;
                                                  Assistant Vice President & Pricing Actuary, U.S. Insurance, The Manufactures
                                                  Life Insurance Company, 1988-1990.

Andrew Corselli             Secretary             Vice President and Senior Counsel, U.S. Operations Law
73 Tremont Street                                 Department, Manulife Financial, March 2001 to present; The
Boston, MA 02108           (since 2002)           Prudential Insurance Company of America, Assistant General
Age: 57                                           Counsel & Chief of Litigation, June 1988 to June 2000.

# Trustee who is an "interested person," as defined in the 1940 Act, due to his position with Manulife Financial Corporation (or its affiliates), the ultimate controlling parent of the investment adviser.

Because the Trust does not hold regular annual shareholders meetings, each Trustee holds office for an indefinite term until his successor is duly elected and qualified or until he dies, retires, resigns, is removed or becomes disqualified. None of the Trustees is a director of other complexes except as noted above.

The Statement of Additional Information, a separate document with supplemental information not contained in the Prospectus, includes additional information on the Board of Trustees and can be obtained without charge by calling 1-800-344-1029 or on the Securities and Exchange Commission ("SEC") Internet site at http://www.sec.gov.

PROXY VOTING POLICY. From time to time, mutual funds are required to vote proxies related to the securities held by the Portfolios. Each of the Manufacturers Investment Trust Portfolios vote proxies according to the Trust's proxy voting policies and procedures approved by the Board of Trustees. A description of the Trust's proxy voting policies and procedures are available without charge, upon request, by calling 1-800-344-1029 or on the SEC Internet website at http://www.sec.gov.